EXECUTION COPY





                       RESIDENTIAL ACCREDIT LOANS, INC.,

                                   Company,

                       RESIDENTIAL FUNDING CORPORATION,

                               Master Servicer,

                                      and

                            BANKERS TRUST COMPANY,

                                    Trustee




                        POOLING AND SERVICING AGREEMENT

                         Dated as of February 1, 1998



                Mortgage Asset-Backed Pass-Through Certificates

                                Series 1998-QS2



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NY1-254294.5

                               TABLE OF CONTENTS
                                                                          Page

                                   ARTICLE I

                                  DEFINITIONS

      Section 1.01.     Definitions........................................  3
                    Accrued Certificate Interest...........................  3
                    Addendum and Assignment Agreement......................  4
                    Additional Collateral..................................  4
                    Additional Collateral Loan.............................  4
                    Adjusted Mortgage Rate.................................  4
                    Advance................................................  4
                    Affiliate..............................................  4
                    Agreement..............................................  5
                    Amount Held for Future Distribution....................  5
                    Appraised Value........................................  5
                    Assignment.............................................  5
                    Assignment Agreement...................................  5
                    Assignment of Proprietary Lease........................  6
                    Available Distribution Amount..........................  6
                    Bankruptcy Amount......................................  6
                    Bankruptcy Code........................................  7
                    Bankruptcy Loss........................................  7
                    Book-Entry Certificate.................................  7
                    Business Day...........................................  7
                    Buydown Funds..........................................  8
                    Buydown Mortgage Loan..................................  8
                    Cash Liquidation.......................................  8
                    Certificate............................................  8
                    Certificate Account....................................  8
                    Certificate Account Deposit Date.......................  8
                    Certificateholder or Holder............................  8
                    Certificate Owner......................................  9
                    Certificate Principal Balance..........................  9
                    Certificate Register and Certificate
                    Registrar.............................................. 10
                    Class.................................................. 10
                    Class A Certificate.................................... 10
                    Class A-8 Collection Shortfall......................... 10
                    Class A-8 Principal Distribution Amount................ 10
                    Class A-9 Certificates................................. 10
                    Class A-9 Notional Amount.............................. 11
                    Class A-9 Subclass Notional Amount..................... 11
                    Class B Certificate.................................... 11
                    Class B Percentage..................................... 11
                    Class B-1 Percentage................................... 11
                    Class B-1 Prepayment Distribution Trigger.............. 11
                    Class B-2 Percentage................................... 11
                    Class B-2 Prepayment Distribution Trigger.............. 11
                    Class B-3 Percentage................................... 12
                    Class B-3 Prepayment Distribution Trigger.............. 12
                    Class M Certificate.................................... 12


NY1-254294.5
                                   i

                                                                          Page

                    Class M Percentage..................................... 12
                    Class M-1 Percentage................................... 12
                    Class M-2 Percentage................................... 12
                    Class M-2 Prepayment Distribution Trigger.............. 13
                    Class M-3 Percentage................................... 13
                    Class M-3 Prepayment Distribution Trigger.............. 13
                    Class R Certificate.................................... 13
                    Class R-I Certificate.................................. 13
                    Class R-II Certificate................................. 13
                    Closing Date........................................... 13
                    Code................................................... 13
                    Compensating Interest.................................. 13
                    Cooperative............................................ 14
                    Cooperative Apartment.................................. 14
                    Cooperative Lease...................................... 14
                    Cooperative Loans...................................... 14
                    Cooperative Stock...................................... 14
                    Cooperative Stock Certificate.......................... 14
                    Corporate Trust Office................................. 14
                    Credit Support Depletion Date.......................... 15
                    Curtailment............................................ 15
                    Custodial Account...................................... 15
                    Custodial Agreement.................................... 15
                    Custodian.............................................. 15
                    Cut-off Date........................................... 15
                    Cut-off Date Principal Balance......................... 15
                    Debt Service Reduction................................. 15
                    Deficient Valuation.................................... 15
                    Definitive Certificate................................. 15
                    Deleted Mortgage Loan.................................. 16
                    Depository............................................. 16
                    Depository Participant................................. 16
                    Destroyed Mortgage Note................................ 16
                    Determination Date..................................... 16
                    Discount Fraction...................................... 16
                    Discount Mortgage Loan................................. 16
                    Disqualified Organization.............................. 16
                    Distribution Date...................................... 17
                    Due Date............................................... 17
                    Due Period............................................. 17
                    Eligible Account....................................... 17
                    Eligible Funds......................................... 18
                    Event of Default....................................... 18
                    Excess Bankruptcy Loss................................. 18
                    Excess Fraud Loss...................................... 18
                    Excess Special Hazard Loss............................. 18
                    Excess Subordinate Principal Amount.................... 18
                    Extraordinary Events................................... 18
                    Extraordinary Losses................................... 19
                    FASIT.................................................. 19
                    FDIC................................................... 19
                    FHLMC.................................................. 19


NY1-254294.5
                                   ii

                                                                          Page

                    Final Distribution Date................................ 20
                    FITCH IBCA............................................. 20
                    FNMA................................................... 20
                    Foreclosure Profits.................................... 20
                    Fraud Loss Amount...................................... 20
                    Fraud Losses........................................... 21
                    Independent............................................ 21
                    Initial Certificate Principal Balance.................. 21
                    Initial Class A-9 Notional Amount...................... 21
                    Initial Monthly Payment Fund........................... 21
                    Insurance Proceeds..................................... 21
                    Insurer................................................ 22
                    Interest Accrual Period................................ 22
                    International Borrower................................. 22
                    Late Collections....................................... 22
                    LIBOR.................................................. 22
                    LIBOR Business Day..................................... 22
                    LIBOR Rate Adjustment Date............................. 22
                    Liquidation Proceeds................................... 22
                    Loan-to-Value Ratio.................................... 22
                    Lockout Distribution Percentage........................ 23
                    Maturity Date.......................................... 23
                    MLCC................................................... 23
                    Modified Mortgage Loan................................. 23
                    Modified Net Mortgage Rate............................. 23
                    Monthly Payment........................................ 23
                    Moody's................................................ 23
                    Mortgage............................................... 24
                    Mortgage 100SM Loan.................................... 24
                    Mortgage File.......................................... 24
                    Mortgage Loan Schedule................................. 24
                    Mortgage Loans......................................... 25
                    Mortgage Note.......................................... 25
                    Mortgage Rate.......................................... 25
                    Mortgaged Property..................................... 25
                    Mortgagor.............................................. 25
                    Net Mortgage Rate...................................... 25
                    Non-Discount Mortgage Loan............................. 25
                    Non-Primary Residence Loans............................ 25
                    Non-United States Person............................... 25
                    Nonrecoverable Advance................................. 26
                    Nonsubserviced Mortgage Loan........................... 26
                    Officers' Certificate.................................. 26
                    Opinion of Counsel..................................... 26
                    Outstanding Mortgage Loan.............................. 26
                    Ownership Interest..................................... 26
                    Parent PowerSM Loan.................................... 26
                    Pass-Through Rate...................................... 27
                    Paying Agent........................................... 27
                    Percentage Interest.................................... 27
                    Permitted Investments.................................. 28
                    Permitted Transferee................................... 29


NY1-254294.5
                                  iii

                                                                          Page

                    Person................................................. 29
                    Pledged Asset Mortgage Servicing Agreement............. 29
                    Pool Stated Principal Balance.......................... 30
                    Pool Strip Rate........................................ 30
                    Prepayment Assumption.................................. 30
                    Prepayment Distribution Percentage..................... 30
                    Prepayment Distribution Trigger........................ 31
                    Prepayment Interest Shortfall.......................... 32
                    Prepayment Period...................................... 32
                    Primary Insurance Policy............................... 32
                    Principal Prepayment................................... 32
                    Principal Prepayment in Full........................... 32
                    Program Guide.......................................... 32
                    Purchase Price......................................... 32
                    Qualified Substitute Mortgage Loan..................... 33
                    Rating Agency.......................................... 33
                    Realized Loss.......................................... 34
                    Record Date............................................ 35
                    Regular Certificate.................................... 35
                    REMIC.................................................. 35
                    REMIC Administrator.................................... 35
                    REMIC I................................................ 35
                    REMIC I Certificates................................... 35
                    REMIC II............................................... 35
                    REMIC II Certificates.................................. 36
                    REMIC Provisions....................................... 36
                    REO Acquisition........................................ 36
                    REO Disposition........................................ 36
                    REO Imputed Interest................................... 36
                    REO Proceeds........................................... 36
                    REO Property........................................... 36
                    Request for Release.................................... 36
                    Required Insurance Policy.............................. 36
                    Required Surety Payment................................ 37
                    Residential Funding.................................... 37
                    Responsible Officer.................................... 37
                    Schedule of Discount Fractions......................... 37
                    Security Agreement..................................... 37
                    Seller................................................. 37
                    Seller's Agreement..................................... 37
                    Senior Accelerated Distribution Percentage............. 37
                    Senior Percentage...................................... 39
                    Senior Principal Distribution Amount................... 39
                    Servicing Accounts..................................... 39
                    Servicing Advances..................................... 39
                    Servicing Fee.......................................... 39
                    Servicing Modification................................. 39
                    Servicing Officer...................................... 40
                    Special Hazard Amount.................................. 40
                    Special Hazard Loss.................................... 41
                    Standard & Poor's...................................... 41
                    Stated Principal Balance............................... 41


NY1-254294.5
                                   iv

                                                                          Page

                    Subordinate Percentage................................. 41
                    Subordinate Principal Distribution Amount.............. 41
                    Subserviced Mortgage Loan.............................. 42
                    Subservicer............................................ 42
                    Subservicer Advance.................................... 42
                    Subservicing Account................................... 42
                    Subservicing Agreement................................. 42
                    Subservicing Fee....................................... 42
                    Surety................................................. 43
                    Surety Bond............................................ 43
                    Tax Returns............................................ 43
                    Transfer............................................... 43
                    Transferee............................................. 43
                    Transferor............................................. 43
                    Trust Fund............................................. 43
                    Uncertificated Accrued Interest........................ 43
                    Uncertificated Pass-Through Rate....................... 44
                    Uncertificated Principal Balance....................... 44
                    Uncertificated REMIC I Regular Interest V.............. 44
                    Uncertificated REMIC I Regular Interest W.............. 45
                    Uncertificated REMIC I Regular Interest X.............. 45
                    Uncertificated REMIC I Regular Interest Y.............. 45
                    Uncertificated REMIC I Regular Interest Z.............. 45
                    Uncertificated REMIC I Regular Interests............... 45
                    Uncertificated REMIC I Regular Interest V
                    Distribution Amount.................................... 45
                    Uncertificated REMIC I Regular Interest W
                    Distribution Amount.................................... 46
                    Uncertificated REMIC I Regular Interest X
                    Distribution Amount.................................... 46
                    Uncertificated REMIC I Regular Interest Y
                    Distribution Amount.................................... 46
                    Uncertificated REMIC I Regular Interests Z
                    Distribution Amount.................................... 46
                    Uncertificated REMIC I Regular Interest
                    Distribution Amounts................................... 46
                    Uncertificated REMIC II Regular Interests.............. 46
                    Uncertificated REMIC II Regular Interests
                    Distribution Amount.................................... 46
                    Uniform Single Attestation Program for
                    Mortgage Bankers....................................... 47
                    Uninsured Cause........................................ 47
                    United States Person................................... 47
                    Voting Rights.......................................... 47

Section 1.02.       Determination of LIBOR.



NY1-254294.5
                                   v

                                                                          Page


                                  ARTICLE II

                         CONVEYANCE OF MORTGAGE LOANS;
                       ORIGINAL ISSUANCE OF CERTIFICATES

      Section 2.01.     Conveyance of Mortgage Loans....................... 49
      Section 2.02.     Acceptance by Trustee.............................. 55
      Section 2.03.     Representations, Warranties and
                        Covenants of the Master Servicer and the
                        Company............................................ 56
      Section 2.04.     Representations and Warranties
                        of Sellers......................................... 61
      Section 2.05.     Issuance of Certificates Evidencing
                        Interests in REMIC I Certificates.................. 64
      Section 2.06.     Conveyance of Uncertificated REMIC I and
                        REMIC II Regular Interests; Acceptance
                        by the Trustee..................................... 64
      Section 2.07.     Issuance of Certificates Evidencing
                        Interest in REMIC II............................... 65

                                  ARTICLE III

                         ADMINISTRATION AND SERVICING
                               OF MORTGAGE LOANS

      Section 3.01.     Master Servicer to Act as Servicer................. 66
      Section 3.02.     Subservicing Agreements Between Master
                        Servicer and Subservicers; Enforcement
                        of Subservicers' and Sellers'
                        Obligations........................................ 67
      Section 3.03.     Successor Subservicers............................. 68
      Section 3.04.     Liability of the Master Servicer................... 69
      Section 3.05.     No Contractual Relationship Between
                        Subservicer and Trustee or
                        Certificateholders................................. 69
      Section 3.06.     Assumption or Termination of
                        Subservicing Agreements by Trustee................. 70
      Section 3.07.     Collection of Certain Mortgage Loan
                        Payments; Deposits to Custodial Account............ 70
      Section 3.08.     Subservicing Accounts; Servicing
                        Accounts........................................... 73
      Section 3.09.     Access to Certain Documentation and
                        Information Regarding the Mortgage
                        Loans.............................................. 75
      Section 3.10.     Permitted Withdrawals from the
                        Custodial Account.................................. 75
      Section 3.11.     Maintenance of the Primary Insurance
                        Policies; Collections Thereunder................... 77
      Section 3.12.     Maintenance of Fire Insurance and
                        Omissions and Fidelity Coverage.................... 79


NY1-254294.5
                                   vi

                                                                          Page

      Section 3.13.     Enforcement of Due-on-Sale Clauses;
                        Assumption and Modification Agreements;
                        Certain Assignments................................ 80
      Section 3.14.     Realization Upon Defaulted Mortgage
                        Loans.............................................. 83
      Section 3.15.     Trustee to Cooperate;
                        Release of Mortgage Files.......................... 87
      Section 3.16.     Servicing and Other Compensation;
                        Compensating Interest.............................. 88
      Section 3.17.     Reports to the Trustee and the Company............. 89
      Section 3.18.     Annual Statement as to Compliance.................. 90
      Section 3.19.     Annual Independent Public Accountants'
                        Servicing Report................................... 90
      Section 3.20.     Rights of the Company in Respect
                        of the Master Servicer............................. 91
      Section 3.21.     Administration of Buydown Funds.................... 91

                                  ARTICLE IV

                        PAYMENTS TO CERTIFICATEHOLDERS

      Section 4.01.     Certificate Account................................ 93
      Section 4.02.     Distributions...................................... 93
      Section 4.03.     Statements to Certificateholders...................103
      Section 4.04.     Distribution of Reports to the
                        Trustee and the Company; Advances
                        by the Master Servicer.............................106
      Section 4.05.     Allocation of Realized Losses......................108
      Section 4.06.     Reports of Foreclosures and Abandonment
                        of Mortgaged Property..............................109
      Section 4.07.     Optional Purchase of Defaulted Mortgage
                        Loans..............................................110
      Section 4.08.     Surety Bond........................................110
      Section 4.09.     Distributions on the Uncertificated
                        REMIC I and REMIC II Regular Interests.............111

                                   ARTICLE V

                               THE CERTIFICATES

      Section 5.01.     The Certificates...................................114
      Section 5.02.     Registration of Transfer and Exchange of
                        Certificates.......................................117
      Section 5.03.     Mutilated, Destroyed, Lost or Stolen
                        Certificates.......................................122
      Section 5.04.     Persons Deemed Owners..............................123
      Section 5.05.     Appointment of Paying Agent........................123
      Section 5.06.     Optional Purchase of Certificates..................123


NY1-254294.5
                                  vii

                                                                          Page


                                  ARTICLE VI

                      THE COMPANY AND THE MASTER SERVICER

      Section 6.01.     Respective Liabilities of the Company
                        and the Master Servicer............................126
      Section 6.02.     Merger or Consolidation of the
                        Company or the Master Servicer;
                        Assignment of Rights and Delegation
                        of Duties by Master Servicer.......................126
      Section 6.03.     Limitation on Liability of the Company,
                        the Master Servicer and Others.....................127
      Section 6.04.     Company and Master
                        Servicer Not to Resign.............................128

                                  ARTICLE VII

                                    DEFAULT

      Section 7.01.     Events of Default..................................129
      Section 7.02.     Trustee or Company to Act; Appointment
                        of Successor.......................................131
      Section 7.03.     Notification to Certificateholders.................132
      Section 7.04.     Waiver of Events of Default........................132

                                 ARTICLE VIII

                            CONCERNING THE TRUSTEE

      Section 8.01.     Duties of Trustee..................................134
      Section 8.02.     Certain Matters Affecting the Trustee..............136
      Section 8.03.     Trustee Not Liable for Certificates or
                        Mortgage Loans.....................................138
      Section 8.04.     Trustee May Own Certificates.......................138
      Section 8.05.     Master Servicer to Pay Trustee's Fees
                        and Expenses; Indemnification......................138
      Section 8.06.     Eligibility Requirements for Trustee...............139
      Section 8.07.     Resignation and Removal of the Trustee.............140
      Section 8.08.     Successor Trustee..................................141
      Section 8.09.     Merger or Consolidation of Trustee.................141
      Section 8.10.     Appointment of Co-Trustee or Separate
                        Trustee............................................142
      Section 8.11.     Appointment of Custodians..........................143
      Section 8.12.     Appointment of Office or Agency....................143


NY1-254294.5
                                  viii

                                                                          Page


                                  ARTICLE IX

                                  TERMINATION

      Section 9.01.     Termination Upon Purchase by the Master
                        Servicer or the Company or
                        Liquidation of All Mortgage Loans..................144
      Section 9.02.     Termination of REMIC II............................147
      Section 9.03.     Additional Termination Requirements................147

                                   ARTICLE X

                               REMIC PROVISIONS

      Section 10.01.    REMIC Administration...............................149
      Section 10.02.    Master Servicer, REMIC Administrator and
                        Trustee Indemnification............................153

                                  ARTICLE XI

                           MISCELLANEOUS PROVISIONS

      Section 11.01.    Amendment..........................................155
      Section 11.02.    Recordation of Agreement; Counterparts.............158
      Section 11.03.    Limitation on Rights
                        of Certificateholders..............................158
      Section 11.04.    Governing Law......................................159
      Section 11.05.    Notices............................................159
      Section 11.06.    Notices to Rating Agency...........................160
      Section 11.07.    Severability of Provisions.........................161
      Section 11.08.    Supplemental Provisions
                        for Resecuritization...............................161



NY1-254294.5
                                      ix

                                   EXHIBITS

Exhibit A:          Form of Class A Certificate
Exhibit B:          Form of Class M Certificate
Exhibit C:          Form of Class B Certificate
Exhibit D:          Form of Class R Certificate
Exhibit E:          Form of Custodial Agreement
Exhibit F:          Mortgage Loan Schedule
Exhibit G:          Form of Seller/Servicer Contract
Exhibit H:          Forms of Request for Release
Exhibit I-1:        Form of Transfer Affidavit and Agreement
Exhibit I-2:        Form of Transferor Certificate
Exhibit J-1:        Form of Investor Representation Letter
Exhibit J-2:        Form of ERISA Representation Letter
Exhibit K:          Form of Transferor Representation Letter
Exhibit L:          Form of Rule 144A Investment Representation
                    Letter
Exhibit M:          Text of Amendment to Pooling and Servicing
                    Agreement Pursuant to Section 11.01(e) for a
                    Limited Guaranty
Exhibit N:          Form of Limited Guaranty
Exhibit O:          Form of Lender Certification for Assignment of
                    Mortgage Loan
Exhibit P:          Schedule of Discount Fractions
Exhibit Q:          Request for Exchange Form


NY1-254294.5
                                      x

      This is a Pooling and Servicing Agreement, dated as of February 1, 1998, among RESIDENTIAL ACCREDIT LOANS, INC., as the company (together with its permitted successors and assigns, the "Company"), RESIDENTIAL FUNDING CORPORATION, as master servicer (together with its permitted successors and assigns, the "Master Servicer"), and BANKERS TRUST COMPANY, as Trustee (together with its permitted successors and assigns, the "Trustee").

                            PRELIMINARY STATEMENT:

      The Company intends to sell mortgage pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Mortgage Loans (as defined herein). As provided herein, the Master Servicer will make an election to treat the entire segregated pool of assets described in the definition of REMIC I (as defined herein), and subject to this Agreement (including the Mortgage Loans but excluding the Initial Monthly Payment Fund), as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes and such segregated pool of assets will be designated as "REMIC I." The Uncertificated REMIC I Regular Interests will be "regular interests" in REMIC I and the Class R-I Certificates will be the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions (as defined herein) under the federal income tax law. A segregated pool of assets consisting of the Uncertificated REMIC I Regular Interests will be designated as "REMIC II," and the Master Servicer will make a separate REMIC election with respect thereto. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates and the Uncertificated REMIC II Regular Interests (as defined herein), the rights in and to which will be represented by the Class A-9 Certificates, will be "regular interests" in REMIC II, and the Class R-II Certificates will be the sole class of "residual interests" therein for purposes of the REMIC Provisions (as defined herein) under federal income tax law.


NY1-254294.5

      The following table sets forth the designation, type, Pass-Through Rate, aggregate Initial Certificate Principal Balance, Maturity Date, initial ratings and certain features for each Class of Certificates comprising the interests in the Trust Fund created hereunder.




                             Aggregate Initia
                              Certificate
             Pass-Through       Principal                              Maturity                Fitch
Designation      Rate           Balance      l     Features              Date         S&P       IBCA
-----------     ------         ---------           --------             ------       -----     -----

Class A-1        6.75%       $20,000,000.00         Senior          February 25, 2028 AAA       AAA
Class A-2        6.50%       $158,282,400.00        Senior          February 25, 2028 AAA       AAA
Class A-3        6.75%       $82,584,000.00         Senior          February 25, 2028 AAA       AAA
Class A-4   Adjustable Rate  $38,888,850.00         Senior          February 25, 2028 AAA       AAA
Class A-5   Adjustable Rate  $            0.0Interest Only/Senior   February 25, 2028 AAAr      AAA
Class A-6   Adjustable Rate  $13,504,750.00         Senior          February 25, 2028 AAA       AAA
Class A-7        7.00%       $86,753,900.00     Lockout/Senior      February 25, 2028 AAA       AAA
Class A-8        0.00%          $138,732.69  Principal Only/Senior  February 25, 2028 AAAr      AAA
Class A-9      Variable      $            0.0Interest Only/Variable February 25, 2028 AAAr      AAA
                 Rate                            Strip/Senior
Class R-I        7.00%       $         100.00   Residual/Senior     February 25, 2028 AAA       AAA
Class R-II       7.00%       $         100.00   Residual/Senior     February 25, 2028 AAA       AAA
Class M-1        7.00%       $17,350,800.00        Mezzanine        February 25, 2028 N/A       AA
Class M-2        7.00%        $5,422,000.00        Mezzanine        February 25, 2028 N/A        A
Class M-3        7.00%        $5,422,000.00        Mezzanine        February 25, 2028 N/A       BBB
Class B-1        7.00%        $2,385,700.00       Subordinate       February 25, 2028 N/A       BB
Class B-2        7.00%        $1,084,400.00       Subordinate       February 25, 2028 N/A        B
Class B-3        7.00%        $1,952,351.82       Subordinate       February 25, 2028 N/A       N/A





NY1-254294.5
                                      2

      The Mortgage Loans have an aggregate Cut-off Date Principal Balance equal to $433,770,084.51. The Mortgage Loans are fixed-rate first lien mortgage loans having terms to maturity at origination or modification of not more than 30 years.

      In consideration of the mutual agreements herein contained, the Company, the Master Servicer and the Trustee agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

      Section 1.01.     Definitions.

      Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

      Accrued Certificate Interest: With respect to each Distribution Date, as to any Class A Certificate (other than the Interest Only and Class A-8 Certificates), any Class M Certificate, any Class B Certificate or any Class R Certificate, interest accrued during the related Interest Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance thereof immediately prior to such Distribution Date. With respect to each Distribution Date, as to the Interest Only Certificates, interest accrued during the related Interest Accrual Period at the related Pass-Through Rate on the related Notional Amount thereof. With respect to each Distribution Date, as to any Subclass of Class A-9 Certificates, interest accrued during the related Interest Accrual Period at the related Pass-Through Rate on the Subclass Notional Amount. Accrued Certificate Interest will be calculated on the basis of a 360-day year, consisting of twelve 30-day months. In each case Accrued Certificate Interest on any Class of Certificates will be reduced by the amount of (i) Prepayment Interest Shortfalls (to the extent not offset by the Master Servicer with a payment of Compensating Interest as provided in Section 4.01), (ii) the interest portion (adjusted to the Net Mortgage Rate (or the Modified Net Mortgage Rate in the case of a Modified Mortgage Loan)) of Realized Losses (including Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses) not allocated solely to one or more specific Classes of Certificates pursuant to Section 4.05, (iii) the interest portion of Advances previously made with respect to a Mortgage Loan or REO Property which remained unreimbursed following the Cash Liquidation or REO Disposition of such Mortgage Loan or REO Property that were made with respect to delinquencies that were ultimately determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy


NY1-254294.5
                                      3

Losses or Extraordinary Losses and (iv) any other interest shortfalls not covered by the subordination provided by the Class M Certificates and Class B Certificates, including interest that is not collectible from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations as in effect from time to time, with all such reductions allocated among all of the Certificates in proportion to their respective amounts of Accrued Certificate Interest payable on such Distribution Date which would have resulted absent such reductions. Any portion of the reductions described in the immediately preceding sentence that are allocated to the Class A-9 Certificates shall be allocated among the Subclasses thereof, if any, in proportion to their respective amounts of Accrued Certificate Interest payable on such Distribution Date which would have resulted absent such reductions. In addition to that portion of the reductions described in the second preceding sentence that are allocated to any Class of Class B Certificates or any Class of Class M Certificates, Accrued Certificate Interest on such Class of Class B Certificates or such Class of Class M Certificates will be reduced by the interest portion (adjusted to the Net Mortgage Rate) of Realized Losses that are allocated solely to such Class of Class B Certificates or such Class of Class M Certificates pursuant to Section 4.05.

      Addendum and Assignment Agreement:  The Addendum and
Assignment Agreement, dated as of January 31, 1995, between MLCC and the Master Servicer.

      Additional Collateral: With respect to any Mortgage 100SM Loan, the marketable securities held from time to time as security for the repayment of such Mortgage 100SM Loan and any related collateral. With respect to any Parent PowerSM Loan, the third-party guarantee for such Parent PowerSM Loan, together with (i) any marketable securities held from time to time as security for the performance of such guarantee and any related collateral or (ii) any mortgaged property securing the performance of such guarantee, the related home equity line of credit loan and any related collateral.

      Additional Collateral Loan: Each Mortgage Loan that is supported by Additional Collateral.

      Adjusted Mortgage Rate: With respect to any Mortgage Loan and any date of determination, the Mortgage Rate borne by the related Mortgage Note, less the rate at which the related Subservicing Fee accrues.

      Advance: As to any Mortgage Loan, any advance made by the Master Servicer, pursuant to Section 4.04.

      Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such


NY1-254294.5
                                      4
first Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      Agreement: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

      Amount Held for Future Distribution: As to any Distribution Date, the total of the amounts held in the Custodial Account at the close of business on the preceding Determination Date on account of (i) Liquidation Proceeds, Insurance Proceeds, Principal Prepayments, Mortgage Loan purchases made pursuant to Section 2.02, 2.03, 2.04 or 4.07 and Mortgage Loan substitutions made pursuant to Section 2.03 or 2.04 received or made in the month of such Distribution Date (other than such Liquidation Proceeds, Insurance Proceeds and purchases of Mortgage Loans that the Master Servicer has deemed to have been received in the preceding month in accordance with Section 3.07(b)) and (ii) payments which represent early receipt of scheduled payments of principal and interest due on a date or dates subsequent to the related Due Date.

      Appraised Value: As to any Mortgaged Property, the lesser of (i) the appraised value of such Mortgaged Property based upon the appraisal made at the time of the origination of the related Mortgage Loan, and (ii) the sales price of the Mortgaged Property at such time of origination, except in the case of a Mortgaged Property securing a refinanced or modified Mortgage Loan as to which it is either the appraised value determined above or the appraised value determined in an appraisal at the time of refinancing or modification, as the case may be.

      Assignment: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage Loan to the Trustee for the benefit of Certificateholders, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law and accompanied by an Opinion of Counsel to that effect.

      Assignment Agreement:  The Assignment and Assumption
Agreement, dated February 26, 1998, between Residential Funding and the Company relating to the transfer and assignment of the Mortgage Loans.



NY1-254294.5
                                      5

      Assignment of Proprietary Lease: With respect to a Cooperative Loan, the assignment of the related Cooperative Lease from the Mortgagor to the originator of the Cooperative Loan.

      Available Distribution Amount: As to any Distribution Date, an amount equal to (a) the sum of (i) the amount on deposit in the Custodial Account as of the close of business on the immediately preceding Determination Date and amounts deposited in the Custodial Account in connection with the substitution of Qualified Substitute Mortgage Loans, (ii) the amount of any Advance made on the immediately preceding Certificate Account Deposit Date, (iii) any amount deposited in the Certificate Account on the related Certificate Account Deposit Date pursuant to the second paragraph of Section 3.12(a), (iv) any amount deposited in the Certificate Account pursuant to Section 4.07, (v) any amount that the Master Servicer is not permitted to withdraw from the Custodial Account or the Certificate Account pursuant to Section 3.16(e) and (vi) any amount received by the Trustee pursuant to the Surety Bond in respect of such Distribution Date, reduced by (b) the sum as of the close of business on the immediately preceding Determination Date of (w) aggregate Foreclosure Profits,
(x) the Amount Held for Future Distribution, and (y) amounts permitted to be withdrawn by the Master Servicer from the Custodial Account in respect of the Mortgage Loans pursuant to clauses (ii)-(x), inclusive, of Section 3.10(a).

      Bankruptcy Amount: As of any date of determination prior to the first anniversary of the Cut-off Date, an amount equal to the excess, if any, of (A) $234,815 over (B) the aggregate amount of Bankruptcy Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05. As of any date of determination on or after the first anniversary of the Cut-off Date, an amount equal to the excess, if any, of (1) the lesser of (a) the Bankruptcy Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-off Date coinciding with or preceding such date of determination (or, if such date of determination is an anniversary of the Cut-off Date, the Business Day immediately preceding such date of determination) (for purposes of this definition, the "Relevant Anniversary") and (b) the greater of

              (A) the greater of (i) 0.0006 times the aggregate principal balance of all the Mortgage Loans in the Mortgage Pool as of the Relevant Anniversary having a Loan-to-Value Ratio at origination which exceeds 75% and (ii) $100,000; and (B) the greater of (i) the product of (x) an amount equal to the largest difference in the related Monthly Payment for any Non-Primary Residence Loan remaining in the Mortgage Pool (other than Additional Collateral Loans) which had an original Loan-to-Value Ratio of 80% or greater that would result if the Net Mortgage Rate thereof was equal to


NY1-254294.5
                                      6
      the weighted average (based on the principal balance of the Mortgage Loans as of the Relevant Anniversary) of the Net Mortgage Rates of all Mortgage Loans as of the Relevant Anniversary less 1.25% per annum, (y) a number equal to the weighted average remaining term to maturity, in months, of all Non-Primary Residence Loans remaining in the Mortgage Pool as of the Relevant Anniversary, and (z) one plus the quotient of the number of all Non-Primary Residence Loans remaining in the Mortgage Pool divided by the total number of Outstanding Mortgage Loans in the Mortgage Pool as of the Relevant Anniversary, and (ii) $50,000,

over (2) the aggregate amount of Bankruptcy Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the Relevant Anniversary.

      The Bankruptcy Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

      Bankruptcy Code:  The Bankruptcy Code of 1978, as amended.

      Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that neither a Deficient Valuation nor a Debt Service Reduction shall be deemed a Bankruptcy Loss hereunder so long as the Master Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage
Loan are being advanced on a current basis by the Master Servicer or a Subservicer, in either case without giving effect to any Debt Service Reduction.

      Book-Entry Certificate: Any Certificate registered in the name of the Depository or its nominee.

      Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York, the State of Michigan, the State of California or the State of Illinois (and such other state or states in which the Custodial Account or the Certificate Account are at the time


NY1-254294.5
                                      7
located) are required or authorized by law or executive order to be closed.

      Buydown Funds: Any amount contributed by the seller of a Mortgaged Property, the Company or other source in order to enable the Mortgagor to reduce the payments required to be made from the Mortgagor's funds in the early years of a Mortgage Loan. Buydown Funds are not part of the Trust Fund prior to deposit into the Custodial or Certificate Account.

      Buydown Mortgage Loan: Any Mortgage Loan as to which a specified amount of interest is paid out of related Buydown Funds in accordance with a related buydown agreement.

      Cash Liquidation: As to any defaulted Mortgage Loan other than a Mortgage Loan as to which an REO Acquisition occurred, a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the Master Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

      Certificate:  Any Class A Certificate, Class M Certificate,
Class B Certificate or Class R Certificate.

      Certificate Account: The separate account or accounts created and maintained pursuant to Section 4.01, which shall be entitled "Bankers Trust Company, as trustee, in trust for the registered holders of Residential Accredit Loans, Inc., Mortgage Asset-Backed Pass-Through Certificates, Series 1998-QS2" and which must be an Eligible Account.

      Certificate Account Deposit Date:  As to any Distribution
Date, the Business Day prior thereto.

      Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that neither a Disqualified
Organization nor a Non-United States Person shall be a holder of a Class R Certificate for purposes hereof and, solely for the purpose of giving any consent or direction pursuant to this Agreement, any Certificate, other than a Class R Certificate, registered in the name of the Company, the Master Servicer or any Subservicer or any Affiliate thereof shall be deemed not to be outstanding and the Percentage Interest or Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting Rights necessary to effect any such consent or direction has been obtained. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee shall be required to recognize as a "Holder" or


NY1-254294.5
                                      8

"Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

      Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate, as reflected on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent, if any, and otherwise on the books of a Depository Participant, if any, and otherwise on the books of the Depository.

      Certificate Principal Balance: With respect to each Class A Certificate (other than any Interest Only Certificates) and Class R Certificate, on any date of determination, an amount equal to (i) the Initial Certificate Principal Balance of such Certificate as specified on the face thereof, minus (ii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to Section 4.02(a) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05. With respect to each Class M Certificate, on any date of determination, an amount equal to (i) the Initial Certificate Principal Balance of such Class M Certificate as specified on the face thereof, minus (ii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to Section 4.02(a) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.05; provided, that if the Certificate Principal Balances of the Class B Certificates have been reduced to zero, the Certificate Principal Balance of each Class M Certificate of those Class M Certificates outstanding with the highest numerical designation at any given time shall thereafter be calculated to equal the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate Stated Principal Balance of the Mortgage Loans over (B) the then aggregate Certificate Principal Balance of all other Classes of Certificates then outstanding. With respect to each Class B Certificate, on any date of determination, an amount equal to (i) the Initial Certificate Principal Balance of such Class B Certificate as specified on the face thereof, minus (ii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to Section 4.02(a) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously


NY1-254294.5
                                      9
allocated  to such  Certificate  (or any  predecessor  Certificate)  pursuant to
Section 4.05; provided, that the Certificate Principal Balance of each Class B Certificate of those Class B Certificates outstanding with the highest numerical designation at any given time shall be calculated to equal the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate Stated Principal Balance of the Mortgage Loans over (B) the then aggregate Certificate Principal Balance of all other Classes of Certificates then outstanding. The Interest Only Certificates will have no Certificate Principal Balance.

      Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to
Section 5.02.

      Class: Collectively, all of the Certificates bearing the same designation. The initial Class A-9 Certificates and any Subclass thereof issued pursuant to
Section 5.01(c) shall be a single Class for the purposes of this Agreement.

      Class A Certificate: Any one of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8 or Class A-9 Certificates, executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit A, each such Certificate (other than the Class A-9 Certificates) evidencing an interest designated as a "regular interest" in REMIC II for purposes of the REMIC Provisions. The Class A-9 Certificates will represent the entire beneficial ownership interest in the Uncertificated REMIC II Regular Interests. On and after the date of issuance of any Subclass of Class A-9 Certificates pursuant to Section 5.01(c), any such Subclass will represent the Uncertificated REMIC II Regular Interest or Interests specified by the initial Holder of the Class A-9 Certificates pursuant to said Section.

      Class A-5 Notional Amount: As of any Distribution Date, with respect to the Class A-5 Certificates, an amount equal the aggregate Certificate Principal Balance of the Class A-4 Certificates and Class A-6 Certificates immediately prior to such date.

      Class A-8 Collection Shortfall: With respect to the Cash Liquidation or REO Disposition of a Discount Mortgage Loan and any Distribution Date, the excess of the amount described in Section 4.02(b)(i)(C)(1) over the amount described in Section 4.02(b)(i)(C)(2).

      Class A-8 Principal Distribution Amount:  As defined in
Section 4.02(b)(i).

      Class A-9 Certificates: The Class A Certificates designated as Class A-9 Certificates, including any Subclass thereof.


NY1-254294.5
                                      10

      Class A-9 Notional Amount: As of any Distribution Date, with respect to the Class A-9 Certificates, the aggregate Stated Principal Balance of the Mortgage Loans immediately prior to such date.

      Class A-9 Subclass Notional Amount: As of any Distribution Date, with respect to any Subclass of Class A-9 Certificates issued pursuant to Section 5.01(c), the aggregate Stated Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC II Regular Interests represented by such Subclass immediately prior to such date.

      Class B Certificate: Any one of the Class B-1 Certificates, Class B-2 Certificates or Class B-3 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit C and evidencing an interest designated as a "regular interest" in REMIC II for purposes of the REMIC Provisions.

      Class B Percentage:  The Class B-1 Percentage, Class B-2
Percentage and Class B-3 Percentage.

      Class B-1 Percentage: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class B-1 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

      Class B-1 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 1.25%.

      Class B-2 Percentage: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class B-2 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

      Class B-2 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the


NY1-254294.5
                                      11

Certificate Principal Balances of the Class B-2 Certificates and Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 0.70%.

      Class B-3 Percentage: With respect to any Distribution Date, a fraction expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class B-3 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

      Class B-3 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 0.45%.

      Class M Certificate: Any one of the Class M-1 Certificates, Class M-2 Certificates or Class M-3 Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B and evidencing an interest designated as a "regular interest" in REMIC II for purposes of the REMIC Provisions.

      Class M Percentage:  The Class M-1 Percentage, Class M-2
Percentage and Class M-3 Percentage.

      Class M-1 Percentage: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class M-1 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

      Class M-2 Percentage: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class M-2 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.



NY1-254294.5
                                      12

      Class M-2 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class M-2 Certificates, Class M-3 Certificates, Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 3.75%.

      Class M-3 Percentage: With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class M-3 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

      Class M-3 Prepayment Distribution Trigger: With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class M-3 Certificates, Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 2.50%.

      Class R Certificate: Any one of the Class R-I Certificates or Class R-II Certificates.

      Class R-I Certificate: Any one of the Class R-I Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit D and evidencing an interest designated as a "residual interest" in REMIC I for purposes of the REMIC Provisions.

      Class R-II Certificate: Any one of the Class R-II Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit D and evidencing an interest designated as a "residual interest" in REMIC II for purposes of the REMIC Provisions.

      Closing Date:  February 26, 1998.

      Code:  The Internal Revenue Code of 1986.

      Compensating Interest: With respect to any Distribution Date, an amount equal to Prepayment Interest Shortfalls resulting from Principal Prepayments in Full during the related Prepayment Period, but not more than the lesser of (a) one-twelfth of 0.125%


NY1-254294.5
                                      13
of the Stated Principal Balance of the Mortgage Loans immediately preceding such Distribution Date and (b) the sum of the Servicing Fee, all income and gain on amounts held in the Custodial Account and the Certificate Account and payable to the Certificateholders with respect to such Distribution Date and servicing compensation to which the Master Servicer may be entitled pursuant to Section 3.10(a)(v) and (vi); provided that for purposes of this definition the amount of the Servicing Fee will not be reduced pursuant to Section 7.02 except as may be required pursuant to the last sentence of such Section.

      Cooperative: A private, cooperative housing corporation organized under the laws of, and headquartered in, the State of New York which owns or leases land and all or part of a building or buildings located in the State of New York, including apartments, spaces used for commercial purposes and common areas therein and whose board of directors authorizes, among other things, the sale of Cooperative Stock.

      Cooperative Apartment: A dwelling unit in a multi-dwelling building owned or leased by a Cooperative, which unit the Mortgagor has an exclusive right to occupy pursuant to the terms of a proprietary lease or occupancy agreement.

      Cooperative Lease: With respect to a Cooperative Loan, the proprietary lease or occupancy agreement with respect to the Cooperative Apartment occupied by the Mortgagor and relating to the related Cooperative Stock, which lease or agreement confers an exclusive right to the holder of such Cooperative Stock to occupy such apartment.

      Cooperative Loans: Any of the Mortgage Loans made in respect of a Cooperative Apartment, evidenced by a Mortgage Note and secured by (i) a Security Agreement, (ii) the related Cooperative Stock Certificate, (iii) an assignment of the Cooperative Lease, (iv) financing statements and (v) a stock power (or other similar instrument), and ancillary thereto, a recognition agreement between the Cooperative and the originator of the Cooperative Loan, each of which was transferred and assigned to the Trustee pursuant to Section
2.01 and are from time to time held as part of the Trust Fund.

      Cooperative Stock: With respect to a Cooperative Loan, the single outstanding class of stock, partnership interest or other ownership instrument in the related Cooperative.

      Cooperative Stock Certificate:  With respect to a
Cooperative Loan, the stock certificate or other instrument evidencing the related Cooperative Stock.

      Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at


NY1-254294.5
                                      14
the date of the execution of this instrument is located at Four
Albany Street, New York, New York 10006, Attention: Residential
Funding Corporation Series 1998-QS2.

      Credit Support Depletion Date: The first Distribution Date on which the Certificate Principal Balances of the Class M Certificates and Class B Certificates have been reduced to zero.

      Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Principal Prepayment in Full.

      Custodial Account: The custodial account or accounts created and maintained pursuant to Section 3.07 in the name of a depository institution, as custodian for the holders of the Certificates, for the holders of certain other interests in mortgage loans serviced or sold by the Master Servicer and for the Master Servicer, into which the amounts set forth in Section 3.07 shall be deposited directly. Any such account or accounts shall be an Eligible Account.

      Custodial Agreement: An agreement that may be entered into among the Company, the Master Servicer, the Trustee and a Custodian in substantially the form of Exhibit E hereto.

      Custodian:  A custodian appointed pursuant to a Custodial
Agreement.

      Cut-off Date: February 1, 1998.

      Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof at the Cut-off Date after giving effect to all installments of principal due on or prior thereto, whether or not received.

      Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

      Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

      Definitive Certificate:  Any definitive, fully registered
Certificate.



NY1-254294.5
                                      15

      Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced with a Qualified Substitute Mortgage Loan.

      Depository: The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in
Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

      Depository  Participant:   A  broker,  dealer,  bank  or  other  financial
institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

      Destroyed Mortgage Note: A Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

      Determination Date: With respect to any Distribution Date, the 20th day (or if such 20th day is not a Business Day, the Business Day immediately following such 20th day) of the month of the related Distribution Date.

      Discount Fraction: With respect to each Discount Mortgage Loan, the fraction expressed as a percentage, the numerator of which is 7.00% minus the Net Mortgage Rate (or the initial Net Mortgage Rate with respect to any Discount Mortgage Loans as to which the Mortgage Rate is modified pursuant to 3.07(a)) for such Mortgage Loan and the denominator of which is 7.00%. The Discount Fraction with respect to each Discount Mortgage Loan is set forth on Exhibit P attached hereto.

      Discount Mortgage Loan: Any Mortgage Loan having a Net Mortgage Rate (or the initial Net Mortgage Rate) of less than 7.00% per annum and any Mortgage Loan deemed to be a Discount Mortgage Loan pursuant to the definition of Qualified Substitute Mortgage Loan.

      Disqualified Organization: Any organization defined as a "disqualified organization" under Section 860E(e)(5) of the Code, which includes any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain


NY1-254294.5
                                      16
farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) any "electing large partnership," as defined in Section 775(a) of the Code and (vi) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R Certificate by such Person may cause REMIC I or REMIC II or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

      Distribution Date: The 25th day of any month beginning in the month immediately following the month of the initial issuance of the Certificates or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day.

      Due Date: With respect to any Distribution Date, the first day of the month in which such Distribution Date occurs.

      Due Period: With respect to any Distribution Date, the period commencing on the second day of the month preceding the month of such Distribution Date and ending on the related Due Date.

      Eligible Account: An account that is any of the following: (i) maintained with a depository institution the debt obligations of which have been rated by each Rating Agency in its highest rating available, or (ii) an account or accounts in a depository institution in which such accounts are fully insured to the limits established by the FDIC, provided that any deposits not so insured shall, to the extent acceptable to each Rating Agency, as evidenced in writing, be maintained such that (as evidenced by an Opinion of Counsel delivered to the Trustee and each Rating Agency) the registered Holders of Certificates have a claim with respect to the funds in such account or a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (iii) in the case of the Custodial Account, either (A) a trust account or accounts maintained in the corporate trust department of The First National Bank of Chicago or (B) an account or accounts maintained in the corporate asset services department of The First National Bank of Chicago, as long as its short term debt obligations are rated P-1 (or the equivalent) or better by each Rating Agency and its long term debt obligations are rated A2 (or


NY1-254294.5
                                      17
the equivalent) or better, by each Rating Agency, or (iv) in the case of the Certificate Account, a trust account or accounts maintained in the corporate trust division of Bankers Trust Company, or (v) an account or accounts of a depository institution acceptable to each Rating Agency (as evidenced in writing by each Rating Agency that use of any such account as the Custodial Account or the Certificate Account will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency).

      Eligible Funds: On any Distribution Date, the portion, if any, of the Available Distribution Amount remaining after reduction by the sum of (i) the aggregate amount of Accrued Certificate Interest on the Class A Certificates and Class R Certificates, (ii) the Senior Principal Distribution Amount (determined without regard to Section 4.02(a)(ii)(Y)(D) hereof), (iii) the Class A-8 Principal Distribution Amount (determined without regard to Section 4.02(b)(i)(E) hereof) and (iv) the aggregate amount of Accrued Certificate Interest on the Class M, Class B-1 and Class B-2 Certificates.

      Event of Default:  As defined in Section 7.01.

      Excess Bankruptcy Loss: Any Bankruptcy Loss, or portion thereof, which exceeds the then applicable Bankruptcy Amount.

      Excess Fraud Loss: Any Fraud Loss, or portion thereof, which exceeds the then applicable Fraud Loss Amount.

      Excess Special Hazard Loss: Any Special Hazard Loss, or portion thereof, that exceeds the then applicable Special Hazard
Amount.

      Excess Subordinate Principal Amount: With respect to any Distribution Date on which the Certificate Principal Balance of the most subordinate class or classes of Certificates (as established in Section 4.05 hereof) then outstanding is to be reduced to zero and on which Realized Losses are to be allocated to such class or classes, the excess, if any, of (i) the amount that would otherwise be distributable in respect of principal on such class or classes of Certificates on such Distribution Date over (ii) the excess, if any, of the Certificate Principal Balance of such class or classes of Certificates immediately prior to such Distribution Date over the aggregate amount of Realized Losses to be allocated to such classes of Certificates on such Distribution Date as reduced by any amount calculated pursuant to Section 4.02(b)(i)(E).

      Extraordinary Events: Any of the following conditions with respect to a Mortgaged Property (or, with respect to a Cooperative Loan, the Cooperative Apartment) or Mortgage Loan


NY1-254294.5
                                      18
causing or resulting in a loss which causes the liquidation of such Mortgage Loan:

              (a) losses that are of the type that would be covered by the fidelity bond and the errors and omissions insurance policy required to be maintained pursuant to Section 3.12(b) but are in excess of the coverage maintained thereunder;

              (b) nuclear reaction or nuclear radiation or radioactive contamination, all whether controlled or uncontrolled, and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term "Special Hazard Loss";

              (c) hostile or warlike action in time of peace or war, including action in hindering, combatting or defending against an actual, impending or expected attack:

                    1. by any government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces; or

                    2.   by military, naval or air forces; or

                    3. by an agent of any such government, power, authority or forces;

              (d) any weapon of war employing atomic fission or radioactive force whether in time of peace or war; or

              (e) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combatting or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority; or risks of contraband or illegal transportation or trade.

      Extraordinary Losses: Any loss incurred on a Mortgage Loan caused by or resulting from an Extraordinary Event.

      FASIT: A "financial asset securitization investment trust" within the meaning of Section 860L of the Code.

      FDIC: Federal Deposit Insurance Corporation or any successor thereto.

      FHLMC: Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.



NY1-254294.5
                                      19

      Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates will be made pursuant to Section 9.01, which Final Distribution Date shall in no event be later than the end of the 90-day liquidation period described in Section 9.02.

      Fitch IBCA:  Fitch IBCA, Inc. or its successor in interest.

      FNMA: Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

      Foreclosure Profits: As to any Distribution Date or related Determination Date and any Mortgage Loan, the excess, if any, of Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of all amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of each Mortgage Loan or REO Property for which a Cash Liquidation or REO Disposition occurred in the related Prepayment Period over the sum of the unpaid principal balance of such Mortgage Loan or REO Property (determined, in the case of an REO Disposition, in accordance with Section 3.14) plus accrued and unpaid interest at the Mortgage Rate on such unpaid principal balance from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month in which such Cash Liquidation or REO Disposition occurred.

      Fraud Loss Amount: As of any date of determination after the Cut-off Date, an amount equal to: (X) prior to the second anniversary of the Cut-off Date an amount equal to 2.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the Cut-off Date minus the aggregate amount of Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the Cut-off Date up to such date of determination and (Y) from the second to the fifth anniversary of the Cut-off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-off Date minus (2) the aggregate amount of Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 since the most recent anniversary of the Cut-off Date up to such date of determination. On and after the fifth anniversary of the Cut-off Date, the Fraud Loss Amount shall be zero.

      The Fraud Loss Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating


NY1-254294.5
                                      20
assigned to such  Certificates  as of the Closing Date by such Rating Agency and
(ii) provide a copy of such written confirmation to the Trustee.

      Fraud Losses: Losses on Mortgage Loans as to which there was fraud in the origination of such Mortgage Loan.

      Independent: When used with respect to any specified Person, means such a Person who (i) is in fact independent of the Company, the Master Servicer and the Trustee, or any Affiliate thereof, (ii) does not have any direct financial interest or any material indirect financial interest in the Company, the Master Servicer or the Trustee or in an Affiliate thereof, and (iii) is not connected with the Company, the Master Servicer or the Trustee as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

      Initial Certificate Principal Balance: With respect to each Class of Certificates, the Certificate Principal Balance of such Class of Certificates as of the Cut-off Date as set forth in the Preliminary Statement hereto.

      Initial Class A-5 Notional Amount: With respect to any Class A-5 Certificate, an amount equal to the sum of the Initial Certificate Principal
Balance of the Class A-4 Certificates and the Initial Certificate Principal Balance of the Class A-6 Certificates, as set forth in the Preliminary Statement hereto.

      Initial  Class  A-9  Notional  Amount:  With  respect  to  any  Class  A-9
Certificate, the Cut-off Date Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC II Regular Interests represented by such Class A-9 Certificate.

      Initial Monthly Payment Fund:  As defined in Section
2.01(g).

      Initial Notional Amount:  With respect to any Interest Only
Certificate, either the Initial Class A-5 Notional Amount or the
Initial Class A-9 Notional Amount.

      Insurance Proceeds: Proceeds paid in respect of the Mortgage Loans pursuant to any Primary Insurance Policy or any other related insurance policy covering a Mortgage Loan, to the extent such proceeds are payable to the mortgagee under the Mortgage, any Subservicer, the Master Servicer or the Trustee and are not applied to the restoration of the related Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account.



NY1-254294.5
                                      21

      Insurer:  Any named insurer under any Primary Insurance
Policy or any successor thereto or the named insurer in any replacement policy.

      Interest Accrual Period: With respect to any Certificate, other than any Class A-4, Class A-5 or Class A-6 Certificate, and any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs. With respect to the Class A-4, Class A-5 and Class A-6 Certificates, and any Distribution Date, the period from and including the 25th day of the prior calendar month to and including the 24th day of the calendar month in which the Distribution Date occurs.

      Interest Only Certificates:  Any of the Class A-5 and Class
A-9 Certificates.

      International Borrower: In connection with any Mortgage Loan, a borrower who is (a) a United States citizen employed in a foreign country, (b) a non-permanent resident alien employed in the United States or (c) a citizen of a country other than the United States with income derived from sources outside the United States.

      Late Collections: With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

      LIBOR: With respect to any Distribution Date and the Pass-Through Rates on the Class A-4, Class A-5 and Class A-6 Certificates, the arithmetic mean of the London interbank offered rate quotations for one-month Eurodollar deposits, expressed on a per annum basis, determined in accordance with Section 1.02.

      LIBOR Business Day: Any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in London, England are required or authorized to by law to be closed.

      LIBOR Rate Adjustment Date: With respect to each Distribution Date and the Class A-4, Class A-5 and Class A-6 Certificates, the second LIBOR Business Day immediately preceding the commencement of the related Interest Accrual Period.

      Liquidation Proceeds: Amounts (other than Insurance Proceeds) received by the Master Servicer in connection with the taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than REO Proceeds.



NY1-254294.5
                                      22

      Loan-to-Value Ratio: As of any date, the fraction, expressed as a percentage, the numerator of which is the current principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

      Lockout Distribution Percentage: For any Distribution Date occurring prior to the Distribution Date in March 2003, 0%; for any Distribution Date occurring after February 2003 but prior to March 2004, 30%; for any Distribution Date occurring after February 2004 but prior to March 2005, 40%; for any Distribution Date occurring after February 2005 but prior to March 2006, 60%; for any Distribution Date occurring after February 2006 but prior to March 2007, 80%; for any Distribution Date after February 2007, 100%.

      Maturity Date: The latest possible  maturity date,  solely for purposes of
Section 1.860G-1(a)(4)(iii) of the Treasury regulations, by which the Certificate Principal Balance of each Class of Certificates (other than the Interest Only Certificates, which have no Certificate Principal Balance) representing a regular interest in REMIC II and the Uncertificated Principal Balance of each Uncertificated REMIC I Regular Interest (other than each Uncertificated REMIC I Regular Interest Z) and the rights to the Interest Only Certificates would be reduced to zero, which is February 25, 2028, the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan. The latest possible Maturity Date for each Uncertificated REMIC I Regular Interest Z and Uncertificated REMIC II Regular Interest is February 25, 2028, which is the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan.

      MLCC: Merrill Lynch Credit Corporation, or its successor in interest.

      Modified Mortgage Loan: Any Mortgage Loan that has been the subject of a Servicing Modification.

      Modified Net Mortgage Rate: As to any Mortgage Loan that is the subject of a Servicing Modification, the Net Mortgage Rate minus the rate per annum by which the Mortgage Rate on such Mortgage Loan was reduced.

      Monthly Payment: With respect to any Mortgage Loan (including any REO Property) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment, if any, for Curtailments and for Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule by reason of any bankruptcy, other than a Deficient Valuation, or similar proceeding or any moratorium or similar waiver or grace period and before any


NY1-254294.5
                                      23

Servicing Modification that constitutes a reduction of the interest rate on such Mortgage Loan).

      Moody's: Moody's Investors Service, Inc., or its successor in interest.

      Mortgage: With respect to each Mortgage Note related to a Mortgage Loan which is not a Cooperative Loan, the mortgage, deed of trust or other comparable instrument creating a first lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

      Mortgage 100SM Loan: A Mortgage Loan that has a Loan-to-Value Ratio at origination in excess of 80.00% and that is secured by Additional Collateral and does not have a Primary Mortgage Insurance Policy.

      Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

      Mortgage Loan Schedule: The list of the Mortgage Loans attached hereto as Exhibit F (as amended from time to time to reflect the addition of Qualified Substitute Mortgage Loans), which list shall set forth at a minimum the following information as to each Mortgage Loan:

      (i)           the Mortgage Loan identifying number ("RFC LOAN
                    #");

      (ii) the street address of the Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) including state and zip code ("ADDRESS");

      (iii)         the maturity of the Mortgage Note ("MATURITY
                    DATE");

      (iv)          the Mortgage Rate ("ORIG RATE");

      (v)           the Subservicer pass-through rate ("CURR NET");

      (vi)          the Net Mortgage Rate ("NET MTG RT");

      (vii)         the Pool Strip Rate ("STRIP");

      (viii) the initial scheduled monthly payment of principal, if any, and interest ("ORIGINAL P & I");

      (ix)          the Cut-off Date Principal Balance ("PRINCIPAL
                    BAL");


NY1-254294.5
                                      24

      (x)           the Loan-to-Value Ratio at origination ("LTV");

      (xi) the rate at which the Subservicing Fee accrues ("SUBSERV FEE") and at which the Servicing Fee accrues ("MSTR SERV FEE");

      (xii) a code "T," "BT" or "CT" under the column "LN FEATURE," indicating that the Mortgage Loan is secured by a second or vacation residence; and

      (xiii) a code "N" under the column "OCCP CODE," indicating that the Mortgage Loan is secured by a non-owner occupied residence.

Such schedule may consist of multiple reports that collectively set forth all of the information required.

      Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 as from time to time are held or deemed to be held as a part of the Trust Fund, the Mortgage Loans originally so held being identified in the initial Mortgage Loan Schedule, and Qualified Substitute Mortgage Loans held or deemed held as part of the Trust Fund including, without limitation, (i) with respect to each Cooperative Loan, the related Mortgage Note, Security Agreement, Assignment of Proprietary Lease, Cooperative Stock Certificate, Cooperative Lease and Mortgage File and all rights appertaining thereto, and (ii) with respect to each Mortgage Loan other than a Cooperative Loan, each related Mortgage Note, Mortgage and Mortgage File and all rights appertaining thereto.

      Mortgage  Note:  The  originally   executed  note  or  other  evidence  of
indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any modification thereto.

      Mortgage Rate: As to any Mortgage Loan, the interest rate borne by the related Mortgage Note, or any modification thereto other than a Servicing Modification.

      Mortgaged Property: The underlying real property securing a Mortgage Loan or, with respect to a Cooperative Loan, the related
Cooperative Lease and Cooperative Stock.

      Mortgagor:  The obligor on a Mortgage Note.

      Net Mortgage Rate: As to each Mortgage Loan, a per annum rate of interest equal to the Adjusted Mortgage Rate less the per annum rate at which the Servicing Fee is calculated.

      Non-Discount Mortgage Loan:  A Mortgage Loan that is not a
Discount Mortgage Loan.



NY1-254294.5
                                      25

      Non-Primary Residence Loans: The Mortgage Loans designated as secured by second or vacation residences, or by non-owner occupied residences, on the Mortgage Loan Schedule.

      Non-United States Person:  Any Person other than a United
States Person.

      Nonrecoverable Advance: Any Advance previously made or proposed to be made by the Master Servicer in respect of a Mortgage Loan (other than a Deleted Mortgage Loan) which, in the good faith judgment of the Master Servicer, will not, or, in the case of a proposed Advance, would not, be ultimately recoverable by the Master Servicer from related Late Collections, Insurance Proceeds, Liquidation Proceeds, REO Proceeds or amounts reimbursable to the Master Servicer pursuant to Section 4.02(a) hereof. The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate delivered to the Company and the Trustee.

      Nonsubserviced Mortgage Loan: Any Mortgage Loan that, at the time of reference thereto, is not subject to a Subservicing
Agreement.

      Notional Amount: Either the Class A-5 Notional Amount or the Class A-9 Notional Amount.

      Officers' Certificate: A certificate signed by the Chairman of the Board, the President or a Vice President or Assistant Vice President, or a Director or Managing Director, and by the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Company or the Master Servicer, as the case may be, and delivered to the Trustee, as required by this Agreement.

      Opinion of Counsel: A written opinion of counsel acceptable to the Trustee and the Master Servicer, who may be counsel for the Company or the Master Servicer, provided that any opinion of counsel (i) referred to in the definition of "Disqualified Organization" or (ii) relating to the qualification of the Trust Fund as a REMIC or compliance with the REMIC Provisions must, unless otherwise specified, be an opinion of Independent counsel.

      Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Property) which was not the subject of a Principal Prepayment in Full, Cash Liquidation or REO Disposition and which was not purchased, deleted or substituted for prior to such Due Date pursuant to Section 2.02, 2.03, 2.04 or 4.07.

      Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest


NY1-254294.5
                                      26
therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

      Parent PowerSM Loan: A Mortgage Loan that has a Loan-to-Value Ratio at origination in excess of 80.00%, that is supported by Additional Collateral and does not have a Primary Mortgage Insurance Policy.

      Pass-Through Rate: With respect to the Class A Certificates (other than the Class A-4, Class A-5, Class A-6 and Class A-9 Certificates), Class M Certificates, Class B Certificates and Class R Certificates and any Distribution Date, the per annum rates set forth in the Preliminary Statement hereto. With respect to the Class A-4 Certificates and the initial Interest Accrual Period, 6.19375% per annum, and as to any Interest Accrual Period thereafter, a per annum rate equal to LIBOR plus 0.60%, subject to a maximum rate of 9.00% per annum and a minimum rate of 0.60% per annum. With respect to the Class A-5 Certificates and and the initial Interest Accrual Period, 2.83202% per annum, and as to any Interest Accrual Period thereafter, a per annum rate equal to 8.425775% minus LIBOR, subject to a maximum rate of 8.425775% per annum and a minimum rate of 0.000% per annum. With respect to the Class A-6 Certificates and the initial Interest Accrual Period, 6.09375% per annum, and as to any Interest Accrual Period thereafter, a per annum rate equal to LIBOR plus 0.50%, subject to a maximum rate of 9.00% per annum and a minimum rate of 0.50% per annum. With respect to the Class A-9 Certificates (other than any Subclass thereof) and any Distribution Date, a rate equal to the weighted average, expressed as a percentage, of the Pool Strip Rates of all Mortgage Loans as of the Due Date in the month next preceding the month in which such Distribution Date occurs, weighted on the basis of the respective Stated Principal Balances of such Mortgage Loans, which Stated Principal Balances shall be the Stated Principal Balances of such Mortgage Loans at the close of business on the immediately preceding Distribution Date after giving effect to distributions thereon allocable to principal to the Holders of the Certificates (or, with respect to the initial Distribution Date, at the close of business on the Cut-off Date). With respect to the Class A-9 Certificates and the initial Distribution Date, the Pass-Through Rate is equal to 0.9877% per annum. With respect to any Subclass of Class A-9 Certificates and any Distribution Date, a rate equal to the weighted average, expressed as a percentage, of the Pool Strip Rates of all Mortgage Loans corresponding to the Uncertificated REMIC II Regular Interests represented by such Subclass as of the Due Date in the month next preceding the month in which such Distribution Date occurs, weighted on the basis of the respective Stated Principal Balances of such Mortgage Loans, which Stated Principal Balances shall be the Stated Principal Balances of such Mortgage Loans at the close of business on the immediately preceding Distribution Date after giving effect to distributions thereon allocable to principal to the Holders of the Certificates (or


NY1-254294.5
                                      27
with respect to the initial Distribution Date, at the close of business on the Cut-off Date). The Class A-8 Certificates have no Pass-Through Rate and are not entitled to Accrued Certificate Interest.

      Paying Agent: Bankers Trust Company or any successor Paying Agent appointed by the Trustee.

      Percentage Interest: With respect to any Certificate (other than a Class R Certificate), the undivided percentage ownership interest in the related Class evidenced by such Certificate, which percentage ownership interest shall be equal to the Initial Certificate Principal Balance thereof or Initial Notional Amount thereof (in the case of any Interest Only Certificate) divided by the aggregate Initial Certificate Principal Balance or the Initial Notional Amount (or, with respect to the Class A-9 Certificates, the aggregate of the Initial Class A-9 Notional Amounts), as applicable, of all the Certificates of the same Class. With respect to a Class R Certificate, the interest in distributions to be made with respect to such Class evidenced thereby, expressed as a percentage, as stated on the face of each such Certificate.

      Permitted Investments:  One or more of the following:

              (i) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

              (ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

              (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor's, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each


NY1-254294.5
                                      28

      Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is Standard & Poor's and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is the Rating Agency;

              (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest short-term rating available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

              (v) a money market fund or a qualified investment fund rated by each Rating Agency in its highest long-term rating available; and

              (vi) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, as evidenced in writing;

provided, however, no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations. References herein to the highest rating available on unsecured long-term debt shall mean AAA in the case of Standard & Poor's and Fitch IBCA and Aaa in the case of Moody's, and references herein to the highest rating available on unsecured commercial paper and short-term debt obligations shall mean A-1 in the case of Standard & Poor's, P-1 in the case of Moody's and either A-1 by Standard & Poor's, P-1 by Moody's or F-1 by Fitch IBCA in the case of Fitch IBCA.

      Permitted Transferee:  Any Transferee of a Class R
Certificate, other than a Disqualified Organization or Non-United
States Person.



NY1-254294.5
                                      29

      Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      Pledged Asset Mortgage Servicing Agreement: The Pledged
Asset Mortgage Servicing Agreement, dated as of February 28, 1996 between MLCC and the Master Servicer.

      Pool Stated Principal Balance: As to any date of determination, the aggregate of the Stated Principal Balances of each Mortgage Loan that was an Outstanding Mortgage Loan on the Due Date in the month preceding the month of such date of determination.

      Pool Strip Rate: With respect to each Mortgage Loan, a per annum rate equal to the excess of (a) the Net Mortgage Rate of such Mortgage Loan over (b) 7.00% per annum (but not less than 0.00%).

      Prepayment Assumption: The prepayment assumption to be used for determining the accrual of original issue discount and premium and market discount on such Certificates for federal income tax purposes, which assumes a constant prepayment rate of 4.0% per annum of the then outstanding principal balance of the Mortgage Loans in the first month of the life of such Mortgage Loans and an additional 1.090909% per annum in each month thereafter until the twelfth month, and beginning in the twelfth month and in each month thereafter during the life of the Mortgage Loans, a constant prepayment rate of 16.0% per annum.

      Prepayment Distribution Percentage: With respect to any Distribution Date and each Class of Class M Certificates and Class B Certificates, under the applicable circumstances set forth below, the respective percentages set forth below:

      (i) For any Distribution Date prior to the Distribution Date in March 2003 (unless the Certificate Principal Balances of the Class A Certificates (other than the Class A-8 Certificates) and Class R Certificates, have been reduced to zero), 0%.

      (ii) For any Distribution Date on which any Class of Class M or Class B Certificates are outstanding not discussed in clause (i) above:

                    (a) in the case of the  Class of Class M  Certificates  then outstanding with the lowest numerical designation, or in the event the Class M Certificates are no longer outstanding, the Class of Class B Certificates then outstanding with the lowest numerical designation and each other Class of Class M Certificates and Class B Certificates for which the


NY1-254294.5
                                      30
              related Prepayment Distribution Trigger has been satisfied, a fraction, expressed as a percentage, the numerator of which is the Certificate Principal Balance of such Class immediately prior to such date and the denominator of which is the sum of the Certificate Principal Balances immediately prior to such date of
              (1) the Class of Class M Certificates then outstanding with the lowest numerical designation, or in the event the Class M Certificates are no longer outstanding, the Class of Class B Certificates then outstanding with the lowest numerical designation and (2) all other Classes of Class M Certificates and Class B Certificates for which the respective Prepayment Distribution Triggers have been satisfied; and

                    (b) in the case of each other Class of Class M  Certificates and Class B Certificates for which the Prepayment Distribution Triggers have not been satisfied, 0%; and

      (iii) Notwithstanding the foregoing, if the application of the foregoing percentages on any Distribution Date as provided in Section 4.02 (determined without regard to the proviso to the definition of "Subordinate Principal Distribution Amount") would result in a distribution in respect of principal of any Class or Classes of Class M Certificates and Class B Certificates in an amount greater than the remaining Certificate Principal Balance thereof (any such class, a "Maturing Class"), then: (a) the Prepayment Distribution Percentage of each Maturing Class shall be reduced to a level that, when applied as described above, would exactly reduce the Certificate Principal Balance of such Class to zero; (b) the Prepayment Distribution Percentage of each other Class of Class M Certificates and Class B Certificates (any such Class, a "Non-Maturing Class") shall be recalculated in accordance with the provisions in paragraph (ii) above, as if the Certificate Principal Balance of each Maturing Class had been reduced to zero (such percentage as recalculated, the "Recalculated Percentage"); (c) the total amount of the reductions in the Prepayment Distribution Percentages of the Maturing Class or Classes pursuant to clause (a) of this sentence, expressed as an aggregate percentage, shall be allocated among the Non-Maturing Classes in proportion to their respective Recalculated Percentages (the portion of such aggregate reduction so allocated to any Non-Maturing Class, the "Adjustment Percentage"); and (d) for purposes of such Distribution Date, the Prepayment Distribution Percentage of each Non-Maturing Class shall be equal


NY1-254294.5
                                      31
              to the sum of (1) the Prepayment Distribution Percentage thereof, calculated in accordance with the provisions in paragraph (ii) above as if the Certificate Principal Balance of each Maturing Class had not been reduced to zero, plus (2) the related Adjustment Percentage.

      Prepayment Distribution Trigger:  The Class M-2 Prepayment
Distribution Trigger, Class M-3 Prepayment Distribution Trigger,
Class B-1 Prepayment Distribution Trigger, Class B-2 Prepayment
Distribution Trigger or Class B-3 Prepayment Distribution
Trigger.

      Prepayment Interest Shortfall: As to any Distribution Date and any Mortgage Loan (other than a Mortgage Loan relating to an REO Property) that was the subject of (a) a Principal Prepayment in Full during the related Prepayment Period, an amount equal to the excess of one month's interest at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage
Loan) on the Stated Principal Balance of such Mortgage Loan over the amount of interest (adjusted to the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan)) paid by the Mortgagor for such Prepayment Period to the date of such Principal Prepayment in Full or (b) a Curtailment during the prior calendar month, an amount equal to one month's interest at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) on the amount of such Curtailment.

      Prepayment Period: As to any Distribution Date, the calendar month preceding the month of distribution.

      Primary Insurance Policy: Each primary policy of mortgage guaranty insurance or any replacement policy therefor referred to in Section 2.03(b)(iv) and (v).

      Principal Prepayment: Any payment of principal or other recovery on a Mortgage Loan, including a recovery that takes the form of Liquidation Proceeds or Insurance Proceeds, which is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest on such payment due on any date or dates in any month or months subsequent to the month of prepayment.

      Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage
Loan.

      Program Guide:  Collectively, the Seller Guide and the
Servicer Guide for Residential Funding's Expanded Criteria
Mortgage Program.



NY1-254294.5
                                      32

      Purchase Price: With respect to any Mortgage Loan (or REO Property) required to be or otherwise purchased on any date pursuant to Section 2.02, 2.03, 2.04 or 4.07, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof plus the principal portion of any related unreimbursed Advances and (ii) unpaid accrued interest at the Adjusted Mortgage Rate (or Modified Net Mortgage Rate plus the rate per annum at which the Servicing Fee is calculated in the case of a Modified Mortgage Loan) (or at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) in the case of a purchase made by the Master Servicer) on the Stated Principal Balance thereof to the first day of the month following the month of purchase from the Due Date to which interest was last paid by the Mortgagor.

      Qualified Substitute Mortgage Loan: A Mortgage Loan substituted by Residential Funding or the Company for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in an Officers' Certificate delivered to the Trustee, (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate outstanding principal balance, after such deduction), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited by Residential Funding in the Custodial Account in the month of substitution); (ii) have a Mortgage Rate and a Net Mortgage Rate no lower than and not more than 1% per annum higher than the Mortgage Rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution; (iii) have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution; (iv) have a remaining term to stated maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (v) comply with each representation and warranty set forth in Sections 2.03 and 2.04 hereof and Section 4 of the Assignment Agreement; and
(vi) have a Pool Strip Rate equal to or greater than that of the Deleted Mortgage Loan. Notwithstanding any other provisions herein, (x) with respect to any Qualified Substitute Mortgage Loan substituted for a Deleted Mortgage Loan which was a Discount Mortgage Loan, such Qualified Substitute Mortgage Loan shall be deemed to be a Discount Mortgage Loan and to have a Discount Fraction equal to the Discount Fraction of the Deleted Mortgage Loan and (y) in the event that the "Pool Strip Rate" of any Qualified Substitute Mortgage Loan as calculated pursuant to the definition of "Pool Strip Rate" is greater than the Pool Strip Rate of the related Deleted Mortgage Loan (i) the Pool Strip Rate of such Qualified Substitute Mortgage Loan shall be equal to the Pool Strip Rate of the related Deleted Mortgage Loan for purposes of calculating the Pass-Through Rate on the Class A-9 Certificates and (ii) the excess of the Pool Strip Rate on such Qualified Substitute Mortgage Loan as calculated pursuant to the


NY1-254294.5
                                      33
definition of "Pool Strip Rate" over the Pool Strip Rate on the related Deleted Mortgage Loan shall be payable to the Class R Certificates pursuant to Section
4.02 hereof.

      Rating Agency: Fitch IBCA and Standard & Poor's with respect to the Class A Certificates and Class R Certificates and Fitch IBCA with respect to the Class M-1, Class M-2, Class M-3, Class B-1 and Class B-2 Certificates. If either agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Company, notice of which designation shall be given to the Trustee and the Master Servicer.

      Realized Loss: With respect to each Mortgage Loan (or REO Property) as to which a Cash Liquidation or REO Disposition has occurred, an amount (not less than zero) equal to (i) the Stated Principal Balance of the Mortgage Loan (or REO Property) as of the date of Cash Liquidation or REO Disposition, plus (ii) interest (and REO Imputed Interest, if any) at the Net Mortgage Rate from the Due Date as to which interest was last paid or advanced to Certificateholders up to the last day of the month in which the Cash Liquidation (or REO Disposition) occurred on the Stated Principal Balance of such Mortgage Loan (or REO Property) outstanding during each Due Period that such interest was not paid or advanced, minus (iii) the proceeds, if any, received during the month in which such Cash Liquidation (or REO Disposition) occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Mortgage Loan, net of the portion thereof reimbursable to the Master Servicer or any Subservicer with respect to related Advances or expenses as to which the Master Servicer or Subservicer is entitled to reimbursement thereunder but which have not been previously reimbursed. With respect to each Mortgage Loan which is the subject of a Servicing Modification, (a) the amount by which the interest portion of a Monthly Payment or the principal balance of such Mortgage Loan was reduced, and
(b) any such amount with respect to a Monthly Payment that was or would have been due in the month immediately following the month in which a Principal Prepayment or the Purchase Price of such Mortgage Loan is received or is deemed to have been received. With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan which has become the object of a Debt Service Reduction, the amount of such Debt Service Reduction. Notwithstanding the above, neither a Deficient Valuation nor a Debt Service Reduction shall be deemed a Realized Loss hereunder so long as the Master Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related


NY1-254294.5
                                      34

Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Master Servicer or a Subservicer, in either case without giving effect to any Debt Service Reduction.

      Record Date: With respect to each Distribution Date, the close of business on the last Business Day of the month next preceding the month in which the related Distribution Date occurs.

      Regular Certificate: Any of the Certificates other than a Class R Certificate.

      REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

      REMIC Administrator: Residential Funding Corporation. If Residential Funding Corporation is found by a court of competent jurisdiction to no longer be able to fulfill its obligations as REMIC Administrator under this Agreement the Master Servicer or Trustee acting as Master Servicer shall appoint a successor REMIC Administrator, subject to assumption of the REMIC Administrator obligations under this Agreement.

      REMIC I: The segregated pool of assets, with respect to which a REMIC election is to be made, consisting of:

      (i)     the Mortgage Loans and the related Mortgage Files,

      (ii) all payments on and collections in respect of the Mortgage Loans due after the Cut-off Date as shall be on deposit in the Custodial Account or in the Certificate Account and identified as belonging to the Trust Fund, including the proceeds from the liquidation of Additional Collateral for any Additional Collateral Loan, but not including amounts on deposit in the Initial Monthly Payment Fund;

      (iii) property which secured a Mortgage Loan and which has been acquired for the benefit of the Certificateholders by foreclosure or deed in lieu of foreclosure,

      (iv) the hazard insurance policies and Primary Insurance Policies, if any, and the interest in the Surety Bond transferred to the Trustee pursuant to Section 2.01, and

      (v) all proceeds of clauses (i) through (iv) above.


NY1-254294.5
                                      35

      REMIC I Certificates:  The Class R-I Certificates.

      REMIC II: The segregated pool of assets consisting of the Uncertificated REMIC I Regular Interests conveyed in trust to the Trustee for the benefit of the holders of the Class A-1, Class A- 2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class R-II Certificates pursuant to Section 2.06, with respect to which a separate REMIC election is to be made.

      REMIC II Certificates: Any of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class R-II Certificates.

      REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final regulations (or, to the extent not inconsistent with such temporary or final regulations, proposed regulations) and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

      REO Acquisition: The acquisition by the Master Servicer on behalf of the Trustee for the benefit of the Certificateholders of any REO Property pursuant to Section 3.14.

      REO Disposition: As to any REO Property, a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds, REO Proceeds and other payments and recoveries (including proceeds of a final sale) which the Master Servicer expects to be finally recoverable from the sale or other disposition of the REO Property.

      REO Imputed Interest: As to any REO Property, for any period, an amount equivalent to interest (at the Net Mortgage Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof for such period.

      REO Proceeds: Proceeds, net of expenses, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property or, with respect to a Cooperative Loan, the related Cooperative Apartment) which proceeds are required to be deposited into the Custodial Account only upon the related REO Disposition.

      REO Property: A Mortgaged Property acquired by the Master Servicer through foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan.


NY1-254294.5
                                      36

      Request for Release: A request for release, the forms of which are attached as Exhibit H hereto, or an electronic request in a form acceptable to the Custodian.

      Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement, the Program Guide or the related Subservicing Agreement in respect of such Mortgage Loan.

      Required Surety Payment: With respect to any Additional Collateral Mortgage Loan that becomes a Liquidated Mortgage Loan, the lesser of (i) principal portion of the Realized Loss with respect to such Mortgage Loan and
(ii) the excess, if any, of (a) the amount of Additional Collateral required at origination with respect to such Mortgage Loan over (b) the net proceeds realized by MLCC from the related Additional Collateral.

      Residential Funding:  Residential Funding Corporation, a
Delaware corporation, in its capacity as seller of the Mortgage
Loans to the Company and any successor thereto.

      Responsible Officer: When used with respect to the Trustee, any officer of the Corporate Trust Department of the Trustee, including any Senior Vice President, any Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or Assistant Trust Officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom, with respect to a particular matter, such matter is referred.

      Schedule of Discount Fractions: The schedule setting forth the Discount Fractions with respect to the Discount Mortgage Loans, attached hereto as Exhibit P.

      Security Agreement: With respect to a Cooperative Loan, the agreement creating a security interest in favor of the originator in the related Cooperative Stock.

      Seller: As to any Mortgage Loan, a Person, including any Subservicer, that executed a Seller's Agreement applicable to such Mortgage Loan.

      Seller's Agreement: An agreement for the origination and sale of Mortgage Loans generally in the form of the Seller Contract referred to or contained in the Program Guide, or in such other form as has been approved by the Master Servicer and the Company, each containing representations and warranties in respect of one or more Mortgage Loans consistent in all material respects with those set forth in the Program Guide.

      Senior Accelerated Distribution Percentage: With respect to any Distribution Date, the percentage indicated below:



NY1-254294.5
                                      37

                                                  Senior Accelerated
          Distribution Date                     Distribution Percentage

March 1998 through
February 2003.........................  100%

March 2003 through
February 2004.........................  Senior Percentage, plus 70% of the Subordinate Percentage

March 2004 through
February 2005.........................  Senior Percentage, plus 60% of the Subordinate Percentage
March 2005 through
February 2006.........................  Senior Percentage, plus 40% of the Subordinate Percentage
March 2006 through
February 2007.........................  Senior Percentage, plus 20% of the Subordinate Percentage

March 2007 and
thereafter............................  Senior Percentage


provided, however, (i) that any scheduled reduction to the Senior Accelerated Distribution Percentages described above shall not occur as of any Distribution Date unless either (a)(1)(X) the outstanding principal balance of the Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding Certificate Principal Balance of the Class M and Class B Certificates, is less than 50% or (Y) the outstanding principal balance of Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 2% and
(2) Realized Losses on the Mortgage Loans to date for such Distribution Date if occurring during the sixth, seventh, eighth, ninth or tenth year (or any year thereafter) after the Closing Date are less than 30%, 35%, 40%, 45% or 50%, respectively, of the sum of the Initial Certificate Principal Balances of the Class M Certificates and Class B Certificates or (b)(1) the outstanding principal balance of Mortgage Loans delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 4% and
(2) Realized Losses on the Mortgage Loans to date for such Distribution Date are less than 10% of the sum of the Initial Certificate Principal Balances of the Class M Certificates and Class B Certificates and (ii) that for any Distribution Date on which the Senior Percentage is greater than the Senior Percentage as of the Closing Date, the Senior Accelerated Distribution Percentage for such
Distribution Date shall be 100%. Notwithstanding the foregoing, upon the reduction of the Certificate Principal Balances of the Class A Certificates (other


NY1-254294.5
                                      38
than the Class A-8 Certificates) and Class R Certificates, to zero, the Senior Accelerated Distribution Percentage shall thereafter be 0%.

      Senior Percentage: As of any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class A Certificates (other than the Class A-8 Certificates) and Class R Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

      Senior Principal Distribution Amount: As to any Distribution Date, the lesser of (a) the balance of the Available Distribution Amount remaining after the distribution of all amounts required to be distributed pursuant to Section 4.02(a)(i) and Section 4.02(a)(ii)(X) and (b) the sum of the amounts required to be distributed to the Class A Certificateholders and Class R Certificateholders on such Distribution Date pursuant to Section 4.02(a)(ii)(Y), (xvi) and (xvii).

      Servicing Accounts: The account or accounts created and maintained pursuant to Section 3.08.

      Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in connection with a default, delinquency or other unanticipated event by the Master Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property or, with respect to a Cooperative Loan, the related Cooperative Apartment, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Sections 3.01, 3.08, 3.12(a) and 3.14, including, if the Master Servicer or any Affiliate of the Master Servicer provides services such as appraisals and brokerage services that are customarily provided by Persons other than servicers of mortgage loans, reasonable compensation for such services.

      Servicing Fee: With respect to any Mortgage Loan and Distribution Date, the fee payable monthly to the Master Servicer in respect of master servicing compensation that accrues at an annual rate designated on the Mortgage Loan Schedule as the "MSTR SERV FEE" for such Mortgage Loan, as may be adjusted with respect to successor Master Servicers as provided in Section 7.02.

      Servicing Modification: Any reduction of the interest rate on or the outstanding principal balance of a Mortgage Loan that is in default, or for which, in the judgment of the Master Servicer, default is reasonably foreseeable, pursuant to a


NY1-254294.5
                                      39
modification of such Mortgage Loan in accordance with Section
3.07(a).

      Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by the Master Servicer, as such list may from time to time be amended.

      Special Hazard Amount: As of any Distribution Date, an amount equal to $4,337,701 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.05 and (ii) the Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-off Date, the Adjustment Amount shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Adjustment Amount for such anniversary) exceeds the greater of (A) the greatest of (i) twice the outstanding principal balance of the Mortgage Loan in the Trust Fund which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary, (ii) the product of 1.00% multiplied by the outstanding principal balance of all Mortgage Loans on the Distribution Date immediately preceding such anniversary and (iii) the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans in any single five-digit California zip code area with the largest amount of Mortgage Loans by aggregate principal balance as of such anniversary and (B) the greater of (i) the product of 0.50% multiplied by the outstanding principal balance of all Mortgage Loans on the Distribution Date immediately preceding such anniversary multiplied by a fraction, the numerator of which is equal to the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of all of the Mortgage Loans secured by Mortgaged Properties located in the State of California divided by the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of all of the Mortgage Loans, expressed as a percentage, and the denominator of which is equal to 20.97% (which percentage is equal to the percentage of Mortgage Loans initially secured by Mortgaged Properties located in the State of California) and (ii) the aggregate outstanding principal balance (as of the immediately preceding Distribution
Date) of the largest Mortgage Loan secured by a Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) located in the State of California.

      The Special Hazard Amount may be further reduced by the Master Servicer (including accelerating the manner in which coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the


NY1-254294.5
                                      40
rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

      Special Hazard Loss: Any Realized Loss not in excess of the cost of the lesser of repair or replacement of a Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) suffered by such Mortgaged Property (or Cooperative Apartment) on account of direct physical loss, exclusive of (i) any loss of a type covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property pursuant to Section 3.12(a), except to the extent of the portion of such loss not covered as a result of any coinsurance provision and (ii) any Extraordinary Loss.

      Standard & Poor's: Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, or its successor in interest.

      Stated Principal Balance: With respect to any Mortgage Loan or related REO Property, at any given time, (i) the Cut-off Date Principal Balance of the Mortgage Loan, minus (ii) the sum of (a) the principal portion of the Monthly Payments due with respect to such Mortgage Loan or REO Property during each Due Period ending prior to the most recent Distribution Date which were received or with respect to which an Advance was made, and (b) all Principal Prepayments with respect to such Mortgage Loan or REO Property, and all Insurance Proceeds, Liquidation Proceeds and REO Proceeds, to the extent applied by the Master Servicer as recoveries of principal in accordance with Section 3.14 with respect to such Mortgage Loan or REO Property, in each case which were distributed pursuant to Section 4.02 on any previous Distribution Date, and (c) any Realized Loss allocated to Certificateholders with respect thereto for any previous Distribution Date.

      Subclass: With respect to the Class A-9 Certificates, any Subclass thereof issued pursuant to Section 5.01(c). Any such Subclass will represent the Uncertificated REMIC II Regular Interest or Interests specified by the initial Holder of the Class A-9 Certificates pursuant to Section 5.01(c).

      Subordinate Percentage: As of any Distribution Date, 100% minus the Senior Percentage as of such Distribution Date.

      Subordinate Principal Distribution Amount: With respect to any Distribution Date and each Class of Class M Certificates and Class B Certificates, (a) the sum of (i) the product of (x) the related Class M Percentage or Class B Percentage for such Class and (y) the aggregate of the amounts calculated for such Distribution Date under clauses (1), (2) and (3) of Section


NY1-254294.5
                                      41

4.02(a)(ii)(Y)(A); (ii) such Class's pro rata share, based on the Certificate Principal Balance of each Class of Class M Certificates and Class B Certificates then outstanding, of the principal collections described in Section 4.02(a)(ii)(Y)(B)(b) to the extent such collections are not otherwise distributed to the Class A Certificates and Class R Certificates; (iii) the product of (x) the related Prepayment Distribution Percentage and (y) the aggregate of all Principal Prepayments in Full and Curtailments received in the related Prepayment Period (other than the related Discount Fraction of such Principal Payments in Full and Curtailments with respect to a Discount Mortgage
Loan) to the extent not payable to the Class A Certificates and Class R Certificates; (iv) if such Class is the most senior Class of Certificates then outstanding (as established in Section 4.05 hereof), any Excess Subordinate Principal Amount for such Distribution Date; and (v) any amounts described in clauses (i), (ii) and (iii) as determined for any previous Distribution Date, that remain undistributed to the extent that such amounts are not attributable to Realized Losses which have been allocated to a subordinate Class of Class M or Class B Certificates minus (b) any Excess Subordinate Principal Amount not payable to such Class on such Distribution Date pursuant to the definition thereof; provided, however, that such amount shall in no event exceed the outstanding Certificate Principal Balance of such Class of Certificates immediately prior to such date.

      Subserviced Mortgage Loan: Any Mortgage Loan that, at the time of reference thereto, is subject to a Subservicing
Agreement.

      Subservicer: Any Person with whom the Master Servicer has entered into a Subservicing Agreement and who generally satisfied the requirements set forth in the Program Guide in respect of the qualification of a Subservicer as of the date of its approval as a Subservicer by the Master Servicer.

      Subservicer Advance: Any delinquent installment of principal and interest on a Mortgage Loan which is advanced by the related Subservicer (net of its Subservicing Fee) pursuant to the Subservicing Agreement.

      Subservicing Account: An account established by a Subservicer in accordance with Section 3.08.

      Subservicing Agreement: The written contract between the Master Servicer and any Subservicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02, generally in the form of the servicer contract referred to or contained in the Program Guide or in such other form as has been approved by the Master Servicer and the Company. With respect to Mortgage Loans subserviced by MLCC, the Subservicing Agreement shall also include the Addendum and Assignment Agreement and the Pledged Asset Mortgage Servicing Agreement.


NY1-254294.5
                                      42

      Subservicing Fee: As to any Mortgage Loan, the fee payable monthly to the related Subservicer (or, in the case of a Nonsubserviced Mortgage Loan, to the Master Servicer) in respect of subservicing and other compensation that accrues at an annual rate equal to the excess of the Mortgage Rate borne by the related Mortgage Note over the rate per annum designated on the Mortgage Loan Schedule as the "CURR NET" for such Mortgage Loan.

      Surety: Ambac Assurance Corporation, or its successors in interest.

      Surety Bond: The Limited Purpose Surety Bond (Policy No. AB0039BE), dated February 28, 1996, issued by Ambac Assurance Corporation (formerly known as AMBAC Indemnity Corporation) for the benefit of certain beneficiaries, including the Trustee for the benefit of the Holders of the Certificates, but only to the extent that such Limited Purpose Surety Bond covers any Additional Collateral Mortgage Loans.

      Tax Returns: The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of REMIC I and REMIC II due to their classification as REMICs under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

      Transfer: Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership
Interest in a Certificate.

      Transferee: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

      Transferor: Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

      Trust Fund:  REMIC I and REMIC II.

      Uncertificated  Accrued Interest:  With respect to each Distribution Date,
(i) as to Uncertificated REMIC I Regular Interest U, an amount equal to the aggregate amount of Accrued Certificate Interest that would result under the terms of the definition thereof on the Class A-1 Certificates and Class A-3
Certificates if the Pass-Through Rate on such Classes were equal to the Uncertificated Pass-Through Rate on Uncertificated REMIC I Regular Interest U,
(ii) as to Uncertificated REMIC I Regular Interest V, an amount equal to the aggregate amount of Accrued


NY1-254294.5
                                      43

Certificate Interest that would result under the terms of the definition thereof on the Class A-2 Certificates if the Pass-Through Rate on such Class were equal to the Uncertificated Pass-Through Rate on Uncertificated REMIC I Regular Interest V, (iii) as to Uncertificated REMIC I Regular Interest W, an amount equal to the aggregate amount of Accrued Certificate Interest that would result under the terms of the definition thereof on the Class A-4 Certificates and Class A-6 Certificates if the Pass-Through Rate on such Classes were equal to the Uncertificated Pass-Through Rate on Uncertificated REMIC I Regular Interest W, (iv) as to Uncertificated REMIC I Regular Interest X, an amount equal to the aggregate amount of Accrued Certificate Interest that would result under the terms of the definition thereof on the Class A-8 Certificates if the Pass-Through Rate on such Class were equal to the Uncertificated Pass-Through Rate on Uncertificated REMIC I Regular Interest X, (v) as to Uncertificated REMIC I Regular Interest Y, an amount equal to the aggregate amount of Accrued Certificate Interest that would result under the terms of the definition thereof on the Class A- 1, Class A-2, Class A-3, Class A-7, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class R-II Certificates if the Pass-Through Rates on such Classes were equal to the Uncertificated Pass-Through Rate on Uncertificated REMIC I Regular Interest Y and (vii) as to each Uncertificated REMIC I Regular Interest Z and each Uncertificated REMIC II Regular Interest, an amount equal to one month's interest at the Pool Strip Rate of the related Mortgage Loan on the principal balance of such Mortgage Loan reduced by such Interest's pro-rata share of any prepayment interest shortfalls or other reductions of interest allocable to the Class A-9 Certificates.

      Uncertificated Pass-Through Rate: With respect to each of the Uncertificated REMIC I Regular Interests U, V, W, X and Y, 6.75%, 6.50%, 9.00%, 0.00% and 7.00%, respectively. With respect to each Uncertificated REMIC I Regular Interest Z and each Uncertificated REMIC II Regular Interest Z, the Pool Strip Rate for the related Mortgage Loan.

      Uncertificated Principal Balance: With respect to each Uncertificated REMIC I Regular Interest on any date of determination, an amount equal to $102,584,000 with respect to Uncertificated REMIC I Regular Interest U,
$158,282,400 with respect to Uncertificated REMIC I Regular Interest V, an amount equal to $52,393,600 with respect to Uncertificated REMIC I Regular Interest W, $138,732 with respect to Uncertificated REMIC I Regular Interest X, $120,371,152.82 with respect to Uncertificated REMIC I Regular Interest Y and $0 with respect to Uncertificated REMIC I Regular Interest Z, minus (ii) the sum of
(x) the aggregate of all amounts previously deemed distributed with respect to such interest and applied to reduce the Uncertificated Principal Balance thereof pursuant to Section 4.09(a)(ii) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in


NY1-254294.5
                                      44
connection with Realized Losses that were previously deemed allocated to the Uncertificated Principal Balance of such Uncertificated REMIC I Regular Interest pursuant to Section 4.09(d).

      Uncertificated REMIC I Regular Interest U: An uncertificated partial undivided beneficial ownership interest in REMIC I having a principal balance equal to the Stated Principal Balance of the Mortgage Loans and REO Property from time to time multiplied by a fraction, the numerator of which is the aggregate Certificate Principal Balance of the Class A-1 and Class A-3 Certificates and the denominator of which is the aggregate Certificate Principal Balance of all of the Certificates, and which bears interest at a rate equal to 6.75% per annum.

      Uncertificated REMIC I Regular Interest V: An uncertificated partial undivided beneficial ownership interest in REMIC I having a principal balance equal to the Stated Principal Balance of the Mortgage Loans and REO Property from time to time multiplied by a fraction, the numerator of which is the aggregate Certificate Principal Balance of the Class A-2 Certificates and the denominator of which is the aggregate Certificate Principal Balance of all of the Certificates, and which bears interest at a rate equal to 6.50% per annum.

      Uncertificated REMIC I Regular Interest W: An uncertificated partial undivided beneficial ownership interest in REMIC I having a principal balance equal to the Stated Principal Balance of the Mortgage Loans and REO Property from time to time multiplied by a fraction, the numerator of which is the aggregate Certificate Principal Balance of the Class A-4 and Class A-6 Certificates and the denominator of which is the aggregate Certificate Principal Balance of all of the Certificates, and which bears interest at a rate equal to 9.00% per annum.

      Uncertificated REMIC I Regular Interest X: An uncertificated partial undivided beneficial ownership interest in REMIC I having a principal balance equal to the Stated Principal Balance of the Mortgage Loans and REO Property from time to time multiplied by a fraction, the numerator of which is the aggregate Certificate Principal Balance of the Class A-8 Certificates and the denominator of which is the aggregate Certificate Principal Balance of all of the Certificates, and which bears interest at a rate equal to 0.00% per annum.

      Uncertificated REMIC I Regular Interest Y: An uncertificated partial undivided beneficial ownership interest in REMIC I having a principal balance equal to the Stated Principal Balance of the Mortgage Loans and REO Property from time to time multiplied by a fraction, the numerator of which is the aggregate Certificate Principal Balance of the Class A-7, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class R-II Certificates and the denominator of which is the aggregate


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Certificate Principal Balance of all of the Certificates, and which bears interest at a rate equal to 7.00% per annum.

      Uncertificated REMIC I Regular Interest Z: The 3,564 uncertificated partial undivided beneficial ownership interests in REMIC I, numbered sequentially from 1 to 3,564, each relating to a particular Mortgage Loan identified by such sequential number on the Mortgage Loan Schedule, each having no principal balance, and each bearing interest at the respective Pool Strip Rate on the Stated Principal Balance of the related Mortgage Loan.

      Uncertificated REMIC I Regular Interests: Uncertificated REMIC I Regular Interest U, Uncertificated REMIC I Regular Interest V, Uncertificated REMIC I Regular Interest W, Uncertificated REMIC I Regular Interest X, Uncertificated REMIC I Regular Interest Y and Uncertificated REMIC I Regular Interests Z.

      Uncertificated  REMIC I  Regular  Interest  U  Distribution  Amount:  With
respect  to  any  Distribution  Date,  the  sum  of  the  amounts  deemed  to be distributed on the Uncertificated REMIC I Regular Interest U for such Distribution Date pursuant to Section 4.09(a).

      Uncertificated  REMIC I  Regular  Interest  V  Distribution  Amount:  With
respect  to  any  Distribution  Date,  the  sum  of  the  amounts  deemed  to be distributed on the Uncertificated REMIC I Regular Interest V for such Distribution Date pursuant to Section 4.09(a).

      Uncertificated  REMIC I  Regular  Interest  W  Distribution  Amount:  With
respect  to  any  Distribution  Date,  the  sum  of  the  amounts  deemed  to be distributed on the Uncertificated REMIC I Regular Interest W for such Distribution Date pursuant to Section 4.09(a).

      Uncertificated  REMIC I  Regular  Interest  X  Distribution  Amount:  With
respect  to  any  Distribution  Date,  the  sum  of  the  amounts  deemed  to be distributed on the Uncertificated REMIC I Regular Interest X for such Distribution Date pursuant to Section 4.09(a).

      Uncertificated  REMIC I  Regular  Interest  Y  Distribution  Amount:  With
respect  to  any  Distribution  Date,  the  sum  of  the  amounts  deemed  to be distributed on the Uncertificated REMIC I Regular Interest Y for such Distribution Date pursuant to Section 4.09(a).

      Uncertificated REMIC I Regular Interests Z Distribution
Amount: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC I


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Regular Interests Z for such Distribution Date pursuant to Section 4.09(a).

      Uncertificated REMIC I Regular Interest Distribution Amounts: The Uncertificated REMIC I Regular Interest V Distribution Amount, Uncertificated REMIC I Regular Interest W Distribution Amount, Uncertificated REMIC I Regular Interest X Distribution Amount, Uncertificated REMIC I Regular Interest Y Distribution Amount and Uncertificated REMIC I Regular Interests Z Distribution Amount.

      Uncertificated REMIC II Regular Interests: The 3,564 Uncertificated partial undivided beneficial ownership interests in REMIC II numbered sequentially from 1 through 3,564 each relating to the identically numbered Uncertificated REMIC I Regular Interests Z, each having no principal balance and bearing interest at a rate equal to the related Pool Strip Rate on the Stated Principal Balance of the Mortgage Loan related to the identically numbered Uncertificated REMIC I Regular Interests Z, comprising such Uncertificated REMIC II Regular Interest's pro rata share of the amount distributed pursuant to Sections 4.02(a) and (b).

      Uncertificated REMIC II Regular Interests Distribution Amount: With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC I Regular Interests Z for such Distribution Date pursuant to Section 4.09(a).

      Uniform Single Attestation Program for Mortgage Bankers: The Uniform Single Attestation Program for Mortgage Bankers, as published by the Mortgage Bankers Association of America and effective with respect to fiscal periods ending on or after
December 15, 1995.

      Uninsured Cause: Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies.

      United States Person: A citizen or resident of the United States, a corporation, partnership or other entity (treated as a corporation or partnership for United States income tax purposes) created or organized in, or under the laws of, the United States, any state thereof, or the District of Columbia (except in the case of a partnership, to the extent provided in Treasury regulations), or an estate that is described in Section 7701(a)(30)(D) of the Code, or a trust that is described in Section 7701(a)(30)(E) of the Code.

      Voting Rights: The portion of the voting rights of all of the Certificates that is allocated to any Certificate. 97.0% of all of the Voting Rights shall be allocated among Holders of Certificates, other than the Interest Only Certificates and Class


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R Certificates, in proportion to the outstanding Certificate Principal Balances of their respective Certificates; 1% of all Voting Rights shall be allocated among the Holders of the Class A-5 Certificates; 1% of all Voting Rights shall be allocated among the Holders of the Class A-9 Certificates; and the Holders of the Class R-I Certificates and Class R-II Certificates shall be entitled to 0.5% and 0.5% of all of the Voting Rights, allocated among the Certificates of each such Class in accordance with their respective Percentage Interests.

      Section 1.02.     Determination of LIBOR.

      LIBOR applicable to the calculation of the Pass-Through Rate on the Class A-4 Certificates, Class A-5 and Class A-6 Certificates for any Interest Accrual Period (other than the initial Interest Accrual Period) will be determined on each LIBOR Rate Adjustment Date.

      On each LIBOR Rate Adjustment Date, LIBOR shall be established by the Trustee and, as to any Interest Accrual Period, will equal the rate for one month United States dollar deposits that appears on the Telerate Screen Page 3750 as of 11:00 a.m., London time, on such LIBOR Rate Adjustment Date. "Telerate Screen Page 3750" means the display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, LIBOR shall be so established by use of such other service for displaying LIBOR or comparable rates as may be selected by the Trustee after consultation with the Master Servicer), the rate will be the Reference Bank Rate. The "Reference Bank Rate" will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be any three major banks that are engaged in transactions in the London interbank market, selected by the Trustee after consultation with the Master Servicer) as of 11:00 a.m., London time, on the LIBOR Rate Adjustment Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to, with respect to the Class A-5 Certificates, the Notional Amount of the Class A-5 Certificates then outstanding, and, with respect to the Class A-4 Certificates and Class A-6 Certificates, the Certificate Principal Balance of the Class A-4 Certificates and Class A-6 Certificates, respectively, then outstanding. The Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations rounded up to the next multiple of 1/16%. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee after consultation with the Master Servicer, as of


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11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to, with respect to the Class A-5 Certificates, the Notional Amount of the Class A-5 Certificates then outstanding, and, with respect to the Class A-4 Certificates and Class A-6 Certificates, the Certificate Principal Balance of the Class A-4 Certificates and Class A-6 Certificates, respectively, then outstanding. If no such quotations can be obtained, the rate will be LIBOR for the prior Distribution Date.

      The establishment of LIBOR by the Trustee on any LIBOR Rate Adjustment Date and the Trustee's subsequent calculation of the Pass-Through Rate applicable to the Class A-4, Class A-5 and Class A-6 Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

      Promptly following each LIBOR Rate Adjustment Date the Trustee shall supply the Master Servicer with the results of its determination of LIBOR on such date. Furthermore, the Trustee will supply to any Certificateholder so requesting by telephone the Pass-Through Rate on the Class A-4, Class A-5 and Class A-6 Certificates for the current and the immediately preceding Interest Accrual Period.



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                                  ARTICLE II

                         CONVEYANCE OF MORTGAGE LOANS;
                       ORIGINAL ISSUANCE OF CERTIFICATES

      Section 2.01.     Conveyance of Mortgage Loans.

      (a) The Company, concurrently with the execution and delivery hereof, does hereby assign to the Trustee without recourse all the right, title and interest of the Company in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans after the Cutoff Date (other than payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date).

      (b) In connection with such assignment, except as set forth in Section 2.01(c) below, the Company does hereby deliver to, and deposit with, the Trustee, or to and with one or more Custodians, as the duly appointed agent or agents of the Trustee for such purpose, the following documents or instruments (or copies thereof as permitted by this Section) (I) with respect to each Mortgage Loan so assigned (other than a Cooperative Loan):

            (i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

            (ii) The original Mortgage with evidence of recording indicated thereon or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

            (iii) An original Assignment of the Mortgage to the Trustee with evidence of recording indicated thereon or a copy of such assignment certified by the public recording office in which such assignment has been recorded;

            (iv) The original recorded assignment or assignments of the Mortgage showing an unbroken chain of title from the originator thereof to the Person assigning it to the Trustee or a copy of such assignment or assignments of the Mortgage certified by the public recording office in which such assignment or assignments have been recorded; and

            (v) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Mortgage Loan or a copy of each modification,


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      assumption agreement or preferred loan agreement certified by the public recording office in which such document has been recorded.

      and (II) with respect to each Cooperative Loan so assigned:

            (i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

            (ii) A counterpart of the Cooperative Lease and the Assignment of Proprietary Lease to the originator of the Cooperative Loan with intervening assignments showing an unbroken chain of title from such originator to the Trustee;

            (iii) The related Cooperative Stock Certificate, representing the related Cooperative Stock pledged with respect to such Cooperative Loan, together with an undated stock power (or other similar instrument) executed in blank;

            (iv) The original recognition agreement by the Cooperative of the interests of the mortgagee with respect to the related Cooperative Loan;

            (v)         The Security Agreement;

            (vi) Copies of the original UCC-1 financing statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

            (vii) Copies of the filed UCC-3 assignments of the security interest referenced in clause (vi) above showing an unbroken chain of title from the originator to the Trustee, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

            (viii) An executed assignment of the interest of the originator in the Security Agreement, Assignment of Proprietary Lease and the recognition agreement referenced in clause (iv) above, showing an unbroken chain of title from the originator to the Trustee;



NY1-254294.5
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            (ix) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Cooperative Loan; and

            (x) An executed UCC-1 financing statement showing the Master Servicer as debtor, the Company as secured party and the Trustee as assignee and an executed UCC-1 financing statement showing the Company as debtor and the Trustee as secured party, each in a form sufficient for filing, evidencing the interest of such debtors in the Cooperative Loans.

      (c) The Company  may, in lieu of  delivering  the  documents  set forth in
Section  2.01(b)(I)(iv) and (v) and Section  (b)(II)(ii),  (iv), (vii), (ix) and
(x) to the Trustee or the Custodian or Custodians, deliver such documents to the Master Servicer, and the Master Servicer shall hold such documents in trust for the use and benefit of all present and future Certificateholders until such time as is set forth below. Within ten Business Days following the earlier of (i) the receipt of the original of each of the documents or instruments set forth in
Section  2.01(b)(I)(iv) and (v) and Section  (b)(II)(ii),  (iv), (vii), (ix) and
(x) (or copies  thereof as permitted by such  Section) for any Mortgage Loan and
(ii) a written request by the Trustee to deliver those documents with respect to any or all of the Mortgage Loans then being held by the Master Servicer, the Master Servicer shall deliver a complete set of such documents to the Trustee or the Custodian or Custodians that are the duly appointed agent or agents of the Trustee.

      On the Closing Date, the Master Servicer shall certify that it has in its possession an original or copy of each of the documents referred to in Section 2.01(b)(I)(iv) and (v) and Section (b)(II)(ii), (iv), (vii), (ix) and (x) which has been delivered to it by the Company. Every six months after the Closing Date, for so long as the Master Servicer is holding documents pursuant to this
Section 2.01(c), the Master Servicer shall deliver to (i) Moody's if it is one of the Rating Agencies, (ii) the Trustee and (iii) each Custodian a report setting forth the status of the documents which it is holding pursuant to this
Section 2.01(c).

      (d) In the event that in connection with any Mortgage Loan the Company cannot deliver the Mortgage, any assignment, modification, assumption agreement or preferred loan agreement (or copy thereof certified by the public recording office) with evidence of recording thereon concurrently with the execution and delivery of this Agreement solely because of a delay caused by the public recording office where such Mortgage, assignment, modification, assumption agreement or preferred loan agreement as the case may be, has been delivered for recordation, the Company shall deliver or cause to be delivered to the Trustee or the respective Custodian a true and correct photocopy of such


NY1-254294.5
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Mortgage, assignment, modification, assumption agreement or preferred loan agreement.

      The Company shall promptly cause to be recorded in the appropriate public office for real property records the Assignment referred to in clause (I)(iii) of Section 2.01(b), except in states where, in the opinion of counsel acceptable to the Trustee and the Master Servicer, such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Company or the originator of such Mortgage Loan and shall promptly cause to be filed the Form UCC-3 assignment and UCC-1 financing statement referred to in clause (II)(vii) and (x), respectively, of Section 2.01(b). If any Assignment, Form UCC-3 or Form UCC-1, as applicable, is lost or returned unrecorded to the Company because of any defect therein, the Company shall prepare a substitute Assignment, Form UCC-3 or Form UCC-1, as applicable, or cure such defect, as the case may be, and cause such Assignment to be recorded in accordance with this paragraph. The Company shall promptly deliver or cause to be delivered to the Trustee or the respective Custodian such Mortgage or Assignment or Form UCC-3 or Form UCC-1, as applicable, (or copy thereof certified by the public recording office) with evidence of recording indicated thereon upon receipt thereof from the public recording office or from the related Subservicer. In connection with its servicing of Cooperative Loans, the Master Servicer will use its best efforts to file timely continuation statements with regard to each financing statement and assignment relating to Cooperative Loans as to which the related Cooperative Apartment is located outside of the State of New York.

      In the event that the Company delivers to the Trustee or Custodian any Mortgage Note or Assignment of Mortgage in blank, the Company shall, or shall cause the Custodian to, complete the endorsement of the Mortgage Note and the Assignment of Mortgage in the name of the Trustee within 45 days after the Closing Date, as contemplated by Section 2.02.

      Any of the items set forth in Sections 2.01(b)(I)(iv) and (v) and (II)(vi) and (vii) and that may be delivered as a copy rather than the original may be delivered in microfiche form.

      (e) Residential Funding hereby assigns to the Trustee its security interest in and to any Additional Collateral, its right to receive payments in respect of any Additional Collateral Loans pursuant the Addendum and Assignment Agreement and the Pledged Asset Mortgage Servicing Agreement, and its rights as beneficiary under the Surety Bond in respect of any Additional Collateral Loans. With respect to any Additional Collateral Mortgage Loan, Residential Funding shall cause to be filed in the appropriate recording office a UCC-3 statement giving notice of the assignment of the related security interest to the Trust Fund and


NY1-254294.5
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shall  thereafter  cause  the  timely  filing  of  all  necessary   continuation
statements with regard to such financing statements.

      (f) It is intended that the conveyance by the Company to the Trustee of the Mortgage Loans as provided for in this Section 2.01 and the Uncertificated REMIC I Regular Interests as provided for in Section 2.06 be construed as a sale by the Company to the Trustee of the Mortgage Loans and the Uncertificated REMIC I Regular Interests for the benefit of the Certificateholders. Further, it is not intended that such conveyance be deemed to be a pledge of the Mortgage Loans and the Uncertificated REMIC I Regular Interests by the Company to the Trustee to secure a debt or other obligation of the Company. However, in the event that the Mortgage Loans and the Uncertificated REMIC I Regular Interests are held to be property of the Company or of Residential Funding, or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans and the Uncertificated REMIC I Regular Interests, then it is intended that (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (b) the conveyance provided for in Section 2.01 shall be deemed to be (1) a grant by the Company to the Trustee of a security interest in all of the Company's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the Mortgage Loans, including (i) with respect to each Cooperative Loan, the related Mortgage Note, Security Agreement, Assignment of Proprietary Lease, Cooperative Stock Certificate, Cooperative Lease, any insurance policies and all other documents in the related Mortgage File and (ii) with respect to each Mortgage Loan other than a Cooperative Loan, the related Mortgage Note, the Mortgage, any insurance policies and all other documents in the related Mortgage File, (B) all amounts payable pursuant to the Mortgage Loans in accordance with the terms thereof, (C) the Uncertificated REMIC I Regular Interests and (D) any and all general intangibles consisting of, arising from or relating to any of the foregoing, and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Certificate Account or the Custodial Account, whether in the form of cash, instruments, securities or other property and (2) an assignment by the Company to the Trustee of any security interest in any and all of Residential Funding's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A), (B), (C) and (D) granted by Residential Funding to the Company pursuant to the Assignment Agreement; (c) the possession by the Trustee, the Custodian or any other agent of the Trustee of Mortgage Notes or such other items of property as constitute instruments, money, negotiable documents or chattel paper shall


NY1-254294.5
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be deemed to be "possession by the secured party," or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the Minnesota Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction (including, without limitation, Section 9-305, 8-313 or 8-321 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law.

      The Company and, at the Company's direction, Residential Funding and the Trustee shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, the Uncertificated REMIC I Regular Interests and the other property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. Without limiting the generality of the foregoing, the Company shall prepare and deliver to the Trustee not less than 15 days prior to any filing date and, the Trustee shall forward for filing, or shall cause to be forwarded for filing, at the expense of the Company, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Trustee's security interest in or lien on the Mortgage Loans and the Uncertificated REMIC I Regular Interests, as evidenced by an Officer's Certificate of the Company, including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by (1) any change of name of Residential Funding, the Company or the Trustee (such preparation and filing shall be at the expense of the Trustee, if occasioned by a change in the Trustee's name), (2) any change of location of the place of business or the chief executive office of Residential Funding or the Company, (3) any transfer of any interest of Residential Funding or the Company in any Mortgage Loan or (4) any transfer of any interest of Residential Funding or the Company in any Uncertificated REMIC I Regular Interest.

      (g) The Master Servicer hereby acknowledges the receipt by it of cash in an amount equal to $402,854 (the "Initial Monthly Payment Fund"), representing scheduled principal amortization and interest at the Net Mortgage Rate for the Due Date in March 1998, for those Mortgage Loans for which the Trustee will not be entitled to receive such payment. The Master Servicer shall hold such Initial Monthly Payment Fund in the Custodial Account and shall include such Initial Monthly Payment Fund in the Available Distribution Amount for the Distribution Date in March 1998.


NY1-254294.5
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Notwithstanding anything herein to the contrary, the Initial Monthly Payment Fund shall not be an asset of REMIC I or REMIC II. To the extent that the Initial Monthly Payment Fund constitutes a reserve fund for federal income tax purposes, (1) it shall be an outside reserve fund and not an asset of REMIC I or REMIC II, (2) it shall be owned by the Seller and (3) amounts transferred by REMIC I or REMIC II to the Initial Monthly Payment Fund shall be treated as transferred to the Seller or any successor, all within the meaning of Section 1.860G-2(h) of the Treasury Regulations.

      Section 2.02.     Acceptance by Trustee.

      The Trustee acknowledges receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section 2.01(b)(i) through (iii) above (except that for purposes of such acknowledgement only, a Mortgage Note may be endorsed in blank and an Assignment of Mortgage may be in blank) and declares that it, or a Custodian as its agent, holds and will hold such documents and the other documents constituting a part of the Mortgage Files delivered to it, or a Custodian as its agent, and the rights of Residential Funding with respect to any Additional Collateral and the Surety Bond assigned to the Trustee pursuant to Section 2.01, in trust for the use and benefit of all present and future Certificateholders. The Trustee or Custodian (such Custodian being so obligated under a Custodial Agreement) agrees, for the benefit of Certificateholders, to review each Mortgage File delivered to it pursuant to Section 2.01(b) within 45 days after the Closing Date to ascertain that all required documents (specifically as set forth in Section 2.01(b)), have been executed and received, and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, as supplemented, that have been conveyed to it. Upon delivery of the Mortgage Files by the Company or the Master Servicer, the Trustee shall acknowledge receipt (or, with respect to Mortgage Loans subject to a Custodial Agreement, and based solely upon a receipt or certification executed by the Custodian, receipt by the respective Custodian as the duly appointed agent of the Trustee) of the documents referred to in Section 2.01(c) above. The Trustee or Custodian (such Custodian being so obligated under a Custodial Agreement) agrees to review each Mortgage File delivered to it pursuant to Section 2.01(c) within 45 days after receipt thereof to ascertain that all documents required to be delivered pursuant to such Section have been received, and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, as supplemented, that have been conveyed to it.

      If the Custodian, as the Trustee's agent, finds any document or documents constituting a part of a Mortgage File to be missing


NY1-254294.5
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or defective in any material respect, the Trustee shall promptly so notify the Master Servicer and the Company. Pursuant to Section 2.3 of the Custodial Agreement, the Custodian will notify the Master Servicer, the Company and the Trustee of any such omission or defect found by it in respect of any Mortgage File held by it. The Master Servicer shall promptly notify the related Subservicer or Seller of such omission or defect and request that such Subservicer or Seller correct or cure such omission or defect within 60 days from the date the Master Servicer was notified of such omission or defect and, if such Subservicer or Seller does not correct or cure such omission or defect within such period, that such Subservicer or Seller purchase such Mortgage Loan from REMIC I at its Purchase Price, in either case within 90 days from the date the Master Servicer was notified of such omission or defect; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. The Purchase Price for any such Mortgage Loan, whether purchased by the Seller or the Subservicer, shall be deposited or caused to be deposited by the Master Servicer in the Custodial Account maintained by it pursuant to
Section 3.07 and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Seller or its designee or the Subservicer or its designee, as the case may be, any Mortgage Loan released pursuant hereto and thereafter such Mortgage Loan shall not be part of the Trust Fund. It is understood and agreed that the obligation of the Seller or the Subservicer, as the case may be, to so cure or purchase any Mortgage Loan as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to Certificateholders or the Trustee on behalf of the Certificateholders.

      Section 2.03. Representations, Warranties and Covenants of the Master Servicer and the Company.

      (a) The Master Servicer hereby represents and warrants to the Trustee for the benefit of the Certificateholders that:

            (i) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and is or will be in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement;


NY1-254294.5
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            (ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this
      Agreement will not violate the Master Servicer's Certificate of Incorporation or Bylaws or constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, or result in the material breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

            (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee and the Company, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would materially adversely affect its performance hereunder;

            (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

            (vi) The Master Servicer will comply in all material respects in the performance of this Agreement with all reasonable rules and requirements of each insurer under each Required Insurance Policy;

            (vii) No information, certificate of an officer, statement furnished in writing or report delivered to the Company, any Affiliate of the Company or the Trustee by the Master Servicer will, to the knowledge of the Master Servicer, contain any untrue statement of a material fact or omit a material fact necessary to make the information, certificate, statement or report not misleading; and

            (viii)      The Master Servicer has examined each
      existing, and will examine each new, Subservicing Agreement and is or will be familiar with the terms thereof. The


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      terms  of  each  existing  Subservicing   Agreement  and  each  designated
      Subservicer are acceptable to the Master Servicer and any new Subservicing Agreements will comply with the provisions of Section 3.02.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Mortgage Files to the Trustee or any Custodian.

      Upon discovery by either the Company, the Master Servicer, the Trustee or any Custodian of a breach of any representation or warranty set forth in this
Section 2.03(a) which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 90 days of its discovery or its receipt of notice of such breach, the Master Servicer shall either (i) cure such breach in all material respects or (ii) to the extent that such breach is with respect to a Mortgage Loan or a related document, purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure must occur within 90 days from the date such breach was discovered. The obligation of the Master Servicer to cure such breach or to so purchase such Mortgage Loan shall constitute the sole remedy in respect of a breach of a representation and warranty set forth in this Section 2.03(a) available to the Certificateholders or the Trustee on behalf of the Certificateholders.

      (b) The Company hereby represents and warrants to the Trustee for the benefit of Certificateholders that as of the Closing Date (or, if otherwise specified below, as of the date so specified):

            (i) No Mortgage Loan is one month or more delinquent in payment of principal and interest as of the Cut-off Date and no Mortgage Loan has been so delinquent more than once in the 12-month period prior to the Cut-off Date;

            (ii) The information set forth in Exhibit F hereto with respect to each Mortgage Loan or the Mortgage Loans, as the case may be, is true and correct in all material respects at the date or dates respecting which such information is furnished;

            (iii) The Mortgage Loans are fully-amortizing, fixed-rate mortgage loans with level Monthly Payments due on


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      the first day of each month and terms to maturity at origination or modification of not more than 30 years;

            (iv) To the best of the Company's knowledge, except with respect to eleven Mortgage Loans representing approximately 0.3% of the Mortgage Loans by aggregate Stated Principal Balance (none of which are Additional Collateral Loans), if a Mortgage Loan is secured by a Mortgaged Property with a Loan-to-Value Ratio at origination in excess of 80%, such Mortgage Loan is the subject of a Primary Insurance Policy that insures that portion of the principal balance thereof that exceeds the amount equal to 75% of the Appraised Value of the related Mortgaged Property. To the best of the Company's knowledge, each such Primary Insurance Policy is in full force and effect and the Trustee is entitled to the benefits thereunder;

            (v) The issuers of the Primary Insurance Policies are insurance companies whose claims-paying abilities are currently acceptable to each Rating Agency;

            (vi) No more than 0.4% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date are secured by Mortgaged Properties located in any one zip code area in California and no more than 0.3% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date are secured by Mortgaged Properties located in any one zip code area outside California, and none of the Mortgage Loans is a Cooperative Loan;

            (vii) If the improvements securing a Mortgage Loan are in a federally designated special flood hazard area, flood insurance in the amount required under the Program Guide covers the related Mortgaged Property (either by coverage under the federal flood insurance program or by coverage by private insurers);

            (viii) Immediately prior to the assignment of the Mortgage Loans to the Trustee, the Company had good title to, and was the sole owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest (other than rights to servicing and related compensation) and such assignment validly transfers ownership of the Mortgage Loans to the Trustee free and clear of any pledge, lien, encumbrance or security interest;

            (ix) Approximately 28.03% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date were underwritten under a reduced loan documentation program, approximately 19.64% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date were underwritten under a no-stated income program and approximately 0.86% of the Mortgage Loans by aggregate


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      Stated Principal Balance as of the Cut-off Date were underwritten under a no income/no asset program;

            (x) Except with respect to approximately 30.6% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date, the Mortgagor represented in its loan application with respect to the related Mortgage Loan that the Mortgaged Property would be owner-occupied;

            (xi) Four Mortgage Loans, representing no more than 0.3% of the Mortgage Loans, will be Buydown Mortgage Loans;

            (xii) Each Mortgage  Loan  constitutes  a qualified  mortgage  under
      Section 860G(a)(3)(A) of the Code and Treasury Regulations Section 1.860G-2(a)(1);

            (xiii) A policy of title insurance was effective as of the closing of each Mortgage Loan and is valid and binding and remains in full force and effect;

            (xiv) With respect to a Mortgage Loan that is a Cooperative Loan, the Cooperative Stock that is pledged as security for the Mortgage Loan is held by a person as a tenant-stockholder (as defined in Section 216 of the Code) in a cooperative housing corporation (as defined in Section 216 of the Code);

            (xv) Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months;

            (xvi) Approximately 0.05% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date contain in the related Mortgage File a Destroyed Mortgage Note;

            (xvii) Not more than 2.6% of the Mortgage Loans by aggregate Stated Principal Balance as of the Cut-off Date will have been made to International Borrowers, and no such Mortgagor is a member of a foreign diplomatic mission with diplomatic rank;

            (xviii) No Mortgage Loan provides for payments that are subject to reduction by withholding taxes levied by any foreign (non-United States) sovereign government; and

            (xix)       None of the Mortgage Loans are Additional
      Collateral Loans.

It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive


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delivery of the respective Mortgage Files to the Trustee or any Custodian.

      Upon discovery by any of the Company, the Master Servicer, the Trustee or any Custodian of a breach of any of the representations and warranties set forth in this Section 2.03(b) which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement); provided, however, that in the event of a breach of the representation and warranty set forth in Section 2.03(b)(xii), the party discovering such breach shall give such notice within five days of discovery. Within 90 days of its discovery or its receipt of notice of breach, the Company shall either (i) cure such breach in all material respects or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that the Company shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date; provided that if the omission or defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. Any such substitution shall be effected by the Company under the same terms and conditions as provided in Section 2.04 for substitutions by Residential Funding. It is understood and agreed that the obligation of the Company to cure such breach or to so purchase or substitute for any Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on behalf of the Certificateholders.
Notwithstanding the foregoing, the Company shall not be required to cure breaches or purchase or substitute for Mortgage Loans as provided in this
Section 2.03(b) if the substance of the breach of a representation set forth above also constitutes fraud in the origination of the Mortgage Loan.

      Section 2.04.     Representations and Warranties of Sellers.

      The Company, as assignee of Residential Funding under the Assignment Agreement, hereby assigns to the Trustee for the benefit of Certificateholders all of its right, title and interest in respect of the Assignment Agreement and each Seller's Agreement applicable to a Mortgage Loan. Insofar as the Assignment Agreement or such Seller's Agreement relates to the representations and warranties made by Residential Funding or the related Seller in respect of such Mortgage Loan and any remedies provided thereunder for any breach of such representations and warranties, such right, title and interest may be enforced by the Master Servicer on behalf of the Trustee and the Certificate-holders. Upon the discovery by the Company, the Master Servicer,


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the Trustee or any Custodian of a breach of any of the representations and warranties made in a Seller's Agreement or the Assignment Agreement (which, for purposes hereof, will be deemed to include any other cause giving rise to a repurchase obligation under the Assignment Agreement) in respect of any Mortgage Loan which materially and adversely affects the interests of the Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). The Master Servicer shall promptly notify the related Seller or Residential Funding, as the case may be, of such breach and request that such Seller or Residential Funding, as the case may be, either (i) cure such breach in all material respects within 90 days from the date the Master Servicer was notified of such breach or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that in the case of a breach under the Assignment Agreement Residential Funding shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date; provided that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or substitution must occur within 90 days from the date the breach was discovered. In the event that Residential Funding elects to substitute a Qualified Substitute Mortgage Loan or Loans for a Deleted Mortgage Loan pursuant to this
Section 2.04, Residential Funding shall deliver to the Trustee for the benefit of the Certificateholders with respect to such Qualified Substitute Mortgage Loan or Loans, the original Mortgage Note, the Mortgage, an Assignment of the Mortgage in recordable form, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed as required by Section
2.01. No substitution will be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the Master Servicer and remitted by the Master Servicer to Residential Funding on the next succeeding Distribution Date. For the month of substitution, distributions to the Certificateholders will include the Monthly Payment due on a Deleted Mortgage Loan for such month and thereafter Residential Funding shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Master Servicer shall amend or cause to be amended the Mortgage Loan Schedule, and, if the Deleted Mortgage Loan was a Discount Mortgage Loan, the Schedule of Discount Fractions, for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage Loan or Loans and the Master Servicer shall deliver the amended Mortgage Loan Schedule, and, if the Deleted Mortgage Loan was a Discount Loan, the amended Schedule of Discount Fractions, to the Trustee. Upon such substitution, the Qualified Substitute


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Mortgage Loan or Loans shall be subject to the terms of this Agreement and the related Subservicing Agreement in all respects, the related Seller shall be deemed to have made the representations and warranties with respect to the Qualified Substitute Mortgage Loan contained in the related Seller's Agreement as of the date of substitution, and the Company and the Master Servicer shall be deemed to have made with respect to any Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the covenants, representations and warranties set forth in this Section 2.04, in Section 2.03 hereof and in Section 4 of the Assignment Agreement, and the Master Servicer shall be obligated to repurchase or substitute for any Qualified Substitute Mortgage Loan as to which a Repurchase Event (as defined in the Assignment Agreement) has occurred pursuant to Section 4 of the Assignment Agreement.

      In connection with the substitution of one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (in each case after application of the principal portion of the Monthly Payments due in the month of substitution that are to be distributed to the Certificateholders in the month of substitution). Residential Funding shall deposit the amount of such shortfall into the Custodial Account on the day of substitution, without any reimbursement therefor. Residential Funding shall give notice in writing to the Trustee of such event, which notice shall be accompanied by an Officers' Certificate as to the calculation of such shortfall and (subject to Section 10.01(f)) by an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or (b) any portion of the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding.

      It is understood and agreed that the obligation of the Seller or Residential Funding, as the case may be, to cure such breach or purchase (or in the case of Residential Funding to substitute for) such Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on behalf of Certificateholders. If the Master Servicer is Residential Funding, then the Trustee shall also have the right to give the notification and require the purchase or substitution provided for in the second preceding paragraph in the event of such a breach of a representation or warranty made by Residential Funding in the Assignment Agreement. In connection with the purchase of or substitution for any such


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Mortgage Loan by Residential Funding, the Trustee shall assign to Residential Funding all of the right, title and interest in respect of the Seller's Agreement and the Assignment Agreement applicable to such Mortgage Loan.

      Section 2.05. Issuance of Certificates Evidencing Interests in REMIC I Certificates.


      The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Mortgage Files to it, or any Custodian on its behalf, subject to any exceptions noted, together with the assignment to it of all other assets included in REMIC I, receipt of which is hereby acknowledged. Concurrently with such delivery and in exchange therefor, the Trustee, pursuant to the written request of the Company executed by an officer of the Company has executed and caused to be authenticated and delivered to or upon the order of the Company the Class R-I Certificates in authorized denominations which together with the Uncertificated REMIC I Regular Interests, evidence ownership of REMIC I. The rights of the Class R-I Certificateholders and REMIC II to receive distributions from the proceeds of REMIC I in respect of the Class R-I Certificates and the Uncertificated REMIC I Regular Interests, and all ownership interests of the Class R-I Certificateholders and REMIC II in such distributions, shall be as set forth in this Agreement.

      Section 2.06. Conveyance of Uncertificated REMIC I and REMIC II Regular Interests; Acceptance by the Trustee.


      The Company, as of the Closing Date, and concurrently with the execution and delivery hereof, does hereby assign without recourse all the right, title and interest of the Company in and to the Uncertificated REMIC I Regular Interests to the Trustee for the benefit of the Class A-1, Class A-2, Class A-3, Class A- 4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class R-II Certificateholders. The Trustee acknowledges receipt of the Uncertificated REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class R-II Certificateholders. The rights of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class R-II Certificateholders to receive distributions from the proceeds of REMIC II in respect of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class R-II Certificates,


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and all ownership interests of the Class A-1, Class A-2, Class A- 3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class R-II Certificateholders in such distributions, shall be as set forth in this Agreement.

      Section 2.07. Issuance of Certificates Evidencing Interest in REMIC II.

      The Trustee acknowledges the assignment to it of the Uncertificated REMIC I Regular Interests and, concurrently therewith and in exchange therefor, pursuant to the written request of the Company executed by an officer of the Company, the Trustee has executed and caused to be authenticated and delivered to or upon the order of the Company, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class R-II Certificates in authorized denominations, which evidence ownership of the entire REMIC II.


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                                  ARTICLE III

                         ADMINISTRATION AND SERVICING
                               OF MORTGAGE LOANS

      Section 3.01.     Master Servicer to Act as Servicer.

      (a) The Master Servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement and the respective Mortgage Loans and shall have full power and authority, acting alone or through Subservicers as provided in Section 3.02, to do any and all things which it may deem necessary or desirable in connection with such servicing and administration. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Subservicer is hereby authorized and empowered by the Trustee when the Master Servicer or the Subservicer, as the case may be, believes it appropriate in its best judgment, to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, or of consent to assumption or modification in connection with a proposed conveyance, or of assignment of any Mortgage and Mortgage Note in connection with the repurchase of a Mortgage Loan and all other comparable instruments, or with respect to the modification or re-recording of a Mortgage for the purpose of correcting the Mortgage, the subordination of the lien of the Mortgage in favor of a public utility company or government agency or unit with powers of eminent domain, the taking of a deed in lieu of foreclosure, the completion of judicial or non-judicial foreclosure, the conveyance of a Mortgaged Property to the related Insurer, the acquisition of any property acquired by foreclosure or deed in lieu of foreclosure, or the management, marketing and conveyance of any property acquired by foreclosure or deed in lieu of foreclosure with respect to the Mortgage Loans and with respect to the Mortgaged Properties. Notwithstanding the foregoing, subject to Section 3.07(a), the Master Servicer shall not permit any modification with respect to any Mortgage Loan that would both constitute a sale or exchange of such Mortgage Loan within the meaning of Section 1001 of the Code and any proposed, temporary or final regulations promulgated thereunder (other than in connection with a proposed conveyance or assumption of such Mortgage Loan that is treated as a Principal Prepayment in Full pursuant to
Section 3.13(d) hereof) and cause REMIC I or REMIC II to fail to qualify as such under the Code. The Trustee shall furnish the Master Servicer with any powers of attorney and other documents necessary or appropriate to enable the Master Servicer to service and administer the Mortgage Loans. The Trustee shall not be liable for any action taken by the Master Servicer or any Subservicer pursuant to such powers of attorney. In servicing and administering any Nonsubserviced Mortgage Loan, the Master Servicer shall, to the


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extent not inconsistent with this Agreement, comply with the Program Guide as if it were the originator of such Mortgage Loan and had retained the servicing rights and obligations in respect thereof. In connection with servicing and administering the Mortgage Loans, the Master Servicer and any Affiliate of the Master Servicer (i) may perform services such as appraisals and brokerage services that are not customarily provided by servicers of mortgage loans, and shall be entitled to reasonable compensation therefor in accordance with Section
3.10 and (ii) may, at its own discretion and on behalf of the Trustee, obtain credit information in the form of a "credit score" from a credit repository.

      (b) All costs incurred by the Master Servicer or by Subservicers in effecting the timely payment of taxes and assessments on the properties subject to the Mortgage Loans shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loan so permit, and such costs shall be recoverable to the extent permitted by Section 3.10(a)(ii).

      (c) The Master Servicer may enter into one or more agreements in connection with the offering of pass-through certificates evidencing interests in one or more of the Certificates providing for the payment by the Master Servicer of amounts received by the Master Servicer as servicing compensation hereunder and required to cover certain Prepayment Interest Shortfalls on the Mortgage Loans, which payment obligation will thereafter be an obligation of the Master Servicer hereunder.

      Section 3.02.     Subservicing Agreements Between Master
                        Servicer and Subservicers; Enforcement of
                        Subservicers' and Sellers' Obligations.

      (a) The Master Servicer may continue in effect Subservicing Agreements entered into by Residential Funding and Subservicers prior to the execution and delivery of this Agreement, and may enter into new Subservicing Agreements with Subservicers, for the servicing and administration of all or some of the Mortgage Loans. Each Subservicer of a Mortgage Loan shall be entitled to receive and retain, as provided in the related Subservicing Agreement and in Section 3.07, the related Subservicing Fee from payments of interest received on such Mortgage Loan after payment of all amounts required to be remitted to the Master Servicer in respect of such Mortgage Loan. For any Mortgage Loan that is a Nonsubserviced Mortgage Loan, the Master Servicer shall be entitled to receive and retain an amount equal to the Subservicing Fee from payments of interest. Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Master Servicer in servicing the Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of the Master Servicer. Each Subservicing Agreement will


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be upon such terms and conditions as are generally required or permitted by the Program Guide and are not inconsistent with this Agreement and as the Master Servicer and the Subservicer have agreed. A representative form of Subservicing Agreement is attached to this Agreement as Exhibit G. With the approval of the Master Servicer, a Subservicer may delegate its servicing obligations to third-party servicers, but such Subservicer will remain obligated under the related Subservicing Agreement. The Master Servicer and a Subservicer may enter into amendments thereto or a different form of Subservicing Agreement, and the form referred to or included in the Program Guide is merely provided for information and shall not be deemed to limit in any respect the discretion of the Master Servicer to modify or enter into different Subservicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of either this Agreement or the Program Guide in a manner which would materially and adversely affect the interests of the Certificateholders.

      (b) As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Trustee and the Certificateholders, shall use its best reasonable efforts to enforce the obligations of each Subservicer under the related Subservicing Agreement and of each Seller under the related Seller's Agreement, to the extent that the non-performance of any such obligation would have a material and adverse effect on a Mortgage Loan, including, without limitation, the obligation to purchase a Mortgage Loan on account of defective documentation, as described in Section 2.02, or on account of a breach of a representation or warranty, as described in Section 2.04. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements or Seller's Agreements, as appropriate, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or
(ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

      Section 3.03.     Successor Subservicers.

      The Master Servicer shall be entitled to terminate any Subservicing Agreement that may exist in accordance with the terms and conditions of such Subservicing Agreement and without any limitation by virtue of this Agreement; provided, however, that in the event of termination of any Subservicing Agreement by the Master Servicer or the Subservicer, the Master Servicer shall either act as servicer of the related Mortgage Loan or enter into


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a Subservicing Agreement with a successor Subservicer which will be bound by the terms of the related Subservicing Agreement. If the Master Servicer or any Affiliate of Residential Funding acts as servicer, it will not assume liability for the representations and warranties of the Subservicer which it replaces. If the Master Servicer enters into a Subservicing Agreement with a successor Subservicer, the Master Servicer shall use reasonable efforts to have the successor Subservicer assume liability for the representations and warranties made by the terminated Subservicer in respect of the related Mortgage Loans and, in the event of any such assumption by the successor Subservicer, the Master Servicer may, in the exercise of its business judgment, release the terminated Subservicer from liability for such representations and warranties.

      Section 3.04.     Liability of the Master Servicer.

      Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer or a Subservicer or reference to actions taken through a Subservicer or otherwise, the Master Servicer shall remain obligated and liable to the Trustee and the Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer or the Company and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Subservicer or Seller for indemnification of the Master Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

      Section 3.05.     No Contractual Relationship Between
                        Subservicer and Trustee or
                        Certificateholders.


      Any Subservicing Agreement that may be entered into and any other transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the Subservicer and the Master Servicer alone and the Trustee and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer in its capacity as such except as set forth in Section 3.06. The foregoing provision shall not in any way limit a Subservicer's obligation to cure an omission or defect or to repurchase a Mortgage Loan as referred to in Section
2.02 hereof.



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      Section 3.06.     Assumption or Termination of
                        Subservicing Agreements by Trustee.

      (a) In the event the Master Servicer shall for any reason no longer be the master servicer (including by reason of an Event of Default), the Trustee, its designee or its successor shall thereupon assume all of the rights and obligations of the Master Servicer under each Subservicing Agreement that may have been entered into. The Trustee, its designee or the successor servicer for the Trustee shall be deemed to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer as a party to the Subservicing Agreement to the same extent as if the Subservicing Agreement had been assigned to the assuming party except that the Master Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreement.

      (b) The Master Servicer shall, upon request of the Trustee but at the expense of the Master Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Subservicing Agreement to the assuming party.

      Section 3.07.     Collection of Certain Mortgage Loan
                        Payments; Deposits to Custodial Account.

      (a) The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Insurance Policy, follow such collection procedures as it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan and (ii) extend the Due Date for payments due on a Mortgage Loan in accordance with the Program Guide; provided, however, that the Master Servicer shall first determine that any such waiver or extension will not impair the coverage of any related Primary
Insurance Policy or materially adversely affect the lien of the related Mortgage. In the event of any such arrangement, the Master Servicer shall make timely advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements unless otherwise agreed to by the Holders of the Classes of Certificates affected thereby; provided, however, that no such extension shall be made if any advance would be a Nonrecoverable Advance. Consistent with the


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terms of this Agreement, the Master Servicer may also waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Master Servicer's determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders (taking into account any estimated Realized Loss that might result absent such action); provided, however, that the Master Servicer may not modify materially or permit any Subservicer to modify any Mortgage Loan, including without limitation any modification that would change the Mortgage Rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related Mortgage Loan or except in connection with prepayments to the extent that such reamortization is not inconsistent with the terms of the Mortgage Loan), or extend the final maturity date of such Mortgage Loan, unless such Mortgage Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable; and provided, further, that no such modification shall reduce the interest rate on a Mortgage Loan below the sum of the Pool Strip Rate and the sum of the rates at which the Servicing Fee and the Subservicing Fee with respect to such Mortgage Loan accrues. In connection with any Curtailment of a Mortgage Loan, the Master Servicer, to the extent not inconsistent with the terms of the Mortgage Note and local law and practice, may permit the Mortgage Loan to be reamortized such that the Monthly Payment is recalculated as an amount that will fully amortize the remaining Stated Principal Balance thereof by the original Maturity Date based on the original Mortgage Rate; provided, that such re-amortization shall not be permitted if it would constitute a reissuance of the Mortgage Loan for federal income tax purposes.

      (b) The Master Servicer shall establish and maintain a Custodial Account in which the Master Servicer shall deposit or cause to be deposited on a daily basis, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by it in respect of the Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date):

            (i) All payments on account of principal, including Principal Prepayments made by Mortgagors on the Mortgage Loans and the principal component of any Subservicer Advance or of any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred;

            (ii) All payments on account of interest at the Adjusted Mortgage Rate on the Mortgage Loans, including Buydown Funds, if any, and the interest component of any Subservicer Advance or of any REO Proceeds received in


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      connection with an REO Property for which an REO Disposition has occurred;

            (iii) Insurance Proceeds and Liquidation Proceeds (net of any related expenses of the Subservicer);

            (iv) All  proceeds  of any  Mortgage  Loans  purchased  pursuant  to
      Section 2.02, 2.03, 2.04 or 4.07 and all amounts required to be deposited in connection with the substitution of a Qualified Substitute Mortgage Loan pursuant to Section 2.03 or 2.04;

            (v) Any amounts required to be deposited pursuant to Section 3.07(c) or 3.21;

            (vi) All amounts transferred from the Certificate Account to the Custodial Account in accordance with Section 4.02(a); and

            (vii) Any amounts realized by MLCC and received by the Master Servicer in respect of any Additional Collateral.

The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments on the Mortgage Loans which are not part of the Trust Fund (consisting of payments in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date) and payments or collections in the nature of prepayment charges or late payment charges or assumption fees may but need not be deposited by the Master Servicer in the Custodial Account. In the event any amount not required to be deposited in the Custodial Account is so deposited, the Master Servicer may at any time withdraw such amount from the Custodial Account, any provision herein to the contrary notwithstanding. The Custodial Account may contain funds that belong to one or more trust funds created for mortgage pass-through certificates of other series and may contain other funds respecting payments on mortgage loans belonging to the Master
Servicer or serviced or master serviced by it on behalf of others. Notwithstanding such commingling of funds, the Master Servicer shall keep records that accurately reflect the funds on deposit in the Custodial Account that have been identified by it as being attributable to the Mortgage Loans.

      With respect to Insurance Proceeds, Liquidation Proceeds, REO Proceeds and the proceeds of the purchase of any Mortgage Loan pursuant to Sections 2.02, 2.03, 2.04 and 4.07 received in any calendar month, the Master Servicer may elect to treat such amounts as included in the Available Distribution Amount for the Distribution Date in the month of receipt, but is not obligated to do so. If the Master Servicer so elects, such amounts will be deemed to have been received (and any related Realized Loss shall


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be deemed to have occurred) on the last day of the month prior to the receipt thereof.

      (c) The Master Servicer shall use its best efforts to cause the institution maintaining the Custodial Account to invest the funds in the Custodial Account attributable to the Mortgage Loans in Permitted Investments which shall mature not later than the Certificate Account Deposit Date next following the date of such investment (with the exception of the Amount Held for Future Distribution) and which shall not be sold or disposed of prior to their maturities. All income and gain realized from any such investment shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments attributable to the investment of amounts in respect of the Mortgage Loans shall be deposited in the Custodial Account by the Master Servicer out of its own funds immediately as realized without any right of reimbursement.

      (d) The Master Servicer shall give notice to the Trustee and the Company of any change in the location of the Custodial Account and the location of the Certificate Account prior to the use thereof.

      Section 3.08.     Subservicing Accounts; Servicing Accounts.

      (a) In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to establish and maintain one or more Subservicing Accounts which shall be an Eligible Account or, if such account is not an Eligible Account, shall generally satisfy the requirements of the Program Guide and be otherwise acceptable to the Master Servicer and each Rating Agency. The Subservicer will be required thereby to deposit into the Subservicing Account on a daily basis all proceeds of Mortgage Loans received by the Subservicer, less its Subservicing Fees and unreimbursed advances and expenses, to the extent permitted by the Subservicing Agreement. If the Subservicing Account is not an Eligible Account, the Master Servicer shall be deemed to have received such monies upon receipt thereof by the Subservicer. The Subservicer shall not be required to deposit in the Subservicing Account payments or collections in the nature of prepayment charges or late charges or assumption fees. On or before the date specified in the Program Guide, but in no event later than the Determination Date, the Master Servicer shall cause the Subservicer, pursuant to the Subservicing Agreement, to remit to the Master Servicer for deposit in the Custodial Account all funds held in the Subservicing Account with respect to each Mortgage Loan serviced by such Subservicer that are required to be remitted to the Master Servicer. The Subservicer will also be required, pursuant to the Subservicing Agreement, to advance on


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such scheduled date of remittance amounts equal to any scheduled monthly installments of principal and interest less its Subservicing Fees on any Mortgage Loans for which payment was not received by the Subservicer. This obligation to advance with respect to each Mortgage Loan will continue up to and including the first of the month following the date on which the related
Mortgaged Property is sold at a foreclosure sale or is acquired by the Trust Fund by deed in lieu of foreclosure or otherwise. All such advances received by the Master Servicer shall be deposited promptly by it in the Custodial Account.

      (b) The Subservicer may also be required, pursuant to the Subservicing Agreement, to remit to the Master Servicer for deposit in the Custodial Account interest at the Adjusted Mortgage Rate (or Modified Net Mortgage Rate plus the rate per annum at which the Servicing Fee accrues in the case of a Modified Mortgage Loan) on any Curtailment received by such Subservicer in respect of a Mortgage Loan from the related Mortgagor during any month that is to be applied by the Subservicer to reduce the unpaid principal balance of the related Mortgage Loan as of the first day of such month, from the date of application of such Curtailment to the first day of the following month. Any amounts paid by a Subservicer pursuant to the preceding sentence shall be for the benefit of the Master Servicer as additional servicing compensation and shall be subject to its withdrawal or order from time to time pursuant to Sections 3.10(a)(iv) and (v).

      (c) In addition to the Custodial Account and the Certificate Account, the Master Servicer shall for any Nonsubserviced Mortgage Loan, and shall cause the Subservicers for Subserviced Mortgage Loans to, establish and maintain one or more Servicing Accounts and deposit and retain therein all collections from the Mortgagors (or advances from Subservicers) for the payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items for the account of the Mortgagors. Each Servicing Account shall satisfy the requirements for a Subservicing Account and, to the extent permitted by the Program Guide or as is otherwise acceptable to the Master Servicer, may also function as a Subservicing Account. Withdrawals of amounts related to the Mortgage Loans from the Servicing Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, Primary Insurance Policy premiums, if applicable, or comparable items, to reimburse the Master Servicer or Subservicer out of related collections for any payments made pursuant to Sections 3.11 (with respect to the Primary Insurance Policy) and 3.12(a) (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Servicing Account or to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01 or in accordance with the Program Guide. As part of its servicing


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duties, the Master Servicer shall, and the Subservicers will, pursuant to the Subservicing Agreements, be required to pay to the Mortgagors interest on funds in this account to the extent required by law.

      (d) The Master Servicer shall advance the payments referred to in the preceding subsection that are not timely paid by the Mortgagors or advanced by the Subservicers on the date when the tax, premium or other cost for which such payment is intended is due, but the Master Servicer shall be required so to advance only to the extent that such advances, in the good faith judgment of the Master Servicer, will be recoverable by the Master Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise.

      Section 3.09.     Access to Certain Documentation and
                        Information Regarding the Mortgage Loans.

      In the event that compliance with this Section 3.09 shall make any Class of Certificates legal for investment by federally insured savings and loan associations, the Master Servicer shall provide, or cause the Subservicers to provide, to the Trustee, the Office of Thrift Supervision or the FDIC and the supervisory agents and examiners thereof access to the documentation regarding the Mortgage Loans required by applicable regulations of the Office of Thrift Supervision, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices designated by the Master Servicer. The Master Servicer shall permit such representatives to photocopy any such documentation and shall provide equipment for that purpose at a charge reasonably approximating the cost of such photocopying to the Master Servicer.

      Section 3.10.     Permitted Withdrawals from the
                        Custodial Account.

      (a) The Master Servicer may, from time to time as provided herein, make withdrawals from the Custodial Account of amounts on deposit therein pursuant to
Section 3.07 that are attributable to the Mortgage Loans for the following purposes:

              (i) to make deposits into the Certificate Account in the amounts and in the manner provided for in Section
      4.01;

              (ii) to reimburse itself or the related Subservicer for previously unreimbursed advances or expenses made pursuant to Sections 3.01, 3.07(a), 3.08, 3.11, 3.12(a), 3.14 and 4.04 or otherwise reimbursable pursuant to the terms of this Agreement, such withdrawal right being limited to amounts received on particular Mortgage Loans (including, for this purpose, REO Proceeds, Insurance Proceeds, Liquidation Proceeds and proceeds from the purchase of a Mortgage Loan pursuant to Section 2.02, 2.03,


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      2.04 or 4.07) which represent (A) Late Collections of Monthly Payments for which any such advance was made in the case of Subservicer Advances or Advances pursuant to Section 4.04 and (B) recoveries of amounts in respect of which such advances were made in the case of Servicing Advances;

              (iii) to pay to itself or the related Subservicer (if not previously retained by such Subservicer) out of each payment received by the Master Servicer on account of interest on a Mortgage Loan as contemplated by Sections 3.14 and 3.16, an amount equal to that remaining portion of any such payment as to interest (but not in excess of the Servicing Fee and the Subservicing Fee, if not previously retained) which, when deducted, will result in the remaining amount of such interest being interest at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) on the amount specified in the amortization schedule of the related Mortgage Loan as the principal balance thereof at the beginning of the period respecting which such interest was paid after giving effect to any previous Curtailments;

              (iv) to pay to itself as additional servicing compensation any interest or investment income earned on funds deposited in the Custodial Account that it is entitled to withdraw pursuant to Section 3.07(c);

              (v) to pay to itself as additional servicing compensation any Foreclosure Profits, and any amounts remitted by Subservicers as interest in respect of Curtailments pursuant to Section 3.08(b);

              (vi) to pay to itself, a Subservicer, a Seller, Residential Funding, the Company or any other appropriate Person, as the case may be, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased or otherwise transferred pursuant to Section 2.02, 2.03, 2.04, 4.07 or 9.01, all amounts received thereon and not required to be distributed to the Certificateholders as of the date on which the related Stated Principal Balance or Purchase Price is determined;

              (vii) to reimburse itself or the related Subservicer for any Nonrecoverable Advance or Advances in the manner and to the extent provided in subsection (c) below, any Advance made in connection with a modification of a Mortgage Loan that is in default or, in the judgment of the Master Servicer, default is reasonably foreseeable pursuant to Section 3.07(a), to the extent the amount of the Advance has been added to the outstanding principal balance of the Mortgage Loan, or any Advance reimbursable to the Master Servicer pursuant to Section 4.02(a)(iii);



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              (viii) to reimburse itself or the Company for expenses incurred by and reimbursable to it or the Company pursuant to Sections 3.13, 3.14(c), 6.03, 10.01 or otherwise, or in connection with enforcing any repurchase, substitution or indemnification obligation of any Seller (other than an Affiliate of the Company) pursuant to the related Seller's Agreement;

              (ix) to reimburse itself for amounts expended by it (a) pursuant to Section 3.14 in good faith in connection with the restoration of property damaged by an Uninsured Cause, and (b) in connection with the liquidation of a Mortgage Loan or disposition of an REO Property to the extent not otherwise reimbursed pursuant to clause (ii) or (viii) above; and

              (x) to withdraw any amount deposited in the Custodial Account that was not required to be deposited therein pursuant to Section 3.07.

      (b) Since, in connection with withdrawals pursuant to clauses (ii), (iii),
(v)  and  (vi),  the  Master  Servicer's   entitlement  thereto  is  limited  to
collections or other recoveries on the related Mortgage Loan, the Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such clauses.

      (c) The Master Servicer shall be entitled to reimburse itself or the related Subservicer for any advance made in respect of a Mortgage Loan that the Master Servicer determines to be a Nonrecoverable Advance by withdrawal from the Custodial Account of amounts on deposit therein attributable to the Mortgage Loans on any Certificate Account Deposit Date succeeding the date of such determination. Such right of reimbursement in respect of a Nonrecoverable Advance on any such Certificate Account Deposit Date shall be limited to an amount not exceeding the portion of such advance previously paid to Certificateholders (and not theretofore reimbursed to the Master Servicer or the related Subservicer).

      Section 3.11.     Maintenance of the Primary Insurance
                        Policies; Collections Thereunder.

      (a) The Master Servicer shall not take, or permit any Subservicer to take, any action which would result in non-coverage under any applicable Primary Insurance Policy of any loss which, but for the actions of the Master Servicer or Subservicer, would have been covered thereunder. To the extent coverage is available, the Master Servicer shall keep or cause to be kept in full force and effect each such Primary Insurance Policy until the principal balance of the related Mortgage Loan secured by a Mortgaged Property is reduced to 80% or less of the


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Appraised Value in the case of such a Mortgage Loan having a Loan-to-Value Ratio at origination in excess of 80%, provided that such Primary Insurance Policy was in place as of the Cut-off Date and the Company had knowledge of such Primary Insurance Policy. The Master Servicer shall be entitled to cancel or permit the discontinuation of any Primary Insurance Policy as to any Mortgage Loan, if the Stated Principal Balance of the Mortgage Loan is reduced below an amount equal to 80% of the appraised value of the related Mortgaged Property as determined in any appraisal thereof after the Closing Date, or if the Loan-to-Value Ratio is reduced below 80% as a result of principal payments on the Mortgage Loan after the Closing Date. In the event that the Company gains knowledge that as of the Closing Date, a Mortgage Loan had a Loan-to-Value Ratio at origination in excess of 80% and is not the subject of a Primary Insurance Policy (and was not included in any exception to the representation in Section 2.03(b)(iv)) and that such Mortgage Loan has a current Loan-to-Value Ratio in excess of 80% then the Master Servicer shall use its reasonable efforts to obtain and maintain a Primary Insurance Policy to the extent that such a policy is obtainable at a reasonable price. The Master Servicer shall not cancel or refuse to renew any such Primary Insurance Policy applicable to a Nonsubserviced Mortgage Loan, or consent to any Subservicer canceling or refusing to renew any such Primary Insurance Policy applicable to a Mortgage Loan subserviced by it, that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder unless the replacement Primary Insurance Policy for such canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to each Rating Agency for mortgage pass-through certificates having a rating equal to or better than the lower of the then-current rating or the rating assigned to the Certificates as of the Closing Date by such Rating Agency.

      (b) In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present or to cause the related Subservicer to present, on behalf of the Master Servicer, the Subservicer, if any, the Trustee and Certificateholders, claims to the related Insurer under any Primary Insurance Policies, in a timely manner in accordance with such policies, and, in this regard, to take or cause to be taken such reasonable action as shall be necessary to permit recovery under any Primary Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 3.07, any Insurance Proceeds collected by or remitted to the Master Servicer under any Primary Insurance Policies shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.10.



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      Section 3.12.     Maintenance of Fire Insurance and
                        Omissions and Fidelity Coverage.

      (a) The Master Servicer shall cause to be maintained for each Mortgage Loan (other than a Cooperative Loan) fire insurance with extended coverage in an amount which is equal to the lesser of the principal balance owing on such Mortgage Loan or 100 percent of the insurable value of the improvements; provided, however, that such coverage may not be less than the minimum amount required to fully compensate for any loss or damage on a replacement cost basis. To the extent it may do so without breaching the related Subservicing Agreement, the Master Servicer shall replace any Subservicer that does not cause such insurance, to the extent it is available, to be maintained. The Master Servicer shall also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan (other than a Cooperative Loan), fire insurance with extended coverage in an amount which is at least equal to the amount necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. Pursuant to Section 3.07, any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section
3.10. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the amount owing under the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Master Servicer out of related late payments by the Mortgagor or out of Insurance Proceeds and Liquidation Proceeds to the extent permitted by Section 3.10. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage Loan other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. Whenever the improvements securing a Mortgage Loan (other than a Cooperative Loan) are located at the time of origination of such Mortgage Loan in a federally designated special flood hazard area, the Master Servicer shall cause flood insurance (to the extent available) to be maintained in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the amount required to compensate for any loss or damage to the Mortgaged Property on a replacement cost basis and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).



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      In the event that the Master Servicer shall obtain and maintain a blanket fire insurance policy with extended coverage insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.12(a), it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.12(a) and there shall have been a loss which would have been covered by such policy, deposit in the Certificate Account the amount not otherwise payable under the blanket policy because of such deductible clause. Any such deposit by the Master Servicer shall be made on the Certificate Account Deposit Date next preceding the Distribution Date which occurs in the month following the month in which payments under any such policy would have been deposited in the Custodial Account. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present, on behalf of itself, the Trustee and the Certificateholders, claims under any such blanket policy.

      (b) The Master Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions insurance policy covering the Master Servicer's officers and employees and other persons acting on behalf of the Master Servicer in connection with its activities under this Agreement. The amount of coverage shall be at least equal to the coverage that would be required by FNMA or FHLMC, whichever is greater, with respect to the Master Servicer if the Master Servicer were servicing and administering the Mortgage Loans for FNMA or FHLMC. In the event that any such bond or policy ceases to be in effect, the Master Servicer shall obtain a comparable replacement bond or policy from an issuer or insurer, as the case may be, meeting the requirements, if any, of the Program Guide and acceptable to the Company. Coverage of the Master Servicer under a policy or bond obtained by an Affiliate of the Master Servicer and providing the coverage required by this Section 3.12(b) shall satisfy the requirements of this Section 3.12(b).

      Section 3.13.     Enforcement of Due-on-Sale Clauses;
                        Assumption and Modification Agreements;
                        Certain Assignments.

      (a) When any Mortgaged Property is conveyed by the Mortgagor, the Master Servicer or Subservicer, to the extent it has knowledge of such conveyance, shall enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing:


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              (i) the Master Servicer shall not be deemed to be in default under this Section 3.13(a) by reason of any transfer or assumption which the Master Servicer is restricted by law from preventing; and

              (ii) if the Master Servicer determines that it is reasonably likely that any Mortgagor will bring, or if any Mortgagor does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any Mortgage Note or Mortgage, the Master Servicer shall not be required to enforce the due-on-sale clause or to contest such action.

      (b) Subject to the Master Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.13(a), in any case in which a Mortgaged Property is to be conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption or modification agreement or supplement to the Mortgage Note or Mortgage which requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Master Servicer is authorized, subject to the requirements of the sentence next following, to execute and deliver, on behalf of the Trustee, the assumption agreement with the Person to whom the
Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person; provided, however, none of such terms and requirements shall both (i) constitute a "significant modification" effecting an exchange or reissuance of such Mortgage Loan under the Code (or final, temporary or proposed Treasury Regulations promulgated thereunder) and (ii) cause either REMIC I or REMIC II to fail to qualify as a REMIC under the Code or (subject to Section 10.01(f)), result in the imposition of any tax on "prohibited transactions" or constitute "contributions" after the start-up date under the REMIC Provisions. The Master Servicer shall execute and deliver such documents only if it reasonably determines that (i) its execution and delivery thereof will not conflict with or violate any terms of this Agreement or cause the unpaid balance and interest on the Mortgage Loan to be uncollectible in whole or in part, (ii) any required consents of insurers under any Required Insurance Policies have been obtained and (iii) subsequent to the closing of the transaction involving the assumption or transfer (A) the Mortgage Loan will continue to be secured by a first mortgage lien pursuant to the terms of the Mortgage, (B) such transaction will not adversely affect the coverage under any Required Insurance Policies, (C) the Mortgage Loan will fully amortize over the remaining term thereof, (D) no material term of the Mortgage Loan (including the interest rate on the Mortgage Loan) will be altered nor will the term of the


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Mortgage Loan be changed and (E) if the seller/transferor of the Mortgaged Property is to be released from liability on the Mortgage Loan, such release will not (based on the Master Servicer's or Subservicer's good faith determination) adversely affect the collectability of the Mortgage Loan. Upon receipt of appropriate instructions from the Master Servicer in accordance with the foregoing, the Trustee shall execute any necessary instruments for such assumption or substitution of liability as directed in writing by the Master Servicer. Upon the closing of the transactions contemplated by such documents, the Master Servicer shall cause the originals or true and correct copies of the assumption agreement, the release (if any), or the modification or supplement to the Mortgage Note or Mortgage to be delivered to the Trustee or the Custodian and deposited with the Mortgage File for such Mortgage Loan. Any fee collected by the Master Servicer or such related Subservicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

      (c) The Master Servicer or the related Subservicer, as the case may be, shall be entitled to approve a request from a Mortgagor for a partial release of the related Mortgaged Property, the granting of an easement thereon in favor of another Person, any alteration or demolition of the related Mortgaged Property (or, with respect to a Cooperative Loan, the related Cooperative Apartment) or other similar matters if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that the security for, and the timely and full collectability of, such Mortgage Loan would not be adversely affected thereby and that neither REMIC I nor REMIC II would not fail to continue to qualify as a REMIC under the Code as a result thereof and (subject to Section 10.01(f)) that no tax on "prohibited transactions" or "contributions" after the startup day would be imposed on the REMIC as a result thereof. Any fee collected by the Master Servicer or the related Subservicer for processing such a request will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

      (d) Subject to any other applicable terms and conditions of this Agreement, the Trustee and Master Servicer shall be entitled to approve an assignment in lieu of satisfaction with respect to any Mortgage Loan, provided the obligee with respect to such Mortgage Loan following such proposed assignment provides the Trustee and Master Servicer with a "Lender Certification for Assignment of Mortgage Loan" in the form attached hereto as Exhibit O, in form and substance satisfactory to the Trustee and Master Servicer, providing the following: (i) that the Mortgage Loan is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing


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under, the laws of such jurisdiction; (ii) that the substance of the assignment is, and is intended to be, a refinancing of such Mortgage Loan and that the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws; (iii) that the Mortgage Loan following the proposed assignment will have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and
(iv) that such assignment is at the request of the borrower under the related Mortgage Loan. Upon approval of an assignment in lieu of satisfaction with respect to any Mortgage Loan, the Master Servicer shall receive cash in an amount equal to the unpaid principal balance of and accrued interest on such Mortgage Loan and the Master Servicer shall treat such amount as a Principal Prepayment in Full with respect to such Mortgage Loan for all purposes hereof.

      Section 3.14.     Realization Upon Defaulted Mortgage Loans.

      (a) The Master Servicer shall foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07. In connection with such foreclosure or other conversion, the Master Servicer shall, consistent with Section 3.11, follow such practices and procedures as it shall deem necessary or advisable, as shall be normal and usual in its general mortgage servicing activities and as shall be required or permitted by the Program Guide; provided that the Master Servicer shall not be liable in any respect hereunder if the Master Servicer is acting in connection with any such foreclosure or other conversion in a manner that is consistent with the provisions of this Agreement. The Master Servicer, however, shall not be required to expend its own funds or incur other reimbursable charges in connection with any foreclosure, or attempted foreclosure which is not completed, or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Holders of Certificates of one or more Classes after reimbursement to itself for such expenses or charges and
(ii) that such expenses or charges will be recoverable to it through Liquidation Proceeds, Insurance Proceeds, or REO Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to
Section 3.10, whether or not such expenses and charges are actually recoverable from related Liquidation Proceeds, Insurance Proceeds or REO Proceeds). In the event of such a determination by the Master Servicer pursuant to this Section 3.14(a), the Master Servicer shall be entitled to reimbursement of such amounts pursuant to Section 3.10. In addition to the foregoing, the Master Servicer shall use its best reasonable efforts to realize upon any Additional Collateral for such of the Additional Collateral Loans as come into and continue


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in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07; provided that the Master Servicer shall not, on behalf of the Trustee, obtain title to any such Additional Collateral as a result of or in lieu of the disposition thereof or otherwise; and provided further that (i) the Master Servicer shall not proceed with respect to such Additional Collateral in any manner that would impair the ability to recover against the related Mortgaged Property, and (ii) the Master Servicer shall proceed with any REO Acquisition in a manner that preserves the ability to apply the proceeds of such Additional Collateral against amounts owed under the defaulted Mortgage Loan. Any proceeds realized from such Additional Collateral (other than amounts to be released to the Mortgagor or the related guarantor in accordance with procedures that the Master Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note and to the terms and conditions of any security agreement, guarantee agreement, mortgage or other agreement governing the disposition of the proceeds of such Additional Collateral) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section
3.10. Any other payment received by the Master Servicer in respect of such Additional Collateral shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 3.10. Concurrently with the foregoing, the Master Servicer may pursue any remedies that may be available in connection with a breach of a representation and warranty with respect to any such Mortgage Loan in accordance with Sections 2.03 and 2.04. However, the Master Servicer is not required to continue to pursue both foreclosure (or similar remedies) with respect to the Mortgage Loans and remedies in connection with a breach of a representation and warranty if the Master Servicer determines in its reasonable discretion that one such remedy is more likely to result in a greater recovery as to the Mortgage Loan. Upon the occurrence of a Cash Liquidation or REO Disposition, following the deposit in the Custodial Account of all Insurance Proceeds, Liquidation Proceeds and other payments and recoveries referred to in the definition of "Cash Liquidation" or "REO Disposition," as applicable, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Master Servicer or its designee, as the case may be, the related Mortgage Loan, and thereafter such Mortgage Loan shall not be part of the Trust Fund. Notwithstanding the foregoing or any other provision of this Agreement, in the Master Servicer's sole discretion with respect to any defaulted Mortgage Loan or REO Property as to either of the following provisions, (i) a Cash Liquidation or REO Disposition may be deemed to have occurred if substantially all amounts expected by the Master Servicer to be received in


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connection with the related defaulted Mortgage Loan or REO Property have been received, and (ii) for purposes of determining the amount of any Liquidation Proceeds, Insurance Proceeds, REO Proceeds or any other unscheduled collections or the amount of any Realized Loss, the Master Servicer may take into account minimal amounts of additional receipts expected to be received or any estimated additional liquidation expenses expected to be incurred in connection with the related defaulted Mortgage Loan or REO Property.

      (b) In the event that title to any Mortgaged Property is acquired by REMIC I as an REO Property by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee or to its nominee on behalf of Certificateholders. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such REO Property shall (except as otherwise expressly provided herein) be considered to be an Outstanding Mortgage Loan held in REMIC I until such time as the REO Property shall be sold. Consistent with the foregoing for purposes of all calculations hereunder so long as such REO Property shall be considered to be an Outstanding Mortgage Loan it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Mortgage Note shall have been discharged, such Mortgage Note and the related amortization schedule in effect at the time of any such acquisition of title (after giving effect to any previous Curtailments and before any adjustment thereto by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) remain in effect.

      (c) In the event that REMIC I acquires any REO Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer on behalf of REMIC I shall dispose of such REO Property within three full years after the taxable year of its acquisition by REMIC I for purposes of Section 860G(a)(8) of the Code (or such shorter period as may be necessary under applicable state (including any state in which such property is located) law to maintain the status of REMIC I as a REMIC under applicable state law and avoid taxes resulting from such property failing to be foreclosure property under applicable state law) or, at the expense of REMIC I, request, more than 60 days before the day on which such grace period would otherwise expire, an extension of such grace period unless the Master Servicer (subject to Section 10.01(f)) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee and the Master Servicer, to the effect that the holding by REMIC I of such REO Property subsequent to such period will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code or cause REMIC I to fail to qualify as a REMIC under the Code at any time that any Uncertificated REMIC I Regular Interests are outstanding, in which case REMIC I may continue to hold such REO Property (subject to any conditions contained in such Opinion of Counsel).


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The Master Servicer shall be entitled to be reimbursed from the Custodial Account for any costs incurred in obtaining such Opinion of Counsel, as provided in Section 3.10. Notwithstanding any other provision of this Agreement, no REO Property acquired by REMIC I shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of REMIC I in such a manner or pursuant to any terms that would (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or (ii) subject REMIC I to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of
Section 860G(c) of the Code, unless the Master Servicer has agreed to indemnify and hold harmless REMIC I with respect to the imposition of any such taxes.

      (d) The proceeds of any Cash Liquidation, REO Disposition or purchase or repurchase of any Mortgage Loan pursuant to the terms of this Agreement, as well as any recovery resulting from a collection of Liquidation Proceeds, Insurance Proceeds or REO Proceeds, will be applied in the following order of priority: first, to reimburse the Master Servicer or the related Subservicer in accordance with Section 3.10(a)(ii); second, to the Certificateholders to the extent of accrued and unpaid interest on the Mortgage Loan, and any related REO Imputed Interest, at the Net Mortgage Rate (or the Modified Net Mortgage Rate in the case of a Modified Mortgage Loan) to the Due Date prior to the Distribution Date on which such amounts are to be distributed; third, to the Certificateholders as a recovery of principal on the Mortgage Loan (or REO Property)(provided that if any such Class of Certificates to which such Realized Loss was allocated is no longer outstanding, such subsequent recovery shall be distributed to the persons who were the Holders of such Class of Certificates when it was retired); fourth, to all Servicing Fees and Subservicing Fees payable therefrom (and the Master Servicer and the Subservicer shall have no claims for any deficiencies with respect to such fees which result from the foregoing allocation); and fifth, to Foreclosure Profits.

      (e) In the event of a default on a Mortgage Loan one or more of whose obligors is not a United States Person, in connection with any foreclosure or acquisition of a deed in lieu of foreclosure (together, "foreclosure") in respect of such Mortgage Loan, the Master Servicer will cause compliance with the provisions of Treasury Regulation Section 1.1445-2(d)(3) (or any successor thereto) necessary to assure that no withholding tax obligation arises with respect to the proceeds of such foreclosure except to the extent, if any, that proceeds of such foreclosure are required to be remitted to the obligors on such Mortgage Loan.



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      Section 3.15.     Trustee to Cooperate;
                        Release of Mortgage Files.

      (a) Upon becoming aware of the payment in full of any Mortgage Loan, or upon the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify the Trustee (if it holds the related Mortgage File) or the Custodian by a certification of a Servicing Officer (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 3.07 have been or will be so deposited), substantially in one of the forms attached hereto as Exhibit H, or, in the case of the Custodian, an electronic request in a form acceptable to the Custodian, requesting delivery to it of the Mortgage File. Upon receipt of such certification and request, the Trustee shall promptly release, or cause the Custodian to release, the related Mortgage File to the Master Servicer. The
Master Servicer is authorized to execute and deliver to the Mortgagor the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage, together with the Mortgage Note with, as appropriate, written evidence of cancellation thereon. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or the Certificate Account.

      (b) From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian, with a copy to the Trustee, a certificate of a Servicing Officer substantially in one of the forms attached as Exhibit H hereto, or, in the case of the Custodian, an electronic request in a form acceptable to the Custodian, requesting that possession of all, or any document constituting part of, the Mortgage File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any Required Insurance Policy. Upon receipt of the foregoing, the Trustee shall deliver, or cause the Custodian to deliver, the Mortgage File or any document therein to the Master Servicer. The Master Servicer shall cause each Mortgage File or any document therein so released to be returned to the Trustee, or the Custodian as agent for the Trustee when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or (ii) the Mortgage File or such document has been delivered directly or through a Subservicer to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-


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judicially, and the Master Servicer has delivered directly or through a Subservicer to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Trustee shall deliver the Request for Release with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Custodial Account.

      (c) The Trustee or the Master Servicer on the Trustee's behalf shall execute and deliver to the Master Servicer, if necessary, any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Together with such documents or pleadings (if signed by the Trustee), the Master Servicer shall deliver to the Trustee a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate any insurance coverage under any Required Insurance Policy or invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

      Section 3.16.     Servicing and Other Compensation;
                        Compensating Interest.

      (a) The Master Servicer, as compensation for its activities hereunder, shall be entitled to receive on each Distribution Date the amounts provided for by clauses (iii), (iv), (v) and (vi) of Section 3.10(a), subject to clause (e) below. The amount of servicing compensation provided for in such clauses shall be accounted for on a Mortgage Loan-by-Mortgage Loan basis. In the event that Liquidation Proceeds, Insurance Proceeds and REO Proceeds (net of amounts reimbursable therefrom pursuant to Section 3.10(a)(ii)) in respect of a Cash Liquidation or REO Disposition exceed the unpaid principal balance of such Mortgage Loan plus unpaid interest accrued thereon (including REO Imputed Interest) at a per annum rate equal to the related Net Mortgage Rate (or the Modified Net Mortgage Rate in the case of a Modified Mortgage Loan), the Master Servicer shall be entitled to retain therefrom and to pay to itself and/or the related Subservicer, any Foreclosure Profits and any Servicing Fee or Subservicing Fee considered to be accrued but unpaid.

      (b) Additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges,


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investment income on amounts in the Custodial Account or the Certificate Account or otherwise shall be retained by the Master Servicer or the Subservicer to the extent provided herein, subject to clause (e) below.

      (c) The Master Servicer shall be required to pay, or cause to be paid, all expenses incurred by it in connection with its servicing activities hereunder (including payment of premiums for the Primary Insurance Policies, if any, to the extent such premiums are not required to be paid by the related Mortgagors, and the fees and expenses of the Trustee and any Custodian) and shall not be entitled to reimbursement therefor except as specifically provided in Sections
3.10 and 3.14.

      (d) The Master Servicer's right to receive servicing compensation may not be transferred in whole or in part except in connection with the transfer of all of its responsibilities and obligations of the Master Servicer under this Agreement.

      (e) Notwithstanding any other provision herein, the amount of servicing compensation that the Master Servicer shall be entitled to receive for its activities hereunder for the period ending on each Distribution Date shall be reduced (but not below zero) by an amount equal to Compensating Interest (if any) for such Distribution Date. Such reduction shall be applied during such period as follows: first, to any Servicing Fee or Subservicing Fee to which the Master Servicer is entitled pursuant to Section 3.10(a)(iii); second, to any income or gain realized from any investment of funds held in the Custodial
Account or the Certificate Account to which the Master Servicer is entitled pursuant to Sections 3.07(c) or 4.01(b), respectively; and third, to any amounts of servicing compensation to which the Master Servicer is entitled pursuant to
Section 3.10(a)(v) or (vi). In making such reduction, the Master Servicer (i) will not withdraw from the Custodial Account any such amount representing all or a portion of the Servicing Fee to which it is entitled pursuant to Section 3.10(a)(iii); (ii) will not withdraw from the Custodial Account or Certificate Account any such amount to which it is entitled pursuant to Section 3.07(c) or 4.01(b) and (iii) will not withdraw from the Custodial Account any such amount of servicing compensation to which it is entitled pursuant to Section 3.10(a)(v) or (vi).

      Section 3.17.     Reports to the Trustee and the Company.

      Not later than fifteen days after each Distribution Date, the Master Servicer shall forward to the Trustee and the Company a statement, certified by a Servicing Officer, setting forth the status of the Custodial Account as of the close of business on such Distribution Date as it relates to the Mortgage Loans and showing, for the period covered by such statement, the aggregate of deposits in or withdrawals from the Custodial Account in respect of the Mortgage Loans for each category of deposit


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specified in Section 3.07 and each category of withdrawal specified in Section 3.10.

      Section 3.18.     Annual Statement as to Compliance.

      The Master Servicer will deliver to the Company and the Trustee on or before March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, an Officers' Certificate stating, as to each signer thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year related to its servicing of mortgage loans and its performance under pooling and servicing agreements, including this Agreement, has been made under such officers' supervision, (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations relating to this Agreement in all material respects throughout such year, or, if there has been material noncompliance with such servicing standards or a default in the fulfillment in all material respects of any such obligation relating to this Agreement, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof and (iii) to the best of such officers' knowledge, each Subservicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations under its Subservicing Agreement in all material respects throughout such year, or, if there has been material noncompliance with such servicing standards or a material default in the fulfillment of such obligations relating to this Agreement, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof.

      Section 3.19.     Annual Independent Public Accountants'
                        Servicing Report.

      On or before March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, the Master Servicer at its expense shall cause a firm of independent public accountants, which shall be members of the American Institute of Certified Public Accountants, to furnish a report to the Company and the Trustee stating its opinion that, on the basis of an examination conducted by such firm substantially in accordance with standards established by the American Institute of Certified Public Accountants, the assertions made pursuant to Section 3.18 regarding compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers during the preceding calendar year are fairly stated in all material


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respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such accounting standards require it to report. In rendering such statement, such firm may rely, as to matters relating to the direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted by independent public accountants substantially in accordance with standards established by the American Institute of Certified Public Accountants (rendered within one year of such statement) with respect to such Subservicers.

      Section 3.20.     Rights of the Company in Respect
                        of the Master Servicer.

      The Master Servicer shall afford the Company, upon reasonable notice, during normal business hours access to all records maintained by the Master Servicer in respect of its rights and obligations hereunder and access to officers of the Master Servicer responsible for such obligations. Upon request, the Master Servicer shall furnish the Company with its most recent financial statements and such other information as the Master Servicer possesses regarding its business, affairs, property and condition, financial or otherwise. The Master Servicer shall also cooperate with all reasonable requests for information including, but not limited to, notices, tapes and copies of files, regarding itself, the Mortgage Loans or the Certificates from any Person or Persons identified by the Company or Residential Funding. The Company may, but is not obligated to, enforce the obligations of the Master Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer hereunder or exercise the rights of the Master Servicer hereunder; provided that the Master Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Company or its designee. The Company shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

      Section 3.21.     Administration of Buydown Funds.

      (a) With respect to any Buydown Mortgage Loan, the Subservicer has deposited Buydown Funds in an account that satisfies the requirements for a Subservicing Account (the "Buydown Account"). The Master Servicer shall cause the Subservicing Agreement to require that upon receipt from the Mortgagor of the amount due on a Due Date for each Buydown Mortgage Loan, the Subservicer will withdraw from the Buydown Account the predetermined amount that, when added to the amount due on such date from the Mortgagor, equals the full Monthly
Payment and transmit that amount in accordance with the terms of the Subservicing Agreement to the Master Servicer together with


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the related payment made by the Mortgagor or advanced by the Subservicer.

      (b) If the Mortgagor on a Buydown Mortgage Loan prepays such loan in its entirety during the period (the "Buydown Period") when Buydown Funds are required to be applied to such Buydown Mortgage Loan, the Subservicer shall be required to withdraw from the Buydown Account and remit any Buydown Funds remaining in the Buydown Account in accordance with the related buydown agreement. The amount of Buydown Funds which may be remitted in accordance with the related buydown agreement may reduce the amount required to be paid by the Mortgagor to fully prepay the related Mortgage Loan. If the Mortgagor on a Buydown Mortgage Loan defaults on such Mortgage Loan during the Buydown Period and the property securing such Buydown Mortgage Loan is sold in the liquidation thereof (either by the Master Servicer or the insurer under any related Primary Insurance Policy), the Subservicer shall be required to withdraw from the Buydown Account the Buydown Funds for such Buydown Mortgage Loan still held in the Buydown Account and remit the same to the Master Servicer in accordance with the terms of the Subservicing Agreement for deposit in the Custodial Account or, if instructed by the Master Servicer, pay to the insurer under any related Primary Insurance Policy if the Mortgaged Property is transferred to such insurer and such insurer pays all of the loss incurred in respect of such default. Any amount so remitted pursuant to the preceding sentence will be deemed to reduce the amount owed on the Mortgage Loan.


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                                  ARTICLE IV

                        PAYMENTS TO CERTIFICATEHOLDERS

      Section 4.01.     Certificate Account.

      (a) The Master Servicer on behalf of the Trustee shall establish and maintain a Certificate Account in which the Master Servicer shall cause to be deposited on behalf of the Trustee on or before 2:00 P.M. New York time on each Certificate Account Deposit Date by wire transfer of immediately available funds an amount equal to the sum of (i) any Advance for the immediately succeeding Distribution Date, (ii) any amount required to be deposited in the Certificate Account pursuant to Section 3.12(a), (iii) any amount required to be deposited in the Certificate Account pursuant to Section 3.16(e) or Section 4.07, (iv) any amount required to be paid pursuant to Section 9.01 and (v) all other amounts constituting the Available Distribution Amount for the immediately succeeding Distribution Date.

      (b) The Trustee shall, upon written request from the Master Servicer, invest or cause the institution maintaining the Certificate Account to invest the funds in the Certificate Account in Permitted Investments designated in the name of the Trustee for the benefit of the Certificateholders, which shall mature not later than the Business Day next preceding the Distribution Date next following the date of such investment (except that (i) any investment in the institution with which the Certificate Account is maintained may mature on such Distribution Date and (ii) any other investment may mature on such Distribution Date if the Trustee shall advance funds on such Distribution Date to the
Certificate Account in the amount payable on such investment on such Distribution Date, pending receipt thereof to the extent necessary to make distributions on the Certificates) and shall not be sold or disposed of prior to maturity. Subject to Section 3.16(e), all income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized without any right of reimbursement.

      Section 4.02.     Distributions.

      (a) On each Distribution Date (x) the Master Servicer on behalf of the Trustee or (y) the Paying Agent appointed by the Trustee, shall distribute to the Master Servicer, in the case of a distribution pursuant to Section 4.02(a)(iii), the amount required to be distributed to the Master Servicer or a Subservicer pursuant to Section 4.02(a)(iii), and to each Certificateholder of record on the next preceding Record Date (other than as provided in Section 9.01 respecting the final


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distribution) either in immediately available funds (by wire transfer or otherwise) to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Master Servicer or the Paying Agent, as the case may be, or, if such Certificateholder has not so notified the Master Servicer or the Paying Agent by the Record Date, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register such Certificateholder's share (which share (A) with respect to each Class of Certificates (other than any Subclass of the Class A-9 Certificates), shall be based on the aggregate of the Percentage Interests represented by Certificates of the applicable Class held by such Holder or (B) with respect to any Subclass of the Class A-9 Certificates, shall be equal to the amount (if any) distributed pursuant to Section 4.02(a)(i) below to each Holder of a Subclass thereof) of the following amounts, in the following order of priority (subject to the provisions of Section 4.02(b)), in each case to the extent of the Available Distribution Amount:

              (i) to the Class A Certificateholders (other than the Class A-8 Certificateholders) and Class R Certificateholders, on a pro rata basis based on Accrued Certificate Interest payable on such Certificates with respect to such Distribution Date, Accrued Certificate Interest on such Classes of Certificates (or Subclass, if any, with respect to the Class A-9 Certificates) for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date except as provided in the last paragraph of this Section 4.02(a); and

              (ii) (X) to the Class A-8 Certificateholders, the Class A-8 Principal Distribution Amount; and

                        (Y) to the Class A Certificateholders (other than the Class A-8 Certificateholders) and Class R Certificateholders, in the priorities and amounts set forth in Section 4.02(b)(ii) and Section 4.02(c), the sum of the following (applied to reduce the Certificate Principal Balances of such Class A Certificates or Class R Certificates, as applicable):

                    (A) the Senior  Percentage for such  Distribution Date times the sum of the following:

                        (1) the  principal  portion of each Monthly  Payment due
                    during the related Due Period on each Outstanding Mortgage Loan (other than the related Discount Fraction of the principal portion of such payment with respect to a Discount Mortgage Loan), whether or not received on or prior to the related Determination Date, minus the principal


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                    portion of any Debt Service Reduction (other than the related Discount Fraction of the principal portion of such Debt Service Reductions with respect to each Discount Mortgage Loan) which together with other Bankruptcy Losses exceeds the Bankruptcy Amount;

                        (2) the Stated  Principal  Balance of any Mortgage  Loan
                    repurchased during the related Prepayment Period (or deemed to have been so repurchased in accordance with Section 3.07(b)) pursuant to Section 2.02, 2.03, 2.04 or 4.07 and the amount of any shortfall deposited in the Custodial Account in connection with the substitution of a Deleted Mortgage Loan pursuant to Section 2.03 or 2.04 during the related Prepayment Period (other than the related Discount Fraction of such Stated Principal Balance or shortfall with respect to each Discount Mortgage Loan); and

                        (3) the principal portion of all other unscheduled collections (other than Principal Prepayments in Full and Curtailments and amounts received in connection with a Cash Liquidation or REO Disposition of a Mortgage Loan described in Section 4.02(a)(ii)(Y)(B), including without limitation Insurance Proceeds, Liquidation Proceeds and REO Proceeds) received during the related Prepayment Period (or deemed to have been so received in accordance with Section 3.07(b)) to the extent applied by the Master Servicer as recoveries of principal of the related Mortgage Loan pursuant to Section
                    3.14 (other than the related Discount Fraction of the principal portion of such unscheduled collections, with respect to each Discount Mortgage Loan);

                    (B) with  respect  to each  Mortgage  Loan for  which a Cash
              Liquidation or a REO Disposition occurred during the related Prepayment Period (or was deemed to have occurred during such period in accordance with Section 3.07(b)) and did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (a) the Senior Percentage for such Distribution Date times the Stated Principal Balance of such Mortgage Loan (other than the related Discount Fraction of such Stated Principal Balance, with respect to each Discount Mortgage Loan) and (b) the Senior Accelerated Distribution Percentage for such Distribution Date times the related unscheduled collections (including


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              without limitation Insurance Proceeds, Liquidation Proceeds and REO Proceeds) to the extent applied by the Master Servicer as recoveries of principal of the related Mortgage Loan pursuant to
              Section 3.14 (in each case other than the portion of such unscheduled collections, with respect to a Discount Mortgage Loan, included in Section 4.02(b)(i) (C));

                    (C) the Senior Accelerated  Distribution Percentage for such
              Distribution Date times the aggregate of all Principal Prepayments in Full and Curtailments received in the related Prepayment Period (other than the related Discount Fraction of such Principal Prepayments in Full and Curtailments, with respect to each Discount Mortgage Loan);

                    (D) any Excess Subordinate Principal Amount for
              such Distribution Date; and

                    (E) any amounts  described in  subsection  (ii)(Y),  clauses
              (A), (B) and (C) of this Section 4.02(a), as determined for any previous Distribution Date, which remain unpaid after application of amounts previously distributed pursuant to this clause (E) to the extent that such amounts are not attributable to Realized Losses which have been allocated to the Class M Certificates or Class B Certificates;

              (iii) if the Certificate Principal Balances of the Class M Certificates and Class B Certificates have not been reduced to zero, to the Master Servicer or a Subservicer, by remitting for deposit to the Custodial Account, to the extent of and in reimbursement for any Advances or Subservicer Advances previously made with respect to any Mortgage Loan or REO Property which remain unreimbursed in whole or in part following the Cash Liquidation or REO Disposition of such Mortgage Loan or REO
      Property, minus any such Advances that were made with respect to delinquencies that ultimately constituted Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses;

              (iv) to the Holders of the Class M-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

              (v) to the Holders of the Class M-1 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date, minus (y) the amount of any Class A-8 Collection Shortfalls for such Distribution Date or


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      remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(vii), (ix),
      (xi), (xiii), (xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-1 Certificates;

              (vi) to the Holders of the Class M-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

              (vii) to the Holders of the Class M-2 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date, minus (y) the amount of any Class A-8 Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(ix), (xi), (xiii),
      (xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-2 Certificates;

              (viii) to the Holders of the Class M-3 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

              (ix) to the Holders of the Class M-3 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-8 Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xi), (xiii), (xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-3 Certificates;

              (x) to the Holders of the Class B-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

              (xi) to the Holders of the Class B-1 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-8 Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of


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      Sections 4.02(a)(xiii), (xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class B-1 Certificates;

              (xii) to the Holders of the Class B-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

              (xiii) to the Holders of the Class B-2 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-8 Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.02(a)(xiv) and (xv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class B-2 Certificates;

              (xiv) to the  Holders  of the  Class B-3  Certificates,  an amount equal to (x) the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below, minus (y) the amount of any Class A-8 Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Section 4.02(a) (xv) are insufficient therefor;

              (xv) to the Holders of the Class B-3 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Class A-8 Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates applied in reduction of the Certificate Principal Balance of the Class B-3 Certificates;

              (xvi) to the Class A Certificateholders and Class R Certificateholders, in the priority set forth in Section 4.02(b), the portion, if any, of the Available Distribution Amount remaining after the foregoing distributions, applied to reduce the Certificate Principal Balances of such Class A Certificates and Class R Certificates, but in no event more than the aggregate of the outstanding Certificate Principal Balances of each such Class of Class A Certificates and Class R Certificates, and thereafter, to each Class of Class M Certificates then outstanding beginning with such Class with the lowest numerical designation, any portion of the Available Distribution Amount remaining after the Class A


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      Certificates and Class R Certificates have been retired, applied to reduce the Certificate Principal Balance of each such Class of Class M Certificates, but in no event more than the outstanding Certificate Principal Balance of each such Class of Class M Certificates; and thereafter to each such Class of Class B Certificates then outstanding beginning with such Class with the lowest numerical designation, any portion of the Available Distribution Amount remaining after the Class M Certificates have been retired, applied to reduce the Certificate Principal Balance of each such Class of Class B Certificates, but in no event more than the outstanding Certificate Principal Balance of each such Class of Class B Certificates; and

              (xvii) to the Class R Certificateholders, the balance, if any, of the Available Distribution Amount.

      Notwithstanding the foregoing, on any Distribution Date, with respect to the Class of Class B Certificates outstanding on such Distribution Date with the highest numerical designation, or in the event the Class B Certificates are no longer outstanding, the Class of Class M Certificates then outstanding with the highest numerical designation, or in the event the Class B Certificates and Class M Certificates are no longer outstanding, the Class A and Class R Certificates, Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date will be distributable only to the extent that such unpaid Accrued Certificate Interest was attributable to interest shortfalls relating to Nonrecoverable Advances as determined by the Master Servicer with respect to the related Mortgage Loan where such Mortgage Loan has not yet been the subject of a Cash Liquidation or REO Disposition.

      (b) Distributions of principal on the Class A Certificates and Class R Certificates on each Distribution Date occurring prior to the occurrence of the Credit Support Depletion Date will be made as follows:

              (i) first, to the Class A-8 Certificates, until the Certificate Principal Balance thereof is reduced to zero, an amount (the "Class A-8 Principal Distribution Amount") equal to the aggregate of:

                    (A) the related Discount  Fraction of the principal  portion of each Monthly Payment on each Discount Mortgage Loan due during the related Due Period, whether or not received on or prior to the related Determination Date, minus the Discount Fraction of the principal portion of any related Debt Service Reduction which together with other Bankruptcy Losses exceeds the Bankruptcy Amount;



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                    (B) the related Discount  Fraction of the principal  portion of all unscheduled collections on each Discount Mortgage Loan received during the preceding calendar month (other than amounts received in connection with a Cash Liquidation or REO Disposition of a Discount Mortgage Loan described in clause (C) below), including Principal Prepayments in Full, Curtailments and repurchases (including deemed repurchases under Section 3.07(b)) of Discount Mortgage Loans (or, in the case of a substitution of a Deleted Mortgage Loan, the Discount Fraction of the amount of any shortfall deposited in the Custodial Account in connection with such substitution);

                    (C) in connection with the Cash Liquidation or REO Disposition of a Discount Mortgage Loan that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (1) the applicable Discount Fraction of the Stated Principal Balance of such Discount Mortgage Loan immediately prior to such Distribution Date and (2) the aggregate amount of the collections on such Mortgage Loan to the extent applied as recoveries of principal;

                    (D) any amounts  allocable  to  principal  for any  previous
              Distribution Date (calculated pursuant to clauses (A) through (C) above) that remain undistributed; and

                    (E) the amount of any Class A-8  Collection  Shortfalls  for such Distribution Date and the amount of any Class A-8 Collection Shortfalls remaining unpaid for all previous Distribution Dates, but only to the extent of the Eligible Funds for such Distribution Date; and

              (ii) the Senior Principal Distribution Amount shall be distributed concurrently to the Class R-I Certificates and Class R-II Certificates, on a pro rata basis (in proportion to their respective Certificate Principal Balances), until the Certificate Principal Balances thereof have been reduced to zero;

              (iii) from the balance of the Senior Principal Distribution Amount remaining after the distribution, if any, described in clause (ii) above, to the Class A-7 Certificates, an amount equal to the Lockout Distribution Percentage of the Class A-7 Certificates' pro rata share (based on the aggregate Certificate Principal Balance thereof relative to the aggregate Certificate Principal Balance of the Class A Certificates (other than the Class


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      A-8 Certificates) and Class R Certificates) of the Senior
      Principal Distribution Amount; and

              (iv) the balance of the Senior Principal Distribution Amount, if any, remaining after the distributions described in clauses (ii) and (iii) above shall be distributed as follows:

                    (A) first, 9.0763456817%, 71.8312888865%, 14.1348654205% and
              4.9575000113% concurrently to the Class A-1, Class A-2, Class A-4 and Class A-6 Certificates, respectively, until the Certificate Principal Balances of the Class A-1 Certificates and Class A-2 Certificates have been reduced to zero;

                    (B) second, 88.8888888889%,  8.3333333333% and 2.7777777778%
              concurrently to the Class A-3, Class A- 4 and Class A-6 Certificates, respectively, until the Certificate Principal Balances of the Class A-3 Certificates, Class A-4 Certificates and Class A-6 Certificates have been reduced to zero; and

                    (C)  third,  to  the  Class  A-7   Certificates   until  the
              Certificate Principal Balance thereof has been reduced to zero.

      (c) On or after the occurrence of the Credit Support Depletion Date, all priorities relating to distributions as described in Section 4.02(b) above in respect of principal among the various classes of Class A Certificates (other than the Class A-8 Certificates) and Class R Certificates will be disregarded, and an amount equal to the Discount Fraction of the principal portion of scheduled payments and unscheduled collections received or advanced in respect of the Discount Mortgage Loans will be distributed to the Class A-8 Certificates, the Senior Principal Distribution Amount will be distributed to all Classes of Class A Certificates (other than the Class A-8 Certificates) and the Class R Certificates pro rata in accordance with their respective outstanding Certificate Principal Balances and the amount set forth in Section 4.02(a)(i) will be distributed as set forth therein.

      (d) After reduction of the Certificate Principal Balances of the Class A Certificates (other than the Class A-8 Certificates) and Class R Certificates to zero but prior to the occurrence of the Credit Support Depletion Date, the Class A Certificates (other than the Class A-8 Certificates) and Class R Certificates will be entitled to no further distributions of principal thereon and the Available Distribution Amount will be paid solely to the holders of the Class A-8, Class A-9, Class M and Class B Certificates, in each case as described herein.



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      (e) In  addition  to the  foregoing  distributions,  with  respect  to any
Mortgage Loan that was previously the subject of a Cash Liquidation or an REO Disposition that resulted in a Realized Loss, in the event that within two years of the date on which such Realized Loss was determined to have occurred the Master Servicer receives amounts, which the Master Servicer reasonably believes to represent subsequent recoveries (net of any related liquidation expenses), or determines that it holds surplus amounts previously reserved to cover estimated expenses, specifically related to such Mortgage Loan (including, but not limited to, recoveries in respect of the representations and warranties made by the related Seller pursuant to the applicable Seller's Agreement), the Master Servicer shall distribute such amounts to the applicable Certificateholders of the Class or Classes to which such Realized Loss was allocated (with the amounts to be distributed allocated among such Classes in the same proportions as such Realized Loss was allocated), and within each such Class to the
Certificateholders of record as of the Record Date immediately preceding the date of such distribution (or if such Class of Certificates is no longer outstanding, to the Certificateholders of record at the time that such Realized Loss was allocated); provided that no such distribution to any Class of Certificates of subsequent recoveries related to a Mortgage Loan shall exceed, either individually or in the aggregate and together with any other amounts paid in reimbursement therefor, the amount of the related Realized Loss that was allocated to such Class of Certificates. Notwithstanding the foregoing, no such distribution shall be made with respect to the Certificates of any Class to the extent that either (i) such Class was protected against the related Realized Loss pursuant to any instrument or fund established under Section 11.01(e) or
(ii) such Class of Certificates has been deposited into a separate trust fund or other structuring vehicle and separate certificates or other instruments representing interests therein have been issued in one or more classes, and any of such separate certificates or other instruments was protected against the related Realized Loss pursuant to any limited guaranty, payment obligation, irrevocable letter of credit, surety bond, insurance policy or similar instrument or a reserve fund, or a combination thereof. Any amount to be so distributed with respect to the Certificates of any Class shall be distributed by the Master Servicer to the Certificateholders of record as of the Record Date immediately preceding the date of such distribution (i) with respect to the Certificates of any Class (other than the Class A- 9 Certificates), on a pro rata basis based on the Percentage Interest represented by each Certificate of such Class as of such Record Date and (ii) with respect to the Class A-9 Certificates, to the Class A-9 Certificates or any Subclass thereof in the same proportion as the related Realized Loss was allocated. Any amounts to be so distributed shall not be remitted to or distributed from the Trust Fund, and shall constitute subsequent recoveries with respect to Mortgage Loans that are no longer assets of the Trust Fund.


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      (f) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Certificate Registrar, the Company or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

      (g) Except as otherwise provided in Section 9.01, if the Master Servicer anticipates that a final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Master Servicer shall, no later than the Determination Date in the month of such final distribution, notify the Trustee and the Trustee shall, no later than two (2) Business Days after such Determination Date, mail on such date to each Holder of such Class of Certificates a notice to the effect that: (i) the Trustee anticipates that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Trustee or as otherwise specified therein, and
(ii) no interest shall accrue on such Certificates from and after the end of the prior calendar month. In the event that Certificateholders required to surrender their Certificates pursuant to Section 9.01(c) do not surrender their Certificates for final cancellation, the Trustee shall cause funds distributable with respect to such Certificates to be withdrawn from the Certificate Account and credited to a separate escrow account for the benefit of such Certificateholders as provided in Section 9.01(d).

      Section 4.03.     Statements to Certificateholders.

      (a) Concurrently with each distribution charged to the Certificate Account and with respect to each Distribution Date the Master Servicer shall forward to the Trustee and the Trustee shall forward by mail to each Holder and the Company a statement setting forth the following information as to each Class of Certificates to the extent applicable:

            (i) (a) the amount of such distribution to the Certificateholders of such Class applied to reduce the Certificate Principal Balance thereof, and (b) the aggregate amount included therein representing Principal Prepayments;

            (ii) the amount of such distribution to Holders of such Class of Certificates allocable to interest;


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            (iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall;

            (iv) the amount of any  Advance by the Master  Servicer  pursuant to
      Section 4.04;

            (v) the number and Pool Stated Principal Balance of the Mortgage Loans after giving effect to the distribution of principal on such Distribution Date;

            (vi) the aggregate Certificate Principal Balance of each Class of Certificates, and each of the Senior, Class M and Class B Percentages, after giving effect to the amounts distributed on such Distribution Date, separately identifying any reduction thereof due to Realized Losses other than pursuant to an actual distribution of principal;

            (vii)       the related Subordinate Principal
      Distribution Amount and Prepayment Distribution Percentage, if applicable;

            (viii) on the basis of the most recent reports furnished to it by Subservicers, the number and aggregate principal balances of Mortgage Loans that are delinquent (A) one month, (B) two months and (C) three months and the number and aggregate principal balance of Mortgage Loans that are in foreclosure;

            (ix) the number, aggregate principal balance and book value of any REO Properties;

            (x) the aggregate Accrued Certificate  Interest remaining unpaid, if
      any,  for  each  Class  of  Certificates,   after  giving  effect  to  the
      distribution made on such Distribution Date;

            (xi) the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount as of the close of business on such Distribution Date and a description of any change in the calculation of such amounts;

            (xii) the Pass-Through Rates on the Class A-4, Class A-5 and Class A-6 Certificates for such Distribution Date, separately identifying LIBOR for such Distribution Date;

            (xiii) the weighted average Pool Strip Rate for such Distribution Date and the Pass-Through Rate with respect to the Class A-9 Certificates and each Subclass, if any, thereof;


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            (xiv) the Notional Amount with respect to each Interest Only Certificate and, with respect to the Class A-9 Certificates, each Class A-9 Subclass Notional Amount;

            (xv) the occurrence of the Credit Support Depletion Date;

            (xvi)       the Senior Accelerated Distribution
      Percentage applicable to such distribution;

            (xvii)      the Senior Percentage for such Distribution
      Date;

            (xviii)     the aggregate amount of Realized Losses for
      such Distribution Date;

            (xix)  the  aggregate   amount  of  any   recoveries  on  previously
      foreclosed loans from Sellers due to a breach of representation or warranty;

            (xx) the weighted average remaining term to maturity of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date; and

            (xxi) the weighted average Mortgage Rates of the Mortgage Loans after giving effect to the amounts distributed on such Distribution Date.

In the case of information furnished pursuant to clauses (i) and (ii) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination. In addition to the statement provided to the Trustee as set forth in this Section 4.03(a), the Master Servicer shall provide to any manager of a trust fund consisting of some or all of the Certificates, upon reasonable request, such additional information as is reasonably obtainable by the Master Servicer at no additional expense to the Master Servicer.

      (b) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause to be prepared, and shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Certificate, other than a Class R Certificate, a statement containing the information set forth in clauses (i) and (ii) of subsection (a) above aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code.

      (c) Within a reasonable period of time after the end of each calendar year, the Master Servicer shall prepare, or cause


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to be prepared, and shall forward, or cause to be forwarded, to each Person who at any time during the calendar year was the Holder of a Class R Certificate, a statement containing the applicable distribution information provided pursuant to this Section 4.03 aggregated for such calendar year or applicable portion thereof during which such Person was the Holder of a Class R Certificate. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code.

      (d)  Upon  the  written  request  of  any  Certificateholder,  the  Master
Servicer, as soon as reasonably practicable, shall provide the requesting Certificateholder with such information as is necessary and appropriate, in the Master Servicer's sole discretion, for purposes of satisfying applicable reporting requirements under Rule 144A.

      Section 4.04. Distribution of Reports to the Trustee and the Company; Advances by the Master Servicer.

      (a) Prior to the close of business on the Business Day next succeeding each Determination Date, the Master Servicer shall furnish a written statement to the Trustee, any Paying Agent and the Company (the information in such statement to be made available to Certificateholders by the Master Servicer on request) setting forth (i) the Available Distribution Amount; and (ii) the amounts required to be withdrawn from the Custodial Account and deposited into the Certificate Account on the immediately succeeding Certificate Account Deposit Date pursuant to clause (iii) of Section 4.01(a). The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trustee shall be protected in relying upon the same without any independent check or verification.

      (b) On or before 2:00 P.M. New York time on each Certificate Account Deposit Date, the Master Servicer shall either (i) deposit in the Certificate Account from its own funds, or funds received therefor from the Subservicers, an amount equal to the Advances to be made by the Master Servicer in respect of the related Distribution Date, which shall be in an aggregate amount equal to the aggregate amount of Monthly Payments (with each interest portion thereof adjusted to the Net Mortgage Rate), less the amount of any related Servicing Modifications, Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect, on the Outstanding Mortgage Loans as of the related Due Date, which Monthly Payments were delinquent as of the close of business as of the related Determination Date; provided that no Advance shall be made if it would be a Nonrecoverable Advance, (ii) withdraw from amounts on


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deposit in the Custodial Account and deposit in the Certificate Account all or a portion of the Amount Held for Future Distribution in discharge of any such Advance, or (iii) make advances in the form of any combination of (i) and (ii) aggregating the amount of such Advance. Any portion of the Amount Held for Future Distribution so used shall be replaced by the Master Servicer by deposit in the Certificate Account on or before 11:00 A.M. New York time on any future Certificate Account Deposit Date to the extent that funds attributable to the Mortgage Loans that are available in the Custodial Account for deposit in the Certificate Account on such Certificate Account Deposit Date shall be less than payments to Certificateholders required to be made on the following Distribution Date. The Master Servicer shall be entitled to use any Advance made by a Subservicer as described in Section 3.07(b) that has been deposited in the Custodial Account on or before such Distribution Date as part of the Advance made by the Master Servicer pursuant to this Section 4.04. The amount of any reimbursement pursuant to Section 4.02(a)(iii) in respect of outstanding Advances on any Distribution Date shall be allocated to specific Monthly Payments due but delinquent for previous Due Periods, which allocation shall be made, to the extent practicable, to Monthly Payments which have been delinquent for the longest period of time. Such allocations shall be conclusive for purposes of reimbursement to the Master Servicer from recoveries on related Mortgage Loans pursuant to Section 3.10.

      The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by a certificate of a Servicing Officer delivered to the Seller and the Trustee.

      In the event that the Master Servicer determines as of the Business Day preceding any Certificate Account Deposit Date that it will be unable to deposit in the Certificate Account an amount equal to the Advance required to be made for the immediately succeeding Distribution Date, it shall give notice to the Trustee of its inability to advance (such notice may be given by telecopy), not later than 3:00 P.M., New York time, on such Business Day, specifying the portion of such amount that it will be unable to deposit. Not later than 3:00 P.M., New York time, on the Certificate Account Deposit Date the Trustee shall, unless by 12:00 Noon, New York time, on such day the Trustee shall have been notified in writing (by telecopy) that the Master Servicer shall have directly or indirectly deposited in the Certificate Account such portion of the amount of the Advance as to which the Master Servicer shall have given notice pursuant to the preceding sentence, pursuant to Section 7.01, (a) terminate all of the rights and obligations of the Master Servicer under this Agreement in accordance with Section 7.01 and (b) assume the rights and obligations of the Master Servicer hereunder, including the obligation to deposit in the Certificate Account an


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amount equal to the Advance for the immediately succeeding
Distribution Date.

      The Trustee shall  deposit all funds it receives  pursuant to this Section
4.04 into the Certificate Account.

      Section 4.05.     Allocation of Realized Losses.

      Prior to each Distribution Date, the Master Servicer shall determine the total amount of Realized Losses, if any, that resulted from any Cash Liquidation, Servicing Modification, Debt Service Reduction, Deficient Valuation or REO Disposition that occurred during the related Prepayment Period or, in the case of a Servicing Modification that constitutes a reduction of the interest rate on a Mortgage Loan, the amount of the reduction in the interest portion of the Monthly Payment due in the month in which such Distribution Date occurs. The amount of each Realized Loss shall be evidenced by an Officers' Certificate. All Realized Losses, other than Excess Special Hazard Losses, Extraordinary Losses, Excess Bankruptcy Losses or Excess Fraud Losses, shall be allocated as follows: first, to the Class B-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero; second, to the Class B-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero; third, to the Class B-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class M-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class M-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero; sixth, to the Class M-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; and, thereafter, if such Realized Losses are on a Discount Mortgage Loan, to the Class A-8 Certificates, in an amount equal to the Discount Fraction of the principal portion thereof, and the remainder of such Realized Losses and the entire amount of such Realized Losses on Non-Discount Mortgage Loans among all the Class A Certificates (other than the Class A-8 Certificates) and Class R Certificates, on a pro rata basis, as described below. The principal portion of any Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses on Discount Mortgage Loans will be allocated to the Class A-8 Certificates in an amount equal to the related Discount Fraction thereof, and the remainder of such losses on Discount Mortgage Loans and the entire amount of such losses on Non-Discount Mortgage Loans will be allocated among the Class A Certificates (other than the Class A-8 Certificates), Class M, Class B and Class R Certificates, on a pro rata basis, as described below.

      As used herein, an allocation of a Realized Loss on a "pro rata basis" among two or more specified Classes of Certificates means an allocation on a pro rata basis, among the various Classes so specified, to each such Class of Certificates on the basis of their then outstanding Certificate Principal Balances


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prior to giving effect to distributions to be made on such Distribution Date in the case of the principal portion of a Realized Loss or based on the Accrued Certificate Interest thereon payable on such Distribution Date (without regard to any Compensating Interest for such Distribution Date) in the case of an interest portion of a Realized Loss. Except as provided in the following sentence, any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to a Class of Certificates shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated, which allocation shall be deemed to have occurred on such Distribution Date. Any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to the Class B Certificates or, after the Certificate Principal Balances of the Class B Certificates have been reduced to zero, to the Class of Class M Certificates then outstanding with the highest numerical designation shall be made by operation of the definition of "Certificate Principal Balance" and by operation of the provisions of Section 4.02(a). Allocations of the interest portions of Realized Losses shall be made in proportion to the amount of Accrued Certificate Interest and by operation of the definition of "Accrued Certificate Interest" and by operation of the provisions of Section 4.02(a). Allocations of the principal portion of Debt Service Reductions shall be made by operation of the provisions of Section 4.02(a). All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby; provided that if any Subclasses of the Class A-9 Certificates have been issued pursuant to Section 5.01(c), all Realized Losses and other losses allocated to the Class A-9 Certificates shall be allocated among such Subclasses in proportion to the respective amounts of Accrued Certificate Interest payable on such Distribution Date that would have resulted absent such reductions.

      Section 4.06.     Reports of Foreclosures and Abandonment
                        of Mortgaged Property.

      The Master Servicer or the Subservicers shall file information returns with respect to the receipt of mortgage interests received in a trade or business, the reports of foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and 6050P, respectively, of the Code, and deliver to the Trustee an Officers' Certificate on or before March 31 of each year stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code.



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      Section 4.07.     Optional Purchase of Defaulted Mortgage
                        Loans.

      As to any Mortgage Loan which is delinquent in payment by 90 days or more, the Master Servicer may, at its option, purchase such Mortgage Loan from the Trustee at the Purchase Price therefor. If at any time the Master Servicer makes a payment to the Certificate Account covering the amount of the Purchase Price for such a Mortgage Loan, and the Master Servicer provides to the Trustee a certification signed by a Servicing Officer stating that the amount of such payment has been deposited in the Certificate Account, then the Trustee shall execute the assignment of such Mortgage Loan at the request of the Master Servicer without recourse to the Master Servicer which shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. The Master Servicer will thereupon own such Mortgage, and all such security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto. Notwithstanding anything to the contrary in this Section 4.07, the Master Servicer shall continue to service any such Mortgage Loan after the date of such purchase in accordance with the terms of this Agreement and, if any Realized Loss with respect to such Mortgage Loan occurs, allocate such Realized Loss to the Class or Classes of Certificates that would have borne such Realized Loss in accordance with the terms hereof as if such Mortgage Loan had not been so purchased. For purposes of this Agreement, a payment of the Purchase Price by the Master Servicer pursuant to this Section 4.07 will be viewed as an advance, and the amount of any Realized Loss shall be recoverable pursuant to the provisions for the recovery of unreimbursed Advances under Section 4.02(a) or, to the extent not recoverable under such provisions, as a Nonrecoverable Advance as set forth herein.

      Section 4.08. Surety Bond. (a) If a Required Surety Payment is payable pursuant to the Surety Bond with respect to any Additional Collateral Loan, the Master Servicer shall so notify the Trustee as soon as reasonably practicable and the Trustee shall promptly complete the notice in the form of Attachment 1 to the Surety Bond and shall promptly submit such notice to the Surety as a claim for a Required Surety. The Master Servicer shall upon request assist the Trustee in completing such notice and shall provide any information requested by the Trustee in connection therewith.

      (b) Upon receipt of a Required Surety Payment from the Surety on behalf of the Holders of Certificates, the Trustee shall deposit such Required Surety Payment in the Certificate Account and shall distribute such Required Surety Payment, or the proceeds thereof, in accordance with the provisions of Section 4.02.


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      (c) The Trustee shall (i) receive as attorney-in-fact of each Holder of a Certificate any Required Surety Payment from the Surety and (ii) disburse the same to the Holders of such Certificates as set forth in Section 4.02.

      Section 4.09. Distributions on the Uncertificated REMIC I and REMIC II Regular Interests.

      (a) On each Distribution Date the Trustee shall be deemed to distribute to itself, as the holder of the Uncertificated REMIC I Regular Interests, the Uncertificated REMIC I Regular Interest Distribution Amounts in the following order of priority to the extent of the Available Distribution Amount reduced by distributions made to the Class R-I Certificates pursuant to Section 4.02(a):

          (i) Uncertificated Accrued Interest on the Uncertificated REMIC I Regular Interests for such Distribution Date, plus any Uncertificated Accrued Interest thereon remaining unpaid from any previous Distribution Date; and

         (ii) In accordance with the priority set forth in Section 4.09(b), an amount equal to the sum of the amounts in respect of principal distributable on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-6, Class A-7, Class A-8, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class R-II Certificates under Section 4.02(a), as allocated thereto pursuant to Section 4.02(b).

      (b) The amount described in Section 4.09(a)(ii) shall be deemed distributed to (i) Uncertificated REMIC I Regular Interest U, (ii) Uncertificated REMIC I Regular Interest V, (iii) Uncertificated REMIC I Regular Interest W, (iv) Uncertificated REMIC I Regular Interest X and (v) Uncertificated REMIC I Regular Interest Y with the amount to be distributed allocated among such interests in accordance with the priority assigned to the
(i) Class A-1 Certificates and Class A-3 Certificates, (ii) Class A-2 Certificates, (iii) Class A-4 and Class A-6 Certificates, (iv) Class A-8 Certificates and (v) Class A-7, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class R-II Certificates, respectively, under Section 4.02(b) until the Uncertificated Principal Balance of each such interest is reduced to zero.

      (c) The portion of the Uncertificated REMIC I Regular Interest Distribution Amounts described in Section 4.09(a)(ii) shall be deemed distributed by REMIC I to REMIC II in accordance with the priority assigned to the REMIC II Certificates relative to that assigned to the REMIC I Certificates under Section 4.02(b).



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      (d) In determining from time to time the Uncertificated REMIC I Regular Interest Distribution Amounts and Uncertificated REMIC II Regular Interest Distribution Amounts:

      (I) Realized Losses allocated to the Class A-9 Certificates  under Section
      4.05 shall be deemed allocated to the REMIC II Uncertificated Regular Interests pro-rata according to the respective amounts of Uncertificated Accrued Interest that would have accrued on such Uncertificated REMIC Regular II Interests for the Distribution Date for which such allocation is being made in the absence of such allocation;

      (II) Realized Losses allocated to the Class A-1 Certificates and Class A-3
      Certificates   under   Section   4.05   shall  be  deemed   allocated   to
      Uncertificated REMIC I Regular Interest U;

      (III)  Realized  Losses  allocated  to the  Class A-2  Certificates  under
      Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest V;

      (IV) Realized  Losses  allocated to the Class A-4, Class A-5 and Class A-6
      Certificates   under   Section   4.05   shall  be  deemed   allocated   to
      Uncertificated REMIC I Regular Interest W;

      (V) Realized Losses allocated to the Class A-8 Certificates  under Section
      4.05 shall be deemed allocated to Uncertificated  REMIC I Regular Interest
      X;

      (VI) Realized Losses allocated to the Class A-7, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class R-II Certificates under Section 4.05 shall be deemed allocated to Uncertificated REMIC I Regular Interest Y; and

      (VII) Realized Losses allocated to the Uncertificated REMIC II Regular Interests under clause (I), above, shall be deemed allocated, in each case, to the related Uncertificated REMIC I Regular Interest Z.

      (e) On each Distribution Date the Trustee shall be deemed to distribute from REMIC II, in the priority set forth in Sections 4.02(a) and (b), to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7,
Class A-8, Class A-9, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class R-II Certificates the amounts distributable thereon, from the Uncertificated REMIC I Regular Interest Distribution Amounts deemed to have been received by REMIC II from REMIC I under this Section 4.09. The amounts deemed distributed hereunder with respect to the Class A-9 Certificates shall be deemed to have been distributed in respect of the Uncertificated REMIC II Regular Interests Z in accordance with their respective Uncertificated REMIC II Regular Interest Distribution Amounts, as


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such   Uncertificated   REMIC  II  Regular  Interests  comprise  the  Class  A-9
Certificates.

      (f) Notwithstanding the deemed distributions on the Uncertificated REMIC I Regular Interests described in this Section 4.09, distributions of funds from the Certificate Account shall be made only in accordance with Section 4.02.



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                                   ARTICLE V

                               THE CERTIFICATES

      Section 5.01.     The Certificates.

      (a) The Class A, Class M, Class B and Class R Certificates, respectively, shall be substantially in the forms set forth in Exhibits A, B, C and D and shall, on original issue, be executed and delivered by the Trustee to the Certificate Registrar for authentication and delivery to or upon the order of the Company upon receipt by the Trustee or one or more Custodians of the documents specified in Section 2.01. The Certificates, other than the Class R Certificates and Interest Only Certificates, shall be issuable in minimum dollar denominations of $25,000 (or $250,000 in the case of the Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates) and integral multiples of $1 (in the case of the Class A Certificates, other than the Class A-8 Certificates) and $1,000 (in the case of the Class A-8, Class M-1, Class B-1, Class B-2 and Class B-3 Certificates) in excess thereof, except that one Certificate of each of the Class A-8, Class M-1, Class B-1, Class B-2 and Class B-3 Certificates may be issued in a denomination equal to the denomination set forth as follows for such Class or the sum of such denomination and an integral multiple of $1,000:

                  Class A-8                      $ 25,732.69
                  Class M-1                      $ 25,800.00
                  Class B-1                      $250,700.00
                  Class B-2                      $250,400.00
                  Class B-3                      $250,351.82

The Class R Certificates and Interest Only Certificates shall be issuable in minimum denominations of not less than a 20% Percentage Interest; provided, however, that one Class R Certificate will be issuable to Residential Funding as "tax matters person" pursuant to Section 10.01(c) and (e) in a minimum denomination representing a Percentage Interest of not less than 0.01%. Each Subclass of Class A-9 Certificates shall be issuable as a single certificate as provided in Section 5.01.

      The Certificates shall be executed by manual or facsimile signature on behalf of an authorized officer of the Trustee. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificate or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate


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Registrar by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

      (b) The Class A Certificates, other than the Class A-8 Certificates and Class A-9 Certificates, shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Trustee except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Class A Certificateholders shall hold their respective Ownership Interests in and to each of the Class A Certificates, other than the Class A-8 Certificates and Class A-9 Certificates, through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to Definitive Certificates in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall transfer the Ownership Interests only in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

      The Trustee, the Master Servicer and the Company may for all purposes (including the making of payments due on the respective Classes of Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the respective Classes of Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the respective Classes of Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of any Class of Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

      If (i)(A) the Company advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Company is unable to locate a qualified successor or (ii) the Company at its option advises the Trustee in writing that it elects to terminate the


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book-entry system through the Depository, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners
requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall issue the
Definitive Certificates. Neither the Company, the Master Servicer nor the Trustee shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Company in connection with the issuance of the Definitive Certificates pursuant to this Section 5.01 shall be deemed to be imposed upon and performed by the Trustee, and the Trustee and the Master Servicer shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

      (c) From time to time Residential Funding, as the initial Holder of the Class A-9 Certificates, may exchange such Holder's Class A-9 Certificates for Subclasses of Class A-9 Certificates to be issued under this Agreement by delivering a "Request for Exchange" substantially in the form attached hereto as Exhibit Q executed by an authorized officer, which Subclasses, in the aggregate, will represent the Uncertificated REMIC II Regular Interests corresponding to the Class A-9 Certificates so surrendered for exchange. Any Subclass so issued shall bear a numerical designation commencing with Class A-9-1 and continuing sequentially thereafter, and will evidence ownership of the Uncertificated REMIC II Regular Interest or Interests specified in writing by such initial Holder to the Trustee. The Trustee may conclusively, without any independent verification, rely on, and shall be protected in relying on, Residential Funding's determinations of the Uncertificated REMIC II Regular Interests corresponding to any Subclass, the initial Class A-9 Subclass Notional Amount and the initial Pass-Through Rate on a Subclass as set forth in such Request for Exchange and the Trustee shall have no duty to determine if any Uncertificated REMIC II Regular Interest designated on a Request for Exchange corresponds to a Subclass which has previously been issued. Each Subclass so issued shall be substantially in the form set forth in Exhibit A and shall, on original issue, be executed and delivered by the Trustee to the Certificate Registrar for authentication and delivery in accordance with Section 5.01(a). Every Certificate presented or surrendered for exchange by the initial Holder shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer attached to such Certificate and shall be completed to the satisfaction of the Trustee and the Certificate Registrar duly executed by, the initial Holder thereof or his attorney duly authorized in writing. The Certificates of any Subclass of Class


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A-9 Certificates may be transferred in whole, but not in part, in accordance with the provisions of Section 5.02.

      Section 5.02.     Registration of Transfer and Exchange of
                        Certificates.

      (a) The Trustee shall cause to be kept at one of the offices or agencies to be appointed by the Trustee in accordance with the provisions of Section 8.12 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is initially appointed Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar, or the Trustee, shall provide the Master Servicer with a certified list of Certificateholders as of each Record Date prior to the related Determination Date.

      (b) Upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose pursuant to Section
8.12 and, in the case of any Class M, Class B or Class R Certificate, upon satisfaction of the conditions set forth below, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like Class (or Subclass) and aggregate Percentage Interest.

      (c) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class (or Subclass) and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates of such Class which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

      (d) No transfer, sale, pledge or other disposition of a Class B Certificate shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that a transfer of a Class B Certificate is to be made either (i)(A) the Trustee shall require a written Opinion of Counsel acceptable to and in form and


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substance satisfactory to the Trustee and the Company that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Master Servicer and (B) the Trustee shall require the transferee to execute a representation letter, substantially in the form of Exhibit J-1 hereto, and the Trustee shall require the transferor to execute a representation letter, substantially in the form of Exhibit K hereto, each acceptable to and in form and substance satisfactory to the Company and the Trustee certifying to the Company and the Trustee the facts surrounding such transfer, which representation letters shall not be an expense of the Trustee, the Company or the Master Servicer or (ii) the prospective transferee of such a Certificate shall be required to provide the Trustee, the Company and the Master Servicer with an investment letter substantially in the form of Exhibit L attached hereto (or such other form as the Company in its sole discretion deems acceptable), which investment letter shall not be an expense of the Trustee, the Company or the Master Servicer, and which investment letter states that, among other things, such transferee (A) is a "qualified institutional buyer" as defined under Rule 144A, acting for its own account or the accounts of other "qualified institutional buyers" as defined under Rule 144A, and (B) is aware that the proposed transferor intends to rely on the exemption from registration requirements under the Securities Act of 1933, as amended, provided by Rule 144A. The Holder of any such Certificate desiring to effect any such transfer, sale, pledge or other disposition shall, and does hereby agree to, indemnify the Trustee, the Company, the Master Servicer and the Certificate Registrar against any liability that may result if the transfer, sale, pledge or other disposition is not so exempt or is not made in accordance with such federal and state laws.

      (e) In the case of any Class M, Class B or Class R Certificate presented for registration in the name of any Person, either (i) the Trustee shall require an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer to the effect that the purchase or holding of such Class M, Class B or Class R Certificate is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (or comparable provisions of any subsequent enactments), and will not subject the Trustee, the Company or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Company or the Master Servicer or (ii) the prospective transferee shall be required to provide the Trustee, the Company and the Master Servicer with a


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certification to the effect set forth in paragraph six of Exhibit J-1 (with respect to any Class B Certificate), Exhibit J-2 (with respect to any Class M Certificate) or paragraph fourteen of Exhibit I-1 (with respect to any Class R Certificate), which the Trustee may rely upon without further inquiry or investigation, or such other certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not an employee benefit plan or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code, or any Person (including an investment manager, a named fiduciary or a trustee of any such plan) who is using "plan assets" of any such plan to effect such acquisition.

      (f) (i) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

            (A) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

            (B) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any Class R Certificate until its receipt of, (I) an affidavit and agreement (a "Transfer Affidavit and Agreement," in the form attached hereto as Exhibit I-1) from the proposed Transferee, in form and substance satisfactory to the Master Servicer, representing and warranting, among other things, that it is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Class R Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(f) and agrees to be bound by them, and (II) a certificate, in the form attached hereto as Exhibit I-2, from the Holder wishing to transfer the Class R Certificate, in form and substance satisfactory to the Master Servicer, representing and


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      warranting, among other things, that no purpose of the proposed Transfer is to impede the assessment or collection of tax.

            (C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Trustee who is assigned to this Agreement has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected.

            (D) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Class R Certificate and (y) not to transfer its Ownership Interest unless it provides a certificate to the Trustee in the form attached hereto as Exhibit I-2.

            (E) Each Person holding or acquiring an Ownership Interest in a Class R Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Class R Certificate, if it is, or is holding an Ownership Interest in a Class R Certificate on behalf of, a "pass-through interest holder."

      (ii) The Trustee will register the Transfer of any Class R Certificate only if it shall have received the Transfer Affidavit and Agreement, a certificate of the Holder requesting such transfer in the form attached hereto as Exhibit I-2 and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration. Transfers of the Class R Certificates to Non-United States Persons and Disqualified Organizations (as defined in Section 860E(e)(5) of the Code) are prohibited.

      (iii) (A) If any Disqualified Organization shall become a holder of a Class R Certificate, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a Non-United States Person shall become a holder of a Class R Certificate, then the last preceding United States Person shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. If a transfer of a Class R Certificate is disregarded pursuant to the provisions of Treasury Regulations Section 1.860E-1 or Section 1.860G-3, then the last preceding


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Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by this Section 5.02(f) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

            (B) If any purported Transferee shall become a Holder of a Class R Certificate in violation of the restrictions in this Section 5.02(f) and to the extent that the retroactive restoration of the rights of the Holder of such Class R Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Master Servicer shall have the right, without notice to the holder or any prior holder of such Class R Certificate, to sell such Class R Certificate to a purchaser selected by the Master Servicer on such terms as the Master Servicer may choose. Such purported Transferee shall promptly endorse and deliver each Class R Certificate in accordance with the instructions of the Master Servicer. Such purchaser may be the Master Servicer itself or any Affiliate of the Master Servicer. The proceeds of such sale, net of the commissions (which may include commissions payable to the Master Servicer or its Affiliates), expenses and taxes due, if any, will be remitted by the Master Servicer to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Master Servicer, and the Master Servicer shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

      (iv) The Master Servicer, on behalf of the Trustee, shall make available, upon written request from the Trustee, all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R Certificate to any Person who is a Disqualified Organization, including the information regarding "excess inclusions" of such Class R Certificates required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person who is a Disqualified Organization. Reasonable compensation for providing such information may be required by the Master Servicer from such Person.

      (v) The provisions of this Section  5.02(f) set forth prior to this clause
(v) may be modified, added to or eliminated,


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provided that there shall have been delivered to the Trustee the following:

            (A) written notification from each Rating Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings, if any, of any Class of the Class A, Class M, Class B or Class R Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency; and

            (B) subject to Section 10.01(f), a certificate of the Master Servicer stating that the Master Servicer has received an Opinion of Counsel, in form and substance satisfactory to the Master Servicer, to the effect that such modification, addition to or absence of such provisions will not cause either REMIC I or REMIC II to cease to qualify as a REMIC and will not cause (x) either REMIC I or REMIC II to be subject to an entity-level tax caused by the Transfer of any Class R Certificate to a Person that is a Disqualified Organization or (y) a Certificateholder or another Person to be subject to a REMIC-related tax caused by the Transfer of a Class R Certificate to a Person that is not a Permitted Transferee.

      (g) No service charge shall be made for any transfer or exchange of Certificates of any Class, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

      (h) All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

      Section 5.03.     Mutilated, Destroyed, Lost or Stolen
                        Certificates.

      If (i)  any  mutilated  Certificate  is  surrendered  to  the  Certificate
Registrar, or the Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Certificate, and
(ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient


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to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

      Section 5.04.     Persons Deemed Owners.

      Prior to due presentation of a Certificate for registration of transfer, the Company, the Master Servicer, the Trustee, the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.02 and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder," and neither the Company, the Master Servicer, the Trustee, the Certificate Registrar nor any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar shall be affected by notice to the contrary except as provided in
Section 5.02(f).

      Section 5.05.     Appointment of Paying Agent.

      The Trustee may appoint a Paying Agent for the purpose of making distributions to the Certificateholders pursuant to Section 4.02. In the event of any such appointment, on or prior to each Distribution Date the Master Servicer on behalf of the Trustee shall deposit or cause to be deposited with the Paying Agent a sum sufficient to make the payments to the Certificateholders in the amounts and in the manner provided for in Section 4.02, such sum to be held in trust for the benefit of the Certificateholders.

      The Trustee shall cause each Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders. Any sums so held by such Paying Agent shall be held only in Eligible Accounts to the extent such sums are not distributed to the Certificateholders on the date of receipt by such Paying Agent.

      Section 5.06.     Optional Purchase of Certificates.

      (a) On any Distribution Date on which the Pool Stated Principal Balance is less than ten percent of the Cut-off Date Principal Balance of the Mortgage Loans, either the Master Servicer or the Company shall have the right, at its option, to


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purchase the Certificates in whole, but not in part, at a price equal to the outstanding Certificate Principal Balance of the Certificates plus the sum of Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate Interest.

      (b) The Master Servicer or the Company, as applicable, shall give the Trustee not less than 60 days' prior notice of the Distribution Date on which the Master Servicer or the Company, as applicable, anticipates that it will purchase the Certificates pursuant to Section 5.06(a). Notice of any such purchase, specifying the Distribution Date upon which the Holders may surrender their Certificates to the Trustee for payment in accordance with this Section 5.06, shall be given promptly by the Master Servicer or the Company, as applicable, by letter to Certificateholders (with a copy to the Certificate Registrar and each Rating Agency) mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution, specifying:

            (i) the Distribution Date upon which purchase of the Certificates is
      anticipated   to  be  made  upon   presentation   and  surrender  of  such
      Certificates at the office or agency of the Trustee therein designated,

            (ii)        the purchase price therefor, if known, and

            (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

If either the Master Servicer or the Company gives the notice specified above, the Master Servicer or the Company, as applicable, shall deposit in the Certificate Account before the Distribution Date on which the purchase pursuant to Section 5.06(a) is to be made, in immediately available funds, an amount equal to the purchase price for the Certificates computed as provided above.

      (c) Upon presentation and surrender of the Certificates to be purchased pursuant to Section 5.06(a) by the Holders thereof, the Trustee shall distribute to such Holders an amount equal to the outstanding Certificate Principal Balance thereof plus the sum of Accrued Certificate Interest thereon for the related Interest Accrual Period and any previously unpaid Accrued Certificate Interest with respect thereto.

      (d) In the event that any Certificateholders do not surrender their Certificates on or before the Distribution Date on which a purchase pursuant to this Section 5.06 is to be made, the Trustee shall on such date cause all funds in the Certificate


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Account deposited therein by the Master Servicer or the Company, as applicable, pursuant to Section 5.06(b) to be withdrawn therefrom and deposited in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer or the Company, as applicable, shall give a second written notice to such Certificateholders to surrender their Certificates for payment of the purchase price therefor. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer or the Company, as applicable, to contact the Holders of such Certificates concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation in accordance with this Section 5.06, the Trustee shall pay to the Master Servicer or the Company, as applicable, all amounts distributable to the Holders thereof and the Master Servicer or the Company, as applicable, shall thereafter hold such amounts until distributed to such Holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer or the Company, as applicable, as a result of such Certificateholder's failure to surrender its Certificate(s) for payment in accordance with this
Section 5.06. Any Certificate that is not surrendered on the Distribution Date on which a purchase pursuant to this Section 5.06 occurs as provided above will be deemed to have been purchased and the Holder as of such date will have no rights with respect thereto except to receive the purchase price therefor minus any costs and expenses associated with such escrow account and notices allocated thereto. Any Certificates so purchased or deemed to have been purchased on such Distribution Date shall remain outstanding hereunder. The Master Servicer or the Company, as applicable, shall be for all purposes the Holder thereof as of such date.


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                                  ARTICLE VI

                      THE COMPANY AND THE MASTER SERVICER

      Section 6.01.     Respective Liabilities of the Company and the
                        Master Servicer.

      The Company and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Company and the Master Servicer herein. By way of illustration and not limitation, the Company is not liable for the servicing and administration of the Mortgage Loans, nor is it obligated by
Section 7.01 or Section 10.01 to assume any obligations of the Master Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

      Section 6.02. Merger or Consolidation of the Company or the Master Servicer; Assignment of Rights and Delegation of Duties by Master Servicer.

      (a) The Company and the Master Servicer will each keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

      (b) Any Person into which the Company or the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Company or the Master Servicer shall be a party, or any Person succeeding to the business of the Company or the Master Servicer, shall be the successor of the Company or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of FNMA or FHLMC; and provided further that each Rating Agency's ratings, if any, of the Class A, Class M, Class B or Class R Certificates in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from each Rating Agency).

      (c) Notwithstanding anything else in this Section 6.02 and Section 6.04 to the contrary, the Master Servicer may assign its rights and delegate its duties and obligations under this


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Agreement; provided that the Person accepting such assignment or delegation shall be a Person which is qualified to service mortgage loans on behalf of FNMA or FHLMC, is reasonably satisfactory to the Trustee and the Company, is willing to service the Mortgage Loans and executes and delivers to the Company and the Trustee an agreement, in form and substance reasonably satisfactory to the Company and the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer under this Agreement; provided further that each Rating Agency's rating of the Classes of Certificates that have been rated in effect immediately prior to such assignment and delegation will not be qualified, reduced or withdrawn as a result of such assignment and delegation (as evidenced by a letter to such effect from each Rating Agency). In the case of any such assignment and delegation, the Master Servicer shall be released from its obligations under this Agreement, except that the Master Servicer shall remain liable for all liabilities and obligations incurred by it as Master Servicer hereunder prior to the satisfaction of the conditions to such assignment and delegation set forth in the next preceding sentence.

      Section 6.03.     Limitation on Liability of the Company,
                        the Master Servicer and Others.

      Neither the Company, the Master Servicer nor any of the directors, officers, employees or agents of the Company or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company, the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company, the Master Servicer and any director, officer, employee or agent of the Company or the Master Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in


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the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.

      Neither the Company nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Company or the Master Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Company and the Master Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section 3.10 and, on the Distribution Date(s) following such reimbursement, the aggregate of such expenses and costs shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such expenses and costs constituted a Prepayment Interest Shortfall.

      Section 6.04.     Company and Master Servicer Not to Resign.

      Subject to the provisions of Section 6.02, neither the Company nor the Master Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Company or the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation by the Master Servicer shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities and obligations in accordance with Section 7.02.


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                                  ARTICLE VII

                                    DEFAULT

      Section 7.01.     Events of Default.

      Event of Default, wherever used herein, means any one of the following events (whatever reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (i) the Master Servicer shall fail to distribute or cause to be distributed to the Holders of Certificates of any Class any distribution required to be made under the terms of the Certificates of such Class and this Agreement and, in either case, such failure shall continue unremedied for a period of 5 days after the date upon which written notice of such failure, requiring such failure to be remedied, shall have been given to the Master Servicer by the Trustee or the Company or to the Master Servicer, the Company and the Trustee by the Holders of Certificates of such Class evidencing Percentage Interests aggregating not less than 25%; or

            (ii) the Master Servicer shall fail to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in the Certificates of any Class or in this Agreement and such failure shall continue unremedied for a period of 30 days (except that such number of days shall be 15 in the case of a failure to pay the premium for any Required Insurance Policy) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or the Company, or to the Master Servicer, the Company and the Trustee by the Holders of Certificates of any Class evidencing, in the case of any such Class, Percentage Interests aggregating not less than 25%; or

            (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or



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            (iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of, or relating to, the Master Servicer or of, or relating to, all or substantially all of the property of the Master Servicer; or

            (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            (vi) the Master  Servicer  shall  notify  the  Trustee  pursuant  to
      Section 4.04(b) that it is unable to deposit in the Certificate Account an amount equal to the Advance.

      If an Event of Default described in clauses (i)-(v) of this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, either the Company or the Trustee may, and at the direction of Holders of Certificates entitled to at least 51% of the Voting Rights, the Trustee shall, by notice in writing to the Master Servicer (and to the Company if given by the Trustee or to the Trustee if given by the Company), terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. If an Event of Default described in clause (vi) hereof shall occur, the Trustee shall, by notice to the Master Servicer and the Company, immediately terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder as provided in Section 4.04(b). On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder thereof) or the Mortgage Loans or otherwise, shall subject to Section 7.02 pass to and be vested in the Trustee or the Trustee's designee appointed pursuant to Section 7.02; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee or its designee


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for administration by it of all cash amounts which shall at the time be credited to the Custodial Account or the Certificate Account or thereafter be received with respect to the Mortgage Loans. No such termination shall release the Master Servicer for any liability that it would otherwise have hereunder for any act or omission prior to the effective time of such termination.

      Notwithstanding any termination of the activities of Residential Funding in its capacity as Master Servicer hereunder, Residential Funding shall be entitled to receive, out of any late collection of a Monthly Payment on a Mortgage Loan which was due prior to the notice terminating Residential Funding's rights and obligations as Master Servicer hereunder and received after such notice, that portion to which Residential Funding would have been entitled pursuant to Sections 3.10(a)(ii), (vi) and (vii) as well as its Servicing Fee in respect thereof, and any other amounts payable to Residential Funding hereunder the entitlement to which arose prior to the termination of its activities hereunder. Upon the termination of Residential Funding as Master Servicer hereunder the Company shall deliver to the Trustee a copy of the Program Guide.

      Section 7.02.     Trustee or Company to Act; Appointment of
                        Successor.

      On and after the time the Master Servicer receives a notice of termination pursuant to Section 7.01 or resigns in accordance with Section 6.04, the Trustee or, upon notice to the Company and with the Company's consent (which shall not be unreasonably withheld) a designee (which meets the standards set forth below) of the Trustee, shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer (except for the responsibilities, duties and liabilities contained in Sections 2.02 and 2.03(a), excluding the duty to notify related Subservicers or Sellers as set forth in such Sections, and its obligations to deposit amounts in respect of losses incurred prior to such notice or termination on the investment of funds in the Custodial Account or the Certificate Account pursuant to Sections 3.07(c) and 4.01(b) by the terms and provisions hereof); provided, however, that any failure to perform such duties or responsibilities caused by the preceding Master Servicer's failure to provide information required by Section 4.04 shall not be considered a default by the Trustee hereunder. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to charge to the Custodial Account or the Certificate Account if the Master Servicer had continued to act hereunder and, in addition, shall be entitled to the income from any Permitted Investments made with amounts attributable to the Mortgage Loans held in the Custodial Account or the Certificate


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Account. If the Trustee has become the successor to the Master Servicer in accordance with Section 6.04 or Section 7.01, then notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, which is also a FNMA- or FHLMC-approved mortgage servicing institution, having a net worth of not less than $10,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall become successor to the Master Servicer and shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the initial Master Servicer hereunder. The Company, the Trustee, the Custodian and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Servicing Fee for any successor Master Servicer appointed pursuant to this
Section 7.02 will be lowered with respect to those Mortgage Loans, if any, where the Subservicing Fee accrues at a rate of less than 0.20% per annum in the event that the successor Master Servicer is not servicing such Mortgage Loans directly and it is necessary to raise the related Subservicing Fee to a rate of 0.20% per annum in order to hire a Subservicer with respect to such Mortgage Loans.

      Section 7.03.     Notification to Certificateholders.

      (a) Upon any such termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register.

      (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Holders of Certificates notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

      Section 7.04.     Waiver of Events of Default.

      The Holders representing at least 66% of the Voting Rights affected by a default or Event of Default hereunder may waive such default or Event of Default; provided, however, that (a) a default or Event of Default under clause
(i) of Section 7.01 may be waived only by all of the Holders of Certificates affected by such default or Event of Default and (b) no waiver pursuant to this
Section 7.04 shall affect the Holders of Certificates in the


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manner set forth in Section 11.01(b)(i), (ii) or (iii). Upon any such waiver of a default or Event of Default by the Holders representing the requisite percentage of Voting Rights affected by such default or Event of Default, such default or Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon except to the extent expressly so waived.


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                                 ARTICLE VIII

                            CONCERNING THE TRUSTEE

      Section 8.01.     Duties of Trustee.

      (a) The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

      (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. The Trustee shall notify the Certificateholders of any such documents which do not materially conform to the requirements of this Agreement in the event that the Trustee, after so requesting, does not receive satisfactorily corrected documents.

      The Trustee shall forward or cause to be forwarded in a timely fashion the notices, reports and statements required to be forwarded by the Trustee pursuant to Sections 4.03, 4.06, 7.03 and 10.01. The Trustee shall furnish in a timely fashion to the Master Servicer such information as the Master Servicer may reasonably request from time to time for the Master Servicer to fulfill its duties as set forth in this Agreement. The Trustee covenants and agrees that it shall perform its obligations hereunder in a manner so as to maintain the status of both REMIC I and REMIC II as REMICs under the REMIC Provisions and (subject to Section 10.01(f)) to prevent the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on either REMIC I or REMIC II to the extent that maintaining such status and avoiding such taxes are reasonably within the control of the Trustee and are reasonably within the scope of its duties under this Agreement.

      (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

            (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and


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      obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee by the Company or the Master Servicer and which on their face, do not contradict the requirements of this Agreement;

            (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

            (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders of any Class holding Certificates which evidence, as to such Class, Percentage Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

            (iv) The Trustee shall not be charged with knowledge of any default (other than a default in payment to the Trustee) specified in clauses (i) and (ii) of Section 7.01 or an Event of Default under clauses (iii), (iv) and (v) of Section 7.01 unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office obtains actual knowledge of such failure or event or the Trustee receives written notice of such failure or event at its Corporate Trust Office from the Master Servicer, the Company or any Certificateholder; and

            (v) Except to the extent provided in Section 7.02, no provision in this Agreement shall require the Trustee to expend or risk its own funds (including, without limitation, the making of any Advance) or otherwise incur any personal financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it.

      (d) The Trustee shall timely pay, from its own funds, the amount of any and all federal, state and local taxes imposed on


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the Trust Fund or its assets or transactions including, without limitation, (A) "prohibited transaction" penalty taxes as defined in Section 860F of the Code, if, when and as the same shall be due and payable, (B) any tax on contributions to a REMIC after the Closing Date imposed by Section 860G(d) of the Code and (C) any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, but only if such taxes arise out of a breach by the Trustee of its obligations hereunder, which breach constitutes negligence or willful misconduct of the Trustee.

      Section 8.02.     Certain Matters Affecting the Trustee.

      (a)   Except as otherwise provided in Section 8.01:

            (i) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

            (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs;

            (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;



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            (v) Prior to the  occurrence  of an Event of Default  hereunder  and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests, aggregating not less than 50%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Master Servicer, if an Event of Default shall have occurred and is continuing, and otherwise by the Certificateholder requesting the investigation;

            (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; and

            (vii) To the extent authorized under the Code and the regulations promulgated thereunder, each Holder of a Class R Certificate hereby irrevocably appoints and authorizes the Trustee to be its attorney-in-fact for purposes of signing any Tax Returns required to be filed on behalf of the Trust Fund. The Trustee shall sign on behalf of the Trust Fund and deliver to the Master Servicer in a timely manner any Tax Returns prepared by or on behalf of the Master Servicer that the Trustee is required to sign as determined by the Master Servicer pursuant to applicable federal, state or local tax laws, provided that the Master Servicer shall indemnify the Trustee for signing any such Tax Returns that contain errors or omissions.

      (b) Following the issuance of the Certificates, the Trustee shall not accept any contribution of assets to the Trust Fund unless (subject to Section 10.01(f)) it shall have obtained or been furnished with an Opinion of Counsel to the effect that such contribution will not (i) cause either REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding or (ii) cause the Trust Fund to be subject to any federal tax as a result of such contribution (including the imposition of any federal tax on "prohibited transactions" imposed under Section 860F(a) of the Code).



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      Section 8.03.     Trustee Not Liable for Certificates or
                        Mortgage Loans.

      The recitals contained herein and in the Certificates (other than the execution of the Certificates and relating to the acceptance and receipt of the Mortgage Loans) shall be taken as the statements of the Company or the Master Servicer as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (except that the Certificates shall be duly and validly executed and authenticated by it as Certificate Registrar) or of any Mortgage Loan or related document. Except as otherwise provided herein, the Trustee shall not be accountable for the use or application by the Company or the Master Servicer of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Company or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Custodial Account or the Certificate Account by the Company or the Master Servicer.

      Section 8.04.     Trustee May Own Certificates.

      The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee.

      Section 8.05.     Master Servicer to Pay Trustee's Fees
                        and Expenses; Indemnification.

      (a) The Master Servicer covenants and agrees to pay to the Trustee and any co-trustee from time to time, and the Trustee and any co-trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by each of them in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee and any co-trustee, and the Master Servicer will pay or reimburse the Trustee and any co-trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustee or any co-trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ, and the expenses incurred by the Trustee or any co-trustee in connection with the appointment of an office or agency pursuant to Section 8.12) except any such expense, disbursement or advance as may arise from its negligence or bad faith.

      (b) The Master Servicer agrees to indemnify the Trustee for, and to hold the Trustee harmless against, any loss, liability or expense incurred without negligence or willful


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misconduct on its part, arising out of, or in connection with, the acceptance and administration of the Trust Fund, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under this Agreement and the Custodial Agreement, provided that:

            (i) with respect to any such claim, the Trustee shall have given the Master Servicer written notice thereof promptly after the Trustee shall have actual knowledge thereof;

            (ii) while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the Master Servicer in preparing such defense; and

            (iii) notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not be liable for settlement of any claim by the Trustee entered into without the prior consent of the Master Servicer which consent shall not be unreasonably withheld.

No termination of this Agreement  shall affect the  obligations  created by this
Section 8.05(b) of the Master Servicer to indemnify the Trustee under the conditions and to the extent set forth herein.

      Notwithstanding the foregoing, the indemnification provided by the Master Servicer in this Section 8.05(b) shall not pertain to any loss, liability or expense of the Trustee, including the costs and expenses of defending itself against any claim, incurred in connection with any actions taken by the Trustee at the direction of the Certificateholders pursuant to the terms of this Agreement.

      Section 8.06.     Eligibility Requirements for Trustee.

      The Trustee hereunder shall at all times be a corporation or a national banking association having its principal office in a state and city acceptable to the Company and organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall


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resign immediately in the manner and with the effect specified in
Section 8.07.

      Section 8.07.     Resignation and Removal of the Trustee.

      (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Company, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee. In addition, in the event that the Company determines that the Trustee has failed (i) to distribute or cause to be distributed to the Certificateholders any amount required to be distributed hereunder, if such amount is held by the Trustee or its Paying Agent (other than the Master Servicer or the Company) for distribution or (ii) to otherwise observe or perform in any material respect any of its covenants, agreements or obligations hereunder, and such failure shall continue unremedied for a period of 5 days (in respect of clause (i) above) or 30 days (in respect of clause (ii) above) after the date on which written notice of such failure, requiring that the same be remedied, shall have been given to the Trustee by the Company, then the Company may remove the Trustee and appoint a successor trustee by written instrument delivered as provided in the preceding sentence. In connection with the appointment of a successor trustee pursuant to the preceding sentence, the Company shall, on or before the date on which any such appointment becomes effective, obtain from each Rating Agency written confirmation that the appointment of any such successor trustee will not result in the reduction of the ratings on any class of the Certificates below the lesser of the then current or original ratings on such Certificates.

      (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint


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a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Company, one complete set to the Trustee so removed and one complete set to the successor so appointed.

      (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee as provided in
Section 8.08.

      Section 8.08.     Successor Trustee.

      (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held by a Custodian, which shall become the agent of any successor trustee hereunder), and the Company, the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

      (b) No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

      (c) Upon acceptance of appointment by a successor trustee as provided in this Section, the Company shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

      Section 8.09.     Merger or Consolidation of Trustee.

      Any corporation or national banking association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or national banking association


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resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national banking association succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or national banking association shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee shall mail notice of any such merger or consolidation to the Certificateholders at their address as shown in the Certificate Register.

      Section 8.10.     Appointment of Co-Trustee or Separate
                        Trustee.

      (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

      (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee, and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.


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      (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

      (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

      Section 8.11.     Appointment of Custodians.

      The Trustee may, with the consent of the Master Servicer and the Company, appoint one or more Custodians who are not Affiliates of the Company, the Master Servicer or any Seller to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement. Subject to Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. Each
Custodial Agreement may be amended only as provided in Section 11.01. The Trustee shall notify the Certificateholders of the appointment of any Custodian (other than the Custodian appointed as of the Closing Date) pursuant to this
Section 8.11.

      Section 8.12.     Appointment of Office or Agency.

      The Trustee will maintain an office or agency in the City of New York where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its offices located at Four Albany Street, New York, New York 10006, for the purpose of keeping the Certificate Register. The Trustee will maintain an office at the address stated in Section 11.05 hereof where notices and demands to or upon the Trustee in respect of this Agreement may be served.


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                                  ARTICLE IX

                                  TERMINATION

      Section 9.01.     Termination Upon Purchase by the Master
                        Servicer or the Company or Liquidation of All Mortgage Loans.

      (a) Subject to Section 9.03, the respective obligations and responsibilities of the Company, the Master Servicer and the Trustee created hereby in respect of the Certificates (other than the obligation of the Trustee to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Company to send certain notices as hereinafter set forth) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article IX following the earlier of:

            (i) the later of the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, or

            (ii) the purchase by the Master Servicer or the Company of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund at a price equal to 100% of the unpaid principal balance of each Mortgage Loan or, if less than such unpaid principal balance, the fair market value of the related underlying property of such Mortgage Loan with respect to Mortgage Loans as to which title has been acquired if such fair market value is less than such unpaid principal balance (net of any unreimbursed Advances attributable to principal) on the day of repurchase plus accrued interest thereon at the Net Mortgage Rate (or Modified Net Mortgage Rate in the case of any Modified Mortgage Loan) to, but not including, the first day of the month in which such repurchase price is distributed, provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph
      P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof and provided further that the purchase price set forth above shall be increased as is necessary, as determined by the Master Servicer, to avoid disqualification of either REMIC I or REMIC II as a REMIC.

      The right of the Master Servicer or the Company to purchase all the assets of the Trust Fund pursuant to clause (ii) above is conditioned upon the Pool Stated Principal Balance as of the Final Distribution Date being less than ten percent of the Cutoff Date Principal Balance of the Mortgage Loans. If such right


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is exercised by the Master Servicer, the Master Servicer shall be deemed to have been reimbursed for the full amount of any unreimbursed Advances theretofore made by it with respect to the Mortgage Loans. In addition, the Master Servicer or the Company, as applicable, shall provide to the Trustee the certification required by Section 3.15 and the Trustee and any Custodian shall, promptly following payment of the purchase price, release to the Master Servicer or the Company, as applicable, the Mortgage Files pertaining to the Mortgage Loans being purchased.

      (b) The Master Servicer or, in the case of a final distribution as a result of the exercise by the Company of its right to purchase the assets of the Trust Fund, the Company shall give the Trustee not less than 60 days' prior notice of the Distribution Date on which the Master Servicer or the Company, as applicable, anticipates that the final distribution will be made to Certificateholders (whether as a result of the exercise by the Master Servicer or the Company of its right to purchase the assets of the Trust Fund or otherwise). Notice of any termination, specifying the anticipated Final Distribution Date (which shall be a date that would otherwise be a Distribution
Date) upon which the Certificateholders may surrender their Certificates to the Trustee (if so required by the terms hereof) for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer or the Company, as applicable (if it is exercising its right to purchase the assets of the Trust Fund), or by the Trustee (in any other case) by letter to the Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying:

            (i) the anticipated Final Distribution Date upon which final payment of the Certificates is anticipated to be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated,

            (ii) the amount of any such final payment, if known, and

            (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, and in the case of the Class A, Class M and Class R Certificates, that payment will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

If the Master Servicer or the Company, as applicable, is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Master Servicer or the Company, the Master Servicer or the Company, as applicable, shall deposit in the Certificate Account before the Final Distribution Date in


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immediately available funds an amount equal to the purchase price for the assets of the Trust Fund computed as above provided.

      (c) In the case of the Class A, Class M, Class B and the Class R Certificates, upon presentation and surrender of the Certificates by the Certificateholders thereof, the Trustee shall distribute to the Certificateholders (i) the amount otherwise distributable on such Distribution Date, if not in connection with the Master Servicer's or the Company's election to repurchase, or (ii) if the Master Servicer or the Company elected to so repurchase, an amount determined as follows: (A) with respect to each Certificate the outstanding Certificate Principal Balance thereof, plus Accrued Certificate Interest for the related Interest Accrual Period thereon and any previously unpaid Accrued Certificate Interest, subject to the priority set forth in Section 4.02(a), and (B) with respect to the Class R Certificates, any excess of the amounts available for distribution (including the repurchase price specified in clause (ii) of subsection (a) of this Section) over the total amount distributed under the immediately preceding clause (A).

      (d) In the event that any Certificateholders shall not surrender their Certificates for final payment and cancellation on or before the Final Distribution Date (if so required by the terms hereof), the Trustee shall on such date cause all funds in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer or the Company, as applicable (if it exercised its right to purchase the assets of the Trust Fund), or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer or the Company, as applicable, to contact the remaining Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. If within nine months after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee shall pay to the Master Servicer or the Company, as applicable, all amounts distributable to the holders thereof and the Master Servicer or the Company, as applicable, shall thereafter hold such amounts until distributed to such holders. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer or the Company, as applicable, as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 9.01.


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      Section 9.02.     Termination of REMIC II.

      REMIC II shall be terminated on the earlier of the Final Distribution Date and the date on which it is deemed to receive the last deemed distributions on the Uncertificated REMIC I Regular Interests and the last distribution due on the Class A, Class M, Class B and Class R-II Certificates is made.

      Section 9.03.     Additional Termination Requirements.

      (a) REMIC I and REMIC II as the case may be, shall be terminated in accordance with the following additional requirements, unless (subject to Section 10.01(f)) the Trustee and the Master Servicer have received an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee) to the effect that the failure of REMIC I and REMIC II, as the case may be, to comply with the requirements of this Section 9.03 will not (i) result in the imposition on the Trust of taxes on "prohibited transactions," as described in
Section 860F of the Code, or (ii) cause either REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificate is outstanding:

            (i) The Master Servicer shall establish a 90-day liquidation period for REMIC I and REMIC II, as the case may be, and specify the first day of such period in a statement attached to the Trust Fund's final Tax Return pursuant to Treasury regulations Section 1.860F-1. The Master Servicer also shall satisfy all of the requirements of a qualified liquidation for REMIC I and REMIC II, as the case may be, under Section 860F of the Code and regulations thereunder;

            (ii) The Master Servicer shall notify the Trustee at the commencement of such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell or otherwise dispose of all of the remaining assets of the Trust Fund in accordance with the terms hereof; and

            (iii) If the Master Servicer or the Company is exercising its right to purchase the assets of the Trust Fund, the Master Servicer shall, during the 90-day liquidation period and at or prior to the Final Distribution Date, purchase all of the assets of the Trust Fund for cash; provided, however, that in the event that a calendar quarter ends after the commencement of the 90-day liquidation period but prior to the Final Distribution Date, the Master Servicer or the Company shall not purchase any of the assets of the Trust Fund prior to the close of that calendar quarter.

      (b) Each Holder of a Certificate and the Trustee hereby irrevocably approves and appoints the Master Servicer as its attorney-in-fact to adopt a plan of complete liquidation for


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REMIC I and REMIC II at the expense of the Trust Fund in accordance with the terms and conditions of this Agreement.


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                                   ARTICLE X

                               REMIC PROVISIONS

      Section 10.01.    REMIC Administration.

      (a) The REMIC Administrator shall make an election to treat each of REMIC I and REMIC II as a REMIC under the Code and, if necessary, under applicable state law. Each such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of the REMIC I election in respect of the Trust Fund, Uncertificated REMIC I Regular Interests shall be designated as the "regular interests" and the Class R-I Certificates shall be designated as the sole class of "residual interest" in REMIC I. For the purposes of the REMIC II election in respect of the Trust Fund, each of the Class A (other than the Class A-9 Certificates), Class M and Class B Certificates and the Uncertificated REMIC II Regular Interests shall be designated as the "regular interests" and the Class R-II Certificates shall be designated as the sole class of "residual interests" in REMIC II. The REMIC Administrator and the Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in REMIC I or REMIC II other than the Uncertificated REMIC I Regular Interests and the Class R-I Certificates and the REMIC II Certificates, the Uncertificated REMIC II Regular Interests and the Class R-II Certificates, respectively.

      (b) The Closing Date is hereby designated as the "startup day" of the Trust Fund within the meaning of Section 860G(a)(9) of the Code.

      (c) The REMIC Administrator shall hold a Class R Certificate representing a 0.01% Percentage Interest of each of the Class R-I Certificates and Class R-II Certificates and shall be designated as "the tax matters person" with respect to REMIC I and REMIC II in the manner provided under Treasury regulations section 1.860F-4(d) and temporary Treasury regulations section 301.6231(a)(7)-1T. Residential Funding, as tax matters person, shall (i) act on behalf of REMIC I and REMIC II in relation to any tax matter or controversy involving the Trust Fund and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys' or accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and the REMIC Administrator shall be entitled to reimbursement therefor out of amounts attributable to the Mortgage Loans on deposit in the Custodial Account as provided by Section 3.10 unless such legal expenses and costs are incurred by reason of the REMIC


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Administrator's willful misfeasance, bad faith or gross negligence. If the REMIC Administrator is no longer the Master Servicer hereunder, at its option the REMIC Administrator may continue its duties as REMIC Administrator and shall be paid reasonable compensation not to exceed $3,000 per year by any successor Master Servicer hereunder for so acting as the REMIC Administrator.

      (d) The REMIC Administrator shall prepare or cause to be prepared all of the Tax Returns that it determines are required with respect to either REMIC I or REMIC II created hereunder and deliver such Tax Returns in a timely manner to the Trustee and the Trustee shall sign and file such Tax Returns in a timely manner. The expenses of preparing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The REMIC Administrator agrees to indemnify and hold harmless the Trustee with respect to any tax or liability arising from the Trustee's signing of Tax Returns that contain errors or omissions. The Trustee and Master Servicer shall promptly provide the REMIC Administrator with such information as the REMIC Administrator may from time to time request for the purpose of enabling the REMIC Administrator to prepare Tax Returns.

      (e) The REMIC Administrator shall provide (i) to any Transferor of a Class R Certificate such information as is necessary for the application of any tax relating to the transfer of a Class R Certificate to any Person who is not a Permitted Transferee, (ii) to the Trustee and the Trustee shall forward to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption) and
(iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each of REMIC I and REMIC II.

      (f) The Master Servicer and the REMIC Administrator shall take such actions and shall cause each of REMIC I and REMIC II created hereunder to take such actions as are reasonably within the Master Servicer's or the REMIC Administrator's control and the scope of its duties more specifically set forth herein as shall be necessary or desirable to maintain the status thereof as REMICs under the REMIC Provisions (and the Trustee shall assist the Master Servicer and the REMIC Administrator, to the extent reasonably requested by the Master Servicer and the REMIC Administrator to do so). The Master Servicer and the REMIC Administrator shall not knowingly or intentionally take any action, cause either REMIC I or REMIC II to take any action or fail to take (or fail to cause to be taken) any action reasonably within their respective control, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of either REMIC I or REMIC II as a REMIC or (ii) result in the imposition of a tax upon either REMIC I or


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REMIC II (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, in the absence of an Opinion of Counsel or the indemnification referred to in this sentence, an "Adverse REMIC Event") unless the Master Servicer or the REMIC Administrator, as applicable, has received an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Master Servicer or the REMIC Administrator, as applicable, determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the Master Servicer, the REMIC Administrator or the Trustee) to the effect that the contemplated action will not, with respect to each of REMIC I and REMIC II created hereunder, endanger such status or, unless the Master Servicer, the REMIC Administrator or both, as applicable, determine in its or their sole discretion to indemnify the Trust Fund against the imposition of such a tax, result in the imposition of such a tax. Wherever in this Agreement a contemplated action may not be taken because the timing of such action might result in the imposition of a tax on the Trust Fund, or may only be taken pursuant to an Opinion of Counsel that such action would not impose a tax on the Trust Fund, such action may nonetheless be taken provided that the indemnity given in the preceding sentence with respect to any taxes that might be imposed on the Trust Fund has been given and that all other preconditions to the taking of such action have been satisfied. The Trustee shall not take or fail to take any action (whether or not authorized hereunder) as to which the Master Servicer or the REMIC Administrator, as applicable, has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to REMIC I or REMIC II or their assets, or causing REMIC I and REMIC II to take any action, which is not expressly permitted under the terms of this Agreement, the Trustee will consult with the Master Servicer or the REMIC Administrator, as applicable, or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to REMIC I or REMIC II, and the Trustee shall not take any such action or cause REMIC I or REMIC II to take any such action as to which the Master Servicer or the REMIC Administrator, as applicable, has advised it in writing that an Adverse REMIC Event could occur. The Master Servicer or the REMIC Administrator, as applicable, may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the expense of the Master Servicer or the REMIC Administrator. At all times as may be required by the Code, the Master Servicer will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of REMIC I and REMIC II as "qualified mortgages" as


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defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

      (g) In the event that any tax is imposed on "prohibited transactions" of REMIC I and REMIC II created hereunder as defined in Section 860F(a)(2) of the Code, on "net income from foreclosure property" of REMIC I or REMIC II as defined in Section 860G(c) of the Code, on any contributions to REMIC I or REMIC II after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under this Agreement or the Master Servicer has in its sole discretion determined to indemnify the Trust Fund against such tax, (ii) to the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X, or (iii) otherwise against amounts on deposit in the Custodial Account as provided by Section 3.10 and on the Distribution Date(s) following such reimbursement the aggregate of such taxes shall be allocated in reduction of the Accrued Certificate Interest on each Class entitled thereto in the same manner as if such taxes constituted a Prepayment Interest Shortfall.

      (h) The Trustee and the Master Servicer shall, for federal income tax purposes, maintain books and records with respect to REMIC I and REMIC II on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

      (i) Following the Startup Day, neither the Master Servicer nor the Trustee shall accept any contributions of assets to REMIC I or REMIC II unless (subject to 10.01(f)) the Master Servicer and the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in REMIC I or REMIC II will not cause either REMIC I or REMIC II to fail to qualify as REMICs at any time that any Certificates are outstanding or subject REMIC I or REMIC II to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

      (j) Neither the Master Servicer nor the Trustee shall (subject to Section 10.01(f)) enter into any arrangement by which REMIC I or REMIC II will receive a fee or other compensation for services nor permit either such REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

      (k) Solely for the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" by which the Certificate Principal Balance of each Class of


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Certificates (other than the Interest Only Certificates) representing a regular interest in REMIC II and the Uncertificated Principal Balance of each Uncertificated REMIC I Regular Interest (other than each Uncertificated REMIC I Regular Interest Z) and the rights to the Class A-5 Certificates would be reduced to zero is February 25, 2028, which is the Distribution Date immediately following the latest scheduled maturity of any Mortgage Loan. The latest possible Maturity Date for each Uncertificated REMIC I Regular Interest Z and Uncertificated REMIC II Regular Interest is February 25, 2028, which is the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan.

      (l) Within 30 days after the Closing Date, the REMIC Administrator shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt
Obligations" for REMIC I and REMIC II.

      (m) Neither the Trustee nor the Master Servicer shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of REMIC I or REMIC II, (iii) the termination of REMIC I or REMIC II pursuant to Article IX of this Agreement or
(iv) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement) nor acquire any assets for REMIC I or REMIC II, nor sell or dispose of any investments in the Custodial Account or the Certificate Account for gain nor accept any contributions to REMIC I and REMIC II after the Closing Date unless it has received an Opinion of Counsel that such sale, disposition, substitution or acquisition will not (a) affect adversely the status of REMIC I and REMIC II as REMICs or (b) unless the Master Servicer has determined in its sole discretion to indemnify the Trust Fund against such tax, cause REMIC I or REMIC II to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.


      Section 10.02.    Master Servicer, REMIC Administrator and
                        Trustee Indemnification.

      (a) The Trustee agrees to indemnify the Trust Fund, the Company, the REMIC Administrator and the Master Servicer for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Company or the Master Servicer, as a result of a breach of the Trustee's covenants set forth in Article VIII or this Article X.

      (b) The REMIC Administrator agrees to indemnify the Trust Fund, the Company, the Master Servicer and the Trustee for any


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taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Company, the Master Servicer or the Trustee, as a result of a breach of the REMIC Administrator's covenants set forth in this Article X with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the REMIC Administrator that contain errors or omissions; provided, however, that such liability will not be imposed to the extent such breach is a result of an error or omission in information provided to the REMIC Administrator by the Master Servicer in which case Section 10.02(c) will apply.

      (c) The Master Servicer agrees to indemnify the Trust Fund, the Company, the REMIC Administrator and the Trustee for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Company, the REMIC Administrator or the Trustee, as a result of a breach of the Master Servicer's covenants set forth in this Article X or in
Article III with respect to compliance with the REMIC Provisions, including without limitation, any penalties arising from the Trustee's execution of Tax Returns prepared by the Master Servicer that contain errors or omissions.



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                                  ARTICLE XI

                           MISCELLANEOUS PROVISIONS

      Section 11.01.    Amendment.

      (a) This Agreement or any Custodial Agreement may be amended from time to time by the Company, the Master Servicer and the Trustee, without the consent of any of the Certificateholders:

            (i)         to cure any ambiguity,

            (ii) to correct or supplement any provisions herein or therein, which may be inconsistent with any other provisions herein or therein or to correct any error,

            (iii) to modify,  eliminate or add to any of its  provisions to such extent as shall be necessary or desirable to maintain the qualification of the Trust Fund as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee has received an Opinion of Counsel to the effect that (A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (B) such action will not adversely affect in any material respect the interests of any Certificateholder,

            (iv) to change the timing and/or nature of deposits into the Custodial Account or the Certificate Account or to change the name in which the Custodial Account is maintained, provided that (A) the
      Certificate Account Deposit Date shall in no event be later than the related Distribution Date, (B) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (C) such change shall not result in a reduction of the rating assigned to any Class of Certificates below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date, as evidenced by a letter from each Rating Agency to such effect,

            (v) to modify, eliminate or add to the provisions of Section 5.02(f) or any other provision hereof restricting transfer of the Class R-I Certificates and Class R-II Certificates, by virtue of their being the "residual interests" in REMIC I and REMIC II, respectively, provided that
      (A) such change shall not result in reduction of the rating assigned to any such Class of Certificates below the lower of the then-current rating or the rating assigned to


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      such Certificates as of the Closing Date, as evidenced by a letter from each Rating Agency to such effect, and (B) such change shall not (subject to Section 10.01(f)), as evidenced by an Opinion of Counsel (at the expense of the party seeking so to modify, eliminate or add such provisions), cause either REMIC I or REMIC II or any of the Certificateholders (other than the transferor) to be subject to a federal tax caused by a transfer to a Person that is not a Permitted Transferee, or

            (vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

      (b) This Agreement or any Custodial Agreement may also be amended from time to time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

            (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate,

            (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding.

      (c) Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel (subject to Section 10.01(f) and at the expense of the party seeking such amendment) to the effect that such amendment or the exercise of any power granted to the Master Servicer, the Company or the Trustee in accordance with such amendment will not result in the imposition of a federal tax on the Trust Fund or cause either REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificate is outstanding.

      (d) Promptly after the execution of any such amendment the Trustee shall furnish written notification of the substance of


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such amendment to each Certificateholder. It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

      (e) The Company shall have the option, in its sole discretion, to obtain and deliver to the Trustee any corporate guaranty, payment obligation, irrevocable letter of credit, surety bond, insurance policy or similar instrument or a reserve fund, or any combination of the foregoing, for the purpose of protecting the Holders of the Class B Certificates against any or all Realized Losses or other shortfalls. Any such instrument or fund shall be held by the Trustee for the benefit of the Class B Certificateholders, but shall not be and shall not be deemed to be under any circumstances included in the Trust Fund. To the extent that any such instrument or fund constitutes a reserve fund for federal income tax purposes, (i) any reserve fund so established shall be an outside reserve fund and not an asset of the Trust Fund, (ii) any such reserve fund shall be owned by the Company, and (iii) amounts transferred by the Trust Fund to any such reserve fund shall be treated as amounts distributed by the Trust Fund to the Company or any successor, all within the meaning of Treasury Regulations Section 1.860G-2(h) as it reads as of the Cut-off Date. In connection with the provision of any such instrument or fund, this Agreement and any provision hereof may be modified, added to, deleted or otherwise amended in any manner that is related or incidental to such instrument or fund or the establishment or administration thereof, such amendment to be made by written instrument executed or consented to by the Company but without the consent of any Certificateholder and without the consent of the Master Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of the Class A Certificateholders, the Class R Certificateholders, the Class M Certificateholders, the Master Servicer or the Trustee, as applicable; provided that the Company obtains (subject to Section 10.01(f)) an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that any such amendment will not cause (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code and (b) either REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificate is outstanding. In the event that the Company elects to provide such coverage in the form of a limited guaranty provided by General Motors Acceptance Corporation, the Company may elect that the text of such amendment to this Agreement shall be substantially in the form attached hereto as Exhibit M (in which


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case Residential Funding's Subordinate Certificate Loss Obligation as described in such exhibit shall be established by Residential Funding's consent to such amendment) and that the limited guaranty shall be executed in the form attached hereto as Exhibit N, with such changes as the Company shall deem to be appropriate; it being understood that the Trustee has reviewed and approved the content of such forms and that the Trustee's consent or approval to the use thereof is not required.

      Section 11.02.    Recordation of Agreement; Counterparts.

      (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee (pursuant to the request of Holders of Certificates entitled to at least 25% of the Voting Rights), but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

      (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

      Section 11.03.    Limitation on Rights of Certificateholders.

      (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of any of the parties hereto.

      (b) No Certificateholder shall have any right to vote (except as expressly provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.



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      (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates of any Class evidencing in the aggregate not less than 25% of the related Percentage Interests of such Class, shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates of any Class shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates of such Class or any other Class, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of Certificateholders of such Class or all Classes, as the case may be. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

      Section 11.04.    Governing Law.

      This agreement and the Certificates shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

      Section 11.05.    Notices.

      All demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to (a) in the case of the Company, 8400 Normandale Lake Boulevard, Suite 700, Minneapolis, Minnesota 55437, Attention:
President, or such other address as may hereafter be furnished to the Master Servicer and the Trustee in writing by the Company, (b) in the case of the Master Servicer, 10 Universal City Plaza, Suite 2100, Universal City, California 91608, Attention: Ms. Becker or such other address as may be hereafter furnished to the Company and the Trustee by the Master Servicer in writing, (c) in the case of the Trustee, Corporate


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Trust  Services  Division,  Four  Albany  Street,  New  York,  New  York  10006,
Attention: Residential Accredit Loans, Inc. Series 1998- QS2 or such other address as may hereafter be furnished to the Company and the Master Servicer in writing by the Trustee, (d) in the case of , One State Street Plaza, New York, New York 10004, or such other address as may hereafter be furnished to the Company, the Trustee and the Master Servicer in writing by Fitch IBCA and (e) in the case of Standard & Poor's, 26 Broadway, New York, New York 10004 or such other address as may be hereafter furnished to the Company, Trustee and Master Servicer by Standard & Poor's. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

      Section 11.06.    Notices to Rating Agency.

      The Company, the Master Servicer or the Trustee, as applicable, shall notify each Rating Agency and the Subservicer at such time as it is otherwise required pursuant to this Agreement to give notice of the occurrence of, any of the events described in clause (a), (b), (c), (d), (g), (h), (i) or (j) below or provide a copy to each Rating Agency at such time as otherwise required to be delivered pursuant to this Agreement of any of the statements described in clauses (e) and (f) below:

            (a)   a material change or amendment to this Agreement,

            (b)   the occurrence of an Event of Default,

            (c) the termination or appointment of a successor Master Servicer or Trustee or a change in the majority ownership of the Trustee,

            (d) the filing of any claim under the Master Servicer's blanket fidelity bond and the errors and omissions insurance policy required by
      Section 3.12 or the cancellation or modification of coverage under any such instrument,

            (e) the statement required to be delivered to the Holders of each Class of Certificates pursuant to Section 4.03,

            (f) the  statements  required to be  delivered  pursuant to Sections
      3.18 and 3.19,

            (g) a change in the location of the Custodial Account or the Certificate Account,



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            (h) the occurrence of any monthly cash flow shortfall to the Holders of any Class of Certificates resulting from the failure by the Master Servicer to make an Advance pursuant to Section 4.04,

            (i)   the occurrence of the Final Distribution Date, and

            (j)   the repurchase of or substitution for any Mortgage
      Loan,

provided, however, that with respect to notice of the occurrence of the events described in clauses (d), (g) or (h) above, the Master Servicer shall provide prompt written notice to each Rating Agency and the Subservicer of any such event known to the Master Servicer.

      Section 11.07.    Severability of Provisions.

      If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

      Section 11.08.    Supplemental Provisions
                        for Resecuritization.

      This Agreement may be supplemented by means of the addition of a separate Article hereto (a "Supplemental Article") for the purpose of resecuritizing any of the Certificates issued hereunder, under the following circumstances. With respect to any Class or Classes of Certificates issued hereunder, or any portion of any such Class, as to which the Company or any of its Affiliates (or any designee thereof) is the registered Holder (the "Resecuritized Certificates"), the Company may deposit such Resecuritized Certificates into a new REMIC, grantor trust, FASIT or custodial arrangement (a "Restructuring Vehicle") to be held by the Trustee pursuant to a Supplemental Article. The instrument adopting such Supplemental Article shall be executed by the Company, the Master Servicer and the Trustee; provided, that neither the Master Servicer nor the Trustee shall withhold their consent thereto if their respective interests would not be materially adversely affected thereby. To the extent that the terms of the Supplemental Article do not in any way affect any provisions of this Agreement as to any of the Certificates initially issued hereunder, the adoption of the Supplemental Article shall not constitute an "amendment" of this Agreement.

      Each Supplemental Article shall set forth all necessary provisions relating to the holding of the Resecuritized


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Certificates by the Trustee, the establishment of the Restructuring Vehicle, the issuing of various classes of new certificates by the Restructuring Vehicle and the distributions to be made thereon, and any other provisions necessary for the purposes thereof. In connection with each Supplemental Article, the Company shall deliver to the Trustee an Opinion of Counsel to the effect that (i) the Restructuring Vehicle will qualify as a REMIC, grantor trust, FASIT or other entity not subject to taxation for federal income tax purposes and (ii) the adoption of the Supplemental Article will not endanger the status of the Trust Fund as a REMIC or (subject to Section 10.01(f)) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC as set forth in Section 860G(d) of the Code).



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      IN WITNESS WHEREOF, the Company, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.

                        RESIDENTIAL ACCREDIT LOANS, INC.


[Seal]
                                    By:
                                       Name:   Randy Van Zee
                              Title: Vice President



Attest:
    Name:   Timothy A. Kruse
    Title:  Vice President


                         RESIDENTIAL FUNDING CORPORATION


[Seal]
                                    By:
                                       Name:   Timothy A. Kruse
                                       Title:  Director



Attest:
    Name:   Randy Van Zee
    Title:  Director


                                    BANKERS TRUST COMPANY,
                                    as Trustee


[Seal]
                                    By:
                                      Name:
                                      Title:



Attest:
     Name:
     Title:


NY1-254294.5

STATE OF MINNESOTA        )
                          ) ss.:
COUNTY OF HENNEPIN        )


            On the 26th day of February, 1998 before me, a notary public in and for said State, personally appeared Randy Van Zee, known to me to be a Vice President of Residential Accredit Loans, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                  Notary Public

[Notarial Seal]




NY1-254294.5

STATE OF MINNESOTA        )
                          ) ss.:
COUNTY OF HENNEPIN        )


            On the 26th day of February, 1998 before me, a notary public in and for said State, personally appeared Timothy A. Kruse, known to me to be a Director of Residential Funding Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                  Notary Public

[Notarial Seal]


NY1-254294.5

STATE OF CALIFORNIA     )
                        ) ss.:
COUNTY OF ORANGE        )


            On the 26th day of February, 1998 before me, a notary public in and for said State, personally appeared ________________, known to me to be a ______________ of Bankers Trust Company, the New York banking corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said banking corporation and acknowledged to me that such banking corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                  Notary Public

[Notarial Seal]


NY1-254294.5

                                   EXHIBIT A

                          FORM OF CLASS A CERTIFICATE




            SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986.

            [THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS FEBRUARY 26, 1998. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT 100% OF THE PREPAYMENT ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), [AND ASSUMING A CONSTANT PASS-THROUGH RATE EQUAL TO THE INITIAL PASS-THROUGH RATE,] THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $_____ OF OID PER [$1,000] [$100,000] OF [INITIAL CERTIFICATE PRINCIPAL BALANCE] [NOTIONAL AMOUNT], THE YIELD TO MATURITY IS ___% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $_______ PER [$1,000] [$100,000] OF [INITIAL CERTIFICATE PRINCIPAL BALANCE] [NOTIONAL AMOUNT], COMPUTED USING THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE STANDARD PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE OR AS TO THE CONSTANCY OF THE PASS-THROUGH RATE.]




NY1-254294.5

Certificate No. ____                   [____%][Variable] Pass-Through
                                       Rate [based on a Notional Amount]

Class A-__ Senior
Date of Pooling and Servicing
Agreement and Cut-off Date:            [Percentage Interest: ___%]
February 1, 1998
                                       Aggregate Initial [Certificate  Principal
                                       Balance]  [Class  A-5  Notional   Amount]
                                       [Class  A-9  Notional  Amount]  [Subclass
                                       Notional  Amount]  of  the  Class  A-  __
                                       Certificates:

First Distribution Date:
March 25, 1998


Master Servicer:                       [Initial] [Certificate Principal
Residential Funding                    Balance] [Class A-5][Class A-9]
Corporation                            [Subclass]
                            Notional Amount] of this
                          Certificate: $_____________]

Assumed Final
Distribution Date:                     CUSIP 76110F-_____
[February 25, 2028]


                MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE
                                SERIES 1998-QS2

      evidencing a percentage interest in the distributions allocable to the Class A-__ Certificates with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT LOANS, INC.

            This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.



NY1-254294.5
                                     A-2

            This certifies that _____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate [(obtained by dividing the [Initial Certificate Principal Balance] [Initial Class A-5 Notional Amount] [Initial Class A-9 Notional Amount] of this Certificate by the aggregate [Initial Certificate Principal Balance of all Class A-___ Certificates] [Initial Class A-5 Notional Amount of all Class A-5 Certificates] [Initial Class A-9 Notional Amounts of all Class A-9 Certificates], both as specified above)] in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and Bankers Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount [(of interest and principal, if any)] required to be distributed to Holders of Class A-__ Certificates on such Distribution Date. [The Class A-5 Notional Amount of the Class A-5 Certificates as of any Distribution Date is equal to the aggregate Certificate Principal Balance of the Class A-4 Certificates and Class A-6 Certificates immediately prior to such date.] [The Class A-9 Notional Amount of the Class A-9 Certificates as of any date of determination is equal to the aggregate Stated Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC Regular Interests represented by such Class A-9 Certificates.] [The Subclass Notional Amount of the Class A-9-[_] Certificates as of any date of determination is equal to the aggregate Stated Principal Balance of the Mortgage Loans corresponding to the Uncertificated REMIC Regular Interests represented by such Class A-9-[_] Certificates immediately prior to such date.] [The Class A-5[-_] Certificates


NY1-254294.5
                                     A-3
have no Certificate Principal Balance.]  [The Class A-9[-_]
Certificates have no Certificate Principal Balance.]

            Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

            Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The [Initial Certificate Principal Balance] [Initial Class A-5 Notional Amount] [Initial Class A-9 Notional Amount] [initial Subclass Notional Amount] of this Certificate is set forth above.] [The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto.]

            This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

            As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

            The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of


NY1-254294.5
                                     A-4
each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

            This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

            The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other


NY1-254294.5
                                     A-5
liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cutoff Date Principal Balance of the Mortgage Loans.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


NY1-254294.5
                                     A-6

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                 BANKERS TRUST COMPANY,
                                        as Trustee


                                       By:
                                                Authorized Signatory



                         CERTIFICATE OF AUTHENTICATION

            This is one of the Class A-__ Certificates referred to in the within-mentioned Agreement.

                             BANKERS TRUST COMPANY,
                            as Certificate Registrar


                                       By:
                                                Authorized Signatory


NY1-254294.5
                                     A-7

                                  ASSIGNMENT


            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
                           (Please print or typewrite
name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:





Dated:
                      Signature by or on behalf of assignor




                                                Signature Guaranteed

                           DISTRIBUTION INSTRUCTIONS

            The  assignee   should   include  the   following  for  purposes  of
distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the
account of                                               account
number                 , or, if mailed by check, to
                                                  Applicable
statements should be mailed to
                                                .

            This information is provided by
    , the assignee named above, or
  , as its agent.

                                   EXHIBIT B

                          FORM OF CLASS M CERTIFICATE


THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AND CLASS R CERTIFICATES [CLASS M-1 CERTIFICATES] [AND CLASS M-2 CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(e) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

[THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS FEBRUARY 26, 1998. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT 100% OF THE PREPAYMENT ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS % AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $
        PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE,
COMPUTED UNDER THE APPROXIMATE METHOD.  NO REPRESENTATION IS MADE
THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE STANDARD
PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.]


NY1-254294.5

Certificate No. ___                           7.00% Pass-Through Rate

Class M-    Subordinate                       Aggregate Certificate
                                              Principal Balance
                                              of the Class M Certificates:
Date of Pooling and Servicing                 $_______________
Agreement and Cut-off Date:
February 1, 1998                              Initial Certificate Principal
                                              Balance of this Certificate:
First Distribution Date:               $_______________
March 25, 1998
                                              CUSIP: 76110F-_____
Master Servicer:
Residential Funding Corporation

Assumed Final Distribution Date:
February 25, 2028



                MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE,
                                SERIES 1998-QS2

      evidencing a percentage interest in any distributions allocable to the Class M-__ Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT LOANS, INC.

            This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

            This certifies that _________________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Certificate Principal Balance of this Certificate by the aggregate Certificate Principal Balance of all Class M-__ Certificates, both as specified above) in certain distributions with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company," which term includes any successor entity under the Agreement


NY1-254294.5
                                     B-2
referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and Bankers Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class M-__ Certificates on such Distribution Date.

            Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

            Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized Losses allocable hereto.

            No transfer of this Class M Certificate will be made unless the Trustee has received either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class M Certificate


NY1-254294.5
                                     B-3
will not  constitute  or result in a  non-exempt  prohibited  transaction  under
Section 406 of ERISA or Section 4975 of the Code or (ii) a representation letter, in the form as described by the Agreement, either stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan, or stating that the transferee is an insurance company, the source of funds to be used by it to purchase the Certificate is an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.

            This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

            As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

            The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional


NY1-254294.5
                                     B-4
circumstances, without the consent of the Holders of certain
Classes of Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

            This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

            The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to (i) purchase at a price


NY1-254294.5
                                     B-5
determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cutoff Date Principal Balance of the Mortgage Loans.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


NY1-254294.5
                                     B-6

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                 BANKERS TRUST COMPANY,
                                        as Trustee


                                       By:
                                                Authorized Signatory




                         CERTIFICATE OF AUTHENTICATION

            This is one of the Class M-__ Certificates referred to in the within-mentioned Agreement.

                             BANKERS TRUST COMPANY,
                            as Certificate Registrar


                                       By:
                                                Authorized Signatory

                                  ASSIGNMENT


            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
                           (Please print or typewrite
name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:





Dated:
                      Signature by or on behalf of assignor




                                                Signature Guaranteed

                           DISTRIBUTION INSTRUCTIONS

            The  assignee   should   include  the   following  for  purposes  of
distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the
account of                                               account
number                 , or, if mailed by check, to
                                                  Applicable
statements should be mailed to
                                                .

            This information is provided by
    , the assignee named above, or
  , as its agent.

                                   EXHIBIT C

                          FORM OF CLASS B CERTIFICATE

THIS   CERTIFICATE  IS   SUBORDINATED  IN  RIGHT  OF  PAYMENT  TO  THE  CLASS  A
CERTIFICATES, CLASS R CERTIFICATES AND CLASS M CERTIFICATES AS DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN).

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(e) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS FEBRUARY 26, 1998. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT 100% OF THE PREPAYMENT ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $___ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ____% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE STANDARD PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.


NY1-254294.5

Certificate No. __                            7.00% Pass-Through Rate

Class B-__ Subordinate                        Aggregate Certificate
                                              Principal Balance
                                              of the Class B-__
                                              Certificates as of
Date of Pooling and Servicing                 the Cut-off Date:
Agreement and Cut-off Date:                   $_______________
February 1, 1998
                                              Initial Certificate Principal
                                              Balance of this Certificate:
First Distribution Date:                      $_______________
March 25, 1998

Master Servicer:
Residential Funding Corporation

Assumed Final Distribution Date:
February 25, 2028


                MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE,
                                SERIES 1998-QS2

      evidencing a percentage interest in any distributions allocable to the Class B-__ Certificates with respect to the Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT LOANS, INC.

            This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

            This certifies that Residential Accredit Loans, Inc. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Certificate Principal Balance of this Certificate by the aggregate Certificate Principal Balance of all Class B-__ Certificates, both as specified above) in certain distributions with respect to a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company,"


NY1-254294.5
                                     C-2
which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and Bankers Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month next preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class B Certificates on such Distribution Date.

            Distributions on this Certificate will be made either by the Master Servicer acting on behalf of the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Master Servicer or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

            Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized Losses allocable hereto.

            No transfer of this Class B Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is to be made, (i) the Trustee or the Company may require an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee and the Company that


NY1-254294.5
                                     C-3
such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state and (ii) the transferee shall execute an investment letter in the form described by the Agreement. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Company, the Master Servicer and the Certificate Registrar acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class B Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or (ii) a representation letter, in the form as described by the Agreement, either stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan, or stating that the transferee is an insurance company, the source of funds to be used by it to purchase the Certificate is an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.

            This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

            As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation


NY1-254294.5
                                     C-4
reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

            The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master


NY1-254294.5
                                     C-5

Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

            This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

            The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cutoff Date Principal Balance of the Mortgage Loans.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


NY1-254294.5
                                     C-6

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                 BANKERS TRUST COMPANY,
                                        as Trustee


                                       By:
                                                Authorized Signatory




                         CERTIFICATE OF AUTHENTICATION

            This is one of the Class M-__ Certificates referred to in the within-mentioned Agreement.

                             BANKERS TRUST COMPANY,
                            as Certificate Registrar


                                       By:
                                                Authorized Signatory


NY1-254294.5
                                     C-7

                                  ASSIGNMENT


            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
                           (Please print or typewrite
name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:





Dated:
                      Signature by or on behalf of assignor




                                                Signature Guaranteed

                           DISTRIBUTION INSTRUCTIONS

            The  assignee   should   include  the   following  for  purposes  of
distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the
account of                                               account
number                 , or, if mailed by check, to
                                                  Applicable
statements should be mailed to
                                                .

            This information is provided by
    , the assignee named above, or
  , as its agent.

                                   EXHIBIT D

                          FORM OF CLASS R CERTIFICATE

THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(e) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE MASTER SERVICER AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE, (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREIN REFERRED TO AS A "DISQUALIFIED ORGANIZATION") OR (D) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND
(3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.


NY1-254294.5

Certificate No. ___                           7.00% Pass-Through Rate

Class [R-I][R-II] Senior               Aggregate Initial Certificate
                                              Principal Balance of the
                                              Class [R-I][R-II]
                                              Certificates: $100

Agreement and Cut-off Date:
February 1, 1998                              Initial Certificate Principal
                                              Balance of this Certificate:
First Distribution Date:               $_______________
March 25, 1998
                                              Percentage Interest:
Master Servicer:                              _______%
Residential Funding Corporation
                                              CUSIP 76110F-_____
Assumed Final Distribution Date:
February 25, 2028


                MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATE,
                                SERIES 1998-QS2

      evidencing a percentage interest in any distributions allocable to the Class [R-I][R-II] Certificates with respect to REMIC I. REMIC I is part of a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans formed and sold by RESIDENTIAL ACCREDIT LOANS, INC.

            This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Residential Accredit Loans, Inc., the Master Servicer, the Trustee referred to below or GMAC Mortgage Group, Inc. or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Residential Accredit Loans, Inc., the Master Servicer, the Trustee or GMAC Mortgage Group, Inc. or any of their affiliates. None of the Company, the Master Servicer, GMAC Mortgage Group, Inc. or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

            This certifies that _________________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the aggregate Initial Certificate Principal Balance of all Class [R-I][R-II] Certificates, both as specified above) in certain distributions with respect to REMIC I. REMIC I is part of a Trust Fund consisting primarily of a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Residential Accredit Loans, Inc. (hereinafter called the "Company," which term


NY1-254294.5
                                     D-2
includes any successor entity under the Agreement referred to below). The Trust Fund and REMIC I were created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and Bankers Trust Company, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class [R-I][R-II] Certificates on such Distribution Date.

            Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Company will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Company, which purchaser may be the Company, or any affiliate of the Company, on such terms and conditions as the Company may choose.

            Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth


NY1-254294.5
                                     D-3
above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto. Notwithstanding the reduction of the Certificate Principal Balance hereof to zero, this Certificate will remain outstanding under the Agreement and the Holder hereof may have additional obligations with respect to this Certificate, including tax liabilities, and may be entitled to certain additional distributions hereon, in accordance with the terms and provisions of the Agreement.

            No transfer of this Class R Certificate will be made unless the Trustee has received either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class R Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or
Section 4975 of the Code or (ii) a representation letter, in the form as described by the Agreement, stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan.

            This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Asset-Backed Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

            As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

            The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and


NY1-254294.5
                                     D-4
the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee in the City and State of New York, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

            This Certificate shall be governed by and construed in accordance with the laws of the State of New York.



NY1-254294.5
                                     D-5

            The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Pool Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Cutoff Date Principal Balance of the Mortgage Loans.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purpose have the same effect as if set forth at this place.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


NY1-254294.5
                                     D-6

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:                                 BANKERS TRUST COMPANY
                                        as Trustee


                                       By:
                                                Authorized Signatory




                         CERTIFICATE OF AUTHENTICATION

            This is one of the Class [R-I][R-II] Certificates referred to in the within-mentioned Agreement.

                             BANKERS TRUST COMPANY,
                            as Certificate Registrar


                                       By:
                                                Authorized Signatory


NY1-254294.5
                                     D-7

                                  ASSIGNMENT


            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
                           (Please print or typewrite
name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Asset-Backed Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:





Dated:
                      Signature by or on behalf of assignor




                                                Signature Guaranteed

                           DISTRIBUTION INSTRUCTIONS

            The  assignee   should   include  the   following  for  purposes  of
distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the
account of                                               account
number                 , or, if mailed by check, to
                                                  Applicable
statements should be mailed to
                                                .

            This information is provided by
    , the assignee named above, or
  , as its agent.

                                   EXHIBIT E

                              CUSTODIAL AGREEMENT

            THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of February 1, 1998, by and among BANKERS TRUST COMPANY, as Trustee (including its successors under the Pooling Agreement defined below, the "Trustee"), RESIDENTIAL ACCREDIT LOANS, INC. (together with any successor in interest, the "Company"), RESIDENTIAL FUNDING CORPORATION, as master servicer (together with any successor in interest or successor under the Pooling Agreement referred to below, the "Master Servicer"), and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or any successor appointed hereunder, the "Custodian").


                        W I T N E S S E T H T H A T :

            WHEREAS, the Company, the Master Servicer, and the Trustee have entered into a Pooling and Servicing Agreement dated as of February 1, 1998, relating to the issuance of Residential Accredit Loans, Inc., Mortgage Asset-Backed Pass-Through Certificates, Series 1998-QS2 (as in effect on the date of this agreement, the "Original Pooling Agreement," and as amended and supplemented from time to time, the "Pooling Agreement"); and

            WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Company and the Master Servicer under the Pooling Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Company, the Master Servicer and the Custodian hereby agree as follows:


                                   ARTICLE I

                                  Definitions

            Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling Agreement, unless otherwise required by the context herein.




NY1-254294.5

                                  ARTICLE II

                         Custody of Mortgage Documents

            Section 2.1. Custodian to Act as Agent; Acceptance of Mortgage Files. The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges receipt of the Mortgage Files relating to the Mortgage Loans identified on the schedule attached hereto (the "Mortgage Files") and declares that it holds and will hold the Mortgage Files as agent for the Trustee, in trust, for the use and benefit of all present and future Certificateholders.

            Section 2.2. Recordation of Assignments. If any Mortgage File includes one or more assignments to the Trustee of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Company for the purpose of recording it in the appropriate public office for real property records, and the Company, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

            Section 2.3.  Review of Mortgage Files.

            (a) On or prior to the Closing Date, the Custodian shall deliver to the Trustee an Initial Certification in the form annexed hereto as Exhibit One evidencing receipt of a Mortgage File for each Mortgage Loan listed on the Schedule attached hereto (the "Mortgage Loan Schedule").

            (b) Within 45 days of the initial issuance of the Certificates, the Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Pooling Agreement, each Mortgage File, and shall deliver to the Trustee an Interim Certification in the form annexed hereto as Exhibit Two to the effect that all documents required to be delivered pursuant to Section 2.01(b) of the Pooling Agreement have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification. In the event that any Mortgage Note or Assignment of Mortgage has been delivered to the Custodian by the Company in blank, the Custodian, upon the direction of the Company, shall cause each such Mortgage Note to be endorsed to the Trustee and each such Assignment of Mortgage to be completed in the name of the Trustee prior to the date on which such Interim Certification is delivered to the Trustee. Within 45 days of receipt of the documents required to be delivered pursuant to Section 2.01(c) of the Pooling Agreement, the Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.02 of the Pooling Agreement, each such


NY1-254294.5
                                     E-2
document, and shall deliver to the Trustee either (i) an Interim Certification in the form attached hereto as Exhibit Two to the effect that all such documents relate to the Mortgage Loans identified on the Mortgage Loan Schedule, except for any exceptions listed on Schedule A attached to such Interim Certification or (ii) a Final Certification as set forth in subsection (c) below. The Custodian shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face. If in performing the review required by this
Section 2.3 the Custodian finds any document or documents constituting a part of a Mortgage File to be defective in any material respect, the Custodian shall promptly so notify the Company, the Master Servicer and the Trustee. Upon receipt of written notification from the Master Servicer, signed by a Servicing Officer, that the Master Servicer or a Subservicer, as the case may be, has made a deposit into the Certificate Account in payment for the purchase of the related Mortgage Loan in an amount equal to the Purchase Price for such Mortgage Loan, the Custodian shall release to the Master Servicer the related Mortgage File.

            (c) Upon receipt of all documents required to be in the Mortgage Files the Custodian shall deliver to the Trustee a Final Certification in the form annexed hereto as Exhibit Three evidencing the completeness of the Mortgage Files.

            Upon receipt of written request from the Trustee, the Custodian shall as soon as practicable supply the Trustee with a list of all of the documents relating to the Mortgage Loans then contained in the Mortgage Files.

            Section 2.4. Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Master Servicer or the Company as set forth in the Pooling Agreement or by a Seller in a Seller's Agreement or by Residential Funding or the Company in the Assignment Agreement with respect to a Mortgage Loan relating to a Mortgage File, the Custodian shall give prompt written notice to the Company, the Master Servicer and the Trustee.

            Section 2.5. Custodian to Cooperate; Release of Mortgage Files. Upon the repurchase or substitution of any Mortgage Loan pursuant to Article II of the Pooling Agreement or payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 3.07 of the Pooling Agreement have been or will be so deposited) of a


NY1-254294.5
                                     E-3

Servicing Officer and shall request delivery to it of the Mortgage File. The Custodian agrees, upon receipt of such certification and request, promptly to release to the Master Servicer the related Mortgage File. The Master Servicer shall deliver to the Custodian and the Custodian agrees to accept the Mortgage Note and other documents constituting the Mortgage File with respect to any Qualified Substitute Mortgage Loan.

            From time to time as is appropriate for the servicing or foreclosures of any Mortgage Loan, including, for this purpose, collection under any Primary Insurance Policy or any Mortgage Pool Insurance Policy, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of the Mortgage File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan under any of the Required Insurance Policies. With such certificate, the Master Servicer shall deliver to the Custodian a trust receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Mortgage File to the Master Servicer. The Master Servicer shall cause each Mortgage File so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or
(ii) the Mortgage File or any document therein has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver the Trust Receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Custodial Account as provided in the Pooling Agreement. In addition, upon the request of the Master Servicer, the Custodian will send to the Master Servicer copies of any documents contained in the Mortgage File so requested.


            Section 2.6. Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which shall be added to the related Mortgage File and, for all purposes, shall be considered a part of


NY1-254294.5
                                     E-4
such Mortgage File to the same extent as all other documents and instruments constituting parts thereof.


                                  ARTICLE III

                           Concerning the Custodian

            Section 3.1. Custodian a Bailee and Agent of the Trustee. With respect to each Mortgage Note, Mortgage and other documents constituting each Mortgage File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee and has no instructions to hold any Mortgage Note or Mortgage for the benefit of any person other than the Trustee, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Mortgage File shall be delivered by the Custodian to the Company or the Master Servicer or otherwise released from the possession of the Custodian.

            Section 3.2. Indemnification. The Company hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reason of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Company, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fee or charge shall have been caused by reason of any negligent act, negligent failure to act or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

            Section 3.3. Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

            Section 3.4. Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable


NY1-254294.5
                                     E-5
expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

            Section 3.5. Custodian May Resign; Trustee May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trustee shall either take custody of the Mortgage Files itself and give prompt notice thereof to the Company, the Master Servicer and the Custodian, or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trustee shall not have taken custody of the Mortgage Files and no successor Custodian shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

            The Trustee may remove the Custodian at any time. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.7 and shall be unaffiliated with the Master Servicer or the Company.

            Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Company and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall be appointed by the Trustee without the prior approval of the Company and the Master Servicer.

            Section 3.6. Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 3.7.  Representations of the Custodian.  The
Custodian hereby represents that it is a depository institution


NY1-254294.5
                                     E-6
subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdictions in which it will hold any Mortgage File.


                                  ARTICLE IV

                           Miscellaneous Provisions

            Section 4.1. Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

            Section 4.2. Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Company, the Master Servicer nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling Agreement and furnish the Custodian with written copies thereof.

            Section 4.3. Governing Law. This Agreement shall be deemed a contract made under the laws of the State of New York and shall be construed and enforced in accordance with and governed by the laws of the State of New York.

            Section 4.4. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trustee (pursuant to the request of holders of Certificates evidencing undivided interests in the aggregate of not less than 25% of the Trust Fund), but only upon direction accompanied by an Opinion of Counsel reasonably satisfactory to the Master Servicer to the effect that the failure to effect such recordation is likely to materially and adversely affect the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each


NY1-254294.5
                                     E-7
of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 4.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.


NY1-254294.5
                                     E-8

            IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                               BANKERS TRUST COMPANY,
                                       as Trustee
3 Park Plaza
Irvine, California  92714
Attention:  Residential Funding Corporation
              Series 1998-QS2
                                       By:
                                       Name:
                                       Title:


Address:                               RESIDENTIAL ACCREDIT LOANS, INC.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437
                                       By:
                                       Name:
                                       Title:


Address:                               RESIDENTIAL FUNDING
                                       CORPORATION, as Master Servicer
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota 55437
                                       By:
                                       Name:
                                       Title:


Address:                               NORWEST BANK MINNESOTA,
                              NATIONAL ASSOCIATION
401 Second Avenue South
Minneapolis, Minnesota  55479

                                       By:
                                       Name:
                                       Title:

STATE OF                      )
                              ) ss.:
COUNTY OF                     )


            On the 26th day of February, 1998, before me, a notary public in and for said State, personally appeared _______________________, known to me to be a ______________ of Bankers Trust Company, the New York banking corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said banking corporation and acknowledged to me that such banking corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                                      Notary Public


[SEAL]

STATE OF MINNESOTA      )
                        ) ss.:
COUNTY OF HENNEPIN      )


            On the 26th day of February, 1998, before me, a notary public in and for said State, personally appeared Kathleen Marshall, known to me to be a Trust Officer of Norwest Bank Minnesota, National Association, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.





                                        Notary Public


[SEAL]

STATE OF MINNESOTA      )
                        ) ss.:
COUNTY OF HENNEPIN      )


            On the 26th day of February, 1998, before me, a notary public in and for said State, personally appeared ________________, known to me to be a Vice President of Residential Accredit Loans, Inc., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                  Notary Public

[Notarial Seal]




STATE OF MINNESOTA            )
                              ) ss:
COUNTY OF HENNEPIN            )


            On the 26th day of February, 1998, before me, a notary public in and for said State, personally appeared ________________, known to me to be a Director of Residential Funding Corporation, one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                                Notary Public

[Notarial Seal]

                                  EXHIBIT ONE

                               FORM OF CUSTODIAN
                             INITIAL CERTIFICATION


                                February 26, 1998


Bankers Trust Company
3 Park Plaza
Irvine, California  92714

Attention:  Residential Funding Corporation Series 1998-QS2

            Re: Custodial Agreement dated as of February 1, 1998, by and among Bankers Trust Company, Residential Accredit Loans, Inc., Residential Funding Corporation and Norwest Bank Minnesota, National Association, Mortgage Asset-Backed Pass-Through Certificates, Series 1998-QS2


Ladies and Gentlemen:

            In accordance with Section 2.3 of the above-captioned Custodial Agreement, and subject to Section 2.02 of the Pooling Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File (which contains an original Mortgage Note) to the extent required in Section 2.01(b) of the Pooling Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                                          NORWEST BANK MINNESOTA,
                              NATIONAL ASSOCIATION



                                          By:
                                          Name:
                                          Title:

                                  EXHIBIT TWO

                    FORM OF CUSTODIAN INTERIM CERTIFICATION



                              ________________ ____, 1997



Bankers Trust Company
3 Park Plaza
Irvine, California  92714

Attention:  Residential Accredit Loans, Inc., Series 1998-QS2

            Re: Custodial Agreement dated as of February 1, 1998, by and among Bankers Trust Company, Residential Accredit Loans, Inc., Residential Funding Corporation and Norwest Bank Minnesota, National Association, relating to Residential Accredit Loans, Inc., Mortgage Asset-Backed Pass-Through Certificates, Series 1998-QS2


Ladies and Gentlemen:

            In accordance with Section 2.3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File to the extent required pursuant to Section 2.01(b) of the Pooling Agreement with respect to each Mortgage Loan listed in the Mortgage Loan Schedule, and it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: all required documents have been executed and received and that such documents related to the Mortgage Loans identified on the Mortgage Loan Schedule, with any exceptions listed on Schedule A attached hereto.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                                          NORWEST BANK MINNESOTA,
                              NATIONAL ASSOCIATION



                                          By:
                                          Name:
                                          Title:

                                 EXHIBIT THREE

                     FORM OF CUSTODIAN FINAL CERTIFICATION



                                    _____________ ___, 1997




Bankers Trust Company
3 Park Plaza
Irvine, California  92714

Attention:  Residential Accredit Loans, Inc. Series 1998-QS2

            Re: Custodial Agreement dated as of February 1, 1998, by and among Bankers Trust Company, Residential Accredit Loans, Inc., Residential Funding Corporation and Norwest Bank Minnesota, National Association, relating to Residential Accredit Loans, Inc., Mortgage Asset-Backed Pass-Through Certificates, Series 1998-QS2


Ladies and Gentlemen:

            In accordance with Section 2.3 of the above-captioned Custodial Agreement, the undersigned, as Custodian, hereby certifies that it has received a Mortgage File with respect to each Mortgage Loan listed in the Mortgage Loan Schedule containing (I) with respect to each such Mortgage Loan (other than a Cooperative Loan):

            (i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee or an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

            (ii) The original Mortgage with evidence of recording indicated thereon or a copy of the Mortgage certified by the public recording office in which such mortgage has been recorded;

            (iii) An original Assignment of the Mortgage to the Trustee with evidence of recording indicated thereon or a copy of such assignment certified by the public recording office in which such assignment has been recorded;

            (iv) With respect to each Mortgage Loan other than a Cooperative Loan, the original recorded assignment or assignments of the Mortgage showing an unbroken chain of title from the originator thereof to the Person assigning it to the Trustee or a copy of such assignment or assignments of the Mortgage certified by the public recording office in which such assignment or assignments have been recorded; and

            (v) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Mortgage Loan or a copy of each modification, assumption agreement or preferred loan agreement certified by the public recording office in which such document has been recorded;

and (II) with respect to each Cooperative Loan so assigned:

            (i) The original Mortgage Note, endorsed without recourse to the order of the Trustee and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee, or with respect to any Destroyed Mortgage Note, an original lost note affidavit from the related Seller or Residential Funding stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

            (ii) A counterpart of the Cooperative Lease and the Assignment of Proprietary Lease to the originator of the Cooperative Loan with intervening assignments showing an unbroken chain of title from such originator to the Trustee;

            (iii) The related Cooperative Stock Certificate, representing the related Cooperative Stock pledged with respect to such Cooperative Loan, together with an undated stock power (or other similar instrument) executed in blank;

            (iv) The original recognition agreement by the Cooperative of the interests of the mortgagee with respect to the related Cooperative Loan;

            (v)         The Security Agreement;

            (vi) Copies of the original UCC-1 financing statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

            (vii) Copies of the filed UCC-3 assignments of the security interest referenced in clause (vi) above showing an unbroken chain of title from the originator to the Trustee, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

            (viii) An executed assignment of the interest of the originator in the Security Agreement, Assignment of Proprietary Lease and the recognition agreement referenced in clause (iv) above, showing an unbroken chain of title from the originator to the Trustee;

            (ix) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Cooperative Loan; and

            (x) An executed UCC-1 financing statement showing the Master Servicer as debtor, the Company as secured party and the Trustee as assignee and an executed UCC-1 financing statement showing the Company as debtor and the Trustee as secured party, each in a form sufficient for filing, evidencing the interest of such debtors in the Cooperative Loans.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Custodial Agreement.

                        NORWEST BANK MINNESOTA, NATIONAL
                                    ASSOCIATION


                                    By:
                                    Name:
                                    Title:

                                   EXHIBIT F

                            MORTGAGE LOAN SCHEDULE


1

  RUN ON     : 02/27/98           RFC DISCLOSURE SYSTEM       RFFSD177-01
  AT         : 11.33.17          FIXED RATE LOAN LISTING      AMORTIZED BALANCE
  SERIES     : RALI 1998-QS2                                  CUTOFF : 02/01/98
  POOL       : 0004284
             :
             :
  POOL STATUS: F

  RFC LOAN #     S/S CODE          PMT TYPE      ORIGINAL BAL     LOAN FEATURE
                                   ORIG TERM     PRINCIPAL BAL    # OF UNITS
  ADDRESS                          ORIG RATE     ORIGINAL P+I     LTV
  ADDRESS LINE 2                   CURR NET      CURRENT P+I      VALUE
  CITY           STATE  ZIP        LOAN PURP     NOTE DATE        MI CO CODE
  SERVICER LOAN #                  PROP TYPE     1ST PMT DATE     MI CVG
  SELLER LOAN #                    OCCP CODE     MATURITY DATE
  INVESTOR LOAN #
  ______________________________________________________________________________


    1507681          F86/F86             F          348,748.20         ZZ
                                         330        325,313.77          1
    26 BLODGETT AVENUE                 6.625          2,299.06         70
                                       6.375          2,299.06      505,000.00
    SWAMPSCOTT       MA   01907          1            08/01/93         00
    1711676                              05           09/01/93          0
    1711676                              O            02/01/21
    0


    1507774          F86/F86             F           84,000.00         ZZ
                                         360         79,175.56          1
    250  PARK ST                       7.125            565.92        100
                                       6.875            565.92       84,000.00
    DORCHESTER       MA   02124          1            01/29/93         23
    1724296                              05           03/01/93          0
    1724296                              O            02/01/23
    0


    1552363          074/G02             F          197,250.00         ZZ
                                         360        194,410.83          1
    780 VALENCIA DRIVE                 8.500          1,516.68         75
                                       8.250          1,516.68      263,000.00
    BOCA RATON       FL   33432          5            12/20/96         00
    0430144436                           05           02/01/97          0
    1301120550                           O            01/01/27
    0


    1574514          992/G02             F           55,920.00         ZZ
                                         360         55,920.00          1
    311 HARVARD AVE                    8.375            425.04         80
                                       8.125            425.04       69,900.00
    STRATFORD        NJ   08084          1            01/09/98         00
    0430575084                           05           03/01/98          0
1


    319296                               N            02/01/28
    0


    1582334          180/G02             F           34,000.00         ZZ
                                         360         33,198.31          1
    1007 NORTH CLEVELAND               8.750            267.48         90
                                       8.500            267.48       38,000.00
    SUNDANCE         WY   82729          1            06/13/97         10
    0430429308                           05           08/01/97         20
    4961835                              N            07/01/27
    0


    1584019          891/G02             F          143,000.00         ZZ
                                         354        142,721.44          1
    1732 HEAD OF RIVER ROAD            8.125          1,066.03         93
                                       7.875          1,066.03      154,000.00
    CHESAPEAKE       VA   23322          4            12/10/97         12
    0430585943                           05           02/01/98         30
    970227060                            O            07/01/27
    0


    1595474          129/G02             F          178,500.00         ZZ
                                         360        177,933.94          3
    11 LINDEN STREET                   9.250          1,468.48         85
                                       9.000          1,468.48      210,000.00
    ALLSTON          MA   02134          1            07/22/97         01
    0430580472                           05           09/01/97         20
    35000085810                          N            08/01/27
    0


    1599990          891/G02             F           76,500.00         ZZ
                                         357         76,353.05          1
    ROUTE 1 BOX 237-1                  8.375            582.55         83
                                       8.125            582.55       92,500.00
    UNDERWOOD        MN   56586          1            10/28/97         12
    0430525550                           05           12/01/97         12
    970310071                            O            08/01/27
    0


    1604022          H35/G02             F          104,800.00         T
                                         360        104,741.24          1
    2301 COLLINS AVENUE                8.875            833.84         80
    #517                               8.625            833.84      131,000.00
    MIAMI BEACH      FL   33139          1            12/22/97         00
    0430566273                           06           02/01/98          0
    0010300                              O            01/01/28
    0


1


    1608556          828/G02             F           53,000.00         ZZ
                                         360         52,964.43          1
    3305 GREEN STREET                  8.000            388.90         55
                                       7.750            388.90       98,000.00
    BRYAN            TX   77801          2            12/12/97         00
    0430573568                           05           02/01/98          0
    75250020                             O            01/01/28
    0


    1612306          462/G02             F           78,750.00         T
                                         360         78,651.76          1
    18315 SW 154 PLACE                 8.375            598.56         75
                                       8.125            598.56      105,000.00
    MIAMI            FL   33187          1            11/21/97         00
    0430544676                           05           01/01/98          0
    0004861100                           O            12/01/27
    0


    1612367          575/G02             F          108,375.00         ZZ
                                         360        107,974.04          1
    1915 TERESA JILL DRIVE             8.500            833.31         85
                                       8.250            833.31      127,500.00
    CHARLOTTE        NC   28213          5            07/22/97         11
    0430310912                           05           09/01/97         20
    972351419                            O            08/01/27
    0


    1612818          J38/G02             F          200,000.00         ZZ
                                         360        199,865.80          2
    111-60 LEFFERTS BOULEVARD          8.000          1,467.53         86
                                       7.750          1,467.53      235,000.00
    OZONE PARK       NY   11420          1            12/08/97         04
    0430529735                           07           02/01/98         20
    97420                                N            01/01/28
    0


    1615357          B75/G02             F           81,000.00         ZZ
                                         360         80,700.31          1
    6708 HAWTHORNE STREET              8.500            622.82         90
                                       8.250            622.82       90,000.00
    LANDOVER         MD   20744          1            07/15/97         04
    0430579755                           05           09/01/97         25
    7142599                              O            08/01/27
    0


    1616720          375/G02             F          198,400.00         ZZ
                                         360        198,036.84          1
    487 BEECH ST                       8.500          1,525.53         80
                                       8.250          1,525.53      248,000.00
1


    NEW HYDE PARK    NY   11040          1            10/09/97         00
    0430522672                           05           12/01/97          0
    666857                               O            11/01/27
    0


    1617134          B68/G02             F           80,500.00         ZZ
                                         360         80,297.75          1
    1229 NE EMERSON STREET             8.375            611.86         70
                                       8.125            611.86      115,000.00
    PORTLAND         OR   97211          5            09/22/97         00
    0430432856                           05           11/01/97          0
    88027005                             N            10/01/27
    0


    1618435          313/G02             F          106,200.00         ZZ
                                         360        105,881.92          1
    10161 EAST QUARTERLINE ROAD        8.625            826.02         90
                                       8.375            826.02      118,000.00
    APACHE JUNCTION  AZ   85220          1            08/29/97         10
    0430569582                           05           10/01/97         25
    6286520                              N            09/01/27
    0


    1618921          H86/G02             F          166,500.00         ZZ
                                         360        166,050.18          2
    532 SOUTH GRANT STREET             9.125          1,354.70         90
                                       8.875          1,354.70      185,000.00
    DENVER           CO   80209          1            08/29/97         01
    0430379131                           05           10/01/97         17
    088341                               N            09/01/27
    0


    1619368          076/076             F          116,000.00         ZZ
                                         360        115,570.82          1
    4601 COUNTRY MANOR DRIVE           8.500            891.94         80
                                       8.250            891.94      145,585.00
    SARASOTA         FL   34233          1            07/07/97         00
    8353582                              03           09/01/97          0
    8353582                              O            08/01/27
    0


    1620185          637/G02             F          102,000.00         ZZ
                                         360        101,670.24          1
    4605 MANZANITA STREET              8.250            766.30         80
                                       8.000            766.30      127,500.00
    EUGENE           OR   97405          1            08/26/97         00
    0430496950                           05           10/01/97          0
    9988205                              O            09/01/27
    0
1




    1620574          H22/G02             F          169,400.00         ZZ
                                         360        169,400.00          2
    31-34 48TH STREET                  8.250          1,272.65         70
                                       8.000          1,272.65      242,000.00
    LONG ISLAND CIT  NY   11103          5            01/22/98         00
    0430590695                           05           03/01/98          0
    9704027                              O            02/01/28
    0


    1620679          363/G02             F          520,000.00         T
                                         359        517,551.98          1
    165 PARAMOUNT DRIVE                8.125          3,863.51         80
                                       7.875          3,863.51      650,000.00
    SEDONA           AZ   86336          4            07/08/97         04
    0430589440                           05           08/01/97         25
    8808226972                           O            06/01/27
    0


    1622031          891/G02             F          124,000.00         ZZ
                                         357        123,923.12          1
    LOT 39 WELLS DRIVE                 8.500            955.21         73
                                       8.250            955.21      170,000.00
    LAKE JUNALUSKA   NC   28786          1            12/29/97         00
    0430571471                           05           02/01/98          0
    970726168                            O            10/01/27
    0


    1622564          B24/G02             F          200,000.00         ZZ
                                         360        199,510.17          2
    175 WEED AVENUE                    8.500          1,537.83         61
                                       8.250          1,537.83      330,000.00
    STAMFORD         CT   06902          5            09/03/97         00
    0430349308                           05           11/01/97          0
    049341699                            O            10/01/27
    0


    1622579          H35/G02             F           81,520.00         T
                                         360         81,474.30          1
    2301 COLLINS AVENUE #321           8.875            648.61         80
                                       8.625            648.61      101,900.00
    MIAMI BEACH      FL   33139          1            12/22/97         00
    0430578997                           06           02/01/98          0
    0000                                 O            01/01/28
    0


    1622751          F27/G02             F           42,000.00         ZZ
                                         360         41,917.02          1
1


    3622 REYNOLDS ROAD                 8.125            311.85         70
                                       7.875            311.85       60,000.00
    RICHMOND         VA   23223          5            10/06/97         00
    0430569459                           05           12/01/97          0
    156279475                            N            11/01/27
    0


    1623501          074/G02             F           39,900.00         ZZ
                                         360         39,763.28          2
    6257-59 ODELL STREET               8.875            317.46         70
                                       8.625            317.46       57,000.00
    ST. LOUIS        MO   63139          5            07/18/97         00
    0430510313                           05           09/01/97          0
    1504150007                           N            08/01/27
    0


    1623648          074/G02             F          204,000.00         ZZ
                                         360        203,288.73          1
    6015 WEST DONALD DRIVE             7.875          1,479.15         80
                                       7.625          1,479.15      255,000.00
    GLENDALE         AZ   85310          1            08/08/97         00
    0430510339                           03           10/01/97          0
    1569176094                           O            09/01/27
    0


    1624475          129/G02             F           32,960.00         ZZ
                                         360         32,874.57          2
    53 WORCESTER STREET                9.000            265.20         80
                                       8.750            265.20       41,200.00
    NASHUA           NH   03060          1            09/26/97         00
    0430537399                           05           11/01/97          0
    3500033760                           N            10/01/27
    0


    1624958          891/G02             F           57,000.00         ZZ
                                         357         56,961.87          1
    HCR 9 BOX 357                      8.125            424.07         55
                                       7.875            424.07      105,000.00
    DETROIT LAKES    MN   56501          4            12/29/97         00
    0430578856                           05           02/01/98          0
    970814172                            O            10/01/27
    0


    1625139          G34/G02             F           58,500.00         ZZ
                                         360         58,323.10          1
    310 HWY 165                        9.500            491.90         90
                                       9.250            491.90       65,000.00
    IOWA             LA   70647          1            08/04/97         04
    0430520643                           05           10/01/97         17
1


    70685093                             N            09/01/27
    0


    1626652          G52/G02             F           71,900.00         ZZ
                                         360         71,695.44          1
    5938 SOUTH COLONIAL WAY            8.875            572.07         90
                                       8.625            572.07       79,900.00
    TEMPE            AZ   85283          1            08/12/97         10
    0430387654                           03           10/01/97         25
    221632                               N            09/01/27
    0


    1628297          H72/G02             F          133,550.00         T
                                         360        133,239.27          1
    1943 NW 170 AVENUE                 8.750          1,050.64         80
                                       8.500          1,050.64      166,990.00
    PEMBROKE PINES   FL   33028          1            09/22/97         00
    0430440297                           03           11/01/97          0
    16000404                             O            10/01/27
    0


    1628648          G18/G02             F          168,500.00         ZZ
                                         360        167,940.86          1
    8703 GRIFFITH AVENUE NORTHWEST     7.750          1,207.15         79
                                       7.500          1,207.15      214,000.00
    MAPLE LAKE       MN   55358          5            10/30/97         00
    0430565259                           05           12/01/97          0
    1628648                              O            11/01/27
    0


    1629305          229/G02             F          139,950.00         ZZ
                                         360        139,950.00          1
    5104 NORTH 134TH STREET            8.625          1,088.52         90
                                       8.375          1,088.52      155,524.00
    OMAHA            NE   68164          1            01/16/98         04
    0430615286                           03           03/01/98         25
    7566433                              N            02/01/28
    0


    1629310          229/G02             F          128,800.00         ZZ
                                         360        128,800.00          1
    5102 NORTH 134TH STREET            8.625          1,001.80         90
                                       8.375          1,001.80      143,144.00
    OMAHA            NE   68164          1            01/16/98         04
    0430615302                           03           03/01/98         25
    7566565                              N            02/01/28
    0


1


    1629615          862/G02             F           75,200.00         ZZ
                                         360         74,935.62          1
    3843-3847 EDNA PLACE               8.750            591.60         80
                                       8.500            591.60       94,000.00
    SAN DIEGO        CA   92116          1            07/14/97         00
    0430380162                           03           09/01/97          0
    97053763                             N            08/01/27
    0


    1630066          286/286             F          124,000.00         ZZ
                                         360        123,680.41          1
    1009 E PALMAIRE AVE                8.250            931.58         68
                                       8.000            931.58      182,500.00
    PHOENIX          AZ   85020          5            09/22/97         00
    0008640890                           05           11/01/97          0
    0008640890                           O            10/01/27
    0


    1630235          664/G02             F           40,800.00         ZZ
                                         360         40,674.63          1
    10224 OAK BRANCH LANE              8.500            313.72         80
                                       8.250            313.72       51,000.00
    DALLAS           TX   75227          1            08/06/97         00
    0430381350                           05           10/01/97          0
    2314557                              N            09/01/27
    0


    1630253          375/G02             F          166,600.00         ZZ
                                         360        165,835.86          1
    6793 WEST 51ST AVENUE              8.875          1,325.55         86
                                       8.625          1,325.55      194,114.00
    ARVADA           CO   80002          1            06/26/97         11
    0430381616                           05           08/01/97         20
    665610                               N            07/01/27
    0


    1630259          664/G02             F           30,300.00         ZZ
                                         360         30,206.85          1
    10203 OAK TERRACE CIRCLE           8.500            232.99         80
                                       8.250            232.99       37,900.00
    DALLAS           TX   75227          1            08/06/97         00
    0430387829                           05           10/01/97          0
    2314540                              N            09/01/27
    0


    1630659          229/G02             F           44,000.00         ZZ
                                         360         43,902.76          1
    6524 MAPLE STREET                  9.000            354.04         90
                                       8.750            354.04       49,000.00
1


    OMAHA            NE   68104          1            09/26/97         04
    0430497289                           05           11/01/97         25
    7597545                              N            10/01/27
    0


    1631082          225/225             F          168,000.00         ZZ
                                         360        167,700.29          1
    135 WEST LAKE BLVD                 8.625          1,306.69         80
                                       8.375          1,306.69      210,000.00
    MAHOPAC          NY   10541          2            10/29/97         00
    806014100                            05           12/01/97          0
    806014100                            O            11/01/27
    0


    1631778          229/G02             F           54,000.00         ZZ
                                         360         53,939.22          4
    812 MADISON AVENUE                 8.875            429.65         90
                                       8.625            429.65       60,000.00
    DURHAM           NC   27704          1            11/20/97         10
    0430575050                           05           01/01/98         25
    0007632201                           N            12/01/27
    0


    1633093          180/G02             F          126,850.00         ZZ
                                         360        126,764.89          1
    4114 TIMBERBROOK COURT             8.000            930.78         69
                                       7.750            930.78      183,878.00
    ARLINGTON        TX   76015          1            12/10/97         00
    0430570564                           05           02/01/98          0
    0012034773                           O            01/01/28
    0


    1633529          405/405             F          170,100.00         T
                                         360        169,985.86          1
    20 HOE PLACE                       8.000          1,248.14         70
                                       7.750          1,248.14      243,000.00
    PAIA             HI   96779          1            12/24/97         00
    8360844                              05           02/01/98          0
    8360844                              O            01/01/28
    0


    1633700          560/560             F           35,100.00         ZZ
                                         360         35,016.18          1
    7450 BRENTWOOD                     8.625            273.01         90
                                       8.375            273.01       39,000.00
    DETROIT          MI   48222          1            09/05/97         21
    450839071                            05           11/01/97         30
    450839071                            O            10/01/27
    0
1




    1633706          G41/G02             F          210,000.00         ZZ
                                         360        209,744.66          1
    1350 SANTA MARGARITA DRIVE         8.500          1,614.72         75
                                       8.250          1,614.72      280,000.00
    FALLBROOK        CA   92028          5            11/01/97         00
    0430579623                           05           01/01/98          0
    B69990704                            O            12/01/27
    0


    1633839          828/G02             F           23,400.00         ZZ
                                         360         23,400.00          1
    3913 IVEY STREET                   9.000            188.29         90
                                       8.750            188.29       26,000.00
    HALTOM CITY      TX   76117          1            01/05/98         11
    0430570531                           05           03/01/98         25
    77190001                             N            02/01/28
    0


    1634043          129/G02             F          123,750.00         ZZ
                                         360        123,517.21          1
    40 SPUR COURT                      8.375            940.59         75
                                       8.125            940.59      165,000.00
    SEDONA           AZ   86351          5            10/15/97         00
    0430582379                           03           12/01/97          0
    UNKNOWN                              O            11/01/27
    0


    1634906          201/G02             F          143,200.00         ZZ
                                         360        143,108.68          1
    3 STRATFORD AVENUE                 8.250          1,075.82         80
                                       8.000          1,075.82      179,000.00
    GREENLAWN        NY   11740          1            12/12/97         00
    0430563122                           05           02/01/98          0
    2409020142                           O            01/01/28
    0


    1635078          G32/G32             F          121,000.00         ZZ
                                         360        120,849.05          1
    4232 MAPLE AVE                     8.375            919.69         80
                                       8.125            919.69      153,000.00
    LYONS            IL   60534          2            11/07/97         00
    1000923                              05           01/01/98          0
    1000923                              O            12/01/27
    0


    1635102          129/G02             F          114,400.00         ZZ
                                         360        114,335.86          1
1


    1840 FULTON RD                     8.875            910.22         80
                                       8.625            910.22      143,000.00
    HANOVER PARK     IL   60103          5            12/02/97         00
    0430578641                           05           02/01/98          0
    3500043009                           O            01/01/28
    0


    1635337          A33/G02             F          126,320.00         ZZ
                                         360        126,100.37          1
    64 BENTON                          8.750            993.76         80
                                       8.500            993.76      157,900.00
    SAGINAW          MI   48603          1            10/09/97         00
    0430522847                           05           12/01/97          0
    11042913                             O            11/01/27
    0


    1635539          638/G02             F          117,000.00         ZZ
                                         360        116,932.69          3
    23 JULIETTE STREET                 8.750            920.44         90
                                       8.500            920.44      130,000.00
    DORCHESTER       MA   02116          1            12/12/97         14
    0430572628                           05           02/01/98         25
    8672658                              N            01/01/28
    0


    1635624          575/H62             F           72,800.00         ZZ
                                         360         72,655.06          1
    862 WEST 600 NORTH                 9.500            612.14         80
                                       9.000            612.14       91,000.00
    SALT LAKE CITY   UT   84116          1            09/09/97         00
    7292436                              05           11/01/97          0
    97239616                             O            10/01/27
    0


    1635762          387/387             F          135,950.00         ZZ
                                         360        135,563.16          1
    1108 ROSEWALK WAY                  8.000            997.55         72
                                       7.750            997.55      189,990.00
    PASADENA         CA   91103          1            11/13/97         00
    1249895                              01           01/01/98          0
    1249895                              O            12/01/27
    0


    1638968          B75/G02             F           63,900.00         ZZ
                                         360         63,783.02          1
    2705 UMAR AVENUE                   8.500            491.34         80
                                       8.250            491.34       79,900.00
    MCALLEN          TX   78503          1            10/17/97         00
    0430538561                           05           12/01/97          0
1


    7051543                              O            11/01/27
    0


    1638992          313/G02             F           57,000.00         ZZ
                                         360         56,884.49          1
    14800 ENTERPRISE DRIVE             8.000            418.25         95
    UNIT 9C                            7.750            418.25       60,000.00
    FARMERS BRANCH   TX   75234          1            10/30/97         12
    0430582627                           03           12/01/97         30
    6432462                              O            11/01/27
    0


    1639764          074/G02             F          126,000.00         ZZ
                                         360        125,666.94          1
    150 HEWLETT AVENUE                 8.125            935.55         90
                                       7.875            935.55      140,000.00
    MERRICK          NY   11566          1            09/22/97         01
    0430466342                           05           11/01/97         25
    1111125170                           N            10/01/27
    0


    1639767          074/G02             F          299,500.00         ZZ
                                         360        296,914.11          1
    44 LINCOLN STREET                  8.375          2,276.42         60
                                       8.125          2,276.42      500,000.00
    LARCHMONT        NY   10538          2            09/25/97         00
    0430466375                           05           11/01/97          0
    1111127267                           N            10/01/27
    0


    1639777          074/G02             F          320,000.00         ZZ
                                         360        319,132.50          1
    53 CARTHAGE ROAD                   8.000          2,348.05         69
                                       7.750          2,348.05      469,000.00
    SCARSDALE        NY   10583          1            09/25/97         00
    0430549659                           05           11/01/97          0
    1111129896                           O            10/01/27
    0


    1639786          074/G02             F          124,400.00         ZZ
                                         360        124,007.97          1
    15035 N 100TH PL                   8.375            945.53         80
                                       8.125            945.53      155,500.00
    SCOTTSDALE       AZ   85260          1            08/19/97         00
    0430549683                           03           10/01/97          0
    1203015893                           O            09/01/27
    0


1


    1639793          074/G02             F           69,300.00         ZZ
                                         360         69,059.68          1
    2719 N WINSTEL BLVD                8.500            532.86         90
                                       8.250            532.86       77,000.00
    TUCSON           AZ   85716          1            08/27/97         04
    0430466615                           05           10/01/97         20
    1221170210                           N            09/01/27
    0


    1639834          074/G02             F           40,000.00         ZZ
                                         360         39,888.79          1
    1111 PENINSULAR ST                 7.875            290.03         80
                                       7.625            290.03       50,000.00
    TAMPA            FL   33603          1            09/30/97         00
    0430467027                           05           11/01/97          0
    1361085468                           N            10/01/27
    0


    1639875          074/G02             F           94,400.00         ZZ
                                         360         94,162.82          3
    117 THIRD AVENUE                   8.375            717.51         80
                                       8.125            717.51      118,000.00
    LONG BRANCH      NJ   07740          1            09/04/97         00
    0430467431                           05           11/01/97          0
    1500363640                           N            10/01/27
    0


    1639931          074/G02             F           40,500.00         ZZ
                                         360         40,387.42          1
    6022 HIDDEN SUNRISE DRIVE          7.875            293.65         90
                                       7.625            293.65       45,000.00
    SAN ANTONIO      TX   78240          2            09/18/97         10
    0430467985                           05           11/01/97         25
    1526009432                           N            10/01/27
    0


    1639934          074/G02             F           90,000.00         ZZ
                                         360         89,723.50          1
    7139 BARANGA DRIVE                 8.500            692.02         90
                                       8.250            692.02      100,000.00
    CITRUS HEIGHTS   CA   95621          2            08/27/97         12
    0430468017                           05           10/01/97         20
    1550013163                           N            09/01/27
    0


    1639976          074/G02             F           47,950.00         ZZ
                                         360         47,718.64          1
    602 FOREST HEIGHTS DRIVE           8.000            351.85         70
                                       7.750            351.85       68,500.00
1


    ATHENS           GA   30606          2            09/26/97         00
    0430468439                           05           11/01/97          0
    1566110522                           N            10/01/27
    0


    1640046          074/G02             F           24,500.00         ZZ
                                         360         24,441.51          1
    1332 ROOSEVELT AVENUE              8.625            190.56         60
                                       8.375            190.56       41,000.00
    LANSING          MI   48915          5            09/30/97         00
    0430549816                           05           11/01/97          0
    1581114960                           N            10/01/27
    0


    1640237          074/G02             F          117,000.00         ZZ
                                         360        116,698.50          1
    5 PAGE PLACE                       8.250            878.98         54
                                       8.000            878.98      220,000.00
    POQUOSON         VA   23662          5            09/30/97         00
    0430470989                           05           11/01/97          0
    1782053332                           N            10/01/27
    0


    1640582          480/G02             F           94,650.00         T
                                         360         94,596.94          1
    132 GLASGOW COURT                  8.875            753.08         80
                                       8.625            753.08      118,358.00
    DAVENPORT        FL   33837          1            12/23/97         00
    0430582908                           03           02/01/98          0
    2290302                              O            01/01/28
    0


    1640789          074/G02             F          212,000.00         ZZ
                                         360        211,493.89          1
    125 EAST 12TH STREET, UNIT 3H      8.625          1,648.92         80
                                       8.375          1,648.92      265,000.00
    NEW YORK         NY   10003          5            09/19/97         00
    0430549899                           08           11/01/97          0
    1111125512                           O            10/01/27
    0


    1640811          074/G02             F          132,950.00         ZZ
                                         360        132,519.64          1
    917 RIPPLESTONE AVENUE             8.750          1,045.92         90
                                       8.500          1,045.92      147,750.00
    NORTH LAS VEGAS  NV   89031          1            09/05/97         10
    0430464107                           05           11/01/97         20
    1251147760                           N            10/01/27
    0
1




    1640936          074/G02             F           67,000.00         ZZ
                                         360         66,789.66          1
    801 NORWOOD ROAD                   8.500            515.18         33
                                       8.250            515.18      205,000.00
    SILVER SPRING    MD   20905          5            09/09/97         00
    0430465328                           05           11/01/97          0
    1587055546                           O            10/01/27
    0


    1640939          074/G02             F           40,000.00         ZZ
                                         360         39,469.84          1
    620 S FRANKLIN STREET, UNIT        8.375            304.03         72
    C33                                8.125            304.03       56,000.00
    WEST CHESTER     PA   19380          1            08/27/97         00
    0430465351                           01           10/01/97          0
    1587081230                           N            09/01/27
    0


    1641052          638/G02             F          123,700.00         ZZ
                                         360        123,630.65          4
    17 HARDING AVENUE                  8.875            984.21         90
                                       8.625            984.21      137,500.00
    ATTLEBORO        MA   02703          1            12/23/97         10
    0430567990                           05           02/01/98         25
    8674551                              N            01/01/28
    0


    1641148          129/G02             F          102,000.00         ZZ
                                         360        101,944.28          3
    102-104 LEACH STREET               9.000            820.72         57
                                       8.750            820.72      182,000.00
    SALEM            MA   01970          5            12/09/97         00
    0430572560                           05           02/01/98          0
    3500047604                           N            01/01/28
    0


    1641179          B75/G02             F           68,000.00         T
                                         360         67,921.46          1
    5921 NW 15TH COURT                 8.750            534.96         80
                                       8.500            534.96       85,000.00
    SUNRISE          FL   33313          1            11/26/97         00
    0430563601                           05           01/01/98          0
    7053242                              O            12/01/27
    0


    1641366          225/225             F          126,750.00         ZZ
                                         360        126,511.98          3
1


    3109 NORTHEAST 14TH STREET         8.375            963.40         79
                                       8.125            963.40      162,000.00
    RENTON           WA   98056          2            10/20/97         00
    8068483                              05           12/01/97          0
    8068483                              N            11/01/27
    0


    1641367          F32/G02             F           53,900.00         ZZ
                                         360         53,774.60          1
    1576 OLD DALLAS ROAD               8.750            424.03         90
                                       8.500            424.03       59,900.00
    DALLAS           GA   30132          1            09/30/97         12
    0430432666                           05           11/01/97         25
    0000                                 N            10/01/27
    0


    1641689          891/G02             F          102,000.00         T
                                         358        101,932.27          1
    ROUTE 2                            8.125            758.35         75
                                       7.875            758.35      136,000.00
    NEVIS            MN   56467          4            12/10/97         00
    0430571455                           05           02/01/98          0
    971001203                            O            11/01/27
    0


    1641827          F32/G02             F           81,000.00         ZZ
                                         360         80,859.17          1
    622 BLUFF DRIVE                    8.750            637.23         90
                                       8.500            637.23       90,000.00
    WOODSTOCK        GA   30188          1            10/03/97         12
    0430476952                           05           12/01/97         17
    NG                                   O            11/01/27
    0


    1641965          514/G02             F          172,500.00         ZZ
                                         360        172,141.50          1
    62 LAKHANI LANE                    7.875          1,250.75         62
                                       7.625          1,250.75      280,000.00
    CANFIELD         OH   44406          5            10/21/97         00
    0430536557                           05           12/01/97          0
    362958                               O            11/01/27
    0


    1642145          B28/G02             F          120,000.00         ZZ
                                         360        119,690.74          1
    931 KINGS CROWN ROAD               8.250            901.52         75
                                       8.000            901.52      160,000.00
    WOODLAND PARK    CO   80863          1            09/17/97         10
    0430522854                           05           11/01/97         12
1


    05970954                             O            10/01/27
    0


    1642213          225/225             F           27,000.00         ZZ
                                         360         26,970.39          1
    714 BIRCH AVENUE                   9.000            217.25         78
                                       8.750            217.25       35,000.00
    HAMPTON          VA   23661          1            10/15/97         00
    975186                               05           12/01/97          0
    975186                               N            11/01/27
    0


    1642234          B24/G02             F          183,600.00         ZZ
                                         360        183,288.93          2
    44 ROOSEVELT AVENUE                8.875          1,460.80         90
                                       8.625          1,460.80      204,000.00
    STAMFORD         CT   06901          1            10/30/97         14
    0430445833                           05           12/01/97         25
    231379                               O            11/01/27
    0


    1642243          180/G02             F          136,700.00         ZZ
                                         360        136,529.47          1
    14429 PINE VALLEY DRIVE            8.375          1,039.02         80
                                       8.125          1,039.02      170,950.00
    LATHROP          CA   95330          1            11/05/97         00
    0430563817                           05           01/01/98          0
    0012160917                           O            12/01/27
    0


    1642346          F34/G02             F           78,200.00         ZZ
                                         360         78,008.48          1
    318 NW 114TH AVE #101              8.500            601.29         90
                                       8.250            601.29       86,900.00
    MIAMI            FL   33172          1            10/03/97         11
    0430574160                           01           11/01/97         25
    9700878                              O            10/01/27
    0


    1642673          225/225             F          207,100.00         ZZ
                                         240        206,737.33          2
    4610-4612 HEDGEROW                 7.750          1,700.19         95
                                       7.500          1,700.19      218,000.00
    WICHITA          KS   67220          1            12/22/97         04
    092297MB01                           05           02/01/98         30
    092297MB01                           O            01/01/18
    0


1


    1642976          076/076             F          116,000.00         ZZ
                                         360        115,931.51          1
    EAST MAIN STREET                   8.625            902.24         80
                                       8.375            902.24      145,000.00
    BEAVER FALLS     NY   13305          1            12/24/97         00
    7119989                              05           02/01/98          0
    7119989                              O            01/01/28
    0


    1643103          E13/G02             F          121,000.00         T
                                         360        120,703.63          1
    11731 PINEWOOD LAKES DRIVE         8.500            930.39         61
                                       8.250            930.39      200,990.00
    FORT MYERS       FL   33913          1            10/02/97         00
    0430532440                           05           11/01/97          0
    225672                               O            10/01/27
    0


    1643189          129/G02             F          101,500.00         ZZ
                                         360        101,314.21          1
    1642 NORTH ANANEA                  8.500            780.45         85
                                       8.250            780.45      119,500.00
    MESA             AZ   85207          1            10/24/97         01
    0430568329                           05           12/01/97         20
    3500050376                           N            11/01/27
    0


    1643231          076/076             F           86,150.00         ZZ
                                         360         85,911.13          1
    760 FOREST PARK LANE               9.000            693.19         90
                                       8.750            693.19       95,750.00
    SUWANEE          GA   30024          1            08/26/97         11
    7106002                              05           10/01/97         25
    7106002                              N            09/01/27
    0


    1643264          076/076             F           84,800.00         ZZ
                                         360         84,539.48          1
    4323 S 76TH STREET                 8.500            652.04         80
                                       8.250            652.04      106,000.00
    GREENFIELD       WI   53220          1            08/08/97         10
    8681802                              05           10/01/97         12
    8681802                              N            09/01/27
    0


    1643311          992/G02             F           95,000.00         T
                                         360         95,000.00          1
    104 WEST 70TH STREET, APT 5H       8.375            722.07         52
                                       8.125            722.07      183,050.00
1


    NEW YORK         NY   10023          1            01/29/98         00
    0430600395                           06           03/01/98          0
    342521                               O            02/01/28
    0


    1643390          B24/G02             F          309,000.00         ZZ
                                         360        308,144.64          1
    228 GEOEGETOWN RD                  8.250          2,321.41         57
                                       8.000          2,321.41      551,000.00
    WESTON           CT   06883          2            10/29/97         00
    0430463489                           05           12/01/97          0
    232612                               O            11/01/27
    0


    1643874          G88/G02             F           36,450.00         ZZ
                                         360         36,380.31          1
    212 ABBOTT FARMS, BLDG. 2          9.500            306.50         90
    UNIT 212                           9.250            306.50       40,500.00
    HUDSON           NH   03051          1            10/14/97         14
    0430442715                           01           12/01/97         25
    9709012                              N            11/01/27
    0


    1643877          369/G02             F           67,450.00         ZZ
                                         360         67,280.53          1
    7119 BLACKBERRY DRIVE              8.375            512.67         95
                                       8.125            512.67       71,000.00
    ARLINGTON        TX   76016          2            09/18/97         01
    0430578732                           05           11/01/97         25
    0061043550                           O            10/01/27
    0


    1643961          229/G02             F          150,000.00         ZZ
                                         360        149,911.44          1
    375 WOODLAND AVENUE                8.625          1,166.69         72
                                       8.375          1,166.69      210,000.00
    RAMSEY           NJ   07446          5            12/05/97         00
    0430586636                           05           02/01/98          0
    7701006                              O            01/01/28
    0


    1644051          B75/G02             F          186,000.00         ZZ
                                         360        185,659.56          3
    309-309 1/2 NORTH 5TH STREET       8.500          1,430.18         66
                                       8.250          1,430.18      282,000.00
    MONTEBELLO       CA   90640          2            10/30/97         00
    0430561316                           05           12/01/97          0
    7098783                              O            11/01/27
    0
1




    1644071          H34/G02             F           45,600.00         ZZ
                                         360         45,514.35          1
    #3 HALIFAX LANE                    8.375            346.60         80
                                       8.125            346.60       57,000.00
    BELLA VISTA      AR   72714          2            10/31/97         00
    0430446484                           03           12/01/97          0
    1644071                              N            11/01/27
    0


    1644214          286/286             F           67,000.00         ZZ
                                         360         66,793.95          1
    14010 OZ WAY DR                    8.875            533.09         45
                                       8.625            533.09      150,000.00
    ST. HEDWIG       TX   78152          5            09/04/97         00
    008620035                            05           11/01/97          0
    008620035                            N            10/01/27
    0


    1644249          776/G02             F          112,500.00         ZZ
                                         360        112,188.11          4
    2429 DALEY STREET                  9.000            905.20         90
                                       8.750            905.20      125,000.00
    NORTH LAS VEGAS  NV   89030          1            08/26/97         04
    0430565226                           05           10/01/97         25
    2326874                              N            09/01/27
    0


    1644333          909/G02             F          228,800.00         ZZ
                                         360        228,336.37          1
    9817 BONNIE VISTA DRIVE            8.000          1,678.85         80
                                       7.750          1,678.85      286,000.00
    LA MESA          CA   91941          5            09/30/97         00
    0430568642                           05           12/01/97          0
    6005634                              O            11/01/27
    0


    1644532          H22/G02             F          160,000.00         ZZ
                                         360        160,000.00          1
    190-02 37TH AVENUE                 8.125          1,188.00         77
                                       7.875          1,188.00      210,000.00
    FLUSHING         NY   11358          1            01/23/98         00
    0430580621                           05           03/01/98          0
    9710004                              O            02/01/28
    0


    1644768          E22/G02             F          171,000.00         ZZ
                                         360        170,543.24          3
1


    2610 KENNEDY BOULEVARD             8.875          1,360.55         95
                                       8.625          1,360.55      180,000.00
    UNION CITY       NJ   07087          1            09/30/97         01
    0410564868                           05           11/01/97         30
    410564868                            O            10/01/27
    0


    1645172          637/G02             F           91,800.00         ZZ
                                         360         91,682.51          1
    1000 ADELIA STREET                 8.250            689.67         85
                                       8.000            689.67      108,000.00
    BLAINE           WA   98231          5            10/30/97         14
    0430598037                           05           01/01/98         12
    9998717                              O            12/01/27
    0


    1646564          638/G02             F           82,350.00         ZZ
                                         360         82,303.84          3
    5 ROSE STREET                      8.875            655.21         90
                                       8.625            655.21       91,500.00
    WORCESTER        MA   01607          1            12/16/97         10
    0430567834                           05           02/01/98         25
    8678353                              N            01/01/28
    0


    1646638          907/G02             F           48,600.00         ZZ
                                         360         48,572.76          1
    117 STANDISH AVENUE                8.875            386.68         64
                                       8.625            386.68       77,000.00
    ORMOND BEACH     FL   32176          2            12/05/97         00
    0430541201                           05           02/01/98          0
    10001681                             N            01/01/28
    0


    1646717          E13/G02             F           97,600.00         ZZ
                                         360         97,425.87          1
    413 WEBB PLACE                     8.625            759.13         80
                                       8.375            759.13      122,000.00
    PRESCOTT         AZ   86301          1            10/29/97         00
    0430504340                           05           12/01/97          0
    229063                               N            11/01/27
    0


    1646731          201/G02             F           31,500.00         ZZ
                                         360         31,482.79          1
    125 A CHERRY PARKE                 9.000            253.46         90
                                       8.750            253.46       35,000.00
    CHERRY HILL      NJ   08002          1            12/10/97         01
    0430584722                           01           02/01/98         25
1


    1409023742                           N            01/01/28
    0


    1646742          105/G02             F          450,000.00         ZZ
                                         360        448,651.54          1
    7109 EXETER ROAD                   7.500          3,146.47         75
                                       7.250          3,146.47      600,000.00
    BETHESDA         MD   20814          5            10/02/97         00
    0430497842                           05           11/01/97          0
    1078708                              O            10/01/27
    0


    1647106          180/G02             F           76,500.00         ZZ
                                         360         76,411.64          1
    503 FIGEROA STREET                 8.750            601.83         90
                                       8.500            601.83       85,000.00
    FOLSOM           CA   95630          1            11/04/97         10
    0430580290                           05           01/01/98         25
    0012162509                           N            12/01/27
    0


    1647136          638/G02             F          238,000.00         ZZ
                                         360        237,695.44          1
    1825 SHADOW CANYON RD              8.250          1,788.01         85
                                       8.000          1,788.01      280,000.00
    ACTON            CA   93510          2            11/14/97         23
    0430531293                           05           01/01/98          0
    08669454                             O            12/01/27
    0


    1647556          F96/G02             F          292,600.00         ZZ
                                         360        292,435.96          3
    35 GARDEN ST                       8.875          2,328.06         95
                                       8.625          2,328.06      308,000.00
    CITY OF NEWARK   NJ   07105          1            12/31/97         14
    0430574020                           05           02/01/98         30
    1866                                 O            01/01/28
    0


    1647598          144/144             F          200,000.00         ZZ
                                         360        199,730.71          1
    126 SCHWENK ROAD                   8.000          1,467.53         63
                                       7.750          1,467.53      317,613.00
    SOUTHAMPTON      NY   11968          4            11/24/97         00
    0601534                              05           01/01/98          0
    0601534                              O            12/01/27
    0


1


    1647781          B24/G02             F           99,000.00         ZZ
                                         360         98,763.29          1
    53 MCLAREN STREET                  7.875            717.82         71
                                       7.625            717.82      140,000.00
    RED BANK         NJ   07701          2            11/10/97         00
    0430481838                           05           01/01/98          0
    236189                               O            12/01/27
    0


    1647790          B24/G02             F          124,000.00         ZZ
                                         360        123,767.17          2
    307 STRAWBERRY HILL AVE            8.375            942.49         80
                                       8.125            942.49      155,000.00
    NORWALK          CT   06851          1            10/30/97         00
    0430445858                           05           12/01/97          0
    233971                               O            11/01/27
    0


    1647979          A46/G02             F           97,500.00         ZZ
                                         360         97,368.72          1
    13415 SAINT CYR                    8.000            715.42         75
                                       7.750            715.42      130,000.00
    SAN ANTONIO      TX   78232          1            11/14/97         00
    0430522540                           05           01/01/98          0
    0689082                              O            12/01/27
    0


    1648046          G55/G02             F          195,000.00         ZZ
                                         360        194,737.45          1
    125 TRINITY FARM ROAD              8.000          1,430.84         78
                                       7.750          1,430.84      250,000.00
    STEELE           AL   35987          2            11/11/97         00
    0430566570                           05           01/01/98          0
    97031                                O            12/01/27
    0


    1648066          E57/G02             F           96,000.00         ZZ
                                         360         95,824.28          1
    4031 COLUMBIA DRIVE                8.500            738.16         80
                                       8.250            738.16      120,000.00
    OXNARD           CA   93033          1            10/08/97         00
    0430576421                           05           12/01/97          0
    115422001647                         O            11/01/27
    0


    1648117          A78/H62             F          116,000.00         ZZ
                                         360        115,685.52          1
    21285 WCR 62                       8.000            851.17         80
                                       7.500            851.17      145,000.00
1


    GREELEY          CO   80631          1            09/19/97         00
    7311665                              05           11/01/97          0
    3010052405                           O            10/01/27
    0


    1648360          E13/G02             F          357,000.00         ZZ
                                         360        356,507.01          1
    401 DEER SPRINGS ROAD              7.875          2,588.50         70
                                       7.625          2,588.50      510,000.00
    SAN MARCOS       CA   92069          2            11/06/97         00
    0430540625                           05           01/01/98          0
    225590                               O            12/01/27
    0


    1648378          129/G02             F           36,900.00         ZZ
                                         360         36,861.59          1
    194 FLORAL DRIVE                   9.250            303.57         90
                                       9.000            303.57       41,000.00
    BATTLE CREEK     MI   49015          1            11/07/97         01
    0430591453                           05           01/01/98         25
    3500053784                           N            12/01/27
    0


    1648384          229/G02             F           67,500.00         ZZ
                                         360         67,424.02          1
    421 EAST GRAND STREET              8.875            537.07         90
                                       8.625            537.07       75,000.00
    HASTINGS         MI   49058          1            11/13/97         10
    0430563692                           05           01/01/98         25
    0007676174                           N            12/01/27
    0


    1648415          131/G02             F           26,600.00         ZZ
                                         360         26,570.05          2
    1409 18TH AVENUE                   8.875            211.65         70
                                       8.625            211.65       38,000.00
    EAST MOLINE      IL   61244          5            11/11/97         00
    0430563734                           05           01/01/98          0
    1111391                              N            12/01/27
    0


    1648439          225/225             F           21,500.00         ZZ
                                         360         21,487.62          1
    1022 MANLEY ST                     8.750            169.15         90
                                       8.500            169.15       23,940.00
    WINSTON SALEM    NC   27101          1            12/10/97         14
    806100400                            05           02/01/98         25
    806100400                            N            01/01/28
    0
1




    1648850          637/H62             F           32,400.00         ZZ
                                         360         32,359.57          1
    3923-C COLONY SQUARE               8.375            246.27         90
                                       7.875            246.27       36,000.00
    GREENSBORO       NC   27407          1            11/06/97         11
    7367261                              01           01/01/98         25
    8327025                              N            12/01/27
    0


    1648936          638/G02             F           65,250.00         ZZ
                                         360         65,250.00          1
    10 BROWN DRIVE                     8.875            519.16         90
                                       8.625            519.16       72,500.00
    ANDOVER          CT   06232          1            01/07/98         10
    0430582692                           05           03/01/98         25
    08679838                             N            02/01/28
    0


    1648941          638/G02             F           35,550.00         ZZ
                                         360         35,509.99          1
    275 BROAD STREET                   8.875            282.85         90
    UNIT 109                           8.625            282.85       39,500.00
    MERIDEN          CT   06450          1            11/24/97         10
    0430528190                           01           01/01/98         25
    8679804                              N            12/01/27
    0


    1648975          229/G02             F           36,000.00         ZZ
                                         360         35,959.47          1
    6795 FRANKLIN STREET               8.875            286.44         90
                                       8.625            286.44       40,000.00
    OMAHA            NE   68104          1            11/05/97         04
    0430564567                           05           01/01/98         25
    0007646060                           N            12/01/27
    0


    1649011          800/G02             F           76,000.00         ZZ
                                         360         75,952.77          3
    4 RUMFORD STREET                   8.375            577.65         80
                                       8.125            577.65       95,000.00
    CONCORD          NH   03301          1            12/30/97         00
    0430561381                           05           02/01/98          0
    971101                               N            01/01/28
    0


    1649029          144/144             F           90,000.00         ZZ
                                         360         89,738.07          1
1


    14 QUINCY COURT T/O LEWISBORO      7.875            652.56         60
                                       7.625            652.56      150,000.00
    WESTCHESTER COU  NY   10526          2            12/17/97         00
    971DEJONG                            05           02/01/98          0
    971DEJONG                            O            01/01/28
    0


    1649046          F42/G02             F          148,750.00         ZZ
                                         360        148,750.00          1
    194-31 115TH DRIVE                 8.875          1,183.52         85
                                       8.625          1,183.52      175,000.00
    ST. ALBANS       NY   11412          1            01/09/98         01
    0430570705                           05           03/01/98         25
    NY0297971                            N            02/01/28
    0


    1649337          229/G02             F          240,000.00         ZZ
                                         360        239,106.61          1
    7406 LANKTREE LANE                 7.625          1,698.71         80
                                       7.375          1,698.71      300,000.00
    MIDDLETON        ID   83644          5            09/24/97         00
    0430578658                           05           11/01/97          0
    7601552                              O            10/01/27
    0


    1649376          E13/G02             F          105,000.00         ZZ
                                         360        104,826.63          4
    1365 WEST 28TH STREET              9.000            844.86         66
                                       8.750            844.86      160,000.00
    HIALEAH          FL   33010          1            10/17/97         00
    0430477380                           05           12/01/97          0
    230913                               N            11/01/27
    0


    1649378          229/G02             F           68,000.00         ZZ
                                         360         67,958.80          1
    3331 IPSWICH LANE                  8.500            522.87         85
                                       8.250            522.87       80,000.00
    ST CHARLES       MO   63301          5            12/22/97         11
    0430583229                           05           02/01/98         17
    7673288                              O            01/01/28
    0


    1649387          H93/G02             F          121,550.00         ZZ
                                         360        121,321.76          1
    212 WESTGREEN DRIVE                8.375            923.87         55
                                       8.125            923.87      221,000.00
    CHAPEL HILL      NC   27516          5            11/06/97         00
    0430561787                           09           12/01/97          0
1


    9741831                              N            11/01/27
    0


    1649397          H81/G02             F           40,500.00         ZZ
                                         360         40,477.29          3
    2259 SOUTH 11TH STREET             8.875            322.24         90
                                       8.625            322.24       45,000.00
    MILWAUKEE        WI   53215          1            12/18/97         10
    0430565648                           05           02/01/98         25
    WH2852                               O            01/01/28
    0


    1649449          209/G02             F           30,000.00         ZZ
                                         360         29,964.45          1
    165 ESSEX AVE                      8.625            233.34         28
                                       8.375            233.34      110,000.00
    METUCHEN         NJ   08840          1            11/25/97         00
    0430568873                           05           01/01/98          0
    975991591                            O            12/01/27
    0


    1649474          B75/G02             F           65,000.00         ZZ
                                         360         64,785.97          1
    957 STARLIGHT COURT                8.375            494.05         65
                                       8.125            494.05      100,000.00
    GARDNERVILLE     NV   89410          5            10/10/97         00
    0430473371                           05           12/01/97          0
    7049463                              O            11/01/27
    0


    1649547          A38/G02             F          150,000.00         ZZ
                                         360        149,835.53          4
    1789 PICO ALTO DR                  9.000          1,206.93         90
                                       8.750          1,206.93      167,000.00
    EL PASO          TX   79935          1            11/20/97         04
    0430581678                           05           01/01/98         25
    1910204                              N            12/01/27
    0


    1649607          229/G02             F          174,850.00         ZZ
                                         360        174,620.47          1
    1413 BANAVIE TERRACE EAST          8.125          1,298.26         70
                                       7.875          1,298.26      250,000.00
    BEL AIR          MD   21015          5            11/25/97         00
    0430583690                           03           01/01/98          0
    7683634                              O            12/01/27
    0


1


    1649838          816/G02             F           82,800.00         ZZ
                                         360         82,753.58          1
    234 SOUTH 100 WEST                 8.875            658.79         90
                                       8.625            658.79       92,000.00
    TOOELE           UT   84074          1            12/18/97         01
    0430572768                           05           02/01/98         25
    900476                               N            01/01/28
    0


    1649854          F03/G02             F           56,800.00         ZZ
                                         360         56,765.58          1
    1108 CAMBRIDGE AVENUE              8.500            436.75         80
                                       8.250            436.75       71,000.00
    COLORADO SPRING  CO   80906          1            12/09/97         00
    0430566638                           05           02/01/98          0
    DEN11619                             O            01/01/28
    0


    1649867          514/G02             F          472,500.00         ZZ
                                         360        472,500.00          2
    2110 R STREET NW                   8.625          3,675.06         70
                                       8.375          3,675.06      675,000.00
    WASHINGTON       DC   20008          5            01/07/98         00
    0430582742                           07           03/01/98          0
    363391                               O            02/01/28
    0


    1649884          830/830             F          125,500.00         ZZ
                                         360        125,276.10          1
    10073 SOUTH QUEENS FERRY DRIVE     8.625            976.13         80
                                       8.375            976.13      156,900.00
    SOUTH JORDAN     UT   84095          1            10/15/97         00
    532770                               05           12/01/97          0
    532770                               O            11/01/27
    0


    1649906          687/G02             F           80,950.00         ZZ
                                         360         80,892.86          1
    846 JAYBEE AVENUE                  7.750            579.94         67
                                       7.500            579.94      121,465.00
    DAVENPORT        FL   33837          1            12/31/97         00
    0430577270                           03           02/01/98          0
    1641271                              N            01/01/28
    0


    1649985          A63/G02             F          102,350.00         ZZ
                                         360        102,279.56          1
    54 NORTH RONALD DRIVE              7.875            742.11         89
                                       7.625            742.11      115,000.00
1


    AMITYVILLE       NY   11701          1            12/12/97         10
    0430546226                           05           02/01/98         25
    8906                                 N            01/01/28
    0


    1650035          664/G02             F          240,000.00         ZZ
                                         360        239,549.33          1
    3833 SE 302ND AVENUE               8.375          1,824.18         75
                                       8.125          1,824.18      320,000.00
    TROUTDALE        OR   97060          5            10/14/97         00
    0430559724                           05           12/01/97          0
    2346302                              O            11/01/27
    0


    1650231          E13/G02             F          140,500.00         ZZ
                                         360        140,324.73          1
    16183 RIMSTONE LANE                8.375          1,067.90         79
                                       8.125          1,067.90      180,000.00
    SAN DIEGO        CA   92127          2            11/07/97         00
    0430539809                           09           01/01/98          0
    72281                                N            12/01/27
    0


    1650404          A38/G02             F           40,500.00         ZZ
                                         360         40,449.48          1
    1100 AUGUSTA                       8.375            307.83         90
    UNIT NUMBER 70                     8.125            307.83       45,000.00
    HOUSTON          TX   77057          1            11/14/97         04
    0430578013                           01           01/01/98         25
    9610610                              O            12/01/27
    0


    1650407          180/G02             F           79,200.00         ZZ
                                         360         79,155.60          3
    2183 WALNUT AVENUE                 8.875            630.15         90
                                       8.625            630.15       88,000.00
    YUMA             AZ   85364          1            12/10/97         10
    0430586701                           05           02/01/98         25
    4473450                              N            01/01/28
    0


    1650449          G41/G02             F          114,300.00         ZZ
                                         360        114,177.89          1
    270 WOODSIDE COURT                 9.125            929.98         90
                                       8.875            929.98      127,000.00
    BRENTWOOD        CA   94513          1            11/11/97         04
    0430537019                           05           01/01/98         25
    B69960889                            N            12/01/27
    0
1




    1650512          E46/G02             F           70,000.00         T
                                         360         69,960.76          1
    3236 LAKE ROAD                     8.875            556.95         60
                                       8.625            556.95      118,000.00
    WILDWOOD         NJ   08260          5            12/11/97         00
    0430562785                           05           02/01/98          0
    26874                                O            01/01/28
    0


    1650514          E22/G02             F           53,000.00         ZZ
                                         360         52,888.81          1
    1417 FOURTH STREET                 9.250            436.02         90
                                       9.000            436.02       58,900.00
    BAY CITY         MI   48708          1            09/19/97         04
    0410542252                           05           11/01/97         25
    410542252                            N            10/01/27
    0


    1650611          225/225             F           87,200.00         ZZ
                                         360         87,141.48          1
    1241 WOODLAND POINT DRIVE, I       8.000            639.85         80
                                       7.750            639.85      110,000.00
    CHESTERFIELD     MO   63146          1            12/19/97         00
    8068295                              01           02/01/98          0
    8068295                              O            01/01/28
    0


    1650891          225/225             F          207,000.00         ZZ
                                         360        206,754.68          3
    7355 N SEELEY                      8.625          1,610.03         90
                                       8.375          1,610.03      230,000.00
    CHICAGO          IL   60645          1            11/24/97         04
    807322000                            05           01/01/98         25
    807322000                            O            12/01/27
    0


    1650916          E66/E66             F           56,000.00         ZZ
                                         360         55,886.34          1
    109 SEMINOLE DRIVE                 8.125            415.80         80
                                       7.875            415.80       70,000.00
    LOUISBURG        NC   27549          1            10/24/97         00
    600343539                            05           12/01/97          0
    600343539                            O            11/01/27
    0


    1651147          E45/G02             F           58,050.00         ZZ
                                         360         57,912.90          1
1


    11608 COLLEEN DRIVE                8.625            451.51         90
                                       8.375            451.51       64,500.00
    SAVANNAH         GA   31419          1            09/29/97         04
    0430579821                           05           11/01/97         25
    34823                                N            10/01/27
    0


    1651257          001/G02             F          127,500.00         ZZ
                                         360        127,426.65          3
    4-6 BLANCHARD AVENUE               8.750          1,003.04         75
                                       8.500          1,003.04      170,000.00
    EVERETT          MA   02149          1            12/15/97         00
    0430562918                           07           02/01/98          0
    1520059                              N            01/01/28
    0


    1651267          F03/G02             F           64,000.00         ZZ
                                         360         63,963.18          1
    3313 FOXRIDGE DRIVE                8.750            503.49         70
                                       8.500            503.49       92,500.00
    COLORADO SPRING  CO   80916          2            12/24/97         00
    0430565978                           05           02/01/98          0
    DEN11628                             N            01/01/28
    0


    1651591          927/G02             F          104,000.00         ZZ
                                         360        103,856.37          1
    10 NO. SELAH HEIGHTS RD            7.875            754.08         65
                                       7.625            754.08      160,000.00
    SELAH            WA   98942          5            11/12/97         00
    0430575407                           05           01/01/98          0
    345793                               O            12/01/27
    0


    1651595          926/926             F          525,000.00         ZZ
                                         360        523,612.25          1
    27 RIVER BEND DRIVE                8.125          3,898.12         75
                                       7.875          3,898.12      700,000.00
    OKATIE           SC   29910          2            09/12/97         00
    163009768                            03           11/01/97          0
    163009768                            O            10/01/27
    0


    1651752          E13/G02             F           64,200.00         ZZ
                                         360         64,085.45          1
    8 CAMBRIDGE COURT                  8.625            499.35         80
                                       8.375            499.35       81,000.00
    CARTERSVILLE     GA   30130          2            10/24/97         00
    0430489641                           05           12/01/97          0
1


    227113                               N            11/01/27
    0


    1651762          637/G02             F           65,000.00         ZZ
                                         360         64,959.60          1
    79 PRIEST STREET                   8.375            494.05         57
                                       8.125            494.05      115,000.00
    LEOMINSTER       MA   01453          1            12/19/97         00
    0430580308                           05           02/01/98          0
    8339954                              N            01/01/28
    0


    1651821          G31/G02             F          195,700.00         ZZ
                                         360        195,581.44          2
    85 DAWSON COURT                    8.500          1,504.77         75
                                       8.250          1,504.77      261,000.00
    STATEN ISLAND    NY   10314          1            12/30/97         00
    0430561829                           05           02/01/98          0
    1304                                 O            01/01/28
    0


    1651906          180/G02             F           67,500.00         ZZ
                                         360         67,462.16          4
    909 EAST MINERAL STREET            8.875            537.06         75
                                       8.625            537.06       90,000.00
    HOT SPRINGS      AR   71901          5            11/26/97         00
    0430583302                           05           02/01/98          0
    12227823                             O            01/01/28
    0


    1651988          E13/G02             F           64,200.00         ZZ
                                         360         64,085.45          1
    9 CAMBRIDGE COURT                  8.625            499.35         80
                                       8.375            499.35       81,000.00
    CARTERSVILLE     GA   30120          1            10/24/97         00
    0430489260                           05           12/01/97          0
    227112                               N            11/01/27
    0


    1651989          A33/G02             F           46,400.00         ZZ
                                         360         46,347.78          1
    2579 BLANCHE                       8.875            369.18         80
                                       8.625            369.18       58,000.00
    MELVINDALE       MI   48122          1            11/21/97         00
    0430522409                           05           01/01/98          0
    150440022                            N            12/01/27
    0


1


    1652031          225/225             F           79,750.00         ZZ
                                         360         79,702.91          4
    328 STATE STREET                   8.625            620.29         90
                                       8.375            620.29       88,660.00
    ALBANY           NY   12210          1            12/19/97         11
    807109700                            05           02/01/98         25
    807109700                            N            01/01/28
    0


    1652038          405/405             F          215,650.00         ZZ
                                         360        215,223.91          1
    108 2ND AVENUE SOUTH #510          8.125          1,601.20         75
                                       7.875          1,601.20      287,550.00
    KIRKLAND         WA   98033          1            10/01/97         00
    8374563                              08           12/01/97          0
    8374563                              N            11/01/27
    0


    1652092          G81/G02             F          140,000.00         ZZ
                                         360        139,908.42          3
    3415 S W 24 TERRACE                8.125          1,039.50         80
                                       7.875          1,039.50      175,000.00
    MIAMI            FL   33145          2            12/15/97         00
    0430558841                           07           02/01/98          0
    971331                               O            01/01/28
    0


    1652097          001/G02             F          143,650.00         ZZ
                                         240        143,417.28          3
    179 CHESTNUT STREET                8.375          1,235.28         85
                                       8.125          1,235.28      169,000.00
    MARLBORO         MA   01752          2            12/17/97         11
    0430560680                           05           02/01/98         25
    1519800                              N            01/01/18
    0


    1652119          E73/G02             F          344,000.00         ZZ
                                         360        343,248.28          1
    19 HOFFMAN PLACE                   7.625          2,434.82         80
                                       7.375          2,434.82      430,000.00
    BELLE MEAD       NJ   08502          5            10/23/97         00
    0430577163                           05           12/01/97          0
    40000033805                          O            11/01/27
    0


    1652770          E13/G02             F           58,400.00         ZZ
                                         360         58,293.10          1
    6370 SW 2 STREET                   8.500            449.05         79
                                       8.250            449.05       74,000.00
1


    MARGATE          FL   33068          5            10/22/97         00
    0430487959                           05           12/01/97          0
    230912                               O            11/01/27
    0


    1652798          604/G02             F           59,600.00         ZZ
                                         360         59,525.66          1
    327 WINTER STREET                  8.375            453.00         80
                                       8.125            453.00       74,500.00
    HYANNIS          MA   02601          1            11/20/97         00
    0430574749                           05           01/01/98          0
    102770088                            O            12/01/27
    0


    1652821          638/G02             F           57,000.00         ZZ
                                         360         56,965.47          1
    3A PLEASANT STREET                 8.500            438.28         80
                                       8.250            438.28       72,000.00
    WEST HARTFORD    CT   06107          1            12/22/97         00
    0430574764                           01           02/01/98          0
    8682498                              O            01/01/28
    0


    1652902          313/G02             F          149,300.00         ZZ
                                         360        149,104.01          1
    8335 WEST CLAREMONT STREET         8.125          1,108.55         80
                                       7.875          1,108.55      186,674.00
    GLENDALE         AZ   85308          1            11/17/97         00
    0430569772                           03           01/01/98          0
    6283030                              O            12/01/27
    0


    1653291          F96/G02             F          155,000.00         ZZ
                                         360        154,901.17          1
    21 GROVE AVENUE                    8.250          1,164.46         80
                                       8.000          1,164.46      193,750.00
    EAST HANOVER     NJ   07936          1            12/23/97         00
    0430562884                           05           02/01/98          0
    1713                                 O            01/01/28
    0


    1653400          637/G02             F          105,750.00         ZZ
                                         360        105,621.41          1
    485 TWIN BROOK WAY                 8.500            813.13         90
                                       8.250            813.13      117,500.00
    LAWRENCEVILLE    GA   30043          1            11/26/97         01
    0430544304                           03           01/01/98         25
    8362550                              N            12/01/27
    0
1




    1653432          387/387             F          140,900.00         T
                                         360        140,807.83          1
    2609 LOBELIA ROAD                  8.125          1,046.18         70
                                       7.875          1,046.18      201,354.00
    ALPINE           CA   91901          1            12/09/97         00
    1278241                              03           02/01/98          0
    1278241                              O            01/01/28
    0


    1653453          180/G02             F           73,000.00         ZZ
                                         360         72,913.49          1
    783 CRYSTAL CREEK ROAD             8.625            567.79         78
                                       8.375            567.79       94,000.00
    PERRIS           CA   92571          1            11/24/97         00
    0430561811                           05           01/01/98          0
    0012163531                           O            12/01/27
    0


    1653469          A26/G02             F          222,750.00         ZZ
                                         360        222,750.00          1
    123 KELVIN AVENUE                  8.375          1,693.07         75
                                       8.125          1,693.07      297,000.00
    STATEN ISLAND    NY   10306          1            01/12/98         00
    0430577833                           05           03/01/98          0
    9490                                 O            02/01/28
    0


    1653833          F22/G02             F          116,000.00         ZZ
                                         360        115,787.69          1
    179 CAMBRIDGE COURT                8.500            891.94         90
                                       8.250            891.94      128,900.00
    CLIFTON          NJ   07110          1            10/27/97         04
    0430486985                           05           12/01/97         22
    73060027                             O            11/01/27
    0


    1653990          E23/G02             F          150,400.00         ZZ
                                         360        150,102.84          1
    669 CORDELIA CIRCLE                8.125          1,116.72         80
                                       7.875          1,116.72      188,000.00
    VACAVILLE        CA   95687          2            10/29/97         00
    0430493684                           05           12/01/97          0
    60500277                             O            11/01/27
    0


    1654019          E22/G02             F           72,200.00         ZZ
                                         360         72,071.21          1
1


    2879 VAN BUREN                     8.625            561.56         85
                                       8.375            561.56       85,000.00
    OGDEN            UT   84403          5            10/21/97         23
    0410581730                           05           12/01/97          0
    410581730                            O            11/01/27
    0


    1654119          H93/G02             F           37,000.00         ZZ
                                         360         36,979.26          1
    624 MYRTLE STREET                  8.875            294.39         70
                                       8.625            294.39       53,000.00
    GAINESVILLE      GA   30507          5            12/22/97         00
    0430565143                           05           02/01/98          0
    9745713                              N            01/01/28
    0


    1654121          E13/G02             F          280,000.00         ZZ
                                         360        279,513.19          1
    29091 NORTH VIEW LANE              8.750          2,202.76         80
                                       8.500          2,202.76      351,000.00
    ESCONDIDO        CA   92026          2            10/21/97         00
    0430489807                           05           12/01/97          0
    227691                               O            11/01/27
    0


    1654252          A33/G02             F           45,500.00         ZZ
                                         360         45,448.79          1
    25690 LEACH                        8.875            362.02         70
                                       8.625            362.02       65,000.00
    ROSEVILLE        MI   48066          5            11/21/97         00
    0430521245                           05           01/01/98          0
    44366                                N            12/01/27
    0


    1654279          926/926             F          221,126.89         T
                                         332        219,829.26          1
    10 TURTLE LANE DRIVE               8.375          1,713.54         74
    LOT 25                             8.125          1,713.54      300,000.00
    HILTON HEAD ISL  SC   29928          1            09/12/97         00
    266                                  01           11/01/97          0
    266                                  O            06/01/25
    0


    1654289          B77/G02             F          254,925.00         ZZ
                                         360        254,785.76          2
    7 NELSON STREET                    9.000          2,051.18         85
                                       8.750          2,051.18      300,000.00
    STAMFORD         CT   06902          1            12/18/97         11
    0430568345                           05           02/01/98         25
1


    97003295                             N            01/01/28
    0


    1654411          687/G02             F          113,050.00         ZZ
                                         360        112,916.04          1
    141 SOUTHRIDGE LANE                8.625            879.29         85
                                       8.375            879.29      133,000.00
    WESTFIELD        IN   46074          5            11/26/97         10
    0430573949                           05           01/01/98         12
    1635735                              O            12/01/27
    0


    1654412          180/G02             F           55,500.00         ZZ
                                         360         55,465.50          1
    804 NORTH EUGENE STREET            8.375            421.84         90
                                       8.125            421.84       62,000.00
    GREENSBORO       NC   27401          1            12/30/97         04
    0430570465                           05           02/01/98         25
    12157657                             N            01/01/28
    0


    1654447          131/G02             F           55,350.00         ZZ
                                         360         55,318.97          2
    641-643 W 64TH STREET              8.875            440.39         90
                                       8.625            440.39       61,500.00
    DAVENPORT        IA   52807          1            12/10/97         21
    0430574889                           05           02/01/98         25
    1116098                              N            01/01/28
    0


    1654500          E22/G02             F          104,000.00         ZZ
                                         360        103,762.77          3
    308 BALLARD STREET                 9.500            874.49         80
                                       9.250            874.49      130,000.00
    YPSILANTI        MI   48197          1            10/30/97         00
    0410564496                           05           12/01/97          0
    410564496                            N            11/01/27
    0


    1654649          201/G02             F           31,500.00         ZZ
                                         360         31,430.38          1
    217 HOME AVENUE                    9.000            253.46         90
                                       8.750            253.46       35,000.00
    TRENTON          NJ   08610          1            09/30/97         10
    0430490417                           07           11/01/97         25
    2809023654                           N            10/01/27
    0


1


    1654703          H81/G02             F           43,200.00         ZZ
                                         360         43,177.01          2
    3243 NORTH 41ST STREET             9.125            351.49         90
                                       8.875            351.49       48,000.00
    MILWAUKEE        WI   53216          1            12/18/97         10
    0430570275                           05           02/01/98         25
    WH3148                               N            01/01/28
    0


    1654705          H81/G02             F           56,700.00         ZZ
                                         360         56,669.83          1
    6645 WEST BURLEIGH                 9.125            461.33         90
                                       8.875            461.33       63,000.00
    MILWAUKEE        WI   53210          1            12/18/97         04
    0430564245                           05           02/01/98         25
    WH3147                               N            01/01/28
    0


    1654707          H81/G02             F           75,600.00         ZZ
                                         360         75,559.77          1
    3614 NORTH 55 STREET               9.125            615.11         90
                                       8.875            615.11       84,000.00
    MILWAUKEE        WI   53216          1            12/18/97         10
    0430564377                           05           02/01/98         25
    WH3146                               N            01/01/28
    0


    1654754          074/G02             F          152,750.00         ZZ
                                         360        152,455.78          1
    3980 E KOKOPELLI LANE              8.250          1,147.56         65
                                       8.000          1,147.56      235,000.00
    FLAGSTAFF        AZ   86004          5            10/27/97         00
    0430510834                           05           12/01/97          0
    1203011032                           O            11/01/27
    0


    1654766          074/G02             F          124,650.00         ZZ
                                         360        124,415.94          1
    5218 PALO ALTO CIRCLE              8.375            947.43         90
                                       8.125            947.43      138,500.00
    SPARKS           NV   89436          1            10/30/97         01
    0430510958                           03           12/01/97         25
    1253050150                           N            11/01/27
    0


    1654781          074/G02             F           74,700.00         ZZ
                                         360         74,548.64          2
    1865 NW 55 TERR                    8.000            548.12         90
                                       7.750            548.12       83,000.00
1


    MIAMI            FL   33142          1            10/31/97         21
    0430511113                           05           12/01/97         25
    1311307670                           N            11/01/27
    0


    1654787          074/G02             F          111,950.00         ZZ
                                         360        111,745.09          1
    653 N ENDEAVOUR DR                 8.500            860.80         80
                                       8.250            860.80      139,950.00
    WINTER SPRINGS   FL   32708          1            10/06/97         00
    0430511170                           05           12/01/97          0
    1331164179                           O            11/01/27
    0


    1654789          074/G02             F           30,850.00         ZZ
                                         360         30,752.17          1
    403 JOYCE ST                       8.000            226.37         90
                                       7.750            226.37       34,300.00
    EDGEWATER        FL   32132          1            10/03/97         21
    0430511196                           05           12/01/97         25
    1331164667                           N            11/01/27
    0


    1654796          074/G02             F           58,800.00         ZZ
                                         360         58,689.60          1
    7766 SAWYER BROWN ROAD             8.375            446.92         70
                                       8.125            446.92       84,000.00
    NASHVILLE        TN   37221          5            10/27/97         00
    0430511261                           07           12/01/97          0
    1341032221                           N            11/01/27
    0


    1654797          074/G02             F           35,000.00         ZZ
                                         360         34,934.27          1
    7768 SAWYER BROWN ROAD             8.375            266.03         42
                                       8.125            266.03       84,000.00
    NASHVILLE        TN   37221          5            10/27/97         00
    0430511279                           05           12/01/97          0
    1341032232                           N            11/01/27
    0


    1654803          074/G02             F          134,400.00         ZZ
                                         360        134,127.65          2
    1210 MIRAMAR ST                    8.000            986.18         80
                                       7.750            986.18      168,000.00
    CAPE CORAL       FL   33904          1            10/17/97         00
    0430511337                           05           12/01/97          0
    1381115131                           N            11/01/27
    0
1




    1654819          074/G02             F           91,000.00         ZZ
                                         360         90,815.59          1
    11221 OTIS STREET                  8.000            667.73         76
                                       7.750            667.73      121,000.00
    BROOMFIELD       CO   80020          1            10/17/97         00
    0430511493                           05           12/01/97          0
    1463010450                           N            11/01/27
    0


    1654827          074/G02             F           68,350.00         ZZ
                                         360         68,211.49          1
    962 MESQUITE SPRINGS DR NO102      8.000            501.53         90
                                       7.750            501.53       75,950.00
    MESQUITE         NV   89027          1            10/29/97         04
    0430511576                           01           12/01/97         25
    1497017406                           N            11/01/27
    0


    1654836          074/G02             F          220,000.00         ZZ
                                         360        219,403.57          1
    11 BRANDYWINE DRIVE                8.000          1,614.29         69
                                       7.750          1,614.29      319,000.00
    MARLBORO         NJ   07751          5            09/17/97         00
    0430511659                           05           11/01/97          0
    1500379775                           O            10/01/27
    0


    1654915          074/G02             F           75,000.00         ZZ
                                         360         74,859.15          1
    22 BITTERWEED COURT                8.375            570.06         70
                                       8.125            570.06      107,500.00
    PUEBLO           CO   81001          1            10/13/97         00
    0430512459                           05           12/01/97          0
    1513201787                           N            11/01/27
    0


    1654921          074/G02             F          105,900.00         ZZ
                                         360        105,701.13          1
    20006 MAPLE VILLAGE DRIVE          8.375            804.92         90
                                       8.125            804.92      117,715.00
    CYPRESS          TX   77429          1            10/31/97         21
    0430512517                           03           12/01/97         25
    1521042306                           N            11/01/27
    0


    1654925          074/G02             F           23,800.00         ZZ
                                         360         23,755.30          1
1


    4800 W LOVERS LANE UNIT 215        8.375            180.90         70
                                       8.125            180.90       34,000.00
    DALLAS           TX   75209          1            10/21/97         00
    0430512558                           01           12/01/97          0
    1524013676                           N            11/01/27
    0


    1655014          074/G02             F          111,600.00         ZZ
                                         360        111,390.42          1
    2730 CLAREMONT DR                  8.375            848.25         80
                                       8.125            848.25      139,500.00
    FORT COLLINS     CO   80526          2            10/22/97         00
    0430513440                           05           12/01/97          0
    1579063673                           N            11/01/27
    0


    1655232          074/G02             F           82,400.00         ZZ
                                         360         82,224.41          1
    44 SUNBRIGHT DRIVE NORTH           7.750            590.32         80
                                       7.500            590.32      103,000.00
    MERIDEN          CT   06450          1            10/22/97         00
    0430515577                           05           12/01/97          0
    1817135613                           O            11/01/27
    0


    1655452          074/G02             F           81,000.00         ZZ
                                         360         80,839.98          1
    2259 N 63RD PLACE                  8.125            601.42         90
                                       7.875            601.42       90,000.00
    MESA             AZ   85215          1            10/10/97         04
    0430515718                           05           12/01/97         25
    1207005348                           N            11/01/27
    0


    1655496          074/G02             F           81,000.00         ZZ
                                         360         80,835.86          2
    14502 & 14504 WADDESDON BLUFF      8.000            594.35         90
                                       7.750            594.35       90,000.00
    SAN ANTONIO      TX   78233          1            10/07/97         11
    0430516146                           05           12/01/97         25
    1563173050                           N            11/01/27
    0


    1655540          375/G02             F          131,600.00         ZZ
                                         360        130,949.16          4
    941-949 SOUTH UTICA STREET         9.125          1,070.75         70
                                       8.875          1,070.75      188,000.00
    DENVER           CO   80219          5            07/09/97         00
    0430577510                           05           09/01/97          0
1


    668643                               N            08/01/27
    0


    1655660          387/387             F           77,500.00         ZZ
                                         360         77,403.32          1
    15680 POMONA RINCON ROAD           8.375            589.06         48
                                       8.125            589.06      162,000.00
    CHINO HILLS      CA   91709          5            11/26/97         00
    1270735                              05           01/01/98          0
    1270735                              O            12/01/27
    0


    1655732          E22/G02             F           61,200.00         ZZ
                                         360         61,047.10          2
    2772-74 BELMONT STREET             9.500            514.60         90
                                       9.250            514.60       68,000.00
    PORTAGE          IN   46368          1            08/21/97         04
    0410473631                           05           10/01/97         30
    410473631                            N            09/01/27
    0


    1655743          K44/G02             F          457,500.00         ZZ
                                         360        457,500.00          2
    5149 & 5149-A HOONA ROAD           7.875          3,317.19         75
                                       7.625          3,317.19      610,000.00
    KOLOA            HI   96756          1            01/02/98         00
    0430586172                           05           03/01/98          0
    S191218227                           O            02/01/28
    0


    1655773          229/G02             F          207,200.00         ZZ
                                         360        206,891.48          1
    9324 GLENBROOK ROAD                7.500          1,448.78         80
                                       7.250          1,448.78      259,000.00
    FAIRFAX          VA   22031          1            11/21/97         00
    0430561365                           05           01/01/98          0
    0007671308                           O            12/01/27
    0


    1655825          638/G02             F           92,700.00         ZZ
                                         360         92,648.03          3
    115 BEACON HILL AVENUE             8.875            737.56         90
                                       8.625            737.56      103,000.00
    LYNN             MA   01902          1            12/11/97         10
    0430568089                           05           02/01/98         25
    8683839                              N            01/01/28
    0


1


    1655853          180/G02             F           84,000.00         ZZ
                                         360         83,946.44          1
    3785 S W QUAIL MEADOW TRAIL        8.250            631.06         80
                                       8.000            631.06      105,000.00
    PALM CITY        FL   34990          5            12/23/97         00
    0430581355                           09           02/01/98          0
    12205621                             O            01/01/28
    0


    1655858          638/G02             F           37,600.00         ZZ
                                         360         37,578.92          1
    3014 WEST 171ST STREET             8.875            299.16         80
    UNIT #B-2                          8.625            299.16       47,000.00
    HAZEL CREST      IL   60429          1            12/11/97         00
    0430541649                           01           02/01/98          0
    8682912                              N            01/01/28
    0


    1655943          H35/G02             F           38,500.00         T
                                         360         38,433.06          1
    8520 SW 133RD ROAD                 8.750            302.88         70
    #207                               8.500            302.88       55,000.00
    MIAMI            FL   33183          1            10/16/97         00
    0430559823                           01           12/01/97          0
    9709089                              O            11/01/27
    0


    1655987          003/G02             F          201,600.00         ZZ
                                         360        201,378.93          2
    1116 SNYDER STREET                 9.000          1,622.12         90
                                       8.750          1,622.12      224,000.00
    ATLANTA          GA   30318          1            11/07/97         10
    0430572792                           05           01/01/98         25
    0010031946                           N            12/01/27
    0


    1655992          E46/G02             F           47,000.00         ZZ
                                         360         46,973.65          1
    23 THORNY APPLE LANE               8.875            373.95         48
                                       8.625            373.95       99,000.00
    FALLS TOWNSHIP   PA   19054          5            12/22/97         00
    0430563015                           05           02/01/98          0
    26937                                N            01/01/28
    0


    1656007          G81/G02             F          128,000.00         ZZ
                                         360        127,914.11          2
    6720-22 SW 21 STREET               8.000            939.22         80
                                       7.750            939.22      160,000.00
1


    MIAMI            FL   33155          5            12/01/97         00
    0430562975                           05           02/01/98          0
    021711041                            O            01/01/28
    0


    1656022          F60/G02             F          110,000.00         ZZ
                                         360        109,862.78          1
    913 MARLENE DRIVE                  8.375            836.08         69
                                       8.125            836.08      160,000.00
    GRETNA           LA   70056          1            11/06/97         00
    0430489252                           05           01/01/98          0
    443208                               O            12/01/27
    0


    1656239          225/225             F           74,600.00         ZZ
                                         360         74,553.63          2
    630 LINCOLN AVENUE                 8.375            567.02         90
                                       8.125            567.02       82,900.00
    PRESCOTT         AZ   86301          1            12/03/97         04
    8080570                              05           02/01/98         25
    8080570                              O            01/01/28
    0


    1656240          225/225             F          382,000.00         ZZ
                                         360        381,774.47          3
    94 HALSTEAD AVENUE                 8.625          2,971.16         80
                                       8.375          2,971.16      478,000.00
    HARRISON         NY   10528          1            12/18/97         00
    806757600                            05           02/01/98          0
    806757600                            O            01/01/28
    0


    1656266          225/225             F          107,700.00         ZZ
                                         360        107,629.55          1
    503 PLUM STREET                    8.125            799.67         75
                                       7.875            799.67      145,000.00
    ALGONQUIN        IL   60102          2            12/30/97         00
    8075804                              05           02/01/98          0
    8075804                              O            01/01/28
    0


    1656267          129/G02             F          124,000.00         ZZ
                                         360        123,934.01          3
    279 BOWDOIN STREET                 9.125          1,008.91         80
                                       8.875          1,008.91      155,000.00
    DORCHESTER       MA   02124          1            12/19/97         00
    0430577122                           05           02/01/98          0
    3500061522                           N            01/01/28
    0
1




    1656272          637/G02             F          260,000.00         ZZ
                                         360        259,640.97          1
    4 BEECHWOOD                        7.875          1,885.18         79
                                       7.625          1,885.18      330,000.00
    IRVINE           CA   92604          2            11/19/97         00
    0430561373                           03           01/01/98          0
    8414237                              O            12/01/27
    0


    1656278          637/G02             F          472,000.00         ZZ
                                         360        471,699.02          1
    77 DEVON ROAD                      8.250          3,545.98         75
                                       8.000          3,545.98      630,000.00
    TENAFLY          NJ   07670          5            12/22/97         00
    0430581322                           05           02/01/98          0
    8019481                              O            01/01/28
    0


    1656280          387/387             F          115,200.00         ZZ
                                         360        115,056.30          1
    1805 RIVER QUEEN LANE #301         8.375            875.60         90
                                       8.125            875.60      128,000.00
    STEAMBOAT SPRIN  CO   80477          1            11/21/97         10
    1279140                              01           01/01/98         25
    1279140                              N            12/01/27
    0


    1656332          731/G02             F          350,000.00         ZZ
                                         360        349,342.81          1
    435 HOLLONVILLE ROAD               8.375          2,660.25         69
                                       8.125          2,660.25      512,000.00
    BROOKS           GA   30205          4            10/24/97         00
    0430571414                           05           12/01/97          0
    3140665186                           O            11/01/27
    0


    1656335          664/G02             F          107,500.00         ZZ
                                         360        107,282.16          1
    PO BOX 519 FM 149                  8.000            788.80         76
                                       7.750            788.80      142,000.00
    RICHARDS         TX   77873          4            10/31/97         00
    0430588996                           05           12/01/97          0
    2150118                              O            11/01/27
    0


    1656400          811/G02             F           35,700.00         ZZ
                                         360         35,637.93          1
1


    10110 BOCA ENTRADA BLVD., #206     8.750            280.85         90
                                       8.500            280.85       39,700.00
    BOCA RATON       FL   33428          1            10/23/97         12
    0430570507                           01           12/01/97         25
    FM00107043                           N            11/01/27
    0


    1656406          E97/G02             F          228,000.00         ZZ
                                         360        227,607.52          1
    310 MAIN STREET                    7.500          1,594.21         80
                                       7.250          1,594.21      285,000.00
    OURAY            CO   81427          1            11/22/97         00
    0430519660                           05           01/01/98          0
    973175                               O            12/01/27
    0


    1656416          180/G02             F           62,900.00         ZZ
                                         360         62,827.37          1
    523 WEST VINEYARD ROAD             8.750            494.83         90
                                       8.500            494.83       69,900.00
    GRIFFIN          GA   30223          1            11/20/97         04
    0430575118                           05           01/01/98         25
    12209912                             N            12/01/27
    0


    1656427          H93/G02             F           76,000.00         ZZ
                                         360         75,957.39          4
    4415-17 HOLLY                      8.875            604.69         80
                                       8.625            604.69       95,000.00
    KANSAS CITY      MO   64112          1            12/23/97         00
    0430561514                           05           02/01/98          0
    9745700                              N            01/01/28
    0


    1656503          B65/G02             F           35,250.00         ZZ
                                         360         35,229.71          1
    516 E CECIL STREET                 8.750            277.32         75
                                       8.500            277.32       47,000.00
    SPRINGFIELD      OH   45503          1            12/03/97         00
    0430506543                           05           02/01/98          0
    011097706                            N            01/01/28
    0


    1656527          757/757             F          107,100.00         ZZ
                                         360        106,918.52          1
    47 WHITEWALL ROAD                  8.875            852.14         90
                                       8.625            852.14      119,000.00
    AMESBURY         MA   01913          1            10/30/97         01
    3227709                              05           12/01/97         25
1


    3227709                              N            11/01/27
    0


    1656576          225/225             F          264,800.00         ZZ
                                         360        264,635.40          1
    468 PEEKSKILL HOLLOW ROAD          8.375          2,012.68         80
                                       8.125          2,012.68      331,000.00
    PUTMAN VALLEY    NY   10579          1            12/10/97         00
    807318100                            05           02/01/98          0
    807318100                            O            01/01/28
    0


    1656964          129/G02             F           39,920.00         ZZ
                                         360         39,897.02          4
    4931-3 LINDENWOOD                  8.750            314.06         80
                                       8.500            314.06       49,900.00
    ST LOUIS         MO   63109          1            12/26/97         00
    0430578070                           05           02/01/98          0
    3500051382                           N            01/01/28
    0


    1657316          874/G02             F           35,550.00         ZZ
                                         360         35,503.33          1
    2555 CLEARACRE LANE                8.125            263.96         90
    #88                                7.875            263.96       39,500.00
    RENO             NV   89512          1            11/19/97         10
    0430530071                           01           01/01/98         20
    3722957                              O            12/01/27
    0


    1657333          937/G02             F           96,250.00         ZZ
                                         360         96,129.93          1
    4670 CANNON BEACH STREET           8.375            731.57         80
                                       8.125            731.57      120,340.00
    LAS VEGAS        NV   89122          1            01/01/98         00
    0430576736                           03           01/01/98          0
    48624006                             O            12/01/27
    0


    1657369          926/926             F          487,500.00         ZZ
                                         360        482,327.28          1
    22 BRAMS POINT ROAD                8.000          3,577.11         65
                                       7.750          3,577.11      750,000.00
    HILTON HEAD      SC   29926          5            09/24/97         00
    163009891                            03           11/01/97          0
    163009891                            O            10/01/27
    0


1


    1657610          637/G02             F           64,800.00         T
                                         360         64,717.08          1
    5808 EAST BROWN RD #22             8.250            486.82         80
                                       8.000            486.82       81,000.00
    MESA             AZ   85234          1            11/26/97         00
    0430590067                           05           01/01/98          0
    8417420                              O            12/01/27
    0


    1657731          637/G02             F           48,150.00         T
                                         360         47,498.19          1
    3517 FLEETWOOD STREET              9.250            396.12         90
                                       9.000            396.12       53,500.00
    AMARILLO         TX   79109          1            09/25/97         11
    0430495622                           05           11/01/97         25
    9726126                              O            10/01/27
    0


    1657843          229/G02             F           46,800.00         ZZ
                                         360         46,745.94          1
    206 NORTH 4TH STREET               8.750            368.18         90
                                       8.500            368.18       52,000.00
    PARMA            ID   83660          1            11/21/97         10
    0430587279                           05           01/01/98         25
    0007707722                           N            12/01/27
    0


    1657983          225/225             F          207,200.00         ZZ
                                         360        206,780.10          2
    1140 WILMA DRIVE                   8.000          1,520.37         80
                                       7.750          1,520.37      259,000.00
    HOLLISTER        CA   95023          1            10/01/97         00
    8065399                              05           12/01/97          0
    8065399                              O            11/01/27
    0


    1658033          664/G02             F          300,000.00         ZZ
                                         360        299,478.38          1
    1763 SUNNYDALE AVENUE              8.750          2,360.11         80
                                       8.500          2,360.11      375,000.00
    SIMI VALLEY      CA   93065          5            10/30/97         00
    0430562546                           05           12/01/97          0
    2392256                              O            11/01/27
    0


    1658210          180/G02             F           81,000.00         ZZ
                                         360         80,623.03          4
    1745 EAST BROADWAY ROAD            9.000            651.74         90
                                       8.750            651.74       90,000.00
1


    MESA             AZ   85204          1            09/22/97         04
    0430566810                           05           11/01/97         25
    0012058145                           N            10/01/27
    0


    1658329          637/G02             F           60,000.00         ZZ
                                         360         59,963.65          1
    905 WEST RIVER ROAD                8.500            461.35         40
                                       8.250            461.35      150,000.00
    LOUISBURG        NC   27549          5            12/02/97         00
    0430544155                           05           02/01/98          0
    8328072                              O            01/01/28
    0


    1658364          E13/G02             F          157,000.00         ZZ
                                         360        156,719.92          1
    27723 BARRETT DRIVE                8.625          1,221.13         85
                                       8.375          1,221.13      185,000.00
    SAUGUS           CA   91350          2            10/23/97         04
    0430502088                           05           12/01/97         17
    232994                               N            11/01/27
    0


    1658410          638/G02             F          103,950.00         ZZ
                                         360        103,833.03          1
    526 PINE STREET                    8.875            827.07         90
                                       8.625            827.07      115,500.00
    MIDDLETOWN       CT   06457          1            12/05/97         10
    0430561522                           05           01/01/98         25
    8685124                              N            12/01/27
    0


    1658443          H35/G02             F           63,000.00         ZZ
                                         360         62,932.69          1
    182 W 28 STREET                    9.125            512.59         70
                                       8.875            512.59       90,000.00
    RIVIERA BEACH    FL   33419          1            11/04/97         00
    0430566935                           05           01/01/98          0
    000                                  N            12/01/27
    0


    1658448          H35/G02             F           63,000.00         ZZ
                                         360         62,932.69          4
    158 W 28TH STREET                  9.125            512.59         70
                                       8.875            512.59       90,000.00
    RIVIERA BEACH    FL   33419          1            11/04/97         00
    0430566844                           05           01/01/98          0
    0000                                 N            12/01/27
    0
1




    1658638          229/G02             F          106,000.00         ZZ
                                         360        105,939.01          2
    9 A&B BOCKES ROAD                  8.750            833.91         73
                                       8.500            833.91      146,000.00
    HUDSON           NH   03051          2            12/04/97         00
    0430579797                           05           02/01/98          0
    0007690944                           N            01/01/28
    0


    1658662          H35/G02             F           63,000.00         ZZ
                                         360         62,932.69          1
    170 W 28 STREET                    9.125            512.59         70
                                       8.875            512.59       90,500.00
    RIVIERA BEACH    FL   33419          1            11/04/97         00
    0430566885                           05           01/01/98          0
    0000                                 N            12/01/27
    0


    1658802          225/225             F          236,000.00         ZZ
                                         360        235,857.03          1
    75 RITCH AVENUE                    8.500          1,814.64         80
                                       8.250          1,814.64      295,000.00
    GREENWICH        CT   06831          5            12/18/97         00
    807257200                            05           02/01/98          0
    807257200                            O            01/01/28
    0


    1658961          G10/G02             F           56,350.00         ZZ
                                         360         56,284.92          1
    222 CEDAR MOUNTAIN ROAD            8.750            443.31         63
                                       8.500            443.31       89,750.00
    GATESVILLE       TX   76528          5            11/06/97         00
    0430502583                           05           01/01/98          0
    971250                               O            12/01/27
    0


    1659233          A33/G02             F          114,300.00         ZZ
                                         360        114,235.92          2
    7041 COLEMAN                       8.875            909.42         90
                                       8.625            909.42      127,000.00
    DEARBORN         MI   48126          1            12/05/97         11
    0430565903                           05           02/01/98         25
    15044176                             N            01/01/28
    0


    1659270          H87/G02             F          292,000.00         ZZ
                                         360        292,000.00          1
1


    54 MEADOWOOD DRIVE                 7.500          2,041.71         80
    UNIT 54                            7.250          2,041.71      365,000.00
    JERICHO          NY   11753          5            01/08/98         00
    0430575522                           01           03/01/98          0
    97080211                             O            02/01/28
    0


    1659273          480/G02             F          201,600.00         ZZ
                                         360        201,348.51          1
    55 AEGEAN AVENUE                   8.375          1,532.31         80
                                       8.125          1,532.31      253,000.00
    TAMPA            FL   33606          4            11/05/97         00
    0430573287                           05           01/01/98          0
    2082717                              O            12/01/27
    0


    1659315          H19/G02             F          343,200.00         ZZ
                                         360        343,200.00          1
    12232 SOUTH GRAYSTONE LANE         8.375          2,608.57         65
                                       8.125          2,608.57      528,000.00
    DRAPER           UT   84020          5            01/08/98         00
    0430578344                           05           03/01/98          0
    2036010                              O            02/01/28
    0


    1659384          A38/G02             F          125,100.00         ZZ
                                         360        125,028.03          3
    13515-13519 GEORGE ROAD            8.750            984.16         90
                                       8.500            984.16      139,000.00
    SAN ANTONIO      TX   78230          1            12/10/97         01
    0430588970                           05           02/01/98         25
    8110995                              N            01/01/28
    0


    1659397          E58/E58             F           46,350.00         ZZ
                                         360         46,324.68          1
    79 MAIN STREET                     9.000            372.95         90
                                       8.750            372.95       51,500.00
    EAST PALESTINE   OH   44413          3            12/11/97         11
    0009177460                           05           02/01/98         25
    0009177460                           N            01/01/28
    0


    1659403          B75/G02             F          297,500.00         ZZ
                                         360        297,319.77          1
    1808 MARYMONT ROAD                 8.500          2,287.52         85
                                       8.250          2,287.52      350,000.00
    SILVER SPRING    MD   20906          5            12/18/97         21
    0430581553                           05           02/01/98         12
1


    7203862                              O            01/01/28
    0


    1659404          H93/G02             F           29,150.00         ZZ
                                         360         29,130.44          2
    128 & 130 PINE VILLAGE DRIVE       8.000            213.89         55
                                       7.750            213.89       53,000.00
    GAFFNEY          SC   29340          5            12/16/97         00
    0430564401                           05           02/01/98          0
    9749595                              N            01/01/28
    0


    1659467          B75/G02             F           94,400.00         ZZ
                                         360         94,218.16          1
    4069 EAST ORION STREET             8.250            709.20         80
                                       8.000            709.20      118,000.00
    GILBERT          AZ   85236          1            10/20/97         00
    0430567248                           03           12/01/97          0
    7052491                              N            11/01/27
    0


    1659483          H37/G02             F           81,000.00         ZZ
                                         360         80,954.59          2
    720 SOUTH OLDEN AVENUE             8.875            644.47         90
                                       8.625            644.47       90,000.00
    HAMILTON TOWNSH  NJ   08610          1            12/02/97         14
    0430564104                           05           02/01/98         25
    971209                               N            01/01/28
    0


    1659500          387/387             F           77,900.00         ZZ
                                         360         77,800.30          1
    165 CURTIS COVE                    8.250            585.24         88
                                       8.000            585.24       89,000.00
    HOLLY SPRINGS    GA   30115          1            12/05/97         11
    1285758                              05           01/01/98         30
    1285758                              O            12/01/27
    0


    1659505          387/387             F          484,000.00         ZZ
                                         360        483,699.17          1
    100 HARBOR DRIVE #2704             8.375          3,678.75         80
                                       8.125          3,678.75      605,000.00
    SAN DIEGO        CA   92101          1            12/16/97         00
    1277771                              06           02/01/98          0
    1277771                              O            01/01/28
    0


1


    1659565          180/G02             F          105,000.00         ZZ
                                         360        104,922.07          2
    11611 & 11613 112TH AVENUE         7.500            734.18         64
    EAST                               7.250            734.18      165,000.00
    PUYALLUP         WA   98374          2            12/05/97         00
    0430564450                           03           02/01/98          0
    0012066858                           N            01/01/28
    0


    1659573          180/G02             F           52,900.00         ZZ
                                         360         52,867.95          1
    6822 LUMBERJACK LANE               8.500            406.76         57
                                       8.250            406.76       92,900.00
    ORLANDO          FL   32818          1            12/22/97         00
    0430564344                           05           02/01/98          0
    0012206470                           O            01/01/28
    0


    1659606          604/G02             F          180,000.00         ZZ
                                         360        180,000.00          1
    492 UNION AVENUE                   8.250          1,352.28         80
                                       8.000          1,352.28      225,000.00
    NEW PROVIDENCE   NJ   07974          1            01/14/98         00
    0430581272                           05           03/01/98          0
    44156796                             O            02/01/28
    0


    1659669          180/G02             F          105,000.00         ZZ
                                         360        104,922.07          2
    11617 & 11619 112TH AVENUE         7.500            734.18         59
    EAST                               7.250            734.18      180,000.00
    PUYALLUP         WA   98374          2            12/04/97         00
    0430564385                           03           02/01/98          0
    0012066866                           N            01/01/28
    0


    1659716          536/536             F          292,000.00         ZZ
                                         360        291,783.29          1
    45955 SW SADDLEBACK DRIVE          7.500          2,041.71         75
                                       7.250          2,041.71      390,000.00
    GASTON           OR   97119          5            12/24/97         00
    1163898                              05           02/01/98          0
    1163898                              O            01/01/28
    0


    1659771          E46/G02             F           94,410.00         ZZ
                                         360         94,354.26          2
    34 WOODLAWN AVENUE                 8.625            734.31         90
                                       8.375            734.31      104,900.00
1


    COLLINGSWOOD     NJ   08108          1            12/22/97         14
    0430575241                           05           02/01/98         25
    27083                                N            01/01/28
    0


    1659858          144/144             F          416,000.00         ZZ
                                         360        415,683.46          1
    10 PIERCE DRIVE                    7.375          2,873.21         80
                                       7.125          2,873.21      520,000.00
    MOUNT PLEASANT   NY   10570          1            12/23/97         00
    160613109                            05           02/01/98          0
    160613109                            O            01/01/28
    0


    1659863          225/225             F          460,000.00         ZZ
                                         360        459,714.08          1
    24 BLOOMER ROAD                    8.375          3,496.34         75
                                       8.125          3,496.34      615,000.00
    NORTH SALEM      NY   10560          1            12/19/97         00
    8078470                              05           02/01/98          0
    8078470                              N            01/01/28
    0


    1659865          225/225             F          110,000.00         ZZ
                                         360        109,922.36          1
    130 BIRCHWOOD PARK DRIVE           7.750            788.06         31
                                       7.500            788.06      360,000.00
    JERICHO          NY   11753          5            12/23/97         00
    8071901                              05           02/01/98          0
    8071901                              O            01/01/28
    0


    1659868          590/G02             F          428,000.00         ZZ
                                         360        427,727.08          1
    6450 SW 100 STREET                 8.250          3,215.42         80
                                       8.000          3,215.42      535,000.00
    PINECREST        FL   33156          1            12/15/97         00
    0430558593                           05           02/01/98          0
    0501016630                           O            01/01/28
    0


    1659929          455/G02             F           22,500.00         ZZ
                                         360         22,459.84          1
    1162 FOREST VILLA                  8.625            175.01         75
                                       8.375            175.01       30,000.00
    CONYERS          GA   30012          1            10/28/97         00
    0430502971                           01           12/01/97          0
    57077                                O            11/01/27
    0
1




    1659931          E45/G02             F           16,200.00         ZZ
                                         360         16,171.11          1
    2705 SW I AVENUE                   8.625            126.00         90
                                       8.375            126.00       18,000.00
    LAWTON           OK   73505          1            11/07/97         02
    0430499772                           05           12/01/97         25
    35043                                N            11/01/27
    0


    1659939          F34/G02             F          310,500.00         ZZ
                                         360        310,316.68          1
    241 SW 19 ROAD                     8.625          2,415.04         90
                                       8.375          2,415.04      345,000.00
    MIAMI            FL   33129          1            12/09/97         12
    0430563064                           05           02/01/98         25
    9701120                              O            01/01/28
    0


    1660090          664/G02             F          144,000.00         ZZ
                                         360        143,833.70          1
    9022 READING AVENUE                8.750          1,132.85         90
                                       8.500          1,132.85      160,000.00
    WESTMINSTER      CA   92683          1            11/07/97         14
    0430500207                           05           01/01/98         25
    2403756                              N            12/01/27
    0


    1660095          180/G02             F          117,800.00         ZZ
                                         360        117,728.64          1
    824 CEDAR DOWNS DRIVE              8.500            905.78         80
                                       8.250            905.78      147,300.00
    RALEIGH          NC   27607          1            12/29/97         00
    0430592493                           05           02/01/98          0
    12190286                             O            01/01/28
    0


    1660113          229/G02             F          105,000.00         ZZ
                                         360        104,929.54          1
    7660 SOUTH AVENIDA DE PINA         8.000            770.46         75
                                       7.750            770.46      140,000.00
    TUCSON           AZ   85747          5            12/23/97         00
    0430570499                           05           02/01/98          0
    7694276                              O            01/01/28
    0


    1660124          129/G02             F          274,200.00         ZZ
                                         360        274,029.57          1
1


    12099 SUNSET VIEW DR               8.375          2,084.12         80
                                       8.125          2,084.12      342,750.00
    MILLERSPORT      OH   43046          1            12/05/97         00
    0430574327                           05           02/01/98          0
    62447                                O            01/01/28
    0


    1660132          B75/G02             F          308,800.00         ZZ
                                         360        308,608.07          2
    1441-1443 SOUTH GENESSE AVENUE     8.375          2,347.10         69
                                       8.125          2,347.10      448,000.00
    LOS ANGELES      CA   90019          2            12/02/97         00
    0430561654                           05           02/01/98          0
    7184377                              N            01/01/28
    0


    1660149          A78/G02             F          174,500.00         ZZ
                                         360        174,394.29          1
    2159 SPRINGS PLACE                 8.500          1,341.75         75
                                       8.250          1,341.75      235,000.00
    LONGMONT         CO   80501          2            12/05/97         00
    0430566851                           03           02/01/98          0
    010052760                            N            01/01/28
    0


    1660151          A78/G02             F           52,500.00         T
                                         360         52,469.00          1
    401 FOREST EDGE ROAD #A6           8.625            408.34         79
                                       8.375            408.34       67,000.00
    WOODLAND PARK    CO   80863          1            12/02/97         04
    0430592600                           01           02/01/98         20
    040290638                            O            01/01/28
    0


    1660166          A78/G02             F          177,500.00         ZZ
                                         360        177,392.47          1
    2155 SPRINGS PLACE                 8.500          1,364.82         76
                                       8.250          1,364.82      235,000.00
    LONGMONT         CO   80501          2            12/05/97         00
    0430587584                           03           02/01/98          0
    010052759                            N            01/01/28
    0


    1660171          937/G02             F          127,750.00         ZZ
                                         360        127,602.46          2
    267 EAST SIXTH AVENUE              8.750          1,005.01         70
                                       8.500          1,005.01      182,500.00
    SALT LAKE CITY   UT   84103          5            11/13/97         00
    0430563528                           05           01/01/98          0
1


    23820001                             O            12/01/27
    0


    1660174          A14/G02             F           88,000.00         ZZ
                                         360         87,946.68          2
    6821-6825 FLOYD                    8.500            676.65         80
                                       8.250            676.65      110,000.00
    OVERLAND PARK    KS   66204          1            12/12/97         00
    0430562520                           05           02/01/98          0
    106847                               N            01/01/28
    0


    1660177          A14/G02             F           88,000.00         ZZ
                                         360         87,946.68          2
    6814-6816 METCALF                  8.500            676.65         80
                                       8.250            676.65      110,000.00
    OVERLAND PARK    KS   66204          1            12/12/97         00
    0430562538                           05           02/01/98          0
    106843                               N            01/01/28
    0


    1660183          B98/G02             F          132,000.00         ZZ
                                         360        131,909.16          1
    2077 ALTAPASA DRIVE                7.875            957.09         80
                                       7.625            957.09      165,000.00
    PASADENA         CA   91104          5            12/23/97         00
    0430565705                           05           02/01/98          0
    1660183                              O            01/01/28
    0


    1660205          131/G02             F           99,350.00         ZZ
                                         360         99,168.14          1
    3716 SOUTH 117TH STREET            8.500            763.92         90
                                       8.250            763.92      110,400.00
    OMAHA            NE   68144          1            10/31/97         10
    0430576454                           05           12/01/97         25
    1113547                              N            11/01/27
    0


    1660208          131/G02             F           46,350.00         ZZ
                                         360         46,271.47          1
    737 STEELE BLVD                    8.875            368.78         90
                                       8.625            368.78       51,500.00
    BATON ROUGE      LA   70808          1            10/31/97         04
    0430576991                           05           12/01/97         25
    1111413                              N            11/01/27
    0


1


    1660218          A78/G02             F          176,000.00         ZZ
                                         360        175,893.38          1
    2151 SPRINGS PLACE                 8.500          1,353.29         80
                                       8.250          1,353.29      220,000.00
    LONGMONT         CO   80501          2            12/05/97         00
    0430587485                           03           02/01/98          0
    010052761                            N            01/01/28
    0


    1660264          B75/G02             F          115,500.00         ZZ
                                         360        115,348.39          1
    1111 SOUTHEAST 98TH AVENUE         8.125            857.58         75
                                       7.875            857.58      154,000.00
    VANCOUVER        WA   98664          5            11/05/97         00
    0430583773                           05           01/01/98          0
    7063837                              O            12/01/27
    0


    1660278          F32/G02             F          180,000.00         ZZ
                                         360        179,879.22          1
    2199 SUNDOWN DRIVE                 8.000          1,320.78         72
                                       7.750          1,320.78      253,000.00
    ATLANTA          GA   30345          5            12/11/97         00
    0430545681                           05           02/01/98          0
    405033576                            O            01/01/28
    0


    1660296          387/387             F          260,000.00         ZZ
                                         360        259,335.84          1
    2415 VAL DU DESIER                 7.250          1,773.66         80
                                       7.000          1,773.66      327,000.00
    STEAMBOAT SPRIN  CO   80487          1            10/10/97         00
    1245422                              05           12/01/97          0
    1245422                              O            11/01/27
    0


    1660328          E13/G02             F          296,000.00         ZZ
                                         360        295,485.37          1
    11971 MARGINATA COURT              8.750          2,328.63         80
                                       8.500          2,328.63      370,000.00
    SAN DIEGO        CA   92131          5            10/27/97         00
    0430539932                           05           12/01/97          0
    72285                                O            11/01/27
    0


    1660412          387/387             F          150,000.00         ZZ
                                         360        149,711.07          1
    749 HIGHLAND GROVE DRIVE           8.250          1,126.90         54
                                       8.000          1,126.90      280,000.00
1


    BUFFALO GROVE    IL   60089          5            10/08/97         00
    1203652                              05           12/01/97          0
    1203652                              O            11/01/27
    0


    1660436          638/G02             F          185,000.00         ZZ
                                         360        184,885.02          3
    540-542 THOMPSON AVENUE            8.375          1,406.13         80
                                       8.125          1,406.13      233,000.00
    EAST HAVEN       CT   06512          2            12/09/97         00
    0430566265                           05           02/01/98          0
    8686452                              O            01/01/28
    0


    1660444          638/G02             F           63,400.00         ZZ
                                         360         63,364.46          1
    17 BOLTON STREET                   8.875            504.44         85
                                       8.625            504.44       75,000.00
    WORCESTER        MA   01604          2            12/22/97         14
    0430575530                           05           02/01/98         20
    8686451                              N            01/01/28
    0


    1660601          B75/G02             F          118,800.00         ZZ
                                         360        118,728.03          2
    2411 & 2415 SOUTHEAST 7TH STRE     8.500            913.47         90
                                       8.250            913.47      132,000.00
    GRESHAM          OR   97030          1            12/23/97         01
    0430580563                           05           02/01/98         25
    7232754                              N            01/01/28
    0


    1660621          B28/G02             F           80,100.00         T
                                         360         78,766.16          1
    2900 WHISTLER ROAD                 8.250            601.77         90
    UNIT 308A                          8.000            601.77       89,000.00
    STEAMBOAT SPRIN  CO   80477          1            11/06/97         10
    0430506311                           01           01/01/98         20
    05971087                             O            12/01/27
    0


    1660779          H84/G02             F          116,500.00         ZZ
                                         360        116,500.00          1
    2 LISA COURT                       8.125            865.01         65
                                       7.875            865.01      182,000.00
    FARMINGDALE      NY   11735          1            01/05/98         00
    0430582718                           05           03/01/98          0
    19709781                             O            02/01/28
    0
1




    1660806          201/G02             F           43,200.00         ZZ
                                         360         43,175.78          1
    4551 WHITAKER AVENUE               8.875            343.72         90
                                       8.625            343.72       48,000.00
    PHILADELPHIA     PA   19120          1            12/10/97         14
    0430559690                           07           02/01/98         25
    260901495                            N            01/01/28
    0


    1660809          201/G02             F           36,000.00         ZZ
                                         360         35,979.81          1
    2019 BUCKIUS STREET                8.875            286.44         90
                                       8.625            286.44       40,000.00
    PHILADELPHIA     PA   19124          1            12/19/97         01
    0430576066                           07           02/01/98         25
    2609036781                           N            01/01/28
    0


    1660839          608/G02             F          111,000.00         ZZ
                                         360        110,932.76          1
    1650 OAKWOOD DRIVE UNIT # 202E     8.500            853.49         75
                                       8.250            853.49      148,000.00
    PENN VALLEY      PA   19072          1            12/15/97         00
    0430570820                           01           02/01/98          0
    100618                               O            01/01/28
    0


    1660859          J40/G02             F           48,300.00         ZZ
                                         360         48,270.73          1
    2204 WESTGATE PARKWAY              8.500            371.39         70
                                       8.250            371.39       69,000.00
    GAUTIER          MS   39553          5            12/12/97         00
    0430578245                           05           02/01/98          0
    10620                                N            01/01/28
    0


    1660882          B77/G02             F           76,800.00         ZZ
                                         360         76,754.66          4
    1102/1104 E MAIN STREET            8.625            597.34         90
                                       8.375            597.34       85,350.00
    ANNVILLE         PA   17003          1            12/19/97         12
    0430558734                           05           02/01/98         25
    97302729                             N            01/01/28
    0


    1660886          B77/G02             F           64,600.00         ZZ
                                         360         64,561.86          3
1


    1076 E MAIN STREET                 8.625            502.45         90
                                       8.375            502.45       71,780.00
    ANNVILLE         PA   17003          1            12/19/97         01
    0430558668                           05           02/01/98         25
    97302730                             N            01/01/28
    0


    1660898          180/G02             F           78,000.00         ZZ
                                         360         77,950.26          1
    2728 MAYNARD DRIVE                 8.250            585.99         45
                                       8.000            585.99      177,000.00
    INDIANAPOLIS     IN   46227          5            12/19/97         00
    0430568782                           05           02/01/98          0
    0012229340                           O            01/01/28
    0


    1660908          G97/G02             F           45,150.00         ZZ
                                         360         45,150.00          1
    15708 LOLA DRIVE                   8.750            355.20         69
                                       8.500            355.20       65,500.00
    REDFORD TWP      MI   48240          5            01/13/98         00
    0430584151                           05           03/01/98          0
    11785                                N            02/01/28
    0


    1660921          147/G02             F          343,000.00         ZZ
                                         360        342,561.05          1
    12425 FOOTHILL AVENUE              8.250          2,576.85         74
                                       8.000          2,576.85      465,000.00
    SAN MARTIN       CA   95046          5            11/19/97         00
    0430571869                           05           01/01/98          0
    10031955                             O            12/01/27
    0


    1661052          637/G02             F          162,700.00         ZZ
                                         360        162,601.43          3
    1513 EAST THIRD AVENUE             8.500          1,251.03         79
                                       8.250          1,251.03      208,000.00
    POST FALLS       ID   83854          2            12/01/97         00
    0430581264                           05           02/01/98          0
    8257834                              N            01/01/28
    0


    1661055          633/G02             F          240,000.00         ZZ
                                         360        239,826.30          1
    6360 BENZO DRIVE                   7.625          1,698.70         70
                                       7.375          1,698.70      345,000.00
    SAN JOSE         CA   95123          5            12/04/97         00
    0430548859                           05           02/01/98          0
1


    692235                               O            01/01/28
    0


    1661420          F03/G02             F          375,000.00         ZZ
                                         360        374,700.00          1
    3 WILDWOOD LANE                    8.000          2,751.62         79
                                       7.750          2,751.62      475,000.00
    BOULDER          CO   80304          5            12/12/97         00
    0430567180                           05           02/01/98          0
    DEN11664                             O            01/01/28
    0


    1661425          G81/G02             F           55,000.00         ZZ
                                         360         54,966.68          1
    6713 S.W. 88 STREET                8.500            422.90         95
    UNIT #605                          8.250            422.90       57,900.00
    MIAMI            FL   33156          1            12/19/97         12
    0430559385                           01           02/01/98         30
    021709078                            O            01/01/28
    0


    1661434          J40/G02             F          239,000.00         ZZ
                                         360        238,839.63          1
    2715 HIDDEN VALLEYROAD             8.000          1,753.70         54
                                       7.750          1,753.70      448,000.00
    HIAWASSEE        GA   30546          2            12/18/97         00
    0430591818                           05           02/01/98          0
    10462                                O            01/01/28
    0


    1661436          F03/G02             F          116,910.00         ZZ
                                         360        116,842.73          1
    2910 WHISTLER ROAD                 8.750            919.74         90
    UNIT 403                           8.500            919.74      129,900.00
    STEAMBOAT SPRIN  CO   80477          1            12/15/97         01
    0430537886                           01           02/01/98         25
    DEN11244                             N            01/01/28
    0


    1661458          225/225             F           85,000.00         ZZ
                                         360         84,949.81          2
    5663 CALHOUN                       8.625            661.13         90
                                       8.375            661.13       95,000.00
    DEARBORN         MI   48126          1            12/17/97         04
    807630100                            05           02/01/98         25
    807630100                            N            01/01/28
    0


1


    1661521          K13/G02             F          220,000.00         ZZ
                                         360        219,866.72          1
    2238 WEST 238TH STREET             8.500          1,691.61         80
                                       8.250          1,691.61      275,000.00
    TORRANCE         CA   90501          5            12/05/97         00
    0430561084                           05           02/01/98          0
    9710023                              O            01/01/28
    0


    1661532          687/G02             F          103,400.00         ZZ
                                         360        103,335.74          1
    19620 LAKESHORE BLVD               8.375            785.91         90
                                       8.125            785.91      114,900.00
    EUCLID           OH   44119          1            12/23/97         04
    0430561449                           05           02/01/98         25
    1639790                              O            01/01/28
    0


    1661538          638/G02             F          110,000.00         ZZ
                                         360        110,000.00          1
    302 UNDERMOUNTAIN ROAD             8.250            826.39         50
                                       8.000            826.39      220,000.00
    SALISBURY        CT   06068          1            01/12/98         00
    0430589820                           05           03/01/98          0
    08282615                             O            02/01/28
    0


    1661547          387/387             F          466,200.00         ZZ
                                         360        465,845.26          1
    1537 CALLE ALTA                    7.375          3,219.93         90
                                       7.125          3,219.93      518,000.00
    LA JOLLA         CA   92037          1            12/12/97         11
    1287309                              05           02/01/98         25
    1287309                              O            01/01/28
    0


    1661551          637/G02             F           35,000.00         ZZ
                                         360         34,977.10          1
    1023 NORFOLK ISLAND COURT          8.125            259.88         56
                                       7.875            259.88       63,002.00
    SUN CITY CENTER  FL   33573          1            12/12/97         00
    0430574251                           01           02/01/98          0
    8192338                              O            01/01/28
    0


    1661558          637/G02             F           56,565.00         ZZ
                                         360         56,527.99          1
    1314 NE 13TH AVE                   8.125            420.00         90
                                       7.875            420.00       62,850.00
1


    FT LAUDERDALE    FL   33304          1            12/18/97         01
    0430591891                           05           02/01/98         25
    8682387                              N            01/01/28
    0


    1661577          B87/G02             F          141,375.00         ZZ
                                         360        141,375.00          1
    63 BROADWAY                        7.250            964.43         75
                                       7.000            964.43      188,500.00
    MALVERNE         NY   11565          1            01/28/98         00
    0430592154                           05           03/01/98          0
    5541                                 O            02/01/28
    0


    1661608          J38/G02             F          223,250.00         ZZ
                                         360        223,250.00          2
    43-19 25TH AVENUE                  9.000          1,796.32         95
                                       8.750          1,796.32      235,000.00
    ASTORIA          NY   11103          1            01/07/98         04
    0430570903                           07           03/01/98         30
    AMIN                                 O            02/01/28
    0


    1661643          180/G02             F          103,700.00         ZZ
                                         360        103,580.24          1
    3411 WEST LONE CACTUS DRIVE        8.750            815.81         90
                                       8.500            815.81      115,283.00
    PHOENIX          AZ   85027          1            11/10/97         04
    0430579771                           05           01/01/98         25
    0004848099                           N            12/01/27
    0


    1661686          E22/G02             F          191,900.00         ZZ
                                         360        191,635.00          1
    430 BIGHORN RD                     7.875          1,391.41         80
                                       7.625          1,391.41      239,900.00
    SIVERTHORNE      CO   80498          1            11/14/97         00
    0410586721                           09           01/01/98          0
    410586721                            O            12/01/27
    0


    1661731          E22/G02             F           79,200.00         ZZ
                                         360         79,069.25          2
    5035 WEST CHASE COURT UNT 5035     9.000            637.26         90
                                       8.750            637.26       88,000.00
    JACKSONVILLE     FL   32210          1            10/31/97         04
    0410590285                           05           12/01/97         25
    410590285                            N            11/01/27
    0
1




    1661732          E22/G02             F          112,000.00         ZZ
                                         360        111,860.29          1
    20 BOGERT STREET                   8.375            851.28         73
                                       8.125            851.28      153,500.00
    TEANECK          NJ   07666          5            11/06/97         00
    0410434864                           05           01/01/98          0
    410434864                            O            12/01/27
    0


    1661761          003/G02             F           53,100.00         ZZ
                                         360         53,038.67          1
    785 JOSEPH CLUB DRIVE              8.750            417.74         90
                                       8.500            417.74       59,000.00
    MABLETON         GA   30059          1            11/21/97         10
    0430504183                           07           01/01/98         25
    0010408920                           N            12/01/27
    0


    1661790          E53/G02             F           45,000.00         ZZ
                                         360         44,972.74          1
    6572 WEST 2ND COURT                8.500            346.01         70
                                       8.250            346.01       65,000.00
    HIALEAH          FL   33012          1            01/05/98         00
    0430570440                           01           02/01/98          0
    0011108731                           O            01/01/28
    0


    1661826          E22/G02             F           91,500.00         T
                                         360         91,385.85          1
    3543 L. HONOAPIILANI ROAD          8.375            695.47         75
    UNIT # D309                        8.125            695.47      122,000.00
    LAHAINA          HI   96761          1            11/06/97         00
    0410591135                           02           01/01/98          0
    410591135                            O            12/01/27
    0


    1661871          A33/G02             F           98,100.00         ZZ
                                         360         98,045.00          1
    5200 E DUNBAR DRIVE                8.875            780.53         90
                                       8.625            780.53      109,000.00
    WASILLA          AK   99654          1            12/09/97         11
    0430587006                           05           02/01/98         25
    017043988                            N            01/01/28
    0


    1661874          267/267             F          480,000.00         ZZ
                                         360        479,248.84          1
1


    210 WOODED VIEW DRIVE              7.250          3,274.45         48
                                       7.000          3,274.45    1,000,000.00
    LOS GATOS        CA   95032          2            11/05/97         00
    4327404                              05           01/01/98          0
    4327404                              O            12/01/27
    0


    1661932          A80/G02             F          143,200.00         T
                                         360        143,117.61          1
    540 BRICKELL KEY DRIVE             8.750          1,126.56         80
    815                                8.500          1,126.56      179,000.00
    MIAMI            FL   33131          1            12/29/97         00
    0430561001                           01           02/01/98          0
    51009                                O            01/01/28
    0


    1661970          292/G02             F           64,800.00         ZZ
                                         360         64,717.08          1
    5669 AND 5671 MYERS ROAD           8.250            486.82         90
                                       8.000            486.82       72,000.00
    MEMPHIS          TN   38115          1            11/13/97         12
    0430565184                           05           01/01/98         25
    1328557                              N            12/01/27
    0


    1662016          E53/G02             F           88,700.00         T
                                         360         88,700.00          1
    8350 NW 10TH STREET                8.750            697.80         80
    E-1C                               8.500            697.80      110,900.00
    MIAMI            FL   33126          1            01/08/98         00
    0430570325                           01           03/01/98          0
    0011108728                           O            02/01/28
    0


    1662071          E53/G02             F           79,900.00         T
                                         360         79,900.00          1
    8350 NW 10TH STREET                8.750            628.57         80
    E-2B                               8.500            628.57       99,900.00
    MIAMI            FL   33126          1            01/08/98         00
    0430570291                           01           03/01/98          0
    0011108729                           O            02/01/28
    0


    1662082          B75/G02             F           65,000.00         ZZ
                                         360         64,960.63          1
    4004 CANOE CREEK ROAD              8.500            499.79         53
                                       8.250            499.79      124,000.00
    SAINT CLOUD      FL   34772          5            12/19/97         00
    0430600205                           05           02/01/98          0
1


    7189590                              O            01/01/28
    0


    1662083          140/G02             F           27,900.00         ZZ
                                         360         27,868.61          2
    1228-1230 FORSTALL STREET          8.875            221.98         90
                                       8.625            221.98       31,000.00
    NEW ORLEANS      LA   70117          1            12/05/97         04
    0430566299                           05           01/01/98         25
    438094                               N            12/01/27
    0


    1662093          637/G02             F           44,700.00         ZZ
                                         360         44,674.93          2
    645 CHARLES AVENUE                 8.875            355.66         90
                                       8.625            355.66       50,000.00
    ST PAUL          MN   55104          2            12/18/97         04
    0430572701                           05           02/01/98         25
    8545600                              N            01/01/28
    0


    1662094          637/G02             F           58,600.00         ZZ
                                         360         58,567.15          2
    1144 MINNEHAHA AVENUE E.           8.875            466.25         87
                                       8.625            466.25       68,000.00
    SAINT PAUL       MN   55106          2            12/18/97         04
    0430568816                           05           02/01/98         25
    8545584                              N            01/01/28
    0


    1662097          637/G02             F           72,000.00         ZZ
                                         360         71,959.63          2
    1034 REANEY AVENUE                 8.875            572.87         90
                                       8.625            572.87       80,000.00
    SAINT PAUL       MN   55106          2            12/18/97         04
    0430564799                           05           02/01/98         25
    8545568                              N            01/01/28
    0


    1662271          E22/G02             F           80,100.00         ZZ
                                         360         80,012.17          1
    1065 E. AMBER DRIVE                9.000            644.50         90
                                       8.750            644.50       89,000.00
    ORONOGO          MO   64855          1            11/07/97         04
    0410495642                           05           01/01/98         25
    410495642                            N            12/01/27
    0


1


    1662296          E22/G02             F          132,700.00         ZZ
                                         360        132,534.46          1
    6895 NAVAJO STREET                 8.375          1,008.62         80
                                       8.125          1,008.62      165,900.00
    DENVER           CO   80221          1            11/14/97         00
    0410616296                           05           01/01/98          0
    410616296                            O            12/01/27
    0


    1662330          B75/G02             F          130,000.00         ZZ
                                         360        129,837.84          1
    2311 NOLTE DRIVE                   8.375            988.09         64
                                       8.125            988.09      205,000.00
    PRESCOTT         AZ   86301          5            11/06/97         00
    0430566422                           05           01/01/98          0
    7018740                              N            12/01/27
    0


    1662333          B75/G02             F           62,500.00         ZZ
                                         360         62,424.01          1
    1125 DELEON DRIVE                  8.500            480.57         68
                                       8.250            480.57       92,000.00
    CLARKSTON        GA   30021          2            11/19/97         00
    0430563130                           05           01/01/98          0
    7008758                              N            12/01/27
    0


    1662384          003/G02             F          113,400.00         ZZ
                                         360        113,265.60          1
    4357 STOCKTON WAY                  8.625            882.02         90
                                       8.375            882.02      126,000.00
    MARIETTA         GA   30066          1            11/21/97         12
    0430568501                           05           01/01/98         25
    10407948                             N            12/01/27
    0


    1662451          225/225             F          128,400.00         ZZ
                                         360        128,318.12          1
    6224 AUTUMN MEADOWS DRIVE          8.250            964.63         80
                                       8.000            964.63      160,500.00
    DAYTON           OH   45424          1            12/16/97         00
    8077758                              03           02/01/98          0
    8077758                              O            01/01/28
    0


    1662457          705/G02             F          150,000.00         ZZ
                                         240        149,745.34          1
    3659 NIMROD ST                     8.000          1,254.66         49
                                       7.750          1,254.66      307,000.00
1


    SEAFORD          NY   11783          5            12/12/97         00
    0430581058                           05           02/01/98          0
    97030427                             O            01/01/18
    0


    1662492          E46/G02             F          249,900.00         ZZ
                                         360        249,740.64          1
    9 INNISBROOK ROAD                  8.250          1,877.42         72
                                       8.000          1,877.42      350,000.00
    MONTGOMERY       NJ   08504          1            12/12/97         00
    0430563163                           03           02/01/98          0
    25245                                O            01/01/28
    0


    1662500          G81/G02             F           67,500.00         ZZ
                                         360         67,459.10          1
    2920 LASALLE STREET                8.500            519.02         90
                                       8.250            519.02       75,000.00
    TAMPA            FL   33607          1            12/22/97         01
    0430577312                           05           02/01/98         25
    021711003                            N            01/01/28
    0


    1662578          624/G02             F           70,100.00         ZZ
                                         360         70,100.00          1
    555 SOUTH MAPLE AVENUE             8.000            514.37         78
                                       7.750            514.37       91,000.00
    BLOOMINGTON      CA   92316          2            01/20/98         00
    0430591164                           05           03/01/98          0
    34073278283                          O            02/01/28
    0


    1662598          862/G02             F           32,400.00         ZZ
                                         360         32,381.35          1
    3828 NORTH 32ND STREET #129        8.750            254.90         90
                                       8.500            254.90       36,000.00
    PHOENIX          AZ   85018          1            12/10/97         01
    0430572230                           01           02/01/98         25
    4631271                              N            01/01/28
    0


    1662660          E22/G02             F          383,250.00         ZZ
                                         360        382,720.77          1
    7921 BEVERLY HILLS AVE. N          7.875          2,778.83         75
                                       7.625          2,778.83      511,000.00
    ALBUQUERQUE      NM   87122          5            11/10/97         00
    0410595722                           05           01/01/98          0
    410595722                            O            12/01/27
    0
1




    1662670          687/G02             F           24,000.00         ZZ
                                         360         23,986.55          1
    1948 FAIRFAX ROAD                  8.875            190.95         90
                                       8.625            190.95       26,720.00
    TOLEDO           OH   43613          1            12/23/97         04
    0430573626                           05           02/01/98         25
    1640453                              N            01/01/28
    0


    1662717          B75/G02             F           90,000.00         T
                                         360         89,939.61          1
    925 NW 197 TERR                    8.000            660.39         60
                                       7.750            660.39      151,000.00
    PEMBROKE PINES   FL   33029          1            12/19/97         00
    0430570457                           03           02/01/98          0
    7188725                              O            01/01/28
    0


    1662721          B75/G02             F          117,000.00         ZZ
                                         360        116,929.12          4
    4705 PARKER AVENUE                 8.500            899.63         90
                                       8.250            899.63      130,000.00
    WEST PALM BEACH  FL   33405          1            12/18/97         01
    0430571729                           05           02/01/98         25
    7176415                              N            01/01/28
    0


    1662727          229/G02             F           89,250.00         ZZ
                                         360         89,195.93          1
    5764 CHISOLM TRAIL                 8.500            686.26         90
                                       8.250            686.26       99,190.00
    LAS VEGAS        NV   89118          1            12/12/97         10
    0430570226                           03           02/01/98         25
    0007717127                           N            01/01/28
    0


    1662785          B24/G02             F          133,500.00         ZZ
                                         360        133,390.57          1
    609 SOUTH EDGEMERE DR              7.000            888.18         79
                                       6.750            888.18      170,000.00
    WEST ALLENHURST  NJ   07711          2            12/17/97         00
    0430531731                           05           02/01/98          0
    1662785                              O            01/01/28
    0


    1662811          001/G02             F          112,500.00         ZZ
                                         360        112,436.93          1
1


    209 ARMINGTON STREET               8.875            895.10         60
                                       8.625            895.10      190,000.00
    CRANSTON         RI   02905          5            12/15/97         00
    0430558924                           05           02/01/98          0
    1520894                              O            01/01/28
    0


    1662812          E13/G02             F           95,100.00         ZZ
                                         360         94,978.29          1
    3334 STANDIFER DRIVE               8.250            714.46         80
                                       8.000            714.46      118,900.00
    CHATTANOOGA      TN   37416          1            11/13/97         00
    0430532457                           05           01/01/98          0
    231194                               O            12/01/27
    0


    1662839          G88/G02             F           35,900.00         ZZ
                                         360         35,875.29          1
    7 CORDUROY ROAD BLDG 4             7.875            260.30         90
    3                                  7.625            260.30       39,900.00
    AMHERST          NH   03031          1            12/29/97         14
    0430557991                           01           02/01/98         25
    SMC971105                            O            01/01/28
    0


    1662841          B77/G02             F          106,200.00         ZZ
                                         360        106,138.90          4
    50 PRINCETON STREET                8.750            835.48         90
                                       8.500            835.48      118,000.00
    NEW BEDFORD      MA   02745          1            12/17/97         04
    0430539767                           05           02/01/98         25
    97003470                             N            01/01/28
    0


    1662843          F25/G02             F          180,000.00         ZZ
                                         360        179,879.22          1
    10 NANUET AVENUE                   8.000          1,320.78         80
                                       7.750          1,320.78      225,000.00
    NANUET           NY   10954          5            12/23/97         00
    0430600411                           05           02/01/98          0
    R9711009                             O            01/01/28
    0


    1662846          A91/G02             F           75,000.00         ZZ
                                         360         75,000.00          1
    11 PINE ROAD                       8.250            563.45         48
                                       8.000            563.45      158,000.00
    WARWICK          NY   10921          5            12/31/97         00
    0430560938                           05           03/01/98          0
1


    0000                                 O            02/01/28
    0


    1662874          830/830             F          175,000.00         ZZ
                                         360        174,764.37          1
    1829 NE 58TH                       8.000          1,284.09         66
                                       7.750          1,284.09      266,000.00
    SEATTLE          WA   98105          5            11/19/97         00
    532910                               05           01/01/98          0
    532910                               O            12/01/27
    0


    1662884          937/G02             F          137,900.00         ZZ
                                         360        137,732.33          1
    2196 PESCARA COURT                 8.500          1,060.33         80
                                       8.250          1,060.33      172,470.00
    LAS VEGAS        NV   89123          1            11/20/97         00
    0430570796                           03           01/01/98          0
    49481006                             O            12/01/27
    0


    1662888          944/G02             F          228,000.00         ZZ
                                         360        227,275.38          1
    345 OAKBERRY WAY                   7.625          1,613.77         80
                                       7.375          1,613.77      285,000.00
    SAN JOSE         CA   95123          1            11/18/97         00
    0430563031                           05           01/01/98          0
    149528                               O            12/01/27
    0


    1662893          A33/G02             F           55,000.00         ZZ
                                         360         54,965.81          1
    38109 JEFFERSON                    8.375            418.04         65
                                       8.125            418.04       85,000.00
    HARRISON TWP     MI   48045          1            12/17/97         00
    0430586982                           01           02/01/98          0
    6045049                              O            01/01/28
    0


    1662926          F03/G02             F           93,000.00         ZZ
                                         360         92,947.86          1
    1308 N. BAKER STREET               8.875            739.95         60
                                       8.625            739.95      155,000.00
    SANTA ANA        CA   92706          2            12/17/97         00
    0430563007                           05           02/01/98          0
    LAG10643                             N            01/01/28
    0


1


    1663005          E13/G02             F           50,000.00         ZZ
                                         360         49,943.71          3
    3000 BROADWAY AVENUE               8.875            397.83         67
                                       8.625            397.83       75,000.00
    WEST PALM BEACH  FL   33407          5            11/14/97         00
    0430520049                           05           01/01/98          0
    235590                               N            12/01/27
    0


    1663010          H81/G02             F           57,000.00         ZZ
                                         360         56,965.46          1
    N71 W24809 GOOD HOPE ROAD          8.500            438.29         39
                                       8.250            438.29      148,000.00
    SUSSEX           WI   53089          2            12/29/97         00
    0430578427                           05           02/01/98          0
    WH3062                               O            01/01/28
    0


    1663013          201/G02             F          199,750.00         ZZ
                                         240        199,436.38          1
    73-75 ROCKAWAY AVENUE              8.625          1,749.32         85
                                       8.375          1,749.32      235,000.00
    ROCKAWAY         NJ   07866          2            12/19/97         04
    0430579086                           05           02/01/98         25
    1309034518                           N            01/01/18
    0


    1663019          387/387             F          225,000.00         ZZ
                                         360        224,852.82          3
    1331 MARION STREET                 8.125          1,670.62         85
                                       7.875          1,670.62      265,000.00
    DENVER           CO   80218          1            12/12/97         01
    1282342                              05           02/01/98         20
    1282342                              N            01/01/28
    0


    1663020          637/G02             F           50,000.00         ZZ
                                         360         49,967.29          1
    3336 STEINBECK PLACE               8.125            371.25         43
                                       7.875            371.25      116,990.00
    PLANT CITY       FL   33567          1            12/31/97         00
    0430584417                           03           02/01/98          0
    8458515                              O            01/01/28
    0


    1663081          638/G02             F           36,000.00         ZZ
                                         360         35,979.82          1
    278 BRITANNIA STREET               8.875            286.43         90
    #2                                 8.625            286.43       40,000.00
1


    MERIDEN          CT   06450          1            12/22/97         10
    0430568204                           01           02/01/98         25
    8688361                              N            01/01/28
    0


    1663082          560/560             F           71,950.00         ZZ
                                         360         71,827.94          1
    6639 137TH PLACE N.E.              8.000            527.95         90
    UNIT #421                          7.750            527.95       79,950.00
    REDMOND          WA   98052          1            11/14/97         04
    488887001                            01           01/01/98         25
    488887001                            O            12/01/27
    0


    1663126          560/560             F          123,250.00         ZZ
                                         360        122,993.86          1
    1010 LILAC STREET                  7.875            893.65         85
                                       7.625            893.65      145,000.00
    MERIDIAN         ID   83642          5            10/10/97         95
    487991903                            05           12/01/97          0
    487991903                            O            11/01/27
    0


    1663142          428/G02             F          485,000.00         ZZ
                                         360        484,648.97          1
    1 ACORN LANE                       7.625          3,432.80         85
                                       7.375          3,432.80      575,000.00
    CLINTON          NJ   08833          2            12/22/97         14
    0430564484                           05           02/01/98         12
    2150902                              O            01/01/28
    0


    1663150          480/G02             F           75,375.00         ZZ
                                         360         75,330.50          1
    4612 NW 65TH STREET                8.625            586.26         80
                                       8.375            586.26       95,000.00
    OKLAHOMA CITY    OK   73132          2            12/16/97         00
    0430582072                           05           02/01/98          0
    2158699                              N            01/01/28
    0


    1663173          H44/G02             F          122,250.00         ZZ
                                         360        122,177.82          1
    144 SARATOGA BLVD WEST             8.625            950.85         75
                                       8.375            950.85      163,000.00
    ROYAL PALM BEAC  FL   33411          5            12/22/97         00
    0430562462                           05           02/01/98          0
    00697100490                          O            01/01/28
    0
1




    1663188          225/225             F           75,150.00         ZZ
                                         360         75,106.76          1
    2860 LAUREL DRIVE                  8.750            591.21         90
                                       8.500            591.21       83,500.00
    HEBRON           KY   41048          1            12/23/97         04
    8076149                              05           02/01/98         25
    8076149                              N            01/01/28
    0


    1663192          591/G02             F           88,000.00         ZZ
                                         360         87,940.95          1
    2603 FARMINGTON DRIVE              8.000            645.72         80
                                       7.750            645.72      110,000.00
    ALEXANDRIA       VA   22303          1            12/15/97         00
    0430562611                           05           02/01/98          0
    103004348                            N            01/01/28
    0


    1663197          201/G02             F          198,500.00         ZZ
                                         240        198,188.35          4
    14 HILLSIDE AVENUE                 8.625          1,738.37         83
                                       8.375          1,738.37      240,000.00
    ROCKAWAY(THE BO  NJ   07866          2            12/19/97         04
    0430583914                           05           02/01/98         25
    1309034484                           N            01/01/18
    0


    1663263          624/G02             F           71,000.00         ZZ
                                         360         70,955.87          1
    4663 SILVER SADDLE LANE            8.375            539.65         64
                                       8.125            539.65      111,000.00
    PASO ROBLES      CA   93446          1            12/22/97         00
    0430563684                           03           02/01/98          0
    72015578003                          O            01/01/28
    0


    1663268          637/G02             F          218,500.00         ZZ
                                         360        218,360.67          2
    2450 NW 63RD STREET                8.250          1,641.52         95
                                       8.000          1,641.52      230,000.00
    SEATTLE          WA   98107          1            12/12/97         01
    0430564781                           05           02/01/98         30
    8258485                              O            01/01/28
    0


    1663272          721/G02             F          128,700.00         ZZ
                                         360        128,620.00          1
1


    3616 LAKEVIEW DRIVE                8.375            978.22         65
                                       8.125            978.22      198,000.00
    ISLAND LAKE      IL   60042          5            12/08/97         00
    0430591263                           05           02/01/98          0
    7810037590                           O            01/01/28
    0


    1663282          229/G02             F           91,500.00         ZZ
                                         360         91,500.00          1
    659 LAS PALMAS CIRCLE              8.125            679.39         69
                                       7.875            679.39      134,000.00
    MESQUITE         NV   89027          2            01/05/98         00
    0430577981                           09           03/01/98          0
    7719826                              O            02/01/28
    0


    1663297          180/G02             F           93,350.00         ZZ
                                         360         93,285.76          1
    14017 OSAGE DRIVE                  7.875            676.85         75
                                       7.625            676.85      124,500.00
    OKLAHOMA CITY    OK   73013          2            12/19/97         00
    0430583005                           05           02/01/98          0
    12267837                             O            01/01/28
    0


    1663314          687/G02             F           86,500.00         ZZ
                                         360         86,451.51          1
    78 E GALBRATH RD                   8.875            688.23         87
                                       8.625            688.23      100,000.00
    CINCINNATI       OH   45216          2            12/20/97         04
    0430569566                           05           02/01/98         25
    1640411                              O            01/01/28
    0


    1663319          731/G02             F           55,900.00         ZZ
                                         360         55,838.71          1
    3290 FLAT SHOALS ROAD              9.000            449.78         80
                                       8.750            449.78       69,900.00
    COLLEGE PARK     GA   30349          1            11/18/97         00
    0430567115                           05           01/01/98          0
    3140665640                           N            12/01/27
    0


    1663376          E13/G02             F           47,700.00         ZZ
                                         360         47,641.98          1
    116 COALFIELD SCHOOL ROAD          8.500            366.78         90
                                       8.250            366.78       53,000.00
    COALFIELD        TN   37719          1            11/13/97         11
    0430524140                           05           01/01/98         25
1


    236523                               N            12/01/27
    0


    1663379          731/G02             F          254,300.00         ZZ
                                         360        253,939.86          1
    23274 CHERVIL COURT                7.750          1,821.84         80
                                       7.500          1,821.84      317,915.00
    VALENCIA         CA   91354          1            11/24/97         00
    0430588830                           03           01/01/98          0
    1001368                              O            12/01/27
    0


    1663416          E22/G02             F           28,000.00         ZZ
                                         240         27,910.37          1
    3633 W. NORTHGATE DRIVE            8.500            242.99         80
    UNIT #243                          8.250            242.99       35,000.00
    IRVING           TX   75062          1            11/18/97         00
    0410603682                           01           01/01/98          0
    410603682                            O            12/01/17
    0


    1663427          G28/G02             F          360,000.00         ZZ
                                         360        359,776.23          1
    3331 KEESHEN DRIVE                 8.375          2,736.26         80
                                       8.125          2,736.26      450,000.00
    LOS ANGELES      CA   90066          5            12/17/97         00
    0430570739                           05           02/01/98          0
    1663427                              O            01/01/28
    0


    1663467          369/G02             F           94,500.00         ZZ
                                         360         94,335.71          1
    203 HOBART DRIVE                   8.750            743.43         90
                                       8.500            743.43      105,000.00
    GLOUCESTER TWP   NJ   08021          1            10/24/97         01
    0430539031                           05           12/01/97         25
    A9000596                             N            11/01/27
    0


    1663482          180/G02             F           45,000.00         ZZ
                                         360         44,972.74          1
    8314 175TH AVENUE KPS              8.500            346.01         53
                                       8.250            346.01       85,000.00
    LONGBRANCH       WA   98351          5            12/12/97         00
    0430565515                           05           02/01/98          0
    12245080                             O            01/01/28
    0


1


    1663696          561/561             F          199,200.00         ZZ
                                         360        198,515.31          1
    12 TREEBARK TERRACE                7.750          1,427.10         80
                                       7.500          1,427.10      249,000.00
    VOORHEES         NJ   08043          1            12/01/97         00
    9181322                              05           01/01/98          0
    9181322                              O            12/01/27
    0


    1663700          561/561             F           61,200.00         ZZ
                                         360         61,129.30          1
    1319 ROBBINS AVENUE                8.750            481.47         90
                                       8.500            481.47       68,000.00
    PHILADELPHIA     PA   19149          1            11/28/97         10
    9191818                              07           01/01/98         25
    9191818                              N            12/01/27
    0


    1663704          369/G02             F           87,200.00         ZZ
                                         360         87,096.67          1
    1891 SILVER EAGLE CIRCLE           8.625            678.23         90
                                       8.375            678.23       97,000.00
    LEADVILLE        CO   80461          1            11/07/97         04
    0430523845                           05           01/01/98         25
    61148813                             N            12/01/27
    0


    1663706          369/G02             F           80,100.00         ZZ
                                         360         79,964.26          2
    1442 CAMPBELL STREET               8.875            637.32         90
                                       8.625            637.32       89,000.00
    RAHWAY           NJ   07065          1            10/28/97         01
    0430522813                           05           12/01/97         25
    61023180                             N            11/01/27
    0


    1663718          225/225             F          188,000.00         ZZ
                                         360        187,873.85          2
    35 FRANKLIN STREET                 8.000          1,379.48         80
                                       7.750          1,379.48      235,000.00
    WESTPORT         CT   06880          1            12/29/97         00
    8080517                              05           02/01/98          0
    8080517                              O            01/01/28
    0


    1663729          896/G02             F           67,000.00         ZZ
                                         360         66,952.71          2
    1360-62 WILLIVEE DRIVE             7.750            480.00         63
                                       7.500            480.00      108,000.00
1


    DECATUR          GA   30033          2            12/23/97         00
    0430562868                           05           02/01/98          0
    13755                                N            01/01/28
    0


    1663730          F03/G02             F          262,430.00         ZZ
                                         360        262,430.00          1
    22019 EAST ARBOR DRIVE             8.375          1,994.66         80
                                       8.125          1,994.66      331,223.00
    AURORA           CO   80015          1            01/22/98         00
    0430588178                           03           03/01/98          0
    DEN11710                             O            02/01/28
    0


    1663740          K20/G02             F           52,000.00         ZZ
                                         360         51,963.30          1
    1035 2ND AVENUE WEST               7.750            372.53         80
                                       7.500            372.53       65,000.00
    KALISPELL        MT   59901          1            12/18/97         00
    0430566125                           05           02/01/98          0
    01501974                             N            01/01/28
    0


    1663748          G18/G02             F           57,150.00         ZZ
                                         360         57,117.96          3
    760 RIVERVIEW AVENUE               8.875            454.71         90
                                       8.625            454.71       63,500.00
    ST PAUL          MN   55107          1            12/16/97         01
    0430566091                           05           02/01/98         25
    1663748                              N            01/01/28
    0


    1663785          E67/G02             F          155,000.00         ZZ
                                         360        154,884.97          1
    20440 PINE VISTA DRIVE             7.500          1,083.78         55
                                       7.250          1,083.78      285,000.00
    BEND             OR   97702          1            12/01/97         00
    0430523464                           05           02/01/98          0
    06912                                O            01/01/28
    0


    1663805          830/830             F           51,850.00         ZZ
                                         360         51,781.95          1
    3908 MOUNT HARMONY ROAD            8.125            384.98         85
                                       7.875            384.98       61,000.00
    GREENWOOD        AR   72936          5            11/26/97         14
    532962                               05           01/01/98         12
    532962                               O            12/01/27
    0
1




    1663833          120/G02             F           59,400.00         ZZ
                                         360         59,364.01          1
    447 WEBSTER STREET                 8.500            456.74         90
                                       8.250            456.74       66,000.00
    BETHLEHEM        PA   18015          1            12/18/97         01
    0430566158                           05           02/01/98         25
    7019961                              N            01/01/28
    0


    1663917          B75/G02             F           77,400.00         ZZ
                                         360         77,174.05          1
    9035 LYDGATE DRIVE                 8.750            608.91         90
                                       8.500            608.91       86,000.00
    DALLAS           TX   75238          1            11/20/97         14
    0430575571                           05           01/01/98         25
    7029150                              N            12/01/27
    0


    1664015          E22/G02             F           34,200.00         ZZ
                                         360         34,167.97          4
    1006 DURAND                        9.750            293.83         90
                                       9.500            293.83       38,000.00
    FLINT            MI   48503          1            11/24/97         04
    0410524144                           05           01/01/98         25
    410524144                            N            12/01/27
    0


    1664019          E22/G02             F          120,000.00         ZZ
                                         360        119,842.47          1
    701 N.E. 1ST STREET                8.125            891.00         80
                                       7.875            891.00      150,000.00
    FT. LAUDERDALE   FL   33301          1            11/25/97         00
    0410623938                           05           01/01/98          0
    410623938                            O            12/01/27
    0


    1664022          E22/G02             F          170,000.00         ZZ
                                         360        169,704.43          1
    1811 NW 125TH TERRACE              8.750          1,337.39         79
                                       8.500          1,337.39      216,743.00
    PEMBROKE PINES   FL   33028          1            10/22/97         00
    0410443386                           03           12/01/97          0
    410443386                            O            11/01/27
    0


    1664024          E22/G02             F           91,000.00         ZZ
                                         360         90,889.99          1
1


    831 CLINTON STREET UNIT #9         8.875            724.04         70
                                       8.625            724.04      130,000.00
    HOBOKEN          NJ   07030          5            11/19/97         00
    0410602593                           06           01/01/98          0
    410602593                            N            12/01/27
    0


    1664036          637/G02             F           41,650.00         ZZ
                                         360         41,626.04          1
    10548 3RD AVENUE                   8.750            327.66         85
                                       8.500            327.66       49,000.00
    OCOEE            FL   34761          1            12/23/97         04
    0430575365                           05           02/01/98         12
    8568636                              N            01/01/28
    0


    1664042          387/387             F          500,000.00         ZZ
                                         360        499,689.22          1
    5 PINE VIEW LANE                   8.375          3,800.36         77
                                       8.125          3,800.36      650,000.00
    NOVATO           CA   94945          5            12/15/97         00
    1294297                              05           02/01/98          0
    1294297                              O            01/01/28
    0


    1664070          225/225             F          300,000.00         ZZ
                                         360        298,079.97          1
    20 CLU COURT                       8.875          2,386.94         66
                                       8.625          2,386.94      460,000.00
    TOWN OF MT PLEA  NY   10570          1            02/18/97         00
    8036048                              05           04/01/97          0
    8036048                              O            03/01/27
    0


    1664076          963/G02             F          149,850.00         ZZ
                                         360        149,765.99          1
    621 NW 76TH AVENUE                 8.875          1,192.28         90
                                       8.625          1,192.28      166,500.00
    PLANTATION       FL   33076          1            12/30/97         11
    0430566463                           05           02/01/98         25
    970524                               N            01/01/28
    0


    1664077          721/G02             F          132,000.00         ZZ
                                         360        131,920.03          2
    207 W PALATINE ROAD                8.500          1,014.97         80
                                       8.250          1,014.97      165,000.00
    PALATINE         IL   60067          1            12/17/97         00
    0430578351                           05           02/01/98          0
1


    7810037198                           N            01/01/28
    0


    1664113          638/G02             F           71,600.00         ZZ
                                         360         71,556.63          1
    827 RED SOX AVE N                  8.500            550.54         80
                                       8.250            550.54       89,500.00
    LAS VEGAS        NV   89030          1            12/19/97         00
    0430559526                           05           02/01/98          0
    8689387                              N            01/01/28
    0


    1664116          313/G02             F           37,800.00         ZZ
                                         360         37,777.10          1
    4659 NIBBS LANE                    8.500            290.65         90
                                       8.250            290.65       42,000.00
    CHARLESTON       SC   29405          1            12/29/97         10
    0430571828                           09           02/01/98         25
    6317333                              N            01/01/28
    0


    1664125          H17/G02             F           96,000.00         T
                                         360         95,940.33          1
    152 AVALON AVENUE                  8.375            729.67         80
                                       8.125            729.67      120,000.00
    FLAGLER BEACH    FL   32136          1            12/23/97         00
    0430568998                           05           02/01/98          0
    243989                               O            01/01/28
    0


    1664127          638/G02             F          153,000.00         ZZ
                                         360        152,907.31          4
    3812 PALOS VERDES                  8.500          1,176.44         90
                                       8.250          1,176.44      170,000.00
    LAS VEGAS        NV   89119          1            12/29/97         04
    0430572990                           05           02/01/98         25
    8673364                              N            01/01/28
    0


    1664132          638/G02             F          153,000.00         ZZ
                                         360        152,907.31          4
    3802 POLAS VERDES                  8.500          1,176.44         90
                                       8.250          1,176.44      170,000.00
    LAS VEGAS        NV   89119          1            12/29/97         10
    0430572644                           05           02/01/98         25
    8673392                              N            01/01/28
    0


1


    1664139          147/G02             F          568,000.00         ZZ
                                         360        567,567.79          1
    3800 VILLANOVA STREET              7.375          3,923.04         80
                                       7.125          3,923.04      710,000.00
    UNIVERISTY PARK  TX   75225          1            12/19/97         00
    0430561233                           05           02/01/98          0
    10018237                             O            01/01/28
    0


    1664171          731/G02             F           37,800.00         ZZ
                                         360         37,800.00          1
    17094 EAST TENNESSEE DR. #105      8.875            300.75         70
                                       8.625            300.75       54,000.00
    AURORA           CO   80017          5            01/07/98         00
    0430575423                           01           03/01/98          0
    593410537                            N            02/01/28
    0


    1664183          180/G02             F          112,500.00         ZZ
                                         360        112,363.20          2
    5908-5910 GOODWIN AVENUE           8.500            865.03         90
                                       8.250            865.03      125,000.00
    DALLAS           TX   75206          1            11/19/97         04
    0430581181                           05           01/01/98         25
    0012141164                           N            12/01/27
    0


    1664198          225/225             F          123,300.00         ZZ
                                         360        123,223.36          1
    8 NORTH KENILWORTH                 8.375            937.17         90
                                       8.125            937.17      137,000.00
    MOUNT PROSPECT   IL   60056          1            12/15/97         04
    NB972197                             05           02/01/98         25
    NB972197                             N            01/01/28
    0


    1664202          225/225             F           97,750.00         ZZ
                                         360         97,692.29          1
    429 EAST CORNING AVENUE            8.625            760.29         85
                                       8.375            760.29      115,000.00
    PEOTONE          IL   60468          5            12/23/97         04
    8081247                              05           02/01/98         12
    8081247                              O            01/01/28
    0


    1664220          E46/G02             F          124,000.00         ZZ
                                         360        123,924.88          2
    109 SUMMIT AVENUE                  8.500            953.45         66
                                       8.250            953.45      190,000.00
1


    GARFIELD         NJ   07026          5            12/31/97         00
    0430580100                           05           02/01/98          0
    27169                                N            01/01/28
    0


    1664228          G81/G02             F          132,800.00         ZZ
                                         360        132,713.13          1
    564 NW 163 AVENUE                  8.125            986.04         80
                                       7.875            986.04      166,000.00
    PEMBROKE PINES   FL   33028          1            12/23/97         00
    0430557629                           03           02/01/98          0
    021712030                            O            01/01/28
    0


    1664233          514/G02             F          124,000.00         ZZ
                                         360        123,918.88          1
    173 FILLY DRIVE                    8.125            920.70         80
                                       7.875            920.70      155,000.00
    BROOKS           KY   40109          1            12/16/97         00
    0430582080                           05           02/01/98          0
    8006699721                           O            01/01/28
    0


    1664236          K19/K19             F           71,900.00         ZZ
                                         360         71,857.54          1
    2017 ORANGE AVENUE                 8.625            559.24         90
                                       8.375            559.24       79,900.00
    CORCORAN         CA   93212          1            12/12/97         04
    13236                                05           02/01/98         25
    13236                                N            01/01/28
    0


    1664243          E23/G02             F           77,300.00         ZZ
                                         360         77,206.01          1
    4535 NORTH 13TH AVENUE             8.500            594.37         90
                                       8.250            594.37       86,000.00
    PHOENIX          AZ   85013          1            11/26/97         04
    0430526129                           05           01/01/98         25
    40500441                             O            12/01/27
    0


    1664244          765/G02             F          275,000.00         ZZ
                                         360        274,648.07          1
    5380 AVENIDA EL CID                8.250          2,065.99         73
                                       8.000          2,065.99      380,000.00
    YORBA LINDA      CA   92887          5            11/25/97         00
    0430527127                           03           01/01/98          0
    328260                               O            12/01/27
    0
1




    1664246          H86/G02             F           98,200.00         ZZ
                                         360         98,080.59          1
    1011 VERA COURT                    8.500            755.08         78
                                       8.250            755.08      126,500.00
    MOUNT VERNON     WA   98273          2            11/24/97         00
    0430585646                           05           01/01/98          0
    98850                                N            12/01/27
    0


    1664272          638/G02             F           27,000.00         ZZ
                                         360         26,969.63          1
    525 OSUTH CRESCENT AVENUE          8.875            214.82         90
                                       8.625            214.82       30,000.00
    INDEPENDENCE     MO   64053          1            11/10/97         10
    0430563866                           05           01/01/98         25
    08680138                             N            12/01/27
    0


    1664538          B75/G02             F          103,500.00         ZZ
                                         360        103,441.98          1
    385 NORTH 200 WEST                 8.875            823.49         90
                                       8.625            823.49      115,000.00
    IVINS            UT   84738          1            12/12/97         01
    0430565424                           05           02/01/98         25
    7100399                              N            01/01/28
    0


    1664550          633/G02             F          116,000.00         ZZ
                                         360        116,000.00          1
    811 WEST 111TH STREET              7.750            831.04         80
                                       7.500            831.04      145,000.00
    LOS ANGELES      CA   90044          5            01/05/98         00
    0430576884                           05           03/01/98          0
    692342LL                             O            02/01/28
    0


    1664556          637/G02             F           50,000.00         ZZ
                                         360         49,964.71          1
    2729 NEW HAMLIN WAY                7.750            358.21         75
                                       7.500            358.21       67,000.00
    CHARLOTTE        NC   28210          2            12/18/97         00
    0430583179                           09           02/01/98          0
    8328346                              O            01/01/28
    0


    1664758          927/G02             F          106,150.00         ZZ
                                         360        106,024.19          1
1


    809 SECO VERDE DRIVE               8.625            825.63         89
                                       8.375            825.63      120,000.00
    HENDERSON        NV   89015          1            11/18/97         04
    0430579029                           05           01/01/98         25
    341461                               N            12/01/27
    0


    1664761          927/G02             F          294,500.00         ZZ
                                         360        294,103.47          1
    9390 HARDIN ROAD                   8.000          2,160.94         95
                                       7.750          2,160.94      310,000.00
    COLORADO SPRING  CO   80908          2            11/07/97         01
    0430573485                           05           01/01/98         30
    307397                               O            12/01/27
    0


    1664766          966/G02             F           77,600.00         ZZ
                                         360         77,600.00          1
    5714 TUMBLEWEED COURT              8.250            582.98         80
                                       8.000            582.98       97,000.00
    ARLINGTON        TX   76017          1            01/22/98         00
    0430583104                           05           03/01/98          0
    30004605                             N            02/01/28
    0


    1664806          638/G02             F          211,500.00         ZZ
                                         360        211,500.00          4
    36 TAYLOR STREET                   8.375          1,607.55         89
                                       8.125          1,607.55      240,000.00
    AMHERST          MA   01002          1            01/16/98         10
    0430590133                           05           03/01/98         25
    08689504                             N            02/01/28
    0


    1664847          G30/G02             F          151,900.00         ZZ
                                         360        151,790.06          1
    11404 OXFORDSHIRE COURT            7.625          1,075.14         80
                                       7.375          1,075.14      189,900.00
    FREDDERICKSBURG  VA   22407          1            12/30/97         00
    0430572156                           05           02/01/98          0
    100017                               O            01/01/28
    0


    1664881          129/G02             F           66,600.00         ZZ
                                         360         66,358.94          3
    91-93 PHILLIPS STREET              9.375            553.95         90
                                       9.125            553.95       74,000.00
    LAWRENCE         MA   01843          1            06/23/97         01
    0430578880                           05           08/01/97         25
1


    3900080817                           N            07/01/27
    0


    1664884          180/G02             F           40,950.00         ZZ
                                         360         40,950.00          3
    420 NEWTON AVENUE SOUTH            8.500            314.87         90
                                       8.250            314.87       45,500.00
    ST PETERSBURG    FL   33701          1            01/20/98         04
    0430586297                           05           03/01/98         25
    12048534                             N            02/01/28
    0


    1664888          A80/G02             F           93,000.00         ZZ
                                         360         92,939.16          1
    4265 SW 14 STREET                  8.125            690.53         61
                                       7.875            690.53      154,000.00
    MIAMI            FL   33134          2            12/18/97         00
    0430572412                           05           02/01/98          0
    9751008                              O            01/01/28
    0


    1664891          F03/G02             F           76,000.00         ZZ
                                         360         75,953.95          1
    18 CRYSTAL ROAD                    8.500            584.38         80
    UNIT E-4                           8.250            584.38       95,000.00
    CRESTED BUTTE    CO   81225          1            12/16/97         00
    0430565994                           01           02/01/98          0
    DEN11713                             O            01/01/28
    0


    1664892          A35/G02             F          105,300.00         ZZ
                                         360        105,300.00          1
    119 TAMELING AVENUE                7.875            763.50         90
                                       7.625            763.50      117,000.00
    BABYLON          NY   11702          1            01/16/98         01
    0430576751                           05           03/01/98         25
    S7627                                N            02/01/28
    0


    1664895          F03/G02             F          160,000.00         ZZ
                                         360        160,000.00          1
    6709 WAR EAGLE PLACE               7.875          1,160.12         79
                                       7.625          1,160.12      205,000.00
    COLORADO SPRING  CO   80919          5            01/05/98         00
    0430582056                           05           03/01/98          0
    DEN11706                             O            02/01/28
    0


1


    1664905          H25/G02             F          280,000.00         ZZ
                                         360        280,000.00          1
    1656 ABINGDON LANE                 7.250          1,910.09         76
                                       7.000          1,910.09      370,000.00
    HAYES            VA   23072          2            01/09/98         00
    0430569731                           05           03/01/98          0
    655518504                            O            02/01/28
    0


    1664918          E30/G02             F           71,000.00         ZZ
                                         360         70,915.86          1
    5615 LEON DRIVE                    8.625            552.23         80
                                       8.375            552.23       88,864.00
    SUN VALLEY       NV   89433          5            11/21/97         00
    0430527135                           05           01/01/98          0
    7309710924                           O            12/01/27
    0


    1664951          A02/G02             F          103,500.00         ZZ
                                         360        103,500.00          1
    OS 650 NORTH VALLEY ROAD           8.250            777.56         69
                                       8.000            777.56      150,000.00
    LOMBARD          IL   60148          2            01/08/98         00
    0430580126                           05           03/01/98          0
    98011C                               O            02/01/28
    0


    1664971          267/267             F          214,600.00         ZZ
                                         360        214,229.42          1
    322 W 30TH AVENUE                  6.750          1,391.90         56
                                       6.500          1,391.90      390,000.00
    SAN MATEO        CA   94403          2            11/14/97         00
    4325478                              05           01/01/98          0
    4325478                              O            12/01/27
    0


    1664972          267/267             F           80,000.00         ZZ
                                         360         79,877.86          1
    8583 N MADSEN AVENUE               7.375            552.55         58
                                       7.125            552.55      140,000.00
    CLOVIS           CA   93611          1            11/10/97         00
    4331746                              05           01/01/98          0
    4331746                              O            12/01/27
    0


    1664975          267/267             F          212,000.00         ZZ
                                         240        211,208.08          1
    938 SANDWOOD PLACE                 7.250          1,675.60         80
                                       7.000          1,675.60      265,000.00
1


    SAN PEDRO        CA   90731          2            11/20/97         00
    4334304                              05           01/01/98          0
    4334304                              O            12/01/17
    0


    1664978          H19/G02             F          261,600.00         ZZ
                                         360        261,424.47          1
    916 VEGAS VALLEY DRIVE             8.000          1,919.53         80
                                       7.750          1,919.53      327,000.00
    LAS VEGAS        NV   89109          5            12/23/97         00
    0430568030                           03           02/01/98          0
    2039063                              O            01/01/28
    0


    1664994          E22/G02             F          135,150.00         ZZ
                                         360        134,993.91          1
    1000 PADRE BLVD. #923              8.750          1,063.23         65
                                       8.500          1,063.23      210,000.00
    S. PADRE ISLAND  TX   78597          2            11/14/97         00
    0410617740                           22           01/01/98          0
    410617740                            N            12/01/27
    0


    1665000          E22/G02             F          116,100.00         ZZ
                                         360        115,972.68          2
    226 TUSCAN ROAD                    9.000            934.17         90
                                       8.750            934.17      129,000.00
    MAPLEWOOD        NJ   07040          1            11/26/97         11
    0410610844                           05           01/01/98         25
    410610844                            N            12/01/27
    0


    1665135          005/G02             F           84,000.00         ZZ
                                         360         84,000.00          1
    1175 THOMPSON FALLS ROAD           8.250            631.06         47
                                       8.000            631.06      180,000.00
    GUNTERSVILLE     AL   35976          5            12/31/97         00
    0430572347                           05           03/01/98          0
    31588                                O            02/01/28
    0


    1665158          B75/G02             F          104,000.00         ZZ
                                         360        103,870.25          1
    8201 UNIT 103                      8.375            790.48         80
    HEMPSHIRE PLACE                    8.125            790.48      130,000.00
    RALEIGH          NC   27613          1            11/19/97         00
    0430557488                           01           01/01/98          0
    7010762                              O            12/01/27
    0
1




    1665163          375/G02             F          104,500.00         T
                                         360        104,263.03          1
    4845 S ARROW POINT DRIVE           8.875            831.45         44
    #D301                              8.625            831.45      238,000.00
    HARRISON         ID   83833          5            09/04/97         00
    0430522466                           01           11/01/97          0
    674371                               O            10/01/27
    0


    1665250          637/G02             F           48,000.00         ZZ
                                         360         47,969.39          1
    9254 FOREST LANE #1306             8.250            360.61         80
                                       8.000            360.61       60,000.00
    DALLAS           TX   75243          1            12/19/97         00
    0430577551                           01           02/01/98          0
    8597536                              O            01/01/28
    0


    1665253          387/387             F          290,000.00         ZZ
                                         360        289,805.41          1
    4216 KINGFISHER ROAD               8.000          2,127.92         78
                                       7.750          2,127.92      375,000.00
    CALABASAS        CA   91302          2            12/22/97         00
    1296029                              05           02/01/98          0
    1296029                              O            01/01/28
    0


    1665283          B75/G02             F           37,800.00         ZZ
                                         360         37,800.00          2
    2432-38 ODIN STREET                8.875            300.75         90
                                       8.625            300.75       42,000.00
    NEW ORLEANS      LA   70122          1            01/05/98         01
    0430584607                           05           03/01/98         25
    7235070                              N            02/01/28
    0


    1665316          B75/G02             F           73,950.00         ZZ
                                         360         73,904.04          1
    55 EAST 6TH AVENUE                 8.375            562.07         85
                                       8.125            562.07       87,000.00
    MIDVALE          UT   84047          5            12/19/97         01
    0430577544                           05           02/01/98         17
    7216229                              O            01/01/28
    0


    1665321          E22/G02             F           48,000.00         ZZ
                                         360         47,945.98          2
1


    1768-1770 KENT ST                  8.875            381.91         80
                                       8.625            381.91       60,000.00
    COLUMBUS         OH   43205          1            11/26/97         00
    0410610067                           05           01/01/98          0
    410610067                            N            12/01/27
    0


    1665330          G51/G02             F           71,000.00         ZZ
                                         360         70,915.84          1
    203 AVEN AVENUE                    8.625            552.24         79
                                       8.375            552.24       90,000.00
    NIXA             MO   65714          2            11/26/97         00
    0430530618                           05           01/01/98          0
    238665                               O            12/01/27
    0


    1665340          B93/G02             F          170,000.00         ZZ
                                         360        169,873.83          1
    9726 EAST WINDROSE DRIVE           7.500          1,188.67         54
                                       7.250          1,188.67      315,000.00
    SCOTTSDALE       AZ   85260          5            12/30/97         00
    0430566745                           03           02/01/98          0
    1000017522                           O            01/01/28
    0


    1665461          229/G02             F           50,000.00         ZZ
                                         360         49,968.92          1
    935 CHERRYDALE CIRCLE              8.375            380.04         52
                                       8.125            380.04       98,000.00
    BIRMINGHAM       AL   35214          1            12/19/97         00
    0430573964                           05           02/01/98          0
    7730419                              O            01/01/28
    0


    1665477          B75/G02             F          239,000.00         ZZ
                                         360        238,843.66          1
    22627 CERISE AVENUE                8.125          1,774.57         75
                                       7.875          1,774.57      320,003.00
    TORRANCE         CA   90505          1            12/15/97         00
    0430565606                           05           02/01/98          0
    2826758                              O            01/01/28
    0


    1665501          H37/G02             F           65,000.00         ZZ
                                         360         64,960.63          1
    505 GEARY AVENUE                   8.500            499.79         62
                                       8.250            499.79      105,200.00
    NEW CUMBERLAND   PA   17070          2            12/26/97         00
    0430572123                           05           02/01/98          0
1


    7000007                              O            01/01/28
    0


    1665524          209/G02             F          114,000.00         ZZ
                                         360        113,929.14          1
    2415 FAIRLAWN STREET               8.375            866.49         80
                                       8.125            866.49      143,000.00
    TEMPLE HILLS     MD   20748          2            12/23/97         00
    0430570853                           05           02/01/98          0
    977000763                            O            01/01/28
    0


    1665538          F03/G02             F          530,000.00         ZZ
                                         360        529,678.92          1
    0227 COTTONWOOD ROAD               8.500          4,075.25         73
                                       8.250          4,075.25      730,000.00
    EAGLE-VAIL       CO   81620          5            12/17/97         00
    0430566836                           05           02/01/98          0
    DEN11720                             O            01/01/28
    0


    1665563          480/G02             F           27,900.00         ZZ
                                         360         27,884.36          1
    2129 & 2129 1/2 NW 35TH ST         8.875            221.98         90
                                       8.625            221.98       31,000.00
    OKLAHOMA CITY    OK   73112          1            12/29/97         10
    0430582494                           05           02/01/98         25
    2159333                              N            01/01/28
    0


    1665569          A46/G02             F           88,000.00         ZZ
                                         360         87,950.66          1
    7266 WOODSHIRE ROAD                8.875            700.17         80
                                       8.625            700.17      110,000.00
    MEMPHIS          TN   38125          1            12/18/97         00
    0430573741                           05           02/01/98          0
    1665569                              N            01/01/28
    0


    1665580          003/G02             F           63,650.00         ZZ
                                         360         63,572.59          1
    2892 FLORENCE DRIVE, G-1           8.500            489.42         95
                                       8.250            489.42       67,000.00
    GAINESVILLE      GA   30504          1            11/25/97         12
    0430569061                           07           01/01/98         30
    0003902392                           O            12/01/27
    0


1


    1665582          G10/G02             F           60,800.00         ZZ
                                         360         60,718.13          1
    2212 LARRY DRIVE                   8.000            446.13         80
                                       7.750            446.13       76,000.00
    DALLAS           TX   75228          1            12/01/97         00
    0430529198                           05           01/01/98          0
    971514                               O            12/01/27
    0


    1665583          J40/G02             F          157,000.00         ZZ
                                         360        156,799.09          1
    2910 MOORE MILLS ROAD              8.250          1,179.49         74
                                       8.000          1,179.49      215,000.00
    GAINSEVILLE      GA   30507          5            11/20/97         00
    0430547380                           05           01/01/98          0
    10555                                O            12/01/27
    0


    1665605          E58/E58             F          195,300.00         ZZ
                                         360        195,175.46          1
    10805 BELMONT BLVD                 8.250          1,467.23         75
                                       8.000          1,467.23      262,000.00
    LORTON           VA   22079          2            12/17/97         00
    9198151                              05           02/01/98          0
    9198151                              O            01/01/28
    0


    1665611          180/G02             F           71,900.00         ZZ
                                         360         71,807.99          1
    7123 OVAL ROCK DRIVE               8.250            540.16         90
                                       8.000            540.16       79,900.00
    EL PASO          TX   79912          1            11/06/97         10
    0430575092                           05           01/01/98         25
    0012231288                           N            12/01/27
    0


    1665613          H51/G02             F           72,000.00         ZZ
                                         360         72,000.00          1
    414 N MAIN ST                      8.875            572.86         80
                                       8.625            572.86       90,000.00
    BERRIEN SPRINGS  MI   49103          2            01/02/98         00
    0430574038                           05           03/01/98          0
    971017793                            O            02/01/28
    0


    1665751          375/G02             F           92,000.00         ZZ
                                         360         91,486.96          1
    5100 CLEAR SPRING ROAD             8.875            731.99         80
                                       8.625            731.99      115,000.00
1


    MINNETONKA       MN   55345          1            09/29/97         00
    0430575449                           07           11/01/97          0
    681133                               N            10/01/27
    0


    1665753          375/G02             F           94,500.00         T
                                         360         94,231.18          1
    2041 HEMINGWAY AVENUE              8.875            751.88         70
                                       8.625            751.88      135,000.00
    DAVENPORT        FL   33844          1            08/15/97         00
    0430527671                           03           10/01/97          0
    672579                               O            09/01/27
    0


    1665817          811/G02             F          152,250.00         T
                                         360        152,074.18          1
    618 WILLOW BEND ROAD               8.750          1,197.75         75
                                       8.500          1,197.75      203,080.00
    WESTON           FL   33327          1            11/25/97         00
    0430570846                           03           01/01/98          0
    FM00106022                           O            12/01/27
    0


    1665818          882/G02             F          143,100.00         ZZ
                                         360        143,017.67          1
    2901 SOUTH BAYSHORE DRIVE          8.750          1,125.77         90
    #2A                                8.500          1,125.77      159,000.00
    COCONUT GROVE    FL   33133          1            12/05/97         12
    0430528752                           06           02/01/98         30
    970599                               N            01/01/28
    0


    1665943          744/G02             F          250,000.00         ZZ
                                         360        250,000.00          1
    1251 LAS PALMAS DRIVE              8.500          1,922.28         73
                                       8.250          1,922.28      345,000.00
    SANTA CLARA      CA   95051          5            12/29/97         00
    0430575647                           05           03/01/98          0
    82217                                O            02/01/28
    0


    1665967          229/G02             F          122,400.00         ZZ
                                         360        122,323.92          1
    2340 BLOOMINGTON DRIVE             8.375            930.33         80
                                       8.125            930.33      153,000.00
    LAS VEGAS        NV   89134          1            12/19/97         00
    0430575381                           03           02/01/98          0
    7726524                              O            01/01/28
    0
1




    1665982          568/G02             F          160,700.00         ZZ
                                         360        160,494.34          1
    3005 MARY ASHLEY CT                8.250          1,207.29         80
                                       8.000          1,207.29      201,000.00
    CONYERS          GA   30208          1            11/25/97         00
    0430525717                           05           01/01/98          0
    809543                               O            12/01/27
    0


    1665995          731/G02             F          126,000.00         ZZ
                                         360        125,923.67          1
    10477 BAR RANCH ROAD               8.500            968.83         70
                                       8.250            968.83      180,000.00
    AUBURN           CA   95603          1            12/23/97         00
    0430571513                           05           02/01/98          0
    114555491                            O            01/01/28
    0


    1666033          B35/G02             F          157,000.00         ZZ
                                         360        156,907.31          1
    ROUTE 2 BOX 148-H                  8.625          1,221.13         85
                                       8.375          1,221.13      185,000.00
    BUCHANAN         VA   24066          5            12/04/97         01
    0430561183                           05           02/01/98         12
    9782011173                           O            01/01/28
    0


    1666073          E22/G02             F           81,600.00         ZZ
                                         360         81,498.21          1
    2724 SCHUYLKILL ROAD               8.375            620.22         80
                                       8.125            620.22      102,000.00
    EAST COVENTRY T  PA   19457          1            11/25/97         04
    0410624670                           05           01/01/98         12
    410624670                            N            12/01/27
    0


    1666085          E22/G02             F          196,650.00         ZZ
                                         360        196,416.97          1
    36 VALENCIA DRIVE                  8.625          1,529.52         95
                                       8.375          1,529.52      207,000.00
    OLD BRIDGE       NJ   08857          1            11/26/97         04
    0410618599                           03           01/01/98         30
    410618599                            O            12/01/27
    0


    1666091          E22/G02             F          144,000.00         ZZ
                                         360        143,806.12          1
1


    1211 FALCON AVENUE                 8.000          1,056.62         80
                                       7.750          1,056.62      180,000.00
    MIAMI SPRINGS    FL   33166          5            11/18/97         00
    0410585269                           05           01/01/98          0
    410585269                            O            12/01/27
    0


    1666109          450/450             F          500,000.00         ZZ
                                         348        499,228.29          1
    5808 ROSWELL DRIVE                 7.750          3,613.78         78
                                       7.500          3,613.78      640,997.00
    PLANO            TX   75093          4            11/18/97         00
    4302857                              03           01/01/98          0
    4302857                              O            12/01/26
    0


    1666112          A46/G02             F          110,250.00         ZZ
                                         360        110,184.91          1
    837 MONROE CIRCLE                  8.625            857.51         90
                                       8.375            857.51      123,000.00
    ATLANTA          GA   30308          1            12/17/97         04
    0430572172                           05           02/01/98         25
    1666112                              N            01/01/28
    0


    1666124          E84/G02             F          149,950.00         ZZ
                                         360        149,767.67          1
    100 CANTERBURY DRIVE               8.500          1,152.99         70
                                       8.250          1,152.99      216,000.00
    AURORA           IL   60506          1            11/26/97         00
    0430567974                           03           01/01/98          0
    PS9700196                            O            12/01/27
    0


    1666142          E84/G02             F          116,000.00         ZZ
                                         360        115,858.96          1
    1818 CLEVELAND STREET              8.500            891.94         80
                                       8.250            891.94      146,000.00
    EVANSTON         IL   60201          1            11/24/97         00
    0430563346                           05           01/01/98          0
    PS9700156                            O            12/01/27
    0


    1666167          F03/G02             F          140,000.00         ZZ
                                         360        139,910.73          1
    343 ROCHESTER STREET               8.250          1,051.77         42
                                       8.000          1,051.77      340,000.00
    COSTA MESA       CA   92626          5            12/22/97         00
    0430564872                           05           02/01/98          0
1


    LAG10638                             O            01/01/28
    0


    1666169          G81/G02             F           53,600.00         T
                                         360         53,568.35          1
    280 RACQUET CLUB ROAD              8.625            416.90         80
    UNIT 205                           8.375            416.90       67,000.00
    WESTON           FL   33326          1            12/22/97         00
    0430589838                           01           02/01/98          0
    021712043                            O            01/01/28
    0


    1666170          967/G02             F           97,300.00         ZZ
                                         360         97,239.51          4
    176 HOT SPRINGS AVENUE             8.375            739.56         70
                                       8.125            739.56      139,000.00
    CHEYENNE         WY   82001          5            12/24/97         00
    0430563239                           05           02/01/98          0
    4313581                              N            01/01/28
    0


    1666186          E40/G02             F           82,800.00         ZZ
                                         360         82,755.94          2
    157 RUSKINDALE ROAD                9.125            673.69         90
                                       8.875            673.69       92,000.00
    HYDE PARK        MA   02136          1            12/17/97         01
    0430568667                           05           02/01/98         25
    599000033                            O            01/01/28
    0


    1666188          225/225             F           40,500.00         ZZ
                                         360         40,476.70          1
    610 & 610 1/2 N 18TH ST            8.750            318.61         90
                                       8.500            318.61       45,000.00
    BISMARK          ND   58501          1            12/19/97         04
    9500711                              05           02/01/98         25
    9500711                              N            01/01/28
    0


    1666257          514/G02             F          316,500.00         ZZ
                                         360        316,105.18          1
    344 LEEWARD CIRCLE                 8.375          2,405.63         75
                                       8.125          2,405.63      422,000.00
    AZLE             TX   76020          1            11/25/97         00
    0430539122                           03           01/01/98          0
    018760                               O            12/01/27
    0


1


    1666277          765/G02             F          203,000.00         ZZ
                                         360        202,860.29          1
    60 WEST LAS FLORES AVENUE          7.875          1,471.90         51
                                       7.625          1,471.90      400,000.00
    ARCADIA          CA   91007          5            12/31/97         00
    0430578153                           05           02/01/98          0
    328534                               O            01/01/28
    0


    1666281          624/G02             F           78,000.00         ZZ
                                         360         77,950.26          1
    138 MILLER DRIVE                   8.250            585.99         45
                                       8.000            585.99      175,000.00
    LIVINGSTON       MT   59047          5            12/23/97         00
    0430565481                           05           02/01/98          0
    76000870343                          O            01/01/28
    0


    1666294          369/G02             F           86,250.00         T
                                         360         86,150.39          1
    1040 ERIC COURT                    8.750            678.53         75
                                       8.500            678.53      115,000.00
    KISSIMMEE        FL   34744          1            11/26/97         00
    0430575514                           09           01/01/98          0
    0061325288                           O            12/01/27
    0


    1666304          687/G02             F           58,500.00         ZZ
                                         360         58,466.34          3
    315 SOUTH CEDAR AVENUE             8.750            460.22         90
                                       8.500            460.22       65,000.00
    OWATONNA         MN   55060          1            12/30/97         04
    0430578625                           05           02/01/98         25
    1640992                              N            01/01/28
    0


    1666306          180/G02             F          152,000.00         ZZ
                                         360        151,910.26          1
    9852 DEEP WATER LANE               8.625          1,182.24         80
                                       8.375          1,182.24      190,000.00
    STOCKTON         CA   95219          5            12/17/97         00
    0430573584                           03           02/01/98          0
    0012277505                           O            01/01/28
    0


    1666314          E22/G02             F           33,000.00         ZZ
                                         360         32,962.87          1
    4508 ABBOTT AVENUE #21             8.875            262.56         75
                                       8.625            262.56       44,000.00
1


    DALLAS           TX   75205          1            11/14/97         00
    0410613293                           01           01/01/98          0
    410613293                            N            12/01/27
    0


    1666337          129/G02             F           75,100.00         ZZ
                                         360         75,055.66          1
    1731 N LAFAYETTE                   8.625            584.12         90
                                       8.375            584.12       83,500.00
    DEARBORN         MI   48128          1            12/23/97         01
    0430578609                           05           02/01/98         25
    3500064286                           N            01/01/28
    0


    1666344          180/G02             F           49,100.00         ZZ
                                         360         49,072.48          1
    538 ORANGE AVENUE                  8.875            390.66         88
    #17                                8.625            390.66       56,100.00
    ALTAMONTE SPRIN  FL   32701          1            12/19/97         04
    0430561100                           01           02/01/98         25
    0012301339                           N            01/01/28
    0


    1666361          638/G02             F           68,850.00         ZZ
                                         360         68,809.35          1
    11 RIVIERA ROAD                    8.625            535.51         90
    ROLLING GREEN CONDOMINIUMS         8.375            535.51       76,530.00
    HUDSON           NH   03051          1            12/29/97         10
    0430582759                           03           02/01/98         25
    08690595                             N            01/01/28
    0


    1666367          180/G02             F          103,500.00         ZZ
                                         360        103,383.53          1
    10812-B PINEHURST DRIVE            8.875            823.49         90
                                       8.625            823.49      115,000.00
    AUSTIN           TX   78747          1            11/21/97         04
    0430566216                           01           01/01/98         25
    0012232906                           N            12/01/27
    0


    1666392          E22/G02             F          172,000.00         E
                                         360        171,806.43          3
    25 NORTHWEST 20TH STREET           8.875          1,368.51         80
                                       8.625          1,368.51      215,000.00
    GRESHAM          OR   97030          1            11/10/97         01
    0410569297                           05           01/01/98         20
    410569297                            N            12/01/27
    0
1




    1666398          462/G02             F          147,500.00         ZZ
                                         360        147,316.00          1
    10315 NEWINGTON DRIVE              8.375          1,121.11         72
                                       8.125          1,121.11      206,500.00
    ORLANDO          FL   32836          1            12/11/97         00
    0430539155                           03           01/01/98          0
    5066709                              O            12/01/27
    0


    1666402          B75/G02             F          178,500.00         ZZ
                                         360        178,391.86          1
    350 BORDEUX COURT                  8.500          1,372.51         85
                                       8.250          1,372.51      210,000.00
    ATLANTA          GA   30331          5            12/18/97         01
    0430574962                           05           02/01/98         25
    7189483                              O            01/01/28
    0


    1666405          B75/G02             F           48,600.00         ZZ
                                         360         48,572.76          1
    2768 WEST HICKORY BLUFF            8.875            386.68         90
                                       8.625            386.68       54,000.00
    MEMPHIS          TN   38128          1            12/22/97         01
    0430575829                           07           02/01/98         25
    7216286                              N            01/01/28
    0


    1666436          369/G02             F           77,000.00         ZZ
                                         360         76,362.48          2
    4501 E EIGHTEENTH STREET           8.750            605.76         91
                                       8.500            605.76       85,000.00
    TUCSON           AZ   85711          1            10/31/97         01
    0430585190                           05           12/01/97         25
    48470389                             N            11/01/27
    0


    1666448          E84/G02             F           28,800.00         ZZ
                                         360         28,769.22          1
    725 HILL DRIVE #305                9.125            234.33         90
                                       8.875            234.33       32,000.00
    HOFFMAN ESTATES  IL   60194          1            12/03/97         10
    0430562090                           01           01/01/98         30
    PS9700163                            N            12/01/27
    0


    1666492          K45/G02             F          121,000.00         ZZ
                                         360        121,000.00          1
1


    1337 EAST NORTHSHORE DRIVE         8.500            930.39         74
                                       8.250            930.39      165,000.00
    TEMPE            AZ   85283          2            01/02/98         00
    0430571943                           03           03/01/98          0
    21010                                O            02/01/28
    0


    1666511          H86/G02             F          126,000.00         ZZ
                                         360        125,858.20          2
    1317-1319 MARION STREET            8.875          1,002.51         90
                                       8.625          1,002.51      140,000.00
    DENVER           CO   80218          1            11/26/97         10
    0430567941                           05           01/01/98         20
    104605                               N            12/01/27
    0


    1666531          286/286             F          231,200.00         ZZ
                                         360        230,648.05          1
    104 SAMPSON ROAD                   8.625          1,798.26         80
                                       8.375          1,798.26      289,000.00
    BOLTON           MA   01740          1            10/01/97         00
    8699242                              05           11/01/97          0
    8699242                              O            10/01/27
    0


    1666602          225/225             F          179,100.00         ZZ
                                         360        178,991.49          3
    96 SOUTH STREET                    8.500          1,377.13         90
                                       8.250          1,377.13      199,000.00
    DANBURY          CT   06810          1            01/07/98         11
    8082139                              05           02/01/98         25
    8082139                              N            01/01/28
    0


    1666606          480/G02             F           90,000.00         ZZ
                                         360         89,946.87          1
    43 EMPIRE PLACE                    8.625            700.01         80
                                       8.375            700.01      113,000.00
    LONGMONT         CO   80501          2            12/22/97         00
    0430581579                           05           02/01/98          0
    2259026                              O            01/01/28
    0


    1666631          E46/G02             F           53,900.00         ZZ
                                         360         53,900.00          1
    1737 QUINCY STREET                 8.875            428.85         42
                                       8.625            428.85      129,900.00
    PISCATAWAY       NJ   08854          1            01/09/98         00
    0430582775                           05           03/01/98          0
1


    27257                                N            02/01/28
    0


    1666748          E22/G02             F          194,000.00         ZZ
                                         360        193,758.00          1
    20307 SEABROOK DRIVE               8.375          1,474.54         77
                                       8.125          1,474.54      254,000.00
    GAITHERSBURG     MD   20879          2            11/25/97         00
    0410630099                           03           01/01/98          0
    410630099                            O            12/01/27
    0


    1666780          129/G02             F          101,600.00         ZZ
                                         360        101,541.54          4
    2953 TAFT SW                       8.750            799.29         90
                                       8.500            799.29      112,900.00
    WYOMING          MI   49509          1            12/30/97         10
    0430586552                           05           02/01/98         25
    3500068535                           N            01/01/28
    0


    1666785          129/G02             F          106,100.00         ZZ
                                         360        106,038.96          4
    3045 TAFT SW                       8.750            834.69         90
                                       8.500            834.69      117,900.00
    WYOMING          MI   49509          1            12/30/97         10
    0430586503                           05           02/01/98         25
    3500068451                           N            01/01/28
    0


    1666787          687/G02             F           33,600.00         ZZ
                                         360         33,580.16          1
    5816 8TH AVENUE                    8.625            261.34         80
                                       8.375            261.34       42,000.00
    NEW PORT RICHEY  FL   34252          1            12/31/97         00
    0430575662                           05           02/01/98          0
    1642103                              O            01/01/28
    0


    1666793          744/G02             F          150,300.00         ZZ
                                         360        150,191.22          1
    530 EAST OCEAN BOULEVARD #404      7.625          1,063.81         80
                                       7.375          1,063.81      187,900.00
    LONG BEACH       CA   90802          1            12/17/97         00
    0430568840                           06           02/01/98          0
    ROB1124                              O            01/01/28
    0


1


    1666796          633/G02             F          224,625.00         ZZ
                                         360        224,462.42          1
    5290 E RURAL RIDGE CIRCLE          7.625          1,589.88         75
                                       7.375          1,589.88      299,500.00
    ANAHEIM          CA   92807          5            12/23/97         00
    0430581421                           03           02/01/98          0
    692369                               O            01/01/28
    0


    1666805          637/G02             F           63,700.00         ZZ
                                         360         63,664.28          1
    8330 NE HOLLADAY STREET            8.875            506.83         70
                                       8.625            506.83       91,000.00
    PORTLAND         OR   97220          5            12/22/97         00
    0430587071                           05           02/01/98          0
    8078008                              N            01/01/28
    0


    1666806          687/G02             F           17,100.00         ZZ
                                         360         17,100.00          2
    3351 NORTH DETROIT AVENUE          8.875            136.06         90
                                       8.625            136.06       19,000.00
    TOLEDO           OH   43610          1            01/09/98         04
    0430578112                           05           03/01/98         25
    1642791                              N            02/01/28
    0


    1666819          593/593             F           18,650.00         ZZ
                                         360         18,564.14          1
    309 YELLOWSTONE                    8.875            148.39         32
                                       8.625            148.39       60,000.00
    OSBURN           ID   83849          5            05/15/97         00
    6351464                              05           07/01/97          0
    6351464                              N            06/01/27
    0


    1666825          638/G02             F           51,300.00         ZZ
                                         360         51,271.24          1
    34 LEILAND ST                      8.875            408.17         90
                                       8.625            408.17       57,000.00
    WARWICK          RI   02886          1            12/23/97         10
    0430573576                           05           02/01/98         25
    8690681                              N            01/01/28
    0


    1666833          E26/G02             F           99,000.00         ZZ
                                         360         98,866.70          4
    1068 SENECA STREET                 8.000            726.43         90
                                       7.750            726.43      110,000.00
1


    BETHLEHEM        PA   18017          1            12/02/97         11
    0430569350                           05           01/01/98         25
    60700980                             N            12/01/27
    0


    1666839          E26/G02             F           36,000.00         ZZ
                                         360         35,959.47          2
    922 E MORTON STREET                8.875            286.44         90
                                       8.625            286.44       40,000.00
    BETHEHEM         PA   18015          1            11/28/97         11
    0430569376                           05           01/01/98         25
    60700979                             O            12/01/27
    0


    1666841          455/G02             F           52,200.00         ZZ
                                         360         52,170.73          1
    103 CANTERBURY CT                  8.875            415.33         90
                                       8.625            415.33       58,000.00
    DAHLONEGA        GA   30533          1            12/19/97         11
    0430559609                           05           02/01/98         25
    57761                                O            01/01/28
    0


    1666852          G88/G02             F           63,800.00         ZZ
                                         360         63,764.22          1
    8 NORTON STREET                    8.875            507.63         90
                                       8.625            507.63       70,900.00
    DERRY            NH   03038          1            12/30/97         04
    0430561407                           05           02/01/98         25
    9711024                              N            01/01/28
    0


    1666858          K01/K01             F           83,198.61         ZZ
                                         341         83,134.41          2
    42-44 VAN BUREN AVENUE             8.000            618.86         74
                                       7.750            618.86      113,000.00
    SPRINGFIELD      MA   01104          2            11/04/97         04
    0459948170                           05           02/01/98         12
    0459948170                           N            06/01/26
    0


    1666867          A63/G02             F          119,000.00         ZZ
                                         360        118,933.28          1
    65 WASHINGTON AVENUE               8.875            946.82         83
                                       8.625            946.82      145,000.00
    DEER PARK        NY   11729          5            12/22/97         10
    0430561159                           05           02/01/98         17
    9320                                 O            01/01/28
    0
1




    1666868          H84/G02             F          145,000.00         ZZ
                                         360        145,000.00          1
    FIRE #ICP52 CRISPELL ROAD          8.250          1,089.34         67
                                       8.000          1,089.34      217,000.00
    OLIVEBRIDGE      NY   12461          5            01/09/98         00
    0430582767                           05           03/01/98          0
    AA97145                              O            02/01/28
    0


    1666880          K01/K01             F           68,671.69         ZZ
                                         341         68,618.69          2
    173-177 SAVOY AVENUE               8.000            510.81         61
                                       7.750            510.81      113,000.00
    SPRINGFIELD      MA   01104          2            11/04/97         04
    0459943304                           05           02/01/98         12
    0459943304                           N            06/01/26
    0


    1666882          129/G02             F           90,000.00         ZZ
                                         360         89,939.61          1
    3 MODENA DRIVE                     8.000            660.39         77
                                       7.750            660.39      117,000.00
    WARWICK          RI   02886          2            12/31/97         00
    0430581215                           05           02/01/98          0
    3500069269                           O            01/01/28
    0


    1666889          G41/G02             F           80,000.00         ZZ
                                         360         80,000.00          1
    23110 SOUTH CENTRAL AVENUE         8.500            615.13         54
                                       8.250            615.13      150,000.00
    SONOMA           CA   95476          5            01/08/98         00
    0430583260                           05           03/01/98          0
    61100444                             N            02/01/28
    0


    1666896          225/225             F          115,800.00         ZZ
                                         360        115,729.84          1
    12308 BENTCREEK LANE               8.500            890.41         75
                                       8.250            890.41      155,000.00
    MATTHEWS         NC   28105          2            12/23/97         00
    8080931                              05           02/01/98          0
    8080931                              N            01/01/28
    0


    1666897          K45/G02             F          231,200.00         ZZ
                                         360        231,040.89          1
1


    28407 NORTH 152ND STREET           7.875          1,676.36         80
                                       7.625          1,676.36      289,000.00
    SCOTTSDALE       AZ   85255          1            12/22/97         00
    0430577940                           05           02/01/98          0
    AYLOTT                               O            01/01/28
    0


    1666903          828/G02             F           71,200.00         ZZ
                                         360         71,200.00          1
    13815 WICKERSHAM LANE              8.750            560.14         80
                                       8.500            560.14       89,000.00
    HOUSTON          TX   77077          1            01/14/98         00
    0430578146                           03           03/01/98          0
    7859006                              O            02/01/28
    0


    1666904          001/G02             F          104,850.00         ZZ
                                         360        104,788.10          3
    77 WEST SIXTH STREET               8.625            815.51         90
                                       8.375            815.51      116,500.00
    LOWELL           MA   01850          1            12/23/97         11
    0430566521                           05           02/01/98         25
    1521240                              N            01/01/28
    0


    1666909          B68/G02             F           89,050.00         ZZ
                                         360         88,987.14          1
    294 EAST ACACIA STREET             7.750            637.97         83
                                       7.500            637.97      108,500.00
    POMONA           CA   91767          2            12/23/97         10
    0430582833                           05           02/01/98         25
    117027299                            O            01/01/28
    0


    1666938          A80/G02             F           39,500.00         ZZ
                                         360         39,500.00          1
    15682 SW 85TH LANE                 9.125            321.39         90
                                       8.875            321.39       44,050.00
    MIAMI            FL   33193          1            01/21/98         12
    0430585737                           01           03/01/98         25
    9815952                              N            02/01/28
    0


    1666939          A80/G02             F           95,000.00         ZZ
                                         360         94,936.25          1
    753 SW 103RD PLACE                 8.000            697.08         62
                                       7.750            697.08      155,000.00
    MIAMI            FL   33174          1            12/30/97         00
    0430572214                           05           02/01/98          0
1


    9715974                              O            01/01/28
    0


    1666947          001/G02             F          100,200.00         ZZ
                                         360        100,125.64          1
    9 ISLINGTON STREET                 7.500            700.61         56
                                       7.250            700.61      179,000.00
    ALLSTON          MA   02134          5            12/31/97         00
    0430578765                           05           02/01/98          0
    1520447                              N            01/01/28
    0


    1666955          A02/G02             F          102,000.00         ZZ
                                         360        101,933.27          1
    412 LINDLEY STREET                 8.125            757.35         64
                                       7.875            757.35      160,000.00
    DOWNERS GROVE    IL   60515          2            12/26/97         00
    0430578799                           05           02/01/98          0
    KOLL0797487C                         O            01/01/28
    0


    1666957          369/G02             F           69,300.00         ZZ
                                         360         69,258.01          1
    1219/1221 TINO COURT               8.500            532.86         90
                                       8.250            532.86       77,000.00
    ORLANDO          FL   32825          1            12/19/97         01
    0430588665                           07           02/01/98         30
    972871                               N            01/01/28
    0


    1666961          G66/G02             F          256,000.00         ZZ
                                         360        255,828.23          1
    4359 EMILY DRIVE                   8.000          1,878.44         80
                                       7.750          1,878.44      320,000.00
    JAMUL            CA   91935          5            12/17/97         00
    0430561738                           05           02/01/98          0
    1217                                 O            01/01/28
    0


    1666977          A33/G02             F           29,400.00         ZZ
                                         360         29,383.52          1
    19400 FAUST                        8.875            233.92         70
                                       8.625            233.92       42,000.00
    DETROIT          MI   48219          5            12/30/97         00
    0430588285                           05           02/01/98          0
    007044999                            N            01/01/28
    0


1


    1666981          591/G02             F          108,000.00         ZZ
                                         360        108,000.00          4
    326 12TH STREET NE                 8.875            859.30         90
                                       8.625            859.30      120,000.00
    WASHINGTON       DC   20002          1            01/15/98         01
    0430585638                           07           03/01/98         25
    102804215                            N            02/01/28
    0


    1666989          B26/G02             F          336,000.00         ZZ
                                         360        336,000.00          1
    3 RANDOM FARMS CIRCLE              8.375          2,553.84         70
                                       8.125          2,553.84      480,000.00
    CHAPPAQUA        NY   10514          1            01/08/98         00
    0430589952                           05           03/01/98          0
    1311012919W                          O            02/01/28
    0


    1667002          F61/G02             F          144,900.00         ZZ
                                         360        144,818.77          2
    2411 SOUTHEAST MADISON             8.875          1,152.89         90
                                       8.625          1,152.89      161,000.00
    PORTLAND         OR   97214          1            12/16/97         04
    0430588533                           05           02/01/98         25
    970657B                              N            01/01/28
    0


    1667007          F03/G02             F          275,000.00         ZZ
                                         360        274,833.40          1
    1009 LITTLE KERBER CREEK           8.500          2,114.52         62
                                       8.250          2,114.52      450,000.00
    VILLA GROVE      CO   81155          1            12/22/97         00
    0430563650                           05           02/01/98          0
    DEN11732                             O            01/01/28
    0


    1667030          A46/G02             F           35,100.00         ZZ
                                         360         35,078.73          1
    140 SOUTH SCOTT STREET             8.500            269.89         90
                                       8.250            269.89       39,000.00
    BURLESON         TX   76028          1            12/17/97         04
    0430568121                           05           02/01/98         25
    0820507                              N            01/01/28
    0


    1667232          229/G02             F          114,300.00         ZZ
                                         360        114,235.91          2
    59 A & B KIENIA ROAD               8.875            909.43         90
                                       8.625            909.43      127,000.00
1


    HUDSON           NH   03051          1            12/31/97         10
    0430583237                           05           02/01/98         30
    7731144                              N            01/01/28
    0


    1667236          A91/G02             F          291,000.00         ZZ
                                         360        291,000.00          3
    156 PRESIDENT STREET               8.750          2,289.30         54
                                       8.500          2,289.30      545,000.00
    BROOKLYN         NY   11231          5            01/20/98         00
    0430576710                           05           03/01/98          0
    0000                                 N            02/01/28
    0


    1667241          F25/G02             F          168,800.00         ZZ
                                         360        168,800.00          1
    42 PEMBROKE DRIVE                  8.500          1,297.93         80
                                       8.250          1,297.93      212,000.00
    POUGHKEEPSIE     NY   12603          5            01/05/98         00
    0430566505                           05           03/01/98          0
    R9711059                             O            02/01/28
    0


    1667245          180/G02             F          117,650.00         ZZ
                                         360        117,580.54          1
    9738 SAYBROOK STREET               8.625            915.07         90
                                       8.375            915.07      131,181.00
    HIGHLANDS RANCH  CO   80126          1            12/29/97         04
    0430564559                           03           02/01/98         25
    12245858                             N            01/01/28
    0


    1667254          633/G02             F          138,000.00         ZZ
                                         360        137,907.40          1
    6971 SAN JULIAN CIRCLE             8.000          1,012.60         75
                                       7.750          1,012.60      185,500.00
    BUENA PARK       CA   90620          2            12/22/97         00
    0430574301                           05           02/01/98          0
    694490                               N            01/01/28
    0


    1667256          765/G02             F          108,800.00         ZZ
                                         360        108,800.00          1
    3543 BURTON AVENUE                 8.500            836.58         80
                                       8.250            836.58      136,000.00
    LYNWOOD          CA   90262          2            01/09/98         00
    0430584615                           05           03/01/98          0
    328569                               O            02/01/28
    0
1




    1667271          962/G02             F           50,000.00         ZZ
                                         360         49,971.23          1
    826 23RD STREET S                  8.750            393.35         62
                                       8.500            393.35       81,500.00
    GRAND FORKS      ND   58201          5            12/31/97         00
    0430565796                           05           02/01/98          0
    1667271                              N            01/01/28
    0


    1667277          A38/G02             F           67,500.00         ZZ
                                         360         67,453.55          1
    14118 COUGAR ROCK DRIVE            7.875            489.42         69
                                       7.625            489.42       98,585.00
    SAN ANTONIO      TX   78230          1            12/31/97         00
    0430580811                           03           02/01/98          0
    8110784                              O            01/01/28
    0


    1667288          074/G02             F          105,000.00         ZZ
                                         360        104,922.07          1
    6 MATTHEWS FARM RD                 7.500            734.18         29
                                       7.250            734.18      367,724.00
    MONTGOMERY       NJ   08502          1            12/02/97         00
    0430550004                           03           02/01/98          0
    1101220947                           O            01/01/28
    0


    1667290          074/G02             F          100,800.00         ZZ
                                         360        100,671.00          1
    651 RIVERSIDE AVE                  8.250            757.28         80
                                       8.000            757.28      126,000.00
    LYNDHURST        NJ   07021          1            11/25/97         00
    0430550053                           01           01/01/98          0
    1101223118                           N            12/01/27
    0


    1667291          074/G02             F          312,000.00         ZZ
                                         360        311,620.64          1
    5 VANDERBILT DRIVE                 8.500          2,399.01         60
                                       8.250          2,399.01      520,000.00
    LIVINGSTON       NJ   07039          1            11/07/97         00
    0430550095                           05           01/01/98          0
    1101223967                           O            12/01/27
    0


    1667292          074/G02             F           32,200.00         ZZ
                                         360         32,159.84          1
1


    3803 BABE CT                       8.375            244.74         70
                                       8.125            244.74       46,000.00
    VOORHEES         NJ   08043          1            11/26/97         00
    0430550145                           01           01/01/98          0
    1101225124                           N            12/01/27
    0


    1667294          074/G02             F          142,400.00         ZZ
                                         360        142,208.27          1
    147 LINDA LANE                     8.000          1,044.88         80
                                       7.750          1,044.88      178,000.00
    EDISON           NJ   08820          1            11/24/97         00
    0430550194                           01           01/01/98          0
    1101225601                           O            12/01/27
    0


    1667295          074/G02             F           92,000.00         ZZ
                                         360         91,885.22          1
    400 W RT 70                        8.375            699.27         80
                                       8.125            699.27      115,000.00
    CHERRY HILL      NJ   08002          1            11/26/97         00
    0430550228                           05           01/01/98          0
    1101225918                           O            12/01/27
    0


    1667296          074/G02             F           90,000.00         ZZ
                                         360         89,878.82          2
    49 REGIS DRIVE                     8.000            660.39         65
                                       7.750            660.39      140,000.00
    STATEN ISLAND    NY   10314          1            11/06/97         00
    0430550251                           05           01/01/98          0
    1106074048                           O            12/01/27
    0


    1667298          074/G02             F          172,500.00         ZZ
                                         360        172,284.81          2
    87-36 133RD STREET                 8.375          1,311.13         75
                                       8.125          1,311.13      230,000.00
    RICHMOND HILL    NY   11420          5            11/12/97         00
    0430550319                           05           01/01/98          0
    1106083832                           O            12/01/27
    0


    1667300          074/G02             F          160,000.00         ZZ
                                         360        159,784.56          1
    3 BLIND BROOK LANE                 8.000          1,174.03         80
                                       7.750          1,174.03      200,000.00
    RYE              NY   10580          1            11/07/97         00
    0430550327                           05           01/01/98          0
1


    1106094828                           N            12/01/27
    0


    1667301          074/G02             F          339,250.00         ZZ
                                         360        338,837.51          1
    23 WEST CREEK FARM ROAD            8.500          2,608.54         62
                                       8.250          2,608.54      550,000.00
    SANDS POINT      NY   11050          1            11/17/97         00
    0430550335                           05           01/01/98          0
    1106097327                           N            12/01/27
    0


    1667302          074/G02             F          113,000.00         ZZ
                                         360        112,859.03          1
    24 CINDER ROAD                     8.375            858.89         54
                                       8.125            858.89      213,000.00
    GARNERVILLE      NY   10923          1            11/12/97         00
    0430550350                           05           01/01/98          0
    1106097892                           O            12/01/27
    0


    1667303          074/G02             F          157,500.00         ZZ
                                         360        157,287.94          1
    2466 ARTHUR COURT                  8.000          1,155.68         75
                                       7.750          1,155.68      210,000.00
    OCEANSIDE        NY   11572          5            11/12/97         00
    0430550376                           05           01/01/98          0
    1106100181                           O            12/01/27
    0


    1667304          074/G02             F           19,200.00         ZZ
                                         360         19,175.42          2
    176-178 ST. CHARLES STREET         8.250            144.25         80
                                       8.000            144.25       24,000.00
    VILLAGE OF JOHN  NY   13790          1            11/10/97         00
    0430550400                           05           01/01/98          0
    1107029741                           N            12/01/27
    0


    1667305          074/G02             F           49,600.00         ZZ
                                         360         49,534.88          1
    56 LANGFORD ROAD                   8.125            368.28         80
                                       7.875            368.28       62,000.00
    ROCHESTER        NY   14615          1            11/21/97         00
    0430550426                           05           01/01/98          0
    1107030026                           O            12/01/27
    0


1


    1667306          074/G02             F          174,150.00         ZZ
                                         360        173,943.60          2
    126-10 FARMERS BOULEVARD           8.625          1,354.53         85
                                       8.375          1,354.53      204,900.00
    SPRINGFIELD GAR  NY   11434          1            11/12/97         14
    0430550483                           05           01/01/98         25
    1111128430                           N            12/01/27
    0


    1667307          074/G02             F          133,200.00         ZZ
                                         360        133,033.84          1
    7 PEARL BUSH LANE                  8.375          1,012.42         80
                                       8.125          1,012.42      166,500.00
    POUGHKEEPSIE     NY   12603          1            11/05/97         00
    0430550517                           05           01/01/98          0
    1111129240                           O            12/01/27
    0


    1667308          074/G02             F          123,000.00         ZZ
                                         360        122,850.43          1
    1020 OLYMPIA ROAD                  8.500            945.77         69
                                       8.250            945.77      180,000.00
    NORTH BELLMORE   NY   11710          1            11/06/97         00
    0430550541                           05           01/01/98          0
    1111130261                           O            12/01/27
    0


    1667309          074/G02             F           42,000.00         ZZ
                                         360         41,950.22          2
    6-8 GREENWICH ST                   8.625            326.68         70
                                       8.375            326.68       60,000.00
    BELMONT          NY   14813          5            11/12/97         00
    0430550590                           05           01/01/98          0
    1111130884                           N            12/01/27
    0


    1667311          074/G02             F          180,000.00         ZZ
                                         360        179,653.29          2
    2762 COLDEN AVENUE                 8.250          1,352.28         75
                                       8.000          1,352.28      241,000.00
    BRONX            NY   10469          2            10/23/97         00
    0430550673                           05           12/01/97          0
    1111131720                           O            11/01/27
    0


    1667312          074/G02             F          279,500.00         ZZ
                                         360        279,168.77          1
    93 SHELLBANK PLACE                 8.625          2,173.93         70
                                       8.375          2,173.93      400,000.00
1


    ROCKVILLE CENTR  NY   11570          5            11/06/97         00
    0430551168                           05           01/01/98          0
    1111133000                           O            12/01/27
    0


    1667313          074/G02             F          124,900.00         ZZ
                                         360        124,727.51          1
    4 AMAPOLA LANE                     7.875            905.62         65
                                       7.625            905.62      194,900.00
    KINGS PARK       NY   11754          1            11/17/97         00
    0430551176                           05           01/01/98          0
    1111133791                           O            12/01/27
    0


    1667314          074/G02             F          160,000.00         ZZ
                                         360        159,805.44          1
    6 THREE MILE HARBOR HOG CREEK      8.500          1,230.27         80
    ROAD                               8.250          1,230.27      200,000.00
    EAST HAMPTON     NY   11937          1            11/18/97         00
    0430551184                           05           01/01/98          0
    1111133882                           O            12/01/27
    0


    1667315          074/G02             F          200,000.00         ZZ
                                         360        199,769.00          4
    160 PROSPECT PARK WEST             8.750          1,573.41         41
                                       8.500          1,573.41      490,000.00
    BROOKLYN         NY   11215          5            11/07/97         00
    0430551192                           05           01/01/98          0
    1111134761                           O            12/01/27
    0


    1667317          074/G02             F           65,700.00         ZZ
                                         360         65,618.04          2
    322-324 LAKEVIEW PARK              8.375            499.37         90
                                       8.125            499.37       73,000.00
    ROCHESTER        NY   14613          1            11/26/97         21
    0430551200                           05           01/01/98         25
    1111135742                           N            12/01/27
    0


    1667319          074/G02             F          156,750.00         ZZ
                                         360        156,573.59          3
    1609 TAYLOR AVENUE                 8.875          1,247.18         95
                                       8.625          1,247.18      165,000.00
    BRONX            NY   10460          1            11/14/97         14
    0430551234                           05           01/01/98         30
    1111135913                           O            12/01/27
    0
1




    1667320          074/G02             F          174,400.00         ZZ
                                         360        174,176.82          1
    3237 SPENCER DRIVE                 8.250          1,310.21         80
                                       8.000          1,310.21      218,000.00
    BRONX            NY   10465          2            10/30/97         00
    0430551259                           05           01/01/98          0
    1111136450                           O            12/01/27
    0


    1667322          074/G02             F          120,000.00         ZZ
                                         360        119,850.30          1
    865 LEONARD DRIVE                  8.375            912.09         73
                                       8.125            912.09      165,000.00
    WESTBURY         NY   11590          5            10/31/97         00
    0430551283                           05           01/01/98          0
    1111137227                           O            12/01/27
    0


    1667324          074/G02             F           45,000.00         T
                                         360         44,949.34          1
    201 W 72ND STREET UNIT 5J          8.875            358.05         34
                                       8.625            358.05      135,000.00
    NEW YORK         NY   10024          1            11/13/97         00
    0430551366                           06           01/01/98          0
    1111138707                           O            12/01/27
    0


    1667325          074/G02             F           64,000.00         T
                                         360         63,924.15          1
    5 DEERHAVEN PARK ROAD              8.625            497.79         64
                                       8.375            497.79      100,000.00
    BOICEVILLE       NY   12412          2            11/17/97         00
    0430551416                           05           01/01/98          0
    1111138729                           O            12/01/27
    0


    1667326          074/G02             F          132,000.00         ZZ
                                         360        131,831.06          1
    87-71 111TH STREET                 8.250            991.68         80
                                       8.000            991.68      165,000.00
    RICHMOND HILL    NY   11418          1            11/05/97         00
    0430551465                           05           01/01/98          0
    1111139594                           O            12/01/27
    0


    1667327          074/G02             F          208,000.00         ZZ
                                         360        207,753.50          1
1


    415 EAST 37TH STREET, UNIT         8.625          1,617.81         80
    #31-N                              8.375          1,617.81      260,000.00
    NEW YORK         NY   10016          1            11/26/97         00
    0430551499                           06           01/01/98          0
    1111139765                           N            12/01/27
    0


    1667328          074/G02             F          166,200.00         ZZ
                                         360        166,101.87          2
    829 GREENE AVENUE                  8.625          1,292.69         95
                                       8.375          1,292.69      175,000.00
    BROOKLYN         NY   11221          1            12/02/97         04
    0430551549                           05           02/01/98         30
    1111139925                           O            01/01/28
    0


    1667329          074/G02             F           92,800.00         ZZ
                                         360         92,684.23          1
    43 W. 22ND STREET                  8.375            705.35         80
                                       8.125            705.35      116,000.00
    HUNTINGTON STAT  NY   11746          1            11/26/97         00
    0430551622                           05           01/01/98          0
    1111142125                           O            12/01/27
    0


    1667330          074/G02             F          224,950.00         ZZ
                                         360        224,654.70          1
    42 LONE HILL WALK                  8.125          1,670.25         75
                                       7.875          1,670.25      300,000.00
    FIRE ISLAND PIN  NY   11782          1            11/25/97         00
    0430551648                           05           01/01/98          0
    1111143525                           N            12/01/27
    0


    1667331          074/G02             F          270,000.00         ZZ
                                         360        269,680.03          1
    199-46 KENO AVENUE                 8.625          2,100.04         80
                                       8.375          2,100.04      340,000.00
    HOLLISWOOD       NY   11423          1            11/18/97         00
    0430551663                           05           01/01/98          0
    1111143842                           O            12/01/27
    0


    1667333          074/G02             F          125,400.00         ZZ
                                         360        125,251.39          1
    503 NASSAU AVENUE                  8.625            975.35         87
                                       8.375            975.35      145,000.00
    FREEPORT         NY   11520          1            11/25/97         10
    0430551713                           05           01/01/98         25
1


    1111144357                           N            12/01/27
    0


    1667334          074/G02             F          322,200.00         ZZ
                                         360        321,798.06          3
    206-208 ELM STREET                 8.375          2,448.96         90
                                       8.125          2,448.96      358,000.00
    SOUTHAMPTON      NY   11968          1            11/26/97         04
    0430551747                           05           01/01/98         25
    1111145382                           O            12/01/27
    0


    1667335          074/G02             F           59,000.00         ZZ
                                         360         58,922.56          2
    91 SPRING STREET                   8.125            438.07         86
                                       7.875            438.07       69,000.00
    MIDDLETOWN       CT   06457          1            11/03/97         10
    0430551796                           05           01/01/98         25
    1113064372                           N            12/01/27
    0


    1667336          074/G02             F           60,800.00         ZZ
                                         360         60,716.05          1
    238 ANDERSON AVE CYNTHIA CT        7.875            440.84         80
                                       7.625            440.84       76,000.00
    WATERBURY        CT   06708          1            11/25/97         00
    0430551820                           01           01/01/98          0
    1113066436                           O            12/01/27
    0


    1667337          074/G02             F           92,000.00         ZZ
                                         360         91,863.01          1
    3745 LIVE OAK CREEK WAY            7.500            643.28         71
                                       7.250            643.28      131,000.00
    ONTARIO          CA   91761          2            11/14/97         00
    0430551861                           03           01/01/98          0
    1113067280                           N            12/01/27
    0


    1667338          074/G02             F           63,600.00         ZZ
                                         360         63,507.63          1
    101 WINGED FOOT CT                 7.625            450.16         80
                                       7.375            450.16       79,500.00
    LIMERICK         PA   19468          1            11/24/97         00
    0430551903                           09           01/01/98          0
    1172144816                           O            12/01/27
    0


1


    1667339          074/G02             F          108,950.00         ZZ
                                         360        108,791.80          1
    16 GERALD AVE                      7.625            771.14         80
                                       7.375            771.14      136,200.00
    FEASTERVILLE     PA   19053          1            11/14/97         00
    0430551945                           05           01/01/98          0
    1175049480                           O            12/01/27
    0


    1667341          074/G02             F           72,000.00         ZZ
                                         360         71,907.86          3
    428 NORTH ST                       8.250            540.91         80
                                       8.000            540.91       90,000.00
    ELKTON           MD   21921          1            11/18/97         00
    0430551986                           05           01/01/98          0
    1181084147                           N            12/01/27
    0


    1667342          074/G02             F           87,300.00         ZZ
                                         360         87,193.85          1
    2313 W COLT RD                     8.500            671.26         90
                                       8.250            671.26       97,000.00
    CHANDLER         AZ   85224          1            11/04/97         01
    0430552034                           05           01/01/98         25
    1200005157                           N            12/01/27
    0


    1667343          074/G02             F           76,000.00         ZZ
                                         360         75,902.75          1
    3734 E PARADISE DR                 8.250            570.96         80
                                       8.000            570.96       95,000.00
    PHOENIX          AZ   85028          2            11/24/97         00
    0430552067                           05           01/01/98          0
    1203011203                           N            12/01/27
    0


    1667344          074/G02             F           92,700.00         ZZ
                                         360         92,584.36          1
    2530 E JASPER DR                   8.375            704.59         90
                                       8.125            704.59      103,011.00
    GILBERT          AZ   85296          1            11/07/97         04
    0430552117                           03           01/01/98         30
    1203017378                           N            12/01/27
    0


    1667345          074/G02             F           42,000.00         ZZ
                                         360         41,919.11          1
    928 E DIAMOND DR                   8.250            315.53         70
                                       8.000            315.53       60,000.00
1


    TEMPE            AZ   85283          5            10/30/97         00
    0430552166                           09           12/01/97          0
    1203017662                           N            11/01/27
    0


    1667346          074/G02             F           87,100.00         ZZ
                                         360         86,991.36          1
    2236 W EDGEWOOD AVE                8.375            662.02         80
                                       8.125            662.02      110,000.00
    MESA             AZ   85202          2            11/13/97         00
    0430552224                           05           01/01/98          0
    1203018144                           N            12/01/27
    0


    1667348          H22/G02             F          127,500.00         ZZ
                                         360        127,500.00          1
    79-46 265TH STREET                 7.750            913.43         75
                                       7.500            913.43      170,000.00
    FLORAL PARK      NY   11004          1            01/27/98         00
    0430589382                           05           03/01/98          0
    9711034                              O            02/01/28
    0


    1667349          074/G02             F           37,800.00         ZZ
                                         360         37,754.04          1
    3002 N 32ND ST UNIT 7              8.500            290.65         90
                                       8.250            290.65       42,000.00
    PHOENIX          AZ   85018          1            11/13/97         21
    0430552364                           01           01/01/98         25
    1207006715                           N            12/01/27
    0


    1667350          074/G02             F           74,800.00         ZZ
                                         360         74,632.67          1
    1827 E 13TH ST                     8.250            561.95         80
                                       8.000            561.95       93,500.00
    TUCSON           AZ   85719          1            11/03/97         00
    0430552422                           05           01/01/98          0
    1222006492                           N            12/01/27
    0


    1667351          074/G02             F          469,300.00         ZZ
                                         360        468,651.94          1
    11015 N MONTROSE WAY               7.875          3,402.75         47
                                       7.625          3,402.75    1,000,000.00
    SCOTTSDALE       AZ   85254          2            11/19/97         00
    0430552489                           05           01/01/98          0
    1222006765                           O            12/01/27
    0
1




    1667353          074/G02             F           68,400.00         ZZ
                                         360         68,318.94          1
    3948 HALLDALE AVENUE               8.625            532.01         90
                                       8.375            532.01       76,000.00
    LOS ANGELES      CA   90062          1            11/19/97         21
    0430552638                           05           01/01/98         25
    1234010410                           N            12/01/27
    0


    1667354          074/G02             F           72,000.00         ZZ
                                         360         71,914.67          1
    5318 WESTHAVEN STREET              8.625            560.01         90
                                       8.375            560.01       80,000.00
    LOS ANGELES      CA   90016          1            11/18/97         14
    0430552695                           05           01/01/98         25
    1234010420                           N            12/01/27
    0


    1667355          074/G02             F          308,000.00         ZZ
                                         360        307,635.01          1
    4118 ROLOMAR DRIVE                 8.625          2,395.59         80
                                       8.375          2,395.59      385,000.00
    ENCINO AREA      CA   91436          1            11/05/97         00
    0430552745                           05           01/01/98          0
    1234011081                           O            12/01/27
    0


    1667356          074/G02             F          145,450.00         ZZ
                                         360        145,216.69          1
    9482 CAPRICORN WAY UNIT 56         7.125            979.92         75
                                       6.875            979.92      195,500.00
    SAN DIEGO        CA   92126          1            11/10/97         00
    0430552794                           01           01/01/98          0
    1243007744                           O            12/01/27
    0


    1667357          074/G02             F           76,500.00         ZZ
                                         360         76,402.10          1
    200 E  RACQUET CLUB RD UNIT 2      8.250            574.72         90
                                       8.000            574.72       85,000.00
    PALM SPRINGS     CA   92262          1            11/04/97         10
    0430552869                           01           01/01/98         25
    1243008816                           N            12/01/27
    0


    1667358          074/G02             F          121,500.00         ZZ
                                         360        121,356.03          2
1


    3032-3034 HEATHER STREET           8.625            945.01         90
                                       8.375            945.01      135,000.00
    SAN DIEGO        CA   92105          1            11/06/97         10
    0430552885                           05           01/01/98         25
    1244005449                           N            12/01/27
    0


    1667360          074/G02             F           25,000.00         ZZ
                                         360         23,925.75          1
    3110 N FREDERIC STREET             8.125            185.62         14
                                       7.875            185.62      190,000.00
    BURBANK          CA   91504          5            10/28/97         00
    0430552893                           05           12/01/97          0
    1246024761                           O            11/01/27
    0


    1667361          074/G02             F          225,550.00         ZZ
                                         360        225,253.92          1
    10221 RED BRIDGE AVENUE            8.125          1,674.70         80
                                       7.875          1,674.70      281,977.00
    LAS VEGAS        NV   89134          1            11/19/97         00
    0430552935                           03           01/01/98          0
    1251146939                           N            12/01/27
    0


    1667362          074/G02             F          130,950.00         T
                                         360        130,782.43          1
    2309 SUNRISE MEADOWS DRIVE         8.250            983.78         65
                                       8.000            983.78      201,490.00
    LAS VEGAS        NV   89134          1            11/06/97         00
    0430552992                           05           01/01/98          0
    1251147512                           O            12/01/27
    0


    1667363          074/G02             F          178,200.00         ZZ
                                         360        178,077.37          1
    3312 MONTESSOURI STREET            7.875          1,292.07         80
                                       7.625          1,292.07      222,800.00
    LAS VEGAS        NV   89117          1            12/01/97         00
    0430553040                           05           02/01/98          0
    1251153774                           O            01/01/28
    0


    1667364          074/G02             F          157,650.00         ZZ
                                         360        157,437.73          1
    10712 ROYAL VIEW AVENUE            8.000          1,156.78         80
                                       7.750          1,156.78      197,109.00
    LAS VEGAS        NV   89134          1            11/14/97         00
    0430553099                           03           01/01/98          0
1


    1251155292                           O            12/01/27
    0


    1667365          074/G02             F          151,500.00         ZZ
                                         360        151,301.13          1
    6085 QUAIL MEADOWS COURT           8.125          1,124.88         80
                                       7.875          1,124.88      189,398.00
    RENO             NV   89509          1            11/17/97         00
    0430553149                           03           01/01/98          0
    1253050025                           O            12/01/27
    0


    1667366          074/G02             F           46,500.00         ZZ
                                         360         46,442.00          1
    3127 CASHILL BLVD                  8.375            353.43         75
                                       8.125            353.43       62,000.00
    RENO             NV   89509          5            11/04/97         00
    0430553172                           01           01/01/98          0
    1253050670                           O            12/01/27
    0


    1667367          074/G02             F          151,800.00         ZZ
                                         360        151,605.75          4
    422 4221/2 A  B 424 ST             8.250          1,140.42         60
                                       8.000          1,140.42      253,000.00
    LAWRENCE AVE RE  NV   89509          1            11/14/97         00
    0430553230                           05           01/01/98          0
    1253050692                           N            12/01/27
    0


    1667368          074/G02             F           52,900.00         ZZ
                                         360         52,825.09          1
    1825 CHELWOOD PARK BL              7.750            378.98         47
                                       7.500            378.98      112,900.00
    ALBUQUERQUE      NM   87112          1            11/06/97         00
    0430553297                           05           01/01/98          0
    1256003190                           O            12/01/27
    0


    1667369          074/G02             F          157,500.00         ZZ
                                         360        157,282.51          2
    816 818 DON CUBERO                 7.875          1,141.98         70
                                       7.625          1,141.98      225,000.00
    SANTA FE         NM   87501          5            11/18/97         00
    0430553347                           05           01/01/98          0
    1256003633                           N            12/01/27
    0


1


    1667370          074/G02             F          134,100.00         ZZ
                                         360        133,928.39          1
    3313 LINDA VISTA AVENUE            8.250          1,007.45         90
                                       8.000          1,007.45      149,000.00
    ALBUQUERQUE      NM   87106          1            11/17/97         10
    0430553438                           05           01/01/98         25
    1256003859                           N            12/01/27
    0


    1667371          074/G02             F          192,900.00         ZZ
                                         360        192,665.46          4
    1612 1614 1616 1618 GREEN PL       8.500          1,483.23         65
                                       8.250          1,483.23      296,800.00
    LONGMONT         CO   80501          1            11/17/97         00
    0430553495                           05           01/01/98          0
    1272089480                           N            12/01/27
    0


    1667372          074/G02             F          166,000.00         ZZ
                                         360        165,776.49          1
    2473 SUMAC AVE                     8.000          1,218.05         80
                                       7.750          1,218.05      207,500.00
    BOULDER          CO   80304          1            11/17/97         00
    0430553560                           05           01/01/98          0
    1272089571                           O            12/01/27
    0


    1667373          074/G02             F           11,400.00         ZZ
                                         360         11,378.58          1
    408 NW 30TH COURT UNIT 105         8.375             86.65         60
                                       8.125             86.65       19,000.00
    POMPANO BEACH    FL   33064          1            11/03/97         00
    0430553610                           01           12/01/97          0
    1301131873                           N            11/01/27
    0


    1667374          074/G02             F          100,000.00         ZZ
                                         360         99,861.91          1
    216 218 NE 9TH AVE                 7.875            725.07         80
                                       7.625            725.07      125,000.00
    DEERFIELD BEACH  FL   33441          1            11/25/97         00
    0430553685                           05           01/01/98          0
    1301132581                           O            12/01/27
    0


    1667375          074/G02             F           54,000.00         ZZ
                                         360         53,934.35          1
    2609 NE 9TH TERR                   8.500            415.21         62
                                       8.250            415.21       88,000.00
1


    WILTON MANORS    FL   33305          2            11/19/97         00
    0430553735                           05           01/01/98          0
    1302028348                           N            12/01/27
    0


    1667376          074/G02             F          112,000.00         ZZ
                                         360        111,863.82          1
    1091 ROBLE WAY                     8.500            861.18         74
                                       8.250            861.18      152,000.00
    PALM BEACH GARD  FL   33410          5            11/13/97         00
    0430553818                           03           01/01/98          0
    1303019262                           N            12/01/27
    0


    1667377          074/G02             F           38,000.00         ZZ
                                         360         37,952.59          1
    523 SHADY PINE WAY D 2             8.375            288.83         80
                                       8.125            288.83       48,000.00
    WEST PALM BEACH  FL   33415          1            11/21/97         00
    0430553883                           01           01/01/98          0
    1303019513                           N            12/01/27
    0


    1667378          074/G02             F          101,550.00         ZZ
                                         360        101,364.14          1
    8150 NW 186 TERRACE                8.500            780.83         80
                                       8.250            780.83      126,990.00
    MIAMI            FL   33010          1            10/30/97         00
    0430553925                           05           12/01/97          0
    1311279429                           O            11/01/27
    0


    1667380          074/G02             F          100,000.00         ZZ
                                         360         99,872.02          1
    8050 NW 186 TERRACE                8.250            751.27         70
                                       8.000            751.27      142,990.00
    MIAMI            FL   33015          1            11/14/97         00
    0430553990                           05           01/01/98          0
    1311288226                           O            12/01/27
    0


    1667381          074/G02             F           84,800.00         ZZ
                                         360         84,679.91          1
    11115 SW 157 TERRACE               7.750            607.52         80
                                       7.500            607.52      106,000.00
    MIAMI            FL   33157          5            11/03/97         00
    0430554063                           05           01/01/98          0
    1311305857                           O            12/01/27
    0
1




    1667383          074/G02             F          119,920.00         T
                                         360        119,774.19          1
    11254 SW 153 AVE                   8.500            922.08         80
                                       8.250            922.08      149,900.00
    MIAMI            FL   33196          1            11/20/97         00
    0430554113                           05           01/01/98          0
    1311306306                           O            12/01/27
    0


    1667384          074/G02             F          247,500.00         T
                                         360        247,035.26          1
    8114 NW 163 TERRACE                8.375          1,881.18         75
                                       8.125          1,881.18      330,000.00
    MIAMI            FL   33015          1            11/05/97         00
    0430554188                           03           12/01/97          0
    1311306598                           O            11/01/27
    0


    1667385          074/G02             F           52,200.00         ZZ
                                         360         52,133.21          1
    11040 NW 25TH AVENUE               8.250            392.16         90
                                       8.000            392.16       58,000.00
    MIAMI            FL   33167          1            11/14/97         21
    0430554220                           05           01/01/98         25
    1311307003                           N            12/01/27
    0


    1667387          074/G02             F           74,700.00         ZZ
                                         360         74,548.64          2
    1871-73 NW 55TH TERR               8.000            548.12         90
                                       7.750            548.12       83,000.00
    MIAMI            FL   33142          1            11/03/97         12
    0430554295                           05           12/01/97         25
    1311307681                           N            11/01/27
    0


    1667388          074/G02             F          219,190.00         T
                                         360        218,894.88          1
    6137 NW 113 PLACE                  8.000          1,608.34         80
                                       7.750          1,608.34      273,990.00
    MIAMI            FL   33178          1            11/26/97         00
    0430554345                           03           01/01/98          0
    1311307998                           O            12/01/27
    0


    1667390          074/G02             F           47,600.00         ZZ
                                         360         47,543.59          1
1


    8540 SW 133 AVE RD UNIT 101        8.625            370.23         90
                                       8.375            370.23       52,900.00
    MIAMI            FL   33183          1            11/24/97         12
    0430554451                           01           01/01/98         25
    1311309790                           N            12/01/27
    0


    1667391          074/G02             F           40,900.00         ZZ
                                         360         40,832.19          1
    1326 GLEN LAURA RD                 8.250            307.27         90
                                       8.000            307.27       45,493.00
    JACKSONVILLE     FL   32205          1            11/14/97         21
    0430554519                           05           01/01/98         25
    1312032862                           N            12/01/27
    0


    1667392          074/G02             F           87,000.00         ZZ
                                         360         86,885.80          1
    18315 NW 6 CT                      8.125            645.97         64
                                       7.875            645.97      136,000.00
    PEMBROKE PINES   FL   33029          5            11/20/97         00
    0430554584                           03           01/01/98          0
    1312033162                           O            12/01/27
    0


    1667393          927/G02             F           97,000.00         ZZ
                                         360         96,933.24          1
    3250 SOUTH KAIBAB STREET           7.875            703.32         66
                                       7.625            703.32      148,050.00
    PAHRUMP          NV   89048          2            12/01/97         00
    0430575175                           05           02/01/98          0
    343665                               O            01/01/28
    0


    1667394          074/G02             F           62,780.00         ZZ
                                         360         62,699.65          1
    724 PINE ISLAND DR                 8.250            471.65         80
                                       8.000            471.65       78,480.00
    MELBORNE         FL   32940          1            11/26/97         00
    0430554667                           09           01/01/98          0
    1312033639                           O            12/01/27
    0


    1667396          074/G02             F           55,800.00         ZZ
                                         360         55,732.16          1
    4105 SW 15TH PLACE                 8.500            429.05         90
                                       8.250            429.05       62,500.00
    GAINESVILLE      FL   32608          1            11/21/97         01
    0430554766                           05           01/01/98         25
1


    1322025488                           N            12/01/27
    0


    1667397          074/G02             F           98,100.00         T
                                         360         97,974.47          1
    764 JAYBEE AVE                     8.250            736.99         80
                                       8.000            736.99      123,000.00
    DAVENPORT        FL   33837          1            11/12/97         00
    0430554824                           03           01/01/98          0
    1331164543                           O            12/01/27
    0


    1667398          074/G02             F           84,550.00         ZZ
                                         360         84,444.53          1
    614 RIVERVIEW AVE                  8.375            642.64         80
                                       8.125            642.64      105,700.00
    ALTAMONTE SPRIN  FL   32719          1            11/05/97         00
    0430554923                           05           01/01/98          0
    1331166094                           O            12/01/27
    0


    1667399          074/G02             F           29,700.00         ZZ
                                         360         29,642.79          1
    1491 SHEAFE AVE NE 105             8.250            223.13         90
                                       8.000            223.13       33,005.00
    PALM BAY         FL   32905          1            11/03/97         14
    0430555037                           09           12/01/97         25
    1331166312                           N            11/01/27
    0


    1667402          074/G02             F           58,100.00         ZZ
                                         360         58,025.64          1
    4861 WALDEN CIRCLE                 8.250            436.49         70
                                       8.000            436.49       83,000.00
    ORLANDO          FL   32811          1            11/26/97         00
    0430555102                           01           01/01/98          0
    1331167100                           O            12/01/27
    0


    1667404          074/G02             F           70,650.00         T
                                         360         70,552.44          1
    304 SIR LAWRENCE DR                7.875            512.26         90
                                       7.625            512.26       78,500.00
    SANFORD          FL   32773          1            11/26/97         21
    0430555227                           05           01/01/98         25
    1331167734                           O            12/01/27
    0


1


    1667405          074/G02             F          161,600.00         ZZ
                                         360        161,382.42          1
    836 FOREST ACRES DR                8.000          1,185.76         72
                                       7.750          1,185.76      227,000.00
    NASHVILLE        TN   37220          1            11/06/97         00
    0430555292                           05           01/01/98          0
    1341032447                           O            12/01/27
    0


    1667406          074/G02             F           61,500.00         ZZ
                                         360         61,387.44          1
    116 ANTIOCH COURT                  8.500            472.88         75
                                       8.250            472.88       82,000.00
    ANTIOCH          TN   37013          1            11/04/97         00
    0430555383                           05           12/01/97          0
    1341033064                           N            11/01/27
    0


    1667408          074/G02             F           30,300.00         ZZ
                                         360         30,265.90          1
    10304 BLUEFIELD CT                 8.875            241.08         90
                                       8.625            241.08       33,700.00
    THONOTOSASSA     FL   34634          1            11/26/97         11
    0430555474                           01           01/01/98         25
    1361071113                           N            12/01/27
    0


    1667409          074/G02             F          112,000.00         ZZ
                                         360        111,852.97          1
    9810 BAYBORO BRIDGE DR             8.125            831.60         80
                                       7.875            831.60      140,000.00
    TAMPA            FL   33626          1            11/14/97         00
    0430555573                           03           01/01/98          0
    1361083815                           O            12/01/27
    0


    1667410          074/G02             F           45,450.00         ZZ
                                         360         45,393.31          2
    913 E 121ST AVE                    8.375            345.45         90
                                       8.125            345.45       50,500.00
    TAMPA            FL   33612          1            11/07/97         02
    0430555649                           05           01/01/98         25
    1361086100                           N            12/01/27
    0


    1667411          074/G02             F           45,450.00         ZZ
                                         360         45,393.31          2
    8809 N 13TH ST                     8.375            345.45         90
                                       8.125            345.45       50,500.00
1


    TAMPA            FL   33604          1            11/07/97         11
    0430555714                           05           01/01/98         25
    1361086110                           N            12/01/27
    0


    1667413          074/G02             F          105,300.00         ZZ
                                         360        105,178.38          2
    879-881 STILLWATER LANE            8.750            828.40         90
                                       8.500            828.40      117,000.00
    LAWRENCEVILLE    GA   30244          1            11/10/97         01
    0430555870                           05           01/01/98         25
    1371129592                           N            12/01/27
    0


    1667414          074/G02             F           92,000.00         ZZ
                                         360         91,885.22          1
    7330 ESTERO BLVD UNIT 202B         8.375            699.27         80
                                       8.125            699.27      115,000.00
    FORT MYERS BEAC  FL   33931          1            11/07/97         00
    0430555946                           01           01/01/98          0
    1381115448                           N            12/01/27
    0


    1667415          074/G02             F          151,750.00         ZZ
                                         360        151,535.09          1
    240 WAYNE AVE                      7.750          1,087.16         80
                                       7.500          1,087.16      189,700.00
    INDIALANTIC      FL   32903          1            11/21/97         00
    0430556035                           05           01/01/98          0
    1391050815                           O            12/01/27
    0


    1667417          074/G02             F           68,000.00         ZZ
                                         360         67,915.17          1
    2836 TROPICAL AVE                  8.375            516.85         80
                                       8.125            516.85       85,000.00
    VERO BEACH       FL   32960          1            11/25/97         00
    0430556126                           05           01/01/98          0
    1391050881                           O            12/01/27
    0


    1667418          074/G02             F           25,200.00         ZZ
                                         360         25,169.35          1
    1260 SHADY PINES LN                8.500            193.77         90
                                       8.250            193.77       28,000.00
    TITUSVILLE       FL   32796          1            11/26/97         04
    0430556225                           09           01/01/98         25
    1391051487                           N            12/01/27
    0
1




    1667419          074/G02             F           24,300.00         ZZ
                                         360         24,270.44          1
    1259 SHADY PINES LN                8.500            186.85         90
                                       8.250            186.85       27,000.00
    TITUSVILE        FL   32796          1            11/26/97         21
    0430556282                           09           01/01/98         25
    1391051498                           N            12/01/27
    0


    1667420          074/G02             F          107,100.00         ZZ
                                         360        106,973.09          4
    3243 ONEAL LANE                    8.625            833.01         90
                                       8.375            833.01      119,000.00
    BATON ROUGE      LA   70816          1            11/07/97         04
    0430556357                           05           01/01/98         25
    1432006970                           N            12/01/27
    0


    1667422          074/G02             F           93,150.00         ZZ
                                         360         93,027.71          2
    1104-1106 DEAN DRIVE               8.125            691.64         90
                                       7.875            691.64      103,500.00
    GRAIN VALLEY     MO   64029          1            11/20/97         10
    0430556415                           05           01/01/98         25
    1456007220                           N            12/01/27
    0


    1667424          074/G02             F           55,600.00         ZZ
                                         360         55,532.38          1
    8140 WALMER                        8.500            427.52         90
                                       8.250            427.52       61,800.00
    OVERLAND PARK    KS   66204          1            11/14/97         04
    0430556456                           05           01/01/98         30
    1456010042                           N            12/01/27
    0


    1667425          074/G02             F          171,500.00         ZZ
                                         360        171,291.47          1
    12276 W CRESTLINE DRIVE            8.500          1,318.69         70
                                       8.250          1,318.69      245,000.00
    LITTLETON        CO   80127          5            11/07/97         00
    0430556480                           05           01/01/98          0
    1456010621                           N            12/01/27
    0


    1667426          074/G02             F           92,000.00         ZZ
                                         360         91,879.23          2
1


    8204-8206 WOODSON DRIVE            8.125            683.10         80
                                       7.875            683.10      115,000.00
    RAYTOWN          MO   64138          1            11/25/97         00
    0430556522                           05           01/01/98          0
    1456012183                           N            12/01/27
    0


    1667427          074/G02             F           92,000.00         ZZ
                                         360         91,879.23          1
    8225-8227 WOODSON DRIVE            8.125            683.10         80
                                       7.875            683.10      115,000.00
    RAYTOWN          MO   64138          1            11/25/97         00
    0430556563                           05           01/01/98          0
    1456012194                           N            12/01/27
    0


    1667428          074/G02             F           92,000.00         ZZ
                                         360         91,879.23          2
    8208-8210 WOODSON DRIVE            8.125            683.10         80
                                       7.875            683.10      115,000.00
    RAYTOWN          MO   64138          1            11/25/97         00
    0430556597                           05           01/01/98          0
    1456012208                           N            12/01/27
    0


    1667429          074/G02             F           53,200.00         ZZ
                                         360         53,130.16          1
    9105 W 88TH STREET                 8.125            395.01         80
                                       7.875            395.01       66,500.00
    OVERLAND PARK    KS   66212          1            11/26/97         00
    0430556639                           05           01/01/98          0
    1456012263                           N            12/01/27
    0


    1667430          074/G02             F           19,575.00         ZZ
                                         360         19,549.31          2
    1607-1609 S EARLY DRIVE            8.125            145.34         90
                                       7.875            145.34       21,750.00
    KANSAS CITY      KS   66107          1            11/24/97         10
    0430556662                           05           01/01/98         25
    1456012274                           N            12/01/27
    0


    1667432          074/G02             F          121,600.00         ZZ
                                         360        121,452.14          1
    112 NW HACKBERRY                   8.500            935.00         66
                                       8.250            935.00      186,000.00
    LEES SUMMIT      MO   64064          2            11/26/97         00
    0430556704                           03           01/01/98          0
1


    1456012321                           N            12/01/27
    0


    1667433          074/G02             F          102,400.00         ZZ
                                         360        102,272.27          1
    3503 NE BEECHWOOD CIRCLE           8.375            778.31         80
                                       8.125            778.31      128,000.00
    LEES SUMMIT      MO   64064          1            11/26/97         00
    0430556738                           05           01/01/98          0
    1456012376                           N            12/01/27
    0


    1667434          074/G02             F           85,410.00         ZZ
                                         360         85,311.36          2
    13015-13017 SMALLEY                8.750            671.92         90
                                       8.500            671.92       94,900.00
    GRANDVIEW        MO   64030          1            11/26/97         10
    0430556787                           05           01/01/98         25
    1456012467                           N            12/01/27
    0


    1667435          074/G02             F          117,000.00         ZZ
                                         360        116,854.05          1
    4343 ROOSEVELT WY NE UNIT 509      8.375            889.28         90
                                       8.125            889.28      130,000.00
    SEATTLE          WA   98105          1            11/12/97         04
    0430556803                           01           01/01/98         25
    1471011878                           N            12/01/27
    0


    1667437          074/G02             F           57,600.00         ZZ
                                         360         57,529.97          1
    1123 LAUREL LANE                   8.500            442.89         80
                                       8.250            442.89       72,000.00
    SAN LUIS OBISPO  CA   93401          1            11/24/97         00
    0430556811                           01           01/01/98          0
    1485007143                           N            12/01/27
    0


    1667441          074/G02             F          300,000.00         ZZ
                                         360        299,616.08          1
    1450 NUT TREE LANE                 8.250          2,253.80         69
                                       8.000          2,253.80      435,000.00
    SONOMA           CA   95476          2            11/04/97         00
    0430556860                           05           01/01/98          0
    1486004639                           N            12/01/27
    0


1


    1667442          074/G02             F           50,000.00         ZZ
                                         360         49,908.48          1
    256 RIDDLE STREET                  8.500            384.46         38
                                       8.250            384.46      134,500.00
    BRENTWOOD        NY   11717          1            10/28/97         00
    0430556886                           05           12/01/97          0
    1500346335                           O            11/01/27
    0


    1667443          074/G02             F           60,000.00         ZZ
                                         360         59,930.71          3
    16-16 1/2 HOFFMAN STREET           8.750            472.02         90
                                       8.500            472.02       66,700.00
    AUBURN           NY   13021          1            11/07/97         14
    0430556902                           05           01/01/98         25
    1500359789                           N            12/01/27
    0


    1667444          074/G02             F           20,900.00         ZZ
                                         360         20,875.87          2
    14-14 1/2 HOFFMAN STREET           8.750            164.42         90
                                       8.500            164.42       23,300.00
    AUBURN           NY   13021          1            11/07/97         04
    0430556928                           05           01/01/98         25
    1500359790                           N            12/01/27
    0


    1667446          074/G02             F          160,000.00         ZZ
                                         360        159,707.16          3
    315 CHESTNUT STREET                8.500          1,230.26         73
                                       8.250          1,230.26      220,000.00
    KEARNY           NJ   07032          1            10/07/97         00
    0430556944                           05           12/01/97          0
    1500360970                           O            11/01/27
    0


    1667447          074/G02             F          157,000.00         ZZ
                                         360        156,686.59          2
    54 10  83RD STREET                 8.125          1,165.72         59
                                       7.875          1,165.72      268,000.00
    ELMHURST         NY   11373          2            10/21/97         00
    0430556969                           05           12/01/97          0
    1500385712                           O            11/01/27
    0


    1667448          074/G02             F          194,400.00         ZZ
                                         360        194,025.56          2
    439 54TH STREET                    8.250          1,460.46         80
                                       8.000          1,460.46      243,000.00
1


    BROOKLYN         NY   11220          1            10/10/97         00
    0430556985                           05           12/01/97          0
    1500390290                           O            11/01/27
    0


    1667449          074/G02             F           89,600.00         ZZ
                                         360         89,330.41          1
    292 BROMLEY PLACE                  8.375            681.03         80
                                       8.125            681.03      112,000.00
    EAST BRUNSWICK   NJ   08816          1            10/16/97         00
    0430557017                           01           12/01/97          0
    1500392263                           O            11/01/27
    0


    1667450          074/G02             F          136,000.00         ZZ
                                         360        135,757.36          1
    69 MARTINFELDT RD                  8.625          1,057.80         71
    (HCR1. BOX 69)                     8.375          1,057.80      192,000.00
    WOODRIDGE        NY   12789          5            10/10/97         00
    0430552182                           05           12/01/97          0
    1500392354                           O            11/01/27
    0


    1667451          074/G02             F          157,500.00         ZZ
                                         360        157,233.11          1
    750 HAVERFORD ROAD                 8.875          1,253.15         90
                                       8.625          1,253.15      175,000.00
    BRYN MAWR        PA   19010          1            10/15/97         12
    0430552257                           05           12/01/97         25
    1500392638                           N            11/01/27
    0


    1667452          074/G02             F          119,250.00         ZZ
                                         360        119,042.64          3
    1 3   CHARLES STREET               8.750            938.15         90
                                       8.500            938.15      132,500.00
    ROCKLAND         MA   02370          1            10/27/97         10
    0430552323                           05           12/01/97         25
    1500393051                           N            11/01/27
    0


    1667453          074/G02             F          153,000.00         ZZ
                                         360        152,813.96          1
    4363 EDSON AVENUE                  8.500          1,176.44         85
                                       8.250          1,176.44      180,000.00
    BRONX            NY   10466          5            11/07/97         10
    0430552380                           05           01/01/98         12
    1500395115                           O            12/01/27
    0
1




    1667454          074/G02             F           90,000.00         ZZ
                                         360         89,803.32          1
    111 FRANKLIN STREET                7.625            637.02         75
                                       7.375            637.02      120,000.00
    DENTON           MD   21629          5            10/15/97         00
    0430552430                           05           12/01/97          0
    1500398678                           O            11/01/27
    0


    1667455          074/G02             F          279,000.00         ZZ
                                         360        278,677.77          4
    1524 PINE STREET                   8.750          2,194.90         90
                                       8.500          2,194.90      310,000.00
    PHILADELPHIA     PA   19103          1            11/04/97         04
    0430552513                           05           01/01/98         25
    1500400011                           O            12/01/27
    0


    1667456          074/G02             F           74,400.00         ZZ
                                         360         74,112.23          1
    439 S. PLUM STREET                 7.625            526.60         88
                                       7.375            526.60       85,000.00
    MOUNT JOY        PA   17552          2            10/27/97         12
    0430552554                           05           12/01/97         25
    1500400033                           O            11/01/27
    0


    1667457          074/G02             F          105,000.00         ZZ
                                         360        104,865.62          2
    6508 SMITH AVE                     8.250            788.83         77
                                       8.000            788.83      138,000.00
    N BERGEN         NJ   07047          1            11/04/97         00
    0430552604                           05           01/01/98          0
    1500400838                           O            12/01/27
    0


    1667458          074/G02             F          146,400.00         ZZ
                                         360        146,132.04          2
    162 EAST 2ND STREET                8.500          1,125.69         80
                                       8.250          1,125.69      183,000.00
    CLIFTON          NJ   07011          1            10/31/97         00
    0430552687                           05           12/01/97          0
    1500401670                           O            11/01/27
    0


    1667459          074/G02             F           55,500.00         ZZ
                                         360         55,388.31          1
1


    82 BIRDIE DRIVE                    8.125            412.09         88
                                       7.875            412.09       63,500.00
    SLIDELL          LA   70460          1            10/20/97         04
    0430552752                           01           12/01/97         25
    1504165376                           O            11/01/27
    0


    1667460          074/G02             F           69,200.00         ZZ
                                         360         69,070.07          1
    1009 OAKWAY                        8.375            525.97         80
                                       8.125            525.97       86,500.00
    WEBB CITY        MO   64870          1            11/04/97         00
    0430552810                           05           12/01/97          0
    1504172214                           O            11/01/27
    0


    1667461          074/G02             F           99,000.00         ZZ
                                         360         98,818.82          2
    1018 A & B SE 7TH TERRACE          8.500            761.22         90
                                       8.250            761.22      110,000.00
    LEE'S SUMMIT     MO   64063          1            10/31/97         04
    0430552919                           05           12/01/97         25
    1504173691                           N            11/01/27
    0


    1667462          074/G02             F           90,000.00         ZZ
                                         360         89,839.45          2
    2800 2802 54TH ST                  8.625            700.01         90
                                       8.375            700.01      100,000.00
    DES MOINES       IA   50310          1            10/31/97         04
    0430552943                           05           12/01/97         25
    1504177105                           N            11/01/27
    0


    1667463          074/G02             F           99,900.00         ZZ
                                         360         99,642.52          1
    1700 CIVIC CENTER DRIVE #614       8.250            750.52         90
                                       8.000            750.52      111,000.00
    SANTA CLARA      CA   95050          1            09/17/97         10
    0430553008                           01           11/01/97         25
    1506329791                           O            10/01/27
    0


    1667464          074/G02             F          160,000.00         ZZ
                                         360        159,566.27          1
    19302 62ND AVE NE                  8.000          1,174.02         80
                                       7.750          1,174.02      200,000.00
    SEATTLE          WA   98155          5            09/19/97         00
    0430553032                           05           11/01/97          0
1


    1506333336                           O            10/01/27
    0


    1667465          074/G02             F          209,000.00         ZZ
                                         360        208,597.43          1
    35 MORNING MIST COURT              8.250          1,570.15         95
                                       8.000          1,570.15      220,000.00
    SPARKS           NV   89436          2            10/08/97         11
    0430553081                           09           12/01/97         30
    1506336469                           O            11/01/27
    0


    1667466          074/G02             F          185,300.00         ZZ
                                         360        184,914.92          1
    2929 AETNA WAY                     7.875          1,343.55         85
                                       7.625          1,343.55      218,000.00
    SAN JOSE         CA   95121          5            09/30/97         11
    0430553131                           05           12/01/97         12
    1506350084                           O            11/01/27
    0


    1667473          074/G02             F          140,000.00         ZZ
                                         360        139,709.05          1
    14660 BADGER FLAT ROAD             7.875          1,015.10         80
                                       7.625          1,015.10      175,000.00
    LOS BANOS        CA   93635          1            10/27/97         00
    0430553305                           05           12/01/97          0
    1506367510                           O            11/01/27
    0


    1667474          074/G02             F          248,000.00         ZZ
                                         360        247,682.63          1
    3151 TUCKER LANE                   8.250          1,863.14         80
                                       8.000          1,863.14      310,000.00
    LOS ALAMITOS AR  CA   90720          1            11/05/97         00
    0430553370                           05           01/01/98          0
    1506377863                           O            12/01/27
    0


    1667476          074/G02             F           40,850.00         ZZ
                                         360         40,484.84          1
    960 S IOLA ST                      8.500            314.10         95
                                       8.250            314.10       43,000.00
    AURORA           CO   80012          1            11/26/96         10
    0430553511                           01           01/01/97         30
    1507289557                           O            12/01/26
    0


1


    1667481          074/G02             F           34,200.00         ZZ
                                         360         34,120.40          1
    609 WESTVIEW DR                    8.750            269.06         90
                                       8.500            269.06       38,000.00
    LYNCHBURG        VA   24502          1            09/22/97         11
    0430553776                           05           11/01/97         35
    1507313028                           N            10/01/27
    0


    1667482          074/G02             F           40,500.00         ZZ
                                         360         40,405.35          1
    1508 UNION STREET                  8.875            322.24         90
                                       8.625            322.24       45,000.00
    COLUMBUS         IN   47201          1            09/26/97         04
    0430553958                           05           11/01/97         25
    1507317379                           N            10/01/27
    0


    1667483          074/G02             F          188,000.00         ZZ
                                         360        187,628.58          1
    1629 CUTTY SARK ROAD               8.125          1,395.89         80
                                       7.875          1,395.89      235,000.00
    VIRGINIA BEACH   VA   23454          1            10/10/97         00
    0430554006                           05           12/01/97          0
    1507318804                           O            11/01/27
    0


    1667484          074/G02             F          118,800.00         ZZ
                                         360        118,571.18          1
    1645 TERI LANE                     8.250            892.50         90
                                       8.000            892.50      132,000.00
    ALGONQUIN        IL   60102          1            10/29/97         14
    0430554071                           05           12/01/97         25
    1507319975                           N            11/01/27
    0


    1667487          074/G02             F          376,550.00         T
                                         360        375,579.61          1
    10505 REDOSIER COURT               8.250          2,828.89         65
                                       8.000          2,828.89      579,336.00
    BETHESDA         MD   20814          1            09/29/97         00
    0430554212                           05           11/01/97          0
    1507322845                           O            10/01/27
    0


    1667488          074/G02             F          105,100.00         ZZ
                                         360        104,887.02          1
    1705 DEWEY BOULEVARD               8.000            771.19         85
                                       7.750            771.19      123,650.00
1


    BUTTE            MT   59701          5            10/23/97         11
    0430554303                           05           12/01/97         12
    1507323677                           O            11/01/27
    0


    1667489          074/G02             F           71,200.00         ZZ
                                         360         71,072.97          1
    1642 7TH AVENUE                    8.625            553.79         80
                                       8.375            553.79       89,000.00
    GREELEY          CO   80631          2            10/03/97         00
    0430554360                           05           12/01/97          0
    1507324895                           O            11/01/27
    0


    1667490          074/G02             F           92,800.00         ZZ
                                         360         92,572.73          1
    10442 MESSICK ROAD                 8.500            713.55         80
                                       8.250            713.55      116,000.00
    MIDLAND          VA   22728          1            10/30/97         00
    0430554444                           05           11/01/97          0
    1507325854                           O            10/01/27
    0


    1667492          074/G02             F           51,100.00         ZZ
                                         360         51,006.46          1
    417 ARBOR AVENUE SE                8.500            392.92         70
                                       8.250            392.92       73,000.00
    ROANOKE          VA   24014          5            10/06/97         00
    0430554535                           05           12/01/97          0
    1507326540                           N            11/01/27
    0


    1667494          074/G02             F           54,000.00         ZZ
                                         360         53,903.67          1
    5200 BENHAM DRIVE                  8.625            420.01         90
                                       8.375            420.01       60,000.00
    COLUMBUS         OH   43232          1            10/29/97         04
    0430554675                           05           12/01/97         25
    1507335778                           N            11/01/27
    0


    1667496          074/G02             F          119,600.00         ZZ
                                         360        119,363.69          1
    914 HAPPY HOLLOW CIRCLE            8.125            888.03         80
                                       7.875            888.03      149,500.00
    CHARLESTON       SC   29414          1            10/20/97         00
    0430554725                           05           12/01/97          0
    1511176689                           O            11/01/27
    0
1




    1667497          074/G02             F           94,500.00         ZZ
                                         360         94,328.83          1
    4407 RUDY LANE                     8.625            735.01         53
                                       8.375            735.01      181,000.00
    LOUISVILLE       KY   40207          2            10/27/97         00
    0430554832                           05           12/01/97          0
    1511184020                           O            11/01/27
    0


    1667498          074/G02             F          136,800.00         ZZ
                                         360        136,568.17          1
    358 FERN HOUSE WALK                8.875          1,088.45         90
                                       8.625          1,088.45      152,000.00
    MT PLEASANT      SC   29646          1            10/24/97         01
    0430554949                           03           12/01/97         25
    1511188134                           N            11/01/27
    0


    1667499          074/G02             F           61,600.00         ZZ
                                         360         61,481.35          1
    4302 PRIMROSE ROAD                 8.250            462.78         80
                                       8.000            462.78       77,000.00
    COLUMBUS         GA   31907          1            11/14/97         00
    0430555045                           05           12/01/97          0
    1511191296                           N            11/01/27
    0


    1667500          074/G02             F           63,000.00         ZZ
                                         360         62,890.47          1
    3826 SUDBURY RD.                   8.750            495.62         90
                                       8.500            495.62       70,000.00
    CHARLOTTE        NC   28205          1            10/27/97         11
    0430555151                           05           12/01/97         25
    1511192776                           N            11/01/27
    0


    1667501          074/G02             F           68,960.00         ZZ
                                         360         68,836.96          1
    806 MISSISSIPPI AVE                8.625            536.37         80
                                       8.375            536.37       86,200.00
    ST CLOUD         FL   34769          1            10/07/97         00
    0430555235                           05           12/01/97          0
    1511193189                           O            11/01/27
    0


    1667502          074/G02             F          123,500.00         ZZ
                                         360        123,255.98          1
1


    3451 CEDAR CREEK RUN               8.125            916.99         62
                                       7.875            916.99      201,000.00
    LITTLE RIVER     SC   29566          2            10/16/97         00
    0430555334                           03           12/01/97          0
    1511195865                           O            11/01/27
    0


    1667503          074/G02             F          340,000.00         ZZ
                                         360        339,223.21          1
    1564 MARION AVENUE                 7.875          2,465.24         80
                                       7.625          2,465.24      425,000.00
    TALLAHASSEE      FL   32303          5            10/27/97         00
    0430555417                           05           12/01/97          0
    1511197554                           O            11/01/27
    0


    1667504          074/G02             F           40,000.00         ZZ
                                         360         39,928.63          2
    1616 1618 INDIANA AVENUE           8.625            311.12         48
                                       8.375            311.12       85,000.00
    WINTER PARK      FL   32789          1            10/30/97         00
    0430555540                           05           12/01/97          0
    1511198422                           N            11/01/27
    0


    1667506          074/G02             F          244,000.00         ZZ
                                         360        243,517.89          1
    23041 L ERMITAGE CIRCLE            8.125          1,811.70         77
                                       7.875          1,811.70      321,000.00
    BOCA RATON       FL   33433          1            10/30/97         00
    0430555599                           03           12/01/97          0
    1511199899                           O            11/01/27
    0


    1667509          074/G02             F          100,000.00         ZZ
                                         360         99,802.41          1
    1707 FALLING LEAF ROAD             8.125            742.50         73
                                       7.875            742.50      137,500.00
    GERMANTOWN       TN   38138          1            10/31/97         00
    0430555821                           05           12/01/97          0
    1511204398                           O            11/01/27
    0


    1667510          074/G02             F           66,000.00         ZZ
                                         360         65,919.74          1
    3627 BOBOLINK LANE                 8.500            507.49         80
                                       8.250            507.49       82,500.00
    ORLANDO          FL   32803          1            11/14/97         00
    0430555896                           05           01/01/98          0
1


    1511206371                           O            12/01/27
    0


    1667512          074/G02             F           78,000.00         T
                                         360         77,905.15          1
    2920 ELBERT WAY                    8.500            599.76         54
                                       8.250            599.76      147,000.00
    KISSIMMEE        FL   34741          1            11/07/97         00
    0430555987                           03           01/01/98          0
    1511207975                           O            12/01/27
    0


    1667513          074/G02             F           89,750.00         ZZ
                                         360         89,646.34          2
    211 213 SCARLET WAY                8.750            706.07         90
                                       8.500            706.07       99,750.00
    LAWRENCEVILLE    GA   30245          1            11/03/97         01
    0430556084                           05           01/01/98         25
    1511211713                           N            12/01/27
    0


    1667514          074/G02             F           75,000.00         ZZ
                                         360         74,866.20          1
    7537 STATE HWY 361 #109            8.625            583.34         75
                                       8.375            583.34      100,000.00
    PORT ARANSAS     TX   78373          1            10/15/97         00
    0430556159                           01           12/01/97          0
    1512157442                           O            11/01/27
    0


    1667515          074/G02             F           56,400.00         ZZ
                                         360         56,299.40          1
    5611 N. EUCLID                     8.625            438.67         80
                                       8.375            438.67       70,500.00
    GLADSTONE        MO   64118          1            10/27/97         00
    0430556233                           05           12/01/97          0
    1512172741                           O            11/01/27
    0


    1667516          074/G02             F           56,250.00         T
                                         360         56,152.20          1
    5973 HIGHWAY 361 #123              8.750            442.52         75
                                       8.500            442.52       75,000.00
    PORT ARANSAS     TX   78373          1            10/20/97         00
    0430556324                           01           12/01/97          0
    1512173824                           O            11/01/27
    0


1


    1667517          074/G02             F           89,600.00         ZZ
                                         360         89,413.81          1
    2611 48TH STREET                   7.875            649.66         80
                                       7.625            649.66      112,000.00
    SNYDER           TX   79549          1            10/17/97         00
    0430556373                           05           12/01/97          0
    1512177756                           O            11/01/27
    0


    1667518          074/G02             F          104,000.00         ZZ
                                         360        103,725.10          1
    131 EBERLE LANE                    8.125            772.20         80
                                       7.875            772.20      130,000.00
    SEQUIM           WA   98382          2            09/08/97         00
    0430556431                           27           11/01/97          0
    1513188474                           O            10/01/27
    0


    1667520          074/G02             F          105,000.00         ZZ
                                         360         98,778.33          1
    6125 URBAN STREET                  8.000            770.46         68
                                       7.750            770.46      155,900.00
    ARVADA           CO   80004          1            10/23/97         00
    0430554253                           05           12/01/97          0
    1513197067                           O            11/01/27
    0


    1667522          074/G02             F          147,700.00         ZZ
                                         360        147,422.65          4
    523, 525, 527 EAST 18TH & 1791     8.375          1,122.63         70
    FERRY STREET                       8.125          1,122.63      211,000.00
    EUGENE           OR   97401          5            10/01/97         00
    0430554287                           05           12/01/97          0
    1513199572                           N            11/01/27
    0


    1667523          074/G02             F          121,500.00         ZZ
                                         360        121,348.43          1
    830 SOUTH EVERETT STREET           8.375            923.49         90
                                       8.125            923.49      135,000.00
    LAKEWOOD         CO   80226          1            11/04/97         10
    0430554378                           05           01/01/98         25
    1513199608                           N            12/01/27
    0


    1667524          074/G02             F          132,500.00         ZZ
                                         360        132,244.78          1
    1691 L 1/2 ROAD                    8.250            995.43         70
                                       8.000            995.43      190,000.00
1


    FRUITA           CO   81521          2            10/24/97         00
    0430554410                           05           12/01/97          0
    1513203909                           O            11/01/27
    0


    1667525          074/G02             F          104,000.00         ZZ
                                         360        103,783.88          1
    1232 WEST 890 SOUTH                7.875            754.07         80
                                       7.625            754.07      130,000.00
    PROVO            UT   84604          1            10/23/97         00
    0430554493                           05           12/01/97          0
    1513207863                           N            11/01/27
    0


    1667526          074/G02             F          110,000.00         ZZ
                                         360        109,859.24          1
    5021 RIPLEY LANE N UNIT 5          8.250            826.39         42
                                       8.000            826.39      262,000.00
    RENTON           WA   98056          1            11/03/97         00
    0430554550                           01           01/01/98          0
    1513209494                           O            12/01/27
    0


    1667527          074/G02             F           94,500.00         ZZ
                                         360         94,335.71          1
    2025 WEST PARKWEST DRIVE #0-2      8.750            743.43         75
                                       8.500            743.43      126,000.00
    PARK CITY        UT   84098          1            10/29/97         00
    0430554626                           01           12/01/97          0
    1513213935                           N            11/01/27
    0


    1667528          074/G02             F           75,000.00         ZZ
                                         360         74,908.80          1
    515 BLUE SLIDE ROAD                8.500            576.69         61
                                       8.250            576.69      124,000.00
    THOMPSON FALLS   MT   59873          2            10/30/97         00
    0430554709                           05           01/01/98          0
    1513214257                           O            12/01/27
    0


    1667529          074/G02             F          140,400.00         ZZ
                                         360        140,237.85          2
    19614 80TH AVENUE WEST             8.750          1,104.53         90
                                       8.500          1,104.53      156,000.00
    EDMONDS          WA   98026          1            11/01/97         11
    0430554816                           05           01/01/98         25
    1513214337                           N            12/01/27
    0
1




    1667531          074/G02             F          124,706.00         ZZ
                                         360        124,533.78          1
    9294 WEST VIRGINIA DRIVE           7.875            904.21         80
                                       7.625            904.21      155,883.00
    LAKEWOOD         CO   80226          1            11/07/97         00
    0430554881                           05           01/01/98          0
    1513216081                           O            12/01/27
    0


    1667533          074/G02             F          172,000.00         ZZ
                                         360        171,634.40          1
    3125 EAST KENNEDY DRIVE #802       8.375          1,307.32         80
                                       8.125          1,307.32      215,000.00
    SALT LAKE CITY   UT   84108          1            11/06/97         00
    0430554980                           06           01/01/98          0
    1513217062                           O            12/01/27
    0


    1667534          074/G02             F           63,500.00         ZZ
                                         360         63,422.79          1
    1385 LOWELL AVE #221               8.500            488.26         46
                                       8.250            488.26      140,000.00
    PARK CITY        UT   84060          2            11/11/97         00
    0430555078                           01           01/01/98          0
    1513219160                           N            12/01/27
    0


    1667535          074/G02             F          105,000.00         ZZ
                                         360        104,858.61          1
    2949 D 1/2 ROAD                    8.000            770.46         67
                                       7.750            770.46      157,000.00
    GRAND JUNCITON   CO   81504          1            11/04/97         00
    0430555177                           05           01/01/98          0
    1513222335                           O            12/01/27
    0


    1667536          074/G02             F          100,800.00         ZZ
                                         360        100,674.26          1
    1504 RIDGE ROCK DRIVE              8.375            766.15         90
                                       8.125            766.15      112,000.00
    ROUND ROCK       TX   78681          1            11/21/97         10
    0430555276                           05           01/01/98         25
    1520015705                           N            12/01/27
    0


    1667537          074/G02             F           49,800.00         ZZ
                                         360         49,731.24          1
1


    1717 GARDENIA DRIVE                7.875            361.08         80
                                       7.625            361.08       62,250.00
    HOUSTON          TX   77018          1            11/19/97         00
    0430555342                           05           01/01/98          0
    1521045031                           N            12/01/27
    0


    1667538          074/G02             F           67,500.00         ZZ
                                         360         67,415.79          1
    1030 IRIS LANE                     8.375            513.05         90
                                       8.125            513.05       75,000.00
    BEAUMONT         TX   77706          1            11/03/97         10
    0430555441                           05           01/01/98         25
    1522025335                           N            12/01/27
    0


    1667539          074/G02             F           34,650.00         ZZ
                                         360         34,627.91          1
    14418 EIGHTH STREET                8.250            260.31         90
                                       8.000            260.31       38,500.00
    SANTA FE         TX   77517          1            12/01/97         04
    0430555557                           05           02/01/98         25
    1522025925                           N            01/01/28
    0


    1667540          074/G02             F           50,000.00         ZZ
                                         360         49,939.20          1
    911 WINDSOR DRIVE                  8.500            384.46         62
                                       8.250            384.46       81,000.00
    DENTON           TX   76201          5            11/10/97         00
    0430555615                           05           01/01/98          0
    1524009056                           N            12/01/27
    0


    1667541          074/G02             F           50,000.00         ZZ
                                         360         49,939.20          1
    2303 KAYEWOOD DRIVE                8.500            384.46         62
                                       8.250            384.46       81,000.00
    DENTON           TX   76201          5            11/10/97         00
    0430555664                           05           01/01/98          0
    1524009067                           N            12/01/27
    0


    1667542          074/G02             F           90,000.00         ZZ
                                         360         89,214.02          1
    1105 NORTH SHORE AVENUE            8.000            660.39         53
                                       7.750            660.39      170,000.00
    LITTLE ELM       TX   75068          5            11/14/97         00
    0430555730                           05           01/01/98          0
1


    1524013086                           N            12/01/27
    0


    1667543          074/G02             F           75,000.00         ZZ
                                         360         74,899.02          1
    9704 LAKE RIDGE DRIVE              8.000            550.32         53
                                       7.750            550.32      143,000.00
    AUSTIN           TX   78733          5            11/19/97         00
    0430555839                           05           01/01/98          0
    1524013483                           N            12/01/27
    0


    1667544          074/G02             F          288,000.00         ZZ
                                         360        287,571.18          1
    8722 SANSHIRE AVENUE               7.500          2,013.74         80
                                       7.250          2,013.74      360,000.00
    DALLAS           TX   75231          1            11/12/97         00
    0430555912                           05           01/01/98          0
    1524014045                           O            12/01/27
    0


    1667546          074/G02             F           82,900.00         ZZ
                                         360         82,788.39          2
    5753 A B LAWNDALE DRIVE            8.000            608.29         68
                                       7.750            608.29      123,000.00
    EL PASO          TX   79912          2            11/24/97         00
    0430555995                           05           01/01/98          0
    1524014147                           N            12/01/27
    0


    1667548          074/G02             F          148,000.00         ZZ
                                         360        147,795.63          1
    16310 AMBERWOOD ROAD               7.875          1,073.10         80
                                       7.625          1,073.10      185,000.00
    DALLAS           TX   75248          1            11/12/97         00
    0430556167                           05           01/01/98          0
    1524014555                           N            12/01/27
    0


    1667549          074/G02             F           36,900.00         ZZ
                                         360         36,855.13          1
    124 GRAYSTONE PLACE                8.500            283.73         90
                                       8.250            283.73       41,000.00
    DUNCANVILLE      TX   75137          1            11/19/97         01
    0430556241                           09           01/01/98         25
    1524016222                           N            12/01/27
    0


1


    1667550          074/G02             F          182,700.00         ZZ
                                         360        182,489.01          1
    3409 VILLANOVA STREET              8.750          1,437.30         70
                                       8.500          1,437.30      261,000.00
    UNIVERSITY PARK  TX   75225          1            11/19/97         00
    0430553180                           05           01/01/98          0
    1524016812                           N            12/01/27
    0


    1667551          074/G02             F          135,150.00         ZZ
                                         360        134,869.14          1
    6316 KLAMATH ROAD                  7.875            979.93         59
                                       7.625            979.93      230,000.00
    FORT WORTH       TX   76116          2            10/31/97         00
    0430553214                           05           12/01/97          0
    1525009313                           O            11/01/27
    0


    1667554          074/G02             F           27,000.00         ZZ
                                         360         26,965.45          1
    14777 WUNDERLICH 2011              8.250            202.84         90
                                       8.000            202.84       30,000.00
    HOUSTON          TX   77069          1            11/17/97         10
    0430553271                           01           01/01/98         25
    1532014754                           N            12/01/27
    0


    1667555          074/G02             F          120,000.00         ZZ
                                         360        119,838.42          1
    459 BRASSIE AVENUE                 8.000            880.52         80
                                       7.750            880.52      150,000.00
    KINGS BEACH      CA   96143          1            11/07/97         00
    0430553313                           05           01/01/98          0
    1550020533                           O            12/01/27
    0


    1667556          074/G02             F          160,000.00         ZZ
                                         360        159,687.91          1
    6553 SOUTH BYBEE DRIVE             8.250          1,202.03         51
                                       8.000          1,202.03      318,000.00
    OGDEN            UT   84403          5            10/31/97         00
    0430553354                           05           12/01/97          0
    1552001733                           O            11/01/27
    0


    1667557          074/G02             F          145,000.00         ZZ
                                         360        144,819.13          1
    4190 BEUS DRIVE                    8.375          1,102.10         56
                                       8.125          1,102.10      260,000.00
1


    OGDEN            UT   84403          2            11/21/97         00
    0430553404                           05           01/01/98          0
    1552010905                           N            12/01/27
    0


    1667558          074/G02             F           82,500.00         ZZ
                                         360         82,391.70          1
    1480 WEST 2950 SOUTH               8.125            612.56         75
                                       7.875            612.56      110,000.00
    PERRY            UT   84302          5            11/12/97         00
    0430553412                           05           01/01/98          0
    1552011410                           O            12/01/27
    0


    1667560          074/G02             F           69,600.00         ZZ
                                         360         69,510.93          1
    74 SOUTH 100 WEST                  8.250            522.88         80
                                       8.000            522.88       87,000.00
    MANTUA           UT   84324          1            11/07/97         00
    0430553479                           05           01/01/98          0
    1552011908                           N            12/01/27
    0


    1667561          074/G02             F           55,850.00         ZZ
                                         360         55,783.80          1
    530 31ST STREET                    8.625            434.40         90
                                       8.375            434.40       62,100.00
    OGDEN            UT   84403          1            11/05/97         21
    0430553529                           05           01/01/98         25
    1552012037                           N            12/01/27
    0


    1667562          074/G02             F           78,500.00         ZZ
                                         360         78,394.29          1
    907 MAPLE STREET                   8.000            576.01         71
                                       7.750            576.01      112,000.00
    OGDEN            UT   84403          2            11/20/97         00
    0430553552                           05           01/01/98          0
    1552012536                           O            12/01/27
    0


    1667564          074/G02             F          115,000.00         ZZ
                                         360        114,837.15          1
    42067 VILLAGE 42                   7.750            823.87         73
                                       7.500            823.87      159,000.00
    CAMARILLO        CA   93012          1            11/25/97         00
    0430553636                           01           01/01/98          0
    1553006787                           O            12/01/27
    0
1




    1667565          074/G02             F          170,000.00         ZZ
                                         360        169,765.24          1
    5113 LADERA VISTA DRIVE            7.875          1,232.62         63
                                       7.625          1,232.62      270,000.00
    CAMARILLO        CA   93012          1            11/12/97         00
    0430553677                           03           01/01/98          0
    1553009413                           O            12/01/27
    0


    1667567          074/G02             F           75,000.00         ZZ
                                         360         74,904.03          1
    734 BIANCO COURT                   8.250            563.45         50
                                       8.000            563.45      150,000.00
    DAVIS            CA   95616          5            11/05/97         00
    0430553750                           05           01/01/98          0
    1561378142                           O            12/01/27
    0


    1667569          074/G02             F          167,000.00         ZZ
                                         360        166,796.94          3
    763-765-767 SOUTH FREEWAY DR       8.500          1,284.09         80
                                       8.250          1,284.09      209,000.00
    NAPA             CA   94558          1            11/06/97         00
    0430553842                           05           01/01/98          0
    1561379305                           N            12/01/27
    0


    1667570          074/G02             F           40,850.00         ZZ
                                         360         40,804.01          4
    2312-2314 ST ANTHONY ST            8.875            325.03         95
                                       8.625            325.03       43,000.00
    NEW ORLEANS      LA   70116          1            11/24/97         01
    0430553875                           05           01/01/98         30
    1563166542                           O            12/01/27
    0


    1667571          074/G02             F          117,050.00         ZZ
                                         360        116,892.38          1
    4633 SUNNYBROOK DRIVE              8.000            858.88         79
                                       7.750            858.88      149,832.00
    PLANO            TX   75093          1            11/06/97         00
    0430553891                           09           01/01/98          0
    1563168005                           O            12/01/27
    0


    1667573          074/G02             F           47,700.00         ZZ
                                         360         47,644.90          1
1


    2313 GALLIER STREET                8.750            375.26         90
                                       8.500            375.26       53,000.00
    NEW ORLEANS      LA   70117          1            11/20/97         01
    0430553933                           05           01/01/98         25
    1563173628                           N            12/01/27
    0


    1667575          074/G02             F           58,500.00         ZZ
                                         360         58,376.08          1
    2416 F M 157                       8.500            449.82         90
                                       8.250            449.82       65,000.00
    VENUS            TX   76084          1            10/31/97         01
    0430553974                           05           12/01/97         25
    1563174686                           N            11/01/27
    0


    1667576          074/G02             F           48,750.00         ZZ
                                         360         48,690.71          1
    420 CASIE COURT                    8.500            374.85         75
                                       8.250            374.85       65,000.00
    DENTON           TX   76207          1            11/25/97         00
    0430554014                           05           01/01/98          0
    1563175033                           N            12/01/27
    0


    1667578          074/G02             F           48,750.00         ZZ
                                         360         48,690.71          1
    424 CASIE COURT                    8.500            374.85         75
                                       8.250            374.85       65,000.00
    DENTON           TX   76207          1            11/25/97         00
    0430554048                           07           01/01/98          0
    1563175044                           N            12/01/27
    0


    1667579          074/G02             F          111,200.00         ZZ
                                         360        111,061.26          1
    4400 GULF BOULEVARD UNIT 106       8.375            845.21         70
                                       8.125            845.21      160,000.00
    SOUTH PADRE ISL  TX   78597          2            11/21/97         00
    0430554097                           08           01/01/98          0
    1563177254                           N            12/01/27
    0


    1667581          074/G02             F          110,500.00         ZZ
                                         360        110,138.60          1
    RT 4 BOX 241 EZ                    8.250            830.15         85
                                       8.000            830.15      130,000.00
    DUNCAN           OK   73533          5            11/26/97         01
    0430554147                           05           01/01/98         12
1


    1563178097                           O            12/01/27
    0


    1667582          074/G02             F           24,750.00         ZZ
                                         360         24,721.41          2
    911 E 37TH ST                      8.750            194.71         90
                                       8.500            194.71       27,500.00
    LUBBOCK          TX   79404          1            11/25/97         01
    0430554170                           05           01/01/98         25
    1563179282                           N            12/01/27
    0


    1667583          074/G02             F          256,000.00         ZZ
                                         360        255,655.31          1
    3049 ROLLING STONE ROAD            8.000          1,878.44         80
                                       7.750          1,878.44      320,000.00
    OKLAHOMA CITY    OK   73120          1            11/26/97         00
    0430554196                           05           01/01/98          0
    1563180361                           O            12/01/27
    0


    1667585          074/G02             F          124,000.00         ZZ
                                         360        123,824.38          1
    4265 PINE ST                       7.750            888.36         63
                                       7.500            888.36      198,000.00
    SANDPOINT        ID   83864          2            11/14/97         00
    0430554261                           05           01/01/98          0
    1565175384                           O            12/01/27
    0


    1667586          074/G02             F          114,300.00         ZZ
                                         360        114,168.00          4
    1488 E WHIDBEY AVE                 8.750            899.20         90
                                       8.500            899.20      127,000.00
    OAK HARBOR       WA   98277          1            11/07/97         04
    0430554311                           05           01/01/98         30
    1565175828                           N            12/01/27
    0


    1667587          074/G02             F           59,400.00         ZZ
                                         360         59,320.01          1
    2612 W BELLA ST                    8.000            435.86         90
                                       7.750            435.86       66,000.00
    BOISE            ID   83702          1            11/19/97         04
    0430554337                           05           01/01/98         25
    1565177073                           N            12/01/27
    0


1


    1667588          074/G02             F           93,600.00         ZZ
                                         360         93,489.06          2
    480-482 CHARTER COURT              8.625            728.02         90
                                       8.375            728.02      104,000.00
    LAWRENCEVILLE    GA   30045          1            11/10/97         01
    0430554394                           05           01/01/98         25
    1566111616                           N            12/01/27
    0


    1667589          074/G02             F           76,500.00         ZZ
                                         360         76,404.56          1
    107 OCEAN WALK                     8.375            581.46         90
                                       8.125            581.46       85,000.00
    HILTON HEAD ISL  SC   29928          1            11/12/97         01
    0430554428                           08           01/01/98         25
    1566111671                           N            12/01/27
    0


    1667590          074/G02             F           96,300.00         ZZ
                                         360         96,185.87          2
    657-659 TELFAIR COURT              8.625            749.02         90
                                       8.375            749.02      107,000.00
    SUWANEE          GA   30174          1            11/10/97         01
    0430554477                           05           01/01/98         25
    1566111707                           N            12/01/27
    0


    1667591          074/G02             F           39,200.00         ZZ
                                         360         39,145.86          1
    203 CHERRY POINT DRIVE             7.875            284.23         74
                                       7.625            284.23       53,000.00
    SAINT MARYS      GA   31558          1            11/07/97         00
    0430554527                           05           01/01/98          0
    1566112095                           N            12/01/27
    0


    1667592          074/G02             F           59,600.00         ZZ
                                         360         59,490.89          1
    2546 COUNTRY FARM COURT            8.500            458.28         75
                                       8.250            458.28       79,500.00
    POWDER SPRINGS   GA   30073          1            11/06/97         00
    0430554568                           03           12/01/97          0
    1566112889                           O            11/01/27
    0


    1667593          074/G02             F           80,900.00         ZZ
                                         360         80,801.59          1
    3400 KENLAND ROAD                  8.500            622.06         90
                                       8.250            622.06       89,900.00
1


    SMYRNA           GA   30082          1            11/13/97         04
    0430554600                           05           01/01/98         25
    1566113112                           N            12/01/27
    0


    1667594          074/G02             F          119,000.00         ZZ
                                         360        118,793.09          1
    353 A ISLAND ROAD                  8.750            936.18         85
                                       8.500            936.18      140,000.00
    SAVANNAH         GA   31406          5            10/31/97         01
    0430554634                           05           12/01/97         12
    1566113597                           O            11/01/27
    0


    1667596          074/G02             F          100,000.00         ZZ
                                         360         99,872.02          1
    165 OCEE VIEW COURT                8.250            751.27         83
                                       8.000            751.27      121,500.00
    ALPHARETTA       GA   30005          1            11/07/97         01
    0430554683                           05           01/01/98         20
    1566114035                           N            12/01/27
    0


    1667597          074/G02             F           81,050.00         ZZ
                                         360         80,946.26          1
    452 WALTHAM LANE                   8.250            608.91         80
                                       8.000            608.91      101,350.00
    SUGAR HILL       GA   30518          1            11/20/97         00
    0430554733                           05           01/01/98          0
    1566115264                           O            12/01/27
    0


    1667598          074/G02             F          307,000.00         ZZ
                                         360        306,576.05          1
    17877 CRECIENTE WAY                7.875          2,225.97         79
                                       7.625          2,225.97      390,000.00
    SAN DIEGO        CA   92127          2            11/01/97         00
    0430554774                           05           01/01/98          0
    1567206729                           O            12/01/27
    0


    1667599          074/G02             F           56,000.00         ZZ
                                         360         55,900.07          1
    7150 W 20TH AVE #107               8.625            435.57         78
                                       8.375            435.57       72,000.00
    LAKEWOOD         CO   80215          2            10/29/97         00
    0430554857                           01           12/01/97          0
    1567208225                           N            11/01/27
    0
1




    1667600          074/G02             F           63,000.00         T
                                         360         62,915.16          1
    839-D LITTLE BAY AVENUE            8.000            462.28         73
                                       7.750            462.28       87,000.00
    NORFOLK          VA   23503          2            11/20/97         00
    0430554907                           01           01/01/98          0
    1567209986                           O            12/01/27
    0


    1667601          074/G02             F          176,400.00         ZZ
                                         360        176,162.47          1
    1323 SOUTH HILLS DRIVE             8.000          1,294.37         78
                                       7.750          1,294.37      226,436.00
    CHULA VISTA      CA   91915          1            11/24/97         00
    0430554964                           03           01/01/98          0
    1567211591                           O            12/01/27
    0


    1667602          074/G02             F          142,000.00         ZZ
                                         360        141,818.28          1
    13726 AHWAHNEE WAY                 8.250          1,066.80         80
                                       8.000          1,066.80      177,500.00
    POWAY            CA   92064          1            11/24/97         00
    0430555003                           05           01/01/98          0
    1567212379                           N            12/01/27
    0


    1667605          074/G02             F          136,850.00         ZZ
                                         360        136,637.26          4
    5550 52 54 56 E BELLEVUE ST        8.500          1,052.26         85
                                       8.250          1,052.26      161,000.00
    TUSCON           AZ   85712          1            11/03/97         01
    0430555086                           05           01/01/98         20
    1569182698                           N            12/01/27
    0


    1667606          074/G02             F          145,350.00         ZZ
                                         360        145,128.86          4
    5558,60,62,64 E. BELLEVUE ST.      8.500          1,117.62         85
                                       8.250          1,117.62      171,000.00
    TUCSON           AZ   85712          1            11/03/97         10
    0430555144                           05           01/01/98         12
    1569182701                           N            12/01/27
    0


    1667607          074/G02             F           73,600.00         ZZ
                                         360         73,468.15          1
1


    7101 W. BEARDSLEY RD #542          8.625            572.45         76
                                       8.375            572.45       97,000.00
    GLENDALE         AZ   85308          1            10/20/97         00
    0430555185                           01           12/01/97          0
    1569183158                           N            11/01/27
    0


    1667608          074/G02             F           50,000.00         T
                                         360         49,906.10          1
    1109 VENTURA HILLS STREET          8.375            380.04         28
                                       8.125            380.04      180,000.00
    LAS VEGAS        NV   89134          1            10/22/97         00
    0430555243                           03           12/01/97          0
    1569183307                           O            11/01/27
    0


    1667609          074/G02             F          256,000.00         ZZ
                                         360        255,688.72          1
    674 BLACK HAWK DRIVE NE            8.500          1,968.42         72
                                       8.250          1,968.42      360,000.00
    ALBUQUERQUE      NM   87122          2            11/03/97         00
    0430555300                           05           01/01/98          0
    1569184296                           N            12/01/27
    0


    1667610          074/G02             F           77,400.00         ZZ
                                         360         76,974.27          1
    511 MERCURY AVENUE                 8.250            581.49         90
                                       8.000            581.49       86,000.00
    ALAMOGORDO       NM   88310          1            10/29/97         01
    0430555375                           05           12/01/97         25
    1569185186                           N            11/01/27
    0


    1667611          074/G02             F           54,450.00         ZZ
                                         360         54,387.11          1
    461 W HOLMES AVE #109              8.750            428.36         90
                                       8.500            428.36       60,500.00
    MESA             AZ   85210          1            11/04/97         10
    0430555433                           01           01/01/98         25
    1569185539                           N            12/01/27
    0


    1667612          074/G02             F           56,700.00         ZZ
                                         360         56,601.42          1
    8827 NORTH NEW WORLD DRIVE         8.750            446.06         90
                                       8.500            446.06       63,000.00
    GLENDALE         AZ   85302          1            10/30/97         10
    0430555490                           09           12/01/97         25
1


    1569185540                           N            11/01/27
    0


    1667613          074/G02             F           57,000.00         ZZ
                                         360         56,924.89          1
    62 COUNTY ROAD 94A                 8.500            438.28         35
                                       8.250            438.28      165,000.00
    CHIMAYO          NM   87522          2            11/01/97         00
    0430555516                           05           01/01/98          0
    1569185798                           O            12/01/27
    0


    1667614          074/G02             F           60,750.00         ZZ
                                         360         60,678.00          1
    1402 SOUTH JENTILLY LANE #105      8.625            472.51         75
                                       8.375            472.51       81,000.00
    TEMPE            AZ   85281          1            11/04/97         00
    0430555680                           01           01/01/98          0
    1569185867                           N            12/01/27
    0


    1667616          074/G02             F           69,800.00         ZZ
                                         360         69,658.55          2
    104 MONROE STREET NE               8.000            512.17         75
                                       7.750            512.17       93,100.00
    ALBUQUERQUE      NM   87108          1            10/30/97         00
    0430555797                           05           12/01/97          0
    1569186167                           O            11/01/27
    0


    1667617          074/G02             F          266,000.00         ZZ
                                         360        265,659.59          1
    410 CHRYSONA LANE                  8.250          1,998.37         80
                                       8.000          1,998.37      332,859.00
    SEDONA           AZ   86336          1            11/19/97         00
    0430555847                           03           01/01/98          0
    1569186327                           O            12/01/27
    0


    1667618          074/G02             F          478,000.00         ZZ
                                         360        477,356.40          1
    85 MINGUS MOUNTAIN ROAD            8.000          3,507.40         76
                                       7.750          3,507.40      630,000.00
    SEDONA           AZ   86336          5            11/19/97         00
    0430555888                           05           01/01/98          0
    1569186983                           O            12/01/27
    0


1


    1667619          074/G02             F           94,500.00         ZZ
                                         360         94,390.87          3
    2941 NORTH 39TH STREET             8.750            743.44         90
                                       8.500            743.44      105,000.00
    PHOENIX          AZ   85018          1            11/17/97         10
    0430555961                           05           01/01/98         25
    1569187308                           N            12/01/27
    0


    1667620          074/G02             F           21,950.00         ZZ
                                         360         21,911.02          1
    411-A STONEYHILL TRAIL             9.000            176.61         90
                                       8.750            176.61       24,425.00
    NEW BERN         NC   28562          1            10/29/97         01
    0430556027                           05           12/01/97         25
    1577096194                           N            11/01/27
    0


    1667621          074/G02             F           42,750.00         ZZ
                                         360         42,671.75          1
    1591 MONTROSE DRIVE                8.500            328.71         90
                                       8.250            328.71       47,500.00
    LEXINGTON        KY   40511          1            10/31/97         11
    0430556092                           05           12/01/97         25
    1577099272                           N            11/01/27
    0


    1667622          074/G02             F           46,800.00         ZZ
                                         360         46,745.94          1
    120 WENDFIELD DRIVE                8.750            368.18         90
                                       8.500            368.18       52,000.00
    TRAVELERS REST   SC   29690          1            11/26/97         04
    0430556134                           05           01/01/98         25
    1577099669                           N            12/01/27
    0


    1667623          074/G02             F          300,000.00         ZZ
                                         360        299,436.68          1
    605 HARDSCRABBLE DRI               8.375          2,280.22         78
                                       8.125          2,280.22      389,000.00
    HILLSBOROUGH     NC   27278          1            10/30/97         00
    0430556191                           03           12/01/97          0
    1577101476                           O            11/01/27
    0


    1667624          074/G02             F           39,900.00         ZZ
                                         360         39,850.23          1
    1004 NEUSE AVENUE                  8.375            303.27         80
                                       8.125            303.27       49,900.00
1


    NEW BERN         NC   28560          1            11/14/97         00
    0430556258                           05           01/01/98          0
    1577102118                           N            12/01/27
    0


    1667627          074/G02             F           21,950.00         ZZ
                                         360         21,901.06          1
    411-B STONEYHILL TRAIL             8.625            170.72         90
                                       8.375            170.72       24,425.00
    NEW BERN         NC   28562          1            10/29/97         01
    0430556290                           07           12/01/97         25
    1577102796                           N            11/01/27
    0


    1667628          074/G02             F           35,550.00         ZZ
                                         360         35,508.93          1
    820 2ND STREET WEST                8.750            279.68         90
                                       8.500            279.68       39,500.00
    HUNTINGTON       WV   25700          1            11/26/97         11
    0430556340                           05           01/01/98         25
    1577102934                           N            12/01/27
    0


    1667629          074/G02             F           44,100.00         ZZ
                                         360         44,049.06          2
    614 SOUTH ZION STREET              8.750            346.94         90
                                       8.500            346.94       49,000.00
    LANDIS           NC   28088          1            11/12/97         12
    0430556365                           05           01/01/98         25
    1577103165                           N            12/01/27
    0


    1667630          074/G02             F           53,550.00         ZZ
                                         360         53,484.87          1
    123 CANNON CIRCLE                  8.500            411.76         85
                                       8.250            411.76       63,000.00
    WELLFORD         SC   29385          5            11/17/97         12
    0430556407                           05           01/01/98         12
    1577104510                           O            12/01/27
    0


    1667631          074/G02             F           68,400.00         ZZ
                                         360         68,316.83          1
    117 KAREN DRIVE                    8.500            525.94         85
                                       8.250            525.94       80,500.00
    CLEMSON          SC   29631          5            11/07/97         01
    0430556449                           05           01/01/98         12
    1577104587                           O            12/01/27
    0
1




    1667632          074/G02             F           32,000.00         ZZ
                                         360         31,898.97          1
    1016 LEXINGTON AVENUE              8.375            243.23         54
                                       8.125            243.23       60,000.00
    GREENSBORO       NC   27403          2            11/03/97         00
    0430556464                           05           12/01/97          0
    1577104623                           N            11/01/27
    0


    1667633          074/G02             F           42,300.00         ZZ
                                         360         42,251.14          1
    2238 MEHARRY BOULEVARD             8.750            332.78         90
                                       8.500            332.78       47,000.00
    NASHVILLE        TN   37208          1            11/10/97         04
    0430556498                           05           01/01/98         25
    1577104703                           N            12/01/27
    0


    1667635          074/G02             F          123,200.00         ZZ
                                         360        123,029.86          1
    104 S. STAUNTON COURT              7.875            893.29         80
                                       7.625            893.29      154,000.00
    MOORE            SC   29369          1            11/19/97         00
    0430556514                           05           01/01/98          0
    1577105331                           O            12/01/27
    0


    1667636          074/G02             F           35,600.00         ZZ
                                         360         35,558.87          1
    175 MALABU DRIVE, #34              8.750            280.07         89
                                       8.500            280.07       40,000.00
    LEXINGTON        KY   40503          1            11/26/97         11
    0430556548                           01           01/01/98         25
    1577105535                           N            12/01/27
    0


    1667637          074/G02             F           58,500.00         ZZ
                                         360         58,430.67          1
    7390 EAST SHAHKOKA DRIVE           8.625            455.01         90
                                       8.375            455.01       65,000.00
    OLIVE BRANCH     MS   38654          1            11/13/97         11
    0430556555                           05           01/01/98         25
    1577105637                           N            12/01/27
    0


    1667638          074/G02             F           86,850.00         ZZ
                                         360         86,749.70          1
1


    214 SADLER DRIVE                   8.750            683.25         90
                                       8.500            683.25       96,500.00
    NEW BERN         NC   28560          1            11/21/97         04
    0430556589                           05           01/01/98         25
    1577106935                           N            12/01/27
    0


    1667639          074/G02             F           76,500.00         ZZ
                                         360         76,391.65          1
    1416 LYON COURT                    7.750            548.06         85
                                       7.500            548.06       90,000.00
    CHARLOTTE        NC   28205          5            11/20/97         11
    0430556613                           05           01/01/98         20
    1577107778                           O            12/01/27
    0


    1667640          074/G02             F           45,500.00         ZZ
                                         360         45,435.56          1
    488 9TH ST                         7.750            325.97         70
                                       7.500            325.97       65,000.00
    BURLINGTON       CO   80807          5            11/20/97         00
    0430556621                           05           01/01/98          0
    1579064392                           N            12/01/27
    0


    1667641          074/G02             F          111,500.00         ZZ
                                         360        111,017.57          1
    7235 HOUSTOUN WARING CIR           8.000            818.15         80
                                       7.750            818.15      140,000.00
    LITTLETON        CO   80120          2            10/31/97         00
    0430556654                           05           01/01/98          0
    1579065260                           O            12/01/27
    0


    1667642          074/G02             F          172,000.00         T
                                         360        171,756.42          1
    280 S MAHONEY DR 6P                7.750          1,232.23         80
                                       7.500          1,232.23      215,000.00
    TELLURIDE        CO   81435          1            11/20/97         00
    0430556670                           01           01/01/98          0
    1579065817                           O            12/01/27
    0


    1667643          074/G02             F          150,000.00         ZZ
                                         360        149,812.88          1
    3044 S 2300 E                      8.375          1,140.11         89
                                       8.125          1,140.11      169,000.00
    SALT LAKE CITY   UT   84109          1            11/14/97         01
    0430556696                           05           01/01/98         25
1


    1579065996                           N            12/01/27
    0


    1667645          074/G02             F           48,900.00         ZZ
                                         360         48,843.52          1
    983 STRAIGHT CREEK DR              8.750            384.70         70
                                       8.500            384.70       69,900.00
    DILLON           CO   80435          1            11/21/97         00
    0430556720                           01           01/01/98          0
    1579067095                           N            12/01/27
    0


    1667647          074/G02             F           51,750.00         ZZ
                                         360         51,691.75          1
    15 RITA STREET                     8.875            411.75         90
                                       8.625            411.75       57,500.00
    WEST WARWICK     RI   02893          1            11/07/97         01
    0430556753                           05           01/01/98         25
    1580063477                           N            12/01/27
    0


    1667648          074/G02             F           35,000.00         ZZ
                                         360         34,959.57          1
    79 DUKE STREET UNIT #4             8.750            275.35         65
                                       8.500            275.35       54,000.00
    EAST GREENWICH   RI   02818          2            11/07/97         00
    0430556761                           01           01/01/98          0
    1580063841                           N            12/01/27
    0


    1667650          074/G02             F           97,500.00         T
                                         360         97,387.39          1
    833 BOSTON NECK ROAD               8.750            767.04         73
                                       8.500            767.04      134,000.00
    NARRAGANSETT     RI   02882          5            11/11/97         00
    0430556316                           05           01/01/98          0
    1580064403                           O            12/01/27
    0


    1667651          074/G02             F          128,250.00         ZZ
                                         360        127,995.83          3
    228-230PLEASANT STREET             8.875          1,020.42         90
                                       8.625          1,020.42      142,500.00
    PROVIDENCE       RI   02906          1            11/06/97         01
    0430556381                           05           12/01/97         25
    1580064673                           N            11/01/27
    0


1


    1667652          074/G02             F          128,250.00         ZZ
                                         360        127,991.48          3
    224-226 PLEASANT STREET            8.875          1,020.42         90
                                       8.625          1,020.42      142,500.00
    PROVIDENCE       RI   02906          1            11/06/97         11
    0430556423                           05           12/01/97         25
    1580064684                           N            11/01/27
    0


    1667653          074/G02             F          110,000.00         ZZ
                                         360        109,866.26          2
    177 179 ALLYN STREET               8.500            845.80         86
                                       8.250            845.80      129,000.00
    HOLYOKE          MA   01040          2            11/12/97         01
    0430556472                           05           01/01/98         25
    1580065268                           N            12/01/27
    0


    1667654          074/G02             F          101,750.00         ZZ
                                         360        101,626.28          1
    UNIT 1 7 NORTH PINE STREET         8.500            782.37         88
                                       8.250            782.37      116,000.00
    SALEM            MA   01970          1            11/21/97         01
    0430556506                           01           01/01/98         25
    1580066078                           O            12/01/27
    0


    1667656          074/G02             F           29,400.00         ZZ
                                         360         29,366.04          1
    198 REGENCY PARK DRIVE             8.750            231.29         70
                                       8.500            231.29       42,400.00
    AGAWAM           MA   01001          1            11/26/97         00
    0430556530                           01           01/01/98          0
    1580066420                           N            12/01/27
    0


    1667657          074/G02             F           72,000.00         ZZ
                                         360         71,874.80          1
    5050 WASHINGTON STREET,            8.750            566.43         90
    UNIT 213                           8.500            566.43       80,000.00
    WEST ROXBURY     MA   02132          1            11/04/97         01
    0430556571                           08           12/01/97         25
    1580066442                           O            11/01/27
    0


    1667659          074/G02             F           94,500.00         ZZ
                                         360         94,390.75          2
    20-22 PAVILION COURT               8.750            743.44         70
                                       8.500            743.44      135,000.00
1


    CRANSTON         RI   02920          1            11/06/97         00
    0430556605                           05           01/01/98          0
    1580066486                           N            12/01/27
    0


    1667661          074/G02             F          195,000.00         ZZ
                                         360        194,744.02          1
    166 168 SUMMIT STREET              8.125          1,447.87         75
                                       7.875          1,447.87      260,000.00
    BURLINGTON       VT   05401          5            11/18/97         00
    0430556647                           05           01/01/98          0
    1580066792                           O            12/01/27
    0


    1667662          074/G02             F           23,650.00         ZZ
                                         360         23,621.96          1
    218 OAKVILLE AVENUE, UNIT 218H     8.625            183.95         95
                                       8.375            183.95       24,900.00
    WATERBURY        CT   06708          1            11/26/97         11
    0430556688                           01           01/01/98         30
    1580067092                           O            12/01/27
    0


    1667663          074/G02             F           48,400.00         ZZ
                                         360         48,342.63          1
    14 RALSTON ROAD                    8.625            376.46         80
                                       8.375            376.46       60,500.00
    MATTAPAN         MA   02126          1            11/21/97         00
    0430556712                           07           01/01/98          0
    1580067139                           N            12/01/27
    0


    1667664          074/G02             F          203,600.00         ZZ
                                         360        203,358.73          1
    6 TODD LANE                        8.625          1,583.58         80
                                       8.375          1,583.58      254,500.00
    STAMFORD         CT   06905          1            11/14/97         00
    0430556746                           05           01/01/98          0
    1580067274                           O            12/01/27
    0


    1667665          074/G02             F          154,800.00         ZZ
                                         360        154,621.21          3
    111 NEPONSET AVENUE                8.750          1,217.82         80
                                       8.500          1,217.82      193,500.00
    BOSTON           MA   02136          1            11/14/97         00
    0430556779                           05           01/01/98          0
    1580067503                           N            12/01/27
    0
1




    1667666          074/G02             F           76,500.00         ZZ
                                         360         76,366.98          3
    15 ANDREWS AVENUE                  8.750            601.83         90
                                       8.500            601.83       85,000.00
    WEST WARWICK     RI   02893          1            11/04/97         11
    0430556795                           05           12/01/97         25
    1580067638                           N            11/01/27
    0


    1667667          074/G02             F           31,950.00         ZZ
                                         360         31,913.08          2
    100 102 WEST SIXTH STREET          8.750            251.36         90
                                       8.500            251.36       35,500.00
    LOWELL           MA   01854          1            11/21/97         01
    0430556829                           05           01/01/98         25
    1580067762                           N            12/01/27
    0


    1667669          074/G02             F           47,900.00         ZZ
                                         360         47,829.50          1
    96 MAIN STREET, UNIT C-2           8.625            372.57         80
                                       8.375            372.57       59,900.00
    FOXBOROUGH       MA   02035          1            11/21/97         00
    0430556837                           01           01/01/98          0
    1580068878                           O            12/01/27
    0


    1667670          074/G02             F           40,500.00         ZZ
                                         360         40,452.84          1
    163 PROVIDENCE STREET, UNIT E      8.750            318.62         90
                                       8.500            318.62       45,000.00
    MILLVILLE        MA   01529          1            11/21/97         11
    0430556852                           01           01/01/98         25
    1580068947                           O            12/01/27
    0


    1667672          074/G02             F          104,500.00         ZZ
                                         360        104,340.48          3
    38-40 HOME AVENUE                  8.500            803.52         95
                                       8.250            803.52      110,000.00
    PROVIDENCE       RI   02908          1            11/26/97         11
    0430556878                           05           01/01/98         30
    1580069484                           O            12/01/27
    0


    1667674          074/G02             F           69,300.00         T
                                         360         69,219.95          1
1


    1001 NORTH PASADINA #145           8.750            545.19         70
                                       8.500            545.19       99,010.00
    MESA             AZ   85201          1            11/25/97         00
    0430556894                           01           01/01/98          0
    1581110299                           O            12/01/27
    0


    1667675          074/G02             F           46,800.00         ZZ
                                         360         46,745.94          1
    1954 EAST 124TH PLACE              8.750            368.18         90
                                       8.500            368.18       52,000.00
    CLEVELAND        OH   44112          1            11/22/97         14
    0430556910                           05           01/01/98         25
    1581115237                           N            12/01/27
    0


    1667678          074/G02             F           90,000.00         ZZ
                                         360         89,778.15          2
    6520 GRAYTON ROAD                  8.000            660.39         90
                                       7.750            660.39      100,000.00
    BROOKPARK        OH   44142          1            11/05/97         14
    0430556936                           05           01/01/98         25
    1581119599                           N            12/01/27
    0


    1667679          074/G02             F          275,000.00         ZZ
                                         360        274,656.95          1
    2383 WESTCOTT                      8.375          2,090.20         74
                                       8.125          2,090.20      375,000.00
    SHELBY TOWNSHIP  MI   48316          1            11/26/97         00
    0430556951                           05           01/01/98          0
    1581121513                           O            12/01/27
    0


    1667683          074/G02             F           35,900.00         ZZ
                                         360         35,812.78          2
    932-934NORTH OAKLAND               8.875            285.64         90
                                       8.625            285.64       39,900.00
    INDIANAPOLIS     IN   46201          1            11/05/97         10
    0430556993                           05           12/01/97         25
    1581125241                           N            11/01/27
    0


    1667684          074/G02             F          153,600.00         ZZ
                                         360        153,413.22          1
    267 WESTBOURNE                     8.500          1,181.06         79
                                       8.250          1,181.06      196,000.00
    BLOOMFIELD HILL  MI   48301          2            11/19/97         00
    0430557009                           05           01/01/98          0
1


    1581125831                           O            12/01/27
    0


    1667685          074/G02             F           70,850.00         ZZ
                                         360         70,770.25          1
    820 EAST EDGEWOOD AVENUE           8.875            563.72         89
                                       8.625            563.72       79,752.00
    INDIANAPOLIS     IN   46227          1            11/07/97         14
    0430557025                           05           01/01/98         25
    1581126299                           N            12/01/27
    0


    1667686          074/G02             F           43,200.00         ZZ
                                         360         43,146.09          1
    1138 SOUTH GRAND AVENUE            8.375            328.36         90
                                       8.125            328.36       48,000.00
    EVANSVILLE       IN   47713          1            11/19/97         14
    0430557033                           05           01/01/98         25
    1581126506                           N            12/01/27
    0


    1667688          074/G02             F           31,500.00         ZZ
                                         360         31,459.68          1
    213 SYCAMORE STREET                8.250            236.65         90
                                       8.000            236.65       35,000.00
    FRANKLIN         OH   45005          1            11/05/97         14
    0430557058                           05           01/01/98         25
    1581128239                           N            12/01/27
    0


    1667691          074/G02             F           65,000.00         ZZ
                                         360         64,914.66          2
    4102 GREENVALE ROAD                8.125            482.63         52
                                       7.875            482.63      125,000.00
    SOUTH EUCLID     OH   44121          1            11/14/97         00
    0430557082                           07           01/01/98          0
    1581131164                           N            12/01/27
    0


    1667693          074/G02             F           22,500.00         ZZ
                                         360         22,467.44          3
    10708 GARFIELD AVENUE              8.875            179.03         90
                                       8.625            179.03       25,000.00
    CLEVELAND        OH   44108          1            11/14/97         14
    0430557108                           05           01/01/98         25
    1581131823                           N            12/01/27
    0


1


    1667695          074/G02             F           27,000.00         ZZ
                                         360         26,968.82          1
    1501 BILTMORE                      8.750            212.41         90
                                       8.500            212.41       30,000.00
    LANSING          MI   48906          1            11/25/97         14
    0430557116                           05           01/01/98         25
    1581132462                           N            12/01/27
    0


    1667696          074/G02             F           54,600.00         ZZ
                                         360         54,533.61          4
    3631 WASHINGTON AVENUE             8.500            419.83         70
                                       8.250            419.83       78,000.00
    CINCINNATI       OH   45229          5            11/06/97         00
    0430557124                           05           01/01/98          0
    1581132860                           N            12/01/27
    0


    1667697          074/G02             F           80,900.00         ZZ
                                         360         80,751.89          4
    1331 CHARDON COURT                 8.500            622.06         90
                                       8.250            622.06       89,900.00
    DAYTON           OH   45403          1            11/03/97         14
    0430557132                           05           12/01/97         25
    1581133181                           N            11/01/27
    0


    1667698          074/G02             F           45,800.00         ZZ
                                         360         45,747.11          2
    1824 VINE AVENUE SW                8.750            360.31         85
                                       8.500            360.31       53,900.00
    CANTON           OH   44706          1            11/06/97         10
    0430557140                           05           01/01/98         12
    1581134504                           N            12/01/27
    0


    1667699          074/G02             F           85,400.00         ZZ
                                         360         85,287.88          1
    2774 SOUTH MAIN STREET             8.125            634.10         95
                                       7.875            634.10       89,900.00
    AKRON            OH   44319          1            11/24/97         14
    0430557157                           05           01/01/98         30
    1581135198                           O            12/01/27
    0


    1667703          074/G02             F           49,500.00         ZZ
                                         360         49,342.68          1
    94 EAST 16TH STREET                8.750            389.42         90
                                       8.500            389.42       55,000.00
1


    HOLLAND          MI   49423          1            11/13/97         14
    0430552190                           05           01/01/98         25
    1581136500                           N            12/01/27
    0


    1667704          074/G02             F           36,000.00         ZZ
                                         360         35,925.80          1
    628 BAKEWELL STREET                8.125            267.30         90
                                       7.875            267.30       40,000.00
    COVINGTON        KY   41011          1            11/04/97         14
    0430552240                           05           12/01/97         25
    1581136656                           N            11/01/27
    0


    1667705          074/G02             F           45,000.00         ZZ
                                         360         44,948.02          1
    311 WHITE STREET                   8.750            354.02         90
                                       8.500            354.02       50,000.00
    TOLEDO           OH   43605          1            11/14/97         14
    0430552281                           05           01/01/98         25
    1581136714                           N            12/01/27
    0


    1667706          074/G02             F           34,450.00         ZZ
                                         360         34,407.01          1
    1565 HAZELHURST EAST               8.375            261.85         61
                                       8.125            261.85       57,000.00
    FERNDALE         MI   48220          1            11/14/97         00
    0430552349                           05           01/01/98          0
    1581137138                           N            12/01/27
    0


    1667707          074/G02             F           41,850.00         ZZ
                                         360         41,802.90          1
    5848 PICKARD                       8.875            332.98         90
                                       8.625            332.98       46,500.00
    TOLEDO           OH   43613          1            11/10/97         14
    0430552406                           05           01/01/98         25
    1581137965                           N            12/01/27
    0


    1667708          074/G02             F           50,850.00         ZZ
                                         360         50,791.27          1
    1107 BRECKENRIDGE                  8.750            400.04         90
                                       8.500            400.04       56,500.00
    FERNDALE         MI   48070          1            11/14/97         14
    0430552455                           05           01/01/98         25
    1581138017                           N            12/01/27
    0
1




    1667709          074/G02             F           36,000.00         ZZ
                                         360         35,957.33          1
    1916 HOWELL STREET                 8.625            280.01         80
                                       8.375            280.01       45,000.00
    COVINGTON        KY   41015          1            11/20/97         00
    0430552505                           05           01/01/98          0
    1581138120                           N            12/01/27
    0


    1667710          074/G02             F           45,050.00         ZZ
                                         360         44,977.32          1
    3124 JANE STREET                   8.375            342.42         85
                                       8.125            342.42       53,000.00
    PITTSBURGH       PA   15203          5            11/07/97         14
    0430552562                           05           01/01/98         12
    1581138287                           O            12/01/27
    0


    1667711          074/G02             F           38,250.00         ZZ
                                         360         38,204.66          1
    4035 W KALMAR DRIVE                8.625            297.51         90
                                       8.375            297.51       42,500.00
    INDIANAPOLIS     IN   46222          1            11/07/97         14
    0430552620                           05           01/01/98         25
    1581138301                           N            12/01/27
    0


    1667712          074/G02             F           34,000.00         ZZ
                                         360         33,959.71          1
    4714 CARROLLTON AVENUE             8.625            264.45         90
                                       8.375            264.45       37,800.00
    INDIANAPOLIS     IN   46205          1            11/07/97         14
    0430552661                           05           01/01/98         25
    1581138312                           N            12/01/27
    0


    1667715          074/G02             F           58,400.00         ZZ
                                         360         58,330.79          1
    117 MIDDLEVIEW DRIVE               8.625            454.23         80
                                       8.375            454.23       73,000.00
    SUNBURY          OH   43074          1            11/21/97         00
    0430552844                           05           01/01/98          0
    1581138618                           N            12/01/27
    0


    1667716          074/G02             F           92,000.00         ZZ
                                         360         91,890.97          2
1


    1473-1475 GENESSEE ROAD            8.625            715.57         80
                                       8.375            715.57      115,000.00
    SOUTH EUCLID     OH   44121          1            11/10/97         00
    0430552877                           05           01/01/98          0
    1581138630                           O            12/01/27
    0


    1667717          074/G02             F           40,500.00         ZZ
                                         360         40,449.48          2
    10206 -10208 SOUTH BLVD            8.375            307.83         90
                                       8.125            307.83       45,000.00
    CLEVELAND        OH   44108          1            11/10/97         14
    0430553321                           05           01/01/98         25
    1581138709                           N            12/01/27
    0


    1667718          074/G02             F           74,700.00         ZZ
                                         360         74,611.48          2
    208 BANK ST                        8.625            581.01         90
                                       8.375            581.01       83,000.00
    LODI             OH   44254          1            11/17/97         14
    0430553388                           05           01/01/98         25
    1581138742                           N            12/01/27
    0


    1667719          074/G02             F           59,500.00         ZZ
                                         360         59,417.83          1
    28629 ELMWOOD                      7.875            431.42         85
                                       7.625            431.42       70,000.00
    GARDEN CITY      MI   48135          5            11/17/97         14
    0430553446                           05           01/01/98         12
    1581139133                           O            12/01/27
    0


    1667721          074/G02             F          127,500.00         ZZ
                                         360        127,352.75          1
    4249 BELLEVUE ROAD                 8.750          1,003.04         75
                                       8.500          1,003.04      170,000.00
    ONONDAGA         MI   49264          5            11/06/97         00
    0430553487                           05           01/01/98          0
    1581139166                           O            12/01/27
    0


    1667722          074/G02             F           56,700.00         ZZ
                                         360         56,487.62          2
    312 EAST 11TH STREET               8.750            446.06         90
                                       8.500            446.06       63,000.00
    HOLLAND          MI   49423          1            11/13/97         12
    0430553537                           05           01/01/98         25
1


    1581139177                           N            12/01/27
    0


    1667724          074/G02             F           60,750.00         ZZ
                                         360         60,674.20          1
    9240 RANCH HILL DR                 8.375            461.75         90
                                       8.125            461.75       67,500.00
    CINCINNATI       OH   45231          1            11/13/97         14
    0430553602                           05           01/01/98         25
    1581139585                           O            12/01/27
    0


    1667725          074/G02             F          112,500.00         ZZ
                                         360        112,363.20          4
    6394- 6400 NEWTOWN DRIVE           8.500            865.03         90
                                       8.250            865.03      125,000.00
    COLUMBUS         OH   43231          1            11/07/97         14
    0430553651                           05           01/01/98         25
    1581140187                           N            12/01/27
    0


    1667726          074/G02             F           47,600.00         ZZ
                                         360         47,546.42          1
    3426 DRAKE STREET                  8.875            378.73         90
                                       8.625            378.73       52,900.00
    CINCINNATI       OH   45244          1            11/10/97         14
    0430553719                           05           01/01/98         25
    1581140201                           N            12/01/27
    0


    1667727          074/G02             F           54,600.00         ZZ
                                         360         54,531.89          1
    21130 LAKESHORE BOULEVARD          8.375            415.00         80
                                       8.125            415.00       68,250.00
    EUCLID           OH   44119          1            11/05/97         00
    0430553768                           05           01/01/98          0
    1581140267                           O            12/01/27
    0


    1667728          074/G02             F          106,000.00         ZZ
                                         360        105,867.76          1
    28948 WESTFIELD AVENUE             8.375            805.68         85
                                       8.125            805.68      125,000.00
    LIVONIA          MI   48150          5            11/07/97         14
    0430553826                           05           01/01/98         12
    1581140303                           O            12/01/27
    0


1


    1667729          074/G02             F          105,100.00         ZZ
                                         360        104,972.21          1
    315 NORTH ELIZABETH STREET         8.500            808.13         69
                                       8.250            808.13      154,000.00
    LOMBARD          IL   60148          2            10/29/97         00
    0430553867                           05           01/01/98          0
    1581140449                           O            12/01/27
    0


    1667731          074/G02             F           40,000.00         ZZ
                                         360         39,952.59          2
    1639/1643 HASLETT RD.              8.625            311.12         47
                                       8.375            311.12       86,000.00
    EAST LANSING     MI   48823          5            11/19/97         00
    0430553966                           05           01/01/98          0
    1581140540                           N            12/01/27
    0


    1667732          074/G02             F           67,950.00         ZZ
                                         360         67,867.37          1
    5652 DORNELL                       8.500            522.48         90
                                       8.250            522.48       75,500.00
    SYLVANIA         OH   43560          1            11/26/97         14
    0430554030                           05           01/01/98         25
    1581140868                           N            12/01/27
    0


    1667733          074/G02             F           65,000.00         ZZ
                                         360         64,924.93          1
    8035 BIRCH                         8.750            511.36         86
                                       8.500            511.36       76,000.00
    TAYLOR           MI   48180          2            11/24/97         14
    0430554089                           05           01/01/98         25
    1581141328                           N            12/01/27
    0


    1667734          074/G02             F           52,000.00         ZZ
                                         360         51,938.36          1
    11360 29 MILE ROAD                 8.625            404.45         20
                                       8.375            404.45      265,000.00
    WASHINGTON TOWN  MI   48094          5            11/21/97         00
    0430554386                           05           01/01/98          0
    1581141510                           O            12/01/27
    0


    1667735          074/G02             F           61,200.00         ZZ
                                         360         61,127.47          1
    1035 CLINTON AVENUE                8.625            476.01         90
                                       8.375            476.01       68,000.00
1


    HAMILTON         OH   45015          1            11/20/97         14
    0430554469                           05           01/01/98         25
    1581141576                           N            12/01/27
    0


    1667736          074/G02             F           42,200.00         ZZ
                                         360         42,149.98          1
    125 N. CLEMENS                     8.625            328.23         90
                                       8.375            328.23       46,900.00
    LANSING          MI   48912          1            11/26/97         14
    0430554501                           05           01/01/98         25
    1581141690                           N            12/01/27
    0


    1667738          074/G02             F           54,900.00         ZZ
                                         360         54,833.24          1
    1624 COLLEGE STREET                8.500            422.14         90
                                       8.250            422.14       61,000.00
    SOUTH BEND       IN   46628          1            11/05/97         12
    0430554717                           05           01/01/98         30
    1581141827                           N            12/01/27
    0


    1667739          074/G02             F          112,500.00         ZZ
                                         360        112,366.67          2
    622 PROSPECT AVENUE                8.625            875.02         90
                                       8.375            875.02      125,000.00
    PROSPECT PARK    PA   19076          1            11/21/97         14
    0430554790                           05           01/01/98         25
    1581141860                           N            12/01/27
    0


    1667740          074/G02             F           37,800.00         ZZ
                                         360         37,755.20          1
    110 DICKENS                        8.625            294.01         90
                                       8.375            294.01       42,000.00
    TOLEDO           OH   43607          1            11/21/97         01
    0430554873                           05           01/01/98         25
    1581141871                           N            12/01/27
    0


    1667741          074/G02             F           69,250.00         ZZ
                                         360         69,163.60          1
    1172 CAMBRIDGE WAY                 8.375            526.36         85
                                       8.125            526.36       81,500.00
    PICKERINGTON     OH   43147          1            11/18/97         14
    0430554956                           01           01/01/98         20
    1581141882                           N            12/01/27
    0
1




    1667742          074/G02             F           41,400.00         ZZ
                                         360         41,350.93          1
    28433 PARKWOOD                     8.625            322.01         90
                                       8.375            322.01       46,000.00
    INKSTER          MI   48141          1            11/18/97         14
    0430555052                           05           01/01/98         25
    1581142229                           N            12/01/27
    0


    1667743          074/G02             F           50,000.00         ZZ
                                         360         49,940.74          1
    17167 FIVE POINTS                  8.625            388.90         69
                                       8.375            388.90       72,500.00
    REDFORD TOWNSHI  MI   48240          5            11/21/97         00
    0430555110                           05           01/01/98          0
    1581142320                           N            12/01/27
    0


    1667744          074/G02             F           51,050.00         ZZ
                                         360         50,989.49          1
    818 BROOKLEY                       8.625            397.07         90
                                       8.375            397.07       56,750.00
    TOLEDO           OH   43607          1            11/24/97         14
    0430555193                           05           01/01/98         25
    1581142863                           N            12/01/27
    0


    1667745          074/G02             F          100,000.00         ZZ
                                         360         99,875.24          1
    3254 CRYSTAL VALLEY C              8.375            760.08         64
                                       8.125            760.08      157,500.00
    HOLLAND          MI   49424          1            11/24/97         00
    0430555268                           05           01/01/98          0
    1581143298                           O            12/01/27
    0


    1667746          074/G02             F          112,000.00         ZZ
                                         360        111,860.27          1
    654 LINN COURT                     8.375            851.29         80
                                       8.125            851.29      140,000.00
    MONROE           OH   45050          1            11/10/97         00
    0430555359                           05           01/01/98          0
    1581143389                           O            12/01/27
    0


    1667748          074/G02             F           45,000.00         ZZ
                                         360         44,946.67          1
1


    11340 HUDSON                       8.625            350.01         90
                                       8.375            350.01       50,000.00
    WARREN           MI   48089          1            11/26/97         10
    0430555458                           05           01/01/98         25
    1581143560                           N            12/01/27
    0


    1667749          074/G02             F           56,250.00         ZZ
                                         360         56,179.81          1
    1701 LINCOLN WAY EAST              8.375            427.55         90
                                       8.125            427.55       62,500.00
    MISHAWAKA        IN   46544          1            11/26/97         14
    0430557637                           05           01/01/98         25
    1581143684                           N            12/01/27
    0


    1667750          074/G02             F          105,200.00         ZZ
                                         360        105,068.76          1
    29206 HUGHS AVENUE                 8.375            799.60         90
                                       8.125            799.60      116,900.00
    SAINT CLAIR SHO  MI   48081          1            11/26/97         14
    0430555938                           05           01/01/98         25
    1581143786                           N            12/01/27
    0


    1667751          074/G02             F           76,400.00         ZZ
                                         360         76,304.69          1
    5002 NORTH COLLEGE AVENUE          8.375            580.70         90
                                       8.125            580.70       84,900.00
    INDIANAPOLIS     IN   46205          1            11/25/97         04
    0430556001                           05           01/01/98         25
    1581143855                           N            12/01/27
    0


    1667752          074/G02             F           35,100.00         ZZ
                                         360         35,058.39          1
    2100 MILLER DRIVE                  8.625            273.01         90
                                       8.375            273.01       39,000.00
    NILES            MI   49120          1            11/20/97         14
    0430556076                           05           01/01/98         25
    1581144494                           N            12/01/27
    0


    1667755          074/G02             F          143,450.00         ZZ
                                         360        140,714.18          2
    4600-4602 COLORADO AVENUE          7.500          1,003.03         95
                                       7.250          1,003.03      151,000.00
    MINNEAPOLIS      MN   55422          1            08/07/97         14
    0430556142                           07           10/01/97         30
1


    1583057448                           O            09/01/27
    0


    1667756          074/G02             F           68,000.00         ZZ
                                         360         67,917.32          4
    4943- 4945 PERNOD                  8.500            522.86         77
                                       8.250            522.86       88,500.00
    ST LOUIS         MO   63139          2            11/06/97         00
    0430556209                           05           01/01/98          0
    1583064013                           N            12/01/27
    0


    1667757          074/G02             F           92,000.00         ZZ
                                         360         91,683.09          1
    LOT #247 IMPERIAL POINT            8.375            699.27         55
                                       8.125            699.27      169,000.00
    LAKE OZARK       MO   65049          2            11/07/97         00
    0430556274                           03           01/01/98          0
    1583065016                           O            12/01/27
    0


    1667758          074/G02             F          103,500.00         ZZ
                                         360        103,374.15          2
    1551-1553 FRANKLIN STREET          8.500            795.83         67
                                       8.250            795.83      155,000.00
    ONALASKA         WI   54650          2            11/20/97         00
    0430556332                           05           01/01/98          0
    1583066256                           N            12/01/27
    0


    1667759          074/G02             F          155,500.00         ZZ
                                         360        155,306.01          2
    4073-4075 GETTYSBURY AVENUE N      8.375          1,181.92         77
                                       8.125          1,181.92      203,000.00
    NEW HOPE         MN   55427          2            11/04/97         00
    0430556399                           05           01/01/98          0
    1583069684                           O            12/01/27
    0


    1667760          074/G02             F           63,900.00         ZZ
                                         360         63,822.29          1
    5598 HIGHWAY #73                   8.500            491.34         80
                                       8.250            491.34       79,900.00
    CHISHOLM         MN   55719          1            11/17/97         00
    0430554741                           05           01/01/98          0
    1583069935                           O            12/01/27
    0


1


    1667761          074/G02             F           93,600.00         T
                                         360         93,483.23          1
    RURAL ROUTE 74 CHILD LAKE          8.375            711.43         60
                                       8.125            711.43      156,000.00
    HACKENSACK       MN   56452          5            11/03/97         00
    0430554782                           05           01/01/98          0
    1583071041                           O            12/01/27
    0


    1667762          074/G02             F           60,000.00         ZZ
                                         360         59,927.04          1
    7236 SAND LAKE ROAD                8.500            461.35         80
                                       8.250            461.35       75,000.00
    VIRGINIA         MN   55792          1            11/12/97         00
    0430554840                           05           01/01/98          0
    1583071482                           O            12/01/27
    0


    1667763          074/G02             F           69,350.00         ZZ
                                         360         69,265.66          2
    2134 WEST 19TH STREET              8.500            533.25         95
                                       8.250            533.25       73,000.00
    CHICAGO          IL   60608          1            11/18/97         11
    0430554899                           05           01/01/98         30
    1583072340                           O            12/01/27
    0


    1667764          074/G02             F           59,850.00         ZZ
                                         360         59,780.87          1
    5406 NEWTON STREET                 8.750            470.85         90
                                       8.500            470.85       66,500.00
    OVERLAND PARK    KS   66202          1            11/13/97         14
    0430554931                           05           01/01/98         25
    1583072656                           N            12/01/27
    0


    1667765          074/G02             F           26,250.00         ZZ
                                         360         26,219.69          1
    2304 GRAND                         8.750            206.51         90
                                       8.500            206.51       29,200.00
    GRANITE CITY     IL   62040          1            11/10/97         14
    0430554998                           05           01/01/98         25
    1583073310                           N            12/01/27
    0


    1667767          074/G02             F           28,500.00         ZZ
                                         360         28,466.35          1
    3940 HIGHWAY N                     8.875            226.76         50
                                       8.625            226.76       57,500.00
1


    ROBERTSVILLE     MO   63072          2            11/13/97         00
    0430555060                           05           01/01/98          0
    1583073943                           N            12/01/27
    0


    1667769          074/G02             F          109,850.00         ZZ
                                         360        109,705.79          1
    5900 OXBORO AVENUE NORTH           8.125            815.64         80
                                       7.875            815.64      137,330.00
    OAK PARK HEIGHT  MN   55082          1            11/26/97         00
    0430555169                           09           01/01/98          0
    1583075778                           O            12/01/27
    0


    1667771          074/G02             F           50,000.00         ZZ
                                         360         49,936.00          1
    1824 TWIN CIRCLE DRIVE             8.250            375.64         25
                                       8.000            375.64      203,500.00
    SAINT PAUL       MN   55118          5            11/19/97         00
    0430555219                           05           01/01/98          0
    1583076533                           O            12/01/27
    0


    1667772          074/G02             F           14,800.00         ZZ
                                         360         14,780.07          1
    2206 WEST 8TH STREET               8.000            108.60         90
                                       7.750            108.60       16,500.00
    DULUTH           MN   55806          1            11/26/97         14
    0430555284                           05           01/01/98         25
    1583076806                           N            12/01/27
    0


    1667773          074/G02             F           35,100.00         ZZ
                                         360         35,057.32          1
    1508 WEST 26TH STREET              8.500            269.89         90
                                       8.250            269.89       39,000.00
    SIOUX CITY       IA   51105          1            11/24/97         14
    0430555326                           05           01/01/98         25
    1583076839                           N            12/01/27
    0


    1667774          074/G02             F          138,800.00         ZZ
                                         360        138,622.37          1
    607 BRIDLE LANE                    8.250          1,042.76         80
                                       8.000          1,042.76      173,500.00
    WHEATON          IL   60187          1            11/21/97         00
    0430555367                           05           01/01/98          0
    1583077547                           O            12/01/27
    0
1




    1667775          074/G02             F           46,850.00         ZZ
                                         360         45,906.74          1
    801 PRICE STREET                   8.750            368.57         75
                                       8.500            368.57       62,500.00
    MORGANTOWN       WV   26505          1            11/10/97         00
    0430555409                           05           01/01/98          0
    1587084668                           N            12/01/27
    0


    1667776          074/G02             F          104,000.00         ZZ
                                         360        103,873.53          1
    249 ASH LANE                       8.500            799.68         80
                                       8.250            799.68      130,000.00
    WHITEMARSH TWP.  PA   19444          1            11/28/97         00
    0430555466                           05           01/01/98          0
    1587085376                           O            12/01/27
    0


    1667777          074/G02             F           47,250.00         ZZ
                                         360         47,187.97          2
    509 FRANKLIN STREET                8.125            350.83         90
                                       7.875            350.83       52,500.00
    ELIZABETH        NJ   07206          1            11/07/97         21
    0430555508                           05           01/01/98         25
    1587087509                           N            12/01/27
    0


    1667778          074/G02             F          137,000.00         ZZ
                                         360        136,749.23          1
    1514 CAROLINE STREET,N.W.          8.500          1,053.42         59
                                       8.250          1,053.42      234,000.00
    WASHINGTON       DC   20009          2            10/29/97         00
    0430555524                           05           12/01/97          0
    1587088556                           O            11/01/27
    0


    1667779          074/G02             F           83,750.00         ZZ
                                         360         83,516.88          1
    308 GORDON AVENUE                  8.250            629.19         65
                                       8.000            629.19      130,000.00
    WILMINGTON       DE   19809          2            10/30/97         00
    0430555565                           05           12/01/97          0
    1587089151                           O            11/01/27
    0


    1667780          074/G02             F          190,000.00         ZZ
                                         360        189,737.62          1
1


    9109 MURDOCK ROAD                  7.875          1,377.64         80
                                       7.625          1,377.64      240,000.00
    FAIRFAX          VA   22032          2            11/14/97         00
    0430555607                           05           01/01/98          0
    1587090401                           O            12/01/27
    0


    1667782          074/G02             F          138,300.00         ZZ
                                         360        138,012.56          1
    12476 SWEET LEAF TERRA             7.875          1,002.78         74
                                       7.625          1,002.78      187,000.00
    FAIRFAX          VA   22033          2            10/28/97         00
    0430555631                           09           12/01/97          0
    1587091197                           O            11/01/27
    0


    1667783          074/G02             F           56,250.00         ZZ
                                         360         56,186.68          1
    3609 S 25TH STREET                 8.875            447.56         90
                                       8.625            447.56       62,500.00
    ARLINGTON        VA   22206          1            11/18/97         21
    0430555698                           05           01/01/98         25
    1587091594                           N            12/01/27
    0


    1667785          074/G02             F          101,150.00         ZZ
                                         360        101,033.18          2
    164-166 LAWRENCE PLACE             8.750            795.75         85
                                       8.500            795.75      119,000.00
    PATERSON         NJ   07501          5            11/14/97         21
    0430555722                           05           01/01/98         12
    1587091925                           O            12/01/27
    0


    1667787          074/G02             F          107,900.00         ZZ
                                         360        107,765.39          1
    5531 EASTBOURNE DRIVE              8.375            820.12         65
                                       8.125            820.12      166,000.00
    SPRINGFIELD      VA   22151          1            11/13/97         00
    0430555771                           05           01/01/98          0
    1587093352                           N            12/01/27
    0


    1667789          074/G02             F           81,000.00         ZZ
                                         360         80,904.01          2
    611 ASHLAND AVENUE G               8.625            630.01         75
                                       8.375            630.01      108,000.00
    DARBY TWP        PA   19036          1            11/26/97         00
    0430555813                           05           01/01/98          0
1


    1587094297                           N            12/01/27
    0


    1667792          074/G02             F           32,400.00         ZZ
                                         360         32,343.64          1
    1923 BEECHWOOD DR                  8.750            254.90         90
                                       8.500            254.90       36,000.00
    LAKELAND         FL   33803          1            11/03/97         01
    0430555862                           05           12/01/97         25
    1589134530                           N            11/01/27
    0


    1667794          074/G02             F          127,000.00         ZZ
                                         360        126,837.48          1
    2301 COLLINS AVE UNIT 602          8.250            954.11         80
                                       8.000            954.11      158,900.00
    MIAMI BEACH      FL   33139          1            11/21/97         00
    0430555904                           06           01/01/98          0
    1589137426                           O            12/01/27
    0


    1667795          074/G02             F           62,500.00         ZZ
                                         360         62,420.00          1
    5819 SW 35 ST                      8.250            469.55         42
                                       8.000            469.55      150,000.00
    MIAMI            FL   33155          2            11/07/97         00
    0430555953                           05           01/01/98          0
    1589141365                           O            12/01/27
    0


    1667796          074/G02             F          196,000.00         ZZ
                                         360        195,773.63          4
    1227,1229,1231,1233 PERIWINKLE     8.750          1,541.94         80
    PL                                 8.500          1,541.94      245,000.00
    WELLINGTON       FL   33414          1            11/24/97         00
    0430556019                           05           01/01/98          0
    1589143360                           N            12/01/27
    0


    1667797          074/G02             F           90,000.00         T
                                         360         89,890.55          1
    1708 EMERALD COVE DR               8.500            692.03         67
                                       8.250            692.03      135,000.00
    CAPE CORAL       FL   33991          1            11/17/97         00
    0430556050                           05           01/01/98          0
    1589143451                           O            12/01/27
    0


1


    1667798          074/G02             F           84,800.00         ZZ
                                         360         84,696.89          1
    3499 NE 4TH AVE                    8.500            652.04         80
                                       8.250            652.04      106,000.00
    BOCA RATON       FL   33431          1            11/13/97         00
    0430556100                           05           01/01/98          0
    1589145231                           N            12/01/27
    0


    1667799          074/G02             F           35,200.00         T
                                         360         35,159.35          1
    475 SE 8 ST UNIT 216               8.750            276.92         79
                                       8.500            276.92       45,000.00
    DEERFIELD BEACH  FL   33441          1            11/19/97         00
    0430556183                           01           01/01/98          0
    1589145821                           O            12/01/27
    0


    1667800          074/G02             F          105,750.00         ZZ
                                         360        105,624.67          1
    117 NE 17TH ST                     8.625            822.52         90
                                       8.375            822.52      117,500.00
    DELRAY BEACH     FL   33444          1            11/20/97         12
    0430552901                           05           01/01/98         25
    1589145865                           N            12/01/27
    0


    1667801          074/G02             F          108,000.00         ZZ
                                         360        107,865.27          1
    3276 HILARY CIR                    8.375            820.88         80
                                       8.125            820.88      135,000.00
    PALM HARBOR      FL   34684          1            11/14/97         00
    0430552927                           03           01/01/98          0
    1589146165                           O            12/01/27
    0


    1667802          074/G02             F          172,000.00         ZZ
                                         360        171,796.17          1
    3409 MONEGRO ST                    8.625          1,337.80         80
                                       8.375          1,337.80      215,000.00
    CORAL GABLES     FL   33134          5            11/19/97         00
    0430552950                           05           01/01/98          0
    1589146405                           O            12/01/27
    0


    1667803          074/G02             F          109,800.00         ZZ
                                         360        109,669.87          1
    873 SW 179 AVE                     8.625            854.02         95
                                       8.375            854.02      116,000.00
1


    PEMBROKE PINES   FL   33029          2            11/12/97         01
    0430552984                           09           01/01/98         30
    1589146868                           O            12/01/27
    0


    1667804          074/G02             F           76,450.00         ZZ
                                         360         76,185.05          1
    3912 SW 34TH STREET #314           8.250            574.34         85
                                       8.000            574.34       89,950.00
    GAINESVILLE      FL   32608          1            08/01/97         01
    0430553016                           01           10/01/97         20
    1590048593                           N            09/01/27
    0


    1667805          074/G02             F           76,450.00         ZZ
                                         360         75,413.63          1
    3921 SW 34TH. ST., UNIT 112        8.250            574.34         85
                                       8.000            574.34       89,950.00
    GAINESVILLE      FL   32608          1            08/01/97         01
    0430553057                           01           10/01/97         20
    1590048607                           N            09/01/27
    0


    1667806          074/G02             F           86,900.00         ZZ
                                         360         86,788.78          1
    5011 HOOK HOLLOW CIRC              8.250            652.86         70
                                       8.000            652.86      124,207.00
    ORLANDO          FL   32837          1            11/07/97         00
    0430553073                           03           01/01/98          0
    1590051226                           N            12/01/27
    0


    1667807          074/G02             F          113,600.00         T
                                         360        113,468.79          1
    2400 LANCASHIRE COURT              8.750            893.70         80
                                       8.500            893.70      142,000.00
    KISSIMMEE        FL   34743          1            11/26/97         00
    0430553115                           03           01/01/98          0
    1590054632                           O            12/01/27
    0


    1667808          074/G02             F           31,500.00         ZZ
                                         360         31,463.61          1
    2803 WEST 4TH STREET               8.750            247.82         69
                                       8.500            247.82       45,900.00
    JACKSONVILLE     FL   32205          5            11/12/97         00
    0430553123                           05           01/01/98          0
    1590055293                           N            12/01/27
    0
1




    1667812          074/G02             F           72,250.00         ZZ
                                         360         72,099.83          1
    4003 HUNTINGTON FOREST BLVD        7.875            523.87         85
                                       7.625            523.87       85,000.00
    JACKSONVILLE     FL   32257          5            10/28/97         01
    0430553263                           05           12/01/97         12
    1590058258                           O            11/01/27
    0


    1667813          074/G02             F           51,200.00         T
                                         360         51,140.85          1
    4816 MARKS TERRACE                 8.750            402.80         80
                                       8.500            402.80       64,000.00
    ORLANDO          FL   32811          1            11/06/97         00
    0430553289                           01           01/01/98          0
    1590059308                           O            12/01/27
    0


    1667814          074/G02             F           47,000.00         ZZ
                                         360         46,944.28          1
    1109 LITTLE SPRING HILL DRIVE      8.625            365.57         86
                                       8.375            365.57       55,000.00
    OCOEE            FL   34761          1            11/19/97         01
    0430553339                           05           01/01/98         25
    1590059545                           N            12/01/27
    0


    1667816          074/G02             F          120,400.00         T
                                         360        120,260.95          1
    2859 PICCADILLY CIRCLE             8.750            947.19         70
                                       8.500            947.19      172,000.00
    KISSIMMEE        FL   34747          1            11/21/97         00
    0430553362                           05           01/01/98          0
    1590059920                           O            12/01/27
    0


    1667817          074/G02             F          256,000.00         ZZ
                                         360        255,680.65          1
    491 EAST 16TH PLACE                8.375          1,945.79         80
                                       8.125          1,945.79      320,000.00
    COSTA MESA       CA   92627          5            11/01/97         00
    0430553396                           05           01/01/98          0
    1595060086                           O            12/01/27
    0


    1667818          074/G02             F          158,600.00         ZZ
                                         360        158,397.03          1
1


    1158 MISSION DRIVE                 8.250          1,191.51         83
                                       8.000          1,191.51      192,000.00
    COSTA MESA       CA   92626          2            11/10/97         04
    0430553420                           05           01/01/98         20
    1595061351                           N            12/01/27
    0


    1667819          074/G02             F          204,000.00         ZZ
                                         360        203,738.93          1
    5799 SAN SEVAINE ROAD              8.250          1,532.59         80
                                       8.000          1,532.59      255,000.00
    RANCHO CUCAMONG  CA   91739          1            11/14/97         00
    0430553461                           05           01/01/98          0
    1595063561                           O            12/01/27
    0


    1667821          074/G02             F           32,500.00         ZZ
                                         360         32,442.00          1
    5805 WHITSETT AVENUE #109          8.625            252.79         65
                                       8.375            252.79       50,000.00
    LOS ANGELES      CA   91607          1            10/27/97         00
    0430553545                           01           12/01/97          0
    1595063776                           N            11/01/27
    0


    1667822          074/G02             F          111,900.00         ZZ
                                         360        111,756.79          1
    807 OHIO AVENUE                    8.250            840.67         80
                                       8.000            840.67      139,900.00
    LONG BEACH       CA   90804          1            11/18/97         00
    0430553586                           05           01/01/98          0
    1595066640                           O            12/01/27
    0


    1667823          074/G02             F          181,600.00         ZZ
                                         360        181,232.00          1
    22203 ELLINWOOD DRIVE              8.000          1,332.52         80
                                       7.750          1,332.52      227,000.00
    TORRANCE         CA   90505          1            10/28/97         00
    0430553628                           05           12/01/97          0
    1596049271                           O            11/01/27
    0


    1667824          074/G02             F          116,650.00         T
                                         360        116,425.29          1
    145 NORTH KIHEI ROAD #302          8.250            876.36         75
                                       8.000            876.36      155,540.00
    KIHEI            HI   96753          1            10/23/97         00
    0430553669                           21           12/01/97          0
1


    1596050408                           O            11/01/27
    0


    1667826          074/G02             F          157,350.00         T
                                         360        157,046.91          1
    145 NORTH KIHEI ROAD #317          8.250          1,182.12         75
                                       8.000          1,182.12      209,810.00
    KIHEI            HI   96753          1            10/28/97         00
    0430553701                           08           12/01/97          0
    1596051230                           O            11/01/27
    0


    1667827          074/G02             F          147,000.00         ZZ
                                         360        146,796.99          1
    202 NORTH SABRA AVENUE             7.875          1,065.86         57
                                       7.625          1,065.86      260,000.00
    AGOURA           CA   91301          2            11/04/97         00
    0430553743                           05           01/01/98          0
    1596051943                           O            12/01/27
    0


    1667828          074/G02             F          125,200.00         ZZ
                                         360        125,031.42          1
    1846 CHESSON STREET                8.000            918.68         80
                                       7.750            918.68      156,500.00
    DUARTE           CA   91010          1            11/21/97         00
    0430553792                           05           01/01/98          0
    1596052345                           O            12/01/27
    0


    1667829          074/G02             F          132,300.00         ZZ
                                         360        132,045.15          2
    1224 W ALBION AVENUE               8.250            993.93         65
                                       8.000            993.93      205,000.00
    CHICAGO          IL   60626          5            11/05/97         00
    0430553834                           05           12/01/97          0
    1604088426                           N            11/01/27
    0


    1667830          074/G02             F          139,000.00         ZZ
                                         360        138,808.05          1
    1623 MCGOVERN                      7.875          1,007.85         74
                                       7.625          1,007.85      189,500.00
    HIGHLAND PARK    IL   60035          1            11/25/97         00
    0430553859                           05           01/01/98          0
    1604089418                           N            12/01/27
    0


1


    1667831          074/G02             F          125,000.00         ZZ
                                         360        124,835.91          1
    32W254 GLOS                        8.125            928.12         61
                                       7.875            928.12      205,000.00
    WAYNE            IL   60181          5            11/13/97         00
    0430553909                           05           01/01/98          0
    1605122927                           O            12/01/27
    0


    1667833          074/G02             F          124,200.00         ZZ
                                         360        124,032.76          1
    26313 SPRING GROVE ROAD            8.000            911.34         80
                                       7.750            911.34      155,300.00
    ANTIOCH          IL   60002          1            11/14/97         00
    0430553982                           05           01/01/98          0
    1606085214                           O            12/01/27
    0


    1667834          074/G02             F           80,000.00         ZZ
                                         360         79,897.63          1
    26451 W LOTUS AVE                  8.250            601.01         80
                                       8.000            601.01      101,000.00
    ANTIOCH          IL   60002          1            11/10/97         00
    0430554022                           05           01/01/98          0
    1606085280                           O            12/01/27
    0


    1667835          074/G02             F           42,800.00         ZZ
                                         360         42,208.88          1
    3021 EMMAUS AVENUE                 8.375            325.31         80
                                       8.125            325.31       53,500.00
    ZION             IL   60099          1            11/03/97         00
    0430554055                           05           12/01/97          0
    1606085644                           N            11/01/27
    0


    1667837          074/G02             F           68,400.00         ZZ
                                         360         68,318.94          1
    33708 N GAGES LAKE ROAD            8.625            532.01         90
                                       8.375            532.01       76,000.00
    GAGES LAKE       IL   60030          1            11/20/97         14
    0430554105                           05           01/01/98         25
    1606085768                           N            12/01/27
    0


    1667840          074/G02             F           92,800.00         ZZ
                                         360         92,681.23          1
    251 N MARENGO UNIT 5C              8.250            697.18         80
                                       8.000            697.18      116,000.00
1


    FOREST PARK      IL   60130          1            11/14/97         00
    0430554154                           08           01/01/98          0
    1609076956                           O            12/01/27
    0


    1667842          074/G02             F          224,900.00         ZZ
                                         360        224,597.18          1
    1S051 NORMANDY WOODS LANE          8.000          1,650.24         63
                                       7.750          1,650.24      360,000.00
    WINFIELD         IL   60190          1            11/17/97         00
    0430554204                           05           01/01/98          0
    1613030289                           O            12/01/27
    0


    1667843          074/G02             F           75,650.00         ZZ
                                         360         75,548.14          1
    111 EAST CHESTNUT UNIT 32B         8.000            555.09         70
                                       7.750            555.09      108,100.00
    CHICAGO          IL   60611          1            11/07/97         00
    0430554238                           06           01/01/98          0
    1613030700                           N            12/01/27
    0


    1667844          074/G02             F           41,600.00         ZZ
                                         360         41,546.76          1
    6758 S WOOD                        8.250            312.53         80
                                       8.000            312.53       52,000.00
    CHICAGO          IL   60636          1            11/14/97         00
    0430554279                           05           01/01/98          0
    1621155982                           N            12/01/27
    0


    1667845          074/G02             F           49,500.00         ZZ
                                         360         49,439.82          1
    12135 S WALLACE STREET             8.500            380.61         90
                                       8.250            380.61       55,000.00
    CHICAGO          IL   60628          1            11/14/97         12
    0430554329                           05           01/01/98         25
    1621155993                           N            12/01/27
    0


    1667846          074/G02             F          118,800.00         ZZ
                                         360        118,655.55          1
    5340 WEST 149TH STREE              8.500            913.47         90
                                       8.250            913.47      132,000.00
    OAK FOREST       IL   60452          1            11/07/97         04
    0430554352                           05           01/01/98         25
    1621157106                           N            12/01/27
    0
1




    1667847          074/G02             F           63,700.00         ZZ
                                         360         63,620.53          1
    8826 SOUTH CALIFORNIA AVE          8.375            484.17         70
                                       8.125            484.17       91,000.00
    EVERGREEN PARK   IL   60805          5            11/07/97         00
    0430554402                           05           01/01/98          0
    1621157897                           N            12/01/27
    0


    1667848          074/G02             F          100,000.00         ZZ
                                         360         99,811.58          1
    W5878 BRICK CHURCH ROAD            7.875            725.07         47
                                       7.625            725.07      215,000.00
    FONTANA          WI   53125          1            11/07/97         00
    0430554436                           05           01/01/98          0
    1621159101                           O            12/01/27
    0


    1667849          074/G02             F          168,000.00         ZZ
                                         360        167,790.43          1
    719 CATALPA AVE                    8.375          1,276.92         80
                                       8.125          1,276.92      210,000.00
    WEBSTER GROVES   MO   63119          1            11/14/97         00
    0430554485                           05           01/01/98          0
    1632029549                           O            12/01/27
    0


    1667850          074/G02             F           44,600.00         ZZ
                                         360         44,539.94          4
    4251-3 JUNIATA                     8.000            327.26         90
                                       7.750            327.26       49,563.00
    ST LOUIS         MO   63116          1            11/26/97         14
    0430554543                           05           01/01/98         25
    1633015153                           N            12/01/27
    0


    1667853          074/G02             F           75,600.00         ZZ
                                         360         75,455.36          1
    5026 LENOX AVENUE                  8.375            574.61         90
                                       8.125            574.61       84,000.00
    SHREWSBURY       MO   63119          1            11/21/97         14
    0430554659                           05           01/01/98         25
    1633015404                           N            12/01/27
    0


    1667854          074/G02             F           74,160.00         ZZ
                                         360         74,065.09          1
1


    6 CRESTBURY                        8.250            557.14         90
                                       8.000            557.14       82,400.00
    ST PETERS        MO   63376          1            11/26/97         14
    0430554691                           05           01/01/98         25
    1633015663                           N            12/01/27
    0


    1667855          074/G02             F           72,000.00         ZZ
                                         360         71,910.19          1
    1605 FAIRWOOD FOREST               8.375            547.25         90
                                       8.125            547.25       80,000.00
    ST PETERS        MO   63376          1            11/25/97         14
    0430554758                           05           01/01/98         25
    1633015776                           N            12/01/27
    0


    1667856          074/G02             F           23,700.00         ZZ
                                         360         23,672.62          1
    2126 CLEVELAND                     8.750            186.45         90
                                       8.500            186.45       26,400.00
    GRANITE CITY     IL   62040          1            11/18/97         04
    0430554808                           05           01/01/98         25
    1634022041                           N            12/01/27
    0


    1667857          074/G02             F          146,250.00         ZZ
                                         360        146,058.02          1
    15291 DRESDEN WAY                  8.125          1,085.90         75
                                       7.875          1,085.90      195,000.00
    APPLE VALLEY     MN   55124          5            11/13/97         00
    0430554865                           05           01/01/98          0
    1660055842                           O            12/01/27
    0


    1667858          074/G02             F           52,000.00         ZZ
                                         360         51,928.19          1
    620 4TH AVE S                      7.875            377.04         64
                                       7.625            377.04       82,000.00
    SOUTH ST PAUL    MN   55075          5            11/06/97         00
    0430554915                           05           01/01/98          0
    1660056754                           O            12/01/27
    0


    1667859          074/G02             F           70,100.00         ZZ
                                         360         70,005.61          2
    4137 31ST AVE S                    8.000            514.37         90
                                       7.750            514.37       77,900.00
    MINNEAPOLIS      MN   55417          1            11/26/97         04
    0430554972                           05           01/01/98         25
1


    1660057203                           N            12/01/27
    0


    1667861          074/G02             F           76,500.00         ZZ
                                         360         76,404.56          1
    5628 38TH AV S                     8.375            581.46         80
                                       8.125            581.46       96,000.00
    MINNEAPOLIS      MN   55417          1            11/25/97         00
    0430555011                           05           01/01/98          0
    1660058716                           N            12/01/27
    0


    1667862          074/G02             F           45,050.00         ZZ
                                         360         44,986.21          2
    2103 FERRY ST N                    7.750            322.74         90
                                       7.500            322.74       50,075.00
    ANOKA            MN   55303          1            11/20/97         14
    0430555094                           05           01/01/98         25
    1664093424                           N            12/01/27
    0


    1667864          074/G02             F           45,450.00         ZZ
                                         360         45,393.31          2
    5439-5439A N 40TH STREET           8.375            345.45         82
                                       8.125            345.45       55,500.00
    MILWAUKEE        WI   53209          1            11/25/97         21
    0430555201                           05           01/01/98         12
    1671086076                           N            12/01/27
    0


    1667865          074/G02             F           61,500.00         ZZ
                                         360         61,412.92          1
    5433 W OKLAHOMA AVE                7.750            440.59         76
                                       7.500            440.59       81,500.00
    MILWAUKEE        WI   53219          1            11/14/97         00
    0430555250                           05           01/01/98          0
    1671086611                           O            12/01/27
    0


    1667866          074/G02             F           86,300.00         ZZ
                                         360         86,192.35          1
    229 WILSON AVE                     8.375            655.94         80
                                       8.125            655.94      107,900.00
    WAUKESHA         WI   53186          1            11/07/97         00
    0430555318                           05           01/01/98          0
    1671086633                           O            12/01/27
    0


1


    1667867          074/G02             F           31,500.00         ZZ
                                         360         31,461.70          1
    3213 G STREET SE                   8.500            242.21         90
                                       8.250            242.21       35,000.00
    WASHINGTON       DC   20019          1            11/20/97         21
    0430555391                           05           01/01/98         30
    1701133978                           N            12/01/27
    0


    1667869          074/G02             F           44,100.00         ZZ
                                         360         44,044.99          1
    20 MONROE ST UNIT 202              8.375            335.19         70
                                       8.125            335.19       63,000.00
    ROCKVILLE        MD   20850          5            11/12/97         00
    0430555425                           01           01/01/98          0
    1731155980                           N            12/01/27
    0


    1667870          074/G02             F          120,000.00         T
                                         360        119,631.68          1
    TRACT A BAY HAVEN RD               8.000            880.52         68
                                       7.750            880.52      177,000.00
    MILLVILLE        DE   19970          2            11/21/97         00
    0430555482                           05           01/01/98          0
    1751106004                           O            12/01/27
    0


    1667871          074/G02             F          223,950.00         ZZ
                                         360        223,453.82          1
    12014 JOHNS PLACE                  8.125          1,662.82         95
                                       7.875          1,662.82      235,750.00
    FAIRFAX          VA   22033          2            11/20/97         21
    0430555532                           09           01/01/98         30
    1761117685                           O            12/01/27
    0


    1667872          074/G02             F          134,100.00         ZZ
                                         360        133,936.96          1
    8340 UXBRIDGE COURT                8.500          1,031.11         90
                                       8.250          1,031.11      149,000.00
    SPRINGFIELD      VA   22151          2            11/21/97         21
    0430555581                           09           01/01/98         25
    1761119079                           N            12/01/27
    0


    1667874          074/G02             F           75,600.00         ZZ
                                         360         75,498.20          1
    1121 ELM STREET                    8.000            554.73         80
                                       7.750            554.73       94,500.00
1


    FRONT ROYAL      VA   22630          1            11/20/97         00
    0430555623                           05           01/01/98          0
    1763021543                           O            12/01/27
    0


    1667875          074/G02             F          135,600.00         ZZ
                                         360        135,351.80          3
    60-62 RACKLEFF STREET              8.500          1,042.65         80
                                       8.250          1,042.65      169,500.00
    PORTLAND         ME   04102          1            11/04/97         00
    0430555656                           05           12/01/97          0
    1809004449                           N            11/01/27
    0


    1667876          074/G02             F           30,000.00         T
                                         360         29,958.58          1
    SUNRISE CONDOS C127                7.875            217.52         60
                                       7.625            217.52       50,825.00
    NEWRY            ME   04261          1            11/26/97         00
    0430555706                           20           01/01/98          0
    1811074753                           O            12/01/27
    0


    1667877          074/G02             F           60,000.00         ZZ
                                         360         59,915.03          1
    107 GROVE STREET                   7.750            429.85         59
                                       7.500            429.85      103,000.00
    CLINTON          CT   06413          5            11/19/97         00
    0430555763                           05           01/01/98          0
    1811075100                           N            12/01/27
    0


    1667878          074/G02             F          118,000.00         ZZ
                                         360        117,841.13          1
    20 SILVA LANE                      8.000            865.84         45
                                       7.750            865.84      267,500.00
    EDGARTOWN        MA   02539          1            11/21/97         00
    0430555805                           05           01/01/98          0
    1811076395                           N            12/01/27
    0


    1667879          074/G02             F           92,000.00         ZZ
                                         360         91,882.26          1
    22 DOWNS COURT                     8.250            691.17         65
                                       8.000            691.17      142,000.00
    RICHMOND         RI   02875          1            11/26/97         00
    0430555854                           05           01/01/98          0
    1814064949                           O            12/01/27
    0
1




    1667880          074/G02             F           43,400.00         ZZ
                                         360         43,345.87          1
    20 FERNWOOD DRIVE ROAD             8.375            329.87         70
                                       8.125            329.87       62,000.00
    BRISTOL          RI   02809          1            11/14/97         00
    0430555920                           05           01/01/98          0
    1814066900                           N            12/01/27
    0


    1667881          074/G02             F           60,000.00         ZZ
                                         360         59,917.15          3
    6 8 10 MOORES COURT                7.875            435.04         64
                                       7.625            435.04       94,000.00
    ROCHESTER        NH   03867          5            11/07/97         00
    0430555979                           05           01/01/98          0
    1815029149                           N            12/01/27
    0


    1667882          074/G02             F          100,800.00         ZZ
                                         360        100,664.29          1
    9 BRANT STREET                     8.000            739.63         80
                                       7.750            739.63      126,000.00
    MERRIMACK        NH   03054          1            11/26/97         00
    0430556043                           05           01/01/98          0
    1815029466                           O            12/01/27
    0


    1667883          074/G02             F           57,600.00         ZZ
                                         360         57,516.36          1
    12 DREW STREET                     7.625            407.69         90
                                       7.375            407.69       64,000.00
    CONCORD          NH   03301          1            11/05/97         04
    0430556118                           05           01/01/98         25
    1815029681                           N            12/01/27
    0


    1667884          074/G02             F          135,000.00         ZZ
                                         360        134,827.24          1
    15 UNION CITY RD                   8.250          1,014.21         80
                                       8.000          1,014.21      170,000.00
    PROSPECT         CT   06712          1            11/07/97         00
    0430556175                           05           01/01/98          0
    1817135952                           O            12/01/27
    0


    1667885          074/G02             F           90,000.00         ZZ
                                         360         89,869.32          1
1


    52 KINGSWOOD DRIVE                 7.625            637.01         55
                                       7.375            637.01      165,000.00
    NAUGATUCK        CT   06770          1            11/20/97         00
    0430556217                           05           01/01/98          0
    1817137110                           O            12/01/27
    0


    1667886          074/G02             F           70,100.00         ZZ
                                         360         70,005.61          1
    1809 HEILWOOD DRIVE                8.000            514.37         90
                                       7.750            514.37       77,900.00
    GREENSBORO       NC   27407          1            11/24/97         11
    0430556266                           05           01/01/98         25
    1841117560                           N            12/01/27
    0


    1667887          229/G02             F           65,600.00         ZZ
                                         360         65,559.22          1
    8068 CASTELAR STREET               8.375            498.61         80
                                       8.125            498.61       82,000.00
    OMAHA            NE   68124          1            12/29/97         00
    0430586602                           05           02/01/98          0
    7694110                              N            01/01/28
    0


    1667891          758/G02             F          288,000.00         ZZ
                                         360        287,801.80          1
    2713 WOODSTREAM LANE               7.875          2,088.20         80
                                       7.625          2,088.20      360,000.00
    MC KINNEY        TX   75070          1            12/17/97         00
    0430563619                           03           02/01/98          0
    UNKNOWN                              O            01/01/28
    0


    1667898          A33/G02             F           31,500.00         ZZ
                                         360         31,500.00          1
    19931 ARCHDALE                     8.875            250.63         70
                                       8.625            250.63       45,000.00
    DETROIT          MI   48235          5            01/01/98         00
    0430575969                           05           03/01/98          0
    007045002                            N            02/01/28
    0


    1667916          H19/G02             F           79,900.00         ZZ
                                         360         79,843.60          1
    4650 WILD OAK WAY                  7.750            572.42         80
                                       7.500            572.42      100,000.00
    NORTH LAS VEGAS  NV   89031          1            12/19/97         00
    0430563916                           05           02/01/98          0
1


    2039279                              O            01/01/28
    0


    1667924          874/G02             F          292,000.00         ZZ
                                         360        291,813.80          1
    30 CALLA LILY COURT                8.250          2,193.70         80
                                       8.000          2,193.70      365,000.00
    RENO             NV   89511          5            12/19/97         00
    0430565762                           03           02/01/98          0
    3723147                              O            01/01/28
    0


    1667928          131/G02             F           49,410.00         ZZ
                                         360         49,382.30          1
    737 FRASE AVENUE                   8.875            393.13         90
                                       8.625            393.13       54,900.00
    AKRON            OH   44305          1            12/02/97         11
    0430572602                           05           02/01/98         30
    1111896                              N            01/01/28
    0


    1667930          H19/G02             F           97,588.00         ZZ
                                         360         97,588.00          1
    1068 EAST GODATIA LANE             7.750            699.14         80
                                       7.500            699.14      122,000.00
    SANDY            UT   84094          1            12/31/97         00
    0430568378                           05           03/01/98          0
    2049773                              O            02/01/28
    0


    1667933          455/G02             F           88,000.00         ZZ
                                         360         87,948.04          1
    3035 CLARENDALE DRIVE              8.625            684.46         80
                                       8.375            684.46      110,000.00
    ATLANTA          GA   30327          1            12/08/97         00
    0430561936                           05           02/01/98          0
    57584                                N            01/01/28
    0


    1667934          480/G02             F           56,900.00         ZZ
                                         360         56,867.27          1
    21 ETOWAH RIDGE DRIVE              8.750            447.63         59
                                       8.500            447.63       96,900.00
    CARTERSVILLE     GA   30120          1            12/19/97         00
    0430581884                           05           02/01/98          0
    2141679                              O            01/01/28
    0


1


    1667937          180/G02             F           62,900.00         ZZ
                                         360         62,823.51          1
    329 EAST OAK STREET                8.500            483.65         82
                                       8.250            483.65       77,100.00
    NORTH ENGLISH    IA   52316          2            11/12/97         12
    0430561746                           05           01/01/98         12
    0012042586                           O            12/01/27
    0


    1667943          369/G02             F           73,250.00         ZZ
                                         360         73,207.85          1
    1661 VALLEY PARKWAY                8.750            576.26         73
                                       8.500            576.26      101,000.00
    LEWISVILLE       TX   75067          2            12/29/97         00
    0430589853                           05           02/01/98          0
    61052148                             N            01/01/28
    0


    1667978          450/450             F          284,000.00         ZZ
                                         360        283,818.90          1
    631 MANGELS AVENUE                 8.250          2,133.60         80
                                       8.000          2,133.60      355,000.00
    SAN FRANCISCO    CA   94127          1            11/19/97         00
    4324257                              05           02/01/98          0
    4324257                              O            01/01/28
    0


    1667989          K44/G02             F          192,000.00         ZZ
                                         360        191,880.66          1
    990 LEKEONA LOOP                   8.375          1,459.34         80
                                       8.125          1,459.34      240,000.00
    WAILUKU          HI   96793          2            12/18/97         23
    0430561209                           05           02/01/98          0
    KEALOHA                              O            01/01/28
    0


    1667990          369/G02             F          101,400.00         ZZ
                                         360        101,338.57          1
    15 RHAPSODY LANE                   8.500            779.68         88
                                       8.250            779.68      116,000.00
    WIMBERLY         TX   78676          1            12/19/97         01
    0430589127                           05           02/01/98         25
    60395373                             N            01/01/28
    0


    1667993          225/225             F          165,000.00         ZZ
                                         360        164,889.28          1
    452 TWIN OAKS RD                   8.000          1,210.72         85
                                       7.750          1,210.72      195,000.00
1


    UNION            NJ   07083          5            12/31/97         11
    8082426                              05           02/01/98         20
    8082426                              O            01/01/28
    0


    1667998          B35/G02             F           17,900.00         ZZ
                                         360         17,880.85          1
    911 WEST STREET                    9.125            145.65         90
                                       8.875            145.65       19,900.00
    HOMESTEAD        PA   15120          1            11/14/97         04
    0430574335                           05           01/01/98         25
    9782010964                           N            12/01/27
    0


    1668022          F03/G02             F          136,000.00         ZZ
                                         360        135,913.27          1
    274 MEADOW VIEW DRIVE              8.250          1,021.73         85
                                       8.000          1,021.73      160,000.00
    EVERGREEN        CO   80439          5            12/18/97         01
    0430562777                           05           02/01/98         12
    DEN11735                             O            01/01/28
    0


    1668318          F54/G02             F          117,000.00         ZZ
                                         360        116,929.12          1
    12106 SELFRIDGE ROAD               8.500            899.63         90
                                       8.250            899.63      130,000.00
    SILVER SPRING    MD   20906          1            12/23/97         12
    0430572867                           05           02/01/98         25
    9716065                              N            01/01/28
    0


    1668320          F03/G02             F          136,000.00         ZZ
                                         360        136,000.00          1
    22 THEATER LANE                    8.000            997.92         80
                                       7.750            997.92      170,000.00
    ALISO VIEJO ARE  CA   92656          1            01/07/98         00
    0430585927                           01           03/01/98          0
    LAG10673                             O            02/01/28
    0


    1668349          E22/G02             F           87,000.00         ZZ
                                         360         86,902.10          1
    1088 MILO CIRCLE - #B              8.875            692.21         90
                                       8.625            692.21       96,712.00
    LAFAYETTE        CO   80026          1            12/02/97         04
    0410631790                           09           01/01/98         25
    410631790                            N            12/01/27
    0
1




    1668352          455/G02             F          300,000.00         ZZ
                                         360        299,822.88          1
    4217 THIRD STREET                  8.625          2,333.37         59
                                       8.375          2,333.37      512,000.00
    ST SIMONS ISLAN  GA   31522          1            12/05/97         00
    0430561944                           05           02/01/98          0
    57492                                O            01/01/28
    0


    1668369          E22/G02             F          140,200.00         ZZ
                                         360        140,121.41          2
    6733 & 6735 18TH AVENUE NORTHW     8.875          1,115.49         85
                                       8.625          1,115.49      164,950.00
    SEATTLE          WA   98117          1            12/08/97         04
    0410635700                           05           02/01/98         20
    410635700                            N            01/01/28
    0


    1668394          140/G02             F          243,200.00         ZZ
                                         360        243,036.81          1
    1461 SOUTH VEAUX LOOP              8.000          1,784.52         80
                                       7.750          1,784.52      304,000.00
    NORFOLK          VA   23509          2            01/05/98         00
    0430577254                           03           02/01/98          0
    436112                               O            01/01/28
    0


    1668397          180/G02             F          153,000.00         ZZ
                                         360        152,911.98          1
    108 MIDLAND AVENUE NORTH           8.750          1,203.65         90
                                       8.500          1,203.65      170,000.00
    STERLING         VA   20164          1            01/02/98         04
    0430581603                           05           02/01/98         25
    12296315                             N            01/01/28
    0


    1668402          180/G02             F          111,700.00         ZZ
                                         360        111,632.33          2
    3059 VINE STREET                   8.500            858.88         83
                                       8.250            858.88      135,000.00
    DENVER           CO   80205          5            12/24/97         10
    0430577056                           05           02/01/98         12
    12245411                             N            01/01/28
    0


    1668410          H93/G02             F          161,250.00         ZZ
                                         360        161,152.32          1
1


    690 LANDING PARTY LANE             8.500          1,239.87         88
                                       8.250          1,239.87      185,000.00
    COLLIERVILLE     TN   38017          2            12/30/97         10
    0430582981                           05           02/01/98         25
    9753712                              N            01/01/28
    0


    1668422          180/G02             F          238,500.00         ZZ
                                         360        238,500.00          4
    3250 NORTH LAMON AVENUE            9.000          1,919.02         90
                                       8.750          1,919.02      265,000.00
    CHICAGO          IL   60641          1            01/21/98         01
    0430586123                           05           03/01/98         25
    12317004                             N            02/01/28
    0


    1668440          H19/G02             F          142,400.00         ZZ
                                         360        141,917.21          4
    1916 ALWILL STREET                 8.875          1,133.00         96
                                       8.625          1,133.00      149,500.00
    LAS VEGAS        NV   89106          1            12/30/97         01
    0430600684                           05           02/01/98         30
    2039204                              O            01/01/28
    0


    1668474          637/G02             F           95,000.00         ZZ
                                         360         94,893.07          2
    23-25 WALTON STREET                8.875            755.87         74
                                       8.625            755.87      130,000.00
    PORTLAND         ME   04103          2            11/20/97         00
    0430579011                           05           01/01/98          0
    4229555                              N            12/01/27
    0


    1668505          683/G02             F           40,000.00         ZZ
                                         360         40,000.00          1
    68 QUARRY CIRCLE DRIVE             8.250            300.51         48
                                       8.000            300.51       85,000.00
    MILFORD          NH   03055          1            01/09/98         00
    0430576652                           01           03/01/98          0
    110216                               O            02/01/28
    0


    1668576          E45/G02             F           62,700.00         ZZ
                                         360         62,629.44          2
    3940 ROCKEFELLER AVENUE            8.875            498.87         90
                                       8.625            498.87       69,750.00
    SARASOTA         FL   34231          1            11/18/97         01
    0430571364                           05           01/01/98         25
1


    33448                                N            12/01/27
    0


    1668579          907/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
    405 KOSKIUSKO STREET               8.375            760.07         58
                                       8.125            760.07      175,000.00
    BROOKLYN         NY   11221          5            01/06/98         00
    0430586107                           05           03/01/98          0
    125303544                            O            02/01/28
    0


    1668582          A46/G02             F           49,400.00         ZZ
                                         360         49,362.41          1
    7575 CAMBRIDGE STREET #3007        7.375            341.19         95
                                       7.125            341.19       52,000.00
    HOUSTON          TX   77054          1            12/23/97         10
    0430579052                           01           02/01/98         30
    80039                                O            01/01/28
    0


    1668587          H04/G02             F          175,000.00         ZZ
                                         360        174,891.22          1
    245 ALBERT WAY                     8.375          1,330.13         80
                                       8.125          1,330.13      220,000.00
    LIVERMORE        CA   94550          2            12/26/97         00
    0430582148                           03           02/01/98          0
    313348                               O            01/01/28
    0


    1668591          A19/G02             F          187,000.00         ZZ
                                         360        187,000.00          3
    673 EAST SECOND STREET             8.875          1,487.86         85
                                       8.625          1,487.86      220,000.00
    SOUTH BOSTON     MA   02127          1            01/16/98         01
    0430577304                           05           03/01/98         12
    0000                                 N            02/01/28
    0


    1668604          B57/G02             F          120,900.00         ZZ
                                         360        120,830.43          1
    5806 HESPERIA AVENUE               8.750            951.13         90
    (ENCINO AREA)                      8.500            951.13      134,500.00
    LOS ANGELES      CA   91316          1            12/10/97         10
    0430600338                           05           02/01/98         25
    9712832                              O            01/01/28
    0


1


    1668611          731/G02             F           67,500.00         ZZ
                                         360         67,462.16          1
    350 WEST AVENUE                    8.875            537.06         90
                                       8.625            537.06       75,000.00
    JACKSON          GA   30233          1            12/09/97         01
    0430575894                           05           02/01/98         25
    3140865701                           N            01/01/28
    0


    1668698          480/G02             F           59,200.00         ZZ
                                         360         59,129.85          1
    9554 CANNONEER COURT # 404         8.625            460.45         80
                                       8.375            460.45       74,000.00
    MANASSAS         VA   22110          1            11/26/97         00
    0430536326                           01           01/01/98          0
    2343416                              O            12/01/27
    0


    1668729          591/G02             F           40,000.00         ZZ
                                         360         39,975.14          1
    1111 UNIVERSITY BLVD A113 W        8.375            304.03         80
                                       8.125            304.03       50,000.00
    SILVER SPRING    MD   20902          1            12/22/97         00
    0430562983                           06           02/01/98          0
    105502170                            O            01/01/28
    0


    1668742          F27/G02             F          118,000.00         ZZ
                                         360        117,848.98          1
    9808 OAKDALE WOODS COURT           8.250            886.50         77
                                       8.000            886.50      155,000.00
    VIENNA           VA   22181          1            11/19/97         00
    0430535385                           09           01/01/98          0
    116312334                            O            12/01/27
    0


    1668779          G26/G02             F          135,200.00         ZZ
                                         360        135,035.62          1
    254 ERIN LANE                      8.500          1,039.57         80
                                       8.250          1,039.57      169,000.00
    SETAUKET         NY   11733          1            11/26/97         00
    0430534875                           01           01/01/98          0
    1201C                                O            12/01/27
    0


    1668815          K08/G02             F           32,400.00         ZZ
                                         360         32,367.15          1
    29529 BIRCHWOOD                    9.375            269.49         90
                                       9.125            269.49       36,000.00
1


    INKSTER          MI   48141          1            11/05/97         10
    0410604326                           05           01/01/98         25
    410604326                            N            12/01/27
    0


    1668825          E22/G02             F           76,800.00         ZZ
                                         360         76,704.19          1
    466 SE 11TH TERRACE                8.375            583.74         80
                                       8.125            583.74       96,000.00
    DANIA            FL   33004          1            11/26/97         00
    0410632079                           09           01/01/98          0
    410632079                            O            12/01/27
    0


    1668828          E22/G02             F          100,000.00         ZZ
                                         360         99,676.74          1
    14420 WALTERS ROAD #15             8.250            751.27         79
                                       8.000            751.27      126,860.00
    HOUSTON          TX   77014          1            08/19/97         00
    0410521397                           09           10/01/97          0
    410521397                            O            09/01/27
    0


    1668837          E22/G02             F           68,800.00         ZZ
                                         360         68,517.75          1
    5838 COLLINS AVE. UNIT #56         8.625            535.12         80
                                       8.375            535.12       86,000.00
    MIAMI BEACH      FL   33140          1            12/05/97         00
    0410623482                           06           01/01/98          0
    410623482                            O            12/01/27
    0


    1668857          561/561             F           58,850.00         ZZ
                                         360         58,817.85          1
    2013 KELMORE ROAD                  9.000            473.53         85
                                       8.750            473.53       69,261.00
    BALTIMORE        MD   21222          1            12/09/97         04
    9098096                              07           02/01/98         20
    9098096                              N            01/01/28
    0


    1668858          638/G02             F           60,750.00         ZZ
                                         360         60,750.00          2
    121-123 WEST BOYLSTON STREET       8.625            472.51         90
                                       8.375            472.51       67,500.00
    WORCESTER        MA   01606          1            01/08/98         14
    0430584490                           05           03/01/98         25
    8692098                              O            02/01/28
    0
1




    1668865          140/G02             F           45,000.00         ZZ
                                         360         44,973.43          3
    3124 4TH AVENUE                    8.625            350.01         90
                                       8.375            350.01       50,000.00
    WEST CHARLESTON  WV   25312          1            01/05/98         04
    0430578187                           05           02/01/98         25
    439975                               N            01/01/28
    0


    1668881          927/G02             F          108,000.00         ZZ
                                         360        107,931.13          1
    402 COBBLESTONE DRIVE              8.250            811.37         79
                                       8.000            811.37      138,000.00
    COLORADO SPRING  CO   80906          2            12/22/97         00
    0430567495                           03           02/01/98          0
    350769                               N            01/01/28
    0


    1668890          624/G02             F          285,600.00         ZZ
                                         360        285,600.00          1
    435 BEAUME COURT                   8.000          2,095.63         80
                                       7.750          2,095.63      357,000.00
    MOUNTAIN VIEW    CA   94043          1            01/02/98         00
    0430570622                           01           03/01/98          0
    87506170046                          O            02/01/28
    0


    1668891          828/G02             F          112,500.00         ZZ
                                         360        112,500.00          1
    2409 ELLIS COURT                   8.875            895.11         90
                                       8.625            895.11      125,000.00
    PLANO            TX   75075          1            01/19/98         11
    0430585836                           05           03/01/98         25
    75380003                             N            02/01/28
    0


    1668899          455/G02             F          104,850.00         ZZ
                                         360        104,791.21          1
    960 THOUSAND OAKS DR               8.875            834.24         90
                                       8.625            834.24      116,500.00
    LAWRENCEVILLE    GA   30043          1            12/12/97         01
    0430561977                           05           02/01/98         25
    57593                                N            01/01/28
    0


    1668930          637/G02             F           78,300.00         ZZ
                                         360         78,211.88          3
1


    323 LOWELL STREET                  8.875            622.99         90
                                       8.625            622.99       87,000.00
    MANCHESTER       NH   03103          1            11/24/97         01
    0430537126                           05           01/01/98         25
    4239166                              N            12/01/27
    0


    1668932          637/G02             F          123,750.00         ZZ
                                         360        123,583.37          1
    3603 WASATCH DRIVE                 8.000            908.04         75
                                       7.750            908.04      165,000.00
    REDDING          CA   96001          5            11/18/97         00
    0430568964                           05           01/01/98          0
    8612632                              O            12/01/27
    0


    1668949          209/G02             F           67,950.00         ZZ
                                         360         67,950.00          1
    9548 E UNIVERSITY TERRACE          8.750            534.57         90
                                       8.500            534.57       75,500.00
    CHARLOTTE        NC   28269          1            01/12/98         10
    0430584599                           05           03/01/98         25
    977001225                            N            02/01/28
    0


    1668958          B30/G02             F          283,000.00         ZZ
                                         360        282,828.55          1
    32755 ROUTT COUNTY ROAD            8.500          2,176.03         74
    14                                 8.250          2,176.03      385,000.00
    STEAMBOAT SPRIN  CO   80477          2            12/31/97         00
    0430564716                           05           02/01/98          0
    020L9182W                            O            01/01/28
    0


    1668969          A17/G02             F          164,000.00         ZZ
                                         360        164,000.00          1
    3 CHESTERLEE LANE                  8.625          1,275.58         66
                                       8.375          1,275.58      250,000.00
    SWAMPSCOTT       MA   01907          5            12/31/97         00
    0430564963                           05           03/01/98          0
    5335                                 O            02/01/28
    0


    1668972          B75/G02             F          255,800.00         ZZ
                                         360        255,800.00          1
    7581 BOND STREET                   7.875          1,854.73         56
                                       7.625          1,854.73      460,000.00
    SAINT LEONARD    MD   20685          5            01/05/98         00
    0430584581                           03           03/01/98          0
1


    7181290                              O            02/01/28
    0


    1668983          896/G02             F          192,400.00         ZZ
                                         360        192,292.14          2
    1631 TALLULAH STREET               8.875          1,530.82         65
                                       8.625          1,530.82      296,000.00
    ATLANTA          GA   30318          5            12/12/97         00
    0430570309                           05           02/01/98          0
    13916                                N            01/01/28
    0


    1669043          664/G02             F          250,000.00         ZZ
                                         360        249,852.40          1
    814 WIGWAM AVENUE                  8.625          1,944.48         90
                                       8.375          1,944.48      278,500.00
    ARCADIA          CA   91006          1            12/23/97         23
    0430569095                           05           02/01/98          0
    2436657                              O            01/01/28
    0


    1669049          909/G02             F          368,100.00         ZZ
                                         360        367,882.68          1
    20866 BETRON STREET                8.625          2,863.04         90
                                       8.375          2,863.04      409,000.00
    LOS ANGELES      CA   91364          1            12/01/97         01
    0430575159                           05           02/01/98         30
    6005453                              O            01/01/28
    0


    1669051          A46/G02             F          184,500.00         ZZ
                                         360        184,396.57          4
    303 VASSAR DRIVE SE                8.875          1,467.96         90
                                       8.625          1,467.96      205,000.00
    ALBUQUERQUE      NM   87106          1            12/29/97         04
    0430567438                           05           02/01/98         25
    0458039                              O            01/01/28
    0


    1669053          H86/G02             F          213,750.00         ZZ
                                         360        213,620.51          1
    7963 EAST WARBONNET TRAIL          8.500          1,643.55         75
                                       8.250          1,643.55      285,000.00
    PARKER           CO   80138          5            12/11/97         00
    0430565283                           05           02/01/98          0
    106315                               O            01/01/28
    0


1


    1669084          B35/G02             F          162,000.00         T
                                         360        161,812.90          1
    9800 COASTAL HIGHWAY               8.750          1,274.46         90
    311                                8.500          1,274.46      180,000.00
    OCEAN CITY       MD   21842          2            11/24/97         01
    0430568634                           06           01/01/98         25
    19971420                             O            12/01/27
    0


    1669086          B35/G02             F          191,000.00         ZZ
                                         360        190,761.73          1
    1312 WALLACH PLACE N.W.            8.375          1,451.74         80
                                       8.125          1,451.74      239,000.00
    WASHINGTON       DC   20009          5            11/20/97         00
    0430565861                           07           01/01/98          0
    9782011083                           O            12/01/27
    0


    1669091          F03/G02             F          100,000.00         ZZ
                                         360         99,932.91          1
    4136 NORTH 78TH PLACE              8.000            733.76         80
                                       7.750            733.76      125,000.00
    SCOTTSDALE       AZ   85251          1            12/23/97         00
    0430566497                           03           02/01/98          0
    MES10288                             O            01/01/28
    0


    1669096          874/G02             F          135,500.00         ZZ
                                         360        135,411.37          1
    672 ARMORY LANE                    8.125          1,006.08         75
                                       7.875          1,006.08      182,000.00
    CARSON CITY      NV   89701          5            12/22/97         00
    0430578294                           05           02/01/98          0
    3716811                              O            01/01/28
    0


    1669100          B75/G02             F           63,000.00         ZZ
                                         360         62,921.40          1
    524 EAST CHESTNUT                  8.375            478.85         90
                                       8.125            478.85       70,000.00
    COATESVILLE      PA   19320          1            11/25/97         10
    0430587162                           05           01/01/98         25
    7191414                              N            12/01/27
    0


    1669102          B75/G02             F           85,500.00         ZZ
                                         360         85,446.86          1
    8815 SOUTHEAST SILVER STAR AVE     8.375            649.86         90
                                       8.125            649.86       95,000.00
1


    VANCOUVER        WA   98662          1            11/26/97         01
    0430537605                           05           02/01/98         25
    7036122                              N            01/01/28
    0


    1669114          F42/G02             F           84,500.00         ZZ
                                         360         84,452.63          1
    105 PITNEY PLACE                   8.875            672.32         90
    UNIT 105                           8.625            672.32       93,900.00
    MORRISTOWN       NJ   07960          1            12/30/97         01
    0430576918                           01           02/01/98         25
    55001096                             N            01/01/28
    0


    1669127          H86/G02             F          115,275.00         ZZ
                                         360        115,203.35          1
    3335 PRESTWICK ROAD                8.375            876.17         75
                                       8.125            876.17      153,700.00
    BILLINGS         MT   59102          1            12/31/97         00
    0430569194                           05           02/01/98          0
    109030                               O            01/01/28
    0


    1669129          A33/G02             F           41,300.00         ZZ
                                         360         41,300.00          1
    19901 KENTFIELD                    8.875            328.60         70
                                       8.625            328.60       59,000.00
    DETROIT          MI   48219          5            01/09/98         00
    0430588269                           05           03/01/98          0
    007045001                            N            02/01/28
    0


    1669134          B28/G02             F          147,000.00         ZZ
                                         360        146,807.01          1
    13073 LORI DRIVE                   8.125          1,091.48         74
                                       7.875          1,091.48      200,000.00
    CONIFER          CO   80433          1            11/28/97         00
    0430564369                           05           01/01/98          0
    10968148                             O            12/01/27
    0


    1669136          B28/G02             F          131,750.00         ZZ
                                         360        131,597.84          4
    4370 AIRPORT RD                    8.750          1,036.48         85
                                       8.500          1,036.48      155,000.00
    COLORADO SPRING  CO   80916          2            12/04/97         12
    0430558577                           05           01/01/98         25
    18970290                             N            12/01/27
    0
1




    1669143          H81/G02             F           83,475.00         ZZ
                                         360         83,475.00          4
    7118-20 WEST APPLETON AVENUE       8.750            656.70         90
                                       8.500            656.70       92,750.00
    MILWAUKEE        WI   53216          1            01/09/98         04
    0430589903                           05           03/01/98         25
    WH3022                               N            02/01/28
    0


    1669157          H81/G02             F           83,475.00         ZZ
                                         360         83,475.00          4
    7124-26 WEST APPLETON AVENUE       8.750            656.70         90
                                       8.500            656.70       92,750.00
    MILWAUKEE        WI   53216          1            01/09/98         10
    0430588137                           05           03/01/98         25
    WH3023                               N            02/01/28
    0


    1669160          H81/G02             F           83,475.00         ZZ
                                         360         83,475.00          4
    7156-58 WEST APPLETON AVENUE       8.750            656.70         90
                                       8.500            656.70       92,750.00
    MILWAUKEE        WI   53216          1            01/09/98         01
    0430588160                           05           03/01/98         25
    WH3024                               N            02/01/28
    0


    1669174          B75/G02             F           73,100.00         ZZ
                                         360         73,055.71          1
    117 STRATFORD AVE                  8.500            562.08         85
                                       8.250            562.08       87,000.00
    FREDERICKSBURG   VA   22408          5            12/04/97         10
    0430586677                           05           02/01/98         25
    7185051                              O            01/01/28
    0


    1669264          624/G02             F          280,000.00         ZZ
                                         360        279,821.45          1
    17140 TAM O'SHANTER DRIVE          8.250          2,103.55         80
                                       8.000          2,103.55      350,000.00
    POWAY            CA   92064          1            12/31/97         00
    0430570713                           05           02/01/98          0
    37009670016                          O            01/01/28
    0


    1669280          E84/G02             F          104,000.00         ZZ
                                         360        103,931.97          1
1


    9024 SPLIT TREE COURT              8.125            772.20         80
                                       7.875            772.20      131,000.00
    INDIANAPOLIS     IN   46256          1            12/15/97         00
    0430575928                           03           02/01/98          0
    PS9700200                            O            01/01/28
    0


    1669285          E57/G02             F           52,000.00         ZZ
                                         360         51,939.96          3
    2112,2114,2116 EAST PERALTA WY     8.750            409.08         80
                                       8.500            409.08       65,000.00
    FRESNO           CA   93703          1            11/25/97         00
    0430579201                           05           01/01/98          0
    63812006348                          N            12/01/27
    0


    1669297          F34/G02             F          180,000.00         ZZ
                                         360        179,879.22          1
    527 NW 120 DRIVE                   8.000          1,320.78         64
                                       7.750          1,320.78      281,790.00
    CORAL SPRINGS    FL   33071          1            12/03/97         00
    0430570556                           03           02/01/98          0
    9701100                              O            01/01/28
    0


    1669306          591/G02             F           91,800.00         ZZ
                                         360         91,800.00          1
    1872 TOLSTOY DRIVE                 7.500            641.88         90
                                       7.250            641.88      102,000.00
    VIRGINIA BEACH   VA   23454          1            01/07/98         10
    0430579235                           05           03/01/98         25
    101701065                            N            02/01/28
    0


    1669317          225/225             F           62,400.00         ZZ
                                         360         62,400.00          1
    71 STRAWBERRY HILL UNIT 908        8.375            474.29         80
                                       8.125            474.29       78,000.00
    STAMFORD         CT   06902          1            01/12/98         00
    8082582                              06           03/01/98          0
    8082582                              O            02/01/28
    0


    1669334          811/G02             F          250,000.00         T
                                         360        249,852.41          1
    2565 JARDIN PLACE                  8.625          1,944.47         78
                                       8.375          1,944.47      320,650.00
    WESTON           FL   33327          1            12/29/97         23
    0430571794                           03           02/01/98          0
1


    FM00107521                           O            01/01/28
    0


    1669335          E26/G02             F           44,800.00         ZZ
                                         360         44,749.58          1
    3170 BOBOLINK DRIVE                8.875            356.45         70
                                       8.625            356.45       64,000.00
    DECATUR          GA   30032          5            11/24/97         00
    0430538686                           05           01/01/98          0
    33700351                             N            12/01/27
    0


    1669350          A93/G02             F          108,000.00         ZZ
                                         360        108,000.00          2
    254-23 87TH AVENUE                 9.000            869.00         90
                                       8.750            869.00      120,000.00
    BELLEROSE        NY   11426          1            01/14/98         01
    0430577759                           05           03/01/98         30
    11971605                             N            02/01/28
    0


    1669354          963/G02             F           38,900.00         ZZ
                                         360         38,876.43          1
    2117 BOND DRIVE EAST               8.500            299.11         90
                                       8.250            299.11       43,500.00
    GREENACRES       FL   33463          1            12/30/97         12
    0430561340                           05           02/01/98         25
    970530                               N            01/01/28
    0


    1669360          B24/G02             F          150,000.00         ZZ
                                         360        150,000.00          1
    147 OLD REDDING ROAD               8.500          1,153.37         50
                                       8.250          1,153.37      300,000.00
    REDDING          CT   06896          2            01/05/98         00
    0430567727                           05           03/01/98          0
    1669360                              O            02/01/28
    0


    1669362          E57/G02             F          189,000.00         ZZ
                                         360        189,000.00          4
    234-236-238 AND 240                8.750          1,486.86         90
    NO FLORENCE STREET                 8.500          1,486.86      210,000.00
    BURBANK          CA   91505          1            01/06/98         10
    0430590042                           05           03/01/98         25
    138362005668                         N            02/01/28
    0


1


    1669363          455/G02             F          211,200.00         ZZ
                                         360        211,078.48          1
    4110 POPLAR SPRING COURT           8.750          1,661.52         80
                                       8.500          1,661.52      264,000.00
    NORCROSS         GA   30092          1            12/12/97         00
    0430548735                           03           02/01/98          0
    57573                                O            01/01/28
    0


    1669364          G81/G02             F           92,300.00         T
                                         360         92,300.00          1
    4275 NW 112 COURT                  8.500            709.71         70
                                       8.250            709.71      131,900.00
    MIAMI            FL   33178          1            01/20/98         00
    0430584243                           09           03/01/98          0
    021712076                            O            02/01/28
    0


    1669407          E22/G02             F           67,500.00         ZZ
                                         360         67,424.04          1
    2615 W. RANDOLPH                   8.875            537.06         86
                                       8.625            537.06       79,400.00
    ST. CHARLES      MO   63301          1            12/02/97         04
    0410631758                           05           01/01/98         20
    410631758                            N            12/01/27
    0


    1669440          683/G02             F          207,800.00         ZZ
                                         360        207,683.50          4
    29 FESSENDEN STREET                8.875          1,653.35         80
                                       8.625          1,653.35      260,000.00
    PORTLAND         ME   04120          2            12/30/97         00
    0430576686                           05           02/01/98          0
    020540                               N            01/01/28
    0


    1669450          229/G02             F          108,450.00         ZZ
                                         360        108,382.59          1
    845 FAIRVIEW AVENUE SE             8.375            824.30         90
                                       8.125            824.30      120,500.00
    SALEM            OR   97302          1            12/23/97         10
    0430577353                           05           02/01/98         25
    7732886                              N            01/01/28
    0


    1669451          E82/G02             F           97,650.00         ZZ
                                         360         97,534.29          1
    5131 AMALIE DRIVE                  8.625            759.51         90
                                       8.375            759.51      108,500.00
1


    NASHVILLE        TN   37211          1            11/25/97         04
    0400076311                           05           01/01/98         25
    0400076311                           N            12/01/27
    0


    1669454          E82/G02             F          103,500.00         ZZ
                                         360        103,367.55          1
    720 CURREY ROAD                    8.250            777.56         75
                                       8.000            777.56      138,000.00
    NASHVILLE        TN   37217          1            12/03/97         00
    0400076600                           05           01/01/98          0
    0400076600                           O            12/01/27
    0


    1669457          G18/G02             F           66,750.00         ZZ
                                         360         66,710.60          2
    3228 17TH AVE SOUTH                8.625            519.17         90
                                       8.375            519.17       74,200.00
    MINNEAPOLIS      MN   55407          1            12/31/97         04
    0430564328                           05           02/01/98         25
    1669457                              N            01/01/28
    0


    1669464          561/561             F           76,500.00         ZZ
                                         360         76,411.94          2
    133 W CROCUS ROAD                  8.750            601.53         90
                                       8.500            601.53       85,000.00
    WILDWOOD CREST   NJ   08260          1            11/28/97         10
    9156696                              05           01/01/98         25
    9156696                              N            12/01/27
    0


    1669496          965/G02             F          112,500.00         ZZ
                                         360        112,438.55          1
    6353 E. AVALON STREET              9.000            905.20         90
                                       8.750            905.20      125,000.00
    MESA             AZ   85205          1            12/10/97         04
    0430535740                           05           02/01/98         25
    000                                  N            01/01/28
    0


    1669573          766/G02             F           23,000.00         ZZ
                                         360         22,987.44          1
    3273 CORAL RIDGE DRIVE             9.000            185.06         61
                                       8.750            185.06       38,000.00
    CORAL SPRINGS    FL   33065          1            12/15/97         00
    0430566687                           01           02/01/98          0
    97DA0570                             N            01/01/28
    0
1




    1669574          229/G02             F          152,000.00         ZZ
                                         360        151,898.00          1
    318 CARDINAL GLEN CIRCLE           8.000          1,115.33         80
                                       7.750          1,115.33      192,000.00
    STERLING         VA   20164          2            12/30/97         00
    0430581330                           03           02/01/98          0
    7737810                              O            01/01/28
    0


    1669575          766/G02             F           20,000.00         ZZ
                                         360         19,989.08          1
    3235 CORAL RIDGE DR #3235          9.000            160.92         58
                                       8.750            160.92       35,000.00
    CORAL SPRINGS    FL   33065          1            12/15/97         00
    0430566679                           01           02/01/98          0
    97DA0569                             N            01/01/28
    0


    1669590          687/G02             F           44,100.00         ZZ
                                         360         44,100.00          1
    2559 ELISIE AVENUE                 8.750            346.93         90
                                       8.500            346.93       49,000.00
    TOLEDO           OH   43613          1            01/06/98         04
    0430600221                           05           03/01/98         25
    1642294                              N            02/01/28
    0


    1669622          828/G02             F           67,500.00         ZZ
                                         360         67,500.00          1
    1013 SOLANO                        8.750            531.03         90
                                       8.500            531.03       75,000.00
    AUSTIN           TX   78750          1            01/16/98         11
    0430590596                           01           03/01/98         25
    70030340                             N            02/01/28
    0


    1669757          003/G02             F           79,200.00         ZZ
                                         360         79,152.02          1
    2724 TWIN SPRINGS DRIVE            8.500            608.98         90
                                       8.250            608.98       88,000.00
    SHELLVILLE       GA   30078          1            12/16/97         12
    0430546598                           05           02/01/98         25
    0010409399                           N            01/01/28
    0


    1669764          003/G02             F          108,600.00         ZZ
                                         360        108,534.20          1
1


    6333 POMPANO ST                    8.500            835.05         80
                                       8.250            835.05      135,777.00
    PALM BEACH GARD  FL   33418          1            12/16/97         00
    0430546416                           05           02/01/98          0
    0010037018                           O            01/01/28
    0


    1669773          965/G02             F           64,800.00         ZZ
                                         360         64,800.00          1
    2722 CALLE ARANDAS                 8.250            486.82         90
                                       8.000            486.82       72,000.00
    TUCSON           AZ   85745          1            01/02/98         01
    0430574681                           05           03/01/98         30
    10003317                             N            02/01/28
    0


    1669777          633/G02             F           90,000.00         ZZ
                                         360         89,934.87          1
    15263 ALONDRA BOULEVARD            7.625            637.01         55
                                       7.375            637.01      165,000.00
    LA MIRADA        CA   90638          5            12/31/97         00
    0430580050                           05           02/01/98          0
    692375                               N            01/01/28
    0


    1669778          744/G02             F           48,000.00         ZZ
                                         360         48,000.00          1
    4841 NORTHEAST 99TH                8.250            360.61         80
                                       8.000            360.61       60,000.00
    PORTLAND         OR   97220          1            01/12/98         00
    0430579862                           05           03/01/98          0
    BUR23058                             N            02/01/28
    0


    1669783          H11/G02             F           43,200.00         ZZ
                                         360         43,200.00          1
    4520 KING STREET                   9.250            355.40         90
    904                                9.000            355.40       48,500.00
    ALEXANDRIA       VA   22302          2            01/09/98         12
    0430570598                           06           03/01/98         25
    9700360                              N            02/01/28
    0


    1669784          H11/G02             F           40,000.00         ZZ
                                         360         39,976.99          1
    9701 FIELDS RD                     8.750            314.68         80
    #1208                              8.500            314.68       50,000.00
    GAITHERSBURG     MD   20878          1            12/31/97         00
    0430561266                           06           02/01/98          0
1


    9700363                              O            01/01/28
    0


    1669800          A19/G02             F          164,450.00         ZZ
                                         360        164,450.00          1
    166 ASPEN ROAD                     7.875          1,192.38         75
                                       7.625          1,192.38      219,278.00
    SWAMPSCOTT       MA   01907          1            01/21/98         00
    0430579516                           05           03/01/98          0
    6722                                 O            02/01/28
    0


    1669810          E22/G02             F          100,000.00         ZZ
                                         360         99,936.23          1
    5510 LAKE TERN PLACE               8.250            751.27         56
                                       8.000            751.27      181,776.00
    COCONUT CREEK    FL   33333          1            12/08/97         00
    0410443493                           03           02/01/98          0
    410443493                            O            01/01/28
    0


    1669818          E22/G02             F           35,100.00         ZZ
                                         360         35,081.32          1
    1461 INGOMAR                       9.125            285.59         90
                                       8.875            285.59       39,000.00
    TOLEDO           OH   43609          1            12/05/97         01
    0410629737                           05           02/01/98         25
    410629737                            N            01/01/28
    0


    1669822          E22/G02             F           26,350.00         ZZ
                                         360         26,318.77          1
    6111 TALBOT STREET                 8.625            204.95         85
                                       8.375            204.95       31,000.00
    NORTH PORT       FL   34287          1            12/03/97         04
    0410636492                           05           01/01/98         20
    410636492                            N            12/01/27
    0


    1669832          369/G02             F           60,000.00         ZZ
                                         360         59,919.21          1
    11427 EAST MUTZ COURT              8.000            440.26         75
                                       7.750            440.26       80,000.00
    INDIANAPOLIS     IN   46229          1            11/25/97         00
    0430547802                           05           01/01/98          0
    60815099                             N            12/01/27
    0


1


    1669838          E22/G02             F          180,000.00         ZZ
                                         360        179,775.46          1
    16000 SW 242ND STREET              8.375          1,368.13         75
                                       8.125          1,368.13      240,000.00
    HOMESTEAD        FL   33031          1            12/05/97         00
    0410640791                           05           01/01/98          0
    410640791                            O            12/01/27
    0


    1669844          E22/G02             F           68,800.00         ZZ
                                         360         68,718.47          1
    1350 DRESDEN DRIVE WEST            8.625            535.12         80
                                       8.375            535.12       86,000.00
    CHARLOTTE        NC   28205          1            11/26/97         00
    0410614887                           05           01/01/98          0
    410614887                            N            12/01/27
    0


    1669852          E22/G02             F           38,000.00         ZZ
                                         360         37,851.37          1
    300 N.E. 125TH STREET              8.250            285.48         75
    UNIT # 201                         8.000            285.48       51,000.00
    NORTH MIAMI      FL   33161          5            11/25/97         00
    0410630933                           01           01/01/98          0
    410630933                            O            12/01/27
    0


    1669903          687/G02             F           58,050.00         ZZ
                                         360         58,050.00          1
    9911 PHOENIX DRIVE                 8.375            441.22         90
                                       8.125            441.22       64,500.00
    MOHAVE VALLEY    AZ   86440          1            01/06/98         01
    0430578948                           05           03/01/98         25
    1642448                              N            02/01/28
    0


    1669908          H93/G02             F           49,500.00         ZZ
                                         360         49,472.25          1
    1662 HOPKINS AVE                   8.875            393.84         90
                                       8.625            393.84       55,000.00
    COLUMBUS         OH   43223          1            12/30/97         10
    0430583609                           05           02/01/98         25
    9753412                              N            01/01/28
    0


    1669932          180/G02             F          158,850.00         ZZ
                                         360        158,656.86          1
    2604 OAKLAND AVENUE                8.500          1,221.42         90
                                       8.250          1,221.42      176,500.00
1


    NASHVILLE        TN   37212          1            12/05/97         10
    0430592550                           05           01/01/98         25
    0004925723                           N            12/01/27
    0


    1669974          731/G02             F          148,750.00         ZZ
                                         360        148,664.42          3
    1318 PIEDMONT AVENUE               8.750          1,170.22         85
                                       8.500          1,170.22      175,000.00
    ATLANTA          GA   30309          1            12/12/97         01
    0430573790                           05           02/01/98         20
    3140665776                           N            01/01/28
    0


    1669976          757/757             F          122,750.00         ZZ
                                         360        122,677.53          1
    2293 ORION COURT                   8.625            954.74         90
                                       8.375            954.74      136,400.00
    GRAYSON          GA   30221          1            12/17/97         01
    3219730                              03           02/01/98         25
    3219730                              N            01/01/28
    0


    1669989          229/G02             F          180,000.00         ZZ
                                         360        180,000.00          4
    1701 55TH TERRACE SW               8.500          1,384.05         90
                                       8.250          1,384.05      200,000.00
    NAPLES           FL   34103          1            01/08/98         01
    0430592501                           05           03/01/98         30
    7745177                              N            02/01/28
    0


    1669993          180/G02             F          184,500.00         ZZ
                                         360        184,396.57          2
    4750-4760 NELSON STREET            8.875          1,467.96         90
                                       8.625          1,467.96      205,000.00
    WHEATRIDGE       CO   80033          1            12/30/97         10
    0430587949                           05           02/01/98         25
    12246260                             N            01/01/28
    0


    1670001          229/G02             F           37,800.00         ZZ
                                         360         37,800.00          1
    2434 MARY STREET                   8.875            300.76         90
                                       8.625            300.76       42,000.00
    OMAHA            NE   68112          1            01/02/98         04
    0430574731                           05           03/01/98         25
    7734080                              N            02/01/28
    0
1




    1670003          180/G02             F          155,800.00         ZZ
                                         360        155,800.00          1
    4581 EAST KENTUCKY CIRCLE          8.500          1,197.97         90
                                       8.250          1,197.97      173,192.00
    DENVER           CO   80222          1            01/09/98         04
    0430583310                           09           03/01/98         25
    12245437                             N            02/01/28
    0


    1670011          687/G02             F          132,000.00         ZZ
                                         360        132,000.00          1
    1631 HASTINGS CIRCLE               8.250            991.67         80
                                       8.000            991.67      165,000.00
    HARTVILLE        OH   44632          1            01/06/98         00
    0430574368                           05           03/01/98          0
    1642472                              O            02/01/28
    0


    1670019          G18/G02             F          108,000.00         ZZ
                                         360        107,937.86          4
    117 7TH AVE SOUTHEAST              8.750            849.64         80
                                       8.500            849.64      135,000.00
    OSSEO            MN   55369          2            12/29/97         00
    0430562223                           05           02/01/98          0
    1670019                              O            01/01/28
    0


    1670025          687/G02             F           74,250.00         ZZ
                                         360         74,250.00          2
    4107 4107 4109 SW 12TH ST          8.875            590.77         90
                                       8.625            590.77       82,500.00
    DES MOINES       IA   50315          1            02/02/98         04
    0430592188                           05           03/01/98         25
    1642073                              N            02/01/28
    0


    1670042          825/G02             F          140,000.00         ZZ
                                         360        140,000.00          1
    0714 SCR 2020                      7.750          1,002.98         80
                                       7.500          1,002.98      175,000.00
    SILVERTHORNE     CO   80498          1            01/06/98         00
    0430571034                           05           03/01/98          0
    20329                                O            02/01/28
    0


    1670049          G18/G02             F          107,900.00         ZZ
                                         360        107,900.00          2
1


    2428-30 HARRIET AVENUE SOUTH       8.625            839.24         85
                                       8.375            839.24      128,000.00
    MINNEAPOLIS      MN   55405          1            01/09/98         04
    0430575977                           05           03/01/98         25
    1670049                              N            02/01/28
    0


    1670100          462/G02             F          105,750.00         ZZ
                                         360        105,614.66          1
    2238 KINGSMILL WAY                 8.250            794.47         80
                                       8.000            794.47      132,240.00
    CLERMONT         FL   34711          1            11/21/97         00
    0430545970                           03           01/01/98          0
    4946406                              O            12/01/27
    0


    1670106          874/G02             F           66,600.00         ZZ
                                         360         66,552.99          1
    3019 CASHILL BOULEVARD             7.750            477.13         90
                                       7.500            477.13       74,000.00
    RENO             NV   89509          1            12/29/97         10
    0430571901                           01           02/01/98         25
    3723257                              O            01/01/28
    0


    1670110          896/G02             F           97,250.00         ZZ
                                         360         97,191.08          1
    1725 RIDGEWAY AVENUE NW            8.500            747.77         90
                                       8.250            747.77      108,100.00
    ATLANTA          GA   30318          1            12/17/97         11
    0430547935                           05           02/01/98         25
    13943                                N            01/01/28
    0


    1670119          E45/G02             F           94,300.00         ZZ
                                         360         94,185.33          1
    2645 WYNDHAM PARK DRIVE            8.500            725.09         83
                                       8.250            725.09      114,300.00
    BUFORD           GA   30519          1            11/14/97         04
    0430569145                           05           01/01/98         20
    35179                                N            12/01/27
    0


    1670125          180/G02             F           47,700.00         ZZ
                                         360         47,617.05          1
    1205 COLE STREET                   8.750            375.26         90
                                       8.500            375.26       53,000.00
    MCKINNEY         TX   75069          2            10/22/97         04
    0430563445                           05           12/01/97         25
1


    12142683                             N            11/01/27
    0


    1670127          H81/G02             F           68,000.00         ZZ
                                         360         68,000.00          1
    4713 NORTH 126TH STREET            8.500            522.87         78
                                       8.250            522.87       88,000.00
    BUTLER           WI   53007          1            01/13/98         00
    0430584037                           05           03/01/98          0
    WH3005                               N            02/01/28
    0


    1670130          561/561             F           49,050.00         ZZ
                                         360         49,020.28          1
    3701 COASTAL HIGHWAY UNIT 333G     8.500            377.16         90
                                       8.250            377.16       54,500.00
    OCEAN CITY       MD   21842          2            12/05/97         10
    9174913                              01           02/01/98         25
    9174913                              N            01/01/28
    0


    1670157          623/G02             F          110,350.00         ZZ
                                         360        110,212.34          1
    58 CAMPAU CIRCLE NW                8.375            838.74         75
    #2306                              8.125            838.74      147,157.00
    GRAND RAPIDS     MI   49501          1            11/21/97         00
    0430587220                           05           01/01/98          0
    0951198                              O            12/01/27
    0


    1670354          514/G02             F           46,150.00         ZZ
                                         360         46,119.04          1
    1005 SASSER                        8.000            338.63         80
                                       7.750            338.63       57,700.00
    DOTHAN           AL   36301          1            12/15/97         00
    0430559963                           05           02/01/98          0
    511106                               O            01/01/28
    0


    1670358          G44/G02             F          122,400.00         T
                                         360        122,400.00          1
    5333 COLLINS AVENUE                8.750            962.92         80
    UNIT 305                           8.500            962.92      153,000.00
    MIAMI BEACH      FL   33140          1            01/20/98         23
    0430577627                           06           03/01/98          0
    1297042                              O            02/01/28
    0


1


    1670367          229/G02             F          117,600.00         ZZ
                                         360        117,525.01          1
    8925 SW 14TH AVENUE                8.250            883.49         80
                                       8.000            883.49      147,000.00
    PORTLAND         OR   97219          1            12/29/97         00
    0430586321                           05           02/01/98          0
    7736424                              O            01/01/28
    0


    1670383          B75/G02             F          123,500.00         ZZ
                                         360        123,500.00          1
    626-9TH STREET N E                 7.875            895.46         65
                                       7.625            895.46      190,000.00
    WASHINGTON       DC   20002          5            01/20/98         00
    0430587667                           05           03/01/98          0
    7226020                              O            02/01/28
    0


    1670401          B75/G02             F          164,800.00         ZZ
                                         360        164,800.00          1
    2425 BRENT KEITH DRIVE             8.250          1,238.09         80
                                       8.000          1,238.09      206,000.00
    LAKE CHARLES     LA   70605          1            01/09/98         00
    0430584524                           05           03/01/98          0
    7241102                              O            02/01/28
    0


    1670413          455/G02             F          146,650.00         ZZ
                                         360        146,561.15          4
    1312-1318 LOWE LANE                8.500          1,127.62         78
                                       8.250          1,127.62      188,000.00
    ALPHARETTA       GA   30076          1            12/15/97         00
    0430549501                           05           02/01/98          0
    57662                                N            01/01/28
    0


    1670467          180/G02             F          124,000.00         ZZ
                                         360        124,000.00          1
    713 COTTAGE DRIVE                  7.875            899.09         39
                                       7.625            899.09      325,000.00
    ARNOLD           MD   21012          5            01/05/98         00
    0430586685                           05           03/01/98          0
    12296463                             O            02/01/28
    0


    1670474          638/G02             F          190,000.00         ZZ
                                         360        190,000.00          1
    108 BISHOP FOREST DRIVE            8.750          1,494.73         76
    UNIT 108                           8.500          1,494.73      252,000.00
1


    WALTHAM          MA   02154          5            01/12/98         00
    0430589747                           03           03/01/98          0
    08688293                             N            02/01/28
    0


    1670516          E22/G02             F          212,000.00         ZZ
                                         360        211,887.18          4
    5955 5959 5963 & 5967 WENK AVE     9.125          1,724.90         80
                                       8.875          1,724.90      265,000.00
    RICHMOND         CA   94804          1            12/09/97         23
    0410632590                           05           02/01/98          0
    410632590                            N            01/01/28
    0


    1670541          721/G02             F          166,400.00         ZZ
                                         360        166,288.34          1
    FIRE #W2085                        8.000          1,220.99         80
                                       7.750          1,220.99      208,000.00
    PEQUOT LAKES     MN   56472          1            12/31/97         00
    0430577247                           05           02/01/98          0
    7810039742                           O            01/01/28
    0


    1670553          765/G02             F          440,000.00         ZZ
                                         360        439,719.42          1
    1187 GLENEAGLES TERRACE            8.250          3,305.58         80
                                       8.000          3,305.58      550,000.00
    COSTA MESA       CA   92627          2            12/09/97         00
    0430563387                           05           02/01/98          0
    328377                               O            01/01/28
    0


    1670570          140/G02             F           88,200.00         ZZ
                                         360         88,137.74          1
    9138 EAST EMERALD DRIVE            7.750            631.88         51
                                       7.500            631.88      173,543.00
    SUN LAKES        AZ   85248          1            12/23/97         00
    0430583583                           03           02/01/98          0
    437781                               O            01/01/28
    0


    1670593          664/G02             F           67,500.00         ZZ
                                         360         67,456.95          2
    3601 WEST MARQUETTE ROAD           8.250            507.11         90
                                       8.000            507.11       75,000.00
    CHICAGO          IL   60629          1            12/12/97         01
    0430568493                           05           02/01/98         25
    2400687                              N            01/01/28
    0
1




    1670616          225/225             F          130,000.00         ZZ
                                         360        129,917.10          1
    6731 3RD AVENUE NW                 8.250            976.65         80
                                       8.000            976.65      162,500.00
    SEATTLE          WA   98117          1            11/24/97         00
    807176400                            05           02/01/98          0
    807176400                            N            01/01/28
    0


    1670625          E22/G02             F           48,000.00         ZZ
                                         360         47,943.97          1
    300 SOUTH HAGUE AVENUE             8.875            381.91         80
                                       8.625            381.91       60,000.00
    COLUMBUS         OH   43204          1            12/01/97         04
    0410629794                           05           01/01/98         12
    410629794                            N            12/01/27
    0


    1670639          E22/G02             F           62,400.00         ZZ
                                         360         62,318.08          1
    32622 PARDO                        8.125            463.32         80
                                       7.875            463.32       78,000.00
    GARDEN CITY      MI   48135          1            11/21/97         00
    0410628721                           05           01/01/98          0
    410628721                            O            12/01/27
    0


    1670640          E22/G02             F           48,800.00         ZZ
                                         360         48,739.11          1
    1690 N.W. 69TH AVENUE              8.375            370.92         80
                                       8.125            370.92       61,000.00
    MARGATE          FL   33063          1            12/02/97         00
    0410629828                           03           01/01/98          0
    410629828                            O            12/01/27
    0


    1670643          E22/G02             F          179,500.00         ZZ
                                         360        179,388.43          1
    9145 S MELVINA                     8.375          1,364.33         80
                                       8.125          1,364.33      224,375.00
    OAK LAWN         IL   60453          1            12/10/97         00
    0410631618                           05           02/01/98          0
    410631618                            O            01/01/28
    0


    1670645          E22/G02             F          136,800.00         ZZ
                                         360        136,714.97          1
1


    220 WALNUT STREET                  8.375          1,039.78         80
                                       8.125          1,039.78      171,000.00
    NORTHVALE        NJ   08647          1            12/10/97         00
    0410633549                           05           02/01/98          0
    410633549                            O            01/01/28
    0


    1670646          E22/G02             F          243,000.00         T
                                         360        242,848.96          1
    800 COPPER ROAD                    8.375          1,846.98         90
    UNIT # 201                         8.125          1,846.98      270,000.00
    COPPER MOUNTAIN  CO   80443          1            12/05/97         04
    0410640643                           01           02/01/98         25
    410640643                            O            01/01/28
    0


    1670656          E22/G02             F           45,900.00         ZZ
                                         360         45,874.27          1
    6018 FREDERICK STREET              8.875            365.20         90
                                       8.625            365.20       51,000.00
    OMAHA            NE   68106          1            12/08/97         04
    0410619456                           05           02/01/98         25
    410619456                            N            01/01/28
    0


    1670662          E23/G02             F          152,800.00         ZZ
                                         360        152,702.56          1
    24840 NORTH 39TH AVENUE            8.250          1,147.94         80
                                       8.000          1,147.94      191,000.00
    GLENDALE         AZ   85310          1            12/16/97         00
    0430561597                           03           02/01/98          0
    40500523                             O            01/01/28
    0


    1670700          267/267             F          210,000.00         ZZ
                                         360        209,836.17          1
    11683 BARRANCA ROAD                7.250          1,432.58         44
                                       7.000          1,432.58      480,000.00
    CAMARILLO        CA   93012          1            12/04/97         00
    4321602                              05           02/01/98          0
    4321602                              O            01/01/28
    0


    1670703          896/G02             F          169,500.00         ZZ
                                         360        169,500.00          1
    5109 OVERLOOK DRIVE                8.500          1,303.31         75
                                       8.250          1,303.31      226,000.00
    ROSWELL          GA   30075          2            01/07/98         00
    0430581413                           05           03/01/98          0
1


    13960                                O            02/01/28
    0


    1670709          201/G02             F           71,550.00         ZZ
                                         360         71,514.80          1
    298 TAVISTOCK                      9.500            601.64         90
                                       9.250            601.64       79,500.00
    CHERRY HILL      NJ   08034          2            12/31/97         11
    0430576058                           01           02/01/98         30
    1409036132                           N            01/01/28
    0


    1670722          J86/G02             F          163,000.00         ZZ
                                         360        163,000.00          1
    102 W GRANDADA ROAD                7.875          1,181.86         80
                                       7.625          1,181.86      204,700.00
    PHOENIX          AZ   85003          1            01/13/98         00
    0430584821                           05           03/01/98          0
    CRUZP1120AZ015                       O            02/01/28
    0


    1670727          A37/G02             F           85,500.00         ZZ
                                         360         85,452.06          1
    17852 SOUTH WILDWOOD               8.875            680.28         90
                                       8.625            680.28       95,000.00
    LANSING          IL   60438          1            12/17/97         10
    0430572461                           05           02/01/98         25
    97WW25162                            N            01/01/28
    0


    1670729          883/G02             F          115,200.00         ZZ
                                         360        115,200.00          1
    7020 HALFMOON CIRCLE #102          8.375            875.61         80
                                       8.125            875.61      144,000.00
    LANTANA          FL   33462          5            12/31/97         00
    0430581462                           08           03/01/98          0
    00697100485                          O            02/01/28
    0


    1670733          225/225             F           59,200.00         T
                                         360         59,159.25          1
    712 EAST NORTH LANE                7.875            429.25         80
                                       7.625            429.25       74,000.00
    PHOENIX          AZ   85020          1            12/31/97         23
    8085641                              09           02/01/98          0
    8085641                              O            01/01/28
    0


1


    1670737          A33/G02             F           36,400.00         ZZ
                                         360         36,400.00          1
    20266 ASHTON                       8.875            289.61         70
                                       8.625            289.61       52,000.00
    DETROIT          MI   48219          5            01/09/98         00
    0430575951                           05           03/01/98          0
    00745003                             N            02/01/28
    0


    1670741          H04/G02             F          200,800.00         ZZ
                                         360        200,800.00          1
    7751 CARMEL STREET                 8.000          1,473.40         80
                                       7.750          1,473.40      251,000.00
    GILROY           CA   95020          5            01/06/98         00
    0430589275                           05           03/01/98          0
    313501                               O            02/01/28
    0


    1670768          180/G02             F           47,400.00         ZZ
                                         360         47,400.00          1
    2815 MAPLE                         8.500            364.46         90
                                       8.250            364.46       52,700.00
    RAPID CITY       SD   57701          1            01/13/98         04
    0430583435                           05           03/01/98         25
    12333084                             N            02/01/28
    0


    1670802          003/G02             F           70,450.00         ZZ
                                         360         70,407.32          1
    300 JOHNSON FERRY RD A815          8.500            541.70         80
                                       8.250            541.70       88,100.00
    ATLANTA          GA   30328          1            12/18/97         00
    0430561423                           06           02/01/98          0
    0010415834                           O            01/01/28
    0


    1670806          003/G02             F           72,900.00         ZZ
                                         360         72,858.05          1
    276-D LAKEMOORE DRIVE              8.750            573.51         90
                                       8.500            573.51       81,000.00
    ATLANTA          GA   30342          1            12/12/97         10
    0430572057                           05           02/01/98         25
    0010410934                           N            01/01/28
    0


    1670856          624/G02             F           80,000.00         ZZ
                                         360         80,000.00          4
    5000 WEST WIND TRAIL               8.500            615.13         80
                                       8.250            615.13      100,000.00
1


    AUSTIN           TX   78745          1            01/09/98         00
    0430571372                           05           03/01/98          0
    82006178106                          N            02/01/28
    0


    1670858          624/G02             F           80,000.00         ZZ
                                         360         80,000.00          4
    4910 WEST WIND TRAIL               8.500            615.13         80
                                       8.250            615.13      100,000.00
    AUSTIN           TX   78750          1            01/09/98         00
    0430571125                           05           03/01/98          0
    82006178093                          N            02/01/28
    0


    1670866          F16/G02             F          102,000.00         ZZ
                                         360        101,904.08          1
    913 BUENA ROSA COURT               7.750            730.75         80
                                       7.500            730.75      127,500.00
    FALLBROOK        CA   92028          1            12/05/97         00
    0430569012                           05           02/01/98          0
    97D18237                             O            01/01/28
    0


    1670886          664/G02             F          360,000.00         ZZ
                                         360        360,000.00          1
    240 SOUTHEAST SPOKANE STREET       8.250          2,704.56         72
                                       8.000          2,704.56      500,000.00
    PORTLAND         OR   97202          2            01/03/98         00
    0430572099                           01           03/01/98          0
    2429462                              O            02/01/28
    0


    1670908          637/G02             F          124,000.00         ZZ
                                         360        124,000.00          1
    1112 KIT WAY                       8.000            909.87         80
                                       7.750            909.87      155,000.00
    SANTA MARIA      CA   93455          1            01/05/98         00
    0430589390                           05           03/01/98          0
    8224461                              N            02/01/28
    0


    1670923          862/G02             F          554,200.00         ZZ
                                         360        553,864.26          1
    1600 NORTH KINGS  ROAD             8.500          4,261.32         75
                                       8.250          4,261.32      739,000.00
    LOS ANGELES      CA   90069          1            12/12/97         00
    0430565291                           05           02/01/98          0
    4611695                              O            01/01/28
    0
1




    1670958          E22/G02             F          166,600.00         ZZ
                                         360        166,485.34          1
    6540 S. SIMMS WAY                  7.875          1,207.97         85
                                       7.625          1,207.97      198,000.00
    LITTLETON        CO   80127          5            12/05/97         04
    0410634273                           03           02/01/98         12
    410634273                            O            01/01/28
    0


    1670961          E22/G02             F           98,300.00         ZZ
                                         360         98,247.69          1
    2493 BUCKINGHAM                    9.125            799.80         60
                                       8.875            799.80      164,000.00
    BIRMINGHAM       MI   48012          5            12/08/97         00
    0410533376                           05           02/01/98          0
    410533376                            N            01/01/28
    0


    1670963          E22/G02             F          106,000.00         ZZ
                                         360        105,934.11          2
    4417 FAIRVIEW PKWY                 8.375            805.68         59
                                       8.125            805.68      180,000.00
    FAIRVIEW PARK    OH   44126          5            12/12/97         00
    0410625982                           05           02/01/98          0
    410625982                            N            01/01/28
    0


    1670977          E22/G02             F           71,500.00         ZZ
                                         360         71,456.69          1
    12121 SW 271 STREET                8.500            549.77         65
                                       8.250            549.77      110,000.00
    MIAMI            FL   33032          5            11/26/97         00
    0410632624                           03           02/01/98          0
    410632624                            O            01/01/28
    0


    1670979          E22/G02             F          163,400.00         ZZ
                                         360        163,303.53          2
    2838 N DRAKE                       8.625          1,270.91         95
                                       8.375          1,270.91      172,000.00
    CHICAGO          IL   60618          1            12/09/97         04
    0410637599                           05           02/01/98         25
    410637599                            O            01/01/28
    0


    1670981          E22/G02             F           24,450.00         ZZ
                                         360         24,421.88          1
1


    101 POPLAR                         9.000            196.73         90
                                       8.750            196.73       27,200.00
    PONTIAC          MI   48342          1            12/05/97         10
    0410616189                           05           01/01/98         25
    410616189                            N            12/01/27
    0


    1671012          G97/G02             F           81,600.00         ZZ
                                         360         81,600.00          1
    3920 BELL AVENUE                   7.750            584.59         80
                                       7.500            584.59      102,000.00
    EUGENE           OR   97402          5            01/22/98         00
    0430590109                           05           03/01/98          0
    12165                                O            02/01/28
    0


    1671032          K19/G02             F           36,000.00         ZZ
                                         360         35,977.62          1
    4569 EAST WASHINGTON AVENUE        8.375            273.63         90
                                       8.125            273.63       40,000.00
    FRESNO           CA   93702          1            12/30/97         04
    0430567859                           05           02/01/98         25
    14832                                O            01/01/28
    0


    1671034          313/G02             F          101,250.00         ZZ
                                         360        101,185.43          4
    95 E 9TH AVE                       8.250            760.66         95
                                       8.000            760.66      106,600.00
    COLUMBUS         OH   43201          1            12/31/97         10
    0430570614                           05           02/01/98         30
    6144265                              O            01/01/28
    0


    1671038          E86/G02             F          132,600.00         ZZ
                                         360        132,438.77          1
    3020 VICTORIA DRIVE                8.500          1,019.58         80
                                       8.250          1,019.58      165,807.00
    KISSIMMEE        FL   34746          1            11/18/97         00
    0430558858                           05           01/01/98          0
    18788                                N            12/01/27
    0


    1671048          F34/G02             F           44,800.00         ZZ
                                         360         44,749.58          1
    3839 HEATHER DR E                  8.875            356.45         80
                                       8.625            356.45       56,000.00
    GREENACRES       FL   33463          1            11/18/97         00
    0430560284                           07           01/01/98          0
1


    9700849                              N            12/01/27
    0


    1671051          F34/G02             F          182,000.00         ZZ
                                         360        181,795.17          4
    119 SALAMANCA AVENUE               8.875          1,448.08         65
                                       8.625          1,448.08      280,000.00
    CORAL GABLES     FL   33134          5            11/14/97         00
    0430569483                           05           01/01/98          0
    9700766                              N            12/01/27
    0


    1671072          H35/G02             F          168,300.00         ZZ
                                         360        168,205.64          1
    13936 SW 13 STREET                 8.875          1,339.08         90
                                       8.625          1,339.08      187,000.00
    MIAMI            FL   33184          1            12/17/97         10
    0430541607                           05           02/01/98         25
    10661                                N            01/01/28
    0


    1671083          K15/G02             F          160,000.00         ZZ
                                         360        160,000.00          1
    6700 EAST COUNTY ROAD              8.375          1,216.12         62
    #92                                8.125          1,216.12      260,000.00
    CARR             CO   80612          5            01/06/98         00
    0430580555                           05           03/01/98          0
    623551                               O            02/01/28
    0


    1671084          687/G02             F           26,100.00         ZZ
                                         360         26,100.00          1
    6221 CHANDLER STREET               8.875            207.66         90
                                       8.625            207.66       29,000.00
    CINCINNATI       OH   45227          1            01/09/98         01
    0430583534                           05           03/01/98         25
    1642847                              N            02/01/28
    0


    1671085          405/405             F          258,000.00         ZZ
                                         360        257,615.84          1
    1752 TOPEKA AVENUE                 7.500          1,803.98         60
                                       7.250          1,803.98      430,000.00
    SAN JOSE         CA   95126          5            11/24/97         00
    8425332                              05           01/01/98          0
    8425332                              O            12/01/27
    0


1


    1671149          992/G02             F          328,500.00         ZZ
                                         360        328,237.30          2
    14 SUNSHINE AVENUE                 7.125          2,213.17         90
                                       6.875          2,213.17      365,000.00
    RIVERSIDE        CT   06878          1            12/05/97         04
    0430563148                           05           02/01/98         25
    342717                               O            01/01/28
    0


    1671344          E22/G02             F          194,400.00         ZZ
                                         360        194,291.02          1
    3100 NORTH 5TH STREET              8.875          1,546.73         90
                                       8.625          1,546.73      216,000.00
    ARLINGTON        VA   22201          1            12/10/97         04
    0410645451                           05           02/01/98         25
    410645451                            N            01/01/28
    0


    1671381          A80/G02             F           93,750.00         ZZ
                                         360         93,693.20          2
    9370 - 9372 S.W. 40TH TERRACE      8.500            720.86         75
                                       8.250            720.86      125,000.00
    MIAMI            FL   33165          1            12/31/97         00
    0430571661                           05           02/01/98          0
    9715987                              O            01/01/28
    0


    1671389          B30/G02             F           75,600.00         ZZ
                                         360         75,600.00          1
    3930 VANA DRIVE                    8.375            574.62         90
                                       8.125            574.62       84,000.00
    SARASOTA         FL   34241          1            01/09/98         01
    0430576603                           05           03/01/98         25
    44019973006                          N            02/01/28
    0


    1671404          882/882             F          385,000.00         ZZ
                                         360        385,000.00          1
    4114 SANTA MARIA STREET            8.250          2,892.38         85
                                       8.000          2,892.38      454,000.00
    CORAL GABLES     FL   33146          2            01/08/98         12
    970639                               05           03/01/98         12
    970639                               O            02/01/28
    0


    1671410          E13/G02             F           60,750.00         ZZ
                                         360         60,676.12          1
    113 HIGHVIEW AVENUE                8.500            467.12         90
                                       8.250            467.12       67,500.00
1


    LEHIGH ACRES     FL   33936          1            12/03/97         01
    0430540005                           05           01/01/98         25
    239549                               O            12/01/27
    0


    1671419          003/G02             F           97,000.00         T
                                         360         96,938.15          1
    14213 GREEN GABLE COURT            8.250            728.73         69
                                       8.000            728.73      142,000.00
    ORLANDO          FL   32824          1            12/15/97         00
    0430569020                           03           02/01/98          0
    0010402071                           O            01/01/28
    0


    1671425          E13/G02             F          186,900.00         ZZ
                                         360        186,678.51          1
    5900 ORCHARD ROAD                  8.625          1,453.69         67
                                       8.375          1,453.69      280,000.00
    DOUGLASVILLE     GA   30135          2            11/14/97         00
    0430540708                           05           01/01/98          0
    234657                               O            12/01/27
    0


    1671430          G18/G02             F           66,850.00         ZZ
                                         360         66,809.50          1
    611 EAST 143RD STREET              8.500            514.02         80
                                       8.250            514.02       83,600.00
    BURNSVILLE       MN   55337          1            01/02/98         00
    0430570960                           09           02/01/98          0
    1671430                              N            01/01/28
    0


    1671580          E13/G02             F          123,500.00         ZZ
                                         360        123,349.83          1
    652 SE 8 STREET                    8.500            949.61         95
                                       8.250            949.61      130,000.00
    HIALEAH          FL   33010          1            12/02/97         10
    0430540120                           05           01/01/98         30
    239210                               O            12/01/27
    0


    1671581          757/757             F           98,500.00         ZZ
                                         360         98,441.84          2
    21 DAVISON STREET                  8.625            766.13         90
                                       8.375            766.13      110,000.00
    HYDE PARK        MA   02105          1            12/15/97         01
    3231925                              05           02/01/98         25
    3231925                              N            01/01/28
    0
1




    1671582          591/G02             F          145,600.00         ZZ
                                         360        145,518.37          4
    815 CHESAPEAKE AVENUE              8.875          1,158.46         80
                                       8.625          1,158.46      182,000.00
    ANNAPOLIS        MD   21403          1            12/31/97         00
    0430565218                           05           02/01/98          0
    101406073                            N            01/01/28
    0


    1671585          E13/G02             F           68,000.00         ZZ
                                         360         67,915.17          1
    3391 EMERSON DRIVE                 8.375            516.85         80
                                       8.125            516.85       85,000.00
    SMYRNA           GA   30082          1            11/19/97         00
    0430540393                           05           01/01/98          0
    237733                               N            12/01/27
    0


    1671586          F89/G02             F          254,400.00         ZZ
                                         360        254,229.30          1
    408 WEST BROOKDALE PLACE           8.000          1,866.70         80
                                       7.750          1,866.70      318,000.00
    FULLERTON        CA   92832          1            12/29/97         00
    0430569988                           05           02/01/98          0
    105709                               O            01/01/28
    0


    1671588          E13/G02             F           31,500.00         ZZ
                                         360         31,464.55          1
    3915 LYNDALE AVENUE                8.875            250.63         90
                                       8.625            250.63       35,000.00
    BALTIMORE        MD   21213          1            11/26/97         04
    0430540914                           05           01/01/98         25
    239142                               N            12/01/27
    0


    1671590          E13/G02             F           91,200.00         T
                                         360         91,094.68          1
    17630 NW 47TH AVENUE               8.750            717.47         80
                                       8.500            717.47      114,000.00
    MIAMI            FL   33055          1            11/25/97         00
    0430541375                           05           01/01/98          0
    238219                               O            12/01/27
    0


    1671592          E13/G02             F          194,250.00         ZZ
                                         360        194,007.68          1
1


    3200 TANAGER STREET                8.375          1,476.44         75
                                       8.125          1,476.44      259,000.00
    RALEIGH          NC   27606          5            11/26/97         00
    0430539668                           05           01/01/98          0
    237964                               O            12/01/27
    0


    1671593          E26/G02             F           75,450.00         ZZ
                                         360         75,398.07          2
    4024 PEBBLEBROOK COURT             7.875            547.07         95
                                       7.625            547.07       79,450.00
    SPARTANBURG      SC   29301          1            12/17/97         11
    0430558551                           05           02/01/98         30
    52700253                             O            01/01/28
    0


    1671605          209/G02             F          150,000.00         ZZ
                                         360        149,915.90          1
    1 WELLINGTON COURT                 8.875          1,193.47         88
                                       8.625          1,193.47      171,000.00
    EASTAMPTON       NJ   08060          1            12/16/97         01
    0430568295                           05           02/01/98         25
    975997952                            N            01/01/28
    0


    1671612          765/G02             F           88,000.00         ZZ
                                         360         88,000.00          1
    7330 SHERBORN AVENUE               8.625            684.46         80
                                       8.375            684.46      110,000.00
    HESPERIA         CA   92345          2            01/02/98         00
    0430585356                           05           03/01/98          0
    329090                               O            02/01/28
    0


    1671620          637/G02             F           95,400.00         ZZ
                                         360         95,400.00          2
    1014 - 1016 18TH AVENUE            8.125            708.35         90
                                       7.875            708.35      106,000.00
    LONGVIEW         WA   98632          1            01/08/98         04
    0430600379                           05           03/01/98         25
    8076895                              N            02/01/28
    0


    1671626          830/830             F          384,000.00         ZZ
                                         360        383,748.81          1
    332 JUANITA AVENUE                 8.125          2,851.19         80
                                       7.875          2,851.19      480,000.00
    MILLBRAE         CA   94030          2            12/18/97         00
    533719                               05           02/01/98          0
1


    533719                               O            01/01/28
    0


    1671713          E13/G02             F           44,100.00         ZZ
                                         360         44,047.73          1
    4701 FLAT SHOALS ROAD UNIT 34E     8.625            343.01         90
                                       8.375            343.01       49,000.00
    COLLAGE PARK     GA   30291          1            11/25/97         11
    0430540518                           01           01/01/98         25
    04701                                N            12/01/27
    0


    1671737          246/G02             F          145,900.00         ZZ
                                         360        145,717.99          1
    1527 TEAL DRIVE                    8.375          1,108.95         70
                                       8.125          1,108.95      210,000.00
    OCEAN CITY       MD   21842          1            11/21/97         00
    0430543678                           05           01/01/98          0
    024897                               O            12/01/27
    0


    1671738          G28/G02             F          120,000.00         ZZ
                                         360        120,000.00          1
    13011 SOUTH HOOVER STREET          7.750            859.70         80
                                       7.500            859.70      150,000.00
    GARDENA AREA     CA   90247          2            01/08/98         00
    0430590232                           05           03/01/98          0
    1671738                              N            02/01/28
    0


    1671743          313/G02             F           64,000.00         ZZ
                                         360         63,955.95          1
    102 TOWN PARK DRIVE                7.875            464.05         89
                                       7.625            464.05       72,000.00
    RINCON           GA   31326          2            12/30/97         12
    0430570580                           09           02/01/98         25
    6278188                              N            01/01/28
    0


    1671752          937/G02             F           78,750.00         ZZ
                                         360         78,750.00          1
    727 RED LAKE WAY                   9.000            633.64         90
                                       8.750            633.64       87,500.00
    LAS VEGAS        NV   89110          1            01/12/98         04
    0430587881                           05           03/01/98         25
    49564006                             N            02/01/28
    0


1


    1671765          H81/G02             F           63,000.00         ZZ
                                         360         63,000.00          2
    1521-23 NO 52ND STREET             8.875            501.26         75
                                       8.625            501.26       84,000.00
    MILWAUKEE        WI   53208          1            01/06/98         00
    0430587923                           05           03/01/98          0
    WH3185                               N            02/01/28
    0


    1671782          E22/G02             F          129,750.00         ZZ
                                         360        129,665.13          1
    1637 PHILLIPS DRIVE                8.125            963.39         75
                                       7.875            963.39      173,000.00
    POMONA           CA   91766          5            12/11/97         00
    0410646236                           05           02/01/98          0
    410646236                            O            01/01/28
    0


    1671787          E22/G02             F          108,500.00         ZZ
                                         360        107,922.62          1
    148 MORGAN COURT                   8.375            824.68         75
                                       8.125            824.68      145,000.00
    VALLEJO          CA   94591          2            11/07/97         00
    0410565048                           05           01/01/98          0
    410565048                            O            12/01/27
    0


    1671807          E22/G02             F          136,000.00         ZZ
                                         360        135,925.71          1
    125 GARDEN AVENUE                  9.000          1,094.29         80
    #1A                                8.750          1,094.29      170,000.00
    HOBOKEN          NJ   07030          1            12/10/97         00
    0410585715                           01           02/01/98          0
    410585715                            N            01/01/28
    0


    1671814          E22/G02             F           58,500.00         ZZ
                                         360         58,427.03          1
    1 BEAVER CREEK DRIVE               8.375            444.64         90
    UNIT #2                            8.125            444.64       65,000.00
    VERNON           NJ   07462          1            12/04/97         11
    0410563357                           01           01/01/98         30
    410563357                            O            12/01/27
    0


    1671828          638/G02             F          198,000.00         ZZ
                                         360        197,876.94          1
    1620 WEST LINCOLN ROAD             8.375          1,504.94         90
                                       8.125          1,504.94      220,000.00
1


    STOCKTON         CA   95207          1            12/09/97         10
    0430563841                           05           02/01/98         25
    8684641                              N            01/01/28
    0


    1671834          001/G02             F           70,400.00         ZZ
                                         360         70,400.00          2
    239 BLODGETT STREET                8.625            547.56         80
                                       8.375            547.56       88,000.00
    MANCHESTER       NH   03104          1            01/09/98         00
    0430583419                           05           03/01/98          0
    1521165                              N            02/01/28
    0


    1671847          638/G02             F           85,800.00         ZZ
                                         360         85,740.95          1
    10535 LANEVIEW DRIVE               7.875            622.11         80
                                       7.625            622.11      107,250.00
    HOUSTON          TX   77070          1            12/09/97         00
    0430564146                           03           02/01/98          0
    8682197                              O            01/01/28
    0


    1671849          225/225             F           47,700.00         ZZ
                                         360         47,671.83          1
    34 SMITHVILLE ROAD                 8.625            371.01         90
                                       8.375            371.01       53,000.00
    PETAL            MS   39465          1            12/12/97         14
    8070625                              05           02/01/98         25
    8070625                              N            01/01/28
    0


    1671852          757/757             F           45,000.00         ZZ
                                         360         44,972.73          1
    290 SUNSET DRIVE                   8.500            346.02         75
                                       8.250            346.02       60,000.00
    ATHENS           GA   30606          1            12/22/97         00
    3219672                              05           02/01/98          0
    3219672                              N            01/01/28
    0


    1671855          B65/G02             F           61,000.00         ZZ
                                         360         61,000.00          2
    112 & 114 WEST 10TH ST             8.625            474.45         77
                                       8.375            474.45       80,000.00
    DOVER            OH   44622          1            01/09/98         00
    0430580696                           05           03/01/98          0
    011297883                            N            02/01/28
    0
1




    1671866          201/G02             F          168,000.00         ZZ
                                         360        167,878.40          1
    40 GOLF ROAD                       7.625          1,189.10         80
                                       7.375          1,189.10      210,000.00
    BLOOMFIELD       NJ   07003          2            12/15/97         00
    0430560698                           05           02/01/98          0
    2009029758                           O            01/01/28
    0


    1671873          J83/G02             F          122,400.00         ZZ
                                         360        122,235.19          1
    2050 S HIGHWAY 160                 8.000            898.13         90
                                       7.750            898.13      136,000.00
    PAHRUMP          NV   89048          1            11/21/97         04
    0430561258                           05           01/01/98         25
    250286                               N            12/01/27
    0


    1671877          J83/G02             F           68,300.00         ZZ
                                         360         68,261.71          2
    2040 & 2042 8TH STREET             8.875            543.43         90
                                       8.625            543.43       75,900.00
    COLUMBUS         GA   31906          1            12/05/97         04
    0430561563                           05           02/01/98         25
    243391                               N            01/01/28
    0


    1671882          874/G02             F           99,950.00         ZZ
                                         360         99,881.21          1
    4076 WEEPING WILLOW COURT          7.875            724.71         80
                                       7.625            724.71      124,990.00
    RENO             NV   89502          1            12/30/97         00
    0430583732                           05           02/01/98          0
    372222                               N            01/01/28
    0


    1671949          F34/G02             F           61,250.00         ZZ
                                         360         61,181.05          2
    6071-6073 W. FLAGLER ST.           8.875            487.34         51
                                       8.625            487.34      121,000.00
    MIAMI            FL   33144          5            11/21/97         00
    0430561332                           05           01/01/98          0
    9701043                              N            12/01/27
    0


    1671969          E08/G02             F           70,100.00         T
                                         360         70,051.75          1
1


    16051 BLATT BOULEVARD 301          7.875            508.28         75
                                       7.625            508.28       93,500.00
    FT LAUDERDALE    FL   33326          1            12/23/97         00
    0430557967                           01           02/01/98          0
    214128                               O            01/01/28
    0


    1671994          A38/G02             F           71,000.00         ZZ
                                         360         71,000.00          1
    15531 BOWSPRIT ROAD                8.375            539.66         67
                                       8.125            539.66      106,000.00
    HOUSTON          TX   77062          1            01/14/98         00
    0430578955                           03           03/01/98          0
    2410417                              O            02/01/28
    0


    1671999          G44/G02             F           80,000.00         T
                                         360         80,000.00          1
    15280 SW 80 STREET                 8.500            615.13         80
    #10                                8.250            615.13      100,000.00
    MIAMI            FL   33193          1            01/12/98         00
    0430569186                           01           03/01/98          0
    1297012                              O            02/01/28
    0


    1672001          A17/G02             F           91,000.00         ZZ
                                         360         91,000.00          1
    357 COMMERCIAL STREET              8.500            699.71         46
    UNIT #103                          8.250            699.71      200,000.00
    BOSTON           MA   02109          5            01/13/98         00
    0430577585                           06           03/01/98          0
    5350                                 N            02/01/28
    0


    1672003          229/G02             F           81,900.00         ZZ
                                         360         81,900.00          2
    2717 IRENE STREET                  8.750            644.31         65
    8102 SARPY AVENUE                  8.500            644.31      126,000.00
    OMAHA            NE   68147          5            01/09/98         00
    0430592220                           05           03/01/98          0
    7729262                              N            02/01/28
    0


    1672035          E22/G02             F          156,000.00         ZZ
                                         360        155,887.09          1
    6031 BELLE AVENUE                  7.625          1,104.16         80
                                       7.375          1,104.16      195,000.00
    BUENA PARK       CA   90620          5            12/05/97         00
    0410641732                           05           02/01/98          0
1


    410641732                            O            01/01/28
    0


    1672036          E22/G02             F          105,600.00         ZZ
                                         360        104,436.53          2
    436 4TH STREET NORTHEAST           8.625            821.35         80
                                       8.375            821.35      132,000.00
    PUYALLUP         WA   98372          5            12/15/97         00
    0410631212                           05           02/01/98          0
    410631212                            O            01/01/28
    0


    1672037          E22/G02             F           68,600.00         ZZ
                                         360         67,861.72          1
    15213 12TH AVENUE EAST             8.375            521.41         70
                                       8.125            521.41       98,000.00
    TACOMA           WA   98445          5            12/16/97         00
    0410631246                           05           02/01/98          0
    410631246                            N            01/01/28
    0


    1672038          J96/G02             F           74,400.00         ZZ
                                         360         74,351.33          1
    75 ASHTON PLACE                    8.125            552.42         80
                                       7.875            552.42       93,000.00
    COVINGTON        GA   30016          1            12/30/97         00
    0430574525                           05           02/01/98          0
    9730339                              O            01/01/28
    0


    1672039          E22/G02             F           77,000.00         ZZ
                                         360         76,151.78          1
    3029 NORTH SHIRLEY                 8.375            585.26         70
                                       8.125            585.26      110,000.00
    TACOMA           WA   98407          5            12/16/97         00
    0410631253                           05           02/01/98          0
    410631253                            N            01/01/28
    0


    1672051          965/G02             F          130,000.00         ZZ
                                         360        130,000.00          1
    5050 NORTH HANSEN AVENUE           8.000            953.89         79
                                       7.750            953.89      165,000.00
    TUCSON           AZ   85704          5            01/05/98         00
    0430585349                           05           03/01/98          0
    50002318                             O            02/01/28
    0


1


    1672055          624/G02             F           69,900.00         ZZ
                                         360         69,900.00          1
    330 ALLEN STREET                   8.375            531.29         80
                                       8.125            531.29       88,000.00
    ADA              OK   74820          2            01/08/98         00
    0430575654                           05           03/01/98          0
    76000670113                          O            02/01/28
    0


    1672062          F64/G02             F          105,900.00         ZZ
                                         360        105,835.84          1
    116 SHADY BLVD                     8.500            814.28         80
                                       8.250            814.28      132,400.00
    WINSTON-SALEM    NC   27101          1            12/18/97         00
    0430545723                           05           02/01/98          0
    0238637                              O            01/01/28
    0


    1672072          E22/G02             F           27,650.00         ZZ
                                         360         27,634.49          1
    4108 ALTADENA AVENUE               8.875            220.00         70
                                       8.625            220.00       39,500.00
    OKLAHOMA CITY    OK   73112          5            12/12/97         00
    0410645667                           05           02/01/98          0
    410645667                            N            01/01/28
    0


    1672073          E22/G02             F           25,200.00         ZZ
                                         360         25,185.87          1
    3211 N.W. 41ST STREET              8.875            200.50         70
                                       8.625            200.50       36,000.00
    OKLAHOMA CITY    OK   73112          5            12/12/97         00
    0410645659                           05           02/01/98          0
    410645659                            N            01/01/28
    0


    1672074          E22/G02             F           49,000.00         ZZ
                                         360         48,972.53          1
    513 S. SOONER ROAD                 8.875            389.87         70
                                       8.625            389.87       70,000.00
    DEL CITY         OK   73115          5            12/12/97         00
    0410645717                           05           02/01/98          0
    410645717                            N            01/01/28
    0


    1672075          E22/G02             F           94,000.00         ZZ
                                         360         93,940.06          1
    1221 N. 5TH AVENUE                 8.250            706.19         65
                                       8.000            706.19      145,061.00
1


    MELROSE PARK     IL   60160          2            12/08/97         00
    0410606206                           05           02/01/98          0
    410606206                            O            01/01/28
    0


    1672077          E22/G02             F          221,200.00         ZZ
                                         360        221,062.51          1
    43 MANSFIELD AVENUE                8.375          1,681.28         75
                                       8.125          1,681.28      295,000.00
    DARIEN           CT   06820          1            12/18/97         00
    0410611891                           05           02/01/98          0
    410611891                            N            01/01/28
    0


    1672079          E22/G02             F           47,500.00         ZZ
                                         360         47,469.71          1
    510 SWISS VALLEY ROAD              8.250            356.85         67
                                       8.000            356.85       71,500.00
    CLYDE            NC   28721          2            12/12/97         00
    0410595888                           05           02/01/98          0
    410595888                            O            01/01/28
    0


    1672080          E22/G02             F           68,000.00         ZZ
                                         360         67,953.20          1
    7016 DESERT CANYON DRIVE           7.875            493.05         41
                                       7.625            493.05      168,000.00
    EL PASO          TX   79912          1            12/10/97         00
    0410622211                           05           02/01/98          0
    410622211                            O            01/01/28
    0


    1672082          E22/G02             F           32,850.00         ZZ
                                         360         32,814.90          1
    206 FRANKLIN STREET                9.125            267.28         90
                                       8.875            267.28       36,500.00
    MILAN            IN   47031          1            12/05/97         12
    0410602486                           05           01/01/98         25
    410602486                            N            12/01/27
    0


    1672084          E22/G02             F           93,000.00         ZZ
                                         360         92,942.19          1
    205 BAYVIEW COURT                  8.375            706.87         80
                                       8.125            706.87      116,303.00
    SIMPSONVILLE     SC   29680          1            12/08/97         00
    0410617690                           05           02/01/98          0
    410617690                            O            01/01/28
    0
1




    1672086          E22/G02             F           92,000.00         ZZ
                                         360         91,939.82          1
    4101 BEDFORD DRIVE                 8.125            683.10         80
                                       7.875            683.10      115,000.00
    BRYAN            TX   77802          2            12/10/97         00
    0410626881                           05           02/01/98          0
    410626881                            O            01/01/28
    0


    1672089          E22/G02             F           52,000.00         ZZ
                                         360         51,971.60          2
    4424-4426 PRAIRIE STREET           9.000            418.40         80
                                       8.750            418.40       65,000.00
    METAIRIE         LA   70001          1            12/05/97         04
    0410608780                           05           02/01/98         12
    410608780                            N            01/01/28
    0


    1672091          E22/G02             F          156,000.00         ZZ
                                         360        155,905.49          4
    1324 KINGS HIGHWAY                 8.500          1,199.51         80
                                       8.250          1,199.51      195,000.00
    DALLAS           TX   75208          2            12/04/97         00
    0410632277                           05           02/01/98          0
    410632277                            O            01/01/28
    0


    1672092          E22/G02             F          100,800.00         ZZ
                                         360        100,660.80          1
    608 OAK CREST LANE                 7.875            730.87         80
                                       7.625            730.87      126,000.00
    HIXSON           TN   37343          1            12/05/97         00
    0410635585                           05           01/01/98          0
    410635585                            O            12/01/27
    0


    1672098          E22/G02             F          238,000.00         ZZ
                                         360        237,836.21          2
    609 & 611 NORTH TENTH STREET       7.875          1,725.67         79
                                       7.625          1,725.67      305,000.00
    SAN JOSE         CA   95112          2            12/04/97         00
    0410635858                           05           02/01/98          0
    410635858                            O            01/01/28
    0


    1672107          E22/G02             F          199,750.00         ZZ
                                         360        199,609.02          1
1


    2305 CAPITOL AVENUE                7.750          1,431.03         85
                                       7.500          1,431.03      235,000.00
    SACRAMENTO       CA   95816          2            12/12/97         04
    0410644587                           05           02/01/98         25
    410644587                            O            01/01/28
    0


    1672108          E22/G02             F           62,400.00         ZZ
                                         360         62,363.16          1
    4441 SOUTH ESCALON BELLOTA ROA     8.625            485.34         80
                                       8.375            485.34       78,000.00
    FARMINGTON       CA   95230          1            12/15/97         00
    0410634851                           05           02/01/98          0
    410634851                            N            01/01/28
    0


    1672109          E22/G02             F           94,500.00         ZZ
                                         360         94,438.18          1
    5205 VALONIA STREET                8.125            701.66         70
                                       7.875            701.66      135,000.00
    FAIR OAKS        CA   95628          5            12/12/97         00
    0410646707                           05           02/01/98          0
    410646707                            N            01/01/28
    0


    1672110          K37/G02             F          119,700.00         ZZ
                                         360        119,700.00          3
    1544 SOUTH 20TH STREET             8.750            941.68         95
                                       8.500            941.68      126,000.00
    LINCOLN          NE   68502          1            01/02/98         04
    0430562249                           05           03/01/98         30
    4093                                 O            02/01/28
    0


    1672111          E22/G02             F           55,000.00         ZZ
                                         360         54,968.35          1
    2191 SOUTH KIHEI ROAD              8.750            432.69         37
    UNIT #2412                         8.500            432.69      150,000.00
    KIHEI            HI   96753          1            12/16/97         00
    0410641542                           01           02/01/98          0
    410641542                            N            01/01/28
    0


    1672116          E22/G02             F          108,000.00         ZZ
                                         360        107,925.68          1
    1552 BITTERN COURT                 7.875            783.07         80
                                       7.625            783.07      135,000.00
    VENTURA          CA   93003          2            12/15/97         00
    0410649404                           01           02/01/98          0
1


    410649404                            O            01/01/28
    0


    1672127          B76/G02             F           38,500.00         ZZ
                                         360         38,455.54          1
    4443 RADNOR                        8.750            302.88         70
                                       8.500            302.88       55,000.00
    DETROIT          MI   48224          1            11/06/97         00
    0430549162                           05           01/01/98          0
    211470                               N            12/01/27
    0


    1672140          K45/G02             F          112,500.00         ZZ
                                         360        112,500.00          1
    6043 NORTH 9TH AVENUE              8.500            865.03         90
                                       8.250            865.03      125,000.00
    PHOENIX          AZ   85013          1            01/02/98         23
    0430574715                           09           03/01/98          0
    GODFROY                              N            02/01/28
    0


    1672157          E29/G02             F          124,100.00         ZZ
                                         360        123,963.91          1
    8747 ROSEBUD PLACE                 9.000            998.54         90
                                       8.750            998.54      137,951.00
    PARKER           CO   80134          1            11/26/97         04
    0430564195                           05           01/01/98         25
    9710117                              N            12/01/27
    0


    1672163          G81/G02             F           40,150.00         T
                                         360         40,150.00          1
    12455 SW 93 TERRACE  UNIT 306      8.500            308.72         55
                                       8.250            308.72       73,000.00
    MIAMI            FL   33186          1            01/07/98         00
    0430576629                           01           03/01/98          0
    021712080                            O            02/01/28
    0


    1672165          369/G02             F          120,000.00         ZZ
                                         360        120,000.00          1
    6710 MYRNA DRIVE                   8.125            891.00         80
                                       7.875            891.00      150,000.00
    TAMPA            FL   33619          1            01/12/98         00
    0430589408                           05           03/01/98          0
    972833                               O            02/01/28
    0


1


    1672205          965/G02             F           71,000.00         ZZ
                                         360         70,960.19          1
    5504 CARSON STREET                 8.875            564.91         90
                                       8.625            564.91       78,900.00
    DENVER           CO   80239          1            12/17/97         12
    0430569038                           05           02/01/98         25
    JONES                                N            01/01/28
    0


    1672228          G23/G02             F          103,950.00         ZZ
                                         360        103,883.71          1
    18501 SOUTHEAST NEWPORT WAY        8.250            780.95         80
    #G334                              8.000            780.95      129,950.00
    ISSAQUAH         WA   98027          1            12/19/97         00
    0430563791                           01           02/01/98          0
    9771003038                           O            01/01/28
    0


    1672233          D10/D10             F          150,500.00         ZZ
                                         360        150,408.83          2
    8121 EAST 36TH AVENUE              8.500          1,157.21         70
                                       8.250          1,157.21      215,000.00
    ANCHORAGE        AK   99504          2            12/11/97         00
    9241680                              05           02/01/98          0
    9241680                              N            01/01/28
    0


    1672235          A83/G02             F          408,750.00         ZZ
                                         360        408,240.09          1
    311 SOUTH 14TH STREET              8.375          3,106.80         75
                                       8.125          3,106.80      545,000.00
    SAN JOSE         CA   95112          5            11/14/97         00
    0430544726                           05           01/01/98          0
    3001623                              O            12/01/27
    0


    1672244          A83/G02             F          100,000.00         T
                                         360         99,884.50          1
    4619 SOUTH OCEAN BLVD              8.750            786.71         70
                                       8.500            786.71      143,000.00
    NORTH MYRTLE BE  SC   29582          1            11/13/97         00
    0430544536                           06           01/01/98          0
    1004498                              O            12/01/27
    0


    1672252          A83/G02             F          144,000.00         ZZ
                                         360        143,743.10          1
    1359 BAGLEY WAY                    8.625          1,120.02         80
                                       8.375          1,120.02      180,000.00
1


    SAN JOSE         CA   95122          1            10/28/97         00
    0430545038                           05           12/01/97          0
    3001069                              O            11/01/27
    0


    1672256          A83/G02             F          195,000.00         ZZ
                                         360        194,756.75          1
    5945 MONTALVO DRIVE                8.375          1,482.14         75
                                       8.125          1,482.14      260,000.00
    SAN JOSE         CA   95123          5            11/11/97         00
    0430559641                           05           01/01/98          0
    3001098                              O            12/01/27
    0


    1672277          E45/G02             F          156,000.00         ZZ
                                         360        155,903.04          1
    4442 HOLLYBROOK WAY                8.375          1,185.71         80
                                       8.125          1,185.71      195,000.00
    SARASOTA         FL   34233          1            12/15/97         00
    0430557918                           03           02/01/98          0
    243266                               O            01/01/28
    0


    1672289          E22/G02             F          280,000.00         ZZ
                                         360        279,816.84          1
    801 1ST AVENUE                     8.125          2,078.99         80
                                       7.875          2,078.99      350,000.00
    HALF MOON BAY    CA   94019          1            12/16/97         00
    0410646665                           05           02/01/98          0
    410646665                            O            01/01/28
    0


    1672290          E22/G02             F          212,000.00         ZZ
                                         360        211,846.56          1
    3480 CADE DRIVE                    7.625          1,500.52         80
                                       7.375          1,500.52      265,000.00
    FREMONT          CA   94538          5            12/18/97         00
    0410642078                           05           02/01/98          0
    410642078                            O            01/01/28
    0


    1672291          E22/G02             F          153,600.00         ZZ
                                         360        153,494.29          1
    13585 WOODBURN WAY                 7.875          1,113.71         80
                                       7.625          1,113.71      192,000.00
    SAN JOSE         CA   95127          2            12/15/97         00
    0410646475                           05           02/01/98          0
    410646475                            O            01/01/28
    0
1




    1672292          E22/G02             F          132,000.00         ZZ
                                         360        131,913.65          1
    445 SYCAMORE CIRCLE                8.125            980.10         80
                                       7.875            980.10      165,000.00
    DANVILLE         CA   94526          1            12/19/97         00
    0410652762                           09           02/01/98          0
    410652762                            O            01/01/28
    0


    1672295          E22/G02             F          160,000.00         ZZ
                                         360        159,889.89          1
    15560 CHERRYWOOD DRIVE             7.875          1,160.11         80
                                       7.625          1,160.11      200,000.00
    RENO             NV   89511          5            12/18/97         00
    0410646939                           05           02/01/98          0
    410646939                            O            01/01/28
    0


    1672299          E22/G02             F          133,600.00         ZZ
                                         360        133,508.06          1
    14332 CLARKDALE AVENUE             7.875            968.69         80
                                       7.625            968.69      167,000.00
    NORWALK          CA   90650          1            12/19/97         00
    0410629943                           05           02/01/98          0
    410629943                            O            01/01/28
    0


    1672300          E22/G02             F          184,000.00         ZZ
                                         360        183,866.83          1
    2447 PROSPECT AVENUE               7.625          1,302.34         80
                                       7.375          1,302.34      230,000.00
    MONTROSE AREA    CA   91020          1            12/16/97         00
    0410653752                           05           02/01/98          0
    410653752                            O            01/01/28
    0


    1672301          E22/G02             F          214,200.00         ZZ
                                         360        214,063.42          1
    17009 MARIA AVENUE                 8.250          1,609.21         85
                                       8.000          1,609.21      252,000.00
    CERRITOS         CA   90703          5            12/17/97         04
    0410653844                           05           02/01/98         12
    410653844                            O            01/01/28
    0


    1672302          E22/G02             F          195,900.00         ZZ
                                         360        195,775.08          1
1


    12136 EDGECLIFF AVENUE             8.250          1,471.73         80
                                       8.000          1,471.73      244,900.00
    SYLMAR AREA      CA   91342          1            12/12/97         00
    0410588354                           03           02/01/98          0
    410588354                            O            01/01/28
    0


    1672307          E22/G02             F          207,200.00         ZZ
                                         360        207,050.03          1
    415 SOUTH 15TH STREET              7.625          1,466.55         80
                                       7.375          1,466.55      259,000.00
    RENTON           WA   98055          1            12/18/97         00
    0410616734                           05           02/01/98          0
    410616734                            O            01/01/28
    0


    1672308          E22/G02             F           49,500.00         ZZ
                                         360         49,465.07          1
    560 EAST DAVE COURT                7.750            354.62         73
                                       7.500            354.62       68,000.00
    SPOKANE          WA   99207          2            12/11/97         00
    0410627251                           05           02/01/98          0
    410627251                            N            01/01/28
    0


    1672311          E45/G02             F           89,550.00         T
                                         360         89,446.58          1
    10-1 TRISTA VILLAS                 8.750            704.49         90
                                       8.500            704.49       99,500.00
    LAKE JUNALUSKA   NC   28745          1            11/14/97         04
    0430558486                           01           01/01/98         25
    34401                                O            12/01/27
    0


    1672313          G88/G02             F           52,650.00         ZZ
                                         360         52,620.48          1
    156 CUMBERLAND AVENUE              8.875            418.91         65
                                       8.625            418.91       81,000.00
    PORTLAND         ME   04101          5            12/19/97         00
    0430559278                           05           02/01/98          0
    09710036                             N            01/01/28
    0


    1672316          B24/G02             F          202,500.00         ZZ
                                         360        202,500.00          1
    40 CEDAR TERRACE                   8.000          1,485.87         78
                                       7.750          1,485.87      260,000.00
    STATEN ISLAND    NY   10304          5            01/08/98         00
    0430566737                           05           03/01/98          0
1


    1672316                              O            02/01/28
    0


    1672341          E22/G02             F           68,250.00         ZZ
                                         360         68,155.75          1
    1225 ELMWOOD ROAD                  7.875            494.86         65
                                       7.625            494.86      105,000.00
    MAYFIELD HEIGHT  OH   44124          5            11/26/97         00
    0410631923                           05           01/01/98          0
    410631923                            N            12/01/27
    0


    1672342          E22/G02             F          236,400.00         ZZ
                                         360        236,101.90          1
    5160 HARRIET AVENUE S              8.375          1,796.81         80
                                       8.125          1,796.81      295,500.00
    MINNEAPOLIS      MN   55419          1            12/05/97         00
    0410329189                           05           01/01/98          0
    410329189                            O            12/01/27
    0


    1672345          E22/G02             F           56,000.00         ZZ
                                         360         55,966.93          1
    1411 MARIE                         8.625            435.57         63
                                       8.375            435.57       89,000.00
    FERNDALE         MI   48220          5            12/09/97         00
    0410628556                           05           02/01/98          0
    410628556                            O            01/01/28
    0


    1672348          E22/G02             F          273,750.00         ZZ
                                         360        273,584.16          1
    650 OCEAN DRIVE                    8.500          2,104.90         75
    UNIT # 3A                          8.250          2,104.90      365,000.00
    KEY BISCAYNE     FL   33149          5            12/08/97         00
    0410632517                           06           02/01/98          0
    410632517                            O            01/01/28
    0


    1672350          E22/G02             F          190,400.00         ZZ
                                         360        190,156.35          1
    1315 OBISPO AVENUE                 8.250          1,430.41         80
                                       8.000          1,430.41      238,000.00
    CORAL GABLES     FL   33134          1            12/04/97         00
    0410586564                           05           01/01/98          0
    410586564                            O            12/01/27
    0


1


    1672352          E22/G02             F           41,750.00         ZZ
                                         360         41,703.02          1
    11247 SHADY GLEN DRIVE             8.875            332.18         90
                                       8.625            332.18       46,400.00
    JACKSONVILLE     FL   32223          1            12/03/97         04
    0410608723                           05           01/01/98         25
    410608723                            N            12/01/27
    0


    1672354          E22/G02             F          136,000.00         ZZ
                                         360        135,917.61          2
    1002 N DUPRE ST/2829 ST PHILIP     8.500          1,045.72         80
    STREET                             8.250          1,045.72      170,000.00
    NEW ORLEANS      LA   70119          5            12/10/97         00
    0410634158                           05           02/01/98          0
    410634158                            O            01/01/28
    0


    1672355          E22/G02             F           30,000.00         ZZ
                                         360         29,967.95          1
    661 KENILWORTH                     9.125            244.09         80
                                       8.875            244.09       37,500.00
    PONTIAC          MI   48340          1            11/04/97         00
    0410587752                           05           01/01/98          0
    410587752                            N            12/01/27
    0


    1672356          E22/G02             F           31,600.00         ZZ
                                         360         31,566.23          1
    607 RASKOB                         9.125            257.11         80
                                       8.875            257.11       39,500.00
    PONTIAC          MI   48340          1            11/05/97         00
    0410587604                           05           01/01/98          0
    410587604                            N            12/01/27
    0


    1672357          E22/G02             F           41,000.00         ZZ
                                         360         40,972.49          1
    5028 ALVIN DARK DRIVE              8.000            300.84         61
                                       7.750            300.84       68,000.00
    BATON ROUGE      LA   70820          2            12/12/97         00
    0410634448                           01           02/01/98          0
    410634448                            N            01/01/28
    0


    1672358          E22/G02             F           52,800.00         ZZ
                                         360         52,761.78          1
    1817 AGARIT AVENUE                 7.625            373.72         80
                                       7.375            373.72       66,000.00
1


    ALICE            TX   78332          1            12/04/97         00
    0410639124                           05           02/01/98          0
    410639124                            O            01/01/28
    0


    1672359          K08/G02             F          211,700.00         ZZ
                                         360        211,565.01          1
    61 JACKSON STREET UNIT C           8.250          1,590.43         80
                                       8.000          1,590.43      264,630.00
    DENVER           CO   80206          1            12/05/97         00
    0410630982                           01           02/01/98          0
    410630982                            O            01/01/28
    0


    1672360          E22/G02             F           60,000.00         ZZ
                                         360         59,961.74          1
    908 HALL AVENUE                    8.250            450.76         80
                                       8.000            450.76       75,000.00
    OOLITIC          IN   47451          5            12/05/97         00
    0410636351                           05           02/01/98          0
    410636351                            O            01/01/28
    0


    1672361          E22/G02             F          327,750.00         ZZ
                                         360        327,546.28          1
    30717 CONIFER MOUNTAIN DRIVE       8.375          2,491.14         95
                                       8.125          2,491.14      345,000.00
    CONIFER          CO   80470          1            12/11/97         04
    0410618714                           05           02/01/98         30
    410618714                            O            01/01/28
    0


    1672362          E22/G02             F           65,600.00         ZZ
                                         360         65,565.99          1
    23211 SHERMAN                      9.250            539.68         90
                                       9.000            539.68       72,900.00
    OAK PARK         MI   48237          1            12/10/97         10
    0410635429                           05           02/01/98         25
    410635429                            N            01/01/28
    0


    1672365          E22/G02             F           72,800.00         ZZ
                                         360         72,755.90          1
    1205 ARCADIA AVE                   8.500            559.77         65
                                       8.250            559.77      112,000.00
    AUSTIN           TX   78757          5            12/10/97         00
    0410646491                           05           02/01/98          0
    410646491                            N            01/01/28
    0
1




    1672366          E22/G02             F           61,750.00         ZZ
                                         360         61,712.60          1
    11111 RENEL DRIVE                  8.500            474.80         65
                                       8.250            474.80       95,000.00
    AUSTIN           TX   78758          5            12/10/97         00
    0410646574                           05           02/01/98          0
    410646574                            N            01/01/28
    0


    1672367          E22/G02             F           61,750.00         ZZ
                                         360         61,712.60          1
    205 E. 54TH ST                     8.500            474.80         65
                                       8.250            474.80       95,000.00
    AUSTIN           TX   78751          5            12/10/97         00
    0410646657                           05           02/01/98          0
    410646657                            N            01/01/28
    0


    1672377          K08/G02             F           82,600.00         ZZ
                                         360         82,553.70          3
    60 EAST VINE                       8.875            657.20         70
                                       8.625            657.20      118,000.00
    MONROE           MI   48135          5            12/08/97         00
    0410610141                           05           02/01/98          0
    410610141                            N            01/01/28
    0


    1672378          E22/G02             F           71,200.00         ZZ
                                         360         71,155.75          1
    257 LAKE THOMAS DRIVE              8.375            541.17         80
                                       8.125            541.17       89,000.00
    WINTER HAVEN     FL   33880          5            12/09/97         00
    0410632434                           05           02/01/98          0
    410632434                            O            01/01/28
    0


    1672379          E22/G02             F           43,200.00         ZZ
                                         360         43,175.78          1
    5039 SELMA                         8.875            343.72         90
                                       8.625            343.72       48,000.00
    TOLEDO           OH   43613          1            12/08/97         04
    0410632442                           05           02/01/98         25
    410632442                            N            01/01/28
    0


    1672381          E22/G02             F           88,000.00         ZZ
                                         360         87,945.31          1
1


    4 HEATH TERRACE                    8.375            668.86         80
                                       8.125            668.86      110,000.00
    CORTLANDT MANOR  NY   10566          1            12/10/97         00
    0410638274                           05           02/01/98          0
    410638274                            O            01/01/28
    0


    1672385          E22/G02             F          107,200.00         ZZ
                                         360        107,129.87          1
    627 COLFAX                         8.125            795.96         80
                                       7.875            795.96      134,000.00
    CORTEZ           CO   81321          1            12/02/97         00
    0410632061                           05           02/01/98          0
    410632061                            O            01/01/28
    0


    1672386          E22/G02             F           49,500.00         ZZ
                                         360         49,448.46          1
    1544 JEWELL                        9.250            407.23         90
                                       9.000            407.23       55,000.00
    FERNDALE         MI   48220          1            11/11/97         04
    0410607378                           05           01/01/98         25
    410607378                            N            12/01/27
    0


    1672387          E22/G02             F          127,400.00         ZZ
                                         360        127,328.58          3
    26 SHERMAN STREET                  8.875          1,013.65         70
                                       8.625          1,013.65      182,000.00
    MONTCLAIR        NJ   07042          5            12/09/97         00
    0410638340                           05           02/01/98          0
    410638340                            N            01/01/28
    0


    1672388          E22/G02             F          135,200.00         ZZ
                                         360        135,109.28          1
    7901 HENRY KINNEY ROW              8.000            992.05         80
                                       7.750            992.05      169,000.00
    AUSTIN           TX   78749          1            12/15/97         00
    0410630115                           03           02/01/98          0
    410630115                            O            01/01/28
    0


    1672393          E22/G02             F          141,600.00         ZZ
                                         360        141,511.99          1
    140 SANDPIPER                      8.375          1,076.26         80
                                       8.125          1,076.26      177,000.00
    KEY SECAUCUS     NJ   07094          1            12/15/97         00
    0410614457                           01           02/01/98          0
1


    410614457                            O            01/01/28
    0


    1672397          E22/G02             F           34,800.00         ZZ
                                         360         34,762.83          1
    99 WEST CORNELL                    9.125            283.14         80
                                       8.875            283.14       43,500.00
    PONTIAC          MI   48340          1            11/05/97         00
    0410606610                           05           01/01/98          0
    410606610                            N            12/01/27
    0


    1672411          E22/G02             F           92,150.00         T
                                         360         92,095.60          1
    251 CORALWOOD COURT                8.625            716.73         80
                                       8.375            716.73      115,203.00
    KISSIMMEE        FL   34743          1            12/08/97         95
    0410552764                           03           02/01/98          0
    410552764                            O            01/01/28
    0


    1672423          964/G02             F           63,000.00         ZZ
                                         360         62,958.79          1
    14578 SMITH LANE                   8.125            467.77         70
                                       7.875            467.77       90,000.00
    CLEARLAKE        CA   95422          1            11/25/97         00
    0430581397                           27           02/01/98          0
    29579                                O            01/01/28
    0


    1672529          998/998             F          258,000.00         ZZ
                                         360        257,615.84          1
    756  NEWMAN DRIVE SO               7.500          1,803.98         84
                                       7.250          1,803.98      310,000.00
    SAN FRANCISCO    CA   94080          5            11/19/97         10
    9199954398                           05           01/01/98         12
    9199954398                           O            12/01/27
    0


    1672543          998/998             F          240,000.00         ZZ
                                         360        239,651.48          1
    217  FIRST STREET WEST             7.625          1,698.71         61
                                       7.375          1,698.71      395,000.00
    SONOMA           CA   95476          1            10/29/97         00
    9199993107                           05           01/01/98          0
    9199993107                           N            12/01/27
    0


1


    1672546          591/G02             F           89,100.00         ZZ
                                         360         89,100.00          4
    1824 D STREET NE                   8.500            685.11         90
                                       8.250            685.11       99,000.00
    WASHINGTON       DC   20002          1            01/23/98         01
    0430588608                           05           03/01/98         25
    1672546                              N            02/01/28
    0


    1672562          731/G02             F          316,000.00         ZZ
                                         360        315,771.29          1
    423 LATIGO CANYON ROAD             7.625          2,236.63         80
                                       7.375          2,236.63      395,000.00
    MALIBU           CA   90265          1            12/03/97         00
    0430562058                           05           02/01/98          0
    916680456                            O            01/01/28
    0


    1672564          731/G02             F           58,500.00         ZZ
                                         360         58,468.05          1
    9516 PINE VALLEY DRIVE             9.000            470.70         90
                                       8.750            470.70       65,000.00
    POWDER SPRINGS   GA   30127          1            12/18/97         01
    0430579045                           05           02/01/98         25
    3140665810                           N            01/01/28
    0


    1672580          J93/G02             F          120,000.00         ZZ
                                         360        119,915.31          1
    2901 CAMBRIDGE LANE                7.750            859.69         59
                                       7.500            859.69      203,900.00
    MOUND            MN   55364          5            12/15/97         00
    0430563973                           05           02/01/98          0
    244110                               O            01/01/28
    0


    1672583          E45/G02             F           71,250.00         T
                                         360         71,103.95          1
    533 77TH AVENUE                    8.375            541.55         75
                                       8.125            541.55       95,000.00
    ST  PETERSBURG   FL   33706          5            10/24/97         00
    0430578740                           05           12/01/97          0
    35108                                O            11/01/27
    0


    1672587          B37/G02             F           52,500.00         ZZ
                                         360         52,469.79          1
    814 OAK STREET                     8.750            413.02         75
                                       8.500            413.02       70,000.00
1


    CHATTANOOGA      TN   37421          1            12/23/97         00
    0430563775                           05           02/01/98          0
    244556                               N            01/01/28
    0


    1672588          957/G02             F           92,700.00         ZZ
                                         360         92,643.83          1
    1407 MC COY STREET                 8.500            712.79         90
                                       8.250            712.79      103,000.00
    DALLAS           TX   75204          2            12/19/97         10
    0430561357                           05           02/01/98         25
    0180032765                           N            01/01/28
    0


    1672594          568/G02             F          128,000.00         ZZ
                                         360        127,924.43          1
    2235 CARROLL STREET                8.625            995.57         88
                                       8.375            995.57      147,000.00
    NORTH LAS VEGAS  NV   89030          1            12/04/97         10
    0430544627                           05           02/01/98         25
    809526                               O            01/01/28
    0


    1672599          637/G02             F           62,900.00         ZZ
                                         360         62,862.86          2
    4207 - 4209 SKYLINE BLVD           8.625            489.23         90
                                       8.375            489.23       69,900.00
    CAPE CORAL       FL   33991          1            12/09/97         01
    0430572743                           05           02/01/98         25
    8459232                              N            01/01/28
    0


    1672600          637/G02             F           68,850.00         ZZ
                                         360         68,809.35          2
    1721-23 SW SANTA BARBARA           8.625            535.51         90
                                       8.375            535.51       76,500.00
    CAPE CORAL       FL   33991          1            12/09/97         01
    0430573154                           05           02/01/98         25
    8459216                              N            01/01/28
    0


    1672601          637/G02             F           84,000.00         ZZ
                                         360         83,900.44          1
    1769 SW 29TH AVENUE                8.625            653.35         77
                                       8.375            653.35      110,000.00
    FORT LAUDERDALE  FL   33312          1            12/05/97         00
    0430568881                           05           01/01/98          0
    8454084                              O            12/01/27
    0
1




    1672602          637/G02             F           81,000.00         ZZ
                                         360         80,953.40          1
    151 EAST LOS ARCOS                 8.750            637.23         90
                                       8.500            637.23       90,000.00
    GREEN VALLEY     AZ   85614          1            12/02/97         21
    0430565028                           03           02/01/98         25
    9937624                              N            01/01/28
    0


    1672605          828/G02             F          111,200.00         ZZ
                                         360        111,200.00          1
    3302 SHADOWWALK DRIVE              8.000            815.95         80
                                       7.750            815.95      139,000.00
    HOUSTON          TX   77082          1            01/16/98         00
    0430588251                           03           03/01/98          0
    88460001                             O            02/01/28
    0


    1672616          B75/G02             F          144,000.00         ZZ
                                         360        144,000.00          4
    231 SE 9TH AVENUE                  8.750          1,132.85         90
                                       8.500          1,132.85      160,000.00
    POMPANO BEACH    FL   33060          1            01/15/98         01
    0430586743                           05           03/01/98         25
    723559                               N            02/01/28
    0


    1672621          766/G02             F          470,300.00         ZZ
                                         360        469,992.36          1
    4400 GATE LANE                     8.125          3,491.96         72
                                       7.875          3,491.96      660,000.00
    MIAMI            FL   33137          5            12/19/97         00
    0430563338                           03           02/01/98          0
    97SG0630                             O            01/01/28
    0


    1672622          B76/G02             F           50,850.00         ZZ
                                         360         50,821.49          1
    20705 KENOSHA                      8.875            404.59         90
                                       8.625            404.59       56,510.00
    HARPER WOODS     MI   48225          1            12/04/97         14
    0430562645                           05           02/01/98         25
    000213982                            N            01/01/28
    0


    1672633          455/G02             F           22,000.00         ZZ
                                         360         21,987.34          1
1


    827 CHERRY ST                      8.750            173.08         80
                                       8.500            173.08       27,500.00
    CLARKSDALE       MS   38614          1            12/22/97         00
    0430572487                           05           02/01/98          0
    57664                                N            01/01/28
    0


    1672635          455/G02             F           58,400.00         ZZ
                                         360         58,367.26          1
    6775 KIMBERLY MILL RD              8.875            464.66         90
                                       8.625            464.66       64,900.00
    COLLEGE PARK     GA   30337          1            12/22/97         01
    0430568311                           05           02/01/98         25
    57773                                N            01/01/28
    0


    1672710          637/G02             F          380,000.00         ZZ
                                         360        379,757.68          1
    704 MCCLAY ROAD                    8.250          2,854.82         80
                                       8.000          2,854.82      475,000.00
    NOVATO           CA   94947          2            11/21/97         00
    0430566448                           05           02/01/98          0
    8402422                              O            01/01/28
    0


    1672711          937/G02             F           81,400.00         ZZ
                                         360         81,348.10          1
    2073 WEST 4200 SOUTH               8.250            611.53         78
                                       8.000            611.53      105,000.00
    ROY              UT   84067          2            12/23/97         00
    0430571885                           05           02/01/98          0
    36665002                             O            01/01/28
    0


    1672712          568/G02             F           63,000.00         ZZ
                                         360         62,961.83          1
    2696 OLYMPIA DRIVE                 8.500            484.42         31
                                       8.250            484.42      207,000.00
    CARLSBAD         CA   92008          5            12/09/97         00
    0430546655                           05           02/01/98          0
    809585                               N            01/01/28
    0


    1672715          B75/G02             F          108,750.00         ZZ
                                         360        108,682.40          1
    301 NORTH ESSEX AVENUE             8.375            826.58         75
                                       8.125            826.58      145,000.00
    MARGATE CITY     NJ   08402          1            12/08/97         00
    0430580878                           05           02/01/98          0
1


    7193923                              O            01/01/28
    0


    1672720          608/G02             F           50,600.00         ZZ
                                         360         50,570.89          3
    6863 CHESTER AVENUE                8.750            398.07         75
                                       8.500            398.07       67,500.00
    PHILADELPHIA     PA   19142          1            12/16/97         00
    0430563460                           05           02/01/98          0
    99734                                N            01/01/28
    0


    1672724          B28/G02             F          109,600.00         ZZ
                                         360        109,524.57          1
    3306 CAMINO PRADO VISTA            7.875            794.68         80
                                       7.625            794.68      137,000.00
    SANTA FE         NM   87505          5            12/08/97         00
    0430564492                           05           02/01/98          0
    05971226                             O            01/01/28
    0


    1672730          003/G02             F           31,500.00         ZZ
                                         360         31,482.34          1
    2742 CLAIRE TERRACE                8.875            250.63         90
                                       8.625            250.63       35,000.00
    DECATUR          GA   30032          1            12/19/97         12
    0430581876                           05           02/01/98         25
    0010418192                           N            01/01/28
    0


    1672733          B24/G02             F           97,600.00         ZZ
                                         360         97,600.00          1
    6312 ROBERTS AVE                   7.750            699.22         80
                                       7.500            699.22      122,000.00
    HAMILTON         NJ   08330          2            01/08/98         00
    0430575324                           05           03/01/98          0
    1672733                              O            02/01/28
    0


    1672739          180/G02             F           53,550.00         ZZ
                                         360         53,519.98          1
    1413 BOGART STREET                 8.875            426.07         90
                                       8.625            426.07       59,500.00
    GREENSBORO       NC   27405          1            12/15/97         04
    0430561712                           05           02/01/98         25
    0012156899                           N            01/01/28
    0


1


    1672741          003/G02             F           84,000.00         ZZ
                                         360         83,947.78          1
    348 BUTTONWOOD WAY                 8.375            638.47         80
                                       8.125            638.47      105,000.00
    LAKE MARY        FL   32746          1            12/24/97         00
    0430558676                           03           02/01/98          0
    0010416055                           O            01/01/28
    0


    1672744          286/286             F           72,000.00         ZZ
                                         360         71,295.06          3
    317 VAN HOUTEN STREET              9.250            592.33         80
                                       9.000            592.33       90,000.00
    PATERSON         NJ   07501          5            04/11/97         00
    09167127                             05           06/01/97          0
    09167127                             O            05/01/27
    0


    1672751          896/G02             F          422,200.00         ZZ
                                         360        421,930.78          1
    340 GEAR ROAD                      8.250          3,171.85         75
                                       8.000          3,171.85      563,000.00
    BOGART           GA   30622          5            12/23/97         00
    0430571240                           05           02/01/98          0
    BUNNWB2                              O            01/01/28
    0


    1672753          700/G02             F           94,000.00         ZZ
                                         360         93,940.06          1
    2423 SHIVA CT                      8.250            706.19         80
                                       8.000            706.19      117,500.00
    WILDWOOD         MO   63011          1            12/15/97         00
    0430561779                           03           02/01/98          0
    125028                               N            01/01/28
    0


    1672766          369/G02             F           96,250.00         T
                                         360         96,138.84          1
    1004 RUSSEL RIDGE COURT            8.750            757.20         70
                                       8.500            757.20      137,500.00
    KISSIMMEE        FL   34747          1            12/10/97         00
    0430568006                           05           01/01/98          0
    0061198453                           O            12/01/27
    0


    1672767          G66/G02             F          196,500.00         ZZ
                                         360        196,500.00          1
    5108 ELDERHALL AVENUE              8.500          1,510.91         79
                                       8.250          1,510.91      250,000.00
1


    LAKEWOOD         CA   90712          2            01/08/98         00
    0430582213                           05           03/01/98          0
    1276                                 N            02/01/28
    0


    1672774          369/G02             F          131,250.00         ZZ
                                         360        131,170.49          1
    741 PRINCETON AVENUE               8.500          1,009.20         75
                                       8.250          1,009.20      175,000.00
    LANOKA HARBOR    NJ   08734          5            12/03/97         00
    0430563411                           05           02/01/98          0
    0061097150                           O            01/01/28
    0


    1672779          E22/G02             F          252,000.00         ZZ
                                         360        251,677.52          1
    25 TREMONT AVENUE                  8.250          1,893.19         80
                                       8.000          1,893.19      315,000.00
    STAMFORD         CT   06906          5            11/20/97         00
    0410606859                           05           01/01/98          0
    410606859                            O            12/01/27
    0


    1672780          E22/G02             F           64,500.00         ZZ
                                         360         64,460.92          1
    1535 S. ORLANDO AVENUE UNIT #B     8.500            495.95         75
                                       8.250            495.95       86,000.00
    COCOA BEACH      FL   32931          5            12/12/97         00
    0410624084                           01           02/01/98          0
    410624084                            O            01/01/28
    0


    1672781          E22/G02             F          112,500.00         ZZ
                                         360        109,926.41          1
    4708 RAY WHITE RD                  8.125            835.31         75
                                       7.875            835.31      150,000.00
    KELLER           TX   76248          1            12/05/97         00
    0410636054                           05           02/01/98          0
    410636054                            O            01/01/28
    0


    1672783          K08/G02             F           56,000.00         ZZ
                                         360         55,965.19          1
    2532 UNA DRIVE                     8.375            425.64         80
                                       8.125            425.64       70,000.00
    JACKSONVILLE     FL   32216          5            12/05/97         00
    0410637144                           05           02/01/98          0
    410637144                            O            01/01/28
    0
1




    1672784          E22/G02             F           86,400.00         ZZ
                                         360         86,344.91          1
    2015 VALLEY DRIVE                  8.250            649.09         80
                                       8.000            649.09      108,000.00
    GOODLETTSVILLE   TN   37072          2            12/08/97         00
    0410625222                           05           02/01/98          0
    410625222                            O            01/01/28
    0


    1672785          E22/G02             F          184,800.00         ZZ
                                         360        184,693.68          1
    189 TEN MILE CIRCLE                8.750          1,453.82         70
    UNIT # 644                         8.500          1,453.82      264,000.00
    COPPER MOUNTAIN  CO   80443          2            12/12/97         00
    0410636682                           08           02/01/98          0
    410636682                            N            01/01/28
    0


    1672786          E22/G02             F           52,000.00         ZZ
                                         360         51,834.43          1
    1641 N.E. 43RD COURT               8.375            395.24         80
                                       8.125            395.24       65,000.00
    POMPANO BEACH    FL   33064          5            11/19/97         00
    0410597181                           05           01/01/98          0
    410597181                            O            12/01/27
    0


    1672788          E22/G02             F           38,100.00         ZZ
                                         360         38,079.73          1
    11550 CHIMNEY ROCK, #303           9.125            309.99         90
                                       8.875            309.99       42,375.00
    HOUSTON          TX   77035          1            12/09/97         04
    0410605026                           01           02/01/98         25
    410605026                            N            01/01/28
    0


    1672789          E22/G02             F           93,000.00         ZZ
                                         360         92,943.66          1
    5011 SE POMPANO TERRACE            8.500            715.09         70
                                       8.250            715.09      134,112.00
    STUART           FL   34997          1            12/16/97         00
    0410443725                           05           02/01/98          0
    410443725                            O            01/01/28
    0


    1672790          E22/G02             F           72,950.00         ZZ
                                         360         72,903.48          1
1


    49 ST. PAUL BOULEVARD              8.250            548.05         80
                                       8.000            548.05       91,200.00
    YULEE            FL   32097          1            12/12/97         00
    0410630669                           03           02/01/98          0
    410630669                            O            01/01/28
    0


    1672792          E22/G02             F           56,000.00         ZZ
                                         360         55,963.37          1
    115 JUBILEE DRIVE                  8.125            415.80         72
                                       7.875            415.80       78,000.00
    GROVER           MO   63040          5            12/16/97         00
    0410646004                           01           02/01/98          0
    410646004                            O            01/01/28
    0


    1672798          E22/G02             F           49,800.00         ZZ
                                         360         49,769.04          1
    1072 CORONADO DRIVE                8.375            378.52         75
                                       8.125            378.52       66,500.00
    ROCKLEDGE        FL   32955          5            12/08/97         00
    0410645543                           05           02/01/98          0
    410645543                            O            01/01/28
    0


    1672801          E22/G02             F          146,400.00         ZZ
                                         360        146,304.23          1
    2589 GIFFEN AVE                    8.125          1,087.02         80
                                       7.875          1,087.02      183,000.00
    SANTA ROSA       CA   95407          2            12/18/97         00
    0410653075                           05           02/01/98          0
    410653075                            O            01/01/28
    0


    1672804          E22/G02             F          240,000.00         ZZ
                                         360        239,850.83          1
    2081 LIMEWOOD DRIVE                8.375          1,824.17         80
                                       8.125          1,824.17      300,000.00
    SAN JOSE         CA   95132          5            12/18/97         00
    0410651970                           05           02/01/98          0
    410651970                            O            01/01/28
    0


    1672809          E22/G02             F           90,000.00         ZZ
                                         360         89,949.54          1
    1745 CAMINO PALMERO STREET         8.875            716.08         90
    UNIT #540                          8.625            716.08      100,000.00
    LOS ANGELES      CA   90046          1            12/12/97         04
    0410599633                           08           02/01/98         25
1


    410599633                            N            01/01/28
    0


    1672813          E22/G02             F          178,400.00         ZZ
                                         360        178,274.09          1
    412 SOUTH LAUREL AVENUE            7.750          1,278.08         80
                                       7.500          1,278.08      223,000.00
    BREA             CA   92621          1            12/19/97         00
    0410646756                           05           02/01/98          0
    410646756                            O            01/01/28
    0


    1672815          E22/G02             F          245,000.00         ZZ
                                         360        244,869.62          1
    11398 LA VEREDA DRIVE              9.125          1,993.40         70
                                       8.875          1,993.40      350,000.00
    SANTA ANA        CA   92705          1            12/19/97         00
    0410657191                           05           02/01/98          0
    410657191                            N            01/01/28
    0


    1672819          369/G02             F           63,600.00         ZZ
                                         360         63,559.44          1
    6908 VILLA HERMOSA DRIVE           8.250            477.81         80
                                       8.000            477.81       79,550.00
    EL PASO          TX   79912          1            12/02/97         00
    0430563544                           05           02/01/98          0
    0061006425                           N            01/01/28
    0


    1672829          369/G02             F           75,000.00         ZZ
                                         360         74,956.85          2
    12103 & 12105 TROULON DR.          8.750            590.03         95
                                       8.500            590.03       78,950.00
    HOUSTON          TX   77072          1            12/09/97         01
    0430564617                           05           02/01/98         30
    0060972981                           O            01/01/28
    0


    1672833          369/G02             F           64,000.00         ZZ
                                         360         63,907.06          1
    100 CRESCENT STREET                7.625            452.99         80
                                       7.375            452.99       80,000.00
    WOLF POINT       MT   59201          1            12/01/97         00
    0430567446                           05           01/01/98          0
    0061204251                           N            12/01/27
    0


1


    1672845          964/G02             F          108,400.00         ZZ
                                         360        108,321.54          1
    643 SPRINGBROOK NORTH              7.625            767.25         70
                                       7.375            767.25      154,900.00
    IRVINE           CA   92614          1            12/17/97         00
    0430545228                           01           02/01/98          0
    30201                                O            01/01/28
    0


    1672852          G51/G02             F           59,400.00         ZZ
                                         360         59,365.82          1
    159 VANDERVOORT STREET             8.750            467.31         90
                                       8.500            467.31       66,000.00
    NORTH TONAWANDA  NY   14120          1            12/24/97         10
    0430572107                           05           02/01/98         25
    244940                               N            01/01/28
    0


    1672854          F60/G02             F           49,050.00         ZZ
                                         360         49,022.51          2
    1136-38  BEHRMAN AVENUE            8.875            390.26         90
                                       8.625            390.26       54,500.00
    NEW ORLEANS      LA   70114          1            12/23/97         04
    0430562744                           05           02/01/98         25
    443324                               N            01/01/28
    0


    1672863          369/G02             F           34,200.00         ZZ
                                         360         34,180.32          1
    2338 NORTH GOODLET AVENUE          8.750            269.06         90
                                       8.500            269.06       38,000.00
    INDIANAPOLIS     IN   46222          1            12/12/97         01
    0430563494                           05           02/01/98         25
    0060587003                           N            01/01/28
    0


    1672864          575/G02             F          200,650.00         ZZ
                                         360        200,515.37          1
    10501 WINDSOR KNOLLS DRIVE         8.000          1,472.30         76
                                       7.750          1,472.30      264,022.00
    UPPER MARLBORO   MD   20772          2            12/05/97         00
    0430561639                           05           02/01/98          0
    972458974                            O            01/01/28
    0


    1672867          964/G02             F          191,200.00         ZZ
                                         360        191,068.42          1
    1121 RODDY DRIVE                   7.875          1,386.33         80
                                       7.625          1,386.33      239,000.00
1


    LA HABRA         CA   90631          1            12/11/97         00
    0430567917                           05           02/01/98          0
    30158                                O            01/01/28
    0


    1672873          E86/G02             F          140,000.00         ZZ
                                         360        139,737.12          1
    3014 LOGANCREST COVE               8.375          1,064.10         80
                                       8.125          1,064.10      176,000.00
    MEMPHIS          TN   38119          2            10/31/97         00
    0430572354                           05           12/01/97          0
    18585                                O            11/01/27
    0


    1672877          575/G02             F          339,100.00         ZZ
                                         360        338,889.24          1
    3850 GLENHURST DRIVE               8.375          2,577.40         85
                                       8.125          2,577.40      399,000.00
    SMYRNA           GA   30080          5            12/15/97         01
    0430561605                           03           02/01/98         25
    972437549                            O            01/01/28
    0


    1672883          664/G02             F           77,000.00         ZZ
                                         360         76,954.54          1
    20736 WILL SCARLETT LANE           8.625            598.90         70
                                       8.375            598.90      110,000.00
    BEND             OR   97702          5            12/10/97         00
    0430567149                           03           02/01/98          0
    2351039                              N            01/01/28
    0


    1672896          664/G02             F          135,200.00         ZZ
                                         360        135,008.54          1
    3801 16TH AVE CT NW                7.750            968.59         80
                                       7.500            968.59      169,000.00
    GIG HARBOR       WA   98335          1            12/18/97         00
    0430562082                           03           02/01/98          0
    2376903                              O            01/01/28
    0


    1672900          420/G02             F          121,350.00         ZZ
                                         360        121,276.48          3
    1831 CARPENTIER STREET             8.500            933.08         90
                                       8.250            933.08      135,000.00
    SAN LEANDRO      CA   94577          1            12/09/97         10
    0430562710                           05           02/01/98         25
    365361                               O            01/01/28
    0
1




    1672920          225/225             F           49,000.00         ZZ
                                         360         48,970.31          1
    2004 EAST 30 ST NORTH              8.500            376.77         95
                                       8.250            376.77       52,000.00
    SIOUX FALLS      SD   57104          2            12/08/97         10
    8076271                              05           02/01/98         30
    8076271                              O            01/01/28
    0


    1672932          E84/G02             F           39,000.00         ZZ
                                         360         38,976.97          1
    7353 BLACKBURN AVENUE #102         8.625            303.34         56
                                       8.375            303.34       70,500.00
    DOWNERS GROVE    IL   60516          1            12/19/97         00
    0430572081                           01           02/01/98          0
    PS9700256                            N            01/01/28
    0


    1672934          E84/G02             F           69,300.00         ZZ
                                         360         69,261.15          1
    9023 SWITZER                       8.875            551.38         90
                                       8.625            551.38       77,000.00
    OVERLAND PARK    KS   66214          1            12/18/97         10
    0430565135                           05           02/01/98         25
    PS9700223                            N            01/01/28
    0


    1672935          405/405             F          158,500.00         ZZ
                                         360        158,291.94          1
    1750 EUCALYPTUS COURT              8.125          1,176.86         85
                                       7.875          1,176.86      186,500.00
    CONCORD          CA   94521          1            11/19/97         04
    8464471                              05           01/01/98         17
    8464471                              N            12/01/27
    0


    1672955          B75/G02             F           95,000.00         ZZ
                                         360         94,884.49          1
    2695 QUEEN STREET                  8.500            730.47         80
                                       8.250            730.47      120,000.00
    WEST DEPTFORD    NJ   08086          1            11/21/97         00
    0430580902                           05           01/01/98          0
    7007776                              O            12/01/27
    0


    1672960          B75/G02             F           60,000.00         ZZ
                                         360         60,000.00          1
1


    1302 SE 35TH TERRACE               8.000            440.26         52
                                       7.750            440.26      116,000.00
    CAPE CORAL       FL   33904          1            01/14/98         00
    0430591321                           05           03/01/98          0
    7243751                              O            02/01/28
    0


    1672972          637/G02             F          135,200.00         ZZ
                                         360        135,055.54          4
    206 PEARL STREET                   9.125          1,100.04         80
                                       8.875          1,100.04      169,000.00
    SOMERVILLE       MA   02145          1            12/02/97         00
    0430575332                           05           01/01/98          0
    8342578                              N            12/01/27
    0


    1672973          700/G02             F          147,750.00         ZZ
                                         360        147,664.99          1
    529 W PUEBLO STREET                8.750          1,162.35         75
    #3                                 8.500          1,162.35      197,000.00
    SANTA BARBARA    CA   93105          1            12/15/97         00
    0430568402                           01           02/01/98          0
    130696                               N            01/01/28
    0


    1672979          561/561             F           85,500.00         T
                                         360         85,446.85          1
    205 PARK BLVD                      8.375            649.87         75
                                       8.125            649.87      114,000.00
    CAPE MAY         NJ   08204          1            12/05/97         00
    9185083                              09           02/01/98          0
    9185083                              O            01/01/28
    0


    1672981          E73/G02             F           81,000.00         ZZ
                                         360         80,950.93          2
    3324 WILLITS ROAD, UNIT 14 A&B     8.500            622.82         90
                                       8.250            622.82       90,000.00
    PHILADELPHIA     PA   19136          1            12/15/97         01
    0430561530                           09           02/01/98         25
    700035981                            N            01/01/28
    0


    1672988          003/G02             F           52,850.00         ZZ
                                         360         52,818.79          1
    6605 SOUTH PARKWAY DRIVE           8.625            411.07         90
                                       8.375            411.07       58,750.00
    MARGATE          FL   33068          1            12/29/97         10
    0430563197                           01           02/01/98         25
1


    0010043040                           N            01/01/28
    0


    1672994          J33/G02             F           84,600.00         ZZ
                                         360         84,548.75          1
    503 PEACHTREE CLUB DRIVE           8.500            650.50         90
                                       8.250            650.50       94,000.00
    PEACHTREE CITY   GA   30269          1            12/12/97         04
    0430563049                           01           02/01/98         25
    9750030234                           N            01/01/28
    0


    1673010          A91/G02             F          239,000.00         ZZ
                                         360        239,000.00          2
    32 PAEDERGAT 2ND STREET            9.000          1,923.05         95
                                       8.750          1,923.05      252,000.00
    BROOKLYN         NY   11236          1            01/30/98         11
    0430589721                           07           03/01/98         30
    1283                                 O            02/01/28
    0


    1673017          575/G02             F           86,450.00         ZZ
                                         360         86,400.26          1
    2025 WEST PARKWEST DRIVE Y-1       8.750            680.10         65
                                       8.500            680.10      133,000.00
    PARK CITY        UT   84060          5            12/19/97         00
    0430564831                           01           02/01/98          0
    972464709                            N            01/01/28
    0


    1673024          E22/G02             F          172,000.00         ZZ
                                         360        171,893.10          1
    5317 WOODLAWN BLVD                 8.375          1,307.32         80
                                       8.125          1,307.32      215,000.00
    MINNEAPOLIS      MN   55417          1            12/11/97         00
    0410648836                           05           02/01/98          0
    410648836                            O            01/01/28
    0


    1673025          E22/G02             F           72,750.00         ZZ
                                         360         72,705.93          1
    11529 HANNETT AVE NE               8.500            559.38         75
                                       8.250            559.38       97,000.00
    ALBUQUERQUE      NM   87112          5            12/10/97         00
    0410646137                           05           02/01/98          0
    410646137                            O            01/01/28
    0


1


    1673027          E22/G02             F           88,000.00         ZZ
                                         360         87,945.31          1
    119 S BRIGGS ST                    8.375            668.86         80
                                       8.125            668.86      110,000.00
    JOLIET           IL   60433          1            12/12/97         00
    0410646954                           05           02/01/98          0
    410646954                            O            01/01/28
    0


    1673028          E22/G02             F           53,200.00         ZZ
                                         360         53,167.77          1
    2330 HARRISON AVENUE               8.500            409.06         95
                                       8.250            409.06       56,000.00
    BEAUMONT         TX   77702          1            12/10/97         04
    0410642318                           05           02/01/98         30
    410642318                            O            01/01/28
    0


    1673029          E22/G02             F           58,100.00         ZZ
                                         360         58,063.89          1
    1201 RIDGEWOOD DRIVE               8.375            441.60         75
                                       8.125            441.60       77,500.00
    LILLIAN          AL   36549          5            12/12/97         00
    0410640783                           09           02/01/98          0
    410640783                            O            01/01/28
    0


    1673030          E22/G02             F           90,000.00         T
                                         360         89,944.06          1
    1820 N.W. 33RD STREET              8.375            684.07         75
                                       8.125            684.07      120,000.00
    OAKLAND PARK     FL   33309          1            12/10/97         00
    0410642425                           05           02/01/98          0
    410642425                            O            01/01/28
    0


    1673032          K08/G02             F          112,350.00         ZZ
                                         360        112,280.17          1
    3452 SW 154TH COURT                8.375            853.94         80
                                       8.125            853.94      140,490.00
    MIAMI            FL   33185          1            12/11/97         00
    0410557979                           03           02/01/98          0
    410557979                            O            01/01/28
    0


    1673033          E22/G02             F           45,000.00         ZZ
                                         360         44,972.74          1
    1319 S. FLORENCE                   8.500            346.01         75
                                       8.250            346.01       60,000.00
1


    SPRINGFIELD      MO   65807          5            12/10/97         00
    0410635353                           05           02/01/98          0
    410635353                            O            01/01/28
    0


    1673034          E22/G02             F           97,100.00         ZZ
                                         360         96,983.65          1
    6037 EDMUND STREET                 8.375            738.03         80
                                       8.125            738.03      121,410.00
    ROMULUS          MI   48174          1            12/11/97         00
    0410597991                           05           02/01/98          0
    410597991                            O            01/01/28
    0


    1673038          E22/G02             F           57,300.00         ZZ
                                         360         57,263.46          1
    8 GREENFIELD WAY                   8.250            430.48         48
                                       8.000            430.48      120,000.00
    LUCAS            TX   75098          2            12/17/97         00
    0410628010                           05           02/01/98          0
    410628010                            O            01/01/28
    0


    1673039          129/G02             F          228,000.00         ZZ
                                         360        227,660.52          1
    4202 N 56TH STREET                 7.500          1,594.21         80
                                       7.250          1,594.21      285,000.00
    PHOENIX          AZ   85018          5            11/21/97         00
    0430575266                           05           01/01/98          0
    3500061639                           O            12/01/27
    0


    1673047          E22/G02             F          235,200.00         ZZ
                                         360        235,057.52          4
    4543 WEST 132ND STREET             8.500          1,808.48         80
                                       8.250          1,808.48      294,000.00
    HAWTHORNE        CA   90250          1            12/18/97         00
    0410628119                           05           02/01/98          0
    410628119                            O            01/01/28
    0


    1673049          E22/G02             F          323,700.00         ZZ
                                         360        323,477.23          1
    1817 KRPAN DRIVE                   7.875          2,347.05         75
    UNIT # 3                           7.625          2,347.05      431,605.00
    ROSEVILLE        CA   95747          1            12/22/97         00
    0410664403                           03           02/01/98          0
    410664403                            O            01/01/28
    0
1




    1673052          E84/G02             F           96,000.00         ZZ
                                         360         95,947.56          1
    4818 WEST PATTERSON AVENUE         9.000            772.44         80
                                       8.750            772.44      120,000.00
    CHICAGO          IL   60641          1            12/23/97         00
    0430565101                           05           02/01/98          0
    PS9700259                            O            01/01/28
    0


    1673053          E22/G02             F          279,000.00         ZZ
                                         360        278,812.80          1
    2366 HECATE COURT                  8.000          2,047.20         90
                                       7.750          2,047.20      310,000.00
    SAN JOSE         CA   95124          1            12/10/97         10
    0410619787                           05           02/01/98         25
    410619787                            O            01/01/28
    0


    1673054          E22/G02             F          186,000.00         ZZ
                                         360        185,895.72          1
    2665 PLAZA CLAVELES                8.875          1,479.90         71
                                       8.625          1,479.90      262,000.00
    MILPITAS         CA   95035          5            12/22/97         00
    0410620579                           05           02/01/98          0
    410620579                            N            01/01/28
    0


    1673057          E22/G02             F          160,000.00         ZZ
                                         360        159,914.86          4
    15933 MARCELLA STREET              9.125          1,301.81         80
                                       8.875          1,301.81      200,000.00
    SAN LEANDRO      CA   94578          1            12/17/97         00
    0410629133                           05           02/01/98          0
    410629133                            N            01/01/28
    0


    1673066          638/G02             F           89,600.00         ZZ
                                         360         89,545.72          1
    2529 NORTH 9TH STREET              8.500            688.95         70
                                       8.250            688.95      128,000.00
    PHOENIX          AZ   85006          5            12/22/97         00
    0430570804                           05           02/01/98          0
    8692657                              N            01/01/28
    0


    1673073          737/G02             F           96,000.00         ZZ
                                         360         95,941.84          1
1


    204 W CHATEAU CIRCLE               8.500            738.16         80
                                       8.250            738.16      120,000.00
    PAYSON           AZ   85541          1            12/11/97         00
    0430561704                           05           02/01/98          0
    513957                               O            01/01/28
    0


    1673086          533/G02             F          246,000.00         ZZ
                                         360        245,847.10          1
    16151 CACHE STREET                 8.375          1,869.78         80
                                       8.125          1,869.78      310,000.00
    FOUNTAIN VALLEY  CA   92708          2            12/08/97         00
    0430567479                           05           02/01/98          0
    2224657                              O            01/01/28
    0


    1673087          E22/G02             F          124,000.00         ZZ
                                         360        123,922.93          2
    11161 AND 11163 NOEL STRE          8.375            942.49         80
                                       8.125            942.49      155,000.00
    LOS ALAMITOS     CA   90720          1            12/03/97         04
    0410537252                           05           02/01/98         12
    410537252                            N            01/01/28
    0


    1673088          575/G02             F           92,000.00         ZZ
                                         360         91,941.33          1
    64 FAIRLAWN DRIVE                  8.250            691.17         80
                                       8.000            691.17      115,000.00
    EAST AURORA      NY   14052          1            12/19/97         00
    0430563072                           05           02/01/98          0
    972434421                            O            01/01/28
    0


    1673093          575/G02             F           68,250.00         ZZ
                                         360         68,206.48          1
    405 ZELMA AVENUE                   8.250            512.74         65
                                       8.000            512.74      105,000.00
    SEAT PLEASANT    MD   20743          5            12/12/97         00
    0430562751                           05           02/01/98          0
    972447134                            N            01/01/28
    0


    1673110          927/G02             F           62,550.00         ZZ
                                         360         62,511.12          1
    9151 W. GREENWAY ROAD UNIT 290     8.375            475.43         75
                                       8.125            475.43       83,461.00
    PEORIA           AZ   85381          1            12/03/97         00
    0430568758                           05           02/01/98          0
1


    331332                               O            01/01/28
    0


    1673130          638/G02             F          210,000.00         ZZ
                                         360        210,000.00          1
    2325 HARBOR AVE S.W. UNIT B1       8.000          1,540.91         73
                                       7.750          1,540.91      290,000.00
    SEATTLE          WA   98126          1            01/09/98         00
    0430589911                           04           03/01/98          0
    08677402                             O            02/01/28
    0


    1673131          405/405             F           37,800.00         ZZ
                                         360         37,778.80          1
    325 FORDHAM PLACE                  8.875            300.76         90
                                       8.625            300.76       42,000.00
    CITY ISLAND      NY   10464          1            12/08/97         14
    8323602                              05           02/01/98         25
    8323602                              N            01/01/28
    0


    1673144          975/G02             F          400,000.00         T
                                         360        399,724.72          1
    16126 COUNTRY DAY ROAD             7.875          2,900.28         60
                                       7.625          2,900.28      675,000.00
    POWAY            CA   92064          1            12/17/97         00
    0430571208                           03           02/01/98          0
    92688                                O            01/01/28
    0


    1673152          664/G02             F          262,000.00         ZZ
                                         360        261,810.37          1
    18955 CEDAR RIDGE COURT            7.625          1,854.42         75
                                       7.375          1,854.42      350,000.00
    WALNUT           CA   91789          5            12/17/97         00
    0430565382                           05           02/01/98          0
    2410363                              O            01/01/28
    0


    1673153          B57/G02             F          148,000.00         E
                                         360        147,900.69          1
    9813 ENCHANTED VALLEY COURT        8.000          1,085.98         80
                                       7.750          1,085.98      185,000.00
    LAS VEGAS        NV   89117          1            12/24/97         00
    0430569434                           03           02/01/98          0
    9720951                              N            01/01/28
    0


1


    1673177          A14/G02             F           88,000.00         ZZ
                                         360         87,946.68          2
    6820-6824 METCALF                  8.500            676.65         80
                                       8.250            676.65      110,000.00
    OVERLAND PARK    KS   66204          1            12/12/97         00
    0430562215                           05           02/01/98          0
    106846                               N            01/01/28
    0


    1673178          A14/G02             F           88,000.00         ZZ
                                         360         87,946.68          2
    6815-6819 FLOYD                    8.500            676.65         80
                                       8.250            676.65      110,000.00
    OVERLAND PARK    KS   66204          1            12/12/97         00
    0430562231                           05           02/01/98          0
    106848                               N            01/01/28
    0


    1673184          E44/G02             F          148,000.00         ZZ
                                         360        148,000.00          1
    6781 SOUTH 2300 EAST               7.750          1,060.29         89
                                       7.500          1,060.29      168,000.00
    SALT LAKE CITY   UT   84121          2            01/14/98         01
    0430583443                           05           03/01/98         25
    11225733                             N            02/01/28
    0


    1673186          E44/G02             F           67,500.00         ZZ
                                         360         67,500.00          1
    326 EAST OAKLAND AVENUE            8.500            519.02         90
                                       8.250            519.02       75,000.00
    SALT LAKE CITY   UT   84115          1            01/08/98         10
    0430576009                           05           03/01/98         25
    11225730                             N            02/01/28
    0


    1673198          E57/G02             F          568,500.00         ZZ
                                         360        568,500.00          1
    2063 PASEO LUCINDA                 7.875          4,122.02         75
                                       7.625          4,122.02      758,000.00
    SAN DIMAS        CA   91773          1            01/15/98         00
    0430582999                           05           03/01/98          0
    139902005510                         O            02/01/28
    0


    1673227          B75/G02             F          185,000.00         ZZ
                                         360        185,000.00          1
    2120 VILLAGE POINT                 8.250          1,389.84         62
                                       8.000          1,389.84      300,000.00
1


    ATLANTA          GA   30319          5            01/09/98         00
    0430587410                           03           03/01/98          0
    7221492                              O            02/01/28
    0


    1673234          F84/G02             F          161,000.00         ZZ
                                         360        161,000.00          2
    56 BROOKLINE AVENUE                8.000          1,181.36         75
                                       7.750          1,181.36      215,000.00
    EAST ATLANTIC B  NY   11561          5            01/20/98         00
    0430580084                           05           03/01/98          0
    0000                                 O            02/01/28
    0


    1673245          561/561             F          136,800.00         ZZ
                                         360        136,719.23          4
    113-119 WELLINGTON                 8.625          1,064.02         90
                                       8.375          1,064.02      152,000.00
    FOUNTAIN         CO   80817          1            12/11/97         10
    9130048                              05           02/01/98         25
    9130048                              N            01/01/28
    0


    1673246          129/G02             F           19,700.00         ZZ
                                         360         19,700.00          2
    17187 HOOVER                       8.875            156.74         90
                                       8.625            156.74       21,900.00
    DETROIT          MI   48205          1            01/16/98         01
    0430588913                           05           03/01/98         25
    3500068444                           N            02/01/28
    0


    1673255          E86/G02             F          264,000.00         ZZ
                                         360        263,840.07          1
    11 TULIP TREE LANE                 8.500          2,029.93         80
                                       8.250          2,029.93      330,000.00
    MAMARONECK       NY   10543          1            12/22/97         00
    0430564393                           01           02/01/98          0
    21266                                O            01/01/28
    0


    1673274          B65/G02             F           63,900.00         ZZ
                                         360         63,900.00          2
    185-187 CLINTON STREET             8.875            508.42         90
                                       8.625            508.42       71,000.00
    COLUMBUS         OH   43202          1            01/28/98         10
    0430583708                           05           03/01/98         25
    11297849                             N            02/01/28
    0
1




    1673279          F03/G02             F          111,000.00         ZZ
                                         360        111,000.00          1
    2057 DAHLIA STREET                 8.625            863.35         70
                                       8.375            863.35      160,000.00
    DENVER           CO   80207          5            01/12/98         00
    0430585810                           05           03/01/98          0
    DEN11767                             O            02/01/28
    0


    1673283          E45/G02             F           62,500.00         ZZ
                                         360         62,415.86          1
    3917 BUCK ROAD                     8.000            458.60         70
                                       7.750            458.60       90,000.00
    POWDER SPRINGS   GA   30127          2            11/24/97         00
    0430564302                           05           01/01/98          0
    35224                                O            12/01/27
    0


    1673287          253/253             F           50,000.00         ZZ
                                         360         49,965.59          1
    650 S ALTON WAY                    7.875            362.54         70
                                       7.625            362.54       72,000.00
    DENVER           CO   80231          5            12/23/97         00
    903717                               01           02/01/98          0
    903717                               N            01/01/28
    0


    1673288          561/561             F          136,800.00         ZZ
                                         360        136,719.23          4
    121-127 WELLINGTON                 8.625          1,064.02         90
                                       8.375          1,064.02      152,000.00
    FOUNTAIN         CO   80817          1            12/11/97         10
    9130113                              05           02/01/98         25
    9130113                              N            01/01/28
    0


    1673290          561/561             F          135,200.00         ZZ
                                         360        135,113.78          1
    4891 FEDERALSBURG HIGHWAY          8.250          1,015.72         80
                                       8.000          1,015.72      169,000.00
    FEDERALSBURG     MD   21632          1            12/09/97         00
    9157868                              05           02/01/98          0
    9157868                              O            01/01/28
    0


    1673295          744/G02             F          165,000.00         ZZ
                                         360        165,000.00          1
1


    116 FLEMING AVENUE                 8.750          1,298.06         90
                                       8.500          1,298.06      185,000.00
    SAN JOSE         CA   95127          1            01/07/98         10
    0430574707                           05           03/01/98         25
    82443                                N            02/01/28
    0


    1673334          737/G02             F          108,000.00         ZZ
                                         360        107,932.87          1
    7513 N VIA DEL ELEMENTAL           8.375            820.88         80
                                       8.125            820.88      136,000.00
    SCOTTSDALE       AZ   85258          1            12/23/97         00
    0430561761                           03           02/01/98          0
    514155                               O            01/01/28
    0


    1673342          B28/G02             F          104,000.00         ZZ
                                         360        103,938.59          1
    818 SOUTH PARK ROAD                8.625            808.91         80
                                       8.375            808.91      130,000.00
    SPOKANE          WA   99212          5            12/09/97         00
    0430561548                           05           02/01/98          0
    09970621                             O            01/01/28
    0


    1673347          B28/G02             F          114,200.00         ZZ
                                         360        114,057.53          1
    4901 SOUTH AMMONS STREET           8.375            868.01         80
    1C                                 8.125            868.01      142,802.00
    LITTLETON        CO   80123          1            11/12/97         00
    0430562561                           01           01/01/98          0
    11970645                             O            12/01/27
    0


    1673351          926/926             F           55,000.00         ZZ
                                         360         54,924.05          1
    68 SPINDLE LANE                    7.875            398.79         36
                                       7.625            398.79      155,000.00
    HILTON HEAD ISL  SC   29926          2            11/20/97         00
    163010295                            01           01/01/98          0
    163010295                            O            12/01/27
    0


    1673352          B28/G02             F          165,000.00         ZZ
                                         360        164,894.79          1
    217 HINDE PLACE                    8.250          1,239.59         59
                                       8.000          1,239.59      280,000.00
    TAOS             NM   87571          2            12/12/97         00
    0430561688                           05           02/01/98          0
1


    05971253                             O            01/01/28
    0


    1673357          F96/G02             F          252,000.00         ZZ
                                         360        251,847.34          1
    103 HILLCREST AVENUE               8.500          1,937.66         80
                                       8.250          1,937.66      315,000.00
    HAWTHORNE        NJ   07506          2            12/12/97         00
    0430565093                           05           02/01/98          0
    1847                                 O            01/01/28
    0


    1673381          926/926             F          126,400.00         ZZ
                                         360        126,229.81          1
    14 PLANTERS CIRCLE                 8.000            927.48         80
                                       7.750            927.48      158,000.00
    BEAUFORT         SC   29902          1            11/25/97         00
    16301027                             05           01/01/98          0
    16301027                             O            12/01/27
    0


    1673387          926/926             F          207,000.00         ZZ
                                         360        206,721.27          1
    3 SEA OLIVE ROAD                   8.000          1,518.90         62
                                       7.750          1,518.90      335,000.00
    HILTON HEAD      SC   29928          5            11/17/97         00
    163010220                            05           01/01/98          0
    163010220                            O            12/01/27
    0


    1673394          757/757             F           59,900.00         ZZ
                                         360         59,861.80          1
    6 ABBEY COURT                      8.250            450.01         67
                                       8.000            450.01       90,000.00
    SAVANNAH         GA   31410          2            12/30/97         00
    3219839                              05           02/01/98          0
    3219839                              N            01/01/28
    0


    1673397          757/757             F           63,500.00         ZZ
                                         360         63,459.50          1
    34 E DEERWOOD ROAD                 8.250            477.06         77
                                       8.000            477.06       83,000.00
    SAVANNAH         GA   31410          2            12/30/97         00
    3219847                              05           02/01/98          0
    3219847                              N            01/01/28
    0


1


    1673400          950/G02             F           71,600.00         ZZ
                                         360         71,551.95          1
    100 N LINCOLN ST                   8.000            525.38         80
                                       7.750            525.38       89,500.00
    ELLENSBURG       WA   98926          1            12/01/97         00
    0430562819                           05           02/01/98          0
    W119742                              N            01/01/28
    0


    1673412          608/G02             F           67,500.00         ZZ
                                         360         67,423.38          4
    1007 N MADISON STREET              8.875            537.06         90
                                       8.625            537.06       75,000.00
    WILMINGTON       DE   19801          1            12/18/97         01
    0430567032                           07           02/01/98         25
    100915                               N            01/01/28
    0


    1673423          E22/G02             F          300,000.00         ZZ
                                         360        299,808.70          1
    2015-2017 OLYMPIC BOULEVARD        8.250          2,253.80         75
                                       8.000          2,253.80      400,000.00
    WALNUT CREEK     CA   94595          5            12/18/97         00
    0410659528                           05           02/01/98          0
    410659528                            O            01/01/28
    0


    1673425          E22/G02             F          244,000.00         ZZ
                                         360        243,832.08          1
    5651 COMANCHE DRIVE                7.875          1,769.17         80
                                       7.625          1,769.17      305,000.00
    SAN JOSE         CA   95123          1            12/15/97         00
    0410639116                           05           02/01/98          0
    410639116                            O            01/01/28
    0


    1673427          E22/G02             F          375,000.00         ZZ
                                         360        374,748.38          1
    278 AVILA STREET                   8.000          2,751.62         58
                                       7.750          2,751.62      650,000.00
    SAN FRANCISCO    CA   94123          5            12/24/97         00
    0410665459                           05           02/01/98          0
    410665459                            O            01/01/28
    0


    1673429          E22/G02             F          183,750.00         ZZ
                                         360        183,623.54          1
    1176 PECOS WAY                     7.875          1,332.32         75
                                       7.625          1,332.32      245,000.00
1


    SUNNYVALE        CA   94089          5            12/17/97         00
    0410656144                           05           02/01/98          0
    410656144                            O            01/01/28
    0


    1673431          E22/G02             F          202,000.00         ZZ
                                         360        201,867.87          1
    6360 LILLIAN WAY                   8.125          1,499.84         68
                                       7.875          1,499.84      300,000.00
    SAN JOSE         CA   95120          5            12/19/97         00
    0410661391                           05           02/01/98          0
    410661391                            N            01/01/28
    0


    1673432          E22/G02             F          191,950.00         ZZ
                                         360        191,817.90          1
    833 CORLISTA DRIVE                 7.875          1,391.77         80
                                       7.625          1,391.77      239,950.00
    SAN JOSE         CA   95128          1            12/24/97         00
    0410653190                           05           02/01/98          0
    410653190                            O            01/01/28
    0


    1673439          E22/G02             F          175,000.00         ZZ
                                         360        174,873.34          1
    34562 CALLE PORTOLA                7.625          1,238.64         78
                                       7.375          1,238.64      225,000.00
    DANA POINT       CA   92624          5            12/22/97         00
    0410653729                           05           02/01/98          0
    410653729                            O            01/01/28
    0


    1673445          E22/G02             F          148,000.00         ZZ
                                         360        147,905.63          1
    4646 MAYTIME LANE                  8.250          1,111.87         80
    UNIT # 239                         8.000          1,111.87      185,000.00
    CULVER CITY      CA   90230          2            12/17/97         00
    0410648182                           01           02/01/98          0
    410648182                            O            01/01/28
    0


    1673447          E22/G02             F          105,000.00         ZZ
                                         360        104,927.74          1
    20122 BAYFRONT LANE                7.875            761.32         66
    UNIT #105                          7.625            761.32      160,000.00
    HUNTINGTON BEAC  CA   92646          1            12/22/97         00
    0410655641                           01           02/01/98          0
    410655641                            O            01/01/28
    0
1




    1673448          862/G02             F          252,200.00         ZZ
                                         360        252,021.99          1
    594 AVENIDA GAVIOTA                7.750          1,806.80         80
                                       7.500          1,806.80      315,252.00
    CAMARILLO        CA   93012          1            12/10/97         00
    0430580803                           05           02/01/98          0
    4605093                              O            01/01/28
    0


    1673450          E22/G02             F           83,100.00         ZZ
                                         360         83,037.49          1
    23014 97TH AVENUE WEST             8.000            609.76         95
                                       7.750            609.76       87,500.00
    EDMONDS          WA   98020          1            12/22/97         04
    0410666192                           05           02/01/98         30
    410666192                            O            01/01/28
    0


    1673469          E22/G02             F          205,500.00         ZZ
                                         360        205,372.27          1
    0066 PROTECTOR PLACE               8.375          1,561.95         78
                                       8.125          1,561.95      265,000.00
    BRECKENRIDGE     CO   80424          2            12/10/97         00
    0410603658                           05           02/01/98          0
    410603658                            O            01/01/28
    0


    1673473          E22/G02             F          134,100.00         ZZ
                                         360        134,014.49          1
    85 MEADOWOOD DRIVE #C1             8.250          1,007.45         90
                                       8.000          1,007.45      149,000.00
    CARBONDALE       CO   81623          1            12/12/97         04
    0410645816                           01           02/01/98         25
    410645816                            O            01/01/28
    0


    1673474          E22/G02             F          141,600.00         ZZ
                                         360        141,514.22          1
    1303 GARVEN AVENUE                 8.500          1,088.78         80
                                       8.250          1,088.78      177,000.00
    OCEAN TWP        NJ   07712          5            12/17/97         00
    0410603070                           05           02/01/98          0
    410603070                            O            01/01/28
    0


    1673476          E22/G02             F           27,200.00         ZZ
                                         360         27,186.26          2
1


    2026-2028 WEST MULBERRY AVENUE     9.375            226.24         84
                                       9.125            226.24       32,500.00
    ST. ANTONIO      TX   78201          2            12/11/97         10
    0410562706                           05           02/01/98         20
    410562706                            N            01/01/28
    0


    1673477          E22/G02             F           53,250.00         T
                                         360         53,216.90          1
    4805 NORMANDY PLACE                8.375            404.74         75
                                       8.125            404.74       71,000.00
    ORLANDO          FL   32811          1            12/12/97         00
    0410645550                           01           02/01/98          0
    410645550                            O            01/01/28
    0


    1673478          E22/G02             F           49,400.00         ZZ
                                         360         49,369.29          1
    1029 TOLL STREET                   8.375            375.48         75
                                       8.125            375.48       66,000.00
    EDDYSTONE        PA   19022          1            12/23/97         00
    0410653448                           07           02/01/98          0
    410653448                            N            01/01/28
    0


    1673480          E22/G02             F           60,000.00         ZZ
                                         360         59,964.58          1
    15-43 ELMARY PLACE                 8.625            466.67         45
                                       8.375            466.67      135,000.00
    FAIRLAWN         NJ   07410          1            12/16/97         00
    0410640379                           05           02/01/98          0
    410640379                            N            01/01/28
    0


    1673482          E22/G02             F           27,000.00         ZZ
                                         360         26,984.87          1
    331 2ND ST W                       8.875            214.82         90
                                       8.625            214.82       30,000.00
    HECTOR           MN   55342          1            12/11/97         04
    0410641328                           05           02/01/98         25
    410641328                            N            01/01/28
    0


    1673483          E22/G02             F          116,100.00         ZZ
                                         360        116,038.21          1
    240 LABARRE DRIVE                  9.125            944.63         90
                                       8.875            944.63      129,000.00
    METARIE          LA   70001          1            12/23/97         04
    0410638282                           05           02/01/98         25
1


    410638282                            N            01/01/28
    0


    1673485          E22/G02             F          104,000.00         ZZ
                                         360        103,937.00          1
    161 AUSTIN DRIVE                   8.500            799.67         77
    UNIT # 143                         8.250            799.67      135,500.00
    BURLINGTON       VT   05401          4            12/10/97         00
    0410594337                           01           02/01/98          0
    410594337                            N            01/01/28
    0


    1673486          E22/G02             F          100,000.00         T
                                         360         99,936.23          1
    24 SALT MARSH PATH                 8.250            751.27         38
                                       8.000            751.27      265,000.00
    EAST HAMPTON     NY   11937          1            12/22/97         00
    0410625321                           05           02/01/98          0
    410625321                            O            01/01/28
    0


    1673488          E22/G02             F           38,500.00         ZZ
                                         360         38,479.51          2
    1808 6TH STREET                    9.125            313.25         86
                                       8.875            313.25       44,900.00
    ROCKFORD         IL   61104          2            12/09/97         10
    0410628150                           05           02/01/98         20
    410628150                            N            01/01/28
    0


    1673489          E22/G02             F           46,750.00         ZZ
                                         360         46,725.12          2
    1521 CHARLES STREET                9.125            380.37         87
                                       8.875            380.37       54,000.00
    ROCKFORD         IL   61104          2            12/09/97         04
    0410627525                           05           02/01/98         25
    410627525                            N            01/01/28
    0


    1673490          E22/G02             F           55,000.00         ZZ
                                         360         54,967.53          1
    1775 N.W. 132ND. STREET            8.625            427.78         75
                                       8.375            427.78       74,000.00
    MIAMI            FL   33167          5            12/12/97         00
    0410627079                           05           02/01/98          0
    410627079                            O            01/01/28
    0


1


    1673491          K08/G02             F          120,000.00         T
                                         360        119,936.14          1
    5401 COLLINS AVE.                  9.125            976.36         80
    UNIT # 616                         8.875            976.36      150,000.00
    MIAMI BEACH      FL   33139          1            12/23/97         00
    0410646319                           06           02/01/98          0
    410646319                            O            01/01/28
    0


    1673492          K08/G02             F           89,200.00         ZZ
                                         360         89,145.96          1
    1844 N PONTIAC TRAIL               8.500            685.87         80
                                       8.250            685.87      111,500.00
    WALLED LAKE      MI   48390          1            12/22/97         00
    0410419766                           01           02/01/98          0
    410419766                            O            01/01/28
    0


    1673493          E22/G02             F           57,200.00         ZZ
                                         360         57,167.93          1
    4436 NORTH MYERS RD                8.875            455.11         80
                                       8.625            455.11       72,000.00
    GENEVA           OH   44041          2            12/11/97         00
    0410612881                           05           02/01/98          0
    410612881                            O            01/01/28
    0


    1673494          E22/G02             F           36,000.00         ZZ
                                         360         35,977.04          1
    515 12TH ST. NW                    8.250            270.46         79
                                       8.000            270.46       46,000.00
    KANDIYOHI        MN   56201          5            12/10/97         00
    0410643191                           05           02/01/98          0
    410643191                            O            01/01/28
    0


    1673495          E22/G02             F          388,550.00         ZZ
                                         360        388,332.17          4
    1521 W BARRY                       8.875          3,091.48         95
                                       8.625          3,091.48      409,000.00
    CHICAGO          IL   60657          1            12/11/97         04
    0410646806                           05           02/01/98         30
    410646806                            O            01/01/28
    0


    1673496          E22/G02             F           54,000.00         ZZ
                                         360         53,963.77          1
    707 DEWBERRY DRIVE                 8.000            396.23         48
                                       7.750            396.23      114,000.00
1


    CEDAR PARK       TX   78613          1            12/19/97         00
    0410641476                           05           02/01/98          0
    410641476                            O            01/01/28
    0


    1673497          E22/G02             F           33,250.00         ZZ
                                         360         33,228.25          1
    NOTCHBROOK CONDOMINIUMS UNT 34     8.125            246.88         95
                                       7.875            246.88       35,000.00
    STOWE            VT   05672          1            12/11/97         10
    0410635296                           01           02/01/98         30
    410635296                            O            01/01/28
    0


    1673499          E13/G02             F          109,000.00         ZZ
                                         360        108,867.46          1
    16702 S THORSON AVENUE             8.500            838.12         88
                                       8.250            838.12      125,000.00
    COMPTON AREA     CA   90221          2            11/11/97         11
    0430552711                           05           01/01/98         25
    231238                               N            12/01/27
    0


    1673500          937/G02             F          214,000.00         ZZ
                                         360        213,852.73          1
    1781 SOUTH LARKSPUR DRIVE          7.875          1,551.65         50
                                       7.625          1,551.65      435,000.00
    GOLDEN           CO   80401          1            12/22/97         00
    0430576892                           03           02/01/98          0
    300372071                            O            01/01/28
    0


    1673506          573/G02             F           97,100.00         ZZ
                                         360         97,029.72          1
    944 LLOYD GEORGE DRIVE             7.625            687.27         75
                                       7.375            687.27      129,500.00
    HENDERSON        NV   89012          1            12/11/97         00
    0430565390                           03           02/01/98          0
    118767                               O            01/01/28
    0


    1673507          573/G02             F          293,900.00         ZZ
                                         360        293,721.95          1
    1425 CAPERTON COURT                8.500          2,259.84         66
                                       8.250          2,259.84      450,000.00
    PENRYN           CA   95663          5            12/15/97         00
    0430568097                           05           02/01/98          0
    713841                               O            01/01/28
    0
1




    1673509          E23/G02             F           94,250.00         ZZ
                                         360         94,180.05          2
    2130 CARMEL AVENUE                 7.500            659.01         65
    1634 CARLTON AVENUE                7.250            659.01      145,000.00
    EUGENE           OR   97401          5            12/23/97         00
    0430565812                           05           02/01/98          0
    70500036                             N            01/01/28
    0


    1673512          G10/G02             F          123,300.00         ZZ
                                         360        123,221.37          1
    1006 EDISON LANE                   8.250            926.32         90
                                       8.000            926.32      137,000.00
    ALLEN            TX   75002          1            12/15/97         04
    0430560268                           05           02/01/98         25
    971601                               N            01/01/28
    0


    1673522          J33/G02             F           75,200.00         ZZ
                                         360         75,154.44          1
    505 PEACHTREE CLUB DRIVE           8.500            578.23         80
                                       8.250            578.23       94,000.00
    PEACHTREE CITY   GA   30269          1            12/12/97         00
    0430564658                           07           02/01/98          0
    9750030236                           N            01/01/28
    0


    1673523          J33/G02             F           75,200.00         ZZ
                                         360         75,154.44          1
    506 PEACHTREE CLUB DRIVE           8.500            578.23         80
                                       8.250            578.23       94,000.00
    PEACHTREE CITY   GA   30269          1            12/12/97         00
    0430564633                           07           02/01/98          0
    9750030237                           N            01/01/28
    0


    1673546          G81/G02             F          121,000.00         ZZ
                                         360        121,000.00          1
    14640 SW 161ST ST                  8.250            909.03         80
                                       8.000            909.03      151,500.00
    MIAMI            FL   33177          1            01/14/98         00
    0430584912                           05           03/01/98          0
    021712099                            O            02/01/28
    0


    1673551          F25/G02             F           72,000.00         ZZ
                                         360         72,000.00          2
1


    49-49.5 MONHAGEN AVENUE            9.000            579.33         90
                                       8.750            579.33       80,000.00
    MIDDLETOWN       NY   10940          1            01/22/98         01
    0430581587                           05           03/01/98         25
    R9710028                             N            02/01/28
    0


    1673556          638/G02             F          200,000.00         ZZ
                                         360        199,865.80          1
    343 SWEENY STREET                  8.000          1,467.53         80
                                       7.750          1,467.53      250,000.00
    SAN FRANCISCO    CA   94134          1            12/22/97         00
    0430566919                           05           02/01/98          0
    08690888                             O            01/01/28
    0


    1673593          830/830             F           88,000.00         ZZ
                                         360         87,936.31          1
    1969 WEST 4700 SOUTH               7.625            622.86         80
                                       7.375            622.86      110,000.00
    ROY              UT   84067          5            12/20/97         00
    533789                               05           02/01/98          0
    533789                               O            01/01/28
    0


    1673604          638/G02             F           80,100.00         ZZ
                                         360         80,100.00          1
    600 AILEEN STREET                  8.375            608.82         90
                                       8.125            608.82       89,000.00
    OAKLAND          CA   94609          1            12/30/97         10
    0430572271                           05           03/01/98         25
    8690891                              N            02/01/28
    0


    1673610          J81/G02             F          244,000.00         ZZ
                                         360        244,000.00          1
    1059 DEVON LANE                    8.250          1,833.09         83
                                       8.000          1,833.09      295,000.00
    LAKE OSWEGO      OR   97034          2            01/08/98         23
    0430592477                           05           03/01/98          0
    X494                                 O            02/01/28
    0


    1673612          907/G02             F          126,000.00         ZZ
                                         360        125,906.49          1
    55 SOUTH AIRMONT RD                7.500            881.01         70
                                       7.250            881.01      180,000.00
    SUFFERN          NY   10901          5            12/23/97         00
    0430565754                           05           02/01/98          0
1


    10001871                             O            01/01/28
    0


    1673627          001/G02             F           42,000.00         ZZ
                                         360         42,000.00          3
    293-299 FRONT STREET               8.875            334.17         68
                                       8.625            334.17       62,000.00
    WOONSOCKET       RI   02895          5            01/21/98         00
    0430580332                           05           03/01/98          0
    1521300                              N            02/01/28
    0


    1673628          E86/G02             F           58,000.00         ZZ
                                         360         57,965.76          1
    97 BELLFORD AVENUE                 8.625            451.12         70
                                       8.375            451.12       83,000.00
    BAY SHORE        NY   11706          5            12/31/97         00
    0430566232                           05           02/01/98          0
    0000020295                           N            01/01/28
    0


    1673629          638/G02             F           40,000.00         ZZ
                                         360         39,973.83          1
    18 SORREL COURT                    8.125            297.00          3
                                       7.875            297.00    1,400,000.00
    OROVILLE         CA   95966          5            12/16/97         00
    0430561621                           05           02/01/98          0
    8690171                              O            01/01/28
    0


    1673635          E45/G02             F          260,000.00         ZZ
                                         360        259,807.04          1
    805 OLD POST ROAD                  7.500          1,817.96         80
                                       7.250          1,817.96      325,000.00
    MADISON          GA   30650          5            12/18/97         00
    0430562637                           05           02/01/98          0
    34798                                O            01/01/28
    0


    1673641          227/G02             F           90,504.00         ZZ
                                         360         90,447.74          1
    12941 LAFAYETTE STREET             8.375            687.90         80
    UNIT G                             8.125            687.90      113,130.00
    THORNTON         CO   80241          1            12/05/97         00
    0430571836                           01           02/01/98          0
    1710469                              O            01/01/28
    0


1


    1673645          227/G02             F          112,000.00         ZZ
                                         360        111,922.92          1
    924 WENINGER CIRCLE                7.875            812.08         80
                                       7.625            812.08      140,000.00
    CINCINNATI       OH   45202          1            12/19/97         00
    0430561241                           05           02/01/98          0
    1745480                              O            01/01/28
    0


    1673649          B28/G02             F          150,000.00         ZZ
                                         360        149,913.69          1
    3377 BLAKE STREET                  8.750          1,180.06         86
    #207                               8.500          1,180.06      174,500.00
    DENVER           CO   80205          1            12/12/97         10
    0430563890                           01           02/01/98         25
    07970740                             N            01/01/28
    0


    1673659          131/G02             F           28,800.00         ZZ
                                         360         28,782.99          1
    3717 10TH AVENUE COURT             8.625            224.01         90
                                       8.375            224.01       32,000.00
    MOLINE           IL   61265          1            12/15/97         11
    0430573881                           05           02/01/98         25
    1115376                              N            01/01/28
    0


    1673662          J49/G02             F           99,900.00         ZZ
                                         360         99,831.25          1
    1294 EAST GARY AVENUE              7.875            724.34         80
                                       7.625            724.34      124,900.00
    LAS VEGAS        NV   89123          1            12/23/97         00
    0430562736                           03           02/01/98          0
    97110039                             O            01/01/28
    0


    1673680          664/G02             F           74,700.00         ZZ
                                         360         74,652.36          1
    1114 S 68TH AVENUE                 8.250            561.20         90
                                       8.000            561.20       83,000.00
    YAKIMA           WA   98908          1            12/23/97         10
    0430561431                           05           02/01/98         25
    2375988                              N            01/01/28
    0


    1673682          B75/G02             F          130,000.00         ZZ
                                         360        129,925.21          1
    19987 EAST CRESTLINE PLACE         8.750          1,022.71         90
                                       8.500          1,022.71      145,000.00
1


    AURORA           CO   80015          2            12/15/97         04
    0430562728                           03           02/01/98         25
    7040868                              N            01/01/28
    0


    1673706          129/G02             F          163,800.00         ZZ
                                         360        163,600.84          1
    2548 EAST LYNWOOD STREET           8.500          1,259.48         90
                                       8.250          1,259.48      182,000.00
    MESA             AZ   85213          1            11/26/97         11
    0430578260                           05           01/01/98         25
    63361                                N            12/01/27
    0


    1673709          003/G02             F           66,500.00         ZZ
                                         360         66,459.71          1
    3106 DOVE WAY                      8.500            511.33         90
                                       8.250            511.33       73,900.00
    DECATUR          GA   30033          1            12/31/97         12
    0430565119                           05           02/01/98         25
    0010412245                           N            01/01/28
    0


    1673710          209/G02             F          374,800.00         ZZ
                                         360        373,783.96          1
    300 BRIDEWELL COURT                8.000          2,750.15         80
                                       7.750          2,750.15      468,500.00
    CARY             NC   27511          1            09/26/97         00
    0430567644                           03           11/01/97          0
    975977434                            O            10/01/27
    0


    1673716          964/G02             F          153,000.00         ZZ
                                         360        152,907.31          4
    43731 1,2,3 AND 4 EAST 8TH         8.500          1,176.44         90
    STREET                             8.250          1,176.44      170,000.00
    LANCASTER        CA   93535          1            12/17/97         11
    0430559849                           05           02/01/98         25
    30454                                O            01/01/28
    0


    1673720          209/G02             F          230,700.00         ZZ
                                         360        229,875.26          1
    13950 MARBLESTONE DRIVE            7.750          1,652.77         80
                                       7.500          1,652.77      288,400.00
    CLIFTON          VA   20124          1            08/08/97         00
    0430565002                           05           10/01/97          0
    971742303                            O            09/01/27
    0
1




    1673723          K45/G02             F          124,500.00         ZZ
                                         360        124,500.00          1
    9106 WEST AVENIDA DEL SOL          7.750            891.93         75
                                       7.500            891.93      166,000.00
    PEORIA           AZ   85382          1            01/14/98         00
    0430580522                           03           03/01/98          0
    CAPATCH                              O            02/01/28
    0


    1673724          405/405             F          122,500.00         ZZ
                                         360        122,351.05          1
    2765 GRANITE RIDGE COURT           8.500            941.92         89
                                       8.250            941.92      138,000.00
    ORANGE PARK      FL   32065          2            11/18/97         12
    8412967                              05           01/01/98         17
    8412967                              N            12/01/27
    0


    1673729          E13/G02             F           80,750.00         ZZ
                                         360         80,702.32          1
    7762 WEST RAMONA STREET            8.625            628.07         85
                                       8.375            628.07       95,000.00
    WEST HOLLYWOOD   FL   33023          5            12/05/97         10
    0430558635                           05           02/01/98         12
    238844                               O            01/01/28
    0


    1673732          K45/G02             F           45,500.00         ZZ
                                         360         45,500.00          1
    1618 NORTH 2OTH STREET             8.750            357.95         61
                                       8.500            357.95       75,000.00
    PHOENIX          AZ   85006          5            01/14/98         00
    0430580514                           05           03/01/98          0
    CAPATCH                              N            02/01/28
    0


    1673735          K45/G02             F           48,750.00         ZZ
                                         360         48,750.00          1
    1716 NORTH 20TH STREET             8.750            383.52         70
                                       8.500            383.52       70,000.00
    PHOENIX          AZ   85006          5            01/14/98         00
    0430580134                           05           03/01/98          0
    CAPATCH                              N            02/01/28
    0


    1673741          E22/G02             F          174,350.00         ZZ
                                         360        174,238.83          1
1


    5932 WHALERS COVE COURT            8.250          1,309.83         75
                                       8.000          1,309.83      232,500.00
    ELK GROVE        CA   95758          1            12/30/97         00
    0410662605                           03           02/01/98          0
    410662605                            O            01/01/28
    0


    1673745          E22/G02             F          112,500.00         ZZ
                                         360        112,418.57          4
    1118 RANDALL                       7.625            796.27         75
                                       7.375            796.27      150,000.00
    ABERDEEN         WA   98520          2            12/18/97         00
    0410607204                           05           02/01/98          0
    410607204                            N            01/01/28
    0


    1673747          E22/G02             F           76,000.00         ZZ
                                         360         75,952.77          1
    6129 JASMINE VINE DRIVE            8.375            577.65         72
                                       8.125            577.65      106,075.00
    PORT ORANGE      FL   32124          1            12/16/97         00
    0410437115                           05           02/01/98          0
    410437115                            O            01/01/28
    0


    1673748          E22/G02             F           96,850.00         ZZ
                                         360         96,783.35          1
    1678 5TH AVENUE                    7.875            702.23         78
                                       7.625            702.23      125,000.00
    YORK             PA   17403          2            12/09/97         00
    0410633853                           05           02/01/98          0
    410633853                            O            01/01/28
    0


    1673749          E22/G02             F           88,400.00         ZZ
                                         360         88,345.05          1
    7924 GRATIOT                       8.375            671.91         80
                                       8.125            671.91      110,500.00
    COLUMBUS TOWNSH  MI   48063          1            12/12/97         00
    0410628879                           05           02/01/98          0
    410628879                            O            01/01/28
    0


    1673751          E22/G02             F           35,000.00         ZZ
                                         360         34,980.37          1
    131 W. FRONT STREET                8.875            278.48         70
                                       8.625            278.48       50,000.00
    GRAND LEDGE      MI   48837          5            12/17/97         00
    0410611420                           05           02/01/98          0
1


    410611420                            N            01/01/28
    0


    1673752          K08/G02             F           80,900.00         ZZ
                                         360         80,856.95          1
    124 E THIRTEEN MILE ROAD           9.125            658.23         90
                                       8.875            658.23       89,900.00
    ROYAL OAK        MI   48073          1            12/15/97         04
    0410646178                           05           02/01/98         25
    410646178                            N            01/01/28
    0


    1673754          E22/G02             F           95,400.00         ZZ
                                         360         95,351.82          2
    4301 RIVERSIDE DRIVE               9.375            793.49         90
                                       9.125            793.49      106,000.00
    CORAL SPRINGS    FL   33065          1            12/11/97         04
    0410640445                           05           02/01/98         25
    410640445                            N            01/01/28
    0


    1673756          K08/G02             F           25,000.00         ZZ
                                         360         24,984.06          1
    6800 SOUTHWEST 16TH TERRACE        8.250            187.82         25
                                       8.000            187.82      102,500.00
    MIAMI            FL   32155          1            12/12/97         00
    0410617385                           05           02/01/98          0
    410617385                            O            01/01/28
    0


    1673757          E22/G02             F           63,000.00         ZZ
                                         360         62,960.84          1
    153 STRATHMORE ROAD                8.375            478.85         70
    UNIT #7                            8.125            478.85       90,000.00
    BRIGHTON         MA   02135          5            12/18/97         00
    0410622195                           01           02/01/98          0
    410622195                            N            01/01/28
    0


    1673758          E22/G02             F           63,700.00         ZZ
                                         360         63,660.40          1
    2016 COMMONWEALTH AVENUE           8.375            484.17         70
    UNIT #BA                           8.125            484.17       91,000.00
    BRIGHTON         MA   02135          5            12/18/97         00
    0410622146                           01           02/01/98          0
    410622146                            N            01/01/28
    0


1


    1673760          E22/G02             F           63,000.00         ZZ
                                         360         62,960.84          1
    2016 COMMONWEALTH AVENUE           8.375            478.85         70
    UNIT #2C                           8.125            478.85       90,000.00
    BRIGHTON         MA   02135          5            12/18/97         00
    0410622179                           01           02/01/98          0
    410622179                            N            01/01/28
    0


    1673761          E22/G02             F           63,000.00         ZZ
                                         360         62,960.84          1
    2016 COMMONWEALTH AVENUE           8.375            478.85         70
    UNIT #3B                           8.125            478.85       90,000.00
    BRIGHTON         MA   02135          5            12/18/97         00
    0410622187                           01           02/01/98          0
    410622187                            N            01/01/28
    0


    1673762          455/G02             F           73,000.00         ZZ
                                         360         72,955.77          1
    239 HENRY CLAY STREET              8.500            561.31         73
                                       8.250            561.31      100,000.00
    CANTON           GA   30114          2            12/31/97         00
    0430576306                           05           02/01/98          0
    57869                                N            01/01/28
    0


    1673764          E22/G02             F           94,300.00         ZZ
                                         360         94,235.10          1
    2035 TIGRIS DRIVE                  7.875            683.74         80
                                       7.625            683.74      117,900.00
    W. PALM BEACH    FL   33411          1            12/09/97         00
    0410639249                           09           02/01/98          0
    410639249                            O            01/01/28
    0


    1673765          E22/G02             F           74,750.00         ZZ
                                         360         74,706.99          1
    831 UNADILLA                       8.750            588.06         65
                                       8.500            588.06      115,000.00
    PINCKNEY         MI   48169          5            12/17/97         00
    0410640148                           05           02/01/98          0
    410640148                            N            01/01/28
    0


    1673766          E22/G02             F           98,000.00         ZZ
                                         360         97,949.20          2
    2912 & 2914 PRIDHAM                9.250            806.22         70
                                       9.000            806.22      140,000.00
1


    KEEGO HARBOR     MI   48320          5            12/17/97         00
    0410612410                           05           02/01/98          0
    410612410                            N            01/01/28
    0


    1673771          E22/G02             F           92,400.00         ZZ
                                         360         92,339.55          1
    308 CULLUM DRIVE                   8.125            686.07         80
                                       7.875            686.07      115,500.00
    EULESS           TX   76040          1            12/11/97         00
    0410651483                           05           02/01/98          0
    410651483                            O            01/01/28
    0


    1673776          E22/G02             F          144,050.00         ZZ
                                         360        143,955.77          1
    9507 VANDERPOOL STREET             8.125          1,069.57         70
                                       7.875          1,069.57      205,803.00
    SAN ANTONIO      TX   78251          1            12/19/97         00
    0410618870                           03           02/01/98          0
    410618870                            O            01/01/28
    0


    1673779          225/225             F          198,000.00         ZZ
                                         360        197,867.14          1
    718 CREEKFIELD DRIVE               8.000          1,452.86         80
                                       7.750          1,452.86      248,000.00
    SAN JOSE         CA   95136          1            12/10/97         00
    8080247                              05           02/01/98          0
    8080247                              O            01/01/28
    0


    1673781          E22/G02             F          131,150.00         ZZ
                                         360        131,066.37          1
    1678 PARKVIEW DRIVE                8.250            985.29         90
                                       8.000            985.29      145,750.00
    CANYON LAKE      TX   78133          1            12/12/97         04
    0410653257                           05           02/01/98         25
    410653257                            N            01/01/28
    0


    1673782          575/G02             F          271,200.00         T
                                         360        271,043.97          1
    675 DEER VALLEY DRIVE 705C         8.750          2,133.53         80
                                       8.500          2,133.53      339,000.00
    PARK CITY        UT   84060          1            12/19/97         12
    0430625202                           01           02/01/98         12
    972462182                            O            01/01/28
    0
1




    1673784          E22/G02             F          134,400.00         ZZ
                                         360        134,316.46          1
    4301 KNOLL VIEW DRIVE              8.375          1,021.54         80
                                       8.125          1,021.54      168,000.00
    PLANO            TX   75024          2            12/10/97         00
    0410650360                           05           02/01/98          0
    410650360                            O            01/01/28
    0


    1673785          E22/G02             F           55,800.00         ZZ
                                         360         55,768.72          1
    1401 LAKE AVENUE  UNIT # A-4       8.875            443.97         90
                                       8.625            443.97       62,000.00
    METAIRIE         LA   70005          1            12/11/97         11
    0410620348                           01           02/01/98         25
    410620348                            N            01/01/28
    0


    1673787          E22/G02             F          344,000.00         ZZ
                                         360        343,786.18          1
    5510 BURGESS ROAD                  8.375          2,614.65         80
                                       8.125          2,614.65      430,000.00
    COLORADO SPRING  CO   80908          5            12/17/97         00
    0410630610                           05           02/01/98          0
    410630610                            O            01/01/28
    0


    1673793          575/G02             F          110,000.00         ZZ
                                         360        109,931.63          1
    3380 CREEKVIEW DRIVE               8.375            836.08         63
                                       8.125            836.08      174,960.00
    HAMBURG          NY   14075          1            12/19/97         00
    0430568113                           05           02/01/98          0
    972380970                            O            01/01/28
    0


    1673797          575/G02             F          223,400.00         ZZ
                                         360        223,242.33          1
    12010 PROVIDENT DRIVE              7.750          1,600.46         90
                                       7.500          1,600.46      250,000.00
    LA PLATA         MD   20646          2            12/23/97         11
    0430567404                           05           02/01/98         25
    972462091                            O            01/01/28
    0


    1673798          G92/G02             F          139,000.00         ZZ
                                         360        138,901.90          1
1


    240 SUNNYBRAE DRIVE                7.750            995.81         49
                                       7.500            995.81      285,000.00
    MARTINEZ         CA   94553          5            12/22/97         00
    0430561969                           05           02/01/98          0
    BONNER                               O            01/01/28
    0


    1673800          757/757             F           66,200.00         ZZ
                                         360         66,157.79          1
    15 CAT BOAT PLACE                  8.250            497.34         74
                                       8.000            497.34       90,000.00
    SAVANNAH         GA   31410          2            12/30/97         00
    3219854                              05           02/01/98          0
    3219854                              N            01/01/28
    0


    1673803          737/G02             F           66,500.00         ZZ
                                         360         66,459.71          1
    4816 N WOODMERE FAIRWAY            8.500            511.33         95
    #7                                 8.250            511.33       70,000.00
    SCOTTSDALE       AZ   85251          1            12/12/97         10
    0430560110                           01           02/01/98         30
    513914                               O            01/01/28
    0


    1673806          267/267             F          177,600.00         ZZ
                                         360        177,464.86          1
    1379 W ELLERY WAY                  7.375          1,226.64         80
                                       7.125          1,226.64      222,000.00
    FRESNO           CA   93711          1            12/19/97         00
    4333188                              05           02/01/98          0
    4333188                              O            01/01/28
    0


    1673810          E13/G02             F          176,800.00         ZZ
                                         360        176,695.61          1
    21010 RIO ORO DRIVE                8.625          1,375.14         80
                                       8.375          1,375.14      221,000.00
    CORNELIUS        NC   28031          1            12/10/97         00
    0430559617                           05           02/01/98          0
    232689                               O            01/01/28
    0


    1673812          E86/G02             F          374,000.00         ZZ
                                         360        373,761.51          1
    1 PALMER LANE WEST                 8.250          2,809.74         80
                                       8.000          2,809.74      467,500.00
    PLEASANTVILLE    NY   10570          1            12/17/97         00
    0430564203                           05           02/01/98          0
1


    20529                                O            01/01/28
    0


    1673813          561/561             F          316,000.00         ZZ
                                         360        315,813.43          1
    8519 OLD OREGON INLET ROAD         8.625          2,457.82         80
                                       8.375          2,457.82      395,000.00
    NAGS HEAD        NC   27959          1            12/19/97         00
    9134081                              05           02/01/98          0
    9134081                              N            01/01/28
    0


    1673814          561/561             F           34,600.00         ZZ
                                         360         34,580.09          1
    1009 COLORADO STREET               8.750            272.20         80
                                       8.500            272.20       43,299.00
    ALLENTOWN        PA   18103          1            12/19/97         00
    9187303                              07           02/01/98          0
    9187303                              N            01/01/28
    0


    1673839          498/G02             F           47,700.00         ZZ
                                         360         47,672.55          1
    741 GARDNER STREET                 8.750            375.26         90
                                       8.500            375.26       53,000.00
    AUSTELL          GA   30001          1            12/23/97         04
    0430564823                           05           02/01/98         25
    1507142                              N            01/01/28
    0


    1673847          624/G02             F          240,000.00         ZZ
                                         360        239,843.01          1
    221 PECKHAM ROAD                   8.125          1,781.99         80
                                       7.875          1,781.99      301,000.00
    WATSONVILLE      CA   95076          2            12/22/97         00
    0430563833                           05           02/01/98          0
    87506370013                          O            01/01/28
    0


    1673850          131/G02             F           60,900.00         ZZ
                                         360         60,862.15          1
    3085 COUNTY ROAD 112               8.375            462.88         80
                                       8.125            462.88       76,125.00
    INTERNATIONAL F  MN   56649          1            12/17/97         00
    0430563627                           05           02/01/98          0
    1119006                              O            01/01/28
    0


1


    1673853          131/G02             F          137,600.00         ZZ
                                         360        137,520.83          2
    785 S BELLFLOWER DRIVE             8.750          1,082.50         90
                                       8.500          1,082.50      152,936.00
    PUEBLO WEST      CO   81007          1            12/19/97         11
    0430572438                           05           02/01/98         25
    1073170                              N            01/01/28
    0


    1673866          B75/G02             F           76,300.00         ZZ
                                         360         76,252.57          1
    1217 NORTH MATLOCK CIRCLE          8.375            579.94         70
                                       8.125            579.94      109,000.00
    MESA             AZ   85203          1            12/16/97         00
    0430566133                           05           02/01/98          0
    7202088                              N            01/01/28
    0


    1673869          638/G02             F           85,600.00         ZZ
                                         360         85,548.14          1
    221 BLUE LANE                      8.500            658.19         80
                                       8.250            658.19      107,000.00
    HAMILTON         MT   59840          1            12/29/97         00
    0430561720                           05           02/01/98          0
    8691833                              O            01/01/28
    0


    1673880          B75/G02             F          127,100.00         ZZ
                                         360        127,021.00          1
    11100 NORTH TREASURETON ROAD       8.375            966.05         80
                                       8.125            966.05      158,900.00
    PRESTON          ID   83263          4            12/12/97         00
    0430567958                           27           02/01/98          0
    7197163                              O            01/01/28
    0


    1673905          638/G02             F          222,000.00         ZZ
                                         360        221,862.02          3
    7529 NORTH OAKLEY AVENUE           8.375          1,687.36         90
                                       8.125          1,687.36      247,000.00
    CHICAGO          IL   60645          1            12/18/97         10
    0430561480                           05           02/01/98         25
    8686761                              N            01/01/28
    0


    1673911          638/G02             F          264,000.00         T
                                         360        263,831.66          1
    9772 CONSTITUTION DRIVE            8.250          1,983.34         80
                                       8.000          1,983.34      330,000.00
1


    HUNTINGTON BEAC  CA   92646          1            12/19/97         00
    0430566653                           05           02/01/98          0
    8679174                              O            01/01/28
    0


    1673921          B75/G02             F           74,100.00         ZZ
                                         360         74,053.95          1
    1718 EAST IMPALA AVENUE            8.375            563.21         70
                                       8.125            563.21      105,900.00
    MESA             AZ   85204          1            12/16/97         00
    0430563106                           05           02/01/98          0
    7202096                              N            01/01/28
    0


    1673931          B28/G02             F          136,700.00         ZZ
                                         360        136,608.27          1
    6164 EAST YALE AVENUE              8.000          1,003.06         75
                                       7.750          1,003.06      182,313.00
    DENVER           CO   80222          1            12/15/97         00
    0430576934                           09           02/01/98          0
    01971984                             O            01/01/28
    0


    1673952          765/G02             F           48,000.00         ZZ
                                         360         47,971.66          1
    15736 SOUTH LORELLA AVENUE         8.625            373.34         34
                                       8.375            373.34      143,000.00
    GARDENA          CA   90248          5            12/11/97         00
    0430573220                           05           02/01/98          0
    328453                               O            01/01/28
    0


    1673953          737/G02             F           99,600.00         ZZ
                                         360         99,533.17          1
    2631 BRADBURY COURT                8.000            730.83         80
                                       7.750            730.83      124,500.00
    FORT COLLINS     CO   80521          2            12/22/97         00
    0430568949                           05           02/01/98          0
    577178                               O            01/01/28
    0


    1673956          874/G02             F          108,000.00         ZZ
                                         360        108,000.00          1
    1719 MAPLE CREEK LANE              8.000            792.47         80
                                       7.750            792.47      135,000.00
    CARSON CITY      NV   89701          1            01/09/98         00
    0430583070                           05           03/01/98          0
    3716934                              O            02/01/28
    0
1




    1673961          B81/G02             F           70,200.00         ZZ
                                         360         70,161.65          2
    748 CANYON ROAD                    9.000            564.85         90
                                       8.750            564.85       78,000.00
    OGDEN            UT   84404          1            12/22/97         11
    0430574384                           05           02/01/98         25
    978077                               N            01/01/28
    0


    1673963          950/G02             F          150,000.00         ZZ
                                         360        149,899.35          1
    1950 S W KILKENNY ROAD             8.000          1,100.65         60
                                       7.750          1,100.65      250,000.00
    LAKE OSWEGO      OR   97034          5            12/22/97         00
    0430567198                           05           02/01/98          0
    YR11249736                           O            01/01/28
    0


    1673971          E67/G02             F          133,000.00         ZZ
                                         360        132,908.47          1
    16835 PONY EXPRESS WAY             7.875            964.34         34
                                       7.625            964.34      400,000.00
    BEND             OR   97707          5            12/31/97         00
    0430560979                           05           02/01/98          0
    6729                                 O            01/01/28
    0


    1673989          700/G02             F           42,750.00         ZZ
                                         360         42,723.43          1
    458 HOEHN                          8.375            324.93         90
                                       8.125            324.93       47,500.00
    EDWARDSVILLE     IL   62025          1            12/17/97         11
    0430574236                           05           02/01/98         25
    125154                               N            01/01/28
    0


    1673996          180/G02             F           62,900.00         ZZ
                                         360         62,860.90          2
    133-135 DEER PARK CIRCLE           8.375            478.09         90
                                       8.125            478.09       69,900.00
    GALLATIN         TN   37066          1            12/23/97         04
    0430569178                           05           02/01/98         25
    12184065                             N            01/01/28
    0


    1673998          757/757             F          129,300.00         ZZ
                                         360        129,221.66          1
1


    455 ALLEN'S LANDING COURT          8.500            994.21         90
                                       8.250            994.21      143,700.00
    LAWRENCEVILLE    GA   30045          1            12/31/97         01
    3219870                              05           02/01/98         25
    3219870                              N            01/01/28
    0


    1674003          K30/G02             F           69,300.00         ZZ
                                         360         69,261.15          1
    6100 NW 9TH STREET                 8.875            551.38         83
                                       8.625            551.38       83,500.00
    LINCOLN          NE   68521          2            12/19/97         11
    0430568428                           05           02/01/98         20
    49997                                N            01/01/28
    0


    1674004          E22/G02             F           65,100.00         ZZ
                                         360         64,407.24          1
    434 4TH STREET NORTHEAST           8.375            494.81         70
                                       8.125            494.81       93,000.00
    PUYALLUP         WA   98372          5            12/16/97         00
    0410631238                           05           02/01/98          0
    410631238                            N            01/01/28
    0


    1674008          003/G02             F           89,600.00         T
                                         360         89,549.77          1
    1201 SOUTH OCEAN DR #907N          8.875            712.90         70
                                       8.625            712.90      128,000.00
    HOLLYWOOD        FL   33019          1            12/31/97         00
    0430565960                           06           02/01/98          0
    0010414936                           O            01/01/28
    0


    1674009          575/G02             F           90,250.00         ZZ
                                         360         90,187.89          1
    1742 RHODES STREET NORTH           7.875            654.38         95
    299                                7.625            654.38       95,000.00
    ARLINGTON        VA   22201          1            12/30/97         11
    0430563205                           01           02/01/98         30
    972469476                            O            01/01/28
    0


    1674011          003/G02             F          124,000.00         ZZ
                                         360        123,914.66          1
    8005 BANKS MILL RD                 7.875            899.09         80
                                       7.625            899.09      155,000.00
    DOUGLASVILLE     GA   30135          1            12/30/97         00
    0430567230                           05           02/01/98          0
1


    0010043073                           O            01/01/28
    0


    1674028          561/561             F           79,650.00         ZZ
                                         360         79,604.17          1
    1025 AUMAN WEST DRIVE              8.750            626.61         90
                                       8.500            626.61       88,500.00
    CARMEL           IN   46032          1            12/19/97         10
    9206442                              05           02/01/98         25
    9206442                              N            01/01/28
    0


    1674032          561/561             F           76,500.00         ZZ
                                         360         76,457.11          1
    1036 BULLOCK AVENUE                8.875            608.67         90
                                       8.625            608.67       85,000.00
    YEADON           PA   19050          1            12/08/97         14
    9189051                              05           02/01/98         25
    9189051                              N            01/01/28
    0


    1674037          E26/G02             F           66,550.00         ZZ
                                         360         66,508.63          1
    9539-A UNVERSITY TERRACE DR        8.375            505.83         90
                                       8.125            505.83       73,950.00
    CHARLOTTE        NC   28262          1            12/12/97         11
    0430579987                           01           02/01/98         25
    50701213                             N            01/01/28
    0


    1674039          201/G02             F          173,050.00         ZZ
                                         360        172,945.16          4
    2635 FIELDSTONE VIEW LANE,ABCD     8.500          1,330.61         90
                                       8.250          1,330.61      192,300.00
    CONYERS          GA   30013          1            12/31/97         01
    0430565879                           05           02/01/98         25
    97111249                             N            01/01/28
    0


    1674040          K69/G02             F           53,200.00         ZZ
                                         360         53,167.77          1
    22459 PLEASANT DRIVE               8.500            409.06         80
                                       8.250            409.06       66,500.00
    RICHTON PARK     IL   60471          1            12/19/97         00
    0430569335                           01           02/01/98          0
    9714011992172                        O            01/01/28
    0


1


    1674043          757/757             F           94,400.00         ZZ
                                         360         94,342.82          1
    607 MAGNOLIA DR                    8.500            725.86         90
                                       8.250            725.86      104,900.00
    LOGANVILLE       GA   30052          1            12/31/97         01
    3219888                              05           02/01/98         25
    3219888                              N            01/01/28
    0


    1674049          B57/G02             F          498,000.00         ZZ
                                         360        497,682.44          1
    769 33RD STREET                    8.250          3,741.31         79
                                       8.000          3,741.31      635,000.00
    MANHATTAN BEACH  CA   90266          5            12/24/97         00
    0430565317                           05           02/01/98          0
    9712924                              O            01/01/28
    0


    1674051          G92/G02             F          180,000.00         ZZ
                                         360        180,000.00          1
    2083 HARMIL WAY                    7.250          1,227.92         50
                                       7.000          1,227.92      367,000.00
    SAN JOSE         CA   95125          1            12/18/97         23
    0430571109                           05           03/01/98          0
    3001828                              O            02/01/28
    0


    1674056          975/G02             F          450,000.00         ZZ
                                         360        449,705.63          1
    4061 FARMOUTH DRIVE                8.125          3,341.24         75
                                       7.875          3,341.24      600,000.00
    LOS ANGELES      CA   90027          5            12/17/97         00
    0430564815                           05           02/01/98          0
    972711                               O            01/01/28
    0


    1674062          B57/G02             F           75,000.00         ZZ
                                         360         74,953.38          2
    16-16 1/2 LIGHTHOUSE STREET        8.375            570.06         17
    MARINA DEL REY                     8.125            570.06      450,000.00
    LOS ANGELES      CA   90292          5            12/22/97         00
    0430565275                           05           02/01/98          0
    9720992                              O            01/01/28
    0


    1674068          E22/G02             F          120,000.00         ZZ
                                         360        119,917.42          1
    3132 MADISON COURT                 7.875            870.08         63
                                       7.625            870.08      193,000.00
1


    STILLWATER       OK   74075          2            12/10/97         00
    0410618565                           05           02/01/98          0
    410618565                            O            01/01/28
    0


    1674069          E22/G02             F          114,400.00         ZZ
                                         360        114,327.05          1
    12043 SOUTH 76TH AVENUE            8.250            859.45         80
                                       8.000            859.45      143,000.00
    PALOS HEIGHTS    IL   60463          1            12/12/97         00
    0410634679                           05           02/01/98          0
    410634679                            O            01/01/28
    0


    1674070          E22/G02             F          115,000.00         ZZ
                                         360        114,920.86          1
    18 HILLSIDE AVENUE                 7.875            833.83         72
                                       7.625            833.83      161,050.00
    PISCATAWAY       NJ   08854          5            12/17/97         00
    0410603567                           05           02/01/98          0
    410603567                            O            01/01/28
    0


    1674073          E22/G02             F           54,400.00         ZZ
                                         360         54,335.53          2
    1240 & 1240 1/2 CANDLELITE         8.625            423.12         60
    DRIVE                              8.375            423.12       91,000.00
    GREENFIELD       IN   46140          5            12/02/97         00
    0410618649                           05           01/01/98          0
    410618649                            N            12/01/27
    0


    1674078          E22/G02             F           63,100.00         ZZ
                                         360         63,058.72          1
    25624 COUNTY ROAD 22               8.125            468.52         89
                                       7.875            468.52       71,000.00
    ELKHART          IN   46517          2            12/12/97         04
    0410622799                           05           02/01/98         25
    410622799                            O            01/01/28
    0


    1674081          E22/G02             F          132,000.00         ZZ
                                         360        131,915.83          1
    495 5TH AVENUE                     8.250            991.67         80
                                       8.000            991.67      165,000.00
    LYNDHURST        NJ   07071          2            12/17/97         00
    0410630081                           05           02/01/98          0
    410630081                            O            01/01/28
    0
1




    1674082          E22/G02             F          139,750.00         ZZ
                                         360        139,663.14          1
    4001 CONNIE LANE                   8.375          1,062.20         65
                                       8.125          1,062.20      215,000.00
    GUTHRIE          OK   73044          2            12/12/97         00
    0410638373                           05           02/01/98          0
    410638373                            O            01/01/28
    0


    1674085          E22/G02             F          115,500.00         ZZ
                                         360        115,424.45          4
    22-28 9TH AVE NW                   8.125            857.58         70
                                       7.875            857.58      165,000.00
    CHOTEAU          MT   59422          5            12/05/97         00
    0410623128                           05           02/01/98          0
    410623128                            N            01/01/28
    0


    1674086          E22/G02             F          200,000.00         ZZ
                                         360        199,899.00          4
    4660 ADAMSON LN                    9.375          1,663.50         89
                                       9.125          1,663.50      225,000.00
    MACHESNEY PARK   IL   61115          1            12/15/97         04
    0410640809                           05           02/01/98         25
    410640809                            N            01/01/28
    0


    1674087          E22/G02             F          145,600.00         ZZ
                                         360        145,435.73          1
    289 LAUREL RIDGE ROAD              8.375          1,106.67         80
                                       8.125          1,106.67      182,000.00
    CANTON           NC   28716          5            12/12/97         00
    0410640213                           05           02/01/98          0
    410640213                            O            01/01/28
    0


    1674088          E22/G02             F           66,600.00         ZZ
                                         360         66,562.66          1
    834 BUCKBOARD LANE                 8.875            529.90         90
                                       8.625            529.90       74,000.00
    IDAHO FALLS      ID   83402          1            12/05/97         04
    0410637292                           05           02/01/98         25
    410637292                            N            01/01/28
    0


    1674089          E22/G02             F           71,900.00         ZZ
                                         360         71,711.94          2
1


    2 & 4 SOUTH INDIAN TRAIL           8.875            572.07         90
                                       8.625            572.07       79,900.00
    LITTLE EGG HARB  NJ   08087          1            12/08/97         11
    0410632962                           05           02/01/98         25
    410632962                            N            01/01/28
    0


    1674091          E22/G02             F          120,000.00         ZZ
                                         360        119,925.41          1
    6171 ALKIRE ROAD                   8.375            912.09         80
                                       8.125            912.09      150,000.00
    GALLOWAY         OH   43119          1            12/09/97         00
    0410637433                           05           02/01/98          0
    410637433                            O            01/01/28
    0


    1674093          E22/G02             F          135,200.00         ZZ
                                         360        135,102.14          1
    711 WATERFORD ROAD                 7.625            956.94         80
                                       7.375            956.94      169,000.00
    LOUISVILLE       KY   40207          2            12/11/97         00
    0410619910                           05           02/01/98          0
    410619910                            O            01/01/28
    0


    1674095          K08/G02             F           64,000.00         ZZ
                                         360         63,960.22          1
    2099 N.E. 183RD. STREET            8.375            486.45         80
                                       8.125            486.45       80,340.00
    NORTH MIAMI BEA  FL   33179          1            12/15/97         00
    0410619134                           05           02/01/98          0
    410619134                            O            01/01/28
    0


    1674096          E84/G02             F          350,000.00         ZZ
                                         360        349,782.46          1
    1516 LAWRENCE LANE                 8.375          2,660.25         47
                                       8.125          2,660.25      755,000.00
    NORTHBROOK       IL   60062          2            12/18/97         00
    0430565325                           05           02/01/98          0
    PS9700220                            O            01/01/28
    0


    1674097          E22/G02             F          124,000.00         ZZ
                                         360        123,918.88          1
    315 WILLOW ST                      8.125            920.70         80
                                       7.875            920.70      155,000.00
    MORA             MN   55051          2            12/08/97         00
    0410634547                           05           02/01/98          0
1


    410634547                            O            01/01/28
    0


    1674098          E22/G02             F          280,000.00         ZZ
                                         360        279,830.37          1
    3 WHITE TAIL LANE                  8.500          2,152.96         80
                                       8.250          2,152.96      352,851.00
    MONROE           NJ   08520          1            12/12/97         00
    0410645022                           05           02/01/98          0
    410645022                            O            01/01/28
    0


    1674101          E22/G02             F           49,400.00         ZZ
                                         360         49,370.83          1
    7457 BECKWOOD DRIVE                8.625            384.23         90
                                       8.375            384.23       54,900.00
    FT. WORTH        TX   76112          1            12/15/97         04
    0410648646                           05           02/01/98         25
    410648646                            N            01/01/28
    0


    1674102          E22/G02             F          160,000.00         ZZ
                                         360        159,889.89          1
    11425 ROCKWELL PLACE               7.875          1,160.11         67
                                       7.625          1,160.11      240,000.00
    AUSTIN           TX   78726          1            12/16/97         00
    0410655203                           03           02/01/98          0
    410655203                            O            01/01/28
    0


    1674103          E22/G02             F           42,000.00         ZZ
                                         360         41,977.06          1
    1400 1ST AVE., WEST                9.000            337.94         50
    UNIT # 204                         8.750            337.94       85,000.00
    WEST BRADENTON   FL   34205          5            12/22/97         00
    0410639793                           01           02/01/98          0
    410639793                            N            01/01/28
    0


    1674109          E22/G02             F          162,800.00         ZZ
                                         360        162,693.50          1
    1134 YVETTE COURT                  8.125          1,208.79         80
                                       7.875          1,208.79      203,500.00
    SAN JOSE         CA   95118          1            12/22/97         00
    0410646202                           09           02/01/98          0
    410646202                            O            01/01/28
    0


1


    1674110          E22/G02             F          208,000.00         ZZ
                                         360        207,849.46          1
    5244 TAPESTRY COURT                7.625          1,472.21         80
                                       7.375          1,472.21      260,000.00
    FAIRFIELD        CA   94585          2            12/19/97         00
    0410657415                           05           02/01/98          0
    410657415                            O            01/01/28
    0


    1674112          E22/G02             F           97,000.00         ZZ
                                         360         96,939.71          1
    1345 GRENDEL WAY                   8.375            737.27         85
                                       8.125            737.27      115,000.00
    SACRAMENTO       CA   95833          2            12/15/97         04
    0410648539                           05           02/01/98         20
    410648539                            N            01/01/28
    0


    1674115          E22/G02             F          359,000.00         ZZ
                                         360        358,771.08          1
    670 CRENSHAW BOULEVARD             8.250          2,697.05         69
                                       8.000          2,697.05      525,000.00
    LOS ANGELES      CA   90005          5            12/18/97         00
    0410644439                           05           02/01/98          0
    410644439                            O            01/01/28
    0


    1674117          E22/G02             F           50,000.00         ZZ
                                         360         49,967.29          1
    203 JOYCE STREET                   8.125            371.25         40
                                       7.875            371.25      125,000.00
    EL CAJON         CA   92020          5            12/19/97         00
    0410664262                           05           02/01/98          0
    410664262                            O            01/01/28
    0


    1674119          E22/G02             F           61,100.00         ZZ
                                         360         61,065.75          1
    6481 LANSTON STREET                8.875            486.14         65
                                       8.625            486.14       94,000.00
    SAN DIEGO        CA   92111          1            12/23/97         00
    0410664437                           05           02/01/98          0
    410664437                            N            01/01/28
    0


    1674123          B35/G02             F           61,200.00         ZZ
                                         360         61,161.96          1
    2 GARRETT DRIVE                    8.375            465.17         85
                                       8.125            465.17       72,000.00
1


    HURRICANE        WV   25526          5            12/15/97         01
    0430565531                           05           02/01/98         12
    9782011228                           O            01/01/28
    0


    1674127          E22/G02             F           60,000.00         ZZ
                                         360         59,964.58          1
    10829 OAKTON WAY                   8.625            466.67         57
                                       8.375            466.67      107,000.00
    RANCHO CORDOVA   CA   95670          2            12/09/97         00
    0410636898                           05           02/01/98          0
    410636898                            N            01/01/28
    0


    1674128          E22/G02             F          227,000.00         ZZ
                                         360        226,835.71          1
    92761 REGAL LANE                   7.625          1,606.69         69
                                       7.375          1,606.69      330,000.00
    SPRINGFIELD      OR   97478          5            12/26/97         00
    0410658454                           05           02/01/98          0
    410658454                            O            01/01/28
    0


    1674129          E22/G02             F          193,500.00         ZZ
                                         360        193,391.52          3
    2005, 2015 & 2025 NW EARL COUR     8.875          1,539.57         90
                                       8.625          1,539.57      215,000.00
    GRESHAM          OR   97030          1            12/29/97         04
    0410664254                           05           02/01/98         25
    410664254                            N            01/01/28
    0


    1674137          405/405             F          224,000.00         ZZ
                                         360        223,853.47          1
    5711 NOTTINGHAM                    8.125          1,663.20         70
                                       7.875          1,663.20      320,000.00
    CHICAGO          IL   60631          5            12/12/97         00
    8469058                              05           02/01/98          0
    8469058                              O            01/01/28
    0


    1674143          E26/G02             F          205,200.00         ZZ
                                         360        205,069.15          1
    9512 AUTUMN APPLAUSE DRIVE         8.250          1,541.60         90
                                       8.000          1,541.60      228,000.00
    CHARLOTTE        NC   28277          1            12/18/97         01
    0430567131                           03           02/01/98         25
    50701252                             N            01/01/28
    0
1




    1674282          462/G02             F           90,000.00         ZZ
                                         360         89,942.60          1
    5701 NW 102 PLACE                  8.250            676.15         75
                                       8.000            676.15      120,000.00
    MIAMI            FL   33178          1            12/08/97         00
    0430569426                           03           02/01/98          0
    0005124706                           O            01/01/28
    0


    1674301          B75/G02             F          226,000.00         ZZ
                                         360        225,866.58          1
    3705 240TH PLACE SOUTHEAST         8.625          1,757.80         78
                                       8.375          1,757.80      292,000.00
    ISSAQUAH         WA   98029          5            12/16/97         00
    0430567453                           05           02/01/98          0
    7177546                              O            01/01/28
    0


    1674304          B75/G02             F           62,000.00         ZZ
                                         360         61,965.24          1
    7530 SEABREEZE DRIVE               8.875            493.30         90
                                       8.625            493.30       68,933.00
    LAKE WORTH       FL   33467          1            12/31/97         01
    0430569962                           05           02/01/98         25
    7209448                              N            01/01/28
    0


    1674308          369/G02             F           54,400.00         ZZ
                                         360         54,363.50          1
    517 SCARLET OAK STREET             8.000            399.17         80
                                       7.750            399.17       68,000.00
    ALLEN            TX   75002          1            12/18/97         00
    0430568410                           05           02/01/98          0
    0061048674                           O            01/01/28
    0


    1674311          253/253             F           73,400.00         ZZ
                                         360         73,350.74          1
    206 W ORCHARD ST                   8.000            538.59         70
                                       7.750            538.59      105,000.00
    FREDERICKSBURG   TX   78624          2            12/19/97         00
    903999                               05           02/01/98          0
    903999                               O            01/01/28
    0


    1674490          E22/G02             F          192,000.00         ZZ
                                         360        191,864.49          1
1


    5201 DOLPHIN LANE NORTHWE          7.750          1,375.51         80
                                       7.500          1,375.51      240,000.00
    OLYMPIA          WA   98502          5            12/23/97         00
    0410647176                           05           02/01/98          0
    410647176                            O            01/01/28
    0


    1674493          369/G02             F          124,800.00         ZZ
                                         360        124,722.42          1
    6805 16TH STREET NE #4A            8.375            948.58         80
                                       8.125            948.58      156,000.00
    ST PETERSBURG    FL   33702          1            12/19/97         00
    0430568246                           01           02/01/98          0
    0061314282                           O            01/01/28
    0


    1674494          E22/G02             F          136,000.00         ZZ
                                         360        136,000.00          1
    1004 STANFORD AVENUE               7.625            962.60         80
                                       7.375            962.60      170,000.00
    MODESTO          CA   95350          1            12/30/97         00
    0410651749                           05           03/01/98          0
    410651749                            O            02/01/28
    0


    1674495          E22/G02             F          178,000.00         ZZ
                                         360        178,000.00          1
    8820 ROCK CREEK ROAD               8.250          1,337.25         80
                                       8.000          1,337.25      222,500.00
    PLACERVILLE      CA   95667          1            01/02/98         00
    0410597546                           03           03/01/98          0
    410597546                            O            02/01/28
    0


    1674501          369/G02             F           31,400.00         ZZ
                                         360         31,381.93          1
    2434 CHARLOTTE AVENUE              8.750            247.03         90
                                       8.500            247.03       34,900.00
    FORT WAYNE       IN   46805          1            12/22/97         01
    0430568444                           05           02/01/98         25
    0061162418                           N            01/01/28
    0


    1674502          K08/G02             F           79,900.00         ZZ
                                         360         79,847.73          1
    56 NORTH DR.                       8.125            593.26         80
                                       7.875            593.26       99,900.00
    EGGERTSVILLE     NY   14226          1            12/18/97         00
    0410612972                           05           02/01/98          0
1


    410612972                            O            01/01/28
    0


    1674506          K08/G02             F           90,000.00         T
                                         360         89,943.66          1
    2962 VISCOUNT CIRCLE               8.675            703.22         77
                                       8.425            703.22      117,000.00
    KISSIMMEE        FL   34747          1            12/16/97         00
    0410653406                           03           02/01/98          0
    410653406                            O            01/01/28
    0


    1674510          E22/G02             F           21,500.00         ZZ
                                         360         21,489.43          1
    11230 CRYSTAL                      9.500            180.78         90
                                       9.250            180.78       24,000.00
    KANSAS CITY      MO   64145          1            12/16/97         04
    0410640684                           05           02/01/98         25
    410640684                            N            01/01/28
    0


    1674512          K08/G02             F          104,150.00         ZZ
                                         360        104,085.26          1
    4318 NW 1ST DRIVE                  8.375            791.62         80
                                       8.125            791.62      130,191.00
    DEERFIELD BEACH  FL   33442          1            12/19/97         00
    0410638142                           03           02/01/98          0
    410638142                            O            01/01/28
    0


    1674515          E22/G02             F          200,000.00         ZZ
                                         360        199,212.50          4
    4650 ADAMSON LANE                  9.375          1,663.50         89
                                       9.125          1,663.50      225,000.00
    MACHESNEY PARK   IL   61115          1            12/15/97         04
    0410582316                           05           02/01/98         25
    410582316                            N            01/01/28
    0


    1674518          E22/G02             F          263,000.00         ZZ
                                         360        262,840.68          1
    5419 LOWER SHOAL CREEK DRIVE       8.500          2,022.24         80
                                       8.250          2,022.24      328,860.00
    CHARLOTTE        NC   28277          1            12/22/97         00
    0410451181                           05           02/01/98          0
    410451181                            O            01/01/28
    0


1


    1674519          E22/G02             F          253,350.00         ZZ
                                         360        253,001.98          1
    10005 FOREST GLADE DR.             7.500          1,771.46         80
                                       7.250          1,771.46      316,740.00
    OKLAHOMA CITY    OK   73151          4            12/18/97         00
    0410659148                           03           02/01/98          0
    410659148                            O            01/01/28
    0


    1674522          K08/G02             F           99,950.00         ZZ
                                         360         99,884.61          1
    7217 JOHN BLOCKER DRIVE            8.125            742.13         80
                                       7.875            742.13      124,950.00
    AUSTIN           TX   78749          1            12/22/97         00
    0410645568                           03           02/01/98          0
    410645568                            O            01/01/28
    0


    1674523          K08/G02             F          200,000.00         ZZ
                                         360        199,869.18          1
    42834 SHORTRIDGE DRIVE             8.125          1,484.99         80
                                       7.875          1,484.99      250,000.00
    STERLING HEIGHT  MI   48314          1            12/19/97         00
    0410534150                           05           02/01/98          0
    410534150                            O            01/01/28
    0


    1674525          K08/G02             F           33,600.00         ZZ
                                         360         33,580.67          1
    3784 MILL RUN COURT                8.750            264.33         80
                                       8.500            264.33       42,000.00
    GREENACRES       FL   33463          1            12/24/97         04
    0410587653                           09           02/01/98         12
    410587653                            N            01/01/28
    0


    1674526          K08/G02             F           37,800.00         ZZ
                                         360         37,778.26          1
    3783 MILL RUN COURT                8.750            297.37         90
                                       8.500            297.37       42,000.00
    GREENACRES       FL   33463          1            12/24/97         04
    0410587646                           09           02/01/98         25
    410587646                            N            01/01/28
    0


    1674527          K08/G02             F           32,000.00         ZZ
                                         360         31,981.59          1
    3785 MILL RUN COURT                8.750            251.74         80
                                       8.500            251.74       40,000.00
1


    GREENACRES       FL   33463          1            12/24/97         04
    0410587554                           09           02/01/98         12
    410587554                            N            01/01/28
    0


    1674528          K08/G02             F           40,250.00         ZZ
                                         360         40,227.43          1
    3786 MILL RUN COURT                8.875            320.25         90
                                       8.625            320.25       44,750.00
    GREEN ACRES      FL   33463          1            12/24/97         04
    0410587695                           09           02/01/98         25
    410587695                            N            01/01/28
    0


    1674530          K08/G02             F           33,550.00         ZZ
                                         360         33,530.19          1
    3788 MILL RUN COURT                8.625            260.95         75
                                       8.375            260.95       44,750.00
    GREENACRES       FL   33463          1            12/24/97         00
    0410635494                           09           02/01/98          0
    410635494                            N            01/01/28
    0


    1674531          K08/G02             F           30,000.00         ZZ
                                         360         29,982.29          1
    3782 MILL RUN COURT                8.625            233.34         75
                                       8.375            233.34       40,000.00
    GREENACRES       FL   33463          1            12/24/97         00
    0410635601                           09           02/01/98          0
    410635601                            N            01/01/28
    0


    1674532          K08/G02             F           86,800.00         T
                                         360         86,748.76          1
    117 WINDY DUNE COURT               8.625            675.12         80
                                       8.375            675.12      109,710.00
    KISSIMMEE        FL   34743          1            12/10/97         00
    0410639801                           03           02/01/98          0
    410639801                            O            01/01/28
    0


    1674534          K08/G02             F           42,400.00         ZZ
                                         360         42,372.26          1
    1102 N. MAIN STREET                8.125            314.82         80
                                       7.875            314.82       53,000.00
    SALEM            MO   65660          1            12/12/97         00
    0410645972                           05           02/01/98          0
    410645972                            O            01/01/28
    0
1




    1674535          E22/G02             F           82,900.00         ZZ
                                         360         82,747.14          1
    98 GARRETSON AVENUE                8.250            622.80         70
                                       8.000            622.80      119,000.00
    BAYONNE          NJ   07002          1            12/16/97         00
    0410634471                           05           02/01/98          0
    410634471                            O            01/01/28
    0


    1674538          E22/G02             F           45,900.00         ZZ
                                         360         45,867.61          1
    806 WEST 24TH STREET               7.750            328.83         85
    UNIT # 111                         7.500            328.83       54,000.00
    AUSTIN           TX   78705          1            12/22/97         04
    0410658272                           01           02/01/98         20
    410658272                            N            01/01/28
    0


    1674539          E22/G02             F           65,000.00         ZZ
                                         360         64,963.56          3
    103 BACON COURT                    8.875            517.17         61
                                       8.625            517.17      108,124.00
    PALISADE         CO   81526          5            12/15/97         00
    0410649131                           05           02/01/98          0
    410649131                            N            01/01/28
    0


    1674541          E22/G02             F           79,900.00         ZZ
                                         360         79,849.05          1
    6444 LOCKBOURNE ROAD               8.250            600.26         80
                                       8.000            600.26       99,900.00
    LOCKBOURNE       OH   43137          1            12/15/97         00
    0410641013                           05           02/01/98          0
    410641013                            O            01/01/28
    0


    1674542          B75/G02             F          135,000.00         ZZ
                                         360        134,918.22          1
    911 EAST MAPLE STREET              8.500          1,038.03         75
                                       8.250          1,038.03      180,000.00
    BELLINGHAM       WA   98225          5            12/15/97         00
    0430567685                           05           02/01/98          0
    7196298                              O            01/01/28
    0


    1674545          E22/G02             F          266,000.00         ZZ
                                         360        265,865.68          1
1


    75 POPLAR STREET                   9.375          2,212.45         95
    UNIT # GM                          9.125          2,212.45      280,000.00
    BROOKLYN         NY   11201          1            12/16/97         01
    0410578587                           08           02/01/98         30
    410578587                            O            01/01/28
    0


    1674551          B75/G02             F           63,000.00         ZZ
                                         360         62,961.83          1
    7023 PLUMBER WAY                   8.500            484.42         74
                                       8.250            484.42       86,000.00
    NORTH HIGHLANDS  CA   95660          5            12/12/97         00
    0430571604                           05           02/01/98          0
    7176324                              O            01/01/28
    0


    1674557          369/G02             F           41,100.00         ZZ
                                         360         41,076.35          1
    3521 DONALD AVENUE                 8.750            323.34         90
                                       8.500            323.34       45,667.00
    INDIANAPOLIS     IN   46224          1            12/30/97         01
    0430567008                           05           02/01/98         25
    0061216859                           N            01/01/28
    0


    1674560          533/G02             F          125,000.00         ZZ
                                         360        125,000.00          1
    15850 RIO FLORIDA DRIVE            8.125            928.13         36
                                       7.875            928.13      355,000.00
    WHITTIER         CA   90603          5            01/12/98         00
    0430583468                           05           03/01/98          0
    2224707                              O            02/01/28
    0


    1674562          369/G02             F           40,000.00         ZZ
                                         360         39,976.38          1
    21 EAST COMMERCE STREET            8.625            311.12         16
                                       8.375            311.12      255,000.00
    SMYRNA           DE   19977          5            12/05/97         00
    0430568899                           05           02/01/98          0
    0061094249                           O            01/01/28
    0


    1674563          H11/G02             F           78,400.00         ZZ
                                         360         78,400.00          1
    7766 MAYFAIR CIRCLE                8.750            616.77         90
                                       8.500            616.77       87,130.00
    ELLICOTT CITY    MD   21043          1            01/15/98         12
    0430575472                           01           03/01/98         25
1


    9800002                              N            02/01/28
    0


    1674577          E26/G02             F           35,400.00         ZZ
                                         360         35,378.55          1
    920 MASON STREET                   8.500            272.20         64
                                       8.250            272.20       56,000.00
    HAMPTON          VA   23669          5            12/04/97         00
    0430567842                           05           02/01/98          0
    43700832                             N            01/01/28
    0


    1674581          229/G02             F          114,300.00         ZZ
                                         360        114,300.00          1
    2338 FLORENCE AVENUE               8.750            899.20         90
                                       8.500            899.20      127,000.00
    LAS VEGAS        NV   89119          1            01/16/98         10
    0430582395                           05           03/01/98         30
    7747331                              N            02/01/28
    0


    1674594          450/450             F          117,700.00         ZZ
                                         360        117,700.00          1
    7247 WILLOW CREEK                  8.000            863.64         85
                                       7.750            863.64      138,500.00
    YPSILANTI TWP    MI   48197          5            01/21/98         14
    4265757                              05           03/01/98         12
    4265757                              O            02/01/28
    0


    1674596          E29/G02             F          257,850.00         BB
                                         360        257,685.58          1
    7090 PUMA TRAIL                    8.250          1,937.14         79
                                       8.000          1,937.14      330,000.00
    LITTLETON        CO   80125          2            12/29/97         00
    0430573634                           03           02/01/98          0
    0245228                              O            01/01/28
    0


    1674598          201/G02             F          350,000.00         T
                                         360        349,759.13          1
    3582 LOIRE LANE                    7.875          2,537.75         61
                                       7.625          2,537.75      575,000.00
    PALM BEACH GARD  FL   33410          5            12/19/97         00
    0430567743                           03           02/01/98          0
    5009035493                           O            01/01/28
    0


1


    1674606          E29/G02             F           65,100.00         ZZ
                                         360         65,061.57          1
    751 SOUTH PINE DRIVE               8.625            506.34         70
                                       8.375            506.34       93,000.00
    BAILEY           CO   80421          5            12/31/97         00
    0430575415                           05           02/01/98          0
    19711007                             N            01/01/28
    0


    1674612          811/G02             F           51,200.00         T
                                         360         51,200.00          1
    240 LAKEVIEW DRIVE UNIT 311        8.750            402.79         80
                                       8.500            402.79       64,000.00
    FT. LAUDERDALE   FL   33326          1            01/15/98         00
    0430585752                           01           03/01/98          0
    FM00108062                           O            02/01/28
    0


    1674615          E82/G02             F           41,600.00         ZZ
                                         360         41,576.06          2
    2-2 1/2 MEDES PLACE                8.750            327.27         80
                                       8.500            327.27       52,000.00
    CORTLAND         NY   13045          1            01/05/98         00
    0400073417                           05           02/01/98          0
    0400073417                           N            01/01/28
    0


    1674619          637/G02             F          224,360.00         ZZ
                                         360        224,216.94          1
    810 MALDONADO DRIVE                8.250          1,685.54         79
                                       8.000          1,685.54      284,000.00
    PENSACOLA BEACH  FL   32561          1            12/12/97         00
    0430591925                           02           02/01/98          0
    8458861                              O            01/01/28
    0


    1674623          E82/G02             F           39,200.00         ZZ
                                         360         39,177.44          2
    1 - 1 1/2 MEDES PLACE              8.750            308.39         80
                                       8.500            308.39       49,000.00
    CORTLAND         NY   13045          1            01/05/98         00
    0400073433                           05           02/01/98          0
    0400073433                           N            01/01/28
    0


    1674626          624/G02             F          110,000.00         ZZ
                                         360        109,922.37          1
    10007 NORTH 34TH STREET            7.750            788.05         76
                                       7.500            788.05      145,000.00
1


    PHOENIX          AZ   85027          1            12/20/97         00
    0430563478                           05           02/01/98          0
    35500170916                          O            01/01/28
    0


    1674635          267/267             F           82,500.00         ZZ
                                         360         82,437.22          1
    3175 JACINTO CIRCLE                7.375            569.81         49
                                       7.125            569.81      170,000.00
    SIMI VALLEY      CA   93063          5            12/18/97         00
    4333489                              05           02/01/98          0
    4333489                              O            01/01/28
    0


    1674637          830/830             F          365,500.00         ZZ
                                         360        365,248.46          1
    1745 RIDGE ROAD                    7.875          2,650.13         74
                                       7.625          2,650.13      500,000.00
    WHITE LAKES      MI   48383          5            12/27/97         00
    533533                               05           02/01/98          0
    533533                               O            01/01/28
    0


    1674642          455/G02             F          343,400.00         ZZ
                                         360        343,207.48          1
    169 INTERLOCHEN DRIVE              8.875          2,732.25         85
                                       8.625          2,732.25      404,000.00
    PEACHTREE CITY   GA   30269          5            12/31/97         01
    0430581652                           05           02/01/98         12
    57864                                O            01/01/28
    0


    1674643          K15/G02             F           30,000.00         ZZ
                                         360         29,983.17          1
    112 MANOR LANE                     8.875            238.70         90
                                       8.625            238.70       33,334.00
    FREDERICKSBURG   VA   22405          1            12/19/97         04
    0430572636                           09           02/01/98         25
    623543                               N            01/01/28
    0


    1674644          K15/G02             F          144,000.00         ZZ
                                         360        143,910.49          1
    1395 SHERIDAN STREET               8.375          1,094.51         89
                                       8.125          1,094.51      163,000.00
    WASHINGTON       DC   20011          2            12/23/97         04
    0430566026                           07           02/01/98         25
    622521                               N            01/01/28
    0
1




    1674652          G52/G02             F          119,000.00         ZZ
                                         360        118,927.91          1
    480 SOUTH COREL DEL CANTANTE       8.500            915.01         70
                                       8.250            915.01      170,000.00
    GREEN VALLEY     AZ   85614          5            12/09/97         00
    0430567396                           03           02/01/98          0
    244065                               N            01/01/28
    0


    1674655          131/G02             F           28,000.00         ZZ
                                         360         27,983.46          1
    711 CIRCLE                         8.625            217.79         80
                                       8.375            217.79       35,000.00
    HERCULANEUM      MO   63048          1            12/19/97         00
    0430567313                           05           02/01/98          0
    1119425                              N            01/01/28
    0


    1674659          B23/G02             F          150,000.00         ZZ
                                         360        149,911.45          2
    651 & 651 1/2 WEST 18TH ST.        8.625          1,166.68         90
                                       8.375          1,166.68      168,000.00
    COSTA MESA       CA   92627          1            12/29/97         11
    0430571851                           05           02/01/98         25
    88002228                             N            01/01/28
    0


    1674660          131/G02             F           94,500.00         ZZ
                                         360         94,447.03          2
    9017-19 AMOUR DRIVE                8.875            751.88         90
                                       8.625            751.88      105,000.00
    CHALMETTE        LA   70043          1            12/18/97         14
    0430567420                           05           02/01/98         25
    1119451                              N            01/01/28
    0


    1674678          744/G02             F           97,500.00         ZZ
                                         360         97,439.40          1
    2954 NE 35TH PLACE                 8.375            741.07         73
                                       8.125            741.07      135,000.00
    PROTLAND         OR   97212          5            12/18/97         00
    0430564187                           05           02/01/98          0
    24611                                O            01/01/28
    0


    1674681          180/G02             F           34,200.00         ZZ
                                         360         34,180.83          1
1


    5234 BROOKMEADE DRIVE              8.875            272.11         90
                                       8.625            272.11       38,000.00
    HOUSTON          TX   77045          1            12/12/97         04
    0430586594                           03           02/01/98         25
    12269684                             N            01/01/28
    0


    1674689          F03/G02             F          192,450.00         ZZ
                                         360        192,450.00          1
    5010 GOLDEN VALLEY TRAIL           7.625          1,362.15         70
                                       7.375          1,362.15      274,950.00
    CASTLE ROCK      CO   80104          1            01/15/98         00
    0430587287                           03           03/01/98          0
    DEN11786                             O            02/01/28
    0


    1674691          E82/G02             F           34,000.00         ZZ
                                         360         33,977.19          1
    6112 YELLOW PINE DRIVE             8.000            249.48         50
                                       7.750            249.48       68,500.00
    LOUISVILLE       KY   40229          5            12/24/97         00
    0400081360                           05           02/01/98          0
    0400081360                           N            01/01/28
    0


    1674707          638/G02             F          215,054.00         ZZ
                                         360        214,906.00          1
    24777 CAN-ADA ROAD                 7.875          1,559.29         67
                                       7.625          1,559.29      325,000.00
    STAR             ID   83669          2            12/22/97         00
    0430564609                           05           02/01/98          0
    8688953                              O            01/01/28
    0


    1674708          B81/G02             F          115,500.00         ZZ
                                         360        115,500.00          1
    16536 NW ARGYLE WAY                8.375            877.88         75
                                       8.125            877.88      154,000.00
    PORTLAND         OR   97229          1            01/05/98         00
    0430582254                           05           03/01/98          0
    978094                               O            02/01/28
    0


    1674709          638/G02             F           57,800.00         ZZ
                                         360         57,762.87          1
    6704 SOUTH ASH PLACE               8.250            434.23         67
                                       8.000            434.23       87,500.00
    BROKEN ARROW     OK   74012          2            12/18/97         00
    0430564732                           05           02/01/98          0
1


    8688828                              N            01/01/28
    0


    1674712          638/G02             F           58,100.00         ZZ
                                         360         58,062.69          1
    6800 SOUTH ASH PLACE               8.250            436.49         66
                                       8.000            436.49       89,000.00
    BROKEN ARROW     OK   74011          5            12/17/97         00
    0430566562                           05           02/01/98          0
    8688827                              N            01/01/28
    0


    1674716          638/G02             F           68,850.00         ZZ
                                         360         68,850.00          1
    3592 WEST 45TH STREET              8.500            529.40         85
                                       8.250            529.40       81,000.00
    CLEVELAND        OH   44102          5            12/30/97         10
    0430564625                           05           03/01/98         12
    8686562                              O            02/01/28
    0


    1674724          731/G02             F           95,200.00         ZZ
                                         360         95,140.83          1
    1424 TWINING DRIVE                 8.375            723.59         80
                                       8.125            723.59      119,000.00
    ANCHORAGE        AK   99504          5            12/22/97         00
    0430564534                           05           02/01/98          0
    230234650                            O            01/01/28
    0


    1674725          E22/G02             F           88,000.00         ZZ
                                         360         87,950.66          3
    2204 JEFFERSON STREET              8.875            700.17         80
                                       8.625            700.17      110,000.00
    WILMINGTON       DE   19802          2            12/18/97         00
    0410595029                           05           02/01/98          0
    410595029                            N            01/01/28
    0


    1674730          638/G02             F           86,000.00         ZZ
                                         360         85,947.90          1
    1137 BAUTISTA DRIVE                8.500            661.27         86
                                       8.250            661.27      100,000.00
    COLTON           CA   92324          2            12/19/97         04
    0430564583                           05           02/01/98         25
    8688290                              N            01/01/28
    0


1


    1674731          638/G02             F           29,400.00         ZZ
                                         360         29,383.52          1
    1413 GLENWICK DRIVE                8.875            233.92         70
                                       8.625            233.92       42,000.00
    RIVER OAKS       TX   76114          5            12/17/97         00
    0430564682                           05           02/01/98          0
    8688480                              N            01/01/28
    0


    1674733          731/G02             F          135,000.00         ZZ
                                         360        134,913.92          1
    1113 PACIFIC GROVE LOOP            8.250          1,014.21         80
                                       8.000          1,014.21      170,000.00
    CHULA VISTA      CA   91915          1            12/12/97         00
    0430574699                           01           02/01/98          0
    613511445                            N            01/01/28
    0


    1674735          731/G02             F           96,000.00         ZZ
                                         360         95,938.78          1
    5821 LORELEI AVENUE                8.250            721.22         60
                                       8.000            721.22      160,000.00
    LAKEWOOD         CA   90712          5            12/18/97         00
    0430576959                           05           02/01/98          0
    916080633                            N            01/01/28
    0


    1674738          B57/G02             F          208,000.00         ZZ
                                         360        207,867.36          1
    12474 WOODBRIDGE STREET            8.250          1,562.64         80
                                       8.000          1,562.64      260,000.00
    LOS ANGELES      CA   91602          1            12/29/97         00
    0430570366                           05           02/01/98          0
    9712846                              N            01/01/28
    0


    1674739          664/G02             F          173,600.00         ZZ
                                         360        173,492.09          1
    2 WINCHESTER PLACE                 8.375          1,319.49         80
                                       8.125          1,319.49      217,000.00
    BURLINGAME       CA   94010          1            12/16/97         00
    0430568519                           05           02/01/98          0
    2275972                              N            01/01/28
    0


    1674743          664/G02             F           78,300.00         ZZ
                                         360         78,252.56          1
    8021 CELESTIAL AVE #101            8.500            602.06         90
                                       8.250            602.06       87,000.00
1


    LAS VEGAS        NV   89128          1            12/22/97         11
    0430580373                           01           02/01/98         25
    2410587                              N            01/01/28
    0


    1674748          267/267             F          180,000.00         ZZ
                                         360        179,859.58          1
    4953 HESPERIA AVENUE               7.250          1,227.92         75
                                       7.000          1,227.92      240,000.00
    ENCINO           CA   91316          1            12/22/97         00
    4330960                              05           02/01/98          0
    4330960                              O            01/01/28
    0


    1674750          B49/G02             F          125,100.00         ZZ
                                         360        125,100.00          2
    2417 SOUTH LAFAYETTE STREET        8.875            995.36         90
                                       8.625            995.36      139,000.00
    DENVER           CO   80210          1            01/23/98         10
    0430588905                           05           03/01/98         25
    11026566                             N            02/01/28
    0


    1674765          267/267             F          215,000.00         ZZ
                                         360        214,836.39          1
    2608 LAS POSITAS RD                7.375          1,484.96         77
                                       7.125          1,484.96      282,000.00
    SANTA BARBARA    CA   93105          2            12/24/97         00
    4330897                              05           02/01/98          0
    4330897                              O            01/01/28
    0


    1674782          E82/G02             F           82,400.00         ZZ
                                         360         82,348.78          1
    7700 KASMERE FALLS DRIVE           8.375            626.30         80
                                       8.125            626.30      103,000.00
    LAS VEGAS        NV   89129          1            12/11/97         00
    0400082020                           05           02/01/98          0
    0400082020                           O            01/01/28
    0


    1674784          E82/G02             F          100,350.00         ZZ
                                         360        100,292.27          1
    161 CHEROKEE WOODS                 8.750            789.45         90
                                       8.500            789.45      111,500.00
    HENDERSONVILLE   TN   37075          1            12/10/97         04
    0400081915                           05           02/01/98         25
    0400081915                           N            01/01/28
    0
1




    1674794          E82/G02             F          125,900.00         ZZ
                                         360        125,821.75          1
    3503 MACON COURT                   8.375            956.93         80
                                       8.125            956.93      157,430.00
    JEFFERSONVILLE   IN   47130          1            12/19/97         00
    0400079596                           05           02/01/98          0
    0400079596                           O            01/01/28
    0


    1674820          686/686             F          100,000.00         ZZ
                                         360         99,851.10          1
    2356    COMMODORES CLUB BLVD       7.500            699.22         79
                                       7.250            699.22      127,926.00
    ST AUGUSTINE     FL   32804          1            12/01/97         00
    818504870                            03           01/01/98          0
    818504870                            O            12/01/27
    0


    1674830          686/686             F          333,600.00         ZZ
                                         360        333,103.29          1
    2394 ALSACE COURT                  7.500          2,332.58         80
                                       7.250          2,332.58      417,000.00
    LIVERMORE        CA   94550          1            11/21/97         00
    818541864                            05           01/01/98          0
    818541864                            O            12/01/27
    0


    1674867          686/686             F          440,000.00         ZZ
                                         360        439,376.89          1
    18981   FIRETHORNE POINT           7.750          3,152.22         76
                                       7.500          3,152.22      584,200.00
    EDEN PRAIRIE     MN   55347          2            11/19/97         00
    818640401                            05           01/01/98          0
    818640401                            O            12/01/27
    0


    1674873          686/686             F          211,500.00         ZZ
                                         360        210,139.52          1
    1157 MORRILL AVENUE                7.500          1,478.84         77
                                       7.250          1,478.84      275,000.00
    SAN JOSE         CA   95132          1            11/21/97         00
    818646515                            05           01/01/98          0
    818646515                            O            12/01/27
    0


    1674928          686/686             F          224,000.00         ZZ
                                         360        223,833.75          1
1


    104     KENT DRIVE                 7.500          1,566.25         80
                                       7.250          1,566.25      280,000.00
    NORTH WALES      PA   19454          2            12/05/97         00
    817787385                            05           02/01/98          0
    817787385                            O            01/01/28
    0


    1674933          686/686             F          132,000.00         ZZ
                                         360        131,902.03          1
    6001  E THUNDERBIRD ROAD           7.500            922.97         75
                                       7.250            922.97      176,000.00
    SCOTTSDALE       AZ   85254          5            12/01/97         00
    818451023                            05           02/01/98          0
    818451023                            O            01/01/28
    0


    1674941          686/686             F          220,000.00         ZZ
                                         360        219,839.96          1
    169     EASY STREET                7.600          1,553.37         80
                                       7.350          1,553.37      275,000.00
    MOUNTAIN VIEW    CA   94043          1            12/03/97         00
    818645723                            09           02/01/98          0
    818645723                            O            01/01/28
    0


    1674948          686/686             F          546,000.00         ZZ
                                         360        545,563.37          1
    6       HILLDALE LANE              7.125          3,678.51         75
                                       6.875          3,678.51      728,000.00
    SANDS POINT      NY   11050          1            12/11/97         00
    818263659                            05           02/01/98          0
    818263659                            O            01/01/28
    0


    1674986          686/686             F          136,800.00         ZZ
                                         360        136,698.47          1
    5601    SUN VALLEY COURT           7.500            956.53         80
                                       7.250            956.53      172,617.00
    SALIDA           CA   95368          1            12/09/97         00
    818647844                            05           02/01/98          0
    818647844                            O            01/01/28
    0


    1674991          E82/G02             F           85,600.00         ZZ
                                         360         85,546.80          1
    436 SAM JONAS DRIVE                8.375            650.62         80
                                       8.125            650.62      107,000.00
    LAS VEGAS        NV   89128          1            12/17/97         00
    0400081113                           05           02/01/98          0
1


    0400081113                           O            01/01/28
    0


    1675002          686/686             F          105,000.00         ZZ
                                         360        104,922.07          1
    118 HILLSIDE AVENUE                7.500            734.18         75
                                       7.250            734.18      140,000.00
    FREEDOM          CA   95019          5            12/08/97         00
    818645715                            05           02/01/98          0
    818645715                            O            01/01/28
    0


    1675060          686/686             F          650,000.00         ZZ
                                         360        649,541.24          1
    14611 VALLEY VISTA BLVD            7.750          4,656.68         60
                                       7.500          4,656.68    1,100,000.00
    LOS ANGELES      CA   91423          5            12/16/97         00
    818630915                            05           02/01/98          0
    818630915                            O            01/01/28
    0


    1675101          105/G02             F          120,000.00         ZZ
                                         360        120,000.00          1
    900 EAST HOPKINS AVENUE            8.125            891.00         60
    #10                                7.875            891.00      200,000.00
    ASPEN            CO   81611          1            01/16/98         00
    0430590083                           01           03/01/98          0
    1134691                              O            02/01/28
    0


    1675111          568/G02             F          146,250.00         ZZ
                                         360        146,151.87          1
    1270 BUENA VISTA WAY               8.000          1,073.13         75
                                       7.750          1,073.13      195,000.00
    CARLSBAD         CA   92008          1            12/17/97         00
    0430568923                           05           02/01/98          0
    809625                               O            01/01/28
    0


    1675116          568/G02             F           53,550.00         ZZ
                                         360         53,518.38          1
    4555 EAST SAHARA AVENUE #115       8.625            416.51         70
                                       8.375            416.51       76,590.00
    LAS VEGAS        NV   89104          1            12/17/97         00
    0430568956                           01           02/01/98          0
    850271                               O            01/01/28
    0


1


    1675119          965/G02             F           64,800.00         ZZ
                                         360         64,763.67          1
    2946 EAST EUCLID AVENUE            8.875            515.58         90
                                       8.625            515.58       72,000.00
    TUCSON           AZ   85719          1            12/17/97         04
    0430566992                           05           02/01/98         25
    2576941112142                        N            01/01/28
    0


    1675122          664/G02             F           60,900.00         ZZ
                                         360         60,861.16          1
    9433 WHITE FIR DR NE               8.250            457.53         70
                                       8.000            457.53       87,000.00
    LACEY            WA   98516          5            12/18/97         00
    0430583781                           05           02/01/98          0
    2372076                              N            01/01/28
    0


    1675130          G10/G02             F           81,000.00         ZZ
                                         360         81,000.00          2
    4331 & 4335 SAN MARCOS AVENUE      8.750            637.23         90
                                       8.500            637.23       90,000.00
    MESQUITE         TX   75150          1            01/02/98         04
    0430570200                           05           03/01/98         25
    971358                               N            02/01/28
    0


    1675134          637/G02             F          131,200.00         ZZ
                                         360        131,200.00          1
    5675 SW GLENBROOK ROAD             8.000            962.70         75
                                       7.750            962.70      176,000.00
    BEAVERTON        OR   97007          5            01/14/98         00
    0430600320                           03           03/01/98          0
    8074676                              O            02/01/28
    0


    1675145          E82/G02             F           28,000.00         ZZ
                                         360         27,984.30          1
    208 LAMONT COURT                   8.875            222.78         67
                                       8.625            222.78       41,800.00
    FAIRMONT         WV   26554          5            12/31/97         00
    0400081147                           05           02/01/98          0
    0400081147                           N            01/01/28
    0


    1675150          E26/G02             F           49,200.00         ZZ
                                         360         49,163.48          2
    7332 WHITAKER AVENUE               7.500            344.02         80
                                       7.250            344.02       61,500.00
1


    PHILADELPHIA     PA   19111          1            01/05/97         00
    0430570358                           05           02/01/98          0
    62700486                             O            01/01/28
    0


    1675159          E26/G02             F           96,500.00         ZZ
                                         360         96,424.71          1
    1020 THRUSH LANE                   7.250            658.31         83
                                       7.000            658.31      117,500.00
    AUDUBON          PA   19403          2            12/12/97         11
    0430571083                           05           02/01/98         20
    60700961                             O            01/01/28
    0


    1675162          E84/G02             F          173,000.00         ZZ
                                         360        172,889.69          1
    4751 SOUTH INGLESIDE AVENUE        8.250          1,299.69         80
                                       8.000          1,299.69      217,000.00
    CHICAGO          IL   60615          2            12/23/97         00
    0430585570                           07           02/01/98          0
    PS9700264                            O            01/01/28
    0


    1675171          F96/G02             F          480,000.00         ZZ
                                         360        479,693.92          1
    38 BREEZY POINT                    8.250          3,606.08         80
                                       8.000          3,606.08      600,000.00
    BOROUGH OF LITT  NJ   07739          2            12/31/97         00
    0430573923                           05           02/01/98          0
    1740                                 O            01/01/28
    0


    1675179          608/G02             F           99,000.00         ZZ
                                         360         98,888.59          1
    605 CROWN STREET                   8.875            787.69         90
                                       8.625            787.69      110,000.00
    WILLOW GROVE     PA   19090          1            11/28/97         04
    0430571091                           05           01/01/98         25
    100739                               N            12/01/27
    0


    1675184          608/G02             F           55,000.00         ZZ
                                         360         54,962.15          1
    4815 TAMAR DRIVE                   7.875            398.79         53
                                       7.625            398.79      104,700.00
    HARRISBURG       PA   17111          5            12/19/97         00
    0430567156                           05           02/01/98          0
    101127                               O            01/01/28
    0
1




    1675186          E84/G02             F           90,800.00         ZZ
                                         360         90,742.10          1
    5411 CRAIN STREET                  8.250            682.15         80
                                       8.000            682.15      113,500.00
    SKOKIE           IL   60077          1            12/31/97         00
    0430582700                           05           02/01/98          0
    PS9700219                            O            01/01/28
    0


    1675188          637/G02             F           49,000.00         ZZ
                                         360         48,966.27          1
    18759 SW BERGER COURT              7.875            355.29         35
                                       7.625            355.29      141,000.00
    ALOHA            OR   97006          5            12/02/97         00
    0430564922                           05           02/01/98          0
    8055139                              O            01/01/28
    0


    1675191          637/G02             F          116,900.00         ZZ
                                         360        116,827.33          1
    71 TAFT STREET                     8.375            888.53         75
                                       8.125            888.53      156,000.00
    MILFORD          MA   01757          1            12/15/97         00
    0430564179                           05           02/01/98          0
    8344582                              O            01/01/28
    0


    1675193          744/G02             F          370,000.00         ZZ
                                         360        369,770.02          1
    6731 ORCHARD STATION ROAD          8.375          2,812.27         63
                                       8.125          2,812.27      590,000.00
    SEBASTOPOL       CA   95472          2            12/29/97         00
    0430564237                           05           02/01/98          0
    82308                                O            01/01/28
    0


    1675194          E26/G02             F          153,000.00         ZZ
                                         360        152,902.44          1
    9508 AUTUMN APPLAUSE DRIVE         8.250          1,149.44         90
                                       8.000          1,149.44      170,000.00
    CHARLOTTE        NC   28277          1            12/18/97         01
    0430571141                           03           02/01/98         25
    50701251                             N            01/01/28
    0


    1675196          201/G02             F          200,000.00         ZZ
                                         360        199,872.46          1
1


    5700 NE ISLAND COVE WAY #4305C     8.250          1,502.54         68
                                       8.000          1,502.54      295,000.00
    STUART           FL   34996          1            12/15/97         00
    0430570994                           01           02/01/98          0
    5009020446                           O            01/01/28
    0


    1675203          F96/G02             F          232,000.00         ZZ
                                         360        231,852.06          1
    5 MILL CREEK RAOD                  8.250          1,742.94         80
                                       8.000          1,742.94      290,000.00
    SPARTA           NJ   07871          1            12/30/97         00
    0430579813                           05           02/01/98          0
    1980                                 O            01/01/28
    0


    1675205          E84/G02             F          129,500.00         ZZ
                                         360        129,500.00          1
    500 CITADEL CIRCLE                 8.250            972.89         70
                                       8.000            972.89      185,000.00
    WESTMONT         IL   60559          1            01/05/98         00
    0430568600                           09           03/01/98          0
    PS9700297                            N            02/01/28
    0


    1675213          E84/G02             F          129,500.00         ZZ
                                         360        129,500.00          1
    502 CITADEL CIRCLE                 8.250            972.89         70
                                       8.000            972.89      185,000.00
    WESTMONT         IL   60559          1            01/02/98         00
    0430568584                           09           03/01/98          0
    PS9700276                            N            02/01/28
    0


    1675223          B37/G02             F          270,000.00         ZZ
                                         360        270,000.00          1
    1315 WEST ROAD                     7.875          1,957.69         75
                                       7.625          1,957.69      360,000.00
    WAXAHACHIE       TX   75167          1            01/16/98         00
    0430576488                           05           03/01/98          0
    1675223                              O            02/01/28
    0


    1675259          624/G02             F           97,800.00         ZZ
                                         360         97,800.00          1
    10318 NE 65TH AVENUE               8.375            743.35         80
                                       8.125            743.35      122,275.00
    VANCOUVER        WA   98686          1            12/31/97         00
    0430563593                           05           03/01/98          0
1


    81500170526F                         O            02/01/28
    0


    1675279          K08/G02             F           82,500.00         ZZ
                                         360         82,448.72          1
    101 SW KENNYBROOK DR               8.375            627.06         72
                                       8.125            627.06      115,000.00
    GRIMES           IA   50111          5            12/18/97         00
    0410653703                           05           02/01/98          0
    410653703                            O            01/01/28
    0


    1675284          E22/G02             F           87,500.00         ZZ
                                         360         87,444.68          1
    2400 ANDROS LANE                   8.375            665.06         70
                                       8.125            665.06      125,000.00
    FT. LAUDERDALE   FL   33312          5            12/24/97         00
    0410646186                           05           02/01/98          0
    410646186                            O            01/01/28
    0


    1675290          E22/G02             F           53,600.00         ZZ
                                         360         53,564.03          1
    2529 COLDSTREAM DRIVE              8.000            393.30         80
                                       7.750            393.30       67,050.00
    FT. WORTH        TX   76123          1            12/15/97         00
    0410657993                           05           02/01/98          0
    410657993                            O            01/01/28
    0


    1675295          E22/G02             F          150,000.00         ZZ
                                         360        149,909.13          1
    9200 KENNETH                       8.500          1,153.37         86
                                       8.250          1,153.37      175,000.00
    SKOKIE           IL   60076          1            12/17/97         04
    0410644561                           05           02/01/98         25
    410644561                            N            01/01/28
    0


    1675296          E22/G02             F           26,800.00         T
                                         360         26,784.18          1
    3490 NORTH KEY DRIVE UNIT #301     8.625            208.45         48
                                       8.375            208.45       57,000.00
    NORTH FT. MYERS  FL   33903          2            12/17/97         00
    0410653471                           08           02/01/98          0
    410653471                            O            01/01/28
    0


1


    1675298          E22/G02             F           92,250.00         ZZ
                                         360         92,195.54          1
    5757 CITADEL COURT                 8.625            717.51         90
                                       8.375            717.51      102,500.00
    ROCKVALE         TN   37153          1            12/19/97         04
    0410611446                           05           02/01/98         25
    410611446                            N            01/01/28
    0


    1675299          E22/G02             F           43,470.00         ZZ
                                         360         43,432.98          2
    2402 SOUTH 18TH STREET             8.125            322.76         90
                                       7.875            322.76       48,300.00
    OHMAHA           NE   68106          1            12/22/97         04
    0410641575                           05           02/01/98         25
    410641575                            N            01/01/28
    0


    1675300          E22/G02             F           35,100.00         ZZ
                                         360         35,062.49          2
    1342 HOME PLACE                    9.125            285.59         90
                                       8.875            285.59       39,000.00
    ROCKFORD         IL   61104          1            11/05/97         01
    0410611297                           05           01/01/98         25
    410611297                            N            12/01/27
    0


    1675303          E22/G02             F          164,000.00         ZZ
                                         360        163,900.65          1
    4175 HADLEY DRIVE                  8.500          1,261.02         80
                                       8.250          1,261.02      205,000.00
    LAKELAND         TN   38002          1            12/12/97         00
    0410649750                           05           02/01/98          0
    410649750                            O            01/01/28
    0


    1675304          E22/G02             F           57,000.00         ZZ
                                         360         56,966.35          1
    446 PINE SHADOWS DRIVE             8.625            443.34         51
                                       8.375            443.34      112,000.00
    SOUR LAKE        TX   77659          2            12/03/97         00
    0410625164                           05           02/01/98          0
    410625164                            O            01/01/28
    0


    1675306          E22/G02             F          328,000.00         ZZ
                                         360        327,796.13          1
    1807 INDIAN TRAIL                  8.375          2,493.04         80
                                       8.125          2,493.04      410,000.00
1


    BLOOMFIELD HILL  MI   48302          5            12/17/97         00
    0410640155                           05           02/01/98          0
    410640155                            O            01/01/28
    0


    1675308          E22/G02             F           40,500.00         ZZ
                                         360         40,477.29          1
    3150 LIBERTY                       8.875            322.24         90
                                       8.625            322.24       45,000.00
    ROCKFORD         IL   61101          1            12/19/97         04
    0410656243                           05           02/01/98         25
    410656243                            N            01/01/28
    0


    1675310          K08/G02             F           66,000.00         ZZ
                                         360         65,957.91          1
    1251 S ATLANTIC AVENUE UNIT        8.250            495.84         80
    #2202                              8.000            495.84       82,500.00
    COCOA BEACH      FL   32931          1            12/08/97         00
    0410631972                           08           02/01/98          0
    410631972                            O            01/01/28
    0


    1675312          E22/G02             F           31,200.00         ZZ
                                         360         31,147.13          1
    4923 RAYMOND                       8.875            248.25         85
                                       8.625            248.25       37,000.00
    DEARBORN HEIGHT  MI   48125          1            10/29/97         04
    0410574354                           05           12/01/97         20
    410574354                            N            11/01/27
    0


    1675314          K08/G02             F           97,000.00         T
                                         360         96,933.24          1
    2641 HAWTHORNE LANE                7.875            703.32         80
                                       7.625            703.32      121,304.00
    KISSIMMEE        FL   34743          1            12/23/97         95
    0410617617                           03           02/01/98          0
    410617617                            O            01/01/28
    0


    1675315          E22/G02             F           88,950.00         T
                                         360         88,897.49          1
    107 CATTAIL COURT                  8.625            691.84         80
                                       8.375            691.84      111,220.00
    KISSIMMEE        FL   34743          1            12/23/97         95
    0410643944                           03           02/01/98          0
    410643944                            O            01/01/28
    0
1




    1675317          E22/G02             F           89,900.00         ZZ
                                         360         89,848.28          1
    1112 WEST LINDNER AVENUE           8.750            707.24         90
                                       8.500            707.24       99,900.00
    MESA             AZ   85210          1            12/18/97         04
    0410652150                           05           02/01/98         25
    410652150                            N            01/01/28
    0


    1675318          E22/G02             F          146,250.00         ZZ
                                         360        146,149.36          1
    4000 N. TAFT HILL ROAD             7.875          1,060.41         75
                                       7.625          1,060.41      195,000.00
    FORT COLLINS     CO   80524          5            12/19/97         00
    0410651954                           05           02/01/98          0
    410651954                            O            01/01/28
    0


    1675319          E22/G02             F          250,000.00         ZZ
                                         360        249,836.47          1
    3812 GULF BLVD                     8.125          1,856.24         80
                                       7.875          1,856.24      312,500.00
    S PADRE ISLAND   TX   78597          1            12/22/97         00
    0410651798                           05           02/01/98          0
    410651798                            O            01/01/28
    0


    1675322          E22/G02             F          150,000.00         ZZ
                                         360        149,901.87          1
    0107 BOBCAT COURT                  8.125          1,113.75         80
                                       7.875          1,113.75      187,500.00
    CARBONDALE       CO   81623          1            12/19/97         00
    0410633879                           03           02/01/98          0
    410633879                            O            01/01/28
    0


    1675323          E22/G02             F          121,500.00         ZZ
                                         360        121,428.27          4
    3004 SOUTH WOOD AVENUE             8.625            945.01         90
                                       8.375            945.01      135,000.00
    LINDEN           NJ   07036          1            12/16/97         01
    0410599856                           05           02/01/98         25
    410599856                            N            01/01/28
    0


    1675325          E22/G02             F          150,400.00         ZZ
                                         360        150,304.10          1
1


    7709 CHRISTIN LEE CIRCLE           8.250          1,129.90         80
                                       8.000          1,129.90      188,000.00
    KNOXVILLE        TN   37931          2            12/22/97         00
    0410638456                           05           02/01/98          0
    410638456                            O            01/01/28
    0


    1675326          E22/G02             F           32,450.00         ZZ
                                         360         32,432.74          1
    222 AMES STREET                    9.125            264.02         90
                                       8.875            264.02       36,100.00
    ROCHESTER        NY   14611          1            12/22/97         10
    0410632467                           05           02/01/98         25
    410632467                            N            01/01/28
    0


    1675327          E22/G02             F           45,800.00         ZZ
                                         360         45,773.65          1
    1421 STEVENS STREET                8.750            360.31         74
                                       8.500            360.31       62,000.00
    PHILADELPHIA     PA   19149          1            12/16/97         00
    0410646046                           05           02/01/98          0
    410646046                            N            01/01/28
    0


    1675328          E22/G02             F          115,500.00         ZZ
                                         360        115,435.25          2
    74 LOUIS STREET                    8.875            918.97         70
                                       8.625            918.97      165,000.00
    NEW BRUNSWICK    NJ   08901          5            12/18/97         00
    0410599757                           05           02/01/98          0
    410599757                            N            01/01/28
    0


    1675332          K08/G02             F           62,200.00         ZZ
                                         360         62,167.76          2
    1715 & 1717 CREEK VIEW DRIVE       9.250            511.70         90
                                       9.000            511.70       69,123.00
    GLENN HEIGHTS    TX   75115          1            12/19/97         04
    0410625396                           05           02/01/98         25
    410625396                            N            01/01/28
    0


    1675335          E22/G02             F           88,000.00         ZZ
                                         360         87,942.43          1
    2204 17TH STREET                   8.125            653.40         80
                                       7.875            653.40      110,000.00
    SACRAMENTO       CA   95818          1            12/29/97         00
    0410634190                           05           02/01/98          0
1


    410634190                            O            01/01/28
    0


    1675336          E22/G02             F          100,350.00         ZZ
                                         360        100,290.76          1
    736 PATRICIA LANE                  8.625            780.51         90
                                       8.375            780.51      111,500.00
    SOUTH LAKE TAHO  CA   96150          1            12/23/97         04
    0410641005                           05           02/01/98         25
    410641005                            N            01/01/28
    0


    1675342          E22/G02             F          213,200.00         BB
                                         360        213,200.00          1
    634 SERRANO LANE                   8.250          1,601.70         80
                                       8.000          1,601.70      266,610.00
    CHULA VISTA      CA   91910          1            12/30/97         00
    0410659296                           05           03/01/98          0
    410659296                            O            02/01/28
    0


    1675343          E22/G02             F          303,400.00         BB
                                         360        303,201.53          1
    85 LEGACY WAY                      8.125          2,252.74         80
                                       7.875          2,252.74      379,265.00
    IRVINE           CA   92602          1            12/19/97         00
    0410641682                           05           02/01/98          0
    410641682                            O            01/01/28
    0


    1675345          638/G02             F          103,500.00         ZZ
                                         360        103,421.62          1
    15329 EASTWOOD AVENUE              8.125            768.48         90
                                       7.875            768.48      115,000.00
    LAWNDALE         CA   90260          1            12/24/97         10
    0430567305                           05           02/01/98         25
    8690786                              N            01/01/28
    0


    1675348          E22/G02             F          115,000.00         ZZ
                                         360        114,924.78          1
    830 EAST COLDEN AVENUE             8.125            853.87         80
                                       7.875            853.87      145,000.00
    LOS ANGELES      CA   90002          5            12/24/97         00
    0410636310                           05           02/01/98          0
    410636310                            O            01/01/28
    0


1


    1675351          E22/G02             F          178,400.00         ZZ
                                         360        178,283.31          1
    1461 MOUNT LASSEN DRIVE            8.125          1,324.61         80
                                       7.875          1,324.61      223,000.00
    SAN JOSE         CA   95127          2            12/23/97         00
    0410614382                           05           02/01/98          0
    410614382                            O            01/01/28
    0


    1675356          E22/G02             F           53,600.00         ZZ
                                         360         53,568.35          1
    753 SUMMIT BOULEVARD               8.625            416.90         75
    UNIT # 2                           8.375            416.90       71,500.00
    BIG BEAR LAKE    CA   92315          1            12/23/97         00
    0410658678                           01           02/01/98          0
    410658678                            N            01/01/28
    0


    1675357          E22/G02             F           53,600.00         ZZ
                                         360         53,568.35          1
    753 SUMMIT BOULEVARD               8.625            416.90         75
    UNIT # 3                           8.375            416.90       71,500.00
    BIG BEAR LAKE    CA   92315          1            12/23/97         00
    0410658702                           01           02/01/98          0
    410658702                            N            01/01/28
    0


    1675358          E22/G02             F           53,600.00         ZZ
                                         360         53,568.35          1
    753 SUMMIT BOULEVARD               8.625            416.90         75
    UNIT # 4                           8.375            416.90       71,500.00
    BIG BEAR LAKE    CA   92315          1            12/23/97         00
    0410658736                           01           02/01/98          0
    410658736                            N            01/01/28
    0


    1675359          E22/G02             F           53,600.00         ZZ
                                         360         53,568.35          1
    753 SUMMIT BOULEVARD UNIT #1       8.625            416.90         75
                                       8.375            416.90       71,500.00
    BIG BEAR LAKE    CA   92315          1            12/23/97         00
    0410658660                           01           02/01/98          0
    410658660                            N            01/01/28
    0


    1675360          E22/G02             F          280,000.00         ZZ
                                         360        279,807.31          1
    1 VITALE LANE                      7.875          2,030.19         80
                                       7.625          2,030.19      350,000.00
1


    FOOTHILL RANCH   CA   92610          5            12/24/97         00
    0410665640                           03           02/01/98          0
    410665640                            O            01/01/28
    0


    1675368          638/G02             F          268,000.00         ZZ
                                         360        267,810.85          1
    4850 WIKIUP BRIDGE WAY             7.750          1,919.98         80
                                       7.500          1,919.98      335,000.00
    SANTA ROSA       CA   95404          5            12/18/97         00
    0430566489                           05           02/01/98          0
    8690165                              O            01/01/28
    0


    1675372          731/G02             F           71,910.00         ZZ
                                         360         71,910.00          1
    3229 BENJAMIN E MAYS DRIVE         8.625            559.31         90
                                       8.375            559.31       79,900.00
    ATLANTA          GA   30311          1            01/06/98         01
    0430572016                           05           03/01/98         25
    3140665978                           N            02/01/28
    0


    1675373          E82/G02             F           44,000.00         ZZ
                                         360         43,972.65          1
    ROUTE 4 BOX 7                      8.375            334.43         80
                                       8.125            334.43       55,000.00
    FAIRMONT         WV   26554          1            12/31/97         00
    0400081162                           05           02/01/98          0
    0400081162                           O            01/01/28
    0


    1675375          638/G02             F           84,000.00         ZZ
                                         360         83,940.71          1
    2355 RIM ROAD                      7.750            601.79         26
                                       7.500            601.79      335,000.00
    DUARTE           CA   91010          2            12/16/97         00
    0430565986                           05           02/01/98          0
    8685151                              O            01/01/28
    0


    1675376          731/G02             F          110,000.00         ZZ
                                         360        109,924.30          1
    1517 ADDISON ROAD                  7.875            797.58         18
                                       7.625            797.58      640,000.00
    PALOS VERDES ES  CA   90274          2            12/22/97         00
    0430567024                           05           02/01/98          0
    411511536                            O            01/01/28
    0
1




    1675380          638/G02             F          123,250.00         ZZ
                                         360        123,171.40          1
    515 SOUTH 2ND STREET               8.250            925.94         85
                                       8.000            925.94      145,000.00
    CARBONDALE       CO   81623          2            12/26/97         10
    0430566372                           05           02/01/98         12
    8686597                              O            01/01/28
    0


    1675385          638/G02             F           59,200.00         ZZ
                                         360         59,166.81          3
    57 CORAL STREET                    8.875            471.02         80
                                       8.625            471.02       74,000.00
    WORCESTER        MA   01604          1            12/16/97         00
    0430565689                           05           02/01/98          0
    8688456                              N            01/01/28
    0


    1675388          731/G02             F          132,000.00         ZZ
                                         360        131,906.84          1
    2023 TAM COURT                     7.750            945.66         80
                                       7.500            945.66      165,000.00
    SIMI VALLEY      CA   93063          1            12/16/97         00
    0430570523                           05           02/01/98          0
    8000631                              O            01/01/28
    0


    1675390          975/G02             F          121,000.00         ZZ
                                         360        120,918.81          1
    15552 LOUKELTON STREET             8.000            887.86         79
                                       7.750            887.86      155,000.00
    LA PUENTE        CA   91744          2            12/29/97         00
    0430568071                           05           02/01/98          0
    972810                               N            01/01/28
    0


    1675395          731/G02             F          104,450.00         ZZ
                                         360        104,395.86          2
    1330 & 1332 NORTH HAMPTON ROAD     9.250            859.28         88
                                       9.000            859.28      120,000.00
    ALPHARETTA       GA   30201          2            12/30/97         01
    0430566414                           05           02/01/98         25
    3140865819                           N            01/01/28
    0


    1675420          E68/G02             F           85,800.00         ZZ
                                         360         85,800.00          1
1


    5529 WINFORD COURT                 7.250            585.31         65
                                       7.000            585.31      132,000.00
    FAIRFAX          VA   22032          1            01/15/98         00
    0430586099                           07           03/01/98          0
    17879                                O            02/01/28
    0


    1675425          E57/G02             F          472,000.00         ZZ
                                         360        471,666.86          1
    3548 BEVERLY RIDGE DRIVE           7.750          3,381.47         80
                                       7.500          3,381.47      590,000.00
    SHERMAN OAKS     CA   91423          2            12/18/97         00
    0430588566                           05           02/01/98          0
    18882001667                          O            01/01/28
    0


    1675428          A37/G02             F           62,500.00         ZZ
                                         360         62,500.00          1
    11534 ANTIOCH ROAD                 8.000            458.60         49
                                       7.750            458.60      130,000.00
    TREVOR           WI   53179          2            12/31/97         00
    0430567412                           05           03/01/98          0
    97WW25168                            O            02/01/28
    0


    1675431          964/G02             F          300,000.00         ZZ
                                         360        299,803.76          1
    41 LESSAY AVENUE                   8.125          2,227.49         80
                                       7.875          2,227.49      375,000.00
    NEWPORT COAST (  CA   92657          1            12/23/97         00
    0430564906                           01           02/01/98          0
    30521                                O            01/01/28
    0


    1675436          B37/G02             F          198,000.00         ZZ
                                         360        197,867.15          4
    1530 WEST AVENUE (UNIT 1-4)        8.000          1,452.85         55
                                       7.750          1,452.85      360,000.00
    MIAMI            FL   33139          2            12/26/97         00
    0430571422                           03           02/01/98          0
    244096                               O            01/01/28
    0


    1675453          180/G02             F           49,500.00         ZZ
                                         360         49,500.00          1
    501 EAST 6TH STREET                8.750            389.42         90
                                       8.500            389.42       55,000.00
    INGALLS          IN   46048          1            01/16/98         10
    0430591933                           05           03/01/98         25
1


    12318358                             N            02/01/28
    0


    1675468          E82/G02             F          111,900.00         ZZ
                                         360        111,830.45          1
    83 PARTRIDGE HILL ROAD             8.375            850.52         80
                                       8.125            850.52      139,900.00
    CHARLTON         MA   01057          1            12/31/97         00
    0400082764                           05           02/01/98          0
    0400082764                           O            01/01/28
    0


    1675475          907/G02             F          124,000.00         ZZ
                                         360        123,841.32          1
    1 BELVEDERE DRIVE SOUTH            8.250            931.57         80
                                       8.000            931.57      155,990.00
    MANCHESTER TOWN  NJ   08733          1            11/28/97         00
    0430569798                           03           01/01/98          0
    10001983                             O            12/01/27
    0


    1675478          105/G02             F          380,000.00         ZZ
                                         360        379,751.43          1
    5808 EASTMAN DRIVE                 8.125          2,821.49         80
                                       7.875          2,821.49      475,000.00
    PLANO            TX   75093          1            12/19/97         00
    0430578872                           03           02/01/98          0
    913194                               O            01/01/28
    0


    1675484          J83/G02             F           70,000.00         ZZ
                                         360         69,959.72          2
    642 HEADLEY AVENUE                 8.750            550.70         72
                                       8.500            550.70       98,000.00
    LEXINGTON        KY   40508          2            12/31/97         00
    0430568675                           05           02/01/98          0
    251581                               N            01/01/28
    0


    1675496          K15/G02             F          157,500.00         ZZ
                                         360        157,409.38          1
    504 N REDFIELD COURT               8.750          1,239.06         75
                                       8.500          1,239.06      210,000.00
    PARK RIDGE       IL   60068          5            12/24/97         00
    0430570051                           05           02/01/98          0
    623565                               O            01/01/28
    0


1


    1675503          561/561             F           78,300.00         ZZ
                                         360         78,253.77          1
    5114 ABBOTT DRIVE                  8.625            609.01         90
                                       8.375            609.01       87,000.00
    TEMPLE HILLS     MD   20748          1            12/15/97         01
    0009135054                           05           02/01/98         25
    0009135054                           N            01/01/28
    0


    1675505          H35/G02             F           54,800.00         ZZ
                                         360         54,770.83          1
    11269 SW 33 CIR PLACE              9.125            445.88         90
                                       8.875            445.88       60,900.00
    MIAMI            FL   33165          1            12/11/97         10
    0430569822                           05           02/01/98         25
    9709009001                           N            01/01/28
    0


    1675507          E29/G02             F           56,000.00         ZZ
                                         360         55,966.94          1
    14764 MARCH DRIVE                  8.625            435.56         70
                                       8.375            435.56       80,000.00
    DENVER           CO   80239          5            12/31/97         00
    0430571158                           05           02/01/98          0
    C9709008                             N            01/01/28
    0


    1675510          E29/G02             F           80,500.00         ZZ
                                         360         80,452.47          2
    2900-2902 YORK STREET              8.625            626.12         70
                                       8.375            626.12      115,000.00
    DENVER           CO   80205          5            12/31/97         00
    0430572198                           05           02/01/98          0
    C9709005                             N            01/01/28
    0


    1675533          624/G02             F          156,500.00         ZZ
                                         360        156,500.00          1
    746 RENATE WAY                     7.500          1,094.27         66
                                       7.250          1,094.27      240,000.00
    PASO ROBLES      CA   93446          1            01/15/98         00
    0430582882                           05           03/01/98          0
    72000580013F                         O            02/01/28
    0


    1675546          683/G02             F           43,100.00         ZZ
                                         360         43,100.00          1
    43 PINE GROVE ROAD                 8.375            327.59         80
                                       8.125            327.59       53,900.00
1


    WINDHAM          ME   04062          1            01/21/98         00
    0430579847                           01           03/01/98          0
    970245                               O            02/01/28
    0


    1675547          G41/G02             F          312,000.00         ZZ
                                         360        311,779.79          1
    2203 CIPRIANI BLVD                 7.750          2,235.21         80
                                       7.500          2,235.21      390,000.00
    BELMONT          CA   94002          5            12/24/97         00
    0430568766                           05           02/01/98          0
    62100110                             O            01/01/28
    0


    1675556          E22/G02             F          105,000.00         ZZ
                                         360        104,936.39          1
    839 2045 LANE                      8.500            807.36         75
                                       8.250            807.36      140,000.00
    AUSTIN           CO   81410          5            12/16/97         00
    0410643548                           05           02/01/98          0
    410643548                            O            01/01/28
    0


    1675565          E22/G02             F           62,100.00         ZZ
                                         360         62,065.18          2
    346 EAST MONTANA STREET            8.875            494.10         90
                                       8.625            494.10       69,000.00
    MILWAUKEE        WI   53207          1            12/30/97         12
    0410661862                           05           02/01/98         25
    410661862                            N            01/01/28
    0


    1675566          K08/G02             F          167,250.00         ZZ
                                         360        167,140.59          1
    525 EAGLE TRAIL                    8.125          1,241.83         80
                                       7.875          1,241.83      209,080.00
    KELLER           TX   76248          1            12/23/97         00
    0410656771                           03           02/01/98          0
    410656771                            O            01/01/28
    0


    1675577          E22/G02             F          136,000.00         ZZ
                                         360        135,906.41          1
    5214 BROOKE RIDGE DRIVE            7.875            986.09         80
                                       7.625            986.09      170,000.00
    DUNWOODY         GA   30338          1            12/08/97         00
    0410643134                           01           02/01/98          0
    410643134                            O            01/01/28
    0
1




    1675578          E22/G02             F           35,000.00         ZZ
                                         360         34,981.85          2
    90-92 NORTH HAGUE AVE              9.250            287.94         70
                                       9.000            287.94       50,000.00
    COLUMBUS         OH   43204          2            12/24/97         00
    0410579130                           05           02/01/98          0
    410579130                            N            01/01/28
    0


    1675579          E22/G02             F           33,300.00         ZZ
                                         360         33,282.74          2
    78 A&B PERSHING DRIVE              9.250            273.95         90
                                       9.000            273.95       37,000.00
    DENISON          TX   75020          1            12/23/97         04
    0410646780                           05           02/01/98         25
    410646780                            N            01/01/28
    0


    1675581          E22/G02             F          184,000.00         ZZ
                                         360        183,876.54          1
    27 HARBOUR POINT CIRCLE            8.000          1,350.13         80
                                       7.750          1,350.13      230,000.00
    COLDSPRING       TX   77331          1            12/23/97         00
    0410646277                           03           02/01/98          0
    410646277                            O            01/01/28
    0


    1675582          E22/G02             F          106,000.00         ZZ
                                         360        105,930.66          1
    1352 WEST BRANCH HOLLOW DRIVE      8.125            787.05         80
                                       7.875            787.05      132,579.00
    CARROLLTON       TX   75007          1            12/19/97         00
    0410624928                           05           02/01/98          0
    410624928                            O            01/01/28
    0


    1675583          K08/G02             F           50,000.00         ZZ
                                         360         49,968.12          1
    1706 KIMMERLING LANE               8.250            375.63         50
                                       8.000            375.63      100,000.00
    AUSTIN           TX   78758          1            12/19/97         00
    0410645899                           05           02/01/98          0
    410645899                            O            01/01/28
    0


    1675584          E22/G02             F           27,200.00         ZZ
                                         360         27,183.94          1
1


    1902 EAST OLIVER STREET            8.625            211.56         74
                                       8.375            211.56       37,000.00
    BALTIMORE        MD   21213          2            12/22/97         00
    0410659312                           07           02/01/98          0
    410659312                            N            01/01/28
    0


    1675585          E22/G02             F           30,700.00         ZZ
                                         360         30,681.88          1
    510 N. PAYSON                      8.625            238.78         75
                                       8.375            238.78       41,000.00
    BALTIMORE        MD   21213          2            12/22/97         00
    0410659338                           02           02/01/98          0
    410659338                            N            01/01/28
    0


    1675586          E22/G02             F           70,400.00         ZZ
                                         360         70,356.24          1
    21035 CORAL SEA ROAD               8.375            535.09         80
                                       8.125            535.09       88,000.00
    MIAMI            FL   33189          1            12/19/97         00
    0410648307                           05           02/01/98          0
    410648307                            O            01/01/28
    0


    1675587          E22/G02             F           83,700.00         ZZ
                                         360         83,653.08          4
    1319 CHARDON COURT                 8.875            665.95         90
                                       8.625            665.95       93,000.00
    DAYTON           OH   45403          1            12/19/97         01
    0410643225                           05           02/01/98         30
    410643225                            N            01/01/28
    0


    1675590          E22/G02             F           52,000.00         ZZ
                                         360         51,962.37          1
    4509 3RD STREET NW                 7.625            368.05         62
                                       7.375            368.05       85,000.00
    ALBUQUERQUE      NM   87107          5            12/19/97         00
    0410647945                           05           02/01/98          0
    410647945                            O            01/01/28
    0


    1675591          E22/G02             F           72,000.00         ZZ
                                         360         71,959.64          1
    925 66TH STREET WEST               8.875            572.86         90
                                       8.625            572.86       80,000.00
    RICHFIELD        MN   55423          1            12/19/97         04
    0410656672                           05           02/01/98         25
1


    410656672                            N            01/01/28
    0


    1675592          E22/G02             F           68,700.00         T
                                         360         68,659.43          1
    1601 EMILY COURT                   8.625            534.35         79
                                       8.375            534.35       87,000.00
    KISSIMMEE        FL   34743          1            12/23/97         00
    0410653364                           09           02/01/98          0
    410653364                            O            01/01/28
    0


    1675593          E22/G02             F          132,800.00         ZZ
                                         360        132,713.13          1
    13501 BANNACKER PLACE              8.125            986.04         80
                                       7.875            986.04      166,000.00
    HERNDON          VA   20171          1            12/31/97         00
    0410650493                           09           02/01/98          0
    410650493                            O            01/01/28
    0


    1675597          E22/G02             F          100,700.00         ZZ
                                         360        100,634.13          1
    5148 MOORE ROAD                    8.125            747.69         80
                                       7.875            747.69      125,900.00
    GREENBRIER       TN   37073          1            12/19/97         00
    0410629018                           05           02/01/98          0
    410629018                            O            01/01/28
    0


    1675600          E22/G02             F           29,700.00         ZZ
                                         360         29,684.19          1
    1612 PALMER AVENUE                 9.125            241.65         90
                                       8.875            241.65       33,000.00
    KALAMAZOO        MI   49001          1            12/18/97         04
    0410654628                           05           02/01/98         25
    410654628                            N            01/01/28
    0


    1675604          K08/G02             F           43,100.00         ZZ
                                         360         43,075.20          1
    103 TOLUCA DRIVE                   8.750            339.07         75
                                       8.500            339.07       57,511.00
    KISSIMMEE        FL   34743          1            12/18/97         00
    0410638845                           05           02/01/98          0
    410638845                            N            01/01/28
    0


1


    1675606          E22/G02             F          113,000.00         ZZ
                                         360        112,927.95          1
    131 WOODROW CIRCLE                 8.250            848.93         80
                                       8.000            848.93      141,300.00
    LITTLE ELM       TX   75068          1            12/16/97         00
    0410632418                           05           02/01/98          0
    410632418                            O            01/01/28
    0


    1675607          E22/G02             F           65,000.00         ZZ
                                         360         64,957.48          1
    2155 175TH AVE                     8.125            482.62         45
                                       7.875            482.62      146,000.00
    MORA             MN   55051          5            12/15/97         00
    0410629448                           05           02/01/98          0
    410629448                            O            01/01/28
    0


    1675608          E22/G02             F           55,200.00         ZZ
                                         360         55,164.80          1
    1110 NW 67TH AVE.                  8.250            414.70         80
                                       8.000            414.70       69,000.00
    MARGATE          FL   33063          1            12/19/97         00
    0410661680                           03           02/01/98          0
    410661680                            O            01/01/28
    0


    1675609          K08/G02             F           25,200.00         ZZ
                                         360         25,186.24          1
    8705 E. 114TH TERRACE              9.000            202.76         90
                                       8.750            202.76       28,000.00
    KANSAS CITY      MO   64134          1            12/18/97         04
    0410658017                           03           02/01/98         25
    410658017                            N            01/01/28
    0


    1675610          K08/G02             F          199,700.00         ZZ
                                         360        199,562.57          1
    4015 SONG HEIGHTS DR.              7.875          1,447.96         80
                                       7.625          1,447.96      249,642.00
    SAN ANTONIO      TX   78230          1            12/15/97         00
    0410535213                           03           02/01/98          0
    410535215                            O            01/01/28
    0


    1675611          K08/G02             F           48,100.00         T
                                         360         48,074.40          1
    6 ROYAL PALM WAY                   9.125            391.36         65
    UNIT # 209                         8.875            391.36       74,000.00
1


    BOCA RATON       FL   33432          1            12/17/97         00
    0410637938                           08           02/01/98          0
    410637938                            O            01/01/28
    0


    1675613          E22/G02             F          158,400.00         ZZ
                                         360        158,213.14          4
    2032 BEAVER SPRINGS LANE           8.625          1,232.02         90
                                       8.375          1,232.02      176,000.00
    NORCROSS         GA   30071          2            12/19/97         04
    0410649024                           05           02/01/98         25
    410649024                            O            01/01/28
    0


    1675643          721/G02             F           78,120.00         ZZ
                                         360         78,073.88          2
    866 MOUND STREET                   8.625            607.61         90
                                       8.375            607.61       86,800.00
    ST PAUL          MN   55106          1            12/15/97         10
    0430571844                           05           02/01/98         25
    7810038089                           N            01/01/28
    0


    1675650          B57/G02             F          116,000.00         ZZ
                                         360        116,000.00          1
    430 GRAND BLVD #10                 8.000            851.17         80
                                       7.750            851.17      145,000.00
    SAN MATEO        CA   94401          1            01/01/98         00
    0430570887                           01           03/01/98          0
    9780189                              O            02/01/28
    0


    1675653          B75/G02             F           77,850.00         ZZ
                                         360         77,806.36          4
    200 PARK AVENUE                    8.875            619.41         90
                                       8.625            619.41       86,500.00
    ELLWOOD CITY     PA   16117          1            12/18/97         01
    0430567545                           05           02/01/98         25
    7204431                              N            01/01/28
    0


    1675656          731/G02             F          137,650.00         ZZ
                                         360        137,547.84          1
    2826 82ND AVENUE NORTHEAST         7.500            962.47         90
                                       7.250            962.47      152,990.00
    EVERETT          WA   98205          1            12/18/97         01
    0430569269                           05           02/01/98         25
    230234694                            N            01/01/28
    0
1




    1675659          731/G02             F          136,000.00         ZZ
                                         360        135,911.03          1
    2901 CAPE SEBASTIAN                8.125          1,009.80         80
                                       7.875          1,009.80      170,000.00
    ENCINITAS        CA   92007          2            12/16/97         00
    0430590679                           05           02/01/98          0
    613511412                            N            01/01/28
    0


    1675663          731/G02             F           99,000.00         ZZ
                                         360         98,935.24          2
    30-A & 30-B POINTER LANE           8.125            735.07         90
                                       7.875            735.07      110,000.00
    GREENVILLE       SC   29607          1            12/18/97         01
    0430570788                           05           02/01/98         25
    3170865849                           N            01/01/28
    0


    1675664          731/G02             F           75,000.00         ZZ
                                         360         74,952.18          1
    6928 190TH STREET                  8.250            563.45         42
                                       8.000            563.45      180,000.00
    LYNNWOOD         WA   98036          5            12/23/97         00
    0430570127                           05           02/01/98          0
    230234769                            N            01/01/28
    0


    1675675          731/G02             F          264,000.00         ZZ
                                         360        263,813.67          1
    24033 BESSEMER STREET              7.750          1,891.33         80
                                       7.500          1,891.33      330,000.00
    WOODLAND HILLS   CA   91367          2            12/24/97         00
    0430569467                           05           02/01/98          0
    411715585                            O            01/01/28
    0


    1675690          E45/G02             F           98,200.00         ZZ
                                         360         98,080.60          1
    5155 NOAH ROAD                     8.500            755.07         68
                                       8.250            755.07      146,000.00
    CUMMING          GA   30041          5            12/05/97         00
    0430572941                           05           01/01/98          0
    35604                                N            12/01/27
    0


    1675693          405/405             F          451,000.00         ZZ
                                         360        450,704.98          1
1


    287 LAKE SHERWOOD DR               8.125          3,348.67         79
                                       7.875          3,348.67      575,000.00
    THOUSAND OAKS    CA   91361          5            12/10/97         00
    8456493                              05           02/01/98          0
    8456493                              O            01/01/28
    0


    1675695          003/G02             F           54,500.00         ZZ
                                         360         54,500.00          2
    2153/2155 HANFRED COURT            8.875            433.63         90
                                       8.625            433.63       60,600.00
    TUCKER           GA   30084          1            01/06/98         12
    0430572370                           05           03/01/98         25
    0010412583                           N            02/01/28
    0


    1675699          608/G02             F           29,700.00         ZZ
                                         360         29,682.91          2
    4046 K STREET                      8.750            233.65         90
                                       8.500            233.65       33,000.00
    PHILADELPHIA     PA   19124          1            12/29/97         04
    0430571703                           07           02/01/98         25
    101070                               N            01/01/28
    0


    1675700          731/G02             F           99,000.00         ZZ
                                         360         98,935.24          2
    33-A & 33-B RETRIEVER LANE         8.125            735.07         90
                                       7.875            735.07      110,000.00
    GREENVILLE       SC   29616          1            12/18/97         01
    0430570341                           05           02/01/98         25
    3170865851                           N            01/01/28
    0


    1675701          664/G02             F          178,200.00         ZZ
                                         360        178,077.36          1
    13100 NE 143RD ST                  7.875          1,292.08         90
                                       7.625          1,292.08      198,000.00
    KIRKLAND         WA   98034          1            12/22/97         10
    0430570697                           03           02/01/98         25
    2376200                              N            01/01/28
    0


    1675703          J83/G02             F           27,800.00         ZZ
                                         360         27,800.00          1
    5429 EMORY DRIVE                   8.875            221.19         90
                                       8.625            221.19       30,900.00
    SAVANNAH         GA   31406          1            01/02/98         04
    0430573022                           05           03/01/98         25
1


    249727                               N            02/01/28
    0


    1675710          E57/G02             F           49,600.00         ZZ
                                         360         49,571.47          1
    2396 SOUTH CLARA AVENUE            8.750            390.20         80
                                       8.500            390.20       62,000.00
    FRESNO           CA   93702          1            12/24/97         00
    0430600833                           05           02/01/98          0
    6416200600                           N            01/01/28
    0


    1675711          E73/G02             F           48,000.00         ZZ
                                         360         47,968.60          4
    259-265 THIRD STREET               8.125            356.40         80
                                       7.875            356.40       60,000.00
    NORTHUMBERLAND   PA   17857          1            12/19/97         00
    0430566711                           05           02/01/98          0
    6800007880                           N            01/01/28
    0


    1675712          757/757             F           79,550.00         ZZ
                                         360         79,550.00          1
    460 BROKEN LANCE PLACE             8.750            625.83         70
                                       8.500            625.83      113,650.00
    ALPHARETTA       GA   30022          1            01/07/98         00
    3219896                              05           03/01/98          0
    3219896                              N            02/01/28
    0


    1675725          E26/G02             F           79,200.00         ZZ
                                         360         79,155.59          4
    76 78 LESLIE LANE                  8.875            630.16         90
                                       8.625            630.16       88,000.00
    WILKES BARRE     PA   18702          1            12/31/97         11
    0430572537                           05           02/01/98         25
    60700688                             N            01/01/28
    0


    1675727          H60/G02             F          650,000.00         ZZ
                                         360        649,574.80          1
    7 ORMAND PARK ROAD                 8.125          4,826.24         74
                                       7.875          4,826.24      880,000.00
    BROOKEVILLE      NY   11545          5            12/24/97         00
    0430570374                           05           02/01/98          0
    KANUBHAI                             O            01/01/28
    0


1


    1675728          455/G02             F           95,200.00         ZZ
                                         360         95,200.00          1
    1110 TOWNE MANOR COURT             7.875            690.27         80
                                       7.625            690.27      119,000.00
    KENNESAW         GA   30144          1            01/08/98         00
    0430586305                           05           03/01/98          0
    57897                                O            02/01/28
    0


    1675732          B35/G02             F          148,000.00         ZZ
                                         360        147,912.62          1
    1630 28TH STREET SE                8.625          1,151.13         80
                                       8.375          1,151.13      185,000.00
    WASHINGTON       DC   20020          5            12/12/97         00
    0430584516                           05           02/01/98          0
    9782011272                           O            01/01/28
    0


    1675733          731/G02             F           81,000.00         ZZ
                                         360         80,949.65          1
    1421 CAMBRIDGE AVENUE              8.375            615.66         90
                                       8.125            615.66       90,000.00
    COLLEGE PARK     GA   30337          1            12/18/97         01
    0430569384                           05           02/01/98         25
    3140665912                           N            01/01/28
    0


    1675735          E22/G02             F          264,000.00         ZZ
                                         360        263,835.91          1
    411 N CALVIN PARK BLVD             8.375          2,006.59         80
                                       8.125          2,006.59      330,000.00
    ROCKFORD         IL   61107          2            12/16/97         00
    0410647796                           05           02/01/98          0
    410647796                            O            01/01/28
    0


    1675738          E22/G02             F          119,600.00         ZZ
                                         360        119,600.00          1
    308 MILLER AVENUE                  7.875            867.18         80
                                       7.625            867.18      149,500.00
    SOUTH SAN FRANC  CA   94080          1            01/02/98         00
    0410642748                           05           03/01/98          0
    410642748                            O            02/01/28
    0


    1675740          E22/G02             F          182,000.00         ZZ
                                         360        181,871.55          1
    1705 OLD MILL ROAD                 7.750          1,303.87         79
                                       7.500          1,303.87      232,000.00
1


    ENCINITAS        CA   92024          2            12/26/97         00
    0410656516                           05           02/01/98          0
    410656516                            O            01/01/28
    0


    1675743          E22/G02             F          186,000.00         ZZ
                                         360        186,000.00          3
    638 WEST 13TH STREET               8.375          1,413.73         80
    UNIT # 1-3                         8.125          1,413.73      232,600.00
    LOS ANGELES      CA   90731          1            01/02/98         04
    0410670418                           05           03/01/98         12
    410670418                            N            02/01/28
    0


    1675744          K08/G02             F          240,000.00         ZZ
                                         360        239,830.61          1
    2216 HILLTOP COURT                 7.750          1,719.39         80
                                       7.500          1,719.39      300,000.00
    FULLERTON        CA   92831          2            12/19/97         00
    0410644348                           03           02/01/98          0
    410644348                            O            01/01/28
    0


    1675745          E22/G02             F          134,400.00         ZZ
                                         360        134,400.00          1
    32734 39TH AVENUE SOUTH            8.250          1,009.70         80
                                       8.000          1,009.70      168,000.00
    AUBURN           WA   98001          1            12/31/97         00
    0410643621                           05           03/01/98          0
    410643621                            O            02/01/28
    0


    1675746          E22/G02             F           60,000.00         ZZ
                                         360         60,000.00          1
    28001 PASEO REPOSO                 7.750            429.85         31
                                       7.500            429.85      195,000.00
    SAN JUAN CAPIST  CA   92675          1            12/30/97         00
    0410661003                           03           03/01/98          0
    410661078                            O            02/01/28
    0


    1675755          140/G02             F           87,300.00         ZZ
                                         360         87,300.00          1
    4805 SHELDON DRIVE                 8.250            655.86         90
                                       8.000            655.86       97,000.00
    VIRGINIA BEACH   VA   23455          1            01/15/98         04
    0410661003                           05           03/01/98         25
    436169                               N            02/01/28
    0
1




    1675762          B28/G02             F          329,000.00         ZZ
                                         360        328,795.51          1
    5855 SOUTH WHITEWATER DRIVE        8.375          2,500.64         65
                                       8.125          2,500.64      510,000.00
    SALT LAKE CITY   UT   84121          5            12/23/97         00
    0430568832                           03           02/01/98          0
    5971365                              O            01/01/28
    0


    1675763          721/G02             F           56,800.00         ZZ
                                         360         56,721.56          1
    2333 D AVENUE NE                   7.875            411.84         80
                                       7.625            411.84       71,000.00
    CEDAR RAPIDS     IA   52402          5            11/21/97         00
    0430568774                           05           01/01/98          0
    7810036394                           O            12/01/27
    0


    1675768          721/G02             F           80,000.00         ZZ
                                         360         79,950.27          1
    548 MC COLE RD                     8.375            608.06         44
                                       8.125            608.06      182,000.00
    TWIN LAKES       WI   53181          2            12/02/97         00
    0430568741                           05           02/01/98          0
    35290                                O            01/01/28
    0


    1675771          721/G02             F           62,500.00         ZZ
                                         360         62,425.93          1
    745-1 BALTIMORE ROAD               8.625            486.12         90
                                       8.375            486.12       69,500.00
    VALPARAISO       IN   46383          1            11/19/97         01
    0430575225                           05           01/01/98         25
    36441                                N            12/01/27
    0


    1675773          721/G02             F           99,000.00         ZZ
                                         360         98,940.02          2
    5051-55 MARSHALL DRIVE             8.500            761.23         88
                                       8.250            761.23      113,000.00
    OMAHA            NE   68137          1            12/16/97         01
    0430574004                           05           02/01/98         25
    36195                                N            01/01/28
    0


    1675833          074/G02             F          180,000.00         ZZ
                                         360        179,893.72          3
1


    588 WARBURTON AVENUE               8.625          1,400.03         90
                                       8.375          1,400.03      200,000.00
    YONKERS          NY   10701          1            12/09/97         04
    0430593335                           05           02/01/98         25
    1111136202                           O            01/01/28
    0


    1675834          074/G02             F          198,400.00         ZZ
                                         360        198,279.80          1
    23-19 23RD STREET                  8.500          1,525.53         80
                                       8.250          1,525.53      248,000.00
    ASTORIA          NY   11105          1            12/10/97         00
    0430593343                           07           02/01/98          0
    1111136585                           O            01/01/28
    0


    1675835          074/G02             F           70,000.00         ZZ
                                         360         69,959.72          1
    7 WALL STREET                      8.750            550.70         54
                                       8.500            550.70      130,000.00
    PORT JEFFERSON   NY   11776          1            12/11/97         00
    0430593350                           05           02/01/98          0
    1111137330                           O            01/01/28
    0


    1675836          074/G02             F          156,000.00         ZZ
                                         360        155,903.03          1
    300 SOUTH RIDGE STREET             8.375          1,185.72         80
                                       8.125          1,185.72      195,000.00
    RYE BROOK        NY   10573          1            12/03/97         00
    0430593368                           05           02/01/98          0
    1111139812                           O            01/01/28
    0


    1675837          074/G02             F           80,000.00         ZZ
                                         360         79,951.53          1
    514 9TH ST UNIT 4                  8.500            615.14         80
                                       8.250            615.14      100,000.00
    BROOKLYN         NY   11215          1            12/17/97         00
    0430593376                           01           02/01/98          0
    1111140254                           O            01/01/28
    0


    1675839          074/G02             F          110,000.00         ZZ
                                         360        109,928.04          1
    179 CEDRUS AVENUE                  8.125            816.75         57
                                       7.875            816.75      195,000.00
    EAST NORTHPORT   NY   11731          1            12/16/97         00
    0430593384                           05           02/01/98          0
1


    1111141213                           O            01/01/28
    0


    1675841          074/G02             F           55,250.00         ZZ
                                         360         55,186.17          2
    140 NEW TURNPIKE ROAD              8.750            434.66         65
                                       8.500            434.66       85,000.00
    LANISINGBURGH    NY   12182          5            12/01/97         00
    0430593392                           05           01/01/98          0
    1111142180                           N            12/01/27
    0


    1675842          074/G02             F          138,000.00         ZZ
                                         360        137,905.02          1
    2609 MONTAUK HIGHWAY               7.875          1,000.60         34
                                       7.625          1,000.60      415,000.00
    BRIDGEHAMPTON    NY   11932          2            12/20/97         00
    0430593400                           05           02/01/98          0
    1111142715                           O            01/01/28
    0


    1675843          074/G02             F          152,000.00         ZZ
                                         360        151,905.52          2
    7 WEST DRIVE                       8.375          1,155.31         73
                                       8.125          1,155.31      210,000.00
    PORT WASHINGTON  NY   11050          2            12/29/97         00
    0430593418                           05           02/01/98          0
    1111142920                           O            01/01/28
    0


    1675844          074/G02             F          152,000.00         ZZ
                                         360        151,812.54          2
    638 50TH STREET                    8.750          1,195.79         95
                                       8.500          1,195.79      160,000.00
    BROOKLYN         NY   11220          1            12/05/97         10
    0430593426                           05           02/01/98         30
    1111142930                           O            01/01/28
    0


    1675846          074/G02             F          144,000.00         ZZ
                                         360        143,912.76          1
    3915 CLARK STREET                  8.500          1,107.24         80
                                       8.250          1,107.24      180,000.00
    SEAFORD          NY   11783          1            12/04/97         00
    0430593434                           05           02/01/98          0
    1111143784                           O            01/01/28
    0


1


    1675847          074/G02             F          131,200.00         T
                                         360        131,122.53          1
    135 EAST  54TH ST # 4L             8.625          1,020.47         75
                                       8.375          1,020.47      175,000.00
    NEW YORK         NY   10022          5            12/29/97         00
    0430593442                           06           02/01/98          0
    1111143900                           O            01/01/28
    0


    1675848          074/G02             F          280,000.00         ZZ
                                         360        279,834.68          3
    221 SUMMIT AVENUE                  8.625          2,177.82         80
                                       8.375          2,177.82      350,000.00
    MOUNT VERNON     NY   10552          5            12/15/97         00
    0430593459                           05           02/01/98          0
    1111144380                           O            01/01/28
    0


    1675849          074/G02             F           27,000.00         ZZ
                                         360         26,984.46          1
    30 HOWARD STREET                   8.750            212.41         90
                                       8.500            212.41       30,000.00
    JAMESTOWN        NY   14701          1            12/09/97         14
    0430593467                           05           02/01/98         25
    1111144685                           N            01/01/28
    0


    1675850          074/G02             F          244,000.00         ZZ
                                         360        243,855.94          2
    1570 WILLIAMSBRIDGE ROAD           8.625          1,897.81         80
                                       8.375          1,897.81      305,000.00
    BRONX            NY   10461          1            12/19/97         00
    0430593475                           05           02/01/98          0
    1111144936                           N            01/01/28
    0


    1675851          074/G02             F          273,600.00         ZZ
                                         360        273,421.02          1
    140 POTATO FIELD LANE              8.125          2,031.48         80
                                       7.875          2,031.48      342,000.00
    SOUTHAMPTON      NY   11968          1            12/16/97         00
    0430593483                           05           02/01/98          0
    1111145101                           O            01/01/28
    0


    1675852          074/G02             F          224,950.00         ZZ
                                         360        224,813.72          1
    780 WEST END AVENUE APT2A          8.500          1,729.68         57
                                       8.250          1,729.68      395,000.00
1


    NEW YORK         NY   10025          1            12/05/97         00
    0430593491                           06           02/01/98          0
    1111145440                           O            01/01/28
    0


    1675853          074/G02             F          200,000.00         ZZ
                                         360        199,878.84          1
    1 SUMMER STREET                    8.500          1,537.83         80
                                       8.250          1,537.83      250,000.00
    GREAT NECK       NY   11020          1            12/18/97         00
    0430593509                           05           02/01/98          0
    1111145633                           O            01/01/28
    0


    1675854          074/G02             F          212,150.00         ZZ
                                         360        212,011.22          2
    761 STILLWATER ROAD                8.125          1,575.21         80
                                       7.875          1,575.21      265,200.00
    STAMFORD         CT   06902          1            12/09/97         00
    0430593517                           05           02/01/98          0
    1111145713                           O            01/01/28
    0


    1675855          074/G02             F          258,750.00         ZZ
                                         360        258,593.24          3
    2145 LURTING AVE                   8.500          1,989.57         90
                                       8.250          1,989.57      287,500.00
    BRONX            NY   10461          1            12/18/97         04
    0430593525                           05           02/01/98         25
    1111145780                           O            01/01/28
    0


    1675856          074/G02             F          240,000.00         ZZ
                                         360        239,850.82          1
    8945 RIVERSHORE DRIVE              8.375          1,824.18         80
                                       8.125          1,824.18      300,000.00
    NIAGARA FALLS    NY   14304          1            12/05/97         00
    0430593533                           05           02/01/98          0
    1111145837                           O            01/01/28
    0


    1675857          074/G02             F           72,900.00         ZZ
                                         360         72,854.68          1
    4F SCENIC VIEW                     8.375            554.10         90
                                       8.125            554.10       81,000.00
    YORKTOWN HEIGHT  NY   10598          1            12/16/97         11
    0430593541                           01           02/01/98         25
    1111146669                           O            01/01/28
    0
1




    1675858          074/G02             F          261,250.00         ZZ
                                         360        261,099.69          2
    9803 23RD AVENUE                   8.750          2,055.26         95
                                       8.500          2,055.26      275,000.00
    EAST ELMHURST    NY   11368          1            12/30/97         04
    0430593558                           05           02/01/98         30
    1111146749                           O            01/01/28
    0


    1675859          074/G02             F          256,000.00         ZZ
                                         360        255,832.53          1
    240 WILTON ROAD                    8.125          1,900.80         80
                                       7.875          1,900.80      320,000.00
    WESTPORT         CT   06880          1            12/30/97         00
    0430593566                           05           02/01/98          0
    1111146931                           O            01/01/28
    0


    1675860          074/G02             F          225,000.00         ZZ
                                         360        224,841.20          1
    377 RECTOR PLACE UNIT 12C          7.750          1,611.93         73
                                       7.500          1,611.93      310,000.00
    NEW YORK         NY   10280          1            12/16/97         00
    0430593574                           06           02/01/98          0
    1111148369                           O            01/01/28
    0


    1675861          074/G02             F          142,500.00         T
                                         360        142,391.75          1
    . MARYLAND WALK                    8.500          1,095.71         75
                                       8.250          1,095.71      190,000.00
    CHERRY GROVE     NY   11782          1            12/22/97         00
    0430593582                           05           02/01/98          0
    1111148540                           O            01/01/28
    0


    1675862          074/G02             F          172,000.00         ZZ
                                         360        171,893.09          1
    535 DERBY DRIVE SOUTH              8.375          1,307.33         75
                                       8.125          1,307.33      229,500.00
    OCEANSIDE        NY   11572          1            12/12/97         00
    0430593590                           05           02/01/98          0
    1111149306                           O            01/01/28
    0


    1675864          074/G02             F           84,600.00         T
                                         360         84,551.32          2
1


    34 ELIZABETH STREET                8.750            665.55         90
                                       8.500            665.55       94,000.00
    STATEN ISLAND    NY   10310          1            12/18/97         04
    0430593608                           05           02/01/98         25
    1111149554                           O            01/01/28
    0


    1675865          074/G02             F          100,000.00         ZZ
                                         360         98,401.57          1
    50 HILLCREST AVENUE                8.500            768.92         25
                                       8.250            768.92      400,000.00
    LAKE PLACID      NY   12946          5            12/22/97         00
    0430593616                           05           02/01/98          0
    1111149850                           O            01/01/28
    0


    1675866          074/G02             F           96,800.00         ZZ
                                         360         96,739.83          1
    84 JOLLS LANE                      8.375            735.75         79
                                       8.125            735.75      122,600.00
    ORCHARD PARK     NY   14127          1            12/19/97         00
    0430593624                           05           02/01/98          0
    1111150429                           O            01/01/28
    0


    1675867          074/G02             F          104,000.00         ZZ
                                         360        103,928.42          1
    26 NARRANGANSETT AVENUE            7.875            754.08         80
                                       7.625            754.08      130,000.00
    OSSINING         NY   10562          1            12/31/97         00
    0430593632                           05           02/01/98          0
    1111151385                           O            01/01/28
    0


    1675868          074/G02             F          132,000.00         ZZ
                                         360        131,920.03          1
    22 BRIARWOOD AVENUE                8.500          1,014.97         80
                                       8.250          1,014.97      165,000.00
    MONROE           NY   10950          1            12/31/97         00
    0430593640                           05           02/01/98          0
    1111152854                           O            01/01/28
    0


    1675869          074/G02             F          124,000.00         ZZ
                                         360        123,918.88          1
    24 GALFRE RD                       8.125            920.70         80
                                       7.875            920.70      155,000.00
    LAKEVILLE        MA   02347          5            12/05/97         00
    0430593657                           05           02/01/98          0
1


    1113068500                           O            01/01/28
    0


    1675870          074/G02             F           70,800.00         ZZ
                                         360         70,753.68          1
    10724 ALTA LOMA DRIVE              8.125            525.69         75
                                       7.875            525.69       94,500.00
    EL PASO          TX   79935          1            12/12/97         00
    0430593665                           05           02/01/98          0
    1114024566                           O            01/01/28
    0


    1675871          074/G02             F           94,000.00         ZZ
                                         360         93,943.05          1
    1147 BASIN RD                      8.500            722.78         58
                                       8.250            722.78      163,000.00
    WEST CHESTER     PA   19380          5            12/03/97         00
    0430593673                           05           02/01/98          0
    1171169695                           N            01/01/28
    0


    1675872          074/G02             F           59,500.00         ZZ
                                         360         58,619.07          1
    10 WINSLOW DR                      8.500            457.50         70
                                       8.250            457.50       85,000.00
    SEWELL           NJ   08080          2            12/04/97         00
    0430593681                           05           01/01/98          0
    1171170093                           N            12/01/27
    0


    1675873          074/G02             F           52,000.00         ZZ
                                         360         51,936.76          1
    713 GRANT AVE                      8.500            399.84         80
                                       8.250            399.84       65,000.00
    FOLCROFT         PA   19032          5            12/04/97         00
    0430593699                           07           01/01/98          0
    1171170107                           N            12/01/27
    0


    1675874          074/G02             F           91,000.00         ZZ
                                         360         90,943.43          1
    2 EAST DR                          8.375            691.67         63
                                       8.125            691.67      145,000.00
    MARGATE          NJ   08402          5            12/30/97         00
    0430593707                           05           02/01/98          0
    1171171675                           N            01/01/28
    0


1


    1675875          074/G02             F           76,300.00         ZZ
                                         360         76,254.96          1
    757 S MOLE ST                      8.625            593.45         75
                                       8.375            593.45      103,000.00
    PHILADELPHIA     PA   19146          2            12/16/97         00
    0430593715                           05           02/01/98          0
    1171173229                           N            01/01/28
    0


    1675876          074/G02             F          155,000.00         ZZ
                                         360        154,903.66          1
    1214 RIDGE RD                      8.375          1,178.11         60
                                       8.125          1,178.11      260,000.00
    SELLERSVILLE     PA   18960          5            12/16/97         00
    0430593723                           05           02/01/98          0
    1172149864                           O            01/01/28
    0


    1675877          074/G02             F          172,000.00         ZZ
                                         360        171,750.23          1
    156 LINDBERGH RD                   7.625          1,217.41         80
                                       7.375          1,217.41      215,000.00
    HOPEWELL         NJ   08525          1            12/01/97         00
    0430593731                           05           01/01/98          0
    1175043804                           O            12/01/27
    0


    1675878          074/G02             F           54,000.00         ZZ
                                         360         53,900.13          1
    227 QUINCE ST                      7.750            386.86         80
                                       7.500            386.86       67,500.00
    PHILADELPHIA     PA   19107          1            12/01/97         00
    0430593749                           05           01/01/98          0
    1175046562                           O            12/01/27
    0


    1675879          074/G02             F          133,200.00         ZZ
                                         360        133,103.60          1
    856 JASON DR                       7.625            942.78         80
                                       7.375            942.78      166,500.00
    BENSALEM         PA   19020          1            12/19/97         00
    0430593756                           05           02/01/98          0
    1175049538                           O            01/01/28
    0


    1675880          074/G02             F           70,000.00         ZZ
                                         360         69,951.83          1
    9100 E RAINTREE DR UNIT 109        7.875            507.55         53
                                       7.625            507.55      133,915.00
1


    SCOTTSDALE       AZ   85260          1            12/03/97         00
    0430593764                           01           02/01/98          0
    1200005419                           O            01/01/28
    0


    1675881          074/G02             F          105,750.00         ZZ
                                         360        105,618.08          1
    2530 W PARK AVE                    8.375            803.78         90
                                       8.125            803.78      117,500.00
    CHANDLER         AZ   85224          1            12/01/97         01
    0430593772                           03           01/01/98         25
    1200005543                           N            12/01/27
    0


    1675882          074/G02             F          105,300.00         ZZ
                                         360        105,168.64          1
    1542 W DEL RIO ST                  8.375            800.36         90
                                       8.125            800.36      117,000.00
    CHANDLER         AZ   85224          1            12/01/97         01
    0430593780                           03           01/01/98         25
    1200005612                           N            12/01/27
    0


    1675883          074/G02             F           70,800.00         ZZ
                                         360         70,748.76          1
    1018 E WAHALLA LN                  7.625            501.12         80
                                       7.375            501.12       88,500.00
    PHOENIX          AZ   85024          5            12/30/97         00
    0430593798                           05           02/01/98          0
    1203018825                           O            01/01/28
    0


    1675884          074/G02             F           99,250.00         ZZ
                                         360         99,186.71          1
    3298 E SAN PEDRO AVE               8.250            745.63         90
                                       8.000            745.63      110,303.00
    GILBERT          AZ   85234          1            12/11/97         04
    0430593806                           03           02/01/98         25
    1204009615                           N            01/01/28
    0


    1675885          074/G02             F           69,000.00         ZZ
                                         360         68,958.20          1
    8720 E PALO VERDE AVE              8.500            530.55         75
                                       8.250            530.55       92,000.00
    SCOTTSDALE       AZ   85250          5            12/29/97         00
    0430593814                           05           02/01/98          0
    1204009761                           O            01/01/28
    0
1




    1675886          074/G02             F           58,500.00         ZZ
                                         360         58,427.03          2
    216 S ASHLAND AVE UNIT 5 & 6       8.375            444.64         90
                                       8.125            444.64       65,000.00
    MESA             AZ   85204          1            12/01/97         21
    0430593822                           05           01/01/98         25
    1207006464                           N            12/01/27
    0


    1675887          074/G02             F          155,600.00         ZZ
                                         360        155,492.92          1
    9007 E CARIBBEAN LN                7.875          1,128.21         80
                                       7.625          1,128.21      194,500.00
    SCOTTSDALE       AZ   85260          1            12/30/97         00
    0430593830                           03           02/01/98          0
    1207007208                           O            01/01/28
    0


    1675888          074/G02             F           53,000.00         ZZ
                                         360         52,960.67          1
    5251 E LEE ST                      7.500            370.58         61
                                       7.250            370.58       87,000.00
    TUCSON           AZ   85712          2            12/23/97         00
    0430593855                           03           02/01/98          0
    1221173841                           O            01/01/28
    0


    1675889          074/G02             F           68,000.00         ZZ
                                         360         67,954.36          1
    2050 S COTTONWOOD LANE             8.000            498.96         80
                                       7.750            498.96       85,000.00
    TUCSON           AZ   85713          1            12/31/97         04
    0430593863                           05           02/01/98         12
    1221174640                           N            01/01/28
    0


    1675890          074/G02             F           70,400.00         ZZ
                                         360         70,351.55          1
    221 W MAIN AVE                     7.875            510.45         80
                                       7.625            510.45       88,000.00
    SAN MANUEL       AZ   85631          1            12/19/97         00
    0430593871                           05           02/01/98          0
    1222007553                           O            01/01/28
    0


    1675891          074/G02             F           92,700.00         ZZ
                                         360         92,645.27          4
1


    121 W LOUISE STREET                8.625            721.01         90
                                       8.375            721.01      103,000.00
    LONG BEACH       CA   90805          1            12/19/97         14
    0430593889                           05           02/01/98         30
    1230013700                           N            01/01/28
    0


    1675893          074/G02             F          161,100.00         ZZ
                                         360        160,989.13          1
    1964 CONTINENTAL AVENUE            7.875          1,168.09         90
                                       7.625          1,168.09      179,000.00
    COSTA MESA       CA   92627          1            12/05/97         11
    0430593897                           05           02/01/98         25
    1231011256                           N            01/01/28
    0


    1675894          074/G02             F           95,000.00         ZZ
                                         360         94,932.95          1
    863 SWISS TRAILS ROAD              7.750            680.59         64
                                       7.500            680.59      150,000.00
    DUARTE           CA   91010          2            12/24/97         00
    0430593905                           09           02/01/98          0
    1231011686                           O            01/01/28
    0


    1675895          074/G02             F          356,250.00         ZZ
                                         360        356,034.19          2
    251-253 NORTH ALMONT DRIVE         8.500          2,739.25         75
                                       8.250          2,739.25      475,000.00
    BEVERLY HILLS    CA   90211          1            12/01/97         00
    0430593913                           05           02/01/98          0
    1233018405                           O            01/01/28
    0


    1675896          074/G02             F          138,600.00         ZZ
                                         360        138,513.85          1
    833 STANLEY AVENUE UNITS 1-3       8.375          1,053.46         90
                                       8.125          1,053.46      154,000.00
    LONG BEACH       CA   90804          1            12/29/97         10
    0430593921                           05           02/01/98         25
    1234011784                           N            01/01/28
    0


    1675897          074/G02             F          135,000.00         ZZ
                                         360        134,913.92          1
    10405 MOORPARK STREET              8.250          1,014.21         90
                                       8.000          1,014.21      150,000.00
    SPRING VALLEY    CA   91978          1            12/15/97         11
    0430593939                           03           02/01/98         25
1


    1235005710                           N            01/01/28
    0


    1675898          074/G02             F          167,600.00         ZZ
                                         360        167,484.66          1
    265 FAIR OAKS LANE                 7.875          1,215.22         80
                                       7.625          1,215.22      209,500.00
    SPRING VALLEY    CA   91978          1            12/16/97         00
    0430593947                           05           02/01/98          0
    1235006112                           O            01/01/28
    0


    1675899          074/G02             F           99,300.00         T
                                         360         99,236.68          1
    73202 FOXTAIL LANE                 8.250            746.01         75
                                       8.000            746.01      132,500.00
    PALM DESERT      CA   92260          1            12/18/97         00
    0430593954                           03           02/01/98          0
    1236006151                           O            01/01/28
    0


    1675900          074/G02             F           72,800.00         ZZ
                                         360         72,749.90          1
    233 NORTH VINE AVENUE              7.875            527.85         80
                                       7.625            527.85       91,000.00
    RIALTO           CA   92376          2            12/31/97         00
    0430593962                           05           02/01/98          0
    1237003862                           N            01/01/28
    0


    1675901          074/G02             F          179,200.00         ZZ
                                         360        178,970.67          1
    999 NORTH PACIFIC STREER           8.250          1,346.27         80
                                       8.000          1,346.27      224,000.00
    OCEANSIDE        CA   92054          1            12/01/97         00
    0430593970                           01           01/01/98          0
    1243009808                           N            12/01/27
    0


    1675902          074/G02             F          156,550.00         ZZ
                                         360        156,447.59          2
    1824 IVY ROAD                      8.125          1,162.38         80
                                       7.875          1,162.38      195,700.00
    OCEANSIDE        CA   92054          1            12/16/97         00
    0430593988                           05           02/01/98          0
    1243009841                           N            01/01/28
    0


1


    1675903          074/G02             F           79,650.00         ZZ
                                         360         79,595.18          1
    26917 AVENIDA TERRAZA              7.875            577.52         90
                                       7.625            577.52       88,500.00
    SAUGUS           CA   91350          1            12/19/97         21
    0430593996                           01           02/01/98         25
    1246024910                           N            01/01/28
    0


    1675904          074/G02             F          188,950.00         ZZ
                                         360        188,823.22          1
    7420 BISONWOOD AVENUE              8.000          1,386.45         75
                                       7.750          1,386.45      251,968.00
    LAS  VEGAS       NV   89131          1            12/19/97         00
    0430594002                           03           02/01/98          0
    1251148377                           O            01/01/28
    0


    1675905          074/G02             F          159,800.00         ZZ
                                         360        159,678.40          1
    10216 HUXLEY CROSS LANE            7.375          1,103.70         80
                                       7.125          1,103.70      199,766.00
    LAS VEGAS        NV   89134          1            12/19/97         00
    0430594010                           03           02/01/98          0
    1251154799                           O            01/01/28
    0


    1675906          074/G02             F          100,700.00         ZZ
                                         360        100,628.92          1
    8741 RED BROOK DRIVE 202           7.750            721.43         70
                                       7.500            721.43      143,900.00
    LAS VEGAS        NV   89128          1            12/30/97         00
    0430594028                           01           02/01/98          0
    1251156229                           O            01/01/28
    0


    1675908          074/G02             F          100,000.00         ZZ
                                         360         99,936.23          1
    1200 RIVERSIDE DRIVE NO 1272       8.250            751.27         60
                                       8.000            751.27      167,000.00
    RENO             NV   89503          5            12/31/97         00
    0430594036                           01           02/01/98          0
    1253045728                           O            01/01/28
    0


    1675909          074/G02             F          330,000.00         ZZ
                                         360        329,784.13          1
    3360 QUILICI ROAD                  8.125          2,450.24         75
                                       7.875          2,450.24      440,000.00
1


    RENO             NV   89511          5            12/31/97         00
    0430594044                           05           02/01/98          0
    1253051550                           O            01/01/28
    0


    1675910          074/G02             F          198,100.00         ZZ
                                         360        197,836.44          1
    6100 CARRIAGE HOUSE WAY            8.000          1,453.59         70
                                       7.750          1,453.59      283,000.00
    RENO             NV   89509          5            12/31/97         00
    0430594051                           03           02/01/98          0
    1253052224                           O            01/01/28
    0


    1675912          074/G02             F           48,500.00         T
                                         360         48,469.08          1
    220 FOXTAIL DR UNIT A              8.250            364.36         70
                                       8.000            364.36       69,500.00
    WEST PALM BEACH  FL   33415          1            12/18/97         00
    0430594077                           09           02/01/98          0
    1301132672                           O            01/01/28
    0


    1675913          074/G02             F           60,350.00         ZZ
                                         360         60,312.49          1
    8633 PLUTO TER                     8.375            458.70         85
                                       8.125            458.70       71,000.00
    LAKE PARK        FL   33403          5            12/17/97         21
    0430594085                           07           02/01/98         12
    1301134791                           O            01/01/28
    0


    1675914          074/G02             F           37,500.00         T
                                         360         37,474.84          1
    114 LAKE EMERALD DR U-103          8.000            275.16         75
                                       7.750            275.16       50,000.00
    FT LAUDERDALE    FL   33309          1            12/22/97         00
    0430594093                           01           02/01/98          0
    1301134827                           O            01/01/28
    0


    1675915          074/G02             F          117,000.00         ZZ
                                         360        116,834.31          2
    3500 NW 110TH LN                   7.750            838.20         90
                                       7.500            838.20      130,000.00
    CORAL SPRINGS    FL   33065          1            12/01/97         01
    0430594101                           05           01/01/98         25
    1302028836                           N            12/01/27
    0
1




    1675917          074/G02             F           66,000.00         ZZ
                                         360         65,953.42          1
    2330 GABRIEL LANE                  7.750            472.83         63
                                       7.500            472.83      106,000.00
    WEST PALM BEACH  FL   33406          1            12/17/97         00
    0430594119                           05           02/01/98          0
    1303019466                           O            01/01/28
    0


    1675918          074/G02             F           75,000.00         ZZ
                                         360         74,948.39          1
    10103 SW 164 PLACE                 7.875            543.80         42
                                       7.625            543.80      179,900.00
    MIAMI            FL   33196          1            12/12/97         00
    0430594127                           03           02/01/98          0
    1311296665                           O            01/01/28
    0


    1675919          074/G02             F           84,750.00         ZZ
                                         360         84,693.13          1
    9456 SW 123 AVE CT                 8.000            621.87         75
                                       7.750            621.87      113,000.00
    MIAMI            FL   33186          5            12/31/97         00
    0430594135                           09           02/01/98          0
    1311305981                           O            01/01/28
    0


    1675920          074/G02             F           48,500.00         ZZ
                                         360         48,470.62          1
    8650 SW 133 AVE RD UNIT 215        8.500            372.92         90
                                       8.250            372.92       53,900.00
    MIAMI            FL   33183          1            12/30/97         12
    0430594143                           01           02/01/98         25
    1311306543                           N            01/01/28
    0


    1675921          074/G02             F          124,000.00         ZZ
                                         360        123,824.40          1
    13925 SW 107 TERR                  7.750            888.35         80
                                       7.500            888.35      155,000.00
    MIAMI            FL   33186          1            12/04/97         00
    0430594150                           05           01/01/98          0
    1311306703                           O            12/01/27
    0


    1675922          074/G02             F           41,200.00         T
                                         360         41,148.60          1
1


    8600 SW 113 AVE RD UNIT 124        8.375            313.15         80
                                       8.125            313.15       51,500.00
    MIAMI            FL   33183          1            12/05/97         00
    0430594168                           01           01/01/98          0
    1311307706                           O            12/01/27
    0


    1675923          074/G02             F           74,760.00         ZZ
                                         360         74,664.33          1
    7112 SW 110 AVENUE                 8.250            561.65         89
                                       8.000            561.65       84,000.00
    MIAMI            FL   33173          1            12/05/97         12
    0430594176                           09           01/01/98         25
    1311308390                           N            12/01/27
    0


    1675924          074/G02             F          123,000.00         ZZ
                                         360        122,908.72          1
    15850 NW 16 CT                     7.500            860.03         60
                                       7.250            860.03      205,400.00
    PEMBROKE PINES   FL   33028          1            12/30/97         00
    0430594184                           03           02/01/98          0
    1312031043                           O            01/01/28
    0


    1675925          074/G02             F           54,000.00         ZZ
                                         360         53,427.95          1
    4120 NW 19TH DRIVE                 8.000            396.23         90
                                       7.750            396.23       60,000.00
    GAINESVILLE      FL   32605          1            12/01/97         01
    0430594192                           05           01/01/98         25
    1322025841                           N            12/01/27
    0


    1675928          074/G02             F           63,250.00         ZZ
                                         360         63,205.36          1
    23 SPRING RIDGE DR                 7.750            453.13         62
                                       7.500            453.13      103,292.00
    DEBARY           FL   34756          1            12/19/97         00
    0430594200                           05           02/01/98          0
    1331163981                           O            01/01/28
    0


    1675929          074/G02             F           80,300.00         T
                                         360         80,248.79          1
    117 CATTAIL CT                     8.250            603.27         70
                                       8.000            603.27      114,725.00
    KISSIMMEE        FL   34743          1            12/31/97         00
    0430594218                           03           02/01/98          0
1


    1331164099                           O            01/01/28
    0


    1675931          074/G02             F          100,000.00         ZZ
                                         360         99,927.63          1
    1010 PALMER ST                     7.625            707.79         79
                                       7.375            707.79      127,000.00
    ORLANDO          FL   32801          2            12/24/97         00
    0430594226                           05           02/01/98          0
    1331167337                           O            01/01/28
    0


    1675932          074/G02             F           96,000.00         ZZ
                                         360         95,940.33          1
    705 AMELIA AV                      8.375            729.67         80
                                       8.125            729.67      120,000.00
    ORLANDO          FL   32803          1            12/08/97         00
    0430594234                           05           02/01/98          0
    1331167519                           N            01/01/28
    0


    1675933          074/G02             F           58,000.00         ZZ
                                         360         57,960.08          1
    2525 PINE TREE DRIVE               7.875            420.54         75
                                       7.625            420.54       78,000.00
    EDGEWATER        FL   32141          1            12/12/97         00
    0430594242                           05           02/01/98          0
    1331168373                           O            01/01/28
    0


    1675934          074/G02             F           54,000.00         ZZ
                                         360         53,967.29          1
    2511 CRYSTAL LAKE DRIVE S          8.500            415.21         90
                                       8.250            415.21       60,000.00
    ORLANDO          FL   32806          1            12/31/97         21
    0430594259                           05           02/01/98         25
    1331168442                           N            01/01/28
    0


    1675935          074/G02             F           73,600.00         ZZ
                                         360         73,551.85          1
    1285 ERDMAN CT                     8.125            546.48         80
                                       7.875            546.48       92,000.00
    APOPKA           FL   32703          1            12/30/97         00
    0430594267                           03           02/01/98          0
    1331168680                           O            01/01/28
    0


1


    1675937          074/G02             F           81,000.00         ZZ
                                         360         80,893.68          1
    4103 UTAH AVE                      8.125            601.42         69
                                       7.875            601.42      119,000.00
    NASHVILLE        TN   37209          5            12/03/97         00
    0430594275                           05           01/01/98          0
    1341032797                           N            12/01/27
    0


    1675938          074/G02             F           54,000.00         ZZ
                                         360         53,963.77          1
    2362 JUSTIN RD E                   8.000            396.23         79
                                       7.750            396.23       69,000.00
    JACKSONVILLE     FL   32210          1            12/26/97         00
    0430594283                           05           02/01/98          0
    1351020433                           O            01/01/28
    0


    1675939          074/G02             F           70,000.00         ZZ
                                         360         69,956.49          1
    1148 OLD ROSWELL ROAD              8.375            532.05         80
                                       8.125            532.05       87,500.00
    ROSWELL          GA   30076          1            12/17/97         00
    0430594291                           05           02/01/98          0
    1371127509                           N            01/01/28
    0


    1675941          074/G02             F           52,000.00         T
                                         360         51,968.49          1
    253 REX PL UNIT G                  8.500            399.84         69
                                       8.250            399.84       75,450.00
    ST PETERSBURG    FL   33708          1            12/19/97         00
    0430594309                           01           02/01/98          0
    1381086317                           O            01/01/28
    0


    1675942          074/G02             F          126,400.00         ZZ
                                         360        126,315.19          1
    900 GULF BLVD NUMBER 305           8.000            927.48         80
                                       7.750            927.48      158,000.00
    INDIAN ROCKS BE  FL   33785          1            12/12/97         00
    0430594317                           01           02/01/98          0
    1381105717                           O            01/01/28
    0


    1675943          074/G02             F           56,200.00         ZZ
                                         360         56,161.32          1
    5570 TRAILWINDS DR                 7.875            407.49         80
                                       7.625            407.49       70,300.00
1


    FORT MYERS       FL   33907          1            12/15/97         00
    0430594325                           01           02/01/98          0
    1381116123                           N            01/01/28
    0


    1675944          074/G02             F           50,000.00         ZZ
                                         360         49,968.92          2
    275-77 NW 58TH ST                  8.375            380.04         87
                                       8.125            380.04       58,000.00
    MIAMI            FL   33127          1            12/31/97         21
    0430594333                           05           02/01/98         25
    1391051024                           N            01/01/28
    0


    1675945          074/G02             F          300,000.00         ZZ
                                         360        299,803.76          1
    1001 RIVERSIDE DRIVES              8.125          2,227.49         58
                                       7.875          2,227.49      525,000.00
    INDIALANTIC      FL   32903          2            12/24/97         00
    0430594341                           05           02/01/98          0
    1391051443                           O            01/01/28
    0


    1675946          074/G02             F           35,000.00         ZZ
                                         360         34,977.68          1
    3150 N ATLANTIC AVE 2-880          8.250            262.94         70
                                       8.000            262.94       50,000.00
    COCOA BEACH      FL   32931          1            12/24/97         00
    0430594358                           01           02/01/98          0
    1391052082                           N            01/01/28
    0


    1675948          074/G02             F           37,800.00         ZZ
                                         360         37,775.89          1
    3150 N ATLANTIC AVE                8.250            283.98         70
                                       8.000            283.98       54,000.00
    COCOA BEACH      FL   32931          1            12/29/97         00
    0430594366                           01           02/01/98          0
    1391052640                           N            01/01/28
    0


    1675949          074/G02             F           76,400.00         ZZ
                                         360         76,348.73          1
    2244 MONTROYAL                     8.000            560.60         90
                                       7.750            560.60       84,900.00
    WATERFORD        MI   48328          1            12/09/97         10
    0430594374                           05           02/01/98         25
    1412018717                           N            01/01/28
    0
1




    1675951          074/G02             F          120,000.00         ZZ
                                         360        119,919.48          1
    6656-58 ORLEANS AVENUE             8.000            880.52         80
                                       7.750            880.52      150,000.00
    NEW ORLEANS      LA   70124          1            12/31/97         00
    0430594382                           05           02/01/98          0
    1435012403                           O            01/01/28
    0


    1675952          074/G02             F           81,900.00         ZZ
                                         360         81,849.09          1
    15213 W 152ND CIRCLE               8.375            622.50         90
                                       8.125            622.50       91,000.00
    OLATHE           KS   66062          1            12/12/97         04
    0430594390                           05           02/01/98         30
    1456007140                           N            01/01/28
    0


    1675953          074/G02             F           90,000.00         ZZ
                                         360         89,944.06          1
    1550 SOUTH ALLISON STREET          8.375            684.07         90
                                       8.125            684.07      100,000.00
    LAKEWOOD         CO   80232          1            12/09/97         10
    0430594408                           05           02/01/98         25
    1456010440                           N            01/01/28
    0


    1675954          074/G02             F           63,000.00         ZZ
                                         360         62,963.76          2
    3906 E 123RD TERRACE A-B           8.750            495.62         90
                                       8.500            495.62       70,000.00
    GRANDVIEW        MO   64030          1            12/19/97         04
    0430594416                           05           02/01/98         25
    1456012503                           N            01/01/28
    0


    1675955          074/G02             F           63,900.00         ZZ
                                         360         63,863.24          2
    4016 E 123RD TERRACE A-B           8.750            502.70         90
                                       8.500            502.70       71,000.00
    GRANDVIEW        MO   64030          1            12/19/97         11
    0430594424                           05           02/01/98         25
    1456012514                           N            01/01/28
    0


    1675956          074/G02             F           67,200.00         ZZ
                                         360         67,111.78          1
1


    3408 NW 42ND                       8.125            498.96         80
                                       7.875            498.96       84,000.00
    OKLAHOMA CITY    OK   73112          1            12/05/97         00
    0430594432                           05           01/01/98          0
    1456013110                           O            12/01/27
    0


    1675957          074/G02             F           58,500.00         ZZ
                                         360         58,462.70          1
    820 NE POLLARD STREET              8.250            439.49         90
                                       8.000            439.49       65,000.00
    LEES SUMMIT      MO   64086          1            12/16/97         14
    0430594440                           05           02/01/98         30
    1456013506                           N            01/01/28
    0


    1675958          074/G02             F          115,200.00         ZZ
                                         360        115,120.72          1
    8348 WEST 72ND AVENUE              7.875            835.28         80
                                       7.625            835.28      144,000.00
    ARVADA           CO   80005          1            12/15/97         00
    0430594457                           05           02/01/98          0
    1461116665                           O            01/01/28
    0


    1675959          074/G02             F          285,000.00         T
                                         360        284,827.35          1
    641 W LIONSHEAD CIRCLE 205/206     8.500          2,191.40         59
                                       8.250          2,191.40      485,000.00
    VAIL             CO   81657          1            12/29/97         00
    0430594465                           21           02/01/98          0
    1461116891                           O            01/01/28
    0


    1675960          074/G02             F          143,550.00         ZZ
                                         360        143,392.69          1
    6162 E YALE AVE                    8.375          1,091.08         80
                                       8.125          1,091.08      180,242.00
    DENVER           CO   80222          1            12/04/97         00
    0430594473                           07           02/01/98          0
    1461118219                           N            01/01/28
    0


    1675961          074/G02             F          264,000.00         ZZ
                                         360        263,813.67          1
    5055 MEADOW VIEW LN                7.750          1,891.33         80
                                       7.500          1,891.33      330,000.00
    AUBURN           CA   95602          1            12/30/97         00
    0430594481                           05           02/01/98          0
1


    1470011760                           N            01/01/28
    0


    1675963          074/G02             F          400,000.00         ZZ
                                         360        399,763.84          4
    8811 STONE AVENUE NORTH            8.625          3,111.16         89
                                       8.375          3,111.16      449,950.00
    SEATTLE          WA   98103          1            12/30/97         21
    0430594499                           05           02/01/98         25
    1471013909                           O            01/01/28
    0


    1675964          074/G02             F          142,400.00         ZZ
                                         360        142,302.00          1
    20905 SOUTHEAST 269TH STREET       7.875          1,032.50         80
                                       7.625          1,032.50      178,000.00
    KENT             WA   98042          1            12/10/97         00
    0430594507                           03           02/01/98          0
    1472013835                           N            01/01/28
    0


    1675965          074/G02             F          175,200.00         ZZ
                                         360        175,073.20          1
    4646 NINTH STREET                  7.625          1,240.05         80
                                       7.375          1,240.05      219,000.00
    CARPINTERIA      CA   93013          1            12/31/97         00
    0430594515                           05           02/01/98          0
    1484010255                           O            01/01/28
    0


    1675967          074/G02             F          200,000.00         ZZ
                                         360        199,723.82          1
    171 KNICKERBOCKER ROAD             7.875          1,450.14         75
                                       7.625          1,450.14      270,000.00
    DEMAREST         NJ   07627          5            11/10/97         00
    0430594531                           05           01/01/98          0
    1500397970                           O            12/01/27
    0


    1675969          E73/G02             F           52,900.00         ZZ
                                         360         52,858.72          2
    4013 PASSMORE STREET               7.250            360.88         79
                                       7.000            360.88       67,000.00
    PHILADELPHIA     PA   19135          2            12/31/97         00
    0430570648                           05           02/01/98          0
    2100013552                           N            01/01/28
    0


1


    1675970          074/G02             F          250,000.00         ZZ
                                         360        249,688.12          1
    123 COMPO ROAD NORTH               8.375          1,900.19         62
                                       8.125          1,900.19      405,000.00
    WESTPORT         CT   06880          2            12/23/97         00
    0430594556                           05           01/01/98          0
    1500403734                           O            12/01/27
    0


    1675971          074/G02             F          105,000.00         ZZ
                                         360        104,872.33          1
    520 LAWN AVENUE                    8.500            807.36         50
                                       8.250            807.36      210,000.00
    PALISADES PARK   NJ   07650          2            11/24/97         00
    0430594564                           05           01/01/98          0
    1500406732                           O            12/01/27
    0


    1675972          074/G02             F           80,000.00         ZZ
                                         360         79,951.53          1
    900 N BROOM STREET UNIT 40         8.500            615.14         80
                                       8.250            615.14      100,000.00
    WILMINGTON       DE   19806          1            12/31/97         00
    0430594572                           06           02/01/98          0
    1500406970                           O            01/01/28
    0


    1675973          074/G02             F          157,000.00         ZZ
                                         360        156,894.66          1
    17 PATTANIA COURT                  8.000          1,152.01         62
                                       7.750          1,152.01      257,000.00
    LINCOLN PARK     NJ   07035          1            12/11/97         00
    0430594580                           05           02/01/98          0
    1500411109                           O            01/01/28
    0


    1675974          074/G02             F           28,000.00         ZZ
                                         360         27,966.80          1
    238 FURLEY STREET                  8.625            217.79         70
                                       8.375            217.79       40,000.00
    PHILADELPHIA     PA   19120          5            12/16/97         00
    0430594598                           07           01/01/98          0
    1500412702                           N            12/01/27
    0


    1675975          074/G02             F          191,250.00         ZZ
                                         360        191,017.46          1
    100 FLANDERS DRIVE                 8.500          1,470.55         85
                                       8.250          1,470.55      225,000.00
1


    HILLSBOROUGH     NJ   08876          5            12/18/97         01
    0430594606                           05           01/01/98         12
    1500413953                           O            12/01/27
    0


    1675976          074/G02             F           71,200.00         ZZ
                                         360         71,108.87          1
    1857 HICKORY HILLS DRIVE           8.250            534.91         80
                                       8.000            534.91       89,000.00
    JOPLIN           MO   64801          1            11/19/97         00
    0430594614                           05           01/01/98          0
    1504175380                           O            12/01/27
    0


    1675977          074/G02             F           87,950.00         ZZ
                                         360         87,845.77          1
    16074 S SUNSET ST                  8.625            684.07         80
                                       8.375            684.07      109,950.00
    OLATHE           KS   66062          1            11/24/97         00
    0430594622                           03           01/01/98          0
    1504176496                           O            12/01/27
    0


    1675978          074/G02             F          154,400.00         ZZ
                                         360        154,117.41          1
    4822 CLOUD DRIVE                   8.500          1,187.20         80
                                       8.250          1,187.20      193,000.00
    SAN JOSE         CA   95111          1            10/03/97         00
    0430594630                           05           12/01/97          0
    1506352771                           N            11/01/27
    0


    1675979          074/G02             F           82,100.00         ZZ
                                         360         81,941.87          1
    92 FORDHAM CIRCLE                  8.250            616.79         67
                                       8.000            616.79      123,400.00
    PUEBLO           CO   81005          1            10/30/97         00
    0430594648                           05           12/01/97          0
    1506365988                           O            11/01/27
    0


    1675980          074/G02             F          202,400.00         ZZ
                                         360        202,134.30          1
    436 SAUTNER DRIVE                  8.125          1,502.82         80
                                       7.875          1,502.82      253,000.00
    SAN JOSE         CA   95123          1            12/08/97         00
    0430594655                           05           01/01/98          0
    1506377375                           O            12/01/27
    0
1




    1675982          074/G02             F           45,400.00         ZZ
                                         360         45,325.04          1
    1211 S EADS ST 213                 9.000            365.30         62
                                       8.750            365.30       73,500.00
    ARLINGTON        VA   22202          5            10/31/97         00
    0430594663                           06           12/01/97          0
    1507314960                           N            11/01/27
    0


    1675983          074/G02             F          123,250.00         ZZ
                                         360        122,798.72          1
    6302 JOHNSVILLE ROAD               8.750            969.61         85
                                       8.500            969.61      145,000.00
    CENTERBURG       OH   43011          5            09/30/97         11
    0430594671                           05           11/01/97         12
    1507323713                           O            10/01/27
    0


    1675984          074/G02             F           51,375.00         ZZ
                                         360         51,285.67          1
    362 COMMONWEALTH AVENUE            8.750            404.17         75
                                       8.500            404.17       68,500.00
    BOSTON           MA   02115          1            10/21/97         00
    0430594689                           08           12/01/97          0
    1507325741                           N            11/01/27
    0


    1675985          074/G02             F           69,800.00         ZZ
                                         360         69,678.64          1
    324 N SUNDANCE CIRCLE #D304        8.750            549.12         95
                                       8.500            549.12       73,500.00
    FORT COLLINS     CO   80524          1            10/24/97         12
    0430594697                           01           12/01/97         30
    1507327408                           O            11/01/27
    0


    1675986          074/G02             F          120,000.00         ZZ
                                         360        119,762.90          1
    2139 DENISE DR                     8.125            891.00         75
                                       7.875            891.00      160,000.00
    STERLING HEIGHT  MI   48310          5            10/28/97         00
    0430594705                           05           12/01/97          0
    1507335268                           O            11/01/27
    0


    1675987          074/G02             F          182,500.00         ZZ
                                         360        182,259.07          1
1


    11511 WOODSTOCK ROAD               8.250          1,371.06         85
                                       8.000          1,371.06      215,000.00
    GARDEN PRAIRIE   IL   61038          2            12/22/97         14
    0430594713                           05           01/01/98         12
    1507335790                           O            12/01/27
    0


    1675989          074/G02             F          119,200.00         ZZ
                                         360        119,051.30          1
    826 ATLANTIC STREET                8.375            906.01         80
                                       8.125            906.01      149,000.00
    MILFORD          MI   48381          1            12/03/97         00
    0430594721                           05           01/01/98          0
    1507342999                           O            12/01/27
    0


    1675990          074/G02             F           62,000.00         ZZ
                                         360         61,916.53          1
    7496 SMITHFIELD COURT              8.000            454.93         90
                                       7.750            454.93       68,900.00
    REYNOLDSBURG     OH   43068          1            12/16/97         04
    0430594739                           05           01/01/98         25
    1507352132                           N            12/01/27
    0


    1675991          074/G02             F           86,400.00         ZZ
                                         360         86,294.95          1
    144 PIEDMONT ROAD                  8.500            664.34         90
                                       8.250            664.34       96,000.00
    COLUMBUS         OH   43214          1            12/24/97         04
    0430594747                           05           01/01/98         25
    1507353725                           N            12/01/27
    0


    1675993          074/G02             F           37,950.00         ZZ
                                         360         37,902.65          1
    5717 THOMAS DR UNIT C118           8.375            288.45         51
                                       8.125            288.45       75,000.00
    PANAMA CITY      FL   32408          2            12/17/97         00
    0430594754                           01           01/01/98          0
    1507356916                           N            12/01/27
    0


    1675994          074/G02             F          134,000.00         ZZ
                                         360        133,918.82          1
    600 LIVINGSTON STREET              8.500          1,030.35         80
                                       8.250          1,030.35      167,500.00
    MC HENRY         IL   60050          1            12/30/97         00
    0430594762                           05           02/01/98          0
1


    1507357169                           O            01/01/28
    0


    1675995          074/G02             F           85,000.00         ZZ
                                         360         84,794.28          1
    3033 WOOD CIRCLE                   8.500            653.58         69
                                       8.250            653.58      123,500.00
    BIRMINGHAM       AL   35215          2            12/23/97         00
    0430594770                           05           01/01/98          0
    1511168614                           N            12/01/27
    0


    1675997          074/G02             F           97,850.00         ZZ
                                         360         97,670.87          1
    3035 PARKRIDGE DRIVE               8.500            752.39         90
                                       8.250            752.39      108,750.00
    ATLANTA          GA   30319          1            12/03/97         01
    0430594788                           05           12/01/97         20
    1511197066                           N            11/01/27
    0


    1675998          074/G02             F           45,900.00         ZZ
                                         360         45,838.19          1
    1510 COLLETA DRIVE                 8.000            336.80         90
                                       7.750            336.80       51,000.00
    ORLANDO          FL   32807          1            12/23/97         10
    0430594796                           05           01/01/98         25
    1511202257                           N            12/01/27
    0


    1675999          074/G02             F          172,261.00         ZZ
                                         360        172,034.88          1
    109 JAROD WAY                      8.125          1,279.03         80
                                       7.875          1,279.03      215,327.00
    LEBANON          TN   37087          1            12/15/97         00
    0430594804                           05           01/01/98          0
    1511203001                           O            12/01/27
    0


    1676000          074/G02             F           49,400.00         ZZ
                                         360         49,310.53          1
    1600 S OCEAN DRIVE #16D            8.750            388.63         90
                                       8.500            388.63       54,900.00
    HOLLYWOOD        FL   33019          1            10/30/97         12
    0430594812                           01           12/01/97         25
    1511204081                           O            11/01/27
    0


1


    1676001          074/G02             F           61,700.00         ZZ
                                         360         61,616.93          1
    209 POULAN COURT                   8.000            452.73         58
                                       7.750            452.73      108,100.00
    LAVERGNE         TN   37086          1            12/05/97         00
    0430594820                           05           01/01/98          0
    1511204842                           O            12/01/27
    0


    1676002          074/G02             F           30,450.00         ZZ
                                         360         30,413.91          1
    346 SUNSET DRIVE                   8.625            236.84         70
                                       8.375            236.84       43,500.00
    JACKSONVILLE     FL   32208          5            11/05/97         00
    0430594838                           05           01/01/98          0
    1511205222                           N            12/01/27
    0


    1676003          074/G02             F           61,200.00         ZZ
                                         360         61,125.58          1
    361 JANETTE AVENUE                 8.500            470.58         90
                                       8.250            470.58       68,000.00
    GOODLETTSVILLE   TN   37072          1            11/07/97         10
    0430594846                           05           01/01/98         25
    1511205368                           N            12/01/27
    0


    1676004          074/G02             F           91,100.00         ZZ
                                         360         90,933.23          1
    111 LAUREL CT                      8.500            700.49         90
                                       8.250            700.49      101,230.00
    PEACHTREE CITY   GA   30269          1            10/30/97         04
    0430594853                           05           12/01/97         25
    1511207374                           N            11/01/27
    0


    1676005          074/G02             F           75,000.00         ZZ
                                         360         74,885.32          1
    305 HIGHLAND AVENUE                8.500            576.69         60
                                       8.250            576.69      125,000.00
    FRANKLIN         TN   37064          1            11/07/97         00
    0430594861                           05           01/01/98          0
    1511207986                           O            12/01/27
    0


    1676007          074/G02             F           72,750.00         ZZ
                                         360         72,663.77          1
    2523 DAVENPORT CIRCLE              8.625            565.85         75
                                       8.375            565.85       97,000.00
1


    KISSIMMEE        FL   34746          5            11/21/97         00
    0430594879                           05           01/01/98          0
    1511211393                           O            12/01/27
    0


    1676008          074/G02             F           41,850.00         ZZ
                                         360         41,799.12          1
    208 OAK ST SE UNIT B               8.500            321.79         90
                                       8.250            321.79       46,500.00
    FORT WALTON BEA  FL   32548          1            12/18/97         10
    0430594887                           07           01/01/98         25
    1511212374                           N            12/01/27
    0


    1676009          074/G02             F          102,000.00         ZZ
                                         360        101,879.12          1
    3500 TRITT SPRINGS CIRCLE          8.625            793.35         67
                                       8.375            793.35      154,000.00
    MARIETTA         GA   30062          5            12/18/97         00
    0430594895                           05           01/01/98          0
    1511214020                           O            12/01/27
    0


    1676011          074/G02             F          110,000.00         ZZ
                                         360        109,869.65          1
    160 SHORELINE DR                   8.625            855.57         80
                                       8.375            855.57      137,500.00
    HAMPTON          GA   30228          1            12/18/97         00
    0430594903                           03           01/01/98          0
    1511214868                           O            12/01/27
    0


    1676012          074/G02             F           94,400.00         ZZ
                                         360         94,339.80          1
    14285 LAKE PICKETT ROAD            8.250            709.20         80
                                       8.000            709.20      118,000.00
    ORLANDO          FL   32826          1            12/24/97         00
    0430594911                           05           02/01/98          0
    1511216003                           O            01/01/28
    0


    1676013          074/G02             F           50,000.00         ZZ
                                         360         49,939.20          1
    255 TILLAMOOK DRIVE                8.500            384.46         39
                                       8.250            384.46      129,400.00
    WAKE FOREST      NC   27587          1            12/18/97         00
    0430594929                           03           01/01/98          0
    1511216987                           O            12/01/27
    0
1




    1676014          074/G02             F          157,250.00         ZZ
                                         360        157,159.52          1
    22291 SW 162ND AVENUE              8.750          1,237.09         85
                                       8.500          1,237.09      185,000.00
    MIAMI            FL   33170          1            12/22/97         12
    0430594937                           05           02/01/98         20
    1511217006                           N            01/01/28
    0


    1676016          074/G02             F          112,000.00         ZZ
                                         360        111,856.67          1
    724 CHIHUAHUA                      8.250            841.42         80
                                       8.000            841.42      140,000.00
    RIO RANCHO       NM   87124          2            11/26/97         00
    0430590729                           05           01/01/98          0
    1512101572                           N            12/01/27
    0


    1676017          074/G02             F           48,000.00         ZZ
                                         360         47,916.54          1
    6021 STATE HIGHWAY 36 #407         8.750            377.62         57
                                       8.500            377.62       85,000.00
    PORT ARANSAS     TX   78373          1            10/30/97         00
    0430594952                           21           12/01/97          0
    1512179900                           N            11/01/27
    0


    1676019          074/G02             F           51,700.00         ZZ
                                         360         51,632.13          1
    2249 HILLSIDE DRIVE                8.125            383.87         73
                                       7.875            383.87       71,700.00
    SAN ANGELO       TX   76904          1            12/17/97         00
    0430594960                           05           01/01/98          0
    1512186043                           O            12/01/27
    0


    1676020          074/G02             F           72,000.00         ZZ
                                         360         71,910.17          1
    4729 BETHANY DRIVE                 8.375            547.26         90
                                       8.125            547.26       80,006.00
    GARLAND          TX   75042          1            12/19/97         12
    0430594978                           05           01/01/98         25
    1512187997                           N            12/01/27
    0


    1676021          074/G02             F           60,700.00         ZZ
                                         360         60,628.06          1
1


    5616 PRESTON OAKS ROAD #207        8.625            472.12         95
                                       8.375            472.12       63,900.00
    DALLAS           TX   75240          1            12/09/97         01
    0430594986                           01           01/01/98         30
    1512189427                           O            12/01/27
    0


    1676022          074/G02             F           71,250.00         T
                                         360         71,165.56          1
    5973 HWY 361 #336                  8.625            554.18         75
                                       8.375            554.18       95,000.00
    PORT ARANSAS     TX   78373          1            12/16/97         00
    0430594994                           01           01/01/98          0
    1512191316                           O            12/01/27
    0


    1676023          074/G02             F           36,900.00         ZZ
                                         360         36,857.39          1
    1807 MAIN STREET                   8.750            290.29         90
                                       8.500            290.29       41,000.00
    BLUE SPRINGS     MO   64015          1            12/11/97         04
    0430595009                           05           01/01/98         25
    1512191677                           N            12/01/27
    0


    1676026          074/G02             F          224,000.00         ZZ
                                         360        223,690.67          1
    2531 NORWOOD DRIVE                 7.875          1,624.16         80
                                       7.625          1,624.16      280,000.00
    HURST            TX   76054          1            12/16/97         00
    0430595025                           05           01/01/98          0
    1512196579                           O            12/01/27
    0


    1676027          074/G02             F           44,000.00         ZZ
                                         360         43,947.85          1
    1809 CORPUS AVE                    8.625            342.23         80
                                       8.375            342.23       55,000.00
    WOLFFORTH        TX   79382          1            11/14/97         00
    0430595033                           05           01/01/98          0
    1512198392                           N            12/01/27
    0


    1676028          074/G02             F           36,800.00         ZZ
                                         360         36,773.36          1
    4704 TONY COURT                    7.625            260.47         80
                                       7.375            260.47       46,000.00
    FORT WORTH       TX   76135          1            12/24/97         00
    0430595041                           05           02/01/98          0
1


    1512199828                           N            01/01/28
    0


    1676029          074/G02             F          132,000.00         ZZ
                                         360        131,817.70          1
    2845 S DEFRAME COURT               7.875            957.10         80
                                       7.625            957.10      165,000.00
    LAKEWOOD         CO   80225          1            12/03/97         00
    0430595058                           03           01/01/98          0
    1513196075                           O            12/01/27
    0


    1676030          074/G02             F          143,000.00         ZZ
                                         360        142,906.46          3
    309 EAST 700 NORTH                 8.125          1,061.77         58
                                       7.875          1,061.77      250,000.00
    PROVO            UT   84606          5            12/31/97         00
    0430595066                           05           02/01/98          0
    1513197920                           O            01/01/28
    0


    1676031          074/G02             F          124,740.00         ZZ
                                         360        124,487.21          1
    13749 OMEGA CIRCLE                 8.000            915.30         90
                                       7.750            915.30      138,600.00
    LITTLETON        CO   80124          1            10/30/97         10
    0430595074                           05           12/01/97         30
    1513207976                           N            11/01/27
    0


    1676033          074/G02             F           44,100.00         ZZ
                                         360         44,046.01          1
    3501 BAYSTATE AVENUE               8.750            346.94         90
                                       8.500            346.94       49,050.00
    PUEBLO           CO   81005          1            12/10/97         11
    0430595090                           05           01/01/98         25
    1513214632                           N            12/01/27
    0


    1676034          074/G02             F          129,200.00         ZZ
                                         360        129,007.62          1
    2161 NORTH 2150 EAST               7.500            903.39         85
                                       7.250            903.39      152,000.00
    LAYTON           UT   84041          2            12/15/97         10
    0430595108                           05           01/01/98         25
    1513215238                           O            12/01/27
    0


1


    1676036          074/G02             F          225,000.00         T
                                         360        224,856.53          1
    300 ROMA LANE                      8.250          1,690.35         90
                                       8.000          1,690.35      252,000.00
    BOULDER CITY     NV   89005          1            12/23/97         04
    0430595116                           09           02/01/98         25
    1513219057                           O            01/01/28
    0


    1676037          074/G02             F           83,300.00         ZZ
                                         360         83,193.38          1
    1043 WEST 500 NORTH                8.250            625.81         69
                                       8.000            625.81      121,000.00
    SALT LAKE CITY   UT   84116          5            12/04/97         00
    0430595124                           05           01/01/98          0
    1513219170                           N            12/01/27
    0


    1676038          074/G02             F          113,050.00         ZZ
                                         360        112,892.64          1
    5436 WEST SILVERTIP DRIVE          7.875            819.69         85
                                       7.625            819.69      133,000.00
    SALT LAKE CITY   UT   84118          2            12/17/97         10
    0430595132                           05           01/01/98         12
    1513222481                           O            12/01/27
    0


    1676039          074/G02             F           52,200.00         ZZ
                                         360         52,138.14          1
    737 EAST 4TH AVENUE                8.625            406.01         90
                                       8.375            406.01       58,000.00
    KENNEWICK        WA   99336          1            11/21/97         11
    0430595140                           05           01/01/98         30
    1513222630                           N            12/01/27
    0


    1676041          074/G02             F          161,500.00         ZZ
                                         360        161,250.54          1
    1448 NORTH PONY EXPRESS WAY        7.875          1,170.99         85
                                       7.625          1,170.99      190,000.00
    CENTERVILLE      UT   84014          5            12/16/97         10
    0430595165                           05           01/01/98         12
    1513223510                           O            12/01/27
    0


    1676042          074/G02             F           88,110.00         ZZ
                                         360         88,001.43          1
    1227 NORTH RIVERSIDE AVE #51       8.625            685.31         90
                                       8.375            685.31       97,900.00
1


    PROVO            UT   84604          1            12/16/97         10
    0430595173                           01           01/01/98         25
    1513225468                           N            12/01/27
    0


    1676043          074/G02             F           46,500.00         T
                                         360         46,471.10          1
    3615 NORTH WOLF CREEK DRIVE        8.375            353.43         75
    #104                               8.125            353.43       62,000.00
    EDEN             UT   84310          1            12/31/97         00
    0430595181                           01           02/01/98          0
    1513228069                           O            01/01/28
    0


    1676044          074/G02             F           78,750.00         T
                                         360         78,702.29          1
    100 SOUTH CEDAR STREET             8.500            605.52         75
                                       8.250            605.52      105,000.00
    BUDA             TX   78610          1            12/10/97         00
    0430595199                           05           02/01/98          0
    1520015534                           O            01/01/28
    0


    1676046          074/G02             F           66,800.00         ZZ
                                         360         66,710.06          1
    2914 SNAKE CANYON DRIVE            8.000            490.15         80
                                       7.750            490.15       84,150.00
    KATY             TX   77449          1            12/01/97         00
    0430595207                           03           01/01/98          0
    1521042770                           O            12/01/27
    0


    1676049          074/G02             F          103,500.00         ZZ
                                         360        103,432.30          1
    18114 HOLLYWELL DRIVE              8.125            768.48         90
                                       7.875            768.48      115,000.00
    HOUSTON          TX   77084          1            12/31/97         14
    0430595215                           03           02/01/98         25
    1521045905                           N            01/01/28
    0


    1676050          074/G02             F          134,400.00         ZZ
                                         360        134,302.73          1
    14023 LOFTY MOUNTAIN TRIAL         7.625            951.27         80
                                       7.375            951.27      168,000.00
    HOUSTON          TX   77062          1            12/15/97         00
    0430595223                           03           02/01/98          0
    1522026597                           O            01/01/28
    0
1




    1676051          074/G02             F          336,000.00         ZZ
                                         360        335,780.21          1
    2710 DERBY COURT                   8.125          2,494.79         80
                                       7.875          2,494.79      420,000.00
    SOUTHLAKE        TX   76092          1            12/18/97         00
    0430595231                           03           02/01/98          0
    1524011820                           O            01/01/28
    0


    1676052          074/G02             F           58,150.00         ZZ
                                         360         58,111.96          1
    1236 HOLLYWOOD AVE                 8.125            431.76         69
                                       7.875            431.76       85,000.00
    DALLAS           TX   75208          2            12/10/97         00
    0430595249                           05           02/01/98          0
    1524012924                           O            01/01/28
    0


    1676055          074/G02             F          116,000.00         ZZ
                                         360        115,913.91          1
    6732 SAINT ANNE STREET             7.500            811.09         80
                                       7.250            811.09      145,000.00
    DALLAS           TX   75248          1            12/19/97         00
    0430595256                           05           02/01/98          0
    1524017860                           O            01/01/28
    0


    1676056          074/G02             F          126,450.00         ZZ
                                         360        126,373.40          1
    3501 BELLAIRE PARK CT              8.500            972.29         90
                                       8.250            972.29      140,500.00
    FT WORTH         TX   76109          1            12/31/97         04
    0430595264                           03           02/01/98         20
    1525008503                           N            01/01/28
    0


    1676057          074/G02             F          126,000.00         ZZ
                                         360        125,891.24          1
    7500 AMHURST CIRCLE                7.875            913.59         80
                                       7.625            913.59      157,500.00
    FT WORTH         TX   76132          1            12/11/97         00
    0430595272                           05           02/01/98          0
    1525008536                           O            01/01/28
    0


    1676058          074/G02             F           46,800.00         ZZ
                                         360         46,769.38          1
1


    10526 LOUISBURG DRIVE              8.125            347.49         66
                                       7.875            347.49       71,000.00
    SAN ANTONIO      TX   78245          2            12/05/97         00
    0430595280                           05           02/01/98          0
    1526011194                           N            01/01/28
    0


    1676059          074/G02             F          120,000.00         ZZ
                                         360        119,925.41          1
    500 PADRE BOULEVARD                8.375            912.09         74
    UNIT 4504                          8.125            912.09      163,750.00
    SOUTH PADRE ISL  TX   78597          1            12/22/97         00
    0430595298                           22           02/01/98          0
    1526012380                           O            01/01/28
    0


    1676060          074/G02             F           69,300.00         ZZ
                                         360         69,248.57          1
    6903-6905 GRASS VALLEY DRIVE       7.500            484.56         70
                                       7.250            484.56       99,000.00
    LEON VALLEY      TX   78238          1            12/16/97         00
    0430595306                           05           02/01/98          0
    1526012517                           O            01/01/28
    0


    1676062          074/G02             F           65,000.00         ZZ
                                         360         64,951.76          1
    1720 PICO ALTO DRIVE               7.500            454.49         77
    UNIT A-45                          7.250            454.49       85,000.00
    EL PASO          TX   79932          1            12/11/97         00
    0430595314                           01           02/01/98          0
    1526012823                           O            01/01/28
    0


    1676063          074/G02             F           56,000.00         ZZ
                                         360         55,962.42          1
    2826 FLORAL WAY DRIVE              8.000            410.91         69
                                       7.750            410.91       82,000.00
    SAN ANTONIO      TX   78247          5            12/26/97         00
    0430595322                           05           02/01/98          0
    1526013054                           N            01/01/28
    0


    1676064          074/G02             F          141,200.00         ZZ
                                         360        140,997.21          1
    20402 FOREST DRIVE                 7.625            999.40         75
                                       7.375            999.40      188,300.00
    SPRING           TX   77388          1            12/30/97         00
    0430595330                           03           02/01/98          0
1


    1532013128                           O            01/01/28
    0


    1676067          074/G02             F          146,700.00         ZZ
                                         360        146,615.60          1
    405/405 1/2 SACRAMENTO             8.750          1,154.09         90
                                       8.500          1,154.09      163,000.00
    AUBURN           CA   95603          1            12/24/97         10
    0430595348                           05           02/01/98         20
    1550016252                           N            01/01/28
    0


    1676068          074/G02             F          122,400.00         ZZ
                                         360        122,319.93          1
    772 EAST 4825 SOUTH                8.125            908.82         80
                                       7.875            908.82      153,000.00
    SOUTH OGDEN      UT   84403          1            12/15/97         00
    0430595355                           05           02/01/98          0
    1552012693                           O            01/01/28
    0


    1676069          074/G02             F           87,300.00         ZZ
                                         360         87,242.89          2
    615 SOUTH 200 EAST                 8.125            648.20         90
                                       7.875            648.20       97,000.00
    BRIGHAM CITY     UT   84302          1            12/31/97         21
    0430595363                           05           02/01/98         25
    1552013787                           N            01/01/28
    0


    1676070          074/G02             F           91,000.00         ZZ
                                         360         90,943.43          1
    9 LANKSHIRE DRIVE                  8.375            691.67         70
                                       8.125            691.67      130,000.00
    PLEASANT VIEW C  UT   84414          5            12/08/97         00
    0430595371                           03           02/01/98          0
    1552013856                           N            01/01/28
    0


    1676071          074/G02             F           70,000.00         ZZ
                                         360         69,957.59          1
    2433 NORTH 770 WEST                8.500            538.24         70
                                       8.250            538.24      101,000.00
    CLINTON          UT   84015          5            12/17/97         00
    0430595389                           05           02/01/98          0
    1552013903                           N            01/01/28
    0


1


    1676072          E67/G02             F          210,000.00         ZZ
                                         360        210,000.00          1
    9128 NE MEADOW RIDGE RD            7.875          1,522.65         49
                                       7.625          1,522.65      430,000.00
    PRINEVILLE       OR   97754          5            01/23/98         00
    0430586529                           05           03/01/98          0
    7072                                 O            02/01/28
    0


    1676073          074/G02             F           55,000.00         ZZ
                                         360         54,966.68          1
    4338 SOUTH 3100 WEST               8.500            422.90         47
                                       8.250            422.90      118,000.00
    ROY              UT   84067          5            12/30/97         00
    0430595397                           05           02/01/98          0
    1552013958                           O            01/01/28
    0


    1676074          074/G02             F          289,650.00         ZZ
                                         360        289,429.60          1
    921 CAMINO VERA CRUZ               7.375          2,000.54         80
                                       7.125          2,000.54      362,137.00
    CAMARILLO        CA   93010          1            12/30/97         00
    0430595405                           05           02/01/98          0
    1553007145                           O            01/01/28
    0


    1676075          074/G02             F          206,400.00         ZZ
                                         360        206,257.96          1
    1165 PAN COURT                     7.875          1,496.54         80
                                       7.625          1,496.54      258,000.00
    THOUSAND OAKS    CA   91320          1            12/17/97         00
    0430595413                           01           02/01/98          0
    1553009912                           O            01/01/28
    0


    1676076          074/G02             F          100,000.00         ZZ
                                         360         99,931.18          1
    924 EUCLID AVENUE                  7.875            725.07         53
                                       7.625            725.07      190,000.00
    CAMARILLO        CA   93010          2            12/23/97         00
    0430595421                           05           02/01/98          0
    1553010194                           O            01/01/28
    0


    1676077          074/G02             F          175,000.00         ZZ
                                         360        174,876.49          1
    608 SOUTH PATHFINDER TRAIL         7.750          1,253.72         47
                                       7.500          1,253.72      375,000.00
1


    ANAHEIM          CA   92807          1            12/17/97         00
    0430595439                           03           02/01/98          0
    1553010332                           O            01/01/28
    0


    1676078          074/G02             F          144,000.00         T
                                         360        143,908.17          1
    300 WOODLAND ROAD                  8.250          1,081.83         80
                                       8.000          1,081.83      180,000.00
    AUBURN           CA   95603          1            12/08/97         00
    0430595447                           05           02/01/98          0
    1561381260                           O            01/01/28
    0


    1676079          074/G02             F          244,000.00         ZZ
                                         360        243,848.34          4
    1364-1368 NATOMA ST                8.375          1,854.58         80
                                       8.125          1,854.58      305,000.00
    SAN FRANCISCO    CA   94103          1            12/10/97         00
    0430595454                           05           02/01/98          0
    1561382296                           N            01/01/28
    0


    1676080          074/G02             F           62,100.00         ZZ
                                         360         62,060.40          2
    359-361 JILL CIRCLE                8.250            466.54         90
                                       8.000            466.54       69,000.00
    STOCKTON         CA   95210          1            12/23/97         10
    0430595462                           05           02/01/98         25
    1561382751                           N            01/01/28
    0


    1676081          074/G02             F           40,500.00         ZZ
                                         360         40,421.65          3
    2342 AND 2344 NW 13TH STREET       8.500            311.41         90
    AND 1316 N BILLEN AVENUE           8.250            311.41       45,000.00
    OKLAHOMA CITY    OK   74820          1            11/21/97         01
    0430595470                           05           01/01/98         25
    1563162122                           N            12/01/27
    0


    1676082          074/G02             F           32,400.00         ZZ
                                         360         32,358.53          1
    9266 RIDGEWOOD DRIVE               8.250            243.41         90
                                       8.000            243.41       36,000.00
    BATON ROUGE      LA   70814          1            11/26/97         01
    0430595488                           05           01/01/98         25
    1563171688                           N            12/01/27
    0
1




    1676085          074/G02             F           29,250.00         ZZ
                                         360         29,213.49          1
    1922 E OKMULGEE                    8.375            222.33         65
                                       8.125            222.33       45,000.00
    MUSKOGEE         OK   74401          5            12/17/97         00
    0430595496                           05           01/01/98          0
    1563175995                           N            12/01/27
    0


    1676086          074/G02             F           44,900.00         ZZ
                                         360         44,874.17          1
    8014 READ BLVD                     8.750            353.23         90
                                       8.500            353.23       49,900.00
    NEW ORLEANS      LA   70127          1            12/31/97         01
    0430595504                           05           02/01/98         25
    1563177447                           N            01/01/28
    0


    1676087          074/G02             F           84,800.00         ZZ
                                         360         84,691.49          1
    2721 NW 60TH STREET                8.250            637.07         80
                                       8.000            637.07      106,000.00
    OKLAHOMA CITY    OK   73112          1            12/18/97         00
    0430595512                           05           01/01/98          0
    1563177764                           O            12/01/27
    0


    1676088          074/G02             F           43,400.00         ZZ
                                         360         43,344.46          1
    7809 NW 26TH STREET                8.250            326.05         60
                                       8.000            326.05       72,500.00
    BETHANY          OK   73008          2            12/05/97         00
    0430595520                           05           01/01/98          0
    1563177899                           O            12/01/27
    0


    1676089          074/G02             F           43,000.00         ZZ
                                         360         42,973.26          4
    128 N MEYERS DRIVE                 8.375            326.84         49
                                       8.125            326.84       88,000.00
    LAFAYETTE        LA   70508          5            12/12/97         00
    0430595538                           05           02/01/98          0
    1563179646                           N            01/01/28
    0


    1676091          074/G02             F          160,000.00         ZZ
                                         360        159,907.94          1
1


    12306 DEER TRACK                   8.750          1,258.73         80
                                       8.500          1,258.73      200,000.00
    AUSTIN           TX   78727          1            12/15/97         00
    0430595546                           05           02/01/98          0
    1563180099                           N            01/01/28
    0


    1676092          074/G02             F          125,600.00         ZZ
                                         360        125,511.35          1
    6605 SHELTON HOME COURT            7.750            899.82         80
                                       7.500            899.82      157,000.00
    ARLINGTON        TX   76017          2            12/08/97         00
    0430595553                           03           02/01/98          0
    1563180747                           O            01/01/28
    0


    1676093          074/G02             F           54,000.00         ZZ
                                         360         53,968.12          1
    7249 PIEDMONT DRIVE                8.625            420.01         90
                                       8.375            420.01       60,000.00
    DALLAS           TX   75227          1            12/23/97         01
    0430595561                           05           02/01/98         25
    1563181885                           N            01/01/28
    0


    1676095          074/G02             F           64,800.00         ZZ
                                         360         64,761.74          1
    2840 AVA LANE                      8.625            504.01         90
                                       8.375            504.01       72,000.00
    DALLAS           TX   75227          1            12/23/97         01
    0430595579                           05           02/01/98         25
    1563181910                           N            01/01/28
    0


    1676096          074/G02             F           19,800.00         ZZ
                                         360         19,788.60          1
    6744 NORTH MERIDIAN AVENUE         8.750            155.77         90
                                       8.500            155.77       22,000.00
    OKLAHOMA CITY    OK   73116          1            12/23/97         01
    0430595587                           01           02/01/98         25
    1563182593                           N            01/01/28
    0


    1676097          074/G02             F           69,300.00         ZZ
                                         360         69,252.32          2
    103 VASSAR LANE                    7.875            502.48         90
                                       7.625            502.48       77,000.00
    SAN ANTONIO      TX   78212          1            12/23/97         01
    0430595595                           05           02/01/98         25
1


    1563184191                           N            01/01/28
    0


    1676098          074/G02             F          140,850.00         ZZ
                                         360        140,757.86          2
    4107 S CENTER ST                   8.125          1,045.81         90
                                       7.875          1,045.81      156,500.00
    TACOMA           WA   98409          1            12/01/97         01
    0430595603                           05           02/01/98         25
    1565176117                           N            01/01/28
    0


    1676099          074/G02             F          140,850.00         ZZ
                                         360        140,757.86          4
    4103 S CENTER ST                   8.125          1,045.81         90
                                       7.875          1,045.81      156,500.00
    TACOMA           WA   98409          1            12/05/97         01
    0430595611                           05           02/01/98         25
    1565176140                           N            01/01/28
    0


    1676100          074/G02             F          168,000.00         ZZ
                                         360        167,898.22          2
    740 & 740 1/2 3RD ST               8.500          1,291.78         75
                                       8.250          1,291.78      225,000.00
    KIRKLAND         WA   98033          1            12/31/97         00
    0430595629                           05           02/01/98          0
    1565181897                           N            01/01/28
    0


    1676102          074/G02             F           63,750.00         ZZ
                                         360         63,672.47          1
    7148 SOUTH DEARING STREET          8.500            490.19         85
                                       8.250            490.19       75,000.00
    COVINGTON        GA   30209          5            12/05/97         01
    0430595637                           05           01/01/98         12
    1566116290                           O            12/01/27
    0


    1676104          074/G02             F           61,950.00         ZZ
                                         360         61,776.73          1
    5077 FARM VALLEY DRIVE             8.375            470.87         90
                                       8.125            470.87       68,875.00
    WOODSTOCK        GA   30188          1            12/05/97         01
    0430595645                           05           01/01/98         25
    1566116880                           N            12/01/27
    0


1


    1676105          074/G02             F           94,500.00         ZZ
                                         360         94,447.02          2
    400-402 SPRUCEWOOD COURT           8.875            751.89         90
                                       8.625            751.89      105,000.00
    LAWRENCEVILLE    GA   30045          1            12/12/97         01
    0430595652                           05           02/01/98         25
    1566117215                           N            01/01/28
    0


    1676106          074/G02             F          109,600.00         ZZ
                                         360        109,531.88          1
    6 NORTH SEED TICK ROAD             8.375            833.04         80
                                       8.125            833.04      137,000.00
    DAWSONVILLE      GA   30534          5            12/16/97         00
    0430595660                           05           02/01/98          0
    1566117328                           O            01/01/28
    0


    1676107          074/G02             F           75,200.00         ZZ
                                         360         75,156.73          1
    250 MARINA POINT ROAD              8.750            591.60         80
                                       8.500            591.60       94,000.00
    DADEVILLE        AL   36853          1            12/12/97         00
    0430595678                           03           02/01/98          0
    1566117634                           N            01/01/28
    0


    1676108          074/G02             F           53,900.00         ZZ
                                         360         53,863.83          1
    1016 RUSKIN DRIVE                  8.000            395.50         70
                                       7.750            395.50       77,000.00
    KNOXVILLE        TN   37923          5            12/23/97         00
    0430595686                           05           02/01/98          0
    1566117678                           N            01/01/28
    0


    1676110          074/G02             F           60,800.00         ZZ
                                         360         60,762.20          1
    5009 CROWE DRIVE                   8.375            462.13         80
                                       8.125            462.13       76,000.00
    SMYRNA           GA   30082          1            12/16/97         00
    0430595694                           05           02/01/98          0
    1566117871                           N            01/01/28
    0


    1676111          074/G02             F          224,950.00         ZZ
                                         360        224,639.35          1
    908 CREST DRIVE                    7.875          1,631.05         79
                                       7.625          1,631.05      285,000.00
1


    ENCINITAS        CA   92024          1            12/01/97         00
    0430595702                           05           01/01/98          0
    1567211569                           O            12/01/27
    0


    1676112          074/G02             F           64,500.00         ZZ
                                         360         64,413.15          1
    451 WEST 20TH STREET               8.000            473.28         75
                                       7.750            473.28       86,000.00
    YUMA             AZ   85364          5            12/01/97         00
    0430595710                           05           01/01/98          0
    1569172388                           O            12/01/27
    0


    1676113          074/G02             F          284,000.00         ZZ
                                         360        283,627.18          1
    7134 EAST HIGHLAND ROAD            8.125          2,108.70         80
                                       7.875          2,108.70      359,000.00
    CAVE CREEK       AZ   85331          1            12/03/97         00
    0430595728                           05           01/01/98          0
    1569187691                           O            12/01/27
    0


    1676114          074/G02             F          106,400.00         ZZ
                                         360        106,330.40          1
    2079 PLACITA DE QUEDO              8.125            790.02         80
                                       7.875            790.02      133,000.00
    SANTA FE         NM   87505          5            12/02/97         00
    0430595736                           05           02/01/98          0
    1569188162                           O            01/01/28
    0


    1676115          074/G02             F          101,000.00         T
                                         360        100,938.81          1
    294 WILSON BUTTE ROAD              8.500            776.61         75
                                       8.250            776.61      135,000.00
    GREAT FALLS      MT   59405          1            12/05/97         00
    0430595744                           05           02/01/98          0
    1569188333                           O            01/01/28
    0


    1676116          074/G02             F           63,750.00         ZZ
                                         360         63,711.37          1
    3041 THOREAU MEADOWS DRIVE NE      8.500            490.19         75
                                       8.250            490.19       85,030.00
    RIO RANCHO       NM   87124          1            12/16/97         00
    0430595751                           03           02/01/98          0
    1569188446                           N            01/01/28
    0
1




    1676117          074/G02             F          113,300.00         ZZ
                                         360        113,227.75          1
    1025 EAST MANHATTON DRIVE          8.250            851.19         90
                                       8.000            851.19      125,900.00
    TEMPE            AZ   85282          1            12/19/97         10
    0430595769                           05           02/01/98         25
    1569188606                           N            01/01/28
    0


    1676118          074/G02             F          344,000.00         ZZ
                                         360        342,731.15          1
    10420 CITY LIGHTS DRIVE NE         8.500          2,645.07         80
                                       8.250          2,645.07      430,000.00
    ALBUQUERQUE      NM   87111          1            12/08/97         00
    0430595777                           05           02/01/98          0
    1569188774                           O            01/01/28
    0


    1676119          074/G02             F           39,600.00         ZZ
                                         360         39,577.79          2
    2021-23 SOUTH NORRIS AVENUE        8.875            315.08         90
                                       8.625            315.08       44,000.00
    TUCSON           AZ   85713          1            12/29/97         01
    0430595785                           05           02/01/98         25
    1569189074                           N            01/01/28
    0


    1676120          074/G02             F          120,400.00         ZZ
                                         360        120,327.05          1
    15036 NORTH 100TH WAY              8.500            925.78         70
                                       8.250            925.78      172,000.00
    SCOTTSDALE       AZ   85260          1            12/26/97         00
    0430595793                           03           02/01/98          0
    1569189267                           N            01/01/28
    0


    1676121          074/G02             F          105,000.00         ZZ
                                         360        104,936.39          1
    10058 EAST EVANS STREE             8.500            807.36         70
                                       8.250            807.36      150,000.00
    SCOTTSDALE       AZ   85260          1            12/23/97         00
    0430595801                           03           02/01/98          0
    1569189278                           N            01/01/28
    0


    1676122          074/G02             F           83,900.00         ZZ
                                         360         83,842.61          1
1


    4716 GRAND ROCK DRIVE              8.000            615.63         80
                                       7.750            615.63      105,431.00
    NORTH LAS VEGAS  NV   89031          1            12/29/97         00
    0430595819                           05           02/01/98          0
    1569189449                           O            01/01/28
    0


    1676123          074/G02             F          168,000.00         ZZ
                                         360        167,890.10          1
    ROUTE 19 BOX 91 DL                 8.125          1,247.40         75
                                       7.875          1,247.40      225,000.00
    SANTA FE         NM   87505          5            12/24/97         00
    0430595827                           05           02/01/98          0
    1569190470                           O            01/01/28
    0


    1676124          074/G02             F          113,900.00         ZZ
                                         360        113,830.99          1
    1899 CAMERON HEIGHTS               8.500            875.80         80
                                       8.250            875.80      142,400.00
    DENVER           NC   28037          1            12/19/97         00
    0430595835                           03           02/01/98          0
    1577097426                           O            01/01/28
    0


    1676125          074/G02             F          115,100.00         ZZ
                                         360        115,026.60          1
    2918 SANTELLA WAY                  8.250            864.71         90
                                       8.000            864.71      127,900.00
    SEVIERVILLE      TN   37862          1            12/19/97         11
    0430595843                           05           02/01/98         25
    1577098644                           N            01/01/28
    0


    1676126          074/G02             F          100,000.00         T
                                         360         99,940.96          1
    1598 HEATHMUIR DRIVE               8.625            777.79         62
                                       8.375            777.79      162,302.00
    MYRTLE BEACH     SC   29575          1            12/10/97         00
    0430595850                           03           02/01/98          0
    1577100848                           O            01/01/28
    0


    1676127          074/G02             F           33,600.00         ZZ
                                         360         33,580.16          1
    6338-D OLD PINEVILLE ROAD          8.625            261.34         70
                                       8.375            261.34       48,000.00
    CHARLOTTE        NC   28217          5            12/04/97         00
    0430595868                           01           02/01/98          0
1


    1577101873                           N            01/01/28
    0


    1676128          074/G02             F          102,400.00         ZZ
                                         360        102,275.48          1
    600 GRINNELL CIRCLE                8.500            787.37         71
                                       8.250            787.37      145,000.00
    KNOXVILLE        TN   37924          2            11/25/97         00
    0430595876                           05           01/01/98          0
    1577103744                           O            12/01/27
    0


    1676130          074/G02             F           65,600.00         ZZ
                                         360         65,557.09          1
    804-169 OLDE PIONEER TRA           8.125            487.08         80
                                       7.875            487.08       82,000.00
    KNOXVILLE        TN   37923          1            12/05/97         00
    0430595884                           09           02/01/98          0
    1577106505                           O            01/01/28
    0


    1676131          074/G02             F           69,700.00         ZZ
                                         360         69,658.85          1
    811 SUTTON DRIVE                   8.625            542.12         85
                                       8.375            542.12       82,000.00
    HIXSON           TN   37343          5            12/02/97         01
    0430595892                           05           02/01/98         12
    1577106913                           O            01/01/28
    0


    1676132          074/G02             F          428,000.00         ZZ
                                         360        427,479.60          1
    313 LAKE VALLEY DRIV               8.500          3,290.95         80
                                       8.250          3,290.95      535,000.00
    FRANKLIN         TN   37064          1            11/20/97         00
    0430595900                           05           01/01/98          0
    1577106980                           O            12/01/27
    0


    1676134          074/G02             F           65,700.00         ZZ
                                         360         65,660.20          1
    1934 KILBORNE DRIVE                8.500            505.18         90
                                       8.250            505.18       73,000.00
    CHARLOTTE        NC   28205          1            12/12/97         01
    0430595918                           05           02/01/98         25
    1577108555                           N            01/01/28
    0


1


    1676135          074/G02             F           46,800.00         ZZ
                                         360         46,771.64          1
    ROUTE 5 BOX 717                    8.500            359.86         90
                                       8.250            359.86       52,000.00
    RIDGELAND        SC   29936          1            12/15/97         11
    0430595926                           05           02/01/98         25
    1577109060                           N            01/01/28
    0


    1676137          074/G02             F           62,000.00         ZZ
                                         360         61,963.40          2
    230 14TH STREET NW                 8.625            482.23         80
                                       8.375            482.23       77,500.00
    CLEVELAND        TN   37311          1            12/18/97         00
    0430595934                           05           02/01/98          0
    1577110921                           N            01/01/28
    0


    1676138          074/G02             F           76,950.00         ZZ
                                         360         76,900.80          4
    3113 SPRINGFIELD DRIV              8.625            598.51         90
                                       8.375            598.51       85,500.00
    LOUISVILLE       KY   40214          1            12/31/97         11
    0430595942                           05           02/01/98         25
    1577111232                           N            01/01/28
    0


    1676139          074/G02             F          134,250.00         ZZ
                                         360        134,172.76          2
    5428-30 APPLE BLOSSOM DRIVE        8.750          1,056.15         90
                                       8.500          1,056.15      149,200.00
    MEMPHIS          TN   38115          1            12/26/97         14
    0430595959                           05           02/01/98         25
    1577111425                           N            01/01/28
    0


    1676140          074/G02             F           68,400.00         ZZ
                                         360         68,251.63          1
    3905 THACKERY DRIVE                8.500            525.94         90
                                       8.250            525.94       76,000.00
    NASHVILLE        TN   37207          1            12/31/97         11
    0430595967                           05           02/01/98         25
    1577112519                           N            01/01/28
    0


    1676141          074/G02             F          129,750.00         ZZ
                                         360        129,675.34          2
    5459-61 JASMINE                    8.750          1,020.75         90
                                       8.500          1,020.75      144,200.00
1


    MEMPHIS          TN   38115          1            12/26/97         11
    0430595975                           05           02/01/98         25
    1577112585                           N            01/01/28
    0


    1676142          074/G02             F           94,500.00         ZZ
                                         360         94,441.26          1
    616 E COY DR                       8.375            718.27         90
                                       8.125            718.27      105,000.00
    FORT COLLINS     CO   80521          1            12/19/97         04
    0430595983                           05           02/01/98         25
    1579067652                           N            01/01/28
    0


    1676143          074/G02             F           68,000.00         ZZ
                                         360         67,956.63          1
    130 JAMES ST                       8.250            510.87         80
                                       8.000            510.87       85,000.00
    BUENA VISTA      CO   81211          1            12/12/97         00
    0430595991                           05           02/01/98          0
    1579067732                           O            01/01/28
    0


    1676144          074/G02             F          184,000.00         ZZ
                                         360        183,873.37          1
    462 E COALVILLE WY                 7.875          1,334.13         80
                                       7.625          1,334.13      230,000.00
    DRAPER           UT   84020          2            12/22/97         00
    0430596007                           05           02/01/98          0
    1579068305                           O            01/01/28
    0


    1676145          074/G02             F          118,200.00         ZZ
                                         360        118,132.00          1
    8792 LITTLE GULL                   8.750            929.88         70
                                       8.500            929.88      168,950.00
    HIGHLANDS RANCH  CO   80126          1            12/10/97         00
    0430596015                           03           02/01/98          0
    1579068371                           N            01/01/28
    0


    1676146          074/G02             F           54,000.00         ZZ
                                         360         53,966.44          1
    624 FRUIT PARK RD                  8.375            410.44         90
                                       8.125            410.44       60,000.00
    MONTROSE         CO   81401          2            12/29/97         01
    0430596023                           05           02/01/98         25
    1579068713                           O            01/01/28
    0
1




    1676147          074/G02             F           76,500.00         ZZ
                                         360         76,392.06          1
    42 ORLEANS STREET                  8.875            608.67         90
                                       8.625            608.67       85,000.00
    JOHNSTON         RI   02919          1            12/05/97         01
    0430596031                           05           01/01/98         25
    1580055560                           N            12/01/27
    0


    1676148          074/G02             F           45,600.00         ZZ
                                         360         45,547.33          2
    381-383ORANGE STREET               8.750            358.74         95
                                       8.500            358.74       48,000.00
    SPRINGFIELD      MA   01101          1            12/05/97         01
    0430596049                           05           01/01/98         30
    1580058150                           O            12/01/27
    0


    1676151          074/G02             F          155,200.00         ZZ
                                         360        155,006.38          1
    12 COOK ROAD                       8.375          1,179.64         75
                                       8.125          1,179.64      208,000.00
    CUMBERLAND       RI   02864          2            12/01/97         00
    0430596056                           05           01/01/98          0
    1580066963                           O            12/01/27
    0


    1676152          074/G02             F           35,000.00         ZZ
                                         360         34,979.86          2
    54 HOWLAND ROAD                    8.750            275.35         28
                                       8.500            275.35      127,000.00
    FAIRHAVEN        MA   02719          5            12/08/97         00
    0430596064                           05           02/01/98          0
    1580068175                           N            01/01/28
    0


    1676153          074/G02             F           37,800.00         ZZ
                                         360         37,777.68          2
    46 MARION STREET                   8.625            294.01         90
                                       8.375            294.01       42,000.00
    LOWELL           MA   01854          1            12/15/97         01
    0430596072                           05           02/01/98         25
    1580068700                           N            01/01/28
    0


    1676154          074/G02             F           59,400.00         ZZ
                                         360         59,329.61          3
1


    1312 WORCESTER STREET              8.625            462.01         90
                                       8.375            462.01       66,000.00
    INDIAN ORCHARD   MA   01151          1            12/05/97         01
    0430596080                           05           01/01/98         25
    1580068936                           N            12/01/27
    0


    1676155          074/G02             F          117,000.00         ZZ
                                         360        116,897.77          4
    543 PROVIDENCE STREET              8.625            910.02         90
                                       8.375            910.02      130,000.00
    WOONSOCKET       RI   02895          1            12/19/97         01
    0430596098                           05           02/01/98         25
    1580069043                           N            01/01/28
    0


    1676157          074/G02             F           31,600.00         ZZ
                                         360         31,581.34          1
    81 LANDING CIRCLE                  8.625            245.79         74
                                       8.375            245.79       43,000.00
    SUFFIELD         CT   06078          1            12/23/97         00
    0430596106                           01           02/01/98          0
    1580069178                           N            01/01/28
    0


    1676158          074/G02             F          184,800.00         ZZ
                                         360        184,672.82          2
    15 DALY STREET                     7.875          1,339.93         80
                                       7.625          1,339.93      231,000.00
    STAMFORD         CT   06902          5            12/29/97         00
    0430596114                           05           02/01/98          0
    1580069429                           O            01/01/28
    0


    1676159          074/G02             F          208,000.00         ZZ
                                         360        207,759.78          4
    27 ALDRICH STREET                  8.750          1,636.34         74
                                       8.500          1,636.34      282,000.00
    SOMERVILLE       MA   02145          1            12/04/97         00
    0430596122                           05           01/01/98          0
    1580069440                           N            12/01/27
    0


    1676160          074/G02             F          104,000.00         ZZ
                                         360        103,938.59          2
    11 KATHY ANN DRIVE                 8.625            808.91         80
                                       8.375            808.91      130,000.00
    NARRAGANSETT     RI   02882          1            12/22/97         00
    0430596130                           05           02/01/98          0
1


    1580069510                           N            01/01/28
    0


    1676161          074/G02             F          157,250.00         ZZ
                                         360        157,157.15          4
    23 EAST BULLFINCH STREET           8.625          1,223.08         85
                                       8.375          1,223.08      185,000.00
    NORTH ATTLEBORO  MA   02760          1            12/19/97         01
    0430596148                           05           02/01/98         20
    1580069666                           N            01/01/28
    0


    1676162          074/G02             F           36,100.00         ZZ
                                         360         36,079.23          1
    232 REGENCY PARK DRIVE             8.750            284.00         95
                                       8.500            284.00       38,000.00
    AGAWAM           MA   01001          1            12/31/97         04
    0430596155                           01           02/01/98         30
    1580069804                           O            01/01/28
    0


    1676163          074/G02             F           49,500.00         ZZ
                                         360         49,468.43          1
    380 HITCHCOCK ROAD UNIT 237        8.250            371.88         90
                                       8.000            371.88       55,000.00
    WATERBURY        CT   06705          1            12/16/97         14
    0430596163                           01           02/01/98         25
    1580069906                           O            01/01/28
    0


    1676164          074/G02             F           79,850.00         ZZ
                                         360         79,802.85          1
    57 COLBORNE ROAD UNIT 57-2         8.625            621.07         75
                                       8.375            621.07      106,500.00
    BRIGHTON         MA   02135          1            12/22/97         00
    0430596171                           01           02/01/98          0
    1580069917                           N            01/01/28
    0


    1676165          074/G02             F          276,000.00         ZZ
                                         360        275,810.05          1
    231 NEWTOWN TURNPIKE               7.875          2,001.20         80
                                       7.625          2,001.20      345,000.00
    REDDING          CT   06896          2            12/30/97         00
    0430596189                           05           02/01/98          0
    1580070461                           O            01/01/28
    0


1


    1676167          074/G02             F           53,600.00         ZZ
                                         360         53,569.15          1
    108 GRANT AVENUE                   8.750            421.68         90
                                       8.500            421.68       59,600.00
    CRANSTON         RI   02920          1            12/23/97         04
    0430596197                           05           02/01/98         25
    1580070665                           N            01/01/28
    0


    1676168          074/G02             F           51,300.00         ZZ
                                         360         51,270.48          3
    15-17 WEBSTER STREET               8.750            403.58         90
                                       8.500            403.58       57,000.00
    MERIDEN          CT   06450          1            12/17/97         04
    0430596205                           05           02/01/98         25
    1580070676                           N            01/01/28
    0


    1676169          074/G02             F           95,250.00         ZZ
                                         360         95,193.76          3
    129-131 FAIRVIEW AVENUE            8.625            740.85         75
                                       8.375            740.85      127,000.00
    BRIDGEPORT       CT   06606          1            12/29/97         00
    0430596213                           05           02/01/98          0
    1580070825                           N            01/01/28
    0


    1676171          074/G02             F          208,000.00         ZZ
                                         360        207,870.71          1
    291 WEED AVENUE                    8.375          1,580.96         80
                                       8.125          1,580.96      260,000.00
    STAMFORD         CT   06902          1            12/30/97         00
    0430596221                           05           02/01/98          0
    1580071602                           O            01/01/28
    0


    1676172          074/G02             F           30,000.00         ZZ
                                         360         29,982.29          1
    14342 SUNSET                       8.625            233.34         24
                                       8.375            233.34      125,000.00
    LIVONIA          MI   48154          2            12/17/97         00
    0430596239                           05           02/01/98          0
    1581130467                           O            01/01/28
    0


    1676173          074/G02             F           79,650.00         ZZ
                                         360         79,602.97          2
    326 STRATFORD                      8.625            619.51         90
                                       8.375            619.51       88,500.00
1


    FERNDALE         MI   48220          1            12/16/97         14
    0430596254                           05           02/01/98         25
    1581130740                           N            01/01/28
    0


    1676175          074/G02             F           37,800.00         ZZ
                                         360         37,778.25          2
    228 W 2ND STREET                   8.750            297.38         70
                                       8.500            297.38       54,000.00
    ERIE             PA   16507          5            12/18/97         00
    0430596262                           05           02/01/98          0
    1581132032                           N            01/01/28
    0


    1676176          074/G02             F          170,000.00         ZZ
                                         360        169,494.33          1
    5017 BAYLEAF                       8.375          1,292.13         71
                                       8.125          1,292.13      239,900.00
    STERLING HEIGHT  MI   48314          1            12/04/97         00
    0430596270                           05           02/01/98          0
    1581132382                           O            01/01/28
    0


    1676177          074/G02             F          155,400.00         ZZ
                                         360        155,305.85          1
    6697 FOX HILL RD                   8.500          1,194.90         70
                                       8.250          1,194.90      222,000.00
    CANTON           MI   48187          5            12/03/97         00
    0430596288                           05           02/01/98          0
    1581134402                           N            01/01/28
    0


    1676178          074/G02             F          150,500.00         ZZ
                                         360        150,408.82          1
    7001 NORWOOD UNIT #5               8.500          1,157.22         70
                                       8.250          1,157.22      215,000.00
    CANTON           MI   48187          5            12/03/97         00
    0430596296                           01           02/01/98          0
    1581134413                           N            01/01/28
    0


    1676179          074/G02             F          112,100.00         ZZ
                                         360        111,963.68          1
    227 SOUTH GIBSON AVENUE            8.500            861.96         95
                                       8.250            861.96      118,000.00
    INDIANAPOLIS     IN   46219          2            12/01/97         14
    0430596304                           05           01/01/98         30
    1581134537                           O            12/01/27
    0
1




    1676180          074/G02             F           88,000.00         ZZ
                                         360         87,949.37          4
    2629 BREMONT AVENUE                8.750            692.30         80
                                       8.500            692.30      110,000.00
    CINCINNATI       OH   45237          1            12/15/97         00
    0430596312                           05           02/01/98          0
    1581134592                           N            01/01/28
    0


    1676181          074/G02             F           69,300.00         ZZ
                                         360         69,188.85          3
    102 MILLVILLE AVENUE               8.625            539.01         90
                                       8.375            539.01       77,000.00
    HAMILTON         OH   45013          1            12/01/97         14
    0430596320                           05           01/01/98         25
    1581136259                           O            12/01/27
    0


    1676182          074/G02             F           31,500.00         ZZ
                                         360         31,463.61          1
    317 HARRISON STREET                8.750            247.82         90
                                       8.500            247.82       35,000.00
    PORT CLINTON     OH   43452          1            12/01/97         21
    0430596338                           05           01/01/98         25
    1581139472                           N            12/01/27
    0


    1676183          074/G02             F           90,300.00         ZZ
                                         360         90,243.87          1
    30501 W JEFFERSON                  8.375            686.35         57
                                       8.125            686.35      160,000.00
    GILBRALTAR       MI   48173          5            12/16/97         00
    0430596346                           05           02/01/98          0
    1581139756                           O            01/01/28
    0


    1676184          074/G02             F           46,050.00         ZZ
                                         360         46,022.80          1
    39 EAST BROOKSIDE AVENUE           8.625            358.18         90
                                       8.375            358.18       51,200.00
    AKRON            OH   44301          1            12/22/97         01
    0430596353                           05           02/01/98         25
    1581140063                           N            01/01/28
    0


    1676185          074/G02             F           31,000.00         ZZ
                                         360         30,981.69          1
1


    31 FIRST STREET                    8.625            241.12         61
                                       8.375            241.12       51,000.00
    ATHENS           OH   45701          5            12/02/97         00
    0430596361                           05           02/01/98          0
    1581140223                           N            01/01/28
    0


    1676188          074/G02             F           54,900.00         ZZ
                                         360         54,868.41          1
    11805 GRANGER ROAD                 8.750            431.90         90
                                       8.500            431.90       61,000.00
    GARFIELD HTS     OH   44125          1            12/24/97         21
    0430596379                           05           02/01/98         25
    1581141918                           N            01/01/28
    0


    1676189          074/G02             F           31,500.00         ZZ
                                         360         31,462.66          1
    82 NORTH FRANCIS                   8.625            245.01         90
                                       8.375            245.01       35,000.00
    PONTIAC          MI   48342          1            12/04/97         14
    0430596387                           05           01/01/98         25
    1581142116                           N            12/01/27
    0


    1676191          074/G02             F           70,000.00         ZZ
                                         360         68,914.81          1
    3123 MCKINLEY                      8.500            538.24         67
                                       8.250            538.24      106,000.00
    DEARBORN         MI   48124          2            11/26/97         00
    0430596403                           05           01/01/98          0
    1581142626                           O            12/01/27
    0


    1676193          074/G02             F          116,550.00         ZZ
                                         360        116,411.89          1
    23911 DESMOND                      8.625            906.51         90
                                       8.375            906.51      129,500.00
    WARREN           MI   48093          1            12/15/97         12
    0430596411                           05           01/01/98         25
    1581142681                           N            12/01/27
    0


    1676194          074/G02             F           49,500.00         ZZ
                                         360         49,471.52          3
    534 W MARION                       8.750            389.42         90
                                       8.500            389.42       55,000.00
    MISHAWAKA        IN   46545          1            12/26/97         14
    0430596429                           05           02/01/98         25
1


    1581142717                           N            01/01/28
    0


    1676195          074/G02             F          123,300.00         ZZ
                                         360        123,153.88          1
    820 BRIGHTON LAKE ROAD             8.625            959.02         90
                                       8.375            959.02      137,000.00
    BRIGHTON         MI   48116          1            12/01/97         14
    0430596437                           05           01/01/98         25
    1581143185                           N            12/01/27
    0


    1676196          074/G02             F           49,000.00         ZZ
                                         360         48,938.87          1
    4570 SAN JOSE DRIVE                8.375            372.44         90
                                       8.125            372.44       54,500.00
    WHITEHALL        OH   43213          1            11/26/97         21
    0430596445                           05           01/01/98         25
    1581143618                           N            12/01/27
    0


    1676197          074/G02             F           71,350.00         ZZ
                                         360         71,307.57          1
    501 TURNER TERRACE                 8.625            554.96         93
                                       8.375            554.96       77,500.00
    WALTON           IN   46994          2            12/23/97         21
    0430596452                           05           02/01/98         30
    1581143811                           O            01/01/28
    0


    1676198          074/G02             F           85,000.00         ZZ
                                         360         84,947.16          2
    5989 KENSINGTON                    8.375            646.07         85
                                       8.125            646.07      100,000.00
    DETROIT          MI   48224          5            12/17/97         14
    0430596460                           05           02/01/98         12
    1581143866                           O            01/01/28
    0


    1676199          074/G02             F           53,000.00         ZZ
                                         360         52,968.71          1
    3952 BRADDOCK DRIVE                8.625            412.23         90
                                       8.375            412.23       58,900.00
    INDIANAPOLIS     IN   46268          1            12/19/97         21
    0430596478                           01           02/01/98         25
    1581144010                           N            01/01/28
    0


1


    1676200          074/G02             F           56,700.00         ZZ
                                         360         56,662.91          1
    4127 GARDEN PARK                   8.125            421.00         90
                                       7.875            421.00       63,000.00
    TOLEDO           OH   43613          1            12/26/97         14
    0430596486                           05           02/01/98         25
    1581144100                           N            01/01/28
    0


    1676201          074/G02             F           50,000.00         ZZ
                                         360         49,967.29          1
    22117 DONALD                       8.125            371.25         67
                                       7.875            371.25       75,000.00
    EASTPOINTE       MI   48021          5            12/10/97         00
    0430596494                           05           02/01/98          0
    1581144188                           N            01/01/28
    0


    1676202          074/G02             F           45,900.00         ZZ
                                         360         45,846.98          2
    1222 YOUNG STREET                  8.750            361.10         90
                                       8.500            361.10       51,000.00
    MIDDLETOWN       OH   45044          1            12/05/97         14
    0430596502                           05           01/01/98         25
    1581144199                           N            12/01/27
    0


    1676203          074/G02             F          201,600.00         ZZ
                                         360        201,464.73          1
    34531 SUMMERSET DRIVE              8.000          1,479.27         80
                                       7.750          1,479.27      252,000.00
    SOLON            OH   44139          1            12/08/97         00
    0430596510                           05           02/01/98          0
    1581144643                           O            01/01/28
    0


    1676204          074/G02             F           76,500.00         ZZ
                                         360         76,446.67          1
    6 PEAR TREE LANE                   7.875            554.68         85
                                       7.625            554.68       90,000.00
    LESAGE           WV   25537          5            12/11/97         14
    0430596528                           05           02/01/98         12
    1581144665                           O            01/01/28
    0


    1676205          074/G02             F           40,950.00         ZZ
                                         360         40,911.46          2
    69-71 MARION AVENUE SE             8.750            322.16         90
                                       8.500            322.16       45,500.00
1


    MASSILLON        OH   44646          1            12/19/97         21
    0430596536                           05           02/01/98         25
    1581144745                           N            01/01/28
    0


    1676207          074/G02             F           33,300.00         ZZ
                                         360         33,140.23          2
    4704 NORTH HILLSIDE AVENUE         8.625            259.01         90
                                       8.375            259.01       37,000.00
    INDIANAPOLIS     IN   46205          1            12/05/97         01
    0430596544                           05           02/01/98         25
    1581144916                           N            01/01/28
    0


    1676208          074/G02             F           57,600.00         ZZ
                                         360         57,565.99          1
    345 CEDAR DRIVE                    8.625            448.01         90
                                       8.375            448.01       64,000.00
    ELLETTSVILLE     IN   47429          1            12/05/97         14
    0430596551                           05           02/01/98         25
    1581145588                           N            01/01/28
    0


    1676209          074/G02             F           45,900.00         ZZ
                                         360         45,872.11          1
    6254 D OLD PINEVILLE ROAD          8.500            352.94         90
                                       8.250            352.94       51,000.00
    CHARLOTTE        NC   28217          1            12/30/97         14
    0430590737                           01           02/01/98         25
    1581145792                           N            01/01/28
    0


    1676210          074/G02             F           49,500.00         ZZ
                                         360         49,470.77          1
    666 W PORTAGE TRAIL                8.625            385.01         90
                                       8.375            385.01       55,000.00
    CUYAHOGA FALLS   OH   44221          1            12/11/97         14
    0430596569                           05           02/01/98         25
    1581145861                           N            01/01/28
    0


    1676211          074/G02             F           40,000.00         ZZ
                                         360         39,975.14          1
    73 EAST CORNELL                    8.375            304.03         69
                                       8.125            304.03       58,000.00
    PONTIAC          MI   48340          5            12/30/97         00
    0430596577                           05           02/01/98          0
    1581146296                           N            01/01/28
    0
1




    1676212          074/G02             F           48,600.00         ZZ
                                         360         48,540.89          1
    14220 HOBART                       8.500            373.70         90
                                       8.250            373.70       54,000.00
    WARREN           MI   48089          1            12/02/97         14
    0430596585                           05           01/01/98         25
    1581146569                           N            12/01/27
    0


    1676214          074/G02             F          133,650.00         ZZ
                                         360        133,570.57          4
    3555 S TURKEYFOOT ROAD             8.625          1,039.52         90
                                       8.375          1,039.52      148,500.00
    AKRON            OH   44319          1            12/23/97         21
    0430596593                           05           02/01/98         25
    1581146762                           N            01/01/28
    0


    1676215          074/G02             F          103,300.00         ZZ
                                         360        103,228.44          1
    8534 56TH AVENUE                   7.875            749.00         84
                                       7.625            749.00      123,500.00
    HUDSONVILLE      MI   49426          2            12/08/97         14
    0430596601                           05           02/01/98         12
    1581146795                           O            01/01/28
    0


    1676216          074/G02             F           56,000.00         ZZ
                                         360         55,965.18          1
    11465 FLAGLER LANE                 8.375            425.65         78
                                       8.125            425.65       72,000.00
    CINCINNATI       OH   45240          1            12/09/97         00
    0430596619                           05           02/01/98          0
    1581146955                           N            01/01/28
    0


    1676217          074/G02             F           95,400.00         ZZ
                                         360         95,343.67          4
    728 IRELAND DRIVE                  8.625            742.02         90
                                       8.375            742.02      106,000.00
    WARSAW           IN   46580          1            12/30/97         21
    0430596627                           05           02/01/98         25
    1581147142                           N            01/01/28
    0


    1676218          074/G02             F           53,200.00         ZZ
                                         360         53,166.93          1
1


    45210 CHURCHILL                    8.375            404.36         80
                                       8.125            404.36       67,000.00
    MACOMB TOWNSHIP  MI   48044          2            12/17/97         00
    0430596635                           01           02/01/98          0
    1581147197                           N            01/01/28
    0


    1676219          074/G02             F           55,800.00         ZZ
                                         360         55,767.05          1
    2231 BRACE PLACE                   8.625            434.01         90
                                       8.375            434.01       62,000.00
    CUYAHOGA FALLS   OH   44221          1            12/23/97         14
    0430596643                           05           02/01/98         25
    1581147222                           N            01/01/28
    0


    1676221          074/G02             F           59,900.00         ZZ
                                         360         59,860.81          1
    9575 GRANDVILLE                    8.125            444.76         90
                                       7.875            444.76       67,000.00
    DETROIT          MI   48228          2            12/22/97         14
    0430596650                           05           02/01/98         25
    1581147299                           O            01/01/28
    0


    1676223          074/G02             F          121,600.00         ZZ
                                         360        121,524.42          1
    25081 WOODHAVEN DRIVE              8.375            924.25         80
                                       8.125            924.25      152,000.00
    FORT MILL        SC   29715          1            12/22/97         00
    0430596668                           05           02/01/98          0
    1581147390                           O            01/01/28
    0


    1676230          074/G02             F           61,200.00         ZZ
                                         360         61,162.92          1
    1115 SECOR ROAD                    8.500            470.58         90
                                       8.250            470.58       68,000.00
    TOLEDO           OH   43607          1            12/23/97         14
    0430596676                           05           02/01/98         25
    1581148542                           N            01/01/28
    0


    1676231          074/G02             F           79,100.00         ZZ
                                         360         79,053.29          2
    1940-42 DEANWOOD AVENUE            8.625            615.24         90
                                       8.375            615.24       87,900.00
    DAYTON           OH   45410          1            12/31/97         14
    0430596684                           05           02/01/98         25
1


    1581148735                           N            01/01/28
    0


    1676233          074/G02             F           67,950.00         ZZ
                                         360         67,903.23          1
    103 MERIDIAN STREET                7.875            492.69         90
                                       7.625            492.69       75,500.00
    SHIRLEY          IN   47384          1            12/24/97         14
    0430596692                           05           02/01/98         25
    1581149170                           N            01/01/28
    0


    1676234          074/G02             F           68,000.00         ZZ
                                         360         67,957.73          1
    33394 FLORENCE                     8.375            516.85         65
                                       8.125            516.85      105,000.00
    GARDEN CITY      MI   48135          5            12/17/97         00
    0430596700                           05           02/01/98          0
    1581149308                           O            01/01/28
    0


    1676235          074/G02             F           81,600.00         ZZ
                                         360         81,551.82          1
    5939 KINMORE                       8.625            634.68         80
                                       8.375            634.68      102,000.00
    DEARBORN HEIGHT  MI   48127          5            12/18/97         00
    0430596718                           05           02/01/98          0
    1581149567                           O            01/01/28
    0


    1676237          074/G02             F           24,750.00         ZZ
                                         360         24,735.00          1
    1009 WEST MARION STRE              8.500            190.31         90
                                       8.250            190.31       27,500.00
    MISHAWAKA        IN   46545          1            12/15/97         14
    0430596726                           05           02/01/98         25
    1581149647                           N            01/01/28
    0


    1676239          074/G02             F          100,000.00         ZZ
                                         360         99,937.85          1
    12520 W PRICE ROAD                 8.375            760.07         50
                                       8.125            760.07      200,000.00
    FOWLER           MI   48835          5            12/23/97         00
    0430596734                           05           02/01/98          0
    1581149738                           O            01/01/28
    0


1


    1676240          074/G02             F           79,200.00         ZZ
                                         360         79,145.49          2
    169 UNIVERSITY                     7.875            574.26         90
                                       7.625            574.26       88,000.00
    FERNDALE         MI   48220          1            12/30/97         14
    0430596742                           05           02/01/98         25
    1581149750                           N            01/01/28
    0


    1676241          074/G02             F           89,250.00         ZZ
                                         360         89,194.52          1
    20011 WOODMONT AVENUE              8.375            678.37         75
                                       8.125            678.37      119,000.00
    HARPER WOODS     MI   48225          5            12/29/97         00
    0430596759                           05           02/01/98          0
    1581149793                           O            01/01/28
    0


    1676242          074/G02             F          150,000.00         ZZ
                                         360        149,896.77          1
    1133 WINDSAIL COVE                 7.875          1,087.61         80
                                       7.625          1,087.61      187,500.00
    LOVELAND         OH   45140          1            12/12/97         00
    0430596767                           03           02/01/98          0
    1581149807                           O            01/01/28
    0


    1676243          074/G02             F           35,000.00         ZZ
                                         360         34,978.24          1
    59500 MANNING DRIVE                8.375            266.03         50
                                       8.125            266.03       70,000.00
    NEW HAVEN        MI   48048          1            12/19/97         00
    0430596775                           05           02/01/98          0
    1581149862                           O            01/01/28
    0


    1676244          074/G02             F           79,200.00         ZZ
                                         360         79,154.43          1
    4015 CARTER AVENUE                 8.750            623.07         90
                                       8.500            623.07       88,000.00
    CINCINNATI       OH   45212          1            12/29/97         14
    0430596783                           05           02/01/98         25
    1581150293                           N            01/01/28
    0


    1676245          074/G02             F           29,250.00         ZZ
                                         360         29,167.62          1
    1246 KINYON STREET                 8.625            227.51         90
                                       8.375            227.51       32,500.00
1


    SOUTH BEND       IN   46616          1            12/18/97         14
    0430596791                           05           02/01/98         25
    1581150351                           N            01/01/28
    0


    1676246          074/G02             F          253,000.00         ZZ
                                         360        252,850.63          1
    4690 COLERAIN AVENUE               8.625          1,967.81         89
                                       8.375          1,967.81      286,000.00
    CINCINNATI       OH   45223          2            12/29/97         14
    0430596809                           05           02/01/98         25
    1581150555                           O            01/01/28
    0


    1676247          074/G02             F           28,800.00         ZZ
                                         360         28,782.99          2
    4215 POE AVENUE                    8.625            224.01         90
                                       8.375            224.01       32,000.00
    CLEVELAND        OH   44109          1            12/23/97         11
    0430596817                           05           02/01/98         25
    1581150588                           N            01/01/28
    0


    1676248          074/G02             F           73,800.00         ZZ
                                         360         73,756.43          1
    23551 SCOTIA                       8.625            574.01         90
                                       8.375            574.01       82,000.00
    OAK PARK         MI   48237          1            12/30/97         14
    0430596825                           05           02/01/98         25
    1581150952                           N            01/01/28
    0


    1676249          074/G02             F           63,900.00         ZZ
                                         360         63,862.27          1
    23080 ITHACA                       8.625            497.01         90
                                       8.375            497.01       71,000.00
    OAK PARK         MI   48237          1            12/30/97         14
    0430596833                           05           02/01/98         25
    1581150963                           N            01/01/28
    0


    1676250          074/G02             F           49,000.00         ZZ
                                         360         48,971.07          1
    138 WELFARE                        8.625            381.12         50
                                       8.375            381.12       98,000.00
    WALLED LAKE      MI   48390          5            12/24/97         00
    0430596841                           05           02/01/98          0
    1581151423                           N            01/01/28
    0
1




    1676251          074/G02             F           41,600.00         ZZ
                                         360         41,576.06          2
    1839-1841 EAST BROOKSIDE AVENU     8.750            327.27         75
                                       8.500            327.27       56,000.00
    INDIANAPOLIS     IN   46201          1            12/30/97         00
    0430596858                           05           02/01/98          0
    1581152700                           N            01/01/28
    0


    1676252          074/G02             F           59,400.00         ZZ
                                         360         59,364.93          1
    840 KELLY LANE SOUTH EAST #21      8.625            462.01         90
                                       8.375            462.01       66,000.00
    CEDAR RAPIDS     IA   52403          2            12/09/97         14
    0430596866                           01           02/01/98         25
    1583062572                           N            01/01/28
    0


    1676253          074/G02             F          144,500.00         ZZ
                                         360        144,319.73          1
    4270 STURBRIDGE DRIVE              8.375          1,098.31         83
                                       8.125          1,098.31      176,000.00
    HOFFMAN ESTATES  IL   60195          5            11/26/97         14
    0430596874                           05           01/01/98         12
    1583074811                           O            12/01/27
    0


    1676254          074/G02             F          104,400.00         ZZ
                                         360        104,338.36          2
    8221-23 WOODSON DRIVE              8.625            812.02         90
                                       8.375            812.02      116,000.00
    RAYTOWN          MO   64138          1            12/18/97         14
    0430596882                           05           02/01/98         25
    1583075053                           N            01/01/28
    0


    1676255          074/G02             F           64,000.00         ZZ
                                         360         63,955.95          1
    316 NORTH CASCADE STREET           7.875            464.05         60
                                       7.625            464.05      108,000.00
    FERGUS FALLS     MN   56537          5            12/15/97         00
    0430596890                           05           02/01/98          0
    1583075406                           O            01/01/28
    0


    1676256          074/G02             F          300,000.00         ZZ
                                         360        299,142.60          1
1


    797 COUNTRY LAKES DRIVE            8.125          2,227.50         78
                                       7.875          2,227.50      385,000.00
    LINO LAKES       MN   55014          1            12/31/97         00
    0430596908                           05           02/01/98          0
    1583075472                           O            01/01/28
    0


    1676257          074/G02             F           36,050.00         ZZ
                                         360         35,445.64          2
    6605 - 6607 BARTMER AVENUE         8.750            283.61         71
                                       8.500            283.61       51,000.00
    UNIVERSITY CITY  MO   63130          5            12/19/97         00
    0430596916                           05           02/01/98          0
    1583077300                           N            01/01/28
    0


    1676258          074/G02             F           41,400.00         ZZ
                                         360         41,352.18          1
    514 W BENWAY                       8.750            325.70         90
                                       8.500            325.70       46,000.00
    WICHITA          KS   67226          1            12/02/97         14
    0430596924                           05           01/01/98         25
    1583077616                           N            12/01/27
    0


    1676259          074/G02             F           56,000.00         ZZ
                                         360         55,967.77          1
    #13 HEMINGWAY LANE                 8.750            440.56         85
                                       8.500            440.56       66,000.00
    WELDON SPRING    MO   63304          1            12/12/97         14
    0430596932                           01           02/01/98         20
    1583077875                           N            01/01/28
    0


    1676260          074/G02             F          114,100.00         ZZ
                                         360        114,025.36          1
    168 WHEELER STREET                 8.125            847.19         70
                                       7.875            847.19      163,000.00
    HAYWARD          WI   54843          2            12/15/97         00
    0430596940                           05           02/01/98          0
    1583078175                           O            01/01/28
    0


    1676261          074/G02             F           57,600.00         ZZ
                                         360         57,567.70          1
    5801 WEST 75TH STREET              8.875            458.30         90
                                       8.625            458.30       64,000.00
    PRAIRIE VILLAGE  KS   66208          1            12/19/97         14
    0430596957                           05           02/01/98         25
1


    1583078324                           N            01/01/28
    0


    1676262          074/G02             F           55,800.00         ZZ
                                         360         55,593.72          1
    3912 DEMPSEY ROAD                  8.750            438.98         67
                                       8.500            438.98       84,000.00
    MADISON          WI   53716          2            12/29/97         00
    0430596965                           05           02/01/98          0
    1583078721                           O            01/01/28
    0


    1676263          074/G02             F          149,150.00         ZZ
                                         360        149,059.64          2
    1816 WEST ERIE                     8.500          1,146.84         95
                                       8.250          1,146.84      157,000.00
    CHICAGO          IL   60622          1            12/10/97         10
    0430596973                           05           02/01/98         30
    1583078732                           O            01/01/28
    0


    1676265          074/G02             F           34,500.00         ZZ
                                         360         34,479.09          1
    211 WEST WASHINGTON                8.500            265.28         79
                                       8.250            265.28       44,000.00
    ARMA             KS   66712          2            12/19/97         00
    0430596999                           05           02/01/98          0
    1583079000                           O            01/01/28
    0


    1676266          074/G02             F          110,700.00         ZZ
                                         360        110,634.64          1
    723 NORTH COUNTY                   8.625            861.02         90
                                       8.375            861.02      123,000.00
    WAUKEGAN         IL   60085          1            12/23/97         14
    0430597005                           05           02/01/98         25
    1583079327                           N            01/01/28
    0


    1676267          074/G02             F          112,000.00         ZZ
                                         360        111,924.85          1
    558 KASSEL LANE                    8.000            821.82         80
                                       7.750            821.82      140,000.00
    CHASKA           MN   55318          5            12/30/97         00
    0430597013                           05           02/01/98          0
    1583079462                           O            01/01/28
    0


1


    1676268          074/G02             F          104,400.00         ZZ
                                         360        104,341.46          2
    1 MOLLER PLACE                     8.875            830.66         90
                                       8.625            830.66      116,000.00
    DOVER            NJ   07801          1            12/22/97         11
    0430597021                           05           02/01/98         25
    1587083053                           N            01/01/28
    0


    1676269          074/G02             F          133,200.00         ZZ
                                         360        133,119.30          1
    242 LAKEVIEW AVENUE                8.500          1,024.20         80
                                       8.250          1,024.20      166,500.00
    RINGWOOD         NJ   07456          1            12/30/97         00
    0430597039                           05           02/01/98          0
    1587083508                           O            01/01/28
    0


    1676270          074/G02             F          108,850.00         ZZ
                                         360        108,482.68          4
    27 MAIN AVENUE                     8.500            836.97         65
                                       8.250            836.97      167,500.00
    NEPTUNE TOWNSHI  NJ   07756          1            10/03/97         00
    0430597047                           05           12/01/97          0
    1587083596                           N            11/01/27
    0


    1676271          074/G02             F          285,000.00         ZZ
                                         360        284,625.88          1
    593 CABOT HILL ROAD                8.125          2,116.12         75
                                       7.875          2,116.12      380,000.00
    BRIDGEWATER      NJ   08807          1            12/01/97         00
    0430597054                           05           01/01/98          0
    1587087371                           O            12/01/27
    0


    1676272          074/G02             F           69,600.00         ZZ
                                         360         69,510.91          1
    65 AUGUSTA STREET                  8.250            522.89         80
                                       8.000            522.89       87,000.00
    SOUTH RIVER      NJ   08882          1            12/05/97         00
    0430597062                           05           01/01/98          0
    1587090922                           N            12/01/27
    0


    1676273          074/G02             F          184,800.00         ZZ
                                         360        184,575.29          1
    4220 WILLOW WOODS DRI              8.500          1,420.96         80
                                       8.250          1,420.96      231,000.00
1


    ANNANDALE        VA   22003          2            12/05/97         00
    0430597070                           05           01/01/98          0
    1587093104                           O            12/01/27
    0


    1676274          074/G02             F           47,700.00         ZZ
                                         360         47,671.10          1
    5402 VALLEY STREET                 8.500            366.78         90
                                       8.250            366.78       53,000.00
    PHILADELPHIA     PA   19124          1            12/12/97         21
    0430597088                           07           02/01/98         25
    1587094082                           N            01/01/28
    0


    1676275          074/G02             F          341,600.00         ZZ
                                         360        341,140.06          1
    5019 WYANDOT COURT                 8.000          2,506.54         80
                                       7.750          2,506.54      427,000.00
    BETHESDA         MD   20816          2            11/26/97         00
    0430597096                           05           01/01/98          0
    1587094402                           O            12/01/27
    0


    1676276          074/G02             F           75,000.00         ZZ
                                         360         74,954.56          1
    352 SUSSEX BOULEVARD               8.500            576.69         46
                                       8.250            576.69      165,000.00
    BROOMALL         PA   19008          2            12/22/97         00
    0430597104                           05           02/01/98          0
    1587094694                           O            01/01/28
    0


    1676278          074/G02             F          200,000.00         T
                                         360        199,881.92          1
    8 SOUTH OCEAN DRIV                 8.625          1,555.58         65
                                       8.375          1,555.58      310,000.00
    BETHANY BEACH    DE   19930          1            12/12/97         00
    0430597112                           05           02/01/98          0
    1587094876                           O            01/01/28
    0


    1676280          074/G02             F           88,800.00         ZZ
                                         360         88,747.57          1
    1012 THOMAS LANE                   8.625            690.68         80
                                       8.375            690.68      112,000.00
    FREDERICKSBURG   VA   22405          2            12/24/97         00
    0430597120                           05           02/01/98          0
    1587096340                           O            01/01/28
    0
1




    1676281          074/G02             F           91,300.00         ZZ
                                         360         91,238.74          1
    207 ROCKFORD ROAD                  8.000            669.93         58
                                       7.750            669.93      158,000.00
    BOOTHWYN         PA   19061          5            12/29/97         00
    0430597138                           05           02/01/98          0
    1587096850                           O            01/01/28
    0


    1676282          074/G02             F           64,950.00         T
                                         360         64,910.65          1
    109 FOX COURT                      8.500            499.41         65
                                       8.250            499.41       99,999.00
    WINCHESTER       VA   22603          1            12/22/97         00
    0430597146                           09           02/01/98          0
    1587097466                           O            01/01/28
    0


    1676283          074/G02             F           69,000.00         ZZ
                                         360         68,710.35          1
    1350 PENNSYLVANIA AVENUE #210      7.875            500.30         70
                                       7.625            500.30       99,000.00
    MIAMI BEACH      FL   33139          1            07/18/97         00
    0430597153                           01           09/01/97          0
    1589122316                           O            08/01/27
    0


    1676284          074/G02             F           80,450.00         ZZ
                                         360         80,401.25          1
    1041 VIA JARDIN                    8.500            618.60         80
                                       8.250            618.60      100,575.00
    PALM BEACH GARD  FL   33418          1            12/12/97         00
    0430597161                           09           02/01/98          0
    1589135395                           O            01/01/28
    0


    1676285          074/G02             F           89,700.00         T
                                         360         89,649.71          1
    143 GLASGOW CT                     8.875            713.70         79
                                       8.625            713.70      114,705.00
    DAVENPORT        FL   33837          1            12/31/97         00
    0430597179                           09           02/01/98          0
    1589140635                           O            01/01/28
    0


    1676286          074/G02             F          182,400.00         T
                                         360        182,295.05          1
1


    1012 FAIRFIELD MEADOW DR           8.750          1,434.95         80
                                       8.500          1,434.95      228,000.00
    FORT LAUDERDALE  FL   33327          1            12/05/97         00
    0430597187                           03           02/01/98          0
    1589142947                           O            01/01/28
    0


    1676287          074/G02             F          117,800.00         ZZ
                                         360        117,720.95          4
    830 SE 14 ST                       8.000            864.38         72
                                       7.750            864.38      165,000.00
    FORT LAUDERDALE  FL   33316          2            12/05/97         00
    0430601021                           05           02/01/98          0
    1589144771                           N            01/01/28
    0


    1676288          074/G02             F           83,850.00         ZZ
                                         360         83,560.94          1
    9791 NW 160TH STREET               8.000            615.26         58
                                       7.750            615.26      145,000.00
    REDDICK          FL   32686          5            12/01/97         00
    0430597195                           05           01/01/98          0
    1589145843                           O            12/01/27
    0


    1676289          074/G02             F          102,500.00         ZZ
                                         360        102,384.64          4
    11411 LINDA LOMA DR S              8.875            815.54         90
                                       8.625            815.54      113,900.00
    FORT MYERS       FL   33908          1            12/05/97         04
    0430597203                           05           01/01/98         25
    1589146267                           N            12/01/27
    0


    1676290          074/G02             F          159,250.00         T
                                         360        159,145.83          1
    22300 US HWY 6                     8.125          1,182.43         70
                                       7.875          1,182.43      227,500.00
    KEYSTONE         CO   80435          1            12/26/97         00
    0430597211                           01           02/01/98          0
    1589147500                           O            01/01/28
    0


    1676291          074/G02             F           22,800.00         T
                                         360         22,786.18          1
    6301 N FALLS CIRCLE DRUNIT 209     8.500            175.32         75
                                       8.250            175.32       30,500.00
    LAUDERHILL       FL   33319          1            12/30/97         00
    0430597229                           01           02/01/98          0
1


    1589148273                           O            01/01/28
    0


    1676292          074/G02             F           45,000.00         ZZ
                                         360         44,974.10          1
    210 FOUNTAINBLEAU BLVDUNIT 212     8.750            354.02         90
                                       8.500            354.02       50,000.00
    MIAMI            FL   33172          1            12/10/97         12
    0430597237                           01           02/01/98         25
    1589148310                           N            01/01/28
    0


    1676293          074/G02             F           40,800.00         T
                                         360         40,773.98          1
    4164 INVERRARY DR UNIT 501         8.250            306.52         80
                                       8.000            306.52       51,000.00
    LAUDERHILL       FL   33319          1            12/24/97         00
    0430597245                           06           02/01/98          0
    1589150719                           O            01/01/28
    0


    1676294          074/G02             F          100,000.00         ZZ
                                         360         99,937.84          1
    6079 SW 38TH ST                    8.375            760.08         66
                                       8.125            760.08      152,500.00
    MIAMI            FL   33155          1            12/10/97         00
    0430597252                           05           02/01/98          0
    1589150956                           O            01/01/28
    0


    1676295          074/G02             F           52,500.00         T
                                         360         52,468.19          1
    4824 SW 152 CT E32                 8.500            403.68         70
                                       8.250            403.68       75,000.00
    MIAMI            FL   33185          1            12/19/97         00
    0430597260                           01           02/01/98          0
    1589151314                           O            01/01/28
    0


    1676296          074/G02             F          158,000.00         T
                                         360        157,906.72          1
    4355 FOXTAIL LN                    8.625          1,228.91         80
                                       8.375          1,228.91      197,870.00
    FORT LAUDERDALE  FL   33331          1            12/22/97         00
    0430597278                           03           02/01/98          0
    1589151369                           O            01/01/28
    0


1


    1676297          074/G02             F           28,800.00         ZZ
                                         360         28,765.66          1
    4705 DARLINGTON RD                 8.500            221.45         90
                                       8.250            221.45       32,000.00
    HOLIDAY          FL   34690          1            12/29/97         12
    0430597286                           05           02/01/98         25
    1589151370                           N            01/01/28
    0


    1676298          074/G02             F          133,100.00         T
                                         360        133,017.27          1
    2301 NE 17TH TER                   8.375          1,011.66         75
                                       8.125          1,011.66      177,500.00
    FORT LAUDERDALE  FL   33305          1            12/18/97         00
    0430597294                           05           02/01/98          0
    1589151595                           O            01/01/28
    0


    1676299          074/G02             F          121,000.00         T
                                         360        120,932.16          1
    357 RIGGS CIRCLE                   8.875            962.74         75
                                       8.625            962.74      161,441.00
    DAVENPORT        FL   33837          1            12/19/97         00
    0430597302                           05           02/01/98          0
    1589151802                           O            01/01/28
    0


    1676300          074/G02             F           55,600.00         ZZ
                                         360         55,568.01          1
    34 SE 7 AVE UNIT 10                8.750            437.41         80
                                       8.500            437.41       70,000.00
    DELRAY BEACH     FL   33483          1            12/17/97         00
    0430597310                           01           02/01/98          0
    1589151970                           O            01/01/28
    0


    1676301          074/G02             F           42,350.00         ZZ
                                         360         42,324.34          1
    12310 SW 253 ST                    8.500            325.64         55
                                       8.250            325.64       77,000.00
    MIAMUI           FL   33033          5            12/30/97         00
    0430597328                           05           02/01/98          0
    1589152088                           N            01/01/28
    0


    1676303          074/G02             F           31,200.00         ZZ
                                         360         31,180.60          1
    1305 W 46TH ST UNIT 233            8.375            237.15         80
                                       8.125            237.15       39,000.00
1


    HIALEAH          FL   33012          1            12/31/97         00
    0430597344                           01           02/01/98          0
    1589152146                           O            01/01/28
    0


    1676304          074/G02             F           80,750.00         ZZ
                                         360         80,698.51          1
    8027 JACKSON SPRINGS RD            8.250            606.65         85
                                       8.000            606.65       95,000.00
    TAMPA            FL   33614          5            12/24/97         11
    0430597351                           05           02/01/98         12
    1589152543                           O            01/01/28
    0


    1676305          074/G02             F           32,000.00         ZZ
                                         360         31,830.61          1
    419 US HWY 1 207E                  8.500            246.06         59
                                       8.250            246.06       55,000.00
    WEST PALM BEACH  FL   33408          5            12/31/97         00
    0430597369                           01           02/01/98          0
    1589152678                           N            01/01/28
    0


    1676306          074/G02             F           66,600.00         ZZ
                                         360         66,562.66          2
    4835 TUDOR DR                      8.875            529.90         90
                                       8.625            529.90       74,000.00
    CAPE CORAL       FL   33904          1            12/30/97         11
    0430597377                           05           02/01/98         25
    1589154028                           N            01/01/28
    0


    1676308          074/G02             F           65,500.00         ZZ
                                         360         65,456.05          1
    9748 48 PL NORTH                   8.000            480.62         79
                                       7.750            480.62       83,000.00
    SAINT PETERSBUR  FL   33708          1            12/31/97         00
    0430597385                           05           02/01/98          0
    1589155348                           O            01/01/28
    0


    1676309          074/G02             F          100,000.00         T
                                         360         99,939.41          1
    2839 FORMOSA BOULEVAR              8.500            768.92         60
                                       8.250            768.92      168,438.00
    KISSIMMEE        FL   34747          1            12/08/97         00
    0430597393                           03           02/01/98          0
    1590054610                           O            01/01/28
    0
1




    1676310          074/G02             F           72,500.00         ZZ
                                         360         72,453.77          1
    1506 STEFAN COLE LANE              8.250            544.67         80
                                       8.000            544.67       90,650.00
    APOPKA           FL   32703          1            12/11/97         00
    0430597401                           03           02/01/98          0
    1590056693                           N            01/01/28
    0


    1676312          074/G02             F          106,050.00         T
                                         360        105,930.64          1
    123 CANARY ISLAND CIRCLE           8.875            843.79         75
                                       8.625            843.79      142,015.00
    DAVENPORT        FL   33837          1            12/03/97         00
    0430597419                           03           01/01/98          0
    1590056831                           O            12/01/27
    0


    1676313          074/G02             F           52,500.00         ZZ
                                         360         52,466.52          1
    412 LATONIA STREET                 8.250            394.42         70
                                       8.000            394.42       75,000.00
    KISSIMMEE        FL   34741          1            12/16/97         00
    0430597427                           05           02/01/98          0
    1590057470                           O            01/01/28
    0


    1676314          074/G02             F          118,400.00         T
                                         360        118,328.27          1
    919 JAYBEE DRIVE                   8.500            910.40         80
                                       8.250            910.40      148,690.00
    DAVENPORT        FL   33837          1            12/26/97         00
    0430597435                           03           02/01/98          0
    1590058101                           O            01/01/28
    0


    1676316          074/G02             F           24,700.00         ZZ
                                         360         24,685.03          1
    403 MARSHALL COURT 6               8.500            189.93         65
                                       8.250            189.93       38,000.00
    FORT WALTON BEA  FL   32548          2            12/15/97         00
    0430597443                           01           02/01/98          0
    1590060136                           N            01/01/28
    0


    1676317          074/G02             F           89,100.00         T
                                         360         89,046.02          1
1


    626 ELLA MAE DRIVE                 8.500            685.11         70
                                       8.250            685.11      127,340.00
    DAVENPORT        FL   33837          1            12/29/97         00
    0430597450                           03           02/01/98          0
    1590060216                           O            01/01/28
    0


    1676318          074/G02             F           82,500.00         ZZ
                                         360         82,383.15          1
    48 SWAN LANE                       7.750            591.05         75
                                       7.500            591.05      110,000.00
    TALLADEGA        AL   35160          5            11/25/97         00
    0430597468                           05           01/01/98          0
    1590060249                           O            12/01/27
    0


    1676319          074/G02             F          106,850.00         ZZ
                                         360        106,786.91          1
    347 BLACK JACK ROAD                8.625            831.07         75
                                       8.375            831.07      143,000.00
    TRUSSVILLE       AL   35173          2            12/22/97         00
    0430597476                           05           02/01/98          0
    1590060329                           O            01/01/28
    0


    1676320          074/G02             F           60,750.00         ZZ
                                         360         60,715.04          1
    919 ELM AVENUE                     8.750            477.93         90
                                       8.500            477.93       67,500.00
    SANFORD          FL   32771          1            12/09/97         01
    0430597484                           05           02/01/98         20
    1590060657                           N            01/01/28
    0


    1676321          074/G02             F          109,500.00         T
                                         360        109,431.94          1
    8602 PRIMROSE DRIVE                8.375            832.28         75
                                       8.125            832.28      146,000.00
    KISSIMMEE        FL   34747          1            12/03/97         00
    0430597492                           05           02/01/98          0
    1590060840                           O            01/01/28
    0


    1676323          074/G02             F           59,200.00         ZZ
                                         360         59,128.01          1
    566 S ATLANTIC AVENUE UNIT B       8.500            455.20         80
                                       8.250            455.20       74,000.00
    COCOA BEACH      FL   32931          1            12/02/97         00
    0430597500                           01           01/01/98          0
1


    1590061139                           O            12/01/27
    0


    1676324          074/G02             F           64,000.00         ZZ
                                         360         63,958.13          1
    1701 DRIFTWOOD LANE                8.125            475.20         80
                                       7.875            475.20       80,000.00
    BIRMINGHAM       AL   35235          1            12/29/97         00
    0430597518                           05           02/01/98          0
    1590062244                           O            01/01/28
    0


    1676325          074/G02             F          121,000.00         ZZ
                                         360        120,918.81          1
    3840 SOUTH BRISSON AV              8.000            887.86         70
                                       7.750            887.86      175,000.00
    SANFORD          FL   32773          5            12/22/97         00
    0430597526                           05           02/01/98          0
    1590062426                           O            01/01/28
    0


    1676326          074/G02             F           46,000.00         ZZ
                                         360         45,971.40          1
    1646 SOUTH 53RD STREE              8.375            349.64         52
                                       8.125            349.64       90,000.00
    WEST MILWAUKEE   WI   53214          2            12/30/97         00
    0430597534                           05           02/01/98          0
    1590062594                           O            01/01/28
    0


    1676328          074/G02             F           54,000.00         T
                                         360         53,967.28          1
    6336 PARE CORNICHE DR #3103        8.500            415.22         75
                                       8.250            415.22       72,000.00
    ORLANDO          FL   32821          1            12/31/97         00
    0430597542                           22           02/01/98          0
    1590062765                           O            01/01/28
    0


    1676329          074/G02             F          109,700.00         ZZ
                                         360        109,630.05          1
    258 DENNIS DRIVE                   8.250            824.14         90
                                       8.000            824.14      122,000.00
    ALPHARETTA       GA   30004          1            12/22/97         11
    0430597559                           03           02/01/98         25
    1590062801                           N            01/01/28
    0


1


    1676330          074/G02             F          132,000.00         T
                                         360        131,913.65          1
    401 WEST DAVIS BOULE               8.125            980.10         80
                                       7.875            980.10      165,000.00
    TAMPA            FL   33606          1            12/30/97         00
    0430597567                           05           02/01/98          0
    1590063000                           O            01/01/28
    0


    1676331          074/G02             F           76,500.00         ZZ
                                         360         76,453.65          1
    1854 COUNTY ROAD 55 SOUTH          8.500            588.22         90
                                       8.250            588.22       85,000.00
    HARPERSVILLE     AL   35078          1            12/23/97         11
    0430597575                           05           02/01/98         25
    1590063123                           N            01/01/28
    0


    1676332          074/G02             F           82,500.00         ZZ
                                         360         79,450.01          1
    10102 LEISURE LANE NORTH           8.500            634.36         71
                                       8.250            634.36      117,000.00
    JACKSONVILLE     FL   32256          2            12/29/97         00
    0430597583                           01           02/01/98          0
    1590063156                           O            01/01/28
    0


    1676333          074/G02             F           74,350.00         ZZ
                                         360         74,298.83          1
    637 LASALLE DRIVE                  7.875            539.09         85
                                       7.625            539.09       87,500.00
    ALTAMONTE SPRIN  FL   32714          5            12/31/97         11
    0430597591                           05           02/01/98         12
    1590063167                           O            01/01/28
    0


    1676334          074/G02             F           79,150.00         ZZ
                                         360         79,102.05          1
    1071 COVINGTON STREET              8.500            608.60         90
                                       8.250            608.60       87,950.00
    OVIEDO           FL   32765          1            12/23/97         01
    0430597609                           05           02/01/98         25
    1590063688                           N            01/01/28
    0


    1676335          074/G02             F          166,250.00         ZZ
                                         360        166,146.66          1
    27611 ASHBY COURT                  8.375          1,263.63         95
                                       8.125          1,263.63      175,000.00
1


    CASTAIC LAKE AR  CA   91384          2            12/24/97         11
    0430597617                           05           02/01/98         30
    1595064531                           O            01/01/28
    0


    1676336          074/G02             F          296,000.00         ZZ
                                         360        295,806.37          1
    2431 2ND STREET                    8.125          2,197.80         77
                                       7.875          2,197.80      385,000.00
    SANTA MONICA     CA   90405          2            12/05/97         00
    0430597625                           05           02/01/98          0
    1595066956                           O            01/01/28
    0


    1676337          074/G02             F          178,000.00         ZZ
                                         360        177,877.50          1
    645 EAST VISTA DEL PLAYA           7.875          1,290.63         79
                                       7.625          1,290.63      228,000.00
    ORANGE           CA   92865          1            12/12/97         00
    0430597633                           05           02/01/98          0
    1595068419                           O            01/01/28
    0


    1676338          074/G02             F          134,550.00         ZZ
                                         360        134,476.51          1
    2145 MANDAN PLACE #C               9.000          1,082.62         90
                                       8.750          1,082.62      149,500.00
    SIMI VALLEY      CA   93065          1            12/04/97         04
    0430597641                           09           02/01/98         20
    1596051783                           N            01/01/28
    0


    1676339          074/G02             F          250,000.00         ZZ
                                         360        249,836.46          1
    27564 COUNTRY GLEN RD              8.125          1,856.25         80
                                       7.875          1,856.25      312,500.00
    AGOURA           CA   91301          1            12/18/97         00
    0430597658                           05           02/01/98          0
    1596056470                           O            01/01/28
    0


    1676340          074/G02             F           21,000.00         ZZ
                                         360         20,986.60          1
    327 FOSTER                         8.250            157.77         70
                                       8.000            157.77       30,000.00
    ROCKFORD         IL   61102          5            12/19/97         00
    0430597666                           05           02/01/98          0
    1605117199                           N            01/01/28
    0
1




    1676343          074/G02             F           99,000.00         ZZ
                                         360         98,882.68          1
    460 E BROADWAY                     8.625            770.01         90
                                       8.375            770.01      110,000.00
    CRYSTAL LAKE     IL   60014          1            12/01/97         04
    0430597682                           05           01/01/98         25
    1605120761                           N            12/01/27
    0


    1676345          074/G02             F           98,000.00         ZZ
                                         360         97,943.61          2
    WOODLAND CHALET LOT 25             8.750            770.97         80
                                       8.500            770.97      122,500.00
    ANDERSON         WI   54545          1            12/10/97         00
    0430597690                           05           02/01/98          0
    1605121017                           N            01/01/28
    0


    1676346          074/G02             F           76,500.00         ZZ
                                         360         76,452.45          1
    540 TEAL AVE                       8.375            581.46         90
                                       8.125            581.46       85,000.00
    ELGIN            IL   60123          1            12/09/97         04
    0430597708                           05           02/01/98         25
    1605121629                           N            01/01/28
    0


    1676347          074/G02             F           94,400.00         ZZ
                                         360         94,339.80          1
    28961 WEST STREET                  8.250            709.20         80
                                       8.000            709.20      118,000.00
    SPRING GROVE     IL   60081          1            12/09/97         00
    0430597716                           05           02/01/98          0
    1605123045                           O            01/01/28
    0


    1676348          074/G02             F          106,500.00         ZZ
                                         360        106,435.48          1
    541 BLACKHAWK DR                   8.500            818.89         78
                                       8.250            818.89      137,000.00
    LAKE IN THE HIL  IL   60102          2            12/16/97         00
    0430597724                           05           02/01/98          0
    1605123668                           N            01/01/28
    0


    1676349          074/G02             F           90,200.00         ZZ
                                         360         90,139.47          1
1


    1820 N LEWIS AVENUE                8.000            661.86         82
                                       7.750            661.86      110,000.00
    WAUKEGAN         IL   60085          5            12/19/97         01
    0430597732                           05           02/01/98         12
    1606083977                           O            01/01/28
    0


    1676350          074/G02             F           50,700.00         T
                                         360         50,667.67          1
    106 BAY RD                         8.250            380.89         65
                                       8.000            380.89       78,000.00
    FOX LAKE         IL   60020          1            12/23/97         00
    0430597740                           05           02/01/98          0
    1606086228                           O            01/01/28
    0


    1676351          074/G02             F           78,400.00         ZZ
                                         360         78,297.08          1
    559 DUNHAM CT                      8.125            582.12         80
                                       7.875            582.12       98,000.00
    GURNEE           IL   60031          1            12/01/97         00
    0430597757                           09           01/01/98          0
    1606086760                           N            12/01/27
    0


    1676352          074/G02             F          122,800.00         ZZ
                                         360        122,719.67          1
    5415 VICTOR                        8.125            911.79         62
                                       7.875            911.79      201,000.00
    DOWNERS GROVE    IL   60515          2            12/23/97         00
    0430597765                           05           02/01/98          0
    1609077948                           O            01/01/28
    0


    1676354          074/G02             F           67,600.00         ZZ
                                         360         67,530.11          1
    14015 JAMES DRIVE UNIT 514         8.250            507.86         80
                                       8.000            507.86       84,500.00
    CRESTWOOD        IL   60445          1            12/15/97         00
    0430597773                           01           02/01/98          0
    1613029632                           O            01/01/28
    0


    1676355          074/G02             F           54,900.00         ZZ
                                         360         54,864.99          1
    1910 FULTON ST                     8.250            412.45         90
                                       8.000            412.45       61,000.00
    PERU             IL   61354          1            12/20/97         10
    0430597781                           05           02/01/98         25
1


    1613031102                           N            01/01/28
    0


    1676356          074/G02             F           66,500.00         ZZ
                                         360         66,458.66          1
    744 W GORDON TERRACE UNIT 103      8.375            505.45         95
                                       8.125            505.45       70,000.00
    CHICAGO          IL   60613          1            12/05/97         10
    0430597799                           01           02/01/98         30
    1616014529                           O            01/01/28
    0


    1676357          074/G02             F          112,000.00         ZZ
                                         360        111,932.15          4
    1321 N ARTESIAN                    8.500            861.18         80
                                       8.250            861.18      140,000.00
    CHICAGO          IL   60622          1            12/24/97         00
    0430597807                           05           02/01/98          0
    1617018092                           N            01/01/28
    0


    1676358          074/G02             F          189,900.00         ZZ
                                         360        189,784.96          4
    3946-48 N MARSHFIELD               8.500          1,460.17         72
                                       8.250          1,460.17      265,000.00
    CHICAGO          IL   60613          2            12/29/97         00
    0430597815                           05           02/01/98          0
    1617018401                           N            01/01/28
    0


    1676361          074/G02             F           35,700.00         ZZ
                                         360         35,678.38          1
    2112 N KILBOURN                    8.500            274.50         70
                                       8.250            274.50       51,000.00
    CHICAGO          IL   60639          1            12/09/97         00
    0430597823                           05           02/01/98          0
    1617019390                           N            01/01/28
    0


    1676362          074/G02             F           58,300.00         ZZ
                                         360         58,262.82          1
    10740 S KILPATRICK AVE 3NW         8.250            437.99         80
                                       8.000            437.99       72,900.00
    OAK LAWN         IL   60453          1            12/11/97         00
    0430597831                           01           02/01/98          0
    1621158335                           O            01/01/28
    0


1


    1676363          074/G02             F           95,200.00         ZZ
                                         360         95,140.83          1
    114 NORTH WARWICK                  8.375            723.59         80
                                       8.125            723.59      119,000.00
    WESTMONT         IL   60559          1            12/09/97         00
    0430597849                           05           02/01/98          0
    1621160326                           O            01/01/28
    0


    1676364          074/G02             F           85,400.00         ZZ
                                         360         85,348.27          3
    2025 HIGH STREET                   8.500            656.65         70
                                       8.250            656.65      122,000.00
    BLUE ISLAND      IL   60406          5            12/29/97         00
    0430597856                           05           02/01/98          0
    1621163302                           N            01/01/28
    0


    1676369          074/G02             F           25,200.00         ZZ
                                         360         25,184.34          1
    148 E 2ND ST                       8.375            191.54         70
                                       8.125            191.54       36,000.00
    ROXANNA          IL   62084          5            12/29/97         00
    0430597864                           05           02/01/98          0
    1634022675                           N            01/01/28
    0


    1676370          074/G02             F          300,000.00         ZZ
                                         360        299,788.26          1
    14921 NOTLEY ROAD                  7.750          2,149.24         80
                                       7.500          2,149.24      375,000.00
    SILVER SPRING    MD   20905          1            12/03/97         00
    0430597872                           03           02/01/98          0
    1701134700                           O            01/01/28
    0


    1676371          074/G02             F          124,000.00         ZZ
                                         360        123,918.88          1
    8808 COLESVILLE RD                 8.125            920.70         80
                                       7.875            920.70      155,000.00
    SILVER SPRING    MD   20902          2            12/12/97         00
    0430597880                           05           02/01/98          0
    1731150863                           N            01/01/28
    0


    1676373          074/G02             F          223,100.00         ZZ
                                         360        222,942.53          1
    1001 MYRTLE DRIVE                  7.750          1,598.32         80
                                       7.500          1,598.32      278,910.00
1


    ELDERSBURG       MD   21784          1            12/30/97         00
    0430597898                           03           02/01/98          0
    1741167705                           O            01/01/28
    0


    1676375          074/G02             F          199,900.00         ZZ
                                         360        199,751.65          1
    5738 HERBERT ST                    7.500          1,397.73         50
                                       7.250          1,397.73      399,900.00
    BURKE            VA   22015          1            12/30/97         00
    0430597906                           05           02/01/98          0
    1761120613                           O            01/01/28
    0


    1676376          074/G02             F           81,000.00         ZZ
                                         360         80,948.34          1
    2220 EMMETT DRIVE                  8.250            608.53         68
                                       8.000            608.53      120,000.00
    ALEXANDRIA       VA   22307          2            12/12/97         00
    0430597914                           05           02/01/98          0
    1761122200                           N            01/01/28
    0


    1676377          074/G02             F           58,950.00         ZZ
                                         360         58,915.19          1
    6450 HWY 64/264                    8.625            458.51         90
                                       8.375            458.51       65,500.00
    MANNS HARBOR     NC   27953          1            12/10/97         21
    0430597922                           05           02/01/98         25
    1784036833                           N            01/01/28
    0


    1676378          074/G02             F           36,000.00         ZZ
                                         360         35,977.62          1
    505 N SUNRIDGE DR                  8.375            273.63         90
                                       8.125            273.63       40,000.00
    BLACKSBURG       VA   24060          1            12/23/97         11
    0430597930                           01           02/01/98         30
    1785015384                           N            01/01/28
    0


    1676379          074/G02             F           73,800.00         ZZ
                                         360         73,755.29          1
    249 ALFRED STREET                  8.500            567.46         90
                                       8.250            567.46       82,000.00
    SOUTH PORTLAND   ME   04106          1            12/29/97         01
    0430597948                           05           02/01/98         25
    1809005237                           N            01/01/28
    0
1




    1676380          074/G02             F          117,500.00         T
                                         360        117,419.13          1
    16 DEACON VINCENT WAY              7.875            851.96         44
                                       7.625            851.96      267,000.00
    EDGARTOWN        MA   02539          1            12/23/97         00
    0430597955                           05           02/01/98          0
    1811076384                           O            01/01/28
    0


    1676381          074/G02             F           80,000.00         ZZ
                                         360         79,447.67          1
    166 SKIFF AVENUE                   8.125            594.00         62
                                       7.875            594.00      130,000.00
    TISBURY          MA   02568          5            12/08/97         00
    0430597963                           05           02/01/98          0
    1811076726                           O            01/01/28
    0


    1676383          074/G02             F          137,000.00         ZZ
                                         360        136,806.00          1
    35 RED ACRE ROAD                   7.750            981.48         78
                                       7.500            981.48      177,000.00
    STOW             MA   01775          1            12/04/97         00
    0430597971                           05           01/01/98          0
    1813092177                           O            12/01/27
    0


    1676384          074/G02             F          180,000.00         ZZ
                                         360        179,879.22          1
    21 KNOX STREET                     8.000          1,320.78         80
                                       7.750          1,320.78      225,000.00
    BELMONT          MA   02178          1            12/31/97         00
    0430597989                           05           02/01/98          0
    1813094219                           O            01/01/28
    0


    1676385          074/G02             F           72,000.00         ZZ
                                         360         71,903.06          1
    346 RIVER AVE                      8.000            528.31         90
                                       7.750            528.31       80,000.00
    PROVIDENCE       RI   02910          1            12/02/97         04
    0430598003                           05           01/01/98         25
    1814066729                           N            12/01/27
    0


    1676386          074/G02             F           79,200.00         ZZ
                                         360         79,087.84          1
1


    77 SPINNAKER WAY                   7.750            567.40         80
                                       7.500            567.40       99,000.00
    PORTSMOUTH       NH   03801          1            12/02/97         00
    0430598011                           01           01/01/98          0
    1815029182                           O            12/01/27
    0


    1676388          074/G02             F           30,000.00         ZZ
                                         360         29,962.58          1
    3 PEMBROKE DRIVE U                 8.375            228.02         75
                                       8.125            228.02       40,000.00
    DERRY            NH   03038          1            12/03/97         00
    0430598029                           01           01/01/98          0
    1815029455                           N            12/01/27
    0


    1676390          074/G02             F          106,500.00         ZZ
                                         360        106,307.83          1
    2 BELL COVE ROAD                   8.000            781.46         77
                                       7.750            781.46      140,000.00
    NEWBURY          NH   03255          2            12/05/97         00
    0430598045                           05           01/01/98          0
    1815029987                           O            12/01/27
    0


    1676392          074/G02             F           60,000.00         ZZ
                                         360         59,963.65          1
    120 NEWTON ROAD                    8.500            461.35         75
                                       8.250            461.35       80,000.00
    PLAISTOW         NH   03865          1            12/18/97         00
    0430598052                           01           02/01/98          0
    1815030716                           O            01/01/28
    0


    1676393          074/G02             F          120,000.00         ZZ
                                         360        119,913.15          1
    55 WILLARD AVENUE                  7.625            849.35         80
                                       7.375            849.35      150,000.00
    PORTSMOUTH       NH   03801          1            12/29/97         00
    0430598060                           05           02/01/98          0
    1815030727                           O            01/01/28
    0


    1676394          074/G02             F           53,500.00         ZZ
                                         360         53,461.28          1
    180 BUFFUM ROAD                    7.625            378.67         36
                                       7.375            378.67      150,000.00
    NORTH BERWICK    ME   03906          1            12/16/97         00
    0430598078                           05           02/01/98          0
1


    1815030760                           O            01/01/28
    0


    1676395          074/G02             F           32,175.00         ZZ
                                         360         32,152.29          1
    4 BROOKSIDE DRIVE                  7.750            230.51         75
                                       7.500            230.51       42,900.00
    EXETER           NH   03833          1            12/23/97         00
    0430598086                           01           02/01/98          0
    1815033011                           N            01/01/28
    0


    1676396          074/G02             F          120,000.00         ZZ
                                         360        119,923.48          1
    3 BIRCHWOOD ROAD                   8.250            901.52         84
                                       8.000            901.52      143,000.00
    SALEM            NH   03079          5            12/29/97         01
    0430598094                           05           02/01/98         12
    1816010598                           O            01/01/28
    0


    1676397          074/G02             F           56,250.00         ZZ
                                         360         56,185.04          1
    32 HAVILAND STREET                 8.750            442.52         75
                                       8.500            442.52       75,000.00
    NORWALK          CT   06854          1            12/05/97         00
    0430598102                           01           01/01/98          0
    1817135420                           O            12/01/27
    0


    1676398          074/G02             F          100,000.00         ZZ
                                         360         99,936.23          1
    16 MARIA HOTCHKISS                 8.250            751.27         59
                                       8.000            751.27      170,000.00
    PROSPECT         CT   06712          1            12/08/97         00
    0430598110                           05           02/01/98          0
    1817136139                           O            01/01/28
    0


    1676399          074/G02             F          170,000.00         ZZ
                                         360        169,883.01          1
    16 FAWN RIDGE DRIVE                7.875          1,232.62         49
                                       7.625          1,232.62      351,000.00
    BROOKFIELD       CT   06804          1            12/11/97         00
    0430598128                           05           02/01/98          0
    1817137834                           O            01/01/28
    0


1


    1676401          927/G02             F          129,600.00         ZZ
                                         360        129,510.81          1
    115 ECLIPSE DRIVE                  7.875            939.69         80
                                       7.625            939.69      164,000.00
    SPARKS           NV   89436          1            12/22/97         00
    0430571935                           05           02/01/98          0
    269175                               O            01/01/28
    0


    1676402          074/G02             F           99,000.00         ZZ
                                         360         98,944.50          2
    88 GORHAM AVENUE                   8.875            787.69         90
                                       8.625            787.69      110,000.00
    HAMDEN           CT   06514          1            12/30/97         11
    0430598136                           05           02/01/98         20
    1817138724                           N            01/01/28
    0


    1676403          074/G02             F           56,700.00         ZZ
                                         360         56,657.92          1
    6229 WINDSOR GATE                  7.500            396.45         90
                                       7.250            396.45       63,000.00
    CHARLOTTE        NC   28215          1            12/04/97         21
    0430598144                           01           02/01/98         25
    1842004741                           N            01/01/28
    0


    1676404          074/G02             F           81,000.00         ZZ
                                         360         80,948.35          1
    17811 MOORESVILLE ROAD             8.250            608.53         90
                                       8.000            608.53       90,000.00
    MOORESVILLE      NC   28115          1            12/19/97         21
    0430598151                           05           02/01/98         25
    1842007036                           N            01/01/28
    0


    1676406          927/G02             F           56,050.00         ZZ
                                         360         56,013.34          1
    2402-12 SUNNY SLOPE DRIVE          8.125            416.17         79
                                       7.875            416.17       71,000.00
    SPARKS           NV   89434          1            12/22/97         00
    0430574723                           01           02/01/98          0
    269183                               O            01/01/28
    0


    1676415          180/G02             F           65,000.00         ZZ
                                         360         65,000.00          1
    515 STRAIGHT CREEK DRIVE           8.625            505.56         65
    #203                               8.375            505.56      100,000.00
1


    DILLON           CO   80435          5            01/19/98         00
    0430591867                           03           03/01/98          0
    12335253                             N            02/01/28
    0


    1676422          E86/G02             F          138,000.00         ZZ
                                         360        138,000.00          1
    89-53 213TH STREET                 8.500          1,061.10         79
                                       8.250          1,061.10      175,000.00
    QUEENS VILLAGE   NY   11427          5            01/09/98         00
    0430577817                           05           03/01/98          0
    20109                                O            02/01/28
    0


    1676426          180/G02             F           71,500.00         ZZ
                                         360         71,500.00          1
    1205 KEYSTONE ROAD                 8.625            556.12         65
    #2790                              8.375            556.12      110,000.00
    KEYSTONE         CO   80435          5            01/19/98         00
    0430591800                           01           03/01/98          0
    12335246                             N            02/01/28
    0


    1676430          765/G02             F          142,149.00         ZZ
                                         360        142,058.35          3
    12414 SOUTH WILMINGTON AVENUE      8.250          1,067.92         72
                                       8.000          1,067.92      198,000.00
    COMPTON          CA   90222          2            12/22/97         00
    0430571067                           05           02/01/98          0
    328501                               O            01/01/28
    0


    1676441          765/G02             F          246,800.00         ZZ
                                         360        246,625.81          1
    1050 S. ROAD RUNNER ROAD           7.750          1,768.11         80
                                       7.500          1,768.11      308,500.00
    ANAHEIM          CA   92807          1            12/26/97         00
    0430573121                           03           02/01/98          0
    329066                               O            01/01/28
    0


    1676475          737/G02             F           98,750.00         ZZ
                                         360         98,690.18          1
    1627 SOUTH URSULA COURT            8.500            759.30         80
                                       8.250            759.30      123,450.00
    AURORA           CO   80012          1            12/30/97         00
    0430577148                           05           02/01/98          0
    579365                               O            01/01/28
    0
1




    1676481          737/G02             F          225,000.00         ZZ
                                         360        224,845.15          1
    890 ELK MEADOW COURT               7.875          1,631.41         64
                                       7.625          1,631.41      355,000.00
    ESTES PARK       CO   80517          5            12/23/97         00
    0430574129                           05           02/01/98          0
    579070                               O            01/01/28
    0


    1676489          420/G02             F          104,000.00         ZZ
                                         360        103,926.60          1
    4442 FIRST AVENUE                  7.750            745.07         62
                                       7.500            745.07      169,000.00
    UKIAH            CA   95482          1            12/17/97         00
    0430574350                           05           02/01/98          0
    356238                               O            01/01/28
    0


    1676493          737/G02             F          184,000.00         ZZ
                                         360        183,882.67          1
    9763 IRONSTONE PLACE               8.250          1,382.33         80
                                       8.000          1,382.33      230,000.00
    PARKER           CO   80134          1            12/30/97         00
    0430577155                           03           02/01/98          0
    578659                               O            01/01/28
    0


    1676500          E84/G02             F           46,350.00         ZZ
                                         360         46,350.00          1
    6112 BETTCHER AVENUE               8.125            344.15         90
                                       7.875            344.15       51,500.00
    INDIANAPOLIS     IN   46228          1            01/05/98         14
    0430568865                           05           03/01/98         25
    PS9700233                            N            02/01/28
    0


    1676501          638/G02             F          176,500.00         ZZ
                                         360        176,383.28          1
    2814 WELK COMMON                   7.875          1,279.75         67
                                       7.625          1,279.75      266,500.00
    FREMONT          CA   94555          1            12/17/97         00
    0430566539                           05           02/01/98          0
    08689558                             O            01/01/28
    0


    1676502          E84/G02             F           83,300.00         ZZ
                                         360         83,253.30          2
1


    4412 SOUTH KILPATRICK              8.875            662.77         70
                                       8.625            662.77      119,000.00
    CHICAGO          IL   60637          5            12/31/97         00
    0430573261                           05           02/01/98          0
    PS3700281                            N            01/01/28
    0


    1676504          950/G02             F          136,500.00         ZZ
                                         360        136,336.04          4
    1001 18TH STREET N E               6.500            862.77         70
                                       6.250            862.77      195,000.00
    AUBURN           WA   98002          2            12/22/97         00
    0430573832                           05           02/01/98          0
    W129721                              N            01/01/28
    0


    1676510          E84/G02             F           43,200.00         ZZ
                                         360         43,200.00          2
    4021 & 4023  CLARENDON ROAD        9.000            347.60         90
                                       8.750            347.60       48,000.00
    INDIANAPOLIS     IN   46208          1            01/07/98         14
    0430569004                           05           03/01/98         25
    PS9700243                            N            02/01/28
    0


    1676511          131/G02             F          203,000.00         ZZ
                                         360        202,877.03          1
    3332 N 128 CIRCLE                  8.500          1,560.89         70
                                       8.250          1,560.89      293,000.00
    OMAHA            NE   68164          1            12/26/97         00
    0430577361                           03           02/01/98          0
    1119850                              O            01/01/28
    0


    1676523          A37/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
    8219 SOUTH 82ND AVENUE             8.000            733.76         68
                                       7.750            733.76      148,000.00
    JUSTICE          IL   60458          1            01/08/98         00
    0430572339                           05           03/01/98          0
    97W98663                             O            02/01/28
    0


    1676528          A37/G02             F          105,000.00         ZZ
                                         360        105,000.00          1
    715 OREGON AVENUE                  8.500            807.36         75
                                       8.250            807.36      140,000.00
    WEST DUNDEE      IL   60018          5            01/07/98         00
    0430572313                           05           03/01/98          0
1


    97W47594                             O            02/01/28
    0


    1676539          E23/G02             F          105,000.00         ZZ
                                         360        104,924.01          1
    10405 147TH AVENUE SE              7.625            743.18         67
                                       7.375            743.18      158,000.00
    RENTON           WA   98059          2            12/22/97         00
    0430574103                           05           02/01/98          0
    50501675                             O            01/01/28
    0


    1676544          131/G02             F           42,000.00         ZZ
                                         360         41,974.55          1
    3834 HOMESTEAD AVENUE              8.500            322.95         70
                                       8.250            322.95       60,000.00
    DAVENPORT        IA   52802          5            12/30/97         00
    0430574426                           05           02/01/98          0
    1116250                              N            01/01/28
    0


    1676558          638/G02             F           60,300.00         ZZ
                                         360         60,266.20          1
    3022 OAKWOOD STREET                8.875            479.77         90
                                       8.625            479.77       67,000.00
    PORTAGE          IN   46368          1            12/18/97         10
    0430568139                           05           02/01/98         25
    8681837                              N            01/01/28
    0


    1676562          K08/G02             F          224,000.00         ZZ
                                         360        224,000.00          1
    784 PARADISE DRIVE                 8.375          1,702.56         80
                                       8.125          1,702.56      280,000.00
    SARANAC          MI   48881          5            12/31/97         00
    0410620223                           05           03/01/98          0
    410620223                            O            02/01/28
    0


    1676563          K08/G02             F          116,500.00         ZZ
                                         360        116,425.71          1
    271 MAHOGANY WAY                   8.250            875.23         76
                                       8.000            875.23      155,000.00
    THAYNE           WY   83127          2            12/19/97         00
    0410632947                           03           02/01/98          0
    410632947                            O            01/01/28
    0


1


    1676564          K08/G02             F           69,600.00         ZZ
                                         360         69,549.63          1
    11205 HENGE DRIVE                  7.625            492.62         80
                                       7.375            492.62       87,000.00
    AUSTIN           TX   78759          1            12/19/97         00
    0410653414                           05           02/01/98          0
    410653414                            O            01/01/28
    0


    1676565          K08/G02             F           90,000.00         ZZ
                                         360         89,944.06          1
    4814 ST COLUMBO RD W               8.375            684.07         75
                                       8.125            684.07      120,000.00
    BRAINERD         MN   56401          5            12/17/97         00
    0410639215                           05           02/01/98          0
    410639215                            O            01/01/28
    0


    1676568          K08/G02             F           45,000.00         ZZ
                                         360         44,976.06          1
    4947 N. NORWALDO AVENUE            9.125            366.13         90
                                       8.875            366.13       50,000.00
    INDIANAPOLIS     IN   46205          1            12/18/97         04
    0410658207                           05           02/01/98         25
    410658207                            N            01/01/28
    0


    1676570          K08/G02             F           94,700.00         ZZ
                                         360         94,638.06          1
    4371 SUNSET TERRACE                8.125            703.14         74
                                       7.875            703.14      128,000.00
    LOVES PARK       IL   61111          2            12/08/97         00
    0410622740                           05           02/01/98          0
    410622740                            O            01/01/28
    0


    1676572          K08/G02             F          165,000.00         ZZ
                                         360        164,902.59          1
    2365 LE FORGE                      8.625          1,283.35         74
                                       8.375          1,283.35      223,000.00
    YPSILANTI        MI   48198          5            12/04/97         00
    0410614952                           05           02/01/98          0
    410614952                            O            01/01/28
    0


    1676574          K08/G02             F          105,050.00         T
                                         360        104,981.29          1
    416 E. 1840 NORTH                  8.125            779.99         80
                                       7.875            779.99      131,325.00
1


    PLEASANT GROVE   UT   84062          1            12/18/97         00
    0410464838                           05           02/01/98          0
    410464838                            O            01/01/28
    0


    1676576          K08/G02             F          101,500.00         ZZ
                                         360        101,447.38          4
    3597 VINE STREET                   9.250            835.02         70
                                       9.000            835.02      145,000.00
    CINCINNATI       OH   45220          2            12/23/97         00
    0410635932                           05           02/01/98          0
    410635932                            N            01/01/28
    0


    1676582          K08/G02             F           37,600.00         ZZ
                                         360         37,577.80          1
    414 LARK LANE                      8.625            292.45         90
                                       8.375            292.45       41,800.00
    OCEAN CITY       MD   21842          1            12/19/97         04
    0410648992                           01           02/01/98         25
    410648992                            N            01/01/28
    0


    1676583          K08/G02             F           58,500.00         ZZ
                                         360         58,467.21          1
    5333 SOUTH CORNELL                 8.875            465.45         90
    UNIT # 2                           8.625            465.45       65,000.00
    CHICAGO          IL   60615          1            12/31/97         04
    0410662837                           01           02/01/98         25
    410662837                            N            01/01/28
    0


    1676585          K08/G02             F           76,500.00         ZZ
                                         360         76,455.98          1
    726 WEST 1720 NORTH #229           8.750            601.83         75
                                       8.500            601.83      102,000.00
    PROVO            UT   84604          1            12/18/97         00
    0410597405                           01           02/01/98          0
    410597405                            N            01/01/28
    0


    1676587          K08/G02             F           40,500.00         ZZ
                                         360         40,480.59          2
    3420 COMPTON AVENUE                9.625            344.25         90
                                       9.375            344.25       45,000.00
    ST LOUIS         MO   63118          1            12/29/97         04
    0410662043                           05           02/01/98         25
    410662043                            N            01/01/28
    0
1




    1676589          K08/G02             F           82,800.00         ZZ
                                         360         82,751.12          1
    1226 DONNA DRIVE                   8.625            644.01         90
                                       8.375            644.01       92,013.00
    RICHARDSON       TX   75080          1            12/12/97         04
    0410645923                           05           02/01/98         25
    410645923                            N            01/01/28
    0


    1676591          K08/G02             F          136,000.00         ZZ
                                         360        135,921.76          1
    7560 BUNTON                        8.750          1,069.91         85
                                       8.500          1,069.91      160,000.00
    YPSILANTI        MI   48197          5            12/10/97         23
    0410643852                           05           02/01/98          0
    410643852                            O            01/01/28
    0


    1676593          K08/G02             F           56,700.00         ZZ
                                         360         56,667.38          1
    901 GRASSY GLEN DRIVE              8.750            446.06         90
                                       8.500            446.06       63,000.00
    ALLEN            TX   75002          1            12/15/97         04
    0410646673                           05           02/01/98         25
    410646673                            N            01/01/28
    0


    1676596          K08/G02             F          169,700.00         ZZ
                                         360        169,583.22          1
    648 CAMERON COURT                  7.875          1,230.44         80
                                       7.625          1,230.44      212,132.00
    LOVELAND         CO   80537          1            12/31/97         00
    0410620868                           03           02/01/98          0
    410620868                            O            01/01/28
    0


    1676597          K08/G02             F           62,800.00         ZZ
                                         360         62,760.96          1
    5201 FISHING BRIDGE ROAD           8.375            477.33         80
    UNIT # 20                          8.125            477.33       78,500.00
    CHEYENNE         WY   82009          1            12/18/97         00
    0410647937                           01           02/01/98          0
    410647937                            N            01/01/28
    0


    1676599          K08/G02             F          302,000.00         ZZ
                                         360        301,817.05          1
1


    8201 HEWLETT ROAD                  8.500          2,322.12         70
                                       8.250          2,322.12      434,000.00
    ATLANTA          GA   30350          5            12/22/97         00
    0410660062                           05           02/01/98          0
    410660062                            O            01/01/28
    0


    1676601          K08/G02             F          126,000.00         ZZ
                                         360        125,925.61          2
    601 & 603 WESTVIEW AVE.            8.625            980.02         90
                                       8.375            980.02      140,000.00
    FT. WORTH        TX   76107          1            12/29/97         10
    0410668396                           05           02/01/98         25
    410668396                            N            01/01/28
    0


    1676602          K08/G02             F           28,000.00         ZZ
                                         360         27,981.68          1
    316 3RD AVENUE WEST                8.125            207.90         70
                                       7.875            207.90       40,000.00
    ROUNDUP          MT   59072          5            12/17/97         00
    0410623714                           05           02/01/98          0
    410623714                            O            01/01/28
    0


    1676604          K08/G02             F           43,650.00         ZZ
                                         360         43,625.53          1
    1711 IOWA ST.                      8.875            347.30         90
                                       8.625            347.30       48,500.00
    DAVENPORT        IA   52803          1            12/19/97         04
    0410661748                           05           02/01/98         25
    410661748                            N            01/01/28
    0


    1676605          K08/G02             F          105,700.00         T
                                         360        105,637.60          1
    109 WINDY DUNE CT.                 8.625            822.12         80
                                       8.375            822.12      132,180.00
    KISSIMMEE        FL   34743          1            12/19/97         00
    0410607295                           03           02/01/98          0
    410607295                            O            01/01/28
    0


    1676606          K08/G02             F          124,000.00         ZZ
                                         360        123,920.93          1
    6 LAKESIDE COURT                   8.250            931.57         71
                                       8.000            931.57      175,000.00
    FESTUS           MO   63028          2            12/15/97         00
    0410648885                           05           02/01/98          0
1


    410648885                            O            01/01/28
    0


    1676608          K08/G02             F           31,500.00         ZZ
                                         360         31,482.34          1
    4705 WOODLAND HILLS BLVD           8.875            250.63         90
                                       8.625            250.63       35,000.00
    DAYTON           OH   45414          1            12/19/97         01
    0410652853                           05           02/01/98         25
    410652853                            N            01/01/28
    0


    1676611          K08/G02             F          109,800.00         T
                                         360        109,733.48          1
    227 CORALWOOD COURT                8.500            844.27         80
                                       8.250            844.27      137,282.00
    KISSIMMEE        FL   34743          1            12/19/97         00
    0410650774                           03           02/01/98          0
    410650774                            O            01/01/28
    0


    1676612          K08/G02             F           59,200.00         ZZ
                                         360         59,160.28          1
    13955 S.W. 57TH LANE               8.000            434.39         80
                                       7.750            434.39       74,000.00
    MIAMI            FL   33183          1            12/19/97         00
    0410655799                           09           02/01/98          0
    410655799                            O            01/01/28
    0


    1676613          K08/G02             F           51,000.00         ZZ
                                         360         50,968.30          3
    6007-6011-6015 VAN BUREN ST.       8.375            387.64         55
                                       8.125            387.64       93,000.00
    PORT RICHEY      FL   34667          2            12/24/97         00
    0410624738                           05           02/01/98          0
    410624738                            N            01/01/28
    0


    1676614          K08/G02             F           69,900.00         ZZ
                                         360         69,856.55          1
    1713 LINDEN AVENUE                 8.375            531.29         70
                                       8.125            531.29       99,900.00
    NASHVILLE        TN   37212          1            12/15/97         00
    0410638043                           05           02/01/98          0
    410638043                            N            01/01/28
    0


1


    1676615          K08/G02             F          196,000.00         ZZ
                                         360        195,881.26          1
    90 NORTH MARTINE AVE               8.500          1,507.07         80
                                       8.250          1,507.07      245,000.00
    FANWOOD          NJ   07023          5            12/11/97         00
    0410595284                           05           02/01/98          0
    410595284                            O            01/01/28
    0


    1676620          E22/G02             F           68,600.00         ZZ
                                         360         68,556.26          1
    1278 WHITEWATER RD.                8.250            515.37         75
                                       8.000            515.37       91,500.00
    MEMPHIS          TN   38117          1            12/29/97         00
    0410643886                           05           02/01/98          0
    410643886                            O            01/01/28
    0


    1676622          E22/G02             F          500,000.00         ZZ
                                         360        499,726.89          1
    6279 CANTER CREEK CT               9.000          4,023.11         50
                                       8.750          4,023.11    1,000,000.00
    GRAND BLANC      MI   48439          5            12/22/97         00
    0410648877                           01           02/01/98          0
    410648877                            O            01/01/28
    0


    1676623          E22/G02             F           62,200.00         ZZ
                                         360         62,167.76          2
    1727-1729 CREEK VIEW DRIVE         9.250            511.70         90
                                       9.000            511.70       69,123.00
    GLENN HEIGHTS    TX   75115          1            12/19/97         10
    0410625354                           05           02/01/98         25
    410625354                            N            01/01/28
    0


    1676627          E22/G02             F           56,000.00         ZZ
                                         360         55,961.46          1
    1122 JORDAN CIRCLE                 7.875            406.04         80
                                       7.625            406.04       70,000.00
    WHITE BLUFF      TN   37187          2            12/19/97         00
    0410654834                           05           02/01/98          0
    410654834                            O            01/01/28
    0


    1676628          E22/G02             F           44,000.00         ZZ
                                         360         43,974.68          1
    4951 PEPPER CIRCLE UNIT #203A      8.750            346.15         80
                                       8.500            346.15       55,000.00
1


    NAPLES           FL   34113          1            12/22/97         04
    0410645857                           01           02/01/98         12
    410645857                            N            01/01/28
    0


    1676630          K08/G02             F           78,750.00         ZZ
                                         360         78,750.00          1
    7646 DENIO WAY                     8.625            612.51         90
                                       8.375            612.51       87,500.00
    CITRUS HEIGHTS   CA   95610          1            01/02/98         04
    0410673123                           05           03/01/98         25
    410673123                            N            02/01/28
    0


    1676631          K08/G02             F          288,000.00         ZZ
                                         360        288,000.00          1
    10155 SOUTHWEST 155TH AVENUE       8.125          2,138.39         79
                                       7.875          2,138.39      367,000.00
    BEAVERTON        OR   97007          2            12/31/97         00
    0410636781                           03           03/01/98          0
    410636781                            O            02/01/28
    0


    1676633          K08/G02             F          240,000.00         T
                                         360        240,000.00          1
    1359 BAYVIEW DRIVE                 8.500          1,845.39         75
                                       8.250          1,845.39      320,000.00
    POLSON           MT   59860          5            01/02/98         00
    0410672638                           05           03/01/98          0
    410672638                            O            02/01/28
    0


    1676636          964/G02             F          132,000.00         ZZ
                                         360        132,000.00          1
    2427 TREELANE AVENUE               7.750            945.66         80
                                       7.500            945.66      165,000.00
    MONROVIA (AREA)  CA   91016          1            12/31/97         00
    0430567651                           05           03/01/98          0
    30548                                O            02/01/28
    0


    1676639          K08/G02             F          224,900.00         ZZ
                                         360        224,900.00          1
    4880 EAST CREEK RIDGE TRAIL        8.000          1,650.24         75
                                       7.750          1,650.24      299,900.00
    RENO             NV   89509          1            01/05/98         00
    0410674451                           05           03/01/98          0
    410674451                            O            02/01/28
    0
1




    1676641          K08/G02             F          207,200.00         ZZ
                                         360        207,200.00          1
    8836 HUMMINGBIRD AVENUE            8.125          1,538.45         80
                                       7.875          1,538.45      259,000.00
    FOUNTAIN VALLEY  CA   92708          1            01/07/98         00
    0410659437                           05           03/01/98          0
    410659437                            O            02/01/28
    0


    1676644          E84/G02             F          151,000.00         ZZ
                                         360        150,908.52          1
    309 OLD COUNTRY WAY                8.500          1,161.06         76
                                       8.250          1,161.06      200,000.00
    WAUCONDA         IL   60084          2            12/03/97         00
    0430575076                           05           02/01/98          0
    PS9700211                            O            01/01/28
    0


    1676659          561/561             F          158,100.00         ZZ
                                         360        158,004.21          1
    1224 LORENE DRIVE                  8.500          1,215.66         85
                                       8.250          1,215.66      186,000.00
    PASADENA         MD   21122          5            12/26/97         10
    9189333                              05           02/01/98         12
    9189333                              O            01/01/28
    0


    1676670          561/561             F           58,500.00         ZZ
                                         360         58,467.20          1
    5419 HORROCKS STREET               8.875            465.46         90
                                       8.625            465.46       65,000.00
    PHILADELPHIA     PA   19124          1            12/16/97         01
    9198672                              05           02/01/98         25
    9198672                              N            01/01/28
    0


    1676671          561/561             F           59,400.00         ZZ
                                         360         59,364.93          1
    303 MAGOTHY ROAD                   8.625            462.01         90
                                       8.375            462.01       66,000.00
    SEVERNA PARK     MD   21146          1            12/29/97         10
    9214206                              05           02/01/98         25
    9214206                              N            01/01/28
    0


    1676676          561/561             F          117,500.00         ZZ
                                         360        117,426.96          1
1


    102 U STREET NW                    8.375            893.09         90
                                       8.125            893.09      132,000.00
    WASHINGTON       DC   20002          2            12/23/97         01
    9183898                              07           02/01/98         25
    9183898                              N            01/01/28
    0


    1676678          561/561             F           22,500.00         ZZ
                                         360         22,486.01          2
    4509 EASTERN AVENUE                8.375            171.02         89
                                       8.125            171.02       25,500.00
    BALTIMORE        MD   21224          1            12/08/97         10
    9181355                              07           02/01/98         25
    9181355                              N            01/01/28
    0


    1676681          561/561             F           94,500.00         ZZ
                                         360         94,429.87          1
    5635 RALSTON AVENUE                7.500            660.76         90
                                       7.250            660.76      105,600.00
    INDIANAPOLIS     IN   46220          1            12/31/97         10
    9212077                              05           02/01/98         25
    9212077                              N            01/01/28
    0


    1676684          561/561             F          105,600.00         ZZ
                                         360        105,525.46          1
    8 BOUNDARY ROAD                    7.750            756.54         80
                                       7.500            756.54      132,000.00
    MARLBORO         NJ   07746          1            12/10/97         00
    9173568                              05           02/01/98          0
    9173568                              O            01/01/28
    0


    1676773          561/561             F          117,000.00         ZZ
                                         360        116,932.69          1
    7380 BROKEN STAFF                  8.750            920.44         90
                                       8.500            920.44      130,000.00
    COLUMBIA         MD   21045          1            12/23/97         10
    9180191                              07           02/01/98         30
    9180191                              N            01/01/28
    0


    1677616          074/G02             F           72,000.00         T
                                         360         71,854.07          1
    #23 ROUTE 206                      8.000            528.32         75
                                       7.750            528.32       96,000.00
    SNDYSTONE        NJ   07826          1            10/31/97         00
    0430598169                           05           12/01/97          0
1


    1106091273                           O            11/01/27
    0


    1677695          664/G02             F           37,800.00         ZZ
                                         360         37,777.68          1
    808 SOUTH 14TH AVENUE              8.625            294.01         90
                                       8.375            294.01       42,000.00
    YAKIMA           WA   98902          1            12/30/97         10
    0430570978                           05           02/01/98         25
    2444792                              N            01/01/28
    0


    1677713          664/G02             F          180,000.00         ZZ
                                         360        180,000.00          1
    18018 NORTHEAST 99TH AVENUE        8.125          1,336.50         68
                                       7.875          1,336.50      265,000.00
    BATTLE GROUND    WA   98604          2            12/29/97         00
    0430585869                           05           03/01/98          0
    2429504                              O            02/01/28
    0


    1677805          664/G02             F           92,250.00         ZZ
                                         360         92,250.00          1
    4422 SOUTH 170TH ST                8.375            701.17         90
                                       8.125            701.17      102,500.00
    SEA TAC          WA   98188          1            01/06/98         10
    0430575852                           05           03/01/98         25
    2377067                              N            02/01/28
    0


    1677915          074/G02             F           53,100.00         ZZ
                                         360         53,069.45          2
    32787-32789 MISSAUKEE              8.750            417.74         90
                                       8.500            417.74       59,000.00
    WESTLAND         MI   48186          1            12/03/97         14
    0430598177                           05           02/01/98         25
    1581142670                           N            01/01/28
    0


    1677949          074/G02             F          132,000.00         ZZ
                                         360        131,911.43          2
    34150-=34160 KLEIN                 8.000            968.57         72
                                       7.750            968.57      185,000.00
    FRASER           MI   48026          1            12/30/97         00
    0430598185                           05           02/01/98          0
    1581147969                           N            01/01/28
    0


1


    1678847          498/G02             F           46,800.00         ZZ
                                         360         46,800.00          1
    603 NORTH LEVIS AVENUE             8.375            355.72         90
                                       8.125            355.72       52,000.00
    TARPON SPRINGS   FL   34689          1            01/06/98         11
    0430573477                           05           03/01/98         25
    1508038                              N            02/01/28
    0


    1678912          227/G02             F          175,000.00         ZZ
                                         360        174,885.52          1
    4452 POWER DR                      8.125          1,299.38         67
                                       7.875          1,299.38      264,900.00
    SHERRILLS FORD   NC   28673          5            12/18/97         00
    0430583757                           05           02/01/98          0
    1706991                              O            01/01/28
    0


    1678931          E86/G02             F          130,500.00         ZZ
                                         360        130,426.84          4
    100 LOTT AVENUE                    8.875          1,038.32         90
                                       8.625          1,038.32      145,000.00
    BROOKLYN         NY   11212          1            12/31/97         14
    0430578922                           05           02/01/98         25
    20628                                N            01/01/28
    0


    1678933          E86/G02             F          535,000.00         T
                                         360        534,667.46          1
    46 SEASCAPE LANE                   8.375          4,066.39         72
                                       8.125          4,066.39      750,000.00
    SAGAPONAK        NY   11963          5            12/26/97         00
    0430587535                           05           02/01/98          0
    4700098327                           O            01/01/28
    0


    1678949          608/G02             F           37,800.00         ZZ
                                         360         37,778.26          1
    6016 BUIST AVENUE                  8.750            297.37         90
                                       8.500            297.37       42,000.00
    PHILADELPHIA     PA   19142          1            12/31/97         10
    0430577379                           05           02/01/98         25
    101233                               N            01/01/28
    0


    1678950          286/286             F          244,100.00         ZZ
                                         360        243,069.13          1
    11441 SE HIDALGO CT                8.625          1,898.59         91
                                       8.375          1,898.59      270,000.00
1


    CLACKAMAS        OR   97015          1            06/13/97         11
    0008617362                           05           08/01/97         30
    0008617362                           O            07/01/27
    0


    1678953          F96/G02             F          106,400.00         ZZ
                                         360        106,400.00          2
    102 OCEAN PARK AVENUE              8.375            808.72         95
                                       8.125            808.72      112,000.00
    BRADLEY BEACH    NJ   07720          1            01/09/98         01
    0430575761                           05           03/01/98         30
    2024                                 O            02/01/28
    0


    1678955          G10/G02             F          117,000.00         ZZ
                                         360        116,932.69          1
    506 SUMMERTREE DRIVE               8.750            920.44         65
                                       8.500            920.44      180,000.00
    KELLER           TX   76248          1            12/31/97         00
    0430573717                           05           02/01/98          0
    971650                               N            01/01/28
    0


    1678983          180/G02             F           30,600.00         ZZ
                                         360         30,600.00          4
    2740 MADISON STREET                8.250            229.89         90
                                       8.000            229.89       34,000.00
    GARY             IN   46407          1            01/22/98         04
    0430615898                           05           03/01/98         25
    12379962                             N            02/01/28
    0


    1678996          830/830             F          195,000.00         ZZ
                                         360        194,878.80          1
    11464 SOUTH CRANBERRY HILL CT.     8.375          1,482.14         80
                                       8.125          1,482.14      245,000.00
    DRAPER           UT   84020          2            12/30/97         00
    533750                               05           02/01/98          0
    533750                               O            01/01/28
    0


    1679005          E09/G02             F          112,000.00         ZZ
                                         360        112,000.00          1
    3959 MONTHILL AVENUE               7.875            812.08         80
                                       7.625            812.08      140,000.00
    LAS VEGAS        NV   89121          5            01/05/98         00
    0430577700                           05           03/01/98          0
    01003065                             O            02/01/28
    0
1




    1679016          E82/G02             F           55,200.00         ZZ
                                         360         55,064.80          1
    756 JAMES AVENUE                   8.250            414.70         80
                                       8.000            414.70       69,000.00
    ST. PAUL         MN   55102          2            12/05/97         00
    0400077871                           05           02/01/98          0
    0400077871                           O            01/01/28
    0


    1679032          E26/G02             F           54,740.00         ZZ
                                         360         54,705.97          1
    4030 SHEFFIELD DRIVE               8.375            416.07         60
                                       8.125            416.07       92,000.00
    CHARLOTTE        NC   28205          2            12/23/97         00
    0430576900                           05           02/01/98          0
    50701282                             N            01/01/28
    0


    1679039          K37/G02             F           51,750.00         ZZ
                                         360         51,750.00          2
    458 SOUTH 30TH STREET              8.875            411.75         90
                                       8.625            411.75       57,500.00
    LINCOLN          NE   68510          1            01/30/98         04
    0430592576                           05           03/01/98         25
    4286                                 N            02/01/28
    0


    1679053          676/676             F          475,000.00         ZZ
                                         360        474,681.28          1
    3030 PUIWA LANE                    8.000          3,485.39         80
                                       7.750          3,485.39      600,000.00
    HONOLULU         HI   96817          5            12/23/97         00
    780100294694                         05           02/01/98          0
    780100294694                         O            01/01/28
    0


    1679099          757/757             F          100,800.00         ZZ
                                         360        100,800.00          1
    4 COLLINS STREET                   8.750            793.00         90
                                       8.500            793.00      112,000.00
    AMESBURY         MA   01913          1            01/06/98         14
    3233988                              05           03/01/98         25
    3233988                              N            02/01/28
    0


    1679100          450/450             F           85,000.00         ZZ
                                         360         84,944.40          1
1


    3665 BAILEY RD                     8.125            631.12         83
                                       7.875            631.12      102,500.00
    SANDSTONE TWP    MI   49201          5            12/24/97         11
    4236683                              05           02/01/98         12
    4236683                              O            01/01/28
    0


    1679188          B25/G02             F          285,600.00         ZZ
                                         360        285,600.00          1
    3618 SOUTH PLACE                   8.250          2,145.62         72
                                       8.000          2,145.62      400,000.00
    ALEXANDRIA       VA   22309          5            01/23/98         00
    0430587014                           01           03/01/98          0
    BOT154                               O            02/01/28
    0


    1679206          B75/G02             F           22,400.00         ZZ
                                         360         22,386.43          1
    3132 KNOXVILLE HWY                 8.500            172.24         47
                                       8.250            172.24       48,000.00
    WARTBURG         TN   37887          5            12/17/97         00
    0430580670                           05           02/01/98          0
    7188709                              N            01/01/28
    0


    1679210          K15/G02             F           69,200.00         ZZ
                                         360         69,158.08          1
    2728 SAINT CHARLES LANE            8.500            532.09         80
                                       8.250            532.09       86,500.00
    KENNESAW         GA   30144          1            12/17/97         00
    0430578328                           05           02/01/98          0
    622943                               O            01/01/28
    0


    1679211          A53/G02             F          180,000.00         ZZ
                                         360        179,888.11          2
    9329 S KOLMAR                      8.375          1,368.14         80
                                       8.125          1,368.14      227,500.00
    OAK LAWN         IL   60453          1            12/19/97         00
    0430575282                           05           02/01/98          0
    290030951                            O            01/01/28
    0


    1679220          E57/G02             F           96,750.00         ZZ
                                         360         96,686.71          2
    1289 EAST NORTH WAY                8.125            718.37         75
                                       7.875            718.37      129,000.00
    DINUBA           CA   93618          2            12/29/97         00
    0430581645                           05           02/01/98          0
1


    245415                               N            01/01/28
    0


    1679224          E76/G02             F           92,550.00         ZZ
                                         360         92,415.61          3
    5823 PALO PINTO AVENUE             7.625            655.06         80
                                       7.375            655.06      116,000.00
    DALLAS           TX   75206          2            11/21/97         00
    0430575845                           05           01/01/98          0
    UNKNOWN                              O            12/01/27
    0


    1679225          K08/G02             F          160,000.00         ZZ
                                         360        159,892.65          1
    704 CANTRELL AVENUE                8.000          1,174.02         65
                                       7.750          1,174.02      249,000.00
    NASHVILLE        TN   37215          5            12/23/97         00
    0410645915                           05           02/01/98          0
    410645915                            O            01/01/28
    0


    1679227          K08/G02             F           39,600.00         ZZ
                                         360         39,578.93          1
    7011 MAYFIELD DRIVE                9.125            322.20         90
                                       8.875            322.20       44,000.00
    PORT RICHEY      FL   34668          1            12/23/97         04
    0410650691                           05           02/01/98         25
    410650691                            N            01/01/28
    0


    1679228          K08/G02             F           45,600.00         ZZ
                                         360         45,571.66          1
    9209 SEMINOLE BLVD.                8.375            346.59         80
    UNIT #118                          8.125            346.59       57,000.00
    SEMINOLE         FL   33772          1            12/23/97         00
    0410647648                           01           02/01/98          0
    410647648                            O            01/01/28
    0


    1679229          K08/G02             F           76,000.00         ZZ
                                         360         75,947.70          1
    111 PRADO STREET                   7.875            551.05         75
                                       7.625            551.05      102,000.00
    ROYAL PALM BEAC  FL   33411          5            12/11/97         00
    0410640601                           05           02/01/98          0
    410640601                            O            01/01/28
    0


1


    1679233          K08/G02             F           53,100.00         ZZ
                                         360         53,069.45          1
    7112 CHAPARRAL                     8.750            417.74         90
                                       8.500            417.74       59,000.00
    TEXARKANA        TX   75503          1            12/23/97         04
    0410645824                           05           02/01/98         25
    410645824                            N            01/01/28
    0


    1679236          K08/G02             F           55,250.00         ZZ
                                         360         55,220.60          2
    1707-11 CREEK VIEW DRIVE           9.125            449.53         80
                                       8.875            449.53       69,123.00
    GLENN HEIGHTS    TX   75115          1            12/19/97         00
    0410657175                           05           02/01/98          0
    410657175                            N            01/01/28
    0


    1679238          A02/G02             F          649,750.00         ZZ
                                         360        648,918.52          1
    1318 FOX GLEN DRIVE                8.250          4,881.35         71
                                       8.000          4,881.35      926,259.00
    ST CHARLES       IL   60174          4            11/21/97         00
    0430587683                           03           01/01/98          0
    1507354309                           O            12/01/27
    0


    1679240          F34/G02             F           26,100.00         ZZ
                                         360         26,086.11          1
    1720 FUNSTON STREET #209           9.125            212.36         90
                                       8.875            212.36       29,000.00
    HOLLYWOOD        FL   33020          1            12/29/97         10
    0430578492                           01           02/01/98         30
    9701176                              N            01/01/28
    0


    1679242          K08/G02             F          140,000.00         ZZ
                                         360        139,919.45          4
    403 HOLLOW DRIVE                   8.750          1,101.38         80
                                       8.500          1,101.38      175,000.00
    CASTROVILLE      TX   78009          2            12/30/97         00
    0410651608                           09           02/01/98          0
    410651608                            N            01/01/28
    0


    1679244          K08/G02             F           98,000.00         ZZ
                                         360         97,935.89          1
    7580 MALLARD DRIVE                 8.125            727.65         67
                                       7.875            727.65      148,000.00
1


    MOBILE           AL   36695          1            12/30/97         00
    0410662894                           05           02/01/98          0
    410662894                            O            01/01/28
    0


    1679245          K08/G02             F          102,500.00         ZZ
                                         360        102,436.29          1
    3809 DALTON DRIVE                  8.375            779.07         85
                                       8.125            779.07      121,000.00
    FORT COLLINS     CO   80526          1            12/22/97         10
    0410659536                           03           02/01/98         20
    410659536                            N            01/01/28
    0


    1679246          K08/G02             F          220,500.00         ZZ
                                         360        220,369.81          1
    29233 N 48TH STREET                8.625          1,715.03         90
                                       8.375          1,715.03      246,000.00
    PHOENIX          AZ   85331          1            12/31/97         04
    0410668628                           03           02/01/98         25
    410668628                            N            01/01/28
    0


    1679247          K08/G02             F           39,600.00         ZZ
                                         360         39,578.37          1
    1017 OVERTON AVENUE                9.000            318.63         90
                                       8.750            318.63       44,000.00
    PORT BOLIVAR     TX   77650          1            12/29/97         04
    0410632046                           05           02/01/98         25
    410632046                            N            01/01/28
    0


    1679249          K08/G02             F           90,000.00         ZZ
                                         360         89,950.84          3
    34 ELLIS AVENUE                    9.000            724.16         90
                                       8.750            724.16      100,000.00
    IRVINGTON        NJ   07111          1            12/30/97         01
    0410588982                           05           02/01/98         25
    410588982                            N            01/01/28
    0


    1679250          K08/G02             F          198,750.00         T
                                         360        198,623.27          1
    254 WEST 18TH STREET               8.250          1,493.14         75
                                       8.000          1,493.14      265,000.00
    SHIP BOTTOM      NJ   08008          5            12/30/97         00
    0410626204                           05           02/01/98          0
    410626204                            O            01/01/28
    0
1




    1679251          K08/G02             F           76,500.00         ZZ
                                         360         76,452.45          1
    1109 W. FORREST DRIVE              8.375            581.46         85
                                       8.125            581.46       90,000.00
    OLATHE           KS   66061          5            12/10/97         04
    0410642888                           05           02/01/98         12
    410642888                            O            01/01/28
    0


    1679253          K08/G02             F           99,750.00         ZZ
                                         360         99,688.00          1
    15602 LAONA COVE                   8.375            758.17         75
                                       8.125            758.17      133,000.00
    AUSTIN           TX   78717          1            12/09/97         00
    0410642359                           03           02/01/98          0
    410642359                            O            01/01/28
    0


    1679254          K08/G02             F           84,000.00         ZZ
                                         360         83,947.79          1
    R 5 BOX 5290                       8.375            638.46         46
                                       8.125            638.46      184,000.00
    SHELL KNOB       MO   65747          2            12/23/97         00
    0410662209                           05           02/01/98          0
    410662209                            O            01/01/28
    0


    1679255          K08/G02             F          200,000.00         ZZ
                                         360        199,858.85          1
    8642 S. GRAVEL JHILLS DR.          7.750          1,432.82         80
                                       7.500          1,432.82      250,000.00
    SANDY            UT   84094          5            12/18/97         00
    0410625040                           05           02/01/98          0
    410625040                            O            01/01/28
    0


    1679256          K08/G02             F          245,000.00         T
                                         360        244,839.73          1
    6 EAGLE CLOSE                      8.125          1,819.12         50
                                       7.875          1,819.12      490,000.00
    QUOGUE           NY   11959          1            12/23/97         00
    0410625560                           05           02/01/98          0
    410625560                            O            01/01/28
    0


    1679257          K08/G02             F          320,000.00         ZZ
                                         360        319,795.95          1
1


    9712 MILL RUN DRIVE                8.250          2,404.05         80
                                       8.000          2,404.05      400,000.00
    GREAT FALLS      VA   22066          1            12/23/97         00
    0410662662                           05           02/01/98          0
    410662662                            O            01/01/28
    0


    1679258          K08/G02             F          174,000.00         ZZ
                                         360        173,891.85          1
    364 WATERSIDE BLVD UNIT #364       8.375          1,322.53         80
                                       8.125          1,322.53      217,900.00
    MONROE TOWNSHIP  NJ   08512          1            12/30/97         00
    0410582548                           01           02/01/98          0
    410582548                            O            01/01/28
    0


    1679259          E22/G02             F          168,000.00         ZZ
                                         360        167,895.58          1
    12908 GREEN VALLEY DRIVE           8.375          1,276.92         80
                                       8.125          1,276.92      210,000.00
    OKLAHOMA CITY    OK   73120          2            12/24/97         00
    0410615165                           05           02/01/98          0
    410615165                            O            01/01/28
    0


    1679261          K08/G02             F          140,000.00         ZZ
                                         360        139,919.45          4
    405 HOLLOW DRIVE                   8.750          1,101.38         80
                                       8.500          1,101.38      175,000.00
    CASTROVILLE      TX   78009          2            12/30/97         00
    0410651624                           05           02/01/98          0
    410651624                            N            01/01/28
    0


    1679262          K08/G02             F          237,150.00         ZZ
                                         360        237,013.56          1
    302 N. JACKSON STREET              8.750          1,865.66         90
                                       8.500          1,865.66      263,500.00
    DENVER           CO   80206          1            12/30/97         04
    0410669493                           05           02/01/98         25
    410669493                            N            01/01/28
    0


    1679263          K08/G02             F          116,400.00         ZZ
                                         360        116,325.78          1
    178 SUNNY GAP ROAD                 8.250            874.47         80
                                       8.000            874.47      145,500.00
    CONWAY           AR   72032          2            12/22/97         00
    0410649941                           05           02/01/98          0
1


    410649941                            O            01/01/28
    0


    1679265          K08/G02             F           79,800.00         ZZ
                                         360         79,755.27          4
    15 EAST 5TH STREET                 8.875            634.92         70
                                       8.625            634.92      114,000.00
    EDMOND           OK   73034          5            12/31/97         00
    0410645634                           05           02/01/98          0
    410645634                            N            01/01/28
    0


    1679267          K08/G02             F           71,000.00         ZZ
                                         360         70,962.22          2
    5421 EAST DRIVE                    9.125            577.68         90
                                       8.875            577.68       78,900.00
    LOVES PARK       IL   61111          1            12/22/97         04
    0410642185                           05           02/01/98         30
    410642185                            N            01/01/28
    0


    1679268          E08/G02             F           79,300.00         ZZ
                                         360         79,300.00          1
    8021 NW 46TH COURT                 7.875            574.98         65
                                       7.625            574.98      122,000.00
    FORT LAUDERDALE  FL   33351          5            01/26/98         00
    0430591479                           05           03/01/98          0
    214179CJ                             O            02/01/28
    0


    1679269          K08/G02             F           38,700.00         ZZ
                                         360         38,679.40          1
    399 NORTON AVENUE                  9.125            314.88         90
                                       8.875            314.88       43,000.00
    BARBERTON        OH   44203          1            12/19/97         04
    0410644322                           05           02/01/98         25
    410644322                            N            01/01/28
    0


    1679270          K08/G02             F           80,000.00         ZZ
                                         360         79,950.27          1
    402 CROSSWINDS DRIVE               8.375            608.06         49
                                       8.125            608.06      166,000.00
    PALM HARBOR      FL   34683          5            12/24/97         00
    0410624605                           05           02/01/98          0
    410624605                            O            01/01/28
    0


1


    1679271          K08/G02             F           40,500.00         ZZ
                                         360         40,391.96          1
    725 PATOU DRIVE                    8.875            322.24         90
                                       8.625            322.24       45,000.00
    CHANNELVIEW      TX   77530          1            12/19/97         10
    0410662449                           05           02/01/98         25
    410662449                            N            01/01/28
    0


    1679273          K08/G02             F           49,500.00         ZZ
                                         360         49,469.23          1
    580 SWALLOW COURT                  8.375            376.24         90
                                       8.125            376.24       55,000.00
    APOPKA           FL   32712          1            12/29/97         04
    0410646012                           05           02/01/98         25
    410646012                            N            01/01/28
    0


    1679274          K08/G02             F           39,600.00         ZZ
                                         360         39,577.79          1
    3112 MCGUFFEY ROAD                 8.875            315.08         90
                                       8.625            315.08       44,000.00
    COLUMBUS         OH   43224          1            12/29/97         04
    0410649032                           05           02/01/98         25
    410649032                            N            01/01/28
    0


    1679283          K08/G02             F           75,500.00         ZZ
                                         360         75,448.04          1
    10213 OXLOW COURT                  7.875            547.43         78
                                       7.625            547.43       98,000.00
    OKLAHOMA CITY    OK   73159          1            12/29/97         00
    0410648232                           03           02/01/98          0
    410648232                            O            01/01/28
    0


    1679284          K08/G02             F          252,200.00         ZZ
                                         360        252,043.25          1
    25150 SR4                          8.375          1,916.90         79
                                       8.125          1,916.90      319,771.00
    NORTH LIBERTY    IN   46554          1            12/22/97         00
    0410644579                           05           02/01/98          0
    410644579                            O            01/01/28
    0


    1679286          K08/G02             F           88,000.00         ZZ
                                         360         87,946.69          1
    2000 SOUTH OCEAN BOULEVARD         8.500            676.64         80
    UNIT #7B                           8.250            676.64      110,000.00
1


    POMPANO BEACH    FL   33062          1            12/31/97         00
    0410655047                           06           02/01/98          0
    410655047                            O            01/01/28
    0


    1679287          K08/G02             F           28,700.00         ZZ
                                         360         28,684.73          1
    909 NORTH MAIN STREET              9.125            233.51         70
                                       8.875            233.51       41,000.00
    TIPTON           IN   46072          5            12/15/97         00
    0410644793                           05           02/01/98          0
    410644793                            N            01/01/28
    0


    1679288          K08/G02             F           76,000.00         ZZ
                                         360         75,952.77          1
    40 S. 200 WEST                     8.375            577.65         80
                                       8.125            577.65       95,000.00
    SANTAQUIN        UT   84655          5            12/09/97         00
    0410626527                           05           02/01/98          0
    410626527                            O            01/01/28
    0


    1679289          K08/G02             F          128,000.00         ZZ
                                         360        127,911.92          1
    502 CIRCULA ROSITA                 7.875            928.13         79
                                       7.625            928.13      164,000.00
    WASHINGTON       UT   84780          5            12/22/97         00
    0410617047                           05           02/01/98          0
    410617047                            O            01/01/28
    0


    1679290          E22/G02             F          180,000.00         ZZ
                                         360        179,882.26          1
    4230 BOBBITT DRIVE                 8.125          1,336.49         80
                                       7.875          1,336.49      225,000.00
    DALLAS           TX   75229          1            12/23/97         00
    0410654941                           05           02/01/98          0
    410654941                            O            01/01/28
    0


    1679331          F62/G02             F          208,000.00         ZZ
                                         360        208,000.00          1
    2200 ALHAMBRA CIRCLE               7.875          1,508.14         80
                                       7.625          1,508.14      260,000.00
    CORAL GABLES     FL   33134          2            12/31/97         00
    0430572388                           05           03/01/98          0
    01000000025973                       O            02/01/28
    0
1




    1679364          F60/G02             F           69,200.00         ZZ
                                         360         69,200.00          4
    1121 DIMARCO DRIVE                 8.750            544.40         80
                                       8.500            544.40       86,500.00
    MARRERO          LA   70072          1            01/06/98         00
    0430571521                           05           03/01/98          0
    443266                               N            02/01/28
    0


    1679373          G34/G02             F          118,250.00         ZZ
                                         360        118,176.50          1
    ROUTE 3 BOX 127A                   8.375            898.79         79
                                       8.125            898.79      150,000.00
    BOYD             TX   76023          4            12/17/97         00
    0430574574                           05           02/01/98          0
    120043                               O            01/01/28
    0


    1679424          H35/G02             F          117,000.00         ZZ
                                         360        116,936.09          4
    5311-5317 NW 21 COURT              9.000            941.41         90
                                       8.750            941.41      130,000.00
    LAUDERHILL       FL   33313          1            12/18/97         01
    0430571497                           05           02/01/98         25
    CFM972093BT                          N            01/01/28
    0


    1679428          F22/G02             F          306,250.00         ZZ
                                         360        306,022.72          1
    3204 PRINTEMPS DRIVE               7.500          2,141.34         71
                                       7.250          2,141.34      433,500.00
    MODESTO          CA   95356          1            12/17/97         00
    0430588392                           03           02/01/98          0
    75001857                             O            01/01/28
    0


    1679478          965/G02             F          107,550.00         ZZ
                                         360        107,489.70          1
    1244 NORTH FREMONT AVENUE          8.875            855.72         90
                                       8.625            855.72      119,500.00
    TUCSON           AZ   85719          1            12/30/97         01
    0430570085                           05           02/01/98         25
    50002149                             N            01/01/28
    0


    1679485          F22/G02             F           70,000.00         ZZ
                                         360         69,957.59          1
1


    6642 THORNHILL COURT #5            8.500            538.24         61
                                       8.250            538.24      115,000.00
    BOCA RATON       FL   33433          1            12/19/97         00
    0430574947                           07           02/01/98          0
    68008483                             O            01/01/28
    0


    1679492          G32/G02             F           35,000.00         ZZ
                                         360         35,000.00          1
    14935 OAK STREET                   8.375            266.03         90
                                       8.125            266.03       39,000.00
    DOLTON           IL   60419          1            01/07/98         04
    0430577288                           05           03/01/98         25
    1002126                              N            02/01/28
    0


    1679497          B75/G02             F           81,500.00         ZZ
                                         360         81,450.63          1
    3 DAVIES ROAD                      8.500            626.66         77
                                       8.250            626.66      106,000.00
    NEWARK           DE   19713          5            12/23/97         00
    0430581348                           05           02/01/98          0
    7205438                              O            01/01/28
    0


    1679499          F22/G02             F          450,000.00         ZZ
                                         360        449,705.63          1
    10372 PINE FLAT WAY                8.125          3,341.24         80
                                       7.875          3,341.24      566,000.00
    NEVADA CITY      CA   95959          1            12/18/97         00
    0430588517                           05           02/01/98          0
    750001871                            O            01/01/28
    0


    1679502          B75/G02             F          200,000.00         ZZ
                                         360        199,865.80          1
    29851 ONO BOULEVARD                8.000          1,467.53         68
                                       7.750          1,467.53      297,000.00
    ORANGE BEACH     AL   36561          5            12/19/97         00
    0430573329                           05           02/01/98          0
    7190200                              O            01/01/28
    0


    1679504          F22/G02             F          284,500.00         ZZ
                                         360        284,294.09          1
    1558 VISTA DORADA PLACE            7.625          2,013.67         80
                                       7.375          2,013.67      355,635.00
    CHINO HILLS      CA   91709          1            12/10/97         00
    0430588806                           05           02/01/98          0
1


    82000163                             O            01/01/28
    0


    1679514          405/405             F          104,000.00         ZZ
                                         360        103,926.60          1
    18946 CALVERT STREET               7.750            745.07         80
                                       7.500            745.07      130,000.00
    TARZANA          CA   91335          1            12/22/97         00
    0015006364                           05           02/01/98          0
    0015006364                           N            01/01/28
    0


    1679519          F22/G02             F          370,000.00         ZZ
                                         360        369,775.85          1
    9654 RAINIER AVENUE SOUTH          8.500          2,844.98         80
                                       8.250          2,844.98      462,500.00
    SEATTLE          WA   98118          1            12/12/97         00
    0430588715                           05           02/01/98          0
    77000615                             O            01/01/28
    0


    1679520          253/253             F           88,800.00         ZZ
                                         360         88,740.41          1
    521 FRIEDMAN AVE                   8.000            651.59         80
                                       7.750            651.59      111,000.00
    LAS VEGAS        NM   87701          1            01/05/98         00
    905051                               05           02/01/98          0
    905051                               O            01/01/28
    0


    1679523          F22/G02             F          223,700.00         ZZ
                                         360        223,448.25          1
    8 VERDI ROAD                       8.875          1,779.86         80
                                       8.625          1,779.86      279,647.00
    MONROE TWP/JAME  NJ   08831          1            11/14/97         23
    0430586313                           05           01/01/98          0
    73060058                             O            12/01/27
    0


    1679528          F22/G02             F          176,650.00         ZZ
                                         360        176,553.51          1
    21321 SW 92ND AVENUE               9.000          1,421.37         95
                                       8.750          1,421.37      185,990.00
    MIAMI            FL   33189          1            12/22/97         01
    0430586370                           03           02/01/98         30
    68007615                             O            01/01/28
    0


1


    1679533          961/G02             F          440,000.00         ZZ
                                         360        439,704.77          1
    305 WEST WISTARIA AVENUE           8.000          3,228.56         80
                                       7.750          3,228.56      550,000.00
    ARCADIA          CA   91007          1            12/24/97         00
    0430569525                           05           02/01/98          0
    09110745                             O            01/01/28
    0


    1679545          765/G02             F          111,000.00         ZZ
                                         360        111,000.00          1
    1805 PENNINSULA VERDE DRIVE        7.500            776.13         60
                                       7.250            776.13      185,000.00
    RANCHO PALOS VE  CA   90275          1            01/07/98         00
    0430590554                           05           03/01/98          0
    329376                               N            02/01/28
    0


    1679546          405/405             F           60,000.00         T
                                         360         59,960.75          1
    4711 PHOENIX DRIVE                 8.125            445.50         40
                                       7.875            445.50      153,000.00
    OXNARD           CA   93033          5            12/19/97         00
    0015002314                           05           02/01/98          0
    0015002314                           O            01/01/28
    0


    1679551          369/G02             F          256,000.00         ZZ
                                         360        255,836.75          1
    4437 N 300  W                      8.250          1,923.25         85
                                       8.000          1,923.25      302,000.00
    WEST LAFAYETTE   IN   47906          5            12/09/97         01
    0430577387                           05           02/01/98         12
    112130004                            O            01/01/28
    0


    1679564          776/G02             F          126,000.00         ZZ
                                         360        125,842.83          1
    40950 S E TRUBEL ROAD              8.375            957.69         69
                                       8.125            957.69      185,000.00
    SANDY            OR   97055          2            11/21/97         00
    0430571687                           05           01/01/98          0
    3501061                              O            12/01/27
    0


    1679574          369/G02             F           61,400.00         ZZ
                                         360         61,321.43          1
    1421 CHISHOLM TRAIL                8.250            461.28         69
                                       8.000            461.28       90,000.00
1


    WEATHERFORD      OK   73096          2            11/12/97         00
    0430580449                           05           01/01/98          0
    61204129                             O            12/01/27
    0


    1679575          731/G02             F          124,800.00         ZZ
                                         360        124,722.43          4
    208 WEST SHEILA LANE               8.375            948.57         80
                                       8.125            948.57      156,000.00
    SANTA MARIA      CA   93458          1            12/18/97         00
    0430572289                           05           02/01/98          0
    411511525                            N            01/01/28
    0


    1679582          369/G02             F           55,000.00         ZZ
                                         360         54,964.93          1
    750 AMANA STREET APT 1606          8.250            413.20         67
                                       8.000            413.20       83,000.00
    HONOLULU         HI   96814          1            12/19/97         00
    0430580852                           06           02/01/98          0
    60105665                             N            01/01/28
    0


    1679591          G44/G02             F           80,000.00         T
                                         360         80,000.00          1
    15250 SW 80TH STREET               8.500            615.13         80
    #2                                 8.250            615.13      100,000.00
    MIAMI            FL   33193          1            01/22/98         23
    0430581504                           01           03/01/98          0
    1297024                              O            02/01/28
    0


    1679602          B28/G02             F          423,750.00         ZZ
                                         360        423,750.00          1
    2220 EAST 4TH AVENUE               8.250          3,183.50         75
                                       8.000          3,183.50      566,000.00
    DENVER           CO   80206          1            01/07/98         00
    0430577320                           05           03/01/98          0
    3970217                              O            02/01/28
    0


    1679614          405/405             F          130,000.00         ZZ
                                         360        129,919.19          1
    18809 30TH AVE EAST                8.375            988.10         65
                                       8.125            988.10      200,000.00
    TACOMA           WA   98446          5            12/08/97         00
    0008488041                           05           02/01/98          0
    0008488041                           N            01/01/28
    0
1




    1679623          K08/G02             F          131,200.00         ZZ
                                         360        131,102.63          1
    6504 CARRIAGE DRIVE                7.500            917.37         80
                                       7.250            917.37      164,000.00
    ALEXANDRIA       VA   22310          1            12/22/97         00
    0410647051                           05           02/01/98          0
    410647051                            O            01/01/28
    0


    1679625          K08/G02             F           86,400.00         ZZ
                                         360         86,348.99          1
    3506 PINEY GROVE RD                8.625            672.01         90
                                       8.375            672.01       96,000.00
    CHARLOTTE        NC   28212          1            12/22/97         04
    0410616064                           05           02/01/98         25
    410616064                            N            01/01/28
    0


    1679626          K08/G02             F          140,000.00         ZZ
                                         360        139,915.19          1
    3 EASTPOINT RD                     8.500          1,076.48         62
                                       8.250          1,076.48      229,000.00
    RINGWOOD         NJ   07456          5            12/19/97         00
    0410604904                           05           02/01/98          0
    410604904                            O            01/01/28
    0


    1679627          K08/G02             F          126,400.00         ZZ
                                         360        126,321.44          1
    73 CYPRESS MARSH DRIVE             8.375            960.73         80
                                       8.125            960.73      158,000.00
    HILTON HEAD ISL  SC   29926          1            12/18/97         00
    0410648711                           03           02/01/98          0
    410648711                            O            01/01/28
    0


    1679628          K08/G02             F           50,000.00         ZZ
                                         360         49,972.69          1
    150 E. CHESTERFIELD                9.000            402.31         55
                                       8.750            402.31       92,000.00
    FERNDALE         MI   48220          2            12/24/97         00
    0410580716                           05           02/01/98          0
    410580716                            N            01/01/28
    0


    1679629          K08/G02             F          135,000.00         ZZ
                                         360        134,924.32          2
1


    508 N PAULINA                      8.875          1,074.12         90
                                       8.625          1,074.12      150,000.00
    CHICAGO          IL   60622          1            12/23/97         04
    0410658686                           05           02/01/98         25
    410658686                            N            01/01/28
    0


    1679632          K08/G02             F          125,000.00         ZZ
                                         360        124,916.12          1
    335 NORTH WILSHIRE CRT.            8.000            917.21         67
                                       7.750            917.21      187,000.00
    PALATINE         IL   60067          5            12/23/97         00
    0410637896                           05           02/01/98          0
    410637896                            O            01/01/28
    0


    1679633          K08/G02             F           80,000.00         ZZ
                                         360         79,950.27          1
    7412 SAWYER PIKE                   8.375            608.06         75
                                       8.125            608.06      108,000.00
    SIGNAL MOUNTAIN  TN   37377          5            12/17/97         00
    0410648018                           05           02/01/98          0
    410648018                            O            01/01/28
    0


    1679634          405/405             F           52,200.00         ZZ
                                         360         52,166.71          1
    4054 SOUTH SHADE AVENUE            8.250            392.17         61
                                       8.000            392.17       86,000.00
    SARASOTA         FL   34231          5            12/29/97         00
    0015019466                           05           02/01/98          0
    0015019466                           O            01/01/28
    0


    1679635          K08/G02             F          161,000.00         ZZ
                                         360        160,894.68          1
    707 PRINCESS COURT                 8.125          1,195.42         85
                                       7.875          1,195.42      190,000.00
    MURFREESBORO     TN   37129          5            12/23/97         04
    0410660252                           05           02/01/98         12
    410660252                            O            01/01/28
    0


    1679637          G10/G02             F          189,200.00         ZZ
                                         360        189,073.04          1
    3425 STONE LANE                    8.000          1,388.29         80
                                       7.750          1,388.29      236,500.00
    STEAMBOAT SPRIN  CO   80447          1            12/08/97         00
    0430569137                           05           02/01/98          0
1


    971330                               O            01/01/28
    0


    1679638          K08/G02             F           61,600.00         ZZ
                                         360         61,526.79          1
    128 FLORIDA                        9.000            495.65         90
                                       8.750            495.65       68,469.00
    LAWRENCE         KS   66044          1            11/24/97         04
    0410629497                           05           01/01/98         25
    410629497                            N            12/01/27
    0


    1679650          K08/G02             F           51,200.00         ZZ
                                         360         51,168.99          1
    964-A EAST MICHIGAN STREE          8.500            393.68         80
                                       8.250            393.68       64,000.00
    ORLANDO          FL   32806          1            12/19/97         00
    0410648109                           01           02/01/98          0
    410648109                            O            01/01/28
    0


    1679658          K08/G02             F           80,850.00         ZZ
                                         360         80,802.27          1
    10100 DEVEREUX DRIVE               8.625            628.84         75
                                       8.375            628.84      107,850.00
    AUSTIN           TX   78733          1            12/19/97         00
    0410662423                           03           02/01/98          0
    410662423                            O            01/01/28
    0


    1679661          E22/G02             F           69,600.00         ZZ
                                         360         69,552.10          1
    1251 WALNUT GROVE WAY              7.875            504.65         80
                                       7.625            504.65       87,000.00
    ROCKLEDGE        FL   32955          1            12/24/97         00
    0410650295                           05           02/01/98          0
    410650295                            O            01/01/28
    0


    1679665          K08/G02             F          126,900.00         ZZ
                                         360        126,812.67          1
    4220 N MAIN ST                     7.875            920.11         80
                                       7.625            920.11      160,000.00
    DOWNERS GROVE    IL   60615          2            12/22/97         00
    0410636989                           05           02/01/98          0
    410636989                            O            01/01/28
    0


1


    1679667          K08/G02             F           90,100.00         ZZ
                                         360         90,100.00          1
    19624 OWL ROAD                     8.250            676.89         85
                                       8.000            676.89      106,000.00
    NEOSHO           MO   64850          5            12/31/97         04
    0410656722                           05           03/01/98         12
    410656722                            O            02/01/28
    0


    1679670          K08/G02             F           71,350.00         ZZ
                                         360         71,310.00          1
    6814 CONESTOGA TRAIL               8.875            567.69         90
                                       8.625            567.69       79,315.00
    LOVES PARK       IL   61111          1            12/29/97         04
    0410627871                           05           02/01/98         25
    410627871                            N            01/01/28
    0


    1679671          K08/G02             F           90,000.00         ZZ
                                         360         89,945.48          1
    122 ANCHORAGE DR.                  8.500            692.02         43
                                       8.250            692.02      210,000.00
    BETHANY BEACH    DE   19930          5            12/26/97         00
    0410659874                           05           02/01/98          0
    410659874                            O            01/01/28
    0


    1679675          K08/G02             F           96,400.00         ZZ
                                         360         96,336.94          1
    11701 BRANCH MOORING DRIVE         8.125            715.77         80
                                       7.875            715.77      120,600.00
    TAMPA            FL   33635          1            12/23/97         00
    0410657019                           03           02/01/98          0
    410657019                            O            01/01/28
    0


    1679676          K08/G02             F           52,000.00         ZZ
                                         360         51,968.49          1
    216 LINN COURT                     8.500            399.84         80
    UNIT # A                           8.250            399.84       65,000.00
    NORTH AURORA     IL   60542          5            12/30/97         00
    0410643035                           09           02/01/98          0
    410643035                            O            01/01/28
    0


    1679679          K08/G02             F           60,300.00         ZZ
                                         360         60,264.40          2
    216/218 N 11TH STREET              8.625            469.01         90
                                       8.375            469.01       67,000.00
1


    NILES            MI   49120          1            12/24/97         04
    0410662290                           05           02/01/98         25
    410662290                            N            01/01/28
    0


    1679680          K08/G02             F           69,000.00         ZZ
                                         360         68,850.06          1
    1627 S. 17TH AVE                   7.625            488.38         79
                                       7.375            488.38       88,000.00
    MAYWOOD          IL   60153          5            12/19/97         00
    0410658173                           05           02/01/98          0
    410658173                            O            01/01/28
    0


    1679682          K08/G02             F           65,450.00         ZZ
                                         360         65,408.27          1
    110 PARKWAY                        8.250            491.70         85
                                       8.000            491.70       77,000.00
    NILES            MI   49120          5            12/24/97         10
    0410660047                           05           02/01/98         12
    410660047                            O            01/01/28
    0


    1679713          K08/G02             F          432,000.00         BB
                                         360        432,000.00          1
    531 CENTERVILLE LANE               8.375          3,283.51         80
                                       8.125          3,283.51      540,000.00
    GARDNERVILLE     NV   89410          1            01/02/98         00
    0410677264                           05           03/01/98          0
    410677264                            O            02/01/28
    0


    1679717          K08/G02             F          102,000.00         ZZ
                                         360        101,941.32          1
    3044 SHADOW SPRINGS PLACE          8.750            802.43         80
    UNIT # 1101                        8.500            802.43      127,500.00
    SAN JOSE         CA   95121          1            12/12/97         00
    0410617914                           01           02/01/98          0
    410617914                            N            01/01/28
    0


    1679718          K08/G02             F          125,600.00         ZZ
                                         360        125,600.00          1
    2501 SOUTH RAMONA DRIVE            8.250            943.59         80
                                       8.000            943.59      157,000.00
    SANTA ANA        CA   92707          1            01/07/98         00
    0410670731                           05           03/01/98          0
    410670731                            O            02/01/28
    0
1




    1679719          K08/G02             F          125,250.00         ZZ
                                         360        125,250.00          1
    190 NORTH DONNEYBROOKE STREET      7.500            875.77         75
                                       7.250            875.77      167,000.00
    ORANGE           CA   92868          5            01/06/98         00
    0410662258                           05           03/01/98          0
    410662258                            O            02/01/28
    0


    1679724          K08/G02             F           80,000.00         ZZ
                                         360         80,000.00          1
    1499 FAIRVIEW AVENUE               7.375            552.54         36
                                       7.125            552.54      225,000.00
    BRENTWOOD        CA   94513          5            01/06/98         00
    0410668842                           05           03/01/98          0
    410668842                            O            02/01/28
    0


    1679746          369/G02             F          176,000.00         ZZ
                                         360        175,884.87          1
    14516 HWY 287                      8.125          1,306.80         80
                                       7.875          1,306.80      220,000.00
    LONGMONT         CO   80504          1            12/05/97         00
    0430576256                           05           02/01/98          0
    61205597                             O            01/01/28
    0


    1679755          369/G02             F          150,000.00         ZZ
                                         360        149,913.69          4
    3302 WEST NORTHERN AVENUE          8.750          1,180.06         89
                                       8.500          1,180.06      170,000.00
    PHOENIX          AZ   85051          1            12/04/97         01
    0430577460                           05           02/01/98         25
    60773975                             N            01/01/28
    0


    1679758          909/G02             F          161,100.00         ZZ
                                         360        160,994.62          1
    13941 CAPEWOOD LANE                8.125          1,196.16         71
                                       7.875          1,196.16      230,000.00
    SAN DIEGO        CA   92128          2            12/29/97         00
    0430572495                           03           02/01/98          0
    6005813                              O            01/01/28
    0


    1679760          E26/G02             F           85,000.00         ZZ
                                         360         84,945.80          1
1


    600 E 35TH STREET                  8.250            638.58         85
                                       8.000            638.58      101,000.00
    CHARLOTTE        NC   28205          2            12/24/97         01
    0430579680                           05           02/01/98         25
    50701208                             N            01/01/28
    0


    1679763          377/377             F           36,500.00         ZZ
                                         360         36,479.53          1
    2901 CLOVERLEAF DRIVE              8.875            290.42         90
                                       8.625            290.42       40,600.00
    ATLANTA          GA   30316          1            12/22/97         01
    6499198                              05           02/01/98         25
    6499198                              N            01/01/28
    0


    1679767          K30/G02             F          124,200.00         ZZ
                                         360        124,124.76          1
    2927 WATERFORD DRIVE               8.500            954.99         90
                                       8.250            954.99      138,000.00
    IRVING           TX   75063          1            12/23/97         11
    0430577171                           03           02/01/98         25
    0051447                              N            01/01/28
    0


    1679772          369/G02             F           58,500.00         ZZ
                                         360         58,466.34          1
    7210 SE HOBE TERRACE               8.750            460.22         90
                                       8.500            460.22       65,000.00
    HOBE SOUND       FL   33455          1            12/16/97         01
    0430579573                           05           02/01/98         30
    61324125                             N            01/01/28
    0


    1679776          E45/G02             F           65,000.00         ZZ
                                         360         64,914.68          1
    ROUTE #2, BOX 286 A                8.125            482.62         57
                                       7.875            482.62      115,000.00
    MARTIN           GA   30557          5            12/02/97         00
    0430580118                           05           01/01/98          0
    34776                                O            12/01/27
    0


    1679779          369/G02             F          100,100.00         T
                                         360        100,039.35          1
    1243 SOUND SHORE DRIVE             8.500            769.69         65
                                       8.250            769.69      154,000.00
    EDENTON          NC   27932          1            12/17/97         00
    0430579557                           05           02/01/98          0
1


    60095023                             O            01/01/28
    0


    1679792          253/253             F          157,500.00         ZZ
                                         360        157,404.58          1
    806 PASEO DEL RIO PL SW            8.500          1,211.04         68
                                       8.250          1,211.04      234,000.00
    ALBUQUERQUE      NM   87105          2            12/30/97         00
    905055                               05           02/01/98          0
    905055                               N            01/01/28
    0


    1679796          180/G02             F           85,800.00         ZZ
                                         360         85,751.90          1
    1310 CALIFORNIA STREET             8.875            682.66         85
                                       8.625            682.66      101,000.00
    COLUMBUS         IN   47201          5            12/01/97         95
    0430580142                           05           02/01/98          0
    12043014                             O            01/01/28
    0


    1679800          131/G02             F           35,350.00         ZZ
                                         360         35,328.59          1
    114 MARKET STREET                  8.500            271.81         70
                                       8.250            271.81       50,500.00
    DELMAR           IA   52037          5            12/30/97         00
    0430575688                           05           02/01/98          0
    1116260                              N            01/01/28
    0


    1679801          757/757             F           78,320.00         ZZ
                                         360         78,320.00          1
    1340 BOULDERCREST CIRCLE           8.625            609.17         89
                                       8.375            609.17       88,000.00
    WATKINSVILLE     GA   30677          1            01/12/98         01
    3219904                              05           03/01/98         25
    3219904                              N            02/01/28
    0


    1679807          131/G02             F           34,300.00         ZZ
                                         360         34,279.22          1
    3526 CENTRAL AVENUE                8.500            263.74         70
                                       8.250            263.74       49,000.00
    BETTENDORF       IA   52722          5            12/30/97         00
    0430575803                           05           02/01/98          0
    1116262                              N            01/01/28
    0


1


    1679810          369/G02             F           83,700.00         ZZ
                                         360         83,653.07          3
    14881 SUNSET STREET                8.875            665.96         90
                                       8.625            665.96       93,000.00
    CLEARWATER       FL   33760          1            12/10/97         14
    0430580035                           05           02/01/98         25
    61328514                             N            01/01/28
    0


    1679857          498/G02             F          117,000.00         ZZ
                                         360        117,000.00          1
    445 DEERING ROAD                   8.500            899.63         90
                                       8.250            899.63      130,000.00
    ATLANTA          GA   30309          1            01/09/98         11
    0430573733                           05           03/01/98         25
    1507009                              N            02/01/28
    0


    1679861          F62/G02             F           57,600.00         ZZ
                                         360         57,563.27          1
    1839 NW 9 AVENUE                   8.250            432.73         80
                                       8.000            432.73       72,000.00
    HOMESTEAD        FL   33030          1            12/30/97         00
    0430573139                           05           02/01/98          0
    001000000027453                      O            01/01/28
    0


    1679950          721/G02             F           59,400.00         ZZ
                                         360         59,364.93          3
    150 W VIOLA STREET                 8.625            462.01         90
                                       8.375            462.01       66,000.00
    CASA GRANDE      AZ   85222          1            12/08/97         01
    0430575753                           05           02/01/98         25
    7810037002                           N            01/01/28
    0


    1679968          131/G02             F          114,320.00         ZZ
                                         360        114,320.00          1
    8939 WHITE OAK DRIVE               8.000            838.84         80
                                       7.750            838.84      142,900.00
    TWINBURG         OH   44087          1            01/03/98         00
    0430577692                           05           03/01/98          0
    1119144                              O            02/01/28
    0


    1679991          E45/G02             F           54,800.00         ZZ
                                         360         54,766.81          1
    1702 SOUTH WALKER STREET           8.500            421.36         80
                                       8.250            421.36       68,500.00
1


    LIVE OAK         FL   32060          1            12/22/97         00
    0430581116                           05           02/01/98          0
    35587                                O            01/01/28
    0


    1679994          003/G02             F           67,500.00         ZZ
                                         360         67,500.00          1
    2161 PERRIN DRIVE                  8.500            519.02         90
                                       8.250            519.02       75,000.00
    LAWRENCEVILLE    GA   30243          1            01/13/98         12
    0430615039                           05           03/01/98         25
    0010417681                           N            02/01/28
    0


    1680001          514/G02             F           29,600.00         ZZ
                                         360         29,583.41          1
    1122 LUDLUM RD.                    8.875            235.51         74
                                       8.625            235.51       40,200.00
    WEBB             AL   36376          2            12/18/97         00
    0430578864                           05           02/01/98          0
    511105                               N            01/01/28
    0


    1680017          131/G02             F           51,035.00         ZZ
                                         360         51,004.08          1
    546 KENNEDY STREET                 8.500            392.42         59
                                       8.250            392.42       86,500.00
    MILES            IA   52064          5            12/30/97         00
    0430586156                           05           02/01/98          0
    1116247                              N            01/01/28
    0


    1680023          131/G02             F           63,000.00         ZZ
                                         360         62,963.76          1
    1410 O STREET                      8.750            495.62         90
                                       8.500            495.62       70,000.00
    OMAHA            NE   68107          1            12/31/97         14
    0430577643                           05           02/01/98         25
    1121050                              N            01/01/28
    0


    1680028          B75/G02             F          174,400.00         ZZ
                                         360        174,282.98          1
    639 AUWAI STREET                   8.000          1,279.69         70
                                       7.750          1,279.69      250,000.00
    KAILUA           HI   96734          5            12/24/97         00
    0430586347                           05           02/01/98          0
    7179245                              O            01/01/28
    0
1




    1680034          B75/G02             F           65,000.00         ZZ
                                         360         64,958.56          1
    665 J STREET                       8.250            488.32         64
                                       8.000            488.32      103,000.00
    LINCOLN          CA   95648          1            12/18/97         00
    0430577536                           05           02/01/98          0
    7034390                              O            01/01/28
    0


    1680045          405/405             F          108,000.00         ZZ
                                         360        107,921.83          1
    1704 MANITOBA CIRCLE               7.625            764.42         80
                                       7.375            764.42      135,000.00
    CORONA           CA   91720          5            12/19/97         00
    15006844                             05           02/01/98          0
    15006844                             O            01/01/28
    0


    1680055          405/405             F          276,000.00         ZZ
                                         360        275,646.79          1
    11408 TRILLUM STREET               8.250          2,073.50         80
                                       8.000          2,073.50      345,000.00
    MITCHELLVILLE    MD   20721          5            11/22/97         00
    8450678                              05           01/01/98          0
    8450678                              O            12/01/27
    0


    1680086          830/G02             F          247,150.00         ZZ
                                         360        247,150.00          1
    13669 SOUTH ANNIE LACE WAY         7.250          1,686.00         65
                                       7.000          1,686.00      385,000.00
    DRAPER           UT   84020          2            01/09/98         00
    0430581074                           05           03/01/98          0
    534160                               O            02/01/28
    0


    1680102          721/G02             F           59,400.00         ZZ
                                         360         59,364.93          3
    180 W VIOLA STREET                 8.625            462.01         90
                                       8.375            462.01       66,000.00
    CASA GRANDE      AZ   85222          1            12/08/97         01
    0430575746                           05           02/01/98         25
    7810037004                           N            01/01/28
    0


    1680125          F34/G02             F          272,000.00         ZZ
                                         360        271,808.02          1
1


    901 ULNIVERSITY DRIVE              7.750          1,948.65         80
                                       7.500          1,948.65      340,000.00
    CORAL GABLES     FL   33134          5            12/24/97         00
    0430583898                           05           02/01/98          0
    9701172                              O            01/01/28
    0


    1680138          F34/G02             F          132,800.00         T
                                         360        132,723.59          1
    1532 NW 157TH AVENUE               8.750          1,044.74         80
                                       8.500          1,044.74      166,000.00
    PEMBROKE PINES   FL   33028          1            12/30/97         00
    0430588236                           03           02/01/98          0
    9700539                              O            01/01/28
    0


    1680162          811/G02             F           94,250.00         ZZ
                                         360         94,250.00          1
    2225  DRESDEN GREEN                7.875            683.38         90
                                       7.625            683.38      104,750.00
    KENNESAW         GA   30144          1            01/05/98         12
    0430584771                           03           03/01/98         30
    FM00301597                           N            02/01/28
    0


    1680163          129/G02             F           63,000.00         ZZ
                                         360         62,964.68          2
    5620 21 STREET COURT WEST          8.875            501.26         90
    UNIT #A/B                          8.625            501.26       70,000.00
    BRADENTON        FL   34207          1            12/17/97         11
    0430580704                           05           02/01/98         30
    3500070408                           N            01/01/28
    0


    1680182          J33/G02             F          156,500.00         ZZ
                                         360        156,500.00          1
    315 MARILYN DRIVE WEST             8.000          1,148.35         74
                                       7.750          1,148.35      212,000.00
    FAYETTEVILLE     GA   30214          2            12/29/97         00
    0430583856                           05           03/01/98          0
    9750010216                           O            02/01/28
    0


    1680188          721/G02             F           45,900.00         ZZ
                                         360         45,869.20          1
    1733 HIGLEY AVE SE                 8.000            336.80         90
                                       7.750            336.80       51,000.00
    CEDAR RAPIDS     IA   52403          1            12/05/97         01
    0430578302                           05           02/01/98         25
1


    7810036919                           N            01/01/28
    0


    1680195          180/G02             F           60,300.00         ZZ
                                         360         60,226.69          1
    3665 SOUTH FRICK AVENUE            8.500            463.65         90
                                       8.250            463.65       67,000.00
    TUCSON           AZ   85730          1            11/24/97         01
    0430579284                           05           01/01/98         25
    12247920                             N            12/01/27
    0


    1680197          225/225             F          230,350.00         ZZ
                                         360        230,187.42          1
    15018 THREE LAKES RD               7.750          1,650.26         80
                                       7.500          1,650.26      289,950.00
    SNOHOMISH        WA   98290          1            12/02/97         00
    807496300                            05           02/01/98          0
    807496300                            O            01/01/28
    0


    1680198          180/G02             F          255,000.00         ZZ
                                         360        254,849.45          1
    9310 EAST CASITAS DEL RIO DRIV     8.625          1,983.36         85
                                       8.375          1,983.36      300,000.00
    SCOTTSDALE       AZ   85255          5            12/03/97         10
    0430577528                           03           02/01/98         12
    12247607                             O            01/01/28
    0


    1680204          225/225             F          125,400.00         ZZ
                                         360        125,327.85          1
    1938 NORTH SPRING STREET           8.750            986.53         95
                                       8.500            986.53      132,000.00
    MESA             AZ   85201          1            12/15/97         12
    8077541                              05           02/01/98         30
    8077541                              O            01/01/28
    0


    1680207          480/G02             F           56,150.00         ZZ
                                         360         56,119.33          2
    342 & 344 EAST EDGEMONT AVENUE     9.000            451.80         90
                                       8.750            451.80       62,400.00
    MONTGOMERY       AL   36106          1            12/08/97         12
    0430583427                           05           02/01/98         25
    2349629                              N            01/01/28
    0


1


    1680210          822/G02             F           67,100.00         T
                                         360         67,056.10          1
    3225 CYPRESS GLEN WAY              8.125            498.22         80
    UNIT #105                          7.875            498.22       83,900.00
    NAPLES           FL   34109          1            12/23/97         00
    0430572404                           01           02/01/98          0
    0136078198                           O            01/01/28
    0


    1680221          828/G02             F           48,600.00         ZZ
                                         360         48,600.00          1
    1511 MONTCLAIR STREET              8.500            373.70         90
                                       8.250            373.70       54,000.00
    ARLINGTON        TX   76015          1            01/21/98         11
    0430586578                           05           03/01/98         25
    80040003                             N            02/01/28
    0


    1680222          514/G02             F           90,000.00         ZZ
                                         360         89,949.54          2
    5717 MOODY SAWYER ROAD             8.875            716.08         90
                                       8.625            716.08      100,000.00
    HIXSON           TN   37343          1            12/23/97         21
    0430615138                           05           02/01/98         25
    868244                               N            01/01/28
    0


    1680225          962/G02             F           45,000.00         ZZ
                                         360         45,000.00          2
    911 & 913 11TH AVENUE N            9.250            370.21         90
                                       9.000            370.21       50,011.00
    FARGO            ND   58102          1            01/30/98         04
    0430590125                           05           03/01/98         25
    UNKNOWN                              N            02/01/28
    0


    1680229          480/G02             F           34,200.00         ZZ
                                         360         34,181.32          1
    916 E  NEW ORLEANS AVENUE          9.000            275.18         90
                                       8.750            275.18       38,000.00
    TAMPA            FL   33603          1            12/30/97         11
    0430583476                           05           02/01/98         25
    2335578                              N            01/01/28
    0


    1680237          225/225             F          308,000.00         ZZ
                                         360        307,822.79          1
    20 MARSH PLACE                     8.750          2,423.04         80
                                       8.500          2,423.04      385,000.00
1


    OAKLAND          CA   94611          1            12/03/97         00
    8079071                              05           02/01/98          0
    8079071                              O            01/01/28
    0


    1680242          480/G02             F           22,500.00         ZZ
                                         360         22,486.36          1
    9000 BISSONNET # 604               8.500            173.01         90
                                       8.250            173.01       25,000.00
    HOUSTON          TX   77074          1            12/30/97         12
    0430583161                           01           02/01/98         25
    2157485                              O            01/01/28
    0


    1680248          E26/G02             F           45,600.00         ZZ
                                         360         45,571.65          1
    26015 BRIGADIER PLACE. #F          8.375            346.60         80
                                       8.125            346.60       57,000.00
    DAMASCUS         MD   20872          1            12/29/97         11
    0430582114                           01           02/01/98         17
    45700849                             N            01/01/28
    0


    1680251          480/G02             F           56,150.00         ZZ
                                         360         56,119.33          1
    328 & 330 EAST EDGEMONT AVENUE     9.000            451.80         90
                                       8.750            451.80       62,400.00
    MONTGOMERY       AL   36106          1            12/08/97         04
    0430583641                           05           02/01/98         25
    2349611                              N            01/01/28
    0


    1680365          480/G02             F           47,200.00         ZZ
                                         360         47,169.90          1
    105 4TH AVENUE NE #206             8.250            354.60         80
                                       8.000            354.60       59,000.00
    ST. PETERSBURG   FL   33701          1            12/31/97         00
    0430580183                           08           02/01/98          0
    2178135                              O            01/01/28
    0


    1680398          480/G02             F           57,200.00         ZZ
                                         360         57,161.62          1
    5114 27TH AVENUE S                 8.000            419.71         80
                                       7.750            419.71       71,500.00
    GULFPORT         FL   33707          1            12/04/97         00
    0430583666                           05           02/01/98          0
    2177293                              O            01/01/28
    0
1




    1680408          480/G02             F           67,000.00         ZZ
                                         360         66,960.44          1
    6441 EAST CALLE CAPPELA            8.625            521.12         57
                                       8.375            521.12      118,000.00
    TUCSON           AZ   85710          5            12/24/97         00
    0430577619                           05           02/01/98          0
    2191419                              O            01/01/28
    0


    1680411          623/G02             F          100,300.00         ZZ
                                         360        100,237.66          1
    510 W PINE                         8.375            762.35         85
                                       8.125            762.35      118,000.00
    FREMONT          MI   49412          5            12/03/97         10
    0430580233                           05           02/01/98         12
    0961131                              O            01/01/28
    0


    1680419          K08/G02             F          280,000.00         ZZ
                                         360        279,816.84          1
    2096 CIRCLE PLACE DRIVE            8.125          2,078.99         80
                                       7.875          2,078.99      350,000.00
    LANTANA          FL   33462          5            12/29/97         00
    0410663579                           05           02/01/98          0
    410663579                            O            01/01/28
    0


    1680420          K08/G02             F           47,400.00         ZZ
                                         360         47,374.11          2
    216 BAYARD                         9.000            381.39         95
    UNIT # STRT                        8.750            381.39       49,900.00
    TRENTON          NJ   08611          1            12/29/97         14
    0410575146                           05           02/01/98         30
    410575146                            O            01/01/28
    0


    1680422          K08/G02             F           70,000.00         ZZ
                                         360         70,000.00          1
    103 TREETOP ROAD                   8.125            519.75         70
                                       7.875            519.75      100,000.00
    ROUNDUP          MT   59072          2            12/31/97         00
    0410623730                           05           03/01/98          0
    410623730                            O            02/01/28
    0


    1680426          K08/G02             F           49,500.00         ZZ
                                         360         49,472.25          1
1


    440 PEARL STREET                   8.875            393.84         90
                                       8.625            393.84       55,000.00
    KELLER           TX   76262          1            12/24/97         04
    0410665921                           05           02/01/98         25
    410665921                            N            01/01/28
    0


    1680427          K08/G02             F          165,000.00         ZZ
                                         360        164,894.79          1
    3825 SHADY BEACH BLVD              8.250          1,239.59         74
                                       8.000          1,239.59      225,000.00
    ORCHARD LAKE     MI   48323          1            12/23/97         00
    0410654909                           05           02/01/98          0
    410654909                            O            01/01/28
    0


    1680428          K08/G02             F           76,500.00         T
                                         360         76,454.83          1
    415 EAST BEACH DR. UNIT #702       8.625            595.01         75
                                       8.375            595.01      102,000.00
    GALVESTON        TX   77550          1            12/19/97         00
    0410653281                           08           02/01/98          0
    410653281                            O            01/01/28
    0


    1680429          K08/G02             F           71,700.00         ZZ
                                         360         71,656.56          1
    5403 WEST SCHUNIOR ROAD            8.500            551.31         95
                                       8.250            551.31       75,500.00
    EDINBURG         TX   78539          2            12/24/97         04
    0410653497                           05           02/01/98         30
    410653497                            O            01/01/28
    0


    1680437          B57/G02             F          263,250.00         ZZ
                                         360        263,250.00          1
    1527 SOUTH EDRIS AVENUE            8.750          2,070.99         75
                                       8.500          2,070.99      351,000.00
    LOS ANGELES      CA   90035          1            01/07/98         00
    0430577437                           05           03/01/98          0
    9712801                              O            02/01/28
    0


    1680441          K08/G02             F           53,200.00         ZZ
                                         360         53,166.93          1
    13090 DANVILLE MILLERSBURG RD      8.375            404.36         70
                                       8.125            404.36       76,000.00
    MOUNT VERNON     OH   43050          5            12/19/97         00
    0410624407                           05           02/01/98          0
1


    410624407                            N            01/01/28
    0


    1680442          K08/G02             F          105,000.00         ZZ
                                         360        104,941.13          4
    7101 WEST 11TH COURT               8.875            835.43         60
                                       8.625            835.43      175,000.00
    HIALEAH          FL   33014          5            12/22/97         00
    0410623649                           05           02/01/98          0
    410623649                            N            01/01/28
    0


    1680445          K08/G02             F           41,300.00         ZZ
                                         360         41,278.02          3
    1322 ORTHODOX STREET               9.125            336.03         90
                                       8.875            336.03       45,900.00
    PHILADELPHIA     PA   19124          1            12/29/97         04
    0410664908                           05           02/01/98         25
    410664908                            N            01/01/28
    0


    1680446          K08/G02             F           58,500.00         ZZ
                                         360         58,463.64          1
    511 W GARY AVE.                    8.375            444.64         90
                                       8.125            444.64       65,000.00
    BROKEN ARROW     OK   74012          1            12/31/97         04
    0410663280                           05           02/01/98         25
    410663280                            N            01/01/28
    0


    1680449          K08/G02             F           93,100.00         ZZ
                                         360         93,046.43          1
    7807 BRYDEN DRIVE                  8.750            732.42         80
                                       8.500            732.42      116,390.00
    FISHERS          IN   46038          1            12/26/97         00
    0410659718                           05           02/01/98          0
    410659718                            N            01/01/28
    0


    1680453          862/G02             F           84,900.00         ZZ
                                         360         84,843.03          1
    1211 COBBLE LAKE AVENUE            8.000            622.97         79
                                       7.750            622.97      108,089.00
    NORTH LAS VEGAS  NV   89031          1            12/29/97         00
    0430616045                           05           02/01/98          0
    4570164                              N            01/01/28
    0


1


    1680454          K08/G02             F           49,600.00         ZZ
                                         360         49,570.72          1
    2063 CORAL RIDGE DRIVE UNIT        8.625            385.78         80
    # N108                             8.375            385.78       62,000.00
    CORAL SPRINGS    FL   33065          1            12/23/97         10
    0410662936                           01           02/01/98         12
    410662936                            N            01/01/28
    0


    1680455          K08/G02             F          637,500.00         ZZ
                                         360        637,038.59          1
    3212 NORTH 140 WEST                7.625          4,512.19         75
                                       7.375          4,512.19      850,000.00
    PROVO            UT   84604          5            12/31/97         00
    0410653737                           03           02/01/98          0
    410653737                            O            01/01/28
    0


    1680456          F22/G02             F          251,750.00         ZZ
                                         360        251,589.47          1
    22422 CANTLAY STREET               8.250          1,891.31         95
                                       8.000          1,891.31      265,000.00
    WEST HILLS       CA   91307          1            12/29/97         11
    0430588764                           05           02/01/98         30
    75001927                             O            01/01/28
    0


    1680459          K08/G02             F          110,500.00         ZZ
                                         360        110,438.05          1
    302 E FARNUM                       8.875            879.19         65
                                       8.625            879.19      170,000.00
    ROYAL OAK        MI   48067          5            12/30/97         00
    0410649008                           05           02/01/98          0
    410649008                            N            01/01/28
    0


    1680462          862/G02             F           59,500.00         ZZ
                                         360         59,463.95          1
    560 60TH STREET NW                 8.500            457.51         90
                                       8.250            457.51       66,500.00
    ALBUQUERQUE      NM   87105          2            12/16/97         01
    0430575480                           05           02/01/98         25
    4631164                              O            01/01/28
    0


    1680465          K08/G02             F           63,700.00         ZZ
                                         360         63,664.28          1
    168 ELMSFORD                       8.875            506.83         53
                                       8.625            506.83      120,188.00
1


    CLAWSON          MI   48017          1            12/22/97         00
    0410652838                           05           02/01/98          0
    410652838                            N            01/01/28
    0


    1680466          K08/G02             F           30,800.00         ZZ
                                         240         30,746.90          1
    265 S CIRCLECREST                  7.875            255.23         39
                                       7.625            255.23       80,000.00
    HILLVIEW         KY   40229          5            12/24/97         00
    0410652093                           05           02/01/98          0
    410652093                            O            01/01/18
    0


    1680467          862/G02             F          428,000.00         ZZ
                                         360        427,740.72          1
    813 WEST BAY AVENUE                8.500          3,290.95         80
                                       8.250          3,290.95      535,000.00
    NEWPORT BEACH    CA   92661          1            12/17/97         00
    0430572511                           05           02/01/98          0
    4631495                              O            01/01/28
    0


    1680469          K08/G02             F           46,800.00         ZZ
                                         360         46,773.75          1
    1428 WINETTE                       8.875            372.37         90
                                       8.625            372.37       52,000.00
    TOLEDO           OH   43614          1            12/31/97         01
    0410652499                           05           02/01/98         25
    410652499                            N            01/01/28
    0


    1680470          K08/G02             F           93,750.00         T
                                         360         93,696.06          1
    3799 EAST COUNTY ROAD 30A          8.750            737.53         75
    UNIT # 11B                         8.500            737.53      125,000.00
    SEAGROVE BEACH   FL   32549          1            12/23/97         00
    0410638951                           01           02/01/98          0
    410638951                            O            01/01/28
    0


    1680471          B57/G02             F          100,600.00         ZZ
                                         360        100,600.00          1
    6525 GREEN VALLEY CIRCLE #318      8.375            764.64         80
                                       8.125            764.64      126,000.00
    CULVER CITY      CA   90230          1            01/07/98         00
    0430577411                           05           03/01/98          0
    9721071                              O            02/01/28
    0
1




    1680481          731/G02             F          137,600.00         ZZ
                                         360        137,600.00          1
    420 COMMERCIAL STREET              8.250          1,033.74         80
                                       8.000          1,033.74      172,000.00
    NEVADA CITY      CA   95959          1            12/30/97         00
    0430579920                           05           03/01/98          0
    811441864                            O            02/01/28
    0


    1680483          B57/G02             F          125,850.00         ZZ
                                         360        125,850.00          1
    8019 NEWCASTLE AVENUE              8.000            923.45         90
                                       7.750            923.45      140,000.00
    LOS ANGELES      CA   91335          1            01/09/98         01
    0430572677                           05           03/01/98         25
    9713105                              N            02/01/28
    0


    1680493          676/676             F           95,000.00         ZZ
                                         360         95,000.00          1
    475 ATKINSON DRIVE #1703           8.000            697.08         95
                                       7.750            697.08      100,000.00
    HONOLULU         HI   96814          1            01/05/98         04
    300100294868                         06           03/01/98         30
    300100294868                         O            02/01/28
    0


    1680494          K08/G02             F          122,400.00         ZZ
                                         360        122,400.00          1
    3226 SIEBER COURT                  7.875            887.48         80
                                       7.625            887.48      153,000.00
    SAN JOSE         CA   95111          2            01/06/98         00
    0410666747                           01           03/01/98          0
    410666747                            O            02/01/28
    0


    1680497          676/676             F          138,000.00         ZZ
                                         360        137,907.40          1
    5080 LIKINI STREET #418            8.000          1,012.60         65
                                       7.750          1,012.60      215,000.00
    HONOLULU         HI   96818          2            12/24/97         00
    360100294744                         06           02/01/98          0
    360100294744                         O            01/01/28
    0


    1680498          K08/G02             F          175,200.00         ZZ
                                         360        175,200.00          1
1


    15845 WINDROSE WAY                 7.875          1,270.32         80
                                       7.625          1,270.32      219,000.00
    SAN DIEGO        CA   92127          1            01/08/98         00
    0410650402                           03           03/01/98          0
    410650402                            O            02/01/28
    0


    1680500          K08/G02             F          182,000.00         ZZ
                                         360        182,000.00          1
    513 COLGATE WAY                    8.250          1,367.31         65
                                       8.000          1,367.31      280,000.00
    PLACENTIA        CA   92870          5            12/30/97         00
    0410669261                           05           03/01/98          0
    410669261                            O            02/01/28
    0


    1680502          664/G02             F          170,000.00         ZZ
                                         360        169,883.01          1
    702 WEST LEMON AVENUE              7.875          1,232.62         76
                                       7.625          1,232.62      225,000.00
    MONROVIA         CA   91016          5            12/30/97         00
    0430576694                           05           02/01/98          0
    2437184                              O            01/01/28
    0


    1680506          K15/G02             F          132,210.00         T
                                         360        132,131.94          1
    221 NORTH G STREET                 8.625          1,028.32         90
                                       8.375          1,028.32      146,900.00
    SALT LAKE CITY   UT   84103          1            12/24/97         04
    0430585950                           05           02/01/98         30
    623701                               O            01/01/28
    0


    1680508          K08/G02             F          124,000.00         ZZ
                                         360        124,000.00          1
    6022 CROSEL COURT                  8.375            942.49         71
                                       8.125            942.49      175,000.00
    VALLEY SPRINGS   CA   95252          5            01/06/98         00
    0410600274                           05           03/01/98          0
    410600274                            O            02/01/28
    0


    1680512          K08/G02             F          148,000.00         ZZ
                                         360        148,000.00          1
    1420 RAMONA AVENUE                 7.375          1,022.20         80
                                       7.125          1,022.20      185,000.00
    SPRING VALLEY A  CA   91977          2            01/06/98         00
    0410626030                           05           03/01/98          0
1


    410626030                            O            02/01/28
    0


    1680518          K08/G02             F           38,350.00         ZZ
                                         360         38,350.00          1
    2504 SOUTH 317TH STREET #301       7.625            271.44         60
                                       7.375            271.44       63,995.00
    FEDERAL WAY      WA   98003          1            01/05/98         00
    0410639207                           01           03/01/98          0
    410639207                            O            02/01/28
    0


    1680522          757/757             F           95,100.00         ZZ
                                         360         95,039.35          1
    113 CEDAR RIDGE CIRCLE             8.250            714.46         80
                                       8.000            714.46      118,900.00
    ST AUGUSTINE     FL   32084          1            12/08/97         00
    3219581                              03           02/01/98          0
    3219581                              O            01/01/28
    0


    1680525          K15/G02             F          137,700.00         ZZ
                                         360        137,622.80          2
    9910-9912 UPPER 161ST STREET       8.875          1,095.61         85
                                       8.625          1,095.61      162,000.00
    LAKEVILLE        MN   55044          1            01/02/98         04
    0430585984                           05           02/01/98         20
    623272                               N            01/01/28
    0


    1680527          811/G02             F           49,900.00         ZZ
                                         360         49,868.98          1
    12107 SW 2ND STREET                8.375            379.28         62
                                       8.125            379.28       81,788.00
    PEMBROKE PINES   FL   33025          1            12/31/97         00
    0430582924                           07           02/01/98          0
    FM00106068                           N            01/01/28
    0


    1680528          638/G02             F          107,400.00         ZZ
                                         360        107,400.00          1
    43 CURTIS COURT                    7.375            741.79         83
                                       7.125            741.79      130,000.00
    SOUTH BRUNSWICK  NJ   08824          2            01/08/98         10
    0430572669                           01           03/01/98         12
    8692924                              O            02/01/28
    0


1


    1680531          F34/G02             F          102,300.00         T
                                         360        102,241.14          1
    1201 NW 154TH AVENUE               8.750            804.80         80
                                       8.500            804.80      127,900.00
    PEMBROKE PINES   FL   33028          1            12/15/97         00
    0430585455                           09           02/01/98          0
    970241                               O            01/01/28
    0


    1680540          A68/G02             F           91,600.00         ZZ
                                         360         91,600.00          2
    2412 SOUTH 5TH STREET              8.750            720.62         90
                                       8.500            720.62      101,800.00
    AUSTIN           TX   78704          1            01/26/98         95
    0430589861                           05           03/01/98          0
    246600                               N            02/01/28
    0


    1680541          480/G02             F           37,000.00         ZZ
                                         360         36,958.36          1
    3328 CALIFORNIA AVENUE             8.875            294.39         58
                                       8.625            294.39       64,000.00
    ST LOUIS         MO   63118          5            11/14/97         00
    0430574178                           05           01/01/98          0
    2339216                              N            12/01/27
    0


    1680556          514/G02             F          156,700.00         ZZ
                                         360        156,589.40          1
    1393 PARK GARDEN LANE              7.750          1,122.62         70
                                       7.500          1,122.62      225,000.00
    RESTON           VA   20194          2            12/17/97         00
    0430578591                           07           02/01/98          0
    364020                               O            01/01/28
    0


    1680557          664/G02             F           58,500.00         ZZ
                                         360         58,500.00          1
    7239 S. MAPLEWOOD AVENUE           8.750            460.22         90
                                       8.500            460.22       65,000.00
    CHICAGO          IL   60629          1            01/12/98         01
    0430574087                           05           03/01/98         25
    2414803                              N            02/01/28
    0


    1680561          E56/G02             F           74,400.00         ZZ
                                         360         74,307.18          1
    254 SUMMIT RIDGE DRIVE             8.375            565.50         80
                                       8.125            565.50       93,000.00
1


    NASHVILLE        TN   37215          1            11/26/97         00
    0430575316                           01           01/01/98          0
    99503845                             O            12/01/27
    0


    1680573          964/G02             F           82,350.00         ZZ
                                         360         82,350.00          1
    10368 MAHOGANY TRAIL               8.500            633.20         90
                                       8.250            633.20       91,500.00
    TUJUNGA (AREA)   CA   91042          1            01/05/98         10
    0430571927                           05           03/01/98         25
    30302                                N            02/01/28
    0


    1680592          B37/G02             F           63,000.00         ZZ
                                         360         63,000.00          1
    546 PRAIRIE DELL STREET            8.750            495.62         90
                                       8.500            495.62       70,000.00
    LEWISVILLE       TX   75067          1            01/09/98         11
    0430576033                           05           03/01/98         25
    247264                               N            02/01/28
    0


    1680594          E84/G02             F          332,000.00         ZZ
                                         360        332,000.00          1
    4911 COLLEGE BLVD                  8.000          2,436.10         42
                                       7.750          2,436.10      800,000.00
    LEAWOOD          KS   66211          2            01/08/98         00
    0430579789                           03           03/01/98          0
    PS700225                             O            02/01/28
    0


    1680597          E84/G02             F           90,000.00         ZZ
                                         360         90,000.00          1
    1218 NORTH 146TH PLAZA             8.000            660.39         75
                                       7.750            660.39      120,000.00
    OMAHA            NE   68154          5            01/05/98         00
    0430581728                           05           03/01/98          0
    PS9700287                            O            02/01/28
    0


    1680603          950/G02             F           37,100.00         ZZ
                                         360         37,073.81          1
    15309 NORTHEAST 13TH PLACE         7.750            265.79         75
    #3808                              7.500            265.79       49,500.00
    BELLEVUE         WA   98007          1            12/29/97         00
    0430582106                           01           02/01/98          0
    121699760                            N            01/01/28
    0
1




    1680618          G51/G02             F          225,000.00         ZZ
                                         360        224,877.09          1
    945 LUTHER ROAD                    9.000          1,810.41         75
                                       8.750          1,810.41      300,000.00
    AURORA           NY   14052          1            12/31/97         00
    0430584706                           05           02/01/98          0
    246550                               O            01/01/28
    0


    1680619          G51/G02             F           18,900.00         ZZ
                                         360         18,900.00          2
    2489 WILLOW AVENUE                 9.500            158.93         70
                                       9.250            158.93       27,000.00
    NIAGARA FALLS    NY   14301          5            01/14/98         00
    0430584862                           05           03/01/98          0
    241014                               N            02/01/28
    0


    1680625          862/G02             F           95,150.00         ZZ
                                         360         95,086.15          1
    1215 COBBLE LAKE AVENUE            8.000            698.18         78
                                       7.750            698.18      122,000.00
    NORTH LAS VEGAS  NV   89031          1            12/29/97         00
    0430578054                           05           02/01/98          0
    4570156                              O            01/01/28
    0


    1680634          G26/G02             F          171,200.00         ZZ
                                         360        171,093.58          3
    128 SARATOGA AVENUE                8.375          1,301.25         95
                                       8.125          1,301.25      180,250.00
    YONKERS          NY   10705          1            12/30/97         04
    0430575613                           05           02/01/98         30
    3542C                                O            01/01/28
    0


    1680636          K30/G02             F          172,000.00         ZZ
                                         360        171,887.48          1
    3465 F 3/4 ROAD                    8.125          1,277.10         80
                                       7.875          1,277.10      216,000.00
    CLIFTON          CO   81520          5            12/31/97         00
    0430578120                           05           02/01/98          0
    52382                                O            01/01/28
    0


    1680639          638/G02             F           31,850.00         ZZ
                                         360         31,850.00          1
1


    2512 SOUTH FELTON STREET           8.625            247.73         70
                                       8.375            247.73       45,500.00
    PHILADELPHIA     PA   19142          5            01/09/98         00
    0430572917                           05           03/01/98          0
    8694499                              N            02/01/28
    0


    1680640          638/G02             F          269,000.00         ZZ
                                         360        268,814.87          1
    10312 SOUTH VIA CORTA              7.875          1,950.44         78
                                       7.625          1,950.44      345,000.00
    VILLA PARK       CA   92667          2            12/26/97         00
    0430572651                           05           02/01/98          0
    8685040                              O            01/01/28
    0


    1680651          B76/G02             F           45,450.00         ZZ
                                         360         45,424.52          1
    73 COLGATE                         8.875            361.62         90
                                       8.625            361.62       50,500.00
    PONTIAC          MI   48340          1            12/18/97         10
    0430579722                           05           02/01/98         25
    214894                               N            01/01/28
    0


    1680657          638/G02             F           30,100.00         ZZ
                                         360         30,100.00          1
    2441 SOUTH MILLICK STREET          8.625            234.11         70
                                       8.375            234.11       43,000.00
    PHILADELPHIA     PA   19142          5            01/09/98         00
    0430575019                           07           03/01/98          0
    8694336                              N            02/01/28
    0


    1680663          E56/G02             F          212,000.00         ZZ
                                         360        211,861.32          1
    209 EIDER DOWN DRIVE               8.125          1,574.10         78
                                       7.875          1,574.10      272,000.00
    FRANKLIN         TN   37064          1            12/05/97         00
    0430575357                           03           02/01/98          0
    0000                                 O            01/01/28
    0


    1680681          B28/G02             F          174,000.00         ZZ
                                         360        173,894.59          1
    636 BREAKWATER DRIVE               8.500          1,337.91         73
                                       8.250          1,337.91      239,000.00
    FORT COLLINS     CO   80525          5            12/24/97         00
    0430579375                           05           02/01/98          0
1


    5971396                              O            01/01/28
    0


    1680696          227/G02             F          160,500.00         ZZ
                                         360        160,500.00          1
    412 COTTON STREET                  7.375          1,108.54         67
                                       7.125          1,108.54      240,500.00
    SOUTH PLAINFIEL  NJ   07080          1            01/15/98         00
    0430579367                           05           03/01/98          0
    1729776                              O            02/01/28
    0


    1680698          737/G02             F           47,900.00         ZZ
                                         360         47,900.00          1
    300 W FRONTIER                     8.500            368.31         80
    #28                                8.250            368.31       59,900.00
    PAYSON           AZ   85541          1            01/07/98         00
    0430587360                           01           03/01/98          0
    514172                               N            02/01/28
    0


    1680700          737/G02             F           47,900.00         ZZ
                                         360         47,900.00          1
    300 W FRONTIER STREET              8.500            368.31         80
    #42                                8.250            368.31       59,900.00
    PAYSON           AZ   85541          1            01/07/98         00
    0430587386                           01           03/01/98          0
    514174                               N            02/01/28
    0


    1680705          737/G02             F           47,900.00         ZZ
                                         360         47,900.00          1
    300 W FRONTIER ST                  8.500            368.31         80
    #27                                8.250            368.31       59,900.00
    PAYSON           AZ   85541          1            01/07/98         00
    0430587402                           01           03/01/98          0
    514171                               N            02/01/28
    0


    1680707          737/G02             F           47,900.00         ZZ
                                         360         47,900.00          1
    300 W FRONTIER                     8.500            368.31         80
    #16                                8.250            368.31       59,900.00
    PAYSON           AZ   85541          1            01/07/98         00
    0430581389                           01           03/01/98          0
    514173                               N            02/01/28
    0


1


    1680709          K15/G02             F          277,400.00         ZZ
                                         360        277,218.54          1
    5803 MANCHESTER PLACE NW           8.125          2,059.69         80
                                       7.875          2,059.69      350,000.00
    WASHINGTON       DC   20011          2            12/18/97         00
    0430578179                           05           02/01/98          0
    622965                               O            01/01/28
    0


    1680717          286/286             F          410,000.00         ZZ
                                         360        409,751.62          1
    4007 RICHMOND AVENUE               8.500          3,152.55         76
                                       8.250          3,152.55      540,000.00
    STATEN ISLAND    NY   10312          2            12/15/97         00
    8700256                              05           02/01/98          0
    8700256                              O            01/01/28
    0


    1680726          E13/G02             F          100,000.00         T
                                         360         99,878.39          1
    202 SEAFARER DRIVE                 8.500            768.92         67
                                       8.250            768.92      150,000.00
    CAROLINA BEACH   NC   28428          1            11/13/97         00
    0430571679                           03           01/01/98          0
    232690                               O            12/01/27
    0


    1680737          637/G02             F          294,000.00         ZZ
                                         360        293,812.52          1
    111 NARRAGANSETT STREET            8.250          2,208.73         75
                                       8.000          2,208.73      392,000.00
    NORTH KINGSTOWN  RI   02852          2            12/05/97         00
    0430574418                           05           02/01/98          0
    9959057                              O            01/01/28
    0


    1680752          F22/G02             F           70,000.00         ZZ
                                         360         69,948.05          1
    7805 52ND AVENUE WEST              7.500            489.45         47
                                       7.250            489.45      152,000.00
    LAKEWOOD         WA   98467          1            12/22/97         00
    0430573840                           03           02/01/98          0
    77000639                             O            01/01/28
    0


    1680755          F22/G02             F           75,000.00         ZZ
                                         360         74,961.11          2
    14 SPRING STREET                   9.250            617.01         50
                                       9.000            617.01      150,000.00
1


    CLIFTON          NJ   07011          5            12/24/97         00
    0430574012                           05           02/01/98          0
    73060304                             N            01/01/28
    0


    1680762          F22/G02             F           57,150.00         ZZ
                                         360         57,123.33          2
    25 FRANKLIN ST                     9.750            491.01         90
                                       9.500            491.01       63,500.00
    POUGHKEEPSIE     NY   12601          1            12/30/97         01
    0430574517                           05           02/01/98         22
    73060147                             N            01/01/28
    0


    1680765          F22/G02             F          111,750.00         ZZ
                                         360        111,687.35          1
    7017 SCHULZ DRIVE                  8.875            889.13         75
                                       8.625            889.13      149,000.00
    CARSON CITY      NV   89701          5            12/10/97         00
    0430588822                           27           02/01/98          0
    75001614                             O            01/01/28
    0


    1680767          F22/G02             F          155,000.00         ZZ
                                         360        154,890.60          1
    7470 SOUTHWEST 104TH STREET        7.750          1,110.44         78
                                       7.500          1,110.44      200,000.00
    MIAMI            FL   33156          2            12/18/97         00
    0430588772                           05           02/01/98          0
    77000602                             O            01/01/28
    0


    1680770          F22/G02             F           98,350.00         ZZ
                                         360         98,297.66          1
    2808 NW 99TH TERRACE               9.125            800.21         80
                                       8.875            800.21      122,990.00
    SUNRISE          FL   33322          1            12/22/97         00
    0430573873                           09           02/01/98          0
    68008454                             O            01/01/28
    0


    1680773          F22/G02             F          200,000.00         ZZ
                                         360        199,723.82          1
    7 PARKVIEW PLAZA                   7.875          1,450.14         80
                                       7.625          1,450.14      250,000.00
    MORRISTOWN       NJ   07960          5            11/26/97         00
    0430573659                           05           01/01/98          0
    730060407                            O            12/01/27
    0
1




    1680776          F22/G02             F          144,000.00         ZZ
                                         360        143,895.78          1
    1663 MILLS STREET                  7.625          1,019.22         80
                                       7.375          1,019.22      180,000.00
    CHULA VISTA      CA   91913          1            12/19/97         00
    0430588475                           05           02/01/98          0
    82000202                             O            01/01/28
    0


    1680778          F22/G02             F           60,000.00         ZZ
                                         360         59,971.26          1
    150 PAULISON AVENUE                9.625            509.99         80
                                       9.375            509.99       75,000.00
    PASSAIC          NJ   07055          1            12/31/97         00
    0430588467                           01           02/01/98          0
    73060047                             O            01/01/28
    0


    1680781          F22/G02             F          249,600.00         ZZ
                                         360        249,296.51          1
    7515 14TH AVENUE NORTHEAST         8.500          1,919.21         80
                                       8.250          1,919.21      312,000.00
    SEATTLE          WA   98115          1            11/12/97         00
    0430588699                           05           01/01/98          0
    77000536                             O            12/01/27
    0


    1680784          F22/G02             F          190,600.00         ZZ
                                         360        190,374.13          1
    15562 CYPRESS PARK DRIVE           8.625          1,482.47         80
                                       8.375          1,482.47      238,290.00
    WELLINGTON       FL   33414          1            11/06/97         00
    0430586206                           03           01/01/98          0
    68007490                             O            12/01/27
    0


    1680812          F22/G02             F          108,000.00         ZZ
                                         360        107,946.88          1
    1908 65TH AVENUE                   9.500            908.12         80
                                       9.250            908.12      135,000.00
    OAKLAND          CA   94605          1            12/17/97         00
    0430573865                           05           02/01/98          0
    75001753                             N            01/01/28
    0


    1680820          F22/G02             F          108,000.00         ZZ
                                         360        107,942.53          1
1


    11 LENOX AVENUE                    9.125            878.72         80
                                       8.875            878.72      135,000.00
    DUMONT           NJ   07628          1            12/18/97         00
    0430588749                           05           02/01/98          0
    73060318                             O            01/01/28
    0


    1680822          765/G02             F           99,000.00         ZZ
                                         360         98,936.88          1
    6545 SOUTH JEFFERSON STREET        8.250            743.75         62
                                       8.000            743.75      160,000.00
    MURRAY           UT   84107          2            12/26/97         00
    0430574186                           05           02/01/98          0
    328800                               O            01/01/28
    0


    1680832          F22/G02             F          380,000.00         ZZ
                                         360        379,537.97          1
    1 POND HILL DRIVE                  8.500          2,921.87         80
                                       8.250          2,921.87      475,000.00
    BOONTON TOWNSHI  NJ   07005          5            11/25/97         00
    0430587808                           05           01/01/98          0
    7360130                              O            12/01/27
    0


    1680848          F22/G02             F          175,000.00         T
                                         360        174,901.89          1
    3138-B WEST SHORE DRIVE            8.875          1,392.38         57
                                       8.625          1,392.38      310,000.00
    MOUNT VERNON     WA   98274          5            12/19/97         00
    0430588525                           05           02/01/98          0
    77000594                             O            01/01/28
    0


    1680884          765/G02             F          332,000.00         ZZ
                                         360        332,000.00          1
    3504 PALM AVENUE                   8.500          2,552.80         80
                                       8.250          2,552.80      415,000.00
    MANHATTAN BEACH  CA   90266          1            01/02/98         00
    0430574210                           05           03/01/98          0
    328651                               O            02/01/28
    0


    1680893          F03/G02             F          106,000.00         ZZ
                                         360        106,000.00          1
    221 WASHINGTON STREET NE           7.500            741.17         80
                                       7.250            741.17      132,500.00
    ALBUQUERQUE      NM   87108          1            01/23/98         00
    0430590711                           05           03/01/98          0
1


    DEN11844                             O            02/01/28
    0


    1680917          591/G02             F           60,000.00         ZZ
                                         360         60,000.00          1
    45768 OLIVER COURT                 8.375            456.05         66
                                       8.125            456.05       91,000.00
    GREAT MILLS      MD   20634          1            01/26/98         00
    0430592303                           05           03/01/98          0
    1137666                              N            02/01/28
    0


    1680919          E82/G02             F           35,950.00         ZZ
                                         360         35,925.88          1
    9102 WILLOW CREEK DRIVE            8.000            263.79         55
                                       7.750            263.79       66,000.00
    LOUISVILLE       KY   40219          5            12/24/97         00
    0400076725                           05           02/01/98          0
    0400076725                           N            01/01/28
    0


    1680955          B75/G02             F           97,650.00         ZZ
                                         360         97,650.00          1
    1300 ARTHUR STREET                 8.875            776.95         90
                                       8.625            776.95      108,500.00
    HOLLYWOOD        FL   33019          1            01/12/98         01
    0430592196                           05           03/01/98         25
    7216575                              N            02/01/28
    0


    1680956          664/G02             F           35,550.00         ZZ
                                         360         35,529.54          1
    608 HOSKINS DRIVE                  8.750            279.68         90
                                       8.500            279.68       39,500.00
    LUFKIN           TX   75901          1            12/31/97         01
    0430577890                           05           02/01/98         25
    2365278                              N            01/01/28
    0


    1680969          E60/G02             F          194,400.00         ZZ
                                         360        194,400.00          1
    767 CLEARVIEW LANE                 7.500          1,359.28         80
                                       7.250          1,359.28      243,000.00
    SAN LUIS OBISPO  CA   93405          1            01/09/98         00
    0430579441                           03           03/01/98          0
    510518                               O            02/01/28
    0


1


    1680979          B75/G02             F           64,800.00         ZZ
                                         360         64,756.52          1
    893 CHURCH STREET                  8.000            475.48         80
                                       7.750            475.48       81,000.00
    SMYRNA           GA   30080          1            12/19/97         00
    0430580589                           05           02/01/98          0
    7190119                              N            01/01/28
    0


    1680980          455/G02             F          385,800.00         ZZ
                                         360        385,800.00          1
    225 STEEPLE POINTE DRIVE           7.875          2,797.32         80
                                       7.625          2,797.32      482,250.00
    ROSWELL          GA   30076          1            01/16/98         00
    0430583369                           03           03/01/98          0
    57950                                O            02/01/28
    0


    1680983          B76/G02             F           76,300.00         ZZ
                                         360         76,253.78          1
    3101 CUMBERLAND                    8.500            586.68         70
                                       8.250            586.68      109,000.00
    LANSING          MI   48906          5            12/19/97         00
    0430578450                           05           02/01/98          0
    214418                               N            01/01/28
    0


    1680985          K13/G02             F           40,000.00         ZZ
                                         360         40,000.00          1
    1628 S MAYFLOWER AVE  #A           7.875            290.03         39
                                       7.625            290.03      103,500.00
    MONROVIA         CA   91016          1            01/09/98         00
    0430582585                           01           03/01/98          0
    9712090                              O            02/01/28
    0


    1680988          776/G02             F           55,000.00         ZZ
                                         360         54,968.35          1
    12667 MEADOWDALE DRIVE             8.750            432.69         62
                                       8.500            432.69       89,000.00
    ST LOUIS         MO   63138          1            12/18/97         00
    0430577973                           05           02/01/98          0
    2342640                              O            01/01/28
    0


    1680995          B35/G02             F           47,600.00         ZZ
                                         360         47,571.90          1
    ROUTE 2 BOX 197-A                  8.625            370.23         85
                                       8.375            370.23       56,000.00
1


    HARTS            WV   25525          5            12/22/97         01
    0430577577                           05           02/01/98         12
    9782011237                           O            01/01/28
    0


    1680999          862/G02             F           38,050.00         ZZ
                                         360         38,050.00          1
    1000 MARQUEZ PLACE UNIT A-5        8.250            285.86         80
                                       8.000            285.86       47,600.00
    SANTA FE         NM   87501          1            01/06/98         00
    0430577221                           01           03/01/98          0
    4631693                              O            02/01/28
    0


    1681006          E56/G02             F          240,000.00         ZZ
                                         360        239,549.33          1
    9010 CONCORD ROAD                  8.375          1,824.18         69
                                       8.125          1,824.18      350,000.00
    BRENTWOOD        TN   37027          5            10/27/97         00
    0430575563                           05           12/01/97          0
    08259711543301                       O            11/01/27
    0


    1681007          K08/G02             F          161,000.00         ZZ
                                         360        161,000.00          2
    296 & 298 CASTRO STREET            7.875          1,167.36         75
                                       7.625          1,167.36      215,000.00
    SAN LEANDRO      CA   94577          2            01/08/98         00
    0410666598                           05           03/01/98          0
    410666598                            N            02/01/28
    0


    1681015          K08/G02             F           74,000.00         ZZ
                                         360         74,000.00          1
    13218 EAST 10TH AVENUE             7.875            536.55         64
                                       7.625            536.55      116,000.00
    SPOKANE          WA   99216          2            12/30/97         00
    0410633762                           05           03/01/98          0
    410633762                            O            02/01/28
    0


    1681020          E56/G02             F          210,400.00         ZZ
                                         360        210,137.52          1
    2465 MOSLEY ROAD                   8.375          1,599.20         80
                                       8.125          1,599.20      263,000.00
    CLARKSVILLE      TN   37043          2            11/10/97         00
    0430576579                           05           01/01/98          0
    99503668                             O            12/01/27
    0
1




    1681034          K08/G02             F           91,200.00         ZZ
                                         360         91,143.31          1
    400 W 5TH STREET                   8.375            693.19         80
                                       8.125            693.19      114,000.00
    IMLAY CITY       MI   48444          1            12/18/97         00
    0410651632                           05           02/01/98          0
    410651632                            O            01/01/28
    0


    1681036          K08/G02             F          192,100.00         ZZ
                                         360        191,974.34          1
    3119 INDIAN RIVER DRIVE N          8.125          1,426.34         85
                                       7.875          1,426.34      226,000.00
    COCOA            FL   32922          5            12/19/97         04
    0410651517                           05           02/01/98         12
    410651517                            O            01/01/28
    0


    1681038          K08/G02             F           62,100.00         ZZ
                                         360         62,066.08          1
    304 JEFF DAVIS AVENUE              9.000            499.67         90
                                       8.750            499.67       69,000.00
    WAVELAND         MS   39576          1            12/30/97         04
    0410671283                           05           02/01/98         25
    410671283                            N            01/01/28
    0


    1681040          K08/G02             F           90,000.00         ZZ
                                         360         89,944.06          1
    1421 FILLMORE                      8.375            684.07         75
                                       8.125            684.07      120,000.00
    STERLING         CO   80751          5            12/15/97         00
    0410651558                           05           02/01/98          0
    410651558                            O            01/01/28
    0


    1681042          K08/G02             F          124,000.00         ZZ
                                         360        123,916.80          1
    6723 SUMMERLIN PLACE               8.000            909.87         80
                                       7.750            909.87      155,000.00
    CHARLOTTE        NC   28226          1            12/12/97         00
    0410625693                           05           02/01/98          0
    410625693                            O            01/01/28
    0


    1681043          E84/G02             F           90,000.00         ZZ
                                         360         90,000.00          2
1


    171-173 SKYLINE DRIVE              8.375            684.06         75
                                       8.125            684.06      120,000.00
    COUNCIL BLUFFS   IA   51503          2            01/09/98         00
    0430584995                           05           03/01/98          0
    9700302                              N            02/01/28
    0


    1681044          K08/G02             F           73,000.00         ZZ
                                         360         72,954.63          1
    264 WINDSER LANE                   8.375            554.85         64
                                       8.125            554.85      114,900.00
    NEW BRIGHTON     MN   55112          1            12/12/97         00
    0410651731                           09           02/01/98          0
    410651731                            O            01/01/28
    0


    1681046          K08/G02             F           50,985.00         ZZ
                                         360         50,957.15          2
    403 COUSINS LANE                   9.000            410.24         90
                                       8.750            410.24       56,650.00
    ARLINGTON        TX   76012          1            12/19/97         10
    0410658389                           05           02/01/98         25
    410658389                            N            01/01/28
    0


    1681047          K08/G02             F           50,985.00         ZZ
                                         360         50,957.15          2
    407 DONNELL DRIVE                  9.000            410.24         90
                                       8.750            410.24       56,650.00
    ARLINGTON        TX   76012          1            12/19/97         01
    0410658462                           05           02/01/98         25
    410658462                            N            01/01/28
    0


    1681049          K08/G02             F           50,985.00         ZZ
                                         360         50,957.15          2
    405 COUSINS LANE                   9.000            410.24         90
                                       8.750            410.24       56,650.00
    ARLINGTON        TX   76012          1            12/19/97         10
    0410658421                           05           02/01/98         25
    410658421                            N            01/01/28
    0


    1681051          K08/G02             F           89,900.00         ZZ
                                         360         89,846.93          1
    3580 S OCEANSHORE BLVD             8.625            699.23         90
    UNIT #604                          8.375            699.23       99,900.00
    FLAGLER BEACH    FL   32136          1            12/24/97         04
    0410662654                           06           02/01/98         25
1


    410662654                            O            01/01/28
    0


    1681055          K08/G02             F          125,600.00         ZZ
                                         360        125,521.93          2
    36 WEBB AVENUE                     8.375            954.65         80
                                       8.125            954.65      157,000.00
    NEPTUNE TWP      NJ   07758          1            12/30/97         00
    0410638993                           05           02/01/98          0
    410638993                            O            01/01/28
    0


    1681056          E23/G02             F           99,000.00         ZZ
                                         360         99,000.00          2
    248 AND 250 SOUTH FOLEY PLACE      8.500            761.22         51
                                       8.250            761.22      195,000.00
    ORANGE           CA   92868          5            01/06/98         00
    0430580936                           05           03/01/98          0
    50501922                             N            02/01/28
    0


    1681057          K08/G02             F          299,200.00         ZZ
                                         360        298,994.09          1
    616 OURSO DRIVE                    7.875          2,169.41         80
                                       7.625          2,169.41      374,000.00
    HILLSBOROUGH     NC   27278          5            12/26/97         00
    0410668669                           05           02/01/98          0
    410668669                            O            01/01/28
    0


    1681060          514/G02             F          112,500.00         ZZ
                                         360        112,436.93          3
    3225 CRITES                        8.875            895.10         90
                                       8.625            895.10      125,000.00
    RICHLAND HILLS   TX   76118          1            12/18/97         01
    0430582098                           05           02/01/98         25
    018754                               N            01/01/28
    0


    1681062          K08/G02             F          270,300.00         ZZ
                                         360        270,131.99          1
    409 SOUTH LAKEWOOD RUN DRIVE       8.375          2,054.48         80
                                       8.125          2,054.48      337,900.00
    PONTE VEDRA BEA  FL   32082          1            12/31/97         00
    0410663298                           03           02/01/98          0
    410663298                            O            01/01/28
    0


1


    1681063          514/G02             F          144,000.00         ZZ
                                         360        143,919.27          4
    3224 DREEBEN DRIVE                 8.875          1,145.73         90
                                       8.625          1,145.73      160,000.00
    RICHLAND HILLS   TX   76118          1            12/18/97         01
    0430584318                           05           02/01/98         25
    018750                               N            01/01/28
    0


    1681064          K08/G02             F          176,000.00         ZZ
                                         360        175,890.60          1
    40998 JILL COURT                   8.375          1,337.73         80
                                       8.125          1,337.73      220,000.00
    PLYMOUTH         MI   48170          1            12/17/97         00
    0410649776                           05           02/01/98          0
    410649776                            O            01/01/28
    0


    1681066          K08/G02             F           54,750.00         T
                                         360         54,718.50          1
    9146 VILLAGE BROWN                 8.750            430.72         75
                                       8.500            430.72       73,000.00
    SAN ANTONIO      TX   78251          1            12/10/97         00
    0410630925                           03           02/01/98          0
    410630925                            O            01/01/28
    0


    1681067          K08/G02             F          287,200.00         ZZ
                                         360        287,007.30          1
    206 FARMINGTON WOODS CT UNIT #     8.000          2,107.37         80
    206                                7.750          2,107.37      359,000.00
    HOLMDEL          NJ   07733          1            12/29/97         00
    0410579353                           03           02/01/98          0
    410579353                            O            01/01/28
    0


    1681068          K08/G02             F           60,750.00         ZZ
                                         360         60,712.24          1
    535 HENDRICKS ISLE                 8.375            461.74         75
    UNIT # 308                         8.125            461.74       81,000.00
    FT. LAUDERDALE   FL   33301          1            12/29/97         00
    0410664122                           01           02/01/98          0
    410664122                            O            01/01/28
    0


    1681069          K08/G02             F          162,000.00         ZZ
                                         360        161,899.31          1
    84 CLEVELAND AVENUE NORTH          8.375          1,231.32         90
                                       8.125          1,231.32      180,000.00
1


    ST. PAUL         MN   55104          1            12/19/97         04
    0410653661                           05           02/01/98         25
    410653661                            N            01/01/28
    0


    1681070          K08/G02             F           40,000.00         ZZ
                                         360         39,975.14          1
    1300 TROTT AVENUE S.E.             8.375            304.03         80
                                       8.125            304.03       50,000.00
    WILMER           MN   56201          5            12/22/97         00
    0410652143                           05           02/01/98          0
    410652143                            O            01/01/28
    0


    1681072          K08/G02             F           73,800.00         ZZ
                                         360         73,754.13          1
    620 E. 9TH                         8.375            560.93         90
                                       8.125            560.93       82,000.00
    EDMOND           OK   73034          1            12/30/97         01
    0410665756                           05           02/01/98         25
    410665756                            N            01/01/28
    0


    1681073          K08/G02             F           95,400.00         ZZ
                                         360         95,349.23          2
    2617 W. HOMER STREET               9.125            776.21         90
                                       8.875            776.21      106,000.00
    CHICAGO          IL   60647          1            12/30/97         04
    0410327068                           05           02/01/98         25
    410327068                            N            01/01/28
    0


    1681074          K08/G02             F          298,000.00         ZZ
                                         360        297,794.92          1
    5940 BIGHORN DR.                   7.875          2,160.71         70
                                       7.625          2,160.71      430,600.00
    FT COLLINS       CO   80526          5            12/24/97         00
    0410288674                           03           02/01/98          0
    410288674                            O            01/01/28
    0


    1681076          K08/G02             F          124,200.00         ZZ
                                         360        124,126.68          3
    4780 ROCK ROAD                     8.625            966.01         90
                                       8.375            966.01      138,000.00
    PRESCOTT VALLEY  AZ   86314          1            12/29/97         04
    0410660351                           05           02/01/98         25
    410660351                            N            01/01/28
    0
1




    1681081          K08/G02             F          102,800.00         T
                                         360        102,739.31          1
    2142 MARLLARD CREEK CIRCLE         8.625            799.57         80
                                       8.375            799.57      129,000.00
    KISSIMMEE        FL   34743          1            12/17/97         00
    0410539845                           03           02/01/98          0
    410539845                            O            01/01/28
    0


    1681082          K08/G02             F          190,000.00         ZZ
                                         360        189,862.48          1
    6720 FAIRFAX ROAD                  7.625          1,344.81         60
                                       7.375          1,344.81      319,000.00
    CHEVY CHASE      MD   20815          2            12/30/97         00
    0410585061                           05           02/01/98          0
    410585061                            O            01/01/28
    0


    1681087          E22/G02             F          117,000.00         ZZ
                                         360        116,934.41          1
    124 LONG RIDGE DRIVE               8.875            930.90         90
                                       8.625            930.90      130,000.00
    WILMINGTON       NC   28405          1            12/30/97         04
    0410599864                           05           02/01/98         25
    410599864                            N            01/01/28
    0


    1681091          E22/G02             F           34,100.00         ZZ
                                         360         34,082.32          2
    53 STRAIGHT AVENUE NW              9.250            280.53         90
                                       9.000            280.53       37,900.00
    GRAND RAPIDS     MI   49504          1            12/15/97         04
    0410540603                           05           02/01/98         25
    410540603                            N            01/01/28
    0


    1681093          E22/G02             F           43,400.00         ZZ
                                         360         43,372.33          1
    2822 TOLOSA DRIVE                  8.250            326.05         70
                                       8.000            326.05       62,000.00
    DALLAS           TX   75228          5            12/10/97         00
    0410637268                           05           02/01/98          0
    410637268                            N            01/01/28
    0


    1681094          E22/G02             F           73,350.00         ZZ
                                         360         73,304.41          1
1


    3945 BUENA VISTA ST. UNIT #F       8.375            557.51         90
                                       8.125            557.51       81,500.00
    DALLAS           TX   75204          1            12/17/97         10
    0410655401                           01           02/01/98         25
    410655401                            N            01/01/28
    0


    1681096          E22/G02             F           52,875.00         ZZ
                                         360         52,842.97          1
    1081 24TH AVENUE S.E.              8.500            406.56         75
                                       8.250            406.56       70,500.00
    MINNEAPOLIS      MN   55414          1            12/12/97         00
    0410604136                           05           02/01/98          0
    410604136                            N            01/01/28
    0


    1681172          F22/G02             F          260,000.00         ZZ
                                         360        259,821.07          1
    333 PINEHILL ROAD                  7.875          1,885.18         60
                                       7.625          1,885.18      434,000.00
    MILL VALLEY      CA   94941          5            12/17/97         00
    0430588376                           05           02/01/98          0
    75001818                             O            01/01/28
    0


    1681175          F22/G02             F          180,000.00         ZZ
                                         360        179,879.22          1
    19650 BLACK OLIVE LANE             8.000          1,320.78         75
                                       7.750          1,320.78      240,000.00
    BOCA RATON       FL   33498          5            12/23/97         00
    0430588426                           03           02/01/98          0
    68008416                             O            01/01/28
    0


    1681176          F22/G02             F          300,000.00         ZZ
                                         360        299,479.68          1
    10 EDELWEISS LANE                  8.750          2,360.10         80
                                       8.500          2,360.10      375,000.00
    VOORHEES         NJ   08043          1            10/24/97         00
    0430585414                           05           12/01/97          0
    62000484                             O            11/01/27
    0


    1681178          F22/G02             F          175,000.00         ZZ
                                         360        174,893.98          1
    39 PARK TERRACE                    8.500          1,345.60         71
                                       8.250          1,345.60      249,000.00
    EAST HANOVER     NJ   07936          5            12/19/97         00
    0430588418                           05           02/01/98          0
1


    73059964                             O            01/01/28
    0


    1681179          F22/G02             F           98,400.00         ZZ
                                         360         98,350.31          1
    5324 MOSS CREEK LANE               9.375            818.44         80
                                       9.125            818.44      123,000.00
    CLEMMONS         NC   27012          1            12/19/97         00
    0430588632                           05           02/01/98          0
    70005997                             O            01/01/28
    0


    1681182          F22/G02             F          185,000.00         ZZ
                                         360        184,893.56          1
    9535 BISCAYNE BOULEVARD            8.750          1,455.40         78
                                       8.500          1,455.40      238,000.00
    MIAMI SHORES     FL   33138          1            12/22/97         00
    0430588483                           05           02/01/98          0
    68008435                             O            01/01/28
    0


    1681185          F22/G02             F           74,400.00         ZZ
                                         360         74,359.36          1
    47 ISLAND VIEW ROAD                9.000            598.64         80
                                       8.750            598.64       93,000.00
    LATHAM           NY   12110          1            12/18/97         00
    0430574988                           05           02/01/98          0
    73060355                             O            01/01/28
    0


    1681188          F22/G02             F          223,000.00         ZZ
                                         360        222,846.54          1
    12403 JEREMIAH DRIVE               7.875          1,616.90         79
                                       7.625          1,616.90      285,000.00
    AUBURN           CA   95603          2            12/10/97         00
    0430588350                           03           02/01/98          0
    75001824                             O            01/01/28
    0


    1681195          F22/G02             F          450,000.00         ZZ
                                         360        449,682.39          1
    1035 DON ALVARDO DRIVE             7.750          3,223.86         75
                                       7.500          3,223.86      600,000.00
    ARCADIA          CA   91006          5            12/30/97         00
    0430588509                           05           02/01/98          0
    75001924                             O            01/01/28
    0


1


    1681196          F22/G02             F          382,500.00         ZZ
                                         360        382,268.28          1
    24301 PEACH TREE ROAD              8.500          2,941.09         75
                                       8.250          2,941.09      510,000.00
    CLARKSBURG       MD   20871          5            12/24/97         00
    0430575605                           05           02/01/98          0
    80000316                             O            01/01/28
    0


    1681199          F22/G02             F          365,000.00         ZZ
                                         360        364,767.26          1
    572 VINE HILL WAY                  8.250          2,742.12         77
                                       8.000          2,742.12      480,000.00
    MARTINEZ         CA   94553          2            12/19/97         00
    0430575043                           05           02/01/98          0
    75001832                             O            01/01/28
    0


    1681202          F22/G02             F           50,000.00         ZZ
                                         360         49,975.40          3
    30-34 JOHN STREET                  9.500            420.43         65
                                       9.250            420.43       77,000.00
    LOCKPORT         NY   14094          5            12/30/97         00
    0430575274                           05           02/01/98          0
    73060316                             N            01/01/28
    0


    1681205          F22/G02             F          162,400.00         ZZ
                                         360        162,296.44          1
    23 PATRIOTS ROAD                   8.250          1,220.06         80
                                       8.000          1,220.06      203,000.00
    PARSIPPANY       NJ   07950          5            12/24/97         00
    0430575787                           03           02/01/98          0
    73060388                             O            01/01/28
    0


    1681207          F22/G02             F           81,650.00         ZZ
                                         360         81,603.02          1
    32 DORSET DRIVE                    8.750            642.34         80
                                       8.500            642.34      102,100.00
    EGG HARBOR TWP.  NJ   08234          1            12/31/97         00
    0430575373                           05           02/01/98          0
    73060337                             O            01/01/28
    0


    1681215          F22/G02             F          258,700.00         ZZ
                                         360        258,530.40          1
    15 BIRDSONG LANE                   8.125          1,921.21         75
                                       7.875          1,921.21      345,000.00
1


    EL SOBRANTE      CA   94803          5            12/18/97         00
    0430588541                           05           02/01/98          0
    75001859                             O            01/01/28
    0


    1681216          F22/G02             F          252,000.00         ZZ
                                         360        251,876.05          1
    1768 JENNINGS WAY                  9.500          2,118.95         80
                                       9.250          2,118.95      315,000.00
    PAOLI            PA   19301          1            12/12/97         00
    0430575860                           05           02/01/98          0
    7360435                              O            01/01/28
    0


    1681246          F22/G02             F           53,600.00         ZZ
                                         360         53,565.82          1
    3003 TERRAMAR STREET UNIT 804      8.250            402.68         80
                                       8.000            402.68       67,000.00
    FT LAUDERDALE    FL   33326          5            12/23/97         00
    0430575498                           06           02/01/98          0
    68008335                             O            01/01/28
    0


    1681254          253/253             F           40,080.00         ZZ
                                         360         40,080.00          1
    5911 MYERS ROAD                    7.750            287.14         80
                                       7.500            287.14       50,100.00
    ARLINGTON        TX   76017          1            01/08/98         00
    904783                               05           03/01/98          0
    904783                               N            02/01/28
    0


    1681267          F22/G02             F          162,500.00         ZZ
                                         360        162,388.17          1
    20910 5TH AVENUE SOUTH             7.875          1,178.24         76
                                       7.625          1,178.24      215,000.00
    DES MOINES       WA   98198          2            12/15/97         00
    0430575548                           05           02/01/98          0
    77000599                             O            01/01/28
    0


    1681272          B28/G02             F           74,000.00         ZZ
                                         360         73,955.17          1
    33 MEADOW ROAD                     8.500            569.00         42
                                       8.250            569.00      178,000.00
    DURANGO          CO   81301          5            12/30/97         00
    0430580738                           05           02/01/98          0
    05971364                             O            01/01/28
    0
1




    1681273          638/G02             F           49,500.00         ZZ
                                         360         49,472.25          1
    730-732 NORTH BOULEVARD TERRAC     8.875            393.84         90
                                       8.625            393.84       55,000.00
    DALLAS           TX   75211          1            12/30/97         10
    0430577866                           05           02/01/98         25
    8686288                              N            01/01/28
    0


    1681288          B28/G02             F           75,750.00         ZZ
                                         360         75,750.00          1
    229 NORTH WASHINGTON STREET        8.500            582.46         75
                                       8.250            582.46      101,000.00
    CORTEZ           CO   81321          5            12/31/97         00
    0430579748                           05           03/01/98          0
    05971433                             O            02/01/28
    0


    1681320          686/686             F          502,500.00         ZZ
                                         360        502,141.03          1
    11 WAYBRIDGE LANE                  7.690          3,579.16         75
                                       7.440          3,579.16      670,000.00
    WAYLAND          MA   01778          1            12/29/97         00
    818386278                            05           02/01/98          0
    818386278                            O            01/01/28
    0


    1681328          575/G02             F          215,200.00         T
                                         360        215,069.63          1
    675 DEER VALLEY DRIVE #685C        8.500          1,654.70         80
                                       8.250          1,654.70      269,000.00
    PARK CITY        UT   84060          1            12/19/97         12
    0430583625                           01           02/01/98         12
    972463958                            O            01/01/28
    0


    1681340          776/G02             F           63,000.00         ZZ
                                         360         62,906.37          2
    4951 QUINCY STREET                 8.875            501.26         69
                                       8.625            501.26       92,000.00
    ST. LOUIS        MO   63109          5            11/17/97         00
    0430583963                           05           01/01/98          0
    2342012                              N            12/01/27
    0


    1681383          637/G02             F          240,550.00         ZZ
                                         360        240,392.64          1
1


    10707 NW 55 STREET                 8.125          1,786.08         85
                                       7.875          1,786.08      283,000.00
    CORAL SPRINGS    FL   33076          5            12/19/97         01
    0430577676                           03           02/01/98         12
    8682361                              O            01/01/28
    0


    1681385          637/G02             F          176,000.00         ZZ
                                         360        175,881.90          1
    1300 T STREET                      8.000          1,291.43         80
                                       7.750          1,291.43      220,000.00
    SACRAMENTO       CA   95814          1            12/15/97         00
    0430577635                           05           02/01/98          0
    8126534                              O            01/01/28
    0


    1681388          637/G02             F           52,200.00         ZZ
                                         360         52,170.73          3
    94-96 LAUREL STREET                8.875            415.33         90
                                       8.625            415.33       58,000.00
    MANCHESTER       NH   03103          1            12/23/97         01
    0430587105                           05           02/01/98         25
    4239232                              N            01/01/28
    0


    1681639          405/405             F          160,000.00         ZZ
                                         360        159,889.88          1
    31 WILLOW TREE LANE                7.875          1,160.12         80
                                       7.625          1,160.12      202,000.00
    IRVINE           CA   92612          2            12/26/97         00
    15017213                             09           02/01/98          0
    15017213                             N            01/01/28
    0


    1681653          927/G02             F           83,000.00         ZZ
                                         360         82,945.70          1
    17 DEER  LAKE CIRCLE               8.125            616.28         61
                                       7.875            616.28      137,000.00
    DIVIDE           CO   80813          5            12/23/97         00
    0430582601                           03           02/01/98          0
    350777                               N            01/01/28
    0


    1681659          405/405             F          650,000.00         T
                                         360        649,595.99          1
    2040 EAST COUNTY ROAD              8.375          4,940.47         59
                                       8.125          4,940.47    1,110,000.00
    SEASIDE          FL   32459          4            12/18/97         00
    15004963                             03           02/01/98          0
1


    15004963                             O            01/01/28
    0


    1681664          721/G02             F           57,000.00         ZZ
                                         360         56,959.76          1
    901 PARK AVENUE                    7.750            408.36         75
                                       7.500            408.36       77,000.00
    CENTER POINT     IA   52213          2            12/23/97         00
    0430577932                           05           02/01/98          0
    7810035853                           N            01/01/28
    0


    1681667          721/G02             F           51,000.00         ZZ
                                         360         50,972.85          1
    1500 N SUNVIEW PKWY                9.125            414.96         70
    #39                                8.875            414.96       72,900.00
    GILBERT          AZ   85234          1            12/19/97         00
    0430585224                           09           02/01/98          0
    7810037624                           N            01/01/28
    0


    1681672          721/G02             F           39,950.00         ZZ
                                         360         39,950.00          1
    261 16TH PL                        8.250            300.14         85
                                       8.000            300.14       47,000.00
    CLINTON          IA   52732          5            12/30/97         23
    0430585380                           05           03/01/98          0
    7810037319                           O            02/01/28
    0


    1681696          757/G02             F           58,400.00         ZZ
                                         360         58,400.00          3
    15 TATMAN STREET                   8.750            459.44         90
                                       8.500            459.44       64,900.00
    WORCESTER        MA   01607          1            01/14/98         01
    0430587717                           05           03/01/98         25
    3235769                              N            02/01/28
    0


    1681701          B75/G02             F          148,500.00         ZZ
                                         360        148,410.03          2
    2996 - 3000 SOUTH ORCHARD DRIV     8.500          1,141.84         90
                                       8.250          1,141.84      165,000.00
    BOUNTIFUL        UT   84010          1            12/22/97         01
    0430577858                           05           02/01/98         30
    7205701                              N            01/01/28
    0


1


    1681865          562/562             F           63,000.00         ZZ
                                         360         63,000.00          1
    127 LINDSEY COURT, UNIT F-2        8.000            462.28         90
                                       7.750            462.28       70,015.00
    FRANKLIN PARK    NJ   08823          1            01/14/98         04
    551655                               01           03/01/98         25
    551655                               N            02/01/28
    0


    1681930          608/G02             F           35,500.00         ZZ
                                         360         35,500.00          1
    537 STANBRIDGE STREET              8.750            279.28         90
                                       8.500            279.28       39,500.00
    NORRISTOWN       PA   19401          1            01/06/98         12
    0430584185                           05           03/01/98         25
    101048                               N            02/01/28
    0


    1681931          455/G02             F           57,200.00         ZZ
                                         360         57,200.00          1
    678 TABBY LYNCH ROAD               8.875            455.11         65
                                       8.625            455.11       88,000.00
    MORELAND         GA   30259          5            01/19/98         00
    0430584359                           05           03/01/98          0
    58051                                N            02/01/28
    0


    1681940          G75/G75             F          239,200.00         ZZ
                                         360        238,715.28          1
    6300 ROCKHURST ROAD                8.000          1,755.17         80
                                       7.750          1,755.17      299,000.00
    BETHESDA         MD   20817          5            10/24/97         00
    0336662                              05           12/01/97          0
    0336662                              O            11/01/27
    0


    1681964          K08/G02             F           90,000.00         ZZ
                                         360         89,946.87          1
    7392 AZALEA COURT                  8.625            700.01         63
                                       8.375            700.01      145,000.00
    WEST BLOOMFIELD  MI   48322          5            12/11/97         00
    0410637623                           01           02/01/98          0
    410637623                            O            01/01/28
    0


    1681968          267/267             F          231,500.00         ZZ
                                         360        231,500.00          1
    4311 OAKWOOD AVE                   7.375          1,598.92         44
                                       7.125          1,598.92      530,000.00
1


    LA CANADA        CA   91011          2            01/07/98         00
    4324286                              05           03/01/98          0
    4324286                              O            02/01/28
    0


    1681974          K08/G02             F          200,000.00         T
                                         360        199,881.92          1
    1526 LAGO VISTA BOULEVARD          8.625          1,555.58         90
                                       8.375          1,555.58      223,000.00
    PALM HARBOR      FL   34685          1            12/30/97         04
    0410652325                           09           02/01/98         25
    410652325                            O            01/01/28
    0


    1681975          K08/G02             F          241,400.00         ZZ
                                         360        241,257.48          1
    110 VILLAMOURA WAY                 8.625          1,877.58         71
                                       8.375          1,877.58      340,000.00
    DULUTH           GA   30155          5            12/30/97         00
    0410666283                           03           02/01/98          0
    410666283                            O            01/01/28
    0


    1681977          K08/G02             F          108,750.00         ZZ
                                         360        108,603.57          1
    2095 NE 54TH COURT                 8.000            797.97         75
                                       7.750            797.97      145,000.00
    FT. LAUDERDALE   FL   33308          5            11/21/97         00
    0410610612                           05           01/01/98          0
    410610612                            O            12/01/27
    0


    1681980          K08/G02             F           92,800.00         ZZ
                                         360         92,745.21          2
    1480-82 CREST                      8.625            721.79         80
                                       8.375            721.79      116,000.00
    CLEVELAND HEIGH  OH   44118          1            12/31/97         00
    0410624803                           05           02/01/98          0
    410624803                            N            01/01/28
    0


    1681982          K08/G02             F           72,000.00         ZZ
                                         360         71,959.64          1
    2415 WILCOX ROAD                   8.875            572.86         90
                                       8.625            572.86       80,000.00
    MACEDON          NY   14502          1            12/31/97         01
    0410590731                           05           02/01/98         25
    410590731                            N            01/01/28
    0
1




    1681986          637/G02             F           44,000.00         T
                                         360         43,973.34          1
    125 WOODLAKE WYNDE                 8.500            338.33         80
                                       8.250            338.33       55,000.00
    OLDSMAR          FL   34677          1            12/19/97         00
    0430590091                           01           02/01/98          0
    8702565                              O            01/01/28
    0


    1681987          K08/G02             F           91,500.00         ZZ
                                         360         91,441.65          1
    15736 80TH DRIVE NORTH             8.250            687.41         57
                                       8.000            687.41      162,000.00
    PALM BEACH GARD  FL   33418          2            12/24/97         00
    0410654016                           05           02/01/98          0
    410654016                            O            01/01/28
    0


    1681988          K08/G02             F           49,500.00         ZZ
                                         360         49,470.77          1
    2413 N ALTON RD                    8.625            385.01         90
                                       8.375            385.01       55,000.00
    MCHENRY          IL   60050          1            12/19/97         04
    0410651699                           05           02/01/98         25
    410651699                            N            01/01/28
    0


    1681989          K08/G02             F          173,400.00         ZZ
                                         360        173,289.43          1
    4152 PINEWOOD LANE                 8.250          1,302.70         80
                                       8.000          1,302.70      216,790.00
    WESTON           FL   33331          1            12/29/97         00
    0410664601                           03           02/01/98          0
    410664601                            O            01/01/28
    0


    1681990          K08/G02             F          206,600.00         ZZ
                                         360        206,464.85          1
    4304 DONNYBROOKE PLACE             8.125          1,534.00         47
                                       7.875          1,534.00      440,000.00
    EL PASO          TX   79902          2            12/12/97         00
    0410647556                           05           02/01/98          0
    410647556                            O            01/01/28
    0


    1681992          K08/G02             F          109,000.00         ZZ
                                         360        108,930.50          1
1


    3266 W. BITTER ROOT CIR.           8.250            818.88         89
                                       8.000            818.88      123,000.00
    TAYLORSVILLE     UT   84118          2            12/22/97         04
    0410659171                           05           02/01/98         25
    410659171                            O            01/01/28
    0


    1681994          K08/G02             F           48,750.00         T
                                         360         48,719.69          1
    5008 GULF BLVD. UNIT #205          8.375            370.54         75
                                       8.125            370.54       65,000.00
    S. PADRE ISLAND  TX   78597          1            12/19/97         00
    0410658165                           20           02/01/98          0
    410658165                            O            01/01/28
    0


    1681995          K08/G02             F           61,200.00         ZZ
                                         360         61,164.79          3
    616 WEST JEFFERSON STREET          8.750            481.46         90
                                       8.500            481.46       68,000.00
    ELKHART          IN   46516          1            12/31/97         01
    0410663975                           05           02/01/98         25
    410663975                            N            01/01/28
    0


    1681996          K08/G02             F           45,000.00         ZZ
                                         360         44,974.11          2
    426 N 2ND STREET                   8.750            354.02         90
                                       8.500            354.02       50,000.00
    ELKHART          IN   46516          1            12/31/97         04
    0410665160                           05           02/01/98         25
    410665160                            N            01/01/28
    0


    1681997          K08/G02             F           76,500.00         ZZ
                                         360         76,455.98          4
    417 S. 6TH STREET                  8.750            601.83         90
                                       8.500            601.83       85,000.00
    ELKHART          IN   46516          1            12/31/97         04
    0410673768                           05           02/01/98         25
    410673768                            N            01/01/28
    0


    1682000          K08/G02             F           28,500.00         ZZ
                                         360         28,483.60          1
    4830 9TH STREET                    8.750            224.21         75
                                       8.500            224.21       38,000.00
    LUBBOCK          TX   79413          2            12/29/97         00
    0410665186                           05           02/01/98          0
1


    410665186                            N            01/01/28
    0


    1682004          K08/G02             F          209,100.00         ZZ
                                         360        209,100.00          1
    7550 ALLEN                         8.375          1,589.31         85
                                       8.125          1,589.31      246,000.00
    OCEOLA TOWNSHIP  MI   48430          5            12/31/97         10
    0410566566                           05           03/01/98         12
    410566566                            O            02/01/28
    0


    1682008          K08/G02             F          161,600.00         ZZ
                                         360        161,504.59          2
    190 HOLT STREET                    8.625          1,256.91         80
                                       8.375          1,256.91      202,000.00
    HACKENSACK       NJ   07603          1            12/16/97         00
    0410640015                           05           02/01/98          0
    410640015                            O            01/01/28
    0


    1682009          K08/G02             F           65,900.00         ZZ
                                         360         65,860.08          1
    2 ZENOBLE PLACE                    8.500            506.71         80
                                       8.250            506.71       82,498.00
    PALM COAST       FL   32164          1            01/05/98         00
    0410534317                           03           02/01/98          0
    410534317                            O            01/01/28
    0


    1682010          K08/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
    821 STENDHAL LANE                  7.875          1,450.14         48
                                       7.625          1,450.14      421,800.00
    CUPERTINO        CA   95014          1            01/06/98         00
    0410678304                           05           03/01/98          0
    410678304                            O            02/01/28
    0


    1682019          K08/G02             F          260,000.00         ZZ
                                         360        260,000.00          1
    146 SPOFFORD ROAD                  7.750          1,862.67         80
                                       7.500          1,862.67      325,000.00
    BOXFORD          MA   01921          1            01/14/98         00
    0410677793                           05           03/01/98          0
    410677793                            O            02/01/28
    0


1


    1682023          K08/G02             F          180,000.00         ZZ
                                         360        180,000.00          4
    515 16TH AVENUE WEST               8.250          1,352.28         60
                                       8.000          1,352.28      300,000.00
    KIRKLAND         WA   98033          5            01/07/98         00
    0410660971                           05           03/01/98          0
    410660971                            N            02/01/28
    0


    1682024          K08/G02             F          210,000.00         ZZ
                                         360        210,000.00          1
    4066 SOUTH ELLIOTT PRAIRIE ROA     8.375          1,596.15         64
                                       8.125          1,596.15      330,000.00
    WOODBURN         OR   97071          2            01/08/98         00
    0410658314                           05           03/01/98          0
    410658314                            O            02/01/28
    0


    1682031          G75/G75             F           90,400.00         ZZ
                                         360         90,336.19          1
    323 EAST 3RD AVENUE                7.750            647.64         80
                                       7.500            647.64      113,000.00
    ROSELLE          NJ   07203          1            12/16/97         00
    03392165                             05           02/01/98          0
    03392165                             O            01/01/28
    0


    1682037          G75/G75             F           66,400.00         ZZ
                                         360         66,358.73          1
    109-C SUNSHINE LANE                8.375            504.69         90
                                       8.125            504.69       73,800.00
    WINTERVILLE      NC   28590          1            12/09/97         10
    03408386                             07           02/01/98         25
    03408386                             N            01/01/28
    0


    1682039          K08/G02             F          145,000.00         ZZ
                                         360        144,905.15          1
    134 NORTH IRIS AVENUE              8.125          1,076.62         72
                                       7.875          1,076.62      204,000.00
    HAXTON           CO   80731          5            12/03/97         00
    0410630479                           05           02/01/98          0
    410630479                            O            01/01/28
    0


    1682044          G75/G75             F           60,300.00         ZZ
                                         360         60,112.80          2
    2741 CANNON STREET                 8.000            442.47         90
                                       7.750            442.47       67,000.00
1


    ROCKFORD         IL   61109          1            11/24/97         14
    03390262                             05           01/01/98         25
    03390262                             N            12/01/27
    0


    1682053          G75/G75             F           58,500.00         ZZ
                                         360         58,466.34          1
    33 FULLER STREET                   8.750            460.22         90
                                       8.500            460.22       65,000.00
    BROCKTON         MA   02401          1            12/24/97         10
    03421017                             05           02/01/98         25
    03421017                             N            01/01/28
    0


    1682055          G75/G75             F          315,000.00         ZZ
                                         360        314,607.05          1
    9208 IDA                           8.375          2,394.23         75
                                       8.125          2,394.23      420,000.00
    MORTON GROVE     IL   60053          1            11/10/97         00
    03385526                             05           01/01/98          0
    03385526                             O            12/01/27
    0


    1682062          G75/G75             F          116,000.00         ZZ
                                         360        115,922.16          1
    7521 NC HWY 68 NORTH               8.000            851.17         68
                                       7.750            851.17      172,000.00
    OAK RIDGE        NC   27310          2            12/05/97         00
    03386275                             05           02/01/98          0
    03386275                             O            01/01/28
    0


    1682065          E86/G02             F          186,000.00         ZZ
                                         360        186,000.00          1
    13 BOULDERBERG ROAD                8.875          1,479.90         75
                                       8.625          1,479.90      248,000.00
    TOMKINS COVE     NY   10986          1            01/16/98         00
    0430589028                           05           03/01/98          0
    20261                                O            02/01/28
    0


    1682067          G75/G75             F          103,500.00         ZZ
                                         360        103,367.53          4
    543 GRAFTON STREET                 8.250            777.57         90
                                       8.000            777.57      115,000.00
    WORCESTOR        MA   01604          1            11/18/97         10
    03379078                             05           01/01/98         25
    03379078                             N            12/01/27
    0
1




    1682075          G75/G75             F          110,000.00         ZZ
                                         360        109,848.10          1
    115 W QUACKENBUSH AVE              7.875            797.58         59
                                       7.625            797.58      187,000.00
    DUMONT           NJ   07628          5            11/06/97         00
    03343453                             05           01/01/98          0
    03343453                             O            12/01/27
    0


    1682076          G75/G75             F          200,000.00         ZZ
                                         360        199,730.71          1
    682 SOUTH STREET                   8.000          1,467.53         80
                                       7.750          1,467.53      250,000.00
    SHREWSBURY       MA   01545          1            11/14/97         00
    03358579                             05           01/01/98          0
    03358579                             O            12/01/27
    0


    1682077          G75/G75             F           93,350.00         ZZ
                                         360         93,296.29          2
    2508 OLDE OAKS LANE                8.750            734.39         90
                                       8.500            734.39      103,750.00
    GREENSBORO       NC   27406          1            12/03/97         10
    03401231                             05           02/01/98         25
    03401231                             N            01/01/28
    0


    1682078          G75/G75             F          150,000.00         ZZ
                                         360        149,851.84          3
    70 LOUIS STREET                    9.500          1,261.29         83
                                       9.250          1,261.29      182,000.00
    NEW BRUNSWICK    NJ   08901          1            11/14/97         10
    03354711                             05           01/01/98         12
    03354711                             N            12/01/27
    0


    1682083          G75/G75             F           93,350.00         ZZ
                                         360         93,296.29          2
    2510 OLDE OAK LANE                 8.750            734.39         90
                                       8.500            734.39      103,750.00
    GREENSBORO       NC   27406          1            12/03/97         10
    03401279                             05           02/01/98         25
    03401279                             N            01/01/28
    0


    1682084          G75/G75             F          109,200.00         ZZ
                                         360        109,063.78          1
1


    110 KEMPER COURT                   8.375            830.00         80
                                       8.125            830.00      136,550.00
    INDEPENDENCE     NJ   07840          1            11/14/97         00
    03354002                             09           01/01/98          0
    03354002                             O            12/01/27
    0


    1682085          G75/G75             F          152,000.00         ZZ
                                         360        151,795.32          1
    6409 GWINNETT LANE                 8.000          1,115.33         80
                                       7.750          1,115.33      190,000.00
    BOWIE            MD   20720          1            11/21/97         00
    03368152                             03           01/01/98          0
    03368152                             O            12/01/27
    0


    1682086          G75/G75             F          175,100.00         ZZ
                                         360        174,907.98          1
    16412 S AVENEL                     9.000          1,408.90         85
                                       8.750          1,408.90      206,000.00
    ORLAND PARK      IL   60462          1            12/01/97         14
    03391997                             07           01/01/98         20
    03391997                             N            12/01/27
    0


    1682087          G75/G75             F           74,700.00         ZZ
                                         360         74,622.24          3
    61 RAYMOND STREET                  9.250            614.54         90
                                       9.000            614.54       83,000.00
    WORCESTER        MA   01607          1            11/24/97         14
    03384093                             05           01/01/98         25
    03384093                             N            12/01/27
    0


    1682089          G75/G75             F          102,550.00         ZZ
                                         360        102,481.19          1
    1687 CARTERS CREEK PIKE            8.000            752.48         80
                                       7.750            752.48      128,200.00
    COLUMBIA         TN   38401          1            12/04/97         00
    03406003                             05           02/01/98          0
    03406003                             O            01/01/28
    0


    1682090          G75/G75             F          143,900.00         ZZ
                                         360        143,738.04          1
    5420 SILO HILL ROAD                8.875          1,144.94         90
                                       8.625          1,144.94      159,900.00
    DOYLESTOWN       PA   18901          1            11/28/97         10
    03397557                             01           01/01/98         25
1


    03397557                             N            12/01/27
    0


    1682094          G75/G75             F          117,000.00         ZZ
                                         360        116,868.32          1
    6401 LAKE BRANDT RD                8.875            930.91         90
                                       8.625            930.91      130,000.00
    SUMMERFIELD      NC   27358          1            11/25/97         14
    03400152                             05           01/01/98         25
    03400152                             N            12/01/27
    0


    1682095          G75/G75             F           51,300.00         ZZ
                                         360         51,271.97          2
    LOT 42 WILLOW CREEK COURT          9.000            412.78         90
                                       8.750            412.78       57,000.00
    NASHVILLE        TN   37206          1            12/30/97         10
    03419149                             05           02/01/98         35
    03419149                             N            01/01/28
    0


    1682096          G75/G75             F           88,750.00         ZZ
                                         360         88,644.82          1
    107 FOX TRAIL                      8.625            690.29         80
                                       8.375            690.29      110,957.00
    NASHVILLE        TN   37221          1            11/26/97         00
    03401837                             01           01/01/98          0
    03401837                             O            12/01/27
    0


    1682097          G75/G75             F           57,800.00         ZZ
                                         360         57,726.02          1
    180 KENNEDY LANE                   8.250            434.24         90
                                       8.000            434.24       64,250.00
    ETTERS           PA   17319          1            11/26/97         10
    03399335                             05           01/01/98         25
    03399335                             N            12/01/27
    0


    1682098          G75/G75             F           50,000.00         ZZ
                                         360         49,372.47          1
    303 44TH STREET NE                 8.750            393.36         80
                                       8.500            393.36       62,500.00
    WASHINGTON       DC   20019          1            11/28/97         00
    03396606                             05           01/01/98          0
    03396606                             N            12/01/27
    0


1


    1682099          G75/G75             F          250,250.00         ZZ
                                         360        249,945.71          1
    619 A STREET NE                    8.500          1,924.21         65
                                       8.250          1,924.21      385,000.00
    WASHINGTON       DC   20002          5            11/10/97         00
    03382936                             07           01/01/98          0
    03382936                             O            12/01/27
    0


    1682104          G75/G75             F          355,600.00         ZZ
                                         360        355,373.24          1
    4429 LOWELL STREET NW              8.250          2,671.51         70
                                       8.000          2,671.51      508,000.00
    WASHINGTON       DC   20016          1            12/03/97         00
    03400607                             05           02/01/98          0
    03400607                             O            01/01/28
    0


    1682105          G75/G75             F           51,000.00         ZZ
                                         360         50,971.41          1
    3027 SOUTH 68TH STREET             8.875            405.78         85
                                       8.625            405.78       60,000.00
    PHILADELPHIA     PA   19142          1            12/12/97         10
    03407170                             07           02/01/98         20
    03407170                             N            01/01/28
    0


    1682106          G75/G75             F           72,000.00         ZZ
                                         360         71,958.57          2
    249 AUBURN STREET                  8.750            566.43         90
                                       8.500            566.43       80,000.00
    CRANSTON         RI   02910          1            12/05/97         14
    03389853                             05           02/01/98         25
    03389853                             N            01/01/28
    0


    1682108          G75/G75             F           95,200.00         ZZ
                                         360         95,200.00          1
    518 68TH PLACE                     8.375            723.59         85
                                       8.125            723.59      112,000.00
    SEAT PLEASANT    MD   20743          5            01/01/98         14
    03421601                             05           03/01/98         12
    03421601                             O            02/01/28
    0


    1682109          G75/G75             F           31,100.00         ZZ
                                         360         31,064.99          1
    27 WILLIS STREET  UNIT 11          8.875            247.45         80
                                       8.625            247.45       38,900.00
1


    FRAMINGHAM       MA   01701          1            11/25/97         00
    03382239                             01           01/01/98          0
    03382239                             N            12/01/27
    0


    1682110          G75/G75             F           54,000.00         ZZ
                                         360         53,925.43          1
    2311 BLUESTONE DRIVE               7.875            391.54         80
                                       7.625            391.54       67,500.00
    RICHMOND         VA   23223          1            11/21/97         00
    03376414                             05           01/01/98          0
    03376414                             N            12/01/27
    0


    1682117          G75/G75             F          437,950.00         ZZ
                                         360        437,698.03          1
    3553 MERWIN TEN MILE ROAD          8.750          3,445.36         74
                                       8.500          3,445.36      592,000.00
    CINCINNATI       OH   45245          2            11/26/97         00
    03347615                             05           02/01/98          0
    03347615                             O            01/01/28
    0


    1682118          G75/G75             F          137,500.00         ZZ
                                         360        137,407.74          1
    8532 SCHOOL STREET                 8.000          1,008.93         55
                                       7.750          1,008.93      250,000.00
    MORTON GROVE     IL   60053          5            12/24/97         00
    03409275                             05           02/01/98          0
    03409275                             O            01/01/28
    0


    1682119          G75/G75             F           72,000.00         ZZ
                                         360         71,921.05          3
    30-32-34 S MAIN ST                 9.000            579.33         90
                                       8.750            579.33       80,000.00
    SMITHSBURG       MD   21783          1            11/21/97         10
    03355799                             05           01/01/98         25
    03355799                             N            12/01/27
    0


    1682120          G75/G75             F           52,000.00         ZZ
                                         360         51,939.94          1
    2961 JESSUP ROAD                   8.750            409.09         38
                                       8.500            409.09      139,900.00
    CINCINNATI       OH   45239          5            11/10/97         00
    03387138                             05           01/01/98          0
    03387138                             O            12/01/27
    0
1




    1682121          G75/G75             F          200,000.00         ZZ
                                         360        199,890.75          1
    325 WEST 7TH STREET                9.000          1,609.25         72
                                       8.750          1,609.25      278,720.00
    CHARLOTTE        NC   28202          1            12/12/97         00
    03385994                             01           02/01/98          0
    03385994                             O            01/01/28
    0


    1682122          G75/G75             F           34,000.00         ZZ
                                         360         33,829.92          2
    4808 S ADA AVENUE                  8.375            258.43         90
                                       8.125            258.43       37,860.00
    CHICAGO          IL   60609          1            11/07/97         10
    03381542                             05           01/01/98         25
    03381542                             N            12/01/27
    0


    1682167          G75/G75             F           68,400.00         ZZ
                                         360         68,320.99          1
    2221 LYNNWOOD                      8.750            538.11         90
                                       8.500            538.11       76,000.00
    CREST HILL       IL   60435          1            11/17/97         10
    03383053                             05           01/01/98         25
    03383053                             N            12/01/27
    0


    1682172          G75/G75             F           73,150.00         ZZ
                                         360         73,048.99          3
    6163 WEBSTER STREET                7.875            530.39         95
                                       7.625            530.39       77,000.00
    PHILEDELPHIA     PA   19143          1            11/21/97         04
    03378658                             05           01/01/98         30
    03378658                             O            12/01/27
    0


    1682197          G75/G75             F          268,500.00         ZZ
                                         360        268,147.53          1
    66 EAST LANE                       8.125          1,993.61         71
                                       7.875          1,993.61      378,500.00
    STAMFORD         CT   06905          1            11/24/97         00
    03401180                             05           01/01/98          0
    03401180                             O            12/01/27
    0


    1682201          G75/G75             F           82,800.00         ZZ
                                         360         82,748.54          4
1


    402 2ND STREET NO                  8.375            629.34         90
                                       8.125            629.34       92,000.00
    SARTELL          MN   56377          1            12/29/97         04
    03420940                             05           02/01/98         25
    03420940                             N            01/01/28
    0


    1682204          G75/G75             F          400,000.00         ZZ
                                         360        400,000.00          1
    46 IRONWOOD ROAD                   8.000          2,935.06         75
                                       7.750          2,935.06      534,000.00
    TRUMBULL         CT   06611          1            01/09/98         00
    03406318                             05           03/01/98          0
    03406318                             O            02/01/28
    0


    1682206          B75/G02             F          132,000.00         ZZ
                                         360        132,000.00          4
    9710 BUENA VENTURA ROAD NE         8.375          1,003.30         80
                                       8.125          1,003.30      165,000.00
    ALBUQUERQUE      NM   87123          1            01/12/98         00
    0430589176                           05           03/01/98          0
    7013790                              N            02/01/28
    0


    1682207          B75/G02             F          132,000.00         ZZ
                                         360        132,000.00          4
    132 ERBBE STREET NE                8.375          1,003.30         80
                                       8.125          1,003.30      165,000.00
    ALBUQUERQUE      NM   87123          1            01/12/98         00
    0430582197                           05           03/01/98          0
    7013774                              N            02/01/28
    0


    1682208          G75/G75             F          107,900.00         ZZ
                                         360        107,781.68          1
    4770 SEMINOLE COURT                9.000            868.19         90
                                       8.750            868.19      119,900.00
    WINSTON SALEM    NC   27127          1            11/12/97         14
    03371402                             05           01/01/98         25
    03371402                             N            12/01/27
    0


    1682211          G75/G75             F          161,750.00         ZZ
                                         360        161,661.65          1
    317 W 7TH STREET, 5A               9.000          1,301.48         85
                                       8.750          1,301.48      190,520.00
    CHARLOTTE        NC   28202          1            12/31/97         10
    03419454                             01           02/01/98         20
1


    03419454                             N            01/01/28
    0


    1682213          B75/G02             F          132,000.00         ZZ
                                         360        132,000.00          4
    136 ERBBE STREET NE                8.375          1,003.30         80
                                       8.125          1,003.30      165,000.00
    ALBUQUERQUE      NM   87123          1            01/12/98         00
    0430581702                           05           03/01/98          0
    7013782                              N            02/01/28
    0


    1682218          180/G02             F           27,450.00         ZZ
                                         360         27,434.21          1
    1001 EAU GALLIE BOULEVARD          8.750            215.95         90
    #220                               8.500            215.95       30,500.00
    MELBOURNE        FL   32935          1            12/31/97         04
    0430582411                           01           02/01/98         25
    4897013                              N            01/01/28
    0


    1682229          180/G02             F          248,000.00         ZZ
                                         360        247,820.50          1
    422 BIRKHAVEN PLACE                7.625          1,755.33         80
                                       7.375          1,755.33      310,000.00
    SAN JOSE         CA   95138          1            12/08/97         00
    0430581777                           03           02/01/98          0
    4879276                              O            01/01/28
    0


    1682232          180/G02             F           74,250.00         ZZ
                                         360         74,206.16          4
    1110 12 14 16 S BROCKWAY           8.625            577.51         90
                                       8.375            577.51       82,500.00
    OLATHE           KS   66061          1            12/16/97         04
    0430580209                           05           02/01/98         25
    1733                                 N            01/01/28
    0


    1682234          927/G02             F           88,000.00         ZZ
                                         360         87,937.88          2
    425 EAST SAINT VRAIN STREET        7.750            630.45         80
                                       7.500            630.45      110,000.00
    COLORADO SPRING  CO   80903          1            12/23/97         00
    0430580795                           05           02/01/98          0
    350975                               N            01/01/28
    0


1


    1682237          B75/G02             F          114,950.00         ZZ
                                         360        114,874.81          1
    1811 WEST 135TH PLACE              8.125            853.50         74
                                       7.875            853.50      155,569.00
    WESTMINSTER      CO   80234          1            12/09/97         00
    0430583682                           05           02/01/98          0
    7009525                              N            01/01/28
    0


    1682255          721/G02             F          172,000.00         ZZ
                                         360        172,000.00          1
    21603 158TH DRIVE NORTH            8.750          1,353.13         80
                                       8.500          1,353.13      215,000.00
    SUN CITY WEST    AZ   85375          1            01/13/98         00
    0430580985                           03           03/01/98          0
    7810037986                           O            02/01/28
    0


    1682260          638/G02             F          204,500.00         ZZ
                                         360        204,500.00          3
    473 475 477 SOUTH 400 WEST         8.750          1,608.80         78
                                       8.500          1,608.80      265,000.00
    LINDON           UT   84042          2            01/14/98         00
    0430576645                           05           03/01/98          0
    8697045                              N            02/01/28
    0


    1682281          B75/G02             F           55,000.00         ZZ
                                         360         54,965.81          1
    712 FLORIDA AVENUE                 8.375            418.04         45
                                       8.125            418.04      123,000.00
    TARPON SPRINGS   FL   34689          5            12/26/97         00
    0430579730                           05           02/01/98          0
    7180425                              O            01/01/28
    0


    1682286          G75/G75             F           20,250.00         ZZ
                                         360         20,225.99          1
    54 MEMPHIS COURT                   8.625            157.51         90
                                       8.375            157.51       22,511.00
    WINSLOW          NJ   08081          1            11/28/97         10
    03412688                             07           01/01/98         25
    03412688                             N            12/01/27
    0


    1682291          G75/G75             F           57,050.00         ZZ
                                         360         57,018.84          3
    2723 WALNUT STREET                 9.000            459.04         90
                                       8.750            459.04       63,400.00
1


    HARRISBURG       PA   17103          1            12/05/97         14
    03399311                             05           02/01/98         25
    03399311                             N            01/01/28
    0


    1682292          G75/G75             F           94,500.00         ZZ
                                         360         94,396.37          4
    619 W MAIN & 628 W AIRY ST         9.000            760.37         90
                                       8.750            760.37      105,000.00
    NORRISTOWN       PA   19401          1            11/28/97         10
    03411369                             05           01/01/98         25
    03411369                             N            12/01/27
    0


    1682293          G75/G75             F           63,750.00         ZZ
                                         360         63,670.47          1
    2651 HUFFINE MILL ROAD             8.375            484.55         85
                                       8.125            484.55       75,000.00
    MCLEANSVILLE     NC   27301          5            11/14/97         10
    03390286                             05           01/01/98         17
    03390286                             O            12/01/27
    0


    1682294          G75/G75             F          100,350.00         ZZ
                                         360        100,350.00          1
    8919 WOODLAND PARK LANE            7.875            727.61         80
                                       7.625            727.61      125,440.00
    CHARLOTTE        NC   28214          1            01/08/98         00
    03419175                             03           03/01/98          0
    03419175                             O            02/01/28
    0


    1682295          G75/G75             F          144,900.00         ZZ
                                         360        144,820.85          1
    202 DRYWOOD PLACE                  9.000          1,165.90         90
                                       8.750          1,165.90      161,000.00
    CARY             NC   27513          1            12/18/97         10
    03422932                             05           02/01/98         25
    03422932                             N            01/01/28
    0


    1682296          G75/G75             F           85,000.00         ZZ
                                         360         84,942.97          2
    77 WILLIAMS STREET                 8.000            623.70         80
                                       7.750            623.70      107,000.00
    NEW HAVEN        CT   06511          5            12/18/97         00
    03409768                             05           02/01/98          0
    03409768                             O            01/01/28
    0
1




    1682297          G75/G75             F          212,000.00         ZZ
                                         360        211,707.24          1
    104 COPPERSTONE LN                 7.875          1,537.15         80
                                       7.625          1,537.15      265,000.00
    CARY             NC   27511          5            11/25/97         00
    03399208                             05           01/01/98          0
    03399208                             O            12/01/27
    0


    1682299          976/976             F           76,400.00         ZZ
                                         360         76,198.04          1
    4711 HIGHWAY 72                    8.125            567.27         80
                                       7.875            567.27       95,550.00
    NEW PLYMOUTH     ID   83655          1            09/25/97         00
    179167                               05           11/01/97          0
    179167                               N            10/01/27
    0


    1682300          976/976             F          126,000.00         ZZ
                                         360        125,925.61          1
    1922 NORTH BANSTEAD PLACE          8.625            980.02         80
                                       8.375            980.02      157,500.00
    MERIDIAN         ID   83642          1            12/16/97         00
    179374                               03           02/01/98          0
    179374                               O            01/01/28
    0


    1682301          976/976             F           58,500.00         ZZ
                                         360         58,461.72          3
    531 NORTH FIR STREET               8.125            434.37         90
                                       7.875            434.37       65,000.00
    SHOSHONE         ID   83352          1            12/11/97         04
    179621                               05           02/01/98         25
    179621                               O            01/01/28
    0


    1682302          976/976             F           87,000.00         ZZ
                                         360         86,940.12          1
    10112 EAST GRAY HAWK DRIVE         7.875            630.82         75
                                       7.625            630.82      116,328.00
    TUCSON           AZ   85730          1            12/11/97         00
    308748                               05           02/01/98          0
    308748                               N            01/01/28
    0


    1682303          976/976             F          108,000.00         ZZ
                                         360        107,791.97          1
1


    29863 CHRISTOPHER COURT            8.250            811.37         65
                                       8.000            811.37      167,000.00
    MECHANICSVILLE   MD   20659          5            10/03/97         00
    349451                               05           12/01/97          0
    349451                               N            11/01/27
    0


    1682304          976/976             F           81,000.00         ZZ
                                         360         80,953.40          1
    11336 LANTERN ROAD                 8.750            637.23         90
                                       8.500            637.23       90,000.00
    FISHERS          IN   46038          1            12/11/97         10
    5131831                              05           02/01/98         25
    5131831                              N            01/01/28
    0


    1682305          976/976             F           74,250.00         ZZ
                                         360         74,210.48          1
    10960 AMBUSH                       9.125            604.13         90
                                       8.875            604.13       82,500.00
    ST. LOUIS        MO   63123          1            12/03/97         04
    5134215                              05           02/01/98         25
    5134215                              N            01/01/28
    0


    1682306          976/976             F           98,400.00         ZZ
                                         360         98,332.28          1
    1740 DOVER ROAD                    7.875            713.47         80
                                       7.625            713.47      123,000.00
    EPSOM            NH   03234          1            12/15/97         00
    5136017                              05           02/01/98          0
    5136017                              O            01/01/28
    0


    1682307          976/976             F          126,900.00         ZZ
                                         360        126,825.07          4
    100 ASH STREET                     8.625            987.02         90
                                       8.375            987.02      141,000.00
    NASHUA           NH   03060          2            12/22/97         21
    5136126                              05           02/01/98         25
    5136126                              O            01/01/28
    0


    1682308          976/976             F          109,000.00         ZZ
                                         360        108,932.25          1
    740 WEST ROAD 1 NORTH              8.375            828.48         45
                                       8.125            828.48      245,000.00
    CHINO VALLEY     AZ   86323          2            12/19/97         00
    5136311                              05           02/01/98          0
1


    5136311                              O            01/01/28
    0


    1682309          976/976             F          629,000.00         ZZ
                                         360        626,623.65          1
    2205 SW 21ST AVENUE                8.125          4,670.31         79
                                       7.875          4,670.31      800,000.00
    PORTLAND         OR   97201          2            11/26/97         00
    5136427                              05           01/01/98          0
    5136427                              O            12/01/27
    0


    1682310          976/976             F           36,000.00         ZZ
                                         360         35,979.81          1
    1800 MAGNOLIA AVENUE               8.875            286.44         80
                                       8.625            286.44       45,000.00
    CHICO            CA   95926          1            12/02/97         00
    5136886                              05           02/01/98          0
    5136886                              N            01/01/28
    0


    1682312          976/976             F           90,000.00         T
                                         360         89,938.06          1
    2531 SOUTH KIHEI ROAD #D-512       7.875            652.57         71
                                       7.625            652.57      128,000.00
    KIHEI            HI   96753          1            12/10/97         00
    5138426                              01           02/01/98          0
    5138426                              O            01/01/28
    0


    1682313          976/976             F          170,400.00         ZZ
                                         360        170,203.21          1
    532 27TH AVENUE                    8.750          1,340.54         80
                                       8.500          1,340.54      213,000.00
    SEATTLE          WA   98122          5            11/21/97         00
    5139251                              05           01/01/98          0
    5139251                              N            12/01/27
    0


    1682314          976/976             F           47,200.00         ZZ
                                         360         47,129.72          1
    116 WEST MONTGOMERY AVENUE         7.500            330.03         80
                                       7.250            330.03       59,000.00
    SPOKANE          WA   99205          1            11/19/97         00
    5139483                              05           01/01/98          0
    5139483                              N            12/01/27
    0


1


    1682315          976/976             F          200,000.00         ZZ
                                         360        199,881.92          4
    9725-27-29-31 LAKE STEILACOOM      8.625          1,555.58         73
    DRIVE S.W.                         8.375          1,555.58      275,000.00
    LAKEWOOD         WA   98498          5            12/22/97         00
    5139534                              05           02/01/98          0
    5139534                              N            01/01/28
    0


    1682316          976/976             F           82,500.00         ZZ
                                         360         82,450.01          1
    17364 CHINA GULCH WAY              8.500            634.36         75
                                       8.250            634.36      110,000.00
    ANDERSON         CA   96007          5            12/17/97         00
    5140234                              05           02/01/98          0
    5140234                              N            01/01/28
    0


    1682317          976/976             F           48,750.00         ZZ
                                         360         48,687.60          2
    2950 TURPIN AVENUE                 8.250            366.25         65
                                       8.000            366.25       75,000.00
    RIVERBANK        CA   95367          5            11/19/97         00
    5140692                              05           01/01/98          0
    5140692                              N            12/01/27
    0


    1682318          976/976             F           56,550.00         ZZ
                                         360         56,475.13          1
    1942 COLEY AVENUE                  8.125            419.89         65
                                       7.875            419.89       87,000.00
    ESCALON          CA   95320          5            11/19/97         00
    5140693                              05           01/01/98          0
    5140693                              N            12/01/27
    0


    1682319          976/976             F          138,750.00         ZZ
                                         360        138,585.57          4
    2044-2050 ESTHER DRIVE             8.625          1,079.19         75
                                       8.375          1,079.19      185,000.00
    MODESTO          CA   95350          5            11/19/97         00
    5140694                              05           01/01/98          0
    5140694                              N            12/01/27
    0


    1682320          976/976             F           54,750.00         ZZ
                                         360         54,683.41          1
    1705 DILLON DRIVE                  8.500            420.99         75
                                       8.250            420.99       73,000.00
1


    MODESTO          CA   95350          5            11/19/97         00
    5140695                              05           01/01/98          0
    5140695                              N            12/01/27
    0


    1682321          976/976             F           45,000.00         ZZ
                                         360         44,927.87          1
    824 EAST EVENING GLOW AVENUE       8.625            350.01         75
                                       8.375            350.01       60,000.00
    REEDLEY          CA   93654          5            11/21/97         00
    5140716                              05           01/01/98          0
    5140716                              N            12/01/27
    0


    1682322          976/976             F           80,250.00         T
                                         360         80,108.64          1
    22767 BRET HARTE DRIVE             8.250            602.90         75
                                       8.000            602.90      107,000.00
    TWAIN HARTE      CA   95383          1            11/21/97         00
    5140717                              05           01/01/98          0
    5140717                              O            12/01/27
    0


    1682323          976/976             F          172,000.00         ZZ
                                         360        171,890.32          1
    1101 SARATOGA COURT                8.250          1,292.18         80
                                       8.000          1,292.18      215,000.00
    TRACY            CA   95376          1            12/01/97         00
    5140733                              05           02/01/98          0
    5140733                              N            01/01/28
    0


    1682325          976/976             F          147,000.00         ZZ
                                         360        146,893.60          1
    10051 BARBARA CIRCLE               7.625          1,040.46         80
                                       7.375          1,040.46      184,000.00
    BUENA PARK       CA   90620          5            12/22/97         00
    5140942                              05           02/01/98          0
    5140942                              O            01/01/28
    0


    1682326          976/976             F          252,450.00         ZZ
                                         360        252,074.11          1
    5483 SENECA PLACE                  7.500          1,765.17         90
                                       7.250          1,765.17      280,500.00
    SIMI VALLEY      CA   93063          1            11/17/97         11
    5141530                              05           01/01/98         25
    5141530                              O            12/01/27
    0
1




    1682328          976/976             F          112,000.00         ZZ
                                         360        111,824.73          1
    13155 NEWLAND STREET               7.250            764.04         80
                                       7.000            764.04      140,000.00
    GARDEN GROVE     CA   92844          5            11/20/97         00
    5141600                              01           01/01/98          0
    5141600                              O            12/01/27
    0


    1682329          976/976             F          140,800.00         ZZ
                                         360        140,707.89          1
    1772 CLARK LAKE                    8.125          1,045.44         80
                                       7.875          1,045.44      176,000.00
    BRIGHTON TWP     MI   48116          2            12/19/97         00
    5142000                              05           02/01/98          0
    5142000                              O            01/01/28
    0


    1682330          976/976             F          132,000.00         ZZ
                                         360        131,813.06          1
    29804 WHITEHALL                    7.750            945.67         38
                                       7.500            945.67      352,000.00
    FARMINGTON HILL  MI   48331          2            11/20/97         00
    5142008                              05           01/01/98          0
    5142008                              O            12/01/27
    0


    1682331          976/976             F          154,400.00         ZZ
                                         360        154,301.54          1
    2709 FLEMING STREET                8.250          1,159.96         80
                                       8.000          1,159.96      193,000.00
    ALEXANDRIA       VA   22306          5            12/09/97         00
    5142697                              05           02/01/98          0
    5142697                              O            01/01/28
    0


    1682332          976/976             F          125,200.00         ZZ
                                         360        125,115.99          1
    4400 GULF BOULEVARD                8.000            918.68         80
                                       7.750            918.68      156,500.00
    SOUTH PADRE ISL  TX   78597          1            12/03/97         00
    5143352                              08           02/01/98          0
    5143352                              O            01/01/28
    0


    1682333          976/976             F           93,750.00         ZZ
                                         360         93,694.65          1
1


    697 FLORAL AVENUE                  8.625            729.18         75
                                       8.375            729.18      125,000.00
    NEW BRAUNFELS    TX   78130          5            12/17/97         00
    5143396                              05           02/01/98          0
    5143396                              N            01/01/28
    0


    1682334          976/976             F          236,300.00         ZZ
                                         360        235,873.04          1
    11205 CEZANNE STREET               7.875          1,713.34         95
                                       7.625          1,713.34      248,763.00
    AUSTIN           TX   78726          1            11/25/97         04
    5143414                              03           01/01/98         30
    5143414                              O            12/01/27
    0


    1682335          976/976             F           40,000.00         ZZ
                                         360         39,953.79          1
    6084 GLACIER SUN DRIVE             8.750            314.69         80
                                       8.500            314.69       50,000.00
    SAN ANTONIO      TX   78244          5            11/25/97         00
    5143424                              05           01/01/98          0
    5143424                              N            12/01/27
    0


    1682337          976/976             F           97,200.00         ZZ
                                         360         97,072.39          1
    2300 BENJAMIN ST N.E.              8.125            721.71         80
                                       7.875            721.71      121,500.00
    MINNEAPOLIS      MN   55418          1            11/21/97         00
    5143593                              05           01/01/98          0
    5143593                              O            12/01/27
    0


    1682338          976/976             F           50,130.00         ZZ
                                         360         50,073.58          1
    HC 4, BOX 238                      8.875            398.86         90
                                       8.625            398.86       55,700.00
    DEER RIVER       MN   56636          1            11/14/97         11
    5143715                              05           01/01/98         25
    5143715                              N            12/01/27
    0


    1682339          976/976             F           40,400.00         ZZ
                                         360         40,353.33          2
    822-824 HEYL AVENUE                8.750            317.83         90
                                       8.500            317.83       44,900.00
    COLUMBUS         OH   43206          1            11/14/97         04
    5143859                              05           01/01/98         25
1


    5143859                              N            12/01/27
    0


    1682340          976/976             F           63,700.00         ZZ
                                         360         63,666.10          3
    429-31 & 431 1/2 YOUNG STREET      9.125            518.29         75
                                       8.875            518.29       85,000.00
    PIQUA            OH   45356          2            12/30/97         00
    5144068                              05           02/01/98          0
    5144068                              N            01/01/28
    0


    1682341          976/976             F          184,900.00         ZZ
                                         360        184,691.91          3
    47 SAVIN AVENUE                    8.875          1,471.15         90
                                       8.625          1,471.15      205,500.00
    NORWOOD          MA   02062          1            11/25/97         04
    5144720                              05           01/01/98         25
    5144720                              N            12/01/27
    0


    1682342          976/976             F          566,000.00         ZZ
                                         360        565,218.40          1
    134 ST. BOTOLPH STREET             7.875          4,103.90         77
                                       7.625          4,103.90      740,000.00
    BOSTON           MA   02115          1            12/05/97         00
    5144750                              07           01/01/98          0
    5144750                              O            12/01/27
    0


    1682343          976/976             F          108,900.00         ZZ
                                         360        108,843.54          3
    47-49 SUMNER STREET                9.250            895.90         90
                                       9.000            895.90      121,000.00
    NORTH ATTLEBORO  MA   02760          1            12/18/97         04
    5144838                              05           02/01/98         25
    5144838                              N            01/01/28
    0


    1682344          976/976             F           58,000.00         ZZ
                                         360         57,967.48          2
    152 THIRD STREET                   8.875            461.48         80
                                       8.625            461.48       72,500.00
    CAMBRIDGE        MA   02141          1            12/08/97         00
    5144882                              05           02/01/98          0
    5144882                              N            01/01/28
    0


1


    1682345          976/976             F          104,000.00         ZZ
                                         360        103,941.69          4
    4304 ERICKSON DRIVE                8.875            827.48         80
                                       8.625            827.48      130,000.00
    COLORADO SPRING  CO   80906          5            12/04/97         00
    5145180                              05           02/01/98          0
    5145180                              N            01/01/28
    0


    1682346          976/976             F          104,000.00         ZZ
                                         360        103,941.69          4
    1716 HAMPTON SOUTH                 8.875            827.48         80
                                       8.625            827.48      130,000.00
    COLORADO SPRING  CO   80906          5            12/04/97         00
    5145181                              05           02/01/98          0
    5145181                              N            01/01/28
    0


    1682347          976/976             F           55,000.00         ZZ
                                         360         54,966.67          1
    218 EAST MONTEZUMA #3              8.500            422.91         62
                                       8.250            422.91       89,000.00
    CORTEZ           CO   81321          1            12/09/97         00
    5145207                              05           02/01/98          0
    5145207                              O            01/01/28
    0


    1682348          976/976             F           97,400.00         ZZ
                                         360         97,334.64          1
    585 RENAISSANCE LOOP S.E.          8.000            714.69         75
                                       7.750            714.69      129,900.00
    RIO RANCHO       NM   87124          1            12/08/97         00
    5145468                              03           02/01/98          0
    5145468                              O            01/01/28
    0


    1682349          976/976             F           68,800.00         ZZ
                                         360         68,722.56          1
    3711 GIBSON ROAD                   8.875            547.41         80
                                       8.625            547.41       86,000.00
    EL MONTE         CA   91731          1            11/17/97         00
    5146548                              05           01/01/98          0
    5146548                              N            12/01/27
    0


    1682350          976/976             F          288,000.00         ZZ
                                         360        287,801.80          1
    19381 WEYMOUTH LANE                7.875          2,088.20         80
                                       7.625          2,088.20      360,000.00
1


    HUNTINGTON BEAC  CA   92646          2            12/05/97         00
    5146591                              05           02/01/98          0
    5146591                              O            01/01/28
    0


    1682351          976/976             F           58,000.00         ZZ
                                         360         57,966.63          1
    807 W. AVALON DRIVE                8.750            456.29         80
                                       8.500            456.29       72,500.00
    KILL DEVIL HILL  NC   27948          5            12/30/97         00
    5146860                              05           02/01/98          0
    5146860                              N            01/01/28
    0


    1682352          976/976             F           79,600.00         ZZ
                                         360         79,503.20          1
    2930 M PLACE S.E.                  8.500            612.06         80
                                       8.250            612.06       99,500.00
    WASHINGTON       DC   20019          5            11/25/97         00
    5147009                              05           01/01/98          0
    5147009                              N            12/01/27
    0


    1682353          976/976             F           50,850.00         ZZ
                                         360         50,786.56          1
    6426 MONICA DRIVE                  8.375            386.50         90
                                       8.125            386.50       56,500.00
    TAMPA            FL   33615          1            11/25/97         11
    5147365                              05           01/01/98         25
    5147365                              N            12/01/27
    0


    1682354          976/976             F           72,000.00         ZZ
                                         360         71,959.63          4
    2837 GREENWOOD  A-D                8.875            572.87         90
                                       8.625            572.87       80,000.00
    KENNER           LA   70065          1            12/09/97         21
    5148066                              05           02/01/98         25
    5148066                              N            01/01/28
    0


    1682356          976/976             F           49,200.00         T
                                         360         49,140.17          1
    25027 HIGHWAY 430                  8.500            378.31         80
                                       8.250            378.31       61,500.00
    FRANKLINTON      LA   70438          5            11/25/97         00
    5148178                              05           01/01/98          0
    5148178                              O            12/01/27
    0
1




    1682357          976/976             F           77,250.00         ZZ
                                         360         77,153.63          2
    2212 & 2214 ROOSEVELT STREET       8.375            587.16         75
                                       8.125            587.16      103,000.00
    HOLLYWOOD        FL   33020          5            11/25/97         00
    5148717                              05           01/01/98          0
    5148717                              N            12/01/27
    0


    1682358          976/976             F           64,000.00         ZZ
                                         360         63,922.17          2
    390 N.E. 42 STREET                 8.500            492.11         78
                                       8.250            492.11       83,000.00
    OAKLAND PARK     FL   33334          2            12/05/97         00
    5148722                              05           01/01/98          0
    5148722                              N            12/01/27
    0


    1682359          976/976             F           97,600.00         ZZ
                                         360         97,542.37          3
    1838 FILLMORE STREET               8.625            759.13         80
                                       8.375            759.13      122,000.00
    HOLLYWOOD        FL   33020          5            12/09/97         00
    5148723                              05           02/01/98          0
    5148723                              N            01/01/28
    0


    1682360          976/976             F           68,000.00         ZZ
                                         360         67,958.80          1
    5236 TROPICAL PEACH DRIVE          8.500            522.87         49
                                       8.250            522.87      140,000.00
    LAS VEGAS        NV   89118          5            12/15/97         00
    5149409                              03           02/01/98          0
    5149409                              O            01/01/28
    0


    1682361          976/976             F           93,600.00         ZZ
                                         360         93,470.74          1
    8912 SURF VIEW DRIVE               7.875            678.67         80
                                       7.625            678.67      117,000.00
    LAS VEGAS        NV   89117          1            11/21/97         00
    5149446                              03           01/01/98          0
    5149446                              O            12/01/27
    0


    1682362          976/976             F           45,000.00         ZZ
                                         360         44,943.85          1
1


    472 SELLERS PLACE                  8.375            342.04         75
                                       8.125            342.04       60,000.00
    HENDERSON        NV   89015          2            11/25/97         00
    5149448                              07           01/01/98          0
    5149448                              N            12/01/27
    0


    1682363          976/976             F           50,600.00         ZZ
                                         360         50,536.88          1
    118 MINOR AVENUE                   8.375            384.60         60
                                       8.125            384.60       85,000.00
    HENDERSON        NV   89015          2            11/25/97         00
    5149449                              05           01/01/98          0
    5149449                              N            12/01/27
    0


    1682364          976/976             F          102,000.00         ZZ
                                         360        101,931.55          1
    3045 ALDON AVENUE                  8.000            748.45         80
                                       7.750            748.45      127,500.00
    LAS VEGAS        NV   89121          1            12/02/97         00
    5149452                              05           02/01/98          0
    5149452                              O            01/01/28
    0


    1682365          976/976             F          343,200.00         ZZ
                                         360        342,771.87          1
    1290 RIBBON ST                     8.375          2,608.57         80
                                       8.125          2,608.57      429,000.00
    FOSTER CITY      CA   94404          1            11/22/97         00
    5150084                              05           01/01/98          0
    5150084                              N            12/01/27
    0


    1682366          976/976             F          275,900.00         ZZ
                                         360        275,519.00          1
    10535 SILVER SPUR COURT            7.875          2,000.47         80
                                       7.625          2,000.47      344,900.00
    RANCHO CUCAMONG  CA   91701          1            11/20/97         00
    5150194                              05           01/01/98          0
    5150194                              O            12/01/27
    0


    1682367          976/976             F          105,000.00         ZZ
                                         360        104,823.08          1
    3540 WEYRICK DRIVE                 8.500            807.36         75
                                       8.250            807.36      140,000.00
    NORTON           OH   44203          5            11/28/97         00
    5150631                              05           01/01/98          0
1


    5150631                              O            12/01/27
    0


    1682368          976/976             F           40,500.00         ZZ
                                         360         40,479.00          1
    5565 ROSEWOOD COURT                9.250            333.19         90
                                       9.000            333.19       45,000.00
    COLUMBUS         OH   43229          1            12/18/97         04
    5150664                              01           02/01/98         25
    5150664                              N            01/01/28
    0


    1682369          976/976             F           45,750.00         ZZ
                                         360         45,722.28          1
    1928 EVANSDALE AVENUE              8.500            351.78         75
                                       8.250            351.78       61,000.00
    TOLEDO           OH   43607          5            12/05/97         00
    5150682                              05           02/01/98          0
    5150682                              N            01/01/28
    0


    1682370          976/976             F           52,500.00         ZZ
                                         360         52,468.19          1
    1017 SEARLES ROAD                  8.500            403.68         75
                                       8.250            403.68       70,000.00
    TOLEDO           OH   43607          5            12/05/97         00
    5150683                              05           02/01/98          0
    5150683                              N            01/01/28
    0


    1682371          976/976             F          253,900.00         ZZ
                                         360        253,540.42          1
    2021 GULFSTREAM WAY                7.750          1,818.98         80
                                       7.500          1,818.98      317,400.00
    SAN LEANDRO      CA   94579          1            11/18/97         00
    5151394                              03           01/01/98          0
    5151394                              O            12/01/27
    0


    1682372          976/976             F          390,000.00         ZZ
                                         360        389,076.85          1
    1115 PALM AVENUE                   7.750          2,794.01         75
                                       7.500          2,794.01      520,000.00
    SAN MATEO        CA   94401          5            11/25/97         00
    5151423                              05           01/01/98          0
    5151423                              O            12/01/27
    0


1


    1682373          976/976             F          535,350.00         ZZ
                                         360        534,699.07          1
    3385 AMERICAN SADDLER DRIVE        8.500          4,116.38         75
                                       8.250          4,116.38      715,000.00
    PARK CITY        UT   84060          2            11/24/97         00
    5151649                              05           01/01/98          0
    5151649                              O            12/01/27
    0


    1682374          976/976             F          100,000.00         ZZ
                                         360         99,940.96          1
    2307 NEWFIELD LANE                 8.625            777.79         80
                                       8.375            777.79      125,000.00
    AUSTIN           TX   78703          1            12/05/97         00
    5151741                              05           02/01/98          0
    5151741                              N            01/01/28
    0


    1682375          976/976             F          257,000.00         ZZ
                                         360        256,840.26          1
    16 WOODLAND TERRACE                8.375          1,953.39         75
                                       8.125          1,953.39      345,000.00
    PROVIDENCE       RI   02906          5            12/17/97         00
    5151788                              05           02/01/98          0
    5151788                              O            01/01/28
    0


    1682377          976/976             F           50,200.00         ZZ
                                         360         50,138.95          1
    110 JONES AVENUE                   8.500            386.00         80
                                       8.250            386.00       62,800.00
    CALHOUN          GA   30701          5            11/19/97         00
    5153760                              05           01/01/98          0
    5153760                              N            12/01/27
    0


    1682378          976/976             F          295,200.00         ZZ
                                         360        294,781.95          1
    783 CLEMONT DRIVE                  7.750          2,114.85         80
                                       7.500          2,114.85      369,000.00
    ATLANTA          GA   30306          1            11/14/97         00
    5153801                              05           01/01/98          0
    5153801                              O            12/01/27
    0


    1682379          976/976             F          253,500.00         ZZ
                                         360        253,191.76          1
    2110 ANTIOCH ROAD                  8.500          1,949.20         65
                                       8.250          1,949.20      390,000.00
1


    CUMMING          GA   30130          5            11/21/97         00
    5153867                              05           01/01/98          0
    5153867                              O            12/01/27
    0


    1682380          976/976             F          100,500.00         ZZ
                                         360        100,439.11          1
    10367 WEST SUMMERWIND DRIVE        8.500            772.76         75
                                       8.250            772.76      134,000.00
    BOISE            ID   83704          1            12/16/97         00
    5154644                              05           02/01/98          0
    5154644                              O            01/01/28
    0


    1682381          976/976             F           61,500.00         ZZ
                                         360         61,425.20          1
    512 SOUTH WHITLEY DRIVE            8.500            472.89         75
                                       8.250            472.89       82,000.00
    FRUITLAND        ID   83619          5            11/20/97         00
    5154647                              05           01/01/98          0
    5154647                              N            12/01/27
    0


    1682382          976/976             F           87,300.00         ZZ
                                         360         87,242.88          1
    301 BUCKSKIN DRIVE                 8.125            648.21         90
                                       7.875            648.21       97,000.00
    NAMPA            ID   83687          1            12/16/97         01
    5155182                              05           02/01/98         25
    5155182                              N            01/01/28
    0


    1682383          976/976             F          131,900.00         ZZ
                                         360        131,791.88          1
    4335 WEST 180TH STREET             7.000            877.54         80
                                       6.750            877.54      164,900.00
    TORRANCE         CA   90504          1            12/03/97         00
    5155690                              05           02/01/98          0
    5155690                              O            01/01/28
    0


    1682384          976/976             F          108,000.00         ZZ
                                         360        107,941.00          2
    313-315 EMMONS                     9.000            869.00         90
                                       8.750            869.00      120,000.00
    WYANDOTTE        MI   48192          1            12/12/97         10
    5156626                              05           02/01/98         25
    5156626                              N            01/01/28
    0
1




    1682385          976/976             F          514,000.00         ZZ
                                         360        513,672.23          1
    125 DARWIN                         8.250          3,861.52         65
                                       8.000          3,861.52      800,000.00
    PINKNEY          MI   48169          2            12/04/97         00
    5156660                              05           02/01/98          0
    5156660                              O            01/01/28
    0


    1682386          976/976             F          100,000.00         ZZ
                                         360         99,943.93          2
    1646-48 BURCHAM                    8.875            795.65         80
                                       8.625            795.65      125,000.00
    EAST LANSING     MI   48823          1            12/09/97         00
    5156908                              05           02/01/98          0
    5156908                              N            01/01/28
    0


    1682388          976/976             F           57,760.00         ZZ
                                         360         57,694.98          2
    1101-1103 - 37TH AVENUE NORTH      8.875            459.57         80
                                       8.625            459.57       72,200.00
    MINNEAPOLIS      MN   55412          1            11/25/97         00
    5157816                              05           01/01/98          0
    5157816                              N            12/01/27
    0


    1682389          976/976             F           50,000.00         ZZ
                                         360         49,932.66          1
    ROUTE 1, BOX 1199                  8.000            366.89         40
                                       7.750            366.89      125,000.00
    HARPERS FERRY    WV   25425          5            11/25/97         00
    5158951                              03           01/01/98          0
    5158951                              O            12/01/27
    0


    1682390          976/976             F          258,400.00         T
                                         360        258,217.62          1
    5838 RANCH VIEW ROAD               7.750          1,851.21         80
                                       7.500          1,851.21      323,000.00
    OCEANSIDE        CA   92057          1            12/15/97         00
    5159360                              05           02/01/98          0
    5159360                              O            01/01/28
    0


    1682391          976/976             F          208,000.00         ZZ
                                         360        207,870.71          1
1


    110 PINE WOOD LANE                 8.375          1,580.96         73
                                       8.125          1,580.96      285,000.00
    LOS GATOS        CA   95032          5            12/10/97         00
    5159853                              03           02/01/98          0
    5159853                              O            01/01/28
    0


    1682392          976/976             F          240,000.00         ZZ
                                         360        239,668.58          1
    7401 GUM GROVE LANE                7.875          1,740.17         80
                                       7.625          1,740.17      300,000.00
    VACAVILLE        CA   95688          1            11/24/97         00
    5159861                              05           01/01/98          0
    5159861                              O            12/01/27
    0


    1682394          976/976             F          343,200.00         ZZ
                                         360        342,771.87          1
    886 GULL AVE                       8.375          2,608.57         80
                                       8.125          2,608.57      429,000.00
    FOSTER CITY      CA   94404          1            11/22/97         00
    5160085                              05           01/01/98          0
    5160085                              O            12/01/27
    0


    1682395          976/976             F          196,200.00         ZZ
                                         360        195,935.82          1
    4719 SUCIA DRIVE                   8.000          1,439.65         64
                                       7.750          1,439.65      310,000.00
    FERNDALE         WA   98248          5            11/19/97         00
    5160221                              05           01/01/98          0
    5160221                              O            12/01/27
    0


    1682396          976/976             F           94,400.00         ZZ
                                         360         94,285.21          1
    1492 EAST 23RD AVENUE              8.500            725.86         80
                                       8.250            725.86      118,000.00
    EUGENE           OR   97403          5            11/21/97         00
    5160284                              05           01/01/98          0
    5160284                              N            12/01/27
    0


    1682397          976/976             F           87,210.00         ZZ
                                         360         87,210.00          3
    43 ABBOTT STREET                   8.875            693.89         90
                                       8.625            693.89       96,900.00
    LOWELL           MA   01852          1            01/02/98         21
    5160447                              05           03/01/98         25
1


    5160447                              N            02/01/28
    0


    1682398          976/976             F          105,350.00         ZZ
                                         360        105,193.13          1
    1111 JAMESTOWN STREET              7.500            736.63         77
                                       7.250            736.63      137,000.00
    TULARE           CA   93274          2            11/18/97         00
    5160562                              05           01/01/98          0
    5160562                              O            12/01/27
    0


    1682399          976/976             F           89,950.00         ZZ
                                         360         89,891.16          1
    14817 HATFIELD SQUARE              8.125            667.88         90
                                       7.875            667.88       99,950.00
    CENTREVILLE      VA   20120          1            12/04/97         11
    5161540                              09           02/01/98         25
    5161540                              O            01/01/28
    0


    1682400          976/976             F           40,000.00         ZZ
                                         360         39,946.14          1
    2616 BARBERA WAY                   8.000            293.51         37
                                       7.750            293.51      110,000.00
    RANCHO CORDOVA   CA   95670          5            11/21/97         00
    5162120                              05           01/01/98          0
    5162120                              O            12/01/27
    0


    1682401          976/976             F          157,500.00         ZZ
                                         360        157,322.73          2
    773-775 SOUTH 400 EAST             8.875          1,253.15         90
                                       8.625          1,253.15      175,000.00
    SALT LAKE CITY   UT   84111          1            11/25/97         10
    5162411                              05           01/01/98         25
    5162411                              N            12/01/27
    0


    1682402          976/976             F           69,300.00         ZZ
                                         360         69,259.08          1
    5511 MORNING GLORY LANE            8.625            539.01         90
                                       8.375            539.01       77,000.00
    LOUISVILLE       KY   40258          1            12/03/97         04
    5166321                              05           02/01/98         25
    5166321                              N            01/01/28
    0


1


    1682403          976/976             F          110,400.00         ZZ
                                         360        110,272.50          4
    585 78TH AVENUE NORTHEAST          8.750            868.52         80
                                       8.500            868.52      138,000.00
    SPRING LAKE PAR  MN   55432          2            11/26/97         00
    5168761                              05           01/01/98          0
    5168761                              N            12/01/27
    0


    1682404          976/976             F           68,400.00         ZZ
                                         360         68,354.10          1
    2463 SHELBY CIRCLE                 8.000            501.90         90
                                       7.750            501.90       76,000.00
    KISSIMMEE        FL   34743          1            12/12/97         11
    5170484                              03           02/01/98         25
    5170484                              N            01/01/28
    0


    1682405          976/976             F           45,000.00         ZZ
                                         360         44,975.41          1
    5207 SKILES AVE.                   9.000            362.09         90
                                       8.750            362.09       50,000.00
    KANSAS CITY      MO   64129          1            12/26/97         04
    5174148                              05           02/01/98         25
    5174148                              N            01/01/28
    0


    1682406          976/976             F           57,350.00         ZZ
                                         360         57,315.25          1
    1844 INGMAN ROAD                   8.500            440.98         85
                                       8.250            440.98       67,500.00
    SALINA           KS   67401          1            12/03/97         11
    5174165                              05           02/01/98         25
    5174165                              N            01/01/28
    0


    1682407          976/976             F          292,000.00         ZZ
                                         360        291,823.10          1
    300 GILDESGARD RANCH ROAD          8.500          2,245.23         80
                                       8.250          2,245.23      365,000.00
    RENO             NV   89511          2            12/09/97         00
    579535                               05           02/01/98          0
    579535                               O            01/01/28
    0


    1682408          976/976             F           53,600.00         ZZ
                                         360         53,536.47          3
    5425 14TH AVENUE                   8.625            416.90         80
                                       8.375            416.90       67,000.00
1


    KENOSHA          WI   53140          1            11/26/97         00
    617402                               05           01/01/98          0
    617402                               O            12/01/27
    0


    1682409          976/976             F           90,000.00         ZZ
                                         360         89,884.81          1
    2006 DUMONT DRIVE                  8.250            676.15         69
                                       8.000            676.15      131,500.00
    VALRICO          FL   33594          1            11/25/97         00
    618455                               05           01/01/98          0
    618455                               O            12/01/27
    0


    1682411          976/976             F          100,000.00         ZZ
                                         360         99,868.72          1
    15845 E CENTIPEDE                  8.125            742.50         52
                                       7.875            742.50      192,900.00
    FOUNTAIN HILLS   AZ   85268          1            11/19/97         00
    631816                               03           01/01/98          0
    631816                               O            12/01/27
    0


    1682412          976/976             F          180,000.00         ZZ
                                         360        179,650.57          1
    231 EAST LAKESHORE  BLVD.          8.375          1,368.14         80
                                       8.125          1,368.14      226,166.00
    KISSIMMEE        FL   34741          1            10/29/97         00
    636302                               05           12/01/97          0
    636302                               O            11/01/27
    0


    1682413          976/976             F           99,000.00         ZZ
                                         360         98,809.29          4
    3679 VAN DYKE AVENUE               8.250            743.76         50
                                       8.000            743.76      198,000.00
    LAS VEGAS        NV   89103          1            10/06/97         00
    637309                               05           12/01/97          0
    637309                               N            11/01/27
    0


    1682414          976/976             F          472,000.00         T
                                         360        471,666.86          1
    9080 BARKSTON DRIVE                7.750          3,381.47         80
                                       7.500          3,381.47      590,000.00
    ALPHARETTA       GA   30022          1            12/12/97         00
    6519896                              03           02/01/98          0
    6519896                              O            01/01/28
    0
1




    1682415          976/976             F          100,000.00         ZZ
                                         360         98,995.51          1
    39853 BEAUCAIRE AVENUE             8.000            733.77         75
                                       7.750            733.77      134,900.00
    MURRIETA         CA   92563          1            09/15/97         00
    655314                               05           11/01/97          0
    655314                               N            10/01/27
    0


    1682416          976/976             F          188,000.00         ZZ
                                         360        187,870.61          1
    19428 NORTH DIVISION ROAD          7.875          1,363.14         80
                                       7.625          1,363.14      235,000.00
    COLBERT          WA   99005          5            12/10/97         00
    668256                               05           02/01/98          0
    668256                               O            01/01/28
    0


    1682419          976/976             F           71,750.00         ZZ
                                         360         71,555.47          1
    317 EAST CHERRY STREET             8.000            526.48         77
                                       7.750            526.48       93,500.00
    ELIZABETHTOWN    PA   17022          2            09/08/97         00
    683259                               05           11/01/97          0
    683259                               N            10/01/27
    0


    1682420          976/976             F          130,000.00         ZZ
                                         360        129,656.36          1
    2681 EAST WILLOW WICK DRIVE        8.125            965.25         73
                                       7.875            965.25      180,000.00
    SANDY            UT   84093          2            09/22/97         00
    698373                               05           11/01/97          0
    698373                               N            10/01/27
    0


    1682422          976/976             F          160,800.00         ZZ
                                         360        160,385.60          1
    12710 COTTONTAIL DRIVE             8.250          1,208.04         76
                                       8.000          1,208.04      212,000.00
    FALCON           CO   80831          2            09/05/97         00
    702352                               05           11/01/97          0
    702352                               O            10/01/27
    0


    1682423          976/976             F           89,550.00         ZZ
                                         360         89,319.22          1
1


    39563 WARBLER DRIVE                8.250            672.76         80
                                       8.000            672.76      111,990.00
    TEMECULA         CA   92591          1            09/22/97         00
    703227                               03           11/01/97          0
    703227                               N            10/01/27
    0


    1682424          976/976             F           96,800.00         ZZ
                                         360         96,728.16          1
    508 ROUND TABLE DRIVE              7.500            676.84         80
                                       7.250            676.84      121,000.00
    FT. WASHINGTON   MD   20744          1            12/19/97         00
    703956                               05           02/01/98          0
    703956                               O            01/01/28
    0


    1682425          976/976             F          114,500.00         ZZ
                                         360        114,279.43          1
    200 CAMINO VISTA STREET            8.250            860.21         61
                                       8.000            860.21      189,500.00
    HENDERSON        NV   89012          1            10/03/97         00
    707707                               03           12/01/97          0
    707707                               N            11/01/27
    0


    1682426          976/976             F           53,000.00         ZZ
                                         360         52,941.86          1
    24250 HARRISON                     9.000            426.46         65
                                       8.750            426.46       82,000.00
    CLINTON TOWNSHI  MI   48036          2            11/10/97         00
    713141                               05           01/01/98          0
    713141                               N            12/01/27
    0


    1682428          976/976             F          106,500.00         ZZ
                                         360        106,435.47          3
    13340 E. CHURCH STREET             8.500            818.90         75
                                       8.250            818.90      142,000.00
    LOCKEFORD        CA   95237          5            12/08/97         00
    716338                               05           02/01/98          0
    716338                               N            01/01/28
    0


    1682430          976/976             F          100,000.00         ZZ
                                         360         99,735.66          1
    5040 SANDBURG DRIVE                8.125            742.50         47
                                       7.875            742.50      214,000.00
    SACRAMENTO       CA   95819          5            09/26/97         00
    738184                               05           11/01/97          0
1


    738184                               N            10/01/27
    0


    1682431          976/976             F           81,000.00         ZZ
                                         360         80,839.95          1
    963 MARIGOLD                       8.125            601.43         76
                                       7.875            601.43      107,000.00
    EAST LANSING     MI   48823          2            10/16/97         00
    741619                               05           12/01/97          0
    741619                               N            11/01/27
    0


    1682432          976/976             F          140,000.00         ZZ
                                         360        139,816.22          1
    748 WEST 8TH STREET                8.125          1,039.50         80
                                       7.875          1,039.50      175,000.00
    SANTA ROSA       CA   95401          1            11/20/97         00
    746516                               05           01/01/98          0
    746516                               N            12/01/27
    0


    1682433          976/976             F          119,500.00         ZZ
                                         360        119,358.39          4
    2813 MEADOW PARK DRIVE             8.625            929.46         74
                                       8.375            929.46      162,000.00
    BEDFORD          TX   76021          2            11/24/97         00
    747702                               05           01/01/98          0
    747702                               N            12/01/27
    0


    1682434          976/976             F           52,800.00         T
                                         360         52,765.46          1
    2951 SOUTH WAPITI LANE             8.125            392.04         78
                                       7.875            392.04       68,000.00
    PINETOP          AZ   85935          5            12/03/97         00
    752527                               05           02/01/98          0
    752527                               O            01/01/28
    0


    1682435          976/976             F           43,000.00         ZZ
                                         360         42,942.10          1
    6483-A S HAVANA STREET             8.000            315.52         48
                                       7.750            315.52       90,200.00
    ENGLEWOOD        CO   80111          1            11/24/97         00
    756784                               01           01/01/98          0
    756784                               N            12/01/27
    0


1


    1682436          976/976             F           78,800.00         ZZ
                                         360         78,644.30          1
    3017 FERN HOLLOW COURT             8.125            585.09         55
                                       7.875            585.09      145,500.00
    LAS VEGAS        NV   89108          1            10/09/97         00
    760203                               05           12/01/97          0
    760203                               N            11/01/27
    0


    1682437          976/976             F           89,400.00         ZZ
                                         360         89,223.35          1
    3860 ALICE LANE                    8.125            663.80         60
                                       7.875            663.80      149,000.00
    LAS VEGAS        NV   89103          1            10/09/97         00
    760205                               05           12/01/97          0
    760205                               N            11/01/27
    0


    1682438          976/976             F           84,000.00         ZZ
                                         360         83,834.03          1
    7649 HERNANDO DRIVE                8.125            623.70         59
                                       7.875            623.70      142,500.00
    LAS VEGAS        NV   89117          1            10/09/97         00
    760207                               03           12/01/97          0
    760207                               N            11/01/27
    0


    1682439          976/976             F           75,000.00         ZZ
                                         360         74,851.80          1
    7108 BIG ROCK CIRCLE               8.125            556.88         57
                                       7.875            556.88      132,500.00
    LAS VEGAS        NV   89129          1            10/09/97         00
    760208                               05           12/01/97          0
    760208                               N            11/01/27
    0


    1682440          976/976             F          180,000.00         ZZ
                                         360        179,893.72          1
    514 NORTH SUMMERLIN AVENU          8.625          1,400.03         75
                                       8.375          1,400.03      240,000.00
    ORLANDO          FL   32803          5            12/24/97         00
    761809                               05           02/01/98          0
    761809                               N            01/01/28
    0


    1682441          976/976             F          214,600.00         ZZ
                                         360        214,296.08          1
    1326 SAVANNAH LANE                 7.750          1,537.43         46
                                       7.500          1,537.43      475,000.00
1


    CARLSBAD         CA   92009          1            11/24/97         00
    762680                               03           01/01/98          0
    762680                               O            12/01/27
    0


    1682442          976/976             F           86,400.00         ZZ
                                         360         86,224.89          1
    1556 LINDSAY DRIVE                 8.000            633.98         50
                                       7.750            633.98      173,000.00
    RENO             NV   89523          1            10/01/97         00
    763584                               05           12/01/97          0
    763584                               N            11/01/27
    0


    1682443          976/976             F           85,900.00         ZZ
                                         360         85,725.92          1
    6615 BROADRIDGE COURT              8.000            630.31         50
                                       7.750            630.31      171,950.00
    RENO             NV   89523          1            10/01/97         00
    763861                               05           12/01/97          0
    763861                               N            11/01/27
    0


    1682444          976/976             F           57,750.00         ZZ
                                         360         57,629.97          1
    70205 RIDGE ROAD                   7.875            418.73         75
                                       7.625            418.73       77,000.00
    WEST RICHLAND    WA   99353          1            10/07/97         00
    764800                               05           12/01/97          0
    764800                               N            11/01/27
    0


    1682445          976/976             F           54,750.00         ZZ
                                         360         54,683.41          1
    201 BAKER DRIVE                    8.500            420.99         75
                                       8.250            420.99       73,000.00
    TOMBALL          TX   77375          5            11/20/97         00
    765009                               05           01/01/98          0
    765009                               N            12/01/27
    0


    1682446          976/976             F           55,200.00         ZZ
                                         360         55,162.96          1
    1919 RAINLILY DRIVE                8.000            405.04         80
                                       7.750            405.04       69,000.00
    HOUSTON          TX   77084          1            12/12/97         00
    765010                               03           02/01/98          0
    765010                               O            01/01/28
    0
1




    1682447          976/976             F           40,000.00         ZZ
                                         360         39,972.47          1
    12331 VINTAGE LEAF CIRCLE          7.875            290.03         31
                                       7.625            290.03      129,280.00
    HOUSTON          TX   77070          1            12/11/97         00
    765166                               03           02/01/98          0
    765166                               O            01/01/28
    0


    1682448          976/976             F          136,700.00         ZZ
                                         360        136,515.93          1
    315 BUSCH TERRACE                  8.000          1,003.06         80
                                       7.750          1,003.06      170,900.00
    MINNEAPOLIS      MN   55409          1            11/28/97         00
    767242                               05           01/01/98          0
    767242                               O            12/01/27
    0


    1682450          976/976             F           54,400.00         ZZ
                                         360         54,318.99          1
    768 SILVER DRIVE                   7.500            380.38         75
                                       7.250            380.38       72,542.00
    VISTA            CA   92083          1            11/21/97         00
    770780                               01           01/01/98          0
    770780                               O            12/01/27
    0


    1682451          976/976             F           71,000.00         ZZ
                                         360         70,958.07          3
    82 COLUMBUS AVENUE                 8.625            552.24         31
                                       8.375            552.24      231,000.00
    SOMERVILLE       MA   02145          1            12/09/97         00
    771368                               05           02/01/98          0
    771368                               N            01/01/28
    0


    1682452          976/976             F          154,500.00         ZZ
                                         360        154,257.79          4
    86-92 BROADWAY AVENUE              9.000          1,243.15         75
                                       8.750          1,243.15      206,000.00
    WEST YARMOUTH    MA   02673          1            11/26/97         00
    775772                               05           01/01/98          0
    775772                               N            12/01/27
    0


    1682453          976/976             F          256,000.00         ZZ
                                         360        255,828.23          1
1


    2313 TRILLIUM HEIGHTS              8.000          1,878.44         80
                                       7.750          1,878.44      320,000.00
    LONGVIEW         WA   98632          5            12/15/97         00
    776255                               05           02/01/98          0
    776255                               O            01/01/28
    0


    1682454          976/976             F           65,000.00         ZZ
                                         360         64,958.55          1
    6222 NE 23RD AVENUE                8.250            488.33         53
                                       8.000            488.33      123,100.00
    PORTLAND         OR   97211          1            12/09/97         00
    776382                               05           02/01/98          0
    776382                               O            01/01/28
    0


    1682455          976/976             F          133,650.00         ZZ
                                         360        133,483.28          1
    3611 CRESCENT PARK BOULEVARD       8.375          1,015.84         77
                                       8.125          1,015.84      175,000.00
    ORLANDO          FL   32812          2            11/25/97         00
    787649                               03           01/01/98          0
    787649                               O            12/01/27
    0


    1682456          976/976             F          140,000.00         ZZ
                                         360        139,610.79          1
    11257 ENDICOTT COURT               7.875          1,015.10         75
                                       7.625          1,015.10      187,400.00
    ORLAND PARK      IL   60462          1            10/03/97         00
    789746                               09           11/01/97          0
    789746                               N            10/01/27
    0


    1682457          976/976             F           67,400.00         ZZ
                                         360         67,270.16          1
    610 BRUNNER DRIVE                  8.250            506.36         75
                                       8.000            506.36       89,900.00
    CINCINNATI       OH   45240          1            10/31/97         00
    791383                               05           12/01/97          0
    791383                               N            11/01/27
    0


    1682458          976/976             F           61,700.00         ZZ
                                         360         61,628.74          2
    743-745 KERR STREET                8.750            485.40         90
                                       8.500            485.40       68,600.00
    COLUMBUS         OH   43215          1            11/21/97         04
    791471                               05           01/01/98         25
1


    791471                               N            12/01/27
    0


    1682459          976/976             F           50,750.00         ZZ
                                         360         50,691.30          2
    99-103 BRICKEL STREET              8.750            399.33         90
                                       8.500            399.33       56,400.00
    COLUMBUS         OH   43215          1            11/21/97         04
    791472                               05           01/01/98         25
    791472                               N            12/01/27
    0


    1682461          976/976             F           96,000.00         ZZ
                                         360         95,699.83          1
    575 EAST 52 STREET                 7.875            696.07         80
                                       7.625            696.07      120,000.00
    HIALEAH          FL   33013          1            10/27/97         00
    805517                               05           12/01/97          0
    805517                               N            11/01/27
    0


    1682462          976/976             F           60,000.00         ZZ
                                         360         59,881.45          1
    4312 BELLAIRE DRIVE SOUTH #116     8.125            445.50         80
                                       7.875            445.50       75,000.00
    FORT WORTH       TX   76109          1            10/30/97         00
    807683                               01           12/01/97          0
    807683                               N            11/01/27
    0


    1682463          976/976             F           60,000.00         ZZ
                                         360         59,878.41          1
    886 GRUPP ROAD                     8.000            440.26         50
                                       7.750            440.26      122,000.00
    SAINT LOUIS      MO   63131          5            10/28/97         00
    812318                               05           12/01/97          0
    812318                               N            11/01/27
    0


    1682464          976/976             F           82,350.00         ZZ
                                         360         81,877.96          1
    1870 DALE DRIVE                    8.750            647.85         90
                                       8.500            647.85       91,500.00
    MERRILLVILLE     IN   46410          1            11/21/97         04
    814594                               05           01/01/98         30
    814594                               N            12/01/27
    0


1


    1682465          976/976             F          208,000.00         ZZ
                                         360        207,589.02          1
    876 GELLERT BOULEVARD              8.125          1,544.40         80
                                       7.875          1,544.40      260,000.00
    DALY CITY        CA   94015          5            10/31/97         00
    821466                               05           12/01/97          0
    821466                               N            11/01/27
    0


    1682466          976/976             F           45,000.00         ZZ
                                         360         44,976.05          1
    10507 PERMIAN DRIVE                9.125            366.14         75
                                       8.875            366.14       60,000.00
    SUGARLAND        TX   77478          1            12/03/97         00
    828740                               03           02/01/98          0
    828740                               N            01/01/28
    0


    1682467          976/976             F           57,750.00         ZZ
                                         360         57,683.30          1
    1493 GOODWIN AVENUE NORTH          8.750            454.32         75
                                       8.500            454.32       77,000.00
    OAKDALE          MN   55128          5            11/25/97         00
    874845                               09           01/01/98          0
    874845                               N            12/01/27
    0


    1682468          976/976             F           84,500.00         ZZ
                                         360         84,440.36          1
    RURAL ROUTE #1, BOX 288            7.750            605.37         78
                                       7.500            605.37      108,500.00
    DALTON           MN   56324          2            12/03/97         00
    875064                               05           02/01/98          0
    875064                               O            01/01/28
    0


    1682469          976/976             F           46,400.00         ZZ
                                         360         46,371.89          1
    419 NORTHWEST 20 STREET            8.500            356.78         80
                                       8.250            356.78       58,000.00
    MINOT            ND   58701          5            12/22/97         00
    876224                               05           02/01/98          0
    876224                               N            01/01/28
    0


    1682470          976/976             F          103,200.00         ZZ
                                         360        103,061.04          1
    12220 LAUREL AVENUE                8.000            757.25         78
                                       7.750            757.25      133,000.00
1


    COLOGNE          MN   55332          2            11/20/97         00
    876380                               05           01/01/98          0
    876380                               O            12/01/27
    0


    1682491          A78/G02             F          165,000.00         ZZ
                                         360        164,892.06          1
    24472 WELD COUNTY ROAD 38          8.125          1,225.13         59
                                       7.875          1,225.13      280,000.00
    LASALLE          CO   80645          5            12/31/97         00
    0430580910                           05           02/01/98          0
    010052809                            O            01/01/28
    0


    1682497          B75/G02             F           50,000.00         ZZ
                                         360         49,970.49          1
    778 N 26TH STREET                  8.625            388.89         31
                                       8.375            388.89      165,000.00
    PHILADELPHIA     PA   19130          5            12/17/97         00
    0430579763                           05           02/01/98          0
    7177538                              N            01/01/28
    0


    1682499          B75/G02             F          204,000.00         ZZ
                                         360        203,863.12          1
    17930 151ST WAY NORTHEAST          8.000          1,496.88         80
                                       7.750          1,496.88      255,000.00
    WOODINVILLE      WA   98072          1            12/23/97         00
    0430581744                           05           02/01/98          0
    7217508                              O            01/01/28
    0


    1682502          G75/G75             F          109,250.00         ZZ
                                         360        109,123.81          3
    53 CRESCEMT AVE                    8.750            859.48         95
                                       8.500            859.48      115,000.00
    NIANTIC          CT   06357          1            11/13/97         14
    03379787                             05           01/01/98         30
    03379787                             O            12/01/27
    0


    1682505          B75/G02             F          103,650.00         T
                                         360        103,590.37          1
    2434 SAHALEE DRIVE WEST            8.750            815.41         52
                                       8.500            815.41      200,000.00
    REDMOND          WA   98053          5            12/23/97         00
    0430579524                           03           02/01/98          0
    7209422                              O            01/01/28
    0
1




    1682506          G75/G75             F          140,000.00         ZZ
                                         360        139,908.42          1
    9404 ELK DRIVE                     8.125          1,039.50         64
                                       7.875          1,039.50      220,000.00
    SPRINGFIELD      VA   22153          5            12/08/97         00
    03408641                             05           02/01/98          0
    03408641                             O            01/01/28
    0


    1682513          G75/G75             F          148,500.00         ZZ
                                         360        148,418.88          3
    48-48.5 OCEAN AVE                  9.000          1,194.87         90
                                       8.750          1,194.87      165,000.00
    BOROUGH OF MANA  NJ   08736          1            12/19/97         14
    03397773                             05           02/01/98         25
    03397773                             N            01/01/28
    0


    1682516          G75/G75             F          121,550.00         ZZ
                                         360        121,386.32          1
    502 PRITCHARD LANE                 8.000            891.90         85
                                       7.750            891.90      143,000.00
    UPPER MARLBORO   MD   20774          5            11/26/97         14
    03410177                             05           01/01/98         12
    03410177                             O            12/01/27
    0


    1682517          637/G02             F          126,000.00         ZZ
                                         360        125,929.35          2
    1015 7TH STREET SE                 8.875          1,002.52         90
                                       8.625          1,002.52      140,000.00
    MINNEAPOLIS      MN   55414          1            12/29/97         10
    0430578807                           05           02/01/98         25
    8549073                              N            01/01/28
    0


    1682520          G75/G75             F           70,000.00         ZZ
                                         360         69,956.48          1
    406 MARKET STREET                  8.375            532.06         80
                                       8.125            532.06       87,500.00
    POCOMOKE         MD   21851          1            12/30/97         00
    03415898                             05           02/01/98          0
    03415898                             O            01/01/28
    0


    1682531          637/G02             F          135,450.00         ZZ
                                         360        135,367.94          3
1


    37 WAVE AVENUE                     8.500          1,041.50         90
                                       8.250          1,041.50      150,500.00
    REVERE           MA   02151          1            12/22/97         11
    0430576983                           05           02/01/98         25
    8661241                              N            01/01/28
    0


    1682535          K08/G02             F          178,500.00         ZZ
                                         360        178,500.00          4
    127 5TH AVENUE WEST                8.125          1,325.36         60
                                       7.875          1,325.36      297,500.00
    KIRKLAND         WA   98033          2            01/07/98         00
    0410671580                           05           03/01/98          0
    410671580                            N            02/01/28
    0


    1682536          K08/G02             F          195,000.00         ZZ
                                         360        195,000.00          4
    211 2ND PLACE SOUTH                8.125          1,447.87         60
                                       7.875          1,447.87      325,000.00
    KIRKLAND         WA   98033          5            01/07/98         00
    0410671705                           05           03/01/98          0
    410671705                            N            02/01/28
    0


    1682537          K08/G02             F          120,000.00         ZZ
                                         360        120,000.00          1
    207 2ND PLACE SOUTH                8.125            891.00         60
                                       7.875            891.00      200,000.00
    KIRKLAND         WA   98033          2            01/07/98         00
    0410671648                           05           03/01/98          0
    410671648                            N            02/01/28
    0


    1682541          K08/G02             F           49,500.00         ZZ
                                         360         49,500.00          1
    228 SOUTHEAST 10TH STREET          8.875            393.84         90
                                       8.625            393.84       55,000.00
    COLLEGE PLACE    WA   99324          1            01/12/98         04
    0410677751                           05           03/01/98         25
    410677751                            N            02/01/28
    0


    1682546          K08/G02             F           65,000.00         ZZ
                                         360         64,957.47          1
    154 WEEKS AVENUE                   8.125            482.63         44
                                       7.875            482.63      150,000.00
    MANORVILLE       NY   11949          1            12/29/97         00
    0410636906                           05           02/01/98          0
1


    410636906                            O            01/01/28
    0


    1682548          K08/G02             F          148,000.00         ZZ
                                         360        148,000.00          1
    4480 MILLER OAK DRIVE              8.250          1,111.87         80
                                       8.000          1,111.87      185,000.00
    AUBURN           CA   95602          1            01/06/98         00
    0410673099                           05           03/01/98          0
    410673099                            O            02/01/28
    0


    1682557          K08/G02             F           26,000.00         ZZ
                                         360         25,985.04          1
    5706 W FLORISSANT                  8.750            204.54         72
                                       8.500            204.54       36,500.00
    SAINT LOUIS      MO   63120          2            12/30/97         00
    0410648265                           05           02/01/98          0
    410648265                            N            01/01/28
    0


    1682558          K08/G02             F           37,050.00         ZZ
                                         360         37,027.56          1
    673 WEST WARREN DRIVE              8.500            284.88         67
                                       8.250            284.88       56,000.00
    FOREST PARK      GA   30050          5            01/06/98         00
    0410659114                           05           02/01/98          0
    410659114                            N            01/01/28
    0


    1682559          K08/G02             F           56,700.00         ZZ
                                         360         56,669.03          1
    5373 N.W. 55TH COURT               9.000            456.22         90
                                       8.750            456.22       63,000.00
    OCALA            FL   34482          1            12/19/97         04
    0410596407                           05           02/01/98         25
    410596407                            N            01/01/28
    0


    1682560          K08/G02             F           64,000.00         ZZ
                                         360         64,000.00          1
    216 DIPLOMAT WAY                   7.875            464.04         80
                                       7.625            464.04       80,000.00
    THIBODAUX        LA   70301          5            01/12/98         00
    0410652036                           05           03/01/98          0
    410652036                            O            02/01/28
    0


1


    1682561          K08/G02             F           90,000.00         ZZ
                                         360         90,000.00          1
    3631 W. ROANOKE DR                 8.875            716.08         90
                                       8.625            716.08      100,000.00
    KANSAS CITY      MO   64111          1            01/09/98         04
    0410673495                           05           03/01/98         25
    410673495                            N            02/01/28
    0


    1682562          K08/G02             F          379,200.00         ZZ
                                         360        379,200.00          1
    310 VALLE DEL SOL RD.              8.000          2,782.44         80
                                       7.750          2,782.44      474,000.00
    LOS ALAMOS       NM   87544          5            01/05/98         00
    0410664858                           05           03/01/98          0
    410664858                            O            02/01/28
    0


    1682564          K08/G02             F          104,000.00         ZZ
                                         360        104,000.00          2
    8887 MEADOW LANE                   8.500            799.67         80
                                       8.250            799.67      130,000.00
    BERRIEN SPRINGS  MI   49103          2            01/05/98         00
    0410641641                           05           03/01/98          0
    410641641                            O            02/01/28
    0


    1682565          K08/G02             F          148,800.00         T
                                         360        148,712.15          1
    4913 TENNYSON COURT                8.625          1,157.35         80
                                       8.375          1,157.35      186,000.00
    KISSIMMEE        FL   34746          1            12/17/97         95
    0410402036                           03           02/01/98          0
    410402036                            O            01/01/28
    0


    1682566          K08/G02             F          106,000.00         T
                                         360        105,935.78          1
    2100 GULF BLVD. UNIT #204          8.500            815.05         80
                                       8.250            815.05      132,500.00
    SOUTH PADRE ISL  TX   78597          1            12/30/97         95
    0410658504                           20           02/01/98          0
    410658504                            O            01/01/28
    0


    1682569          K08/G02             F           22,500.00         ZZ
                                         360         22,488.34          1
    458 SLOCUM ST.                     9.250            185.10         90
                                       9.000            185.10       25,000.00
1


    SWOYERSVILLE     PA   18704          1            12/30/97         01
    0410643167                           05           02/01/98         25
    410643167                            N            01/01/28
    0


    1682570          K08/G02             F          172,000.00         ZZ
                                         360        171,884.59          1
    7537 LIVE OAK DRIVE                8.000          1,262.08         80
                                       7.750          1,262.08      215,000.00
    CORAL SPRINGS    FL   33065          2            12/31/97         00
    0410657852                           03           02/01/98          0
    410657852                            O            01/01/28
    0


    1682572          K08/G02             F           87,500.00         T
                                         360         87,448.34          1
    113 CATTAIL COURT                  8.625            680.57         80
                                       8.375            680.57      109,860.00
    KISSIMMEE        FL   34743          1            12/15/97         95
    0410570709                           03           02/01/98          0
    410570709                            O            01/01/28
    0


    1682574          K08/G02             F           59,600.00         T
                                         360         59,565.71          1
    3205 TOMAHAWK DRIVE                8.750            468.87         80
                                       8.500            468.87       74,500.00
    KISSIMMEE        FL   34746          1            01/02/98         95
    0410651269                           05           02/01/98          0
    410651269                            O            01/01/28
    0


    1682576          E22/G02             F           84,800.00         ZZ
                                         360         84,744.53          1
    17509 WAIN BRIDGE AVE              8.125            629.64         80
                                       7.875            629.64      106,000.00
    OKLAHOMA CITY    OK   73003          1            12/29/97         00
    0410669139                           05           02/01/98          0
    410669139                            O            01/01/28
    0


    1682577          K08/G02             F           30,600.00         ZZ
                                         360         30,583.71          1
    4536 NEFF                          9.125            248.98         90
                                       8.875            248.98       34,000.00
    DETROIT          MI   48224          1            12/31/97         04
    0410656029                           05           02/01/98         25
    410656029                            N            01/01/28
    0
1




    1682580          K08/G02             F           96,000.00         ZZ
                                         360         96,000.00          1
    929 SW 136 PLACE                   8.250            721.22         75
                                       8.000            721.22      128,000.00
    MIAMI            FL   33184          5            01/05/98         00
    0410669154                           03           03/01/98          0
    410669154                            O            02/01/28
    0


    1682584          K08/G02             F           55,350.00         ZZ
                                         360         55,311.90          2
    1776 E ELZA                        7.875            401.33         90
                                       7.625            401.33       61,500.00
    HAZEL PARK       MI   48030          1            12/12/97         04
    0410643373                           05           02/01/98         25
    410643373                            N            01/01/28
    0


    1682585          K08/G02             F          166,450.00         ZZ
                                         360        166,335.45          1
    12203 SHADOWHOLLOW DRIVE           7.875          1,206.88         80
                                       7.625          1,206.88      208,063.00
    HOUSTON          TX   77082          1            12/31/97         00
    0410543581                           03           02/01/98          0
    410543581                            O            01/01/28
    0


    1682586          811/G02             F           64,800.00         ZZ
                                         360         64,800.00          1
    724 POWDER SPRINGS STREET          8.375            492.53         90
                                       8.125            492.53       72,000.00
    SMYRNA           GA   30080          1            01/15/98         14
    0430583492                           05           03/01/98         30
    FM00301583                           N            02/01/28
    0


    1682588          K08/G02             F          237,850.00         ZZ
                                         360        237,686.31          1
    1211 VAN BUREN AVENUE              7.875          1,724.58         80
                                       7.625          1,724.58      297,342.00
    HOUSTON          TX   77019          1            12/24/97         00
    0410640957                           03           02/01/98          0
    410640957                            O            01/01/28
    0


    1682590          K08/G02             F          239,200.00         ZZ
                                         360        239,058.78          1
1


    2710 BYRON STATION SW              8.625          1,860.47         80
                                       8.375          1,860.47      299,900.00
    BYRON CENTER     MI   49315          1            12/30/97         00
    0410639702                           05           02/01/98          0
    410639702                            O            01/01/28
    0


    1682594          K08/G02             F          170,000.00         ZZ
                                         360        170,000.00          1
    116 INDIAN SPRINGS ROAD            8.125          1,262.25         76
                                       7.875          1,262.25      226,000.00
    WILLIAMSBURG     VA   23185          2            01/12/98         00
    0410649016                           05           03/01/98          0
    410649016                            O            02/01/28
    0


    1682595          K08/G02             F           46,800.00         ZZ
                                         360         46,800.00          1
    2649 AVE C                         8.750            368.18         90
                                       8.500            368.18       52,000.00
    COUNCIL BLUFFS   IA   51501          1            01/16/98         10
    0410679435                           05           03/01/98         25
    410679435                            N            02/01/28
    0


    1682608          K08/G02             F          125,750.00         ZZ
                                         360        125,750.00          1
    4431 EAST PICO AVENUE              7.625            890.05         80
                                       7.375            890.05      157,200.00
    FRESNO           CA   93726          2            01/05/98         00
    0410620009                           05           03/01/98          0
    410620009                            O            02/01/28
    0


    1682611          758/G02             F           54,900.00         ZZ
                                         360         54,900.00          1
    1127 PINECROFT DRIVE               7.750            393.31         90
                                       7.500            393.31       61,000.00
    SUGAR LAND       TX   77478          1            01/30/98         11
    0430592618                           03           03/01/98         25
    36341                                O            02/01/28
    0


    1682628          G41/G02             F          180,000.00         ZZ
                                         360        180,000.00          1
    104 ROCKAWAY ROAD                  8.125          1,336.49         74
                                       7.875          1,336.49      245,000.00
    TEWKSBURY        NJ   08833          2            01/09/98         00
    0430577668                           05           03/01/98          0
1


    62000543                             O            02/01/28
    0


    1682649          003/G02             F           89,900.00         ZZ
                                         360         89,900.00          1
    949 PARK AVENUE SE                 8.500            691.26         90
                                       8.250            691.26       99,900.00
    ATLANTA          GA   30312          1            01/16/98         10
    0430591099                           05           03/01/98         25
    0010421188                           N            02/01/28
    0


    1682672          E45/G02             F           61,200.00         ZZ
                                         360         61,162.92          1
    3778 DILLARD STREET                8.500            470.58         90
                                       8.250            470.58       68,000.00
    POWDER SPRINGS   GA   30127          1            12/29/97         10
    0430583674                           05           02/01/98         25
    36032                                N            01/01/28
    0


    1682685          B81/G02             F          245,700.00         ZZ
                                         360        245,700.00          4
    5106 KESTER AVENUE                 8.750          1,932.92         90
    (SHERMAN OAKS AREA)                8.500          1,932.92      273,000.00
    SHERMAN OAKS     CA   91403          1            01/05/98         11
    0430600668                           05           03/01/98         25
    978178                               O            02/01/28
    0


    1682686          E86/G02             F          139,500.00         ZZ
                                         360        139,500.00          2
    18 RUTLAND ROAD                    8.875          1,109.92         90
                                       8.625          1,109.92      155,000.00
    FREEPORT         NY   11520          1            01/13/98         10
    0430582866                           05           03/01/98         25
    21279                                N            02/01/28
    0


    1682696          J83/G02             F           17,100.00         ZZ
                                         360         17,100.00          1
    734 FILER STREET                   8.750            134.53         90
                                       8.500            134.53       19,000.00
    NORFOLK          VA   23504          1            01/08/98         04
    0430585489                           05           03/01/98         25
    250732                               N            02/01/28
    0


1


    1682703          405/405             F          100,000.00         ZZ
                                         360         99,927.62          1
    1233 W 187TH STREET                7.625            707.80         65
                                       7.375            707.80      155,000.00
    GARDENA          CA   90248          5            12/16/97         00
    8490344                              05           02/01/98          0
    8490344                              O            01/01/28
    0


    1682709          267/267             F          197,000.00         ZZ
                                         360        197,000.00          1
    938 E WINDSOR CIR                  7.375          1,360.64         80
                                       7.125          1,360.64      246,250.00
    FRESNO           CA   93720          1            01/05/98         00
    4335520                              05           03/01/98          0
    4335520                              O            02/01/28
    0


    1682715          405/405             F           49,500.00         ZZ
                                         360         49,464.17          1
    3200FLORINE AVENUE                 7.625            350.36         90
                                       7.375            350.36       55,000.00
    RIVERSIDE        CA   92509          1            12/16/97         04
    8479263                              05           02/01/98         25
    8479263                              N            01/01/28
    0


    1682719          B75/G02             F          103,300.00         ZZ
                                         360        103,232.43          1
    1832 WEST 135TH PLACE              8.125            767.00         74
                                       7.875            767.00      139,640.00
    WESTMINSTER      CO   80234          1            12/09/97         00
    0430584052                           05           02/01/98          0
    7013873                              O            01/01/28
    0


    1682915          E84/G02             F           58,000.00         ZZ
                                         360         58,000.00          1
    1711 NORTH RITTER AVENUE           8.750            456.29         90
                                       8.500            456.29       65,000.00
    INDIANAPOLIS     IN   46218          2            01/09/98         14
    0430582643                           05           03/01/98         25
    PS9700275                            N            02/01/28
    0


    1682943          131/G02             F          117,500.00         ZZ
                                         360        117,500.00          1
    3675 ALPINE DRIVE                  8.125            872.43         66
                                       7.875            872.43      179,000.00
1


    SANTA CLARA      UT   84765          2            01/07/98         00
    0430581033                           05           03/01/98          0
    1122576                              O            02/01/28
    0


    1682949          638/G02             F           65,250.00         ZZ
                                         360         65,250.00          1
    3217 WEST MORNINGSIDE              8.875            519.16         90
                                       8.625            519.16       72,500.00
    SPRINGFIELD      MO   65807          1            01/07/98         04
    0430576850                           05           03/01/98         25
    8690837                              N            02/01/28
    0


    1682953          638/G02             F          135,000.00         ZZ
                                         360        135,000.00          2
    4658 LANARK ROAD                   8.750          1,062.05         90
                                       8.500          1,062.05      150,000.00
    UPPER SAUCON TO  PA   18034          1            01/13/98         10
    0430577023                           05           03/01/98         25
    8692206                              N            02/01/28
    0


    1682962          638/G02             F           38,250.00         ZZ
                                         360         38,250.00          1
    1527 WEST 114TH PLACE              8.875            304.33         90
                                       8.625            304.33       42,500.00
    CHICAGO          IL   60643          1            01/02/98         04
    0430577452                           05           03/01/98         25
    8684374                              N            02/01/28
    0


    1682975          A52/G02             F           72,400.00         ZZ
                                         360         72,400.00          1
    4421 WESTERLING COURT              8.625            563.12         80
                                       8.375            563.12       90,500.00
    POWDER SPRINGS   GA   30127          1            01/30/98         00
    0430590612                           05           03/01/98          0
    NA                                   O            02/01/28
    0


    1683001          405/405             F           70,200.00         ZZ
                                         360         70,157.47          1
    15915 OLD FREDERICK ROAD           8.500            539.78         90
                                       8.250            539.78       78,000.00
    WOODBINE         MD   21797          1            12/15/97         04
    8482408                              05           02/01/98         25
    8482408                              N            01/01/28
    0
1




    1683092          776/G02             F          114,000.00         T
                                         360        113,932.70          1
    1518 WOLF ROAD                     8.625            886.68         75
                                       8.375            886.68      152,000.00
    BIG BEAR CITY    CA   92314          5            12/17/97         00
    0430581595                           05           02/01/98          0
    3506433                              O            01/01/28
    0


    1683103          B32/G02             F           51,200.00         ZZ
                                         360         51,171.30          1
    9072 BONHAM CIRCLE                 8.875            407.37         80
                                       8.625            407.37       64,000.00
    MANASSAS         VA   22110          1            12/15/97         00
    0430585323                           09           02/01/98          0
    10470105                             N            01/01/28
    0


    1683115          776/G02             F          424,000.00         ZZ
                                         360        423,457.40          1
    1193 VALE PLACE                    8.250          3,185.37         80
                                       8.000          3,185.37      530,000.00
    THOUSAND OAKS    CA   91362          1            11/18/97         00
    0430581785                           03           01/01/98          0
    3507225                              O            12/01/27
    0


    1683127          A37/G02             F           54,000.00         ZZ
                                         360         54,000.00          1
    1929 PIERCE AVENUE                 8.750            424.82         75
                                       8.500            424.82       72,000.00
    ROCKFORD         IL   61103          5            01/14/98         00
    0430584987                           05           03/01/98          0
    97W21607                             N            02/01/28
    0


    1683133          B57/G02             F          212,000.00         ZZ
                                         360        212,000.00          1
    22309 SATICOY STREET               8.625          1,648.92         80
                                       8.375          1,648.92      265,000.00
    LOS ANGELES      CA   91303          1            01/09/98         00
    0430592105                           05           03/01/98          0
    9712997                              N            02/01/28
    0


    1683136          480/G02             F           34,200.00         ZZ
                                         360         34,181.32          1
1


    13244 BRANDYWINE LANE              9.000            275.18         90
                                       8.750            275.18       38,000.00
    BALCH SPRINGS    TX   75180          1            12/12/97         10
    0430584805                           05           02/01/98         25
    2265940                              N            01/01/28
    0


    1683137          975/G02             F           50,000.00         ZZ
                                         360         50,000.00          1
    17 GAVIOTA                         8.000            366.88         80
                                       7.750            366.88       63,000.00
    RANCHO SANTA MA  CA   92688          1            01/09/98         00
    0430580746                           01           03/01/98          0
    972830                               N            02/01/28
    0


    1683159          G88/G02             F           40,000.00         ZZ
                                         360         40,000.00          1
    248 DARTMOUNT STREET               8.250            300.51         80
    PORTLAND                           8.000            300.51       50,000.00
    CUMBERLAND       ME   04102          1            01/21/98         00
    0430578252                           05           03/01/98          0
    2460097                              O            02/01/28
    0


    1683164          830/830             F           82,500.00         ZZ
                                         240         82,500.00          1
    2093 LANCASTER ROAD                7.875            683.66         75
                                       7.625            683.66      110,000.00
    CHERRY VALLEY    IL   61016          2            01/14/98         00
    533621                               05           03/01/98          0
    533621                               O            02/01/18
    0


    1683171          909/G02             F          112,500.00         ZZ
                                         360        112,500.00          1
    3821 MT ALADIN AVENUE              7.125            757.93         60
                                       6.875            757.93      190,000.00
    SAN DIEGO        CA   92111          5            01/13/98         00
    0430587931                           05           03/01/98          0
    6007082                              O            02/01/28
    0


    1683186          E82/G02             F           92,800.00         ZZ
                                         360         92,800.00          1
    500 PLANTATION COURT               8.500            713.55         80
                                       8.250            713.55      116,295.00
    NASHVILLE        TN   37221          1            01/16/98         04
    0400082921                           01           03/01/98         12
1


    0400082921                           N            02/01/28
    0


    1683187          E82/G02             F          338,000.00         ZZ
                                         360        337,767.40          1
    10534 HALEDON AVENUE               7.875          2,450.73         74
                                       7.625          2,450.73      460,000.00
    DOWNEY           CA   90241          5            12/24/97         00
    0400083028                           05           02/01/98          0
    0400083028                           O            01/01/28
    0


    1683195          369/G02             F           46,350.00         ZZ
                                         360         46,323.33          1
    #1 PINE RIDGE COURT                8.750            364.64         90
                                       8.500            364.64       51,500.00
    GREENSBORO       NC   27406          1            12/19/97         21
    0430585075                           05           02/01/98         25
    0060891454                           N            01/01/28
    0


    1683197          180/G02             F           67,900.00         ZZ
                                         360         67,861.94          1
    2000 BERKSHIRE CIRCLE              8.875            540.24         90
                                       8.625            540.24       75,525.00
    CARPENTERSVILLE  IL   60110          1            12/18/97         01
    0430583112                           05           02/01/98         25
    12316998                             N            01/01/28
    0


    1683207          K08/G02             F           37,700.00         ZZ
                                         360         37,677.16          1
    4477 MEADOW DRIVE                  8.500            289.88         65
                                       8.250            289.88       58,000.00
    FOREST PARK      GA   30050          5            01/06/98         00
    0410659130                           05           02/01/98          0
    410659130                            N            01/01/28
    0


    1683210          K08/G02             F           78,750.00         ZZ
                                         360         78,703.51          3
    106 S. MIAMI ST.                   8.625            612.51         90
                                       8.375            612.51       87,500.00
    WEST MILTON      OH   45383          1            12/18/97         01
    0410655856                           05           02/01/98         25
    410655856                            N            01/01/28
    0


1


    1683213          K08/G02             F           35,700.00         ZZ
                                         360         35,678.37          1
    3289 NORTH FULTON AVENUE           8.500            274.50         70
                                       8.250            274.50       51,500.00
    HAPEVILLE        GA   30354          5            01/06/98         00
    0410659106                           05           02/01/98          0
    410659106                            N            01/01/28
    0


    1683214          K08/G02             F           45,000.00         ZZ
                                         360         45,000.00          1
    24 SOUTH CANNON DRIVE              8.875            358.04         90
                                       8.625            358.04       50,000.00
    WILMINGTON       DE   19809          1            01/09/98         11
    0410669766                           07           03/01/98         25
    410669766                            N            02/01/28
    0


    1683215          K08/G02             F          140,000.00         ZZ
                                         360        139,912.98          1
    1149 S.E. CORAL REEF STREET        8.375          1,064.10         70
                                       8.125          1,064.10      200,000.00
    PORT ST. LUCIE   FL   34983          5            12/31/97         00
    0410658884                           05           02/01/98          0
    410658884                            O            01/01/28
    0


    1683217          K08/G02             F          175,200.00         ZZ
                                         360        175,093.86          1
    10 GABRIEL DRIVE                   8.500          1,347.14         80
    UNIT #10                           8.250          1,347.14      219,000.00
    MONTVILLE        NJ   07045          1            12/31/97         00
    0410639223                           01           02/01/98          0
    410639223                            O            01/01/28
    0


    1683218          K08/G02             F          171,200.00         ZZ
                                         360        171,200.00          1
    5987 LINDENSHIRE LANE              7.875          1,241.32         80
                                       7.625          1,241.32      214,000.00
    DALLAS           TX   75230          1            01/06/98         00
    0410639751                           05           03/01/98          0
    410639751                            O            02/01/28
    0


    1683220          K08/G02             F           40,000.00         ZZ
                                         360         40,000.00          1
    1714 DONORA                        8.250            300.51         69
                                       8.000            300.51       58,000.00
1


    LANSING          MI   48910          5            12/31/97         00
    0410645014                           05           03/01/98          0
    410645014                            O            02/01/28
    0


    1683223          K08/G02             F           60,000.00         ZZ
                                         360         59,964.58          1
    185 UNION AVENUE                   8.625            466.67         79
                                       8.375            466.67       76,000.00
    LONG BEACH       NJ   07740          1            12/17/97         01
    0410610638                           05           02/01/98         12
    410610638                            N            01/01/28
    0


    1683224          K08/G02             F           78,500.00         ZZ
                                         360         78,447.32          1
    17282 CORY RAY LANE                8.000            576.01         80
                                       7.750            576.01       98,500.00
    LINDALE          TX   75771          1            12/29/97         00
    0410657951                           05           02/01/98          0
    410657951                            O            01/01/28
    0


    1683227          K08/G02             F           34,000.00         ZZ
                                         360         33,979.40          1
    13455 JUNIPER ROAD                 8.500            261.43         85
                                       8.250            261.43       40,000.00
    THORNVILLE       OH   43076          5            12/10/97         04
    0410625081                           05           02/01/98         12
    410625081                            O            01/01/28
    0


    1683228          369/G02             F           38,250.00         ZZ
                                         240         38,190.89          1
    314 WAIT STREET                    8.750            338.02         90
                                       8.500            338.02       42,500.00
    CERRO GORDO      IL   61818          1            12/22/97         01
    0430585034                           05           02/01/98         25
    0049012032                           N            01/01/18
    0


    1683230          K08/G02             F          112,450.00         ZZ
                                         360        112,380.11          1
    312 HOLMUR                         8.375            854.70         90
                                       8.125            854.70      124,995.00
    WATERFORD        MI   48327          1            12/30/97         04
    0410655732                           05           02/01/98         25
    410655732                            N            01/01/28
    0
1




    1683231          K08/G02             F           51,500.00         ZZ
                                         360         51,465.44          1
    8348 EMERALD CIRCLE                8.000            377.89         43
                                       7.750            377.89      121,500.00
    N. RICHLAND HIL  TX   76180          1            12/31/97         00
    0410672836                           03           02/01/98          0
    410672836                            O            01/01/28
    0


    1683233          K08/G02             F           45,000.00         ZZ
                                         360         45,000.00          1
    915 HARRISON ST                    8.750            354.02         90
                                       8.500            354.02       50,000.00
    COUNCIL BLUFFS   IA   51503          1            01/16/98         12
    0410679567                           05           03/01/98         25
    410679567                            N            02/01/28
    0


    1683234          K08/G02             F          600,000.00         ZZ
                                         360        600,000.00          1
    78 MACKAY DRIVE                    8.750          4,720.20         71
                                       8.500          4,720.20      850,000.00
    TENAFLY          NJ   07670          5            01/12/98         00
    0410673891                           05           03/01/98          0
    410673891                            O            02/01/28
    0


    1683235          K08/G02             F           51,200.00         ZZ
                                         360         51,200.00          1
    701 WILLOW BEND LANE               7.625            362.39         80
                                       7.375            362.39       64,000.00
    BESSEMER         AL   35023          5            01/09/98         00
    0410674741                           05           03/01/98          0
    410674741                            O            02/01/28
    0


    1683237          K08/G02             F           65,000.00         ZZ
                                         360         64,952.95          1
    745 MIDLAND AVENUE                 7.625            460.07         51
                                       7.375            460.07      128,000.00
    GARFIELD         NJ   07026          1            12/30/97         00
    0410639728                           05           02/01/98          0
    410639728                            O            01/01/28
    0


    1683239          K08/G02             F           76,000.00         ZZ
                                         360         75,920.90          1
1


    3295 KIPLING AVE                   9.250            625.23         90
                                       9.000            625.23       84,460.00
    BERKLEY          MI   48072          1            11/28/97         04
    0410633143                           05           01/01/98         25
    410633143                            N            12/01/27
    0


    1683254          369/G02             F           77,500.00         ZZ
                                         360         77,449.30          1
    1759 SANDOVAL COURT                8.125            575.44         74
                                       7.875            575.44      105,500.00
    INDIANAPOLIS     IN   46214          2            12/30/97         00
    0430587915                           05           02/01/98          0
    0060587631                           O            01/01/28
    0


    1683258          369/G02             F           76,000.00         ZZ
                                         360         75,955.12          2
    1804 CAROLINA STREET               8.625            591.13         80
                                       8.375            591.13       95,000.00
    MIDDLETOWN       OH   45044          1            12/31/97         00
    0430589143                           05           02/01/98          0
    0061001152                           N            01/01/28
    0


    1683265          369/G02             F          104,800.00         ZZ
                                         360        104,731.44          1
    2303 ROGERS ROAD                   8.125            778.14         80
                                       7.875            778.14      131,000.00
    LAKELAND         FL   33813          1            12/31/97         00
    0430585281                           05           02/01/98          0
    0061315966                           O            01/01/28
    0


    1683320          369/G02             F          127,450.00         ZZ
                                         360        127,376.67          4
    1819-1825 E HEDRICK DRIVE          8.750          1,002.65         90
                                       8.500          1,002.65      141,650.00
    TUCSON           AZ   85719          1            12/15/97         01
    0430584763                           05           02/01/98         25
    0048470520                           N            01/01/28
    0


    1683330          369/G02             F          127,450.00         ZZ
                                         360        127,376.67          4
    1801 1807 E HENDRICK DRIVE         8.750          1,002.65         90
                                       8.500          1,002.65      141,650.00
    TUCSON           AZ   85719          1            12/15/97         01
    0430585182                           05           02/01/98         25
1


    0048470512                           N            01/01/28
    0


    1683331          K08/G02             F          153,600.00         ZZ
                                         360        153,600.00          1
    9841 SKYLARK BOULEVARD             8.250          1,153.95         80
                                       8.000          1,153.95      192,000.00
    GARDEN GROVE     CA   92641          5            01/07/98         00
    0410671937                           05           03/01/98          0
    410671937                            O            02/01/28
    0


    1683335          721/G02             F           69,300.00         ZZ
                                         360         69,258.01          1
    790 SUNSET DRIVE                   8.500            532.86         90
                                       8.250            532.86       77,000.00
    GLOBE            AZ   85501          1            12/23/97         01
    0430583286                           05           02/01/98         25
    7810038907                           N            01/01/28
    0


    1683340          369/G02             F          127,450.00         ZZ
                                         360        127,376.67          4
    1809-1817 E HENDRICK DRIVE         8.750          1,002.65         90
                                       8.500          1,002.65      141,650.00
    TUSCON           AZ   85719          1            12/15/97         01
    0430585372                           05           02/01/98         25
    0048470538                           N            01/01/28
    0


    1683342          721/G02             F           60,000.00         ZZ
                                         360         60,000.00          1
    1647 E OLD SHAKOPEE ROAD           8.375            456.05         70
                                       8.125            456.05       86,000.00
    BLOOMINGTON      MN   55425          5            01/14/98         00
    0430583294                           05           03/01/98          0
    7810038478                           N            02/01/28
    0


    1683347          369/G02             F           63,000.00         ZZ
                                         360         63,000.00          2
    5104 PURPLE SAGE DRIVE             8.750            495.63         90
                                       8.500            495.63       70,000.00
    AUSTIN           TX   78724          1            01/05/98         01
    0430588954                           05           03/01/98         25
    0060952124                           N            02/01/28
    0


1


    1683356          B75/G02             F           53,300.00         ZZ
                                         360         53,266.87          1
    234 W THIRD STREET                 8.375            405.12         90
                                       8.125            405.12       59,250.00
    FLORENCE         NJ   08518          1            12/30/97         10
    0430582486                           05           02/01/98         25
    7217599                              N            01/01/28
    0


    1683360          664/G02             F          112,500.00         ZZ
                                         360        112,500.00          2
    5645 & 5647 ELLSWORTH AVENUE       8.500            865.03         90
                                       8.250            865.03      125,000.00
    DALLAS           TX   75206          1            01/12/98         01
    0430579607                           05           03/01/98         25
    2367084                              N            02/01/28
    0


    1683365          369/G02             F           69,950.00         ZZ
                                         360         69,904.24          1
    2620 MATLIN WAY                    8.125            519.38         53
                                       7.875            519.38      132,990.00
    BUFORD           GA   30519          1            12/12/97         00
    0430589002                           03           02/01/98          0
    0061089488                           O            01/01/28
    0


    1683367          950/G02             F          162,700.00         ZZ
                                         360        162,700.00          1
    13916 NORTHWEST 23RD AVENUE        8.250          1,222.31         75
                                       8.000          1,222.31      216,952.00
    VANCOUVER        WA   98685          1            01/12/98         00
    0430591842                           05           03/01/98          0
    W019838                              O            02/01/28
    0


    1683374          K15/G02             F          103,200.00         ZZ
                                         360        103,134.19          1
    7847 WEST BROADWAY                 8.250            775.31         80
                                       8.000            775.31      129,000.00
    COLUMBUS TOWNSH  MN   55025          1            12/22/97         00
    0430581470                           05           02/01/98          0
    622783                               O            01/01/28
    0


    1683379          369/G02             F          108,000.00         ZZ
                                         360        107,936.23          1
    3125 EAST OVERLOOK                 8.625            840.02         90
                                       8.375            840.02      120,000.00
1


    CLEVELAND HIEGH  OH   44118          1            12/31/97         01
    0430589762                           05           02/01/98         25
    0060270394                           N            01/01/28
    0


    1683381          K19/G02             F          121,500.00         ZZ
                                         360        121,500.00          1
    2591 DENNIS AVENUE                 8.000            891.52         90
                                       7.750            891.52      135,000.00
    CLOVIS           CA   93612          1            01/28/98         01
    0430615971                           05           03/01/98         25
    9714867                              N            02/01/28
    0


    1683384          737/G02             F           50,300.00         ZZ
                                         360         50,300.00          1
    202 W WADE LANE                    8.500            386.76         71
                                       8.250            386.76       71,000.00
    PAYSON           AZ   85541          1            01/13/98         00
    0430583328                           05           03/01/98          0
    513956                               N            02/01/28
    0


    1683390          369/G02             F           50,400.00         ZZ
                                         360         50,371.00          1
    11702 RIDGE RUN                    8.750            396.50         90
                                       8.500            396.50       56,000.00
    HOUSTON          TX   77064          1            12/31/97         01
    0430615112                           03           02/01/98         25
    0060979713                           N            01/01/28
    0


    1683395          737/G02             F           43,200.00         ZZ
                                         360         43,200.00          1
    736 GRAND AVENUE                   8.250            324.55         90
                                       8.000            324.55       48,000.00
    BILLINGS         MT   59101          1            01/12/98         12
    0430587394                           05           03/01/98         25
    579440                               N            02/01/28
    0


    1683396          369/G02             F           95,400.00         ZZ
                                         360         95,339.17          1
    26 WEST DELAWARE AVENUE            8.250            716.71         90
                                       8.000            716.71      106,000.00
    WILMINGTON       DE   19809          1            12/31/97         01
    0430589135                           05           02/01/98         25
    0061098166                           O            01/01/28
    0
1




    1683398          737/G02             F          133,200.00         ZZ
                                         360        133,200.00          2
    271-273 KYLE DRIVE                 7.875            965.79         90
                                       7.625            965.79      148,000.00
    PUEBLO WEST      CO   81007          1            01/14/98         10
    0430583336                           05           03/01/98         25
    579894                               N            02/01/28
    0


    1683406          369/G02             F           73,000.00         ZZ
                                         360         72,953.46          1
    107 TRAILWOOD AVENUE               8.250            548.42         84
                                       8.000            548.42       87,000.00
    AIKON            SC   29803          2            01/05/98         01
    0430589267                           05           02/01/98         20
    0061049300                           N            01/01/28
    0


    1683407          737/G02             F           87,900.00         ZZ
                                         360         87,900.00          1
    340 RANDY ROAD                     8.250            660.36         80
                                       8.000            660.36      109,900.00
    LOGANVILLE       GA   30249          1            01/12/98         00
    0430581637                           05           03/01/98          0
    951928                               O            02/01/28
    0


    1683408          G75/G75             F          284,500.00         ZZ
                                         360        284,500.00          1
    404 KENDALL PARKWAY                7.750          2,038.20         72
                                       7.500          2,038.20      400,000.00
    BOERNE           TX   78015          2            01/16/98         00
    03426156                             03           03/01/98          0
    03426156                             O            02/01/28
    0


    1683416          575/G02             F           43,500.00         ZZ
                                         360         43,500.00          1
    2515 K STREET NW #407              8.750            342.21         75
                                       8.500            342.21       58,000.00
    WASHINGTON       DC   20037          1            01/16/98         00
    0430589044                           08           03/01/98          0
    972446029                            N            02/01/28
    0


    1683465          686/686             F          145,000.00         ZZ
                                         360        144,898.68          2
1


    44      HARVARD STREET             7.800          1,043.82         73
                                       7.550          1,043.82      200,000.00
    VALLEY STREAM    NY   11580          5            12/09/97         00
    818317174                            05           02/01/98          0
    818317174                            O            01/01/28
    0


    1683629          514/G02             F           46,900.00         ZZ
                                         360         46,871.59          1
    7004 MAYFARER TRAIL                8.500            360.62         70
                                       8.250            360.62       67,000.00
    FORT WORTH       TX   76137          5            12/17/97         00
    0430586446                           05           02/01/98          0
    018755                               N            01/01/28
    0


    1683669          292/G02             F           44,550.00         ZZ
                                         360         44,522.31          1
    1800 KAVANAUGH BLVD                8.375            338.61         90
                                       8.125            338.61       49,500.00
    LITTLE ROCK      AR   72205          1            12/31/97         12
    0430580423                           01           02/01/98         25
    1341316                              N            01/01/28
    0


    1683670          229/G02             F           31,350.00         ZZ
                                         360         31,350.00          1
    8221 NORTH 33RD LANE               8.875            249.44         95
                                       8.625            249.44       33,000.00
    PHOENIX          AZ   85051          1            01/05/98         10
    0430583245                           01           03/01/98         30
    7717200                              O            02/01/28
    0


    1683672          927/G02             F          105,600.00         ZZ
                                         360        105,600.00          1
    6425 MEADOW LARK LANE              8.000            774.86         80
                                       7.750            774.86      132,000.00
    LAS VEGAS        NV   89103          1            01/06/98         00
    0430581447                           05           03/01/98          0
    343202                               O            02/01/28
    0


    1683680          765/G02             F           78,000.00         ZZ
                                         360         77,942.11          1
    1104 E. 123RD STREET               7.500            545.39         60
                                       7.250            545.39      130,000.00
    LOS ANGELES      CA   90059          1            12/10/97         00
    0430583344                           05           02/01/98          0
1


    328334                               O            01/01/28
    0


    1683685          965/G02             F           97,650.00         ZZ
                                         360         97,650.00          1
    3015 SOUTH ZURICH COURT            8.375            742.21         70
                                       8.125            742.21      139,500.00
    DENVER           CO   80236          1            01/14/98         00
    0430580662                           05           03/01/98          0
    046925972                            O            02/01/28
    0


    1683694          K15/G02             F           75,000.00         ZZ
                                         360         74,956.85          2
    6751 E 72ND PLACE                  8.750            590.03         75
    UNIT C & D                         8.500            590.03      100,000.00
    COMMERCE CITY    CO   80022          1            01/02/98         00
    0430581868                           05           02/01/98          0
    623801                               N            01/01/28
    0


    1683696          637/G02             F           31,500.00         ZZ
                                         360         31,480.91          1
    2122 WEST HENRY AVENUE             8.500            242.21         90
                                       8.250            242.21       35,000.00
    TAMPA            FL   33603          1            01/05/98         01
    0430586248                           05           02/01/98         25
    8704884                              N            01/01/28
    0


    1683699          K30/G02             F           36,000.00         ZZ
                                         360         36,000.00          1
    6001 TROWBRIDGE DRIVE              8.500            276.81         80
                                       8.250            276.81       45,000.00
    EL PASO          TX   79905          1            01/14/98         00
    0430582064                           05           03/01/98          0
    49213                                O            02/01/28
    0


    1683706          637/G02             F          120,000.00         ZZ
                                         360        119,919.48          1
    3250 SOUTH SHORE DRIVE             8.000            880.52         75
                                       7.750            880.52      160,000.00
    PUNTA GORDA      FL   33955          5            12/31/97         00
    0430580639                           01           02/01/98          0
    8605917                              O            01/01/28
    0


1


    1683750          E84/G02             F           51,300.00         ZZ
                                         360         51,300.00          1
    1617 2ND AVENUE                    8.375            389.92         89
                                       8.125            389.92       58,000.00
    COUNCL BLUFFS    IA   51501          2            01/12/98         11
    0430582668                           05           03/01/98         25
    PS9700237                            N            02/01/28
    0


    1683755          E84/G02             F           58,800.00         ZZ
                                         360         58,800.00          1
    1301 AVENUE E                      8.250            441.74         80
                                       8.000            441.74       73,500.00
    COUNCIL BLUFFS   IA   51501          2            01/12/98         00
    0430582676                           05           03/01/98          0
    PS9700273                            O            02/01/28
    0


    1683761          561/561             F           76,500.00         ZZ
                                         360         76,500.00          1
    57 SOTH EVERGREEN AVENUE           8.000            561.33         90
                                       7.750            561.33       85,000.00
    WOODBURY         NJ   08096          1            01/09/98         12
    9213547                              05           03/01/98         25
    9213547                              N            02/01/28
    0


    1683783          561/561             F          120,000.00         ZZ
                                         360        119,930.95          4
    227 65TH STREET                    8.750            944.05         89
                                       8.500            944.05      135,000.00
    WEST NEW YORK    NJ   07093          1            12/31/97         01
    9193145                              05           02/01/98         25
    9193145                              N            01/01/28
    0


    1683784          883/G02             F          628,000.00         ZZ
                                         360        628,000.00          1
    1092 ARBOR TRACE                   7.875          4,553.44         75
                                       7.625          4,553.44      837,412.00
    ATLANTA          GA   30319          1            01/16/98         00
    0430590745                           03           03/01/98          0
    10002622                             O            02/01/28
    0


    1683798          963/G02             F           38,250.00         ZZ
                                         360         38,250.00          1
    7817 CORTEZ AVENUE N               8.625            297.51         90
                                       8.375            297.51       42,500.00
1


    TAMPA            FL   33634          1            01/30/98         04
    0430615443                           05           03/01/98         25
    980076                               N            02/01/28
    0


    1683856          225/225             F          107,350.00         ZZ
                                         360        107,279.77          1
    3357 APOLLO CIRCLE                 8.125            797.08         80
                                       7.875            797.08      134,200.00
    ROSEVILLE        CA   95661          1            12/19/97         00
    8083472                              03           02/01/98          0
    8083472                              O            01/01/28
    0


    1683860          896/G02             F           80,000.00         ZZ
                                         360         80,000.00          1
    1158 MOSS PATCH TRAIL              8.125            594.00         75
                                       7.875            594.00      107,000.00
    JASPER           GA   30143          5            01/16/98         00
    0430590539                           03           03/01/98          0
    00000422                             O            02/01/28
    0


    1683864          B57/G02             F          260,000.00         ZZ
                                         360        260,000.00          1
    1042 WAVERLY HEIGHTS DRIVE         7.750          1,862.68         80
                                       7.500          1,862.68      325,000.00
    THOUSAND OAKS    CA   91360          5            01/13/98         00
    0430585588                           05           03/01/98          0
    9712609                              O            02/01/28
    0


    1683867          664/G02             F          250,000.00         ZZ
                                         360        250,000.00          1
    9154 LILAC LANE                    8.125          1,856.25         67
                                       7.875          1,856.25      375,000.00
    CHERRY VALLEY    CA   92223          5            01/06/98         00
    0430589036                           05           03/01/98          0
    2438166                              O            02/01/28
    0


    1683871          201/G02             F          104,000.00         ZZ
                                         360        103,873.53          1
    21 CEDAR STREET                    8.500            799.68         80
                                       8.250            799.68      130,000.00
    BLOOMFIELD       NJ   07003          1            11/07/97         00
    0430582288                           05           01/01/98          0
    2809032895                           O            12/01/27
    0
1




    1683875          G94/G02             F          544,000.00         ZZ
                                         360        544,000.00          1
    801 BELLAVISTA AVENUE              8.375          4,134.79         80
                                       8.125          4,134.79      680,000.00
    CORAL GABLES     FL   33156          1            01/22/98         00
    0430579995                           05           03/01/98          0
    971650                               O            02/01/28
    0


    1683882          498/G02             F          202,500.00         ZZ
                                         360        202,500.00          1
    889 GLENN ROAD                     8.250          1,521.31         73
                                       8.000          1,521.31      280,000.00
    CLOVER           SC   29710          5            01/16/98         00
    0430579433                           05           03/01/98          0
    1497279                              O            02/01/28
    0


    1683883          664/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
    1167 WYETH DRIVE                   7.375          1,381.36         69
                                       7.125          1,381.36      290,000.00
    NOKOMIS          FL   34275          1            01/15/98         00
    0430586834                           03           03/01/98          0
    2383636                              O            02/01/28
    0


    1683886          B75/G02             F           58,500.00         ZZ
                                         360         58,500.00          1
    3700 NE 12 AVENUE                  8.375            444.64         75
                                       8.125            444.64       78,000.00
    POMPANO BEACH    FL   33064          5            01/02/98         00
    0430580894                           05           03/01/98          0
    7209851                              O            02/01/28
    0


    1683888          B75/G02             F          108,000.00         ZZ
                                         360        108,000.00          1
    4030 BRUSH HILL ROAD               7.625            764.42         80
                                       7.375            764.42      135,000.00
    NASHVILLE        TN   37216          1            01/14/98         00
    0430589622                           05           03/01/98          0
    7234859                              O            02/01/28
    0


    1683894          B35/G02             F           78,750.00         ZZ
                                         360         78,701.05          1
1


    1716 D STREET SE                   8.375            598.56         75
                                       8.125            598.56      105,000.00
    WASHINGTON       DC   20003          5            12/29/97         00
    0430581157                           05           02/01/98          0
    9782011111                           O            01/01/28
    0


    1683899          B75/G02             F           93,600.00         ZZ
                                         360         93,600.00          1
    2231 E LAKECREST                   8.000            686.80         80
                                       7.750            686.80      117,000.00
    GILBERT          AZ   85234          1            01/02/98         00
    0430582361                           03           03/01/98          0
    7218498                              N            02/01/28
    0


    1683917          776/G02             F           99,000.00         ZZ
                                         360         98,938.47          1
    27721 CHURCH STREET                8.375            752.47         90
                                       8.125            752.47      110,000.00
    CASTAIC          CA   91384          1            12/19/97         01
    0430581793                           05           02/01/98         25
    3509759                              N            01/01/28
    0


    1683944          B75/G02             F           46,700.00         ZZ
                                         360         46,667.04          1
    8020 N THOMAS ROAD                 7.750            334.56         82
                                       7.500            334.56       57,000.00
    SCOTTSDALE       AZ   85251          1            12/31/97         11
    0430584565                           01           02/01/98         25
    7217961                              N            01/01/28
    0


    1683984          K08/G02             F          184,500.00         ZZ
                                         360        184,500.00          1
    407 DUVALL COURT                   8.500          1,418.65         90
                                       8.250          1,418.65      205,000.00
    BENICIA          CA   94510          1            01/14/98         10
    0410682009                           05           03/01/98         25
    410682009                            N            02/01/28
    0


    1683985          K08/G02             F          120,000.00         ZZ
                                         360        120,000.00          1
    4441 CLOVER DRIVE                  8.250            901.52         72
                                       8.000            901.52      168,000.00
    OXNARD           CA   93033          5            01/14/98         00
    0410682934                           05           03/01/98          0
1


    410682934                            O            02/01/28
    0


    1683989          K08/G02             F          132,700.00         ZZ
                                         360        132,700.00          1
    41068 VILLAGE                      7.500            927.86         80
    UNIT #41                           7.250            927.86      165,900.00
    CAMARILLO        CA   93012          1            01/07/98         00
    0410650022                           09           03/01/98          0
    410650022                            O            02/01/28
    0


    1683995          K08/G02             F          110,000.00         ZZ
                                         360        110,000.00          1
    978 GLENROCK COURT UNIT # 51       8.125            816.75         76
                                       7.875            816.75      145,000.00
    INCLINE VILLAGE  NV   89451          2            01/13/98         00
    0410668735                           03           03/01/98          0
    410668735                            O            02/01/28
    0


    1683998          246/G02             F          220,000.00         ZZ
                                         360        219,848.59          1
    1336 NORTH IVANHOE STREET          7.875          1,595.16         80
                                       7.625          1,595.16      275,000.00
    ALEXANDRIA       VA   22304          5            12/19/97         00
    0430580274                           05           02/01/98          0
    026309                               O            01/01/28
    0


    1684003          E22/G02             F          111,950.00         ZZ
                                         360        111,950.00          1
    85 BRAINERD ROAD - #209            8.250            841.04         64
                                       8.000            841.04      175,000.00
    ALLSTON          MA   02134          2            12/31/97         00
    0410654958                           01           03/01/98          0
    410654958                            O            02/01/28
    0


    1684006          K08/G02             F           21,000.00         ZZ
                                         360         20,989.39          1
    841 EVANSTON                       9.375            174.67         70
                                       9.125            174.67       30,000.00
    HOUSTON          TX   77530          1            12/23/97         00
    0410659239                           05           02/01/98          0
    410659239                            N            01/01/28
    0


1


    1684007          K08/G02             F           21,100.00         ZZ
                                         360         21,087.86          1
    2918 BRITTON AVENUE                8.750            165.99         65
                                       8.500            165.99       32,500.00
    DALLAS           TX   75216          5            01/05/98         00
    0410675193                           05           02/01/98          0
    410675193                            N            01/01/28
    0


    1684008          K08/G02             F          120,000.00         ZZ
                                         360        120,000.00          1
    239 ACOMA STREET                   8.125            891.00         80
                                       7.875            891.00      150,000.00
    DENVER           CO   80223          2            01/02/98         00
    0410666085                           05           03/01/98          0
    410666085                            O            02/01/28
    0


    1684011          K08/G02             F          200,000.00         ZZ
                                         360        199,884.93          1
    20 HARVEST DRIVE                   8.750          1,573.40         75
                                       8.500          1,573.40      267,000.00
    BREWSTER         NY   10509          1            12/30/97         00
    0410643258                           05           02/01/98          0
    410643258                            O            01/01/28
    0


    1684013          K08/G02             F           32,400.00         ZZ
                                         360         32,382.76          1
    4114 NW 88 AVENUE                  9.125            263.62         90
                                       8.875            263.62       36,000.00
    CORAL SPRINGS    FL   33065          1            12/31/97         04
    0410661995                           01           02/01/98         25
    410661995                            N            01/01/28
    0


    1684014          K08/G02             F          165,000.00         ZZ
                                         360        164,907.50          1
    4659 BAXTER ROAD                   8.875          1,312.81         58
                                       8.625          1,312.81      289,000.00
    COTTAGE GROVE    WI   53527          2            12/31/97         00
    0410601165                           05           02/01/98          0
    410601165                            N            01/01/28
    0


    1684016          K08/G02             F           99,450.00         T
                                         360         99,391.29          1
    269 CORALWOOD COURT                8.625            773.51         80
                                       8.375            773.51      124,320.00
1


    KISSIMMEE        FL   34743          1            12/30/97         95
    0410615934                           03           02/01/98          0
    410615934                            O            01/01/28
    0


    1684017          K08/G02             F           66,150.00         ZZ
                                         360         66,105.61          1
    15417 SW 68TH LANE                 8.000            485.39         70
                                       7.750            485.39       94,500.00
    MIAMI            FL   33193          1            12/31/97         00
    0410658090                           07           02/01/98          0
    410658090                            O            01/01/28
    0


    1684018          K08/G02             F          200,600.00         ZZ
                                         360        200,600.00          1
    115 ANN STREET                     7.500          1,402.62         67
                                       7.250          1,402.62      300,000.00
    CLARENDON HILLS  IL   60514          5            12/31/97         00
    0410654644                           05           03/01/98          0
    410654644                            O            02/01/28
    0


    1684019          K08/G02             F           21,000.00         ZZ
                                         360         20,989.39          1
    849 EVANSTON                       9.375            174.67         70
                                       9.125            174.67       30,000.00
    HOUSTON          TX   77530          1            12/23/97         00
    0410659056                           05           02/01/98          0
    410659056                            N            01/01/28
    0


    1684020          K08/G02             F          180,000.00         ZZ
                                         360        180,000.00          4
    300-306 CEDAR COURT                8.750          1,416.06         90
                                       8.500          1,416.06      200,000.00
    BLUE SPRINGS     MO   64014          1            01/09/98         04
    0410639140                           05           03/01/98         25
    410639140                            N            02/01/28
    0


    1684021          K08/G02             F          120,000.00         ZZ
                                         360        119,917.43          1
    13785 NW 22 PLACE                  7.875            870.12         80
                                       7.625            870.12      150,000.00
    SUNRISE          FL   33323          1            12/31/97         00
    0410670434                           03           02/01/98          0
    410670434                            O            01/01/28
    0
1




    1684024          K08/G02             F           90,400.00         ZZ
                                         360         90,340.86          1
    112 WINSTON DRIVE                  8.125            671.22         80
                                       7.875            671.22      113,000.00
    WILLIAMSBURG     VA   23185          1            12/31/97         00
    0410624340                           05           02/01/98          0
    410624340                            O            01/01/28
    0


    1684025          K08/G02             F          107,000.00         ZZ
                                         360        107,000.00          1
    98 TEXAS STREET                    7.875            775.82         79
                                       7.625            775.82      137,000.00
    LINDENHURST      NY   11757          1            01/08/98         00
    0410642375                           05           03/01/98          0
    410642375                            O            02/01/28
    0


    1684026          K08/G02             F           95,400.00         ZZ
                                         360         95,334.34          1
    436 FERN MEADOW LOOP               7.875            691.72         80
                                       7.625            691.72      119,346.00
    OCOEE            FL   34761          1            12/31/97         00
    0410666754                           03           02/01/98          0
    410666754                            O            01/01/28
    0


    1684027          K08/G02             F           37,100.00         ZZ
                                         360         37,076.94          1
    814 SCHUMACHER DRIVE               8.375            281.99         75
                                       8.125            281.99       49,500.00
    NEW BRAUNFELS    TX   78130          1            12/26/97         00
    0410663983                           05           02/01/98          0
    410663983                            O            01/01/28
    0


    1684030          K08/G02             F           63,600.00         ZZ
                                         360         63,559.44          1
    709 MANKATO DRIVE                  8.250            477.81         80
                                       8.000            477.81       79,500.00
    AUSTIN           TX   78748          1            12/31/97         00
    0410675466                           05           02/01/98          0
    410675466                            O            01/01/28
    0


    1684032          K08/G02             F           51,800.00         T
                                         360         51,800.00          1
1


    14662 LAGUNA BEACH CIRCLE          8.625            402.90         70
                                       8.375            402.90       74,000.00
    ORLANDO          FL   32837          1            12/30/97         00
    0410611750                           09           03/01/98          0
    410611750                            O            02/01/28
    0


    1684035          K08/G02             F          112,100.00         ZZ
                                         360        112,100.00          1
    1836 N. HARDING AVE.               8.375            852.04         95
                                       8.125            852.04      118,000.00
    CHICAGO          IL   60647          2            01/06/98         04
    0410655369                           05           03/01/98         30
    410655369                            O            02/01/28
    0


    1684036          K08/G02             F           80,000.00         ZZ
                                         240         79,870.39          1
    293 METEDECONK TRAIL               8.375            687.94         80
                                       8.125            687.94      100,000.00
    JACKSON          NJ   08527          1            12/17/97         00
    0410639538                           05           02/01/98          0
    410639538                            O            01/01/18
    0


    1684037          K08/G02             F           68,000.00         ZZ
                                         360         67,959.85          1
    2841 N. OCEAN BLVD.                8.625            528.90         74
    UNIT # 306                         8.375            528.90       93,000.00
    FT. LAUDERDALE   FL   33308          1            12/24/97         00
    0410655823                           06           02/01/98          0
    410655823                            N            01/01/28
    0


    1684040          K08/G02             F           60,000.00         ZZ
                                         360         60,000.00          1
    915 SPRINGVILLE COURT              8.125            445.50         55
                                       7.875            445.50      109,500.00
    TAMPA            FL   33613          1            01/12/98         00
    0410677280                           05           03/01/98          0
    410677280                            O            02/01/28
    0


    1684041          K08/G02             F          240,000.00         ZZ
                                         360        240,000.00          1
    801 PARK VIEW CIRCLE               8.125          1,781.99         80
                                       7.875          1,781.99      300,000.00
    BIRMINGHAM       AL   35242          1            01/14/98         00
    0410661433                           03           03/01/98          0
1


    410661433                            O            02/01/28
    0


    1684043          K08/G02             F           95,500.00         ZZ
                                         360         95,500.00          1
    8612 W. WINDSOR DRIVE              8.125            709.08         74
                                       7.875            709.08      130,000.00
    PEORIA           AZ   85381          2            01/08/98         00
    0410612980                           05           03/01/98          0
    410612980                            O            02/01/28
    0


    1684045          K08/G02             F          260,000.00         ZZ
                                         360        259,842.49          1
    1549 LAKEVIEW                      8.500          1,999.18         80
                                       8.250          1,999.18      325,000.00
    SYLVAN LAKE      MI   48320          2            12/19/97         00
    0410625941                           05           02/01/98          0
    410625941                            O            01/01/28
    0


    1684047          K08/G02             F          114,400.00         ZZ
                                         360        114,400.00          1
    503 HIGHWAY A                      8.375            869.52         80
                                       8.125            869.52      143,000.00
    CAMBRIDGE        WI   53523          2            01/05/98         00
    0410601223                           05           03/01/98          0
    410601223                            O            02/01/28
    0


    1684049          K08/G02             F           32,350.00         T
                                         360         32,350.00          1
    154 LAKESIDE DRIVE                 8.625            251.61         47
                                       8.375            251.61       69,000.00
    TOW              TX   78672          5            01/09/98         00
    0410661359                           03           03/01/98          0
    410661359                            O            02/01/28
    0


    1684051          K08/G02             F           45,000.00         ZZ
                                         360         44,976.05          1
    6364 FAUST                         9.125            366.14         90
                                       8.875            366.14       50,000.00
    DETROIT          MI   48228          1            12/19/97         10
    0410662969                           05           02/01/98         25
    410662969                            N            01/01/28
    0


1


    1684052          K08/G02             F           46,750.00         ZZ
                                         360         46,717.83          1
    8784 BOYCE PLACE ST                7.875            338.97         85
                                       7.625            338.97       55,000.00
    ST LOUIS         MO   63121          5            12/22/97         04
    0410662183                           05           02/01/98         25
    410662183                            O            01/01/28
    0


    1684089          E84/G02             F           42,900.00         ZZ
                                         360         42,900.00          1
    323 PULASKI ROAD                   8.750            337.49         72
                                       8.500            337.49       60,000.00
    CALUMET CITY     IL   60409          2            01/14/98         00
    0430582015                           05           03/01/98          0
    PS9700174                            N            02/01/28
    0


    1684093          E84/G02             F           96,900.00         ZZ
                                         360         96,900.00          1
    3453 WEST 66TH PLACE               8.000            711.02         95
                                       7.750            711.02      102,000.00
    CHICAGO          IL   60629          2            01/09/98         10
    0430581959                           05           03/01/98         30
    PS9700278                            O            02/01/28
    0


    1684105          227/G02             F          136,250.00         ZZ
                                         360        136,250.00          1
    29778 GIGI ROAD                    8.125          1,011.66         70
                                       7.875          1,011.66      195,000.00
    EVERGREEN        CO   80439          1            01/09/98         00
    0430585596                           05           03/01/98          0
    1738369                              O            02/01/28
    0


    1684131          K15/G02             F          158,400.00         ZZ
                                         360        158,400.00          1
    2930 FAIRLEE DRIVE                 7.500          1,107.56         80
                                       7.250          1,107.56      198,000.00
    FAIRFAX          VA   22031          1            01/09/98         00
    0430582536                           05           03/01/98          0
    623452                               N            02/01/28
    0


    1684140          B75/G02             F           66,600.00         ZZ
                                         360         66,560.68          1
    1256 NEW LAND DRIVE                8.625            518.01         89
                                       8.375            518.01       74,900.00
1


    VIRGINIA BEACH   VA   23452          1            01/02/98         01
    0430589671                           03           02/01/98         25
    7209737                              N            01/01/28
    0


    1684141          B75/G02             F           66,400.00         ZZ
                                         360         66,359.77          1
    3601 COPPERTREE CIRCLE             8.500            510.56         80
                                       8.250            510.56       83,000.00
    BRANDON          FL   33511          1            12/29/97         00
    0430584409                           05           02/01/98          0
    7198492                              O            01/01/28
    0


    1684192          927/G02             F          146,000.00         ZZ
                                         360        146,000.00          1
    670 NORTH SUNWAY DRIVE             8.125          1,084.05         94
                                       7.875          1,084.05      156,000.00
    GILBERT          AZ   85233          2            01/08/98         21
    0430592527                           03           03/01/98         30
    331579                               O            02/01/28
    0


    1684195          965/G02             F          106,200.00         ZZ
                                         360        106,200.00          1
    11547 KING SNAKE COURT             8.250            797.85         90
                                       8.000            797.85      118,000.00
    SURPRISE         AZ   85373          1            01/13/98         04
    0430581280                           03           03/01/98         25
    729702526                            N            02/01/28
    0


    1684197          568/G02             F          156,000.00         ZZ
                                         360        155,895.33          1
    102 SOUTH CORDOVA STREET           8.000          1,144.67         80
                                       7.750          1,144.67      195,000.00
    ALHAMBRA         CA   91801          1            12/24/97         00
    0430581306                           05           02/01/98          0
    850277                               O            01/01/28
    0


    1684202          830/830             F           67,065.00         ZZ
                                         360         67,065.00          1
    939 BOYD STREET                    7.875            486.27         85
                                       7.625            486.27       78,900.00
    CHUBBOCK         ID   83202          5            01/20/98         14
    533882                               05           03/01/98         12
    533882                               O            02/01/28
    0
1




    1684207          637/G02             F           28,600.00         ZZ
                                         360         28,583.96          1
    2367 MABEN CIRCLE #P-4             8.875            227.56         90
                                       8.625            227.56       31,800.00
    PALM HARBOR      FL   34683          1            12/31/97         14
    0430615021                           09           02/01/98         25
    8703662                              N            01/01/28
    0


    1684220          637/G02             F          180,000.00         ZZ
                                         360        179,896.44          1
    3111 BEL AIR DRIVE #3C             8.750          1,416.06         80
                                       8.500          1,416.06      225,000.00
    LAS VEGAS        NV   89109          1            12/24/97         00
    0430581694                           06           02/01/98          0
    8441313                              O            01/01/28
    0


    1684229          H47/G02             F          170,200.00         ZZ
                                         360        170,091.47          1
    9120 VISTA GREENS WAY              8.250          1,278.66         80
    203                                8.000          1,278.66      212,858.00
    LAS VEGAS        NV   89134          1            12/29/97         00
    0430585679                           01           02/01/98          0
    1419655                              O            01/01/28
    0


    1684240          B76/G02             F           72,000.00         ZZ
                                         360         71,959.64          1
    3903 FIELDVIEW                     8.875            572.86         90
                                       8.625            572.86       80,000.00
    WEST BLOOMFIELD  MI   48324          1            12/15/97         10
    0430584540                           05           02/01/98         25
    214582                               N            01/01/28
    0


    1684242          225/225             F          400,000.00         ZZ
                                         360        399,757.67          1
    7168 EAST CARON DRIVE              8.500          3,075.66         62
                                       8.250          3,075.66      650,000.00
    PARADISE VALLEY  AZ   85253          5            12/16/97         00
    8082435                              03           02/01/98          0
    8082435                              O            01/01/28
    0


    1684249          E45/G02             F           64,800.00         ZZ
                                         360         64,755.41          1
1


    11801 NW 72ND TERRACE              7.875            469.84         80
                                       7.625            469.84       81,000.00
    ALACHUA          FL   32615          1            12/24/97         00
    0430590950                           03           02/01/98          0
    36095                                O            01/01/28
    0


    1684256          562/562             F           55,000.00         ZZ
                                         360         54,969.16          1
    211 BRAISTED AVENUE                8.875            437.61         34
                                       8.625            437.61      165,000.00
    STATEN ISLAND    NY   10314          2            12/31/97         00
    550640                               07           02/01/98          0
    550640                               N            01/01/28
    0


    1684263          721/G02             F           80,000.00         ZZ
                                         360         80,000.00          1
    3714 SW WINDEMERE DRIVE            7.750            573.13         77
                                       7.500            573.13      104,500.00
    LEE'S SUMMIT     MO   64082          1            01/15/98         00
    0430581611                           05           03/01/98          0
    7810039645                           O            02/01/28
    0


    1684267          B75/G02             F           70,000.00         ZZ
                                         360         70,000.00          1
    6215 TRAILWOOD TERRACE             8.500            538.24         88
                                       8.250            538.24       80,000.00
    SHREVEPORT       LA   71119          1            01/12/98         01
    0430584383                           05           03/01/98         25
    7218506                              N            02/01/28
    0


    1684270          E23/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
    19319 NORTH 76TH DRIVE             7.750            716.41         57
                                       7.500            716.41      178,000.00
    GLENDALE         AZ   85308          5            01/21/98         00
    0430589317                           03           03/01/98          0
    40500626                             O            02/01/28
    0


    1684272          387/387             F          139,500.00         ZZ
                                         360        139,411.04          1
    8880 VILLA LA JOLLA DRIVE #104     8.250          1,048.02         78
                                       8.000          1,048.02      180,000.00
    LA JOLLA         CA   92037          2            12/08/97         00
    1280072                              01           02/01/98          0
1


    1280072                              O            01/01/28
    0


    1684276          387/387             F           71,250.00         ZZ
                                         360         71,199.72          1
    724 NORTH WESTERN AVENUE #C        7.750            510.44         95
                                       7.500            510.44       75,000.00
    PARK RIDGE       IL   60068          1            12/16/97         04
    1291160                              05           02/01/98         30
    1291160                              O            01/01/28
    0


    1684278          387/387             F           85,200.00         ZZ
                                         360         85,147.05          1
    1049 MAXWELL AVENUE                8.375            647.58         80
                                       8.125            647.58      106,500.00
    EL CAJON         CA   92020          1            12/01/97         00
    1287069                              05           02/01/98          0
    1287069                              O            01/01/28
    0


    1684280          387/387             F          116,000.00         ZZ
                                         360        115,836.85          1
    6626 CHARLENE AVENUE               8.375            881.68         80
                                       8.125            881.68      145,000.00
    SAN DIEGO        CA   92114          5            11/20/97         00
    1279165                              05           01/01/98          0
    1279165                              O            12/01/27
    0


    1684285          387/387             F          135,000.00         ZZ
                                         360        134,831.59          1
    9543 LA TUNA CANYON ROAD           8.375          1,026.10         68
                                       8.125          1,026.10      200,000.00
    LOS ANGELES      CA   91352          1            11/04/97         00
    1255041                              05           01/01/98          0
    1255041                              O            12/01/27
    0


    1684297          731/G02             F          103,000.00         ZZ
                                         360        103,000.00          1
    9341 TIKI CIRCLE                   8.000            755.78         42
                                       7.750            755.78      248,000.00
    HUNTINGTON BEAC  CA   92648          5            01/14/98         00
    0430581991                           05           03/01/98          0
    411511591                            N            02/01/28
    0


1


    1684303          E09/G02             F           73,950.00         ZZ
                                         360         73,950.00          1
    9632 FOX FOREST AVENUE             7.750            529.79         61
                                       7.500            529.79      121,387.00
    LAS VEGAS        NV   89129          1            01/20/98         00
    0430587725                           05           03/01/98          0
    01002983                             O            02/01/28
    0


    1684305          129/G02             F          124,000.00         ZZ
                                         360        124,000.00          1
    1535 WASHINGTON BLVD               8.625            964.46         49
                                       8.375            964.46      255,000.00
    BIRMINGHAM       MI   48009          2            12/31/97         00
    0430584656                           05           03/01/98          0
    971014                               O            02/01/28
    0


    1684309          129/G02             F          102,000.00         ZZ
                                         360        101,936.61          1
    310 WEST VERNON AVENUE             8.375            775.27         80
                                       8.125            775.27      127,500.00
    PHOENIX          AZ   85003          1            12/10/97         00
    0430583252                           05           02/01/98          0
    3500058411                           O            01/01/28
    0


    1684313          H22/G02             F          187,500.00         ZZ
                                         300        187,500.00          1
    2224 PEARSALL AVENUE               7.625          1,400.89         79
                                       7.375          1,400.89      239,000.00
    BRONX            NY   10469          5            01/21/98         00
    0430585729                           05           03/01/98          0
    9711027                              O            02/01/23
    0


    1684332          450/450             F          114,100.00         ZZ
                                         360        114,100.00          1
    418 NORTH MAIN                     8.375            867.24         70
                                       8.125            867.24      163,000.00
    ANN ARBOR        MI   48104          5            01/08/98         00
    4265120                              05           03/01/98          0
    4265120                              N            02/01/28
    0


    1684375          K08/G02             F          141,600.00         ZZ
                                         360        141,507.37          1
    2624 WILLOW FERN WAY               8.125          1,051.38         80
                                       7.875          1,051.38      177,000.00
1


    FORT COLLINS     CO   80526          5            12/26/97         00
    0410611289                           03           02/01/98          0
    410611289                            O            01/01/28
    0


    1684376          K08/G02             F          103,500.00         ZZ
                                         360        103,500.00          1
    12512 SILVER LANE                  8.375            786.67         75
                                       8.125            786.67      138,000.00
    SUGAR CREEK      MO   64054          5            01/02/98         00
    0410669204                           05           03/01/98          0
    410669204                            O            02/01/28
    0


    1684377          K08/G02             F          186,400.00         ZZ
                                         360        186,400.00          1
    1142 GLENGARRY DRIVE               7.875          1,351.53         80
                                       7.625          1,351.53      233,000.00
    WALNUT CREEK     CA   94596          1            01/13/98         00
    0410483671                           09           03/01/98          0
    410483671                            O            02/01/28
    0


    1684382          K08/G02             F          173,550.00         ZZ
                                         360        173,550.00          1
    103 LEGACY WAY                     7.500          1,213.49         80
                                       7.250          1,213.49      216,990.00
    IRVINE           CA   92602          1            01/13/98         00
    0410649727                           05           03/01/98          0
    410649727                            O            02/01/28
    0


    1684385          K08/G02             F          135,000.00         ZZ
                                         360        135,000.00          1
    12552 PINE FOREST ROAD             7.875            978.84         73
                                       7.625            978.84      186,000.00
    TRUCKEE          CA   96161          2            01/08/98         00
    0410636294                           05           03/01/98          0
    410636294                            O            02/01/28
    0


    1684391          K08/G02             F           89,600.00         ZZ
                                         360         89,600.00          4
    1819 CARROLL STREET                8.125            665.28         80
                                       7.875            665.28      112,000.00
    LEBANON          OR   97355          1            01/12/98         00
    0410674360                           05           03/01/98          0
    410674360                            N            02/01/28
    0
1




    1684394          K08/G02             F          184,000.00         ZZ
                                         360        184,000.00          1
    5417 KIRKWOOD PLACE NORTH          7.750          1,318.20         80
                                       7.500          1,318.20      230,000.00
    SEATTLE          WA   98103          1            01/20/98         00
    0410656482                           05           03/01/98          0
    410656482                            O            02/01/28
    0


    1684397          405/405             F          179,000.00         ZZ
                                         360        179,000.00          1
    11 CHESTERFIELD                    7.750          1,282.38         68
                                       7.500          1,282.38      265,000.00
    MIAAION VIEJO    CA   92692          5            01/02/98         00
    15011380                             03           03/01/98          0
    15011380                             O            02/01/28
    0


    1684419          B75/G02             F           67,500.00         ZZ
                                         360         67,500.00          1
    4320 CARY DRIVE                    8.750            531.02         90
                                       8.500            531.02       75,000.00
    LITHONIA         GA   30058          1            01/08/98         01
    0430584086                           05           03/01/98         25
    7193584                              N            02/01/28
    0


    1684426          568/G02             F          111,450.00         ZZ
                                         360        111,450.00          1
    39864 COTE D'AZURE DRIVE           7.750            798.44         79
                                       7.500            798.44      142,000.00
    MURRIETA         CA   92563          1            01/12/98         00
    0430585794                           05           03/01/98          0
    809680                               O            02/01/28
    0


    1684436          830/830             F          249,600.00         ZZ
                                         360        249,600.00          1
    3301 SOUTH BOUNTIFUL DRIVE         8.000          1,831.48         72
                                       7.750          1,831.48      350,000.00
    BOUNTIFUL        UT   84010          2            01/14/98         00
    534323                               05           03/01/98          0
    534323                               O            02/01/28
    0


    1684459          387/387             F          332,000.00         ZZ
                                         360        331,644.17          1
1


    4015 VIA MANZANA                   7.750          2,378.49         80
                                       7.500          2,378.49      415,000.00
    SAN CLEMENTE     CA   92673          2            12/12/97         00
    1293521                              05           02/01/98          0
    1293521                              O            01/01/28
    0


    1684460          387/387             F          100,800.00         ZZ
                                         360        100,674.26          2
    1706 ONION CREEK VILLAGE DRIVE     8.375            766.15         90
    UNIT A/B                           8.125            766.15      112,000.00
    ROUND ROCK       TX   78664          1            11/20/97         04
    1276435                              05           01/01/98         25
    1276435                              N            12/01/27
    0


    1684462          387/387             F          139,650.00         ZZ
                                         360        139,553.89          1
    525 COLGATE DRIVE                  7.875          1,012.56         77
                                       7.625          1,012.56      182,500.00
    ALLEN            TX   75013          1            12/15/97         00
    1282417                              03           02/01/98          0
    1282417                              O            01/01/28
    0


    1684463          387/387             F          150,550.00         ZZ
                                         360        150,342.10          1
    2121 TENNYSON DRIVE                7.875          1,091.59         78
                                       7.625          1,091.59      194,000.00
    FLOWER MOUND     TX   75028          1            11/14/97         00
    1249515                              03           01/01/98          0
    1249515                              O            12/01/27
    0


    1684464          387/387             F           95,400.00         ZZ
                                         360         95,280.99          2
    1603 DALE COVE UNIT A-B            8.375            725.11         90
                                       8.125            725.11      106,000.00
    ROUND ROCK       TX   78664          1            11/20/97         04
    1276427                              03           01/01/98         25
    1276427                              O            12/01/27
    0


    1684469          387/387             F          140,400.00         ZZ
                                         360        140,303.38          1
    2913 SUNSET RIDGE                  7.875          1,018.00         79
                                       7.625          1,018.00      178,000.00
    MCKINNEY         TX   75070          1            12/29/97         00
    1269430                              03           02/01/98          0
1


    1269430                              O            01/01/28
    0


    1684470          387/387             F           74,800.00         ZZ
                                         360         74,748.52          1
    12 EASTCREEK PLACE                 7.875            542.36         80
                                       7.625            542.36       93,500.00
    PLANO            TX   75074          1            12/22/97         00
    1292564                              05           02/01/98          0
    1292564                              O            01/01/28
    0


    1684472          387/387             F          165,200.00         ZZ
                                         360        165,097.32          1
    27985 AVENIDA ARMIJO               8.375          1,255.64         80
                                       8.125          1,255.64      206,500.00
    LAGUNA NIGUEL    CA   92677          1            12/09/97         00
    1285543                              09           02/01/98          0
    1285543                              O            01/01/28
    0


    1684473          387/387             F          121,050.00         ZZ
                                         360        120,972.81          1
    7818 SOUTH CHAMPLAIN AVENUE        8.250            909.41         90
                                       8.000            909.41      135,000.00
    CHICAGO          IL   60619          1            12/22/97         01
    1281294                              05           02/01/98         25
    1281294                              O            01/01/28
    0


    1684475          387/387             F          224,200.00         ZZ
                                         360        223,890.39          1
    4444 SANDALWOOD DRIVE              7.875          1,625.61         85
                                       7.625          1,625.61      266,000.00
    PLEASANTON       CA   94588          2            11/07/97         11
    1063395                              05           01/01/98         12
    1063395                              O            12/01/27
    0


    1684476          387/387             F          237,500.00         ZZ
                                         360        237,332.37          1
    155 FARMSTEAD LANE                 7.750          1,701.48         80
                                       7.500          1,701.48      300,000.00
    ROSWELL          GA   30075          2            12/16/97         00
    1294404                              03           02/01/98          0
    1294404                              O            01/01/28
    0


1


    1684477          387/387             F           97,750.00         ZZ
                                         360         97,681.01          1
    11502 EAST VIRGINIA DRIVE          7.750            700.29         80
                                       7.500            700.29      123,000.00
    AURORA           CO   80012          2            12/23/97         00
    1303395                              05           02/01/98          0
    1303395                              O            01/01/28
    0


    1684478          387/387             F          560,000.00         ZZ
                                         360        559,301.43          1
    10432 SOUTH ORANGE PARK BLVD       8.375          4,256.40         70
                                       8.125          4,256.40      800,000.00
    ORANGE           CA   92669          5            11/28/97         00
    1275387                              05           01/01/98          0
    1275387                              O            12/01/27
    0


    1684480          387/387             F          104,450.00         ZZ
                                         360        104,309.36          1
    202 ARBOR GLEN DRIVE               8.000            766.42         80
                                       7.750            766.42      131,000.00
    EULESS           TX   76039          1            11/19/97         00
    1274356                              05           01/01/98          0
    1274356                              O            12/01/27
    0


    1684481          387/387             F          262,000.00         ZZ
                                         360        261,832.93          1
    1981 HAVEN LANE                    8.250          1,968.32         71
                                       8.000          1,968.32      370,000.00
    GREEN OAKS       IL   60048          5            12/12/97         00
    1286640                              05           02/01/98          0
    1286640                              O            01/01/28
    0


    1684482          387/387             F           95,400.00         ZZ
                                         360         95,340.70          2
    6330-6336 KNOX COURT               8.375            725.11         90
                                       8.125            725.11      106,000.00
    DENVER           CO   80221          1            11/10/97         01
    1276773                              05           01/01/98         25
    1276773                              N            12/01/27
    0


    1684484          387/387             F           81,000.00         ZZ
                                         360         80,949.65          1
    5570 COURT F                       8.375            615.66         90
                                       8.125            615.66       90,000.00
1


    HANOVER PARK     IL   60103          1            12/31/97         11
    1307628                              03           02/01/98         25
    1307628                              N            01/01/28
    0


    1684485          387/387             F           60,800.00         ZZ
                                         360         60,685.84          1
    1617 PARK LANE                     8.375            462.12         80
                                       8.125            462.12       76,000.00
    GEORGETOWN       TX   78628          1            10/03/97         00
    1242700                              05           12/01/97          0
    1242700                              N            11/01/27
    0


    1684486          387/387             F          120,000.00         ZZ
                                         360        119,846.43          3
    1631-1635 VANCE STREET             8.250            901.52         80
                                       8.000            901.52      151,000.00
    LAKEWOOD         CO   80215          1            11/07/97         00
    1262740                              05           01/01/98          0
    1262740                              N            12/01/27
    0


    1684487          387/387             F          111,200.00         ZZ
                                         360        111,061.28          4
    520 SOUTH 28TH STREET              8.375            845.20         83
                                       8.125            845.20      135,000.00
    RICHMOND         CA   94804          1            11/14/97         11
    1269778                              03           01/01/98         25
    1269778                              N            12/01/27
    0


    1684503          526/526             F          260,000.00         ZZ
                                         360        259,473.13          4
    1509 SOUTH CLAREMONT STREET        8.000          1,907.79         53
                                       7.750          1,907.79      499,000.00
    SAN MATEO        CA   94402          1            10/07/97         00
    9183281                              05           12/01/97          0
    9183281                              N            11/01/27
    0


    1684508          526/526             F          277,500.00         ZZ
                                         360        276,937.67          3
    3519 - 3521 KITE STREET            8.000          2,036.20         75
                                       7.750          2,036.20      370,000.00
    SAN DIEGO        CA   92103          5            10/24/97         00
    9184799                              05           12/01/97          0
    9184799                              O            11/01/27
    0
1




    1684509          526/526             F          332,500.00         ZZ
                                         360        331,773.42          1
    86165 BAILEY HILL ROAD             7.625          2,353.42         70
                                       7.375          2,353.42      475,000.00
    EUGENE           OR   97405          5            10/10/97         00
    9184900                              05           12/01/97          0
    9184900                              O            11/01/27
    0


    1684510          526/526             F          258,400.00         ZZ
                                         360        256,786.22          1
    10220 SW MORATOC DRIVE             7.875          1,873.58         80
                                       7.625          1,873.58      323,000.00
    TUALATIN         OR   97062          5            11/14/97         00
    9185108                              05           01/01/98          0
    9185108                              O            12/01/27
    0


    1684511          526/526             F          232,000.00         ZZ
                                         360        231,505.58          1
    2711 AZALEA DRIVE                  7.750          1,662.08         80
                                       7.500          1,662.08      290,000.00
    SAN DIEGO        CA   92106          1            10/23/97         00
    9185336                              05           12/01/97          0
    9185336                              O            11/01/27
    0


    1684512          526/526             F          264,000.00         ZZ
                                         360        263,644.54          4
    113 147TH AVENUE S.E.              8.000          1,937.14         80
                                       7.750          1,937.14      330,000.00
    BELLEVUE         WA   98007          1            11/25/97         00
    9185762                              05           01/01/98          0
    9185762                              N            12/01/27
    0


    1684513          526/526             F          243,600.00         ZZ
                                         360        243,246.25          1
    3490 117 ROAD                      7.625          1,724.19         77
                                       7.375          1,724.19      317,000.00
    GLENWOOD SPRING  CO   81601          5            11/20/97         00
    9185873                              05           01/01/98          0
    9185873                              O            12/01/27
    0


    1684515          526/526             F          500,000.00         ZZ
                                         360        499,376.25          1
1


    479 WEST NORMAN AVENUE             8.375          3,800.37         72
                                       8.125          3,800.37      700,000.00
    ARCADIA          CA   91007          5            11/26/97         00
    9186281                              05           01/01/98          0
    9186281                              O            12/01/27
    0


    1684516          526/526             F          404,000.00         ZZ
                                         360        403,456.04          1
    766 VESPUCCI LANE                  8.000          2,964.41         80
                                       7.750          2,964.41      505,000.00
    FOSTER CITY      CA   94404          5            11/24/97         00
    9186637                              03           01/01/98          0
    9186637                              O            12/01/27
    0


    1684517          526/526             F          239,200.00         ZZ
                                         360        239,039.50          1
    2223 46TH AVENUE SW                8.000          1,755.17         80
                                       7.750          1,755.17      299,000.00
    SEATTLE          WA   98116          1            12/04/97         00
    9187673                              05           02/01/98          0
    9187673                              N            01/01/28
    0


    1684520          526/526             F          380,500.00         ZZ
                                         360        380,000.50          1
    2460 64TH AVENUE SOUTHEAST         8.125          2,825.21         74
                                       7.875          2,825.21      520,000.00
    MERCER ISLAND    WA   98040          5            11/25/97         00
    9188097                              05           01/01/98          0
    9188097                              O            12/01/27
    0


    1684521          526/526             F          756,000.00         ZZ
                                         360        754,982.08          1
    16 CALLE AMENO                     8.000          5,547.27         80
                                       7.750          5,547.27      945,000.00
    SAN CLEMENTE     CA   92672          2            11/24/97         00
    9188159                              03           01/01/98          0
    9188159                              O            12/01/27
    0


    1684522          526/526             F          227,500.00         ZZ
                                         360        227,177.82          4
    827 LA CADENA AVENUE               7.750          1,629.84         70
                                       7.500          1,629.84      325,000.00
    ARCADIA          CA   91007          1            11/25/97         00
    9188281                              05           01/01/98          0
1


    9188281                              O            12/01/27
    0


    1684524          526/526             F          232,000.00         ZZ
                                         360        231,844.33          1
    80 HARGADINE STREET                8.000          1,702.34         60
                                       7.750          1,702.34      389,000.00
    ASHLAND          OR   97520          2            12/03/97         00
    9188518                              05           02/01/98          0
    9188518                              O            01/01/28
    0


    1684526          526/526             F          247,500.00         ZZ
                                         360        246,948.20          1
    32625 SOUTH ELK DRIVE              7.750          1,773.13         75
                                       7.500          1,773.13      330,000.00
    STEAMBOAT SPRIN  CO   80477          5            11/26/97         00
    9188795                              05           01/01/98          0
    9188795                              O            12/01/27
    0


    1684527          526/526             F          236,000.00         ZZ
                                         360        235,682.23          1
    18010 SE TROGE ROAD                8.000          1,731.69         80
                                       7.750          1,731.69      295,000.00
    BORING           OR   97009          5            11/21/97         00
    9188837                              05           01/01/98          0
    9188837                              O            12/01/27
    0


    1684528          526/526             F          264,000.00         ZZ
                                         360        263,635.43          1
    600 BELL ROCK BOULEVARD            7.875          1,914.19         80
                                       7.625          1,914.19      330,000.00
    SEDONA           AZ   86351          1            11/21/97         00
    9189075                              05           01/01/98          0
    9189075                              O            12/01/27
    0


    1684530          526/526             F          242,100.00         ZZ
                                         360        241,813.10          4
    3050 52-56 2ND STREET              8.625          1,883.03         90
                                       8.375          1,883.03      269,000.00
    HUBBARD          OR   97032          1            11/24/97         11
    9189260                              05           01/01/98         25
    9189260                              N            12/01/27
    0


1


    1684531          526/526             F          253,000.00         ZZ
                                         360        252,846.72          4
    4-5 PAYSON PLACE                   8.500          1,945.36         68
                                       8.250          1,945.36      375,000.00
    CHARLESTOWN      MA   02184          2            12/08/97         00
    9189518                              05           02/01/98          0
    9189518                              N            01/01/28
    0


    1684535          526/526             F          367,500.00         ZZ
                                         360        367,247.08          1
    18635 VANTAGE POINT DRIVE          7.875          2,664.64         75
                                       7.625          2,664.64      490,000.00
    ROWLAND HEI      CA   91748          5            12/18/97         00
    9190081                              03           02/01/98          0
    9190081                              O            01/01/28
    0


    1684536          526/526             F          308,184.00         T
                                         360        307,971.91          1
    1296 VERONICA COURT                7.875          2,234.55         87
                                       7.625          2,234.55      358,000.00
    CARLSBAD         CA   92009          1            12/22/97         10
    9190204                              03           02/01/98         25
    9190204                              O            01/01/28
    0


    1684537          526/526             F          275,000.00         T
                                         360        274,820.11          1
    8256 CAMINITO LACAYO               8.125          2,041.87         57
                                       7.875          2,041.87      488,250.00
    LA JOLLA         CA   92037          1            12/16/97         00
    9190565                              01           02/01/98          0
    9190565                              O            01/01/28
    0


    1684538          526/526             F          330,000.00         ZZ
                                         360        329,767.08          1
    2115 KNOLLWOOD DRIVE W             7.750          2,364.17         60
                                       7.500          2,364.17      550,000.00
    BOULDER          CO   80302          5            12/19/97         00
    9190805                              05           02/01/98          0
    9190805                              O            01/01/28
    0


    1684539          526/526             F          292,000.00         ZZ
                                         360        291,788.66          1
    10452 BRIGHTWOOD DRIVE             7.625          2,066.76         79
                                       7.375          2,066.76      370,000.00
1


    SANTA ANA        CA   92705          2            12/24/97         00
    9190833                              05           02/01/98          0
    9190833                              O            01/01/28
    0


    1684541          526/526             F          229,200.00         ZZ
                                         360        229,050.06          1
    14707 S.W. PARMELE ROAD            8.125          1,701.81         80
                                       7.875          1,701.81      286,500.00
    GASTON           OR   97119          1            12/18/97         00
    9190919                              05           02/01/98          0
    9190919                              O            01/01/28
    0


    1684542          526/526             F          241,600.00         ZZ
                                         360        241,437.89          1
    1214 PEQUENA LANE                  8.000          1,772.78         80
                                       7.750          1,772.78      302,000.00
    LA CANADA FLINT  CA   91011          1            12/22/97         00
    9191023                              05           02/01/98          0
    9191023                              N            01/01/28
    0


    1684544          816/G02             F           69,500.00         ZZ
                                         360         69,500.00          1
    229 EAST HILL AVENUE #1            8.500            534.39         80
                                       8.250            534.39       86,900.00
    MURRAY           UT   84107          1            01/21/98         00
    0430591685                           01           03/01/98          0
    900696                               N            02/01/28
    0


    1684764          822/G02             F           23,220.00         ZZ
                                         360         23,220.00          1
    645 ALASKA STREET                  8.000            170.39         90
                                       7.750            170.39       25,800.00
    BETHLEHEN        PA   18015          1            01/22/98         12
    0430582809                           05           03/01/98         25
    906093297                            N            02/01/28
    0


    1684851          E84/G02             F          104,250.00         ZZ
                                         360        104,250.00          1
    439 NORTH LAWLER AVENUE            8.250            783.20         77
                                       8.000            783.20      136,000.00
    CHICAGO          IL   60644          2            01/12/98         00
    0430582650                           05           03/01/98          0
    PS9700229                            O            02/01/28
    0
1




    1684860          638/G02             F          124,900.00         ZZ
                                         360        124,900.00          1
    8349 WEST PARADISE DRIVE           8.250            938.33         90
                                       8.000            938.33      140,000.00
    PEORIA           AZ   85345          1            02/02/98         10
    0430580886                           03           03/01/98         25
    08684512                             O            02/01/28
    0


    1684865          721/G02             F           49,250.00         ZZ
                                         360         49,250.00          2
    867 CENTRAL AVENUE WEST            8.500            378.69         90
                                       8.250            378.69       54,750.00
    ST PAUL          MN   55104          1            01/16/98         10
    0430584441                           05           03/01/98         25
    7810038397                           N            02/01/28
    0


    1684869          K08/G02             F          440,000.00         ZZ
                                         360        440,000.00          1
    4960 VALLEY ORCHARD COURT          7.875          3,190.31         67
                                       7.625          3,190.31      660,000.00
    MARTINEZ         CA   94553          2            01/20/98         00
    0410685994                           05           03/01/98          0
    410685994                            O            02/01/28
    0


    1684872          K08/G02             F          188,800.00         ZZ
                                         360        188,800.00          1
    594 BORREGAS AVENUE                7.500          1,320.12         80
                                       7.250          1,320.12      236,000.00
    SUNNYVALE        CA   94086          1            01/16/98         00
    0410548341                           05           03/01/98          0
    410548341                            O            02/01/28
    0


    1684874          K08/G02             F          201,650.00         ZZ
                                         360        201,650.00          1
    6490 ASPENWOOD WAY                 7.750          1,444.65         80
                                       7.500          1,444.65      252,063.00
    LIVERMORE        CA   94550          1            01/14/98         00
    0410634142                           05           03/01/98          0
    410643142                            O            02/01/28
    0


    1684877          225/225             F          300,000.00         ZZ
                                         360        300,000.00          1
1


    4530 EAST YUCCA STREET             8.250          2,253.80         80
                                       8.000          2,253.80      375,000.00
    PHOENIX          AZ   85028          5            01/07/98         00
    8085914                              05           03/01/98          0
    8085914                              O            02/01/28
    0


    1684885          K08/G02             F          116,000.00         ZZ
                                         360        116,000.00          1
    125 COMMERCIAL AVENUE              8.125            861.30         80
                                       7.875            861.30      145,000.00
    WALLA WALLA      WA   99362          1            01/14/98         00
    0410646343                           05           03/01/98          0
    410646343                            O            02/01/28
    0


    1684895          K08/G02             F          314,500.00         ZZ
                                         360        314,500.00          1
    2772 BAYWATER PLACE                8.125          2,335.15         85
                                       7.875          2,335.15      370,000.00
    THOUSAND OAKS    CA   91362          2            01/08/98         01
    0410667505                           03           03/01/98         12
    410667505                            O            02/01/28
    0


    1684897          K08/G02             F          171,200.00         ZZ
                                         360        171,200.00          1
    2711 WEST ROSS AVENUE              7.875          1,241.32         80
                                       7.625          1,241.32      214,000.00
    ALHAMBRA         CA   91803          1            01/15/98         00
    0410678346                           05           03/01/98          0
    410678346                            O            02/01/28
    0


    1684904          K08/G02             F          198,700.00         ZZ
                                         360        198,700.00          1
    52540 IDYLLMONT ROAD               8.000          1,457.99         75
                                       7.750          1,457.99      265,000.00
    IDYLLWILD        CA   92549          5            01/13/98         00
    0410681019                           05           03/01/98          0
    410681019                            O            02/01/28
    0


    1684905          K08/G02             F           92,550.00         ZZ
                                         360         92,550.00          1
    44109 SUNDANCE COURT               8.250            695.30         80
                                       8.000            695.30      115,704.00
    LANCASTER        CA   93535          1            01/13/98         00
    0410585111                           05           03/01/98          0
1


    410585111                            O            02/01/28
    0


    1684908          J33/G02             F          111,240.00         ZZ
                                         360        111,240.00          1
    166/168 HALE STREET                7.375            768.31         80
                                       7.125            768.31      139,050.00
    ATLANTA          GA   30307          1            01/22/98         00
    0430615542                           05           03/01/98          0
    9819030001                           O            02/01/28
    0


    1684911          387/387             F          146,200.00         ZZ
                                         360        146,101.91          1
    1876 DAYRON TRACE                  8.000          1,072.76         85
                                       7.750          1,072.76      172,000.00
    MARIETTA         GA   30062          5            12/26/97         04
    1299775                              05           02/01/98         12
    1299775                              O            01/01/28
    0


    1684914          387/387             F          226,400.00         ZZ
                                         360        226,071.22          1
    4449 CEDARBRUSH DRIVE              7.625          1,602.45         74
                                       7.375          1,602.45      306,000.00
    DALLAS           TX   75229          1            11/11/97         00
    1267939                              05           01/01/98          0
    1267939                              O            12/01/27
    0


    1684919          387/387             F          178,500.00         ZZ
                                         360        178,374.01          1
    9705 ARTHUR DRIVE                  7.750          1,278.80         85
                                       7.500          1,278.80      210,000.00
    ALGONQUIN        IL   60102          5            12/05/97         04
    1281930                              05           02/01/98         12
    1281930                              O            01/01/28
    0


    1684925          387/387             F          212,000.00         ZZ
                                         360        211,735.54          1
    5966 CARNEGIE STREET               8.375          1,611.35         80
                                       8.125          1,611.35      265,000.00
    SAN DIEGO        CA   92122          1            11/24/97         00
    1280817                              05           01/01/98          0
    1280817                              O            12/01/27
    0


1


    1684926          387/387             F          300,000.00         ZZ
                                         360        299,798.71          1
    631 ANITA STREET                   8.000          2,201.29         80
                                       7.750          2,201.29      375,000.00
    LAGUNA BEACH     CA   92651          5            12/01/97         00
    1278787                              05           02/01/98          0
    1278787                              O            01/01/28
    0


    1684938          387/387             F          138,200.00         ZZ
                                         360        138,099.98          1
    1504 FOSTER DRIVE                  7.625            978.17         80
                                       7.375            978.17      174,000.00
    CEDAR PARK       TX   78613          1            12/19/97         00
    1271972                              05           02/01/98          0
    1271972                              O            01/01/28
    0


    1684941          387/387             F           89,250.00         ZZ
                                         360         89,190.12          1
    2017 QUAKER HOLLOW LANE #115F      8.000            654.88         75
                                       7.750            654.88      119,000.00
    STREAMWOOD       IL   60107          2            12/23/97         00
    1296813                              05           02/01/98          0
    1296813                              O            01/01/28
    0


    1684942          387/387             F          123,300.00         ZZ
                                         360        123,223.36          1
    303 25TH AVENUE                    8.375            937.17         90
                                       8.125            937.17      137,000.00
    BELLWOOD         IL   60104          2            12/17/97         04
    1277839                              05           02/01/98         25
    1277839                              O            01/01/28
    0


    1684944          387/387             F           95,000.00         ZZ
                                         360         94,936.25          1
    2050 STORM MEADOWS DRIVE           8.000            697.08         43
                                       7.750            697.08      225,000.00
    STEAMBOAT SPRIN  CO   80477          5            12/15/97         00
    1295740                              08           02/01/98          0
    1295740                              N            01/01/28
    0


    1684960          K08/G02             F           34,300.00         T
                                         360         34,300.00          1
    1644 LOMALAND DRIVE #160           8.625            266.78         70
                                       8.375            266.78       49,000.00
1


    EL PASO          TX   79935          1            01/06/98         00
    0410669964                           01           03/01/98          0
    410669964                            O            02/01/28
    0


    1684973          K08/G02             F          100,000.00         ZZ
                                         360         99,929.42          1
    1781 SW WILLOWBEND LANE            7.750            716.41         64
                                       7.500            716.41      156,500.00
    PALM CITY        FL   34990          1            01/08/98         00
    0410669394                           03           02/01/98          0
    410669394                            O            01/01/28
    0


    1684975          K08/G02             F           14,000.00         ZZ
                                         360         13,992.94          1
    901 EVANSTON                       9.375            116.44         70
                                       9.125            116.44       20,000.00
    HOUSTON,         TX   77015          1            12/23/97         00
    0410659247                           05           02/01/98          0
    410659247                            N            01/01/28
    0


    1684977          387/387             F           54,000.00         ZZ
                                         360         53,964.67          1
    10617 LANSHIRE DRIVE               8.125            400.95         50
    UNITS A & B                        7.875            400.95      110,000.00
    AUSTIN           TX   78758          1            12/05/97         00
    1287200                              05           02/01/98          0
    1287200                              O            01/01/28
    0


    1684980          K08/G02             F           60,900.00         ZZ
                                         360         60,900.00          1
    10304 BUTTON QUAIL COVE            8.625            473.67         70
                                       8.375            473.67       87,000.00
    AUSTIN           TX   78758          5            01/22/98         00
    0410669253                           05           03/01/98          0
    410669253                            N            02/01/28
    0


    1684981          K08/G02             F          136,000.00         ZZ
                                         360        135,913.28          3
    941 W. WINDSOR                     8.250          1,021.72         80
                                       8.000          1,021.72      170,000.00
    CHICAGO          IL   60640          1            12/31/97         00
    0410670038                           05           02/01/98          0
    410670038                            O            01/01/28
    0
1




    1684983          387/387             F          136,500.00         ZZ
                                         360        136,408.41          1
    2436 RIDGEWOOD RD NW               8.000          1,001.59         65
                                       7.750          1,001.59      210,000.00
    ATLANTA          GA   30318          5            12/11/97         00
    1297233                              05           02/01/98          0
    1297233                              O            01/01/28
    0


    1684987          K08/G02             F           67,000.00         ZZ
                                         360         67,000.00          2
    5707 S MENARD AVE                  8.625            521.12         47
                                       8.375            521.12      143,000.00
    CHICAGO          IL   60638          1            01/06/98         00
    0410626568                           05           03/01/98          0
    410626568                            O            02/01/28
    0


    1684991          K08/G02             F           30,000.00         ZZ
                                         360         29,981.36          1
    1421 S.E. ARENSOM LANE             8.375            228.02         43
                                       8.125            228.02       71,000.00
    PORT ST. LUCIE   FL   34952          5            12/31/97         00
    0410606818                           05           02/01/98          0
    410606818                            N            01/01/28
    0


    1684993          387/387             F           90,150.00         ZZ
                                         360         90,025.51          1
    48 INDIAN TRAIL                    7.875            653.65         80
                                       7.625            653.65      113,000.00
    HICKORY CREEK    TX   75065          1            11/21/97         00
    1285253                              05           01/01/98          0
    1285253                              O            12/01/27
    0


    1684995          K08/G02             F           30,400.00         ZZ
                                         360         30,400.00          1
    4002 EAST 10TH STREET              8.625            236.45         80
                                       8.375            236.45       38,000.00
    INDIANAPOLIS     IN   46201          2            01/09/98         00
    0410668701                           05           03/01/98          0
    410668701                            N            02/01/28
    0


    1684996          387/387             F          116,000.00         ZZ
                                         360        115,847.72          1
1


    405 LOCKSLEY DRIVE                 8.125            861.30         80
                                       7.875            861.30      145,000.00
    STREAMWOOD       IL   60107          2            11/19/97         00
    1265172                              05           01/01/98          0
    1265172                              O            12/01/27
    0


    1684997          K08/G02             F          142,400.00         ZZ
                                         360        142,400.00          1
    5706 WHISPERING OAK BLVD.          8.375          1,082.34         80
                                       8.125          1,082.34      178,000.00
    HILLIARD         OH   43026          5            01/12/98         00
    0410651129                           05           03/01/98          0
    410651129                            O            02/01/28
    0


    1684998          K08/G02             F           40,400.00         ZZ
                                         360         40,400.00          1
    6905 ALTA VISTA STREET             9.000            325.07         90
                                       8.750            325.07       44,900.00
    PORT RICHEY      FL   34668          1            01/14/98         04
    0410667307                           05           03/01/98         25
    410667307                            N            02/01/28
    0


    1684999          K08/G02             F           44,100.00         ZZ
                                         360         44,100.00          1
    7415 OAK CREST DRIVE               9.000            354.84         90
                                       8.750            354.84       49,000.00
    PORT RICHEY      FL   34668          1            01/14/98         04
    0410667315                           05           03/01/98         25
    410667315                            N            02/01/28
    0


    1685000          K08/G02             F          188,000.00         ZZ
                                         360        188,000.00          1
    175 PINE GLEN ROAD                 7.875          1,363.13         80
                                       7.625          1,363.13      235,000.00
    LANGHORN         PA   19047          2            01/12/98         00
    0410639231                           05           03/01/98          0
    410639231                            O            02/01/28
    0


    1685002          387/387             F           88,800.00         ZZ
                                         360         88,740.42          1
    3964 SHERBOURNE DRIVE              8.000            651.58         63
                                       7.750            651.58      142,000.00
    OCEANSIDE        CA   92056          1            11/26/97         00
    1286178                              05           02/01/98          0
1


    1286178                              N            01/01/28
    0


    1685004          387/387             F          164,800.00         ZZ
                                         360        164,554.62          1
    107 LAZY LANE                      7.500          1,152.31         75
                                       7.250          1,152.31      220,000.00
    SAN MARCOS       TX   78666          1            11/25/97         00
    1280197                              05           01/01/98          0
    1280197                              O            12/01/27
    0


    1685005          387/387             F           78,000.00         ZZ
                                         360         77,946.32          1
    5522 ARIEL STREET                  7.875            565.56         80
                                       7.625            565.56       98,000.00
    HOUSTON          TX   77096          1            12/23/97         00
    1293257                              05           02/01/98          0
    1293257                              O            01/01/28
    0


    1685007          387/387             F           64,400.00         ZZ
                                         360         64,321.70          1
    2239 AND 2241 MADERA AVENUE        8.500            495.18         70
                                       8.250            495.18       92,000.00
    DALLAS           TX   76206          2            11/12/97         00
    1274281                              05           01/01/98          0
    1274281                              N            12/01/27
    0


    1685043          E86/G02             F          180,000.00         ZZ
                                         360        180,000.00          1
    4 GROVE TERRACE                    8.375          1,368.13         75
                                       8.125          1,368.13      240,000.00
    SUMMIT           NJ   07901          5            01/14/98         00
    0430616037                           05           03/01/98          0
    0000020436                           O            02/01/28
    0


    1685072          253/253             F          293,000.00         ZZ
                                         360        293,000.00          1
    12 CALLE CABITO                    7.500          2,048.70         59
                                       7.250          2,048.70      500,000.00
    SANTA FE         NM   87505          2            01/14/98         00
    906135                               05           03/01/98          0
    906135                               O            02/01/28
    0


1


    1685076          B75/G02             F          192,000.00         ZZ
                                         360        192,000.00          1
    207 CROW CANYON DRIVE              7.750          1,375.51         80
                                       7.500          1,375.51      240,000.00
    FOLSOM           CA   95630          5            01/09/98         00
    0430586263                           05           03/01/98          0
    7219991                              O            02/01/28
    0


    1685083          B75/G02             F          124,000.00         ZZ
                                         360        124,000.00          1
    1045 CORAL DRIVE                   8.000            909.87         80
                                       7.750            909.87      155,000.00
    BOYNTON BEACH    FL   33426          1            01/14/98         00
    0430586453                           05           03/01/98          0
    7235286                              O            02/01/28
    0


    1685084          B75/G02             F           51,000.00         ZZ
                                         360         50,969.89          1
    309 X STREET SOUTHWEST             8.625            396.67         50
                                       8.375            396.67      102,000.00
    TUMWATER         WA   98501          1            12/23/97         00
    0430590224                           05           02/01/98          0
    7203235                              O            01/01/28
    0


    1685105          180/G02             F           55,350.00         ZZ
                                         360         55,350.00          1
    6503 SOUTH EL CAMINO DRIVE         8.375            420.70         90
                                       8.125            420.70       61,500.00
    TEMPE            AZ   85283          1            01/02/98         04
    0430586008                           09           03/01/98         25
    12080198                             N            02/01/28
    0


    1685115          B28/G02             F          212,000.00         ZZ
                                         360        212,000.00          2
    1076 NORTH SR-198                  8.375          1,611.36         80
                                       8.125          1,611.36      265,000.00
    SALEM            UT   84653          5            01/16/98         00
    0430585851                           05           03/01/98          0
    5980059                              O            02/01/28
    0


    1685118          K30/G02             F           42,300.00         ZZ
                                         360         42,300.00          2
    8507 A & B LEO STREET              8.500            325.25         90
                                       8.250            325.25       47,000.00
1


    EL PASO          TX   79904          1            01/14/98         11
    0430584979                           05           03/01/98         25
    49204                                N            02/01/28
    0


    1685121          G41/G02             F           46,350.00         ZZ
                                         360         46,350.00          1
    10719 APRICOT STREET               8.250            348.21         90
                                       8.000            348.21       51,500.00
    OAKLAND          CA   94603          1            01/08/98         04
    0430615336                           05           03/01/98         25
    UNKNOWN                              N            02/01/28
    0


    1685200          201/G02             F          136,000.00         ZZ
                                         360        136,000.00          1
    3006 OAK STREET                    8.750          1,069.92         80
                                       8.500          1,069.92      170,000.00
    MOHEGAN LAKE     NY   10547          2            01/08/98         00
    0430615476                           05           03/01/98          0
    48090278733                          N            02/01/28
    0


    1685203          638/G02             F          160,000.00         ZZ
                                         360        159,900.55          1
    45 BARBARA ROAD                    8.375          1,216.12         80
                                       8.125          1,216.12      202,500.00
    NEWTON           MA   02161          1            12/29/97         00
    0430582007                           05           02/01/98          0
    08689252                             O            01/01/28
    0


    1685229          369/G02             F           64,000.00         ZZ
                                         360         64,000.00          1
    5602 MINARET COURT                 8.625            497.79         80
                                       8.375            497.79       80,000.00
    ORLANDO          FL   32821          1            01/14/98         00
    0430591040                           05           03/01/98          0
    971676SD                             O            02/01/28
    0


    1685230          637/G02             F           78,750.00         ZZ
                                         360         78,702.29          1
    1717 E. UNION HILLS DR. #1038      8.500            605.52         90
                                       8.250            605.52       87,500.00
    PHOENIX          AZ   85024          1            12/24/97         04
    0430591966                           01           02/01/98         25
    8476731                              N            01/01/28
    0
1




    1685237          E73/G02             F          129,200.00         ZZ
                                         360        129,200.00          1
    102 NORTH EVERHART AVENUE          7.875            936.79         85
                                       7.625            936.79      152,500.00
    WEST CHESTER     PA   19380          5            01/14/98         04
    0430583997                           05           03/01/98         12
    8200019722                           O            02/01/28
    0


    1685242          637/G02             F           69,210.00         ZZ
                                         360         69,159.90          1
    2520 GLEASON PARKWAY               7.625            489.87         90
                                       7.375            489.87       76,900.00
    CAPE CORAL       FL   33914          1            12/31/97         14
    0430591909                           05           02/01/98         25
    8605735                              N            01/01/28
    0


    1685246          676/676             F          100,000.00         ZZ
                                         360        100,000.00          1
    521 HAHAIONE STREET #2-11J         8.375            760.08         49
                                       8.125            760.08      205,000.00
    HONOLULU         HI   96825          5            01/13/98         00
    3001295030                           06           03/01/98          0
    3001295030                           O            02/01/28
    0


    1685248          676/676             F           52,000.00         ZZ
                                         360         52,000.00          1
    94-512 ANAKAHI PLACE               7.375            359.16         24
                                       7.125            359.16      225,000.00
    WAIPAHU          HI   96797          2            01/14/98         00
    070100295006                         05           03/01/98          0
    070100295006                         O            02/01/28
    0


    1685249          637/G02             F           84,350.00         ZZ
                                         360         84,294.82          1
    1424 BLUEWATER DRIVE               8.125            626.30         80
                                       7.875            626.30      105,472.00
    SUN CITY CENTER  FL   33573          1            12/31/97         00
    0430586784                           03           02/01/98          0
    8703316                              O            01/01/28
    0


    1685260          731/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
1


    1402 CLAY STREET #H                8.000            733.76         59
                                       7.750            733.76      170,000.00
    NEWPORT BEACH    CA   92663          5            01/14/98         00
    0430585497                           01           03/01/98          0
    411511592                            N            02/01/28
    0


    1685261          369/G02             F          104,000.00         T
                                         360        104,000.00          1
    2703 CHATHAM CIRCLE                8.375            790.48         80
                                       8.125            790.48      130,000.00
    KISSIMMEE        FL   34746          1            01/13/98         95
    0430591057                           03           03/01/98          0
    0061315602                           O            02/01/28
    0


    1685262          731/G02             F           76,500.00         ZZ
                                         360         76,500.00          1
    10243 SILVERTON AVENUE             8.250            574.72         90
                                       8.000            574.72       85,000.00
    LOS ANGELES      CA   91042          1            01/16/98         14
    0430584797                           05           03/01/98         25
    411715713                            N            02/01/28
    0


    1685267          369/G02             F           72,900.00         ZZ
                                         360         72,900.00          1
    723 JEFFREY COURT                  8.625            567.01         90
                                       8.375            567.01       81,000.00
    COLUMBIA CITY    IN   46725          1            01/14/98         01
    0430591560                           05           03/01/98         25
    0061162426                           N            02/01/28
    0


    1685271          744/G02             F          185,200.00         ZZ
                                         360        185,200.00          1
    3230 HAWES DRIVE                   8.250          1,391.35         80
                                       8.000          1,391.35      231,500.00
    SANTA CRUZ       CA   95062          1            01/14/98         00
    0430584482                           05           03/01/98          0
    82266                                N            02/01/28
    0


    1685273          K72/G02             F          400,000.00         ZZ
                                         360        400,000.00          1
    18585 RAINBOW RIDGE COURT          7.625          2,831.82         78
                                       7.375          2,831.82      515,000.00
    COLFAX           CA   95713          2            01/13/98         00
    0430590034                           05           03/01/98          0
1


    SAC245                               O            02/01/28
    0


    1685277          498/G02             F          160,000.00         ZZ
                                         360        160,000.00          1
    6246 JONATHAN'S WAY                7.750          1,146.26         80
                                       7.500          1,146.26      200,000.00
    TRUSSVILLE       AL   35173          1            01/20/98         00
    0430585687                           05           03/01/98          0
    1509529                              O            02/01/28
    0


    1685287          369/G02             F           88,800.00         ZZ
                                         360         88,800.00          1
    11212 GARFIELD WAY                 8.375            674.95         80
                                       8.125            674.95      111,000.00
    GALVESTON        TX   77554          1            01/12/98         00
    0430588780                           05           03/01/98          0
    60979366                             O            02/01/28
    0


    1685304          736/G02             F          236,000.00         ZZ
                                         360        236,000.00          1
    3225 RAVENSWOOD WAY                7.875          1,711.16         74
                                       7.625          1,711.16      320,000.00
    SAN JOSE         CA   95148          2            01/06/98         00
    0430592543                           05           03/01/98          0
    559267                               O            02/01/28
    0


    1685308          E09/G02             F           73,500.00         ZZ
                                         360         73,500.00          1
    6771 SOLDELA DRIVE                 7.500            513.92         70
                                       7.250            513.92      105,000.00
    LAS VEGAS        NV   89115          5            01/12/98         00
    0430583849                           05           03/01/98          0
    1003058                              N            02/01/28
    0


    1685314          638/G02             F           54,400.00         ZZ
                                         360         54,368.70          2
    1506-1508 43RD AVENUE              8.750            427.97         80
                                       8.500            427.97       68,000.00
    VERO BEACH       FL   32960          1            12/30/97         00
    0430584045                           05           02/01/98          0
    8689551                              O            01/01/28
    0


1


    1685327          369/G02             F          103,500.00         ZZ
                                         360        103,428.77          1
    4712 SOUTH DRIVE                   7.875            750.45         90
                                       7.625            750.45      115,000.00
    FORT WORTH       TX   76133          1            12/23/97         01
    0430591610                           05           02/01/98         25
    61049144                             N            01/01/28
    0


    1685329          369/G02             F           52,750.00         ZZ
                                         360         52,750.00          2
    5106 PURPLE SAGE DRIVE             8.750            414.99         76
                                       8.500            414.99       70,000.00
    AUSTIN           TX   78724          1            01/09/98         00
    0430588707                           05           03/01/98          0
    0060952157                           N            02/01/28
    0


    1685341          638/G02             F          121,000.00         ZZ
                                         360        120,926.69          1
    37 SENECA AVENUE                   8.500            930.39         54
                                       8.250            930.39      225,000.00
    LINCOLN PARK     NJ   07035          2            12/29/97         00
    0430583989                           05           02/01/98          0
    8690605                              O            01/01/28
    0


    1685347          664/G02             F          300,000.00         ZZ
                                         360        300,000.00          1
    18915 CADDINGTON CIRCLE            8.625          2,333.37         50
                                       8.375          2,333.37      600,000.00
    HUNTINGTON BEAC  CA   92648          2            01/09/98         00
    0430590992                           03           03/01/98          0
    2439024                              O            02/01/28
    0


    1685348          F34/G02             F           87,850.00         T
                                         360         87,850.00          1
    25977 AYSEN DRIVE                  8.750            691.12         71
                                       8.500            691.12      125,000.00
    PUNTA GORDA      FL   33983          1            01/15/98         00
    0430615567                           05           03/01/98          0
    970109955                            O            02/01/28
    0


    1685353          F34/G02             F           90,000.00         ZZ
                                         360         90,000.00          1
    8635 NW 3RD LANE UNIT #601         7.875            652.57         80
                                       7.625            652.57      112,500.00
1


    MIAMI            FL   33126          1            01/15/98         00
    0430615583                           01           03/01/98          0
    9701230                              O            02/01/28
    0


    1685382          K08/G02             F           25,200.00         ZZ
                                         360         25,200.00          1
    30 TROLLEY CROSSING                8.875            200.50         90
                                       8.625            200.50       28,000.00
    MIDDLETOWN       CT   06457          1            01/16/98         01
    0410665012                           01           03/01/98         25
    410665012                            N            02/01/28
    0


    1685390          K08/G02             F          190,000.00         ZZ
                                         360        189,762.98          1
    71 RED VALLEY ROAD                 8.375          1,444.14         80
                                       8.125          1,444.14      238,000.00
    CLARKSBURG       NJ   08510          2            11/07/97         00
    0410537419                           05           01/01/98          0
    410537419                            O            12/01/27
    0


    1685411          180/G02             F           85,600.00         ZZ
                                         360         85,600.00          1
    801 SETLIFF PLACE                  8.750            673.42         80
                                       8.500            673.42      107,000.00
    NASHVILLE        TN   37010          1            01/16/98         00
    0430586362                           05           03/01/98          0
    12184388                             N            02/01/28
    0


    1685419          B28/G02             F          223,200.00         ZZ
                                         360        223,200.00          1
    2339 WITTER GULCH ROAD             8.500          1,716.22         80
                                       8.250          1,716.22      279,000.00
    EVERGREEN        CO   80439          1            01/26/98         00
    0430615922                           05           03/01/98          0
    970395                               O            02/01/28
    0


    1685420          737/G02             F          115,200.00         ZZ
                                         360        115,200.00          1
    1115 NORTH HANCOCK AVENUE          8.625            896.01         90
                                       8.375            896.01      128,000.00
    COLORADO SPRING  CO   80903          1            01/19/98         10
    0430586537                           05           03/01/98         25
    579218                               N            02/01/28
    0
1




    1685425          B76/G02             F           51,000.00         ZZ
                                         360         51,000.00          1
    8905 W ELEVEN MILE                 8.375            387.64         30
                                       8.125            387.64      170,000.00
    HUNTINGTON WOOD  MI   48070          5            01/15/98         00
    0430588210                           05           03/01/98          0
    216213                               O            02/01/28
    0


    1685427          623/623             F           80,000.00         ZZ
                                         360         79,953.97          3
    127 SMALLEY STREET                 8.750            629.36         80
                                       8.500            629.36      100,000.00
    NEW BRITAIN      CT   06051          2            12/12/97         00
    961847                               05           02/01/98          0
    961847                               O            01/01/28
    0


    1685429          B28/G02             F           87,300.00         ZZ
                                         360         87,300.00          1
    811 EAST SIERRA AVENUE             8.625            679.02         90
                                       8.375            679.02       97,000.00
    SPOKANE          WA   99208          1            01/16/98         12
    0430588129                           05           03/01/98         25
    970643                               N            02/01/28
    0


    1685440          638/G02             F           51,650.00         ZZ
                                         360         51,650.00          1
    1601 SOUTH SHEPHERD #228           8.375            392.58         92
                                       8.125            392.58       56,500.00
    HOUSTON          TX   77019          1            01/13/98         10
    0430583716                           01           03/01/98         30
    460025436                            O            02/01/28
    0


    1685450          638/G02             F           98,800.00         ZZ
                                         360         98,800.00          2
    715 EAST 1400 SOUTH                7.875            716.37         68
                                       7.625            716.37      146,000.00
    OREM             UT   84097          3            01/14/98         00
    0430584755                           01           03/01/98          0
    08696810                             N            02/01/28
    0


    1685460          638/G02             F          103,500.00         ZZ
                                         360        103,500.00          2
1


    91-97 SOUTH CHESTNUT STREET        8.875            823.49         87
                                       8.625            823.49      120,000.00
    WAREGAN          CT   06387          3            01/06/98         10
    0430584268                           05           03/01/98         25
    08686164                             N            02/01/28
    0


    1685462          638/G02             F          100,000.00         ZZ
                                         360        100,000.00          1
    1793 SILVERADO TRAIL #2            8.250            751.27         47
                                       8.000            751.27      215,000.00
    NAPA             CA   94558          1            01/12/98         00
    0430584623                           09           03/01/98          0
    8696198                              O            02/01/28
    0


    1685465          B28/G02             F          137,900.00         ZZ
                                         360        137,816.45          1
    4582 EAST KENTUCKY CIRCLE          8.500          1,060.34         90
                                       8.250          1,060.34      153,267.00
    DENVER           CO   80222          1            12/29/97         10
    0430588293                           09           02/01/98         30
    970073                               N            01/01/28
    0


    1685469          638/G02             F           73,100.00         ZZ
                                         360         73,100.00          1
    7125 SOUTH UNIVERSITY              8.250            549.18         85
                                       8.000            549.18       86,000.00
    CHICAGO          IL   60691          2            12/31/97         10
    0430584177                           05           03/01/98         12
    08686751                             O            02/01/28
    0


    1685471          638/G02             F          105,600.00         ZZ
                                         360        105,600.00          1
    2203 SHERMAN DRIVE                 8.750            830.76         79
                                       8.500            830.76      135,000.00
    PLEASANT HILL    CA   94523          3            01/13/98         00
    0430584128                           05           03/01/98          0
    570631464                            N            02/01/28
    0


    1685474          638/G02             F          116,000.00         ZZ
                                         360        116,000.00          1
    231 WESTWOOD DRIVE                 7.375            801.18         85
                                       7.125            801.18      138,000.00
    CIRCLEVILLE      OH   43113          5            01/19/98         10
    0430584284                           05           03/01/98         12
1


    8695556                              O            02/01/28
    0


    1685480          638/G02             F          101,600.00         ZZ
                                         360        101,600.00          1
    8206 SOUTH NORMADIE AVENUE         7.750            727.87         80
                                       7.500            727.87      127,000.00
    LOS ANGELES      CA   90044          2            01/06/98         00
    0430583658                           05           03/01/98          0
    08688693                             O            02/01/28
    0


    1685486          638/G02             F           31,500.00         ZZ
                                         360         31,500.00          1
    614 SOUTH PERISHING AVENUE         8.750            247.81         90
                                       8.500            247.81       35,000.00
    YORK             PA   17403          1            01/23/98         10
    0430583146                           05           03/01/98         25
    3340                                 O            02/01/28
    0


    1685543          K08/G02             F          145,000.00         ZZ
                                         360        145,000.00          1
    4880 SHERWELL                      7.875          1,051.35         53
                                       7.625          1,051.35      276,000.00
    WATERFORD        MI   48327          5            01/09/98         00
    0410648091                           05           03/01/98          0
    410648091                            O            02/01/28
    0


    1685545          K08/G02             F          153,000.00         ZZ
                                         360        152,918.58          4
    678 JOLLY AVENUE                   9.125          1,244.86         90
                                       8.875          1,244.86      170,000.00
    CLARKSTON        GA   30312          1            12/23/97         04
    0410648000                           05           02/01/98         25
    410648000                            N            01/01/28
    0


    1685546          K08/G02             F          180,000.00         ZZ
                                         360        180,000.00          1
    9803 CATES AVE                     7.625          1,274.03         80
                                       7.375          1,274.03      225,000.00
    NORTHFIELD       MN   55057          5            01/06/98         00
    0410677348                           05           03/01/98          0
    410677348                            O            02/01/28
    0


1


    1685624          811/G02             F           42,400.00         ZZ
                                         360         42,400.00          1
    1320 BLANDON AVE                   8.500            326.02         80
                                       8.250            326.02       53,000.00
    DELTONA          FL   32728          2            01/26/98         00
    0430616011                           05           03/01/98          0
    FM00108196                           N            02/01/28
    0


    1685631          G17/G02             F          115,000.00         ZZ
                                         360        115,000.00          1
    915 SEPH WAY                       8.375            874.08         34
                                       8.125            874.08      340,000.00
    ESCONDIDO        CA   92027          5            01/13/98         00
    0430590208                           05           03/01/98          0
    287805                               O            02/01/28
    0


    1685653          209/G02             F           52,150.00         ZZ
                                         360         52,120.76          1
    152 KEMPSVILLE ROAD                8.875            414.93         70
                                       8.625            414.93       74,500.00
    CHESAPEAKE       VA   23320          5            12/30/97         00
    0430615963                           05           02/01/98          0
    975993373                            N            01/01/28
    0


    1685661          225/225             F           73,350.00         ZZ
                                         360         73,350.00          1
    1830 CREEK DRIVE                   8.000            538.22         80
                                       7.750            538.22       91,695.00
    HOUSTON          TX   77080          1            01/07/98         00
    8084897                              03           03/01/98          0
    8084897                              O            02/01/28
    0


    1685702          267/267             F          382,500.00         ZZ
                                         360        382,500.00          1
    1215 S CASTELLO AVE                6.875          2,512.76         75
                                       6.625          2,512.76      510,000.00
    LOS ANGELES      CA   90035          1            01/15/98         00
    4336576                              05           03/01/98          0
    4336576                              O            02/01/28
    0


    1685710          B75/G02             F          273,000.00         ZZ
                                         360        273,000.00          1
    705 WEST LEADORA AVENUE            8.000          2,003.18         75
                                       7.750          2,003.18      365,000.00
1


    GLENDORA         CA   91741          5            01/20/98         00
    0430587378                           05           03/01/98          0
    7238330                              O            02/01/28
    0


    1685716          G92/G02             F          208,000.00         ZZ
                                         360        208,000.00          1
    15235 PRATOLA CT                   7.250          1,418.93         80
                                       7.000          1,418.93      260,000.00
    MORGAN HILL      CA   95037          2            01/19/98         00
    0430587238                           05           03/01/98          0
    BRAMLETTE                            O            02/01/28
    0


    1685721          267/267             F           95,000.00         ZZ
                                         360         95,000.00          1
    2766 N BROADMOOR AVE               7.000            632.04         53
                                       6.750            632.04      182,000.00
    SIMI VALLEY      CA   93065          1            01/13/98         00
    4335164                              05           03/01/98          0
    4335164                              O            02/01/28
    0


    1685724          B75/G02             F           92,500.00         ZZ
                                         360         92,500.00          1
    1378 WALLER STREET                 8.500            711.24         41
    UNIT #6                            8.250            711.24      230,000.00
    SAN FRANCISCO    CA   94117          5            01/07/98         00
    0430587048                           05           03/01/98          0
    7242597                              O            02/01/28
    0


    1685729          B75/G02             F           76,500.00         ZZ
                                         360         76,500.00          1
    515 FAIRVIEW AVE                   8.250            574.72         85
                                       8.000            574.72       90,000.00
    BALTIMORE        MD   21224          5            01/16/98         10
    0430587261                           05           03/01/98         25
    7211410                              O            02/01/28
    0


    1685733          A83/G02             F          132,000.00         ZZ
                                         360        131,906.84          1
    20905 SAN MIGUEL AVENUE            7.750            945.66         80
                                       7.500            945.66      165,000.00
    CASTRO VALLEY    CA   94546          1            12/19/97         00
    0430614925                           05           02/01/98          0
    3001310                              O            01/01/28
    0
1




    1685753          A83/G02             F          116,900.00         ZZ
                                         360        116,813.25          1
    2745 10TH STREET                   7.500            817.38         70
                                       7.250            817.38      167,000.00
    BERKELEY         CA   94710          1            12/24/97         00
    0430614958                           01           02/01/98          0
    3002249                              N            01/01/28
    0


    1685814          E67/G02             F          110,500.00         ZZ
                                         360        110,423.96          1
    70075 APPALOOSA DR                 7.875            801.20         80
                                       7.625            801.20      139,000.00
    SISTERS          OR   97759          2            12/29/97         00
    0430585703                           05           02/01/98          0
    506736                               O            01/01/28
    0


    1685844          998/998             F          300,000.00         ZZ
                                         360        299,788.26          1
    9255  DOHENY 2405 ROAD #2405       7.750          2,149.24         78
                                       7.500          2,149.24      385,000.00
    WEST HOLLYWOOD   CA   90069          2            12/15/97         00
    59922625                             06           02/01/98          0
    59922625                             O            01/01/28
    0


    1685849          998/998             F          545,500.00         ZZ
                                         360        545,124.58          1
    941  TERRACE DRIVE                 7.875          3,955.26         79
                                       7.625          3,955.26      695,000.00
    LOS ALTOS        CA   94024          2            12/11/97         00
    59940981                             05           02/01/98          0
    59940981                             O            01/01/28
    0


    1685850          998/998             F          630,000.00         ZZ
                                         360        629,566.44          1
    589  SLEEPER AVENUE                7.875          4,567.94         77
                                       7.625          4,567.94      820,000.00
    MOUNTAIN VIEW    CA   94040          2            12/09/97         00
    59941088                             05           02/01/98          0
    59941088                             O            01/01/28
    0


    1685860          998/998             F          252,500.00         ZZ
                                         360        252,312.61          1
1


    9527  BROADMOOR DRIVE              7.500          1,765.52         85
                                       7.250          1,765.52      300,000.00
    SAN RAMON        CA   94583          2            12/10/97         10
    59993642                             05           02/01/98         12
    59993642                             O            01/01/28
    0


    1685876          998/998             F          285,000.00         ZZ
                                         360        284,808.77          1
    2034  SEAMAN PLACE                 8.000          2,091.23         75
                                       7.750          2,091.23      380,000.00
    SAN JOSE         CA   95133          2            12/09/97         00
    79796181                             05           02/01/98          0
    79796181                             O            01/01/28
    0


    1685887          998/998             F          429,000.00         ZZ
                                         360        428,697.21          1
    16985  ENCINO HILLS DRIVE          7.750          3,073.41         80
                                       7.500          3,073.41      540,000.00
    ENCINO           CA   91436          2            12/16/97         00
    90006297                             05           02/01/98          0
    90006297                             O            01/01/28
    0


    1685897          998/998             F          255,000.00         ZZ
                                         360        254,820.01          1
    25  CALLE AMIGO DRIVE              7.750          1,826.86         85
                                       7.500          1,826.86      300,000.00
    FREMONT          CA   94539          2            12/19/97         10
    90019274                             05           02/01/98         12
    90019274                             O            01/01/28
    0


    1685901          998/998             F          471,800.00         ZZ
                                         360        471,475.31          1
    432  MENDOZA TERRACE               7.875          3,420.88         70
                                       7.625          3,420.88      674,000.00
    NEWPORT BEACH    CA   92660          2            12/15/97         00
    90035833                             03           02/01/98          0
    90035833                             O            01/01/28
    0


    1685918          998/998             F          308,700.00         ZZ
                                         360        308,482.12          1
    3687  MONTROSE PLACE               7.750          2,211.57         80
                                       7.500          2,211.57      386,000.00
    LIVERMORE        CA   94550          1            12/10/97         00
    90060609                             03           02/01/98          0
1


    90060609                             O            01/01/28
    0


    1685932          998/998             F          270,000.00         ZZ
                                         360        269,799.62          1
    19356  VISTA GRANDE WAY            7.500          1,887.88         73
                                       7.250          1,887.88      370,000.00
    LOS ANGELES      CA   91326          1            11/24/97         00
    99794695                             05           02/01/98          0
    99794695                             O            01/01/28
    0


    1685971          998/998             F          440,000.00         ZZ
                                         360        439,673.45          1
    1420 WHITE OAK DRIVE               7.500          3,076.55         80
                                       7.250          3,076.55      556,000.00
    SANTA ROSA       CA   95409          2            12/17/97         00
    99994253                             03           02/01/98          0
    99994253                             O            01/01/28
    0


    1685977          907/G02             F           62,900.00         ZZ
                                         360         62,900.00          1
    2423 ELDERWOOD COURT               8.375            478.09         85
                                       8.125            478.09       74,000.00
    ORLANDO          FL   32808          5            12/30/97         10
    0430589531                           05           03/01/98         25
    266826019                            O            02/01/28
    0


    1686000          292/G02             F          139,500.00         ZZ
                                         360        139,500.00          2
    1521-1523 DAWN DRIVE               8.625          1,085.02         90
                                       8.375          1,085.02      155,000.00
    FAYETTEVILLE     AR   72703          2            01/15/98         12
    0430600528                           05           03/01/98         25
    1265156                              N            02/01/28
    0


    1686009          A50/A50             F           42,700.00         ZZ
                                         360         42,700.00          2
    120/122 SIR MATTHEW DRIVE          8.500            328.33         70
                                       8.250            328.33       61,000.00
    ATHENS           GA   30607          5            01/14/98         00
    103744                               05           03/01/98          0
    103744                               N            02/01/28
    0


1


    1686028          B75/G02             F          248,000.00         ZZ
                                         360        247,811.30          1
    7000 SOUTHWEST 136TH AVENUE        7.375          1,712.87         80
                                       7.125          1,712.87      310,000.00
    FT LAUDERDALE    FL   33330          1            12/31/97         00
    0430587436                           05           02/01/98          0
    7198120                              O            01/01/28
    0


    1686034          450/G02             F          260,100.00         ZZ
                                         360        260,100.00          1
    3200    PINE LAKE RD               8.500          1,999.94         44
                                       8.250          1,999.94      600,000.00
    WEST BLOOMFIELD  MI   48324          1            01/27/98         00
    0430589598                           05           03/01/98          0
    4409884                              N            02/01/28
    0


    1686062          G52/G02             F          100,800.00         ZZ
                                         360        100,800.00          3
    2931-33-35 NORTH WINSTELL BLVD     8.750            793.00         80
                                       8.500            793.00      126,000.00
    TUCSON           AZ   85716          2            01/14/98         00
    0430615146                           05           03/01/98          0
    CHINNOCK                             N            02/01/28
    0


    1686081          637/G02             F           67,500.00         ZZ
                                         360         67,459.10          2
    5724-5726 NINA WAY                 8.500            519.02         90
                                       8.250            519.02       75,000.00
    SACRAMENTO       CA   95824          1            12/17/97         10
    0430589374                           05           02/01/98         25
    8619298                              N            01/01/28
    0


    1686174          225/225             F          155,000.00         ZZ
                                         360        155,000.00          1
    6519 EAST MONTEROSA STREET         7.750          1,110.44         52
                                       7.500          1,110.44      300,000.00
    SCOTTSDALE       AZ   85251          2            01/12/98         00
    8086272                              05           03/01/98          0
    8086272                              O            02/01/28
    0


    1686194          180/G02             F          110,100.00         ZZ
                                         360        110,033.30          1
    8521 WEST RUE DE LAMOUR            8.500            846.57         90
                                       8.250            846.57      122,371.00
1


    PEORIA           AZ   85381          1            12/17/97         10
    0430600312                           03           02/01/98         25
    12248704                             N            01/01/28
    0


    1686199          937/G02             F          160,000.00         ZZ
                                         360        160,000.00          1
    294 EAST STONEBRIDGE DRIVE         7.625          1,132.47         80
                                       7.375          1,132.47      200,000.00
    DRAPER           UT   84020          1            01/29/98         00
    0430600973                           05           03/01/98          0
    24067001                             O            02/01/28
    0


    1686219          253/253             F           54,900.00         ZZ
                                         360         54,900.00          1
    7017 LINCOLNSHIRE LANE             7.625            388.58         90
                                       7.375            388.58       61,000.00
    N RICHLAND HILL  TX   76180          1            01/23/98         14
    906093                               05           03/01/98         25
    906093                               N            02/01/28
    0


    1686220          B35/G02             F          107,950.00         ZZ
                                         360        107,950.00          1
    8124 WATERFALL DRIVE               8.375            820.50         85
                                       8.125            820.50      127,000.00
    ROANOKE          VA   24019          5            01/05/98         01
    0430589788                           03           03/01/98         12
    9782011321                           O            02/01/28
    0


    1686227          862/G02             F          106,000.00         ZZ
                                         360        106,000.00          4
    2681-2687 12TH PL SE               8.250            796.35         80
                                       8.000            796.35      132,500.00
    SALEM            OR   97302          1            01/08/98         00
    0430590646                           05           03/01/98          0
    4628624                              N            02/01/28
    0


    1686228          267/267             F          170,000.00         ZZ
                                         360        170,000.00          1
    296 DAVID LANE                     7.375          1,174.15         35
                                       7.125          1,174.15      490,000.00
    WESTLAKE VILLAG  CA   91361          2            01/09/98         00
    4335067                              05           03/01/98          0
    4335067                              O            02/01/28
    0
1




    1686230          676/676             F           77,200.00         T
                                         360         77,200.00          1
    75-6026 ALII DRIVE #3-106          7.250            526.65         74
                                       7.000            526.65      104,400.00
    KAILUA-KONA      HI   96740          1            01/12/98         00
    3001294991                           01           03/01/98          0
    3001294991                           O            02/01/28
    0


    1686260          B75/G02             F          157,500.00         ZZ
                                         360        157,500.00          1
    109 FIR STREET                     8.500          1,211.04         70
                                       8.250          1,211.04      225,000.00
    ELKO             NV   89801          5            01/14/98         00
    0430588434                           05           03/01/98          0
    7239056                              N            02/01/28
    0


    1686272          B75/G02             F          172,250.00         ZZ
                                         360        172,250.00          1
    45-873 LUANA PLACE                 8.625          1,339.74         61
                                       8.375          1,339.74      285,000.00
    KANEOHE          HI   96744          5            01/15/98         00
    0430587444                           05           03/01/98          0
    7238710                              N            02/01/28
    0


    1686365          575/G02             F           59,500.00         ZZ
                                         360         59,500.00          1
    121 EAST 4TH STREET                8.000            436.59         54
                                       7.750            436.59      112,000.00
    FREDERICK        MD   21701          2            01/23/98         00
    0430592006                           07           03/01/98          0
    972444339                            N            02/01/28
    0


    1686369          A37/G02             F           93,500.00         ZZ
                                         360         93,500.00          4
    9231 WEST BIRCH AVENUE             8.875            743.93         90
                                       8.625            743.93      103,900.00
    MILWAUKEE        WI   53225          1            01/30/98         10
    0430587188                           05           03/01/98         25
    97385                                N            02/01/28
    0


    1686371          E84/G02             F           73,850.00         ZZ
                                         360         73,850.00          1
1


    1018-1020 NORTH COURT STREET       8.750            580.98         85
                                       8.500            580.98       86,900.00
    ROCKFORD         IL   61103          1            01/23/98         10
    0430589333                           05           03/01/98         25
    25980001                             N            02/01/28
    0


    1686397          624/G02             F           90,000.00         ZZ
                                         360         90,000.00          1
    1131 PALOVERDE DRIVE               7.625            637.01         70
                                       7.375            637.01      130,000.00
    LOVELAND         CO   80538          5            01/14/98         00
    0430586115                           05           03/01/98          0
    73011580103                          O            02/01/28
    0


    1686415          638/G02             F           40,500.00         ZZ
                                         360         40,500.00          1
    1730 26TH AVENUE                   8.750            318.61         90
                                       8.500            318.61       45,000.00
    VERO BEACH       FL   32960          1            01/15/98         10
    0430587543                           05           03/01/98         20
    8688688                              N            02/01/28
    0


    1686421          638/G02             F           64,000.00         ZZ
                                         360         64,000.00          1
    2911 SOUTH 8650 WEST               8.750            503.49         80
                                       8.500            503.49       80,000.00
    MAGNA            UT   84044          1            01/23/98         00
    0430590786                           05           03/01/98          0
    8700742                              O            02/01/28
    0


    1686424          638/G02             F           87,200.00         ZZ
                                         360         87,200.00          1
    318 BUCKSKIN PLACE                 7.750            624.71         80
                                       7.500            624.71      109,000.00
    VALLEJO          CA   94591          1            01/16/98         00
    0430592394                           05           03/01/98          0
    8694418                              O            02/01/28
    0


    1686436          638/G02             F          124,500.00         ZZ
                                         360        124,500.00          1
    8718 WEST DEER VALLEY ROAD         7.375            859.89         75
                                       7.125            859.89      166,000.00
    PEORIA           AZ   85382          5            01/13/98         00
    0430600270                           05           03/01/98          0
1


    8693877                              O            02/01/28
    0


    1686438          638/G02             F          200,000.00         ZZ
                                         360        200,000.00          1
    1 SAGE HILL                        7.375          1,381.35         47
                                       7.125          1,381.35      430,000.00
    ALMONT           CO   81210          2            01/16/98         00
    0430592329                           05           03/01/98          0
    8694935                              O            02/01/28
    0


    1686440          638/G02             F          396,000.00         ZZ
                                         360        396,000.00          1
    219B WHEELER CIRCLE #16            8.125          2,940.29         90
                                       7.875          2,940.29      440,000.00
    COPPER MOUNTAIN  CO   80443          1            01/20/98         10
    0430592360                           03           03/01/98         25
    8694085                              O            02/01/28
    0


    1686477          B75/G02             F           40,000.00         ZZ
                                         360         40,000.00          1
    3131 S W 37TH TERRACE              8.250            300.51         54
                                       8.000            300.51       75,000.00
    HOLLYWOOD        FL   33023          5            01/16/98         00
    0430588855                           05           03/01/98          0
    7226244                              O            02/01/28
    0


    1686536          A53/G02             F          154,700.00         ZZ
                                         360        154,700.00          1
    7008 WATERMAN                      8.500          1,189.51         70
                                       8.250          1,189.51      221,000.00
    ST LOUIS         MO   63130          5            01/14/98         00
    0430590943                           05           03/01/98          0
    290031048                            N            02/01/28
    0


    1686567          E45/G02             F           96,400.00         ZZ
                                         360         96,400.00          1
    8612 DEE CIRCLE                    8.250            724.22         80
                                       8.000            724.22      120,500.00
    RIVERVIEW        FL   33569          1            01/14/98         00
    0430588947                           05           03/01/98          0
    36055                                O            02/01/28
    0


1


    1686576          E45/G02             F           64,700.00         ZZ
                                         360         64,700.00          1
    4032 SW MESQUITE DRIVE             7.750            463.52         80
                                       7.500            463.52       80,900.00
    LAWTON           OK   73505          1            01/20/98         00
    0430588962                           05           03/01/98          0
    35740                                O            02/01/28
    0


    1686577          E08/G02             F           91,250.00         ZZ
                                         360         91,250.00          1
    1650 W SANDPIPER CIRCLE            8.375            693.57         78
                                       8.125            693.57      117,000.00
    PEMBROOKE PINES  FL   33026          2            01/30/98         00
    0430600304                           03           03/01/98          0
    214248                               N            02/01/28
    0


    1686581          E86/G02             F          103,500.00         ZZ
                                         360        103,500.00          2
    5 WEST SMITH STREET                8.875            823.49         90
                                       8.625            823.49      115,000.00
    NORTH AMITYVILL  NY   11701          1            01/29/98         10
    0430615708                           05           03/01/98         25
    0000021700                           N            02/01/28
    0


    1686589          E84/G02             F           43,100.00         ZZ
                                         360         43,100.00          1
    1602 LEONARD STREET                8.250            323.80         90
                                       8.000            323.80       47,900.00
    INDIANAPOLIS     IN   46203          1            01/27/98         11
    0430590927                           05           03/01/98         25
    9700265                              N            02/01/28
    0


    1686591          E84/G02             F           35,900.00         ZZ
                                         360         35,900.00          1
    1610 LEONARD STREET                8.250            269.70         90
                                       8.000            269.70       39,900.00
    INDIANAPOLIS     IN   46203          1            01/27/98         10
    0430590471                           05           03/01/98         25
    9700279                              N            02/01/28
    0


    1686604          E13/G02             F          264,000.00         ZZ
                                         360        263,606.92          1
    2669 MISSION GREENS DRIVE          7.500          1,845.93         80
                                       7.250          1,845.93      330,000.00
1


    SAN JOSE         CA   95148          1            11/19/97         00
    0430591255                           05           01/01/98          0
    81491                                O            12/01/27
    0


    1686605          E13/G02             F          540,000.00         ZZ
                                         360        539,589.10          1
    650 BENVENUE AVENUE                7.375          3,729.65         58
                                       7.125          3,729.65      935,000.00
    LOS ALTOS        CA   94024          5            12/04/97         00
    0430589101                           05           02/01/98          0
    81446                                O            01/01/28
    0


    1686886          830/830             F           95,000.00         ZZ
                                         360         95,000.00          1
    8531 S. LITTLE WILLOW CIRCLE       7.875            688.82         43
                                       7.625            688.82      225,000.00
    SALT LAKE CITY   UT   84121          5            01/28/98         00
    534669                               05           03/01/98          0
    534669                               O            02/01/28
    0


    1686995          E67/G02             F          120,400.00         ZZ
                                         360        120,400.00          1
    69425 LARIAT                       7.500            841.85         80
                                       7.250            841.85      150,500.00
    SISTERS          OR   97759          1            01/27/98         00
    0430590026                           05           03/01/98          0
    07079                                O            02/01/28
    0


    1687032          003/G02             F           78,300.00         ZZ
                                         360         78,300.00          1
    1715 MERRITT PARK DRIVE            8.500            602.06         90
                                       8.250            602.06       87,000.00
    ORLANDO          FL   32803          1            01/29/98         10
    0430590802                           05           03/01/98         25
    0010426765                           N            02/01/28
    0


    1687044          131/G02             F          170,000.00         ZZ
                                         360        170,000.00          1
    670 OLIVER AVENUE NW               8.750          1,337.39         74
                                       8.500          1,337.39      230,000.00
    COKATO           MN   55321          2            01/12/98         00
    0430615815                           05           03/01/98          0
    1124022                              O            02/01/28
    0
1




    1687472          076/076             F          117,000.00         ZZ
                                         360        116,919.47          1
    29 FRANCIS AVENUE                  7.875            848.34         65
                                       7.625            848.34      180,000.00
    NORWALK          CT   06854          5            12/19/97         00
    4729862                              05           02/01/98          0
    4729862                              O            01/01/28
    0


    1687474          076/076             F          171,000.00         ZZ
                                         360        170,901.62          1
    171 JOAQUIN DRIVE                  8.750          1,345.26         79
                                       8.500          1,345.26      217,000.00
    DANVILLE         CA   94526          2            12/09/97         00
    7128620                              03           02/01/98          0
    7128620                              O            01/01/28
    0


    1687475          076/076             F          107,750.00         ZZ
                                         360        107,677.69          1
    207 DEER PARK DRIVE                8.000            790.64         80
                                       7.750            790.64      134,700.00
    LAFAYETTE        LA   70508          1            01/06/98         00
    8670312                              05           02/01/98          0
    8670312                              O            01/01/28
    0


    1687476          076/076             F          135,000.00         ZZ
                                         360        134,904.72          1
    4911 GWYNNE RD                     7.750            967.16         80
                                       7.500            967.16      170,000.00
    MEMPHIS          TN   38117          1            12/19/97         00
    8938792                              05           02/01/98          0
    8938792                              O            01/01/28
    0


    1687477          076/076             F          124,000.00         ZZ
                                         360        123,926.79          1
    1501 KNIGHTSBRIDGE COURT           8.625            964.46         80
                                       8.375            964.46      155,000.00
    WINSTON-SALEM    NC   27127          2            12/31/97         00
    9259572                              05           02/01/98          0
    9259572                              O            01/01/28
    0


    1687733          830/830             F          140,000.00         ZZ
                                         360        140,000.00          1
1


    2373 EAST JESSICA LANE             7.500            978.90         61
                                       7.250            978.90      230,000.00
    SANDY            UT   84092          5            01/28/98         00
    534314                               05           03/01/98          0
    534314                               O            02/01/28
    0


    1687753          664/G02             F          285,000.00         ZZ
                                         360        285,000.00          1
    1167 CAMEO DRIVE                   8.750          2,242.10         54
                                       8.500          2,242.10      530,000.00
    CAMPBELL         CA   95008          2            01/09/98         00
    0430600940                           05           03/01/98          0
    2419349                              O            02/01/28
    0


    1687758          664/G02             F           58,500.00         ZZ
                                         360         58,500.00          1
    11212 S STEWART AVENUE             8.875            465.46         90
                                       8.625            465.46       65,000.00
    CHICAGO          IL   60001          1            01/30/98         01
    0430593012                           05           03/01/98         25
    2415651                              N            02/01/28
    0


    1687761          676/676             F           84,800.00         ZZ
                                         360         84,800.00          1
    84-615 KEPUE STREET                7.625            600.21         80
                                       7.375            600.21      106,000.00
    WAIANAE          HI   96792          2            01/21/98         00
    820100295162                         07           03/01/98          0
    820100295162                         N            02/01/28
    0


    1687773          A78/G02             F           86,450.00         E
                                         360         86,450.00          1
    6957 TOTARA PLACE                  8.375            657.08         65
                                       8.125            657.08      133,000.00
    LONGMONT         CO   80503          5            01/27/98         00
    0430600403                           03           03/01/98          0
    010053083                            N            02/01/28
    0


    1687970          267/267             F          338,000.00         ZZ
                                         360        338,000.00          1
    1839 11TH AVENUE                   7.250          2,305.76         55
                                       7.000          2,305.76      620,000.00
    SAN FRANCISCO    CA   94122          2            01/20/98         00
    4335465                              05           03/01/98          0
1


    4335465                              O            02/01/28
    0


    1688057          964/G02             F          138,000.00         ZZ
                                         360        138,000.00          4
    12939 5A, 68, 7C AND               8.250          1,036.75         80
    8D OAKS AVENUE                     8.000          1,036.75      172,500.00
    CHINO CA         CA   91710          1            01/21/98         00
    0430592345                           05           03/01/98          0
    31295                                N            02/01/28
    0


    1688073          964/G02             F          138,000.00         ZZ
                                         360        138,000.00          4
    12925 1A, 2B, 3C, AND              8.250          1,036.75         80
    4D OAKS AVENUE                     8.000          1,036.75      172,500.00
    CHINO            CA   91710          1            01/21/98         00
    0430592253                           05           03/01/98          0
    31299                                N            02/01/28
    0


    1688106          267/267             F          280,000.00         ZZ
                                         360        280,000.00          1
    2042 PINE ST                       7.375          1,933.90         80
                                       7.125          1,933.90      350,000.00
    SOUTH PASADENA   CA   91030          2            01/12/98         00
    4323963                              05           03/01/98          0
    4323963                              O            02/01/28
    0


    1688125          267/267             F          156,000.00         ZZ
                                         360        156,000.00          1
    4019 BOULDER DRIVE                 7.375          1,077.46         80
                                       7.125          1,077.46      195,000.00
    ANTIOCH          CA   94509          2            01/15/98         00
    4335431                              05           03/01/98          0
    4335431                              O            02/01/28
    0


    1688237          637/G02             F          113,900.00         ZZ
                                         360        113,900.00          1
    186 LESTER DRIVE                   8.250            855.70         85
                                       8.000            855.70      134,000.00
    PORTLAND         ME   04103          5            01/13/98         01
    0430615757                           05           03/01/98         12
    8141301                              O            02/01/28
    0


1


    1688312          721/G02             F           48,150.00         ZZ
                                         360         48,150.00          2
    841 2ND STREET NW                  8.375            365.98         90
                                       8.125            365.98       53,500.00
    ROCHESTER        MN   55901          1            01/12/98         01
    0430615351                           05           03/01/98         25
    7810039686                           N            02/01/28
    0


    1688477          253/253             F          360,000.00         ZZ
                                         360        360,000.00          1
    11000 SANTA MONICA AVENUE NE       7.875          2,610.25         69
                                       7.625          2,610.25      525,000.00
    ALBUQUERQUE      NM   87122          2            01/26/98         00
    906612                               05           03/01/98          0
    906612                               O            02/01/28
    0


    1688484          664/G02             F          180,000.00         ZZ
                                         360        180,000.00          1
    3867 WEST PRATT AVENUE             8.500          1,384.05         90
                                       8.250          1,384.05      200,000.00
    LINCOLNWOOD      IL   60645          1            01/30/98         01
    0430615948                           05           03/01/98         25
    2417541                              N            02/01/28
    0


    1689468          624/G02             F          154,000.00         ZZ
                                         360        154,000.00          1
    4337 NORTH 32ND WAY                8.250          1,156.95         80
                                       8.000          1,156.95      193,000.00
    PHOENIX          AZ   85018          2            01/09/98         00
    0430615518                           05           03/01/98          0
    35500180036                          O            02/01/28
    0


    1689588          267/267             F          279,500.00         ZZ
                                         360        279,500.00          1
    5672 N WRIGHT AVE.                 7.375          1,930.44         74
                                       7.125          1,930.44      380,000.00
    CLOVIS           CA   93611          2            01/20/98         00
    4335245                              05           03/01/98          0
    4335245                              O            02/01/28
    0


    1691273          K08/G02             F          192,800.00         ZZ
                                         360        192,667.32          1
    ROUTE 2 BOX 53B                    7.875          1,397.93         80
                                       7.625          1,397.93      241,000.00
1


    LOVETTSVILLE     VA   20180          5            12/19/97         00
    0410658033                           05           02/01/98          0
    410658033                            O            01/01/28
    0


    1691275          K08/G02             F           64,800.00         ZZ
                                         360         64,800.00          4
    410 CHEMIN METAIRIE                9.125            527.24         90
                                       8.875            527.24       72,000.00
    LAFAYETTE        LA   70508          1            01/12/98         01
    0410650477                           05           03/01/98         25
    410650477                            N            02/01/28
    0


    1691278          K08/G02             F           95,000.00         ZZ
                                         360         95,000.00          1
    15835 KIRKSHIRE                    8.375            722.07         74
                                       8.125            722.07      130,000.00
    BEVERLY HILLS    MI   48025          2            01/09/98         00
    0410652457                           05           03/01/98          0
    410652457                            O            02/01/28
    0


    2611810          696/G02             F          174,400.00         ZZ
                                         360        174,297.03          1
    2015 N. LEXINGTON STREET           8.625          1,356.47         80
                                       8.375          1,356.47      218,000.00
    ARLINGTON        VA   22205          2            12/22/97         00
    0430575035                           05           02/01/98          0
    1011224                              N            01/01/28
    0


    2612416          696/G02             F          239,900.00         ZZ
                                         360        239,747.02          1
    11900 CASTLEGATE COURT             8.250          1,802.29         80
                                       8.000          1,802.29      299,900.00
    NORTH BETHESDA   MD   20852          1            12/31/97         00
    0430564005                           01           02/01/98          0
    6091132                              O            01/01/28
    0


    2613249          696/G02             F          170,000.00         ZZ
                                         360        169,876.96          1
    37548 QUANBECK LANE                7.625          1,203.25         43
                                       7.375          1,203.25      403,000.00
    MIDDLEBURG       VA   20117          5            12/31/97         00
    0430570838                           05           02/01/98          0
    5011116                              O            01/01/28
    0
1




    2614819          696/G02             F           90,600.00         ZZ
                                         360         90,600.00          1
    2032 BELMONT ROAD, NW  #522        8.250            680.65         95
                                       8.000            680.65       95,400.00
    WASHINGTON       DC   20009          1            01/16/98         04
    0430577999                           08           03/01/98         30
    3266041                              O            02/01/28
    0


    2614821          696/G02             F          127,500.00         ZZ
                                         360        127,500.00          1
    13761 PALMETTO CIRCLE              7.625            902.44         80
                                       7.375            902.44      159,380.00
    GERMANTOWN       MD   20874          1            01/21/98         00
    0430578195                           03           03/01/98          0
    3198006                              O            02/01/28
    0


    2614822          696/G02             F          132,600.00         ZZ
                                         360        132,600.00          1
    12822 KETTERING DRIVE              7.625            938.53         65
                                       7.375            938.53      204,000.00
    HERNDON          VA   20171          2            01/14/98         00
    0430578286                           03           03/01/98          0
    5011101                              N            02/01/28
    0


    2615267          696/G02             F          280,800.00         ZZ
                                         360        280,800.00          1
    1530 KEY BOULEVARD #628            8.000          2,060.41         80
                                       7.750          2,060.41      351,000.00
    ARLINGTON        VA   22209          1            01/20/98         00
    0430579474                           06           03/01/98          0
    3016059                              O            02/01/28
    0


    2615752          696/G02             F          281,600.00         ZZ
                                         360        281,600.00          2
    1436 CORCORAN STREET NW            7.750          2,017.42         80
                                       7.500          2,017.42      352,000.00
    WASHINGTON       DC   20009          1            01/21/98         00
    0430584169                           07           03/01/98          0
    3265999                              O            02/01/28
    0


    2615754          696/G02             F          248,800.00         ZZ
                                         360        248,800.00          1
1


    2100 AUTUMN HAZE COURT             8.000          1,825.61         80
                                       7.750          1,825.61      311,050.00
    GAMBRILLS        MD   21054          1            01/23/98         00
    0430584870                           03           03/01/98          0
    3016136                              O            02/01/28
    0


    2616639          696/G02             F          258,000.00         ZZ
                                         360        258,000.00          1
    11808 COLDSTREAM DRIVE             8.250          1,938.27         80
                                       8.000          1,938.27      322,500.00
    POTOMAC          MD   20854          1            01/30/98         00
    0430589093                           05           03/01/98          0
    6011103                              O            02/01/28
    0

   TOTAL NUMBER OF LOANS   :      3,564

   TOTAL ORIGINAL BALANCE  :   434,212,466.39

   TOTAL PRINCIPAL BALANCE :   433,770,084.51

   TOTAL ORIGINAL P+I      :     3,269,330.62

   TOTAL CURRENT P+I       :     3,269,330.62


                             ***************************
                             *      END OF REPORT      *
                             ***************************

1

  RUN ON     : 02/27/98           RFC DISCLOSURE SYSTEM       RFFSDFIX-01
  AT         : 11.33.17           FIXED PASSTHRU REPORT       AMORTIZED BALANCE
  SERIES     : RALI 1998-QS2                                  CUTOFF : 02/01/98
  POOL       : 0004284
             :
             :
  POOL STATUS: F

    RFC LOAN NUMBER                      SUB SERV FEE
    PRINCIPAL BALANCE                    MSTR SERV FEE
    CURR NOTE RATE                       ALL EXP
    RFC NET RATE                         MISC EXP
    NET MTG RATE(INVSTR RATE)            SPREAD
    POST STRIP RATE                      STRIP
  --------------------------------------------------------------------

      1507681                              .2500
      325,313.77                           .0300
            6.6250                         .0000
            6.3750                         .0000
            6.3450                         .0000
            6.3450                         .0000

      1507774                              .2500
       79,175.56                           .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      1552363                              .2500
      194,410.83                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1574514                              .2500
       55,920.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1582334                              .2500
       33,198.31                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1584019                              .2500
      142,721.44                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450
1



      1595474                              .2500
      177,933.94                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.9700                         .0000
            7.0000                        1.9700

      1599990                              .2500
       76,353.05                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1604022                              .2500
      104,741.24                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1608556                              .2500
       52,964.43                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1612306                              .2500
       78,651.76                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1612367                              .2500
      107,974.04                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1612818                              .2500
      199,865.80                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1615357                              .2500
       80,700.31                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1616720                              .2500
      198,036.84                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1617134                              .2500
       80,297.75                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1618435                              .2500
      105,881.92                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1618921                              .2500
      166,050.18                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            7.0000                        1.8450

      1619368                              .2500
      115,570.82                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1620185                              .2500
      101,670.24                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1620574                              .2500
      169,400.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1620679                              .2500
      517,551.98                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450
1



      1622031                              .2500
      123,923.12                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1622564                              .2500
      199,510.17                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1622579                              .2500
       81,474.30                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1622751                              .2500
       41,917.02                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1623501                              .2500
       39,763.28                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1623648                              .2500
      203,288.73                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1624475                              .2500
       32,874.57                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200

      1624958                              .2500
       56,961.87                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450
1



      1625139                              .2500
       58,323.10                           .0300
            9.5000                         .0000
            9.2500                         .0000
            9.2200                         .0000
            7.0000                        2.2200

      1626652                              .2500
       71,695.44                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1628297                              .2500
      133,239.27                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1628648                              .2500
      167,940.86                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1629305                              .2500
      139,950.00                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1629310                              .2500
      128,800.00                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1629615                              .2500
       74,935.62                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1630066                              .2500
      123,680.41                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700
1



      1630235                              .2500
       40,674.63                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1630253                              .2500
      165,835.86                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1630259                              .2500
       30,206.85                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1630659                              .2500
       43,902.76                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200

      1631082                              .2500
      167,700.29                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1631778                              .2500
       53,939.22                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1633093                              .2500
      126,764.89                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1633529                              .2500
      169,985.86                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200
1



      1633700                              .2500
       35,016.18                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1633706                              .2500
      209,744.66                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1633839                              .2500
       23,400.00                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200

      1634043                              .2500
      123,517.21                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1634906                              .2500
      143,108.68                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1635078                              .2500
      120,849.05                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1635102                              .2500
      114,335.86                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1635337                              .2500
      126,100.37                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700
1



      1635539                              .2500
      116,932.69                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1635624                              .5000
       72,655.06                           .0300
            9.5000                         .0000
            9.0000                         .0000
            8.9700                         .0000
            7.0000                        1.9700

      1635762                              .2500
      135,563.16                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1638968                              .2500
       63,783.02                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1638992                              .2500
       56,884.49                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1639764                              .2500
      125,666.94                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1639767                              .2500
      296,914.11                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1639777                              .2500
      319,132.50                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200
1



      1639786                              .2500
      124,007.97                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1639793                              .2500
       69,059.68                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1639834                              .2500
       39,888.79                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1639875                              .2500
       94,162.82                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1639931                              .2500
       40,387.42                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1639934                              .2500
       89,723.50                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1639976                              .2500
       47,718.64                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1640046                              .2500
       24,441.51                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450
1



      1640237                              .2500
      116,698.50                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1640582                              .2500
       94,596.94                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1640789                              .2500
      211,493.89                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1640811                              .2500
      132,519.64                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1640936                              .2500
       66,789.66                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1640939                              .2500
       39,469.84                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1641052                              .2500
      123,630.65                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1641148                              .2500
      101,944.28                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200
1



      1641179                              .2500
       67,921.46                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1641366                              .2500
      126,511.98                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1641367                              .2500
       53,774.60                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1641689                              .2500
      101,932.27                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1641827                              .2500
       80,859.17                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1641965                              .2500
      172,141.50                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1642145                              .2500
      119,690.74                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1642213                              .2500
       26,970.39                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200
1



      1642234                              .2500
      183,288.93                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1642243                              .2500
      136,529.47                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1642346                              .2500
       78,008.48                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1642673                              .2500
      206,737.33                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1642976                              .2500
      115,931.51                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1643103                              .2500
      120,703.63                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1643189                              .2500
      101,314.21                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1643231                              .2500
       85,911.13                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200
1



      1643264                              .2500
       84,539.48                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1643311                              .2500
       95,000.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1643390                              .2500
      308,144.64                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1643874                              .2500
       36,380.31                           .0300
            9.5000                         .0000
            9.2500                         .0000
            9.2200                         .0000
            7.0000                        2.2200

      1643877                              .2500
       67,280.53                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1643961                              .2500
      149,911.44                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1644051                              .2500
      185,659.56                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1644071                              .2500
       45,514.35                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950
1



      1644214                              .2500
       66,793.95                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1644249                              .2500
      112,188.11                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200

      1644333                              .2500
      228,336.37                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1644532                              .2500
      160,000.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1644768                              .2500
      170,543.24                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1645172                              .2500
       91,682.51                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1646564                              .2500
       82,303.84                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1646638                              .2500
       48,572.76                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950
1



      1646717                              .2500
       97,425.87                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1646731                              .2500
       31,482.79                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200

      1646742                              .2500
      448,651.54                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1647106                              .2500
       76,411.64                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1647136                              .2500
      237,695.44                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1647556                              .2500
      292,435.96                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1647598                              .2500
      199,730.71                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1647781                              .2500
       98,763.29                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1647790                              .2500
      123,767.17                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1647979                              .2500
       97,368.72                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1648046                              .2500
      194,737.45                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1648066                              .2500
       95,824.28                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1648117                              .5000
      115,685.52                           .0300
            8.0000                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1648360                              .2500
      356,507.01                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1648378                              .2500
       36,861.59                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.9700                         .0000
            7.0000                        1.9700

      1648384                              .2500
       67,424.02                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950
1



      1648415                              .2500
       26,570.05                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1648439                              .2500
       21,487.62                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1648850                              .5000
       32,359.57                           .0300
            8.3750                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1648936                              .2500
       65,250.00                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1648941                              .2500
       35,509.99                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1648975                              .2500
       35,959.47                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1649011                              .2500
       75,952.77                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1649029                              .2500
       89,738.07                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1649046                              .2500
      148,750.00                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1649337                              .2500
      239,106.61                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1649376                              .2500
      104,826.63                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200

      1649378                              .2500
       67,958.80                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1649387                              .2500
      121,321.76                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1649397                              .2500
       40,477.29                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1649449                              .2500
       29,964.45                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1649474                              .2500
       64,785.97                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950
1



      1649547                              .2500
      149,835.53                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200

      1649607                              .2500
      174,620.47                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1649838                              .2500
       82,753.58                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1649854                              .2500
       56,765.58                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1649867                              .2500
      472,500.00                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1649884                              .2500
      125,276.10                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1649906                              .2500
       80,892.86                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1649985                              .2500
      102,279.56                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1650035                              .2500
      239,549.33                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1650231                              .2500
      140,324.73                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1650404                              .2500
       40,449.48                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1650407                              .2500
       79,155.60                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1650449                              .2500
      114,177.89                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            7.0000                        1.8450

      1650512                              .2500
       69,960.76                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1650514                              .2500
       52,888.81                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.9700                         .0000
            7.0000                        1.9700

      1650611                              .2500
       87,141.48                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200
1



      1650891                              .2500
      206,754.68                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1650916                              .2500
       55,886.34                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1651147                              .2500
       57,912.90                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1651257                              .2500
      127,426.65                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1651267                              .2500
       63,963.18                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1651591                              .2500
      103,856.37                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1651595                              .2500
      523,612.25                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1651752                              .2500
       64,085.45                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450
1



      1651762                              .2500
       64,959.60                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1651821                              .2500
      195,581.44                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1651906                              .2500
       67,462.16                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1651988                              .2500
       64,085.45                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1651989                              .2500
       46,347.78                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1652031                              .2500
       79,702.91                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1652038                              .2500
      215,223.91                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1652092                              .2500
      139,908.42                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450
1



      1652097                              .2500
      143,417.28                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1652119                              .2500
      343,248.28                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1652770                              .2500
       58,293.10                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1652798                              .2500
       59,525.66                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1652821                              .2500
       56,965.47                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1652902                              .2500
      149,104.01                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1653291                              .2500
      154,901.17                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1653400                              .2500
      105,621.41                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1653432                              .2500
      140,807.83                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1653453                              .2500
       72,913.49                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1653469                              .2500
      222,750.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1653833                              .2500
      115,787.69                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1653990                              .2500
      150,102.84                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1654019                              .2500
       72,071.21                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1654119                              .2500
       36,979.26                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1654121                              .2500
      279,513.19                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700
1



      1654252                              .2500
       45,448.79                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1654279                              .2500
      219,829.26                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1654289                              .2500
      254,785.76                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200

      1654411                              .2500
      112,916.04                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1654412                              .2500
       55,465.50                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1654447                              .2500
       55,318.97                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1654500                              .2500
      103,762.77                           .0300
            9.5000                         .0000
            9.2500                         .0000
            9.2200                         .0000
            7.0000                        2.2200

      1654649                              .2500
       31,430.38                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200
1



      1654703                              .2500
       43,177.01                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            7.0000                        1.8450

      1654705                              .2500
       56,669.83                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            7.0000                        1.8450

      1654707                              .2500
       75,559.77                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            7.0000                        1.8450

      1654754                              .2500
      152,455.78                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1654766                              .2500
      124,415.94                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1654781                              .2500
       74,548.64                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1654787                              .2500
      111,745.09                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1654789                              .2500
       30,752.17                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200
1



      1654796                              .2500
       58,689.60                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1654797                              .2500
       34,934.27                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1654803                              .2500
      134,127.65                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1654819                              .2500
       90,815.59                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1654827                              .2500
       68,211.49                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1654836                              .2500
      219,403.57                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1654915                              .2500
       74,859.15                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1654921                              .2500
      105,701.13                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950
1



      1654925                              .2500
       23,755.30                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1655014                              .2500
      111,390.42                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1655232                              .2500
       82,224.41                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1655452                              .2500
       80,839.98                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1655496                              .2500
       80,835.86                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1655540                              .2500
      130,949.16                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            7.0000                        1.8450

      1655660                              .2500
       77,403.32                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1655732                              .2500
       61,047.10                           .0300
            9.5000                         .0000
            9.2500                         .0000
            9.2200                         .0000
            7.0000                        2.2200
1



      1655743                              .2500
      457,500.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1655773                              .2500
      206,891.48                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1655825                              .2500
       92,648.03                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1655853                              .2500
       83,946.44                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1655858                              .2500
       37,578.92                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1655943                              .2500
       38,433.06                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1655987                              .2500
      201,378.93                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200

      1655992                              .2500
       46,973.65                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950
1



      1656007                              .2500
      127,914.11                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1656022                              .2500
      109,862.78                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1656239                              .2500
       74,553.63                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1656240                              .2500
      381,774.47                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1656266                              .2500
      107,629.55                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1656267                              .2500
      123,934.01                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            7.0000                        1.8450

      1656272                              .2500
      259,640.97                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1656278                              .2500
      471,699.02                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700
1



      1656280                              .2500
      115,056.30                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1656332                              .2500
      349,342.81                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1656335                              .2500
      107,282.16                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1656400                              .2500
       35,637.93                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1656406                              .2500
      227,607.52                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1656416                              .2500
       62,827.37                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1656427                              .2500
       75,957.39                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1656503                              .2500
       35,229.71                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700
1



      1656527                              .2500
      106,918.52                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1656576                              .2500
      264,635.40                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1656964                              .2500
       39,897.02                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1657316                              .2500
       35,503.33                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1657333                              .2500
       96,129.93                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1657369                              .2500
      482,327.28                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1657610                              .2500
       64,717.08                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1657731                              .2500
       47,498.19                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.9700                         .0000
            7.0000                        1.9700
1



      1657843                              .2500
       46,745.94                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1657983                              .2500
      206,780.10                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1658033                              .2500
      299,478.38                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1658210                              .2500
       80,623.03                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200

      1658329                              .2500
       59,963.65                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1658364                              .2500
      156,719.92                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1658410                              .2500
      103,833.03                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1658443                              .2500
       62,932.69                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            7.0000                        1.8450
1



      1658448                              .2500
       62,932.69                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            7.0000                        1.8450

      1658638                              .2500
      105,939.01                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1658662                              .2500
       62,932.69                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            7.0000                        1.8450

      1658802                              .2500
      235,857.03                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1658961                              .2500
       56,284.92                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1659233                              .2500
      114,235.92                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1659270                              .2500
      292,000.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1659273                              .2500
      201,348.51                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950
1



      1659315                              .2500
      343,200.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1659384                              .2500
      125,028.03                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1659397                              .2500
       46,324.68                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200

      1659403                              .2500
      297,319.77                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1659404                              .2500
       29,130.44                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1659467                              .2500
       94,218.16                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1659483                              .2500
       80,954.59                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1659500                              .2500
       77,800.30                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700
1



      1659505                              .2500
      483,699.17                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1659565                              .2500
      104,922.07                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1659573                              .2500
       52,867.95                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1659606                              .2500
      180,000.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1659669                              .2500
      104,922.07                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1659716                              .2500
      291,783.29                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1659771                              .2500
       94,354.26                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1659858                              .2500
      415,683.46                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950
1



      1659863                              .2500
      459,714.08                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1659865                              .2500
      109,922.36                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1659868                              .2500
      427,727.08                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1659929                              .2500
       22,459.84                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1659931                              .2500
       16,171.11                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1659939                              .2500
      310,316.68                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1660090                              .2500
      143,833.70                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1660095                              .2500
      117,728.64                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1660113                              .2500
      104,929.54                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1660124                              .2500
      274,029.57                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1660132                              .2500
      308,608.07                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1660149                              .2500
      174,394.29                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1660151                              .2500
       52,469.00                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1660166                              .2500
      177,392.47                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1660171                              .2500
      127,602.46                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1660174                              .2500
       87,946.68                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1660177                              .2500
       87,946.68                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1660183                              .2500
      131,909.16                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1660205                              .2500
       99,168.14                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1660208                              .2500
       46,271.47                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1660218                              .2500
      175,893.38                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1660264                              .2500
      115,348.39                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1660278                              .2500
      179,879.22                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1660296                              .2500
      259,335.84                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000
1



      1660328                              .2500
      295,485.37                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1660412                              .2500
      149,711.07                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1660436                              .2500
      184,885.02                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1660444                              .2500
       63,364.46                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1660601                              .2500
      118,728.03                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1660621                              .2500
       78,766.16                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1660779                              .2500
      116,500.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1660806                              .2500
       43,175.78                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950
1



      1660809                              .2500
       35,979.81                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1660839                              .2500
      110,932.76                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1660859                              .2500
       48,270.73                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1660882                              .2500
       76,754.66                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1660886                              .2500
       64,561.86                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1660898                              .2500
       77,950.26                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1660908                              .2500
       45,150.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1660921                              .2500
      342,561.05                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700
1



      1661052                              .2500
      162,601.43                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1661055                              .2500
      239,826.30                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1661420                              .2500
      374,700.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1661425                              .2500
       54,966.68                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1661434                              .2500
      238,839.63                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1661436                              .2500
      116,842.73                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1661458                              .2500
       84,949.81                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1661521                              .2500
      219,866.72                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1661532                              .2500
      103,335.74                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1661538                              .2500
      110,000.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1661547                              .2500
      465,845.26                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1661551                              .2500
       34,977.10                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1661558                              .2500
       56,527.99                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1661577                              .2500
      141,375.00                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      1661608                              .2500
      223,250.00                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200

      1661643                              .2500
      103,580.24                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700
1



      1661686                              .2500
      191,635.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1661731                              .2500
       79,069.25                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200

      1661732                              .2500
      111,860.29                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1661761                              .2500
       53,038.67                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1661790                              .2500
       44,972.74                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1661826                              .2500
       91,385.85                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1661871                              .2500
       98,045.00                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1661874                              .2500
      479,248.84                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000
1



      1661932                              .2500
      143,117.61                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1661970                              .2500
       64,717.08                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1662016                              .2500
       88,700.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1662071                              .2500
       79,900.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1662082                              .2500
       64,960.63                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1662083                              .2500
       27,868.61                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1662093                              .2500
       44,674.93                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1662094                              .2500
       58,567.15                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950
1



      1662097                              .2500
       71,959.63                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1662271                              .2500
       80,012.17                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200

      1662296                              .2500
      132,534.46                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1662330                              .2500
      129,837.84                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1662333                              .2500
       62,424.01                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1662384                              .2500
      113,265.60                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1662451                              .2500
      128,318.12                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1662457                              .2500
      149,745.34                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200
1



      1662492                              .2500
      249,740.64                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1662500                              .2500
       67,459.10                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1662578                              .2500
       70,100.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1662598                              .2500
       32,381.35                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1662660                              .2500
      382,720.77                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1662670                              .2500
       23,986.55                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1662717                              .2500
       89,939.61                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1662721                              .2500
      116,929.12                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1662727                              .2500
       89,195.93                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1662785                              .2500
      133,390.57                           .0300
            7.0000                         .0000
            6.7500                         .0000
            6.7200                         .0000
            6.7200                         .0000

      1662811                              .2500
      112,436.93                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1662812                              .2500
       94,978.29                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1662839                              .2500
       35,875.29                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1662841                              .2500
      106,138.90                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1662843                              .2500
      179,879.22                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1662846                              .2500
       75,000.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700
1



      1662874                              .2500
      174,764.37                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1662884                              .2500
      137,732.33                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1662888                              .2500
      227,275.38                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1662893                              .2500
       54,965.81                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1662926                              .2500
       92,947.86                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1663005                              .2500
       49,943.71                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1663010                              .2500
       56,965.46                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1663013                              .2500
      199,436.38                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450
1



      1663019                              .2500
      224,852.82                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1663020                              .2500
       49,967.29                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1663081                              .2500
       35,979.82                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1663082                              .2500
       71,827.94                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1663126                              .2500
      122,993.86                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1663142                              .2500
      484,648.97                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1663150                              .2500
       75,330.50                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1663173                              .2500
      122,177.82                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450
1



      1663188                              .2500
       75,106.76                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1663192                              .2500
       87,940.95                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1663197                              .2500
      198,188.35                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1663263                              .2500
       70,955.87                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1663268                              .2500
      218,360.67                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1663272                              .2500
      128,620.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1663282                              .2500
       91,500.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1663297                              .2500
       93,285.76                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1663314                              .2500
       86,451.51                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1663319                              .2500
       55,838.71                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200

      1663376                              .2500
       47,641.98                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1663379                              .2500
      253,939.86                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1663416                              .2500
       27,910.37                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1663427                              .2500
      359,776.23                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1663467                              .2500
       94,335.71                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1663482                              .2500
       44,972.74                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1663696                              .2500
      198,515.31                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1663700                              .2500
       61,129.30                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1663704                              .2500
       87,096.67                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1663706                              .2500
       79,964.26                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1663718                              .2500
      187,873.85                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1663729                              .2500
       66,952.71                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1663730                              .2500
      262,430.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1663740                              .2500
       51,963.30                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1663748                              .2500
       57,117.96                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1663785                              .2500
      154,884.97                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1663805                              .2500
       51,781.95                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1663833                              .2500
       59,364.01                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1663917                              .2500
       77,174.05                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1664015                              .2500
       34,167.97                           .0300
            9.7500                         .0000
            9.5000                         .0000
            9.4700                         .0000
            7.0000                        2.4700

      1664019                              .2500
      119,842.47                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1664022                              .2500
      169,704.43                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700
1



      1664024                              .2500
       90,889.99                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1664036                              .2500
       41,626.04                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1664042                              .2500
      499,689.22                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1664070                              .2500
      298,079.97                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1664076                              .2500
      149,765.99                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1664077                              .2500
      131,920.03                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1664113                              .2500
       71,556.63                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1664116                              .2500
       37,777.10                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1664125                              .2500
       95,940.33                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1664127                              .2500
      152,907.31                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1664132                              .2500
      152,907.31                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1664139                              .2500
      567,567.79                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1664171                              .2500
       37,800.00                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1664183                              .2500
      112,363.20                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1664198                              .2500
      123,223.36                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1664202                              .2500
       97,692.29                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450
1



      1664220                              .2500
      123,924.88                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1664228                              .2500
      132,713.13                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1664233                              .2500
      123,918.88                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1664236                              .2500
       71,857.54                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1664243                              .2500
       77,206.01                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1664244                              .2500
      274,648.07                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1664246                              .2500
       98,080.59                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1664272                              .2500
       26,969.63                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950
1



      1664538                              .2500
      103,441.98                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1664550                              .2500
      116,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1664556                              .2500
       49,964.71                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1664758                              .2500
      106,024.19                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1664761                              .2500
      294,103.47                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1664766                              .2500
       77,600.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1664806                              .2500
      211,500.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1664847                              .2500
      151,790.06                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450
1



      1664881                              .2500
       66,358.94                           .0300
            9.3750                         .0000
            9.1250                         .0000
            9.0950                         .0000
            7.0000                        2.0950

      1664884                              .2500
       40,950.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1664888                              .2500
       92,939.16                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1664891                              .2500
       75,953.95                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1664892                              .2500
      105,300.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1664895                              .2500
      160,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1664905                              .2500
      280,000.00                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      1664918                              .2500
       70,915.86                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450
1



      1664951                              .2500
      103,500.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1664971                              .2500
      214,229.42                           .0300
            6.7500                         .0000
            6.5000                         .0000
            6.4700                         .0000
            6.4700                         .0000

      1664972                              .2500
       79,877.86                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1664975                              .2500
      211,208.08                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      1664978                              .2500
      261,424.47                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1664994                              .2500
      134,993.91                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1665000                              .2500
      115,972.68                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200

      1665135                              .2500
       84,000.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700
1



      1665158                              .2500
      103,870.25                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1665163                              .2500
      104,263.03                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1665250                              .2500
       47,969.39                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1665253                              .2500
      289,805.41                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1665283                              .2500
       37,800.00                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1665316                              .2500
       73,904.04                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1665321                              .2500
       47,945.98                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1665330                              .2500
       70,915.84                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450
1



      1665340                              .2500
      169,873.83                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1665461                              .2500
       49,968.92                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1665477                              .2500
      238,843.66                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1665501                              .2500
       64,960.63                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1665524                              .2500
      113,929.14                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1665538                              .2500
      529,678.92                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1665563                              .2500
       27,884.36                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1665569                              .2500
       87,950.66                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950
1



      1665580                              .2500
       63,572.59                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1665582                              .2500
       60,718.13                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1665583                              .2500
      156,799.09                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1665605                              .2500
      195,175.46                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1665611                              .2500
       71,807.99                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1665613                              .2500
       72,000.00                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1665751                              .2500
       91,486.96                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1665753                              .2500
       94,231.18                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950
1



      1665817                              .2500
      152,074.18                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1665818                              .2500
      143,017.67                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1665943                              .2500
      250,000.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1665967                              .2500
      122,323.92                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1665982                              .2500
      160,494.34                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1665995                              .2500
      125,923.67                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1666033                              .2500
      156,907.31                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1666073                              .2500
       81,498.21                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950
1



      1666085                              .2500
      196,416.97                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1666091                              .2500
      143,806.12                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1666109                              .2500
      499,228.29                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1666112                              .2500
      110,184.91                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1666124                              .2500
      149,767.67                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1666142                              .2500
      115,858.96                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1666167                              .2500
      139,910.73                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1666169                              .2500
       53,568.35                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450
1



      1666170                              .2500
       97,239.51                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1666186                              .2500
       82,755.94                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            7.0000                        1.8450

      1666188                              .2500
       40,476.70                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1666257                              .2500
      316,105.18                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1666277                              .2500
      202,860.29                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1666281                              .2500
       77,950.26                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1666294                              .2500
       86,150.39                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1666304                              .2500
       58,466.34                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700
1



      1666306                              .2500
      151,910.26                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1666314                              .2500
       32,962.87                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1666337                              .2500
       75,055.66                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1666344                              .2500
       49,072.48                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1666361                              .2500
       68,809.35                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1666367                              .2500
      103,383.53                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1666392                              .2500
      171,806.43                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1666398                              .2500
      147,316.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950
1



      1666402                              .2500
      178,391.86                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1666405                              .2500
       48,572.76                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1666436                              .2500
       76,362.48                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1666448                              .2500
       28,769.22                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            7.0000                        1.8450

      1666492                              .2500
      121,000.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1666511                              .2500
      125,858.20                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1666531                              .2500
      230,648.05                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1666602                              .2500
      178,991.49                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1666606                              .2500
       89,946.87                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1666631                              .2500
       53,900.00                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1666748                              .2500
      193,758.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1666780                              .2500
      101,541.54                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1666785                              .2500
      106,038.96                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1666787                              .2500
       33,580.16                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1666793                              .2500
      150,191.22                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1666796                              .2500
      224,462.42                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450
1



      1666805                              .2500
       63,664.28                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1666806                              .2500
       17,100.00                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1666819                              .2500
       18,564.14                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1666825                              .2500
       51,271.24                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1666833                              .2500
       98,866.70                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1666839                              .2500
       35,959.47                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1666841                              .2500
       52,170.73                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1666852                              .2500
       63,764.22                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950
1



      1666858                              .2500
       83,134.41                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1666867                              .2500
      118,933.28                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1666868                              .2500
      145,000.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1666880                              .2500
       68,618.69                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1666882                              .2500
       89,939.61                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1666889                              .2500
       80,000.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1666896                              .2500
      115,729.84                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1666897                              .2500
      231,040.89                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1666903                              .2500
       71,200.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1666904                              .2500
      104,788.10                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1666909                              .2500
       88,987.14                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1666938                              .2500
       39,500.00                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            7.0000                        1.8450

      1666939                              .2500
       94,936.25                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1666947                              .2500
      100,125.64                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1666955                              .2500
      101,933.27                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1666957                              .2500
       69,258.01                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1666961                              .2500
      255,828.23                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1666977                              .2500
       29,383.52                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1666981                              .2500
      108,000.00                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1666989                              .2500
      336,000.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1667002                              .2500
      144,818.77                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1667007                              .2500
      274,833.40                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1667030                              .2500
       35,078.73                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1667232                              .2500
      114,235.91                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950
1



      1667236                              .2500
      291,000.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1667241                              .2500
      168,800.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1667245                              .2500
      117,580.54                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1667254                              .2500
      137,907.40                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1667256                              .2500
      108,800.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1667271                              .2500
       49,971.23                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1667277                              .2500
       67,453.55                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1667288                              .2500
      104,922.07                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200
1



      1667290                              .2500
      100,671.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1667291                              .2500
      311,620.64                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1667292                              .2500
       32,159.84                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1667294                              .2500
      142,208.27                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1667295                              .2500
       91,885.22                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1667296                              .2500
       89,878.82                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1667298                              .2500
      172,284.81                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1667300                              .2500
      159,784.56                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200
1



      1667301                              .2500
      338,837.51                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1667302                              .2500
      112,859.03                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1667303                              .2500
      157,287.94                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1667304                              .2500
       19,175.42                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1667305                              .2500
       49,534.88                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1667306                              .2500
      173,943.60                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1667307                              .2500
      133,033.84                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1667308                              .2500
      122,850.43                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1667309                              .2500
       41,950.22                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1667311                              .2500
      179,653.29                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1667312                              .2500
      279,168.77                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1667313                              .2500
      124,727.51                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1667314                              .2500
      159,805.44                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1667315                              .2500
      199,769.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1667317                              .2500
       65,618.04                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1667319                              .2500
      156,573.59                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950
1



      1667320                              .2500
      174,176.82                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1667322                              .2500
      119,850.30                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1667324                              .2500
       44,949.34                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1667325                              .2500
       63,924.15                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1667326                              .2500
      131,831.06                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1667327                              .2500
      207,753.50                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1667328                              .2500
      166,101.87                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1667329                              .2500
       92,684.23                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950
1



      1667330                              .2500
      224,654.70                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1667331                              .2500
      269,680.03                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1667333                              .2500
      125,251.39                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1667334                              .2500
      321,798.06                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1667335                              .2500
       58,922.56                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1667336                              .2500
       60,716.05                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1667337                              .2500
       91,863.01                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1667338                              .2500
       63,507.63                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450
1



      1667339                              .2500
      108,791.80                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1667341                              .2500
       71,907.86                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1667342                              .2500
       87,193.85                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1667343                              .2500
       75,902.75                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1667344                              .2500
       92,584.36                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1667345                              .2500
       41,919.11                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1667346                              .2500
       86,991.36                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1667348                              .2500
      127,500.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1667349                              .2500
       37,754.04                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1667350                              .2500
       74,632.67                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1667351                              .2500
      468,651.94                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1667353                              .2500
       68,318.94                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1667354                              .2500
       71,914.67                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1667355                              .2500
      307,635.01                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1667356                              .2500
      145,216.69                           .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      1667357                              .2500
       76,402.10                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700
1



      1667358                              .2500
      121,356.03                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1667360                              .2500
       23,925.75                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1667361                              .2500
      225,253.92                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1667362                              .2500
      130,782.43                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1667363                              .2500
      178,077.37                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1667364                              .2500
      157,437.73                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1667365                              .2500
      151,301.13                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1667366                              .2500
       46,442.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950
1



      1667367                              .2500
      151,605.75                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1667368                              .2500
       52,825.09                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1667369                              .2500
      157,282.51                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1667370                              .2500
      133,928.39                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1667371                              .2500
      192,665.46                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1667372                              .2500
      165,776.49                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1667373                              .2500
       11,378.58                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1667374                              .2500
       99,861.91                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1667375                              .2500
       53,934.35                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1667376                              .2500
      111,863.82                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1667377                              .2500
       37,952.59                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1667378                              .2500
      101,364.14                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1667380                              .2500
       99,872.02                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1667381                              .2500
       84,679.91                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1667383                              .2500
      119,774.19                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1667384                              .2500
      247,035.26                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950
1



      1667385                              .2500
       52,133.21                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1667387                              .2500
       74,548.64                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1667388                              .2500
      218,894.88                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1667390                              .2500
       47,543.59                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1667391                              .2500
       40,832.19                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1667392                              .2500
       86,885.80                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1667393                              .2500
       96,933.24                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1667394                              .2500
       62,699.65                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700
1



      1667396                              .2500
       55,732.16                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1667397                              .2500
       97,974.47                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1667398                              .2500
       84,444.53                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1667399                              .2500
       29,642.79                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1667402                              .2500
       58,025.64                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1667404                              .2500
       70,552.44                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1667405                              .2500
      161,382.42                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1667406                              .2500
       61,387.44                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1667408                              .2500
       30,265.90                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1667409                              .2500
      111,852.97                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1667410                              .2500
       45,393.31                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1667411                              .2500
       45,393.31                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1667413                              .2500
      105,178.38                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1667414                              .2500
       91,885.22                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1667415                              .2500
      151,535.09                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1667417                              .2500
       67,915.17                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950
1



      1667418                              .2500
       25,169.35                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1667419                              .2500
       24,270.44                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1667420                              .2500
      106,973.09                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1667422                              .2500
       93,027.71                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1667424                              .2500
       55,532.38                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1667425                              .2500
      171,291.47                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1667426                              .2500
       91,879.23                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1667427                              .2500
       91,879.23                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450
1



      1667428                              .2500
       91,879.23                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1667429                              .2500
       53,130.16                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1667430                              .2500
       19,549.31                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1667432                              .2500
      121,452.14                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1667433                              .2500
      102,272.27                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1667434                              .2500
       85,311.36                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1667435                              .2500
      116,854.05                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1667437                              .2500
       57,529.97                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1667441                              .2500
      299,616.08                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1667442                              .2500
       49,908.48                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1667443                              .2500
       59,930.71                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1667444                              .2500
       20,875.87                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1667446                              .2500
      159,707.16                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1667447                              .2500
      156,686.59                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1667448                              .2500
      194,025.56                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1667449                              .2500
       89,330.41                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950
1



      1667450                              .2500
      135,757.36                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1667451                              .2500
      157,233.11                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1667452                              .2500
      119,042.64                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1667453                              .2500
      152,813.96                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1667454                              .2500
       89,803.32                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1667455                              .2500
      278,677.77                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1667456                              .2500
       74,112.23                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1667457                              .2500
      104,865.62                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700
1



      1667458                              .2500
      146,132.04                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1667459                              .2500
       55,388.31                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1667460                              .2500
       69,070.07                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1667461                              .2500
       98,818.82                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1667462                              .2500
       89,839.45                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1667463                              .2500
       99,642.52                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1667464                              .2500
      159,566.27                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1667465                              .2500
      208,597.43                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700
1



      1667466                              .2500
      184,914.92                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1667473                              .2500
      139,709.05                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1667474                              .2500
      247,682.63                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1667476                              .2500
       40,484.84                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1667481                              .2500
       34,120.40                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1667482                              .2500
       40,405.35                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1667483                              .2500
      187,628.58                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1667484                              .2500
      118,571.18                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700
1



      1667487                              .2500
      375,579.61                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1667488                              .2500
      104,887.02                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1667489                              .2500
       71,072.97                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1667490                              .2500
       92,572.73                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1667492                              .2500
       51,006.46                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1667494                              .2500
       53,903.67                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1667496                              .2500
      119,363.69                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1667497                              .2500
       94,328.83                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450
1



      1667498                              .2500
      136,568.17                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1667499                              .2500
       61,481.35                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1667500                              .2500
       62,890.47                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1667501                              .2500
       68,836.96                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1667502                              .2500
      123,255.98                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1667503                              .2500
      339,223.21                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1667504                              .2500
       39,928.63                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1667506                              .2500
      243,517.89                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450
1



      1667509                              .2500
       99,802.41                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1667510                              .2500
       65,919.74                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1667512                              .2500
       77,905.15                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1667513                              .2500
       89,646.34                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1667514                              .2500
       74,866.20                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1667515                              .2500
       56,299.40                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1667516                              .2500
       56,152.20                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1667517                              .2500
       89,413.81                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1667518                              .2500
      103,725.10                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1667520                              .2500
       98,778.33                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1667522                              .2500
      147,422.65                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1667523                              .2500
      121,348.43                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1667524                              .2500
      132,244.78                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1667525                              .2500
      103,783.88                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1667526                              .2500
      109,859.24                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1667527                              .2500
       94,335.71                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700
1



      1667528                              .2500
       74,908.80                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1667529                              .2500
      140,237.85                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1667531                              .2500
      124,533.78                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1667533                              .2500
      171,634.40                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1667534                              .2500
       63,422.79                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1667535                              .2500
      104,858.61                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1667536                              .2500
      100,674.26                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1667537                              .2500
       49,731.24                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1667538                              .2500
       67,415.79                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1667539                              .2500
       34,627.91                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1667540                              .2500
       49,939.20                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1667541                              .2500
       49,939.20                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1667542                              .2500
       89,214.02                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1667543                              .2500
       74,899.02                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1667544                              .2500
      287,571.18                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1667546                              .2500
       82,788.39                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200
1



      1667548                              .2500
      147,795.63                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1667549                              .2500
       36,855.13                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1667550                              .2500
      182,489.01                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1667551                              .2500
      134,869.14                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1667554                              .2500
       26,965.45                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1667555                              .2500
      119,838.42                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1667556                              .2500
      159,687.91                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1667557                              .2500
      144,819.13                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950
1



      1667558                              .2500
       82,391.70                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1667560                              .2500
       69,510.93                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1667561                              .2500
       55,783.80                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1667562                              .2500
       78,394.29                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1667564                              .2500
      114,837.15                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1667565                              .2500
      169,765.24                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1667567                              .2500
       74,904.03                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1667569                              .2500
      166,796.94                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1667570                              .2500
       40,804.01                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1667571                              .2500
      116,892.38                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1667573                              .2500
       47,644.90                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1667575                              .2500
       58,376.08                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1667576                              .2500
       48,690.71                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1667578                              .2500
       48,690.71                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1667579                              .2500
      111,061.26                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1667581                              .2500
      110,138.60                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700
1



      1667582                              .2500
       24,721.41                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1667583                              .2500
      255,655.31                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1667585                              .2500
      123,824.38                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1667586                              .2500
      114,168.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1667587                              .2500
       59,320.01                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1667588                              .2500
       93,489.06                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1667589                              .2500
       76,404.56                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1667590                              .2500
       96,185.87                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450
1



      1667591                              .2500
       39,145.86                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1667592                              .2500
       59,490.89                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1667593                              .2500
       80,801.59                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1667594                              .2500
      118,793.09                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1667596                              .2500
       99,872.02                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1667597                              .2500
       80,946.26                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1667598                              .2500
      306,576.05                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1667599                              .2500
       55,900.07                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450
1



      1667600                              .2500
       62,915.16                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1667601                              .2500
      176,162.47                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1667602                              .2500
      141,818.28                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1667605                              .2500
      136,637.26                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1667606                              .2500
      145,128.86                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1667607                              .2500
       73,468.15                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1667608                              .2500
       49,906.10                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1667609                              .2500
      255,688.72                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1667610                              .2500
       76,974.27                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1667611                              .2500
       54,387.11                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1667612                              .2500
       56,601.42                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1667613                              .2500
       56,924.89                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1667614                              .2500
       60,678.00                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1667616                              .2500
       69,658.55                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1667617                              .2500
      265,659.59                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1667618                              .2500
      477,356.40                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200
1



      1667619                              .2500
       94,390.87                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1667620                              .2500
       21,911.02                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200

      1667621                              .2500
       42,671.75                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1667622                              .2500
       46,745.94                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1667623                              .2500
      299,436.68                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1667624                              .2500
       39,850.23                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1667627                              .2500
       21,901.06                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1667628                              .2500
       35,508.93                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700
1



      1667629                              .2500
       44,049.06                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1667630                              .2500
       53,484.87                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1667631                              .2500
       68,316.83                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1667632                              .2500
       31,898.97                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1667633                              .2500
       42,251.14                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1667635                              .2500
      123,029.86                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1667636                              .2500
       35,558.87                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1667637                              .2500
       58,430.67                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450
1



      1667638                              .2500
       86,749.70                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1667639                              .2500
       76,391.65                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1667640                              .2500
       45,435.56                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1667641                              .2500
      111,017.57                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1667642                              .2500
      171,756.42                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1667643                              .2500
      149,812.88                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1667645                              .2500
       48,843.52                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1667647                              .2500
       51,691.75                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950
1



      1667648                              .2500
       34,959.57                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1667650                              .2500
       97,387.39                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1667651                              .2500
      127,995.83                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1667652                              .2500
      127,991.48                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1667653                              .2500
      109,866.26                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1667654                              .2500
      101,626.28                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1667656                              .2500
       29,366.04                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1667657                              .2500
       71,874.80                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700
1



      1667659                              .2500
       94,390.75                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1667661                              .2500
      194,744.02                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1667662                              .2500
       23,621.96                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1667663                              .2500
       48,342.63                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1667664                              .2500
      203,358.73                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1667665                              .2500
      154,621.21                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1667666                              .2500
       76,366.98                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1667667                              .2500
       31,913.08                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700
1



      1667669                              .2500
       47,829.50                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1667670                              .2500
       40,452.84                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1667672                              .2500
      104,340.48                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1667674                              .2500
       69,219.95                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1667675                              .2500
       46,745.94                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1667678                              .2500
       89,778.15                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1667679                              .2500
      274,656.95                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1667683                              .2500
       35,812.78                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950
1



      1667684                              .2500
      153,413.22                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1667685                              .2500
       70,770.25                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1667686                              .2500
       43,146.09                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1667688                              .2500
       31,459.68                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1667691                              .2500
       64,914.66                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1667693                              .2500
       22,467.44                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1667695                              .2500
       26,968.82                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1667696                              .2500
       54,533.61                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1667697                              .2500
       80,751.89                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1667698                              .2500
       45,747.11                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1667699                              .2500
       85,287.88                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1667703                              .2500
       49,342.68                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1667704                              .2500
       35,925.80                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1667705                              .2500
       44,948.02                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1667706                              .2500
       34,407.01                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1667707                              .2500
       41,802.90                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950
1



      1667708                              .2500
       50,791.27                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1667709                              .2500
       35,957.33                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1667710                              .2500
       44,977.32                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1667711                              .2500
       38,204.66                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1667712                              .2500
       33,959.71                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1667715                              .2500
       58,330.79                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1667716                              .2500
       91,890.97                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1667717                              .2500
       40,449.48                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950
1



      1667718                              .2500
       74,611.48                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1667719                              .2500
       59,417.83                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1667721                              .2500
      127,352.75                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1667722                              .2500
       56,487.62                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1667724                              .2500
       60,674.20                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1667725                              .2500
      112,363.20                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1667726                              .2500
       47,546.42                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1667727                              .2500
       54,531.89                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950
1



      1667728                              .2500
      105,867.76                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1667729                              .2500
      104,972.21                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1667731                              .2500
       39,952.59                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1667732                              .2500
       67,867.37                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1667733                              .2500
       64,924.93                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1667734                              .2500
       51,938.36                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1667735                              .2500
       61,127.47                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1667736                              .2500
       42,149.98                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450
1



      1667738                              .2500
       54,833.24                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1667739                              .2500
      112,366.67                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1667740                              .2500
       37,755.20                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1667741                              .2500
       69,163.60                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1667742                              .2500
       41,350.93                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1667743                              .2500
       49,940.74                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1667744                              .2500
       50,989.49                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1667745                              .2500
       99,875.24                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950
1



      1667746                              .2500
      111,860.27                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1667748                              .2500
       44,946.67                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1667749                              .2500
       56,179.81                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1667750                              .2500
      105,068.76                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1667751                              .2500
       76,304.69                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1667752                              .2500
       35,058.39                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1667755                              .2500
      140,714.18                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1667756                              .2500
       67,917.32                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1667757                              .2500
       91,683.09                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1667758                              .2500
      103,374.15                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1667759                              .2500
      155,306.01                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1667760                              .2500
       63,822.29                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1667761                              .2500
       93,483.23                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1667762                              .2500
       59,927.04                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1667763                              .2500
       69,265.66                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1667764                              .2500
       59,780.87                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700
1



      1667765                              .2500
       26,219.69                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1667767                              .2500
       28,466.35                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1667769                              .2500
      109,705.79                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1667771                              .2500
       49,936.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1667772                              .2500
       14,780.07                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1667773                              .2500
       35,057.32                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1667774                              .2500
      138,622.37                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1667775                              .2500
       45,906.74                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700
1



      1667776                              .2500
      103,873.53                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1667777                              .2500
       47,187.97                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1667778                              .2500
      136,749.23                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1667779                              .2500
       83,516.88                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1667780                              .2500
      189,737.62                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1667782                              .2500
      138,012.56                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1667783                              .2500
       56,186.68                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1667785                              .2500
      101,033.18                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700
1



      1667787                              .2500
      107,765.39                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1667789                              .2500
       80,904.01                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1667792                              .2500
       32,343.64                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1667794                              .2500
      126,837.48                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1667795                              .2500
       62,420.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1667796                              .2500
      195,773.63                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1667797                              .2500
       89,890.55                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1667798                              .2500
       84,696.89                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1667799                              .2500
       35,159.35                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1667800                              .2500
      105,624.67                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1667801                              .2500
      107,865.27                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1667802                              .2500
      171,796.17                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1667803                              .2500
      109,669.87                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1667804                              .2500
       76,185.05                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1667805                              .2500
       75,413.63                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1667806                              .2500
       86,788.78                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700
1



      1667807                              .2500
      113,468.79                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1667808                              .2500
       31,463.61                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1667812                              .2500
       72,099.83                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1667813                              .2500
       51,140.85                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1667814                              .2500
       46,944.28                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1667816                              .2500
      120,260.95                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1667817                              .2500
      255,680.65                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1667818                              .2500
      158,397.03                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700
1



      1667819                              .2500
      203,738.93                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1667821                              .2500
       32,442.00                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1667822                              .2500
      111,756.79                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1667823                              .2500
      181,232.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1667824                              .2500
      116,425.29                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1667826                              .2500
      157,046.91                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1667827                              .2500
      146,796.99                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1667828                              .2500
      125,031.42                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200
1



      1667829                              .2500
      132,045.15                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1667830                              .2500
      138,808.05                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1667831                              .2500
      124,835.91                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1667833                              .2500
      124,032.76                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1667834                              .2500
       79,897.63                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1667835                              .2500
       42,208.88                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1667837                              .2500
       68,318.94                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1667840                              .2500
       92,681.23                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700
1



      1667842                              .2500
      224,597.18                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1667843                              .2500
       75,548.14                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1667844                              .2500
       41,546.76                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1667845                              .2500
       49,439.82                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1667846                              .2500
      118,655.55                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1667847                              .2500
       63,620.53                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1667848                              .2500
       99,811.58                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1667849                              .2500
      167,790.43                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950
1



      1667850                              .2500
       44,539.94                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1667853                              .2500
       75,455.36                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1667854                              .2500
       74,065.09                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1667855                              .2500
       71,910.19                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1667856                              .2500
       23,672.62                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1667857                              .2500
      146,058.02                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1667858                              .2500
       51,928.19                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1667859                              .2500
       70,005.61                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200
1



      1667861                              .2500
       76,404.56                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1667862                              .2500
       44,986.21                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1667864                              .2500
       45,393.31                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1667865                              .2500
       61,412.92                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1667866                              .2500
       86,192.35                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1667867                              .2500
       31,461.70                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1667869                              .2500
       44,044.99                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1667870                              .2500
      119,631.68                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200
1



      1667871                              .2500
      223,453.82                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1667872                              .2500
      133,936.96                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1667874                              .2500
       75,498.20                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1667875                              .2500
      135,351.80                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1667876                              .2500
       29,958.58                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1667877                              .2500
       59,915.03                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1667878                              .2500
      117,841.13                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1667879                              .2500
       91,882.26                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700
1



      1667880                              .2500
       43,345.87                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1667881                              .2500
       59,917.15                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1667882                              .2500
      100,664.29                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1667883                              .2500
       57,516.36                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1667884                              .2500
      134,827.24                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1667885                              .2500
       89,869.32                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1667886                              .2500
       70,005.61                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1667887                              .2500
       65,559.22                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950
1



      1667891                              .2500
      287,801.80                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1667898                              .2500
       31,500.00                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1667916                              .2500
       79,843.60                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1667924                              .2500
      291,813.80                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1667928                              .2500
       49,382.30                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1667930                              .2500
       97,588.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1667933                              .2500
       87,948.04                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1667934                              .2500
       56,867.27                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700
1



      1667937                              .2500
       62,823.51                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1667943                              .2500
       73,207.85                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1667978                              .2500
      283,818.90                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1667989                              .2500
      191,880.66                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1667990                              .2500
      101,338.57                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1667993                              .2500
      164,889.28                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1667998                              .2500
       17,880.85                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            7.0000                        1.8450

      1668022                              .2500
      135,913.27                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700
1



      1668318                              .2500
      116,929.12                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1668320                              .2500
      136,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1668349                              .2500
       86,902.10                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1668352                              .2500
      299,822.88                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1668369                              .2500
      140,121.41                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1668394                              .2500
      243,036.81                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1668397                              .2500
      152,911.98                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1668402                              .2500
      111,632.33                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1668410                              .2500
      161,152.32                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1668422                              .2500
      238,500.00                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200

      1668440                              .2500
      141,917.21                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1668474                              .2500
       94,893.07                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1668505                              .2500
       40,000.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1668576                              .2500
       62,629.44                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1668579                              .2500
      100,000.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1668582                              .2500
       49,362.41                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950
1



      1668587                              .2500
      174,891.22                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1668591                              .2500
      187,000.00                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1668604                              .2500
      120,830.43                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1668611                              .2500
       67,462.16                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1668698                              .2500
       59,129.85                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1668729                              .2500
       39,975.14                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1668742                              .2500
      117,848.98                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1668779                              .2500
      135,035.62                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1668815                              .2500
       32,367.15                           .0300
            9.3750                         .0000
            9.1250                         .0000
            9.0950                         .0000
            7.0000                        2.0950

      1668825                              .2500
       76,704.19                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1668828                              .2500
       99,676.74                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1668837                              .2500
       68,517.75                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1668857                              .2500
       58,817.85                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200

      1668858                              .2500
       60,750.00                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1668865                              .2500
       44,973.43                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1668881                              .2500
      107,931.13                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700
1



      1668890                              .2500
      285,600.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1668891                              .2500
      112,500.00                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1668899                              .2500
      104,791.21                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1668930                              .2500
       78,211.88                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1668932                              .2500
      123,583.37                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1668949                              .2500
       67,950.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1668958                              .2500
      282,828.55                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1668969                              .2500
      164,000.00                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450
1



      1668972                              .2500
      255,800.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1668983                              .2500
      192,292.14                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1669043                              .2500
      249,852.40                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1669049                              .2500
      367,882.68                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1669051                              .2500
      184,396.57                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1669053                              .2500
      213,620.51                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1669084                              .2500
      161,812.90                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1669086                              .2500
      190,761.73                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950
1



      1669091                              .2500
       99,932.91                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1669096                              .2500
      135,411.37                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1669100                              .2500
       62,921.40                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1669102                              .2500
       85,446.86                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1669114                              .2500
       84,452.63                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1669127                              .2500
      115,203.35                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1669129                              .2500
       41,300.00                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1669134                              .2500
      146,807.01                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450
1



      1669136                              .2500
      131,597.84                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1669143                              .2500
       83,475.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1669157                              .2500
       83,475.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1669160                              .2500
       83,475.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1669174                              .2500
       73,055.71                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1669264                              .2500
      279,821.45                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1669280                              .2500
      103,931.97                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1669285                              .2500
       51,939.96                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700
1



      1669297                              .2500
      179,879.22                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1669306                              .2500
       91,800.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1669317                              .2500
       62,400.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1669334                              .2500
      249,852.41                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1669335                              .2500
       44,749.58                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1669350                              .2500
      108,000.00                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200

      1669354                              .2500
       38,876.43                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1669360                              .2500
      150,000.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1669362                              .2500
      189,000.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1669363                              .2500
      211,078.48                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1669364                              .2500
       92,300.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1669407                              .2500
       67,424.04                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1669440                              .2500
      207,683.50                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1669450                              .2500
      108,382.59                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1669451                              .2500
       97,534.29                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1669454                              .2500
      103,367.55                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700
1



      1669457                              .2500
       66,710.60                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1669464                              .2500
       76,411.94                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1669496                              .2500
      112,438.55                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200

      1669573                              .2500
       22,987.44                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200

      1669574                              .2500
      151,898.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1669575                              .2500
       19,989.08                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200

      1669590                              .2500
       44,100.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1669622                              .2500
       67,500.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700
1



      1669757                              .2500
       79,152.02                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1669764                              .2500
      108,534.20                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1669773                              .2500
       64,800.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1669777                              .2500
       89,934.87                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1669778                              .2500
       48,000.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1669783                              .2500
       43,200.00                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.9700                         .0000
            7.0000                        1.9700

      1669784                              .2500
       39,976.99                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1669800                              .2500
      164,450.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1669810                              .2500
       99,936.23                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1669818                              .2500
       35,081.32                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            7.0000                        1.8450

      1669822                              .2500
       26,318.77                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1669832                              .2500
       59,919.21                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1669838                              .2500
      179,775.46                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1669844                              .2500
       68,718.47                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1669852                              .2500
       37,851.37                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1669903                              .2500
       58,050.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950
1



      1669908                              .2500
       49,472.25                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1669932                              .2500
      158,656.86                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1669974                              .2500
      148,664.42                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1669976                              .2500
      122,677.53                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1669989                              .2500
      180,000.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1669993                              .2500
      184,396.57                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1670001                              .2500
       37,800.00                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1670003                              .2500
      155,800.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1670011                              .2500
      132,000.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1670019                              .2500
      107,937.86                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1670025                              .2500
       74,250.00                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1670042                              .2500
      140,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1670049                              .2500
      107,900.00                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1670100                              .2500
      105,614.66                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1670106                              .2500
       66,552.99                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1670110                              .2500
       97,191.08                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1670119                              .2500
       94,185.33                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1670125                              .2500
       47,617.05                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1670127                              .2500
       68,000.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1670130                              .2500
       49,020.28                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1670157                              .2500
      110,212.34                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1670354                              .2500
       46,119.04                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1670358                              .2500
      122,400.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1670367                              .2500
      117,525.01                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700
1



      1670383                              .2500
      123,500.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1670401                              .2500
      164,800.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1670413                              .2500
      146,561.15                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1670467                              .2500
      124,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1670474                              .2500
      190,000.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1670516                              .2500
      211,887.18                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            7.0000                        1.8450

      1670541                              .2500
      166,288.34                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1670553                              .2500
      439,719.42                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700
1



      1670570                              .2500
       88,137.74                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1670593                              .2500
       67,456.95                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1670616                              .2500
      129,917.10                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1670625                              .2500
       47,943.97                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1670639                              .2500
       62,318.08                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1670640                              .2500
       48,739.11                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1670643                              .2500
      179,388.43                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1670645                              .2500
      136,714.97                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950
1



      1670646                              .2500
      242,848.96                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1670656                              .2500
       45,874.27                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1670662                              .2500
      152,702.56                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1670700                              .2500
      209,836.17                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      1670703                              .2500
      169,500.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1670709                              .2500
       71,514.80                           .0300
            9.5000                         .0000
            9.2500                         .0000
            9.2200                         .0000
            7.0000                        2.2200

      1670722                              .2500
      163,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1670727                              .2500
       85,452.06                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950
1



      1670729                              .2500
      115,200.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1670733                              .2500
       59,159.25                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1670737                              .2500
       36,400.00                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1670741                              .2500
      200,800.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1670768                              .2500
       47,400.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1670802                              .2500
       70,407.32                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1670806                              .2500
       72,858.05                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1670856                              .2500
       80,000.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1670858                              .2500
       80,000.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1670866                              .2500
      101,904.08                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1670886                              .2500
      360,000.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1670908                              .2500
      124,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1670923                              .2500
      553,864.26                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1670958                              .2500
      166,485.34                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1670961                              .2500
       98,247.69                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            7.0000                        1.8450

      1670963                              .2500
      105,934.11                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950
1



      1670977                              .2500
       71,456.69                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1670979                              .2500
      163,303.53                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1670981                              .2500
       24,421.88                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200

      1671012                              .2500
       81,600.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1671032                              .2500
       35,977.62                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1671034                              .2500
      101,185.43                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1671038                              .2500
      132,438.77                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1671048                              .2500
       44,749.58                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950
1



      1671051                              .2500
      181,795.17                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1671072                              .2500
      168,205.64                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1671083                              .2500
      160,000.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1671084                              .2500
       26,100.00                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1671085                              .2500
      257,615.84                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1671149                              .2500
      328,237.30                           .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      1671344                              .2500
      194,291.02                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1671381                              .2500
       93,693.20                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1671389                              .2500
       75,600.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1671404                              .2500
      385,000.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1671410                              .2500
       60,676.12                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1671419                              .2500
       96,938.15                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1671425                              .2500
      186,678.51                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1671430                              .2500
       66,809.50                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1671580                              .2500
      123,349.83                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1671581                              .2500
       98,441.84                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450
1



      1671582                              .2500
      145,518.37                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1671585                              .2500
       67,915.17                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1671586                              .2500
      254,229.30                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1671588                              .2500
       31,464.55                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1671590                              .2500
       91,094.68                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1671592                              .2500
      194,007.68                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1671593                              .2500
       75,398.07                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1671605                              .2500
      149,915.90                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950
1



      1671612                              .2500
       88,000.00                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1671620                              .2500
       95,400.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1671626                              .2500
      383,748.81                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1671713                              .2500
       44,047.73                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1671737                              .2500
      145,717.99                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1671738                              .2500
      120,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1671743                              .2500
       63,955.95                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1671752                              .2500
       78,750.00                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200
1



      1671765                              .2500
       63,000.00                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1671782                              .2500
      129,665.13                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1671787                              .2500
      107,922.62                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1671807                              .2500
      135,925.71                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200

      1671814                              .2500
       58,427.03                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1671828                              .2500
      197,876.94                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1671834                              .2500
       70,400.00                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1671847                              .2500
       85,740.95                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1671849                              .2500
       47,671.83                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1671852                              .2500
       44,972.73                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1671855                              .2500
       61,000.00                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1671866                              .2500
      167,878.40                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1671873                              .2500
      122,235.19                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1671877                              .2500
       68,261.71                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1671882                              .2500
       99,881.21                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1671949                              .2500
       61,181.05                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950
1



      1671969                              .2500
       70,051.75                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1671994                              .2500
       71,000.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1671999                              .2500
       80,000.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1672001                              .2500
       91,000.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1672003                              .2500
       81,900.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1672035                              .2500
      155,887.09                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1672036                              .2500
      104,436.53                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1672037                              .2500
       67,861.72                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950
1



      1672038                              .2500
       74,351.33                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1672039                              .2500
       76,151.78                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1672051                              .2500
      130,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1672055                              .2500
       69,900.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1672062                              .2500
      105,835.84                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1672072                              .2500
       27,634.49                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1672073                              .2500
       25,185.87                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1672074                              .2500
       48,972.53                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950
1



      1672075                              .2500
       93,940.06                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1672077                              .2500
      221,062.51                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1672079                              .2500
       47,469.71                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1672080                              .2500
       67,953.20                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1672082                              .2500
       32,814.90                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            7.0000                        1.8450

      1672084                              .2500
       92,942.19                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1672086                              .2500
       91,939.82                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1672089                              .2500
       51,971.60                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200
1



      1672091                              .2500
      155,905.49                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1672092                              .2500
      100,660.80                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1672098                              .2500
      237,836.21                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1672107                              .2500
      199,609.02                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1672108                              .2500
       62,363.16                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1672109                              .2500
       94,438.18                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1672110                              .2500
      119,700.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1672111                              .2500
       54,968.35                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700
1



      1672116                              .2500
      107,925.68                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1672127                              .2500
       38,455.54                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1672140                              .2500
      112,500.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1672157                              .2500
      123,963.91                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200

      1672163                              .2500
       40,150.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1672165                              .2500
      120,000.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1672205                              .2500
       70,960.19                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1672228                              .2500
      103,883.71                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700
1



      1672233                              .2500
      150,408.83                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1672235                              .2500
      408,240.09                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1672244                              .2500
       99,884.50                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1672252                              .2500
      143,743.10                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1672256                              .2500
      194,756.75                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1672277                              .2500
      155,903.04                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1672289                              .2500
      279,816.84                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1672290                              .2500
      211,846.56                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450
1



      1672291                              .2500
      153,494.29                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1672292                              .2500
      131,913.65                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1672295                              .2500
      159,889.89                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1672299                              .2500
      133,508.06                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1672300                              .2500
      183,866.83                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1672301                              .2500
      214,063.42                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1672302                              .2500
      195,775.08                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1672307                              .2500
      207,050.03                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450
1



      1672308                              .2500
       49,465.07                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1672311                              .2500
       89,446.58                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1672313                              .2500
       52,620.48                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1672316                              .2500
      202,500.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1672341                              .2500
       68,155.75                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1672342                              .2500
      236,101.90                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1672345                              .2500
       55,966.93                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1672348                              .2500
      273,584.16                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1672350                              .2500
      190,156.35                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1672352                              .2500
       41,703.02                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1672354                              .2500
      135,917.61                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1672355                              .2500
       29,967.95                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            7.0000                        1.8450

      1672356                              .2500
       31,566.23                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            7.0000                        1.8450

      1672357                              .2500
       40,972.49                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1672358                              .2500
       52,761.78                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1672359                              .2500
      211,565.01                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700
1



      1672360                              .2500
       59,961.74                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1672361                              .2500
      327,546.28                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1672362                              .2500
       65,565.99                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.9700                         .0000
            7.0000                        1.9700

      1672365                              .2500
       72,755.90                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1672366                              .2500
       61,712.60                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1672367                              .2500
       61,712.60                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1672377                              .2500
       82,553.70                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1672378                              .2500
       71,155.75                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950
1



      1672379                              .2500
       43,175.78                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1672381                              .2500
       87,945.31                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1672385                              .2500
      107,129.87                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1672386                              .2500
       49,448.46                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.9700                         .0000
            7.0000                        1.9700

      1672387                              .2500
      127,328.58                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1672388                              .2500
      135,109.28                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1672393                              .2500
      141,511.99                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1672397                              .2500
       34,762.83                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            7.0000                        1.8450
1



      1672411                              .2500
       92,095.60                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1672423                              .2500
       62,958.79                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1672529                              .2500
      257,615.84                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1672543                              .2500
      239,651.48                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1672546                              .2500
       89,100.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1672562                              .2500
      315,771.29                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1672564                              .2500
       58,468.05                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200

      1672580                              .2500
      119,915.31                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1672583                              .2500
       71,103.95                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1672587                              .2500
       52,469.79                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1672588                              .2500
       92,643.83                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1672594                              .2500
      127,924.43                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1672599                              .2500
       62,862.86                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1672600                              .2500
       68,809.35                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1672601                              .2500
       83,900.44                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1672602                              .2500
       80,953.40                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700
1



      1672605                              .2500
      111,200.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1672616                              .2500
      144,000.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1672621                              .2500
      469,992.36                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1672622                              .2500
       50,821.49                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1672633                              .2500
       21,987.34                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1672635                              .2500
       58,367.26                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1672710                              .2500
      379,757.68                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1672711                              .2500
       81,348.10                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700
1



      1672712                              .2500
       62,961.83                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1672715                              .2500
      108,682.40                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1672720                              .2500
       50,570.89                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1672724                              .2500
      109,524.57                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1672730                              .2500
       31,482.34                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1672733                              .2500
       97,600.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1672739                              .2500
       53,519.98                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1672741                              .2500
       83,947.78                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950
1



      1672744                              .2500
       71,295.06                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.9700                         .0000
            7.0000                        1.9700

      1672751                              .2500
      421,930.78                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1672753                              .2500
       93,940.06                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1672766                              .2500
       96,138.84                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1672767                              .2500
      196,500.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1672774                              .2500
      131,170.49                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1672779                              .2500
      251,677.52                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1672780                              .2500
       64,460.92                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1672781                              .2500
      109,926.41                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1672783                              .2500
       55,965.19                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1672784                              .2500
       86,344.91                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1672785                              .2500
      184,693.68                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1672786                              .2500
       51,834.43                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1672788                              .2500
       38,079.73                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            7.0000                        1.8450

      1672789                              .2500
       92,943.66                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1672790                              .2500
       72,903.48                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700
1



      1672792                              .2500
       55,963.37                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1672798                              .2500
       49,769.04                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1672801                              .2500
      146,304.23                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1672804                              .2500
      239,850.83                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1672809                              .2500
       89,949.54                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1672813                              .2500
      178,274.09                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1672815                              .2500
      244,869.62                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            7.0000                        1.8450

      1672819                              .2500
       63,559.44                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700
1



      1672829                              .2500
       74,956.85                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1672833                              .2500
       63,907.06                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1672845                              .2500
      108,321.54                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1672852                              .2500
       59,365.82                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1672854                              .2500
       49,022.51                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1672863                              .2500
       34,180.32                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1672864                              .2500
      200,515.37                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1672867                              .2500
      191,068.42                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1672873                              .2500
      139,737.12                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1672877                              .2500
      338,889.24                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1672883                              .2500
       76,954.54                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1672896                              .2500
      135,008.54                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1672900                              .2500
      121,276.48                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1672920                              .2500
       48,970.31                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1672932                              .2500
       38,976.97                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1672934                              .2500
       69,261.15                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950
1



      1672935                              .2500
      158,291.94                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1672955                              .2500
       94,884.49                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1672960                              .2500
       60,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1672972                              .2500
      135,055.54                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            7.0000                        1.8450

      1672973                              .2500
      147,664.99                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1672979                              .2500
       85,446.85                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1672981                              .2500
       80,950.93                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1672988                              .2500
       52,818.79                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450
1



      1672994                              .2500
       84,548.75                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1673010                              .2500
      239,000.00                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200

      1673017                              .2500
       86,400.26                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1673024                              .2500
      171,893.10                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1673025                              .2500
       72,705.93                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1673027                              .2500
       87,945.31                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1673028                              .2500
       53,167.77                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1673029                              .2500
       58,063.89                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950
1



      1673030                              .2500
       89,944.06                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1673032                              .2500
      112,280.17                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1673033                              .2500
       44,972.74                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1673034                              .2500
       96,983.65                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1673038                              .2500
       57,263.46                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1673039                              .2500
      227,660.52                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1673047                              .2500
      235,057.52                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1673049                              .2500
      323,477.23                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1673052                              .2500
       95,947.56                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200

      1673053                              .2500
      278,812.80                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1673054                              .2500
      185,895.72                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1673057                              .2500
      159,914.86                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            7.0000                        1.8450

      1673066                              .2500
       89,545.72                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1673073                              .2500
       95,941.84                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1673086                              .2500
      245,847.10                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1673087                              .2500
      123,922.93                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950
1



      1673088                              .2500
       91,941.33                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1673093                              .2500
       68,206.48                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1673110                              .2500
       62,511.12                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1673130                              .2500
      210,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1673131                              .2500
       37,778.80                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1673144                              .2500
      399,724.72                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1673152                              .2500
      261,810.37                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1673153                              .2500
      147,900.69                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200
1



      1673177                              .2500
       87,946.68                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1673178                              .2500
       87,946.68                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1673184                              .2500
      148,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1673186                              .2500
       67,500.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1673198                              .2500
      568,500.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1673227                              .2500
      185,000.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1673234                              .2500
      161,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1673245                              .2500
      136,719.23                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450
1



      1673246                              .2500
       19,700.00                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1673255                              .2500
      263,840.07                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1673274                              .2500
       63,900.00                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1673279                              .2500
      111,000.00                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1673283                              .2500
       62,415.86                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1673287                              .2500
       49,965.59                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1673288                              .2500
      136,719.23                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1673290                              .2500
      135,113.78                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700
1



      1673295                              .2500
      165,000.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1673334                              .2500
      107,932.87                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1673342                              .2500
      103,938.59                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1673347                              .2500
      114,057.53                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1673351                              .2500
       54,924.05                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1673352                              .2500
      164,894.79                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1673357                              .2500
      251,847.34                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1673381                              .2500
      126,229.81                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200
1



      1673387                              .2500
      206,721.27                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1673394                              .2500
       59,861.80                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1673397                              .2500
       63,459.50                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1673400                              .2500
       71,551.95                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1673412                              .2500
       67,423.38                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1673423                              .2500
      299,808.70                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1673425                              .2500
      243,832.08                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1673427                              .2500
      374,748.38                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200
1



      1673429                              .2500
      183,623.54                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1673431                              .2500
      201,867.87                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1673432                              .2500
      191,817.90                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1673439                              .2500
      174,873.34                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1673445                              .2500
      147,905.63                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1673447                              .2500
      104,927.74                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1673448                              .2500
      252,021.99                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1673450                              .2500
       83,037.49                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200
1



      1673469                              .2500
      205,372.27                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1673473                              .2500
      134,014.49                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1673474                              .2500
      141,514.22                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1673476                              .2500
       27,186.26                           .0300
            9.3750                         .0000
            9.1250                         .0000
            9.0950                         .0000
            7.0000                        2.0950

      1673477                              .2500
       53,216.90                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1673478                              .2500
       49,369.29                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1673480                              .2500
       59,964.58                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1673482                              .2500
       26,984.87                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950
1



      1673483                              .2500
      116,038.21                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            7.0000                        1.8450

      1673485                              .2500
      103,937.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1673486                              .2500
       99,936.23                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1673488                              .2500
       38,479.51                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            7.0000                        1.8450

      1673489                              .2500
       46,725.12                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            7.0000                        1.8450

      1673490                              .2500
       54,967.53                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1673491                              .2500
      119,936.14                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            7.0000                        1.8450

      1673492                              .2500
       89,145.96                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1673493                              .2500
       57,167.93                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1673494                              .2500
       35,977.04                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1673495                              .2500
      388,332.17                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1673496                              .2500
       53,963.77                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1673497                              .2500
       33,228.25                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1673499                              .2500
      108,867.46                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1673500                              .2500
      213,852.73                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1673506                              .2500
       97,029.72                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450
1



      1673507                              .2500
      293,721.95                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1673509                              .2500
       94,180.05                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1673512                              .2500
      123,221.37                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1673522                              .2500
       75,154.44                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1673523                              .2500
       75,154.44                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1673546                              .2500
      121,000.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1673551                              .2500
       72,000.00                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200

      1673556                              .2500
      199,865.80                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200
1



      1673593                              .2500
       87,936.31                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1673604                              .2500
       80,100.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1673610                              .2500
      244,000.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1673612                              .2500
      125,906.49                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1673627                              .2500
       42,000.00                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1673628                              .2500
       57,965.76                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1673629                              .2500
       39,973.83                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1673635                              .2500
      259,807.04                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200
1



      1673641                              .2500
       90,447.74                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1673645                              .2500
      111,922.92                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1673649                              .2500
      149,913.69                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1673659                              .2500
       28,782.99                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1673662                              .2500
       99,831.25                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1673680                              .2500
       74,652.36                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1673682                              .2500
      129,925.21                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1673706                              .2500
      163,600.84                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1673709                              .2500
       66,459.71                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1673710                              .2500
      373,783.96                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1673716                              .2500
      152,907.31                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1673720                              .2500
      229,875.26                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1673723                              .2500
      124,500.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1673724                              .2500
      122,351.05                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1673729                              .2500
       80,702.32                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1673732                              .2500
       45,500.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700
1



      1673735                              .2500
       48,750.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1673741                              .2500
      174,238.83                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1673745                              .2500
      112,418.57                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1673747                              .2500
       75,952.77                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1673748                              .2500
       96,783.35                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1673749                              .2500
       88,345.05                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1673751                              .2500
       34,980.37                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1673752                              .2500
       80,856.95                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            7.0000                        1.8450
1



      1673754                              .2500
       95,351.82                           .0300
            9.3750                         .0000
            9.1250                         .0000
            9.0950                         .0000
            7.0000                        2.0950

      1673756                              .2500
       24,984.06                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1673757                              .2500
       62,960.84                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1673758                              .2500
       63,660.40                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1673760                              .2500
       62,960.84                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1673761                              .2500
       62,960.84                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1673762                              .2500
       72,955.77                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1673764                              .2500
       94,235.10                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1673765                              .2500
       74,706.99                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1673766                              .2500
       97,949.20                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.9700                         .0000
            7.0000                        1.9700

      1673771                              .2500
       92,339.55                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1673776                              .2500
      143,955.77                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1673779                              .2500
      197,867.14                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1673781                              .2500
      131,066.37                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1673782                              .2500
      271,043.97                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1673784                              .2500
      134,316.46                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950
1



      1673785                              .2500
       55,768.72                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1673787                              .2500
      343,786.18                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1673793                              .2500
      109,931.63                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1673797                              .2500
      223,242.33                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1673798                              .2500
      138,901.90                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1673800                              .2500
       66,157.79                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1673803                              .2500
       66,459.71                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1673806                              .2500
      177,464.86                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950
1



      1673810                              .2500
      176,695.61                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1673812                              .2500
      373,761.51                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1673813                              .2500
      315,813.43                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1673814                              .2500
       34,580.09                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1673839                              .2500
       47,672.55                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1673847                              .2500
      239,843.01                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1673850                              .2500
       60,862.15                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1673853                              .2500
      137,520.83                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700
1



      1673866                              .2500
       76,252.57                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1673869                              .2500
       85,548.14                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1673880                              .2500
      127,021.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1673905                              .2500
      221,862.02                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1673911                              .2500
      263,831.66                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1673921                              .2500
       74,053.95                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1673931                              .2500
      136,608.27                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1673952                              .2500
       47,971.66                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450
1



      1673953                              .2500
       99,533.17                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1673956                              .2500
      108,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1673961                              .2500
       70,161.65                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200

      1673963                              .2500
      149,899.35                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1673971                              .2500
      132,908.47                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1673989                              .2500
       42,723.43                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1673996                              .2500
       62,860.90                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1673998                              .2500
      129,221.66                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1674003                              .2500
       69,261.15                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1674004                              .2500
       64,407.24                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1674008                              .2500
       89,549.77                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1674009                              .2500
       90,187.89                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1674011                              .2500
      123,914.66                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1674028                              .2500
       79,604.17                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1674032                              .2500
       76,457.11                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1674037                              .2500
       66,508.63                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950
1



      1674039                              .2500
      172,945.16                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1674040                              .2500
       53,167.77                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1674043                              .2500
       94,342.82                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1674049                              .2500
      497,682.44                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1674051                              .2500
      180,000.00                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      1674056                              .2500
      449,705.63                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1674062                              .2500
       74,953.38                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1674068                              .2500
      119,917.42                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1674069                              .2500
      114,327.05                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1674070                              .2500
      114,920.86                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1674073                              .2500
       54,335.53                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1674078                              .2500
       63,058.72                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1674081                              .2500
      131,915.83                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1674082                              .2500
      139,663.14                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1674085                              .2500
      115,424.45                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1674086                              .2500
      199,899.00                           .0300
            9.3750                         .0000
            9.1250                         .0000
            9.0950                         .0000
            7.0000                        2.0950
1



      1674087                              .2500
      145,435.73                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1674088                              .2500
       66,562.66                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1674089                              .2500
       71,711.94                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1674091                              .2500
      119,925.41                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1674093                              .2500
      135,102.14                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1674095                              .2500
       63,960.22                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1674096                              .2500
      349,782.46                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1674097                              .2500
      123,918.88                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450
1



      1674098                              .2500
      279,830.37                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1674101                              .2500
       49,370.83                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1674102                              .2500
      159,889.89                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1674103                              .2500
       41,977.06                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200

      1674109                              .2500
      162,693.50                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1674110                              .2500
      207,849.46                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1674112                              .2500
       96,939.71                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1674115                              .2500
      358,771.08                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700
1



      1674117                              .2500
       49,967.29                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1674119                              .2500
       61,065.75                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1674123                              .2500
       61,161.96                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1674127                              .2500
       59,964.58                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1674128                              .2500
      226,835.71                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1674129                              .2500
      193,391.52                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1674137                              .2500
      223,853.47                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1674143                              .2500
      205,069.15                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700
1



      1674282                              .2500
       89,942.60                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1674301                              .2500
      225,866.58                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1674304                              .2500
       61,965.24                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1674308                              .2500
       54,363.50                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1674311                              .2500
       73,350.74                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1674490                              .2500
      191,864.49                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1674493                              .2500
      124,722.42                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1674494                              .2500
      136,000.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450
1



      1674495                              .2500
      178,000.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1674501                              .2500
       31,381.93                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1674502                              .2500
       79,847.73                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1674506                              .2500
       89,943.66                           .0300
            8.6750                         .0000
            8.4250                         .0000
            8.3950                         .0000
            7.0000                        1.3950

      1674510                              .2500
       21,489.43                           .0300
            9.5000                         .0000
            9.2500                         .0000
            9.2200                         .0000
            7.0000                        2.2200

      1674512                              .2500
      104,085.26                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1674515                              .2500
      199,212.50                           .0300
            9.3750                         .0000
            9.1250                         .0000
            9.0950                         .0000
            7.0000                        2.0950

      1674518                              .2500
      262,840.68                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1674519                              .2500
      253,001.98                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1674522                              .2500
       99,884.61                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1674523                              .2500
      199,869.18                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1674525                              .2500
       33,580.67                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1674526                              .2500
       37,778.26                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1674527                              .2500
       31,981.59                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1674528                              .2500
       40,227.43                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1674530                              .2500
       33,530.19                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450
1



      1674531                              .2500
       29,982.29                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1674532                              .2500
       86,748.76                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1674534                              .2500
       42,372.26                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1674535                              .2500
       82,747.14                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1674538                              .2500
       45,867.61                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1674539                              .2500
       64,963.56                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1674541                              .2500
       79,849.05                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1674542                              .2500
      134,918.22                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1674545                              .2500
      265,865.68                           .0300
            9.3750                         .0000
            9.1250                         .0000
            9.0950                         .0000
            7.0000                        2.0950

      1674551                              .2500
       62,961.83                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1674557                              .2500
       41,076.35                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1674560                              .2500
      125,000.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1674562                              .2500
       39,976.38                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1674563                              .2500
       78,400.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1674577                              .2500
       35,378.55                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1674581                              .2500
      114,300.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700
1



      1674594                              .2500
      117,700.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1674596                              .2500
      257,685.58                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1674598                              .2500
      349,759.13                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1674606                              .2500
       65,061.57                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1674612                              .2500
       51,200.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1674615                              .2500
       41,576.06                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1674619                              .2500
      224,216.94                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1674623                              .2500
       39,177.44                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700
1



      1674626                              .2500
      109,922.37                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1674635                              .2500
       82,437.22                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1674637                              .2500
      365,248.46                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1674642                              .2500
      343,207.48                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1674643                              .2500
       29,983.17                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1674644                              .2500
      143,910.49                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1674652                              .2500
      118,927.91                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1674655                              .2500
       27,983.46                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450
1



      1674659                              .2500
      149,911.45                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1674660                              .2500
       94,447.03                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1674678                              .2500
       97,439.40                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1674681                              .2500
       34,180.83                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1674689                              .2500
      192,450.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1674691                              .2500
       33,977.19                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1674707                              .2500
      214,906.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1674708                              .2500
      115,500.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950
1



      1674709                              .2500
       57,762.87                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1674712                              .2500
       58,062.69                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1674716                              .2500
       68,850.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1674724                              .2500
       95,140.83                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1674725                              .2500
       87,950.66                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1674730                              .2500
       85,947.90                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1674731                              .2500
       29,383.52                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1674733                              .2500
      134,913.92                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700
1



      1674735                              .2500
       95,938.78                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1674738                              .2500
      207,867.36                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1674739                              .2500
      173,492.09                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1674743                              .2500
       78,252.56                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1674748                              .2500
      179,859.58                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      1674750                              .2500
      125,100.00                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1674765                              .2500
      214,836.39                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1674782                              .2500
       82,348.78                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950
1



      1674784                              .2500
      100,292.27                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1674794                              .2500
      125,821.75                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1674820                              .2500
       99,851.10                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1674830                              .2500
      333,103.29                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1674867                              .2500
      439,376.89                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1674873                              .2500
      210,139.52                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1674928                              .2500
      223,833.75                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1674933                              .2500
      131,902.03                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200
1



      1674941                              .2500
      219,839.96                           .0300
            7.6000                         .0000
            7.3500                         .0000
            7.3200                         .0000
            7.0000                         .3200

      1674948                              .2500
      545,563.37                           .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      1674986                              .2500
      136,698.47                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1674991                              .2500
       85,546.80                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1675002                              .2500
      104,922.07                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1675060                              .2500
      649,541.24                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1675101                              .2500
      120,000.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1675111                              .2500
      146,151.87                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200
1



      1675116                              .2500
       53,518.38                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1675119                              .2500
       64,763.67                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1675122                              .2500
       60,861.16                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1675130                              .2500
       81,000.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1675134                              .2500
      131,200.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1675145                              .2500
       27,984.30                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1675150                              .2500
       49,163.48                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1675159                              .2500
       96,424.71                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000
1



      1675162                              .2500
      172,889.69                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1675171                              .2500
      479,693.92                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1675179                              .2500
       98,888.59                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1675184                              .2500
       54,962.15                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1675186                              .2500
       90,742.10                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1675188                              .2500
       48,966.27                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1675191                              .2500
      116,827.33                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1675193                              .2500
      369,770.02                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950
1



      1675194                              .2500
      152,902.44                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1675196                              .2500
      199,872.46                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1675203                              .2500
      231,852.06                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1675205                              .2500
      129,500.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1675213                              .2500
      129,500.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1675223                              .2500
      270,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1675259                              .2500
       97,800.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1675279                              .2500
       82,448.72                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950
1



      1675284                              .2500
       87,444.68                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1675290                              .2500
       53,564.03                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1675295                              .2500
      149,909.13                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1675296                              .2500
       26,784.18                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1675298                              .2500
       92,195.54                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1675299                              .2500
       43,432.98                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1675300                              .2500
       35,062.49                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            7.0000                        1.8450

      1675303                              .2500
      163,900.65                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1675304                              .2500
       56,966.35                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1675306                              .2500
      327,796.13                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1675308                              .2500
       40,477.29                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1675310                              .2500
       65,957.91                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1675312                              .2500
       31,147.13                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1675314                              .2500
       96,933.24                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1675315                              .2500
       88,897.49                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1675317                              .2500
       89,848.28                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700
1



      1675318                              .2500
      146,149.36                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1675319                              .2500
      249,836.47                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1675322                              .2500
      149,901.87                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1675323                              .2500
      121,428.27                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1675325                              .2500
      150,304.10                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1675326                              .2500
       32,432.74                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            7.0000                        1.8450

      1675327                              .2500
       45,773.65                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1675328                              .2500
      115,435.25                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950
1



      1675332                              .2500
       62,167.76                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.9700                         .0000
            7.0000                        1.9700

      1675335                              .2500
       87,942.43                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1675336                              .2500
      100,290.76                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1675342                              .2500
      213,200.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1675343                              .2500
      303,201.53                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1675345                              .2500
      103,421.62                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1675348                              .2500
      114,924.78                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1675351                              .2500
      178,283.31                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450
1



      1675356                              .2500
       53,568.35                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1675357                              .2500
       53,568.35                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1675358                              .2500
       53,568.35                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1675359                              .2500
       53,568.35                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1675360                              .2500
      279,807.31                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1675368                              .2500
      267,810.85                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1675372                              .2500
       71,910.00                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1675373                              .2500
       43,972.65                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950
1



      1675375                              .2500
       83,940.71                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1675376                              .2500
      109,924.30                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1675380                              .2500
      123,171.40                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1675385                              .2500
       59,166.81                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1675388                              .2500
      131,906.84                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1675390                              .2500
      120,918.81                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1675395                              .2500
      104,395.86                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.9700                         .0000
            7.0000                        1.9700

      1675420                              .2500
       85,800.00                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000
1



      1675425                              .2500
      471,666.86                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1675428                              .2500
       62,500.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1675431                              .2500
      299,803.76                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1675436                              .2500
      197,867.15                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1675453                              .2500
       49,500.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1675468                              .2500
      111,830.45                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1675475                              .2500
      123,841.32                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1675478                              .2500
      379,751.43                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450
1



      1675484                              .2500
       69,959.72                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1675496                              .2500
      157,409.38                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1675503                              .2500
       78,253.77                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1675505                              .2500
       54,770.83                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            7.0000                        1.8450

      1675507                              .2500
       55,966.94                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1675510                              .2500
       80,452.47                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1675533                              .2500
      156,500.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1675546                              .2500
       43,100.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950
1



      1675547                              .2500
      311,779.79                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1675556                              .2500
      104,936.39                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1675565                              .2500
       62,065.18                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1675566                              .2500
      167,140.59                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1675577                              .2500
      135,906.41                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1675578                              .2500
       34,981.85                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.9700                         .0000
            7.0000                        1.9700

      1675579                              .2500
       33,282.74                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.9700                         .0000
            7.0000                        1.9700

      1675581                              .2500
      183,876.54                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200
1



      1675582                              .2500
      105,930.66                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1675583                              .2500
       49,968.12                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1675584                              .2500
       27,183.94                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1675585                              .2500
       30,681.88                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1675586                              .2500
       70,356.24                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1675587                              .2500
       83,653.08                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1675590                              .2500
       51,962.37                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1675591                              .2500
       71,959.64                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950
1



      1675592                              .2500
       68,659.43                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1675593                              .2500
      132,713.13                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1675597                              .2500
      100,634.13                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1675600                              .2500
       29,684.19                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            7.0000                        1.8450

      1675604                              .2500
       43,075.20                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1675606                              .2500
      112,927.95                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1675607                              .2500
       64,957.48                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1675608                              .2500
       55,164.80                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700
1



      1675609                              .2500
       25,186.24                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200

      1675610                              .2500
      199,562.57                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1675611                              .2500
       48,074.40                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            7.0000                        1.8450

      1675613                              .2500
      158,213.14                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1675643                              .2500
       78,073.88                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1675650                              .2500
      116,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1675653                              .2500
       77,806.36                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1675656                              .2500
      137,547.84                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200
1



      1675659                              .2500
      135,911.03                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1675663                              .2500
       98,935.24                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1675664                              .2500
       74,952.18                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1675675                              .2500
      263,813.67                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1675690                              .2500
       98,080.60                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1675693                              .2500
      450,704.98                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1675695                              .2500
       54,500.00                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1675699                              .2500
       29,682.91                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700
1



      1675700                              .2500
       98,935.24                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1675701                              .2500
      178,077.36                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1675703                              .2500
       27,800.00                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1675710                              .2500
       49,571.47                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1675711                              .2500
       47,968.60                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1675712                              .2500
       79,550.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1675725                              .2500
       79,155.59                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1675727                              .2500
      649,574.80                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450
1



      1675728                              .2500
       95,200.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1675732                              .2500
      147,912.62                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1675733                              .2500
       80,949.65                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1675735                              .2500
      263,835.91                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1675738                              .2500
      119,600.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1675740                              .2500
      181,871.55                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1675743                              .2500
      186,000.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1675744                              .2500
      239,830.61                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1675745                              .2500
      134,400.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1675746                              .2500
       60,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1675755                              .2500
       87,300.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1675762                              .2500
      328,795.51                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1675763                              .2500
       56,721.56                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1675768                              .2500
       79,950.27                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1675771                              .2500
       62,425.93                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1675773                              .2500
       98,940.02                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1675833                              .2500
      179,893.72                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1675834                              .2500
      198,279.80                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1675835                              .2500
       69,959.72                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1675836                              .2500
      155,903.03                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1675837                              .2500
       79,951.53                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1675839                              .2500
      109,928.04                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1675841                              .2500
       55,186.17                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1675842                              .2500
      137,905.02                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1675843                              .2500
      151,905.52                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1675844                              .2500
      151,812.54                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1675846                              .2500
      143,912.76                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1675847                              .2500
      131,122.53                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1675848                              .2500
      279,834.68                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1675849                              .2500
       26,984.46                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1675850                              .2500
      243,855.94                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1675851                              .2500
      273,421.02                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450
1



      1675852                              .2500
      224,813.72                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1675853                              .2500
      199,878.84                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1675854                              .2500
      212,011.22                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1675855                              .2500
      258,593.24                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1675856                              .2500
      239,850.82                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1675857                              .2500
       72,854.68                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1675858                              .2500
      261,099.69                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1675859                              .2500
      255,832.53                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450
1



      1675860                              .2500
      224,841.20                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1675861                              .2500
      142,391.75                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1675862                              .2500
      171,893.09                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1675864                              .2500
       84,551.32                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1675865                              .2500
       98,401.57                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1675866                              .2500
       96,739.83                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1675867                              .2500
      103,928.42                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1675868                              .2500
      131,920.03                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1675869                              .2500
      123,918.88                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1675870                              .2500
       70,753.68                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1675871                              .2500
       93,943.05                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1675872                              .2500
       58,619.07                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1675873                              .2500
       51,936.76                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1675874                              .2500
       90,943.43                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1675875                              .2500
       76,254.96                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1675876                              .2500
      154,903.66                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950
1



      1675877                              .2500
      171,750.23                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1675878                              .2500
       53,900.13                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1675879                              .2500
      133,103.60                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1675880                              .2500
       69,951.83                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1675881                              .2500
      105,618.08                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1675882                              .2500
      105,168.64                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1675883                              .2500
       70,748.76                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1675884                              .2500
       99,186.71                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700
1



      1675885                              .2500
       68,958.20                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1675886                              .2500
       58,427.03                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1675887                              .2500
      155,492.92                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1675888                              .2500
       52,960.67                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1675889                              .2500
       67,954.36                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1675890                              .2500
       70,351.55                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1675891                              .2500
       92,645.27                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1675893                              .2500
      160,989.13                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1675894                              .2500
       94,932.95                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1675895                              .2500
      356,034.19                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1675896                              .2500
      138,513.85                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1675897                              .2500
      134,913.92                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1675898                              .2500
      167,484.66                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1675899                              .2500
       99,236.68                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1675900                              .2500
       72,749.90                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1675901                              .2500
      178,970.67                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700
1



      1675902                              .2500
      156,447.59                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1675903                              .2500
       79,595.18                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1675904                              .2500
      188,823.22                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1675905                              .2500
      159,678.40                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1675906                              .2500
      100,628.92                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1675908                              .2500
       99,936.23                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1675909                              .2500
      329,784.13                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1675910                              .2500
      197,836.44                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200
1



      1675912                              .2500
       48,469.08                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1675913                              .2500
       60,312.49                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1675914                              .2500
       37,474.84                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1675915                              .2500
      116,834.31                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1675917                              .2500
       65,953.42                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1675918                              .2500
       74,948.39                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1675919                              .2500
       84,693.13                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1675920                              .2500
       48,470.62                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1675921                              .2500
      123,824.40                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1675922                              .2500
       41,148.60                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1675923                              .2500
       74,664.33                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1675924                              .2500
      122,908.72                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1675925                              .2500
       53,427.95                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1675928                              .2500
       63,205.36                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1675929                              .2500
       80,248.79                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1675931                              .2500
       99,927.63                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450
1



      1675932                              .2500
       95,940.33                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1675933                              .2500
       57,960.08                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1675934                              .2500
       53,967.29                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1675935                              .2500
       73,551.85                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1675937                              .2500
       80,893.68                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1675938                              .2500
       53,963.77                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1675939                              .2500
       69,956.49                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1675941                              .2500
       51,968.49                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1675942                              .2500
      126,315.19                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1675943                              .2500
       56,161.32                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1675944                              .2500
       49,968.92                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1675945                              .2500
      299,803.76                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1675946                              .2500
       34,977.68                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1675948                              .2500
       37,775.89                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1675949                              .2500
       76,348.73                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1675951                              .2500
      119,919.48                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200
1



      1675952                              .2500
       81,849.09                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1675953                              .2500
       89,944.06                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1675954                              .2500
       62,963.76                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1675955                              .2500
       63,863.24                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1675956                              .2500
       67,111.78                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1675957                              .2500
       58,462.70                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1675958                              .2500
      115,120.72                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1675959                              .2500
      284,827.35                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1675960                              .2500
      143,392.69                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1675961                              .2500
      263,813.67                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1675963                              .2500
      399,763.84                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1675964                              .2500
      142,302.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1675965                              .2500
      175,073.20                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1675967                              .2500
      199,723.82                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1675969                              .2500
       52,858.72                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      1675970                              .2500
      249,688.12                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950
1



      1675971                              .2500
      104,872.33                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1675972                              .2500
       79,951.53                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1675973                              .2500
      156,894.66                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1675974                              .2500
       27,966.80                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1675975                              .2500
      191,017.46                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1675976                              .2500
       71,108.87                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1675977                              .2500
       87,845.77                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1675978                              .2500
      154,117.41                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1675979                              .2500
       81,941.87                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1675980                              .2500
      202,134.30                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1675982                              .2500
       45,325.04                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200

      1675983                              .2500
      122,798.72                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1675984                              .2500
       51,285.67                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1675985                              .2500
       69,678.64                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1675986                              .2500
      119,762.90                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1675987                              .2500
      182,259.07                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700
1



      1675989                              .2500
      119,051.30                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1675990                              .2500
       61,916.53                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1675991                              .2500
       86,294.95                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1675993                              .2500
       37,902.65                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1675994                              .2500
      133,918.82                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1675995                              .2500
       84,794.28                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1675997                              .2500
       97,670.87                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1675998                              .2500
       45,838.19                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200
1



      1675999                              .2500
      172,034.88                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1676000                              .2500
       49,310.53                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1676001                              .2500
       61,616.93                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1676002                              .2500
       30,413.91                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1676003                              .2500
       61,125.58                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1676004                              .2500
       90,933.23                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1676005                              .2500
       74,885.32                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1676007                              .2500
       72,663.77                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450
1



      1676008                              .2500
       41,799.12                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1676009                              .2500
      101,879.12                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1676011                              .2500
      109,869.65                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1676012                              .2500
       94,339.80                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1676013                              .2500
       49,939.20                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1676014                              .2500
      157,159.52                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1676016                              .2500
      111,856.67                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1676017                              .2500
       47,916.54                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700
1



      1676019                              .2500
       51,632.13                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1676020                              .2500
       71,910.17                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1676021                              .2500
       60,628.06                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1676022                              .2500
       71,165.56                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1676023                              .2500
       36,857.39                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1676026                              .2500
      223,690.67                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1676027                              .2500
       43,947.85                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1676028                              .2500
       36,773.36                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450
1



      1676029                              .2500
      131,817.70                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1676030                              .2500
      142,906.46                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1676031                              .2500
      124,487.21                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1676033                              .2500
       44,046.01                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1676034                              .2500
      129,007.62                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1676036                              .2500
      224,856.53                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1676037                              .2500
       83,193.38                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1676038                              .2500
      112,892.64                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1676039                              .2500
       52,138.14                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1676041                              .2500
      161,250.54                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1676042                              .2500
       88,001.43                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1676043                              .2500
       46,471.10                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1676044                              .2500
       78,702.29                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1676046                              .2500
       66,710.06                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1676049                              .2500
      103,432.30                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1676050                              .2500
      134,302.73                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450
1



      1676051                              .2500
      335,780.21                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1676052                              .2500
       58,111.96                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1676055                              .2500
      115,913.91                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1676056                              .2500
      126,373.40                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1676057                              .2500
      125,891.24                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1676058                              .2500
       46,769.38                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1676059                              .2500
      119,925.41                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1676060                              .2500
       69,248.57                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200
1



      1676062                              .2500
       64,951.76                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1676063                              .2500
       55,962.42                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1676064                              .2500
      140,997.21                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1676067                              .2500
      146,615.60                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1676068                              .2500
      122,319.93                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1676069                              .2500
       87,242.89                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1676070                              .2500
       90,943.43                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1676071                              .2500
       69,957.59                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1676072                              .2500
      210,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1676073                              .2500
       54,966.68                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1676074                              .2500
      289,429.60                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1676075                              .2500
      206,257.96                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1676076                              .2500
       99,931.18                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1676077                              .2500
      174,876.49                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1676078                              .2500
      143,908.17                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1676079                              .2500
      243,848.34                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950
1



      1676080                              .2500
       62,060.40                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1676081                              .2500
       40,421.65                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1676082                              .2500
       32,358.53                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1676085                              .2500
       29,213.49                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1676086                              .2500
       44,874.17                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1676087                              .2500
       84,691.49                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1676088                              .2500
       43,344.46                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1676089                              .2500
       42,973.26                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950
1



      1676091                              .2500
      159,907.94                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1676092                              .2500
      125,511.35                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1676093                              .2500
       53,968.12                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1676095                              .2500
       64,761.74                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1676096                              .2500
       19,788.60                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1676097                              .2500
       69,252.32                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1676098                              .2500
      140,757.86                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1676099                              .2500
      140,757.86                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450
1



      1676100                              .2500
      167,898.22                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1676102                              .2500
       63,672.47                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1676104                              .2500
       61,776.73                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1676105                              .2500
       94,447.02                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1676106                              .2500
      109,531.88                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1676107                              .2500
       75,156.73                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1676108                              .2500
       53,863.83                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1676110                              .2500
       60,762.20                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950
1



      1676111                              .2500
      224,639.35                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1676112                              .2500
       64,413.15                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1676113                              .2500
      283,627.18                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1676114                              .2500
      106,330.40                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1676115                              .2500
      100,938.81                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1676116                              .2500
       63,711.37                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1676117                              .2500
      113,227.75                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1676118                              .2500
      342,731.15                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1676119                              .2500
       39,577.79                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1676120                              .2500
      120,327.05                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1676121                              .2500
      104,936.39                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1676122                              .2500
       83,842.61                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1676123                              .2500
      167,890.10                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1676124                              .2500
      113,830.99                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1676125                              .2500
      115,026.60                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1676126                              .2500
       99,940.96                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450
1



      1676127                              .2500
       33,580.16                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1676128                              .2500
      102,275.48                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1676130                              .2500
       65,557.09                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1676131                              .2500
       69,658.85                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1676132                              .2500
      427,479.60                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1676134                              .2500
       65,660.20                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1676135                              .2500
       46,771.64                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1676137                              .2500
       61,963.40                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450
1



      1676138                              .2500
       76,900.80                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1676139                              .2500
      134,172.76                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1676140                              .2500
       68,251.63                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1676141                              .2500
      129,675.34                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1676142                              .2500
       94,441.26                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1676143                              .2500
       67,956.63                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1676144                              .2500
      183,873.37                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1676145                              .2500
      118,132.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700
1



      1676146                              .2500
       53,966.44                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1676147                              .2500
       76,392.06                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1676148                              .2500
       45,547.33                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1676151                              .2500
      155,006.38                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1676152                              .2500
       34,979.86                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1676153                              .2500
       37,777.68                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1676154                              .2500
       59,329.61                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1676155                              .2500
      116,897.77                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450
1



      1676157                              .2500
       31,581.34                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1676158                              .2500
      184,672.82                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1676159                              .2500
      207,759.78                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1676160                              .2500
      103,938.59                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1676161                              .2500
      157,157.15                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1676162                              .2500
       36,079.23                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1676163                              .2500
       49,468.43                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1676164                              .2500
       79,802.85                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450
1



      1676165                              .2500
      275,810.05                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1676167                              .2500
       53,569.15                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1676168                              .2500
       51,270.48                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1676169                              .2500
       95,193.76                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1676171                              .2500
      207,870.71                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1676172                              .2500
       29,982.29                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1676173                              .2500
       79,602.97                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1676175                              .2500
       37,778.25                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700
1



      1676176                              .2500
      169,494.33                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1676177                              .2500
      155,305.85                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1676178                              .2500
      150,408.82                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1676179                              .2500
      111,963.68                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1676180                              .2500
       87,949.37                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1676181                              .2500
       69,188.85                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1676182                              .2500
       31,463.61                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1676183                              .2500
       90,243.87                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950
1



      1676184                              .2500
       46,022.80                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1676185                              .2500
       30,981.69                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1676188                              .2500
       54,868.41                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1676189                              .2500
       31,462.66                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1676191                              .2500
       68,914.81                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1676193                              .2500
      116,411.89                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1676194                              .2500
       49,471.52                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1676195                              .2500
      123,153.88                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450
1



      1676196                              .2500
       48,938.87                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1676197                              .2500
       71,307.57                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1676198                              .2500
       84,947.16                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1676199                              .2500
       52,968.71                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1676200                              .2500
       56,662.91                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1676201                              .2500
       49,967.29                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1676202                              .2500
       45,846.98                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1676203                              .2500
      201,464.73                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200
1



      1676204                              .2500
       76,446.67                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1676205                              .2500
       40,911.46                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1676207                              .2500
       33,140.23                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1676208                              .2500
       57,565.99                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1676209                              .2500
       45,872.11                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1676210                              .2500
       49,470.77                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1676211                              .2500
       39,975.14                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1676212                              .2500
       48,540.89                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1676214                              .2500
      133,570.57                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1676215                              .2500
      103,228.44                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1676216                              .2500
       55,965.18                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1676217                              .2500
       95,343.67                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1676218                              .2500
       53,166.93                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1676219                              .2500
       55,767.05                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1676221                              .2500
       59,860.81                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1676223                              .2500
      121,524.42                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950
1



      1676230                              .2500
       61,162.92                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1676231                              .2500
       79,053.29                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1676233                              .2500
       67,903.23                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1676234                              .2500
       67,957.73                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1676235                              .2500
       81,551.82                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1676237                              .2500
       24,735.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1676239                              .2500
       99,937.85                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1676240                              .2500
       79,145.49                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1676241                              .2500
       89,194.52                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1676242                              .2500
      149,896.77                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1676243                              .2500
       34,978.24                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1676244                              .2500
       79,154.43                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1676245                              .2500
       29,167.62                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1676246                              .2500
      252,850.63                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1676247                              .2500
       28,782.99                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1676248                              .2500
       73,756.43                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450
1



      1676249                              .2500
       63,862.27                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1676250                              .2500
       48,971.07                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1676251                              .2500
       41,576.06                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1676252                              .2500
       59,364.93                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1676253                              .2500
      144,319.73                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1676254                              .2500
      104,338.36                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1676255                              .2500
       63,955.95                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1676256                              .2500
      299,142.60                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450
1



      1676257                              .2500
       35,445.64                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1676258                              .2500
       41,352.18                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1676259                              .2500
       55,967.77                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1676260                              .2500
      114,025.36                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1676261                              .2500
       57,567.70                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1676262                              .2500
       55,593.72                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1676263                              .2500
      149,059.64                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1676265                              .2500
       34,479.09                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1676266                              .2500
      110,634.64                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1676267                              .2500
      111,924.85                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1676268                              .2500
      104,341.46                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1676269                              .2500
      133,119.30                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1676270                              .2500
      108,482.68                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1676271                              .2500
      284,625.88                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1676272                              .2500
       69,510.91                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1676273                              .2500
      184,575.29                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1676274                              .2500
       47,671.10                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1676275                              .2500
      341,140.06                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1676276                              .2500
       74,954.56                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1676278                              .2500
      199,881.92                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1676280                              .2500
       88,747.57                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1676281                              .2500
       91,238.74                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1676282                              .2500
       64,910.65                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1676283                              .2500
       68,710.35                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1676284                              .2500
       80,401.25                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1676285                              .2500
       89,649.71                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1676286                              .2500
      182,295.05                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1676287                              .2500
      117,720.95                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1676288                              .2500
       83,560.94                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1676289                              .2500
      102,384.64                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1676290                              .2500
      159,145.83                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1676291                              .2500
       22,786.18                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1676292                              .2500
       44,974.10                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1676293                              .2500
       40,773.98                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1676294                              .2500
       99,937.84                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1676295                              .2500
       52,468.19                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1676296                              .2500
      157,906.72                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1676297                              .2500
       28,765.66                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1676298                              .2500
      133,017.27                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1676299                              .2500
      120,932.16                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950
1



      1676300                              .2500
       55,568.01                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1676301                              .2500
       42,324.34                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1676303                              .2500
       31,180.60                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1676304                              .2500
       80,698.51                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1676305                              .2500
       31,830.61                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1676306                              .2500
       66,562.66                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1676308                              .2500
       65,456.05                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1676309                              .2500
       99,939.41                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1676310                              .2500
       72,453.77                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1676312                              .2500
      105,930.64                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1676313                              .2500
       52,466.52                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1676314                              .2500
      118,328.27                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1676316                              .2500
       24,685.03                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1676317                              .2500
       89,046.02                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1676318                              .2500
       82,383.15                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1676319                              .2500
      106,786.91                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450
1



      1676320                              .2500
       60,715.04                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1676321                              .2500
      109,431.94                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1676323                              .2500
       59,128.01                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1676324                              .2500
       63,958.13                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1676325                              .2500
      120,918.81                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1676326                              .2500
       45,971.40                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1676328                              .2500
       53,967.28                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1676329                              .2500
      109,630.05                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700
1



      1676330                              .2500
      131,913.65                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1676331                              .2500
       76,453.65                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1676332                              .2500
       79,450.01                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1676333                              .2500
       74,298.83                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1676334                              .2500
       79,102.05                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1676335                              .2500
      166,146.66                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1676336                              .2500
      295,806.37                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1676337                              .2500
      177,877.50                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1676338                              .2500
      134,476.51                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200

      1676339                              .2500
      249,836.46                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1676340                              .2500
       20,986.60                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1676343                              .2500
       98,882.68                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1676345                              .2500
       97,943.61                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1676346                              .2500
       76,452.45                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1676347                              .2500
       94,339.80                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1676348                              .2500
      106,435.48                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1676349                              .2500
       90,139.47                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1676350                              .2500
       50,667.67                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1676351                              .2500
       78,297.08                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1676352                              .2500
      122,719.67                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1676354                              .2500
       67,530.11                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1676355                              .2500
       54,864.99                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1676356                              .2500
       66,458.66                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1676357                              .2500
      111,932.15                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1676358                              .2500
      189,784.96                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1676361                              .2500
       35,678.38                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1676362                              .2500
       58,262.82                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1676363                              .2500
       95,140.83                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1676364                              .2500
       85,348.27                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1676369                              .2500
       25,184.34                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1676370                              .2500
      299,788.26                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1676371                              .2500
      123,918.88                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450
1



      1676373                              .2500
      222,942.53                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1676375                              .2500
      199,751.65                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1676376                              .2500
       80,948.34                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1676377                              .2500
       58,915.19                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1676378                              .2500
       35,977.62                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1676379                              .2500
       73,755.29                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1676380                              .2500
      117,419.13                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1676381                              .2500
       79,447.67                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450
1



      1676383                              .2500
      136,806.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1676384                              .2500
      179,879.22                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1676385                              .2500
       71,903.06                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1676386                              .2500
       79,087.84                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1676388                              .2500
       29,962.58                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1676390                              .2500
      106,307.83                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1676392                              .2500
       59,963.65                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1676393                              .2500
      119,913.15                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450
1



      1676394                              .2500
       53,461.28                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1676395                              .2500
       32,152.29                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1676396                              .2500
      119,923.48                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1676397                              .2500
       56,185.04                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1676398                              .2500
       99,936.23                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1676399                              .2500
      169,883.01                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1676401                              .2500
      129,510.81                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1676402                              .2500
       98,944.50                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950
1



      1676403                              .2500
       56,657.92                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1676404                              .2500
       80,948.35                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1676406                              .2500
       56,013.34                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1676415                              .2500
       65,000.00                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1676422                              .2500
      138,000.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1676426                              .2500
       71,500.00                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1676430                              .2500
      142,058.35                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1676441                              .2500
      246,625.81                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1676475                              .2500
       98,690.18                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1676481                              .2500
      224,845.15                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1676489                              .2500
      103,926.60                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1676493                              .2500
      183,882.67                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1676500                              .2500
       46,350.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1676501                              .2500
      176,383.28                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1676502                              .2500
       83,253.30                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1676504                              .2500
      136,336.04                           .0300
            6.5000                         .0000
            6.2500                         .0000
            6.2200                         .0000
            6.2200                         .0000
1



      1676510                              .2500
       43,200.00                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200

      1676511                              .2500
      202,877.03                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1676523                              .2500
      100,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1676528                              .2500
      105,000.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1676539                              .2500
      104,924.01                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1676544                              .2500
       41,974.55                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1676558                              .2500
       60,266.20                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1676562                              .2500
      224,000.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950
1



      1676563                              .2500
      116,425.71                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1676564                              .2500
       69,549.63                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1676565                              .2500
       89,944.06                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1676568                              .2500
       44,976.06                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            7.0000                        1.8450

      1676570                              .2500
       94,638.06                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1676572                              .2500
      164,902.59                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1676574                              .2500
      104,981.29                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1676576                              .2500
      101,447.38                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.9700                         .0000
            7.0000                        1.9700
1



      1676582                              .2500
       37,577.80                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1676583                              .2500
       58,467.21                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1676585                              .2500
       76,455.98                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1676587                              .2500
       40,480.59                           .0300
            9.6250                         .0000
            9.3750                         .0000
            9.3450                         .0000
            7.0000                        2.3450

      1676589                              .2500
       82,751.12                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1676591                              .2500
      135,921.76                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1676593                              .2500
       56,667.38                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1676596                              .2500
      169,583.22                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1676597                              .2500
       62,760.96                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1676599                              .2500
      301,817.05                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1676601                              .2500
      125,925.61                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1676602                              .2500
       27,981.68                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1676604                              .2500
       43,625.53                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1676605                              .2500
      105,637.60                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1676606                              .2500
      123,920.93                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1676608                              .2500
       31,482.34                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950
1



      1676611                              .2500
      109,733.48                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1676612                              .2500
       59,160.28                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1676613                              .2500
       50,968.30                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1676614                              .2500
       69,856.55                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1676615                              .2500
      195,881.26                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1676620                              .2500
       68,556.26                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1676622                              .2500
      499,726.89                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200

      1676623                              .2500
       62,167.76                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.9700                         .0000
            7.0000                        1.9700
1



      1676627                              .2500
       55,961.46                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1676628                              .2500
       43,974.68                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1676630                              .2500
       78,750.00                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1676631                              .2500
      288,000.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1676633                              .2500
      240,000.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1676636                              .2500
      132,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1676639                              .2500
      224,900.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1676641                              .2500
      207,200.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450
1



      1676644                              .2500
      150,908.52                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1676659                              .2500
      158,004.21                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1676670                              .2500
       58,467.20                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1676671                              .2500
       59,364.93                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1676676                              .2500
      117,426.96                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1676678                              .2500
       22,486.01                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1676681                              .2500
       94,429.87                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1676684                              .2500
      105,525.46                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1676773                              .2500
      116,932.69                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1677616                              .2500
       71,854.07                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1677695                              .2500
       37,777.68                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1677713                              .2500
      180,000.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1677805                              .2500
       92,250.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1677915                              .2500
       53,069.45                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1677949                              .2500
      131,911.43                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1678847                              .2500
       46,800.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950
1



      1678912                              .2500
      174,885.52                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1678931                              .2500
      130,426.84                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1678933                              .2500
      534,667.46                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1678949                              .2500
       37,778.26                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1678950                              .2500
      243,069.13                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1678953                              .2500
      106,400.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1678955                              .2500
      116,932.69                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1678983                              .2500
       30,600.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700
1



      1678996                              .2500
      194,878.80                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1679005                              .2500
      112,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1679016                              .2500
       55,064.80                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1679032                              .2500
       54,705.97                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1679039                              .2500
       51,750.00                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1679053                              .2500
      474,681.28                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1679099                              .2500
      100,800.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1679100                              .2500
       84,944.40                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450
1



      1679188                              .2500
      285,600.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1679206                              .2500
       22,386.43                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1679210                              .2500
       69,158.08                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1679211                              .2500
      179,888.11                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1679220                              .2500
       96,686.71                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1679224                              .2500
       92,415.61                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1679225                              .2500
      159,892.65                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1679227                              .2500
       39,578.93                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            7.0000                        1.8450
1



      1679228                              .2500
       45,571.66                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1679229                              .2500
       75,947.70                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1679233                              .2500
       53,069.45                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1679236                              .2500
       55,220.60                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            7.0000                        1.8450

      1679238                              .2500
      648,918.52                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1679240                              .2500
       26,086.11                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            7.0000                        1.8450

      1679242                              .2500
      139,919.45                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1679244                              .2500
       97,935.89                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450
1



      1679245                              .2500
      102,436.29                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1679246                              .2500
      220,369.81                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1679247                              .2500
       39,578.37                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200

      1679249                              .2500
       89,950.84                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200

      1679250                              .2500
      198,623.27                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1679251                              .2500
       76,452.45                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1679253                              .2500
       99,688.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1679254                              .2500
       83,947.79                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950
1



      1679255                              .2500
      199,858.85                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1679256                              .2500
      244,839.73                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1679257                              .2500
      319,795.95                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1679258                              .2500
      173,891.85                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1679259                              .2500
      167,895.58                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1679261                              .2500
      139,919.45                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1679262                              .2500
      237,013.56                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1679263                              .2500
      116,325.78                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700
1



      1679265                              .2500
       79,755.27                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1679267                              .2500
       70,962.22                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            7.0000                        1.8450

      1679268                              .2500
       79,300.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1679269                              .2500
       38,679.40                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            7.0000                        1.8450

      1679270                              .2500
       79,950.27                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1679271                              .2500
       40,391.96                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1679273                              .2500
       49,469.23                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1679274                              .2500
       39,577.79                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950
1



      1679283                              .2500
       75,448.04                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1679284                              .2500
      252,043.25                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1679286                              .2500
       87,946.69                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1679287                              .2500
       28,684.73                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            7.0000                        1.8450

      1679288                              .2500
       75,952.77                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1679289                              .2500
      127,911.92                           .0300
            7.8755                         .0000
            7.6255                         .0000
            7.5955                         .0000
            7.0000                         .5955

      1679290                              .2500
      179,882.26                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1679331                              .2500
      208,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1679364                              .2500
       69,200.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1679373                              .2500
      118,176.50                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1679424                              .2500
      116,936.09                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200

      1679428                              .2500
      306,022.72                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1679478                              .2500
      107,489.70                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1679485                              .2500
       69,957.59                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1679492                              .2500
       35,000.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1679497                              .2500
       81,450.63                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1679499                              .2500
      449,705.63                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1679502                              .2500
      199,865.80                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1679504                              .2500
      284,294.09                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1679514                              .2500
      103,926.60                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1679519                              .2500
      369,775.85                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1679520                              .2500
       88,740.41                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1679523                              .2500
      223,448.25                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1679528                              .2500
      176,553.51                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200
1



      1679533                              .2500
      439,704.77                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1679545                              .2500
      111,000.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1679546                              .2500
       59,960.75                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1679551                              .2500
      255,836.75                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1679564                              .2500
      125,842.83                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1679574                              .2500
       61,321.43                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1679575                              .2500
      124,722.43                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1679582                              .2500
       54,964.93                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700
1



      1679591                              .2500
       80,000.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1679602                              .2500
      423,750.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1679614                              .2500
      129,919.19                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1679623                              .2500
      131,102.63                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1679625                              .2500
       86,348.99                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1679626                              .2500
      139,915.19                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1679627                              .2500
      126,321.44                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1679628                              .2500
       49,972.69                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200
1



      1679629                              .2500
      134,924.32                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1679632                              .2500
      124,916.12                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1679633                              .2500
       79,950.27                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1679634                              .2500
       52,166.71                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1679635                              .2500
      160,894.68                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1679637                              .2500
      189,073.04                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1679638                              .2500
       61,526.79                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200

      1679650                              .2500
       51,168.99                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1679658                              .2500
       80,802.27                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1679661                              .2500
       69,552.10                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1679665                              .2500
      126,812.67                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1679667                              .2500
       90,100.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1679670                              .2500
       71,310.00                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1679671                              .2500
       89,945.48                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1679675                              .2500
       96,336.94                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1679676                              .2500
       51,968.49                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1679679                              .2500
       60,264.40                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1679680                              .2500
       68,850.06                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1679682                              .2500
       65,408.27                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1679713                              .2500
      432,000.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1679717                              .2500
      101,941.32                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1679718                              .2500
      125,600.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1679719                              .2500
      125,250.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1679724                              .2500
       80,000.00                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950
1



      1679746                              .2500
      175,884.87                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1679755                              .2500
      149,913.69                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1679758                              .2500
      160,994.62                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1679760                              .2500
       84,945.80                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1679763                              .2500
       36,479.53                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1679767                              .2500
      124,124.76                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1679772                              .2500
       58,466.34                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1679776                              .2500
       64,914.68                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450
1



      1679779                              .2500
      100,039.35                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1679792                              .2500
      157,404.58                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1679796                              .2500
       85,751.90                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1679800                              .2500
       35,328.59                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1679801                              .2500
       78,320.00                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1679807                              .2500
       34,279.22                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1679810                              .2500
       83,653.07                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1679857                              .2500
      117,000.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1679861                              .2500
       57,563.27                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1679950                              .2500
       59,364.93                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1679968                              .2500
      114,320.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1679991                              .2500
       54,766.81                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1679994                              .2500
       67,500.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1680001                              .2500
       29,583.41                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1680017                              .2500
       51,004.08                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1680023                              .2500
       62,963.76                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700
1



      1680028                              .2500
      174,282.98                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1680034                              .2500
       64,958.56                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1680045                              .2500
      107,921.83                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1680055                              .2500
      275,646.79                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1680086                              .2500
      247,150.00                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      1680102                              .2500
       59,364.93                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1680125                              .2500
      271,808.02                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1680138                              .2500
      132,723.59                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700
1



      1680162                              .2500
       94,250.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1680163                              .2500
       62,964.68                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1680182                              .2500
      156,500.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1680188                              .2500
       45,869.20                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1680195                              .2500
       60,226.69                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1680197                              .2500
      230,187.42                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1680198                              .2500
      254,849.45                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1680204                              .2500
      125,327.85                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700
1



      1680207                              .2500
       56,119.33                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200

      1680210                              .2500
       67,056.10                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1680221                              .2500
       48,600.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1680222                              .2500
       89,949.54                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1680225                              .2500
       45,000.00                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.9700                         .0000
            7.0000                        1.9700

      1680229                              .2500
       34,181.32                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200

      1680237                              .2500
      307,822.79                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1680242                              .2500
       22,486.36                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1680248                              .2500
       45,571.65                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1680251                              .2500
       56,119.33                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200

      1680365                              .2500
       47,169.90                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1680398                              .2500
       57,161.62                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1680408                              .2500
       66,960.44                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1680411                              .2500
      100,237.66                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1680419                              .2500
      279,816.84                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1680420                              .2500
       47,374.11                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200
1



      1680422                              .2500
       70,000.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1680426                              .2500
       49,472.25                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1680427                              .2500
      164,894.79                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1680428                              .2500
       76,454.83                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1680429                              .2500
       71,656.56                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1680437                              .2500
      263,250.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1680441                              .2500
       53,166.93                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1680442                              .2500
      104,941.13                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950
1



      1680445                              .2500
       41,278.02                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            7.0000                        1.8450

      1680446                              .2500
       58,463.64                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1680449                              .2500
       93,046.43                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1680453                              .2500
       84,843.03                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1680454                              .2500
       49,570.72                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1680455                              .2500
      637,038.59                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1680456                              .2500
      251,589.47                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1680459                              .2500
      110,438.05                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950
1



      1680462                              .2500
       59,463.95                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1680465                              .2500
       63,664.28                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1680466                              .2500
       30,746.90                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1680467                              .2500
      427,740.72                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1680469                              .2500
       46,773.75                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1680470                              .2500
       93,696.06                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1680471                              .2500
      100,600.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1680481                              .2500
      137,600.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700
1



      1680483                              .2500
      125,850.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1680493                              .2500
       95,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1680494                              .2500
      122,400.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1680497                              .2500
      137,907.40                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1680498                              .2500
      175,200.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1680500                              .2500
      182,000.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1680502                              .2500
      169,883.01                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1680506                              .2500
      132,131.94                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450
1



      1680508                              .2500
      124,000.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1680512                              .2500
      148,000.00                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1680518                              .2500
       38,350.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1680522                              .2500
       95,039.35                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1680525                              .2500
      137,622.80                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1680527                              .2500
       49,868.98                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1680528                              .2500
      107,400.00                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1680531                              .2500
      102,241.14                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700
1



      1680540                              .2500
       91,600.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1680541                              .2500
       36,958.36                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1680556                              .2500
      156,589.40                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1680557                              .2500
       58,500.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1680561                              .2500
       74,307.18                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1680573                              .2500
       82,350.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1680592                              .2500
       63,000.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1680594                              .2500
      332,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200
1



      1680597                              .2500
       90,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1680603                              .2500
       37,073.81                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1680618                              .2500
      224,877.09                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200

      1680619                              .2500
       18,900.00                           .0300
            9.5000                         .0000
            9.2500                         .0000
            9.2200                         .0000
            7.0000                        2.2200

      1680625                              .2500
       95,086.15                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1680634                              .2500
      171,093.58                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1680636                              .2500
      171,887.48                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1680639                              .2500
       31,850.00                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450
1



      1680640                              .2500
      268,814.87                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1680651                              .2500
       45,424.52                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1680657                              .2500
       30,100.00                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1680663                              .2500
      211,861.32                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1680681                              .2500
      173,894.59                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1680696                              .2500
      160,500.00                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1680698                              .2500
       47,900.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1680700                              .2500
       47,900.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1680705                              .2500
       47,900.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1680707                              .2500
       47,900.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1680709                              .2500
      277,218.54                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1680717                              .2500
      409,751.62                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1680726                              .2500
       99,878.39                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1680737                              .2500
      293,812.52                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1680752                              .2500
       69,948.05                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1680755                              .2500
       74,961.11                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.9700                         .0000
            7.0000                        1.9700
1



      1680762                              .2500
       57,123.33                           .0300
            9.7500                         .0000
            9.5000                         .0000
            9.4700                         .0000
            7.0000                        2.4700

      1680765                              .2500
      111,687.35                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1680767                              .2500
      154,890.60                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1680770                              .2500
       98,297.66                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            7.0000                        1.8450

      1680773                              .2500
      199,723.82                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1680776                              .2500
      143,895.78                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1680778                              .2500
       59,971.26                           .0300
            9.6250                         .0000
            9.3750                         .0000
            9.3450                         .0000
            7.0000                        2.3450

      1680781                              .2500
      249,296.51                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1680784                              .2500
      190,374.13                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1680812                              .2500
      107,946.88                           .0300
            9.5000                         .0000
            9.2500                         .0000
            9.2200                         .0000
            7.0000                        2.2200

      1680820                              .2500
      107,942.53                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            7.0000                        1.8450

      1680822                              .2500
       98,936.88                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1680832                              .2500
      379,537.97                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1680848                              .2500
      174,901.89                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1680884                              .2500
      332,000.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1680893                              .2500
      106,000.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200
1



      1680917                              .2500
       60,000.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1680919                              .2500
       35,925.88                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1680955                              .2500
       97,650.00                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1680956                              .2500
       35,529.54                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1680969                              .2500
      194,400.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1680979                              .2500
       64,756.52                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1680980                              .2500
      385,800.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1680983                              .2500
       76,253.78                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1680985                              .2500
       40,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1680988                              .2500
       54,968.35                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1680995                              .2500
       47,571.90                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1680999                              .2500
       38,050.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1681006                              .2500
      239,549.33                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1681007                              .2500
      161,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1681015                              .2500
       74,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1681020                              .2500
      210,137.52                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950
1



      1681034                              .2500
       91,143.31                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1681036                              .2500
      191,974.34                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1681038                              .2500
       62,066.08                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200

      1681040                              .2500
       89,944.06                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1681042                              .2500
      123,916.80                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1681043                              .2500
       90,000.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1681044                              .2500
       72,954.63                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1681046                              .2500
       50,957.15                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200
1



      1681047                              .2500
       50,957.15                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200

      1681049                              .2500
       50,957.15                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200

      1681051                              .2500
       89,846.93                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1681055                              .2500
      125,521.93                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1681056                              .2500
       99,000.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1681057                              .2500
      298,994.09                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1681060                              .2500
      112,436.93                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1681062                              .2500
      270,131.99                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950
1



      1681063                              .2500
      143,919.27                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1681064                              .2500
      175,890.60                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1681066                              .2500
       54,718.50                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1681067                              .2500
      287,007.30                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1681068                              .2500
       60,712.24                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1681069                              .2500
      161,899.31                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1681070                              .2500
       39,975.14                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1681072                              .2500
       73,754.13                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950
1



      1681073                              .2500
       95,349.23                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            7.0000                        1.8450

      1681074                              .2500
      297,794.92                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1681076                              .2500
      124,126.68                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1681081                              .2500
      102,739.31                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1681082                              .2500
      189,862.48                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1681087                              .2500
      116,934.41                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1681091                              .2500
       34,082.32                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.9700                         .0000
            7.0000                        1.9700

      1681093                              .2500
       43,372.33                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700
1



      1681094                              .2500
       73,304.41                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1681096                              .2500
       52,842.97                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1681172                              .2500
      259,821.07                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1681175                              .2500
      179,879.22                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1681176                              .2500
      299,479.68                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1681178                              .2500
      174,893.98                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1681179                              .2500
       98,350.31                           .0300
            9.3750                         .0000
            9.1250                         .0000
            9.0950                         .0000
            7.0000                        2.0950

      1681182                              .2500
      184,893.56                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700
1



      1681185                              .2500
       74,359.36                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200

      1681188                              .2500
      222,846.54                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1681195                              .2500
      449,682.39                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1681196                              .2500
      382,268.28                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1681199                              .2500
      364,767.26                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1681202                              .2500
       49,975.40                           .0300
            9.5000                         .0000
            9.2500                         .0000
            9.2200                         .0000
            7.0000                        2.2200

      1681205                              .2500
      162,296.44                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1681207                              .2500
       81,603.02                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700
1



      1681215                              .2500
      258,530.40                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1681216                              .2500
      251,876.05                           .0300
            9.5000                         .0000
            9.2500                         .0000
            9.2200                         .0000
            7.0000                        2.2200

      1681246                              .2500
       53,565.82                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1681254                              .2500
       40,080.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1681267                              .2500
      162,388.17                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1681272                              .2500
       73,955.17                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1681273                              .2500
       49,472.25                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1681288                              .2500
       75,750.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1681320                              .2500
      502,141.03                           .0300
            7.6900                         .0000
            7.4400                         .0000
            7.4100                         .0000
            7.0000                         .4100

      1681328                              .2500
      215,069.63                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1681340                              .2500
       62,906.37                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1681383                              .2500
      240,392.64                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1681385                              .2500
      175,881.90                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1681388                              .2500
       52,170.73                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1681639                              .2500
      159,889.88                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1681653                              .2500
       82,945.70                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450
1



      1681659                              .2500
      649,595.99                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1681664                              .2500
       56,959.76                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1681667                              .2500
       50,972.85                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            7.0000                        1.8450

      1681672                              .2500
       39,950.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1681696                              .2500
       58,400.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1681701                              .2500
      148,410.03                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1681865                              .2500
       63,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1681930                              .2500
       35,500.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700
1



      1681931                              .2500
       57,200.00                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1681940                              .2500
      238,715.28                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1681964                              .2500
       89,946.87                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1681968                              .2500
      231,500.00                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1681974                              .2500
      199,881.92                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1681975                              .2500
      241,257.48                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1681977                              .2500
      108,603.57                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1681980                              .2500
       92,745.21                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450
1



      1681982                              .2500
       71,959.64                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1681986                              .2500
       43,973.34                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1681987                              .2500
       91,441.65                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1681988                              .2500
       49,470.77                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1681989                              .2500
      173,289.43                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1681990                              .2500
      206,464.85                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1681992                              .2500
      108,930.50                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1681994                              .2500
       48,719.69                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950
1



      1681995                              .2500
       61,164.79                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1681996                              .2500
       44,974.11                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1681997                              .2500
       76,455.98                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1682000                              .2500
       28,483.60                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1682004                              .2500
      209,100.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1682008                              .2500
      161,504.59                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1682009                              .2500
       65,860.08                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1682010                              .2500
      200,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1682019                              .2500
      260,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1682023                              .2500
      180,000.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1682024                              .2500
      210,000.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1682031                              .2500
       90,336.19                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1682037                              .2500
       66,358.73                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1682039                              .2500
      144,905.15                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1682044                              .2500
       60,112.80                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1682053                              .2500
       58,466.34                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700
1



      1682055                              .2500
      314,607.05                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1682062                              .2500
      115,922.16                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1682065                              .2500
      186,000.00                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1682067                              .2500
      103,367.53                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1682075                              .2500
      109,848.10                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1682076                              .2500
      199,730.71                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1682077                              .2500
       93,296.29                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1682078                              .2500
      149,851.84                           .0300
            9.5000                         .0000
            9.2500                         .0000
            9.2200                         .0000
            7.0000                        2.2200
1



      1682083                              .2500
       93,296.29                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1682084                              .2500
      109,063.78                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1682085                              .2500
      151,795.32                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1682086                              .2500
      174,907.98                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200

      1682087                              .2500
       74,622.24                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.9700                         .0000
            7.0000                        1.9700

      1682089                              .2500
      102,481.19                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1682090                              .2500
      143,738.04                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1682094                              .2500
      116,868.32                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950
1



      1682095                              .2500
       51,271.97                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200

      1682096                              .2500
       88,644.82                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1682097                              .2500
       57,726.02                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1682098                              .2500
       49,372.47                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1682099                              .2500
      249,945.71                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1682104                              .2500
      355,373.24                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1682105                              .2500
       50,971.41                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1682106                              .2500
       71,958.57                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700
1



      1682108                              .2500
       95,200.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1682109                              .2500
       31,064.99                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1682110                              .2500
       53,925.43                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1682117                              .2500
      437,698.03                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1682118                              .2500
      137,407.74                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1682119                              .2500
       71,921.05                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200

      1682120                              .2500
       51,939.94                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1682121                              .2500
      199,890.75                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200
1



      1682122                              .2500
       33,829.92                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1682167                              .2500
       68,320.99                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1682172                              .2500
       73,048.99                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1682197                              .2500
      268,147.53                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1682201                              .2500
       82,748.54                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1682204                              .2500
      400,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1682206                              .2500
      132,000.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1682207                              .2500
      132,000.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950
1



      1682208                              .2500
      107,781.68                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200

      1682211                              .2500
      161,661.65                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200

      1682213                              .2500
      132,000.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1682218                              .2500
       27,434.21                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1682229                              .2500
      247,820.50                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1682232                              .2500
       74,206.16                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1682234                              .2500
       87,937.88                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1682237                              .2500
      114,874.81                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450
1



      1682255                              .2500
      172,000.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1682260                              .2500
      204,500.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1682281                              .2500
       54,965.81                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1682286                              .2500
       20,225.99                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1682291                              .2500
       57,018.84                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200

      1682292                              .2500
       94,396.37                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200

      1682293                              .2500
       63,670.47                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1682294                              .2500
      100,350.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1682295                              .2500
      144,820.85                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200

      1682296                              .2500
       84,942.97                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1682297                              .2500
      211,707.24                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1682299                              .2500
       76,198.04                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1682300                              .2500
      125,925.61                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1682301                              .2500
       58,461.72                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1682302                              .2500
       86,940.12                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1682303                              .2500
      107,791.97                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700
1



      1682304                              .2500
       80,953.40                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1682305                              .2500
       74,210.48                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            7.0000                        1.8450

      1682306                              .2500
       98,332.28                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1682307                              .2500
      126,825.07                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1682308                              .2500
      108,932.25                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1682309                              .2500
      626,623.65                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1682310                              .2500
       35,979.81                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1682312                              .2500
       89,938.06                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1682313                              .2500
      170,203.21                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1682314                              .2500
       47,129.72                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1682315                              .2500
      199,881.92                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1682316                              .2500
       82,450.01                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1682317                              .2500
       48,687.60                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1682318                              .2500
       56,475.13                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1682319                              .2500
      138,585.57                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1682320                              .2500
       54,683.41                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1682321                              .2500
       44,927.87                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1682322                              .2500
       80,108.64                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1682323                              .2500
      171,890.32                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1682325                              .2500
      146,893.60                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1682326                              .2500
      252,074.11                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1682328                              .2500
      111,824.73                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      1682329                              .2500
      140,707.89                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1682330                              .2500
      131,813.06                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1682331                              .2500
      154,301.54                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1682332                              .2500
      125,115.99                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1682333                              .2500
       93,694.65                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1682334                              .2500
      235,873.04                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1682335                              .2500
       39,953.79                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1682337                              .2500
       97,072.39                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1682338                              .2500
       50,073.58                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1682339                              .2500
       40,353.33                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700
1



      1682340                              .2500
       63,666.10                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            7.0000                        1.8450

      1682341                              .2500
      184,691.91                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1682342                              .2500
      565,218.40                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1682343                              .2500
      108,843.54                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.9700                         .0000
            7.0000                        1.9700

      1682344                              .2500
       57,967.48                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1682345                              .2500
      103,941.69                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1682346                              .2500
      103,941.69                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1682347                              .2500
       54,966.67                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1682348                              .2500
       97,334.64                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1682349                              .2500
       68,722.56                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1682350                              .2500
      287,801.80                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1682351                              .2500
       57,966.63                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1682352                              .2500
       79,503.20                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1682353                              .2500
       50,786.56                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1682354                              .2500
       71,959.63                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1682356                              .2500
       49,140.17                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1682357                              .2500
       77,153.63                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1682358                              .2500
       63,922.17                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1682359                              .2500
       97,542.37                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1682360                              .2500
       67,958.80                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1682361                              .2500
       93,470.74                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1682362                              .2500
       44,943.85                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1682363                              .2500
       50,536.88                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1682364                              .2500
      101,931.55                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200
1



      1682365                              .2500
      342,771.87                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1682366                              .2500
      275,519.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1682367                              .2500
      104,823.08                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1682368                              .2500
       40,479.00                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.9700                         .0000
            7.0000                        1.9700

      1682369                              .2500
       45,722.28                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1682370                              .2500
       52,468.19                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1682371                              .2500
      253,540.42                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1682372                              .2500
      389,076.85                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1682373                              .2500
      534,699.07                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1682374                              .2500
       99,940.96                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1682375                              .2500
      256,840.26                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1682377                              .2500
       50,138.95                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1682378                              .2500
      294,781.95                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1682379                              .2500
      253,191.76                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1682380                              .2500
      100,439.11                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1682381                              .2500
       61,425.20                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1682382                              .2500
       87,242.88                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1682383                              .2500
      131,791.88                           .0300
            7.0000                         .0000
            6.7500                         .0000
            6.7200                         .0000
            6.7200                         .0000

      1682384                              .2500
      107,941.00                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200

      1682385                              .2500
      513,672.23                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1682386                              .2500
       99,943.93                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1682388                              .2500
       57,694.98                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1682389                              .2500
       49,932.66                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1682390                              .2500
      258,217.62                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1682391                              .2500
      207,870.71                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1682392                              .2500
      239,668.58                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1682394                              .2500
      342,771.87                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1682395                              .2500
      195,935.82                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1682396                              .2500
       94,285.21                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1682397                              .2500
       87,210.00                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1682398                              .2500
      105,193.13                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1682399                              .2500
       89,891.16                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450
1



      1682400                              .2500
       39,946.14                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1682401                              .2500
      157,322.73                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1682402                              .2500
       69,259.08                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1682403                              .2500
      110,272.50                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1682404                              .2500
       68,354.10                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1682405                              .2500
       44,975.41                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200

      1682406                              .2500
       57,315.25                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1682407                              .2500
      291,823.10                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1682408                              .2500
       53,536.47                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1682409                              .2500
       89,884.81                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1682411                              .2500
       99,868.72                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1682412                              .2500
      179,650.57                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1682413                              .2500
       98,809.29                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1682414                              .2500
      471,666.86                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1682415                              .2500
       98,995.51                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1682416                              .2500
      187,870.61                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1682419                              .2500
       71,555.47                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1682420                              .2500
      129,656.36                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1682422                              .2500
      160,385.60                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1682423                              .2500
       89,319.22                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1682424                              .2500
       96,728.16                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1682425                              .2500
      114,279.43                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1682426                              .2500
       52,941.86                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200

      1682428                              .2500
      106,435.47                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1682430                              .2500
       99,735.66                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1682431                              .2500
       80,839.95                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1682432                              .2500
      139,816.22                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1682433                              .2500
      119,358.39                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1682434                              .2500
       52,765.46                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1682435                              .2500
       42,942.10                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1682436                              .2500
       78,644.30                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1682437                              .2500
       89,223.35                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450
1



      1682438                              .2500
       83,834.03                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1682439                              .2500
       74,851.80                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1682440                              .2500
      179,893.72                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1682441                              .2500
      214,296.08                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1682442                              .2500
       86,224.89                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1682443                              .2500
       85,725.92                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1682444                              .2500
       57,629.97                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1682445                              .2500
       54,683.41                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1682446                              .2500
       55,162.96                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1682447                              .2500
       39,972.47                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1682448                              .2500
      136,515.93                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1682450                              .2500
       54,318.99                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1682451                              .2500
       70,958.07                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1682452                              .2500
      154,257.79                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200

      1682453                              .2500
      255,828.23                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1682454                              .2500
       64,958.55                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700
1



      1682455                              .2500
      133,483.28                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1682456                              .2500
      139,610.79                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1682457                              .2500
       67,270.16                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1682458                              .2500
       61,628.74                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1682459                              .2500
       50,691.30                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1682461                              .2500
       95,699.83                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1682462                              .2500
       59,881.45                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1682463                              .2500
       59,878.41                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200
1



      1682464                              .2500
       81,877.96                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1682465                              .2500
      207,589.02                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1682466                              .2500
       44,976.05                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            7.0000                        1.8450

      1682467                              .2500
       57,683.30                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1682468                              .2500
       84,440.36                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1682469                              .2500
       46,371.89                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1682470                              .2500
      103,061.04                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1682491                              .2500
      164,892.06                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450
1



      1682497                              .2500
       49,970.49                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1682499                              .2500
      203,863.12                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1682502                              .2500
      109,123.81                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1682505                              .2500
      103,590.37                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1682506                              .2500
      139,908.42                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1682513                              .2500
      148,418.88                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200

      1682516                              .2500
      121,386.32                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1682517                              .2500
      125,929.35                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950
1



      1682520                              .2500
       69,956.48                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1682531                              .2500
      135,367.94                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1682535                              .2500
      178,500.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1682536                              .2500
      195,000.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1682537                              .2500
      120,000.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1682541                              .2500
       49,500.00                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1682546                              .2500
       64,957.47                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1682548                              .2500
      148,000.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700
1



      1682557                              .2500
       25,985.04                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1682558                              .2500
       37,027.56                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1682559                              .2500
       56,669.03                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200

      1682560                              .2500
       64,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1682561                              .2500
       90,000.00                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1682562                              .2500
      379,200.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1682564                              .2500
      104,000.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1682565                              .2500
      148,712.15                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450
1



      1682566                              .2500
      105,935.78                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1682569                              .2500
       22,488.34                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.9700                         .0000
            7.0000                        1.9700

      1682570                              .2500
      171,884.59                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1682572                              .2500
       87,448.34                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1682574                              .2500
       59,565.71                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1682576                              .2500
       84,744.53                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1682577                              .2500
       30,583.71                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            7.0000                        1.8450

      1682580                              .2500
       96,000.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700
1



      1682584                              .2500
       55,311.90                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1682585                              .2500
      166,335.45                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1682586                              .2500
       64,800.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1682588                              .2500
      237,686.31                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1682590                              .2500
      239,058.78                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1682594                              .2500
      170,000.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1682595                              .2500
       46,800.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1682608                              .2500
      125,750.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450
1



      1682611                              .2500
       54,900.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1682628                              .2500
      180,000.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1682649                              .2500
       89,900.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1682672                              .2500
       61,162.92                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1682685                              .2500
      245,700.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1682686                              .2500
      139,500.00                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1682696                              .2500
       17,100.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1682703                              .2500
       99,927.62                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450
1



      1682709                              .2500
      197,000.00                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1682715                              .2500
       49,464.17                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1682719                              .2500
      103,232.43                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1682915                              .2500
       58,000.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1682943                              .2500
      117,500.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1682949                              .2500
       65,250.00                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1682953                              .2500
      135,000.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1682962                              .2500
       38,250.00                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950
1



      1682975                              .2500
       72,400.00                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1683001                              .2500
       70,157.47                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1683092                              .2500
      113,932.70                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1683103                              .2500
       51,171.30                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1683115                              .2500
      423,457.40                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1683127                              .2500
       54,000.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1683133                              .2500
      212,000.00                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1683136                              .2500
       34,181.32                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200
1



      1683137                              .2500
       50,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1683159                              .2500
       40,000.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1683164                              .2500
       82,500.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1683171                              .2500
      112,500.00                           .0300
            7.1250                         .0000
            6.8750                         .0000
            6.8450                         .0000
            6.8450                         .0000

      1683186                              .2500
       92,800.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1683187                              .2500
      337,767.40                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1683195                              .2500
       46,323.33                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1683197                              .2500
       67,861.94                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950
1



      1683207                              .2500
       37,677.16                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1683210                              .2500
       78,703.51                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1683213                              .2500
       35,678.37                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1683214                              .2500
       45,000.00                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1683215                              .2500
      139,912.98                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1683217                              .2500
      175,093.86                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1683218                              .2500
      171,200.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1683220                              .2500
       40,000.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700
1



      1683223                              .2500
       59,964.58                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1683224                              .2500
       78,447.32                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1683227                              .2500
       33,979.40                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1683228                              .2500
       38,190.89                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1683230                              .2500
      112,380.11                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1683231                              .2500
       51,465.44                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1683233                              .2500
       45,000.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1683234                              .2500
      600,000.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700
1



      1683235                              .2500
       51,200.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1683237                              .2500
       64,952.95                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1683239                              .2500
       75,920.90                           .0300
            9.2500                         .0000
            9.0000                         .0000
            8.9700                         .0000
            7.0000                        1.9700

      1683254                              .2500
       77,449.30                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1683258                              .2500
       75,955.12                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1683265                              .2500
      104,731.44                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1683320                              .2500
      127,376.67                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1683330                              .2500
      127,376.67                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700
1



      1683331                              .2500
      153,600.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1683335                              .2500
       69,258.01                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1683340                              .2500
      127,376.67                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1683342                              .2500
       60,000.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1683347                              .2500
       63,000.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1683356                              .2500
       53,266.87                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1683360                              .2500
      112,500.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1683365                              .2500
       69,904.24                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450
1



      1683367                              .2500
      162,700.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1683374                              .2500
      103,134.19                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1683379                              .2500
      107,936.23                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1683381                              .2500
      121,500.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1683384                              .2500
       50,300.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1683390                              .2500
       50,371.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1683395                              .2500
       43,200.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1683396                              .2500
       95,339.17                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700
1



      1683398                              .2500
      133,200.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1683406                              .2500
       72,953.46                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1683407                              .2500
       87,900.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1683408                              .2500
      284,500.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1683416                              .2500
       43,500.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1683465                              .2500
      144,898.68                           .0300
            7.8000                         .0000
            7.5500                         .0000
            7.5200                         .0000
            7.0000                         .5200

      1683629                              .2500
       46,871.59                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1683669                              .2500
       44,522.31                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950
1



      1683670                              .2500
       31,350.00                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1683672                              .2500
      105,600.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1683680                              .2500
       77,942.11                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1683685                              .2500
       97,650.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1683694                              .2500
       74,956.85                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1683696                              .2500
       31,480.91                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1683699                              .2500
       36,000.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1683706                              .2500
      119,919.48                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200
1



      1683750                              .2500
       51,300.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1683755                              .2500
       58,800.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1683761                              .2500
       76,500.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1683783                              .2500
      119,930.95                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1683784                              .2500
      628,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1683798                              .2500
       38,250.00                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1683856                              .2500
      107,279.77                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1683860                              .2500
       80,000.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450
1



      1683864                              .2500
      260,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1683867                              .2500
      250,000.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1683871                              .2500
      103,873.53                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1683875                              .2500
      544,000.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1683882                              .2500
      202,500.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1683883                              .2500
      200,000.00                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1683886                              .2500
       58,500.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1683888                              .2500
      108,000.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450
1



      1683894                              .2500
       78,701.05                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1683899                              .2500
       93,600.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1683917                              .2500
       98,938.47                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1683944                              .2500
       46,667.04                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1683984                              .2500
      184,500.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1683985                              .2500
      120,000.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1683989                              .2500
      132,700.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1683995                              .2500
      110,000.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450
1



      1683998                              .2500
      219,848.59                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1684003                              .2500
      111,950.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1684006                              .2500
       20,989.39                           .0300
            9.3750                         .0000
            9.1250                         .0000
            9.0950                         .0000
            7.0000                        2.0950

      1684007                              .2500
       21,087.86                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1684008                              .2500
      120,000.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1684011                              .2500
      199,884.93                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1684013                              .2500
       32,382.76                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            7.0000                        1.8450

      1684014                              .2500
      164,907.50                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950
1



      1684016                              .2500
       99,391.29                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1684017                              .2500
       66,105.61                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1684018                              .2500
      200,600.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1684019                              .2500
       20,989.39                           .0300
            9.3750                         .0000
            9.1250                         .0000
            9.0950                         .0000
            7.0000                        2.0950

      1684020                              .2500
      180,000.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1684021                              .2500
      119,917.43                           .0300
            7.8755                         .0000
            7.6255                         .0000
            7.5955                         .0000
            7.0000                         .5955

      1684024                              .2500
       90,340.86                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1684025                              .2500
      107,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1684026                              .2500
       95,334.34                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1684027                              .2500
       37,076.94                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1684030                              .2500
       63,559.44                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1684032                              .2500
       51,800.00                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1684035                              .2500
      112,100.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1684036                              .2500
       79,870.39                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1684037                              .2500
       67,959.85                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1684040                              .2500
       60,000.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450
1



      1684041                              .2500
      240,000.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1684043                              .2500
       95,500.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1684045                              .2500
      259,842.49                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1684047                              .2500
      114,400.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1684049                              .2500
       32,350.00                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1684051                              .2500
       44,976.05                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            7.0000                        1.8450

      1684052                              .2500
       46,717.83                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1684089                              .2500
       42,900.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700
1



      1684093                              .2500
       96,900.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1684105                              .2500
      136,250.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1684131                              .2500
      158,400.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1684140                              .2500
       66,560.68                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1684141                              .2500
       66,359.77                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1684192                              .2500
      146,000.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1684195                              .2500
      106,200.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1684197                              .2500
      155,895.33                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200
1



      1684202                              .2500
       67,065.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1684207                              .2500
       28,583.96                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1684220                              .2500
      179,896.44                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1684229                              .2500
      170,091.47                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1684240                              .2500
       71,959.64                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1684242                              .2500
      399,757.67                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1684249                              .2500
       64,755.41                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1684256                              .2500
       54,969.16                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950
1



      1684263                              .2500
       80,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1684267                              .2500
       70,000.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1684270                              .2500
      100,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1684272                              .2500
      139,411.04                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1684276                              .2500
       71,199.72                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1684278                              .2500
       85,147.05                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1684280                              .2500
      115,836.85                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1684285                              .2500
      134,831.59                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950
1



      1684297                              .2500
      103,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1684303                              .2500
       73,950.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1684305                              .2500
      124,000.00                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1684309                              .2500
      101,936.61                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1684313                              .2500
      187,500.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1684332                              .2500
      114,100.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1684375                              .2500
      141,507.37                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1684376                              .2500
      103,500.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950
1



      1684377                              .2500
      186,400.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1684382                              .2500
      173,550.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1684385                              .2500
      135,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1684391                              .2500
       89,600.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1684394                              .2500
      184,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1684397                              .2500
      179,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1684419                              .2500
       67,500.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1684426                              .2500
      111,450.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1684436                              .2500
      249,600.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1684459                              .2500
      331,644.17                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1684460                              .2500
      100,674.26                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1684462                              .2500
      139,553.89                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1684463                              .2500
      150,342.10                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1684464                              .2500
       95,280.99                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1684469                              .2500
      140,303.38                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1684470                              .2500
       74,748.52                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1684472                              .2500
      165,097.32                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1684473                              .2500
      120,972.81                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1684475                              .2500
      223,890.39                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1684476                              .2500
      237,332.37                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1684477                              .2500
       97,681.01                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1684478                              .2500
      559,301.43                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1684480                              .2500
      104,309.36                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1684481                              .2500
      261,832.93                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700
1



      1684482                              .2500
       95,340.70                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1684484                              .2500
       80,949.65                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1684485                              .2500
       60,685.84                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1684486                              .2500
      119,846.43                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1684487                              .2500
      111,061.28                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1684503                              .2500
      259,473.13                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1684508                              .2500
      276,937.67                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1684509                              .2500
      331,773.42                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450
1



      1684510                              .2500
      256,786.22                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1684511                              .2500
      231,505.58                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1684512                              .2500
      263,644.54                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1684513                              .2500
      243,246.25                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1684515                              .2500
      499,376.25                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1684516                              .2500
      403,456.04                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1684517                              .2500
      239,039.50                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1684520                              .2500
      380,000.50                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450
1



      1684521                              .2500
      754,982.08                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1684522                              .2500
      227,177.82                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1684524                              .2500
      231,844.33                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1684526                              .2500
      246,948.20                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1684527                              .2500
      235,682.23                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1684528                              .2500
      263,635.43                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1684530                              .2500
      241,813.10                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1684531                              .2500
      252,846.72                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1684535                              .2500
      367,247.08                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1684536                              .2500
      307,971.91                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1684537                              .2500
      274,820.11                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1684538                              .2500
      329,767.08                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1684539                              .2500
      291,788.66                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1684541                              .2500
      229,050.06                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1684542                              .2500
      241,437.89                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1684544                              .2500
       69,500.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1684764                              .2500
       23,220.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1684851                              .2500
      104,250.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1684860                              .2500
      124,900.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1684865                              .2500
       49,250.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1684869                              .2500
      440,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1684872                              .2500
      188,800.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1684874                              .2500
      201,650.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1684877                              .2500
      300,000.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700
1



      1684885                              .2500
      116,000.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1684895                              .2500
      314,500.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1684897                              .2500
      171,200.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1684904                              .2500
      198,700.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1684905                              .2500
       92,550.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1684908                              .2500
      111,240.00                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1684911                              .2500
      146,101.91                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1684914                              .2500
      226,071.22                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450
1



      1684919                              .2500
      178,374.01                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1684925                              .2500
      211,735.54                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1684926                              .2500
      299,798.71                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1684938                              .2500
      138,099.98                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1684941                              .2500
       89,190.12                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1684942                              .2500
      123,223.36                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1684944                              .2500
       94,936.25                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1684960                              .2500
       34,300.00                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450
1



      1684973                              .2500
       99,929.42                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1684975                              .2500
       13,992.94                           .0300
            9.3750                         .0000
            9.1250                         .0000
            9.0950                         .0000
            7.0000                        2.0950

      1684977                              .2500
       53,964.67                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1684980                              .2500
       60,900.00                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1684981                              .2500
      135,913.28                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1684983                              .2500
      136,408.41                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1684987                              .2500
       67,000.00                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1684991                              .2500
       29,981.36                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950
1



      1684993                              .2500
       90,025.51                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1684995                              .2500
       30,400.00                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1684996                              .2500
      115,847.72                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1684997                              .2500
      142,400.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1684998                              .2500
       40,400.00                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200

      1684999                              .2500
       44,100.00                           .0300
            9.0000                         .0000
            8.7500                         .0000
            8.7200                         .0000
            7.0000                        1.7200

      1685000                              .2500
      188,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1685002                              .2500
       88,740.42                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200
1



      1685004                              .2500
      164,554.62                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1685005                              .2500
       77,946.32                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1685007                              .2500
       64,321.70                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1685043                              .2500
      180,000.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1685072                              .2500
      293,000.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1685076                              .2500
      192,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1685083                              .2500
      124,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1685084                              .2500
       50,969.89                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450
1



      1685105                              .2500
       55,350.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1685115                              .2500
      212,000.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1685118                              .2500
       42,300.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1685121                              .2500
       46,350.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1685200                              .2500
      136,000.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1685203                              .2500
      159,900.55                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1685229                              .2500
       64,000.00                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1685230                              .2500
       78,702.29                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1685237                              .2500
      129,200.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1685242                              .2500
       69,159.90                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1685246                              .2500
      100,000.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1685248                              .2500
       52,000.00                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1685249                              .2500
       84,294.82                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1685260                              .2500
      100,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1685261                              .2500
      104,000.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1685262                              .2500
       76,500.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700
1



      1685267                              .2500
       72,900.00                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1685271                              .2500
      185,200.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1685273                              .2500
      400,000.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1685277                              .2500
      160,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1685287                              .2500
       88,800.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1685304                              .2500
      236,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1685308                              .2500
       73,500.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1685314                              .2500
       54,368.70                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700
1



      1685327                              .2500
      103,428.77                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1685329                              .2500
       52,750.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1685341                              .2500
      120,926.69                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1685347                              .2500
      300,000.00                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1685348                              .2500
       87,850.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1685353                              .2500
       90,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1685382                              .2500
       25,200.00                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1685390                              .2500
      189,762.98                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950
1



      1685411                              .2500
       85,600.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1685419                              .2500
      223,200.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1685420                              .2500
      115,200.00                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1685425                              .2500
       51,000.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1685427                              .2500
       79,953.97                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1685429                              .2500
       87,300.00                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1685440                              .2500
       51,650.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1685450                              .2500
       98,800.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1685460                              .2500
      103,500.00                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1685462                              .2500
      100,000.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1685465                              .2500
      137,816.45                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1685469                              .2500
       73,100.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1685471                              .2500
      105,600.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1685474                              .2500
      116,000.00                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1685480                              .2500
      101,600.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1685486                              .2500
       31,500.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700
1



      1685543                              .2500
      145,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1685545                              .2500
      152,918.58                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            7.0000                        1.8450

      1685546                              .2500
      180,000.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1685624                              .2500
       42,400.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1685631                              .2500
      115,000.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1685653                              .2500
       52,120.76                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1685661                              .2500
       73,350.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1685702                              .2500
      382,500.00                           .0300
            6.8750                         .0000
            6.6250                         .0000
            6.5950                         .0000
            6.5950                         .0000
1



      1685710                              .2500
      273,000.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1685716                              .2500
      208,000.00                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      1685721                              .2500
       95,000.00                           .0300
            7.0000                         .0000
            6.7500                         .0000
            6.7200                         .0000
            6.7200                         .0000

      1685724                              .2500
       92,500.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1685729                              .2500
       76,500.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1685733                              .2500
      131,906.84                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1685753                              .2500
      116,813.25                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1685814                              .2500
      110,423.96                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1685844                              .2500
      299,788.26                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1685849                              .2500
      545,124.58                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1685850                              .2500
      629,566.44                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1685860                              .2500
      252,312.61                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1685876                              .2500
      284,808.77                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1685887                              .2500
      428,697.21                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1685897                              .2500
      254,820.01                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1685901                              .2500
      471,475.31                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950
1



      1685918                              .2500
      308,482.12                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1685932                              .2500
      269,799.62                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1685971                              .2500
      439,673.45                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1685977                              .2500
       62,900.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1686000                              .2500
      139,500.00                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1686009                              .2500
       42,700.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1686028                              .2500
      247,811.30                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1686034                              .2500
      260,100.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1686062                              .2500
      100,800.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1686081                              .2500
       67,459.10                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1686174                              .2500
      155,000.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1686194                              .2500
      110,033.30                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1686199                              .2500
      160,000.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1686219                              .2500
       54,900.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1686220                              .2500
      107,950.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1686227                              .2500
      106,000.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700
1



      1686228                              .2500
      170,000.00                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1686230                              .2500
       77,200.00                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      1686260                              .2500
      157,500.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1686272                              .2500
      172,250.00                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1686365                              .2500
       59,500.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1686369                              .2500
       93,500.00                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1686371                              .2500
       73,850.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1686397                              .2500
       90,000.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450
1



      1686415                              .2500
       40,500.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1686421                              .2500
       64,000.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1686424                              .2500
       87,200.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1686436                              .2500
      124,500.00                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1686438                              .2500
      200,000.00                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1686440                              .2500
      396,000.00                           .0300
            8.1250                         .0000
            7.8750                         .0000
            7.8450                         .0000
            7.0000                         .8450

      1686477                              .2500
       40,000.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1686536                              .2500
      154,700.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200
1



      1686567                              .2500
       96,400.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1686576                              .2500
       64,700.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      1686577                              .2500
       91,250.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1686581                              .2500
      103,500.00                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1686589                              .2500
       43,100.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1686591                              .2500
       35,900.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1686604                              .2500
      263,606.92                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1686605                              .2500
      539,589.10                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950
1



      1686886                              .2500
       95,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1686995                              .2500
      120,400.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1687032                              .2500
       78,300.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1687044                              .2500
      170,000.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1687472                              .2500
      116,919.47                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1687474                              .2500
      170,901.62                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1687475                              .2500
      107,677.69                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      1687476                              .2500
      134,904.72                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700
1



      1687477                              .2500
      123,926.79                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      1687733                              .2500
      140,000.00                           .0300
            7.5000                         .0000
            7.2500                         .0000
            7.2200                         .0000
            7.0000                         .2200

      1687753                              .2500
      285,000.00                           .0300
            8.7500                         .0000
            8.5000                         .0000
            8.4700                         .0000
            7.0000                        1.4700

      1687758                              .2500
       58,500.00                           .0300
            8.8750                         .0000
            8.6250                         .0000
            8.5950                         .0000
            7.0000                        1.5950

      1687761                              .2500
       84,800.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      1687773                              .2500
       86,450.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1687970                              .2500
      338,000.00                           .0300
            7.2500                         .0000
            7.0000                         .0000
            6.9700                         .0000
            6.9700                         .0000

      1688057                              .2500
      138,000.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700
1



      1688073                              .2500
      138,000.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1688106                              .2500
      280,000.00                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1688125                              .2500
      156,000.00                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1688237                              .2500
      113,900.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      1688312                              .2500
       48,150.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      1688477                              .2500
      360,000.00                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1688484                              .2500
      180,000.00                           .0300
            8.5000                         .0000
            8.2500                         .0000
            8.2200                         .0000
            7.0000                        1.2200

      1689468                              .2500
      154,000.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700
1



      1689588                              .2500
      279,500.00                           .0300
            7.3750                         .0000
            7.1250                         .0000
            7.0950                         .0000
            7.0000                         .0950

      1691273                              .2500
      192,667.32                           .0300
            7.8750                         .0000
            7.6250                         .0000
            7.5950                         .0000
            7.0000                         .5950

      1691275                              .2500
       64,800.00                           .0300
            9.1250                         .0000
            8.8750                         .0000
            8.8450                         .0000
            7.0000                        1.8450

      1691278                              .2500
       95,000.00                           .0300
            8.3750                         .0000
            8.1250                         .0000
            8.0950                         .0000
            7.0000                        1.0950

      2611810                              .2500
      174,297.03                           .0300
            8.6250                         .0000
            8.3750                         .0000
            8.3450                         .0000
            7.0000                        1.3450

      2612416                              .2500
      239,747.02                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

      2613249                              .2500
      169,876.96                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      2614819                              .2500
       90,600.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700
1



      2614821                              .2500
      127,500.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      2614822                              .2500
      132,600.00                           .0300
            7.6250                         .0000
            7.3750                         .0000
            7.3450                         .0000
            7.0000                         .3450

      2615267                              .2500
      280,800.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      2615752                              .2500
      281,600.00                           .0300
            7.7500                         .0000
            7.5000                         .0000
            7.4700                         .0000
            7.0000                         .4700

      2615754                              .2500
      248,800.00                           .0300
            8.0000                         .0000
            7.7500                         .0000
            7.7200                         .0000
            7.0000                         .7200

      2616639                              .2500
      258,000.00                           .0300
            8.2500                         .0000
            8.0000                         .0000
            7.9700                         .0000
            7.0000                         .9700

  TOTAL NUMBER OF LOANS:     3564
  TOTAL BALANCE........:        433,770,084.51


1

  RUN ON     : 02/27/98            RFC DISCLOSURE SYSTEM      RFFSDFIX-01
  AT         : 11.33.17            INITIAL SECURITY FEES      AMORTIZED BALANCE
  SERIES     : RALI 1998-QS2        FIXED SUMMARY REPORT      CUTOFF : 02/01/98
  POOL       : 0004284
             :
             :
  POOL STATUS: F

                                   WEIGHTED AVERAGES      FROM         TO
  ---------------------------------------------------------------------------
  CURR NOTE RATE                        8.2656            6.5000      9.7500
  RFC NET RATE                          8.0154            6.2500      9.5000
  NET MTG RATE(INVSTR RATE)             7.9854            6.2200      9.4700
  POST STRIP RATE                       6.9978            6.2200      7.0000
  SUB SERV FEE                           .2501             .2500       .5000
  MSTR SERV FEE                          .0300             .0300       .0300
  ALL EXP                                .0000             .0000       .0000
  MISC EXP                               .0000             .0000       .0000
  SPREAD                                 .0000             .0000       .0000
  STRIP                                  .9877             .0000      2.4700







  TOTAL NUMBER OF LOANS:  3564
  TOTAL BALANCE........:     433,770,084.51


                             ***************************
                             *      END OF REPORT      *
                             ***************************

                                   EXHIBIT G

                       FORM OF SELLER/SERVICER CONTRACT


      This Seller/Servicer Contract (as may be amended, supplemented or otherwise modified from time to time, this "Contract") is made this _________ day of _______, 19____, by and between Residential Funding Corporation, its successors and assigns ("Residential Funding") and _____________________ (the "Seller/Servicer," and, together with Residential Funding, the "parties" and each, individually, a "party").

      WHEREAS, the Seller/Servicer desires to sell Loans to, and/or service Loans for, Residential Funding, and Residential Funding desires to purchase Loans from the Seller/Servicer and/or have the Seller/Servicer service various of its Loans, pursuant to the terms of this Contract and the Residential Funding Seller and Servicer Guides incorporated herein by reference, as amended, supplemented or otherwise modified, from time to time (together, the "Guides").

      NOW,  THEREFORE,   in  consideration  of  the  premises,  and  the  terms,
conditions and agreements set forth below, the parties agree as follows:

1.    Incorporation of Guides by Reference.

      The Seller/Servicer acknowledges that it has received and read the Guides. All provisions of the Guides are incorporated by reference into and made a part of this Contract, and shall be binding upon the parties; provided, however, that the Seller/Servicer shall be entitled to sell Loans to and/or service Loans for Residential Funding only if and for so long as it shall have been authorized to do so by Residential Funding in writing. Specific reference in this Contract to particular provisions of the Guides and not to other provisions does not mean that those provisions of the Guides not specifically cited in this Contract are not applicable. All terms used herein shall have the same meanings as such terms have in the Guides, unless the context clearly requires otherwise.

2.    Amendments.

      This Contract may not be amended or modified orally, and no provision of this Contract may be waived or amended except in writing signed by the party against whom enforcement is sought. Such a written waiver or amendment must expressly reference this Contract. However, by their terms, the Guides may be amended or supplemented by Residential Funding from time to time. Any such amendment(s) to the Guides shall be binding upon the parties hereto.

3.    Representations and Warranties.

      a.    Reciprocal Representations and Warranties.

            The Seller/Servicer and Residential Funding each represents and warrants to the other that as of the date of this Contract:

            (1) Each party is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, is qualified, if necessary, to do business and in good standing in each jurisdiction in which it is required to be so qualified, and has the requisite power and authority to enter into this Contract and all other agreements which are contemplated by this Contract and to carry out its obligations hereunder and under the Guides and under such other agreements.

            (2) This Contract has been duly authorized, executed and delivered by each party and constitutes a valid and legally binding agreement of each party enforceable in accordance with its terms.

            (3) There is no action, proceeding or investigation pending or threatened, and no basis therefor is known to either party, that could affect the validity or prospective validity of this Contract.

            (4) Insofar as its capacity to carry out any obligation under this Contract is concerned, neither party is in violation of any charter, articles of incorporation, bylaws, mortgage, indenture, indebtedness, agreement, instrument, judgment, decree, order, statute, rule or regulation and none of the foregoing adversely affects its capacity to fulfill any of its obligations under this Contract. Its execution of, and performance pursuant to, this Contract will not result in a violation of any of the foregoing.

      b.    Seller/Servicer's Representations, Warranties and
Covenants.

            In addition to the representations, warranties and covenants made by the Seller/Servicer pursuant to subparagraph (a) of this paragraph 3, the Seller/Servicer makes the representations, warranties and covenants set forth in the Guides and, upon request, agrees to deliver to Residential Funding the certified Resolution of Board of Directors which authorizes the execution and delivery of this Contract.

4.    Remedies of Residential Funding.

      If an Event of Seller Default or an Event of Servicer Default shall occur, Residential Funding may, at its option, exercise one or more of those remedies set forth in the Guides.

5.    Seller/Servicer's Status as Independent Contractor.

      At no time shall the Seller/Servicer represent that it is acting as an agent of Residential Funding. The Seller/Servicer shall, at all times, act as an independent contractor.

6.    Prior Agreements Superseded.

      This Contract restates, amends and supersedes any and all prior Seller Contracts or Servicer Contracts between the parties except that any subservicing agreement executed by the Seller/Servicer in connection with any loan-security exchange transaction shall not be affected.

7.    Assignment.

      This Contract may not be assigned or transferred, in whole or in part, by the Seller/Servicer without the prior written consent of Residential Funding. Residential Funding may sell, assign, convey, hypothecate, pledge or in any other way transfer, in whole or in part, without restriction, its rights under this Contract and the Guides with respect to any Commitment or Loan.

8.    Notices.

      All notices, requests, demands or other communications that are to be given under this Contract shall be in writing, addressed to the appropriate parties and sent by telefacsimile or by overnight courier or by United States mail, postage prepaid, to the addresses and telefacsimile numbers specified below. However, another name, address and/or telefacsimile number may be substituted by the Seller/Servicer pursuant to the requirements of this paragraph 8, or Residential Funding pursuant to an amendment to the Guides.

If to Residential Funding, notices must be sent to the appropriate address or telefacsimile number specified in the Guides.

If to the Seller/Servicer, notice must be sent to:







      Attention:

      Telefacsimile Number:  (___) ___-____

9.    Jurisdiction and Venue.

      Each of the parties irrevocably submits to the jurisdiction of any state or federal court located in Hennepin County, Minnesota, over any action, suit or proceeding to enforce or defend any right under this Contract or otherwise arising from any loan sale or servicing relationship existing in connection with this Contract, and each of the parties irrevocably agrees that all claims in respect of any such action or proceeding may be heard or determined in such state or federal court. Each of the parties irrevocably waives the defense of an inconvenient forum to the maintenance of any such action or proceeding and any other substantive or procedural rights or remedies it may have with respect to the maintenance of any such action or proceeding in any such forum. Each of the parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Each of the parties further agrees not to institute any legal actions or proceedings against the other party or any director, officer, employee, attorney, agent or property of the other party, arising out of or relating to this Contract in any court other than as hereinabove specified in this paragraph 9.

10.   Miscellaneous.

      This Contract, including all documents incorporated by reference herein, constitutes the entire understanding between the parties hereto and supersedes all other agreements, covenants, representations, warranties, understandings and communications between the parties, whether written or oral, with respect to the transactions contemplated by this Contract. All paragraph headings contained herein are for convenience only and shall not be construed as part of this Contract. Any provision of this Contract that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction, and, to this end, the provisions hereof are severable. This Contract shall be governed by, and construed and enforced in accordance with, applicable federal laws and the laws of the State of Minnesota.

      IN WITNESS WHEREOF, the duly authorized officers of the Seller/Servicer and Residential Funding have executed this Seller/Servicer Contract as of the date first above written.

ATTEST:                             SELLER/SERVICER

[Corporate Seal]


                                                (Name of Seller/Servicer)

By:                                 By:
      (Signature)                               (Signature)


                                    By:
      (Typed Name)                              (Typed Name)


Title:                              Title:




ATTEST:                             RESIDENTIAL FUNDING CORPORATION

By:                                 By:
      (Signature)                               (Signature)


                                    By:
      (Typed Name)                              (Typed Name)


Title:                              Title:

                                   EXHIBIT H
                         FORMS OF REQUEST FOR RELEASE

DATE:
TO:
RE:         REQUEST FOR RELEASE OF DOCUMENTS

In connection with the administration of the pool of Mortgage Loans held by you for the referenced pool, we request the release of the Mortgage Loan File described below.

Pooling and Servicing Agreement Dated:
Series#:
Account#:
Pool#:
Loan#:
Borrower Name(s):
Reason for Document Request: (circle one)             Mortgage Loan
Prepaid in Full
                                          Mortgage Loan Repurchased

"We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been or will be so deposited as provided in the Pooling and Servicing Agreement."


Residential Funding Corporation
Authorized Signature

****************************************************************

TO CUSTODIAN/TRUSTEE: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Pooling and Servicing Agreement.

            Enclosed Documents:     [ ] Promissory Note
                          [ ] Primary Insurance Policy
                          [ ] Mortgage or Deed of Trust
                        [ ] Assignment(s) of Mortgage or
Deed of Trust
                           [ ] Title Insurance Policy
                                   [ ] Other:


Name

Title

Date

                                  EXHIBIT I-1

                   FORM OF TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF          )
                  : ss.:
COUNTY OF         )

            [NAME OF OFFICER], being first duly sworn, deposes and says:

            1. That he is [Title of Officer] of [Name of Owner] (record or beneficial owner of the Mortgage Asset-Backed Pass-Through Certificates, Series 1998-QS2, Class R (the "Owner")), a [savings institution] [corporation] duly organized and existing under the laws of [the State of __________________] [the United States], on behalf of which he makes this affidavit and agreement.

            2. That the Owner (i) is not and will not be a "disqualified organization" as of [date of transfer], (ii) will endeavor to remain other than a disqualified organization for so long as it retains its ownership interest in the Class R Certificates, and (iii) is acquiring the Class R Certificates for its own account or for the account of another Owner from which it has received an affidavit and agreement in substantially the same form as this affidavit and agreement. (For this purpose, a "disqualified organization" means an electing large partnership under Section 775 of the Internal Revenue Code of 1986 (the "Code"), the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

            3. That the Owner is aware (i) of the tax that would be imposed on transfers of Class R Certificates to disqualified organizations under the Code, that applies to all transfers of Class R Certificates after March 31, 1988; (ii) that such tax would be on the transferor (or, with respect to transfers to electing large partnerships, on such partnership) or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization, on the agent; (iii) that the person (other than transfers with respect to electing large partnerships) otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class R Certificates may be "noneconomic residual interests" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

            4. That the Owner is aware of the tax imposed on a "pass-through entity" holding Class R Certificates if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. (For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

            5. The Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

            6. That the Owner is aware that the Trustee will not register the transfer of any Class R Certificates unless the transferee, or the transferee's agent, delivers to it an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

            7. That the Owner has reviewed the restrictions set forth on the face of the Class R Certificates and the provisions of Section 5.02(f) of the Pooling and Servicing Agreement under which the Class R Certificates were issued (in particular, clause (iii)(A) and (iii)(B) of Section 5.02(f) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event the Owner holds such Certificates in violation of Section 5.02(f)). The Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

            8. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by an Owner that is not a disqualified organization.


                                    I-1-2

            9.  The Owner's Taxpayer Identification Number is
--------------.

            10.  This  affidavit  and  agreement  relates  only  to the  Class R
Certificates held by the Owner and not to any other holder of the Class R Certificates. The Owner understands that the liabilities described herein relate only to the Class R Certificates.

            11. That no purpose of the Owner relating to the transfer of any of the Class R Certificates by the Owner is or will be to impede the assessment or collection of any tax.

            12. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding. In this regard, the Owner hereby represents to and for the benefit of the person from whom it acquired the Class R Certificate that the Owner intends to pay taxes associated with holding such Class R Certificate as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificate.

            13. That the Owner has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Class R Certificates remain outstanding.

            14. The Purchaser is not an employee benefit plan or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code, or an investment manager, named fiduciary or a trustee of any such plan, or any other Person acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any such plan.


                                    I-1-3

            IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ____ day of _______________, 199__.

                                    [NAME OF OWNER]


                                    By:
                                    [Name of Officer]
                                    [Title of Officer]
[Corporate Seal]

ATTEST:



[Assistant] Secretary



            Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Owner, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.

            Subscribed and sworn before me this ____ day of ________________, 199__.




                                    NOTARY PUBLIC

                                    COUNTY OF
                                    STATE OF
                                    My Commission expires the ____ day
                            of _______________, 19__.

                                    I-1-4

                                  EXHIBIT I-2

                        FORM OF TRANSFEROR CERTIFICATE


                                       __________________, 19__


Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437

Bankers Trust Company
Four Albany Street
New York, NY  10006

Attention:  Residential Funding Corporation Series 1998-QS2

            Re: Mortgage Asset-Backed Pass-Through Certificates, Series 1998-QS2, Class R

Ladies and Gentlemen:

            This letter is delivered to you in  connection  with the transfer by
_______________________________            (the           "Seller")           to
_______________________________  (the  "Purchaser")  of  $_____________  Initial
Certificate Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series 1998-QS2, Class R (the "Certificates"), pursuant to Section
5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of February 1, 1998 among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and Bankers Trust Company, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

            1. No purpose of the Seller relating to the transfer of the Certificate by the Seller to the Purchaser is or will be to impede the assessment or collection of any tax.

            2. The Seller understands that the Purchaser has delivered to the Trustee and the Master Servicer a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit I-1. The Seller does not know or believe that any representation contained therein is false.

            3. The Seller has at the time of the transfer conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Seller has determined that the Purchaser has historically paid its debts as they become due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Seller understands that the transfer of a Class R Certificate may not be respected for United States income tax purposes (and the Seller may continue to be liable for United States income taxes associated therewith) unless the Seller has conducted such an investigation.

            4. The Seller has no actual knowledge that the proposed Transferee is not both a United States Person and a Permitted Transferee.

                                Very truly yours,




                                       (Seller)


                                       By:
                                       Name:
                                       Title:

                                    I-2-2

                                  EXHIBIT J-1

                    FORM OF INVESTOR REPRESENTATION LETTER

                             ______________, 19__

Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, MN 55437

Bankers Trust Company
Four Albany Street
New York, NY  10006

Residential Funding Corporation
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, MN  55437

Attention:  Residential Funding Corporation Series 1998-QS2

            RE: Mortgage Asset-Backed Pass-Through Certificates, Series 1998-QS2, [Class B-]

Ladies and Gentlemen:

            _________________________ (the "Purchaser") intends to purchase from
___________________________  (the "Seller")  $_____________  Initial Certificate
Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series 1998-QS2, Class __ (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of February 1, 1998 among Residential Accredit Loans, Inc., as seller (the
"Company"), Residential Funding Corporation, as master servicer (the "Master Servicer"), and Bankers Trust Company, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicer that:

                  1. The Purchaser  understands that (a) the  Certificates  have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the "Act") or any state securities law, (b) the Company is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.

                  2. The  Purchaser is acquiring  the  Certificates  for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

                  3. The Purchaser is (a) a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Act.

                  4. The  Purchaser  has  been  furnished  with,  and has had an opportunity to review (a) [a copy of the Private Placement Memorandum, dated ___________________, 19__, relating to the Certificates (b)] a copy of the Pooling and Servicing Agreement and [b] [c] such other information concerning the Certificates, the Mortgage Loans and the Company as has been requested by the Purchaser from the Company or the Seller and is relevant to the Purchaser's decision to purchase the Certificates. The Purchaser has had any questions arising from such review answered by the Company or the Seller to the satisfaction of the Purchaser. [If the Purchaser did not purchase the Certificates from the Seller in connection with the initial distribution of the Certificates and was provided with a copy of the Private Placement Memorandum (the "Memorandum") relating to the original sale (the "Original Sale") of the Certificates by the Company, the Purchaser acknowledges that such Memorandum was provided to it by the Seller, that the Memorandum was prepared by the Company solely for use in connection with the Original Sale and the Company did not participate in or facilitate in any way the purchase of the Certificates by the Purchaser from the Seller, and the Purchaser agrees that it will look solely to the Seller and not to the Company with respect to any damage, liability, claim or expense arising out of, resulting from or in connection with (a) error or omission, or alleged error or omission, contained in the Memorandum, or (b) any information, development or event arising after the date of the Memorandum.]

                  5. The Purchaser has not and will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar

                                    J-1-2
            security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                  6.      The Purchaser

                          (a) is not an employee  benefit or other plan  subject
            to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. ss.2510.3-101; or

                          (b) is an insurance company, the source of funds to be
            used by it to purchase the Certificates is an "insurance company general account" (within the meaning of DOL Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.

            In addition, the Purchaser hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicer that the Purchaser will not transfer such Certificates to any Plan or person unless such Plan or person meets the requirements set forth in either (a) or (b) above.

                                Very truly yours,



                                       By:
                                       Name:
                                       Title:

                                    J-1-3

                                  EXHIBIT J-2

                      FORM OF ERISA REPRESENTATION LETTER


                              _____________, 199_


Residential Funding Corporation
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437

Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437

Bankers Trust Company
Four Albany Street
New York, New York  10006


Attention:        Residential Funding Corporation Series 1998-QS2

                  Re:     Mortgage Asset-Backed Pass-Through
                          Certificates, Series 1998-QS2, Class M-__

Dear Sirs:

      ________________ (the "Purchaser") intends to purchase from___________________ (the "Seller") $________________ Initial Certificate
Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series 1998-QS2, Class M-__ (the "Certificates"), issued pursuant to the Pooling and
Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of February 1, 1998, among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer (the "Master Servicer") and Bankers Trust Company, as (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with the Company, the Trustee and the Master Servicer that either:

                  (a) The  Purchaser  is not an  employee  benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or
            Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. ss.2510.3-101; or

                  (b) The  Purchaser as is an insurance  company,  the source of funds to be used by it to purchase the Certificates is an "insurance company general account" (within the meaning of DOL Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.

                  In addition,  the Purchaser hereby  certifies,  represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicer that the Purchaser will not transfer such Certificates to any Plan or person unless such Plan or person meets the requirements set forth in either (a) or (b) above.



                                    Very truly yours,



                                    By:
                                    Name:
                                    Title:


                                    J-2-2

                                   EXHIBIT K

                   FORM OF TRANSFEROR REPRESENTATION LETTER




                                         , 19


Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, MN 55437

Bankers Trust Company
Four Albany Street
New York, New York  10006

Attention: Residential Funding Corporation Series 1998-QS2

            Re: Mortgage Asset-Backed Pass-Through Certificates, Series 1998-QS2, [Class B-]

Ladies and Gentlemen:

            In connection with the sale by (the "Seller") to (the "Purchaser") of $ Initial Certificate Principal Balance of Mortgage Asset-Backed Pass-Through Certificates, Series 1998-QS2, Class (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of February 1, 1998 among Residential Accredit Loans, Inc., as seller (the "Company"), Residential Funding Corporation, as master servicer, and Bankers Trust Company, as trustee (the "Trustee"). The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

            Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or
(e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the "Act"), that would render the disposition of any Certificate a violation of
Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                              Very truly yours,


                              (Seller)



                              By:
                              Name:
                              Title:

                                   EXHIBIT L

                 [FORM OF RULE 144A INVESTMENT REPRESENTATION]


            Description of Rule 144A Securities, including numbers:
                ===============================================
                ===============================================


            The undersigned seller, as registered holder (the "Seller"), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the "Buyer").

            1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Seller hereby certifies the following facts: Neither the Seller nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the "1933 Act"), or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Seller has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

            2. The Buyer warrants and represents to, and covenants with, the Seller, the Trustee and the Master Servicer (as defined in the Pooling and Servicing Agreement (the "Agreement"), dated as of February 1, 1998 among Residential Funding Corporation as Master Servicer, Residential Accredit Loans, Inc. as depositor pursuant to Section 5.02 of the Agreement and Bankers Trust Company, as trustee, as follows:

                  a. The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

                  b. The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

                  c. The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Seller, the Trustee or the Servicer.

                  d. Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

                  e. The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex
      2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the accounts of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

            [3.   The Buyer

                  a. is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. ss.2510.3-101; or

                  b. is an insurance company, the source of funds to be used by it to purchase the Certificates is an

      "insurance company general account" (within the meaning of DOL Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60.]

            4. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

            IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.



Print Name of Seller                      Print Name of Buyer

By:                                       By:
   Name:                                     Name:
   Title:                                    Title:

Taxpayer Identification:                     Taxpayer Identification:

No.                                       No.

Date:                                     Date:

                                                          ANNEX 1 TO EXHIBIT L


           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

            [For Buyers Other Than Registered Investment Companies]


         The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

         1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

         2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $______________________ in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

   ___ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

   ___   Bank.  The Buyer (a) is a national bank or banking
         ----
         institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.
                               ----------------------------------

   ___   Savings and Loan.  The Buyer (a) is a savings and loan
         ----------------
         association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

   ___ Broker-Dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

   ___   Insurance Company.  The Buyer is an insurance company
         -----------------
         whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State or territory or the District of Columbia.

   ___ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

   ___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

   ___   Investment Adviser.   The Buyer is an investment adviser
         registered under the Investment Advisers Act of 1940.

   ___ SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

   ___ Business Development Company. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

   ___   Trust Fund.  The Buyer is a trust fund whose trustee is a
         ----------
         bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or
         (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

         3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the

Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements,
(vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

         4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

         5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

  ___     ___           Will the Buyer be purchasing the Rule 144A
  Yes     No            Securities only for the Buyer's own account?

         6. If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

         7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.


                              Print Name of Buyer

                              By:
                                    Name:
                                    Title:

                              Date:

                                                          ANNEX 2 TO EXHIBIT L


           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

             [For Buyers That Are Registered Investment Companies]


            The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

             1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

            2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

____ The Buyer owned $___________________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

            4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

            5. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

            6. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.



                                    Print Name of Buyer


                                    By:
                                       Name:
                                       Title:

                                    IF AN ADVISER:


                                    Print Name of Buyer


                                    Date:

                                   EXHIBIT M

                  [TEXT OF AMENDMENT TO POOLING AND SERVICING
                 AGREEMENT PURSUANT TO SECTION 11.01(E) FOR A
                               LIMITED GUARANTY]


                                  ARTICLE XII

            Subordinate Certificate Loss Coverage; Limited Guaranty

            Section 12.01. Subordinate Certificate Loss Coverage; Limited Guaranty. (a) Subject to subsection (c) below, prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date, the Master Servicer shall determine whether it or any Subservicer will be entitled to any reimbursement pursuant to Section 4.02(a) on such Distribution Date for Advances or Subservicer Advances previously made, (which will not be Advances or Subservicer Advances that were made with respect to delinquencies which were subsequently determined to be Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses) and, if so, the Master Servicer shall demand payment from Residential Funding of an amount equal to the amount of any Advances or Subservicer Advances reimbursed pursuant to
Section 4.02(a), to the extent such Advances or Subservicer Advances have not been included in the amount of the Realized Loss in the related Mortgage Loan, and shall distribute the same to the Class B Certificateholders in the same manner as if such amount were to be distributed pursuant to Section 4.02(a).

            (b) Subject to subsection (c) below, prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date, the Master Servicer shall determine whether any Realized Losses (other than Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses) will be allocated to the Class B Certificates on such Distribution Date pursuant to Section 4.05, and, if so, the Master Servicer shall demand payment from Residential Funding of the amount of such Realized Loss and shall distribute the same to the Class B Certificateholders in the same manner as if such amount were to be distributed pursuant to Section 4.02(a); provided, however, that the amount of such demand in respect of any Distribution Date shall in no event be greater than the sum of (i) the additional amount of Accrued Certificate Interest that would have been paid for the Class B Certificateholders on such Distribution Date had such Realized Loss or Losses not occurred plus (ii) the amount of the reduction in the Certificate Principal Balances of the Class B Certificates on such Distribution Date due to such Realized Loss or Losses. Notwithstanding such payment, such Realized Losses shall be deemed to have been borne by the Certificateholders for purposes of
Section 4.05. Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses allocated to the Class B Certificates will not be covered by the Subordinate Certificate Loss Obligation.

            (c) Demands for payments pursuant to this Section shall be made prior to the later of the third Business Day prior to each Distribution Date or the related Determination Date by the Master Servicer with written notice thereof to the Trustee. The maximum amount that Residential Funding shall be required to pay pursuant to this Section on any Distribution Date (the "Amount Available") shall be equal to the lesser of (X)
      minus the sum of (i) all previous  payments made under subsections (a) and
(b) hereof and (ii) all draws under the Limited Guaranty made in lieu of such payments as described below in subsection (d) and (Y) the then outstanding Certificate Principal Balances of the Class B Certificates, or such lower amount as may be established pursuant to Section 12.02. Residential Funding's obligations as described in this Section are referred to herein as the "Subordinate Certificate Loss Obligation."

            (d) The Trustee will promptly notify General Motors Acceptance Corporation of any failure of Residential Funding to make any payments hereunder and shall demand payment pursuant to the limited guaranty (the "Limited Guaranty"), executed by General Motors Acceptance Corporation, of Residential Funding's obligation to make payments pursuant to this Section, in an amount equal to the lesser of (i) the Amount Available and (ii) such required payments, by delivering to General Motors Acceptance Corporation a written demand for payment by wire transfer, not later than the second Business Day prior to the Distribution Date for such month, with a copy to the Master Servicer.

            (e) All payments made by Residential Funding pursuant to this Section or amounts paid under the Limited Guaranty shall be deposited directly in the Certificate Account, for distribution on the Distribution Date for such month to the Class B Certificateholders.

            (f) The Company shall have the option, in its sole discretion, to substitute for either or both of the Limited Guaranty or the Subordinate Certificate Loss Obligation another instrument in the form of a corporate guaranty, an irrevocable letter of credit, a surety bond, insurance policy or similar instrument or a reserve fund; provided that (i) the Company obtains (subject to the provisions of Section 10.01(f) as if the Company was substituted for the Master Servicer solely for the purposes of such provision) an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that obtaining such substitute corporate guaranty, irrevocable letter of credit, surety bond, insurance policy or similar instrument or reserve fund will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under
Section 860(F)(a)(1) of the Code or on "contributions after the startup date" under Section 860(G)(d)(1) of the Code or (b) either REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificate is outstanding, and (ii) no such substitution shall be made unless (A) the substitute Limited Guaranty or Subordinate Certificate Loss Obligation is for an initial amount not less than the then current Amount Available and contains provisions that are in all material respects equivalent to the original Limited Guaranty or Subordinate Certificate Loss Obligation (including that no portion of the fees, reimbursements or other obligations under any such instrument will be borne by the Trust Fund), (B) the long term debt obligations of any obligor of any substitute Limited Guaranty or Subordinate Certificate Loss Obligation (if not supported by the Limited Guaranty) shall be rated at least the lesser of (a) the rating of the long term debt obligations of General Motors Acceptance Corporation as of the date of issuance of the Limited Guaranty and (b) the rating of the long term debt obligations of General Motors Acceptance Corporation at the date of such substitution and (C) the Company obtains written confirmation from each nationally recognized credit rating agency that rated the Class B Certificates at the request of the Company that such substitution shall not lower the rating on the Class B Certificates below the lesser of (a) the then-current rating assigned to the Class B Certificates by such rating agency and (b) the original rating assigned to the Class B Certificates by such rating agency. Any replacement of the Limited Guaranty or Subordinate Certificate Loss Obligation pursuant to this Section shall be accompanied by a written Opinion of Counsel to the substitute guarantor or obligor, addressed to the Master Servicer and the Trustee, that such substitute instrument constitutes a legal, valid and binding obligation of the substitute guarantor or obligor, enforceable in accordance with its terms, and concerning such other matters as the Master Servicer and the Trustee shall reasonably request. Neither the Company, the Master Servicer nor the Trustee shall be obligated to substitute for or replace the Limited Guaranty or Subordinate Certificate Loss Obligation under any circumstance.

            Section 12.02. Amendments Relating to the Limited Guaranty. Notwithstanding Sections 11.01 or 12.01: (i) the provisions of this Article XII may be amended, superseded or deleted, (ii) the Limited Guaranty or Subordinate Certificate Loss Obligation may be amended, reduced or canceled, and (iii) any other provision of this Agreement which is related or incidental to the matters described in this Article XII may be amended in any manner; in each case by written instrument executed or consented to by the Company and Residential Funding but without the consent of any Certificateholder and without the consent of the Master Servicer or the Trustee being required unless any such amendment would impose any additional obligation on, or otherwise adversely affect the interests of, the Master Servicer or the Trustee, as applicable; provided that the Company shall also obtain a letter from each nationally recognized credit rating agency that rated the Class B Certificates at the request of the Company to the effect that such amendment, reduction, deletion or cancellation will not lower the rating on the Class B Certificates below the lesser of (a) the then-current rating assigned to the Class B Certificates by such rating agency and (b) the original rating assigned to the Class B Certificates by such rating agency, unless (A) the Holder of 100% of the Class B Certificates is Residential Funding or an Affiliate of Residential Funding, or (B) such amendment, reduction, deletion or cancellation is made in accordance with
Section 11.01(e) and, provided further that the Company obtains (subject to the provisions of Section 10.01(f) as if the Company was substituted for the Master Servicer solely for the purposes of such provision), in the case of a material amendment or supersession (but not a reduction, cancellation or deletion of the Limited Guaranty or the Subordinate Certificate Loss Obligation), an Opinion of Counsel (which need not be an opinion of Independent counsel) to the effect that any such amendment or supersession will not cause either (a) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or
(b) the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding. A copy of any such instrument shall be provided to the Trustee and the Master Servicer together with an Opinion of Counsel that such amendment complies with this Section 12.02.

                                   EXHIBIT N

                          [FORM OF LIMITED GUARANTY]

                               LIMITED GUARANTY

                       RESIDENTIAL ACCREDIT LOANS, INC.

                Mortgage Asset-Backed Pass-Through Certificates
                                Series 1998-QS2


                                                                  , 199__


Bankers Trust Company
3 Park Plaza
Irvine, California  92714

Attention:  Residential Funding Corporation Series 1998-QS2

Ladies and Gentlemen:

            WHEREAS, Residential Funding Corporation, a Delaware corporation ("Residential Funding"), an indirect wholly-owned subsidiary of General Motors Acceptance Corporation, a New York corporation ("GMAC"), plans to incur certain obligations as described under Section 12.01 of the Pooling and Servicing Agreement dated as of February 1, 1998 (the "Servicing Agreement"), among Residential Accredit Loans, Inc. (the "Company"), Residential Funding and Bankers Trust Company (the "Trustee") as amended by Amendment No. ___ thereto, dated as of ________, with respect to the Mortgage Asset-Backed Pass-Through Certificates, Series 1998-QS2 (the "Certificates"); and

            WHEREAS, pursuant to Section 12.01 of the Servicing Agreement, Residential Funding agrees to make payments to the Holders of the Class B Certificates with respect to certain losses on the Mortgage Loans as described in the Servicing Agreement; and

            WHEREAS, GMAC desires to provide certain assurances with respect to the ability of Residential Funding to secure sufficient funds and faithfully to perform its Subordinate Certificate Loss Obligation;

            NOW THEREFORE, in consideration of the premises herein contained and certain other good and valuable consideration, the receipt of which is hereby acknowledged, GMAC agrees as follows:

            1. Provision of Funds. (a) GMAC agrees to contribute and deposit in the Certificate Account on behalf of Residential Funding (or otherwise provide to Residential Funding, or to cause to be made available to Residential Funding), either directly or through a subsidiary, in any case prior to the related Distribution Date, such moneys as may be required by Residential Funding to perform its Subordinate Certificate Loss Obligation when and as the same arises from time to time upon the demand of the Trustee in accordance with Section 12.01 of the Servicing Agreement.

            (b) The agreement set forth in the preceding clause (a) shall be absolute, irrevocable and unconditional and shall not be affected by the transfer by GMAC or any other person of all or any part of its or their interest in Residential Funding, by any insolvency, bankruptcy, dissolution or other proceeding affecting Residential Funding or any other person, by any defense or right of counterclaim, set-off or recoupment that GMAC may have against Residential Funding or any other person or by any other fact or circumstance. Notwithstanding the foregoing, GMAC's obligations under clause (a) shall terminate upon the earlier of (x) substitution for this Limited Guaranty pursuant to Section 12.01(f) of the Servicing Agreement, or (y) the termination of the Trust Fund pursuant to the Servicing Agreement.

            2. Waiver. GMAC hereby waives any failure or delay on the part of Residential Funding, the Trustee or any other person in asserting or enforcing any rights or in making any claims or demands hereunder. Any defective or partial exercise of any such rights shall not preclude any other or further exercise of that or any other such right. GMAC further waives demand, presentment, notice of default, protest, notice of acceptance and any other notices with respect to this Limited Guaranty, including, without limitation, those of action or nonaction on the part of Residential Funding or the Trustee.

            3. Modification, Amendment and Termination. This Limited Guaranty may be modified, amended or terminated only by the written agreement of GMAC and the Trustee and only if such modification, amendment or termination is permitted under Section 12.02 of the Servicing Agreement. The obligations of GMAC under this Limited Guaranty shall continue and remain in effect so long as the Servicing Agreement is not modified or amended in any way that might affect the obligations of GMAC under this Limited Guaranty without the prior written consent of GMAC.

            4. Successor. Except as otherwise expressly provided herein, the guarantee herein set forth shall be binding upon GMAC and its respective successors.

            5. Governing Law. This Limited Guaranty shall be governed by the laws of the State of New York.

            6. Authorization and Reliance. GMAC understands that a copy of this Limited Guaranty shall be delivered to the Trustee in connection with the execution of Amendment No. 1 to the Servicing Agreement and GMAC hereby authorizes the Company and the Trustee to rely on the covenants and agreements set forth herein.

            7. Definitions. Capitalized terms used but not otherwise defined herein shall have the meaning given them in the Servicing Agreement.

            8. Counterparts. This Limited Guaranty may be executed in any number of counterparts, each of which shall be deemed to be an original and such counterparts shall constitute but one and the same instrument.

            IN WITNESS WHEREOF, GMAC has caused this Limited Guaranty to be executed and delivered by its respective officers thereunto duly authorized as of the day and year first above written.

                            GENERAL MOTORS ACCEPTANCE
                                    CORPORATION


                                    By:
                                    Name:
                                    Title:


Acknowledged by:

BANKERS TRUST COMPANY,
  as Trustee


By:
Name:
Title:


RESIDENTIAL ACCREDIT LOANS, INC.



By:
Name:
Title:

                                   EXHIBIT O

         FORM OF LENDER CERTIFICATION FOR ASSIGNMENT OF MORTGAGE LOAN



                                          __________________, 19____



Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota  55437

Bankers Trust Company
3 Park Plaza
Irvine, California  92714

Attention:  Residential Accredit Loans, Inc., Series 1998-QS2

            Re: Mortgage Asset-Backed Pass-Through Certificates, Series 1998-QS2 Assignment of Mortgage Loan



Ladies and Gentlemen:

            This letter is delivered to you in connection with the assignment by _________________ (the "Trustee") to _______________________ (the "Lender") of
_______________ (the "Mortgage Loan") pursuant to Section 3.13(d) of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of February 1, 1998 among Residential Accredit Loans, Inc., as seller (the
"Company"), Residential Funding Corporation, as master servicer, and the Trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Lender hereby certifies, represents and warrants to, and covenants with, the Master Servicer and the Trustee that:

        (i) the Mortgage Loan is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction;

       (ii) the substance of the assignment is, and is intended to be, a refinancing of such Mortgage Loan and the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws;

      (iii) the Mortgage Loan following the proposed assignment will be modified to have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and

       (iv) such assignment is at the request of the borrower under the related Mortgage Loan.

                                    Very truly yours,



                                    (Lender)

                                    By:
                                    Name:
                                    Title:

                                   EXHIBIT P

                        SCHEDULE OF DISCOUNT FRACTIONS
                                  [RESERVED]



Schedule of Discount Fractions

        PRINCIPAL       NET MORTGAGE    DISCOUNT        PO
LOAN #  BALANCE RATE    FRACTION        BALANCE
1676504 136,336.04      6.22    0.111428571429  15,191.73
1507681 325,313.77      6.345   0.093571428571  30,440.07
1664971 214,229.42      6.47    0.075714285714  16,220.23
1685702 382,500.00      6.595   0.057857142857  22,130.36
1662785 133,390.57      6.72    0.04    5,335.62
1682383 131,791.88      6.72    0.04    5,271.68
1685721 95,000.00       6.72    0.04    3,800.00
1507774 79,175.56       6.845   0.022142857143  1,753.17
1667356 145,216.69      6.845   0.022142857143  3,215.51
1671149 328,237.30      6.845   0.022142857143  7,268.11
1674948 545,563.37      6.845   0.022142857143  12,080.33
1683171 112,500.00      6.845   0.022142857143  2,491.07
1660296 259,335.84      6.97    0.004285714286  1,111.44
1661577 141,375.00      6.97    0.004285714286  605.89
1661874 479,248.84      6.97    0.004285714286  2,053.92
1664905 280,000.00      6.97    0.004285714286  1,200.00
1664975 211,208.08      6.97    0.004285714286  905.18
1670700 209,836.17      6.97    0.004285714286  899.3
1674051 180,000.00      6.97    0.004285714286  771.43
1674748 179,859.58      6.97    0.004285714286  770.83
1675159 96,424.71       6.97    0.004285714286  413.25
1675420 85,800.00       6.97    0.004285714286  367.71
1675969 52,858.72       6.97    0.004285714286  226.54
1680086 247,150.00      6.97    0.004285714286  1,059.21
1682328 111,824.73      6.97    0.004285714286  479.25
1685716 208,000.00      6.97    0.004285714286  891.43
1686230 77,200.00       6.97    0.004285714286  330.86
1687970 338,000.00      6.97    0.004285714286  1,448.57

        $5,787,376.27           0.023971604416  $138,732.69

                                   EXHIBIT Q

                         FORM OF REQUEST FOR EXCHANGE

                                                                        [DATE]

Bankers Trust Company
3 Park Plaza
Irvine, California  92714



            Re:   Residential Accredit Loans, Inc.,
                  Mortgage Asset-Backed Pass-Through Certificates,
                  Series 1998-QS2


            Residential Funding Corporation, as the Holder of a ___% Percentage Interest of the Class A-9[-1] Certificates, hereby requests the Trustee to exchange the above-referenced Certificates for the Subclasses referred to below:

            1. Class A-9-_ , corresponding to the following Uncertificated REMIC II Regular Interests: [List numbers corresponding to the related loans and Pool Strip Rates from the Mortgage Loan Schedule]. The initial Class A-9 Subclass Notional Amount and the Initial Pass-Through Rate on the Class A-9-_ Certificates will be $__________ and ____%, respectively.

            [2.   Repeat as appropriate.]

            The Subclasses requested above will represent in the aggregate all of the Uncertificated REMIC II Regular Interests represented by the Class A-9[-1] Certificates surrendered for exchange.

            All capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement, dated as of February 1, 1998, among Residential Accredit Loans, Inc., Residential Funding Corporation and Bankers Trust Company, as trustee.

                         RESIDENTIAL FUNDING CORPORATION




                        By:______________________________
                                      Name:
                                    Title: